Prospectus
May 1, 2021
RiverSource®
Retirement Group Annuity Contract I
GROUP DEFERRED COMBINATION FIXED/VARIABLE ANNUITIES
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
This prospectus describes a group variable annuity contract, RiverSource Retirement Group Annuity Contract I, and the certificates issued thereunder. It is designed to fund employer group retirement plans that meet the requirements of Section 403(b) of the Internal Revenue Code of 1986, as amended (the Code).
This prospectus contains information that you should know before investing. Investment options available under the contract are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)
AB VPS Large Cap Growth Portfolio (Class B)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III
American Century Variable Portfolios, Inc.
American Century VP Value, Class II
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Balanced Fund (Class 2)(2)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)
Columbia Variable Portfolio - Government Money Market Fund (Class 2)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 2)(2)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)

RiverSource Retirement Group Annuity Contract I — Prospectus    1

Columbia Variable Portfolio - Overseas Core Fund (Class 2)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)
CTIVP® - American Century Diversified Bond Fund (Class 2)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)
CTIVP® - CenterSquare Real Estate Fund (Class 2)
CTIVP® - Loomis Sayles Growth Fund (Class 2)
CTIVP® - MFS® Value Fund (Class 2)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)
CTIVP® - TCW Core Plus Bond Fund (Class 2)
CTIVP® - Victory Sycamore Established Value Fund (Class 2)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2)
Variable Portfolio - Aggressive Portfolio (Class 2)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2)
Variable Portfolio - Partners Core Equity Fund (Class 2)
Variable Portfolio - Partners International Core Equity Fund (Class 2)
Variable Portfolio - Partners International Growth Fund (Class 2)
Variable Portfolio - Partners International Value Fund (Class 2)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)
Variable Portfolio - Partners Small Cap Value Fund (Class 2)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2
Fidelity® VIP Mid Cap Portfolio Service Class 2
Fidelity® VIP Strategic Income Portfolio Service Class 2
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2
Franklin Mutual Shares VIP Fund - Class 2
Franklin Small Cap Value VIP Fund - Class 2
Templeton Global Bond VIP Fund - Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares
Invesco V.I. Global Fund, Series II Shares
Invesco V.I. Global Strategic Income Fund, Series II Shares
Invesco V.I. Main Street Small Cap Fund, Series II Shares
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares
Janus Henderson Flexible Bond Portfolio: Service Shares
Janus Henderson Research Portfolio: Service Shares
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares
Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares
Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class
PIMCO VIT Total Return Portfolio, Advisor Class
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)
Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2

2    RiverSource Retirement Group Annuity Contract I — Prospectus

Wells Fargo VT Small Cap Growth Fund - Class 2
(1) Available for contract applications signed prior to 5/3/2021.
(2) Available for contract applications signed on or after 5/3/2021.
Please read the prospectuses carefully and keep them for future reference.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 8 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that

RiverSource Retirement Group Annuity Contract I — Prospectus    3

natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

4    RiverSource Retirement Group Annuity Contract I — Prospectus

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Key Terms
These terms can help you understand details about your contract and certificate.
Accumulation unit: A measure of the value of each subaccount prior of the application of amounts to an annuity payment plan.
Annuitant, Joint Annuitant: The participant named in each certificate on whose life or life expectancy the annuity payouts are based. A joint annuitant can be named by the participant on the annuitization start date.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan the annuitization start date.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your certificate. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person a participant designates to receive benefits in case of participant’s death while the certificate is in force.
Certificate: The document issued to each participant under a contract describing the terms of the contract and the rights and benefits available to the participant.
Certificate account: An account established for each participant under the contract to maintain a record of payments, transactions and the value of each participant’s investment.
Certificate account value: The total value of a participant’s certificate account at any point in time.
Certificate date: The date from which certificate anniversaries, certificate years, and certificate months are determined. It is the effective date of a participant’s certificate account.
Certificate year: A period of 12 months, starting on the certificate date and on each anniversary of the certificate date.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contract: The group flexible premium deferred variable annuity contract by and between RiverSource Life and the contract holder. The contract describes the terms of the annuity contract, the rights of the contract holder and the rights and benefits of the participants.
Contract holder (Plan Sponsor, Employer): The employer that owns this contract and has established and sponsors the Plan. The contract holder, as the employer, accommodates elective deferral contributions and nonelective contributions made by or on behalf of participants.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
ERISA: Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder.
Fixed Account: Part of our general account which includes the loan account and the Special DCA fixed account. Amounts allocated to this account earn interest at rates that we declare periodically.
Funds: Investment options under your certificate. Participant may allocate purchase payments into subaccounts investing in shares of any or all of these funds.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

4    RiverSource Retirement Group Annuity Contract I — Prospectus

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Participant (you, your): The person or persons for whom a certificate account is established under the plan as directed by the contract holder.
Plan: The written plan document established by the contract holder which meets the requirements of Section 403(b) of the Code.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your certificate account. It is the certificate account value immediately prior to the surrender, minus any applicable charges and any loan amount, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

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The Contract and Certificate in Brief
The contract described in this prospectus is designed as a funding vehicle for retirement plans under Section 403(b) of the Code. 403(b) Plan annuity contracts, which are also referred to as Tax Sheltered Annuities (TSAs), provide for certain tax benefits to eligible employees of public school systems and organizations that are tax exempt under the Code. The contract is an agreement between the contract holder (generally the employer authorized to hold retirement plan assets for the benefit of employees) and RiverSource Life. The contract is subject to the terms of the Plan to the extent that the terms of the plan are consistent with the terms of the contract. The contract holder may purchase the contract and participants may purchase certificates thereunder. Each participant in the Plan is issued a certificate evidencing the participant’s interest in the contract and describing its benefits. The participant is an employee for whose benefit the employer remits purchase payments to us. The participant’s rights are subject to any conditions and /or limitations imposed by the Plan.
Purpose: The purpose of the contract is to allow participants to accumulate money for retirement or a similar long-term goal by making purchase payments. You may allocate your purchase payments to the GPAs, Special DCA fixed account and/or subaccounts under the contract and listed in the certificate; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the certificate account. If the certificate account value goes to zero due to underlying fund’s performance or deduction of fees, the certificate will no longer be in force and the certificate will terminate. Beginning at a specified time in the future called the annuitization start date, the certificate provides lifetime or other forms of payouts of your certificate account value after any market value adjustment (less any applicable premium tax, outstanding loan amount and/or other charges).
Enrolling under the contract: There are many factors to consider carefully before you purchase a variable annuity. Variable annuities are not right for everyone. Make sure you have all the facts you need before you purchase a variable annuity. Some of the factors you may wish to consider include:
•	Tax advantages: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. Because you are a participant in an annuity contract used to fund a tax-favored employer sponsored retirement arrangement, you should be aware that your certificate will not provide any necessary or additional tax deferral beyond what is provided by the plan. Some employers may make available custodial accounts that are invested in mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits (see “Taxes — Required Minimum Distributions”). You should consult your tax advisor before you enroll under the contract for an explanation of the tax implications to you.
•	Taxes: Generally, amounts contributed to a 403(b) plan are not taxed at the time of the contribution. Income earned on your certificate account also grows tax-deferred until you make surrenders or begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, Internal Revenue Service (IRS) penalty taxes may apply to surrenders) unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA. Even if you direct payouts to someone else, generally you will be taxed on the income if you are the participant. (see “Taxes”)
•	How long you plan to keep your certificate account: variable annuities are not short-term liquid investments. Does the certificate meet your current and anticipated future needs for liquidity?
•	The fees and expenses you will pay when buying, owning and surrendering money from the certificate account. We do not assess directly fees and expenses against the contract holder. The fees and expenses are assessed at the certificate level, which means that you, the participant, directly pay for the fees and expenses associated with investing in the contract. (see “Charges”)
•	Short-term trading: if you plan to manage your investment in the certificate account by frequent or short-term trading, this certificate is not suitable for you and you should not buy it. (see “Making the Most of The Contract and Certificate — Transferring Among Accounts”)
Free look period: You, as the participant, have the right to examine your certificate and cancel enrollment in the contract by returning your certificate to our agent or our service center within the 10 days after receiving it (or any longer period that is required by the state law). You will receive a full refund of the certificate account value. The valuation date will be the date your request is received at our service center. (For California residents, the valuation date will be the earlier of the date your certificate is returned to our agent or to our service center). We will not deduct any certificate charges or fees. However, you bear the investment risk from the time of purchase until you return the certificate and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

6    RiverSource Retirement Group Annuity Contract I — Prospectus

Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	the Special DCA fixed account which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account, including restrictions on the amount you can allocate to this account and how long certificate account value can remain in this account. (see “The Fixed Account – The Special DCA Fixed Account”)
Transfers: You currently may redistribute your certificate account value among the accounts without charge at any time until the annuitization start date, and once per certificate year after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the Special DCA fixed account are subject to special restrictions. (see “Making the Most of The Contract and Certificate — Transferring Among Accounts”)
Surrenders: Any distribution from a certificate account will be treated as a surrender or partial surrender. Unless restricted by the Code or terms of the Plan, you may surrender all or part of your certificate account value, less any loan amount, at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to income taxes (including an IRS penalty that may apply for premature distribution from your certificate account) and may have other tax consequences. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount at least equal to the certificate account value. (see “Benefits in Case of Death”)
Annuity payouts: You can apply your certificate account value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the Special DCA fixed account are not available after the annuitization start date. (see “The Annuity Payout Period”)

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Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

8    RiverSource Retirement Group Annuity Contract I — Prospectus

Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from the certificate.
The first two tables describe the fees and expenses that you will pay periodically during the time that you own the certificate, not including fund fees and expenses.
Certificate Administrative Charge
Annual certificate administrative charge	Maximum: $50	Current: $0
Annual certificate administrative charge if your certificate account value equals or exceeds $50,000	Maximum: $20	Current: $0
Certificate administrative charge at full surrender	Maximum: $50	Current: $0
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
Mortality and expense risk fee	0.60%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the certificate. These operating expenses are for the fiscal year ended Dec. 31, 2020, unless otherwise noted. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum annual operating expenses for the funds
(Including management, distribution (12b-1) and/or service fees and other expenses)(1)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.
Examples
These examples are intended to help you compare the cost of investing in a certificate account with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, certificate administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the certificate account for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of certificate features and benefits and the maximum fees and expenses of any of the funds(1) before fee waivers and/or expense reimbursements. Although your actual costs may be lower, based on these assumptions your costs would be:
If you surrender your certificate account at the end of the applicable time period:				If you do not surrender your certificate account or if you select an annuity payout plan at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
$378	$1,146	$1,931	$3,969	$378	$1,146	$1,931	$3,969

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Minimum Expenses. These examples assume the least expensive combination of certificate features and benefits and the minimum fees and expenses of any of the funds(2) before fee waivers and/or expense reimbursements. Although your actual costs may be higher, based on these assumptions your costs would be:
If you surrender your certificate account at the end of the applicable time period:				If you do not surrender your certificate account or if you select an annuity payout plan at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
$101	$317	$549	$1,217	$101	$317	$549	$1,217
(1)	In these examples, the certificate administrative charge is $50.
(2)	In these examples, the certificate administrative charge is $0.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN IF YOU ALLOCATE CERTIFICATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

10    RiverSource Retirement Group Annuity Contract I — Prospectus

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts in Appendix C.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds. The contract currently offers subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently

RiverSource Retirement Group Annuity Contract I — Prospectus    11

than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the certificate charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund. The contract holder has the right to limit the investment options available under the contract.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several fund of funds, which include managed volatility funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the managed volatility funds. Managed volatility funds employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit riders we offer with various annuity contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the managed volatility funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the funds of funds, including managed volatility funds, it provides no investment advice to you as whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.
•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.

12    RiverSource Retirement Group Annuity Contract I — Prospectus

Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including, but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts and certificates.
•	Granting access to our employees whose job it is to promote sales of the contracts/certificates by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts/certificates including promoting the funds available under the contracts/certificates to contract holders and participants, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract holders and participants.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts/certificates.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract holders and participants, including education of contract holders and participants regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.
•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

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•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts/certificate accounts in some states (currently not available in Connecticut, Illinois, Indiana, Maryland, Oregon, Pennsylvania and Washington).
Currently, you may allocate purchase payments and/or certificate account value to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000.
These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be. Interest rates offered may vary by state but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.

14    RiverSource Retirement Group Annuity Contract I — Prospectus

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to certificate account value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the certificate account value from the specified GPA to a GPA of another length, transfer the certificate account value from the specified GPA to any of the subaccounts, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the certificate account value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the money market or cash management variable subaccount we designate.
We guarantee the certificate account value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer certificate account value from a GPA or you elect an annuity payout plan while you have certificate account value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
We will not apply an MVA
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
For an example, see Appendix B.

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The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the Special DCA fixed account and the loan account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer certificate account value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special DCA fixed account value on the date of the transfer divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use any GPA as a destination for the Special DCA monthly transfer.
The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the annual effective rate we apply on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;

16    RiverSource Retirement Group Annuity Contract I — Prospectus

•	the Special DCA fixed account for a twelve month term;
•	the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account in accordance with your investment instructions to us to the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of the Contract and Certificate — Automated Dollar-Cost Averaging.”
The Loan Account
On the date your loan is processed, the loan amount is subtracted pro rata from all accounts in which you are invested, except the Special DCA fixed account and GPAs, and transferred to a loan account.
The loan account will earn interest daily. The current crediting rate will never be less than the fixed account minimum interest rate
You may not make exchanges from the certificate account or plan to plan transfers from the loan account until after repayment of the loan balance. For more information about loans and loan account, see “Loans”.
Enrolling Under the Contract
Only employers with retirement plans qualified for tax favored treatment under section 403(b) of the Code may be issued a contract.
To enroll under the contract, you need to fill out an enrollment form and send it along with your initial purchase payment to our Service Center. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your certificate or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You cannot own a certificate in joint tenancy. You can enroll if you are 90 or younger.
When you enroll, you may select (if available in your state):
•	GPAs, subaccounts and/or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary.
The certificate provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the Special DCA fixed account. We reserve the right to limit purchase payment allocations to the Special DCA fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot terminate automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term. (See “Purchase Payments.”)
If your enrollment form is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your enrollment form, we will send you a certificate. If your enrollment form is not complete, you must give us the information to complete it within five business days. If we cannot accept your enrollment form within five business days, we will decline it and return any payment unless you specifically ask us to keep the payment and apply it once your enrollment form is complete.
We may discontinue enrolling new participants into the contract. In that case, we will notify the contract holder that no new participants will be enrolled under the contract on and after a specified date not earlier than 60 days after the date of the notice.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation

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date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
Unless you may make regular payments to your certificate account under a scheduled payment plan, you must make an initial purchase payment of $2,000 (see “Enrolling under the Contract — Purchase Payments”). To begin a scheduled payment plan, you should contact the contract holder who will provide applicable forms. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the certificate account value, after market value adjustment of any GPAs, if applicable, will be annuitized or converted to a stream of monthly payments. If your certificate is annuitized, the certificate goes into payout and only the annuity payout provisions continue. You will no longer have access to your certificate account value. This means that the death benefit will end. When we process your enrollment form, we will establish the annuitization start date to be the maximum age (or certificate anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the certificate date; and no later than
•	your 95th birthday or the tenth certificate anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your certificate to a date beyond age 95, to the extent allowed by applicable state law and tax laws.
If you do not make an election, annuity payouts using the certificate’s default option of annuity payout Plan B — Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as you live. If you do not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made.
Generally, if tax laws require that you take distributions from your annuity prior to your annuitization start date, your certificate will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the certificate is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of the contract and certificate will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
Purchase Payments
Purchase payments are payments made by you or on your behalf for the benefits described in the certificate. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract and Plan. If we do not receive your initial purchase payment within 180 days from the enrollment signed date, we will consider your certificate void from the start.
Minimum initial purchase payments*:	$2,000
Minimum additional purchase payments*:
If paying by installments under a group bill:	$25.00
If paying by any other method:	$50.00

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Maximum total purchase payments** (without our approval) based on your age on the effective date of the payment:
For the first year and total: through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0

For each subsequent year: through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.00.
**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your certificate account. We reserve the right to waive or increase the maximum limit. The Code’s limits on annual contributions also apply.
Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help the contract holder set up an automatic salary reduction agreement.
Contributions to Your Certificate Account
There are three ways to make contributions to your certificate account:
–	annual contributions made through the contract holder payroll;
–	with the Plan approval, a rollover from another eligible retirement plan; or
–	with the Plan approval, a plan to plan transfer or exchange under the same 403(b) plan.
Annual contributions made through the contract holder payroll
Annual contributions made through the contract holder payroll are made as elective deferral contributions and nonelective contributions, subject to the applicable annual contribution limits.
•	Elective deferral contributions: are the aggregate of amounts you or the contract holder, acting on your behalf, contribute to an elective deferral plan under any salary reduction agreement that conforms with the Code (“pre-tax contributions”).
•	Nonelective contributions: are any contributions made by the contract holder on your behalf (or to other 403(b) funding instruments authorized under the Plan) that do not qualify as elective deferral contributions. Any corrective contributions made by the contract holder as part of a voluntary compliance program will not be a nonelective contribution unless specifically identified as such as part of the correction process.
You may not make elective deferral contributions to the certificate account which, when added to contributions that are made by you or on your behalf to any other salary reduction arrangement, exceed the annual contribution limitations imposed by the Code for each calendar year. If the Plan permits, this annual limit may be increased, however, if you are eligible for the special “catch up” limitations under the Code for participants that are age 50 or older and the special limits applicable for certain employees with long term service with the employer, subject to the IRS rules. For any participant, the sum of elective deferral contributions and nonelective contributions, if any, made during any year cannot exceed the limitations of the Code. If the Plan uses a plan year other than the calendar year, then the limitations under the Code shall apply to contributions made during the plan year as defined under the Plan. We are not responsible for tracking those limits.

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The limitations on contributions described in this provision shall not apply with respect to any purchase payment that qualifies as an eligible rollover distribution, as defined in the Code, from another eligible retirement plan as defined in the Code, or that is a plan to plan transfer of assets to your certificate account, or that is an exchange of contracts under applicable IRS guidance.
Excess Deferrals and Excess Contributions: Excess elective deferral contributions may be removed from your certificate account by April 15th of the calendar year following the year in which the excess elective deferral contribution occurred, provided that you or the contract holder notify us of the excess no later than the March 31st immediately preceding such date. In the absence of such notice, we are not required to return any such excess to you. We may distribute these amounts at any time. To the extent that the IRS permits alternative corrections for excess nonelective contributions, such amounts may be corrected in accordance with permitted correction methodology and with the Plan. Notwithstanding the preceding, nothing in the contract or the certificate shall prohibit us from making corrective distributions in accordance with the contract holder’s efforts to satisfy voluntary compliance programs established by the IRS to comply with 403(b) plan requirements.
Vesting: Elective deferral contributions are always fully vested and nonforfeitable. Nonelective contributions are generally fully vested and nonforfeitable; however, the terms of the Plan may impose a vesting schedule on nonelective contributions and, in such instance, your vesting rights in the certificate account will be determined in accordance with the Plan.
If we accept unvested nonelective contributions, such unvested amounts shall be treated as if held in a separate account from your vested contributions in the certificate account solely for purposes of complying with the final IRS regulations applicable to such contributions to an annuity contract. The portion of the certificate account that is vested and the portion of the certificate account that is unvested are treated as separate certificate accounts.
Rollover Contributions into Certificate Accounts
A rollover is a contribution by you from an eligible retirement plan that qualifies as an eligible rollover distribution under the Code. A rollover may also be made by means of a direct rollover. A direct rollover is a rollover in which the proceeds of a distribution from another eligible retirement plan are made directly into your certificate account and are not paid, in cash or in kind, to you.
The certificate account may accept rollovers from any eligible retirement plan as defined in the Code to the extent it can accommodate such rollovers in accordance with applicable requirements.
Plan to Plan Transfers to Certificate Accounts
If permitted by the Plan, the certificate account may accept a plan to plan transfer of your interest in a 403(b) annuity contract and/or 403(b)(7) custodial account issued to you under another employer’s 403(b) plan only if:
a.	the other 403(b) plan permits plan-to-plan transfers; and
b.	you are an employee or former employee of the contract holder and covered by the Plan under which the contract was issued; and
c.	your accumulated benefit immediately after the transfer is at least equal to your accumulated benefit immediately before the transfer, without regard to normal contract fees, charges and expenses; and
d.	the amount transferred into the certificate account must remain subject to distribution restrictions no less stringent than imposed by the transferring contract.
We may require any documentation from the other 403(b) plan as we deem necessary to process the transfer in accordance with applicable IRS guidance and to confirm that the other plan is a plan that satisfies section 403(b) of the Code.
Contract Exchanges to Certificate Accounts
If permitted by the Plan, the certificate account may accept an exchange of 403(b) contracts and/or 403(b)(7) custodial accounts. Any such exchange is permitted only if:
a.	the accumulated benefit of the certificate account immediately after the exchange is at least equal to the accumulated benefit of your 403(b) contract or 403(b)(7) custodial account immediately before the exchange; and
b.	the certificate account remains subject to distribution restrictions no less stringent than those imposed by the 403(b) contract or 403(b)(7) custodial account sending the exchange; and
c.	either we are included as an authorized 403(b) product provider under the Plan or we and the contract holder enter into an agreement to share information for 403(b) compliance purposes, including, but not limited to information on employment status, hardship distributions, loans, distributions, transfers and exchanges and contributions made to other authorized 403(b) product providers.

20    RiverSource Retirement Group Annuity Contract I — Prospectus

Mistaken Contributions: If any amount is contributed into a certificate account under the Plan by a good faith mistake of fact, the mistaken contribution will be voided from the start and refunded to the party that made the contribution if a request is made by you, the contract holder or the administrator of the Plan and such request is received within one year after receipt of the mistaken contribution.
Nondiscrimination Requirements: Purchase payments made by you or on your behalf into the Plan are subject to the applicable nondiscrimination requirements of the Code. Amounts contributed for you that cause the 403(b) Plan to fail to satisfy such requirements may be refunded to you or to the contract holder, as appropriate, in accordance with the Plan and IRS guidance.
Discontinuance of Purchase Payments under the Contract: We reserve the right to discontinue accepting additional purchase payments after 60 days written notice. In all other respects the certificate account will continue to operate according to terms described in this certificate.
Limitations on Use of Contract
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block a participant’s access to certificate account values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
Charges
Certificate Administrative Charge
We may charge a fee for establishing and maintaining our records for each certificate account. Currently, we do not impose this charge but we reserve the right to apply this charge to new participants in the future.
We also reserve the right to institute this charge after the first contract anniversary to a maximum of $50 for all participants. We would waive this charge when your certificate account value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first certificate anniversary for participants with certificate account values of $50,000 or more.
If you take a full surrender of your certificate account, we will deduct the full certificate administrative charge, if any, at the time of full surrender regardless of the certificate account value.
The charge would not apply to the amount applied to an annuity payment plan or to a participant’s death benefit.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 0.60% of the subaccounts’ average daily net assets on an annual basis. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees for a participant after the certificate is issued.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract and described in the certificate, no matter how long a specific participant or annuitant lives and no matter how long our entire group of participants or annuitants live. If, as a group, participants or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the certificate administrative charge more than $50 per certificate account and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses.

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Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may reduce or eliminate certain charges such as the certificate administrative charges.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your certificate.
Valuing Your Investment
We value your accounts as follows:
GPAs
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered and amounts transferred out; and
•	minus any prorated portion of the certificate administrative charge.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the Special DCA fixed account;
•	the sum of amounts allocated to the loan account;
•	plus interest credited;
•	minus the sum of amounts surrendered and amounts transferred out; and
•	minus any prorated portion of any certificate administrative charge.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your certificate account for that subaccount. Conversely, we subtract a certain number of accumulation units from your certificate account each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a certificate administrative charge, if applicable.
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

22    RiverSource Retirement Group Annuity Contract I — Prospectus

Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
and a deduction of a prorated portion of the certificate administrative charge.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.

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Making the Most of Your Certificate
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).
For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others. You may not set up automated transfers to or from the GPAs or to the Special DCA fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$ 100	$ 20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.
Subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account. See the “Special DCA Fixed Account” section in this prospectus for details.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your certificate account value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your certificate account value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The certificate account value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your certificate account value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.
Asset rebalancing is available for use with the Special DCA fixed account (see “Special DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account, as you may choose.

24    RiverSource Retirement Group Annuity Contract I — Prospectus

Transferring Among Accounts
You may transfer certificate account value from any one subaccount, GPAs and the Special DCA fixed account, to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs. You may not transfer certificate account value to the Special DCA fixed account. You may not transfer certificate account value from the Special DCA fixed account except as part of automated monthly transfers.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.
We may suspend or modify transfer privileges at any time.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
•	Before the annuitization start date, you may transfer certificate account values between the subaccounts, or from the subaccounts to the GPAs at any time.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of certificate account value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer certificate account values from the subaccounts or the GPAs into the Special DCA fixed account. However, you may transfer certificate account values as automated monthly transfers from the Special DCA fixed account to the subaccounts. (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or from the Special DCA fixed account, but you may make transfers once per certificate year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all certificate account value out of your GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the certificate account. If market timing causes the returns of an underlying fund to suffer, certificate account value you have allocated to a subaccount that invests in that underlying fund will be lower, too. Market timing can cause you and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not enroll under a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

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Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of certificate account value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a participant who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your certificate account and the terms of the contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all participants uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower certificate account values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your certificate account, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your certificate account and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your certificate account transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of certificate account value to or from the underlying fund, and we must follow this instruction. We reserve the right to

26    RiverSource Retirement Group Annuity Contract I — Prospectus

administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the certificate account in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make within the certificate account, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract and listed in the certificate may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our service center:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Certificate account value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The certificate account value after a partial surrender must be at least the loan balance, if any, plus $500.

2 2 By automated transfers and automated partial surrenders
Your sales representative can help you set up automated transfers among your subaccounts or GPAs or automated partial surrenders from the GPAs, Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic purchase payments if automated partial surrenders are in effect.
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.

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Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None
Surrenders
Surrenders of certificate account values:
Any distribution from a certificate account will be treated as a surrender or partial surrender. Your certificate account value may only be surrendered under certain circumstances (see “Surrender Restrictions”). However, if not restricted by the Code or the Plan, you may surrender all or part of your certificate account at any time before the annuitization start date by sending us a written request or calling us. We will process your surrender request on the valuation date we receive it. If we receive your surrender request in good order at our Service Center before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our Service Center at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the certificate. You may have to pay a certificate administrative charge, if applicable (see “Charges”) and IRS taxes and penalties (see “Taxes”). You cannot make surrenders after the annuitization start date except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).
Any partial surrenders you take from the certificate account will reduce your certificate account value. As a result, the value of your death benefit will be reduced.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of death benefits (see “Taxes — Required Minimum Distributions”).
Surrender of the contract:
Subject to certain rules, the contract holder may surrender the contract for the full surrender value of all certificate accounts to be paid to the participants. The contract holder must send us a written request, or other method agreed to by us, while the contract remains in force. We will process a surrender request on the valuation date we receive it. If we receive a surrender request in good order at our Service Center before the close of business, we will process a surrender using the accumulation unit value we calculate on the valuation date we received a surrender request. If we receive a surrender request at our Service Center at or after the close of business, we will process a surrender using the accumulation unit value we calculate on the next valuation date after we received a surrender request. If a participant dies following a surrender request, payment will be made to the participant’s estate. Any amounts surrendered, including any related charges, cannot be repaid. Upon surrender for the full surrender value of all participants’ certificate accounts, the contract will terminate. We may require that the contract holder return the contract to us before we pay the full surrender value.
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts, GPAs and/or the Special DCA fixed account, in the same proportion as your value in each account correlates to your total certificate account value less amounts in the loan account, unless requested otherwise. The minimum certificate account value after partial surrender must be at least the loan balance, if any, plus $500.
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.

28    RiverSource Retirement Group Annuity Contract I — Prospectus

We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving a certificate or contract surrender request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
Surrender Restrictions
Surrender Restrictions Before Age 59½
The Code imposes certain restrictions on your right to receive early distributions from your certificate account. Except for amounts held in the contract on behalf of participants on December 31, 1988, no amounts may be distributed from the certificate accounts unless one or more of the following conditions has been satisfied:
a.	You have attained age 59½;
b.	You are disabled;
c.	Your death has occurred;
d.	You have severed employment with the contract holder;
e.	You are a qualifying military reservist; or
f.	If permitted under the Plan, elective deferral contributions may be surrendered if you have satisfied the requirements for a financial hardship as defined in the Code.
If permitted by the Plan, multiple distributions can be taken under these rules.
Financial Hardship Distributions
If the Plan has established independent criteria for financial hardship distributions, then any financial hardship distributions made from the certificate account under the Plan shall adhere to the rules set forth in the Plan, subject to the approval of the contract holder or the Plan administrator. If the Plan has not established independent criteria for financial hardship distributions, then, in the event of a financial hardship that satisfies the requirements of the Code, you may receive a distribution of only elective deferral contributions. Certificate account distributions of nonelective contributions and/or earnings on your contributions are not permitted for financial hardships.
No hardship distribution is permitted from the certificate account unless the “safe harbor” standards with respect to establishing an immediate and heavy financial need are satisfied. For purposes of satisfying the lack of other resources requirement, any method acceptable under the IRS rules is permitted.

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Direct Rollover Distributions
Notwithstanding any other provision of the contract, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
If provided in the Plan and if allowed by us, a direct rollover of amounts in a 403(b) account may be made to a designated 403(b) Roth account of a 403(b) annuity/403(b)(7) custodial account or a Roth IRA.
For purposes of this section, a “distributee” is any participant (or former participant) entitled to receive a distribution from a certificate account under the contract, a surviving spousal beneficiary and any spouse or former spouse that qualifies as an alternate payee.
In addition, a nonspouse beneficiary may make a direct rollover of all or any portion of an eligible rollover distribution to a new inherited IRA contract only. No other rollover options are available to a beneficiary who is not a spouse.
Restrictions on Texas Optional Retirement Program
You cannot receive distributions before the annuitization start date unless you become totally disabled or end your employment at a Texas college or university. This restriction means that loans are not available and affects your right to:
•	surrender all or part of your certificate account at any time; and
•	move up your annuitization start date.
If you are in the program for only one year, the portion of the purchase payments made by the state of Texas will be refunded to the state. These restrictions are based on an opinion of the Texas Attorney General interpreting Texas law.
Loans
If permitted by the Plan and if allowed by us, you may take loans from your certificate account in accordance with the terms and conditions set forth in your Plan. Any certificate account loan is subject to the requirements of Section 72(p) of the Code and applicable regulations in addition to any terms and conditions that the Plan may impose. You should consult a tax advisor before taking a loan.
You may have only one loan outstanding at any time. You must complete and sign a loan agreement. No actual distributions to repay loans shall be made which would be in violation of the Code. We reserve the right to specify a minimum loan amount, even if the Plan has not established a minimum. Currently, the minimum loan amount is $500. The maximum amount of a certificate account loan cannot exceed the surrender value of the certificate account and shall not exceed the least of:
•	the maximum amount permitted by the Plan, if applicable;
•	fifty percent (50%) of your certificate account value; or
•	$50,000 minus the highest outstanding balance of your loans from any plans the contract holder sponsors during the year prior to the loan effective date, and
•	your certificate account value minus the value of any Special DCA fixed account and any GPA.
On the annuitization start date, any certificate account loan shall become immediately due and payable in full and, if not repaid, the loan balance will be treated as a partial surrender and will be reported as taxable to you. An active loan may be prepaid in whole at any time. If a certificate account is surrendered while a loan is outstanding, the certificate account’s surrender value will be reduced by the loan balance. Unless the certificate account is continued as provided by the spouse’s option to maintain certificate account provision, the loan balance and any applicable charges due at the time of your death, will be deducted from the death benefit’s proceeds prior to making payment to your beneficiaries.
While you have an outstanding certificate account loan, the following transactions may not be permitted under the contract and described in the certificate:
•	exchanges from the certificate account,
•	plan to plan transfers, and
•	additional loans.
Loans may also be subject to additional limitations or restrictions under the terms of the Plan. Loans permitted under the contract and described in the certificate may still be taxable in whole or in part if you have additional loans from other plans or contracts. We will calculate the maximum nontaxable loan based solely on the information provided to us by Plan sponsor or you, in writing.

30    RiverSource Retirement Group Annuity Contract I — Prospectus

Loan Account
Loans shall be secured, to the extent necessary to adequately collateralize the loan, by your vested interest in the certificate account. The certificate account will be the sole security for the loan. At the time a loan is taken, the loan amount is subtracted pro rata from all accounts in which you invested, but not Special DCA fixed account and any GPA, and transferred to a loan account.
The loan account will earn interest daily. The current crediting rate will never be less than the fixed account minimum interest rate.
Loan Balance
At any point in time, your loan balance will be the principal amount owed plus unpaid accrued interest charges. Loans will be made at an interest rate determined by us at the time the loan is taken and will be fixed for the life of the loan. The maximum interest rate for loans will not exceed 8%.
Loan Payments
Loans must be repaid in substantially equal payments, not less frequently than quarterly unless paid in full. Loans must be repaid within a maximum of 5 years. If permitted by us and the Plan, loans used to construct or purchase your principal residence may be extended for longer periods, but not to exceed 30 years. Loan payments will consist of principal and accrued interest charges and will be applied first to interest charges. The payment amounts are set forth at the time the loan is taken. Any excess payment reduces the loan balance and shortens the length of the loan. It does not change future payment amounts.
On the date of each loan payment:
1.	your loan balance is reduced by the amount of the loan payment, and
2.	a transfer is made from your loan account to all accounts in which you invest according to existing purchase payment allocations, but not any Special DCA fixed account or GPAs. The amount to be transferred is determined by subtracting the loan balance after the loan payment from the loan account prior to the loan payment (but not less than zero).
Military Service
If we are notified in advance, loan payments can be delayed during time of service. Interest charges on your loan balance will continue to accrue. Payments continue after service ends, and the maturity date of the loan is extended. Payment amounts may be recalculated.
Leave of Absence
If we are notified in advance, loan payments can be delayed during qualified leaves. Interest charges on the loan balance will continue to accrue. Payments continue after the leave ends, however, the maturity date of the loan does not change. Payment amounts may be recalculated.
Loan Defaults
Unless a different grace period is provided for in the Plan, a grace period of at least 30 days will be available for loan payments under the terms of the loan agreement. If a loan payment is not made by the end of the applicable grace period, your loan balance will be in default.
If you are eligible for distributions from the certificate account, the loan is canceled. The loan balance will be treated as a partial surrender to pay off the loan. The partial surrender will first be deducted from your loan account followed by any remainder deducted pro rata from all accounts in which you are invested. The partial surrender will be reported as taxable to you.
If you are not eligible for distributions from the certificate account, the loan is considered a deemed distribution at that time in order to secure the loan to the extent necessary to adequately collateralize the loan. The difference between your loan balance and your loan account is transferred pro rata from all accounts in which you are invested, but not any Special DCA fixed account or GPAs, to your loan account. Transfers will be made from Special DCA fixed accounts and GPAs if insufficient amounts are available from other accounts in which you are invested. Additional interest on the loan account will continue to accrue and will be credited only if the loan is repaid. The loan balance will be reported as taxable to you. Additional interest owed on the loan balance will continue to accrue for repayment purposes only. The loan account and loan balance remain in the certificate account until one of the following occurs.
1.	The loan balance, as of the date the loan was deemed distributed, is treated as a partial surrender of the certificate account in these circumstances:
•	you are eligible for distributions from the certificate account. This will occur automatically if your eligibility is based on your age.
•	on the annuitization start date,
•	a full surrender of the certificate account,

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•	a rollover into another eligible retirement plan, or
•	upon your death.
The loan account and loan balance will be zero.
2.	You repay the full amount of the loan balance. On the date of repayment, the loan account, plus credited interest on the loan account since the date the loan was deemed, is then transferred to all accounts in which you are investing according to existing purchase payment allocations, but not any Special DCA fixed account or GPAs. After such repayment, the loan account and loan balance will be zero.
If we agree, loan balance repayments may be made for less than the full amount.
You may not take another loan until the loan balance is repaid or deducted from your certificate account value.
For more information on loans, consult your loan agreement.
Changing Ownership
You may not sell, assign, transfer, discount or pledge the contract and related certificate as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. Your vested rights under the contract and described in the certificate are nonforfeitable.
Benefits in Case of Death
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with a certificate account value greater than zero.
If you are age 79 or younger on the date we issue the certificate, the beneficiary receives the greater of:
•	the certificate account value, minus any loan balance; or
•	the Return of Purchase Payments (ROPP) value, minus any loan balance.
If you are age 80 or older on the certificate date, the beneficiary receives the certificate account value, minus any loan balance.
Here are some terms that are used to describe the death benefit:
ROPP Value: is the total purchase payments on the certificate issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
If you take a partial surrender, the applicable ROPP Value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is more than the dollar amount withdrawn.
Adjusted partial surrenders	=	a X b
c

a	=	amount by which the certificate account value is reduced as a result of the partial surrender.
b	=	the ROPP value on the date of (but prior to) the partial surrender.
c	=	the certificate account value on the date of (but prior to) the partial surrender.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the certificate account value on the date of the continuation after any increase to the certificate account value due to the death benefit that would otherwise have been paid.
Example of death benefit calculation when you are age 79 or younger on the certificate effective date:
•	You purchase the certificate with a payment of $20,000
•	During the second certificate year the certificate account value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a certificate account value of $16,500.

We calculate the death benefit as follows, assuming $0 loan balance:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments	$20,000
minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =
$18,000	–1,667

32    RiverSource Retirement Group Annuity Contract I — Prospectus

The death benefit is the ROPP value of:	$18,333
since this is greater than your certificate account value of $16,500
If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the certificate account value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death
The death benefit for each beneficiary will be payable in a lump sum on the valuation date we receive due proof of death from that beneficiary. The beneficiary may elect to receive payment anytime within five years after the date of death.
Some beneficiaries may have additional options. In lieu of a lump sum, your designated beneficiary may elect to receive regular installment payments under one of the following options:
a.	If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or annuitize the contract to deplete it within 10 years of your beneficiary’s death.
b.	If, upon your death, the designated beneficiary does not elect one of the irrevocable annuity payment plans (A through E), or a single sum distribution, then the designated beneficiary may elect to receive payments according to an alternative plan as agreed to by us provided:
•	the designated beneficiary elects the plan at the time we receive due proof of death;
•	if your sole designated beneficiary is your surviving spouse, your entire interest will be distributed, beginning no later than the later of December 31 of the calendar year following the calendar year of your death or December 31 of the calendar year in which you would have attained age 72, over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse. If the surviving spouse dies before distributions commence, the remaining interest will be distributed, beginning no later than December 31 following the calendar year of the surviving spouse’s death, over the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as of his or her birthday in the year following the death of the spouse; or
•	if your sole designated beneficiary is someone other than your surviving spouse, your entire interest will be distributed, beginning no later than the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of your death and reduced by 1 for each subsequent year;

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•	if you die before your required beginning date and there is no designated beneficiary, or if elected by the designated beneficiary, your entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of your death (or of the spouse’s death if the designated beneficiary was your surviving spouse and the spouse dies before distributions are required to begin);
•	if you die on or after your required beginning date and there is no designated beneficiary, your entire interest will be distributed, beginning no later than December 31 of the calendar year following the calendar year of your death, over your remaining life expectancy determined using your age in the year of your death and reduced by 1 for each subsequent year.
How we handle cERTIFICATES under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts and certificates to be abandoned after either 1) a period of inactivity of one to five years from the certificate’s maturity date (the latest day on which income payments may begin under the certificate) or 2) the date the death benefit is due and payable. If we determine that the death benefit has become payable, we will use our best efforts to locate all beneficiaries. If we are unable to locate a beneficiary, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. There is also a presumption of abandonment that requires escheatment when a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner. If your beneficiary steps forward to claim escheated annuity proceeds (with the proper documentation), the state is obligated to pay any such proceeds it is holding. To prevent escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address beneficiary designations are up to date, including complete names, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your beneficiary designations should be sent to our service center.
The Annuity Payout Period
As a participant and owner of the certificate account, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the certificate account value on your annuitization start date, plus any positive or negative MVA(less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining certificate account value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant’s age and, in most cases sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts at settlement.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of The Contract and Certificate — Transfer policies.”
Annuity Tables
The annuity tables in your certificate (Table A and Table B) show the amount of the monthly payout for each $1,000 of certificate account value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)
Table A shows the amount of the first monthly variable annuity payout assuming that the certificate account value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the certificate. The assumed investment rate

34    RiverSource Retirement Group Annuity Contract I — Prospectus

affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date.
•	Plan A: Life income — non refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.
•	Plan C: Life income with installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and survivor life income — non refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E: Term certain installment: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that the annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. A 10% IRS penalty tax could apply to the taxable portion if you take a surrender. (See “Taxes.”)
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and premium tax paid) in the event of the annuitant’s death, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payouts. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payouts may result in the assessment of a surrender charge.
Liquidation charge under Variable Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% for the assumed investment return of 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.

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Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
You have the responsibility for electing a payout plan under your certificate that complies with applicable law. Your certificate describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
You must select a payout plan as of the annuitization start date set forth in your certificate.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the participant in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the certificate comply with the law. 403(b) annuity contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Plan or consult a tax advisor for additional information about the distribution rules applicable to your situation.

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When you use your certificate to fund a retirement plan that is already tax-deferred under the Code, the certificate will not provide any necessary or additional tax deferral. Because your certificate is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the Plan regardless of the terms of the contract and described in the certificate.
Annuity payouts: The entire payout generally is includable as ordinary income and is subject to tax unless you or the contract holder has contributed after-tax dollars or unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA. We may permit partial annuitizations of your certificate. If we accept partial annuitizations, please remember that your certificate will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on your certificate, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after tax funding sources, we will generally report any payments on partial annuitizations as ordinary income.
Surrenders: The entire surrender will generally be includable as ordinary income and is subject to tax unless you or the contract holder has contributed after-tax dollars or unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA.
Loans will generally not be treated as distributions if:
–	the terms require repayment within five years;
–	the loans have substantially level payments over the term of the loan;
–	the loans do not exceed $50,000 or 50% of the value of the certificate if less; and
–	the loans are evidenced by a legally enforceable agreement.
Required Minimum Distributions: Retirement plans are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your certificate at year-end divided by the life expectancy factor. Certain death benefits may be considered in determining the fair market value of your certificate for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.
In accordance to the Code and supporting regulations, you must begin receiving distributions, including distributions of 403(b) Roth contributions and earnings, by your required beginning date. Unless a later date is authorized under the Code or applicable regulations, your required beginning date is April 1 of the calendar year following:
•	the calendar year in which you attain age 72 or, if later,
•	the calendar year in which you retire from employment with the contract holder.
Your certificate account shall be distributed (both in determining the timing of subsequent distributions and the amount of all required distributions) in a manner consistent with the Code. For purposes of determining required minimum distributions, the certificate account will be valued considering your accumulated benefit plus the actuarial present value of any additional benefits provided. Distributions from the certificate account shall be made in the annuity payment plan option selected by you or your beneficiary on or before the date which is at least 30 days before your required beginning date.
Multiple 403(b) Annuity Contracts and 403(b)(7) Custodial Accounts: If you have multiple 403(b) annuity contracts, certificates and/or 403(b)(7) custodial accounts, the required minimum distribution requirements may be satisfied by receiving a distribution from one 403(b) annuity or 403(b)(7) custodial account that is equal to the amount required to satisfy the required minimum distribution requirements for all of your 403(b) annuity contracts, certificates and 403(b)(7) custodial accounts. Under this method, you must still calculate the required minimum distribution requirements separately for each 403(b) annuity or 403(b)(7) custodial account, even though you can satisfy the minimum requirements by taking a distribution from one or more annuity contracts, certificates or custodial accounts.
Annuity Payment Plan Options: You can schedule receipt of irrevocable annuity payments according to one of the plans (A through E) or another plan agreed to by us, provided:
•	the plan selected provides for payments that satisfy the RMD rules described above;
•	payments are made in periodic payments at intervals of no longer than 1 year;
•	the first required payment must be the payment that is required for one payment interval, and the second payment need not be made until the end of the next payment interval, and
•	once payments have begun under the RMD rules over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted.

RiverSource Retirement Group Annuity Contract I — Prospectus    37

For purposes of this section, required distributions are considered to commence on your required beginning date, or if applicable, on the date distributions are required to begin to your surviving spouse. However, if you begin receipt of payments pursuant to an irrevocable annuity payment plan, required minimum distributions are considered to commence on the annuitization start date.
Permissive Service Credit Transfers: If permitted by the Plan and if you contribute to a tax-qualified defined benefit governmental plan as defined in the Code, that accepts plan-to-plan transfers for the purchase of permissive service credits under the Code, you may elect to have any portion of your certificate account transferred to the defined benefit governmental plan at any time.
Distributions Due to Termination of the Plan: Nothing in the contract and described in the certificate shall prohibit us from making a distribution of the certificate account to you following written notification by the contract holder (or the contract holder’s representative) of the termination of the Plan with instructions from the contract holder to distribute the certificate account to you. The certificate account may not be distributed unless the instructions to distribute the certificate account conform to the requirements and any other applicable guidance issued by the IRS. Nothing herein shall prevent us from treating the certificate account as a fully paid annuity upon termination of the Plan provided it would otherwise qualify for such status.
Withholding: If you receive directly all or part of the certificate account value, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the Plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Penalties: If you receive amounts from your certificate before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the certificate.
Assignment: You may not assign or pledge your certificate as collateral for a loan.
Other
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your certificate.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and

38    RiverSource Retirement Group Annuity Contract I — Prospectus

becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. It is also intended to qualify as a 403(b) Tax Sheltered Annuity as defined in the Code. To that end, the provisions of the contract and described in the certificate are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your certificate account; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the certificate account decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from policy owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change.
In the event of any such substitution or change, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.

RiverSource Retirement Group Annuity Contract I — Prospectus    39

About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may offer the contract.
•	The contracts are continuously offered to the various education associations and school administration associations through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when certificates are returned under the free look period.
Payments We May Make to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, we may pay ongoing trail commissions of up to 1.25% of the certificate account value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract holders and participants; and
•	funding other events sponsored by a selling firm that may encourage the selling firm’s financial advisors to offer the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the certificate account (see “Expense Summary”);
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);
•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and
•	revenues we receive from other contracts/certificates and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract holders/ participants; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

40    RiverSource Retirement Group Annuity Contract I — Prospectus

Potential Conflicts of Interest
Compensation payment arrangements made with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Investment Professionals
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask the financial advisor before you buy, how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.

RiverSource Retirement Group Annuity Contract I — Prospectus    41

Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents By Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

42    RiverSource Retirement Group Annuity Contract I — Prospectus

Appendix A: The Funds
You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC

RiverSource Retirement Group Annuity Contract I — Prospectus    43

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC

44    RiverSource Retirement Group Annuity Contract I — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.

RiverSource Retirement Group Annuity Contract I — Prospectus    45

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC

46    RiverSource Retirement Group Annuity Contract I — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC

RiverSource Retirement Group Annuity Contract I — Prospectus    47

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC (TSW), subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc., and Wells Capital Management Incorporated, subadvisers.

48    RiverSource Retirement Group Annuity Contract I — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

RiverSource Retirement Group Annuity Contract I — Prospectus    49

Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical certificate account values. These certificate account values do not represent past or future performance. Actual certificate account values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, and the fees and charges that apply to your certificate.
Assumptions:
•	You enroll under the contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	n/12	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You enroll under the contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	84/12	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	84/12	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61.

50    RiverSource Retirement Group Annuity Contract I — Prospectus

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

RiverSource Retirement Group Annuity Contract I — Prospectus    51

Appendix C: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts (if any) that were not available under your contract as of December 31, 2020.
Variable account charges of 0.60% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.17	$1.27	$1.12	$1.09	$1.11	$1.07	$1.00	—
Accumulation unit value at end of period	$1.40	$1.34	$1.17	$1.27	$1.12	$1.09	$1.11	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (4/30/2012)
Accumulation unit value at beginning of period	$3.04	$2.28	$2.24	$1.71	$1.68	$1.52	$1.35	$0.99	$1.00
Accumulation unit value at end of period	$4.08	$3.04	$2.28	$2.24	$1.71	$1.68	$1.52	$1.35	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.97	$0.81	$1.01	$1.03	$0.73	$1.19	$1.07	$1.00	—
Accumulation unit value at end of period	$0.73	$0.97	$0.81	$1.01	$1.03	$0.73	$1.19	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

American Century VP Value, Class II (4/30/2012)
Accumulation unit value at beginning of period	$2.12	$1.68	$1.87	$1.73	$1.45	$1.52	$1.35	$1.03	$1.00
Accumulation unit value at end of period	$2.13	$2.12	$1.68	$1.87	$1.73	$1.45	$1.52	$1.35	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.47	$1.25	$1.36	$1.21	$1.17	$1.19	$1.17	$1.03	$1.00
Accumulation unit value at end of period	$1.76	$1.47	$1.25	$1.36	$1.21	$1.17	$1.19	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$1.90	$1.56	$1.67	$1.47	$1.39	$1.37	$1.25	$1.04	$1.00
Accumulation unit value at end of period	$2.23	$1.90	$1.56	$1.67	$1.47	$1.39	$1.37	$1.25	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.57	$0.53	$0.62	$0.61	$0.55	$0.72	$0.93	$1.00	—
Accumulation unit value at end of period	$0.55	$0.57	$0.53	$0.62	$0.61	$0.55	$0.72	$0.93	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.16	$1.64	$1.81	$1.50	$1.39	$1.36	$1.22	$1.00	—
Accumulation unit value at end of period	$2.62	$2.16	$1.64	$1.81	$1.50	$1.39	$1.36	$1.22	—
Number of accumulation units outstanding at end of period (000 omitted)	5	4	4	—	—	—	—	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.35	$1.90	$1.99	$1.61	$1.50	$1.50	$1.31	$0.99	$1.00
Accumulation unit value at end of period	$2.66	$2.35	$1.90	$1.99	$1.61	$1.50	$1.50	$1.31	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.98	$1.61	$1.72	$1.52	$1.34	$1.39	$1.28	$1.01	$1.00
Accumulation unit value at end of period	$1.98	$1.98	$1.61	$1.72	$1.52	$1.34	$1.39	$1.28	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.01	$1.10	$0.99	$0.90	$0.91	$0.91	$1.00	—
Accumulation unit value at end of period	$1.20	$1.13	$1.01	$1.10	$0.99	$0.90	$0.91	$0.91	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.07	$1.38	$0.95	$0.91	$1.00	$1.03	$1.06	$1.00
Accumulation unit value at end of period	$1.86	$1.40	$1.07	$1.38	$0.95	$0.91	$1.00	$1.03	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3	2	2	—	—	—	—	—	—

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.95	$0.86	$0.92	$0.87	$0.89	$0.96	$0.96	$1.04	$1.00
Accumulation unit value at end of period	$0.99	$0.95	$0.86	$0.92	$0.87	$0.89	$0.96	$0.96	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.97	$0.97	$0.98	$0.98	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$0.98	$0.98	$0.97	$0.97	$0.97	$0.98	$0.98	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

52    RiverSource Retirement Group Annuity Contract I — Prospectus

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.51	$1.30	$1.37	$1.29	$1.17	$1.19	$1.16	$1.10	$1.00
Accumulation unit value at end of period	$1.59	$1.51	$1.30	$1.37	$1.29	$1.17	$1.19	$1.16	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.48	$1.29	$1.35	$1.28	$1.16	$1.18	$1.14	$1.10	$1.00
Accumulation unit value at end of period	$1.56	$1.48	$1.29	$1.35	$1.28	$1.16	$1.18	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.22	$1.13	$1.13	$1.10	$1.06	$1.07	$1.02	$1.05	$1.00
Accumulation unit value at end of period	$1.36	$1.22	$1.13	$1.13	$1.10	$1.06	$1.07	$1.02	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.65	$1.96	$2.06	$1.62	$1.61	$1.49	$1.32	$1.02	$1.00
Accumulation unit value at end of period	$3.53	$2.65	$1.96	$2.06	$1.62	$1.61	$1.49	$1.32	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$2.49	$1.91	$2.02	$1.68	$1.51	$1.51	$1.34	$1.02	$1.00
Accumulation unit value at end of period	$2.92	$2.49	$1.91	$2.02	$1.68	$1.51	$1.51	$1.34	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.13	$1.05	$1.06	$1.05	$1.00	$1.03	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.18	$1.13	$1.05	$1.06	$1.05	$1.00	$1.03	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.25	$1.05	$1.12	$1.01	$0.99	$1.00	$0.95	$1.00	—
Accumulation unit value at end of period	$1.45	$1.25	$1.05	$1.12	$1.01	$0.99	$1.00	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.18	$1.62	$1.72	$1.41	$1.39	$1.33	$1.25	$0.96	$1.00
Accumulation unit value at end of period	$2.92	$2.18	$1.62	$1.72	$1.41	$1.39	$1.33	$1.25	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.45	$1.17	$1.41	$1.12	$1.20	$1.15	$1.27	$1.04	$1.00
Accumulation unit value at end of period	$1.57	$1.45	$1.17	$1.41	$1.12	$1.20	$1.15	$1.27	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.26	$1.80	$2.06	$1.72	$1.45	$1.53	$1.39	$1.01	$1.00
Accumulation unit value at end of period	$2.40	$2.26	$1.80	$2.06	$1.72	$1.45	$1.53	$1.39	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.14	$1.64	$1.90	$1.69	$1.49	$1.58	$1.42	$1.04	$1.00
Accumulation unit value at end of period	$2.28	$2.14	$1.64	$1.90	$1.69	$1.49	$1.58	$1.42	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.91	$1.64	$1.89	$1.69	$1.50	$1.56	$1.48	$1.01	$1.00
Accumulation unit value at end of period	$2.07	$1.91	$1.64	$1.89	$1.69	$1.50	$1.56	$1.48	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.22	$1.16	$1.07	$1.10	$1.07	$1.07	$1.00
Accumulation unit value at end of period	$1.40	$1.32	$1.21	$1.22	$1.16	$1.07	$1.10	$1.07	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.15	$1.09	$1.08	$1.05	$1.03	$1.03	$0.98	$1.01	$1.00
Accumulation unit value at end of period	$1.20	$1.15	$1.09	$1.08	$1.05	$1.03	$1.03	$0.98	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – American Century Diversified Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.19	$1.10	$1.12	$1.07	$1.04	$1.05	$1.00	$1.03	$1.00
Accumulation unit value at end of period	$1.28	$1.19	$1.10	$1.12	$1.07	$1.04	$1.05	$1.00	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource Retirement Group Annuity Contract I — Prospectus    53

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.13	$1.14	$1.12	$1.04	$1.06	$0.99	$1.05	$1.00
Accumulation unit value at end of period	$1.30	$1.20	$1.13	$1.14	$1.12	$1.04	$1.06	$0.99	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.66	$1.32	$1.41	$1.34	$1.29	$1.31	$1.16	$1.13	$1.00
Accumulation unit value at end of period	$1.56	$1.66	$1.32	$1.41	$1.34	$1.29	$1.31	$1.16	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.23	$1.06	$1.27	$1.03	$1.00	$1.05	$1.05	$1.00	—
Accumulation unit value at end of period	$1.27	$1.23	$1.06	$1.27	$1.03	$1.00	$1.05	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.70	$2.06	$2.13	$1.62	$1.54	$1.40	$1.26	$0.98	$1.00
Accumulation unit value at end of period	$3.53	$2.70	$2.06	$2.13	$1.62	$1.54	$1.40	$1.26	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.43	$1.85	$1.89	$1.45	$1.50	$1.42	$1.30	$0.96	$1.00
Accumulation unit value at end of period	$3.31	$2.43	$1.85	$1.89	$1.45	$1.50	$1.42	$1.30	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – MFS® Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.26	$1.75	$1.96	$1.68	$1.49	$1.51	$1.38	$1.03	$1.00
Accumulation unit value at end of period	$2.32	$2.26	$1.75	$1.96	$1.68	$1.49	$1.51	$1.38	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	3	3	2	—	—	—	—	—	—

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.44	$1.94	$1.90	$1.44	$1.41	$1.33	$1.25	$0.96	$1.00
Accumulation unit value at end of period	$4.26	$2.44	$1.94	$1.90	$1.44	$1.41	$1.33	$1.25	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.92	$1.53	$1.71	$1.48	$1.30	$1.43	$1.32	$1.04	$1.00
Accumulation unit value at end of period	$1.96	$1.92	$1.53	$1.71	$1.48	$1.30	$1.43	$1.32	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	5	3	3	—	—	—	—	—	—

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.13	$1.05	$1.06	$1.03	$1.01	$1.02	$0.98	$1.01	$1.00
Accumulation unit value at end of period	$1.22	$1.13	$1.05	$1.06	$1.03	$1.01	$1.02	$0.98	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.41	$1.89	$2.12	$1.85	$1.54	$1.55	$1.40	$1.03	$1.00
Accumulation unit value at end of period	$2.58	$2.41	$1.89	$2.12	$1.85	$1.54	$1.55	$1.40	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	—	—	—	—	—	—

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$1.00	$0.99	$1.00	$0.99	$1.00	$1.00	$1.01	$1.00
Accumulation unit value at end of period	$1.05	$1.02	$1.00	$0.99	$1.00	$0.99	$1.00	$1.00	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.61	$1.68	$1.38	$1.34	$1.39	$1.28	$1.01	$1.00
Accumulation unit value at end of period	$2.87	$2.27	$1.61	$1.68	$1.38	$1.34	$1.39	$1.28	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.09	$0.96	$1.06	$1.00	$0.96	$1.03	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.14	$1.09	$0.96	$1.06	$1.00	$0.96	$1.03	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.29	$1.76	$1.89	$1.57	$1.46	$1.47	$1.32	$1.01	$1.00
Accumulation unit value at end of period	$2.97	$2.29	$1.76	$1.89	$1.57	$1.46	$1.47	$1.32	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	5	5	4	—	—	—	—	—	—

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.93	$1.58	$1.86	$1.56	$1.40	$1.43	$1.36	$1.00	$1.00
Accumulation unit value at end of period	$2.27	$1.93	$1.58	$1.86	$1.56	$1.40	$1.43	$1.36	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	3	2	2	—	—	—	—	—	—

54    RiverSource Retirement Group Annuity Contract I — Prospectus

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.10	$1.13	$1.06	$0.99	$1.01	$0.99	$1.00	—
Accumulation unit value at end of period	$1.28	$1.20	$1.10	$1.13	$1.06	$0.99	$1.01	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	6	7	6	—	—	—	—	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.40	$1.21	$1.27	$1.17	$1.03	$1.12	$1.07	$1.00	—
Accumulation unit value at end of period	$1.40	$1.40	$1.21	$1.27	$1.17	$1.03	$1.12	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Franklin Mutual Shares VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.83	$1.50	$1.66	$1.55	$1.34	$1.42	$1.33	$1.04	$1.00
Accumulation unit value at end of period	$1.73	$1.83	$1.50	$1.66	$1.55	$1.34	$1.42	$1.33	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Franklin Small Cap Value VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.05	$1.63	$1.88	$1.71	$1.32	$1.44	$1.44	$1.06	$1.00
Accumulation unit value at end of period	$2.14	$2.05	$1.63	$1.88	$1.71	$1.32	$1.44	$1.44	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.95	$0.88	$0.95	$0.91	$0.92	$0.97	$1.00	—	—
Accumulation unit value at end of period	$1.01	$0.95	$0.88	$0.95	$0.91	$0.92	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.11	$1.62	$1.88	$1.39	$1.40	$1.35	$1.34	$1.06	$1.00
Accumulation unit value at end of period	$2.67	$2.11	$1.62	$1.88	$1.39	$1.40	$1.35	$1.34	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7	6	5	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.01	$1.07	$1.01	$0.96	$0.99	$0.97	$1.00	—
Accumulation unit value at end of period	$1.14	$1.11	$1.01	$1.07	$1.01	$0.96	$0.99	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.19	$1.75	$1.97	$1.74	$1.49	$1.59	$1.43	$1.03	$1.00
Accumulation unit value at end of period	$2.61	$2.19	$1.75	$1.97	$1.74	$1.49	$1.59	$1.43	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5	4	3	—	—	—	—	—	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.10	$1.19	$1.09	$0.98	$1.04	$0.99	$1.00	—
Accumulation unit value at end of period	$1.38	$1.26	$1.10	$1.19	$1.09	$0.98	$1.04	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.11	$1.18	$1.00	$1.03	$1.13	$1.21	$1.00	—
Accumulation unit value at end of period	$1.52	$1.34	$1.11	$1.18	$1.00	$1.03	$1.13	$1.21	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.21	$0.99	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.37	$1.21	$0.99	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.04	$1.06	$1.04	$1.02	$1.03	$0.99	$1.00	—
Accumulation unit value at end of period	$1.24	$1.13	$1.04	$1.06	$1.04	$1.02	$1.03	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Henderson VIT Research Portfolio: Service Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.51	$1.87	$1.93	$1.52	$1.53	$1.46	$1.31	$1.01	$1.00
Accumulation unit value at end of period	$3.30	$2.51	$1.87	$1.93	$1.52	$1.53	$1.46	$1.31	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.52	$1.30	$1.40	$1.17	$1.14	$1.15	$1.13	$1.00	—
Accumulation unit value at end of period	$1.52	$1.52	$1.30	$1.40	$1.17	$1.14	$1.15	$1.13	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

MFS ® Utilities Series – Service Class (4/30/2012)
Accumulation unit value at beginning of period	$1.90	$1.53	$1.53	$1.34	$1.21	$1.43	$1.28	$1.07	$1.00
Accumulation unit value at end of period	$1.99	$1.90	$1.53	$1.53	$1.34	$1.21	$1.43	$1.28	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource Retirement Group Annuity Contract I — Prospectus    55

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Morgan Stanley VIF Discovery Portfolio, Class II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.63	$1.49	$1.08	$1.19	$1.27	$1.26	$0.92	$1.00
Accumulation unit value at end of period	$5.69	$2.27	$1.63	$1.49	$1.08	$1.19	$1.27	$1.26	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.76	$1.89	$1.61	$1.47	$1.49	$1.36	$1.00	$1.00
Accumulation unit value at end of period	$2.61	$2.20	$1.76	$1.89	$1.61	$1.47	$1.49	$1.36	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.04	$0.90	$0.98	$0.92	$0.93	$0.99	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.04	$0.90	$0.98	$0.92	$0.93	$0.99	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.28	$1.15	$1.22	$1.09	$0.97	$1.07	$1.07	$1.08	$1.00
Accumulation unit value at end of period	$1.37	$1.28	$1.15	$1.22	$1.09	$0.97	$1.07	$1.07	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.07	$1.14	$1.01	$0.98	$0.98	$0.95	$1.03	$1.00
Accumulation unit value at end of period	$1.45	$1.25	$1.07	$1.14	$1.01	$0.98	$0.98	$0.95	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.04	$1.06	$1.01	$1.00	$1.00	$0.96	$1.00	—
Accumulation unit value at end of period	$1.21	$1.12	$1.04	$1.06	$1.01	$1.00	$1.00	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.98	$0.97	$0.95	$0.99	$0.98	$1.00	—
Accumulation unit value at end of period	$0.95	$1.01	$0.99	$0.98	$0.97	$0.95	$0.99	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.02	$0.74	$0.88	$0.80	$0.54	$0.72	$0.77	$1.00	—
Accumulation unit value at end of period	$1.41	$1.02	$0.74	$0.88	$0.80	$0.54	$0.72	$0.77	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.73	$1.44	$1.58	$1.34	$1.27	$1.29	$1.23	$1.02	$1.00
Accumulation unit value at end of period	$1.98	$1.73	$1.44	$1.58	$1.34	$1.27	$1.29	$1.23	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	43	38	34	2	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.27	$1.15	$1.19	$1.12	$1.09	$1.09	$1.06	$1.03	$1.00
Accumulation unit value at end of period	$1.38	$1.27	$1.15	$1.19	$1.12	$1.09	$1.09	$1.06	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.13	$0.98	$1.04	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.13	$0.98	$1.04	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.04	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.18	$1.00	$1.04	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.18	$1.06	$1.09	$1.02	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.18	$1.06	$1.09	$1.02	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.12	$1.01	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.20	$1.06	$1.12	$1.01	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.25	$1.07	$1.16	$1.00	$0.97	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.25	$1.07	$1.16	$1.00	$0.97	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

56    RiverSource Retirement Group Annuity Contract I — Prospectus

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.24	$1.07	$1.14	$1.01	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.24	$1.07	$1.14	$1.01	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	—	—	—	—	—	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.49	$1.29	$1.38	$1.22	$1.18	$1.19	$1.14	$1.03	$1.00
Accumulation unit value at end of period	$1.68	$1.49	$1.29	$1.38	$1.22	$1.18	$1.19	$1.14	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	5	3	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.61	$1.36	$1.47	$1.28	$1.22	$1.24	$1.18	$1.02	$1.00
Accumulation unit value at end of period	$1.82	$1.61	$1.36	$1.47	$1.28	$1.22	$1.24	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	54	51	—	—	—	—	—	—	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.22	$1.28	$1.17	$1.13	$1.14	$1.10	$1.03	$1.00
Accumulation unit value at end of period	$1.52	$1.37	$1.22	$1.28	$1.17	$1.13	$1.14	$1.10	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Core Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.16	$1.08	$1.09	$1.06	$1.05	$1.05	$1.00	$1.03	$1.00
Accumulation unit value at end of period	$1.25	$1.16	$1.08	$1.09	$1.06	$1.05	$1.05	$1.00	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.08	$1.66	$1.82	$1.52	$1.40	$1.40	$1.26	$0.99	$1.00
Accumulation unit value at end of period	$2.42	$2.08	$1.66	$1.82	$1.52	$1.40	$1.40	$1.26	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.14	$1.37	$1.13	$1.18	$1.19	$1.29	$1.07	$1.00
Accumulation unit value at end of period	$1.48	$1.34	$1.14	$1.37	$1.13	$1.18	$1.19	$1.29	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.15	$1.43	$1.14	$1.19	$1.23	$1.23	$1.04	$1.00
Accumulation unit value at end of period	$1.76	$1.44	$1.15	$1.43	$1.14	$1.19	$1.23	$1.23	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.27	$1.13	$1.38	$1.11	$1.03	$1.12	$1.22	$1.03	$1.00
Accumulation unit value at end of period	$1.21	$1.27	$1.13	$1.38	$1.11	$1.03	$1.12	$1.22	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.78	$1.48	$1.56	$1.33	$1.25	$1.33	$1.35	$0.97	$1.00
Accumulation unit value at end of period	$2.45	$1.78	$1.48	$1.56	$1.33	$1.25	$1.33	$1.35	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.68	$1.42	$1.65	$1.55	$1.25	$1.39	$1.37	$1.02	$1.00
Accumulation unit value at end of period	$1.74	$1.68	$1.42	$1.65	$1.55	$1.25	$1.39	$1.37	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.24	$1.08	$1.12	$1.01	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.30	$1.24	$1.08	$1.12	$1.01	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.39	$1.16	$1.22	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.45	$1.39	$1.16	$1.22	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.31	$1.12	$1.17	$1.02	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.38	$1.31	$1.12	$1.17	$1.02	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.23	$1.71	$1.85	$1.55	$1.39	$1.44	$1.31	$1.01	$1.00
Accumulation unit value at end of period	$2.69	$2.23	$1.71	$1.85	$1.55	$1.39	$1.44	$1.31	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource Retirement Group Annuity Contract I — Prospectus    57

Variable account charges of 0.60% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Wells Fargo VT Small Cap Growth Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.77	$1.76	$1.41	$1.31	$1.36	$1.39	$0.93	$1.00
Accumulation unit value at end of period	$3.45	$2.20	$1.77	$1.76	$1.41	$1.31	$1.36	$1.39	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.15	$1.07	$0.93	$1.00	$1.02	$1.00	—
Accumulation unit value at end of period	$1.32	$1.24	$1.09	$1.15	$1.07	$0.93	$1.00	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

58    RiverSource Retirement Group Annuity Contract I — Prospectus

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

RiverSource Retirement Group Annuity Contract I — Prospectus    59

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6611  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA.
Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
Retirement Group Annuity Contract II
Group Deferred Combination Fixed/Variable Annuity
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
This prospectus describes a group variable annuity contract, RiverSource Retirement Group Annuity Contract II, and the certificates issued thereunder. It is designed to fund employer group retirement plans that meet the requirements of Section 403(b) of the Internal Revenue Code of 1986, as amended (the Code).
This prospectus contains information that you should know before investing. Investment options available under the contract are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)
AB VPS Large Cap Growth Portfolio (Class B)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III
American Century Variable Portfolios, Inc.
American Century VP Value, Class II
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Balanced Fund (Class 2)(2)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)
Columbia Variable Portfolio - Government Money Market Fund (Class 2)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 2)(2)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)

RiverSource Retirement Group Annuity Contract II — Prospectus    1

Columbia Variable Portfolio - Overseas Core Fund (Class 2)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)
CTIVP® - American Century Diversified Bond Fund (Class 2)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)
CTIVP® - CenterSquare Real Estate Fund (Class 2)
CTIVP® - Loomis Sayles Growth Fund (Class 2)
CTIVP® - MFS® Value Fund (Class 2)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)
CTIVP® - TCW Core Plus Bond Fund (Class 2)
CTIVP® - Victory Sycamore Established Value Fund (Class 2)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2)
Variable Portfolio - Aggressive Portfolio (Class 2)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2)
Variable Portfolio - Partners Core Equity Fund (Class 2)
Variable Portfolio - Partners International Core Equity Fund (Class 2)
Variable Portfolio - Partners International Growth Fund (Class 2)
Variable Portfolio - Partners International Value Fund (Class 2)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)
Variable Portfolio - Partners Small Cap Value Fund (Class 2)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2
Fidelity® VIP Mid Cap Portfolio Service Class 2
Fidelity® VIP Strategic Income Portfolio Service Class 2
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2
Franklin Mutual Shares VIP Fund - Class 2
Franklin Small Cap Value VIP Fund - Class 2
Templeton Global Bond VIP Fund - Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares
Invesco V.I. Global Fund, Series II Shares
Invesco V.I. Global Strategic Income Fund, Series II Shares
Invesco V.I. Main Street Small Cap Fund, Series II Shares
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares
Janus Henderson Flexible Bond Portfolio: Service Shares
Janus Henderson Research Portfolio: Service Shares
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares
Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares
Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class
PIMCO VIT Total Return Portfolio, Advisor Class
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)
Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2

2    RiverSource Retirement Group Annuity Contract II — Prospectus

Wells Fargo VT Small Cap Growth Fund - Class 2
(1) Available for contract applications signed prior to 5/3/2021.
(2) Available for contract applications signed on or after 5/3/2021.
Please read the prospectuses carefully and keep them for future reference.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 8 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that

RiverSource Retirement Group Annuity Contract II — Prospectus    3

natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

4    RiverSource Retirement Group Annuity Contract II — Prospectus

RiverSource Retirement Group Annuity Contract II — Prospectus    5

Key Terms
These terms can help you understand details about your contract and certificate.
Accumulation unit: A measure of the value of each subaccount prior of the application of amounts to an annuity payment plan.
Annuitant, Joint Annuitant: The participant named in each certificate on whose life or life expectancy the annuity payouts are based. A joint annuitant can be named by the participant on the annuitization start date.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan the annuitization start date.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your certificate. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person a participant designates to receive benefits in case of participant’s death while the certificate is in force.
Certificate: The document issued to each participant under a contract describing the terms of the contract and the rights and benefits available to the participant.
Certificate account: An account established for each participant under the contract to maintain a record of payments, transactions and the value of each participant’s investment.
Certificate account value: The total value of a participant’s certificate account at any point in time.
Certificate date: The date from which certificate anniversaries, certificate years, and certificate months are determined. It is the effective date of a participant’s certificate account.
Certificate year: A period of 12 months, starting on the certificate date and on each anniversary of the certificate date.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contract: The group flexible premium deferred variable annuity contract by and between RiverSource Life and the contract holder. The contract describes the terms of the annuity contract, the rights of the contract holder and the rights and benefits of the participants.
Contract holder (Plan Sponsor, Employer): The employer that owns this contract and has established and sponsors the Plan. The contract holder, as the employer, accommodates elective deferral contributions and nonelective contributions made by or on behalf of participants.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
ERISA: Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder.
Fixed Account: Part of our general account which includes the loan account and the Special DCA fixed account. Amounts allocated to this account earn interest at rates that we declare periodically.
Funds: Investment options under your certificate. Participant may allocate purchase payments into subaccounts investing in shares of any or all of these funds.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.

4    RiverSource Retirement Group Annuity Contract II — Prospectus

Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Participant (you, your): The person or persons for whom a certificate account is established under the plan as directed by the contract holder.
Plan: The written plan document established by the contract holder which meets the requirements of Section 403(b) of the Code.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your certificate account. It is the certificate account value immediately prior to the surrender, minus any applicable charges and any loan amount, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

RiverSource Retirement Group Annuity Contract II — Prospectus    5

The Contract and Certificate in Brief
The contract described in this prospectus is designed as a funding vehicle for retirement plans under Section 403(b) of the Code. 403(b) Plan annuity contracts, which are also referred to as Tax Sheltered Annuities (TSAs), provide for certain tax benefits to eligible employees of public school systems and organizations that are tax exempt under the Code. The contract is an agreement between the contract holder (generally the employer authorized to hold retirement plan assets for the benefit of employees) and RiverSource Life. The contract is subject to the terms of the Plan to the extent that the terms of the plan are consistent with the terms of the contract. The contract holder may purchase the contract and participants may purchase certificates thereunder. Each participant in the Plan is issued a certificate evidencing the participant’s interest in the contract and describing its benefits. The participant is an employee for whose benefit the employer remits purchase payments to us. The participant’s rights are subject to any conditions and /or limitations imposed by the Plan.
Purpose: The purpose of the contract is to allow participants to accumulate money for retirement or a similar long-term goal by making purchase payments. You may allocate your purchase payments to the GPAs, Special DCA fixed account and/or subaccounts under the contract and listed in the certificate; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the certificate account. If the certificate account value goes to zero due to underlying fund’s performance or deduction of fees, the certificate will no longer be in force and the certificate will terminate. Beginning at a specified time in the future called the annuitization start date, the certificate provides lifetime or other forms of payouts of your certificate account value after any market value adjustment (less any applicable premium tax, outstanding loan amount and/or other charges).
Enrolling under the contract: There are many factors to consider carefully before you purchase a variable annuity. Variable annuities are not right for everyone. Make sure you have all the facts you need before you purchase a variable annuity. Some of the factors you may wish to consider include:
•	Tax advantages: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. Because you are a participant in an annuity contract used to fund a tax-favored employer sponsored retirement arrangement, you should be aware that your certificate will not provide any necessary or additional tax deferral beyond what is provided by the plan. Some employers may make available custodial accounts that are invested in mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at a certain age. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits (see “Taxes — Required Minimum Distributions”). You should consult your tax advisor before you enroll under the contract for an explanation of the tax implications to you.
•	Taxes: Generally, amounts contributed to a 403(b) plan are not taxed at the time of the contribution. Income earned on your certificate account also grows tax-deferred until you make surrenders or begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, Internal Revenue Service (IRS) penalty taxes may apply to surrenders) unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA. Even if you direct payouts to someone else, generally you will be taxed on the income if you are the participant. (see “Taxes”)
•	How long you plan to keep your certificate account: variable annuities are not short-term liquid investments. Does the certificate meet your current and anticipated future needs for liquidity?
•	The fees and expenses you will pay when buying, owning and surrendering money from the certificate account. We do not assess directly fees and expenses against the contract holder. The fees and expenses are assessed at the certificate level, which means that you, the participant, directly pay for the fees and expenses associated with investing in the contract. (see “Charges”)
•	Short-term trading: if you plan to manage your investment in the certificate account by frequent or short-term trading, this certificate is not suitable for you and you should not buy it. (see “Making the Most of The Contract and Certificate — Transferring Among Accounts”)
Free look period: You, as the participant, have the right to examine your certificate and cancel enrollment in the contract by returning your certificate to our agent or our service center within the 10 days after receiving it (or any longer period that is required by the state law). You will receive a full refund of the certificate account value. The valuation date will be the date your request is received at our service center. (For California residents, the valuation date will be the earlier of the date your certificate is returned to our agent or to our service center). We will not deduct any certificate charges or fees. However, you bear the investment risk from the time of purchase until you return the certificate and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments.)

6    RiverSource Retirement Group Annuity Contract II — Prospectus

Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	the Special DCA fixed account which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account, including restrictions on the amount you can allocate to this account and how long certificate account value can remain in this account. (see “The Fixed Account – The Special DCA Fixed Account”)
Transfers: You currently may redistribute your certificate account value among the accounts without charge at any time until the annuitization start date, and once per certificate year after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the Special DCA fixed account are subject to special restrictions. (see “Making the Most of The Contract and Certificate — Transferring Among Accounts”)
Surrenders: Any distribution from a certificate account will be treated as a surrender or partial surrender. Unless restricted by the Code or terms of the Plan, you may surrender all or part of your certificate account value, less any loan amount, at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to income taxes (including an IRS penalty that may apply for premature distribution from your certificate account) and may have other tax consequences. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount at least equal to the certificate account value. (see “Benefits in Case of Death”)
Annuity payouts: You can apply your certificate account value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the Special DCA fixed account are not available after the annuitization start date. (see “The Annuity Payout Period”)

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Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

8    RiverSource Retirement Group Annuity Contract II — Prospectus

Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from the certificate.
The first two tables describe the fees and expenses that you will pay periodically during the time that you own the certificate, not including fund fees and expenses.
Certificate Administrative Charge
Annual certificate administrative charge	Maximum: $50	Current: $0
Annual certificate administrative charge if your certificate account value equals or exceeds $50,000	Maximum: $20	Current: $0
Certificate administrative charge at full surrender	Maximum: $50	Current: $0
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
Mortality and expense risk fee	0.95%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the certificate. These operating expenses are for the fiscal year ended Dec. 31, 2020, unless otherwise noted. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum annual operating expenses for the funds
(Including management, distribution (12b-1) and/or service fees and other expenses)(1)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.
Examples
These examples are intended to help you compare the cost of investing in a certificate account with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, certificate administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the certificate account for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of certificate features and benefits and the maximum fees and expenses of any of the funds(1) before fee waivers and/or expense reimbursements. Although your actual costs may be lower, based on these assumptions your costs would be:
If you surrender your certificate account at the end of the applicable time period:				If you do not surrender your certificate account or if you select an annuity payout plan at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
$414	$1,251	$2,101	$4,285	$414	$1,251	$2,101	$4,285

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Minimum Expenses. These examples assume the least expensive combination of certificate features and benefits and the minimum fees and expenses of any of the funds(2) before fee waivers and/or expense reimbursements. Although your actual costs may be higher, based on these assumptions your costs would be:
If you surrender your certificate account at the end of the applicable time period:				If you do not surrender your certificate account or if you select an annuity payout plan at the end of the applicable time period:
1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
$137	$427	$738	$1,621	$137	$427	$738	$1,621
(1)	In these examples, the certificate administrative charge is $50.
(2)	In these examples, the certificate administrative charge is $0.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN IF YOU ALLOCATE CERTIFICATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

10    RiverSource Retirement Group Annuity Contract II — Prospectus

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts in Appendix C.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new (if any) and have no activity as of the financial statements date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds. The contract currently offers subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
•	Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives. Please read the funds’ prospectuses for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund Name and Management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently

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than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the certificate charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund. The contract holder has the right to limit the investment options available under the contract.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several fund of funds, which include managed volatility funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the managed volatility funds. Managed volatility funds employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit riders we offer with various annuity contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the managed volatility funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the funds of funds, including managed volatility funds, it provides no investment advice to you as whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.
•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.

12    RiverSource Retirement Group Annuity Contract II — Prospectus

Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including, but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts and certificates.
•	Granting access to our employees whose job it is to promote sales of the contracts/certificates by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts/certificates including promoting the funds available under the contracts/certificates to contract holders and participants, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract holders and participants.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts/certificates.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract holders and participants, including education of contract holders and participants regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.
•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.

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•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts/certificate accounts in some states (currently not available in Connecticut, Illinois, Indiana, Maryland, Oregon, Pennsylvania and Washington).
Currently, you may allocate purchase payments and/or certificate account value to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000.
These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be. Interest rates offered may vary by state but will not be lower than state law allows. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We seek to achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.

14    RiverSource Retirement Group Annuity Contract II — Prospectus

In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to certificate account value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the certificate account value from the specified GPA to a GPA of another length, transfer the certificate account value from the specified GPA to any of the subaccounts, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the certificate account value from the specified GPA into the shortest GPA term offered in your state. If no GPAs are offered, we will transfer the value to the money market or cash management variable subaccount we designate.
We guarantee the certificate account value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer certificate account value from a GPA or you elect an annuity payout plan while you have certificate account value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
We will not apply an MVA
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
For an example, see Appendix B.

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The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the Special DCA fixed account and the loan account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state but will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer certificate account value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special DCA fixed account value on the date of the transfer divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use any GPA as a destination for the Special DCA monthly transfer.
The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the annual effective rate we apply on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;

16    RiverSource Retirement Group Annuity Contract II — Prospectus

•	the Special DCA fixed account for a twelve month term;
•	the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account in accordance with your investment instructions to us to the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of the Contract and Certificate — Automated Dollar-Cost Averaging.”
The Loan Account
On the date your loan is processed, the loan amount is subtracted pro rata from all accounts in which you are invested, except the Special DCA fixed account and GPAs, and transferred to a loan account.
The loan account will earn interest daily. The current crediting rate will never be less than the fixed account minimum interest rate
You may not make exchanges from the certificate account or plan to plan transfers from the loan account until after repayment of the loan balance. For more information about loans and loan account, see “Loans”.
Enrolling Under the Contract
Only employers with retirement plans qualified for tax favored treatment under section 403(b) of the Code may be issued a contract.
To enroll under the contract, you need to fill out an enrollment form and send it along with your initial purchase payment to our Service Center. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your certificate or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You cannot own a certificate in joint tenancy. You can enroll if you are 90 or younger.
When you enroll, you may select (if available in your state):
•	GPAs, subaccounts and/or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary.
The certificate provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the Special DCA fixed account. We reserve the right to limit purchase payment allocations to the Special DCA fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot terminate automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term. (See “Purchase Payments.”)
If your enrollment form is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your enrollment form, we will send you a certificate. If your enrollment form is not complete, you must give us the information to complete it within five business days. If we cannot accept your enrollment form within five business days, we will decline it and return any payment unless you specifically ask us to keep the payment and apply it once your enrollment form is complete.
We may discontinue enrolling new participants into the contract. In that case, we will notify the contract holder that no new participants will be enrolled under the contract on and after a specified date not earlier than 60 days after the date of the notice.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation

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date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
Unless you may make regular payments to your certificate account under a scheduled payment plan, you must make an initial purchase payment of $2,000 (see “Enrolling under the Contract — Purchase Payments”). To begin a scheduled payment plan, you should contact the contract holder who will provide applicable forms. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the certificate account value, after market value adjustment of any GPAs, if applicable, will be annuitized or converted to a stream of monthly payments. If your certificate is annuitized, the certificate goes into payout and only the annuity payout provisions continue. You will no longer have access to your certificate account value. This means that the death benefit will end. When we process your enrollment form, we will establish the annuitization start date to be the maximum age (or certificate anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the certificate date; and no later than
•	your 95th birthday or the tenth certificate anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your certificate to a date beyond age 95, to the extent allowed by applicable state law and tax laws.
If you do not make an election, annuity payouts using the certificate’s default option of annuity payout Plan B — Life with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as you live. If you do not survive 10 years, beneficiaries will continue to receive payments until 10 years of payments have been made.
Generally, if tax laws require that you take distributions from your annuity prior to your annuitization start date, your certificate will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take surrenders to meet your required minimum distributions.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the certificate is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of the contract and certificate will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
Purchase Payments
Purchase payments are payments made by you or on your behalf for the benefits described in the certificate. Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract and Plan. If we do not receive your initial purchase payment within 180 days from the enrollment signed date, we will consider your certificate void from the start.
Minimum initial purchase payments*:	$2,000
Minimum additional purchase payments*:
If paying by installments under a group bill:	$25.00
If paying by any other method:	$50.00

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Maximum total purchase payments** (without our approval) based on your age on the effective date of the payment:
For the first year and total: through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0

For each subsequent year: through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.00.
**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your certificate account. We reserve the right to waive or increase the maximum limit. The Code’s limits on annual contributions also apply.
Subject to state restrictions, we reserve the right to change the above purchase payment limitations, including making further restrictions, upon written notice.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help the contract holder set up an automatic salary reduction agreement.
Contributions to Your Certificate Account
There are three ways to make contributions to your certificate account:
–	annual contributions made through the contract holder payroll;
–	with the Plan approval, a rollover from another eligible retirement plan; or
–	with the Plan approval, a plan to plan transfer or exchange under the same 403(b) plan.
Annual contributions made through the contract holder payroll
Annual contributions made through the contract holder payroll are made as elective deferral contributions and nonelective contributions, subject to the applicable annual contribution limits.
•	Elective deferral contributions: are the aggregate of amounts you or the contract holder, acting on your behalf, contribute to an elective deferral plan under any salary reduction agreement that conforms with the Code (“pre-tax contributions”).
•	Nonelective contributions: are any contributions made by the contract holder on your behalf (or to other 403(b) funding instruments authorized under the Plan) that do not qualify as elective deferral contributions. Any corrective contributions made by the contract holder as part of a voluntary compliance program will not be a nonelective contribution unless specifically identified as such as part of the correction process.
You may not make elective deferral contributions to the certificate account which, when added to contributions that are made by you or on your behalf to any other salary reduction arrangement, exceed the annual contribution limitations imposed by the Code for each calendar year. If the Plan permits, this annual limit may be increased, however, if you are eligible for the special “catch up” limitations under the Code for participants that are age 50 or older and the special limits applicable for certain employees with long term service with the employer, subject to the IRS rules. For any participant, the sum of elective deferral contributions and nonelective contributions, if any, made during any year cannot exceed the limitations of the Code. If the Plan uses a plan year other than the calendar year, then the limitations under the Code shall apply to contributions made during the plan year as defined under the Plan. We are not responsible for tracking those limits.

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The limitations on contributions described in this provision shall not apply with respect to any purchase payment that qualifies as an eligible rollover distribution, as defined in the Code, from another eligible retirement plan as defined in the Code, or that is a plan to plan transfer of assets to your certificate account, or that is an exchange of contracts under applicable IRS guidance.
Excess Deferrals and Excess Contributions: Excess elective deferral contributions may be removed from your certificate account by April 15th of the calendar year following the year in which the excess elective deferral contribution occurred, provided that you or the contract holder notify us of the excess no later than the March 31st immediately preceding such date. In the absence of such notice, we are not required to return any such excess to you. We may distribute these amounts at any time. To the extent that the IRS permits alternative corrections for excess nonelective contributions, such amounts may be corrected in accordance with permitted correction methodology and with the Plan. Notwithstanding the preceding, nothing in the contract or the certificate shall prohibit us from making corrective distributions in accordance with the contract holder’s efforts to satisfy voluntary compliance programs established by the IRS to comply with 403(b) plan requirements.
Vesting: Elective deferral contributions are always fully vested and nonforfeitable. Nonelective contributions are generally fully vested and nonforfeitable; however, the terms of the Plan may impose a vesting schedule on nonelective contributions and, in such instance, your vesting rights in the certificate account will be determined in accordance with the Plan.
If we accept unvested nonelective contributions, such unvested amounts shall be treated as if held in a separate account from your vested contributions in the certificate account solely for purposes of complying with the final IRS regulations applicable to such contributions to an annuity contract. The portion of the certificate account that is vested and the portion of the certificate account that is unvested are treated as separate certificate accounts.
Rollover Contributions into Certificate Accounts
A rollover is a contribution by you from an eligible retirement plan that qualifies as an eligible rollover distribution under the Code. A rollover may also be made by means of a direct rollover. A direct rollover is a rollover in which the proceeds of a distribution from another eligible retirement plan are made directly into your certificate account and are not paid, in cash or in kind, to you.
The certificate account may accept rollovers from any eligible retirement plan as defined in the Code to the extent it can accommodate such rollovers in accordance with applicable requirements.
Plan to Plan Transfers to Certificate Accounts
If permitted by the Plan, the certificate account may accept a plan to plan transfer of your interest in a 403(b) annuity contract and/or 403(b)(7) custodial account issued to you under another employer’s 403(b) plan only if:
a.	the other 403(b) plan permits plan-to-plan transfers; and
b.	you are an employee or former employee of the contract holder and covered by the Plan under which the contract was issued; and
c.	your accumulated benefit immediately after the transfer is at least equal to your accumulated benefit immediately before the transfer, without regard to normal contract fees, charges and expenses; and
d.	the amount transferred into the certificate account must remain subject to distribution restrictions no less stringent than imposed by the transferring contract.
We may require any documentation from the other 403(b) plan as we deem necessary to process the transfer in accordance with applicable IRS guidance and to confirm that the other plan is a plan that satisfies section 403(b) of the Code.
Contract Exchanges to Certificate Accounts
If permitted by the Plan, the certificate account may accept an exchange of 403(b) contracts and/or 403(b)(7) custodial accounts. Any such exchange is permitted only if:
a.	the accumulated benefit of the certificate account immediately after the exchange is at least equal to the accumulated benefit of your 403(b) contract or 403(b)(7) custodial account immediately before the exchange; and
b.	the certificate account remains subject to distribution restrictions no less stringent than those imposed by the 403(b) contract or 403(b)(7) custodial account sending the exchange; and
c.	either we are included as an authorized 403(b) product provider under the Plan or we and the contract holder enter into an agreement to share information for 403(b) compliance purposes, including, but not limited to information on employment status, hardship distributions, loans, distributions, transfers and exchanges and contributions made to other authorized 403(b) product providers.

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Mistaken Contributions: If any amount is contributed into a certificate account under the Plan by a good faith mistake of fact, the mistaken contribution will be voided from the start and refunded to the party that made the contribution if a request is made by you, the contract holder or the administrator of the Plan and such request is received within one year after receipt of the mistaken contribution.
Nondiscrimination Requirements: Purchase payments made by you or on your behalf into the Plan are subject to the applicable nondiscrimination requirements of the Code. Amounts contributed for you that cause the 403(b) Plan to fail to satisfy such requirements may be refunded to you or to the contract holder, as appropriate, in accordance with the Plan and IRS guidance.
Discontinuance of Purchase Payments under the Contract: We reserve the right to discontinue accepting additional purchase payments after 60 days written notice. In all other respects the certificate account will continue to operate according to terms described in this certificate.
Limitations on Use of Contract
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block a participant’s access to certificate account values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
Charges
Certificate Administrative Charge
We may charge a fee for establishing and maintaining our records for each certificate account. Currently, we do not impose this charge but we reserve the right to apply this charge to new participants in the future.
We also reserve the right to institute this charge after the first contract anniversary to a maximum of $50 for all participants. We would waive this charge when your certificate account value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first certificate anniversary for participants with certificate account values of $50,000 or more.
If you take a full surrender of your certificate account, we will deduct the full certificate administrative charge, if any, at the time of full surrender regardless of the certificate account value.
The charge would not apply to the amount applied to an annuity payment plan or to a participant’s death benefit.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee and it totals 0.95% of the subaccounts’ average daily net assets on an annual basis. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees for a participant after the certificate is issued.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract and described in the certificate, no matter how long a specific participant or annuitant lives and no matter how long our entire group of participants or annuitants live. If, as a group, participants or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the certificate administrative charge more than $50 per certificate account and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses.

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Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may reduce or eliminate certain charges such as the certificate administrative charges.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your certificate.
Valuing Your Investment
We value your accounts as follows:
GPAs
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered and amounts transferred out; and
•	minus any prorated portion of the certificate administrative charge.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the Special DCA fixed account;
•	the sum of amounts allocated to the loan account;
•	plus interest credited;
•	minus the sum of amounts surrendered and amounts transferred out; and
•	minus any prorated portion of any certificate administrative charge.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your certificate account for that subaccount. Conversely, we subtract a certain number of accumulation units from your certificate account each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a certificate administrative charge, if applicable.
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.

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Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
and a deduction of a prorated portion of the certificate administrative charge.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.

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Making the Most of Your Certificate
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).
For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others. You may not set up automated transfers to or from the GPAs or to the Special DCA fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$ 100	$ 20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your sales representative.
Subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account. See the “Special DCA Fixed Account” section in this prospectus for details.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your certificate account value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your certificate account value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The certificate account value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your certificate account value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your sales representative.
Asset rebalancing is available for use with the Special DCA fixed account (see “Special DCA Fixed Account”) only if your subaccount allocation for asset rebalancing is exactly the same as your subaccount allocation for transfers from the Special DCA fixed account. If you change your subaccount allocations under the asset rebalancing program or the Special DCA fixed account, we will automatically change the subaccount allocations so they match. If you do not wish to have the subaccount allocation be the same for the asset rebalancing program and the Special DCA fixed account, you must terminate the asset rebalancing program or the Special DCA fixed account, as you may choose.

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Transferring Among Accounts
You may transfer certificate account value from any one subaccount, GPAs and the Special DCA fixed account, to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs. You may not transfer certificate account value to the Special DCA fixed account. You may not transfer certificate account value from the Special DCA fixed account except as part of automated monthly transfers.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.
We may suspend or modify transfer privileges at any time.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
•	Before the annuitization start date, you may transfer certificate account values between the subaccounts, or from the subaccounts to the GPAs at any time.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of certificate account value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer certificate account values from the subaccounts or the GPAs into the Special DCA fixed account. However, you may transfer certificate account values as automated monthly transfers from the Special DCA fixed account to the subaccounts. (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or from the Special DCA fixed account, but you may make transfers once per certificate year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all certificate account value out of your GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the certificate account. If market timing causes the returns of an underlying fund to suffer, certificate account value you have allocated to a subaccount that invests in that underlying fund will be lower, too. Market timing can cause you and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not enroll under a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.

RiverSource Retirement Group Annuity Contract II — Prospectus    25

Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of certificate account value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a participant who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your certificate account and the terms of the contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all participants uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower certificate account values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your certificate account, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your certificate account and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your certificate account transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of certificate account value to or from the underlying fund, and we must follow this instruction. We reserve the right to

26    RiverSource Retirement Group Annuity Contract II — Prospectus

administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the certificate account in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make within the certificate account, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, while we disregard transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract and listed in the certificate may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to our service center:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Certificate account value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The certificate account value after a partial surrender must be at least the loan balance, if any, plus $500.

2 2 By automated transfers and automated partial surrenders
Your sales representative can help you set up automated transfers among your subaccounts or GPAs or automated partial surrenders from the GPAs, Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic purchase payments if automated partial surrenders are in effect.
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.

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Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None
Surrenders
Surrenders of certificate account values:
Any distribution from a certificate account will be treated as a surrender or partial surrender. Your certificate account value may only be surrendered under certain circumstances (see “Surrender Restrictions”). However, if not restricted by the Code or the Plan, you may surrender all or part of your certificate account at any time before the annuitization start date by sending us a written request or calling us. We will process your surrender request on the valuation date we receive it. If we receive your surrender request in good order at our Service Center before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request. If we receive your surrender request at our Service Center at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request. We may ask you to return the certificate. You may have to pay a certificate administrative charge, if applicable (see “Charges”) and IRS taxes and penalties (see “Taxes”). You cannot make surrenders after the annuitization start date except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).
Any partial surrenders you take from the certificate account will reduce your certificate account value. As a result, the value of your death benefit will be reduced.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of death benefits (see “Taxes — Required Minimum Distributions”).
Surrender of the contract:
Subject to certain rules, the contract holder may surrender the contract for the full surrender value of all certificate accounts to be paid to the participants. The contract holder must send us a written request, or other method agreed to by us, while the contract remains in force. We will process a surrender request on the valuation date we receive it. If we receive a surrender request in good order at our Service Center before the close of business, we will process a surrender using the accumulation unit value we calculate on the valuation date we received a surrender request. If we receive a surrender request at our Service Center at or after the close of business, we will process a surrender using the accumulation unit value we calculate on the next valuation date after we received a surrender request. If a participant dies following a surrender request, payment will be made to the participant’s estate. Any amounts surrendered, including any related charges, cannot be repaid. Upon surrender for the full surrender value of all participants’ certificate accounts, the contract will terminate. We may require that the contract holder return the contract to us before we pay the full surrender value.
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts, GPAs and/or the Special DCA fixed account, in the same proportion as your value in each account correlates to your total certificate account value less amounts in the loan account, unless requested otherwise. The minimum certificate account value after partial surrender must be at least the loan balance, if any, plus $500.
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.

28    RiverSource Retirement Group Annuity Contract II — Prospectus

We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving a certificate or contract surrender request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
Surrender Restrictions
Surrender Restrictions Before Age 59½
The Code imposes certain restrictions on your right to receive early distributions from your certificate account. Except for amounts held in the contract on behalf of participants on December 31, 1988, no amounts may be distributed from the certificate accounts unless one or more of the following conditions has been satisfied:
a.	You have attained age 59½;
b.	You are disabled;
c.	Your death has occurred;
d.	You have severed employment with the contract holder;
e.	You are a qualifying military reservist; or
f.	If permitted under the Plan, elective deferral contributions may be surrendered if you have satisfied the requirements for a financial hardship as defined in the Code.
If permitted by the Plan, multiple distributions can be taken under these rules.
Financial Hardship Distributions
If the Plan has established independent criteria for financial hardship distributions, then any financial hardship distributions made from the certificate account under the Plan shall adhere to the rules set forth in the Plan, subject to the approval of the contract holder or the Plan administrator. If the Plan has not established independent criteria for financial hardship distributions, then, in the event of a financial hardship that satisfies the requirements of the Code, you may receive a distribution of only elective deferral contributions. Certificate account distributions of nonelective contributions and/or earnings on your contributions are not permitted for financial hardships.
No hardship distribution is permitted from the certificate account unless the “safe harbor” standards with respect to establishing an immediate and heavy financial need are satisfied. For purposes of satisfying the lack of other resources requirement, any method acceptable under the IRS rules is permitted.

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Direct Rollover Distributions
Notwithstanding any other provision of the contract, a distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
If provided in the Plan and if allowed by us, a direct rollover of amounts in a 403(b) account may be made to a designated 403(b) Roth account of a 403(b) annuity/403(b)(7) custodial account or a Roth IRA.
For purposes of this section, a “distributee” is any participant (or former participant) entitled to receive a distribution from a certificate account under the contract, a surviving spousal beneficiary and any spouse or former spouse that qualifies as an alternate payee.
In addition, a nonspouse beneficiary may make a direct rollover of all or any portion of an eligible rollover distribution to a new inherited IRA contract only. No other rollover options are available to a beneficiary who is not a spouse.
Restrictions on Texas Optional Retirement Program
You cannot receive distributions before the annuitization start date unless you become totally disabled or end your employment at a Texas college or university. This restriction means that loans are not available and affects your right to:
•	surrender all or part of your certificate account at any time; and
•	move up your annuitization start date.
If you are in the program for only one year, the portion of the purchase payments made by the state of Texas will be refunded to the state. These restrictions are based on an opinion of the Texas Attorney General interpreting Texas law.
Loans
If permitted by the Plan and if allowed by us, you may take loans from your certificate account in accordance with the terms and conditions set forth in your Plan. Any certificate account loan is subject to the requirements of Section 72(p) of the Code and applicable regulations in addition to any terms and conditions that the Plan may impose. You should consult a tax advisor before taking a loan.
You may have only one loan outstanding at any time. You must complete and sign a loan agreement. No actual distributions to repay loans shall be made which would be in violation of the Code. We reserve the right to specify a minimum loan amount, even if the Plan has not established a minimum. Currently, the minimum loan amount is $500. The maximum amount of a certificate account loan cannot exceed the surrender value of the certificate account and shall not exceed the least of:
•	the maximum amount permitted by the Plan, if applicable;
•	fifty percent (50%) of your certificate account value; or
•	$50,000 minus the highest outstanding balance of your loans from any plans the contract holder sponsors during the year prior to the loan effective date, and
•	your certificate account value minus the value of any Special DCA fixed account and any GPA.
On the annuitization start date, any certificate account loan shall become immediately due and payable in full and, if not repaid, the loan balance will be treated as a partial surrender and will be reported as taxable to you. An active loan may be prepaid in whole at any time. If a certificate account is surrendered while a loan is outstanding, the certificate account’s surrender value will be reduced by the loan balance. Unless the certificate account is continued as provided by the spouse’s option to maintain certificate account provision, the loan balance and any applicable charges due at the time of your death, will be deducted from the death benefit’s proceeds prior to making payment to your beneficiaries.
While you have an outstanding certificate account loan, the following transactions may not be permitted under the contract and described in the certificate:
•	exchanges from the certificate account,
•	plan to plan transfers, and
•	additional loans.
Loans may also be subject to additional limitations or restrictions under the terms of the Plan. Loans permitted under the contract and described in the certificate may still be taxable in whole or in part if you have additional loans from other plans or contracts. We will calculate the maximum nontaxable loan based solely on the information provided to us by Plan sponsor or you, in writing.

30    RiverSource Retirement Group Annuity Contract II — Prospectus

Loan Account
Loans shall be secured, to the extent necessary to adequately collateralize the loan, by your vested interest in the certificate account. The certificate account will be the sole security for the loan. At the time a loan is taken, the loan amount is subtracted pro rata from all accounts in which you invested, but not Special DCA fixed account and any GPA, and transferred to a loan account.
The loan account will earn interest daily. The current crediting rate will never be less than the fixed account minimum interest rate.
Loan Balance
At any point in time, your loan balance will be the principal amount owed plus unpaid accrued interest charges. Loans will be made at an interest rate determined by us at the time the loan is taken and will be fixed for the life of the loan. The maximum interest rate for loans will not exceed 8%.
Loan Payments
Loans must be repaid in substantially equal payments, not less frequently than quarterly unless paid in full. Loans must be repaid within a maximum of 5 years. If permitted by us and the Plan, loans used to construct or purchase your principal residence may be extended for longer periods, but not to exceed 30 years. Loan payments will consist of principal and accrued interest charges and will be applied first to interest charges. The payment amounts are set forth at the time the loan is taken. Any excess payment reduces the loan balance and shortens the length of the loan. It does not change future payment amounts.
On the date of each loan payment:
1.	your loan balance is reduced by the amount of the loan payment, and
2.	a transfer is made from your loan account to all accounts in which you invest according to existing purchase payment allocations, but not any Special DCA fixed account or GPAs. The amount to be transferred is determined by subtracting the loan balance after the loan payment from the loan account prior to the loan payment (but not less than zero).
Military Service
If we are notified in advance, loan payments can be delayed during time of service. Interest charges on your loan balance will continue to accrue. Payments continue after service ends, and the maturity date of the loan is extended. Payment amounts may be recalculated.
Leave of Absence
If we are notified in advance, loan payments can be delayed during qualified leaves. Interest charges on the loan balance will continue to accrue. Payments continue after the leave ends, however, the maturity date of the loan does not change. Payment amounts may be recalculated.
Loan Defaults
Unless a different grace period is provided for in the Plan, a grace period of at least 30 days will be available for loan payments under the terms of the loan agreement. If a loan payment is not made by the end of the applicable grace period, your loan balance will be in default.
If you are eligible for distributions from the certificate account, the loan is canceled. The loan balance will be treated as a partial surrender to pay off the loan. The partial surrender will first be deducted from your loan account followed by any remainder deducted pro rata from all accounts in which you are invested. The partial surrender will be reported as taxable to you.
If you are not eligible for distributions from the certificate account, the loan is considered a deemed distribution at that time in order to secure the loan to the extent necessary to adequately collateralize the loan. The difference between your loan balance and your loan account is transferred pro rata from all accounts in which you are invested, but not any Special DCA fixed account or GPAs, to your loan account. Transfers will be made from Special DCA fixed accounts and GPAs if insufficient amounts are available from other accounts in which you are invested. Additional interest on the loan account will continue to accrue and will be credited only if the loan is repaid. The loan balance will be reported as taxable to you. Additional interest owed on the loan balance will continue to accrue for repayment purposes only. The loan account and loan balance remain in the certificate account until one of the following occurs.
1.	The loan balance, as of the date the loan was deemed distributed, is treated as a partial surrender of the certificate account in these circumstances:
•	you are eligible for distributions from the certificate account. This will occur automatically if your eligibility is based on your age.
•	on the annuitization start date,
•	a full surrender of the certificate account,

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•	a rollover into another eligible retirement plan, or
•	upon your death.
The loan account and loan balance will be zero.
2.	You repay the full amount of the loan balance. On the date of repayment, the loan account, plus credited interest on the loan account since the date the loan was deemed, is then transferred to all accounts in which you are investing according to existing purchase payment allocations, but not any Special DCA fixed account or GPAs. After such repayment, the loan account and loan balance will be zero.
If we agree, loan balance repayments may be made for less than the full amount.
You may not take another loan until the loan balance is repaid or deducted from your certificate account value.
For more information on loans, consult your loan agreement.
Changing Ownership
You may not sell, assign, transfer, discount or pledge the contract and related certificate as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. Your vested rights under the contract and described in the certificate are nonforfeitable.
Benefits in Case of Death
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with a certificate account value greater than zero.
If you are age 79 or younger on the date we issue the certificate, the beneficiary receives the greater of:
•	the certificate account value, minus any loan balance; or
•	the Return of Purchase Payments (ROPP) value, minus any loan balance.
If you are age 80 or older on the certificate date, the beneficiary receives the certificate account value, minus any loan balance.
Here are some terms that are used to describe the death benefit:
ROPP Value: is the total purchase payments on the certificate issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
If you take a partial surrender, the applicable ROPP Value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP Value at the time of a partial surrender, then the ROPP Value is reduced by an amount that is more than the dollar amount withdrawn.
Adjusted partial surrenders	=	a X b
c

a	=	amount by which the certificate account value is reduced as a result of the partial surrender.
b	=	the ROPP value on the date of (but prior to) the partial surrender.
c	=	the certificate account value on the date of (but prior to) the partial surrender.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the certificate account value on the date of the continuation after any increase to the certificate account value due to the death benefit that would otherwise have been paid.
Example of death benefit calculation when you are age 79 or younger on the certificate effective date:
•	You purchase the certificate with a payment of $20,000
•	During the second certificate year the certificate account value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a certificate account value of $16,500.

We calculate the death benefit as follows, assuming $0 loan balance:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments	$20,000
minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =
$18,000	–1,667

32    RiverSource Retirement Group Annuity Contract II — Prospectus

The death benefit is the ROPP value of:	$18,333
since this is greater than your certificate account value of $16,500
If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the certificate account value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death
The death benefit for each beneficiary will be payable in a lump sum on the valuation date we receive due proof of death from that beneficiary. The beneficiary may elect to receive payment anytime within five years after the date of death.
Some beneficiaries may have additional options. In lieu of a lump sum, your designated beneficiary may elect to receive regular installment payments under one of the following options:
a.	If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the non-spouse beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
In the event of your beneficiary’s death, their beneficiary can elect to take a lump sum payment or annuitize the contract to deplete it within 10 years of your beneficiary’s death.
b.	If, upon your death, the designated beneficiary does not elect one of the irrevocable annuity payment plans (A through E), or a single sum distribution, then the designated beneficiary may elect to receive payments according to an alternative plan as agreed to by us provided:
•	the designated beneficiary elects the plan at the time we receive due proof of death;
•	if your sole designated beneficiary is your surviving spouse, your entire interest will be distributed, beginning no later than the later of December 31 of the calendar year following the calendar year of your death or December 31 of the calendar year in which you would have attained age 72, over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse. If the surviving spouse dies before distributions commence, the remaining interest will be distributed, beginning no later than December 31 following the calendar year of the surviving spouse’s death, over the spouse’s designated beneficiary’s remaining life expectancy determined using such beneficiary’s age as of his or her birthday in the year following the death of the spouse; or
•	if your sole designated beneficiary is someone other than your surviving spouse, your entire interest will be distributed, beginning no later than the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of his or her birthday in the year following the year of your death and reduced by 1 for each subsequent year;

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•	if you die before your required beginning date and there is no designated beneficiary, or if elected by the designated beneficiary, your entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of your death (or of the spouse’s death if the designated beneficiary was your surviving spouse and the spouse dies before distributions are required to begin);
•	if you die on or after your required beginning date and there is no designated beneficiary, your entire interest will be distributed, beginning no later than December 31 of the calendar year following the calendar year of your death, over your remaining life expectancy determined using your age in the year of your death and reduced by 1 for each subsequent year.
How we handle cERTIFICATES under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts and certificates to be abandoned after either 1) a period of inactivity of one to five years from the certificate’s maturity date (the latest day on which income payments may begin under the certificate) or 2) the date the death benefit is due and payable. If we determine that the death benefit has become payable, we will use our best efforts to locate all beneficiaries. If we are unable to locate a beneficiary, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. There is also a presumption of abandonment that requires escheatment when a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner. If your beneficiary steps forward to claim escheated annuity proceeds (with the proper documentation), the state is obligated to pay any such proceeds it is holding. To prevent escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address beneficiary designations are up to date, including complete names, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your beneficiary designations should be sent to our service center.
The Annuity Payout Period
As a participant and owner of the certificate account, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the certificate account value on your annuitization start date, plus any positive or negative MVA(less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining certificate account value to accumulate on a tax-deferred basis. If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant’s age and, in most cases sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts at settlement.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of The Contract and Certificate — Transfer policies.”
Annuity Tables
The annuity tables in your certificate (Table A and Table B) show the amount of the monthly payout for each $1,000 of certificate account value according to the age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)
Table A shows the amount of the first monthly variable annuity payout assuming that the certificate account value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the certificate. The assumed investment rate

34    RiverSource Retirement Group Annuity Contract II — Prospectus

affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using a 5% assumed interest rate results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed annuity payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date.
•	Plan A: Life income — non refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.
•	Plan C: Life income with installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and survivor life income — non refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E: Term certain installment: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that the annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum. We determine the present value of the remaining annuity payouts which are assumed to remain level at the amount of the payout that would have been made 7 days prior to the date we determine the present value. A 10% IRS penalty tax could apply to the taxable portion if you take a surrender. (See “Taxes.”)
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and premium tax paid) in the event of the annuitant’s death, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payouts. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payouts may result in the assessment of a surrender charge.
Liquidation charge under Variable Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% for the assumed investment return of 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.

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Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
You have the responsibility for electing a payout plan under your certificate that complies with applicable law. Your certificate describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
You must select a payout plan as of the annuitization start date set forth in your certificate.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the participant in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the certificate comply with the law. 403(b) annuity contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Plan or consult a tax advisor for additional information about the distribution rules applicable to your situation.

36    RiverSource Retirement Group Annuity Contract II — Prospectus

When you use your certificate to fund a retirement plan that is already tax-deferred under the Code, the certificate will not provide any necessary or additional tax deferral. Because your certificate is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the Plan regardless of the terms of the contract and described in the certificate.
Annuity payouts: The entire payout generally is includable as ordinary income and is subject to tax unless you or the contract holder has contributed after-tax dollars or unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA. We may permit partial annuitizations of your certificate. If we accept partial annuitizations, please remember that your certificate will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on your certificate, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after tax funding sources, we will generally report any payments on partial annuitizations as ordinary income.
Surrenders: The entire surrender will generally be includable as ordinary income and is subject to tax unless you or the contract holder has contributed after-tax dollars or unless you direct such amounts to be transferred to another investment within the 403(b) plan or have them directly rolled over to another eligible plan such as an IRA.
Loans will generally not be treated as distributions if:
–	the terms require repayment within five years;
–	the loans have substantially level payments over the term of the loan;
–	the loans do not exceed $50,000 or 50% of the value of the certificate if less; and
–	the loans are evidenced by a legally enforceable agreement.
Required Minimum Distributions: Retirement plans are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your certificate at year-end divided by the life expectancy factor. Certain death benefits may be considered in determining the fair market value of your certificate for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you.
In accordance to the Code and supporting regulations, you must begin receiving distributions, including distributions of 403(b) Roth contributions and earnings, by your required beginning date. Unless a later date is authorized under the Code or applicable regulations, your required beginning date is April 1 of the calendar year following:
•	the calendar year in which you attain age 72 or, if later,
•	the calendar year in which you retire from employment with the contract holder.
Your certificate account shall be distributed (both in determining the timing of subsequent distributions and the amount of all required distributions) in a manner consistent with the Code. For purposes of determining required minimum distributions, the certificate account will be valued considering your accumulated benefit plus the actuarial present value of any additional benefits provided. Distributions from the certificate account shall be made in the annuity payment plan option selected by you or your beneficiary on or before the date which is at least 30 days before your required beginning date.
Multiple 403(b) Annuity Contracts and 403(b)(7) Custodial Accounts: If you have multiple 403(b) annuity contracts, certificates and/or 403(b)(7) custodial accounts, the required minimum distribution requirements may be satisfied by receiving a distribution from one 403(b) annuity or 403(b)(7) custodial account that is equal to the amount required to satisfy the required minimum distribution requirements for all of your 403(b) annuity contracts, certificates and 403(b)(7) custodial accounts. Under this method, you must still calculate the required minimum distribution requirements separately for each 403(b) annuity or 403(b)(7) custodial account, even though you can satisfy the minimum requirements by taking a distribution from one or more annuity contracts, certificates or custodial accounts.
Annuity Payment Plan Options: You can schedule receipt of irrevocable annuity payments according to one of the plans (A through E) or another plan agreed to by us, provided:
•	the plan selected provides for payments that satisfy the RMD rules described above;
•	payments are made in periodic payments at intervals of no longer than 1 year;
•	the first required payment must be the payment that is required for one payment interval, and the second payment need not be made until the end of the next payment interval, and
•	once payments have begun under the RMD rules over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted.

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For purposes of this section, required distributions are considered to commence on your required beginning date, or if applicable, on the date distributions are required to begin to your surviving spouse. However, if you begin receipt of payments pursuant to an irrevocable annuity payment plan, required minimum distributions are considered to commence on the annuitization start date.
Permissive Service Credit Transfers: If permitted by the Plan and if you contribute to a tax-qualified defined benefit governmental plan as defined in the Code, that accepts plan-to-plan transfers for the purchase of permissive service credits under the Code, you may elect to have any portion of your certificate account transferred to the defined benefit governmental plan at any time.
Distributions Due to Termination of the Plan: Nothing in the contract and described in the certificate shall prohibit us from making a distribution of the certificate account to you following written notification by the contract holder (or the contract holder’s representative) of the termination of the Plan with instructions from the contract holder to distribute the certificate account to you. The certificate account may not be distributed unless the instructions to distribute the certificate account conform to the requirements and any other applicable guidance issued by the IRS. Nothing herein shall prevent us from treating the certificate account as a fully paid annuity upon termination of the Plan provided it would otherwise qualify for such status.
Withholding: If you receive directly all or part of the certificate account value, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the Plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Penalties: If you receive amounts from your certificate before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the certificate.
Assignment: You may not assign or pledge your certificate as collateral for a loan.
Other
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your certificate.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and

38    RiverSource Retirement Group Annuity Contract II — Prospectus

becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. It is also intended to qualify as a 403(b) Tax Sheltered Annuity as defined in the Code. To that end, the provisions of the contract and described in the certificate are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your certificate account; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the certificate account decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from policy owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or are not the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change.
In the event of any such substitution or change, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.

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About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
•	Only securities broker-dealers (“selling firms”) registered with the SEC and members of the FINRA may offer the contract.
•	The contracts are continuously offered to the various education associations and school administration associations through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when certificates are returned under the free look period.
Payments We May Make to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, we may pay ongoing trail commissions of up to 1.25% of the certificate account value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1.00% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract holders and participants; and
•	funding other events sponsored by a selling firm that may encourage the selling firm’s financial advisors to offer the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the certificate account (see “Expense Summary”);
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see “The Variable Account and the Funds — The funds”);
•	compensation we or an affiliate receive from a fund’s investment adviser, subadviser, distributor or an affiliate of any of these (see “The Variable Account and the Funds — The funds”); and
•	revenues we receive from other contracts/certificates and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract holders/ participants; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.

40    RiverSource Retirement Group Annuity Contract II — Prospectus

Potential Conflicts of Interest
Compensation payment arrangements made with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Investment Professionals
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask the financial advisor before you buy, how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.

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Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents By Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

42    RiverSource Retirement Group Annuity Contract II — Prospectus

Appendix A: The Funds
You may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC

RiverSource Retirement Group Annuity Contract II — Prospectus    43

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC

44    RiverSource Retirement Group Annuity Contract II — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.

RiverSource Retirement Group Annuity Contract II — Prospectus    45

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC

46    RiverSource Retirement Group Annuity Contract II — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC

RiverSource Retirement Group Annuity Contract II — Prospectus    47

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC (TSW), subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc., and Wells Capital Management Incorporated, subadvisers.

48    RiverSource Retirement Group Annuity Contract II — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

RiverSource Retirement Group Annuity Contract II — Prospectus    49

Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical certificate account values. These certificate account values do not represent past or future performance. Actual certificate account values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, and the fees and charges that apply to your certificate.
Assumptions:
•	You enroll under the contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	n/12	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You enroll under the contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	84/12	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	84/12	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61.

50    RiverSource Retirement Group Annuity Contract II — Prospectus

The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount. The date in which operations commenced in each subaccount is noted in parentheses. We have not provided this information for subaccounts (if any) that were not available under your contract as of December 31, 2020.
Variable account charges of 0.95% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,278	3,267	1,985	1,825	1,643	1,676	1,226	791	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16	$1.21
Accumulation unit value at end of period	$5.34	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,180	6,613	5,624	4,590	3,072	2,941	1,377	589	267	93

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,001	10,883	11,708	13,653	13,785	12,552	10,397	3,655	—	—

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42	$1.42
Accumulation unit value at end of period	$3.22	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	15,482	16,561	18,256	20,496	22,042	23,479	26,320	29,234	31,529	36,454

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.71	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	18,398	18,379	19,527	20,271	19,437	19,317	15,638	11,699	3,226	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18	$1.16
Accumulation unit value at end of period	$2.79	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	55,169	52,172	50,535	51,410	47,474	37,714	33,526	33,040	33,359	39,535

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,241	2,883	2,926	2,321	1,718	1,625	587	150	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.55	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,653	16,017	16,602	17,049	14,367	9,669	5,364	2,048	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26	$1.21
Accumulation unit value at end of period	$3.69	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,909	4,163	3,504	2,796	2,539	2,275	1,150	553	251	40

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14	$1.21
Accumulation unit value at end of period	$2.43	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,792	9,923	8,812	8,410	7,265	5,599	4,707	3,248	1,392	844

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,740	4,583	4,429	4,150	2,851	2,505	2,761	1,137	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95	$1.22
Accumulation unit value at end of period	$1.93	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	14,110	12,868	12,286	9,779	5,901	5,314	5,297	3,910	1,839	1,102

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08	$1.04
Accumulation unit value at end of period	$1.04	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,606	3,693	3,604	3,467	3,187	2,791	2,668	2,699	2,020	1,190

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.94	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	41,345	19,585	23,211	9,397	9,951	6,571	5,034	5,954	1,172	825

52    RiverSource Retirement Group Annuity Contract II — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13	$1.08
Accumulation unit value at end of period	$1.83	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	11,533	11,087	11,600	11,719	9,952	8,478	6,903	4,568	2,838	1,107

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13	$1.07
Accumulation unit value at end of period	$1.77	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	5,792	6,333	6,544	6,347	6,040	14,061	15,213	15,891	1,475	587

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07	$1.02
Accumulation unit value at end of period	$1.44	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	19,902	16,207	12,314	12,012	9,706	7,288	5,718	5,271	6,013	3,544

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16	$1.21
Accumulation unit value at end of period	$4.63	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,276	6,082	5,803	4,866	4,306	3,556	1,650	1,074	553	92

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91	$0.91
Accumulation unit value at end of period	$2.90	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	61,708	61,001	54,565	48,132	42,843	40,321	37,322	38,404	40,265	46,053

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.20	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19,603	13,422	12,393	9,957	8,639	4,608	3,837	2,142	1,603	889

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,486	4,907	4,086	4,794	5,110	3,685	1,824	428	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07	$1.27
Accumulation unit value at end of period	$3.48	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,513	3,093	2,784	2,228	1,875	1,603	682	384	92	91

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03	$1.19
Accumulation unit value at end of period	$1.76	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	7,021	5,765	5,332	5,023	4,155	3,028	1,445	889	446	166

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17	$1.20
Accumulation unit value at end of period	$3.15	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	4,454	4,605	4,415	3,070	2,409	1,990	1,473	533	91	52

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14	$1.26
Accumulation unit value at end of period	$2.85	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,545	4,286	4,070	3,662	3,283	2,637	2,007	1,383	354	215

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15	$1.27
Accumulation unit value at end of period	$2.68	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,022	1,791	1,945	1,625	1,524	1,310	964	564	193	81

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.33	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	22,559	20,576	16,609	15,211	10,308	6,562	4,404	3,947	3,269	1,394

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00	$1.00
Accumulation unit value at end of period	$1.17	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	5,563	3,890	3,382	3,466	3,503	2,879	2,039	1,116	1,594	1,177

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.33	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,453	5,661	3,657	3,618	3,321	2,338	2,028	1,882	1,851	479

RiverSource Retirement Group Annuity Contract II — Prospectus    53

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11	$1.02
Accumulation unit value at end of period	$1.40	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	5,950	5,017	4,610	3,836	2,688	1,994	1,633	1,568	1,542	739

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07	$1.20
Accumulation unit value at end of period	$1.85	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5,332	5,255	4,946	5,029	4,541	3,923	2,953	2,042	906	442

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,229	7,652	6,698	4,862	1,660	931	646	90	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19	$1.21
Accumulation unit value at end of period	$4.69	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,073	3,785	3,496	2,839	1,651	853	660	432	162	101

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22	$1.23
Accumulation unit value at end of period	$4.58	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	1,517	1,354	1,344	1,100	1,022	761	406	298	177	51

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14	$1.16
Accumulation unit value at end of period	$2.88	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,211	8,520	7,357	6,873	4,997	3,384	2,363	1,292	425	287

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20	$1.24
Accumulation unit value at end of period	$5.70	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	2,211	1,750	1,440	1,068	1,056	1,232	860	771	700	442

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20	$1.17
Accumulation unit value at end of period	$2.49	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	4,169	3,615	3,132	2,268	1,596	1,375	1,418	1,032	618	230

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.24	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	7,668	3,939	2,628	2,428	2,176	1,011	575	549	756	268

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14	$1.23
Accumulation unit value at end of period	$3.20	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	6,153	5,975	5,746	4,921	3,322	1,963	1,157	857	588	340

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20,552	10,306	9,648	6,939	5,700	2,506	1,014	613	308	172

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20	$1.19
Accumulation unit value at end of period	$3.81	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	3,014	3,037	2,949	2,817	2,339	2,001	1,080	663	328	156

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4,157	4,619	4,853	6,013	6,466	7,133	7,736	6,629	2,284	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02	$1.06
Accumulation unit value at end of period	$3.33	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	45,857	48,944	50,290	52,141	55,327	63,576	70,307	76,647	84,137	102,175

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17	$2.46
Accumulation unit value at end of period	$5.39	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	18,480	20,850	22,801	24,758	27,539	31,976	37,014	43,257	50,560	63,182

54    RiverSource Retirement Group Annuity Contract II — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,605	43,673	35,920	30,762	19,832	14,724	10,509	2,729	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,910	13,784	12,559	12,704	11,610	11,688	12,796	4,629	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29	$1.31
Accumulation unit value at end of period	$2.35	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	8,428	9,951	10,663	12,378	13,740	15,352	17,372	20,113	22,778	27,767

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40	$2.52
Accumulation unit value at end of period	$5.52	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40
Number of accumulation units outstanding at end of period (000 omitted)	6,614	7,253	7,430	7,861	8,759	9,355	11,090	12,772	14,443	18,246

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,229	2,877	2,517	1,992	1,788	1,401	382	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35	$1.49
Accumulation unit value at end of period	$3.97	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	11,741	12,511	12,618	12,158	11,402	12,573	12,255	13,330	14,055	16,697

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40	$1.41
Accumulation unit value at end of period	$1.78	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	30,222	34,746	39,910	48,596	56,033	71,089	87,326	106,841	136,644	159,925

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36	$1.41
Accumulation unit value at end of period	$3.92	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	8,633	8,376	8,961	8,737	8,661	9,200	8,752	8,651	8,534	9,937

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,481	9,564	9,892	10,957	10,172	8,537	7,340	4,139	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,463	3,665	3,818	5,182	7,482	8,642	5,339	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,740	17,349	9,865	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	16,524	14,892	16,421	16,815	12,008	5,319	1,772	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.35	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	4,965	5,029	5,388	5,586	6,279	7,362	7,359	9,102	10,929	13,639

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,539	3,889	3,646	2,938	2,834	3,086	2,470	1,416	—	—

MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14	$2.03
Accumulation unit value at end of period	$4.34	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14
Number of accumulation units outstanding at end of period (000 omitted)	10,301	11,400	11,893	13,841	15,339	17,604	21,703	22,161	24,763	28,483

RiverSource Retirement Group Annuity Contract II — Prospectus    55

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19	$1.29
Accumulation unit value at end of period	$7.66	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,881	5,148	4,517	3,608	3,758	4,823	5,706	6,523	7,547	11,091

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14	$1.19
Accumulation unit value at end of period	$3.18	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,734	1,641	1,500	1,194	663	545	484	362	191	137

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,476	1,329	1,181	1,066	1,043	1,028	390	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26	$1.25
Accumulation unit value at end of period	$1.77	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	9,347	11,304	12,577	14,975	16,963	21,291	30,891	40,275	51,223	49,462

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,039	1,190	1,143	1,023	938	1,206	1,023	1,373	1,076	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,045	14,655	10,862	8,970	5,911	4,281	3,259	2,683	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,973	12,203	12,794	12,265	9,937	10,469	9,367	5,007	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,350	3,480	3,448	3,826	3,808	2,337	1,658	856	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	119,032	130,387	152,982	169,477	176,564	194,758	199,324	205,762	177,549	153,074

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.48	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	134,376	91,936	78,912	91,597	101,651	94,924	100,672	134,759	211,589	152,207

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	128,879	108,282	62,630	10,418	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138,539	98,291	46,893	4,550	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362,890	239,126	190,637	196,362	173,746	84,219	47,213	23,356	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	624,508	589,254	551,934	559,214	545,537	342,067	214,158	98,193	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.56	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,558,162	4,413,827	4,142,751	3,565,618	3,079,934	2,461,500	1,530,962	541,712	—	—

56    RiverSource Retirement Group Annuity Contract II — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	$1.00	—
Accumulation unit value at end of period	$1.58	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	5,471,498	5,604,543	5,611,465	5,348,661	5,069,930	4,166,843	3,245,376	2,279,309	956,051	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,229,252	1,213,328	1,174,752	1,240,606	1,265,648	1,290,607	1,313,689	1,372,194	1,323,161	1,036,629

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.08	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	431,206	472,312	543,398	606,530	641,719	690,999	712,898	755,350	671,792	586,675

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	264,814	253,836	242,612	272,779	289,627	299,356	321,778	370,454	457,930	335,257

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06	$1.01
Accumulation unit value at end of period	$1.29	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5,433	3,834	2,778	2,599	2,406	1,400	742	762	1,027	678

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11	$1.16
Accumulation unit value at end of period	$2.88	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,193	1,318	1,350	1,336	1,169	1,232	773	655	445	380

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01	$1.17
Accumulation unit value at end of period	$1.62	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,004	1,845	1,730	1,736	1,619	1,813	987	635	123	59

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07	$1.16
Accumulation unit value at end of period	$2.00	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9,565	8,505	8,887	7,807	5,794	5,380	2,748	1,496	533	369

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94	$1.18
Accumulation unit value at end of period	$1.24	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	6,114	6,382	5,672	4,438	3,209	3,315	1,719	1,071	459	359

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27	$1.29
Accumulation unit value at end of period	$3.42	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,612	1,617	1,432	1,098	976	1,055	765	536	295	193

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16	$1.23
Accumulation unit value at end of period	$2.16	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,747	1,701	1,667	1,509	1,159	976	838	748	447	224

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	163,734	121,321	76,924	46,011	5,179	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,693,115	1,413,115	921,056	515,181	92,936	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982,936	871,453	630,876	379,986	48,868	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42	$1.51
Accumulation unit value at end of period	$4.20	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	3,636	3,890	4,410	5,087	5,903	6,749	7,586	9,027	10,721	13,842

RiverSource Retirement Group Annuity Contract II — Prospectus    57

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37	$1.45
Accumulation unit value at end of period	$5.26	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	7,471	7,614	7,939	7,126	7,160	7,984	7,461	8,750	10,201	12,890

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,733	3,661	3,597	3,339	2,430	2,464	1,908	770	—	—

58    RiverSource Retirement Group Annuity Contract II — Prospectus

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

RiverSource Retirement Group Annuity Contract II — Prospectus    59

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6612  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA.
Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
RAVA 5 Advantage® Variable Annuity
(Offered for contract applications signed on or after April 29, 2013 but prior to April 29, 2019)
RAVA 5 Select® Variable Annuity
(Offered for contract applications signed on or after April 29, 2013 but prior to Sept. 18, 2017)
RAVA 5 Access® Variable Annuity
(Offered for contract applications signed on or after April 29, 2013 but prior to June 22, 2020)
Individual Flexible Premium Deferred Combination Fixed/Variable Annuities
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
RAVA 5 Advantage contracts described in this prospectus were offered for contract applications signed on or after April 29, 2013 but prior to April 29, 2019. RAVA 5 Select contracts described in this prospectus were offered for contract applications signed on or after April 29, 2013 but prior to September 17, 2017. RAVA 5 Access contracts will be available for purchase with our prior approval, on a limited basis for certain transactions including, but not limited to TSA contracts or to accommodate 1035 exchanges of non-qualified contracts.
This prospectus contains information that you should know before investing in the RAVA 5 Advantage, RAVA 5 Select, or RAVA 5 Access.The information in this prospectus applies to all contracts unless stated otherwise.
All material terms and conditions of the contracts, including material state variations, are described in this prospectus.
Investment options available under the contracts are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)(1)
AB VPS Large Cap Growth Portfolio (Class B)(1)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III(1)
American Century Variable Portfolios, Inc.
American Century VP Value, Class II(1)
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)(1)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)(1)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)(1)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)(1)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)(1)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)(1)

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    1

Columbia Variable Portfolio - Emerging Markets Fund (Class 2)(1)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)(1)
Columbia Variable Portfolio - Government Money Market Fund (Class 2) (1)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)(1)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2) (1)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)(1)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Overseas Core Fund (Class 2)(1)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)(1)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2) (1)
CTIVP® - American Century Diversified Bond Fund (Class 2) (1)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)(1)
CTIVP® - CenterSquare Real Estate Fund (Class 2)(1)
CTIVP® - Loomis Sayles Growth Fund (Class 2)(1)
CTIVP® - MFS® Value Fund (Class 2)(1)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)(1)
CTIVP® - TCW Core Plus Bond Fund (Class 2) (1)
CTIVP® - Victory Sycamore Established Value Fund (Class 2) (1)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2) (1)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2) (1)
Variable Portfolio - Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2) (1)
Variable Portfolio - Partners Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Growth Fund (Class 2)(1)
Variable Portfolio - Partners International Value Fund (Class 2)(1)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2) (1)
Variable Portfolio - Partners Small Cap Value Fund (Class 2) (1)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B(1)
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2(1)
Fidelity® VIP Mid Cap Portfolio Service Class 2(1)
Fidelity® VIP Strategic Income Portfolio Service Class 2(1)
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2(1)
Franklin Mutual Shares VIP Fund - Class 2(1)
Franklin Small Cap Value VIP Fund - Class 2(1)
Templeton Global Bond VIP Fund - Class 2(1)
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares(1)
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares(1)
Invesco V.I. Global Fund, Series II Shares(1)
Invesco V.I. Global Strategic Income Fund, Series II Shares(1)
Invesco V.I. Main Street Small Cap Fund, Series II Shares(1)
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy(1)
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares(1)
Janus Henderson Flexible Bond Portfolio: Service Shares(1)
Janus Henderson Research Portfolio: Service Shares(1)
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares(1)

2    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II(1)
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class(1)
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares(1)
Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (1)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)(1)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class(1)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class(1)
PIMCO VIT Total Return Portfolio, Advisor Class(1)
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)(1)
Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2(1)
Wells Fargo VT Small Cap Growth Fund - Class 2(1)
(1) Not available with certain benefit riders.
Please read the prospectuses carefully and keep them for future reference.
The contracts with SecureSource series riders may provide for Annual Credits on certain rider anniversaries. Credits increase the lifetime benefit but may result in higher rider charges that may exceed the benefit from the Annual Credits.
The optional living benefit riders and certain death benefit riders described in this prospectus provide certain guarantees along with limitations that could reduce the monetary value derived from the riders. The optional living benefit riders and certain death benefit riders require you to invest your contract value in approved investment options that are designed to minimize risk to RiverSource Life but may limit your contract’s growth potential or ability to make subaccount transfers. If you later decide you do not want to invest in those approved investment options, you must request a full surrender. This will result in the termination of your contract and you will no longer derive any benefit from the riders. Additionally, we may restrict additional purchase payments. You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 13 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    3

annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

4    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    5

6    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contingent annuitant: The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless your investment options have been restricted under a living benefit rider, the SecureSource Legacy benefit or the
Enhanced Legacy benefit rider, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs) : A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    7

the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase optional benefits. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value immediately prior to the surrender, minus any applicable charges, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

8    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

The Contracts in Brief
This prospectus describes three contracts. Each contract has different expenses. RAVA 5 Access does not have surrender charges, but it has the highest mortality and expense risk fees of the three contracts. RAVA 5 Select has a four-year surrender charge schedule and has lower mortality and expense risk fees than RAVA 5 Access. RAVA 5 Advantage offers a choice of a seven-year or a ten-year surrender charge schedule, and has the lowest mortality and expense risk fees of the three contracts. After the 10th contract anniversary, the mortality and expense risk fees are the same for the three contracts. RAVA 5 Advantage and RAVA 5 Select include the option to purchase living benefit riders; effective Nov. 16, 2015, living benefit riders are not available under RAVA 5 Access. Your financial advisor can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract. The information in this prospectus applies to all contracts unless stated otherwise.
Purpose: The purpose of each contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, regular fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under your contract. Beginning at a specified time in the future called the annuitization start date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax and/or other charges).
Buying a contract: New RAVA 5 Advantage and RAVA 5 Select contracts as described in this prospectus are not available for purchase. However, you have the option of making additional purchase payments in the future, subject to certain limitations. RAVA 5 Access contracts will be available for purchase with our prior approval, on a limited basis for certain transactions including, but not limited to TSA contracts or to accommodate 1035 exchanges of non-qualified contracts. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
When buying a contract, you must provide us a minimum initial purchase payment. The minimum initial purchase payment varies between $1,000 and $2,000 based on tax qualification. In no case may purchase payments exceed $1,000,000 without our prior approval. We may also further limit, or restrict, purchase payments in certain contract years or based on age, and in conjunction with a living benefit rider, the SecureSource Legacy benefit or the Enhanced Legacy benefit rider elections. (see “Buying Your Contract.”)
There are many factors to consider carefully before you buy a variable annuity and any optional benefit rider. Variable annuities — with or without optional benefit riders — are not right for everyone. Make sure you have all the facts you need before you purchase a variable annuity or choose an optional benefit rider. Some of the factors you may wish to consider include:
•	“Tax Free” Exchanges: It may not be advantageous for you to purchase the contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (IRS) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period may begin when you exchange into the new contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes — 1035 Exchanges.”)
•	Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72.
•	These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
•	Taxes: Generally, income earned on your contract value grows tax-deferred until you take surrender or

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    9

begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, IRS penalty taxes may also apply to surrenders) unless you direct such amounts to be transferred to another investment within the same retirement plan, have them directly rolled over to another eligible retirement plan such as an IRA, or qualify for Section 1035 treatment. The tax treatment of qualified and nonqualified annuities differs. Even if you direct payouts to someone else, generally you will be taxed on the income if you are the owner. (see “Taxes”)
•	Your age: If you are an older person, you may not necessarily have a need for tax deferral, retirement income or a death benefit. Older persons who are considering buying a contract including any optional benefits may find it helpful to consult with or include a family member, friend or other trusted advisor in the decision making process before buying a contract.
•	How long you plan to keep your contract: variable annuities are not short-term liquid investments. RAVA 5 Advantage and RAVA 5 Select contracts have surrender charges. RAVA 5 Access contract does not have a surrender charge schedule, but it has a higher mortality and expense risk fee than RAVA 5 Advantage and RAVA 5 Select. After the 10th contract anniversary, the mortality and expense risk fees are the same for the three contracts. Does the contract meet your current and anticipated future needs for liquidity?
•	If you can afford the contract: are your annual income and assets adequate to buy the contract and any optional benefits you may choose?
•	The fees and expenses you will pay when buying, owning and surrendering money from the contract. (see “Charges”)
•	How and when you plan to take money from the contract: under current tax law, surrenders, including surrenders made under optional benefit riders, are taxed differently than annuity payouts. If you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”) under the SecureSource 3, SecureSource 4, SecureSource 4 Plus, SecureSource Core or SecureSource Core Plus riders, the guaranteed amounts under the rider will be reduced and for any withdrawal during the credit period, you will not receive Annual Credits on the next rider anniversary. In addition, certain surrenders may be subject to a federal income tax penalty. (see “Surrenders”)
•	Your investment objectives, how much experience you have in managing investments and how much risk you are you willing to accept.
•	Short-term trading: if you plan to manage your investment in the contract by frequent or short-term trading, the contract is not suitable for you and you should not buy it. (see “Making the Most of Your Contract — Transferring Among Accounts”)
•	Dissolution of marriage: If you elect one of the SecureSource series riders with the Joint life benefit and at a later date there is a dissolution of marriage, the joint life rider benefits and fees will continue; however, there will be no coverage for any spouse and you cannot change to the Single life rider.
Free look period: You may return your contract to your financial advisor or to our Service Center within the time stated on the first page of your contract and receive a full refund of the contract value. The valuation date will be the date your request is received at our Service Center. (For California residents, the valuation date will be the earlier of the date your contract is returned to your financial advisor or to our corporate office). We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments, if greater than contract value.)
•	Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. For RAVA 5 Access contracts, you cannot select the regular fixed account. (see “The Fixed Account”)
•	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the subaccounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the regular fixed account are subject to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)

10    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if you surrender prior to your reaching age 59 ½) and may have other tax consequences. If you have elected the SecureSource 3, SecureSource 4, SecureSource 4 Plus, SecureSource Core or SecureSource Core Plus riders, please consider carefully when you take surrenders. If you withdraw more than allowed withdrawal amount in a contract year (“excess withdrawal”) under the rider, the guaranteed amounts under the rider will be reduced and for any withdrawal during the Credit Period, you will not receive Annual Credits on the next rider anniversary. Certain other restrictions may apply. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: We offer optional death benefits and optional living benefits. Optional living benefits include guaranteed minimum withdrawal benefit riders and Accumulation Protector Benefit rider, a guaranteed minimum accumulation benefit. Guaranteed minimum withdrawal benefits permit you to withdraw a guaranteed amount from the contract over a period of time, which may include the lifetime of a single person (Single Life) or the lifetime of you and your spouse (Joint Life). Guaranteed minimum withdrawal benefits may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not affect your ability to withdraw income over your lifetime. These optional withdrawal benefits may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed under the rider. Before the contract value reaches zero, the guaranteed payments under the SecureSource rider are decreasing your contract value and you are withdrawing your money. Once the contract value reaches zero, the guaranteed payments are made by us. In this prospectus we use the term “SecureSource series” to refer to all of the guaranteed minimum withdrawal benefit riders. When we refer to the SecureSource Core rider, the SecureSource Core Plus rider, the SecureSource 4 rider, the SecureSource 4 Plus rider or the SecureSource 3 rider we are specifically referencing the individual rider in the series rather than all of the riders in the SecureSource series.
Accumulation Protector Benefit rider is intended to provide you with a guaranteed contract value at the end of a specified Waiting Period, currently 10 years, regardless of the volatility inherent in the investments in the subaccounts. Accumulation Protector Benefit rider may be appropriate for you if you want a guaranteed contract value at the end of Waiting Period. This optional living benefit may not be appropriate for you if you intend to surrender your contract value before the end of the 10-year Waiting Period or take withdrawals during the
Waiting Period (which reduces the benefit). After the waiting period, it is possible your contract value may be more than your benefit amount, resulting in no monetary value derived from the rider.
We offer the following optional death benefits: Return of Purchase Payments (ROPP) Death Benefit, Maximum Anniversary Value (MAV) Death Benefit, 5-year MAV Death Benefit, Benefit Protector Death Benefit, Enhanced Legacy benefit and SecureSource Legacy benefit. Benefit Protector Death Benefit is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. Enhanced Legacy benefit is intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract. SecureSource Legacy benefit (available only if purchased in combination with one of the SecureSource Core or SecureSource Core Plus or SecureSource 4 or
SecureSource 4 Plus riders) is intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract.
Please see table below for description and availability of optional living and death benefits.
Optional benefits risks and limitations: If you select an optional living benefit , the SecureSource Legacy benefit or the Enhanced Legacy benefit, you should consider whether these riders are appropriate for you taking into account the following considerations:
•	We restrict investment options available to you, which may limit transfers and allocations and may limit the timing, amount and allocation of purchase payments. If you later decide you do not want to invest in those approved investment options, you must request a full surrender. This will result in the termination of your contract and you will no longer derive any benefit from the riders. (see “Optional Benefits — Investment Allocation Restrictions for Certain Benefit Riders”).
•	If you select a SecureSource series rider, surrenders in excess of the amount allowed under the rider will impact the rider benefit and could result in substantially reduced payments under the rider or termination of the contract.
•	Restrictions on subsequent purchase payments, which may limit your ability to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
For more information on considerations before buying optional benefits, please see “Optional Benefits – Important SecureSource Series Rider Considerations”.
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    11

GPAs and the Special DCA fixed account are not available after the annuitization start date. (see “The Annuity Payout Period”)
Termination of the contract: The contract will be terminated under the following conditions:
1.	After the death benefit is paid, the contract will terminate.
2.	Reduction of the contract value to zero will terminate the contract unless benefits are payable under the terms of an optional living benefit rider.
3.	Your written request for a full surrender will terminate the contract.
Optional Benefit	Offered	Description
Accumulation Protector Benefit rider*	On or after April 29, 2013 Not available under RAVA 5 Access contracts on or after Nov. 16, 2015	Intended to provide a guaranteed contract value at the end of a specified Waiting Period, currently 10 years, regardless of the volatility inherent in the investments in the subaccounts.
SecureSource Core/ SecureSource Core Plus riders*	On or after April 30, 2018 Not available under RAVA 5 Access	Intended to provide, after the Lifetime Benefit is established, a specified withdrawal amount annually for life, even if the contract value is zero, subject to the terms and provisions of the rider.
SecureSource 4/ SecureSource 4 Plus riders*	On or after May 4, 2015 Not available under RAVA 5 Access contracts on or after Nov. 16, 2015	Intended to provide, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if the contract value is zero, subject to the terms and provisions of the rider.
SecureSource 3 rider*	Not offered on or after May 4, 2015	Intended to provide, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if the contract value is zero, subject to the terms and provisions of the rider.
Benefit Protector Death Benefit rider	On or after April 29, 2013	Intended to provide an additional benefit to owners age 75 and younger to help offset expenses after your death such as funeral expenses or federal and state taxes.
Enhanced Legacy rider*	On or after Oct. 5, 2015	Intended to provide additional death benefit guarantees to owners age 75 and younger that may increase the death benefit provided in the contract.
SecureSource Legacy benefit*	On or after April 30, 2018	Intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract and available only if purchased in combination with one of the SecureSource Series riders.
Return of Purchase Payments (ROPP)	On or after April 29, 2013	Intended to provide death benefit guarantee to owners age 80 and older that beneficiaries receive total purchase payments adjusted for partial surrenders.
Maximum Anniversary Value (MAV)	On or after April 29, 2013	Intended to provide additional death benefit to owners age 75 and younger by locking in the highest anniversary value through age 80 (adjusted for partial surrenders).
5- Year Maximum Anniversary Value (5-Year MAV)	On or after April 29, 2013	Intended to provide additional death benefit to owners age 75 and younger by locking in the highest anniversary value every 5 years through age 80 (adjusted for partial surrenders).
*Available only with approved investment options.

12    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

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Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from these contracts. The first tables describe the fees and expenses that you will pay at the time that you surrender one of these contracts. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charges for RAVA 5 Advantage:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.
Seven-year schedule		Ten-year schedule
Number of completed years from date of each purchase payment*	Surrender charge percentage applied to each purchase payment	Number of completed years from date of each purchase payment*	Surrender charge Percentage applied to each purchase payment
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	6
5	4	5	5
6	2	6	4
7+	0	7	3
		8	2
		9	1
		10+	0
Surrender charge for RAVA 5 Select:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
Contract Year**	Surrender charge percentage applied to purchase payments
1	7%
2	6
3	5
4	4
5+	0
There are no surrender charges on and after the fourth contract anniversary.
*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Surrender charge for RAVA 5 Access: None
Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.

14    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Contract administrative charge at full surrender:
Maximum: $50	Current: $30
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Contract Administrative Charge
Annual contract administrative charge	Maximum: $50	Current: $50*
Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
You must choose a product, a death benefit guarantee and the length of your contract’s surrender charge schedule. The combination you choose and the contract year you are in determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.
RAVA 5 Advantage with ten-year surrender charge schedule
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
RAVA 5 Advantage with seven-year surrender charge
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.10%
ROPP Death Benefit	1.45
MAV Death Benefit	1.35
5-year MAV Death Benefit	1.20

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
RAVA 5 Select
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.35%
ROPP Death Benefit	1.70
MAV Death Benefit	1.60
5-year MAV Death Benefit	1.45

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
RAVA 5 Access
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.50%
ROPP Death Benefit	1.85

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Through the 10th contract anniversary	Mortality and expense risk fee
MAV Death Benefit	1.75
5-year MAV Death Benefit	1.60

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
Other Annual Expenses
Optional Death Benefits
If eligible, you may select Benefit Protector Death Benefit, Enhanced Legacy benefit or SecureSource Legacy benefit. The fee applies only if you elect one of these optional benefits. Investment allocation restrictions apply if you select Enhanced Legacy benefit or SecureSource Legacy benefit. SecureSource Legacy benefit rider may be purchased only in combination with one of the SecureSource Core or SecureSource Core Plus or SecureSource 4 or SecureSource 4 Plus - Single life and Joint life riders.
Benefit Protector Death Benefit rider fee	0.25%
(As a percentage of contract value charged annually on the contract anniversary.)
Enhanced LegacySM benefit rider fee	Maximum: 1.75%	Current: 0.95%
(Charged annually on the contract anniversary. *)
*Prior to age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, Accumulation Death Benefit (ADB) value (after any increase is added) or MAV or the contract value. On or following age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, ADB value (after any increase is added) or MAV.
SecureSource LegacySM benefit rider fee (available for contract applications signed on or after April 30, 2018)	Maximum: 0.25%	Current: 0.15%

(Charged annually on the contract anniversary. The charge is calculated by multiplying the annual rider fee by the greater of the SecureSource Legacy Death Benefit amount or the contract value)
Optional Living Benefits
If eligible, you may select one of the following optional living benefits. The fees apply only if you select one of these benefits. Investment allocation restrictions apply. Living benefit riders are not available for RAVA 5 Access contract applications signed on or after November 16, 2015.
SecureSource Core SM – Single life rider fee (available for contract applications signed on or after April 30, 2018)	Maximum: 2.25%	Current: 1.15%
SecureSource Core SM – Joint life rider fee (available for contract applications signed on or after April 30, 2018)	Maximum: 2.25%	Current: 1.25%
SecureSource Core Plus SM – Single life rider fee (available for contract applications signed on or after April 30, 2018)	Maximum: 2.75%	Current: 1.50%
SecureSource Core Plus SM – Joint life rider fee (available for contract applications signed on or after April 30, 2018)	Maximum: 2.75%	Current: 1.65%
SecureSource 4®– Single life rider fee	Maximum: 2.25%	Current: 1.25%
SecureSource 4 ® – Joint life rider fee	Maximum: 2.25%	Current: 1.35%
SecureSource 4 Plus ® – Single life rider fee	Maximum: 2.75%	Current: 1.50%
SecureSource 4 Plus ® – Joint life rider fee	Maximum: 2.75%	Current: 1.65%
SecureSource 3 ® – Single life rider fee (available for contract applications signed prior to May 4, 2015)	Maximum: 2.25%	Current: 1.20%
SecureSource 3 ® – Joint life rider fee (available for contract applications signed prior to May 4, 2015)	Maximum: 2.25%	Current: 1.30%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
Accumulation Protector Benefit® (APB®) rider fee	Maximum: 2.00%	Current: 1.15%*

16    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
* For contract applications signed prior to 08/20/2018, the following fees apply:
For applications signed:	Maximum annual rider fee	Initial annual rider fee
Prior to 10/18/2014	2.00%	1.30%
10/18/ 2014 – 04/30/2016	2.00%	1.00%
05/01/ 2016 – 08/19/2018	2.00%	1.30%
(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
Current annual rider fees for elective step up (including elective spousal continuation step up) requests for contract applications signed on or after 08/20/2018, are shown in the table below:
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 12/30/2019	2.00%	1.15%
12/30/ 2019 – 07/20/2020	2.00%	1.30%
07/21/2020 and later	2.00%	2.00%
Current annual rider fees for elective step up (including elective spousal continuation step up) requests for contract applications signed prior to 08/20/2018, are shown in the table below.
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 10/18/2014	2.00%	1.30%
10/18/2014 – 06/30/2016	2.00%	1.00%
07/01/2016 – 10/15/2018	2.00%	1.30%
10/16/2018 – 12/29/2019	2.00%	1.00%
12/30/2019 – 07/20/2020	2.00%	1.15%
07/21/2020 and later	2.00%	2.00%

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Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

18    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with your rider, before fee waivers and/or expense reimbursements. Examples for RAVA 5 Advantage contracts with applications signed on or after April 30, 2018, assume that you select optional MAV 5 Death Benefit, Benefit Protector and SecureSource Core Plus or SecureSource 4 Plus rider. Examples for RAVA 5 Select contracts assume that you select the optional MAV Death Benefit, Benefit Protector and SecureSource 4 Plus rider (1),(2). Living benefit riders are not available under RAVA 5 Access and examples for RAVA 5 Access assume you have the Standard Death Benefit and that you select the optional Enhanced Legacy benefit rider. Please note, some of the optional benefits used in the examples may not have been available when you purchased your contract. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$1,304	$2,435	$3,540	$6,553	$584	$1,804	$3,088	$6,553
RAVA 5 Advantage
With a seven-year surrender charge schedule	1,230	2,389	3,521	6,665	600	1,848	3,159	6,665
RAVA 5 Select	1,180	2,327	3,346	6,970	640	1,966	3,346	6,970
RAVA 5 Access	490	1,470	2,452	4,861	490	1,470	2,452	4,861
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you have the Standard Death Benefit and do not select any optional benefits(1). Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$932	$1,269	$1,481	$2,087	$187	$575	$ 981	$2,087
RAVA 5 Advantage
With a seven-year surrender charge schedule	854	1,214	1,461	2,232	203	622	1,061	2,232
RAVA 5 Select	785	1,091	1,192	2,469	228	700	1,192	2,469
RAVA 5 Access	244	746	1,270	2,609	244	746	1,270	2,609
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    19

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination for each contract in Appendix G.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contracts currently offer subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large

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amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts, including the contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.

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•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states.
Currently, unless you have elected one of the optional living benefit riders, the SecureSource Legacy benefit or the Enhanced Legacy benefit rider, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

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•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix B.

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The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the regular fixed account and the Special DCA fixed account. We credit interest daily on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.
One year after receipt of each purchase payment or transfer, the rate for the payment or transfer amount, and its accumulated interest, may change. Interest will accrue at revised rates determined by us and at our discretion. These rates may be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses. However, the rate will never be less than the fixed account minimum interest rate shown under your contract. Your interest rate for each purchase payment or transfer will never change more frequently than annually.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Regular Fixed Account
For RAVA 5 Advantage and RAVA 5 Select, unless you have elected a living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, you also may allocate purchase payments or transfer contract value to the regular fixed account For RAVA 5 Access contracts, the regular fixed account is not available. The value of the regular fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. (See “Making the Most of Your Contract — Transfer policies”.)
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special DCA fixed account value on the date of the transfer

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divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer.
The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. We will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account and the regular fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;
•	the Special DCA fixed account for a twelve month term;
•	the approved investment options for the Enhanced Legacy benefit rider, the SecureSource Legacy benefit rider, one of the SecureSource series riders and APB riders;
•	unless you have elected one of the optional living benefit riders , the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, to the regular fixed account the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account: 1) to the approved investment options, if a living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider is elected, 2) either in accordance with your investment instructions to us or to the regular fixed account, if available and if no living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider is elected. Transfers are subject to investment minimums and other restrictions we may impose on investments in the regular fixed account, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”
Buying Your Contract
New RAVA 5 Advanatge and RAVA 5 Select contracts are no longer available for purchase. RAVA 5 Access contracts will be available for purchase with our prior approval, on a limited basis for certain transactions including, but not limited to TSA contracts or to accommodate 1035 exchanges of non-qualified contracts.
We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you are 90 or younger.
When you apply, you may select (if available in your state):
•	GPAs, the regular fixed account(1), subaccounts and/or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary;
•	under RAVA 5 Advantage, the length of the surrender charge period (seven or ten years);

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•	one of the following optional death benefit riders:
–	ROPP Death Benefit (available if you are age 80 or older);
–	MAV Death Benefit; or
–	5-Year MAV Death Benefit.
•	one of the following additional optional death benefit riders:
–	Benefit Protector Death Benefit; or
–	Enhanced Legacy Benefit (2); or
–	SecureSource Legacy Benefit (3).
•	for RAVA 5 Advantage, one of the following optional living benefit riders:
–	SecureSource Core (3);
–	SecureSource Core Plus(3);
–	SecureSource 4(4);
–	SecureSource 4 Plus(4); or
–	Accumulation Protector Benefit.
(1)	For RAVA 5 Access contracts, the regular fixed account is not available.
(2)	Available for contract applications signed on or after Oct. 5, 2015.
(3)	Available for contract applications signed on or after April 30, 2018.
(4)	Available for contract applications signed on or after May 4, 2015.
We restrict investment options if you select a SecureSource series rider, APB rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider and you are required to allocate your purchase payments and contract value to the Portfolio Stabilizer funds, as described in the “Investment Allocation Restrictions for Certain Benefit Riders” section in this prospectus.
The contracts provide for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, to the regular fixed account (if available) and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account for RAVA 5 Advantage and RAVA 5 Select. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.
If your application is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your application, we will send you a contract. If your application is not complete, you must give us the information to complete it within five business days. If we cannot accept your application within five business days, we will decline it and return your payment unless you specifically ask us to keep the payment and apply it once your application is complete.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
You may make regular payments to your contract under a scheduled payment plan. You must make an initial purchase payment of $1,000, $2,000 or $10,000 depending on the product and tax qualification (see “Buying Your Contract — Purchase Payments”). Once the required initial purchase payment amount has been met, you can begin the scheduled payment plan by sending a completed form to the Service Center. Certain qualified plan applications allow the establishment of a scheduled payment plan without meeting the required initial purchase payment amount. Contact your financial advisor for details. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.

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Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract. If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start. For contracts with a SecureSource series rider, if we do not receive your initial purchase payment within 90 days from the application signed date, we reserve the right to consider your contract void from the start.
Minimum initial purchase payments*
RAVA 5 Advantage
Qualified annuities	$1,000
Nonqualified annuities	$2,000
RAVA 5 Select
Qualified annuities	$2,000
Nonqualified annuities	$10,000
RAVA 5 Access
Qualified annuities	$2,000
Nonqualified annuities	$10,000
Minimum additional purchase payments*
$50
Maximum total purchase payments** (without our approval) based on the contract year and your age on the effective date of the payment:
RAVA 5 Advantage
For the first contract year and total:
through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0
For each contract year thereafter if maximum purchase payment not already received:
through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
RAVA 5 Access and RAVA 5 Select
For the first contract year and total:
through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0
For the second through fifth contract year if maximum purchase payment not already received:
through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
For each contract year thereafter***:
through age 85	$0
for ages 86 to 90	$0
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.

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**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
***	Additional purchase payments are not allowed after the fifth contract year unless this is a tax qualified contract, in which case we allow additional purchase payments in any contract year up to the maximum permissible annual contribution described by the Code that was in effect on the contract date.
Additional purchase payment restrictions for contracts with the SecureSource series rider
The rider prohibits additional purchase payments if:
(1)	you decline any increase to the annual rider fee, or
(2)	the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current age band.
Additional purchase payment restrictions for contracts with the Accumulation Protector Benefit rider
Additional purchase payments for contracts with the Accumulation Protector Benefit rider are not allowed during the Waiting Period except for the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
For contracts with the SecureSource Legacy benefit rider, subject to state restrictions, we reserve the right to limit purchase payments.For contracts with SecureSource series, Accumulation Protector Benefit and SecureSource Legacy riders, subject to state restrictions, we reserve the right to change these purchase payment limitations, including making further restrictions, upon prior written notice.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help you set up a bank authorization.
Limitations on Use of Contracts
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized (converted to a stream of monthly payments). If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. You will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the contract’s effective date; and no later than
•	the owner’s 95th birthday or the tenth contract anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable state law and tax laws.

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If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B — Life Income with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, we will continue to make payments until 10 years of payments have been made (see “The Annuity Payout Period – Annuity Payout Plans”).
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your annuitization start date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take partial surrenders to meet your required minimum distributions.
Please see “SecureSource Core/SecureSource Core Plus/SecureSource 4/SecureSource 4 Plus/SecureSource 3 — Other Provisions” section regarding options under this rider at the annuitization start date.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
If you select one of the SecureSource series riders — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.
We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.
If you take a full surrender of your contract, we will deduct the charge at the time of surrender regardless of the contract value. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit).
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.
The mortality and expense risk fee you pay is based on the product you choose, the death benefit guarantee in effect and the surrender charge schedule that applies to your contract and contract year of your contract.
RAVA 5 Advantage with ten-year surrender charge schedule	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05

RAVA 5 Advantage with seven-year surrender charge
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.10%
ROPP Death Benefit(1)	1.45
MAV Death Benefit	1.35
5-year MAV Death Benefit	1.20

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After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05

RAVA 5 Select
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.35%
ROPP Death Benefit(1)	1.70
MAV Death Benefit	1.60
5-year MAV Death Benefit	1.45

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05

RAVA 5 Access
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.50%
ROPP Death Benefit(1)	1.85
MAV Death Benefit	1.75
5-year MAV Death Benefit	1.60

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
(1)	Only available for purchase as an optional rider for ages 80 or older on the rider effective date.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the contract administrative charge (except for contracts with contract value of $50,000 or more, where we reserve the right to charge a contract administrative change up to $20 after the first contract anniversary) and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge for RAVA 5 Advantage or RAVA 5 Select, discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract before the annuitization start date, we may deduct a surrender charge. For RAVA 5 Advantage, a surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your

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application for the contract. For RAVA 5 Select, a surrender charge applies if you surrender all or part of your contract value in the first four contract years. There is no surrender charge for RAVA 5 Access.
The surrender charge percentages that apply to you are shown in your contract.
If you are buying a new contract as an inherited IRA, please consider carefully your surrender charge selection. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution.
You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA). The FA varies depending on whether your contract includes the SecureSource series rider.
Contract without SecureSource series rider
The FA is the greater of:
•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or
•	current contract earnings.
During the first contract year, the FA is the greater of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or
•	current contract earnings.
Contract with SecureSource series rider
The FA is the greatest of:
•	10% of the contract value on the prior contract anniversary less any prior surrenders taken in the current contract year;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
During the first contract year, the FA is the greatest of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.
Surrender charge under RAVA 5 Advantage:
A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:
1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis.
2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.
3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.
Surrender charge under RAVA 5 Select:
A surrender charge will apply if you surrender some or all of your contract value during the first four contract years. The surrender charge amount is determined by multiplying purchase payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage.

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1.	First we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA.
2.	Next, if necessary, we surrender purchase payments. We do assess a surrender charge on these payments during the first four contract years.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
Surrender charge under RAVA 5 Access:
There is no surrender charge if you surrender all or part of your contract.
Partial surrenders:
For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.
For an example, see Appendix C.
Fixed payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan on a fixed basis and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and the periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders each year that represent the total free amount for that year;
•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution;
•	amounts applied to an annuity payment plan (Exception: As described below, if we agree to allow you to elect annuity payments under a term certain installment plan and you choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.);
•	surrenders made as a result of one of the "Contingent events" described below to the extent permitted by state law. Waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;
•	amounts we refund to you during the free look period; and

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•	death benefits.
Contingent events
•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.
•	Surrenders you make if you are diagnosed in the second or later contract years with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician's statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59 ½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.
Optional Living Benefit Charges
SecureSource Core Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource Core – Single Life rider, 1.15%
•	SecureSource Core – Joint Life rider, 1.25%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum BB of $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource Core rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Core rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The SecureSource Core — Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource Core — Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource Core Plus Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource Core Plus – Single Life rider, 1.50%
•	SecureSource Core Plus – Joint Life rider, 1.65%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added or Base Doubler is applied) or the anniversary contract value, unless the contract value is greater than the maximum BB of $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource Core Plus rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Core Plus rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The SecureSource Core Plus — Single Life rider fee will not exceed a maximum of 2.75%. The SecureSource Core Plus — Joint Life rider fee will not exceed a maximum of 2.75%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.75%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently set to zero,
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries, and
(v)	any future Base Doubler adjustment and the Base Doubler will be permanently set to zero.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 4 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource 4 – Single Life rider, 1.25%
•	SecureSource 4 – Joint Life rider, 1.35%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum BB. The maximum BB is $20 million for applications signed on or after April 30, 2018, and $10 million for applications signed prior to April 30, 2018. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. Subject to state regulations, we prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 4 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 4 rider fee does not vary with the investment option selected; however, wWe reserve the right to vary the rider fee for each approved investment option. The SecureSource 4 — Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource 4 — Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently reset to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 4 Plus Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource 4 Plus – Single Life rider, 1.50%
•	SecureSource 4 Plus – Joint Life rider, 1.65%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added or Base Doubler is applied) or the anniversary contract value, unless the contract value is greater than the maximum BB. The maximum BB is $20 million for applications signed on or after April 30, 2018, and $10 million for applications signed prior to April 30, 2018. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. Subject to state regulations, we prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 4 Plus rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 4 Plus rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The SecureSource 4 Plus — Single Life rider fee will not exceed a maximum of 2.75%. The SecureSource 4 Plus — Joint Life rider fee will not exceed a maximum of 2.75%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.75%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently reset to zero,
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries, and
(v)	any future Base Doubler adjustment and the Base Doubler will be permanently set to zero.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 3 Rider Charge
(Not available for contract applications signed on or after May 4, 2015)
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource 3 – Single Life rider, 1.20%
•	SecureSource 3 – Joint Life rider, 1.30%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum BB of $10 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge.
Once you elect the SecureSource 3 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 3 rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The SecureSource 3 — Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource 3 — Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently reset to zero, and
(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

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2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
Accumulation Protector Benefit Rider Charge
We deduct an annual charge for this optional feature only if you select it. For contract applications signed on or after August 20, 2018, the current initial annual rider fee is 1.15%*. The charge is calculated by multiplying the annual rider fee by the greater of your contract value or the Minimum Contract Accumulation Value (as defined in the “Optional Living Benefits — Accumulation Protector Benefit Rider” section) on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.
Currently the Accumulation Protector Benefit rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option, but it will not exceed the maximum fee of 2.00%.
The following describes how your annual rider fee may change:
1.	We may change the annual rider fee for any approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.00%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if you are invested in any investment option that has an increase and if we receive your written request to terminate the rider prior to the date of the fee increase. However, in order to be eligible for termination you must be invested in that investment option on the eligibility date we specify in the written notice.
2.	We may also change the annual rider fee(s) if you exercise the elective step-up option or elective spousal continuation step up. You do not have the option to terminate the rider if the fee increases due to an elective step-up.
If multiple rider fees are in effect during a contract year, we will calculate an average annual rider fee, based on the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the Waiting Period.
If your contract or rider is terminated for any reason including payment of the death benefit, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year.
The fee does not apply after the Benefit Date or after the annuitization start date.
* For contract applications signed prior to 08/20/2018, the following fees apply:
For applications signed:	Maximum annual rider fee	Initial annual rider fee
Prior to 10/18/2014	2.00%	1.30%
10/18/ 2014 – 04/30/2016	2.00%	1.00%
05/01/ 2016 – 08/19/2018	2.00%	1.30%
(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
Current annual rider fees for elective step up (including elective spousal continuation step up) requests for contract applications signed on or after 08/20/2018, are shown in the table below:
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 12/30/2019	2.00%	1.15%
12/30/ 2019 – 07/20/2020	2.00%	1.30%
07/21/2020 and later	2.00%	2.00%
Current annual rider fees for elective step up (including elective spousal continuation step up) requests for contract applications signed prior to 08/20/2018, are shown in the table below.
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 10/18/2014	2.00%	1.30%

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Elective step up date:	Maximum annual rider fee	Current annual rider fee
10/18/2014 – 06/30/2016	2.00%	1.00%
07/01/2016 – 10/15/2018	2.00%	1.30%
10/16/2018 – 12/29/2019	2.00%	1.00%
12/30/2019 – 07/20/2020	2.00%	1.15%
07/21/2020 and later	2.00%	2.00%
Optional Death Benefit Charges
Benefit Protector Rider Charge
We deduct a charge for this optional feature only if you select it. If selected, we deduct an annual fee of 0.25% of your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations when necessary.
If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.
Enhanced Legacy Benefit Rider Charge
We deduct an annual charge from your contract value on your contract anniversary for this optional feature only if you select it. The current annual rider fee is 0.95%. We prorate this charge among the variable subaccounts, but not the fixed account, in the same proportion your interest in each account bears to your total variable account contract value on your contract anniversary.
Prior to age 86, the charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the ROPP value, ADB value (after any increase is added), MAV or the contract value. On or following age 86, the charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the ROPP value, ADB value or MAV.
Currently the Enhanced Legacy benefit rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Enhanced Legacy benefit rider fee will not exceed a maximum of 1.75%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if we receive your written request prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. If you change your investment allocation to an investment option not affected by a fee increase, this move will count against the number of transfers allowed. We do not currently limit the number of transfers allowed each contract year.
If your rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee for the preceding contract year only that reflects the various different fees that were in effect for each investment option in that year, adjusted for the number of calendar days each fee was in effect and the percentage of contract value allocated to each investment option.
If your contract or rider is terminated for any reason, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year, and further charges for this rider will terminate.
The fee does not apply after the annuitization start date.
SecureSource Legacy Benefit Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fee is 0.15%.
We prorate this charge among the variable subaccounts, but not the fixed account, in the same proportion your interest in each account bears to your total variable account contract value on your contract anniversary.

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The charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the SecureSource Legacy benefit amount or the contract value.
The SecureSource Legacy benefit rider fee will not exceed a maximum of 0.25%.
We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if we receive your written request prior to the date of the fee increase.
If your rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee for that contract year only, adjusted for the number of calendar days each fee was in effect.
If your contract or rider is terminated for any reason, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year, and further charges for this rider will terminate.
The fee does not apply after the annuitization start date.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.
Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus the prorated portion of the charge for the Benefit Protector Death Benefit, if selected.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus any prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Enhanced Legacy benefit rider;
–	SecureSource Legacy benefit rider;
–	SecureSource series rider; or
–	Accumulation Protector Benefit rider.

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Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of a prorated portion of:
•	the contract administrative charge; and
•	the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Enhanced Legacy benefit rider;
–	SecureSource Legacy benefit rider;
–	SecureSource series rider; or
–	Accumulation Protector Benefit rider.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.
Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).

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For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up automated transfers to or from the GPAs or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$100	$20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
The Income GuideSM Program
Income Guide is an optional service we currently offer without charge. It does not change or otherwise modify any of the other benefits, features, charges, or terms and conditions associated with your annuity contract. The purpose of the program is to provide reporting and monitoring of withdrawals you take from your annuity. The reporting and monitoring is designed to provide you information that may assist you in considering whether to adapt your withdrawals over time.
For the purpose of Income Guide program, the term “systematic withdrawals” is the same as “automated systematic surrenders”.
The assumptions we used in the program are not customized or individualized to your circumstances. Program participants and their unique individual circumstances will vary from the program assumptions, creating differing results. The simulations we used in connection with the program do not include any contract or underlying fund charge assumptions other than a mortality and expense risk charge of 1.0%. Your contract value may be depleted prior to the end of the program. If you follow the program and make downward adjustments to your withdrawals to remain in the “On Track” status, the amount of your withdrawal can significantly decline over time.

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Income Guide is a withdrawal monitoring service. The program establishes what we call a “Prudent Income Amount” which is based on your contract value, age, and the other program assumptions described below. We calculate the Prudent Income Amount daily using the following factors:
(1)	the age of the participant, (the age of the younger participant under the Joint Option);
(2)	the contract value;
(3)	Prudent Income Percentages.
The current Prudent Income Amount is determined by multiplying the current contract value by the current Prudent Income Percentage. The Prudent Income Amount is a hypothetical withdrawal amount with a minimum 90% probability that if taken and no withdrawal adjustments are made, withdrawals at that amount would not deplete the contract value prior to age 95 (age 100 for joint), or 8 years if longer. Please refer to the Prudent Income Amount section below for details on the assumptions we used to create the Prudent Income Percentages and the operation of the Prudent Income Amount.
Income Guide compares the annual total of the monthly systematic withdrawals you have elected to the current Prudent Income Amount we have calculated to determine your current status in the program. The current status provides you information on the current sustainability of your rate of withdrawal by comparing it to the Prudent Income Amount.
The program allows you to elect to have withdrawal income monitored based on one person (the “Single Option”) or two persons (the “Joint Option”). We refer to each person covered under Income Guide as a participant. Income Guide is most effective when you use it in consultation with your financial advisor.
Income Guide is not a guaranteed income option and it is not backed by our general account. If you need income guaranteed for life or another specified period of time, you should not rely on using Income Guide. For guaranteed income options, consider a guaranteed lifetime withdrawal benefit such as our SecureSource series rider, annuitization options, or other annuity contracts that provide guaranteed lifetime income riders or benefits.
Any withdrawals you make from your contract may result in surrender charges, taxes and tax penalties. In addition, withdrawals may result in a proportional reduction to the standard death benefit and any optional death benefit you have elected.
As part of the Income Guide program, we provide you with information regarding your withdrawal amount, but we do not determine whether to make adjustments to your withdrawal amount or investment allocation.  You need to decide what changes or adjustments may be right for you, or whether to seek the assistance of a financial advisor in making any decisions, based on the information provided and your given needs and circumstances.
Program Availability
Income Guide is only available if the servicing broker-dealer on your contract is Ameriprise Financial Services, LLC (“AFS”) which is our affiliate and we only currently offer variable annuity contracts through AFS. We may modify or end the availability of Income Guide at any time in our sole discretion. We will notify you 30 days in advance of any changes to Income Guide or if we end the program. Advance notice will not be given for any changes we decide to make to the Prudent Income Percentages.
Income Guide is not available if your contract has a SecureSource series or Accumulation Protector Benefit riders.
In addition, in order to enroll in Income Guide, the following eligibility requirements must be met.
(1)	One of the Income Guide participants must be an owner or annuitant under the contract.
(2)	Your contract cannot be a beneficially owned IRA.
(3)	You cannot be withdrawing substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(4)	If you have a systematic withdrawal program established, you may not elect to set your withdrawal amount net of surrender charges or market value adjustment and the frequency of withdrawal must be set at monthly. You cannot have more than one systematic withdrawal program established at the same time.
(5)	Your contract cannot have any active or deemed loans on it.
(6)	Your contract must have an Ameriprise advisor registered with AFS assigned as the agent of record on your contract.
(7)	All participants covered by the program must be at least age 50 and no older than age 85.
These eligibility requirements apply to any post-enrollment changes you may elect to make, such as changing or adding participants.
Advance notice will not be given for the events listed below that automatically terminate Income Guide.

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(1)	You modify your systematic withdrawal program to a frequency other than monthly or you have more than one systematic withdrawal program in effect.
(2)	You take a loan on the contract.
(3)	On any contract anniversary where the participant (for joint, youngest participant) attained the maximum age of 95 in the preceding contract year.
(4)	The death benefit under the contract becomes payable.
(5)	You elect a systematic withdrawal program to take substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(6)	AFS is no longer the servicing broker-dealer on your contract.
(7)	Your contract terminates for any reason, including full surrender, the contract value reaches zero, or when you annuitize your entire contract (this does not apply to partial annuitizations which are permitted while you participate in Income Guide).
In the event of a change in ownership, systematic withdrawals are suspended, but you would continue to be enrolled in the Income Guide.
Enrolling in the Income Guide Program
You may elect to enroll in the Income Guide program at any time as long as we continue to offer it and you meet the eligibility requirements of participation. At the time of your enrollment, you will be required to complete an Income Guide Enrollment Form or verbally acknowledge your understanding of the program if we permit enrollment via telephone. In connection with enrollment, you will be asked whether you want the Single Option or Joint Option. You also will be required to provide the birthdate and sex of each participant covered under Income Guide. We use the age provided at enrollment to calculate the Prudent Income Amount.
If you are funding your contract through multiple sources that would involve making more than one initial purchase payment, you should consider waiting to enroll in Income Guide until your contract is fully funded. A large purchase payment not taken into account will result in a lower initial Prudent Income Amount being calculated. If your systematic withdrawal amount is based on all intended payments, then the amount you are withdrawing will be higher than the Prudent Income Amount that is calculated before we receive all intended purchase payments which may affect your Income Guide status.
After enrolling, we will permit you to modify the selected option (Single Option or Joint Option) or to change the participants. Any changes are subject to the conditions stated in the Program Availability section above.
Withdrawal Monitoring and Reporting
Income Guide is designed to assist you and your financial advisor in managing the withdrawal of money out of your annuity contract to provide income. To aid in managing your withdrawals, we currently provide periodic reports to you and your financial advisor. This includes a detailed annual report we provide on each contract anniversary and a brief summary on the consolidated statements you receive either monthly or quarterly from AFS. These reports include an Income Guide status based on the Prudent Income Amount calculated on the date we produce the report. The reporting and the status are designed to provide you information regarding the current sustainability of your current withdrawal amount by comparing it to the current Prudent Income Amount. We provide no other reporting, so you should review your consolidated statement and annual report to see if your status under the program has changed. You also can review your current daily status by logging into your account on amperiprise.com. We reserve the right to modify the reporting we provide under the program at any time and in our sole discretion.
The table below summarizes the definitions of each status under the program.
Income Guide Status Definitions
Attention Needed	Caution	On Track	More Available
Prudent Income Amount is more than 20% below your current annual withdrawal amount	Prudent Income Amount is from 10.1% to 20% below your current annual withdrawal amount	Prudent Income Amount is from 10% below up to 24.9% above your current annual withdrawal amount	Prudent Income Amount is more than 25% or more above your current annual withdrawal amount
We use descriptive terminology to describe each status. When you are in the On Track status we may refer to your withdrawal rate as “currently sustainable.” When you are in the Caution status, we refer to your withdrawal rate as “near a point where it may not be sustainable.” When you are in the Attention Needed status, we refer to your withdrawal rate as “may not be sustainable.” Finally, if your current withdrawal amount places you in the “More Available” status, we refer to you as having “more options available” because the Prudent Income Amount is at least

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25% higher than your current withdrawal amount. These statuses, including the accompanying explanations, are merely descriptive and do not represent a specific level of actual sustainability or probability of your contract value not being depleted. Please note if you are in the “More Available” status and you utilize contract value for other purposes it may create adverse consequences in the future, including increasing the possibility and extent of future status changes and the possibility of running out of money prior to the end of the program.
The following Income Guide statuses are used in our periodic reporting.
Income Guide Status	What the Status Means
Attention Needed	Based on your contract value, it is projected that your withdrawal amount may not be sustainable.
Caution	Based on your contract value, it is projected that your withdrawal amount is near a point where it may not be sustainable.
On Track	Based on your contract value, it is projected that your withdrawal amount is currently sustainable. Please note that the minimum 90% probability assumed in the program only applies to the Prudent Income Amount and not to the “On Track” status which includes a range above and below the current Prudent Income Amount.
More Available	Based on your contract value and withdrawal amount, it is projected there are more options available.
These statuses are not designed to be, nor should they be construed as, investment advice. They are based on a comparison of your current annual withdrawal amount versus the current Prudent Income Amount. They also can aid you in tracking how close your current rate of withdrawal is to the Prudent Income Amount. In the end, your unique financial situation and the advice of your financial advisor should be utilized in assessing your Income Guide status and your utilization of the program as a whole. Please note, the longer you are in the Attention Needed status without adjusting withdrawals the greater the likelihood that you will deplete your contract value.
If you enroll in Income Guide without electing a systematic withdrawal, then no status will be reported, but you will be provided the Prudent Income Amount.
If you completely suspend your withdrawals, we will also no longer report a status. This, however, does not mean that subsequently restarting withdrawals will result in a sustainable rate of withdrawal. When you restart your withdrawals, a current Prudent Income Amount will be compared to your current withdrawal amount to determine a current status. Also, remember that a change in ownership will automatically suspend systematic withdrawals.
Income Guide does not take into account your unique financial situation, including how you allocate your contract value to available investment options and the allocation of your contract value to equities or bonds. Your investment returns, including the deduction of any fund fees and expenses, will differ from program assumptions. In addition, the fees and charges we assumed in calculating values under the program will differ from the actual fees and charges on your contract. This is due in part to the fact that we did not assume certain charges, including the contract administrative charge and optional benefit charges.
The methods, assumptions and simulations we used to develop the Prudent Income Percentages may not be appropriate or correct for a given contract owner. Individual results can vary widely and will impact the frequency of status changes and how often you may want to make adjustments to your withdrawals. You must decide whether to modify withdrawals or take any other action with respect to your contract based on the status we report, and whether to consult with your financial advisor.
The Prudent Income Amount
We use your current age, contract value, and Prudent Income Percentage to calculate your current Prudent Income Amount. We may modify these factors used to calculate your Prudent Income Amount at any time and in our sole discretion. We, RiverSource Life Insurance Company, solely determined what assumptions to use in deriving the Prudent Income Amount
Since the Prudent Income Amount is calculated daily and fluctuates based on age and current contract value, the program does not guarantee or result in a steady stream of income or provide any type of guaranteed cash value or guaranteed benefit.
The Prudent Income Percentages are derived from a series of random simulations based on the following assumptions:
•	an investment allocation of 50% in equities and 50% in bonds;
•	average annual returns, after the deduction of all fund fees and expenses, of 9.0% on the equity allocation and 4.0% on the bond allocation that grades upward to 6.0% over a ten year period;

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•	average portfolio volatility of 9.0%;
•	a 1.0% average annual mortality and expense risk fee being assessed; and
•	taking level withdrawals each month.
The average annual return assumptions of 9.0% for the equity allocation and the 4.0% - 6.0% for the bond allocation are net return assumptions. This means these return assumptions would be after the deduction of all underlying fund fees and expenses. Contract charges other than the 1.0% mortality and expense risk fee, if they apply to you, were not included in the assumptions. This includes the contract administrative charge, surrender charges, and charges associated with optional benefits available under the contract. The “Charges” section of the prospectus provides additional details on the amount and applicability of these charges.
Since these assumptions are not customized to you, your circumstances will differ and the minimum 90% probability of withdrawals lasting for the duration of the program without the need to make any adjustments to the amount of withdrawals may be higher or lower than the probability used in developing the Prudent Income Percentages.
Your results under the program will vary. In general, if you have lower returns, higher volatility, higher fees, or you make additional withdrawals, then the probability of your withdrawal amount being sustainable will be lower than assumed under the program. In contrast, if you have higher returns, lower volatility, lower fees, or make additional purchase payments, then the probability of your withdrawal amount being sustainable will generally be higher than assumed under the program. In addition, if you experience long-term periods where your contract value is continually declining due to deviations from the assumptions mentioned above, you will need to repeatedly decrease the amount of your withdrawal to stay in the “On Track” status. Also, while unlikely, your contract value may be depleted before age 95 even if you follow the program.
It is important to remember that only the age of the participant and the contract value are specific to your contract. All of the factors used in determining the Prudent Income Percentages are general and not individualized or otherwise customized to you, your contract allocation, or any other circumstances specific to you.
The following factors related to your contract experience will impact your Income Guide status and the probability of withdrawals (without adjusting under the program) lasting for the duration of the program:
(1)	the fees, average annual total returns and volatility of the underlying funds you have elected;
(2)	the specific fees of your contract;
(3)	additional purchase payments to the contract;
(4)	withdrawals in addition to the monthly systematic withdrawal;
(5)	partial annuitizations; or
(6)	your actual life expectancy or retirement horizon.
The assumptions were utilized to run a series of random simulations. These simulations were used to establish the Prudent Income Percentages which are based on a level amount of income (without adjusting under the program) that provides a minimum 90% or greater probability of contract value lasting to age 95 (age 100 for joint), or for 8 years, whichever is longer. As with any simulation, your actual experience will be different and our methodology could have an error.
The Prudent Income Percentages change over time based on age. The table below shows the current Prudent Income Percentages utilized. In the case of the Joint Option, the youngest participant’s age is used to determine the Prudent Income Percentages.
Prudent Income Percentages
Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
50	3.0%	2.5%	66	4.6%	4.1%	81	6.3%	5.8%
51	3.1%	2.6%	67	4.7%	4.2%	82	6.6%	6.1%
52	3.2%	2.7%	68	4.8%	4.3%	83	6.9%	6.4%
53	3.3%	2.8%	69	4.9%	4.4%	84	7.2%	6.7%
54	3.4%	2.9%	70	5.0%	4.5%	85	7.5%	7.0%
55	3.5%	3.0%	71	5.1%	4.6%	86	8.0%	7.5%
56	3.6%	3.1%	72	5.2%	4.7%	87	8.5%	8.0%
57	3.7%	3.2%	73	5.3%	4.8%	88	9.0%	8.5%
58	3.8%	3.3%	74	5.4%	4.9%	89	9.5%	9.0%
59	3.9%	3.4%	75	5.5%	5.0%	90	10.0%	9.5%
60	4.0%	3.5%	76	5.6%	5.1%	91	10.5%	10.0%

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Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
61	4.1%	3.6%	77	5.7%	5.2%	92	11.0%	10.5%
62	4.2%	3.7%	78	5.8%	5.3%	93	11.5%	11.0%
63	4.3%	3.8%	79	5.9%	5.4%	94	12.0%	11.5%
64	4.4%	3.9%	80	6.0%	5.5%	95	12.5%	12.0%
65	4.5%	4.0%
The Prudent Income Percentage is multiplied by the contract value to determine the current Prudent Income Amount. The Prudent Income Amount will change over time due to changes in the contract value and the age of the participants covered under the program.
Although the Prudent Income Percentage increases with age, the Prudent Income Amount may not increase over time because a decreasing contract value can more than offset any increase in the Prudent Income Percentage. An increase in the Prudent Income Percentage does not protect against inflation.
Refer to “Example of a Prudent Income Amount Calculation” below to see how the Prudent Income Percentage is used to create a Prudent Income Amount.
By increasing with age, the Prudent Income Percentages result in less contract value being required to be in the “On Track” status. As a result, the Prudent Income Amount is not designed to preserve the level of your contract value. Following the monitoring program, however, including making adjustments to your rate of withdrawal over the life of the program, will increase the likelihood that your contract value will not be exhausted prior to the end of the program.
The assumptions used in determining values under Income Guide including investment and performance, are not tied in any way to your allocation of contract value and its performance. Your actual contract results can vary significantly from the performance we assumed in calculating the Prudent Income Amount.
The Prudent Income Amount is not a guarantee of present or future income and is not intended, nor should it be construed as, any form of investment advice.
If your contract is funding an employer sponsored plan such as a retirement plan established under Section 403(b) or 401(a) of the Code, your ability to begin a systematic withdrawal or to change one may be subject to plan sponsor approval. To determine whether there are any plan based restrictions on Income Guide, contact your plan sponsor.
Example of a Prudent Income Amount Calculation
Below is an example of how Income Guide calculates the Prudent Income Amount and assigns the status of the sustainability of your withdrawals.
At the time of enrollment, assume the following:
(1)	you have elected the Single Option;
(2)	you are age 65;
(3)	your monthly systematic withdrawal amount is $350.00 ($4,200.00 annually); and
(4)	your contract value is $100,000.00.
Using these assumptions when you enroll, to calculate the Prudent Income Amount, the contract value is multiplied by the Prudent Income Percentage, which is 4.5%.
$100,000.00 x 4.5% = $4,500.00
In this case, the Prudent Income Amount is about 7.1% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume six months after enrollment, you are still age 65 and your contract value is now $95,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$95,000.00 x 4.5% = $4,275.00
In this case, the Prudent Income Amount is about 1.8% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume one year after enrollment, you are now age 66 and your contract value is now $82,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$82,000.00 x 4.6% = $3,772.00
In this case, the Prudent Income Amount is about 10.2% below your annual withdrawal amount. This results in being assigned a status of “Caution.”

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Potential Benefits of the Income Guide Program
Income Guide can aid you in creating a non-guaranteed stream of income through systematic withdrawals from your contract. This can be beneficial if your need for income is flexible and does not require the guarantees associated with either a guaranteed minimum withdrawal benefit rider or exercising your option to annuitize. Withdrawals in connection with Income Guide may be subject to surrender charges, taxes and tax penalties. In contrast, payments under a guaranteed minimum withdrawal benefit rider or annuitization are not subject to surrender charges. In addition, if you use Income Guide and you have a non-qualified contract you are not receiving any potential benefits of the exclusion ratio associated with annuitization. The exclusion ratio allows you to spread the cost basis of your contract value over time, generally resulting in payments being partially income tax-free while the exclusion ratio is in effect. In contrast, Income Guide systematically withdraws contract value and for non-qualified contracts this results in taxable earnings being considered to be withdrawn first. A financial advisor can help you understand each of the income options available to you.
In cases where your Income Guide status becomes “More Available” there may be opportunities to increase your withdrawal rate, lock-in guaranteed income through partial annuitization, or use a portion of your contract value for other purposes. In consultation with your financial advisor, you can determine whether one or more of these options are right for you. Please keep in mind increases in the amount you withdraw may be subject to additional surrender charges, taxes and tax penalties. In addition, withdrawals will reduce your contract value and will proportionally reduce your standard death benefit and any optional death benefit you have elected. Increases in withdrawals can also have adverse future consequences, including increasing the possibility of future status changes and the possibility of running out of money prior to the end of the program.
Potential Risks of the Income Guide Program
Income Guide, including the Prudent Income Amount, is not a guarantee of income. If your annuity contract value is depleted your contract and any benefits associated with it, including Income Guide, will end without value.
In instances where your contract enters the “Attention Needed” status, even if you take steps to address the status such as lowering withdrawals from your contract, it is possible depending on continued performance of your contract that you could re-enter or remain in the status for an extended period of time. If you do not adjust your withdrawals when you are in the “Attention Needed” status, it could substantially increase the likelihood your contact value will be depleted, especially if you remain in this status for an extended period of time without making any adjustments.
Income Guide does not provide any additional waiver of any applicable surrender charge. This means in cases where your contract is subject to a surrender charge, any amounts withdrawn in excess of the free amount will be assessed a surrender charge, including any instance where you are withdrawing at a level equal to the Prudent Income Amount. For additional information on surrender charges, refer to the “Surrender Charge” subsection of the “Charges” section of this prospectus.
If your contract is issued on a qualified basis, you are subject to certain required minimum distribution rules for federal tax purposes. These rules may require you to take withdrawals out of your annuity that exceed the Prudent Income Amount. If this occurs, taking the required withdrawals may increase the likelihood that you will deplete your annuity contract over time.
If your relationship with your advisor ends, you will no longer receive assistance using the Income Guide service. If your contract continues to be serviced by AFS, but you have ended your relationship with the financial advisor with whom you set up Income Guide, Income Guide will continue, and you should request AFS assign you another advisor to assist you with maximizing the effectiveness of Income Guide. We cannot guarantee that AFS will assign you an advisor that will assist you with Income Guide.
If you rely on Income Guide for managing your income needs and the service terminates, either because we choose to no longer offer it or a circumstance arises where automatic termination occurs, you may be in a position where you cannot find a means to manage or monitor your income going forward. Remember, in any instance where AFS is no longer the servicing broker-dealer of record for your contract, Income Guide will automatically terminate.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders, the Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, unless noted otherwise. For transfer rights involving investment options under optional living benefit riders, the Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, please see “Investment Allocation Restrictions for Certain Benefit Riders” section.

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You may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account, to another subaccount before the annuitization start date. For RAVA 5 Advantage and RAVA 5 Select contracts, certain restrictions apply to transfers involving the GPAs and the regular fixed account.You may not transfer contract value to the Special DCA fixed account. You may not transfer contract value from the Special DCA fixed account except as part of automated monthly transfers.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.
We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
For RAVA 5 Advantage and RAVA 5 Select
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.
•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. Currently, you may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts, or for the SecureSource series riders, APB rider, Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, to the selected approved investment options. (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.

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(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.
For RAVA 5 Access
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs at any time.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts or the GPAs into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or if you have a living benefit rider or Enhanced Legacy benefit rider, to the approved investment options. (See “Special DCA Fixed Account.”) After the annuitization start date, you may not make transfers to or from the GPAs, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;

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•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.

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How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers among your subaccounts, GPAs or regular fixed account (if available) or automated partial surrenders from the GPAs, regular fixed account (if available), Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers from the regular fixed account are limited to 30% of the regular fixed account value at the beginning of the contract year or $10,000, whichever is greater.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.
•	If you have the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, a SecureSource series rider or APB rider, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (see "Special DCA Fixed Account" and "Investment Allocation Restrictions for Certain Benefit Riders").
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If you have a SecureSource series rider, you may set up automated partial surrenders up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the regular fixed account)

3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000

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We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.
Surrenders
You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply. (see “Taxes”) You cannot make surrenders after the annuitization start date except under a term certain installment plan that provides monthly annuity payments for a period of years if such plans are allowed by us.
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected a SecureSource series rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider will be reduced (see “Optional Benefits — Optional Living Benefits”). Any partial surrender request that exceeds the amount allowed under the SecureSource series riders will impact the guarantees provided and will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts,Special DCA fixed account, GPAs and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. If your contract includes the Accumulation Protector Benefit rider you do not have the option to request from which account to surrender. The minimum contract value after partial surrender is $500 (for contracts with a SecureSource series rider, there is no minimum).
Receiving Payment
1 1 By regular or express mail
•	payable to you;

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•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.
We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
TSA — Special Provisions
Participants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

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The Code imposes certain restrictions on your right to receive early distributions from a TSA:
•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–	you are at least age 59½;
–	you are disabled as defined in the Code;
–	you severed employment with the employer who purchased the contract;
–	the distribution is because of your death;
–	the distribution is due to plan termination; or
–	you are a qualifying military reservist.
•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
•	If the contract has a loan provision, the right to receive a loan is described in detail in your contract. Loans will not be available if you have a SecureSource series rider, APB rider, Enhanced Legacy benefit rider, SecureSource Legacy benefit rider or Benefit Protector Death Benefit rider.
Changing the Annuitant
If you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership. Joint annuitants are not allowed for contracts with a SecureSource series Single Life rider. For contracts issued in California, if you have the SecureSource Legacy rider or a SecureSource series rider, you may not change the annuitant while this rider is in force (Joint Life: unless a Covered Spouse becomes the owner and annuitant under the spousal continuation provision).
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. We will honor any change of ownership request received in good order that we believe is authentic, and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)
If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.
Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. Our current administrative process requires only the new owner to meet the age limitations. We can stop this administrative process at any time.
The death benefit may change due to a change of ownership.
•	If you have the Enhanced Legacy benefit rider, joint ownership and joint annuitants are not allowed while this rider is in force. For contracts issued in all states except California, if any owner is age 75 or younger immediately following the ownership change, the rider will continue and the benefit amount may be reset. An assignment or change of ownership may also be made to a non-natural owner (e.g. an individual ownership changed to an irrevocable trust) or to a revocable trust, with either holding for the sole benefit of the prior owner. Assignments and ownership changes other than these will terminate the rider. For contracts issued in California, the benefits provided under the rider are

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only payable at the annuitant’s death. You may not change the annuitant while this rider is in force, unless you are the annuitant and your spouse becomes the owner and annuitant under the spousal continuation provision. An ownership change will not terminate the rider or reset the benefit amount.
•	If you have the SecureSource Legacy benefit rider and a SecureSource series – Single Life rider, an ownership change that would result in a different covered person will terminate both riders, subject to state restrictions. For contracts issued in California, the benefits provided under the SecureSource Legacy rider are only payable at the annuitant's death. You may not change the annuitant while this rider is in force. An ownership change will not terminate the rider.
•	If you have the SecureSource Legacy benefit rider and a SecureSource series – Joint Life rider, an ownership change to someone other than covered spouse, will terminate both riders, subject to state restrictions. For contracts issued in California, the benefits provided under the SecureSource Legacy benefit rider are only payable at the annuitant's death. You may not change the annuitant while this rider is in force unless a covered spouse becomes the owner and annuitant under the spousal continuation provision. An ownership change will not terminate the rider.
•	If you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits — Benefit Protector Death Benefit Rider”).
•	If you elected the ROPP Death Benefit and if any owner is older than age 79 immediately following the ownership change, the ROPP Death Benefit will continue. If all owners are age 79 or younger, the ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
•	If you elected the 5-Year MAV Death Benefit and if any owner is older than age 75 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 75 or younger, the 5-Year MAV Death Benefit will continue.
•	If you elected the MAV Death Benefit and if any owner is older than age 79 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 79 or younger, the MAV Death Benefit will continue.
•	The ROPP Death Benefit, MAV Death Benefit and 5-Year MAV Death Benefit values may be reset (see “Benefits in the Case of Death”).
•	If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
For a SecureSource series — Single Life rider, an ownership change that would result in a different covered person will terminate the rider, subject to state restrictions. For contracts issued in California, an ownership change will not terminate the rider and will not change the covered person under the rider. Effective May 1, 2016, joint ownership and joint annuitants are not allowed for contracts with SecureSource series — Single Life rider.
For a SecureSource series — Joint Life rider, if the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited; however, the rider will not terminate and the covered spouses under the rider will not change. For Florida residents with SecureSource 3 rider, transfer of the ownership of the annuity contract is allowed only between covered spouses or their revocable trust(s); no other ownership changes are allowed. If ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses.
For the Accumulation Protector Benefit rider, subject to state rules, the rider will terminate if there is a change of ownership unless the new owner assumes total ownership of the contract and was an owner before the change. (See “Optional Benefits.”)
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with the contract value greater than zero. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 79 or younger on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of:
•	the contract value after any rider charges have been deducted;

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•	the Return of Purchase Payments (ROPP) value; or
•	the Full Surrender Value.
If you are age 80 or older on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of contract value after any rider charges have been deducted or the Full Surrender Value.
Here are some terms that are used to describe the Standard Death Benefit and optional death benefits:
ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
Adjusted partial surrenders	=	a × b
c

a	=	the amount your contract value is reduced by the partial surrender.
b	=	the applicable ROPP value, MAV value or 5-year MAV value on the date of (but prior to) the partial surrender.
c	=	the contract value on the date of (but prior to) the partial surrender.
If you take a partial surrender, the applicable ROPP, MAV, or 5-year MAV value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV value is reduced by an amount that is more than the dollar amount withdrawn.
Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.
Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:
•	any surrender charge,
•	pro rata rider charges,
•	the contract charge, and
plus:
•	any positive or negative market value adjustment.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid, but with no reduction for rider charges on riders that remain in force and without regard to the Full Surrender Value.
After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP Death Benefit, we reset the ROPP value on the valuation date we receive your written request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less. If the prior owner was not eligible for the ROPP Death Benefit, but the new owner is eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.
Example of standard death benefit calculation when you are age 79 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000
•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments minus adjusted partial surrenders, calculated as:	$20,000
$1,500 × $20,000 =	–1,667
$18,000
for a standard death benefit of:	$18,333
since this is greater than your contract value of $16,500

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If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death.
When paying multiple beneficiaries, we will process the death claim of each beneficiary on the valuation date when a beneficiary provides us with complete death claim requirements. We will determine a beneficiary's proceeds using the accumulation unit value we calculate on that valuation date. The remaining contract value remains invested as was specified at time of death. We pay interest, if any, at a rate no less than required by law. We will mail payment to a beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
Spousal continuation: If your spouse is sole primary beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.
For RAVA 5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole primary beneficiary, your spouse may either elect to treat the contract as his/her own (spousal continuation), so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. For RAVA 5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the SecureSource series rider will terminate.
If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for his or her share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the spouse beneficiary is the greater of the

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contract value after any rider charges have been deducted and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-spouse beneficiary: If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan, the payouts to your beneficiary may continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.
If You Die After the Annuitization Start Date
If you die after the annuitization start date, the amount payable, if any, will depend on the annuity payment plan then in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Death of the owner: If the owner is the annuitant and dies after the annuitization start date, payments cease for lifetime only payment plans. Payments continue to the owner’s beneficiaries for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If the owner is not the annuitant and dies after the annuitization start date, payments continue to the beneficiaries according to the payment plan in effect.
Death of the annuitant or of a beneficiary receiving payments under an annuity payment plan: If the owner is not the annuitant and the annuitant dies after the annuitization start date, payments cease for lifetime payment plans. Payments continue to the owner for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If a beneficiary elects an annuity payment plan as provided under the payment options provision above and dies after payments begin, payments continue to beneficiaries named by the deceased beneficiary as provided under the change of beneficiary provision for the remainder of any guarantee period. (See “Annuity Payout Plans”)
In any event, amounts remaining payable must be paid at least as rapidly as payments were being made at the time of such death.
How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary

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designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
In addition to the Standard Death Benefit, we also offer the following optional death benefits at contract issue:
•	ROPP Death Benefit;
•	MAV Death Benefit;
•	5-Year MAV Death Benefit;
•	Benefit Protector Death Benefit;
•	Enhanced Legacy Benefit (available for contract applications signed on or after Oct. 5, 2015); and
•	SecureSource Legacy Benefit (available for contract applications signed on or after April 30, 2018).
The optional death benefits listed above must be elected at the time you purchase your contract.Once you elect a death benefit, you cannot change it; however, the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.
The death benefit determines the mortality and risk expense fee that is assessed against the subaccounts. We will base the benefit paid on the death benefit coverage in effect on the date of your death.
If you are age 80 or older at contract issue, you may select the ROPP death benefit described below at the time you purchase your contract. For contracts with applications signed on or after April 30, 2018, the ROPP Death Benefit will not be available for purchase with the SecureSource series rider. Be sure to discuss with your financial advisor whether or not this death benefit is appropriate for your situation.
Return of Purchase Payments (ROPP) Death Benefit
The ROPP Death Benefit will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:
1.	the contract value after any rider charges have been deducted,
2.	the ROPP Value, or
3.	the Full Surrender Value.
For a spouse who continues the contract and is age 80 or older, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for the spouse who continues the contract, if any owner is age 80 or older we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.

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If all owners are age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
If you are age 75 or younger at contract issue, you may select one of the following optional death benefits: MAV Death Benefit, 5-Year MAV Death Benefit, Benefit Protector Death Benefit or Enhanced Legacy benefit rider. If you select the MAV Death Benefit or 5-Year MAV Death Benefit, you may also select the Benefit Protector Death Benefit. For contracts with applications signed on or after April 30, 2018, the MAV Death Benefit may not be purchased with the SecureSource series rider. If you are between ages 76-79 at contract issue, you may only select the MAV Death Benefit. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your financial advisor whether or not these death benefits are appropriate for your situation.
Maximum Anniversary Value (MAV) Death Benefit
The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the MAV; or
4.	the Full Surrender Value.
The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 80 or older when the contract is continued, the MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the MAV on that date, but prior to the reset.
If any owner is age 80 or older at the time of the covered life change, the MAV death benefit will terminate and the Standard Death Benefit will apply.
5-Year Maximum Anniversary Value (5-Year MAV) Death Benefit
The 5-year MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the 5-year MAV; or
4.	the Full Surrender Value.
The 5-year MAV equals the ROPP value prior to the fifth contract anniversary. Every fifth contract anniversary prior to the earlier of your 81st birthday or your death, we compare the 5-year MAV to the current contract value and we reset the 5-Year MAV to the higher amount. The 5-year MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 75 or younger and continues the contract, we reset the 5-Year MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 76 or older when the contract was continued, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 75 or younger, we reset the 5-Year MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the 5-Year MAV on that date, but prior to the reset.

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If any owner is age 76 or older at the time of the covered life change, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
Benefit Protector Death Benefit
The Benefit Protector is intended to provide an additional benefit to your beneficiary if there are earnings in the annuity. This will help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). It is only available if you have selected the MAV Death Benefit, 5-year MAV Death Benefit or Standard Death Benefit. The Benefit Protector provides reduced benefits if you are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.
If you are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.
The Benefit Protector provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the applicable death benefit, plus:
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
If there has been a covered life change, remaining purchase payments is set as the contract value on the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.
Earnings at death: Earnings at death is equal to the death benefit that is otherwise payable (without this rider), less remaining purchase payments. We set maximum earnings at death of 250% of purchase payments not previously withdrawn that are one or more years old. Earnings at death cannot be less than zero.
Terminating the Benefit Protector
•	You may terminate the rider within 30 days after the first rider anniversary.
•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.
•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.
•	You may terminate the rider within 30 days following the effective date of an ownership change if you are age 75 or younger.
•	The rider will terminate for a spousal continuation or ownership change if the spouse or any owner is age 76 or older at the time of the change.
•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.
•	The rider will terminate when beneficiary elects an alternative payment plan which is an inherited IRA.
If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. Your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.
After a covered life change other than a spouse that continues the contract, all owners will be subject to all of the limitations and restrictions of the rider just as if they were purchasing a new contract; and the age of all owners at the time of the change will be used to determine the earnings at death percentage going forward. If any owner does not qualify for the rider on the basis of age, we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age, we will substitute the contract value on the date of the ownership change for remaining purchase payments used in calculating earnings at death.

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For an example, please see Appendix D.
Enhanced Legacy Benefit
The Enhanced Legacy benefit is an optional benefit that you can add to your contract for an additional charge. The Enhanced Legacy benefit may not be purchased with any living benefit rider or with MAV, 5-year MAV, Benefit Protector Death Benefit or SecureSource Legacy benefit riders. Also, loans will not be available if you purchase this optional benefit. This benefit is intended to provide additional guarantees that may increase the death benefit provided in the contract.
If you are age 75 or younger at contract issue, you may choose to add this rider to your contract. The rider will terminate upon assignment or a change in ownership of the contract unless the new assignee or owner meets the qualifications specified in the Assignment and Change of Ownership section below (does not apply to contracts issued in California).
The Enhanced Legacy benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	contract value after any rider charges have been deducted; or
2.	the ROPP value; or
3.	the Accumulation Death Benefit (ADB) value; or
4.	the MAV.
The Accumulation Death Benefit (ADB) is a component of the death benefit that is based on purchase payments increased by 5% on each anniversary through age 80 (adjusted for partial surrenders).
For contracts issued in California, the following applies:
•	The benefits provided under this rider are only payable at the annuitant’s death and terms “you” or “your” refer to annuitant.
•	If the owner is a natural person, the owner and the annuitant must be the same at issue.
The key terms and provisions of the Enhanced Legacy benefit are:
Covered Life Change: is either the continuation of the contract by a spouse under the spouse's option to continue contract provision or, in all states except California, an ownership change where an owner after the ownership change was not an owner prior to the change.
Adjustments for Partial Surrenders: Adjustments for partial surrenders are calculated for the ROPP value, ADB value and MAV separately for each partial surrender using the following formula:
a × b	where:
c

a	=	the amount the contract value is reduced by the partial surrender
b	=	the applicable ROPP value, ADB value or MAV on the date of (but prior to) the partial surrender
c	=	the contract value on the date of (but prior to) the partial surrender.
ROPP Value, ADB Value and MAV: are the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value, ADB value and MAV. Adjustments for partial surrenders (as calculated above) will be subtracted from the ROPP value, ADB value and MAV. The ROPP value, ADB value and MAV cannot be withdrawn in a lump sum.
On each contract anniversary prior to your date of death the ADB value and MAV will be adjusted as follows:
1.	On the first contract anniversary, we increase the ADB value by 5%, multiplied by the ADB value as of 60 days after the contract date.
2.	On each contract anniversary after the first and prior to you reaching age 81, we increase the ADB value by 5%, multiplied by the prior contract anniversary’s ADB value.
3.	On each contract anniversary prior to you reaching age 86, the MAV will be increased to the contract value (after rider charges are deducted) if greater.
For a spouse who is age 75 or younger and continues the contract, the Enhanced Legacy benefit will continue and the ROPP value, ADB value and MAV are reset to the contract value on the date of continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid. If your spouse is age 76 or older when the contract is continued, the Enhanced Legacy benefit will terminate and the Standard Death Benefit will apply.

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After a covered life change other than for a spouse who continues the contract, if the owner is age 75 or younger, the Enhanced Legacy benefit will continue and the ROPP value, ADB value and MAV are reset on the valuation date we receive your written request for the covered life change to the lesser of the contract value on that date after any rider charges have been deducted, and the applicable ROPP value, ADB value and MAV on that date (but prior to the reset). If the owner is age 76 or older at the time of the covered life change, the Enhanced Legacy benefit will terminate and the Standard Death Benefit will apply.
You should consider whether the Enhanced Legacy benefit rider is appropriate for you because:
•	Investment Allocation Restriction: This rider requires 100% allocation of purchase payments and your contract value to approved investment options, which are currently Portfolio Stabilizer funds. This means that you will not be able to allocate contract value to all of the subaccounts,GPAs or the regular fixed account, that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Optional Riders”). You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. We reserve the right to limit the number of investment option changes per contract year. We also reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion. Any substitution of funds may be subject to the SEC or state insurance departments approval. (See “Substitution of Investments”).
•	Limitation on Purchase payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. This may limit your ability to increase the contract value and death benefit. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.
Assignment and Change of Ownership
Joint ownership and joint annuitants are not allowed while this rider is in force. In all states, except California, this rider will continue and the benefit amount may be reset if there is an assignment or a change of ownership and the owner or assignee is age 75 or younger.  An assignment or change of ownership may also be made to a non-natural owner (e.g. an individual ownership changed to an irrevocable trust) or to a revocable trust, with either holding for the sole benefit of the prior owner. Assignments and ownership changes other than these will terminate the rider.
For contracts issued in California, the benefits provided under this rider are only payable at the annuitant’s death. You may not change the annuitant while this rider is in force, unless you are the annuitant and your spouse becomes the owner and annuitant under the spousal continuation provision.
Termination of the Rider
The rider can only be terminated under the following circumstances:
1.	After the death benefit is payable, unless the spouse continues the contract as described in the spouse’s option to continue contract provision, the rider will terminate.
2.	For contracts issued in California, after the death benefit is payable, if you are not the annuitant, the rider will terminate.
3.	Certain assignment and ownership changes as described in the Assignment and Change of Ownership provision will terminate the rider (does not apply to contracts issued in California).
4.	On the annuitization start date the rider will terminate.
5.	In relation to certain increases to the annual rider fee as described in the Enhanced Legacy Benefit Rider Charge provision, your written request will terminate the rider.
6.	Reduction of the contract value to zero will terminate the rider.
7.	Termination of the contract for any reason will terminate the rider.
Upon termination of this rider, any additional death benefit provided by the rider will not be payable upon your death. Upon termination, this rider may not be reinstated.
For an example, please see Appendix D.
SecureSource Legacy Benefit
(Available for contracts with applications signed on or after April 30, 2018)
The SecureSource Legacy benefit is an optional death benefit that you can elect only at time of application for an additional charge. The SecureSource Legacy rider is intended to provide additional death benefit guarantees that may increase the death benefit provided under the contract. This rider is available only when purchased in combination with the one of following SecureSource Series riders: SecureSource Core or SecureSource Core Plus or SecureSource 4 or

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SecureSource 4 Plus riders (Guaranteed Lifetime Withdrawal Benefit (GLWB) riders). Terms used in this rider have the same meaning as in the GLWB riders to which they are attached. If you elect SecureSource Legacy, you may not elect any other death benefit riders available under the contract.
The SecureSource Legacy provides that if you die (for contracts issued in California, if the annuitant dies) before the annuitization start date, and while this contract is in force, we will pay the beneficiary the greater of the SecureSource Legacy benefit amount provided by this rider or the death benefit under the terms of the contract.
For contracts issued in California, the following applies:
•	The benefits provided under this rider are only payable at the annuitant’s death.
•	If the owner is a natural person, the owner and the annuitant must be the same at issue. The annuitant cannot be changed.
•	If the owner and the annuitant are the same when a death benefit is payable, the death benefit is the greater of the SecureSource Legacy benefit amount or the death benefit payable under the terms of the base contract.
•	If there is an ownership change resulting in a natural owner that is not the same as the annuitant, the death benefit under the terms of the base contract will be payable if the owner dies. The SecureSource Legacy benefit amount will not be included in the death benefit.
•	If there is an ownership change resulting in a natural owner that is not the same as the annuitant, the SecureSource Legacy benefit amount will be payable if the annuitant dies. The death benefit under the terms of the base contract will not be payable
SecureSource Legacy benefit amount is subject to the maximum amount of $20 million.
Determination of the SecureSource Legacy benefit amount: The SecureSource Legacy benefit amount is determined at the following times:
1.	At rider effective date
The SecureSource Legacy benefit amount is set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The SecureSource Legacy benefit amount will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
The SecureSource Legacy benefit amount can be adjusted, but it will not be less than zero.
(A)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The SecureSource Legacy benefit amount will be reduced by the greater amount of the withdrawal or the “adjustment for withdrawal” calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the SecureSource Legacy benefit amount on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal
(B)	If the ALP is established and the withdrawal is less than or equal to the Remaining Annual Lifetime Payment (RALP), the SecureSource Legacy benefit amount is reduced by the amount of the withdrawal.
(C)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the SecureSource Legacy benefit amount will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus an amount calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the SecureSource Legacy benefit amount on the date of (but prior to) the withdrawal minus the RALP
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP
4.	At each rider anniversary
The SecureSource Legacy benefit amount will be increased to the contract value (after rider charges are deducted) if the contract value is greater.

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Please note that withdrawals you take under the GLWB riders, reduce the SecureSource Legacy benefit amount under this rider. For detailed description of how SecureSource Legacy benefit amount is determined when a withdrawal is taken, see “Determination of the SecureSource Legacy benefit amount – when a withdrawal is taken” above. For detailed description of how withdrawals effect GLWB values, see “Determination of Adjustments of Benefits Values” in the GLWB riders’ description.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the rider terminates.
Joint Life: If a surviving spouse is a covered spouse as defined under the attached GLWB rider and chooses to continue the contract under the spousal continuation provision, the following provisions apply:
•	This rider continues as part of the contract.
•	At the time of spousal continuation, the SecureSource Legacy benefit amount may be increased. On the valuation date spousal continuation is effective, the SecureSource Legacy benefit amount will be increased to the contract value (after any rider fees have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid) if the contract value is greater. The death benefit that would otherwise have been paid will not include the SecureSource Legacy benefit amount.
•	The SecureSource Legacy benefit amount is available for payment at the death of the surviving covered spouse.
You should consider whether the SecureSource Legacy benefit rider is appropriate for you because:
•	Investment Allocation Restriction: This rider requires 100% allocation of purchase payments and your contract value to approved investment options, which are currently Portfolio Stabilizer funds. This means that you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Optional Riders”). We reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion. Any substitution of funds may be subject to the SEC or state insurance departments approval. (See “Substitution of Investments”).
•	Limitation on Transfers: Because this rider requires 100% allocation to approved investment options, transfer privileges granted under the contract are suspended other than: (1) transfers among the available investment options as described in the investment options and limits provision, provided such transfers are not determined to disadvantage other contract owners (See “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”) or (2) transfers as otherwise agreed to by us.
Termination of the Rider
The rider cannot be terminated either by you or us except as follows:
1.	Single Life: After the death benefit is payable, the rider will terminate.
2.	Joint Life: After the death benefit is payable, unless the covered spouse continues the contract as described in the spouse’s option to continue contract provision, the rider will terminate.
3.	On the annuitization start date the rider will terminate.
4.	In relation to certain increases to the annual rider fee as described in the SecureSource Legacy Benefit Rider Charge provision, your written request will terminate the rider.
5.	Reduction of the contract value to zero will terminate the rider.
6.	Termination of the SecureSource series rider for any reason will also terminate the SecureSource Legacy benefit rider.
7.	Termination of the contract for any reason will terminate the rider.
Upon termination of this rider, any additional death benefit provided by the rider will not be payable upon your death (for contracts issued in California, upon annuitant’s death). Upon termination, this rider may not be reinstated.
For an example, please see Appendix E.

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Optional Living Benefits
SecureSource Series Rider Terms
The following key terms are associated with all of the SecureSource Series of riders:
Key Terms
Age Bands: are the age ranges shown in your contract data. For SecureSource 3, SecureSource 4 and SecureSource 4 Plus, each Age Band has two components for your Lifetime Payment Percentages, a Minimum Lifetime Payment Percentage and a potential Income Bonus. The covered person (Joint Life: the younger covered spouse) must be at least age 50 for the Annual Lifetime Payment to be established. After the Annual Lifetime Payment is established, in addition to your age, other factors determine when you move to a higher Age Band.
Annual Credit: an amount that can be added to the Benefit Base on rider anniversaries during a Credit Period, subject to limitations. The Annual Credit is 6% for SecureSource 3, SecureSource 4 and SecureSource Core. The Annual Credit is 7% for SecureSource 4 Plus and SecureSource Core Plus. Investment performance and Excess Withdrawals may reduce or eliminate the benefit of any Annual Credits. Annual Credits increase the lifetime benefit but may result in higher rider charges that may exceed the benefit from the Annual Credits.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the covered person (Joint Life: the younger covered spouse) has reached age 50.
Annual Step-Up: an increase in the Benefit Base and/or the Principal Back Guarantee, that is available on each rider anniversary if your contract value increases, subject to certain conditions. If the Benefit Base increases due to an Annual Step-Up, a Credit Period will restart and if you are eligible for a higher Age Band, the Lifetime Payment percentage may increase.
Benefit Base (BB): used to determine the Annual Lifetime Payment and the annual rider charge. The BB is separate from your contract value and cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Credit Base (CB): used to determine the Annual Credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.
Credit Period: starts on the rider effective date and will restart (1) on a rider anniversary whenever there is an increase of the Benefit Base due to an Annual Step-Up or (2) Joint Life only: on the following rider anniversary in the event of a step-up of the Benefit Base under the spousal continuation provision. The Credit Period is 10 years for SecureSource 3. The Credit Period is 12 years for SecureSource Core, SecureSource Core Plus, SecureSource 4 and SecureSource 4 Plus.
Excess Withdrawal: any withdrawal taken before the Annual Lifetime Payment is established, or any withdrawal that is greater than the Remaining Annual Lifetime Payment.
Excess Withdrawal Processing: reduces benefits under the rider if an Excess Withdrawal is processed.
Income Bonus: for SecureSource 3, SecureSource 4 and SecureSource 4 Plus, the Income Bonus may be added to the Minimum Lifetime Payment Percentage as described in the “Lifetime Payment Percentage” provision below. The Income Bonus is not available under SecureSource Core and SecureSource Core Plus riders.
Lifetime Payment Percentage: used to calculate your Annual Lifetime Payment. For SecureSource 3, SecureSource 4 and SecureSource 4 Plus, it includes a Minimum Lifetime Payment Percentage and may include an additional Income Bonus. The percentage used can vary as described in the Lifetime Payment Percentage provision below.
Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by Annual Step-Ups, as long as there is no Excess Withdrawal.
Remaining Annual Lifetime Payment (RALP): after the Annual Lifetime Payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year. Withdrawals reduce this amount each year.
Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge.
Withdrawal Adjustment Base (WAB): for SecureSource 3, SecureSource 4 and SecureSource 4 Plus, one of the components used to determine whether or not the Income Bonus will be included with the Lifetime Payment Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.
The following key terms only apply to SecureSource Core Plus and SecureSource 4 Plus:

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Base Doubler: is 200% of purchase payments received before the first contract anniversary plus 100% of any premiums received after that. It is used one-time to increase your Benefit Base if you do not take any withdrawals or decline a fee increase before the Base Doubler Date (unless the Benefit Base is already higher due to annual credits and annual step ups). The Base Doubler cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Base Doubler Date: at issue, it is the later of: (1) the 12th rider anniversary; or (2) the rider anniversary on or following the 70th birthday of the Covered Person (Joint Life: the younger Covered Spouse).
SecureSource Core Rider
(Not available for RAVA 5 Access contracts)
The SecureSource Core rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource Core rider may not be purchased with the optional SecureSource Core Plus rider, SecureSource 4 rider SecureSource 4 Plus rider, Accumulation Protector Benefit rider, ROPP rider, MAV rider or Enhanced Legacy benefit rider. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. If you die before the contract value is depleted, you will not receive any monetary value from the rider. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Annual Lifetime Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”.
The SecureSource Core rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Core rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource Core rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider. (see “Determination of Adjustments of Benefit Values”).
Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available or your contract value has increased above the guaranteed amount on a rider anniversary. The Principal Back Guarantee can also be increased if an Annual Step-up occurs on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
For important considerations whether a SecureSource Core rider is appropriate for you, see the “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource Core riders available under your contract:
•	SecureSource Core - Single Life
•	SecureSource Core - Joint Life

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The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders.
The SecureSource Core — Single Life rider covers one person. The SecureSource Core — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Core — Single Life rider or the SecureSource Core — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource Core – Single Life rider.
The SecureSource Core rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	Your contract application is signed on or after April 30, 2018;
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Core riders are not available under an inherited qualified annuity.
The SecureSource Core rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource Core rider, see “SecureSource Series Rider Terms” section above.
Lifetime benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If an owner is a nonnatural person or a revocable trust, the covered spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.

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•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.
The Lifetime Payment Percentage for each Age Band is listed in the table below:
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.00%	2.75%
59-64	4.00%	3.75%
65-74	5.00%	4.75%
75-79	5.50%	5.25%
80+	6.00%	5.75%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Determination of Adjustments of Benefit Values: Your lifetime benefit values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The CB, BB and PBG are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The BB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
The BB, CB and PBG can be adjusted, but they will not be less than zero.
(A)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal” calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the CB or BB (as applicable) on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the “adjustment for withdrawal” substituting the PBG for the CB or BB.

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(B)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(C)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount as calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the CB 180 days following the rider effective date multiplied by 6% for the first rider anniversary.
•	Single Life: The BB will be increased by the Annual Credit.
•	Joint Life: The BB will be set to the greater of the current BB, or the BB 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments 180 days following the rider effective date.
(B)On any other rider anniversary during a Credit Period
The Annual Credit equals the CB as of the prior rider anniversary multiplied by the 6% annual credit percentage.
•	Single Life: The BB will be increased by the Annual Credit.
•	Joint Life: The BB will be set to the greater of the current BB, or. the BB on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The CB will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently set to zero on the later of: (A) the owner’s 95th birthday or (B) the 12th rider anniversary.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the BB, CB, PBG and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any Annual Credit is added) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $20,000,000 so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the lifetime benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.

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If the Annual Lifetime Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Core — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Core — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.
If your contract value is reduced to zero, the CB will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The current ALP is fixed for as long as payments are made.
•	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by Us will be made up promptly without interest. We reserve the right to recover from You or Your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by Us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, the rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the contract is continued under the spousal continuation option.

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Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract under the spousal continuation option.
For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
In either of the above cases:
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner holding for the sole benefit of the prior owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Core rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Core rider is not available.
Under the rider’s payout option, you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Table B in the contract. For more information about annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.

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Rider Termination
The SecureSource Core rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Core riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource Core Plus Rider
(Not available for RAVA 5 Access contracts)
The SecureSource Core Plus rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource Core Plus rider may not be purchased with the optional SecureSource Core rider, SecureSource 4 rider, SecureSource 4 Plus rider, Accumulation Protector Benefit rider, ROPP rider, MAV rider or Enhanced Legacy benefit rider. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. If you die before the contract value is depleted, you will not receive any monetary value from the rider. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Annual Lifetime Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”. This rider also provides a guaranteed benefit base amount, provided no withdrawals are taken and the rider does not terminate before a specified date. (see “Base Doubler” below)
The SecureSource Core Plus rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Core Plus rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the approved investment options. For a list of approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders.”
The SecureSource Core Plus rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider. (see “Determination of Adjustment of Benefit Values”).

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Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available, a Base Doubler is applied or an Annual Step-up increases the Benefit base on a rider anniversary. The Principal Back Guarantee can also be increased if your contract value has increased above the guaranteed amount on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
For important considerations whether a SecureSource Core Plus rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section.
Availability
There are two SecureSource Core Plus riders available under your contract:
•	SecureSource Core Plus - Single Life
•	SecureSource Core Plus - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.
The SecureSource Core Plus — Single Life rider covers one person. The SecureSource Core Plus — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Core Plus — Single Life rider or the SecureSource Core Plus — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and join annuitants are not allowed for SecureSource Core Plus – Single Life rider.
The SecureSource Core Plus rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	Your contract application is signed on or after April 30, 2018;
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Core Plus riders are not available under an inherited qualified annuity.
The SecureSource Core Plus rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with the SecureSource Core Plus rider, see “SecureSource Rider Terms” section above.
Lifetime benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the contract owner. If an owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.

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Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.
The Lifetime Payment Percentage for each Age Band are listed in the table below:
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.25%	2.90%
59-64	4.25%	3.90%
65-74	5.25%	4.90%
75-79	5.75%	5.40%
80+	6.25%	5.90%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Joint Life: Base Doubler Date: If the Base Doubler is greater than zero, the Base Doubler Date may be reset in the event of: (1) dissolution of marriage; or (2) a covered spouse’s death when the death benefit is not payable. On the date we receive written notification of these events, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the 70th birthday of the remaining covered spouse; (2) the 12th rider anniversary; or (3) the next rider anniversary.
The Base Doubler Date may also be reset if there is a spousal continuation.  See the Spouse’s Option to continue contract provision.

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In the event of remarriage of the covered spouses to each other before the Base Doubler Date, the Base Doubler Date will be reset to the later of the 12th rider anniversary or the rider anniversary on or following the 70th birthday of the younger covered spouse.
Determination of Adjustments of Benefit Values: Your lfetime benefit values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The CB, BB and PBG are set equal to the initial purchase payment.
The Base Doubler is set equal to the initial purchase payment multiplied by the applicable Base Doubler Percentage, as shown in the table below.
Purchase Payments	Base Doubler Percentage
Payments received before the first rider anniversary	200%
Payments received thereafter	100%
2.	When an additional purchase payment is made
The BB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
If the Base Doubler is greater than zero, the Base Doubler will be increased by the amount of each additional purchase payment multiplied by the applicable Base Doubler Percentage as shown in the table above.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
If a withdrawal is taken before the Base Doubler Date, the Base Doubler is permanently set to zero.
The BB, CB and PBG can be adjusted, but they will not be less than zero.
(A)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal”, calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the “adjustment for withdrawal”, substituting the PBG for the CB or BB.
(B)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(C)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary

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The Annual Credit equals the CB 180 days following the rider effective date multiplied by 7% for the first rider anniversary.
•	Single Life: The BB will be increased by the Annual Credit.
•	Joint Life: The BB will be set to the greater of the current BB, or the BB 180 Days following the rider effective date increased by the Annual Credit and any additional purchase payments 180 Days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the CB as of the prior rider anniversary multiplied by the 7% annual credit percentage.
•	Single Life: The BB will be increased by the Annual Credit.
•	Joint Life: The BB will be set to the greater of the current BB, or the BB on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The CB will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently set to zero on the later of: (A) the owner’s 95th birthday or (B) the 12th rider anniversary.
•	Base Doubler: If you did not take any withdrawals since the rider effective date and you did not decline an increase to the annual rider fee, on the Base Doubler Date the BB (after any Annual Credit is added) will be increased to the Base Doubler if greater. The Base Doubler will be permanently set to zero on the Base Doubler Date (after any adjustment to the BB). It is important to remember that the 200% Base Doubler percentage only applies to purchase payments received in the first year. After the first year, 100% of purchase payments will be added to the Base Doubler rather than 200%.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the BB, CB, PBG and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any Annual Credit is added or Base Doubler is applied) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $20,000,000 so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the lifetime benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Annual Lifetime Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. Any withdrawals (including RMDs) before the Base Doubler Date will permanently set the Base Doubler to zero.
See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Core Plus — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Core Plus — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

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If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective. If the Base Doubler is greater than zero, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the 70th birthday of the remaining covered spouse; (2) the 12th rider anniversary; or (3) the next rider anniversary.
Rules for Surrender: There is no minimum contract value following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.
If your contract value is reduced to zero, the CB and Base Doubler, will be permanently set to zero, and there will be no additional Annual Credits and no Base Doubler is applied. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The current ALP is fixed for as long as payments are made.
•	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from You or Your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by Us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, the rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: the lifetime benefit will cease even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract under the spousal continuation option.

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For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
•	In either of the above cases:
•	After the date of death, if the CB and Base Doubler are greater than zero, the CB and Base Doubler will be permanently set to zero, and there will be no additional Annual Credits or Annual Step-Ups and no Base Doubler will be applied.
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a nonnatural owner or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint Annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Core Plus rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Core Plus rider is not available.
Under the rider’s payout option, you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information about annuity payment plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.

The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource Core Plus rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.

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•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Core Plus rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 4 Rider
(Not available for RAVA 5 Access contract applications signed on or after Nov. 16, 2015)
The SecureSource 4 rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource 4 rider may not be purchased with the optional SecureSource Core, SecureSource Core Plus, SecureSource 4 Plus rider, Accumulation Protector Benefit rider or Enhanced Legacy benefit rider. Effective April 30, 2018, SecureSource 4 rider may not be purchased with the optional ROPP Death Benefit and MAV Death Benefit. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. If you die before the contract value is depleted, you will not receive any monetary value from the rider. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Annual Lifetime Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”.
The SecureSource 4 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 4 rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the approved investment options. For a list of approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders.”
The SecureSource 4 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The lifetime benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. Each contract year, whether or not the Income Bonus is included, the Lifetime Payment Percentage is determined when the first withdrawal is taken, and the lifetime benefit amount is fixed for the remainder of that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustment of Benefit Values”).
Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available or your contract value has increased above the guaranteed amount on a rider anniversary. The Principal Back Guarantee can also be increased if your contract value has increased above the guaranteed amount on a rider anniversary.

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Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
Each year, your lifetime benefit may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base (WAB), the Income Bonus will not be available. (see WAB described below).
For important considerations whether a SecureSource 4 rider is appropriate for you, see and “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource 4 riders available under your contract:
•	SecureSource 4 - Single Life
•	SecureSource 4 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 4 — Single Life rider covers one person. The SecureSource 4 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 4 — Single Life rider or the SecureSource 4 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
For contract applications signed on or after May 1, 2016, joint ownership and joint annuitants are not allowed for SecureSource 4 — Single Life rider.
The SecureSource 4 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	Your contract application is signed on or after May 4, 2015;
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 4 riders are not available under an inherited qualified annuity.
The SecureSource 4 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource 4 rider, see “SecureSource Series Rider Terms” section above.
Lifetime benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment

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Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.
The Minimum Lifetime Payment Percentage and the Income Bonus for each Age Band, are listed in the table below:
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus
50-58	3.0%	2.75%	1.00%
59-64	4.0%	3.75%	1.00%
65-74	5.0%	4.75%	1.00%
75-79	5.5%	5.25%	1.00%
80+	6.0%	5.75%	1.00%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Income Bonus: The Income Bonus may provide additional income under the rider. Availability of the Income Bonus is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base (WAB). If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the 1% Income Bonus when calculating the ALP (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).

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The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
After the ALP is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the 1% Income Bonus, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 4 Rider”.
However, at the earliest of (1), (2) or (3) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the BB multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero, or
(3)	on the date of death when a death benefit is payable.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus if more favorable to you.
Determination of Adjustments of Benefit Values: Your lifetime benefit values are determined at the following times and are subject to a maximum amount of $10 million each (for contracts with applications signed prior to April 30, 2018) or of $20 million each (for contracts with applications signed on or after April 30, 2018):
1.	At rider effective date
The WAB, CB, BB and PBG are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The BB, WAB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
The WAB, BB, CB and PBG can be adjusted, but they will not be less than zero.
(A)	The WAB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the WAB on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the CB or BB (as applicable) for the WAB. The PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” substituting the PBG for the WAB.
(C)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(D)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.

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The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the WAB, BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each (for contracts with applications signed prior to April 30, 2018) or of $20 million for each (for contracts with applications signed on or after April 30, 2018), and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the CB 180 days following the rider effective date multiplied by 6% for the first rider anniversary.
The BB and WAB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB 180 days following the rider effective date increased by the annual credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the CB as of the prior rider anniversary multiplied by the 6% annual credit percentage.
The BB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB on the prior rider anniversary increased by the annual credit and any additional purchase payments since the prior rider anniversary.
The WAB will be set as follows:
(A)	if no withdrawals have been taken, the WAB will be set to the BB determined above, or
(B)	if any withdrawals have been taken, the WAB will be set to the amount as calculated below:

a × b	where:
c

a	=	the WAB on the rider anniversary (but prior to rider anniversary processing)
b	=	the BB determined above
c	=	the BB on the rider anniversary (but prior to rider anniversary processing)
If the CB is greater than zero, the CB will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the WAB and BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently set to zero on the later of: (A) the owner’s 95th birthday or (B) the 12th rider anniversary.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the PBG, BB and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any Annual Credit is added) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $10 million (for contracts with applications signed prior to April 30, 2018) or $20 million (for contracts with applications signed on or after April 30, 2018) so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
•	The WAB on rider anniversaries: If you did not decline an increase to the annual rider fee, the WAB (after any Annual Credit is added) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;

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•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Annual Lifetime Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 4 — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 4 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.
If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The current ALP is fixed for as long as payments are made.
•	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, the rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.

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If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract under the spousal continuation option.
For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
In either of the above cases:
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Effective May 1, 2016, you cannot add joint owner or joint annuitant. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner holding for the sole benefit of the prior owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource 4 rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 4 rider is not available.
Under the rider’s payout option, you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 4 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.

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•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 4 riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 4 Plus Rider
(Not available for RAVA 5 Access contract applications signed on or after Nov. 16, 2015)
The SecureSource 4 Plus rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource 4 Plus rider may not be purchased with the optional SecureSource Core rider, SecureSource Core Plus rider, SecureSource 4 rider, Accumulation Protector Benefit rider or Enhanced Legacy benefit rider. Effective April 30, 2018, SecureSource 4 Plus rider may not be purchased with the optional ROPP Death Benefit and MAV Death Benefit. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Lifetime Annual Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”. This rider also provides a guaranteed benefit base amount, provided no withdrawals are taken and the rider does not terminate before a specified date. (see “Base Doubler” below)
The SecureSource 4 Plus rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 4 Plus rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
•	The SecureSource 4 Plus rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The lifetime benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. Each contract year, whether or not the Income Bonus is included, the Lifetime Payment Percentage is determined when the first withdrawal is taken, and the lifetime benefit amount is fixed for the remainder of that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

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Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available, a Base Doubler is applied or your contract value has increased above the guaranteed amount on a rider anniversary. The Principal Back Guarantee can also be increased if your contract value has increased above the guaranteed amount on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
Each year, your lifetime benefit may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base (WAB), the Income Bonus will not be available. (see WAB described below).
For important considerations whether a SecureSource 4 Plus rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section.
Availability
There are two SecureSource 4 Plus riders available under your contract:
•	SecureSource 4 Plus - Single Life
•	SecureSource 4 Plus - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 4 Plus — Single Life rider covers one person. The SecureSource 4 Plus — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 4 Plus — Single Life rider or the SecureSource 4 Plus — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
For contract applications signed on or after May 1, 2016, joint ownership and joint annuitants are not allowed for SecureSource 4 Plus — Single Life rider.
The SecureSource 4 Plus rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	Your contract application is signed on or after May 4, 2015;
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 4 Plus riders are not available under an inherited qualified annuity.
The SecureSource 4 Plus rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with the SecureSource 4 Plus rider, see “SecureSource Rider Terms” section above.
Lifetime benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses’ lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.

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Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.
The Minimum Lifetime Payment Percentage and the Income Bonus for each Age Band are listed in the table below:
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus
50-58	3.0%	2.65%	1.00%
59-64	4.0%	3.65%	1.00%
65-74	5.0%	4.65%	1.00%
75-79	5.5%	5.15%	1.00%
80+	6.0%	5.65%	1.00%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Income Bonus: The Income Bonus may provide additional income under the rider. Availability of the Income Bonus is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base (WAB). If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the 1% Income Bonus when calculating the ALP (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).

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The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
After the ALP is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the 1% Income Bonus, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 4 Plus Rider”.
However, at the earliest of (1), (2) or (3) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the BB multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero, or
(3)	on the date of death when a death benefit is payable.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus if more favorable to you.
Joint Life: Base Doubler Date: If the Base Doubler is greater than zero, the Base Doubler Date may be reset in the event of: (1) dissolution of marriage; or (2) a covered spouse’s death when the death benefit is not payable. On the date we receive written notification of these events, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the 70th birthday of the remaining covered spouse; (2) the 12th rider anniversary; or (3) the next rider anniversary.
The Base Doubler Date may also be reset if there is a spousal continuation.  See the Spouse’s Option to continue contract provision.
In the event of remarriage of the covered spouses to each other before the Base Doubler Date, the Base Doubler Date will be reset to the later of the 12th rider anniversary or the rider anniversary on or following the 70th birthday of the younger covered spouse.
Determination of Adjustments of Benefit Values: Your lifetime benefit values are determined at the following times and are subject to a maximum amount of $10 million each (for contracts with applications signed prior to April 30, 2018) or of $20 million for each (for contracts with applications signed on or after April 30, 2018):
1.	At rider effective date
The WAB, CB, BB and PBG are set equal to the initial purchase payment.
The Base Doubler is set equal to the initial purchase payment multiplied by the applicable Base Doubler Percentage, as shown in the table below.
Purchase Payments	Base Doubler Percentage
Payments received before the first rider anniversary	200%
Payments received thereafter	100%
2.	When an additional purchase payment is made
The BB, WAB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
If the Base Doubler is greater than zero, the Base Doubler will be increased by the amount of each additional purchase payment multiplied by the applicable Base Doubler Percentage as shown in the table above.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
If a withdrawal is taken before the Base Doubler Date, the Base Doubler is permanently set to zero.
The WAB, BB, CB and PBG can be adjusted, but they will not be less than zero.

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(A)	The WAB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the WAB on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the CB or BB (as applicable) for the WAB. The PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” substituting the PBG for the WAB.
(C)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(D)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the WAB, BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each (for contracts with applications signed prior to April 30, 2018) or of $20 million for each (for contracts with applications signed on or after April 30, 2018), and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the CB 180 days following the rider effective date multiplied by 7% for the first rider anniversary.
The BB and WAB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB 180 days following the rider effective date increased by the annual credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the CB as of the prior rider anniversary multiplied by the 7% annual credit percentage.
The BB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB on the prior rider anniversary increased by the annual credit and any additional purchase payments since the prior rider anniversary.
The WAB will be set as follows:
(A)	if no withdrawals have been taken, the WAB will be set to the BB determined above, or
(B)	if any withdrawals have been taken, the WAB will be set to the amount as calculated below:

a × b	where:
c

a	=	the WAB on the rider anniversary (but prior to rider anniversary processing)
b	=	the BB determined above
c	=	the BB on the rider anniversary (but prior to rider anniversary processing)

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If the CB is greater than zero, the CB will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the WAB and BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently set to zero on the later of: (A) the owner’s 95th birthday or (B) the 12th rider anniversary.
•	Base Doubler: If you did not take any withdrawals since the rider effective date and you did not decline an increase to the annual rider fee, on the Base Doubler Date the WAB and BB (after any Annual Credit is added) will be increased to the Base Doubler if greater. The Base Doubler will be permanently set to zero on the Base Doubler Date (after any adjustment to the BB). It is important to remember that the 200% Base Doubler percentage only applies to purchase payments received in the first year. After the first year, 100% of purchase payments will be added to the Base Doubler rather than 200%.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the PBG, BB and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any Annual Credit is added or Base Doubler is applied) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $10 million (for contracts with applications signed prior to April 30, 2018) or of $20 million (for contracts with applications signed on or after April 30, 2018) so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
•	The WAB on rider anniversaries: If you did not decline an increase to the annual rider fee, the WAB (after any Annual Credit is added or Base Doubler is applied) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Annual Lifetime Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. Any withdrawals (including RMDs) before the Base Doubler Date will permanently set the Base Doubler to zero.
See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 4 Plus — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 4 Plus — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective. If the Base Doubler is greater than zero, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the 70th birthday of the remaining covered spouse; (2) the 12th rider anniversary; or (3) the next rider anniversary.

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Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.
If your contract value is reduced to zero, the CB and Base Doubler, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits and no Base Doubler is applied. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The current ALP is fixed for as long as payments are made.
•	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, the rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract under the spousal continuation option.
For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
•	In either of the above cases:
•	After the date of death, if the CB and Base Doubler are greater than zero, the CB and Base Doubler will be permanently reset to zero, and there will be no additional Annual Credits or Annual Step-Ups and no Base Doubler will be applied.
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.

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Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Effective May 1, 2016, you cannot add joint owner or joint annuitant. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource 4 Plus rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 4 Plus rider is not available.

Under the rider’s payout option, the minimum amount payable shown in Plan B in the contract, will not apply and you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 4 Plus rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 4 Plus rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.

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SecureSource 3 Rider
(Not available for contract applications signed on or after May 4, 2015)
The SecureSource 3 rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource 3 rider may not be purchased with the optional Accumulation Protector Benefit rider. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. If you die before the contract value is depleted, you will not receive any monetary value from the rider. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Annual Lifetime Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”.
The SecureSource 3 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 3 rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the Portfolio Stabilizer funds.
The SecureSource 3 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The lifetime benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. Each contract year, whether or not the Income Bonus is included, the Lifetime Payment Percentage is determined when the first withdrawal is taken, and the lifetime benefit amount is fixed for the remainder of that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available or your contract value has increased above the guaranteed amount on a rider anniversary. The Principal Back Guarantee can also be increased if your contract value has increased above the guaranteed amount on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
Each year, your lifetime benefit may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base (WAB), the Income Bonus will not be available. (see WAB described below).
For important considerations whether a SecureSource 3 rider is appropriate for you, see and “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource 3 riders available under your contract:
•	SecureSource 3 - Single Life
•	SecureSource 3 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders

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The SecureSource 3 — Single Life rider covers one person. The SecureSource 3 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 3 — Single Life rider or the SecureSource 3 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
The SecureSource 3 rider is an optional benefit that you may select for an additional annual charge if:
•	Your contract application is signed prior to May 4, 2015;
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
The SecureSource 3 riders are not available under an inherited qualified annuity.
The SecureSource 3 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource 3 rider, see “SecureSource Series Rider Terms” section above.
Lifetime Benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses’ lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.

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The Minimum Lifetime Payment Percentage and the Income Bonus for each Age Band are listed in the table below:
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus
50-58	3%	2.75%	0.5%
59-64	4%	3.75%	0.5%
65-79	5%	4.75%	0.5%
80+	6%	5.75%	0.5%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person’s new attained age (Joint Life: younger Covered Spouse’s attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Income Bonus: The Income Bonus may provide additional income under the rider. Availability of the Income Bonus is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base (WAB). If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the 1% Income Bonus when calculating the ALP (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
After the ALP is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the 1% Income Bonus, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 3 Rider”.
However, at the earliest of (1), (2) or (3) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the BB multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero, or
(3)	on the date of death when a death benefit is payable.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus if more favorable to you.
Determination of Adjustments of Benefit Values: Your lifetime benefit values are determined at the following times and are subject to a maximum amount of $10 million each:
1.	At rider effective date
The WAB, CB, BB and PBG are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The BB, WAB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.

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3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
The WAB, BB, CB and PBG can be adjusted, but they will not be less than zero.
(A)	The WAB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the WAB on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the CB or BB (as applicable) for the WAB. The PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” substituting the PBG for the WAB.
(C)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(D)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the WAB, BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the CB 180 days following the rider effective date multiplied by 6% for the first rider anniversary.
The BB and WAB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB 180 days following the rider effective date increased by the annual credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The annual credit equals the CB as of the prior rider anniversary multiplied by the 6% annual credit percentage.
The BB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB on the prior rider anniversary increased by the annual credit and any additional purchase payments since the prior rider anniversary.
The WAB will be set as follows:
(A)	if no withdrawals have been taken, the WAB will be set to the BB determined above, or

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(B)	if any withdrawals have been taken, the WAB will be set to the amount as calculated below:

a × b	where:
c

a	=	the WAB on the rider anniversary (but prior to rider anniversary processing)
b	=	the BB determined above
c	=	the BB on the rider anniversary (but prior to rider anniversary processing)
If the CB is greater than zero, the CB will be reset to zero on the last rider anniversary of a Credit Period after any adjustment to the WAB and BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently reset to zero on the later of: (A) the owner’s 95th birthday or (B) the 10th rider anniversary.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the PBG, BB and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if greater. The BB (after any Annual Credit is added) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $10,000,000 so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
•	The WAB on rider anniversaries: If you did not decline an increase to the annual rider fee, the WAB (after any Annual Credit is added) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Annual Lifetime Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 3 — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 3 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.

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If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The current ALP is fixed for as long as payments are made.
•	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, this rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP (including RMDs that are subject to Excess Withdrawal Processing as described above), this rider and the contract will terminate.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the Lifetime Benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the Lifetime Benefit. If spousal continuation is not available, the rider terminates. The Lifetime Benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract under the spousal continuation option.
For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
In either of the above cases:
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Effective May 1, 2016, you cannot add a joint owner or a joint annuitant. Exception: Ownership changes will not terminate the rider for contracts issued in California.

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Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource 3 rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 3 rider is not available.
Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 3 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 3 rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Important SecureSource Series Rider Considerations
You should consider whether a SecureSource series rider is appropriate for you taking into account the following considerations:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.

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•	Lifetime benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:
Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading above). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading above). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading above). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading above).
•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider, because the timing of your first withdrawal is an important decision. Once you take your first withdrawal, your initial Minimum Lifetime Payment Percentage will be determined. If a withdrawal is taken during the Credit Period, no credit will be available on the next contract anniversary. For SecureSource 4 Plus and SecureSource Core Plus, if the withdrawal is taken before the Base Doubler Date the Base Doubler is permanently set to zero. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (Excess Withdrawal), the guaranteed amounts under the rider will be reduced.
•	Investment Allocation Restriction: You must invest in approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits and death benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, , GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the SecureSource series rider
•	Income Guide Program Restriction: Income Guide program is not available to contracts with the SecureSource series rider.
•	Non-Cancelable: Once elected, the SecureSource series rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).
Dissolution of marriage does not terminate the SecureSource series — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource series — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” above).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.
You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource series — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining Annual Lifetime Payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the Remaining Annual Lifetime Payment is subject to the Excess Withdrawal Processing as described above.

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You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). While the rider permits certain Excess Withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Treatment of non-spousal distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider.
Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, a SecureSource series rider may be of limited value to you.
Accumulation Protector Benefit Rider
(Not available for RAVA 5 Access contract applications signed on or after Nov. 16, 2015.)
The Accumulation Protector Benefit rider is an optional benefit that you may select at contract issue for an additional charge. The Accumulation Protector Benefit rider specifies a Waiting Period that ends on the Benefit Date. The Waiting Period is 10 years. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the Benefit Date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that Benefit Date. On the Benefit Date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the Waiting Period and before the Benefit Date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the Benefit Date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.
The Accumulation Protector Benefit rider is only available to those age 80 or younger at contract issue. If elected, the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the Waiting Period. The rider ends when the Waiting Period expires, no further benefit will be payable, and no further charges for the rider will be deducted. After the Waiting Period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Legacy benefit, Enhanced Legacy benefit rider or SecureSource series riders.
You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:
•	You must invest in approved investment options. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the Accumulation Protector Benefit rider. In addition, the Income Guide program will not be available to you (See “Making the Most of Your Contract — The Income Guide Program). We

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reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. Any substitution of funds may be subject to the SEC or state insurance departments approval (see “Substitution of Investments”);
•	You may not make additional purchase payments to your contract during the Waiting Period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply. (see “Additional Purchase Payments with Elective Step-Up” below) In addition, we reserve the right to change these additional purchase payment limits, including making further restrictions, upon written notice;
•	If you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	If you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the Waiting Period under the rider, in order to receive the benefit, if any, provided by the rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider fee to increase (see “Waiting Period” below).
Be sure to discuss with your financial advisor whether an Accumulation Protector Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the Waiting Period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the Benefit Date if the contract value is less than the MCAV on the Benefit Date.
Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received. It is reduced by any adjustments for partial surrenders made during the Waiting Period.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.
Waiting Period: The Waiting Period for the rider is 10 years. We reserve the right to restart the Waiting Period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee. Waiting Period will restart upon elective step-ups and spousal continuation step-ups.
Automatic Step-Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	90% of the contract value on the contract anniversary (after charges are deducted); or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The automatic step-up of the MCAV does not restart the Waiting Period or increase the fee (although the total charge for the rider may increase).

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Elective Step-Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the Benefit Date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value (after charges are deducted) on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.
We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”) and the revised fee would apply to your rider if you exercise the annual elective step-up. Elective step-ups will also result in a restart of the Waiting Period as of the most recent contract anniversary.
The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The elective step-up option is not available for inherited IRAs or if the Benefit Date would be after the annuitization start date.
Additional Purchase Payments with Annual Elective Step-Ups
If your MCAV is increased as a result of Elective Step-up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the fee for the Accumulation Protector Benefit rider, you will pay the fee that is in effect on the valuation date we receive their written request to step-up. In addition, the Waiting Period will restart as of the most recent contract anniversary.
Assignment and Change of Ownership
Subject to state limitations, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner before the change, or is a nonnatural owner holding for the sole benefit of the prior owner (e.g., an individual ownership changed to a personal revocable trust).
Terminating the Rider
The rider will terminate under the following conditions:
•	The rider will terminate on the Benefit Date after the rider charge has been deducted and after any adjustment to the contract value due to payment of the rider benefit.
•	The rider will terminate for certain assignment and ownership changes as described in the “Assignment and Change of Ownership” provision above.
•	After the death benefit is payable, unless the spouse continues the contract as described in the “Spousal Continuation” provision above, the rider will terminate.
•	In relation to certain increases to the annual rider fee, your written request will terminate the rider. (See “Charges - Accumulation Protector Benefit rider charge”).
•	The rider will terminate on the annuitization start date.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Investment Allocation Restrictions for Certain Benefit Riders
If you elect the Enhanced Legacy benefit rider, SecureSource 3 benefit rider, or Accumulation Protector Benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds listed below, under the terms of the rider.
The Portfolio Stabilizer funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2)(1)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2) (1)

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3. Variable Portfolio – Managed Volatility Growth Fund (Class 2) (1)
4. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (1)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
(1)	Not available for contracts with Accumulation Protector Benefit rider and applications signed prior to Aug. 20, 2018.
If you elect one of the currently sold SecureSource series riders (SecureSource Core, SecureSource Core Plus, SecureSource 4, SecureSource 4 Plus) alone or in combination with the optional SecureSource Legacy benefit rider on or after Oct. 22, 2018, you are required to invest your contract value in the Portfolio Stabilizer funds or certain Portfolio Navigator funds (collectively “the Funds”) under the terms of the rider.
The Portfolio Stabilizer funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2)
3. Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
The Portfolio Navigator funds currently available are:
1. Variable Portfolio – Moderate Portfolio (Class 2)
2. Variable Portfolio – Moderately Conservative Portfolio (Class 2)
3. Variable Portfolio – Conservative Portfolio (Class 2)
We require investment in the Funds in order to reduce our financial risk and expense in offering guaranteed living benefits. The Funds are available to all contract owners, regardless of whether an optional benefit rider has been elected. Currently we offer nine Portfolio Stabilizer funds and for the SecureSource series riders and SecureSource Legacy benefit rider in combination with one of these riders, we also offer three Portfolio Navigator funds. We reserve the right to reduce the number of available funds to one.
We reserve the right to add, remove or substitute Funds at any time and in our sole discretion. We also reserve the right, upon notification to you, to close or restrict any Funds. Any change will apply to current allocations and or to future purchase payments and transfers. If we remove, restrict or substitute any Funds, transfers made to reallocate purchase payments or contract value will not count toward your annual transfer limitations (if any). We will obtain any necessary regulatory approvals and provide you with any required notice prior to any substitution. (See the “Substitution of Investments” section in this prospectus).
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds.
Investing in the Funds. You are responsible for determining which Funds are best for you. You are responsible for determining which Funds are best for you. Your financial advisor can help you determine which investment options most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the Funds you select or have selected are appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of specific investment options, or your decision to change to different investment options.

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If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), we will make monthly transfers in accordance with your instructions from the Special DCA fixed account into the investment options you have chosen.
You may change your investment option allocations up to four times per contract year by written request on an authorized form or by another method agreed to by us. You may also set up asset rebalancing and change your percentage allocations, but those changes will count towards this four times per contract year limit. This limitation does not apply if you elect the Enhanced Legacy benefit rider. Please consider requesting changes carefully, because we may charge you a higher fee for your rider. (See “Charges — Optional Living Benefit Charges”) We also reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract — Transferring Among Accounts — Market Timing”) and the number of investment options from which you can select.
Risks. It is important to remember that the Portfolio Stabilizer funds are managed volatility funds and employ a strategy designed to reduce overall volatility and downside risk. If a strategy is successful it may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, if a strategy is successful it may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the Funds’ strategies will be successful. In addition, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
Before you select the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, SecureSource series rider or Accumulation Protector Benefit rider, you and your financial advisor should carefully evaluate whether the Funds meet your investment objectives and risk tolerance, taking into consideration the potential positive or negative impact that Funds’ strategy may have on your contract value and the benefits under your rider. Because you can terminate the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, SecureSource series rider or Accumulation Protector Benefit rider only under certain circumstances once you have selected it, you must terminate your contract by requesting a full surrender if you later decide that you do not want to invest in the Funds. You can change allocations among Funds as described above. Surrender charges and tax penalties may apply. Therefore, you should not select the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, SecureSource series rider or Accumulation Protector Benefit rider if you do not intend to continue investing in the Fund(s) while the rider is in force.
For additional information about the Funds’ investment strategies, risks and conflicts, see the Funds’ prospectuses as well as “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon annuitization but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. If you do not make an election, annuity payouts will be a combination of fixed and variable based on the proportion of your contract value allocated to the fixed account and variable account at the time payouts begin. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted , plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts” and “Taxes — Qualified Annuities — Annuity payouts.”
If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.

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Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant's age and, in most cases, sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts on the annuitization start date.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month based on the performance of the funds. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the annuitant’s age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of annuity payout rates.)
Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity Table based on an assumed 3.5% investment return for the 5% Table A in the contract. The assumed investment return affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment return and payouts will decrease if the return is below the assumed investment return. Using the 5% assumed interest return results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date:
•	Plan A: Life annuity — no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period in the event if the annuitant dies before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.
•	Plan C: Life annuity — installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and any premium tax paid) in the event of the annuitant’s death, term certain installment plans with

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varying durations, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payments. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payments may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
For qualified and nonqualified contracts with one of the SecureSource series rider, if your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of Covered Person (Joint Life: both Covered Spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Table B in the contract If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee.
You must select a payout plan as of the annuitization start date set forth in your contract.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year.

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Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)
Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.
Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);

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•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.
Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.

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Surrenders: Under a qualified annuity, except a Roth IRA, the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.
Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.

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Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.
If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.

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Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.
•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 7.50% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.

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•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and
•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we

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issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and

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not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendix A: The Funds
Unless you have elected one of the optional living benefit riders, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.

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Investing In	Investment Objective and Policies	Investment Adviser
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.

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Investing In	Investment Objective and Policies	Investment Adviser
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.

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Investing In	Investment Objective and Policies	Investment Adviser
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC, subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.

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Investing In	Investment Objective and Policies	Investment Adviser
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

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Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 7% if you elected RAVA 5 Advantage with the ten-year surrender charge schedule, 6% if you elected RAVA 5 Advantage with the seven-year surrender charge schedule and 4% if you elected RAVA 5 Select. We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Example — Surrender Charges
We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account, the Special DCA fixed account. If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.
The examples below show how the surrender charge for a full and partial surrender is calculated. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00
	PPF (but not less than zero):	0.00	4,200.00

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			Contract with Gain	Contract with Loss
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	3,500.00	3,206.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(3,500.00)	(3,206.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$56,450.00	$36,734.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
Contract value just prior to surrender:		$60,000.00	$40,000.00
Contract value on prior anniversary:		58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00

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			Contract with Gain	Contract with Loss
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,376.34	16,062.31
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,376.34	16,062.31
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,376.34	19,375.80
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,376.34	19,375.80
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	376.34	1,062.31
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,376.34	16,062.31
		Surrender charge:	(376.34)	(1,062.31)
		Net partial surrender proceeds:	$15,000.00	$15,000.00
Full surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to surrender:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

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			Contract with Gain	Contract with Loss
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	2,000.00	1,832.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(2,000.00)	(1,832.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$57,950.00	$38,118.00
Partial surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.

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We will look at two situations, one where the contract has a gain and another where there is a loss:

			Contract with Gain	Contract with Loss
Contract value just prior to surrender:			$60,000.00	$40,000.00
Contract value on prior anniversary:			58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,208.33	15,582.48
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,208.33	15,582.48
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,208.33	18,761.94
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,208.33	18,761.94
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,208.33	14,561.94
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	208.33	582.48
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,208.33	15,582.48
		Surrender charge:	(208.33)	(582.48)
		Net partial surrender proceeds:	$15,000.00	$15,000.00

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Appendix D: Example — Optional Death Benefits
The purpose of this appendix is to illustrate the operation of various optional death benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
The examples of the optional death benefits in appendix include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional death benefits operate, and do not take into account whether a particular optional death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — ROPP Death Benefit
Assumptions:
•	You purchase the contract with a payment of $20,000; and
•	on the first contract anniversary you make an additional purchase payment of $5,000; and
•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and
•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 =	–1,704.54
$22,000
for a death benefit of:	$23,295.45
The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45
Example — MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the first contract anniversary the contract value grows to $26,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value of $20,500.

We calculate the MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000

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for a death benefit of:	$24,227.27
The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27
Example — 5-Year MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the fifth contract anniversary the contract value grows to $26,000.
•	During the sixth contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value at $20,500.

We calculate the 5-Year MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The 5-Year MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000
	for a death benefit of:	$24,227.27
The 5-Year MAV Death Benefit, calculated as the greatest of these three values, which is the 5-Year MAV:		$24,227.27
Example — Benefit Protector
Assumptions:
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector which equals 40% of earnings at death (MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate

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remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 X $110,000)	=	$57,619
	$105,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector which equals 40% of earnings at death (the standard death benefit amount minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$308,700
Example – Enhanced Legacy benefit rider
Assumptions:
•	You purchase the contract with a payment of $25,000; and
•	on the first contract anniversary the total contract value is $25,750; and
•	100 days into the second contract year the total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender, leaving the contract value at $22,800. The partial year fee for the Enhanced Legacy benefit rider on that day would be $64.10 ($24,629.63 x 0.95% x 100 / 365).

The death benefit, which is based on the greatest of four values, is calculated as follows:
1.	Contract value death benefit (contract value minus rider fees):$22,800.00 - $64.10 = $22,735.90	$22,735.90
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The MAV immediately preceding the date of death:
	The MAV on the immediately preceding anniversary:	$25,750.00
	plus purchase payments made since that anniversary:	+0.00

136    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,750 =	–1,589.51
	$24,300
	for a death benefit of:	$24,160.49
4.	The Accumulation Death Benefit value:
	The ADB value on the first contract anniversary calculated as: 1.05 × $25,000 =	$26,250.00
	plus purchase payments made since that anniversary:	+0.00
	minus adjusted partial surrender calculated as:
	$1,500 × $26,250 =	–1,620.37
	$24,300
	for a death benefit of:	$24,629.63

Enhanced Legacy benefit, calculated as the greatest of these four values, which is the Accumulation Death Benefit value:		$24,629.63

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Appendix E: Example — Optional Living Benefits
The purpose of this appendix is to illustrate the operation of various optional living benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
These examples are intended to show how the optional riders operate, and do not take into account whether a particular optional rider is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — SecureSource CORE Riders/SecureSource LEGACY RIDERS*
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	Credit Base	Benefit Base	PBG	ALP	RALP	Lifetime Payment Percent
At Issue	$100,000	NA	$100,000	$100,000	$100,000	$100,000	$4,000	$ 4,000	4.00% (1)
1	—	—	98,000	100,000	106,000	100,000	4,240	4,240	4.00%
2	—	—	105,000	100,000	112,000	105,000	4,480	4,480	4.00%
3	—	—	120,000	120,000 (2)	120,000	120,000	4,800	4,800	4.00%
3.5	—	4,800	115,200	120,000	120,000	115,200	4,800	-	4.00%
4	—	—	113,000	120,000	120,000 (3)	115,200	4,800	4,800	4.00%
5	—	—	110,000	120,000	127,200	115,200	5,088	5,088	4.00%
6	—	—	140,000	140,000	140,000	140,000	7,000	7,000	5.00% (4)
7	—	—	120,000	140,000	148,400	140,000	7,420	7,420	5.00%
7.5	—	10,000	110,000	136,792	144,999 (5)	129,542	7,250	-	5.00%
8	—	—	105,000	136,792	144,999	129,542	7,250	7,250	5.00%
9	—	—	116,000	136,792	153,207	129,542	7,660	7,660	5.00%
(1)	For the Joint Benefit, the age is based on the younger covered spouse and the Lifetime Payment Percentage is 0.50% lower than shown.
(2)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(3)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(4)	Because the annual step-up increased the Benefit Base on the anniversary and the covered person's attained age is in a higher age band, the Lifetime Payment Percentage increased.
(5)	The $10,000 withdrawal is greater than the $7,420 RALP allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in "Lifetime Benefit Description - Determination of Adjustment of Benefit Values".
*note:
For contracts with the SecureSource Legacy death benefit, the PBG will be available as a lump sum.
Example — SecureSource CORE Plus Riders/SecureSource LEGACY RIDERS*
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

138    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	Base Doubler	Credit Base	Benefit Base	PBG	ALP	RALP	Lifetime Payment Percent
At Issue	$100,000	NA	$100,000	$ 200,000	$100,000	$100,000	$100,000	$ 4,250	$ 4,250	4.25% (1)
1	—	-	98,000	200,000	100,000	107,000	100,000	4,548	4,548	4.25%
2	—	-	105,000	200,000	100,000	114,000	105,000	4,845	4,845	4.25%
3	—	-	122,000	200,000	122,000 (2)	122,000	122,000	5,185	5,185	4.25%
4	—	-	115,000	200,000	122,000	130,540	122,000	6,853	6,853	5.25% (3)
5	—	-	108,000	200,000	122,000	139,080	122,000	7,302	7,302	5.25%
6	—	-	133,000	200,000	122,000	147,620	133,000	7,750	7,750	5.25%
7	—	-	135,000	200,000	122,000	156,160	135,000	8,198	8,198	5.25%
8	—	-	142,000	200,000	122,000	164,700	142,000	8,647	8,647	5.25%
9	—	-	136,000	200,000	122,000	173,240	142,000	9,095	9,095	5.25%
10	—	-	147,000	200,000	122,000	181,780	147,000	9,543	9,543	5.25%
11	—	-	157,000	200,000	122,000	190,320	157,000	9,992	9,992	5.25%
12	—	-	163,000	-	122,000	200,000 (4)	163,000	10,500	10,500	5.25%
12.5	—	10,500	161,000	-	122,000	200,000	152,500	10,500	-	5.25%
13	—	-	154,000	-	122,000	200,000 (5)	154,000	10,500	10,500	5.25%
(1)	For the Joint Benefit, the age is based on the younger covered spouse and the Lifetime Payment Percentage is 0.50% lower than shown.
(2)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(3)	The Lifetime Payment Percentage does not include the 1% Income Bonus when the Benefit Determining Percentage is 20% or more.
(4)	The Base Doubler value was greater than the BB (after it was increased by the Annual Credit), the BB is increased to 200,000 and the Base Doubler changes to 0.
(5)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 13th Anniversary.
* note:
For contracts with the SecureSource Legacy death benefit, the PBG will be available as a lump sum.
Example — SecureSource 4 Riders/ SecureSource LEGACY RIDERS*
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	Credit Base	Benefit Base	Withdrawal AdjustmentBase	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percent
At Issue	$100,000	NA	$100,000	$100,000	$100,000	$100,000	0.0%	$100,000	$5,000	$5,000	5% (1)
1	—	—	98,000	100,000	106,000	106,000	7.5%	100,000	5,300	5,300	5%
2	—	—	105,000	100,000	112,000	112,000	6.3%	105,000	5,600	5,600	5%
3	—	—	120,000	120,000 (2)	120,000	120,000	0.0%	120,000	6,000	6,000	5%
3.5	—	6,000	114,000	120,000	120,000	114,000	0.0%	114,000	6,000	—	5%
4	—	—	115,000	120,000	120,000 (3)	115,000	0.0%	115,000	6,000	6,000	5%
5	—	—	110,000	120,000	127,200	121,900	9.8%	115,000	6,360	6,360	5%
6	—	—	140,000	140,000	140,000	140,000	0.0%	140,000	8,400	8,400	6% (4)
7	—	—	120,000	140,000	148,400	148,400	19.1%	140,000	8,904	8,904	6%
7.5	—	10,000	110,000	138,619	146,936 (5)	136,033	19.1%	129,803	8,816	—	6%
8	—	—	105,000	138,619	146,936	136,033	22.8%	129,803	7,347	7,347	5% (6)
9	—	—	116,000	138,619	155,253	143,733	19.3%	129,803	9,315	9,315	6%
(1)	For the Joint Benefit, the age is based on the younger covered spouse and the Lifetime Payment Percentage is 0.50% lower than shown.
(2)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.

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(3)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(4)	Because the annual step-up increased the BB on the anniversary and the covered person's attained age is in a higher age band, the Lifetime Payment Percentage increased.
(5)	The $10,000 withdrawal is greater than the $8,904 RALP allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in "Lifetime Benefit Description - Determination of Adjustment of Benefit Values".
(6)	The Lifetime Payment Percentage does not include the 1% Income Bonus when the Benefit Determining Percentage is 20% or more.
*NOTE:
For contracts with the SecureSource Legacy death benefit, the PBG will be available as a lump sum.
Example — SecureSource 4 Plus Riders/ SecureSource LEGACY RIDERS*
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional paymemts to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	Base Doubler	Credit Base	Benefit Base	Withdrawal Adjustment Base	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percent
At Issue	$100,000	NA	$100,000	$200,000	$100,000	$100,000	$100,000	0.0%	$100,000	$ 5,000	$ 5,000	5% (1)
1	—	—	98,000	200,000	100,000	107,000	107,000	8.4%	100,000	5,350	5,350	5%
2	—	—	105,000	200,000	100,000	114,000	114,000	7.9%	105,000	5,700	5,700	5%
3	—	—	122,000	200,000	122,000 (2)	122,000	122,000	0.0%	122,000	6,100	6,100	5%
4	—	—	115,000	200,000	122,000	130,540	130,540	11.9%	122,000	7,832	7,832	6%
5	—	—	108,000	200,000	122,000	139,080	139,080	22.3%	122,000	6,954	6,954	5% (3)
6	—	—	133,000	200,000	122,000	147,620	147,620	9.9%	133,000	8,857	8,857	6%
7	—	—	135,000	200,000	122,000	156,160	156,160	13.6%	135,000	9,370	9,370	6%
8	—	—	142,000	200,000	122,000	164,700	164,700	13.8%	142,000	9,882	9,882	6%
9	—	—	136,000	200,000	122,000	173,240	173,240	21.5%	142,000	8,662	8,662	5%
10	—	—	147,000	200,000	122,000	181,780	181,780	19.1%	147,000	10,907	10,907	6%
11	—	—			122,000	190,320	190,320	17.5%	157,000	11,419	11,419	6%
12	—	—	163,000	—	122,000	200,000 (4)	200,000	18.5%	163,000	12,000	12,000	6%
12.5	—	12,000	151,000	—	122,000	200,000 (5)	185,276	18.5%	151,000	12,000	—	6%
13	—	—	152,000	—	122,000	200,000	185,276	18.0%	152,000	10,000	10,000	5%
(1)	For the Joint Benefit, the age is based on the younger covered spouse and the Lifetime Payment Percentage is 0.50% lower than shown.
(2)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(3)	The Lifetime Payment Percentage does not include the 1% Income Bonus when the Benefit Determining Percentage is 20% or more.
(4)	The Base Doubler value was greater than the Benefit Base (after it was increased by the Annual Credit), the Benefit Base is increased to 200,000 and the Base Doubler changes to 0.
(5)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 13th Anniversary.
*NOTE:
For contracts with the SecureSource Legacy death benefit, the PBG will be available as a lump sum.
Example — SecureSource 3 Riders
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

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Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	CB	BB	WAB	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percentage
At Issue	100,000	NA	100,000	100,000	100,000	100,000	0.0%	100,000	4,500	4,500	4.50%
1	—	—	98,000	100,000	106,000	106,000	7.5%	100,000	4,770	4,770	4.50%
2	—	—	105,000	100,000	112,000	112,000	6.3%	105,000	5,040	5,040	4.50%
3	—	—	120,000	120,000 (1)	120,000	120,000	0.0%	120,000	5,400	5,400	4.50%
3.5	—	5,400	114,600	120,000	120,000	114,600	0.0%	114,600	5,400	—	4.50%
4	—	—	115,000	120,000	120,000 (2)	115,000	0.0%	115,000	5,400	5,400	4.50%
5	—	—	110,000	120,000	127,200	121,900	9.8%	115,000	5,724	5,724	4.50%
6	—	—	140,000	140,000	140,000	140,000	0.0%	140,000	7,700	7,700	5.50% (3)
7	—	—	120,000	140,000	148,400	148,400	19.1%	140,000	8,162	8,162	5.50%
7.5	—	10,000	110,000	137,699	145,961 (4)	136,033	19.1%	129,671	8,028	—	5.50%
8	—	—	105,000	137,699	145,961	136,033	22.8%	129,671	7,298	7,298	5.00% (5)
9	—	—	116,000	137,699	154,223	143,733	19.3%	129,671	8,482	8,482	5.50%
(1)	Since the contract value was greater than the BB (after it was increased by the Annual Credit), the CB is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(2)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The $10,000 withdrawal is greater than the $8,162 RALP allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in “Lifetime Benefit Description — Determination of Adjustment of Benefit Values”.
(5)	The Lifetime Payment Percentage does not include the 0.50% Income Bonus when the Benefit Determining Percentage is 20% or more.
Example — Accumulation Protector Benefit
The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option.

End of Contract Year	Partial Surrender (beginning of year)	MCAV Adjustment for Partial Surrender	MCAV	Accumulation Benefit Amount	Hypothetical Assumed Contract Value
1	0	0	100,000	0	110,000
2	0	0	115,200	0	128,000
3	0	0	121,500	0	135,000
4	0	0	121,500	0	118,000
5	0	0	121,500	0	100,000
6	2,000	2,430	119,070	0	122,000
7	0	0	126,000	0	140,000
8	0	0	126,000	0	130,000
9	5,000	4,846	121,154	0	110,000
10	0	0	121,154	16,154	105,000

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Appendix F: Additional Required Minimum Distribution (RMD) Disclosure
This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.
For contract holders subject to annual RMD rules under the Section 401(a)(9) of the Code, amounts you withdraw from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
(1)	Each calendar year, if your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the ALP.
•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the value of ALP.
•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource series rider.
The ALERMDA is:
(1)	determined by us each calendar year;
(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;
(3)	based on the value of this contract alone on the date it is determined;
(4)	based on recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;
2.	Roth IRAs under Section 408A of the Code;
3.	SIMPLE IRAs under Section 408(p) of the Code;
4.	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code;
5.	Custodial and investment only plans under section 401(a) of the Code;
6.	TSAs under Section 403(b) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your SecureSource series rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RALP amount and may result in the reduction of your ALP as described under the excess withdrawal provision of the rider.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years.
Please consult your tax advisor about the impact of these rules prior to purchasing the SecureSource series rider.

142    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Appendix G: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.95% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,278	3,267	1,985	1,825	1,643	1,676	1,226	791	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16	$1.21
Accumulation unit value at end of period	$5.34	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,180	6,613	5,624	4,590	3,072	2,941	1,377	589	267	93

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,001	10,883	11,708	13,653	13,785	12,552	10,397	3,655	—	—

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42	$1.42
Accumulation unit value at end of period	$3.22	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	15,482	16,561	18,256	20,496	22,042	23,479	26,320	29,234	31,529	36,454

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.71	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	18,398	18,379	19,527	20,271	19,437	19,317	15,638	11,699	3,226	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18	$1.16
Accumulation unit value at end of period	$2.79	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	55,169	52,172	50,535	51,410	47,474	37,714	33,526	33,040	33,359	39,535

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,241	2,883	2,926	2,321	1,718	1,625	587	150	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.55	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,653	16,017	16,602	17,049	14,367	9,669	5,364	2,048	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26	$1.21
Accumulation unit value at end of period	$3.69	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,909	4,163	3,504	2,796	2,539	2,275	1,150	553	251	40

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14	$1.21
Accumulation unit value at end of period	$2.43	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,792	9,923	8,812	8,410	7,265	5,599	4,707	3,248	1,392	844

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,740	4,583	4,429	4,150	2,851	2,505	2,761	1,137	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95	$1.22
Accumulation unit value at end of period	$1.93	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	14,110	12,868	12,286	9,779	5,901	5,314	5,297	3,910	1,839	1,102

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08	$1.04
Accumulation unit value at end of period	$1.04	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,606	3,693	3,604	3,467	3,187	2,791	2,668	2,699	2,020	1,190

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    143

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.94	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	41,345	19,585	23,211	9,397	9,951	6,571	5,034	5,954	1,172	825

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13	$1.08
Accumulation unit value at end of period	$1.83	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	11,533	11,087	11,600	11,719	9,952	8,478	6,903	4,568	2,838	1,107

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13	$1.07
Accumulation unit value at end of period	$1.77	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	5,792	6,333	6,544	6,347	6,040	14,061	15,213	15,891	1,475	587

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07	$1.02
Accumulation unit value at end of period	$1.44	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	19,902	16,207	12,314	12,012	9,706	7,288	5,718	5,271	6,013	3,544

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16	$1.21
Accumulation unit value at end of period	$4.63	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,276	6,082	5,803	4,866	4,306	3,556	1,650	1,074	553	92

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91	$0.91
Accumulation unit value at end of period	$2.90	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	61,708	61,001	54,565	48,132	42,843	40,321	37,322	38,404	40,265	46,053

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.20	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19,603	13,422	12,393	9,957	8,639	4,608	3,837	2,142	1,603	889

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,486	4,907	4,086	4,794	5,110	3,685	1,824	428	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07	$1.27
Accumulation unit value at end of period	$3.48	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,513	3,093	2,784	2,228	1,875	1,603	682	384	92	91

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03	$1.19
Accumulation unit value at end of period	$1.76	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	7,021	5,765	5,332	5,023	4,155	3,028	1,445	889	446	166

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17	$1.20
Accumulation unit value at end of period	$3.15	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	4,454	4,605	4,415	3,070	2,409	1,990	1,473	533	91	52

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14	$1.26
Accumulation unit value at end of period	$2.85	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,545	4,286	4,070	3,662	3,283	2,637	2,007	1,383	354	215

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15	$1.27
Accumulation unit value at end of period	$2.68	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,022	1,791	1,945	1,625	1,524	1,310	964	564	193	81

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.33	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	22,559	20,576	16,609	15,211	10,308	6,562	4,404	3,947	3,269	1,394

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00	$1.00
Accumulation unit value at end of period	$1.17	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	5,563	3,890	3,382	3,466	3,503	2,879	2,039	1,116	1,594	1,177

144    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.33	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,453	5,661	3,657	3,618	3,321	2,338	2,028	1,882	1,851	479

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11	$1.02
Accumulation unit value at end of period	$1.40	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	5,950	5,017	4,610	3,836	2,688	1,994	1,633	1,568	1,542	739

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07	$1.20
Accumulation unit value at end of period	$1.85	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5,332	5,255	4,946	5,029	4,541	3,923	2,953	2,042	906	442

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,229	7,652	6,698	4,862	1,660	931	646	90	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19	$1.21
Accumulation unit value at end of period	$4.69	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,073	3,785	3,496	2,839	1,651	853	660	432	162	101

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22	$1.23
Accumulation unit value at end of period	$4.58	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	1,517	1,354	1,344	1,100	1,022	761	406	298	177	51

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14	$1.16
Accumulation unit value at end of period	$2.88	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,211	8,520	7,357	6,873	4,997	3,384	2,363	1,292	425	287

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20	$1.24
Accumulation unit value at end of period	$5.70	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	2,211	1,750	1,440	1,068	1,056	1,232	860	771	700	442

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20	$1.17
Accumulation unit value at end of period	$2.49	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	4,169	3,615	3,132	2,268	1,596	1,375	1,418	1,032	618	230

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.24	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	7,668	3,939	2,628	2,428	2,176	1,011	575	549	756	268

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14	$1.23
Accumulation unit value at end of period	$3.20	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	6,153	5,975	5,746	4,921	3,322	1,963	1,157	857	588	340

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20,552	10,306	9,648	6,939	5,700	2,506	1,014	613	308	172

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20	$1.19
Accumulation unit value at end of period	$3.81	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	3,014	3,037	2,949	2,817	2,339	2,001	1,080	663	328	156

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4,157	4,619	4,853	6,013	6,466	7,133	7,736	6,629	2,284	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02	$1.06
Accumulation unit value at end of period	$3.33	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	45,857	48,944	50,290	52,141	55,327	63,576	70,307	76,647	84,137	102,175

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    145

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17	$2.46
Accumulation unit value at end of period	$5.39	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	18,480	20,850	22,801	24,758	27,539	31,976	37,014	43,257	50,560	63,182

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,605	43,673	35,920	30,762	19,832	14,724	10,509	2,729	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,910	13,784	12,559	12,704	11,610	11,688	12,796	4,629	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29	$1.31
Accumulation unit value at end of period	$2.35	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	8,428	9,951	10,663	12,378	13,740	15,352	17,372	20,113	22,778	27,767

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40	$2.52
Accumulation unit value at end of period	$5.52	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40
Number of accumulation units outstanding at end of period (000 omitted)	6,614	7,253	7,430	7,861	8,759	9,355	11,090	12,772	14,443	18,246

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,229	2,877	2,517	1,992	1,788	1,401	382	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35	$1.49
Accumulation unit value at end of period	$3.97	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	11,741	12,511	12,618	12,158	11,402	12,573	12,255	13,330	14,055	16,697

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40	$1.41
Accumulation unit value at end of period	$1.78	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	30,222	34,746	39,910	48,596	56,033	71,089	87,326	106,841	136,644	159,925

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36	$1.41
Accumulation unit value at end of period	$3.92	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	8,633	8,376	8,961	8,737	8,661	9,200	8,752	8,651	8,534	9,937

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,481	9,564	9,892	10,957	10,172	8,537	7,340	4,139	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,463	3,665	3,818	5,182	7,482	8,642	5,339	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,740	17,349	9,865	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	16,524	14,892	16,421	16,815	12,008	5,319	1,772	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.35	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	4,965	5,029	5,388	5,586	6,279	7,362	7,359	9,102	10,929	13,639

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,539	3,889	3,646	2,938	2,834	3,086	2,470	1,416	—	—

146    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14	$2.03
Accumulation unit value at end of period	$4.34	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14
Number of accumulation units outstanding at end of period (000 omitted)	10,301	11,400	11,893	13,841	15,339	17,604	21,703	22,161	24,763	28,483

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19	$1.29
Accumulation unit value at end of period	$7.66	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,881	5,148	4,517	3,608	3,758	4,823	5,706	6,523	7,547	11,091

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14	$1.19
Accumulation unit value at end of period	$3.18	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,734	1,641	1,500	1,194	663	545	484	362	191	137

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,476	1,329	1,181	1,066	1,043	1,028	390	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26	$1.25
Accumulation unit value at end of period	$1.77	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	9,347	11,304	12,577	14,975	16,963	21,291	30,891	40,275	51,223	49,462

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,039	1,190	1,143	1,023	938	1,206	1,023	1,373	1,076	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,045	14,655	10,862	8,970	5,911	4,281	3,259	2,683	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,973	12,203	12,794	12,265	9,937	10,469	9,367	5,007	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,350	3,480	3,448	3,826	3,808	2,337	1,658	856	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	119,032	130,387	152,982	169,477	176,564	194,758	199,324	205,762	177,549	153,074

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.48	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	134,376	91,936	78,912	91,597	101,651	94,924	100,672	134,759	211,589	152,207

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	128,879	108,282	62,630	10,418	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138,539	98,291	46,893	4,550	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362,890	239,126	190,637	196,362	173,746	84,219	47,213	23,356	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	624,508	589,254	551,934	559,214	545,537	342,067	214,158	98,193	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    147

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.56	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,558,162	4,413,827	4,142,751	3,565,618	3,079,934	2,461,500	1,530,962	541,712	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	$1.00	—
Accumulation unit value at end of period	$1.58	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	5,471,498	5,604,543	5,611,465	5,348,661	5,069,930	4,166,843	3,245,376	2,279,309	956,051	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,229,252	1,213,328	1,174,752	1,240,606	1,265,648	1,290,607	1,313,689	1,372,194	1,323,161	1,036,629

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.08	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	431,206	472,312	543,398	606,530	641,719	690,999	712,898	755,350	671,792	586,675

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	264,814	253,836	242,612	272,779	289,627	299,356	321,778	370,454	457,930	335,257

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06	$1.01
Accumulation unit value at end of period	$1.29	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5,433	3,834	2,778	2,599	2,406	1,400	742	762	1,027	678

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11	$1.16
Accumulation unit value at end of period	$2.88	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,193	1,318	1,350	1,336	1,169	1,232	773	655	445	380

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01	$1.17
Accumulation unit value at end of period	$1.62	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,004	1,845	1,730	1,736	1,619	1,813	987	635	123	59

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07	$1.16
Accumulation unit value at end of period	$2.00	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9,565	8,505	8,887	7,807	5,794	5,380	2,748	1,496	533	369

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94	$1.18
Accumulation unit value at end of period	$1.24	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	6,114	6,382	5,672	4,438	3,209	3,315	1,719	1,071	459	359

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27	$1.29
Accumulation unit value at end of period	$3.42	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,612	1,617	1,432	1,098	976	1,055	765	536	295	193

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16	$1.23
Accumulation unit value at end of period	$2.16	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,747	1,701	1,667	1,509	1,159	976	838	748	447	224

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	163,734	121,321	76,924	46,011	5,179	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,693,115	1,413,115	921,056	515,181	92,936	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982,936	871,453	630,876	379,986	48,868	—	—	—	—	—

148    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42	$1.51
Accumulation unit value at end of period	$4.20	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	3,636	3,890	4,410	5,087	5,903	6,749	7,586	9,027	10,721	13,842

Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37	$1.45
Accumulation unit value at end of period	$5.26	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	7,471	7,614	7,939	7,126	7,160	7,984	7,461	8,750	10,201	12,890

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,733	3,661	3,597	3,339	2,430	2,464	1,908	770	—	—
Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	127	130	104	61	68	125	150	95	—	—

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01	$1.06
Accumulation unit value at end of period	$4.46	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	355	291	352	307	276	222	125	66	204	65

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	423	484	567	679	733	612	472	141	—	—

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02	$1.03
Accumulation unit value at end of period	$2.22	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	602	630	730	840	807	858	897	960	914	1,036

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.63	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,485	1,513	1,642	1,858	1,785	1,580	1,019	438	37	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07	$1.06
Accumulation unit value at end of period	$2.41	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,052	2,714	2,896	2,598	2,667	1,927	1,176	918	518	547

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	134	108	100	27	26	51	49	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.45	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	687	726	775	767	589	392	218	85	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.51	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	474	421	198	179	187	185	109	35	25	9

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13	$1.21
Accumulation unit value at end of period	$2.31	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	525	635	406	398	414	441	321	296	137	59

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	172	192	374	279	233	224	152	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    149

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95	$1.22
Accumulation unit value at end of period	$1.83	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	445	448	436	420	306	299	262	218	105	94

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$0.99	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	148	151	155	152	130	191	155	200	195	80

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.89	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,427	703	671	151	744	1,021	700	402	262	101

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.73	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	546	515	530	714	653	631	509	473	343	122

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12	$1.07
Accumulation unit value at end of period	$1.68	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	686	736	411	458	423	997	1,105	1,199	210	120

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06	$1.01
Accumulation unit value at end of period	$1.37	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	734	667	495	517	551	539	500	379	538	322

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.40	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	297	235	229	216	197	161	79	67	44	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03	$1.03
Accumulation unit value at end of period	$3.12	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,037	2,115	1,839	1,555	1,245	1,113	893	538	502	397

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.14	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,573	730	805	599	510	293	285	531	605	129

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	214	300	362	401	378	177	88	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.31	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	209	104	122	113	94	84	37	32	19	7

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.67	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	238	214	363	399	358	245	50	48	27	35

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16	$1.20
Accumulation unit value at end of period	$2.99	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	147	106	118	128	125	133	154	73	47	17

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14	$1.26
Accumulation unit value at end of period	$2.71	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	122	138	154	173	162	118	33	32	26	12

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14	$1.27
Accumulation unit value at end of period	$2.54	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	54	31	34	34	26	23	23	11	—	—

150    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.27	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	1,166	1,122	755	684	463	316	309	350	177	95

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	285	270	222	222	245	299	172	179	172	202

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.26	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	200	200	287	284	226	105	53	59	32	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10	$1.01
Accumulation unit value at end of period	$1.33	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	532	474	233	265	240	239	202	222	353	119

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06	$1.19
Accumulation unit value at end of period	$1.76	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	170	170	182	265	242	220	138	131	35	22

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	124	145	110	87	69	19	6	25	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18	$1.21
Accumulation unit value at end of period	$4.45	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	180	103	67	66	72	42	31	22	1	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.34	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	43	39	44	67	63	62	47	18	15	3

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13	$1.15
Accumulation unit value at end of period	$2.73	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	314	316	318	284	264	165	160	158	73	57

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.41	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	111	86	62	70	61	73	71	49	11	10

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19	$1.17
Accumulation unit value at end of period	$2.36	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	165	171	171	153	115	145	131	116	104	64

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04	$1.00
Accumulation unit value at end of period	$1.18	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	416	422	400	375	249	233	145	179	280	27

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13	$1.23
Accumulation unit value at end of period	$3.03	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	187	154	147	152	117	85	38	20	18	12

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.98	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	549	400	498	414	441	514	88	51	51	26

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19	$1.19
Accumulation unit value at end of period	$3.62	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	173	180	150	164	178	200	94	86	59	3

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    151

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.06	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	106	90	139	173	182	275	203	60	10	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05	$1.10
Accumulation unit value at end of period	$3.30	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,386	2,261	2,659	2,865	2,838	2,933	2,752	2,772	2,690	2,701

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13	$1.29
Accumulation unit value at end of period	$2.69	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	773	832	845	996	1,109	1,119	1,125	988	1,110	1,256

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,943	2,147	2,101	2,109	1,341	1,024	631	311	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,258	1,452	1,502	1,854	1,789	2,141	2,097	361	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96	$0.99
Accumulation unit value at end of period	$1.68	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	345	363	453	458	472	616	557	626	902	1,011

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06	$1.12
Accumulation unit value at end of period	$2.33	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	239	310	239	211	224	253	281	367	401	462

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.95	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	146	65	56	98	56	57	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01	$1.12
Accumulation unit value at end of period	$2.84	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	391	403	411	414	466	608	529	600	520	588

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28	$1.29
Accumulation unit value at end of period	$1.55	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,385	1,532	1,789	2,171	2,464	2,803	3,657	4,997	6,210	7,215

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03	$1.07
Accumulation unit value at end of period	$2.83	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	215	221	276	318	266	328	293	247	249	302

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	704	796	861	925	877	982	764	620	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	273	299	329	615	637	905	810	713	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,326	1,779	385	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,132	847	858	979	1,280	1,061	416	187	—	—

152    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88	$0.94
Accumulation unit value at end of period	$3.13	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	311	307	277	304	308	389	282	366	519	591

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121	172	123	106	114	201	379	300	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47	$1.40
Accumulation unit value at end of period	$2.84	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47
Number of accumulation units outstanding at end of period (000 omitted)	603	679	662	707	751	867	968	859	903	953

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26	$1.38
Accumulation unit value at end of period	$7.80	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	135	111	114	89	115	156	219	198	214	203

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07	$1.12
Accumulation unit value at end of period	$2.86	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	143	148	40	41	42	47	90	76	26	35

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.05	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	208	193	210	145	128	111	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26	$1.26
Accumulation unit value at end of period	$1.69	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	404	462	543	664	676	795	1,212	1,857	3,141	2,838

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.34	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	64	68	95	30	30	30	30	144	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,201	835	577	674	522	459	413	345	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	571	539	524	546	562	683	647	510	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.32	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	192	145	83	71	64	34	35	18	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.17	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,423	3,524	3,964	4,353	4,946	6,341	7,140	5,713	4,970	5,014

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.40	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,548	5,897	6,480	7,898	9,620	9,116	10,238	16,283	18,372	12,111

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	77	132	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	443	107	104	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    153

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,887	3,481	3,205	3,360	3,307	2,334	1,046	807	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,707	7,392	8,157	7,704	8,333	7,181	4,376	2,147	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,628	9,763	10,599	10,188	11,881	12,098	8,344	2,515	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.51	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	23,969	25,506	25,611	25,760	25,548	20,925	12,152	5,776	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.79	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,269	59,657	64,786	70,598	72,165	74,996	77,754	79,491	67,842	58,637

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08	$1.11
Accumulation unit value at end of period	$1.98	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17,758	20,474	23,107	25,341	29,087	32,803	34,152	33,555	32,489	29,585

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.58	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16,843	18,799	19,875	21,766	23,839	21,997	23,803	26,092	26,691	21,112

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.23	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	161	68	157	145	155	128	225	139	57

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10	$1.16
Accumulation unit value at end of period	$2.73	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	136	162	114	110	91	86	74	72	31	12

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.54	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	59	44	41	52	34	25	21	88	1	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.90	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	213	246	220	190	195	106	43	19	23

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.18	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	218	234	173	221	121	97	74	54	22	12

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.25	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	88	61	57	32	24	24	23	15	—	1

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16	$1.23
Accumulation unit value at end of period	$2.05	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	54	50	55	48	30	23	22	23	14	3

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.20	$1.06	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,082	544	358	—	—	—	—	—	—

154    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.35	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,500	3,145	2,928	1,725	158	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,967	4,614	4,244	3,762	331	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.23	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	64	76	101	132	87	125	173	181	293	534

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31	$1.39
Accumulation unit value at end of period	$4.79	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	174	154	160	178	194	254	302	301	335	344

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	288	389	520	518	454	435	268	45	—	—
Variable account charges of 1.70% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.10	$1.20	$1.07	$1.05	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.24	$1.10	$1.20	$1.07	$1.05	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	16	2	27	27	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.72	$2.82	$2.80	$2.16	$2.15	$1.97	$1.76	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$4.94	$3.72	$2.82	$2.80	$2.16	$2.15	$1.97	$1.76	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	11	9	5	8	15	25	11	10	14	10

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.91	$0.76	$0.96	$0.98	$0.71	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.67	$0.91	$0.76	$0.96	$0.98	$0.71	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	28	77	110	141	158	168	155	81	—	—

American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.46	$1.97	$2.21	$2.07	$1.75	$1.85	$1.67	$1.29	$1.15	$1.16
Accumulation unit value at end of period	$2.44	$2.46	$1.97	$2.21	$2.07	$1.75	$1.85	$1.67	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	116	110	126	131	136	56	63	36	29	32

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.16	$1.28	$1.15	$1.12	$1.15	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.60	$1.35	$1.16	$1.28	$1.15	$1.12	$1.15	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	314	335	275	297	363	284	244	134	1	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.19	$1.81	$1.96	$1.74	$1.66	$1.66	$1.54	$1.29	$1.15	$1.14
Accumulation unit value at end of period	$2.53	$2.19	$1.81	$1.96	$1.74	$1.66	$1.66	$1.54	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	349	539	562	576	585	337	101	56	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.53	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.51	$0.53	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.01	$1.54	$1.72	$1.44	$1.35	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.41	$2.01	$1.54	$1.72	$1.44	$1.35	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	180	167	261	260	253	163	143	51	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.05	$2.49	$2.64	$2.16	$2.04	$2.06	$1.82	$1.39	$1.24	$1.20
Accumulation unit value at end of period	$3.42	$3.05	$2.49	$2.64	$2.16	$2.04	$2.06	$1.82	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	16	32	37	39	47	50	17	—	37	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    155

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.27	$1.86	$2.02	$1.80	$1.61	$1.69	$1.56	$1.26	$1.12	$1.20
Accumulation unit value at end of period	$2.25	$2.27	$1.86	$2.02	$1.80	$1.61	$1.69	$1.56	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	122	134	150	138	194	175	103	55	2	41

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.95	$1.04	$0.95	$0.87	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.10	$1.05	$0.95	$1.04	$0.95	$0.87	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33	38	51	26	27	2	2	23	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.36	$1.06	$1.37	$0.95	$0.92	$1.03	$1.08	$1.11	$0.94	$1.21
Accumulation unit value at end of period	$1.79	$1.36	$1.06	$1.37	$0.95	$0.92	$1.03	$1.08	$1.11	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	9	30	45	46	59	39	34	40	48	36

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.86	$0.93	$0.89	$0.92	$1.00	$1.01	$1.11	$1.07	$1.04
Accumulation unit value at end of period	$0.96	$0.94	$0.86	$0.93	$0.89	$0.92	$1.00	$1.01	$1.11	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	11	12	16	28	28	7	9	58	48	50

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.88	$0.88	$0.88	$0.90	$0.91	$0.93	$0.94	$0.96	$0.98	$0.99
Accumulation unit value at end of period	$0.87	$0.88	$0.88	$0.88	$0.90	$0.91	$0.93	$0.94	$0.96	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	238	182	333	236	71	—	61	2	19	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.41	$1.49	$1.43	$1.30	$1.34	$1.32	$1.27	$1.12	$1.08
Accumulation unit value at end of period	$1.69	$1.61	$1.41	$1.49	$1.43	$1.30	$1.34	$1.32	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	49	79	102	181	204	178	112	125	101	94

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.58	$1.38	$1.46	$1.40	$1.28	$1.32	$1.30	$1.26	$1.11	$1.07
Accumulation unit value at end of period	$1.64	$1.58	$1.38	$1.46	$1.40	$1.28	$1.32	$1.30	$1.26	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	41	56	61	76	131	102	153	141	106	79

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.14	$1.12	$1.09	$1.11	$1.08	$1.12	$1.06	$1.01
Accumulation unit value at end of period	$1.33	$1.21	$1.13	$1.14	$1.12	$1.09	$1.11	$1.08	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	196	184	185	182	168	46	31	41	276	121

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.24	$2.43	$2.58	$2.05	$2.07	$1.93	$1.73	$1.35	$1.14	$1.20
Accumulation unit value at end of period	$4.28	$3.24	$2.43	$2.58	$2.05	$2.07	$1.93	$1.73	$1.35	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	92	82	134	124	115	89	47	59	—	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$3.00	$2.33	$2.49	$2.09	$1.90	$1.92	$1.73	$1.33	$1.17	$1.17
Accumulation unit value at end of period	$3.48	$3.00	$2.33	$2.49	$2.09	$1.90	$1.92	$1.73	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	182	195	323	295	142	189	70	34	—	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.07	$1.01	$1.03	$1.03	$0.99	$1.03	$1.05	$1.05	$1.01	$1.01
Accumulation unit value at end of period	$1.11	$1.07	$1.01	$1.03	$1.03	$0.99	$1.03	$1.05	$1.05	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	320	267	288	296	281	280	236	209	202	253

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.06	$0.97	$0.96	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.16	$0.99	$1.06	$0.97	$0.96	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	81	—	3	20	61	84	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.83	$1.96	$1.62	$1.62	$1.56	$1.48	$1.15	$1.06	$1.27
Accumulation unit value at end of period	$3.22	$2.43	$1.83	$1.96	$1.62	$1.62	$1.56	$1.48	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	23	27	32	34	38	63	46	41	—	—

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.52	$1.24	$1.51	$1.21	$1.31	$1.27	$1.42	$1.18	$1.02	$1.19
Accumulation unit value at end of period	$1.63	$1.52	$1.24	$1.51	$1.21	$1.31	$1.27	$1.42	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	76	96	99	97	54	36	11	2	44	1

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.77	$2.23	$2.59	$2.18	$1.86	$1.99	$1.82	$1.35	$1.16	$1.20
Accumulation unit value at end of period	$2.91	$2.77	$2.23	$2.59	$2.18	$1.86	$1.99	$1.82	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	31	39	60	56	78	66	63	44	64	—

156    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$1.94	$2.28	$2.05	$1.83	$1.96	$1.78	$1.32	$1.13	$1.26
Accumulation unit value at end of period	$2.64	$2.50	$1.94	$2.28	$2.05	$1.83	$1.96	$1.78	$1.32	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	16	21	24	24	25	30	18	4	1	1

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.31	$2.00	$2.34	$2.12	$1.90	$2.00	$1.92	$1.32	$1.14	$1.27
Accumulation unit value at end of period	$2.48	$2.31	$2.00	$2.34	$2.12	$1.90	$2.00	$1.92	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	11	14	14	15	23	23	21	1	—	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.18	$1.09	$1.12	$1.07	$1.00	$1.04	$1.02	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.24	$1.18	$1.09	$1.12	$1.07	$1.00	$1.04	$1.02	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	169	130	164	146	164	99	98	197	145	108

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.05	$1.00	$1.01	$0.99	$0.99	$0.99	$0.95	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.08	$1.05	$1.00	$1.01	$0.99	$0.99	$0.99	$0.95	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	97	91	47	146	131	75	39	43	43	43

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.16	$1.07	$1.11	$1.08	$1.06	$1.08	$1.04	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.23	$1.16	$1.07	$1.11	$1.08	$1.06	$1.08	$1.04	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	25	32	34	73	63	19	77	89	51	32

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.14	$1.17	$1.16	$1.09	$1.12	$1.06	$1.14	$1.10	$1.01
Accumulation unit value at end of period	$1.29	$1.21	$1.14	$1.17	$1.16	$1.09	$1.12	$1.06	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	83	65	73	67	131	105	91	100	108	94

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.83	$1.48	$1.60	$1.54	$1.49	$1.54	$1.37	$1.36	$1.06	$1.19
Accumulation unit value at end of period	$1.71	$1.83	$1.48	$1.60	$1.54	$1.49	$1.54	$1.37	$1.36	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	20	24	38	63	143	106	105	31	10	17

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.14	$0.99	$1.21	$0.99	$0.97	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.14	$0.99	$1.21	$0.99	$0.97	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	—	20	14	2	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.35	$2.60	$2.71	$2.08	$2.00	$1.85	$1.67	$1.31	$1.17	$1.21
Accumulation unit value at end of period	$4.34	$3.35	$2.60	$2.71	$2.08	$2.00	$1.85	$1.67	$1.31	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	37	46	49	51	30	16	18	20	18	29

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.14	$2.42	$2.49	$1.94	$2.02	$1.94	$1.79	$1.34	$1.20	$1.23
Accumulation unit value at end of period	$4.23	$3.14	$2.42	$2.49	$1.94	$2.02	$1.94	$1.79	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	34	34	34	34	34	17	16

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.62	$2.06	$2.33	$2.02	$1.81	$1.86	$1.71	$1.29	$1.13	$1.15
Accumulation unit value at end of period	$2.66	$2.62	$2.06	$2.33	$2.02	$1.81	$1.86	$1.71	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	60	79	100	108	124	90	69	41	5	10

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.05	$2.45	$2.43	$1.87	$1.84	$1.76	$1.67	$1.30	$1.18	$1.23
Accumulation unit value at end of period	$5.27	$3.05	$2.45	$2.43	$1.87	$1.84	$1.76	$1.67	$1.30	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	13	13	49	43	46	47	59	67

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.28	$1.84	$2.07	$1.81	$1.62	$1.80	$1.67	$1.33	$1.19	$1.17
Accumulation unit value at end of period	$2.30	$2.28	$1.84	$2.07	$1.81	$1.62	$1.80	$1.67	$1.33	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	6	20	32	33	20	27	39	4	5	11

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.07	$1.01	$1.03	$1.01	$1.01	$1.02	$0.99	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.15	$1.07	$1.01	$1.03	$1.01	$1.01	$1.02	$0.99	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	68	38	40	15	48	61	31	37	19	37

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.79	$2.22	$2.51	$2.21	$1.87	$1.90	$1.73	$1.29	$1.13	$1.23
Accumulation unit value at end of period	$2.96	$2.79	$2.22	$2.51	$2.21	$1.87	$1.90	$1.73	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	60	79	83	50	32	31	8	33	32	46

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    157

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$1.01	$1.00	$1.00
Accumulation unit value at end of period	$0.96	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$1.01	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	76	80	81	72	75	1	2	5	6	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.82	$2.02	$2.13	$1.77	$1.74	$1.82	$1.70	$1.36	$1.19	$1.19
Accumulation unit value at end of period	$3.52	$2.82	$2.02	$2.13	$1.77	$1.74	$1.82	$1.70	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	17	16	29	30	30	23	17	12	37	4

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.00	$0.89	$1.00	$0.95	$0.92	$1.00	$0.99	$0.99	$1.00	—
Accumulation unit value at end of period	$1.04	$1.00	$0.89	$1.00	$0.95	$0.92	$1.00	$0.99	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	32	78	82	67	67	45	87	95	—	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.74	$2.12	$2.31	$1.93	$1.83	$1.85	$1.69	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$3.51	$2.74	$2.12	$2.31	$1.93	$1.83	$1.85	$1.69	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	96	155	193	192	211	165	135	110	61	41

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.18	$1.80	$2.15	$1.81	$1.64	$1.70	$1.63	$1.22	$1.08	$1.24
Accumulation unit value at end of period	$2.52	$2.18	$1.80	$2.15	$1.81	$1.64	$1.70	$1.63	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	20	70	69	72	71	43	71	60	38	37

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.03	$1.08	$1.02	$0.96	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.12	$1.03	$1.08	$1.02	$0.96	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	75	79	272	256	111	133	97	41	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.30	$1.14	$1.21	$1.12	$1.00	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.30	$1.14	$1.21	$1.12	$1.00	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	187	202	171	242	277	292	213	54	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$1.98	$1.64	$1.84	$1.73	$1.51	$1.62	$1.54	$1.22	$1.09	$1.12
Accumulation unit value at end of period	$1.85	$1.98	$1.64	$1.84	$1.73	$1.51	$1.62	$1.54	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	6	6	30	27	28	21	7	7	27	25

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.56	$2.06	$2.40	$2.21	$1.73	$1.90	$1.92	$1.43	$1.23	$1.30
Accumulation unit value at end of period	$2.65	$2.56	$2.06	$2.40	$2.21	$1.73	$1.90	$1.92	$1.43	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	28	31	39	80	104	36	44	11	10	11

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.89	$0.84	$0.92	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.94	$0.89	$0.84	$0.92	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	19	44	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.81	$2.13	$1.59	$1.62	$1.59	$1.58	$1.27	$1.06	$1.18
Accumulation unit value at end of period	$2.93	$2.34	$1.81	$2.13	$1.59	$1.62	$1.59	$1.58	$1.27	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	28	37	48	43	102	88	83	1	2	1

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.05	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16	88	103	136	108	88	124	119	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.17	$2.46	$2.20	$1.90	$2.06	$1.88	$1.36	$1.17	$1.22
Accumulation unit value at end of period	$3.16	$2.69	$2.17	$2.46	$2.20	$1.90	$2.06	$1.88	$1.36	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	7	12	12	12	2	3	24	16	1	1

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.13	$1.05	$0.95	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.04	$1.13	$1.05	$0.95	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	56	71	71	85	150	117	65	6	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.24	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	26	27	24	33	200	215	18	—	—

158    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.18	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.18	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	110	123	130	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.98	$1.01	$0.99	$0.99	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.05	$0.98	$1.01	$0.99	$0.99	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	78	137	101	82	82	53	40	27	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.90	$2.18	$2.28	$1.82	$1.85	$1.79	$1.61	$1.26	$1.08	$1.17
Accumulation unit value at end of period	$3.78	$2.90	$2.18	$2.28	$1.82	$1.85	$1.79	$1.61	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	15	19	30	19	24	12	5	—	3	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.41	$1.22	$1.33	$1.12	$1.10	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.41	$1.22	$1.33	$1.12	$1.10	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	121	124	126	155	475	565	72	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.23	$1.82	$1.84	$1.63	$1.49	$1.78	$1.61	$1.36	$1.22	$1.17
Accumulation unit value at end of period	$2.32	$2.23	$1.82	$1.84	$1.63	$1.49	$1.78	$1.61	$1.36	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	68	80	67	76	91	84	175	109	60	60

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.79	$2.03	$1.87	$1.37	$1.53	$1.66	$1.65	$1.22	$1.15	$1.26
Accumulation unit value at end of period	$6.93	$2.79	$2.03	$1.87	$1.37	$1.53	$1.66	$1.65	$1.22	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	32	21	21	1	5	15	19	8	6	7

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.51	$2.03	$2.20	$1.89	$1.75	$1.80	$1.66	$1.23	$1.13	$1.18
Accumulation unit value at end of period	$2.94	$2.51	$2.03	$2.20	$1.89	$1.75	$1.80	$1.66	$1.23	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	1	2	6	3	2	2

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.98	$0.86	$0.94	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$0.98	$0.86	$0.94	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	1	1	1	24	125	24	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.20	$1.29	$1.15	$1.04	$1.16	$1.18	$1.20	$1.06	$1.06
Accumulation unit value at end of period	$1.39	$1.31	$1.20	$1.29	$1.15	$1.04	$1.16	$1.18	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7	7	7	7	4	4	37	58	256	136

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.14	$1.00	$1.07	$0.96	$0.94	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.31	$1.14	$1.00	$1.07	$0.96	$0.94	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	6	6	6	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.98	$1.00	$0.97	$0.97	$0.98	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.11	$1.04	$0.98	$1.00	$0.97	$0.97	$0.98	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18	49	50	34	96	83	122	104	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.93	$0.93	$0.93	$0.92	$0.98	$0.97	$1.00	—	—
Accumulation unit value at end of period	$0.87	$0.94	$0.93	$0.93	$0.93	$0.92	$0.98	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38	89	122	132	141	142	80	34	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.69	$0.84	$0.76	$0.53	$0.70	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.29	$0.95	$0.69	$0.84	$0.76	$0.53	$0.70	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	8	1	6	6	6	6	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.94	$1.63	$1.81	$1.55	$1.49	$1.52	$1.47	$1.24	$1.11	$1.16
Accumulation unit value at end of period	$2.20	$1.94	$1.63	$1.81	$1.55	$1.49	$1.52	$1.47	$1.24	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	477	589	398	398	398	365	260	177	197	178

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.27	$1.17	$1.23	$1.16	$1.14	$1.16	$1.14	$1.12	$1.06	$1.05
Accumulation unit value at end of period	$1.37	$1.27	$1.17	$1.23	$1.16	$1.14	$1.16	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,177	2,225	2,238	3,222	3,879	4,488	4,746	4,786	4,524	4,417

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    159

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.03	$1.08	$1.02	$1.00	$1.03	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.13	$1.03	$1.08	$1.02	$1.00	$1.03	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	85	457	561	746	663	575	117	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.08	$1.14	$1.05	$1.03	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.20	$1.08	$1.14	$1.05	$1.03	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,535	2,584	2,232	2,198	2,459	1,701	207	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.35	$1.16	$1.28	$1.11	$1.09	$1.14	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.47	$1.35	$1.16	$1.28	$1.11	$1.09	$1.14	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	401	406	513	561	611	741	256	257	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.36	$1.19	$1.29	$1.15	$1.13	$1.18	$1.14	$1.02	$1.00	—
Accumulation unit value at end of period	$1.48	$1.36	$1.19	$1.29	$1.15	$1.13	$1.18	$1.14	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	4,056	5,215	6,924	7,478	7,839	7,105	3,310	1,245	795	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.59	$1.40	$1.50	$1.35	$1.31	$1.34	$1.30	$1.19	$1.09	$1.10
Accumulation unit value at end of period	$1.77	$1.59	$1.40	$1.50	$1.35	$1.31	$1.34	$1.30	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	5,666	6,666	8,518	10,390	10,137	9,954	8,562	6,420	5,683	4,862

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.76	$1.51	$1.65	$1.44	$1.39	$1.43	$1.38	$1.21	$1.10	$1.13
Accumulation unit value at end of period	$1.97	$1.76	$1.51	$1.65	$1.44	$1.39	$1.43	$1.38	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	2,307	2,739	3,038	3,348	2,682	2,237	1,599	1,060	595	301

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.42	$1.28	$1.35	$1.25	$1.22	$1.25	$1.21	$1.15	$1.08	$1.07
Accumulation unit value at end of period	$1.55	$1.42	$1.28	$1.35	$1.25	$1.22	$1.25	$1.21	$1.15	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,438	3,683	3,996	4,886	7,277	7,268	6,269	3,417	3,282	2,963

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.06	$1.08	$1.06	$1.06	$1.07	$1.04	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.20	$1.13	$1.06	$1.08	$1.06	$1.06	$1.07	$1.04	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	159	248	59	53	99	97	80	85	24	21

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.32	$1.87	$2.07	$1.76	$1.63	$1.65	$1.51	$1.19	$1.10	$1.16
Accumulation unit value at end of period	$2.66	$2.32	$1.87	$2.07	$1.76	$1.63	$1.65	$1.51	$1.19	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1	16	20	21	21	8	—	9	40	1

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.44	$1.20	$1.26	$1.29	$1.41	$1.18	$1.00	$1.17
Accumulation unit value at end of period	$1.50	$1.37	$1.18	$1.44	$1.20	$1.26	$1.29	$1.41	$1.18	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	14	14	14	20	19	15	—	2	1	1

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.54	$1.24	$1.56	$1.25	$1.32	$1.38	$1.40	$1.20	$1.06	$1.16
Accumulation unit value at end of period	$1.85	$1.54	$1.24	$1.56	$1.25	$1.32	$1.38	$1.40	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	23	15	36	27	57	87	19	7	6	16

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.22	$1.10	$1.35	$1.10	$1.04	$1.14	$1.26	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.15	$1.22	$1.10	$1.35	$1.10	$1.04	$1.14	$1.26	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	55	62	56	16	19	—	9	30	36	44

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.33	$1.96	$2.09	$1.80	$1.72	$1.84	$1.88	$1.37	$1.26	$1.29
Accumulation unit value at end of period	$3.16	$2.33	$1.96	$2.09	$1.80	$1.72	$1.84	$1.88	$1.37	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	1

160    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.70% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.96	$1.67	$1.96	$1.87	$1.52	$1.70	$1.70	$1.28	$1.15	$1.23
Accumulation unit value at end of period	$2.00	$1.96	$1.67	$1.96	$1.87	$1.52	$1.70	$1.70	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	11	7	10	4	1	—	2

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.10	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.19	$1.06	$1.10	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	249	250	69	35	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.34	$1.14	$1.20	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.38	$1.34	$1.14	$1.20	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38	297	349	324	41	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.27	$1.10	$1.15	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.32	$1.27	$1.10	$1.15	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	917	1,614	659	519	80	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.65	$2.05	$2.25	$1.90	$1.72	$1.80	$1.66	$1.29	$1.14	$1.23
Accumulation unit value at end of period	$3.15	$2.65	$2.05	$2.25	$1.90	$1.72	$1.80	$1.66	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	21	47	58	58	89	91	96	96	56	64

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.76	$2.25	$2.26	$1.83	$1.73	$1.81	$1.87	$1.27	$1.20	$1.27
Accumulation unit value at end of period	$4.29	$2.76	$2.25	$2.26	$1.83	$1.73	$1.81	$1.87	$1.27	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	18	24	32	24	23	89	94	92	71	47

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.03	$1.09	$1.02	$0.90	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.15	$1.03	$1.09	$1.02	$0.90	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4	7	8	10	27	29	54	99	—	—
Variable account charges of 1.85% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.20	$1.07	$1.05	$1.08	$1.06	$1.00	—
Accumulation unit value at end of period	$1.27	$1.23	$1.09	$1.20	$1.07	$1.05	$1.08	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	117	120	123	126	104	104	28	—	—

AB VPS Large Cap Growth Portfolio (Class B) (4/30/2012)
Accumulation unit value at beginning of period	$2.77	$2.10	$2.09	$1.62	$1.61	$1.48	$1.32	$0.98	$1.00
Accumulation unit value at end of period	$3.67	$2.77	$2.10	$2.09	$1.62	$1.61	$1.48	$1.32	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1	2	2	2	—	—	—	—	—

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.90	$0.76	$0.95	$0.98	$0.71	$1.16	$1.06	$1.00	—
Accumulation unit value at end of period	$0.66	$0.90	$0.76	$0.95	$0.98	$0.71	$1.16	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	1	1	1	1	1	1	2	—

American Century VP Value, Class II (4/30/2012)
Accumulation unit value at beginning of period	$1.95	$1.57	$1.76	$1.65	$1.40	$1.48	$1.34	$1.04	$1.00
Accumulation unit value at end of period	$1.93	$1.95	$1.57	$1.76	$1.65	$1.40	$1.48	$1.34	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	40	58	59	60	44	44	21	—	—

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.33	$1.15	$1.27	$1.14	$1.12	$1.15	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.58	$1.33	$1.15	$1.27	$1.14	$1.12	$1.15	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	94	96	113	116	120	145	56	—	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$1.74	$1.44	$1.56	$1.39	$1.33	$1.33	$1.23	$1.03	$1.00
Accumulation unit value at end of period	$2.01	$1.74	$1.44	$1.56	$1.39	$1.33	$1.33	$1.23	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	303	303	372	341	268	78	45	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.52	$0.49	$0.58	$0.59	$0.53	$0.71	$0.92	$1.00	—
Accumulation unit value at end of period	$0.50	$0.52	$0.49	$0.58	$0.59	$0.53	$0.71	$0.92	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    161

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.99	$1.52	$1.71	$1.43	$1.35	$1.33	$1.20	$1.00	—
Accumulation unit value at end of period	$2.38	$1.99	$1.52	$1.71	$1.43	$1.35	$1.33	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	21	53	55	29	31	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.14	$1.75	$1.86	$1.53	$1.44	$1.46	$1.29	$0.99	$1.00
Accumulation unit value at end of period	$2.40	$2.14	$1.75	$1.86	$1.53	$1.44	$1.46	$1.29	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	29	29	—	5	5	5	3	2	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.81	$1.49	$1.61	$1.44	$1.29	$1.36	$1.26	$1.01	$1.00
Accumulation unit value at end of period	$1.79	$1.81	$1.49	$1.61	$1.44	$1.29	$1.36	$1.26	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	15	15	15	15	27	175	179	72	—

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.94	$1.04	$0.94	$0.87	$0.89	$0.90	$1.00	—
Accumulation unit value at end of period	$1.09	$1.04	$0.94	$1.04	$0.94	$0.87	$0.89	$0.90	—
Number of accumulation units outstanding at end of period (000 omitted)	17	17	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.28	$0.99	$1.29	$0.89	$0.87	$0.97	$1.01	$1.05	$1.00
Accumulation unit value at end of period	$1.67	$1.28	$0.99	$1.29	$0.89	$0.87	$0.97	$1.01	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	29	29	29	22	—	—	13	—	—

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.87	$0.80	$0.86	$0.83	$0.85	$0.93	$0.94	$1.04	$1.00
Accumulation unit value at end of period	$0.89	$0.87	$0.80	$0.86	$0.83	$0.85	$0.93	$0.94	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.89	$0.90	$0.90	$0.92	$0.93	$0.95	$0.97	$0.99	$1.00
Accumulation unit value at end of period	$0.88	$0.89	$0.90	$0.90	$0.92	$0.93	$0.95	$0.97	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	24	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.20	$1.27	$1.22	$1.11	$1.15	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.43	$1.37	$1.20	$1.27	$1.22	$1.11	$1.15	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	3	4	11	29	1	73	78	78	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.18	$1.25	$1.20	$1.10	$1.14	$1.12	$1.09	$1.00
Accumulation unit value at end of period	$1.40	$1.35	$1.18	$1.25	$1.20	$1.10	$1.14	$1.12	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	13	13	26	93	97	107	—

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.11	$1.04	$1.05	$1.04	$1.01	$1.03	$1.00	$1.04	$1.00
Accumulation unit value at end of period	$1.22	$1.11	$1.04	$1.05	$1.04	$1.01	$1.03	$1.00	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	5	9	21	49	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.40	$1.80	$1.92	$1.53	$1.54	$1.44	$1.29	$1.01	$1.00
Accumulation unit value at end of period	$3.17	$2.40	$1.80	$1.92	$1.53	$1.54	$1.44	$1.29	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	14	14	14	—	—	—	—	—	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.77	$1.89	$1.59	$1.45	$1.47	$1.32	$1.02	$1.00
Accumulation unit value at end of period	$2.63	$2.27	$1.77	$1.89	$1.59	$1.45	$1.47	$1.32	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19	27	47	93	57	57	57	41	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.97	$0.99	$0.99	$0.96	$1.00	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.06	$1.02	$0.97	$0.99	$0.99	$0.96	$1.00	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	75	76	77	47	43	43	24	—	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.15	$0.98	$1.05	$0.97	$0.96	$0.98	$0.95	$1.00	—
Accumulation unit value at end of period	$1.32	$1.15	$0.98	$1.05	$0.97	$0.96	$0.98	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.98	$1.50	$1.61	$1.33	$1.33	$1.29	$1.22	$0.95	$1.00
Accumulation unit value at end of period	$2.63	$1.98	$1.50	$1.61	$1.33	$1.33	$1.29	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	12	5	5	21	2	—

162    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – Overseas Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.10	$1.35	$1.08	$1.17	$1.14	$1.27	$1.06	$1.00
Accumulation unit value at end of period	$1.45	$1.35	$1.10	$1.35	$1.08	$1.17	$1.14	$1.27	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7	6	3	8	8	6	16	2	—

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.08	$1.68	$1.95	$1.65	$1.40	$1.51	$1.38	$1.02	$1.00
Accumulation unit value at end of period	$2.19	$2.08	$1.68	$1.95	$1.65	$1.40	$1.51	$1.38	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.95	$1.52	$1.79	$1.61	$1.44	$1.54	$1.40	$1.04	$1.00
Accumulation unit value at end of period	$2.06	$1.95	$1.52	$1.79	$1.61	$1.44	$1.54	$1.40	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	30	32	34	—

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.76	$1.53	$1.79	$1.62	$1.45	$1.53	$1.48	$1.01	$1.00
Accumulation unit value at end of period	$1.88	$1.76	$1.53	$1.79	$1.62	$1.45	$1.53	$1.48	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3	2	2	6	5	5	3	2	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.11	$1.14	$1.10	$1.02	$1.06	$1.05	$1.07	$1.00
Accumulation unit value at end of period	$1.26	$1.20	$1.11	$1.14	$1.10	$1.02	$1.06	$1.05	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	34	17	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$1.00	$1.00	$0.99	$0.99	$0.99	$0.96	$1.00	$1.00
Accumulation unit value at end of period	$1.08	$1.05	$1.00	$1.00	$0.99	$0.99	$0.99	$0.96	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	349	27	31	30	12	12	12	—	—

CTIVP ® – American Century Diversified Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.08	$1.01	$1.04	$1.01	$1.00	$1.02	$0.98	$1.02	$1.00
Accumulation unit value at end of period	$1.15	$1.08	$1.01	$1.04	$1.01	$1.00	$1.02	$0.98	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.06	$1.05	$0.99	$1.03	$0.96	$1.04	$1.00
Accumulation unit value at end of period	$1.17	$1.09	$1.03	$1.06	$1.05	$0.99	$1.03	$0.96	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	25	25	25	25	—	—	—	—	—

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.53	$1.23	$1.33	$1.28	$1.25	$1.29	$1.15	$1.14	$1.00
Accumulation unit value at end of period	$1.42	$1.53	$1.23	$1.33	$1.28	$1.25	$1.29	$1.15	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	3	3	2	2	1	—	—	—	—

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.13	$0.98	$1.20	$0.99	$0.97	$1.02	$1.04	$1.00	—
Accumulation unit value at end of period	$1.15	$1.13	$0.98	$1.20	$0.99	$0.97	$1.02	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.45	$1.90	$1.99	$1.53	$1.47	$1.36	$1.23	$0.97	$1.00
Accumulation unit value at end of period	$3.17	$2.45	$1.90	$1.99	$1.53	$1.47	$1.36	$1.23	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	13	13	13	13	—	—	—	—	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.69	$1.75	$1.36	$1.42	$1.37	$1.27	$0.95	$1.00
Accumulation unit value at end of period	$2.96	$2.20	$1.69	$1.75	$1.36	$1.42	$1.37	$1.27	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – MFS® Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.07	$1.63	$1.85	$1.60	$1.44	$1.48	$1.37	$1.03	$1.00
Accumulation unit value at end of period	$2.10	$2.07	$1.63	$1.85	$1.60	$1.44	$1.48	$1.37	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	27	45	86	266	49	78	81	30	—

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.77	$1.76	$1.35	$1.34	$1.28	$1.22	$0.95	$1.00
Accumulation unit value at end of period	$3.79	$2.20	$1.77	$1.76	$1.35	$1.34	$1.28	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.77	$1.43	$1.61	$1.42	$1.27	$1.41	$1.31	$1.04	$1.00
Accumulation unit value at end of period	$1.78	$1.77	$1.43	$1.61	$1.42	$1.27	$1.41	$1.31	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	15	17	46	47	31	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    163

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
CTIVP ® – TCW Core Plus Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.03	$0.96	$0.98	$0.97	$0.97	$0.99	$0.96	$1.00	$1.00
Accumulation unit value at end of period	$1.09	$1.03	$0.96	$0.98	$0.97	$0.97	$0.99	$0.96	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.21	$1.76	$2.00	$1.76	$1.49	$1.52	$1.38	$1.04	$1.00
Accumulation unit value at end of period	$2.34	$2.21	$1.76	$2.00	$1.76	$1.49	$1.52	$1.38	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	1	1	—	—	—	—

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.93	$0.91	$0.92	$0.94	$0.95	$0.96	$0.97	$1.00	$1.00
Accumulation unit value at end of period	$0.94	$0.93	$0.91	$0.92	$0.94	$0.95	$0.96	$0.97	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	27	25	24	25	—	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.07	$1.49	$1.57	$1.30	$1.28	$1.35	$1.26	$1.01	$1.00
Accumulation unit value at end of period	$2.58	$2.07	$1.49	$1.57	$1.30	$1.28	$1.35	$1.26	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	14	14	14	14	14	14	14	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$0.99	$0.88	$0.99	$0.94	$0.91	$1.00	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$1.02	$0.99	$0.88	$0.99	$0.94	$0.91	$1.00	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1	3	3	16	16	16	16	3	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.10	$1.63	$1.78	$1.49	$1.41	$1.43	$1.30	$1.01	$1.00
Accumulation unit value at end of period	$2.68	$2.10	$1.63	$1.78	$1.49	$1.41	$1.43	$1.30	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	27	44	44	44	51	55	51	6	—

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.77	$1.47	$1.75	$1.48	$1.35	$1.40	$1.34	$1.00	$1.00
Accumulation unit value at end of period	$2.05	$1.77	$1.47	$1.75	$1.48	$1.35	$1.40	$1.34	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	24	28	40	89	36	36	52	—	—

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.07	$1.01	$0.95	$0.99	$0.98	$1.00	—
Accumulation unit value at end of period	$1.16	$1.11	$1.02	$1.07	$1.01	$0.95	$0.99	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	37	37	44	66	37	42	24	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.20	$1.12	$1.00	$1.09	$1.06	$1.00	—
Accumulation unit value at end of period	$1.27	$1.29	$1.13	$1.20	$1.12	$1.00	$1.09	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	81	81	81	111	111	99	83	15	—

Franklin Mutual Shares VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.68	$1.40	$1.57	$1.47	$1.29	$1.38	$1.32	$1.05	$1.00
Accumulation unit value at end of period	$1.57	$1.68	$1.40	$1.57	$1.47	$1.29	$1.38	$1.32	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2	2	3	19	16	17	33	—	—

Franklin Small Cap Value VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.88	$1.52	$1.78	$1.63	$1.28	$1.41	$1.43	$1.07	$1.00
Accumulation unit value at end of period	$1.95	$1.88	$1.52	$1.78	$1.63	$1.28	$1.41	$1.43	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	6	—	—	—	—	—

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.89	$0.83	$0.91	$0.88	$0.90	$0.96	$1.00	—	—
Accumulation unit value at end of period	$0.93	$0.89	$0.83	$0.91	$0.88	$0.90	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	27	27	25	25	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$1.97	$1.52	$1.79	$1.34	$1.37	$1.34	$1.34	$1.08	$1.00
Accumulation unit value at end of period	$2.46	$1.97	$1.52	$1.79	$1.34	$1.37	$1.34	$1.34	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.02	$0.94	$1.01	$0.97	$0.93	$0.97	$0.96	$1.00	—
Accumulation unit value at end of period	$1.04	$1.02	$0.94	$1.01	$0.97	$0.93	$0.97	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	—	28	28	28	26	26	19	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.01	$1.62	$1.85	$1.65	$1.43	$1.55	$1.42	$1.03	$1.00
Accumulation unit value at end of period	$2.36	$2.01	$1.62	$1.85	$1.65	$1.43	$1.55	$1.42	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	1	1	3	3	4	—

164    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.03	$1.12	$1.04	$0.95	$1.01	$0.98	$1.00	—
Accumulation unit value at end of period	$1.25	$1.16	$1.03	$1.12	$1.04	$0.95	$1.01	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	11	11	54	54	54	43	19	107	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.03	$1.11	$0.96	$1.00	$1.11	$1.19	$1.00	—
Accumulation unit value at end of period	$1.38	$1.23	$1.03	$1.11	$0.96	$1.00	$1.11	$1.19	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	101	148	57	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.18	$0.98	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.32	$1.18	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	108	108	10	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.97	$1.00	$0.99	$0.98	$1.00	$0.98	$1.00	—
Accumulation unit value at end of period	$1.13	$1.04	$0.97	$1.00	$0.99	$0.98	$1.00	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	2	2	2	2	13	12	12	1	—

Janus Henderson VIT Research Portfolio: Service Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.28	$1.72	$1.80	$1.44	$1.46	$1.42	$1.28	$1.00	$1.00
Accumulation unit value at end of period	$2.97	$2.28	$1.72	$1.80	$1.44	$1.46	$1.42	$1.28	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	2	3	4	3	—	—	11	—	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.40	$1.21	$1.32	$1.11	$1.10	$1.12	$1.12	$1.00	—
Accumulation unit value at end of period	$1.38	$1.40	$1.21	$1.32	$1.11	$1.10	$1.12	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	23	23	45	22	22	22	—	—	—

MFS ® Utilities Series – Service Class (4/30/2012)
Accumulation unit value at beginning of period	$1.73	$1.41	$1.43	$1.27	$1.16	$1.39	$1.26	$1.07	$1.00
Accumulation unit value at end of period	$1.80	$1.73	$1.41	$1.43	$1.27	$1.16	$1.39	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	20	25	37	100	49	102	116	6	—

Morgan Stanley VIF Discovery Portfolio, Class II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.09	$1.52	$1.40	$1.03	$1.15	$1.25	$1.25	$0.92	$1.00
Accumulation unit value at end of period	$5.17	$2.09	$1.52	$1.40	$1.03	$1.15	$1.25	$1.25	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (4/30/2012)
Accumulation unit value at beginning of period	$2.02	$1.64	$1.78	$1.53	$1.42	$1.46	$1.35	$1.00	$1.00
Accumulation unit value at end of period	$2.37	$2.02	$1.64	$1.78	$1.53	$1.42	$1.46	$1.35	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.97	$0.85	$0.93	$0.89	$0.91	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.03	$0.97	$0.85	$0.93	$0.89	$0.91	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.16	$1.06	$1.14	$1.03	$0.93	$1.04	$1.05	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.16	$1.06	$1.14	$1.03	$0.93	$1.04	$1.05	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.13	$0.99	$1.06	$0.95	$0.93	$0.95	$0.93	$1.03	$1.00
Accumulation unit value at end of period	$1.30	$1.13	$0.99	$1.06	$0.95	$0.93	$0.95	$0.93	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.97	$1.00	$0.97	$0.96	$0.98	$0.95	$1.00	—
Accumulation unit value at end of period	$1.10	$1.03	$0.97	$1.00	$0.97	$0.96	$0.98	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	65	100	92	79	77	77	71	52	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.93	$0.92	$0.92	$0.92	$0.91	$0.97	$0.97	$1.00	—
Accumulation unit value at end of period	$0.86	$0.93	$0.92	$0.92	$0.92	$0.91	$0.97	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	19	19	—	13	13	22	23	8	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	$1.00	—
Accumulation unit value at end of period	$1.28	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    165

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.59	$1.33	$1.48	$1.27	$1.22	$1.25	$1.21	$1.02	$1.00
Accumulation unit value at end of period	$1.79	$1.59	$1.33	$1.48	$1.27	$1.22	$1.25	$1.21	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	214	214	214	248	214	214	214	214	—

Variable Portfolio – Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.15	$1.06	$1.11	$1.06	$1.04	$1.06	$1.04	$1.02	$1.00
Accumulation unit value at end of period	$1.24	$1.15	$1.06	$1.11	$1.06	$1.04	$1.06	$1.04	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	598	298	336	377	450	382	429	348	—

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.09	$0.96	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$0.96	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.14	$0.99	$1.04	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.14	$0.99	$1.04	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.02	$1.07	$1.01	$1.00	$1.03	$1.00	$1.00	—
Accumulation unit value at end of period	$1.19	$1.12	$1.02	$1.07	$1.01	$1.00	$1.03	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	1,463	1,526	1,658	2,126	2,089	1,710	883	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.07	$1.13	$1.04	$1.03	$1.07	$1.04	$1.00	—
Accumulation unit value at end of period	$1.28	$1.19	$1.07	$1.13	$1.04	$1.03	$1.07	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	327	352	385	401	579	664	388	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.15	$1.27	$1.10	$1.08	$1.14	$1.11	$1.00	—
Accumulation unit value at end of period	$1.46	$1.33	$1.15	$1.27	$1.10	$1.08	$1.14	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	79	79	79	81	81	269	82	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.18	$1.28	$1.14	$1.12	$1.17	$1.14	$1.01	$1.00
Accumulation unit value at end of period	$1.46	$1.35	$1.18	$1.28	$1.14	$1.12	$1.17	$1.14	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	281	343	360	385	518	602	568	127	85

Variable Portfolio – Moderate Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.36	$1.20	$1.29	$1.16	$1.13	$1.16	$1.12	$1.03	$1.00
Accumulation unit value at end of period	$1.51	$1.36	$1.20	$1.29	$1.16	$1.13	$1.16	$1.12	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,402	2,119	2,542	2,751	3,471	3,781	3,517	1,607	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.38	$1.21	$1.17	$1.20	$1.17	$1.02	$1.00
Accumulation unit value at end of period	$1.64	$1.47	$1.26	$1.38	$1.21	$1.17	$1.20	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	142	227	255	263	324	405	393	242	—

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.12	$1.19	$1.11	$1.08	$1.11	$1.08	$1.02	$1.00
Accumulation unit value at end of period	$1.36	$1.25	$1.12	$1.19	$1.11	$1.08	$1.11	$1.08	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,163	1,344	1,924	2,174	2,324	2,316	2,101	972	—

Variable Portfolio – Partners Core Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.01	$1.00	$1.00	$1.01	$0.98	$1.02	$1.00
Accumulation unit value at end of period	$1.12	$1.06	$0.99	$1.01	$1.00	$1.00	$1.01	$0.98	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	24	24	23	24	—	—

Variable Portfolio – Partners Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.90	$1.54	$1.71	$1.45	$1.34	$1.37	$1.25	$0.99	$1.00
Accumulation unit value at end of period	$2.18	$1.90	$1.54	$1.71	$1.45	$1.34	$1.37	$1.25	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3	2	2	1	1	—	—	—	—

Variable Portfolio – Partners International Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.08	$1.32	$1.10	$1.16	$1.19	$1.30	$1.09	$1.00
Accumulation unit value at end of period	$1.36	$1.25	$1.08	$1.32	$1.10	$1.16	$1.19	$1.30	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.08	$1.36	$1.09	$1.15	$1.21	$1.23	$1.05	$1.00
Accumulation unit value at end of period	$1.60	$1.34	$1.08	$1.36	$1.09	$1.15	$1.21	$1.23	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	42	42	42	34	34	18	18	—	—

166    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Partners International Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.08	$1.34	$1.09	$1.03	$1.13	$1.25	$1.06	$1.00
Accumulation unit value at end of period	$1.13	$1.20	$1.08	$1.34	$1.09	$1.03	$1.13	$1.25	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	40	51	60	79	17	17	17	—	—

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.62	$1.37	$1.46	$1.26	$1.21	$1.30	$1.33	$0.97	$1.00
Accumulation unit value at end of period	$2.21	$1.62	$1.37	$1.46	$1.26	$1.21	$1.30	$1.33	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.55	$1.32	$1.56	$1.48	$1.21	$1.36	$1.36	$1.03	$1.00
Accumulation unit value at end of period	$1.58	$1.55	$1.32	$1.56	$1.48	$1.21	$1.36	$1.36	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.10	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.19	$1.05	$1.10	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.34	$1.13	$1.20	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.37	$1.34	$1.13	$1.20	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.26	$1.09	$1.15	$1.02	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.09	$1.15	$1.02	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.04	$1.58	$1.74	$1.47	$1.33	$1.40	$1.29	$1.01	$1.00
Accumulation unit value at end of period	$2.43	$2.04	$1.58	$1.74	$1.47	$1.33	$1.40	$1.29	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo VT Small Cap Growth Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.01	$1.64	$1.65	$1.33	$1.26	$1.32	$1.37	$0.93	$1.00
Accumulation unit value at end of period	$3.11	$2.01	$1.64	$1.65	$1.33	$1.26	$1.32	$1.37	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	2	2	—	—	—	—	12	—	—

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.02	$1.08	$1.02	$0.90	$0.97	$1.01	$1.00	—
Accumulation unit value at end of period	$1.20	$1.14	$1.02	$1.08	$1.02	$0.90	$0.97	$1.01	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	2	2	2	6	6	6	—

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Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

168    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6594  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
RAVA 5 Advantage® Variable Annuity
RAVA 5 Select® Variable Annuity
RAVA 5 Access® Variable Annuity
(Offered for contract applications signed on or after April 30, 2012 but prior to April 29, 2013)
Individual Flexible Premium Deferred Combination Fixed/Variable Annuities
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
Contracts described in this prospectus were offered for contract applications signed on or after April 30, 2012 but prior to April 29, 2013. New contracts are not currently being offered under this prospectus.
This prospectus contains information that you should know before investing in the RAVA 5 Advantage, RAVA 5 Select, or RAVA 5 Access.The information in this prospectus applies to all contracts unless stated otherwise. All material terms and conditions of the contracts, including material state variations, are described in this prospectus.
Investment options available under the contracts are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)(1)
AB VPS Large Cap Growth Portfolio (Class B)(1)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III(1)
American Century Variable Portfolios, Inc.
American Century VP Value, Class II(1)
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)(1)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)(1)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)(1)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)(1)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)(1)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)(1)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)(1)
Columbia Variable Portfolio - Government Money Market Fund (Class 2) (1)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)(1)

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    1

Columbia Variable Portfolio - Income Opportunities Fund (Class 2)(1)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2) (1)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)(1)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Overseas Core Fund (Class 2)(1)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)(1)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2) (1)
CTIVP® - American Century Diversified Bond Fund (Class 2) (1)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)(1)
CTIVP® - CenterSquare Real Estate Fund (Class 2)(1)
CTIVP® - Loomis Sayles Growth Fund (Class 2)(1)
CTIVP® - MFS® Value Fund (Class 2)(1)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)(1)
CTIVP® - TCW Core Plus Bond Fund (Class 2) (1)
CTIVP® - Victory Sycamore Established Value Fund (Class 2) (1)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2) (1)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2) (1)
Variable Portfolio - Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2) (1)
Variable Portfolio - Partners Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Growth Fund (Class 2)(1)
Variable Portfolio - Partners International Value Fund (Class 2)(1)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2) (1)
Variable Portfolio - Partners Small Cap Value Fund (Class 2) (1)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B(1)
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2(1)
Fidelity® VIP Mid Cap Portfolio Service Class 2(1)
Fidelity® VIP Strategic Income Portfolio Service Class 2(1)
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2(1)
Franklin Mutual Shares VIP Fund - Class 2(1)
Franklin Small Cap Value VIP Fund - Class 2(1)
Templeton Global Bond VIP Fund - Class 2(1)
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares(1)
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares(1)
Invesco V.I. Global Fund, Series II Shares(1)
Invesco V.I. Global Strategic Income Fund, Series II Shares(1)
Invesco V.I. Main Street Small Cap Fund, Series II Shares(1)
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy(1)
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares(1)
Janus Henderson Flexible Bond Portfolio: Service Shares(1)
Janus Henderson Research Portfolio: Service Shares(1)
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares(1)
Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II(1)
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class(1)
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares(1)

2    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (1)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)(1)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class(1)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class(1)
PIMCO VIT Total Return Portfolio, Advisor Class(1)
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)(1)
Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2(1)
Wells Fargo VT Small Cap Growth Fund - Class 2(1)
(1) Not available with certain benefit riders.
Please read the prospectuses carefully and keep them for future reference.
The contracts with SecureSource 3 riders may provide for Annual Credits on certain rider anniversaries. Credits increase the lifetime benefit but may result in higher rider charges that may exceed the benefit from the Annual Credits.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 11 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    3

pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

4    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    5

6    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contingent annuitant: The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless your investment options have been restricted under a living benefit rider, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs) : A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    7

to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase optional benefits. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value immediately prior to the surrender, minus any applicable charges, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

8    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

The Contracts in Brief
This prospectus describes three contracts. Each contract has different expenses. RAVA 5 Access does not have surrender charges, but it has the highest mortality and expense risk fees of the three contracts. RAVA 5 Select has a four-year surrender charge schedule and has lower mortality and expense risk fees than RAVA 5 Access. RAVA 5 Advantage offers a choice of a seven-year or a ten-year surrender charge schedule, and has the lowest mortality and expense risk fees of the three contracts. Your financial advisor can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract. The information in this prospectus applies to all contracts unless stated otherwise.
Purpose: The purpose of each contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, regular fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under your contract. Beginning at a specified time in the future called the annuitization start date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax and/or other charges).
Buying a contract: New contracts as described in this prospectus are not currently being offered. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
It may not have been advantageous for you to purchase one of these contracts in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (IRS) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on these contracts. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period will begin when you exchange into one of these contracts. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution.
State income taxes may also apply. You should not exchange your old contract for one of these contracts, or buy one of these contracts in addition to your old contract, unless you determine it is in your best interest. (See “Taxes — 1035 Exchanges.”)
•	Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72.
These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
Free look period: The contracts in this prospectus are no longer sold. Generally, all available free look periods have now expired.
Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. For RAVA 5 Access contracts, you cannot select the regular fixed account . (see “The Fixed Account”)
•	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the subaccounts without charge at any time until the

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    9

annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the regular fixed account are subject to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)
Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if you surrender prior to your reaching age 59½) and may have other tax consequences. If you have elected the SecureSource 3 rider, please consider carefully when you take surrenders. If you withdraw more than allowed withdrawal amount in a contract year (“excess withdrawal”) under the rider, the guaranteed amounts under the rider will be reduced and for any withdrawal during the Credit Period, you will not receive Annual Credits on the next rider anniversary. Certain other restrictions may apply. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: These contracts have offered optional death benefits and optional living benefits. We have offered SecureSource 3 and Accumulation Protector Benefit riders as optional living benefits. SecureSource 3 riders are guaranteed minimum withdrawal benefits that permit you to withdraw a guaranteed amount from the contract over a period of time, which may include the lifetime of a single person (Single Life) or the lifetime of you and your spouse (Joint Life). SecureSource 3 riders may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not affect your ability to withdraw income over your lifetime. This optional withdrawal benefit may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed under the rider. Accumulation Protector Benefit rider is intended to provide you with a guaranteed contract value at the end of specified Waiting Period regardless of the volatility inherent in the investments in the subaccounts. Accumulation Protector Benefit rider may be appropriate for you if you want a guaranteed contract value at the end of specified Waiting Period. This optional living benefit may not be appropriate for you if you intend to surrender your contract value before the end of the 10-year Waiting Period or take withdrawals during the Waiting Period (which reduces the benefit).
If you selected an optional living benefit, we restrict investment options available to you, which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. (see “Optional Benefits — Optional Living Benefits — Investment Allocation Restrictions for Living Benefit Riders”) In addition, the Income Guide program is not available to contracts issued with a living benefit rider.
For more information about living benefits, please see “Optional Benefits — Optional Living Benefits.”
We have offered the following optional death benefits: Return of Purchase Payments (ROPP) Death Benefit, Maximum Anniversary Value (MAV) Death Benefit, 5-year MAV Death Benefit, 5% Accumulation Death Benefit, Enhanced Death Benefit, Benefit Protector Death Benefit and Benefit Protector Plus Death Benefit. Benefit Protector Death Benefit and Benefit Protector Plus Death Benefit are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the Special DCA fixed account are not available after the annuitization start date. (see “The Annuity Payout Period”)

10    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    11

Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from these contracts. The first tables describe the fees and expenses that you will pay at the time that you surrender one of these contracts. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charges for RAVA 5 Advantage:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.
Seven-year schedule		Ten-year schedule
Number of completed years from date of each purchase payment*	Surrender charge percentage applied to each purchase payment	Number of completed years from date of each purchase payment*	Surrender charge Percentage applied to each purchase payment
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	6
5	4	5	5
6	2	6	4
7+	0	7	3
		8	2
		9	1
		10+	0
Surrender charge for RAVA 5 Select:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
Contract Year**	Surrender charge percentage applied to purchase payments
1	7%
2	6
3	5
4	4
5+	0
There are no surrender charges on and after the fourth contract anniversary.
*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Surrender charge for RAVA 5 Access: None
Liquidation charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% if the assumed investment return is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2

12    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Number of Completed Years Since Annuitization	Surrender charge percentage
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
Contract administrative charge at full surrender:
Maximum: $50	Current: $30
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Contract Administrative Charge
Annual contract administrative charge	Maximum: $50	Current: $50*
Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
You must choose a product, a death benefit guarantee and the length of your contract’s surrender charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.
RAVA 5 Advantage with ten-year surrender charge schedule
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
5% Accumulation Death Benefit	1.35
Enhanced Death Benefit	1.40
RAVA 5 Advantage with seven-year surrender charge
Mortality and expense risk fee
Standard Death Benefit	1.05%
ROPP Death Benefit	1.40
MAV Death Benefit	1.30
5-year MAV Death Benefit	1.15
5% Accumulation Death Benefit	1.45
Enhanced Death Benefit	1.50
RAVA 5 Select
Mortality and expense risk fee
Standard Death Benefit	1.30%
ROPP Death Benefit	1.65
MAV Death Benefit	1.55
5-year MAV Death Benefit	1.40
5% Accumulation Death Benefit	1.70
Enhanced Death Benefit	1.75
RAVA 5 Access
Mortality and expense risk fee
Standard Death Benefit	1.45%
ROPP Death Benefit	1.80

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    13

Mortality and expense risk fee
MAV Death Benefit	1.70
5-year MAV Death Benefit	1.55
5% Accumulation Death Benefit	1.85
Enhanced Death Benefit	1.90
Other Annual Expenses
Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the Standard Death Benefit, MAV and 5-year MAV death benefits. The fees apply only if you elected the optional rider.
Benefit Protector Death Benefit rider fee	0.25%
Benefit Protector Plus Death Benefit rider fee	0.40%
(As a percentage of contract value charged annually on the contract anniversary.)
Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits. The fees apply only if you selected one of these benefits. Investment allocation restrictions apply.
SecureSource 3® – Single life rider fee	Maximum: 2.25%	Current: 1.20%
SecureSource 3® – Joint life rider fee	Maximum: 2.25%	Current: 1.30%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
Accumulation Protector Benefit® (APB®) rider fee	Maximum: 2.00%	Current: 1.30%*
(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
*Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests are shown in the table below.
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 10/18/2014	2.00%	1.30%
10/18/2014 – 6/30/2016	2.00%	1.00%
07/01/2016 – 10/15/ 2018	2.00%	1.30%
10/16/2018 – 12/29/2019	2.00%	1.00%
12/30/2019 – 07/20/2020	2.00%	1.15%
07/21/2020 and later	2.00%	2.00%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

14    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with living benefit riders* and before fee waivers and/or expense reimbursements. They assume that you select the optional MAV Death Benefit, Benefit Protector Plus and SecureSource 3(1),(2). Although your actual costs may be higher or lower, based on these assumptions your costs would be:
*	Note: Certain funds are not available for contracts with living benefit riders and may have higher fund expenses than the rider fee and associated fund expenses shown here.

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$1,279	$2,344	$3,362	$6,077	$559	$1,713	$2,911	$6,077
RAVA 5 Advantage
With a seven-year surrender charge schedule	1,199	2,283	3,320	6,161	569	1,742	2,958	6,161
RAVA 5 Select	1,135	2,177	3,076	6,367	595	1,816	3,076	6,367
RAVA 5 Access	610	1,860	3,146	6,489	610	1,860	3,146	6,489
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you have the Standard Death Benefit and do not select any optional benefits(1). Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$932	$1,269	$1,481	$2,087	$187	$575	$ 981	$2,087
RAVA 5 Advantage
With a seven-year surrender charge schedule	849	1,199	1,434	2,197	198	606	1,034	2,197
RAVA 5 Select	780	1,076	1,166	2,468	223	684	1,166	2,468
RAVA 5 Access	239	731	1,244	2,627	239	731	1,244	2,627
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    15

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination for each contract in Appendix G.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contracts currently offer subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large

16    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts, including the contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.

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•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states.
Currently, unless you have elected one of the optional living benefit riders, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;

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•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix B.

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The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the regular fixed account and the Special DCA fixed account. We credit interest daily on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.
One year after receipt of each purchase payment or transfer, the rate for the payment or transfer amount, and its accumulated interest, may change. Interest will accrue at revised rates determined by us and at our discretion. These rates may be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses. However, the rate will never be less than the fixed account minimum interest rate shown under your contract. Your interest rate for each purchase payment or transfer will never change more frequently than annually.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Regular Fixed Account
For RAVA 5 Advantage and RAVA 5 Select, unless you have elected a living benefit rider, you also may allocate purchase payments or transfer contract value to the regular fixed account For RAVA 5 Access contracts, the regular fixed account is not available.
The value of the regular fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. (See “Making the Most of Your Contract — Transfer policies”.)
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special DCA fixed account value on the date of the transfer

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divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer.
The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. We will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account and the regular fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;
•	the Special DCA fixed account for a twelve month term;
•	the approved investment options for SecureSource 3 and APB riders;
•	unless you have elected one of the optional living benefit riders, to the regular fixed account the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account: 1) to the approved investment options, if a living benefit rider is elected, 2) either in accordance with your investment instructions to us or to the regular fixed account, if available and if no living benefit rider is elected. Transfers are subject to investment minimums and other restrictions we may impose on investments in the regular fixed account, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”
Buying Your Contract
New contracts as described in this prospectus are not currently being offered. We are required by law to obtain personal information from you which we used to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you are 90 or younger.
When you applied, you may have selected (if available in your state):
•	GPAs, the regular fixed account(1), subaccounts and/or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary;
•	under RAVA 5 Advantage, the length of the surrender charge period (seven or ten years);
•	one of the following optional death benefit riders:
–	ROPP Death Benefit (available if you are age 80 or older);
–	MAV Death Benefit;
–	5-Year MAV Death Benefit;

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–	5% Accumulation Death Benefit; or
–	Enhanced Death Benefit.
•	one of the following additional optional death benefit riders:
–	Benefit Protector Death Benefit(2); or
–	Benefit Protector Plus Death Benefit(2);
•	one of the following optional living benefit riders:
–	SecureSource 3; or
–	Accumulation Protector Benefit.
(1)	For RAVA 5 Access contracts, the regular fixed account is not available.
(2)	Not available with the 5% Accumulation or Enhanced Death Benefits.
We restrict investment options if you select a SecureSource 3 or APB rider.
If you choose a SecureSource 3 or APB rider, you are required to allocate your purchase payments and contract value to the Portfolio Stabilizer funds, as described in the “Investment Allocation Restrictions for Living Benefit Riders” section in this prospectus.
The contracts provide for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, to the regular fixed account (if available) and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account for RAVA 5 Advantage and RAVA 5 Select. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.
If your application is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your application, we will send you a contract. If your application is not complete, you must give us the information to complete it within five business days. If we cannot accept your application within five business days, we will decline it and return your payment unless you specifically ask us to keep the payment and apply it once your application is complete.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
You may make regular payments to your contract under a scheduled payment plan. Initial purchase payments are $1,000, $2,000 or $10,000 depending on the product and tax qualification (see “Buying Your Contract — Purchase Payments”). Then, to begin the scheduled payment plan, you will complete and send a form and your first scheduled payment plan payment along with your application. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract.
Minimum initial purchase payments*
	RAVA 5 Advantage	RAVA 5 Select	RAVA 5 Access
Qualified annuities	$1,000	$2,000	$2,000
Nonqualified annuities	$2,000	$10,000	$10,000

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Minimum additional purchase payments*
$50
Maximum total purchase payments** (without our approval) based on your age on the effective date of the payment:
For the first year and total: through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0

For each subsequent year: through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.
**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
Additional purchase payment restrictions for contracts with the SecureSource 3 rider
The rider prohibits additional purchase payments if:
(1)	You decline any increase to the annual rider fee, or
(2)	the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current age band.
Additional purchase payment restrictions for contracts with the Accumulation Protector Benefit rider
Additional purchase payments for contracts with the Accumulation Protector Benefit rider are not allowed during the Waiting Period except for the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
For contracts with SecureSource 3 and Accumulation Protector Benefit riders, subject to state restrictions, we reserve the right to change these purchase payment limitations, including making further restrictions, upon prior written notice.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help you set up a bank authorization.
Limitations on Use of Contracts
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized (converted to a stream of monthly payments). If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. You will no longer have access to your contract value. This means that the death benefit and any

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optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the contract’s effective date; and no later than
•	the owner’s 95th birthday or the tenth contract anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable state law and tax laws.
If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B — Life Income with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, we will continue to make payments until 10 years of payments have been made (see “The Annuity Payout Period – Annuity Payout Plans”).
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your annuitization start date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take partial surrenders to meet your required minimum distributions.
Please see “SecureSource 3 — Other Provisions” section regarding options under this rider at the annuitization start date.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
If you select SecureSource 3 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.
We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.
If you take a full surrender of your contract, we will deduct the charge at the time of surrender regardless of the contract value. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit).
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.
The mortality and expense risk fee you pay is based on the product you choose, the death benefit guarantee in effect and the surrender charge schedule that applies to your contract and contract year of your contract.
RAVA 5 Advantage with ten-year surrender charge schedule	Mortality and expense risk fee
Standard Death Benefit	0.95%

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RAVA 5 Advantage with ten-year surrender charge schedule	Mortality and expense risk fee
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
5% Accumulation Death Benefit	1.35
Enhanced Death Benefit	1.40

RAVA 5 Advantage with seven-year surrender charge	Mortality and expense risk fee
Standard Death Benefit	1.05%
ROPP Death Benefit(1)	1.40
MAV Death Benefit	1.30
5-year MAV Death Benefit	1.15
5% Accumulation Death Benefit	1.45
Enhanced Death Benefit	1.50

RAVA 5 Select	Mortality and expense risk fee
Standard Death Benefit	1.30%
ROPP Death Benefit(1)	1.65
MAV Death Benefit	1.55
5-year MAV Death Benefit	1.40
5% Accumulation Death Benefit	1.70
Enhanced Death Benefit	1.75

RAVA 5 Access	Mortality and expense risk fee
Standard Death Benefit	1.45%
ROPP Death Benefit(1)	1.80
MAV Death Benefit	1.70
5-year MAV Death Benefit	1.55
5% Accumulation Death Benefit	1.85
Enhanced Death Benefit	1.90
(1)	Only available for purchase as an optional rider for ages 80 or older on the rider effective date.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the contract administrative charge (except for contracts with contract value of $50,000 or more, where we reserve the right to charge a contract administrative change up to $20 after the first contract anniversary) and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge for RAVA 5 Advantage or RAVA 5 Select, discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract before the annuitization start date, we may deduct a surrender charge. For RAVA 5 Advantage, a surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your

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application for the contract. For RAVA 5 Select, a surrender charge applies if you surrender all or part of your contract value in the first four contract years. There is no surrender charge for RAVA 5 Access. The surrender charge percentages that apply to you are shown in your contract.
If you are buying a new contract as an inherited IRA, please consider carefully your surrender charge selection. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution.
You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA). The FA varies depending on whether your contract includes the SecureSource 3 rider. Contract earnings are defined as contract value (the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs), less purchase payments not previously surrendered, but not less than zero.
Contract without SecureSource 3 rider
The FA is the greater of:
•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or
•	current contract earnings.
During the first contract year, the FA is the greater of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or
•	current contract earnings.
Contract with SecureSource 3 rider
The FA is the greatest of:
•	10% of the contract value on the prior contract anniversary less any prior surrenders taken in the current contract year;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
During the first contract year, the FA is the greatest of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.
Surrender charge under RAVA 5 Advantage:
A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:
1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis.
2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.
3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.

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Surrender charge under RAVA 5 Select:
A surrender charge will apply if you surrender some or all of your contract value during the first four contract years. The surrender charge amount is determined by multiplying purchase payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage.
1.	First we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA.
2.	Next, if necessary, we surrender purchase payments. We do assess a surrender charge on these payments during the first four contract years.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
Surrender charge under RAVA 5 Access:
There is no surrender charge if you surrender all or part of your contract.
Partial surrenders:
For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.
For an example, see Appendix C.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders each year that represent the total free amount for that year;
•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution;
•	amounts applied to an annuity payment plan (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.)
•	surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law. Waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;
•	amounts we refund to you during the free look period; and
•	death benefits.
Contingent events
•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.
•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years, with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.
Liquidation charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% if the assumed investment return is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan on a fixed basis and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.

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A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.
Optional Living Benefit Charges
SecureSource 3 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource 3 – Single Life rider, 1.20%
•	SecureSource 3 – Joint Life rider, 1.30%
The charge is calculated by multiplying the annual rider fee by the greater of the benefit base (BB) (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum BB of $10,000,000. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum BB.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value.
Once you elect the SecureSource 3 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 3 rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The SecureSource 3 – Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource 3 – Joint Life rider fee will not exceed a maximum of 2.25%.

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The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the credit base (CB) will be permanently reset to zero, and
(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
Accumulation Protector Benefit Rider Charge
We deduct an annual charge for this optional feature only if you select it. Accumulation Protector Benefit rider is available for contract applications signed on or after July 30, 2012. The initial annual rider fee is 1.30%*. The charge is calculated by multiplying the annual rider fee by the greater of your contract value or the Minimum Contract Accumulation Value (as defined in the “Optional Living Benefits — Accumulation Protector Benefit Rider” section) on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the Waiting Period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the Accumulation Protector Benefit rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option. The Accumulation Protector Benefit rider fee will not exceed a maximum of 2.00%.
We will not change the Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date unless:
(a)	you choose the annual elective step-up or elective spousal continuation step-up after we have exercised our rights to increase the rider fee; or
(b)	you change your investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each investment option.
If you choose the elective step-up, the elective spousal continuation step-up, or change your investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step-up or change your investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.
The fee does not apply after the Benefit Date or after the annuitization start date.
*Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests are shown in the table below.
Elective step up date:	Maximum annual rider fee	Current annual rider fee
Prior to 10/18/2014	2.00%	1.30%
10/18/2014 – 6/30/2016	2.00%	1.00%
07/01/2016 – 10/15/ 2018	2.00%	1.30%

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Elective step up date:	Maximum annual rider fee	Current annual rider fee
10/16/2018 – 12/29/2019	2.00%	1.00%
12/30/2019 – 07/20/2020	2.00%	1.15%
07/21/2020 and later	2.00%	2.00%
Optional Death Benefit Charges
Benefit Protector Rider Charge
We deduct a charge for this optional feature only if you select it. The annual rider fee is 0.25%. The charge is calculated by multiplying the annual rider fee by your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations when necessary.
If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.
Benefit Protector Plus Rider Charge
We deduct a charge for this optional feature only if you select it. The annual rider fee is 0.40%. The charge is calculated by multiplying the annual rider fee by your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value We will modify this prorated approach to comply with state regulations when necessary. If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.
Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus the prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit; or
–	Benefit Protector Plus Death Benefit.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);

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•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus any prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Benefit Protector Plus Death Benefit;
–	SecureSource 3 rider; or
–	Accumulation Protector Benefit rider.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of a prorated portion of:
•	the contract administrative charge; and
•	the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Benefit Protector Plus Death Benefit;
–	SecureSource 3 rider; or
–	Accumulation Protector Benefit rider.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or

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•	mortality and expense risk fees.
Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).
For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up automated transfers to or from the GPAs or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$100	$20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
The Income GuideSM Program
Income Guide is an optional service we currently offer without charge. It does not change or otherwise modify any of the other benefits, features, charges, or terms and conditions associated with your annuity contract. The purpose of the program is to provide reporting and monitoring of withdrawals you take from your annuity. The reporting and monitoring is designed to provide you information that may assist you in considering whether to adapt your withdrawals over time.
For the purpose of Income Guide program, the term “systematic withdrawals” is the same as “automated systematic surrenders”.

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The assumptions we used in the program are not customized or individualized to your circumstances. Program participants and their unique individual circumstances will vary from the program assumptions, creating differing results. The simulations we used in connection with the program do not include any contract or underlying fund charge assumptions other than a mortality and expense risk charge of 1.0%. Your contract value may be depleted prior to the end of the program. If you follow the program and make downward adjustments to your withdrawals to remain in the “On Track” status, the amount of your withdrawal can significantly decline over time.
Income Guide is a withdrawal monitoring service. The program establishes what we call a “Prudent Income Amount” which is based on your contract value, age, and the other program assumptions described below. We calculate the Prudent Income Amount daily using the following factors:
(1)	the age of the participant, (the age of the younger participant under the Joint Option);
(2)	the contract value;
(3)	Prudent Income Percentages.
The current Prudent Income Amount is determined by multiplying the current contract value by the current Prudent Income Percentage. The Prudent Income Amount is a hypothetical withdrawal amount with a minimum 90% probability that if taken and no withdrawal adjustments are made, withdrawals at that amount would not deplete the contract value prior to age 95 (age 100 for joint), or 8 years if longer. Please refer to the Prudent Income Amount section below for details on the assumptions we used to create the Prudent Income Percentages and the operation of the Prudent Income Amount.
Income Guide compares the annual total of the monthly systematic withdrawals you have elected to the current Prudent Income Amount we have calculated to determine your current status in the program. The current status provides you information on the current sustainability of your rate of withdrawal by comparing it to the Prudent Income Amount.
The program allows you to elect to have withdrawal income monitored based on one person (the “Single Option”) or two persons (the “Joint Option”). We refer to each person covered under Income Guide as a participant. Income Guide is most effective when you use it in consultation with your financial advisor.
Income Guide is not a guaranteed income option and it is not backed by our general account. If you need income guaranteed for life or another specified period of time, you should not rely on using Income Guide. For guaranteed income options, consider a guaranteed lifetime withdrawal benefit such as our SecureSource 3 rider, annuitization options, or other annuity contracts that provide guaranteed lifetime income riders or benefits.
Any withdrawals you make from your contract may result in surrender charges, taxes and tax penalties. In addition, withdrawals may result in a proportional reduction to the standard death benefit and any optional death benefit you have elected.
As part of the Income Guide program, we provide you with information regarding your withdrawal amount, but we do not determine whether to make adjustments to your withdrawal amount or investment allocation.  You need to decide what changes or adjustments may be right for you, or whether to seek the assistance of a financial advisor in making any decisions, based on the information provided and your given needs and circumstances.
Program Availability
Income Guide is only available if the servicing broker-dealer on your contract is Ameriprise Financial Services, LLC (“AFS”) which is our affiliate and we only currently offer variable annuity contracts through AFS. We may modify or end the availability of Income Guide at any time in our sole discretion. We will notify you 30 days in advance of any changes to Income Guide or if we end the program. Advance notice will not be given for any changes we decide to make to the Prudent Income Percentages.
Income Guide is not available if your contract has  a SecureSource 3 or Accumulation Protector Benefit riders.
In addition, in order to enroll in Income Guide, the following eligibility requirements must be met.
(1)	One of the Income Guide participants must be an owner or annuitant under the contract.
(2)	Your contract cannot be a beneficially owned IRA.
(3)	You cannot be withdrawing substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(4)	If you have a systematic withdrawal program established, you may not elect to set your withdrawal amount net of surrender charges or market value adjustment and the frequency of withdrawal must be set at monthly. You cannot have more than one systematic withdrawal program established at the same time.
(5)	Your contract cannot have any active or deemed loans on it.
(6)	Your contract must have an Ameriprise advisor registered with AFS assigned as the agent of record on your contract.

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(7)	All participants covered by the program must be at least age 50 and no older than age 85.
These eligibility requirements apply to any post-enrollment changes you may elect to make, such as changing or adding participants.
Advance notice will not be given for the events listed below that automatically terminate Income Guide.
(1)	You modify your systematic withdrawal program to a frequency other than monthly or you have more than one systematic withdrawal program in effect.
(2)	You take a loan on the contract.
(3)	On any contract anniversary where the participant (for joint, youngest participant) attained the maximum age of 95 in the preceding contract year.
(4)	The death benefit under the contract becomes payable.
(5)	You elect a systematic withdrawal program to take substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(6)	AFS is no longer the servicing broker-dealer on your contract.
(7)	Your contract terminates for any reason, including full surrender, the contract value reaches zero, or when you annuitize your entire contract (this does not apply to partial annuitizations which are permitted while you participate in Income Guide).
In the event of a change in ownership, systematic withdrawals are suspended, but you would continue to be enrolled in the Income Guide.
Enrolling in the Income Guide Program
You may elect to enroll in the Income Guide program at any time as long as we continue to offer it and you meet the eligibility requirements of participation. At the time of your enrollment, you will be required to complete an Income Guide Enrollment Form or verbally acknowledge your understanding of the program if we permit enrollment via telephone. In connection with enrollment, you will be asked whether you want the Single Option or Joint Option. You also will be required to provide the birthdate and sex of each participant covered under Income Guide. We use the age provided at enrollment to calculate the Prudent Income Amount.
If you are funding your contract through multiple sources that would involve making more than one initial purchase payment, you should consider waiting to enroll in Income Guide until your contract is fully funded. A large purchase payment not taken into account will result in a lower initial Prudent Income Amount being calculated. If your systematic withdrawal amount is based on all intended payments, then the amount you are withdrawing will be higher than the Prudent Income Amount that is calculated before we receive all intended purchase payments which may affect your Income Guide status.
After enrolling, we will permit you to modify the selected option (Single Option or Joint Option) or to change the participants. Any changes are subject to the conditions stated in the Program Availability section above.
Withdrawal Monitoring and Reporting
Income Guide is designed to assist you and your financial advisor in managing the withdrawal of money out of your annuity contract to provide income. To aid in managing your withdrawals, we currently provide periodic reports to you and your financial advisor. This includes a detailed annual report we provide on each contract anniversary and a brief summary on the consolidated statements you receive either monthly or quarterly from AFS. These reports include an Income Guide status based on the Prudent Income Amount calculated on the date we produce the report. The reporting and the status are designed to provide you information regarding the current sustainability of your current withdrawal amount by comparing it to the current Prudent Income Amount. We provide no other reporting, so you should review your consolidated statement and annual report to see if your status under the program has changed. You also can review your current daily status by logging into your account on amperiprise.com. We reserve the right to modify the reporting we provide under the program at any time and in our sole discretion.
The table below summarizes the definitions of each status under the program.
Income Guide Status Definitions
Attention Needed	Caution	On Track	More Available
Prudent Income Amount is more than 20% below your current annual withdrawal amount	Prudent Income Amount is from 10.1% to 20% below your current annual withdrawal amount	Prudent Income Amount is from 10% below up to 24.9% above your current annual withdrawal amount	Prudent Income Amount is more than 25% or more above your current annual withdrawal amount

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We use descriptive terminology to describe each status. When you are in the On Track status we may refer to your withdrawal rate as “currently sustainable.” When you are in the Caution status, we refer to your withdrawal rate as “near a point where it may not be sustainable.” When you are in the Attention Needed status, we refer to your withdrawal rate as “may not be sustainable.” Finally, if your current withdrawal amount places you in the “More Available” status, we refer to you as having “more options available” because the Prudent Income Amount is at least 25% higher than your current withdrawal amount. These statuses, including the accompanying explanations, are merely descriptive and do not represent a specific level of actual sustainability or probability of your contract value not being depleted. Please note if you are in the “More Available” status and you utilize contract value for other purposes it may create adverse consequences in the future, including increasing the possibility and extent of future status changes and the possibility of running out of money prior to the end of the program.
The following Income Guide statuses are used in our periodic reporting.
Income Guide Status	What the Status Means
Attention Needed	Based on your contract value, it is projected that your withdrawal amount may not be sustainable.
Caution	Based on your contract value, it is projected that your withdrawal amount is near a point where it may not be sustainable.
On Track	Based on your contract value, it is projected that your withdrawal amount is currently sustainable. Please note that the minimum 90% probability assumed in the program only applies to the Prudent Income Amount and not to the “On Track” status which includes a range above and below the current Prudent Income Amount.
More Available	Based on your contract value and withdrawal amount, it is projected there are more options available.
These statuses are not designed to be, nor should they be construed as, investment advice. They are based on a comparison of your current annual withdrawal amount versus the current Prudent Income Amount. They also can aid you in tracking how close your current rate of withdrawal is to the Prudent Income Amount. In the end, your unique financial situation and the advice of your financial advisor should be utilized in assessing your Income Guide status and your utilization of the program as a whole. Please note, the longer you are in the Attention Needed status without adjusting withdrawals the greater the likelihood that you will deplete your contract value.
If you enroll in Income Guide without electing a systematic withdrawal, then no status will be reported, but you will be provided the Prudent Income Amount.
If you completely suspend your withdrawals, we will also no longer report a status. This, however, does not mean that subsequently restarting withdrawals will result in a sustainable rate of withdrawal. When you restart your withdrawals, a current Prudent Income Amount will be compared to your current withdrawal amount to determine a current status. Also, remember that a change in ownership will automatically suspend systematic withdrawals.
Income Guide does not take into account your unique financial situation, including how you allocate your contract value to available investment options and the allocation of your contract value to equities or bonds. Your investment returns, including the deduction of any fund fees and expenses, will differ from program assumptions. In addition, the fees and charges we assumed in calculating values under the program will differ from the actual fees and charges on your contract. This is due in part to the fact that we did not assume certain charges, including the contract administrative charge and optional benefit charges.
The methods, assumptions and simulations we used to develop the Prudent Income Percentages may not be appropriate or correct for a given contract owner. Individual results can vary widely and will impact the frequency of status changes and how often you may want to make adjustments to your withdrawals. You must decide whether to modify withdrawals or take any other action with respect to your contract based on the status we report, and whether to consult with your financial advisor.
The Prudent Income Amount
We use your current age, contract value, and Prudent Income Percentage to calculate your current Prudent Income Amount. We may modify these factors used to calculate your Prudent Income Amount at any time and in our sole discretion. We, RiverSource Life Insurance Company, solely determined what assumptions to use in deriving the Prudent Income Amount
Since the Prudent Income Amount is calculated daily and fluctuates based on age and current contract value, the program does not guarantee or result in a steady stream of income or provide any type of guaranteed cash value or guaranteed benefit.

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The Prudent Income Percentages are derived from a series of random simulations based on the following assumptions:
•	an investment allocation of 50% in equities and 50% in bonds;
•	average annual returns, after the deduction of all fund fees and expenses, of 9.0% on the equity allocation and 4.0% on the bond allocation that grades upward to 6.0% over a ten year period;
•	average portfolio volatility of 9.0%;
•	a 1.0% average annual mortality and expense risk fee being assessed; and
•	taking level withdrawals each month.
The average annual return assumptions of 9.0% for the equity allocation and the 4.0% - 6.0% for the bond allocation are net return assumptions. This means these return assumptions would be after the deduction of all underlying fund fees and expenses. Contract charges other than the 1.0% mortality and expense risk fee, if they apply to you, were not included in the assumptions. This includes the contract administrative charge, surrender charges, and charges associated with optional benefits available under the contract. The “Charges” section of the prospectus provides additional details on the amount and applicability of these charges.
Since these assumptions are not customized to you, your circumstances will differ and the minimum 90% probability of withdrawals lasting for the duration of the program without the need to make any adjustments to the amount of withdrawals may be higher or lower than the probability used in developing the Prudent Income Percentages.
Your results under the program will vary. In general, if you have lower returns, higher volatility, higher fees, or you make additional withdrawals, then the probability of your withdrawal amount being sustainable will be lower than assumed under the program. In contrast, if you have higher returns, lower volatility, lower fees, or make additional purchase payments, then the probability of your withdrawal amount being sustainable will generally be higher than assumed under the program. In addition, if you experience long-term periods where your contract value is continually declining due to deviations from the assumptions mentioned above, you will need to repeatedly decrease the amount of your withdrawal to stay in the “On Track” status. Also, while unlikely, your contract value may be depleted before age 95 even if you follow the program.
It is important to remember that only the age of the participant and the contract value are specific to your contract. All of the factors used in determining the Prudent Income Percentages are general and not individualized or otherwise customized to you, your contract allocation, or any other circumstances specific to you.
The following factors related to your contract experience will impact your Income Guide status and the probability of withdrawals (without adjusting under the program) lasting for the duration of the program:
(1)	the fees, average annual total returns and volatility of the underlying funds you have elected;
(2)	the specific fees of your contract;
(3)	additional purchase payments to the contract;
(4)	withdrawals in addition to the monthly systematic withdrawal;
(5)	partial annuitizations; or
(6)	your actual life expectancy or retirement horizon.
The assumptions were utilized to run a series of random simulations. These simulations were used to establish the Prudent Income Percentages which are based on a level amount of income (without adjusting under the program) that provides a minimum 90% or greater probability of contract value lasting to age 95 (age 100 for joint), or for 8 years, whichever is longer. As with any simulation, your actual experience will be different and our methodology could have an error.
The Prudent Income Percentages change over time based on age. The table below shows the current Prudent Income Percentages utilized. In the case of the Joint Option, the youngest participant’s age is used to determine the Prudent Income Percentages.
Prudent Income Percentages
Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
50	3.0%	2.5%	66	4.6%	4.1%	81	6.3%	5.8%
51	3.1%	2.6%	67	4.7%	4.2%	82	6.6%	6.1%
52	3.2%	2.7%	68	4.8%	4.3%	83	6.9%	6.4%
53	3.3%	2.8%	69	4.9%	4.4%	84	7.2%	6.7%
54	3.4%	2.9%	70	5.0%	4.5%	85	7.5%	7.0%
55	3.5%	3.0%	71	5.1%	4.6%	86	8.0%	7.5%
56	3.6%	3.1%	72	5.2%	4.7%	87	8.5%	8.0%

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Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
57	3.7%	3.2%	73	5.3%	4.8%	88	9.0%	8.5%
58	3.8%	3.3%	74	5.4%	4.9%	89	9.5%	9.0%
59	3.9%	3.4%	75	5.5%	5.0%	90	10.0%	9.5%
60	4.0%	3.5%	76	5.6%	5.1%	91	10.5%	10.0%
61	4.1%	3.6%	77	5.7%	5.2%	92	11.0%	10.5%
62	4.2%	3.7%	78	5.8%	5.3%	93	11.5%	11.0%
63	4.3%	3.8%	79	5.9%	5.4%	94	12.0%	11.5%
64	4.4%	3.9%	80	6.0%	5.5%	95	12.5%	12.0%
65	4.5%	4.0%
The Prudent Income Percentage is multiplied by the contract value to determine the current Prudent Income Amount. The Prudent Income Amount will change over time due to changes in the contract value and the age of the participants covered under the program.
Although the Prudent Income Percentage increases with age, the Prudent Income Amount may not increase over time because a decreasing contract value can more than offset any increase in the Prudent Income Percentage. An increase in the Prudent Income Percentage does not protect against inflation.
Refer to “Example of a Prudent Income Amount Calculation” below to see how the Prudent Income Percentage is used to create a Prudent Income Amount.
By increasing with age, the Prudent Income Percentages result in less contract value being required to be in the “On Track” status. As a result, the Prudent Income Amount is not designed to preserve the level of your contract value. Following the monitoring program, however, including making adjustments to your rate of withdrawal over the life of the program, will increase the likelihood that your contract value will not be exhausted prior to the end of the program.
The assumptions used in determining values under Income Guide including investment and performance, are not tied in any way to your allocation of contract value and its performance. Your actual contract results can vary significantly from the performance we assumed in calculating the Prudent Income Amount.
The Prudent Income Amount is not a guarantee of present or future income and is not intended, nor should it be construed as, any form of investment advice.
If your contract is funding an employer sponsored plan such as a retirement plan established under Section 403(b) or 401(a) of the Code, your ability to begin a systematic withdrawal or to change one may be subject to plan sponsor approval. To determine whether there are any plan based restrictions on Income Guide, contact your plan sponsor.
Example of a Prudent Income Amount Calculation
Below is an example of how Income Guide calculates the Prudent Income Amount and assigns the status of the sustainability of your withdrawals.
At the time of enrollment, assume the following:
(1)	you have elected the Single Option;
(2)	you are age 65;
(3)	your monthly systematic withdrawal amount is $350.00 ($4,200.00 annually); and
(4)	your contract value is $100,000.00.
Using these assumptions when you enroll, to calculate the Prudent Income Amount, the contract value is multiplied by the Prudent Income Percentage, which is 4.5%.
$100,000.00 x 4.5% = $4,500.00
In this case, the Prudent Income Amount is about 7.1% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume six months after enrollment, you are still age 65 and your contract value is now $95,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$95,000.00 x 4.5% = $4,275.00
In this case, the Prudent Income Amount is about 1.8% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume one year after enrollment, you are now age 66 and your contract value is now $82,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.

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$82,000.00 x 4.6% = $3,772.00
In this case, the Prudent Income Amount is about 10.2% below your annual withdrawal amount. This results in being assigned a status of “Caution.”
Potential Benefits of the Income Guide Program
Income Guide can aid you in creating a non-guaranteed stream of income through systematic withdrawals from your contract. This can be beneficial if your need for income is flexible and does not require the guarantees associated with either a guaranteed minimum withdrawal benefit rider or exercising your option to annuitize. Withdrawals in connection with Income Guide may be subject to surrender charges, taxes and tax penalties. In contrast, payments under a guaranteed minimum withdrawal benefit rider or annuitization are not subject to surrender charges. In addition, if you use Income Guide and you have a non-qualified contract you are not receiving any potential benefits of the exclusion ratio associated with annuitization. The exclusion ratio allows you to spread the cost basis of your contract value over time, generally resulting in payments being partially income tax-free while the exclusion ratio is in effect. In contrast, Income Guide systematically withdraws contract value and for non-qualified contracts this results in taxable earnings being considered to be withdrawn first. A financial advisor can help you understand each of the income options available to you.
In cases where your Income Guide status becomes “More Available” there may be opportunities to increase your withdrawal rate, lock-in guaranteed income through partial annuitization, or use a portion of your contract value for other purposes. In consultation with your financial advisor, you can determine whether one or more of these options are right for you. Please keep in mind increases in the amount you withdraw may be subject to additional surrender charges, taxes and tax penalties. In addition, withdrawals will reduce your contract value and will proportionally reduce your standard death benefit and any optional death benefit you have elected. Increases in withdrawals can also have adverse future consequences, including increasing the possibility of future status changes and the possibility of running out of money prior to the end of the program.
Potential Risks of the Income Guide Program
Income Guide, including the Prudent Income Amount, is not a guarantee of income. If your annuity contract value is depleted your contract and any benefits associated with it, including Income Guide, will end without value.
In instances where your contract enters the “Attention Needed” status, even if you take steps to address the status such as lowering withdrawals from your contract, it is possible depending on continued performance of your contract that you could re-enter or remain in the status for an extended period of time. If you do not adjust your withdrawals when you are in the “Attention Needed” status, it could substantially increase the likelihood your contact value will be depleted, especially if you remain in this status for an extended period of time without making any adjustments.
Income Guide does not provide any additional waiver of any applicable surrender charge. This means in cases where your contract is subject to a surrender charge, any amounts withdrawn in excess of the free amount will be assessed a surrender charge, including any instance where you are withdrawing at a level equal to the Prudent Income Amount. For additional information on surrender charges, refer to the “Surrender Charge” subsection of the “Charges” section of this prospectus.
If your contract is issued on a qualified basis, you are subject to certain required minimum distribution rules for federal tax purposes. These rules may require you to take withdrawals out of your annuity that exceed the Prudent Income Amount. If this occurs, taking the required withdrawals may increase the likelihood that you will deplete your annuity contract over time.
If your relationship with your advisor ends, you will no longer receive assistance using the Income Guide service. If your contract continues to be serviced by AFS, but you have ended your relationship with the financial advisor with whom you set up Income Guide, Income Guide will continue, and you should request AFS assign you another advisor to assist you with maximizing the effectiveness of Income Guide. We cannot guarantee that AFS will assign you an advisor that will assist you with Income Guide.
If you rely on Income Guide for managing your income needs and the service terminates, either because we choose to no longer offer it or a circumstance arises where automatic termination occurs, you may be in a position where you cannot find a means to manage or monitor your income going forward. Remember, in any instance where AFS is no longer the servicing broker-dealer of record for your contract, Income Guide will automatically terminate.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders, unless noted otherwise. For transfer rights involving investment options under optional living benefit riders, please see “Investment Allocation Restrictions for Living Benefit Riders” section.

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You may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account, to another subaccount before the annuitization start date. For RAVA 5 Advantage and RAVA 5 Select contracts, certain restrictions apply to transfers involving the GPAs and the regular fixed account.You may not transfer contract value to the Special DCA fixed account. You may not transfer contract value from the Special DCA fixed account except as part of automated monthly transfers.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.
We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
For information on transfers after annuity payouts begin, see “Transfer policies” below.

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Transfer policies
For RAVA 5 Advantage and RAVA 5 Select
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.
•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. Currently, you may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts, or for the SecureSource 3 rider or APB rider, to the selected Portfolio Stabilizer fund(s). (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.
For RAVA 5 Access
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs at any time.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts or the GPAs into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts or if you have a living benefit rider, to the Portfolio Stabilizer funds. (See “Special DCA Fixed Account.”) After the annuitization start date, you may not make transfers to or from the GPAs, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing

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policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund,

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and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers among your subaccounts, GPAs or regular fixed account (if available) or automated partial surrenders from the GPAs, regular fixed account (if available), Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers from the regular fixed account are limited to 30% of the regular fixed account value at the beginning of the contract year or $10,000, whichever is greater.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.

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•	If you have a SecureSource 3 rider or APB rider, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (see "Special DCA Fixed Account" and "Investment Allocation Restrictions for Living Benefit Riders").
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If you have a SecureSource 3 rider, you may set up automated partial surrenders up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the regular fixed account)

3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000
We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.
Surrenders
You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.

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We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply. (see “Taxes”) You cannot make surrenders after the annuitization start date except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected  a SecureSource 3 rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider will be reduced (see “Optional Benefits — Optional Living Benefits”). Any partial surrender request that exceeds the amount allowed under the SecureSource 3 riders will impact the guarantees provided and will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts, GPAs, the Special DCA fixed account and/or the regular fixed account, in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. The minimum contract value after partial surrender is $500.
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.
We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.

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This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
TSA — Special Provisions
Participants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.
The Code imposes certain restrictions on your right to receive early distributions from a TSA:
•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–	you are at least age 59½;
–	you are disabled as defined in the Code;
–	you severed employment with the employer who purchased the contract;
–	the distribution is because of your death;
–	the distribution is due to plan termination; or
–	you are a qualifying military reservist.
•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
•	If the contract has a loan provision, the right to receive a loan is described in detail in your contract. Loans will not be available if you have the SecureSource 3 rider, APB rider, Benefit Protector Death Benefit rider, or Benefit Protector Plus Death Benefit rider.
Changing the Annuitant
If you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership. Joint annuitants are not allowed for contracts with a SecureSource

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series Single Life rider. For contracts issued in California, if you have  a SecureSource series rider, you may not change the annuitant while this rider is in force (Joint Life: unless a Covered Spouse becomes the owner and annuitant under the spousal continuation provision).
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. We will honor any change of ownership request received in good order that we believe is authentic, and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)
If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.
Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. Our current administrative process requires only the new owner to meet the age limitations. We can stop this administrative process at any time.
The death benefit may change due to a change of ownership.
•	The Benefit Protector Plus rider will terminate upon transfer of ownership of the annuity contract.
•	If you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits — Benefit Protector Death Benefit Rider”).
•	If you elected the ROPP Death Benefit and if any owner is older than age 79 immediately following the ownership change, the ROPP Death Benefit will continue. If all owners are age 79 or younger, the ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
•	If you elected the 5-Year MAV Death Benefit and if any owner is older than age 75 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 75 or younger, the 5-Year MAV Death Benefit will continue.
•	If you elected the MAV Death Benefit, the 5% Accumulation Death Benefit or the EDB and if any owner is older than age 79 immediately following the ownership change, these riders will terminate and the Standard Death Benefit will apply. If all owners are age 79 or younger, the MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue.
•	The ROPP Death Benefit, MAV Death Benefit, 5-Year MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”).
•	If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
For the SecureSource 3 — Single Life rider, an ownership change that would result in a different covered person will terminate the rider, subject to state restrictions. For California residents, an ownership change will not terminate the rider and will not change the covered person under the rider. Effective May 1, 2016, you cannot add a joint owner or a joint annuitant. Exception: Ownership changes are not limited for contracts issued in California.
The SecureSource 3 — Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. For California residents, transfer of the ownership of the annuity contract is not limited to the covered spouses; however, the rider will not terminate and the covered spouses under the rider will not change. For Florida residents, transfer of the ownership of the annuity contract is allowed only between covered spouses or their revocable trust(s); no other ownership changes are allowed. If ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses.

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The ownership change for the Accumulation Protector Benefit rider is subject to our approval (if allowed by the state). (See “Optional Benefits.”)
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with the contract value greater than zero. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 79 or younger on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of:
•	the contract value after any rider charges have been deducted;
•	the Return of Purchase Payments (ROPP) value; or
•	the Full Surrender Value.
If you are age 80 or older on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of contract value after any rider charges have been deducted or the Full Surrender Value.
Here are some terms that are used to describe the Standard Death Benefit and optional death benefits:
ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
Adjusted partial surrenders	=	PS × DB
CV

PS	=	amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROPP value, MAV value or 5-year MAV value on the date of (but prior to) the partial surrender.
CV	=	the contract value on the date of (but prior to) the partial surrender.
If you take a partial surrender, the applicable ROPP, MAV, or 5-year MAV value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV value is reduced by an amount that is more than the dollar amount withdrawn.
Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.
Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:
•	any surrender charge,
•	pro rata rider charges,
•	the contract charge, and
plus:
•	any positive or negative market value adjustment.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid, but with no reduction for rider charges on riders that remain in force and without regard to the Full Surrender Value.
After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP Death Benefit, we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less. If the prior owner was not eligible for the ROPP Death Benefit, but the new owner is eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.
Example of standard death benefit calculation when you are age 79 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000

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•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:	$20,000
Total purchase payments minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =	–1,667
$18,000
for a standard death benefit of:	$18,333
since this is greater than your contract value of $16,500
Note, in this case we assume there is not an allocation to a GPA. As a result, there is no possibility of a positive MVA adjustment which could make the Full Surrender Value greater than the contract value component of the death benefit calculation. This is why the example above does not include the Full Surrender Value.
If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death.
When paying multiple beneficiaries, we will process the death claim of each beneficiary on the valuation date when a beneficiary provides us with complete death claim requirements.  We will determine a beneficiary's proceeds using the accumulation unit value we calculate on that valuation date. The remaining contract value remains invested as was specified at time of death. We pay interest, if any, at a rate no less than required by law. We will mail payment to a beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
Spousal continuation: If your spouse is sole primary beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.
For RAVA5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole primary beneficiary, your spouse may either elect to treat the contract as his/her own (spousal continuation), so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. For RAVA 5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset

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(see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the SecureSource 3 rider will terminate.
If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for his or her share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the spouse beneficiary is the greater of the contract value after any rider charges have been deducted and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-spouse beneficiary: If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan, the payouts to your beneficiary may continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.
If You Die After the Annuitization Start Date
If you die after the annuitization start date, the amount payable, if any, will depend on the annuity payment plan then in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Death of the owner: If the owner is the annuitant and dies after the annuitization start date, payments cease for lifetime only payment plans. Payments continue to the owner’s beneficiaries for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If the owner is not the annuitant and dies after the annuitization start date, payments continue to the beneficiaries according to the payment plan in effect.
Death of the annuitant or of a beneficiary receiving payments under an annuity payment plan: If the owner is not the annuitant and the annuitant dies after the annuitization start date, payments cease for lifetime payment plans. Payments continue to the owner for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If a beneficiary elects an annuity payment plan as provided under the payment options provision above and dies after payments begin, payments continue to beneficiaries named by the deceased beneficiary as provided under the change of beneficiary provision for the remainder of any guarantee period. (See “Annuity Payout Plans”)
In any event, amounts remaining payable must be paid at least as rapidly as payments were being made at the time of such death.

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How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
In addition to the Standard Death Benefit, we also offer the following optional death benefits:
•	ROPP Death Benefit;
•	MAV Death Benefit;
•	5-Year MAV Death Benefit;
•	5% Accumulation Death Benefit;
•	Enhanced Death Benefit;
•	Benefit Protector Death Benefit; and
•	Benefit Protector Plus Death Benefit.
The optional death benefits listed above must be elected at the time you purchase your contract. If it is available in your state and if you are age 75 or younger at contract issue, you can elect any one of the above optional death benefits other than the ROPP death benefit; the MAV, 5% Accumulation and Enhanced are available if you are 79 or younger; you may elect the ROPP Death Benefit if you are age 80 or older. (ROPP is included in the Standard Death Benefit if you are 79 or younger at contract issue.)
Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.
The death benefit determines the mortality and risk expense fee that is assessed against the subaccounts. We will base the benefit paid on the death benefit coverage in effect on the date of your death.
If available in your state and you are age 80 or older at contract issue, you may select the ROPP death benefit described below at the time you purchase your contract. Be sure to discuss with your financial advisor whether or not this death benefit is appropriate for your situation.

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Return of Purchase Payments (ROPP) Death Benefit
The ROPP Death Benefit will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:
1.	the contract value after any rider charges have been deducted,
2.	the ROPP Value, or
3.	the Full Surrender Value.
For a spouse who continues the contract and is age 80 or older, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for the spouse who continues the contract, if any owner is age 80 or older we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.
If all owners are age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
If available in your state and you are age 75 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. If available in your state and you are between ages 76-79 at contract issue, you may only select the MAV Death Benefit, 5% Accumulation Death Benefit or Enhanced Death Benefit. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your financial advisor whether or not these death benefits are appropriate for your situation.
Maximum Anniversary Value (MAV) Death Benefit
The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the MAV; or
4.	the Full Surrender Value.
The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 80 or older when the contract is continued, the MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the MAV on that date, but prior to the reset.
If any owner is age 80 or older at the time of the covered life change, the MAV death benefit will terminate and the Standard Death Benefit will apply.
5-Year Maximum Anniversary Value (5-Year MAV) Death Benefit
The 5-year MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the 5-year MAV; or
4.	the Full Surrender Value.

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The 5-year MAV equals the ROPP value prior to the fifth contract anniversary. Every fifth contract anniversary prior to the earlier of your 81st birthday or your death, we compare the 5-year MAV to the current contract value and we reset the 5-Year MAV to the higher amount. The 5-year MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 75 or younger and continues the contract, we reset the 5-Year MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 76 or older when the contract was continued, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 75 or younger, we reset the 5-Year MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the 5-Year MAV on that date, but prior to the reset.
If any owner is age 76 or older at the time of the covered life change, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
5% Accumulation Death Benefit
The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value as described above;
3.	the 5% accumulation death benefit floor; or
4.	the Full Surrender Value as described above.
The key terms and provisions of the 5% Accumulation Death Benefit are:
5% Accumulation Death Benefit Floor: is equal to the sum of:
1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and
2.	the variable account floor.
Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.
–	PAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Protected Accounts.
–	EAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Excluded Accounts.
Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.
Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.
Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment allocated to the Excluded Accounts.
Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:
1.	When an additional purchase payment is made;
(A)	any payment you allocate to the Protected Accounts are added to PAB and to variable account floor, and
(B)	any payment you allocate to the excluded accounts are added to EAB.
2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.

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The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:
a × b	where:
C

a	=	the amount the contract value in the Excluded Accounts is reduced by the net transfer
b	=	EAB on the date of (but prior to) the transfer
c	=	the contract value in the Excluded Accounts on the date of (but prior to) the transfer.
3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.
4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.
The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:
a × b	where:
C

a	=	the amount the contract value in the Protected Accounts is reduced by the net transfer
b	=	the applicable PAB or variable account floor on the date of (but prior to) the transfer
c	=	the contract value in the Protected Accounts on the date of (but prior to) the transfer.
The amount we subtract from PAB is added to EAB.
5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.
6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).
7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change.
Variable account floor and PAB are reset to the lesser of A or B where:
A	=	the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and
B	=	Variable account floor on that date (but prior to the reset).
EAB is reset to the lesser of A or B where:
A	=	the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and
B	=	EAB on that date (but prior to the reset).
8.	On a contract anniversary when variable account floor is greater than zero:
(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.
(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.
(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.
For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.
For a spouse who is age 79 or younger and continues the contract, the 5% Accumulation Death Benefit will continue and the values may be reset as described above. If your spouse is age 80 or older when the contract is continued, the 5% Accumulation Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, the 5% Accumulation Death Benefit will continue and the values may be reset as described above. If any owner is age 80 or older at the time of the covered life change, the 5% Accumulation death benefit will terminate and the Standard Death Benefit will apply.

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Enhanced Death Benefit
The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	contract value after any rider charges have been deducted;
2.	the ROPP value as described above;
3.	the MAV as described above;
4.	the 5% accumulation death benefit floor; or
5.	the Full Surrender Value.
For a spouse who is age 79 or younger and continues the contract, the Enhanced Death Benefit will continue and the values may be reset as described above. If your spouse is age 80 or older when the contract is continued, the Enhanced Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, the Enhanced Death Benefit will continue and the values may be reset as described above. If any owner is age 80 or older at the time of the covered life change, the Enhanced Death Benefit will terminate and the Standard Death Benefit will apply.
For an example of how each death benefit is calculated, see Appendix D.
Benefit Protector Death Benefit
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.
If this rider is available in your state and you are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.
The Benefit Protector provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the applicable death benefit, plus:
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
If there has been a covered life change, remaining purchase payments is set as the contract value on the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.
Earnings at death: Earnings at death is equal to the death benefit that is otherwise payable (without this rider), less remaining purchase payments. We set maximum earnings at death of 250% of purchase payments not previously withdrawn that are one or more years old.  Earnings at death cannot be less than zero.
Terminating the Benefit Protector
•	You may terminate the rider within 30 days after the first rider anniversary.
•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.
•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.
•	You may terminate the rider within 30 days following the effective date of an ownership change if you are age 75 or younger.
•	The rider will terminate for a spousal continuation or ownership change if the spouse or any owner is age 76 or older at the time of the change.

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•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.
•	The rider will terminate when beneficiary elects an alternative payment plan which is an inherited IRA.
If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. Your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.
After a covered life change other than a spouse that continues the contract, all owners will be subject to all of the limitations and restrictions of the rider just as if they were purchasing a new contract; and the age of all owners at the time of the change will be used to determine the earnings at death percentage going forward. If any owner does not qualify for the rider on the basis of age, we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age, we will substitute the contract value on the date of the ownership change for remaining purchase payments used in calculating earnings at death.
For an example, please see Appendix D.
Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.
If this rider is available in your state and you are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, the transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.
The Benefit Protector Plus provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the benefits payable under the Benefit Protector described above, plus:
•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

Rider year when death occurs:	Percentage if you are under age 70 on the rider effective date	Percentage if you are 70 or older on the rider effective date
One and Two	0%	0%
Three and Four	10%	3.75%
Five or more	20%	7.5%
Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:
•	the applicable death benefit plus:

Rider year when death occurs	If you are under age 70 on the rider effective date, add…	If you are age 70 or older on the rider effective date, add…
One	Zero	Zero
Two	40% × earnings at death (see above)	15% × earnings at death

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Rider year when death occurs	If you are under age 70 on the rider effective date, add…	If you are age 70 or older on the rider effective date, add…
Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)
Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)
*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.
Terminating the Benefit Protector Plus
•	You may terminate the rider within 30 days of the first rider anniversary.
•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.
•	The rider will terminate if there is a covered life change.
•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.
If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid without regard to the Full Surrender Value. We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).
For an example, see Appendix D.
Optional Living Benefits
SecureSource 3 Rider
The SecureSource 3 rider is an optional benefit that you can elect at time of application for an additional charge. The SecureSource 3 rider may not be purchased with the optional Accumulation Protector Benefit rider. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Lifetime payments will be made by us in the event your contract value is depleted. If you die before the contract value is depleted, you will not receive any monetary value from the rider. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains. The contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If the contract value is reduced to zero as a result of market performance, fees or charges, or a withdrawal that is less than or equal to the Remaining Annual Lifetime Payment, then the owner will receive the Annual Lifetime Payment as described in the “Other provisions – Rules for Surrender”.
The SecureSource 3 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 3 rider may be not appropriate for you if:
•	you anticipate the need for early or Excess Withdrawals; or
•	you want to invest in funds other than the Portfolio Stabilizer funds.
The SecureSource 3 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The lifetime benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. Each contract year, whether or not the Income Bonus is included, the Lifetime Payment Percentage is determined when the first withdrawal is taken, and the lifetime benefit amount is fixed for the remainder of that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).

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Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by Annual Step-Ups, through withdrawals and/or payments by us over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if an Annual Credit is available or your contract value has increased above the guaranteed amount on a rider anniversary. The Principal Back Guarantee can also be increased if your contract value has increased above the guaranteed amount on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the lifetime benefit is available.
Each year, your lifetime benefit may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base (WAB), the Income Bonus will not be available. (see WAB described below).
Availability
There are two SecureSource 3 riders available under your contract:
•	SecureSource 3 - Single Life
•	SecureSource 3 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 3 — Single Life rider covers one person. The SecureSource 3 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 3 — Single Life rider or the SecureSource 3 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
The SecureSource 3 rider is an optional benefit that you may select for an additional annual charge if:
•
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
The SecureSource 3 riders are not available under an inherited qualified annuity.
The SecureSource 3 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
Key Terms
The key terms associated with the SecureSource 3 rider are:
Age Bands: Each Age Band is associated with a Lifetime Payment Percentage. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first Age Band for the annual lifetime payment to be established. After the Annual Lifetime Payment is established, in addition to your age, other factors determine when you move to a higher Age Band.
Annual Credit, Credit Period: an amount that can be added to the Benefit Base on rider anniversaries during a Credit Period, subject to limitations. If the covered person (Joint Life: younger covered spouse) is age 56 and older, Annual Credit rates are 6% for each of the 10 years. Otherwise, the credit rates are 6% for 9 years and then 5.9% in year 10. Credit Period is a 10 year period that starts on the rider effective date and will restart (1) on a rider anniversary whenever there is an increase of the Benefit Base due to an Annual Step-Up or (2) Joint Life only: on the following rider anniversary in the event of a step-up of the Benefit Base under the spousal continuation provision. The rider anniversary after the number of contract years shown is the last day of a Credit Period (see the “Rider Anniversary Processing” provision below). Investment performance and Excess Withdrawals may reduce or eliminate the benefit of any Annual Credits. Annual Credits may result in higher rider charges that may exceed the benefit from the Annual Credits.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the covered person (Joint Life: the younger covered spouse) has reached age 50. The annual withdrawal amount guaranteed by the rider can vary each contract year.

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Annual Step-Up: an increase in the Benefit Base and/or the Principal Back Guarantee, that is available on each rider anniversary if your contract value increases above guaranteed amounts, subject to certain conditions. If the Benefit Base increases due to an Annual Step-Up, a Credit Period will restart and if you are eligible for a higher Age Band, the Lifetime Payment Percentage can increase.
Benefit Base (BB): used to determine the Annual Lifetime Payment and the annual rider charge. The BB is separate from your contract value and cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Credit Base (CB): used to determine the Annual Credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.
Credit Period: starts on the rider effective date and will restart (1) on a rider anniversary whenever there is an increase of the Benefit Base due to an Annual Step-Up or (2) Joint Life only: on the following rider anniversary in the event of a step-up of the Benefit Base under the spousal continuation provision. The Credit Period is 10 years.
Excess Withdrawal: (1) a withdrawal taken before the Annual Lifetime Payment is established, or (2) a withdrawal that is greater than the Remaining Annual Lifetime Payment.
Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the Annual Lifetime Payment is established or if a withdrawal exceeds the Remaining Annual Lifetime Payment.
Income Bonus: may be added to the Minimum Lifetime Payment Percentage as described in the “Lifetime Payment Percentage” provision below.
Lifetime Payment Percentage: used to calculate your Annual Lifetime Payment. The percentage used can vary as described in the Lifetime Payment Percentage provision below.
Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by Annual Step-Ups, as long as there is no Excess Withdrawal or benefit reset.
Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the Annual Lifetime Payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.
Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge.
Withdrawal Adjustment Base (WAB): one of the components used to determine whether or not Income Bonus will be included the Lifetime Payment Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.
Important SecureSource 3 Rider Considerations
You should consider whether a SecureSource 3 rider is appropriate for you taking into account the following considerations:
You will begin paying the SecureSource 3 rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:
Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).
•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider, because the timing of your first withdrawal is an important decision. Once you take your first withdrawal, your initial Minimum Lifetime Payment Percentage will be determined. If a withdrawal is taken during the Credit Period, no credit will be available on the next contract anniversary. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available an Excess Withdrawal), the guaranteed amounts under the rider will be reduced.

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•	Investment Allocation Restriction: You must invest in approved investment options, which currently are Portfolio Stabilizer funds. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Living Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the SecureSource 3 rider.
•	Income Guide Program Restriction: Income Guide program is not available to contracts with the SecureSource 3 rider.
•	Non-Cancelable: Once elected, the SecureSource 3 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).
Dissolution of marriage does not terminate the SecureSource 3 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource 3 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.
You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource 3 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining Annual Lifetime Payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the Remaining Annual Lifetime Payment is subject to the Excess Withdrawal Processing described below.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). While the rider permits certain Excess Withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Treatment of non-spousal distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider.

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Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, a SecureSource 3 rider may be of limited value to you.
Lifetime Benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses’ lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. When the ALP is established, the first withdrawal taken in each contract year will set and fix the Lifetime Payment Percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Annual Lifetime Payment.
The Minimum Lifetime Payment Percentage and the Income Bonus for each Age Band are listed in the table below:
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus
50-58	3%	2.75%	0.5%
59-64	4%	3.75%	0.5%
65-79	5%	4.75%	0.5%
80+	6%	5.75%	0.5%
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the ALP is established: The Age Band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).

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•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person’s new attained age (Joint Life: younger Covered Spouse’s attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the covered spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger covered spouse’s attained age.
Income Bonus: The Income Bonus may provide additional income under the rider. Availability of the Income Bonus is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base (WAB). If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the 1% Income Bonus when calculating the ALP (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
After the ALP is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the 1% Income Bonus, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 3 Rider”.
However, at the earliest of (1), (2) or (3) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the BB multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero, or
(3)	on the date of death when a death benefit is payable.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus if more favorable to you.
Determination of Adjustments of Benefit Values: Your lifetime benefit values are determined at the following times and are subject to a maximum amount of $10 million each:
1.	At rider effective date
The WAB, CB, BB and PBG are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The BB, WAB and PBG will be increased by the amount of each additional purchase payment.
If the CB is greater than zero, the CB will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the CB is greater than zero, Annual Credits will not be added to the BB on the following rider anniversary.
The WAB, BB, CB and PBG can be adjusted, but they will not be less than zero.

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(A)	The WAB will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the WAB on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the ALP is not established, Excess Withdrawal Processing will occur as follows.
The BB and CB will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the CB or BB (as applicable) for the WAB. The PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” substituting the PBG for the WAB.
(C)	If the ALP is established and the withdrawal is less than or equal to the RALP, the BB and CB do not change and the PBG is reduced by the amount of the withdrawal.
(D)	If the ALP is established and the withdrawal is greater than the RALP, Excess Withdrawal Processing will occur, and the BB and CB will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB or CB (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
The PBG will be reduced by the greater of (1) the amount of the withdrawal or (2) the RALP plus the excess withdrawal processing amount calculated above, substituting the following for “e” in the formula: the PBG on the date of (but prior to) the withdrawal minus the RALP.
Rider Anniversary Processing: The following describes how the WAB, BB, CB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the CB 180 days following the rider effective date multiplied by 6% for the first rider anniversary.
The BB and WAB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB 180 days following the rider effective date increased by the annual credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The annual credit equals the CB as of the prior rider anniversary multiplied by the 6% annual credit percentage.
The BB will be set to the greater of:
(i)	the current BB, or
(ii)	the BB on the prior rider anniversary increased by the annual credit and any additional purchase payments since the prior rider anniversary.
The WAB will be set as follows:
(A)	if no withdrawals have been taken, the WAB will be set to the BB determined above, or
(B)	if any withdrawals have been taken, the WAB will be set to the amount as calculated below:

a × b	where:
c

a	=	the WAB on the rider anniversary (but prior to rider anniversary processing)
b	=	the BB determined above
c	=	the BB on the rider anniversary (but prior to rider anniversary processing)

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If the CB is greater than zero, the CB will be reset to zero on the last rider anniversary of a Credit Period after any adjustment to the WAB and BB, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the BB.
The CB will be permanently reset to zero on the later of: (A) the owner’s 95th birthday or (B) the 10th rider anniversary.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any annual credit is added. If an annual step-up is executed, the PBG, BB and Lifetime Payment Percentage will be adjusted as follows: The PBG will be increased to the contract value, if greater. The BB (after any Annual Credit is added) will be increased to the contract value, if greater. The CB will be increased to the contract value and the Credit Period will restart, if there is an increase to BB due to an Annual Step-Up. If the covered person’s attained age (Joint Life: younger covered spouse’s attained age) on the rider anniversary is in a higher Age Band and (1) there is an increase to BB due to an Annual Step-Up or (2) the BB is at the maximum of $10,000,000 so there was no Annual Step-Up of the BB, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals.
•	The WAB on rider anniversaries: If you did not decline an increase to the annual rider fee, the WAB (after any Annual Credit is added) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 3 — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 3 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value, unless you specify otherwise.
If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).

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In either case above:
–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
–	We will no longer accept additional purchase payments.
–	No more charges will be collected for the rider.
–	The current ALP is fixed for as long as payments are made.
–	The death benefit becomes the remaining schedule of Annual Lifetime Payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
–	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, this rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The Lifetime Benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the Principal Back Guarantee available under this rider, if the PBG is greater than zero, or
•	continue the contract and the SecureSource 3 – Joint Life rider under the spousal continuation option.
For single and joint life, the beneficiary may elect the Principal Back Guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG.
2.	If the ALP is not established, the BB on the date of death multiplied by the Lifetime Payment Percentage used for the youngest age in the first Age Band will be paid annually until total payments to the beneficiary are equal to the PBG.
In either of the above cases:
•	The Lifetime Payment Percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the covered person remains the same and the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Effective May 1, 2016, you cannot add a joint owner or a joint annuitant. Exception: Ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving covered spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the covered spouses under the rider will not change even if there is an ownership change.

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Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource 3 rider (see “The Annuitization Start Date”). If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 3 rider is not available.
Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the Annual Lifetime Payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the Principal Back Guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the Annual Lifetime Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 3 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last covered spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 3 rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Accumulation Protector Benefit Rider
The Accumulation Protector Benefit rider is an optional benefit that you may select at contract issue for an additional charge. The Accumulation Protector Benefit rider specifies a Waiting Period that ends on the Benefit Date. The Waiting Period is 10 years. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the Benefit Date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that Benefit Date. On the Benefit Date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the Waiting Period and before the Benefit Date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the Benefit Date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.
The Accumulation Protector Benefit rider is only available to those age 80 or younger at contract issue. If elected, the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the

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Accumulation Protector Benefit rider will be assessed annually during the Waiting Period. The rider ends when the Waiting Period expires, no further benefit will be payable, and no further charges for the rider will be deducted. After the Waiting Period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource 3 riders.
You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:
•	You must invest in approved investment options. Current approved investment options are Portfolio Stabilizer funds. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Living Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the Accumulation Protector Benefit rider. In addition, the Income Guide program will not be available to you (See “Making the Most of Your Contract — The Income Guide Program). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. Any substitution of funds may be subject to the SEC or state insurance departments approval (see “Substitution of Investments”);
•	You may not make additional purchase payments to your contract during the Waiting Period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply. (see “Additional Purchase Payments with Elective Step-Up” below) In addition, we reserve the right to change these additional purchase payment limits, including making further restrictions, upon written notice;
•	If you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	If you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the Waiting Period under the rider, in order to receive the benefit, if any, provided by the rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider fee to increase (see “Waiting Period” below).
Be sure to discuss with your financial advisor whether an Accumulation Protector Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the Waiting Period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the Benefit Date if the contract value is less than the MCAV on the Benefit Date.
Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received. It is reduced by any adjustments for partial surrenders made during the Waiting Period.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.

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Waiting Period: The Waiting Period for the rider is 10 years. We reserve the right to restart the Waiting Period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee. Waiting Period will restart upon elective step-ups and spousal continuation step-ups.
Automatic Step-Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	90% of the contract value on the contract anniversary (after charges are deducted); or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The automatic step-up of the MCAV does not restart the Waiting Period or increase the fee (although the total charge for the rider may increase).
Elective Step-Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the Benefit Date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value (after charges are deducted) on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.
We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”) and the revised fee would apply to your rider if you exercise the annual elective step-up. Elective step-ups will also result in a restart of the Waiting Period as of the most recent contract anniversary.
The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The elective step-up option is not available for inherited IRAs or if the Benefit Date would be after the annuitization start date. (see “The Annuitization Star Date” section for annuitization start date options)
Additional Purchase Payments with Annual Elective Step-Ups
If your MCAV is increased as a result of Elective Step-Up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the fee for the Accumulation Protector Benefit rider, you will pay the fee that is in effect on the valuation date we receive their written request to step-up. In addition, the Waiting Period will restart as of the most recent contract anniversary.
Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.
Terminating the Rider
The rider will terminate under the following conditions:
The rider will terminate before the Benefit Date without paying a benefit on the date:
•	you take a full surrender;
•	on the annuitization start date;
•	the contract terminates as a result of the death benefit being paid; or
•	when a beneficiary elects an alternative payment plan which is an inherited IRA.
The rider will terminate on the Benefit Date.
For an example, see Appendix E.

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Investment Allocation Restrictions for Certain Benefit Riders
If you elect SecureSource 3 rider or Accumulation Protector Benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds (the Funds) under the terms of the rider. We require investment in the Funds in order to reduce our financial risk and expense in offering guaranteed living benefits. The Funds are available to all contract owners, regardless of whether a living benefit rider has been elected. Currently we offer nine Funds and the number of available Funds may be reduced to one.
We reserve the right to add, remove or substitute Funds at any time and in our sole discretion. We also reserve the right, upon notification to you, to close or restrict any Funds. Any change will apply to current allocations and or to future purchase payments and transfers. If we remove, restrict or substitute any Funds, transfers made to reallocate purchase payments or contract value will not count toward your annual transfer limitations (if any). We will obtain any necessary regulatory approvals and provide you with any required notice prior to any substitution. (See the “Substitution of Investments” section in this prospectus).
The Funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2) (1),(2)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2) (1),(2)
3. Variable Portfolio – Managed Volatility Growth Fund (Class 2)(2)
4. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (2),(3)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)(3)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)(3)
(1) Available on or after Sept. 18, 2017.
(2) Not available for contracts with the Accumulation Protector Benefit rider.
(3) Available on or after Nov. 14, 2016.
Each Fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility.
Investing in the Funds. Currently, you can invest in five or nine Funds, depending on the living benefit rider you own. You are responsible for determining which Funds are best for you. Your financial advisor can help you determine which investment options most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the Funds you select or have selected are appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of specific investment options, or your decision to change to different investment options.
If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), we will make monthly transfers in accordance with your instructions from the Special DCA fixed account into the investment options you have chosen.
If you elect a SecureSource series rideror Accumulation Protector Benefit rider, you may change your investment option allocations up to four times per contract year by written request on an authorized form or by another method agreed to by us. You may also set up asset rebalancing and change your percentage allocations, but those changes will count towards this four times per contract year limit. Please consider requesting changes carefully, because we may charge you a higher fee for your rider. (See “Charges — Optional Living Benefit Charges”) We also reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract — Transferring Among Accounts — Market Timing”) and the number of investment options from which you can select.
Risks. It is important to remember that the Funds are managed volatility funds and employ a strategy designed to reduce overall volatility and downside risk. If a strategy is successful it may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, if a strategy is successful it may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the Funds’ strategies will be

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successful. In addition, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
Before you select SecureSource 3 rider or Accumulation Protector Benefit rider, you and your financial advisor should carefully evaluate whether the Funds meet your investment objectives and risk tolerance, taking into consideration the potential positive or negative impact that Funds’ strategy may have on your contract value and the benefits under your rider. Because you can terminate SecureSource 3 rider or Accumulation Protector Benefit rider only under certain circumstances once you have selected it, you must terminate your contract by requesting a full surrender if you later decide that you do not want to invest in the Funds. Surrender charges and tax penalties may apply. Therefore, you should not select SecureSource 3 rider or Accumulation Protector Benefit rider if you do not intend to continue investing in the Fund(s) while the rider is in force.
For additional information about the Funds’ investment strategies, risks and conflicts, see the Funds’ prospectuses as well as “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon annuitzation but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts” and “Taxes — Qualified Annuities — Annuity payouts.”
If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant's age and, in most cases, sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts on the annuitization start date.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month based on the performance of the funds. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the annuitant’s age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of annuity payout rates.)
Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity Table based on an assumed 3.5% investment return for the 5% Table A in the contract. The assumed investment return affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity

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payouts will increase if the investment return is above the assumed investment return and payouts will decrease if the return is below the assumed investment return. Using the 5% assumed interest return results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date:
•	Plan A: Life annuity — no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period in the event if the annuitant dies before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.
•	Plan C: Life annuity — installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E: Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that the annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and any premium tax paid) in the event of the annuitant’s death, term certain installment plans with varying durations, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payments. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payments may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
For qualified and nonqualified contracts with the SecureSource 3 rider, if your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in

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Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. We may also pay the present remaining value of any payment if the monthly payment is less than $20. The present value will be calculated on the same mortality and interest rate basis used in Table B in the contract If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee.
You must select a payout plan as of the annuitization start date set forth in your contract.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)
Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.

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Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.
Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under

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which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.
Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.

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If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial

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surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.
If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;

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•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
New contracts are not currently being offered.
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.
•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, 7.50% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.

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Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and
•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.

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We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).

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Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendix A: The Funds
may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.

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Investing In	Investment Objective and Policies	Investment Adviser
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC, subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

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Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 7% if you elected RAVA 5 Advantage with the ten-year surrender charge schedule, 6% if you elected RAVA 5 Advantage with the seven-year surrender charge schedule and 4% if you elected RAVA 5 Select. We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Example — Surrender Charges
We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account, the Special DCA fixed account. If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.
The examples below show how the surrender charge for a full and partial surrender is calculated. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00
	PPF (but not less than zero):	0.00	4,200.00

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			Contract with Gain	Contract with Loss
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	3,500.00	3,206.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(3,500.00)	(3,206.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$56,450.00	$36,734.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
Contract value just prior to surrender:		$60,000.00	$40,000.00
Contract value on prior anniversary:		58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00

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			Contract with Gain	Contract with Loss
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,376.34	16,062.31
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,376.34	16,062.31
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,376.34	19,375.80
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,376.34	19,375.80
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	376.34	1,062.31
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,376.34	16,062.31
		Surrender charge:	(376.34)	(1,062.31)
		Net partial surrender proceeds:	$15,000.00	$15,000.00
Full surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to surrender:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

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			Contract with Gain	Contract with Loss
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	2,000.00	1,832.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(2,000.00)	(1,832.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$57,950.00	$38,118.00
Partial surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.

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We will look at two situations, one where the contract has a gain and another where there is a loss:

			Contract with Gain	Contract with Loss
Contract value just prior to surrender:			$60,000.00	$40,000.00
Contract value on prior anniversary:			58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,208.33	15,582.48
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,208.33	15,582.48
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,208.33	18,761.94
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,208.33	18,761.94
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,208.33	14,561.94
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	208.33	582.48
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,208.33	15,582.48
		Surrender charge:	(208.33)	(582.48)
		Net partial surrender proceeds:	$15,000.00	$15,000.00

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Appendix D: Example — Optional Death Benefits
The purpose of this appendix is to illustrate the operation of various optional death benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
The examples of the optional death benefits in appendix include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional death benefits operate, and do not take into account whether a particular optional death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — ROPP Death Benefit
Assumptions:
•	You purchase the contract with a payment of $20,000; and
•	on the first contract anniversary you make an additional purchase payment of $5,000; and
•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and
•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 =	–1,704.54
$22,000
for a death benefit of:	$23,295.45
The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45
Example — MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the first contract anniversary the contract value grows to $26,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value of $20,500.

We calculate the MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000

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for a death benefit of:	$24,227.27
The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27
Example — 5-Year MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the fifth contract anniversary the contract value grows to $26,000.
•	During the sixth contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value at $20,500.

We calculate the 5-Year MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The 5-Year MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000
	for a death benefit of:	$24,227.27
The 5-Year MAV Death Benefit, calculated as the greatest of these three values, which is the 5-Year MAV:		$24,227.27
Example — Enhanced Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and
•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and
•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1.	Contract value at death:	$22,800.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The MAV on the anniversary immediately preceding the date of death:
	The MAV on the immediately preceding anniversary:	$25,000.00
	plus purchase payments made since that anniversary:	+0.00
	minus adjusted partial surrenders made since that anniversary, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300

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	for a MAV Death Benefit of:	$23,456.79
4.	The 5% accumulation death benefit floor:
	The variable account floor on the first contract anniversary calculated as: 1.05 × $20,000 =	$21,000.00
	plus amounts allocated to the subaccounts since that anniversary:	+0.00
	minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
	$1,500 × $21,000 =	–1,657.89
	$19,000
	variable account floor benefit:	$19,342.11
	plus the regular fixed account value:	+5,300.00
	5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11
Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:		$24,642.11
Example — 5% Accumulation Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and
•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and
•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1.	Contract value at death:	$22,800.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The 5% accumulation death benefit floor:
	The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
	plus amounts allocated to the subaccounts since that anniversary:	+0.00
	minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
	$1,500 × $21,000 =	–1,657.89
	$19,000
	variable account floor benefit:	$19,342.11
	plus the regular fixed account value:	+5,300.00
	5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11
The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:		$24,642.11
Example — Benefit Protector
Assumptions:
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

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•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector which equals 40% of earnings at death (MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 X $110,000)	=	$57,619
	$105,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector which equals 40% of earnings at death (the standard death benefit amount minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$308,700

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Example — Benefit Protector Plus
Assumptions:
•	You purchase the contract with an exchange purchase payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector Plus.
•	During the first contract year the contract value grows to $105,000. The death benefit on equals the standard death benefit amount, which is the contract value, or $104,000. You have not reached the first contract anniversary so neither the Benefit Protector Plus Part I nor Part II provides any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus Part II does not provide any additional benefit at this time. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector Plus Part I which equals 40% of earnings at death (the MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector Plus Part I (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
plus the Benefit Protector Plus Part II which in the third contract year equals 10% of exchange purchase payments identified at issue and not previously surrendered:
0.10 × $100,000 =	+10,000
Total death benefit of:	$124,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value.
Altogether, we will surrender $50,000 and pay you $47,235. We calculate remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

	MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 × $110,000) =	$57,619
	$105,000
	plus the Benefit Protector Plus Part I (40% of earnings at death):
	0.40 × ($57,619 – $55,000) =	+1,048
	plus the Benefit Protector Plus Part II which in the third contract year
	equals 10% of exchange purchase payments identified at issue and not previously surrendered:
	0.10 × $55,000 =	+5,500
	Total death benefit of:	$64,167
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $64,167. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector Plus Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the Benefit Protector Plus Part II which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000

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Total death benefit of:	$266,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on either the Benefit Protector Plus Part I or Benefit Protector Plus Part II. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector Plus Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the Benefit Protector Plus Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$316,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector Plus Part I changes but the value of the Benefit Protector Plus Part II remains constant. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector Plus Part I which equals 40% of earnings at death (the MAV death benefit minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
plus the Benefit Protector Plus Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$319,700

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Appendix E: Example — Optional Living Benefits
The purpose of this appendix is to illustrate the operation of various optional living benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
These examples are intended to show how the optional riders operate, and do not take into account whether a particular optional rider is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — SecureSource 3 Riders
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	CB	BB	WAB	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percentage
At Issue	100,000	NA	100,000	100,000	100,000	100,000	0.0%	100,000	4,500	4,500	4.50%
1	—	—	98,000	100,000	106,000	106,000	7.5%	100,000	4,770	4,770	4.50%
2	—	—	105,000	100,000	112,000	112,000	6.3%	105,000	5,040	5,040	4.50%
3	—	—	120,000	120,000 (1)	120,000	120,000	0.0%	120,000	5,400	5,400	4.50%
3.5	—	5,400	114,600	120,000	120,000	114,600	0.0%	114,600	5,400	—	4.50%
4	—	—	115,000	120,000	120,000 (2)	115,000	0.0%	115,000	5,400	5,400	4.50%
5	—	—	110,000	120,000	127,200	121,900	9.8%	115,000	5,724	5,724	4.50%
6	—	—	140,000	140,000	140,000	140,000	0.0%	140,000	7,700	7,700	5.50% (3)
7	—	—	120,000	140,000	148,400	148,400	19.1%	140,000	8,162	8,162	5.50%
7.5	—	10,000	110,000	137,699	145,961 (4)	136,033	19.1%	129,671	8,028	—	5.50%
8	—	—	105,000	137,699	145,961	136,033	22.8%	129,671	7,298	7,298	5.00% (5)
9	—	—	116,000	137,699	154,223	143,733	19.3%	129,671	8,482	8,482	5.50%
(1)	Since the contract value was greater than the BB (after it was increased by the Annual Credit), the CB is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(2)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The $10,000 withdrawal is greater than the $8,162 RALP allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in “Lifetime Benefit Description — Determination of Adjustment of Benefit Values”.
(5)	The Lifetime Payment Percentage does not include the 0.50% Income Bonus when the Benefit Determining Percentage is 20% or more.
Example — Accumulation Protector Benefit
The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option.

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End of Contract Year	Partial Surrender (beginning of year)	MCAV Adjustment for Partial Surrender	MCAV	Accumulation Benefit Amount	Hypothetical Assumed Contract Value
1	0	0	100,000	0	110,000
2	0	0	115,200	0	128,000
3	0	0	121,500	0	135,000
4	0	0	121,500	0	118,000
5	0	0	121,500	0	100,000
6	2,000	2,430	119,070	0	122,000
7	0	0	126,000	0	140,000
8	0	0	126,000	0	130,000
9	5,000	4,846	121,154	0	110,000
10	0	0	121,154	16,154	105,000

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Appendix F: Additional Required Minimum Distribution (RMD) Disclosure
This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource 3 rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.
For contract holders subject to annual RMD rules under the Section 401(a)(9) of the Code, amounts you withdraw from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
(1)	Each calendar year, if your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the ALP.
•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the value of ALP.
•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource 3 rider.
The ALERMDA is:
(1)	determined by us each calendar year;
(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;
(3)	based on the value of this contract alone on the date it is determined;
(4)	based on recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;
2.	Roth IRAs under Section 408A of the Code;
3.	SIMPLE IRAs under Section 408(p) of the Code;
4.	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code;
5.	Custodial and investment only plans under section 401(a) of the Code;
6.	TSAs under Section 403(b) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your SecureSource 3 rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RALP amount and may result in the reduction of your ALP as described under the excess withdrawal provision of the rider.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years.
Please consult your tax advisor about the impact of these rules prior to purchasing the SecureSource 3 rider.

102    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Appendix G: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.95% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,278	3,267	1,985	1,825	1,643	1,676	1,226	791	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16	$1.21
Accumulation unit value at end of period	$5.34	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,180	6,613	5,624	4,590	3,072	2,941	1,377	589	267	93

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,001	10,883	11,708	13,653	13,785	12,552	10,397	3,655	—	—

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42	$1.42
Accumulation unit value at end of period	$3.22	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	15,482	16,561	18,256	20,496	22,042	23,479	26,320	29,234	31,529	36,454

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.71	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	18,398	18,379	19,527	20,271	19,437	19,317	15,638	11,699	3,226	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18	$1.16
Accumulation unit value at end of period	$2.79	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	55,169	52,172	50,535	51,410	47,474	37,714	33,526	33,040	33,359	39,535

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,241	2,883	2,926	2,321	1,718	1,625	587	150	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.55	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,653	16,017	16,602	17,049	14,367	9,669	5,364	2,048	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26	$1.21
Accumulation unit value at end of period	$3.69	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,909	4,163	3,504	2,796	2,539	2,275	1,150	553	251	40

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14	$1.21
Accumulation unit value at end of period	$2.43	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,792	9,923	8,812	8,410	7,265	5,599	4,707	3,248	1,392	844

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,740	4,583	4,429	4,150	2,851	2,505	2,761	1,137	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95	$1.22
Accumulation unit value at end of period	$1.93	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	14,110	12,868	12,286	9,779	5,901	5,314	5,297	3,910	1,839	1,102

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08	$1.04
Accumulation unit value at end of period	$1.04	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,606	3,693	3,604	3,467	3,187	2,791	2,668	2,699	2,020	1,190

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    103

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.94	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	41,345	19,585	23,211	9,397	9,951	6,571	5,034	5,954	1,172	825

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13	$1.08
Accumulation unit value at end of period	$1.83	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	11,533	11,087	11,600	11,719	9,952	8,478	6,903	4,568	2,838	1,107

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13	$1.07
Accumulation unit value at end of period	$1.77	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	5,792	6,333	6,544	6,347	6,040	14,061	15,213	15,891	1,475	587

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07	$1.02
Accumulation unit value at end of period	$1.44	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	19,902	16,207	12,314	12,012	9,706	7,288	5,718	5,271	6,013	3,544

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16	$1.21
Accumulation unit value at end of period	$4.63	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,276	6,082	5,803	4,866	4,306	3,556	1,650	1,074	553	92

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91	$0.91
Accumulation unit value at end of period	$2.90	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	61,708	61,001	54,565	48,132	42,843	40,321	37,322	38,404	40,265	46,053

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.20	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19,603	13,422	12,393	9,957	8,639	4,608	3,837	2,142	1,603	889

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,486	4,907	4,086	4,794	5,110	3,685	1,824	428	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07	$1.27
Accumulation unit value at end of period	$3.48	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,513	3,093	2,784	2,228	1,875	1,603	682	384	92	91

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03	$1.19
Accumulation unit value at end of period	$1.76	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	7,021	5,765	5,332	5,023	4,155	3,028	1,445	889	446	166

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17	$1.20
Accumulation unit value at end of period	$3.15	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	4,454	4,605	4,415	3,070	2,409	1,990	1,473	533	91	52

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14	$1.26
Accumulation unit value at end of period	$2.85	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,545	4,286	4,070	3,662	3,283	2,637	2,007	1,383	354	215

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15	$1.27
Accumulation unit value at end of period	$2.68	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,022	1,791	1,945	1,625	1,524	1,310	964	564	193	81

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.33	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	22,559	20,576	16,609	15,211	10,308	6,562	4,404	3,947	3,269	1,394

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00	$1.00
Accumulation unit value at end of period	$1.17	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	5,563	3,890	3,382	3,466	3,503	2,879	2,039	1,116	1,594	1,177

104    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.33	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,453	5,661	3,657	3,618	3,321	2,338	2,028	1,882	1,851	479

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11	$1.02
Accumulation unit value at end of period	$1.40	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	5,950	5,017	4,610	3,836	2,688	1,994	1,633	1,568	1,542	739

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07	$1.20
Accumulation unit value at end of period	$1.85	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5,332	5,255	4,946	5,029	4,541	3,923	2,953	2,042	906	442

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,229	7,652	6,698	4,862	1,660	931	646	90	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19	$1.21
Accumulation unit value at end of period	$4.69	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,073	3,785	3,496	2,839	1,651	853	660	432	162	101

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22	$1.23
Accumulation unit value at end of period	$4.58	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	1,517	1,354	1,344	1,100	1,022	761	406	298	177	51

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14	$1.16
Accumulation unit value at end of period	$2.88	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,211	8,520	7,357	6,873	4,997	3,384	2,363	1,292	425	287

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20	$1.24
Accumulation unit value at end of period	$5.70	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	2,211	1,750	1,440	1,068	1,056	1,232	860	771	700	442

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20	$1.17
Accumulation unit value at end of period	$2.49	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	4,169	3,615	3,132	2,268	1,596	1,375	1,418	1,032	618	230

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.24	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	7,668	3,939	2,628	2,428	2,176	1,011	575	549	756	268

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14	$1.23
Accumulation unit value at end of period	$3.20	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	6,153	5,975	5,746	4,921	3,322	1,963	1,157	857	588	340

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20,552	10,306	9,648	6,939	5,700	2,506	1,014	613	308	172

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20	$1.19
Accumulation unit value at end of period	$3.81	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	3,014	3,037	2,949	2,817	2,339	2,001	1,080	663	328	156

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4,157	4,619	4,853	6,013	6,466	7,133	7,736	6,629	2,284	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02	$1.06
Accumulation unit value at end of period	$3.33	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	45,857	48,944	50,290	52,141	55,327	63,576	70,307	76,647	84,137	102,175

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    105

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17	$2.46
Accumulation unit value at end of period	$5.39	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	18,480	20,850	22,801	24,758	27,539	31,976	37,014	43,257	50,560	63,182

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,605	43,673	35,920	30,762	19,832	14,724	10,509	2,729	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,910	13,784	12,559	12,704	11,610	11,688	12,796	4,629	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29	$1.31
Accumulation unit value at end of period	$2.35	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	8,428	9,951	10,663	12,378	13,740	15,352	17,372	20,113	22,778	27,767

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40	$2.52
Accumulation unit value at end of period	$5.52	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40
Number of accumulation units outstanding at end of period (000 omitted)	6,614	7,253	7,430	7,861	8,759	9,355	11,090	12,772	14,443	18,246

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,229	2,877	2,517	1,992	1,788	1,401	382	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35	$1.49
Accumulation unit value at end of period	$3.97	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	11,741	12,511	12,618	12,158	11,402	12,573	12,255	13,330	14,055	16,697

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40	$1.41
Accumulation unit value at end of period	$1.78	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	30,222	34,746	39,910	48,596	56,033	71,089	87,326	106,841	136,644	159,925

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36	$1.41
Accumulation unit value at end of period	$3.92	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	8,633	8,376	8,961	8,737	8,661	9,200	8,752	8,651	8,534	9,937

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,481	9,564	9,892	10,957	10,172	8,537	7,340	4,139	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,463	3,665	3,818	5,182	7,482	8,642	5,339	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,740	17,349	9,865	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	16,524	14,892	16,421	16,815	12,008	5,319	1,772	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.35	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	4,965	5,029	5,388	5,586	6,279	7,362	7,359	9,102	10,929	13,639

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,539	3,889	3,646	2,938	2,834	3,086	2,470	1,416	—	—

106    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14	$2.03
Accumulation unit value at end of period	$4.34	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14
Number of accumulation units outstanding at end of period (000 omitted)	10,301	11,400	11,893	13,841	15,339	17,604	21,703	22,161	24,763	28,483

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19	$1.29
Accumulation unit value at end of period	$7.66	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,881	5,148	4,517	3,608	3,758	4,823	5,706	6,523	7,547	11,091

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14	$1.19
Accumulation unit value at end of period	$3.18	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,734	1,641	1,500	1,194	663	545	484	362	191	137

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,476	1,329	1,181	1,066	1,043	1,028	390	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26	$1.25
Accumulation unit value at end of period	$1.77	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	9,347	11,304	12,577	14,975	16,963	21,291	30,891	40,275	51,223	49,462

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,039	1,190	1,143	1,023	938	1,206	1,023	1,373	1,076	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,045	14,655	10,862	8,970	5,911	4,281	3,259	2,683	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,973	12,203	12,794	12,265	9,937	10,469	9,367	5,007	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,350	3,480	3,448	3,826	3,808	2,337	1,658	856	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	119,032	130,387	152,982	169,477	176,564	194,758	199,324	205,762	177,549	153,074

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.48	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	134,376	91,936	78,912	91,597	101,651	94,924	100,672	134,759	211,589	152,207

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	128,879	108,282	62,630	10,418	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138,539	98,291	46,893	4,550	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362,890	239,126	190,637	196,362	173,746	84,219	47,213	23,356	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	624,508	589,254	551,934	559,214	545,537	342,067	214,158	98,193	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    107

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.56	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,558,162	4,413,827	4,142,751	3,565,618	3,079,934	2,461,500	1,530,962	541,712	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	$1.00	—
Accumulation unit value at end of period	$1.58	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	5,471,498	5,604,543	5,611,465	5,348,661	5,069,930	4,166,843	3,245,376	2,279,309	956,051	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,229,252	1,213,328	1,174,752	1,240,606	1,265,648	1,290,607	1,313,689	1,372,194	1,323,161	1,036,629

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.08	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	431,206	472,312	543,398	606,530	641,719	690,999	712,898	755,350	671,792	586,675

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	264,814	253,836	242,612	272,779	289,627	299,356	321,778	370,454	457,930	335,257

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06	$1.01
Accumulation unit value at end of period	$1.29	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5,433	3,834	2,778	2,599	2,406	1,400	742	762	1,027	678

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11	$1.16
Accumulation unit value at end of period	$2.88	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,193	1,318	1,350	1,336	1,169	1,232	773	655	445	380

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01	$1.17
Accumulation unit value at end of period	$1.62	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,004	1,845	1,730	1,736	1,619	1,813	987	635	123	59

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07	$1.16
Accumulation unit value at end of period	$2.00	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9,565	8,505	8,887	7,807	5,794	5,380	2,748	1,496	533	369

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94	$1.18
Accumulation unit value at end of period	$1.24	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	6,114	6,382	5,672	4,438	3,209	3,315	1,719	1,071	459	359

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27	$1.29
Accumulation unit value at end of period	$3.42	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,612	1,617	1,432	1,098	976	1,055	765	536	295	193

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16	$1.23
Accumulation unit value at end of period	$2.16	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,747	1,701	1,667	1,509	1,159	976	838	748	447	224

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	163,734	121,321	76,924	46,011	5,179	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,693,115	1,413,115	921,056	515,181	92,936	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982,936	871,453	630,876	379,986	48,868	—	—	—	—	—

108    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42	$1.51
Accumulation unit value at end of period	$4.20	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	3,636	3,890	4,410	5,087	5,903	6,749	7,586	9,027	10,721	13,842

Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37	$1.45
Accumulation unit value at end of period	$5.26	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	7,471	7,614	7,939	7,126	7,160	7,984	7,461	8,750	10,201	12,890

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,733	3,661	3,597	3,339	2,430	2,464	1,908	770	—	—
Variable account charges of 1.30% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.12	$1.23	$1.09	$1.07	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.28	$1.12	$1.23	$1.09	$1.07	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	724	1,242	1,383	1,259	815	1,024	598	412	—	—

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.42	$2.58	$2.55	$1.96	$1.94	$1.78	$1.58	$1.17	$1.02	$1.07
Accumulation unit value at end of period	$4.56	$3.42	$2.58	$2.55	$1.96	$1.94	$1.78	$1.58	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,443	2,373	2,019	1,412	1,489	1,486	1,000	814	630	485

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.69	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,940	2,017	2,397	2,684	2,792	2,313	1,891	742	—	—

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.28	$1.82	$2.03	$1.89	$1.59	$1.68	$1.51	$1.16	$1.03	$1.03
Accumulation unit value at end of period	$2.27	$2.28	$1.82	$2.03	$1.89	$1.59	$1.68	$1.51	$1.16	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,523	3,154	3,262	3,434	3,493	3,401	3,354	3,201	3,226	2,947

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.66	$1.39	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4,484	4,657	4,776	4,420	4,445	3,549	2,594	2,067	295	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.12	$1.75	$1.89	$1.67	$1.59	$1.58	$1.46	$1.21	$1.08	$1.07
Accumulation unit value at end of period	$2.46	$2.12	$1.75	$1.89	$1.67	$1.59	$1.58	$1.46	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	14,142	13,547	14,014	12,961	11,038	7,831	4,461	3,300	1,982	2,107

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	570	453	438	440	419	135	20	21	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.06	$1.57	$1.75	$1.46	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.48	$2.06	$1.57	$1.75	$1.46	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,997	2,086	2,261	2,209	1,974	1,507	867	406	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.17	$2.58	$2.72	$2.22	$2.09	$2.10	$1.85	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.56	$3.17	$2.58	$2.72	$2.22	$2.09	$2.10	$1.85	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,277	1,436	1,286	858	831	955	466	300	62	1

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.35	$1.93	$2.08	$1.84	$1.65	$1.72	$1.59	$1.27	$1.13	$1.21
Accumulation unit value at end of period	$2.34	$2.35	$1.93	$2.08	$1.84	$1.65	$1.72	$1.59	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,419	2,422	2,209	2,853	2,633	1,877	1,567	1,365	456	88

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	710	716	705	742	406	412	399	139	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    109

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.42	$1.09	$1.41	$0.98	$0.94	$1.05	$1.09	$1.13	$0.95	$1.22
Accumulation unit value at end of period	$1.86	$1.42	$1.09	$1.41	$0.98	$0.94	$1.05	$1.09	$1.13	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	2,575	2,437	2,834	2,387	2,038	2,041	1,348	1,157	788	256

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.89	$0.96	$0.92	$0.94	$1.02	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$1.01	$0.97	$0.89	$0.96	$0.92	$0.94	$1.02	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	915	986	927	886	981	1,064	991	762	474	133

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.91	$0.91	$0.91	$0.92	$0.93	$0.94	$0.96	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.90	$0.91	$0.91	$0.91	$0.92	$0.93	$0.94	$0.96	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	6,352	3,838	3,881	2,709	3,776	2,179	2,985	1,680	811	166

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.68	$1.46	$1.54	$1.47	$1.33	$1.37	$1.34	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.76	$1.68	$1.46	$1.54	$1.47	$1.33	$1.37	$1.34	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,558	2,099	1,968	2,154	2,120	1,990	2,294	2,077	1,312	219

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.64	$1.43	$1.50	$1.44	$1.31	$1.35	$1.32	$1.27	$1.12	$1.07
Accumulation unit value at end of period	$1.71	$1.64	$1.43	$1.50	$1.44	$1.31	$1.35	$1.32	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,104	1,200	1,345	1,392	1,365	2,935	3,208	3,341	426	105

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.16	$1.18	$1.15	$1.12	$1.13	$1.09	$1.13	$1.07	$1.02
Accumulation unit value at end of period	$1.39	$1.25	$1.16	$1.18	$1.15	$1.12	$1.13	$1.09	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,987	2,619	2,426	2,958	3,257	2,640	3,031	3,775	4,315	671

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.37	$2.52	$2.66	$2.11	$2.11	$1.97	$1.75	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.47	$3.37	$2.52	$2.66	$2.11	$2.11	$1.97	$1.75	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,616	1,613	1,650	1,525	1,151	1,094	536	405	96	45

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.74	$2.12	$2.25	$1.88	$1.71	$1.72	$1.54	$1.18	$1.04	$1.03
Accumulation unit value at end of period	$3.19	$2.74	$2.12	$2.25	$1.88	$1.71	$1.72	$1.54	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	12,898	11,948	10,544	8,997	6,483	4,885	3,201	2,371	1,317	1,085

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.11	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.15	$1.11	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,371	2,362	2,555	1,491	1,348	741	790	859	471	294

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	920	566	586	489	778	462	66	8	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.52	$1.89	$2.02	$1.67	$1.65	$1.59	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.36	$2.52	$1.89	$2.02	$1.67	$1.65	$1.59	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	865	675	610	554	441	582	276	214	73	60

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.58	$1.28	$1.56	$1.24	$1.34	$1.30	$1.44	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.70	$1.58	$1.28	$1.56	$1.24	$1.34	$1.30	$1.44	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,307	1,289	1,313	1,308	1,254	443	229	238	197	165

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.88	$2.31	$2.67	$2.24	$1.90	$2.03	$1.85	$1.36	$1.16	$1.20
Accumulation unit value at end of period	$3.04	$2.88	$2.31	$2.67	$2.24	$1.90	$2.03	$1.85	$1.36	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	915	886	759	601	390	545	582	450	171	65

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$2.01	$2.35	$2.10	$1.87	$2.00	$1.80	$1.33	$1.14	$1.26
Accumulation unit value at end of period	$2.75	$2.60	$2.01	$2.35	$2.10	$1.87	$2.00	$1.80	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	959	1,002	869	799	767	734	682	453	113	62

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.40	$2.07	$2.41	$2.18	$1.94	$2.03	$1.95	$1.33	$1.15	$1.27
Accumulation unit value at end of period	$2.58	$2.40	$2.07	$2.41	$2.18	$1.94	$2.03	$1.95	$1.33	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	624	453	488	506	473	478	359	247	70	21

110    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.22	$1.12	$1.15	$1.10	$1.02	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.29	$1.22	$1.12	$1.15	$1.10	$1.02	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	5,140	5,633	5,082	4,606	3,744	2,656	2,116	2,098	1,556	296

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.04	$1.04	$1.02	$1.01	$1.01	$0.97	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.13	$1.09	$1.04	$1.04	$1.02	$1.01	$1.01	$0.97	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,333	1,169	991	1,215	669	627	311	331	269	187

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.20	$1.11	$1.14	$1.10	$1.08	$1.10	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.28	$1.20	$1.11	$1.14	$1.10	$1.08	$1.10	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,449	1,703	1,022	1,031	1,057	726	421	513	595	38

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.18	$1.20	$1.19	$1.11	$1.14	$1.07	$1.15	$1.10	$1.02
Accumulation unit value at end of period	$1.35	$1.25	$1.18	$1.20	$1.19	$1.11	$1.14	$1.07	$1.15	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,128	1,090	980	970	979	725	627	641	748	176

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.90	$1.53	$1.65	$1.58	$1.52	$1.56	$1.39	$1.37	$1.07	$1.19
Accumulation unit value at end of period	$1.78	$1.90	$1.53	$1.65	$1.58	$1.52	$1.56	$1.39	$1.37	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	756	953	1,055	1,095	1,150	1,054	686	583	448	153

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,905	1,513	1,369	1,006	333	146	49	8	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.48	$2.68	$2.79	$2.13	$2.05	$1.88	$1.70	$1.33	$1.18	$1.21
Accumulation unit value at end of period	$4.52	$3.48	$2.68	$2.79	$2.13	$2.05	$1.88	$1.70	$1.33	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	829	860	744	619	382	246	211	222	248	33

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.26	$2.50	$2.57	$1.99	$2.07	$1.98	$1.82	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.41	$3.26	$2.50	$2.57	$1.99	$2.07	$1.98	$1.82	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	339	388	373	234	217	189	144	128	210	56

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.72	$2.13	$2.40	$2.07	$1.85	$1.89	$1.74	$1.30	$1.14	$1.15
Accumulation unit value at end of period	$2.77	$2.72	$2.13	$2.40	$2.07	$1.85	$1.89	$1.74	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,654	1,574	1,551	1,309	885	583	403	380	161	84

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.17	$2.53	$2.50	$1.92	$1.88	$1.79	$1.70	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.49	$3.17	$2.53	$2.50	$1.92	$1.88	$1.79	$1.70	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	581	514	394	225	253	275	248	261	275	114

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.37	$1.90	$2.13	$1.86	$1.65	$1.83	$1.69	$1.34	$1.20	$1.17
Accumulation unit value at end of period	$2.40	$2.37	$1.90	$2.13	$1.86	$1.65	$1.83	$1.69	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,287	1,236	1,054	685	586	477	401	362	319	97

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.12	$1.04	$1.06	$1.04	$1.03	$1.04	$1.01	$1.05	$1.04	$1.00
Accumulation unit value at end of period	$1.20	$1.12	$1.04	$1.06	$1.04	$1.03	$1.04	$1.01	$1.05	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	1,147	679	467	355	324	171	175	249	256	21

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.90	$2.29	$2.59	$2.27	$1.91	$1.93	$1.75	$1.31	$1.13	$1.23
Accumulation unit value at end of period	$3.08	$2.90	$2.29	$2.59	$2.27	$1.91	$1.93	$1.75	$1.31	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,085	1,271	1,152	1,156	851	466	382	345	255	48

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.98	$0.96	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$1.00	$0.98	$0.96	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3,062	1,661	1,583	1,341	514	478	223	118	80	38

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.93	$2.09	$2.20	$1.82	$1.78	$1.86	$1.73	$1.37	$1.19	$1.19
Accumulation unit value at end of period	$3.67	$2.93	$2.09	$2.20	$1.82	$1.78	$1.86	$1.73	$1.37	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	470	562	527	411	363	353	210	217	171	12

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    111

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.03	$0.91	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.07	$1.03	$0.91	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	383	538	754	725	838	915	1,276	808	562	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.62	$2.02	$2.20	$1.83	$1.72	$1.74	$1.57	$1.22	$1.06	$1.11
Accumulation unit value at end of period	$3.37	$2.62	$2.02	$2.20	$1.83	$1.72	$1.74	$1.57	$1.22	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	8,173	8,852	9,051	8,887	9,360	9,956	9,348	9,784	10,025	10,542

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.36	$1.94	$2.31	$1.94	$1.75	$1.81	$1.73	$1.29	$1.14	$1.29
Accumulation unit value at end of period	$2.74	$2.36	$1.94	$2.31	$1.94	$1.75	$1.81	$1.73	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,204	4,478	4,668	4,675	4,625	5,025	4,931	4,905	4,805	5,555

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,402	8,228	6,882	4,889	2,497	1,763	1,362	451	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,667	2,921	2,776	2,521	1,994	2,676	3,130	1,174	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.81	$1.50	$1.67	$1.56	$1.36	$1.45	$1.37	$1.09	$0.96	$0.99
Accumulation unit value at end of period	$1.70	$1.81	$1.50	$1.67	$1.56	$1.36	$1.45	$1.37	$1.09	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,576	2,242	2,425	2,590	2,776	2,964	3,154	3,165	3,381	4,076

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.29	$1.83	$2.13	$1.95	$1.52	$1.66	$1.67	$1.24	$1.06	$1.12
Accumulation unit value at end of period	$2.37	$2.29	$1.83	$2.13	$1.95	$1.52	$1.66	$1.67	$1.24	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,876	1,849	1,895	1,889	1,640	1,709	1,708	1,505	1,730

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.96	$0.91	$0.85	$0.93	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	636	805	655	473	414	292	45	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.78	$2.08	$1.55	$1.57	$1.53	$1.52	$1.22	$1.02	$1.13
Accumulation unit value at end of period	$2.90	$2.31	$1.78	$2.08	$1.55	$1.57	$1.53	$1.52	$1.22	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,385	2,496	2,684	2,150	2,131	2,386	2,030	1,770	1,487	1,548

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.56	$1.43	$1.52	$1.45	$1.38	$1.44	$1.42	$1.45	$1.29	$1.30
Accumulation unit value at end of period	$1.59	$1.56	$1.43	$1.52	$1.45	$1.38	$1.44	$1.42	$1.45	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	4,344	5,070	5,970	6,634	7,284	8,408	9,595	12,312	17,181	20,543

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.45	$1.97	$2.23	$1.98	$1.71	$1.84	$1.67	$1.20	$1.04	$1.07
Accumulation unit value at end of period	$2.89	$2.45	$1.97	$2.23	$1.98	$1.71	$1.84	$1.67	$1.20	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,070	2,203	2,374	2,265	1,900	1,813	1,564	1,567	1,572	1,536

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.20	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,211	4,129	4,146	4,009	3,539	3,171	3,142	2,124	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.06	$1.14	$0.98	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.28	$1.06	$1.14	$0.98	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	859	981	923	1,016	1,167	2,474	2,902	1,461	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,939	3,868	1,695	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,481	2,583	2,392	2,156	2,025	1,254	460	199	—	—

112    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.44	$1.83	$1.91	$1.51	$1.53	$1.48	$1.33	$1.03	$0.89	$0.95
Accumulation unit value at end of period	$3.19	$2.44	$1.83	$1.91	$1.51	$1.53	$1.48	$1.33	$1.03	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	1,004	962	885	842	903	956	983	1,287	1,514	1,713

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.45	$1.25	$1.35	$1.14	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.45	$1.25	$1.35	$1.14	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,104	3,361	3,656	1,414	1,413	1,038	810	436	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.79	$2.26	$2.27	$2.01	$1.83	$2.18	$1.96	$1.65	$1.48	$1.41
Accumulation unit value at end of period	$2.90	$2.79	$2.26	$2.27	$2.01	$1.83	$2.18	$1.96	$1.65	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	2,042	2,265	2,090	2,136	2,266	2,660	3,161	3,269	3,682	3,758

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.20	$2.32	$2.13	$1.55	$1.73	$1.86	$1.85	$1.36	$1.27	$1.39
Accumulation unit value at end of period	$7.97	$3.20	$2.32	$2.13	$1.55	$1.73	$1.86	$1.85	$1.36	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,111	1,027	1,026	660	595	774	883	895	1,061	1,364

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.48	$2.00	$2.16	$1.85	$1.71	$1.74	$1.60	$1.18	$1.08	$1.13
Accumulation unit value at end of period	$2.92	$2.48	$2.00	$2.16	$1.85	$1.71	$1.74	$1.60	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	208	221	128	120	135	154	203	141	125	131

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.00	$0.88	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.07	$1.00	$0.88	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	480	639	578	501	513	362	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.62	$1.47	$1.58	$1.41	$1.27	$1.41	$1.42	$1.44	$1.27	$1.26
Accumulation unit value at end of period	$1.73	$1.62	$1.47	$1.58	$1.41	$1.27	$1.41	$1.42	$1.44	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,470	1,937	2,233	2,473	2,641	2,943	4,408	5,512	6,952	6,150

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.18	$1.02	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.36	$1.18	$1.02	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	500	511	512	520	518	504	351	260	129	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,254	2,749	1,908	1,476	878	672	363	193	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.90	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,310	2,235	1,991	1,687	1,076	1,207	1,278	1,027	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.71	$0.85	$0.78	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.33	$0.97	$0.71	$0.85	$0.78	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,482	1,164	744	664	631	409	287	97	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.20	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	12,580	15,149	16,142	18,357	20,007	19,777	19,143	15,758	11,659	7,924

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.42	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	20,837	22,144	25,984	26,676	28,787	28,872	29,801	34,450	36,267	23,540

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,941	3,002	2,225	589	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,209	1,001	422	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    113

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.05	$1.10	$1.03	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.05	$1.10	$1.03	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,679	12,468	10,912	10,329	13,806	9,254	4,516	2,528	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.10	$1.16	$1.06	$1.04	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.24	$1.10	$1.16	$1.06	$1.04	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	32,789	35,282	35,520	35,877	38,216	27,307	17,931	4,067	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.52	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	88,442	98,310	104,138	97,857	98,879	108,570	95,365	31,656	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.22	$1.32	$1.17	$1.14	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.53	$1.40	$1.22	$1.32	$1.17	$1.14	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	262,204	285,021	314,109	331,054	374,569	387,669	382,220	349,573	238,831	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.82	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	135,965	150,607	154,849	156,179	159,881	163,884	166,042	159,138	125,044	89,953

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.78	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.01	$1.78	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,792	60,782	66,160	66,683	69,731	74,275	71,301	69,594	55,799	42,475

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.47	$1.31	$1.38	$1.27	$1.24	$1.26	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.61	$1.47	$1.31	$1.38	$1.27	$1.24	$1.26	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	47,936	46,586	49,985	53,177	54,241	52,751	51,204	56,872	57,701	40,844

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.17	$1.09	$1.11	$1.09	$1.08	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.25	$1.17	$1.09	$1.11	$1.09	$1.08	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	933	882	867	1,437	1,057	496	507	505	545	67

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.41	$1.93	$2.14	$1.80	$1.67	$1.68	$1.53	$1.21	$1.11	$1.16
Accumulation unit value at end of period	$2.78	$2.41	$1.93	$2.14	$1.80	$1.67	$1.68	$1.53	$1.21	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	332	357	429	481	464	386	234	223	135	68

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.42	$1.22	$1.48	$1.23	$1.29	$1.31	$1.43	$1.20	$1.01	$1.17
Accumulation unit value at end of period	$1.56	$1.42	$1.22	$1.48	$1.23	$1.29	$1.31	$1.43	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	661	694	500	319	340	360	278	217	168	18

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.60	$1.28	$1.60	$1.28	$1.35	$1.40	$1.42	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.93	$1.60	$1.28	$1.60	$1.28	$1.35	$1.40	$1.42	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,485	1,614	1,683	1,385	1,201	924	645	381	168	27

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.27	$1.13	$1.39	$1.13	$1.06	$1.16	$1.27	$1.08	$0.94	$1.18
Accumulation unit value at end of period	$1.20	$1.27	$1.13	$1.39	$1.13	$1.06	$1.16	$1.27	$1.08	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	1,158	1,161	1,261	1,181	933	896	537	381	124	56

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.41	$2.02	$2.15	$1.84	$1.75	$1.88	$1.91	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.30	$2.41	$2.02	$2.15	$1.84	$1.75	$1.88	$1.91	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	389	455	332	297	270	186	132	118	55	13

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.03	$1.72	$2.02	$1.92	$1.55	$1.73	$1.72	$1.30	$1.16	$1.23
Accumulation unit value at end of period	$2.09	$2.03	$1.72	$2.02	$1.92	$1.55	$1.73	$1.72	$1.30	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	268	357	291	146	221	197	148	71	81	8

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.21	$1.07	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,144	7,498	4,741	2,472	78	—	—	—	—	—

114    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.41	$1.36	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,315	21,840	17,010	10,230	2,486	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.28	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24,406	26,679	21,109	13,311	2,374	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.76	$2.13	$2.32	$1.95	$1.76	$1.84	$1.69	$1.31	$1.15	$1.23
Accumulation unit value at end of period	$3.30	$2.76	$2.13	$2.32	$1.95	$1.76	$1.84	$1.69	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	589	671	704	810	941	1,040	876	991	1,090	1,313

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.55	$2.55	$2.05	$1.93	$2.02	$2.08	$1.40	$1.32	$1.40
Accumulation unit value at end of period	$4.90	$3.14	$2.55	$2.55	$2.05	$1.93	$2.02	$2.08	$1.40	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	1,061	1,065	1,173	1,008	945	999	947	1,042	969	1,008

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	472	540	709	589	322	265	315	230	—	—
Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	127	130	104	61	68	125	150	95	—	—

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01	$1.06
Accumulation unit value at end of period	$4.46	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	355	291	352	307	276	222	125	66	204	65

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	423	484	567	679	733	612	472	141	—	—

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02	$1.03
Accumulation unit value at end of period	$2.22	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	602	630	730	840	807	858	897	960	914	1,036

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.63	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,485	1,513	1,642	1,858	1,785	1,580	1,019	438	37	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07	$1.06
Accumulation unit value at end of period	$2.41	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,052	2,714	2,896	2,598	2,667	1,927	1,176	918	518	547

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	134	108	100	27	26	51	49	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.45	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	687	726	775	767	589	392	218	85	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.51	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	474	421	198	179	187	185	109	35	25	9

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    115

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13	$1.21
Accumulation unit value at end of period	$2.31	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	525	635	406	398	414	441	321	296	137	59

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	172	192	374	279	233	224	152	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95	$1.22
Accumulation unit value at end of period	$1.83	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	445	448	436	420	306	299	262	218	105	94

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$0.99	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	148	151	155	152	130	191	155	200	195	80

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.89	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,427	703	671	151	744	1,021	700	402	262	101

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.73	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	546	515	530	714	653	631	509	473	343	122

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12	$1.07
Accumulation unit value at end of period	$1.68	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	686	736	411	458	423	997	1,105	1,199	210	120

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06	$1.01
Accumulation unit value at end of period	$1.37	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	734	667	495	517	551	539	500	379	538	322

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.40	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	297	235	229	216	197	161	79	67	44	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03	$1.03
Accumulation unit value at end of period	$3.12	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,037	2,115	1,839	1,555	1,245	1,113	893	538	502	397

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.14	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,573	730	805	599	510	293	285	531	605	129

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	214	300	362	401	378	177	88	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.31	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	209	104	122	113	94	84	37	32	19	7

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.67	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	238	214	363	399	358	245	50	48	27	35

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16	$1.20
Accumulation unit value at end of period	$2.99	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	147	106	118	128	125	133	154	73	47	17

116    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14	$1.26
Accumulation unit value at end of period	$2.71	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	122	138	154	173	162	118	33	32	26	12

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14	$1.27
Accumulation unit value at end of period	$2.54	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	54	31	34	34	26	23	23	11	—	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.27	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	1,166	1,122	755	684	463	316	309	350	177	95

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	285	270	222	222	245	299	172	179	172	202

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.26	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	200	200	287	284	226	105	53	59	32	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10	$1.01
Accumulation unit value at end of period	$1.33	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	532	474	233	265	240	239	202	222	353	119

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06	$1.19
Accumulation unit value at end of period	$1.76	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	170	170	182	265	242	220	138	131	35	22

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	124	145	110	87	69	19	6	25	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18	$1.21
Accumulation unit value at end of period	$4.45	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	180	103	67	66	72	42	31	22	1	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.34	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	43	39	44	67	63	62	47	18	15	3

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13	$1.15
Accumulation unit value at end of period	$2.73	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	314	316	318	284	264	165	160	158	73	57

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.41	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	111	86	62	70	61	73	71	49	11	10

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19	$1.17
Accumulation unit value at end of period	$2.36	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	165	171	171	153	115	145	131	116	104	64

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04	$1.00
Accumulation unit value at end of period	$1.18	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	416	422	400	375	249	233	145	179	280	27

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13	$1.23
Accumulation unit value at end of period	$3.03	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	187	154	147	152	117	85	38	20	18	12

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    117

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.98	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	549	400	498	414	441	514	88	51	51	26

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19	$1.19
Accumulation unit value at end of period	$3.62	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	173	180	150	164	178	200	94	86	59	3

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.06	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	106	90	139	173	182	275	203	60	10	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05	$1.10
Accumulation unit value at end of period	$3.30	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,386	2,261	2,659	2,865	2,838	2,933	2,752	2,772	2,690	2,701

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13	$1.29
Accumulation unit value at end of period	$2.69	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	773	832	845	996	1,109	1,119	1,125	988	1,110	1,256

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,943	2,147	2,101	2,109	1,341	1,024	631	311	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,258	1,452	1,502	1,854	1,789	2,141	2,097	361	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96	$0.99
Accumulation unit value at end of period	$1.68	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	345	363	453	458	472	616	557	626	902	1,011

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06	$1.12
Accumulation unit value at end of period	$2.33	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	239	310	239	211	224	253	281	367	401	462

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.95	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	146	65	56	98	56	57	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01	$1.12
Accumulation unit value at end of period	$2.84	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	391	403	411	414	466	608	529	600	520	588

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28	$1.29
Accumulation unit value at end of period	$1.55	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,385	1,532	1,789	2,171	2,464	2,803	3,657	4,997	6,210	7,215

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03	$1.07
Accumulation unit value at end of period	$2.83	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	215	221	276	318	266	328	293	247	249	302

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	704	796	861	925	877	982	764	620	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	273	299	329	615	637	905	810	713	—	—

118    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,326	1,779	385	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,132	847	858	979	1,280	1,061	416	187	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88	$0.94
Accumulation unit value at end of period	$3.13	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	311	307	277	304	308	389	282	366	519	591

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121	172	123	106	114	201	379	300	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47	$1.40
Accumulation unit value at end of period	$2.84	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47
Number of accumulation units outstanding at end of period (000 omitted)	603	679	662	707	751	867	968	859	903	953

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26	$1.38
Accumulation unit value at end of period	$7.80	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	135	111	114	89	115	156	219	198	214	203

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07	$1.12
Accumulation unit value at end of period	$2.86	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	143	148	40	41	42	47	90	76	26	35

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.05	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	208	193	210	145	128	111	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26	$1.26
Accumulation unit value at end of period	$1.69	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	404	462	543	664	676	795	1,212	1,857	3,141	2,838

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.34	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	64	68	95	30	30	30	30	144	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,201	835	577	674	522	459	413	345	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	571	539	524	546	562	683	647	510	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.32	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	192	145	83	71	64	34	35	18	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.17	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,423	3,524	3,964	4,353	4,946	6,341	7,140	5,713	4,970	5,014

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.40	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,548	5,897	6,480	7,898	9,620	9,116	10,238	16,283	18,372	12,111

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    119

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	77	132	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	443	107	104	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,887	3,481	3,205	3,360	3,307	2,334	1,046	807	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,707	7,392	8,157	7,704	8,333	7,181	4,376	2,147	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,628	9,763	10,599	10,188	11,881	12,098	8,344	2,515	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.51	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	23,969	25,506	25,611	25,760	25,548	20,925	12,152	5,776	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.79	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,269	59,657	64,786	70,598	72,165	74,996	77,754	79,491	67,842	58,637

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08	$1.11
Accumulation unit value at end of period	$1.98	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17,758	20,474	23,107	25,341	29,087	32,803	34,152	33,555	32,489	29,585

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.58	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16,843	18,799	19,875	21,766	23,839	21,997	23,803	26,092	26,691	21,112

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.23	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	161	68	157	145	155	128	225	139	57

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10	$1.16
Accumulation unit value at end of period	$2.73	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	136	162	114	110	91	86	74	72	31	12

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.54	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	59	44	41	52	34	25	21	88	1	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.90	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	213	246	220	190	195	106	43	19	23

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.18	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	218	234	173	221	121	97	74	54	22	12

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.25	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	88	61	57	32	24	24	23	15	—	1

120    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16	$1.23
Accumulation unit value at end of period	$2.05	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	54	50	55	48	30	23	22	23	14	3

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.20	$1.06	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,082	544	358	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.35	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,500	3,145	2,928	1,725	158	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,967	4,614	4,244	3,762	331	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.23	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	64	76	101	132	87	125	173	181	293	534

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31	$1.39
Accumulation unit value at end of period	$4.79	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	174	154	160	178	194	254	302	301	335	344

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	288	389	520	518	454	435	268	45	—	—
Variable account charges of 1.50% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—
Accumulation unit value at end of period	$1.30	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	30	28	25	94	22	23	23	3	—

AB VPS Large Cap Growth Portfolio (Class B) (4/30/2012)
Accumulation unit value at beginning of period	$2.84	$2.15	$2.13	$1.64	$1.63	$1.49	$1.33	$0.99	$1.00
Accumulation unit value at end of period	$3.79	$2.84	$2.15	$2.13	$1.64	$1.63	$1.49	$1.33	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	745	750	760	535	421	481	454	429	210

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.77	$0.97	$0.99	$0.72	$1.17	$1.06	$1.00	—
Accumulation unit value at end of period	$0.68	$0.92	$0.77	$0.97	$0.99	$0.72	$1.17	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	68	60	73	130	230	233	201	39	—

American Century VP Value, Class II (4/30/2012)
Accumulation unit value at beginning of period	$2.01	$1.60	$1.79	$1.68	$1.42	$1.50	$1.35	$1.04	$1.00
Accumulation unit value at end of period	$1.99	$2.01	$1.60	$1.79	$1.68	$1.42	$1.50	$1.35	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	464	528	504	534	423	430	438	335	13

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.02	$1.00
Accumulation unit value at end of period	$1.63	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	411	421	682	691	664	549	458	234	104

Columbia Variable Portfolio – Balanced Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$1.79	$1.48	$1.59	$1.41	$1.35	$1.35	$1.24	$1.04	$1.00
Accumulation unit value at end of period	$2.07	$1.79	$1.48	$1.59	$1.41	$1.35	$1.35	$1.24	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	953	1,089	1,362	1,659	939	654	401	249	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.53	$0.50	$0.59	$0.59	$0.54	$0.71	$0.92	$1.00	—
Accumulation unit value at end of period	$0.52	$0.53	$0.50	$0.59	$0.59	$0.54	$0.71	$0.92	—
Number of accumulation units outstanding at end of period (000 omitted)	39	48	71	104	85	68	67	9	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    121

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.03	$1.55	$1.74	$1.45	$1.36	$1.34	$1.21	$1.00	—
Accumulation unit value at end of period	$2.44	$2.03	$1.55	$1.74	$1.45	$1.36	$1.34	$1.21	—
Number of accumulation units outstanding at end of period (000 omitted)	381	422	507	547	423	288	53	12	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.80	$1.90	$1.55	$1.46	$1.47	$1.30	$0.99	$1.00
Accumulation unit value at end of period	$2.47	$2.20	$1.80	$1.90	$1.55	$1.46	$1.47	$1.30	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	145	176	118	118	98	89	46	47	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.86	$1.52	$1.65	$1.46	$1.31	$1.37	$1.27	$1.02	$1.00
Accumulation unit value at end of period	$1.85	$1.86	$1.52	$1.65	$1.46	$1.31	$1.37	$1.27	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,065	1,149	1,262	1,651	1,677	1,929	1,854	1,684	68

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.96	$1.05	$0.96	$0.87	$0.90	$0.90	$1.00	—
Accumulation unit value at end of period	$1.12	$1.06	$0.96	$1.05	$0.96	$0.87	$0.90	$0.90	—
Number of accumulation units outstanding at end of period (000 omitted)	12	22	69	35	34	17	26	22	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.31	$1.01	$1.31	$0.91	$0.88	$0.98	$1.02	$1.06	$1.00
Accumulation unit value at end of period	$1.72	$1.31	$1.01	$1.31	$0.91	$0.88	$0.98	$1.02	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	250	351	422	478	397	380	346	296	66

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.89	$0.82	$0.88	$0.84	$0.87	$0.94	$0.95	$1.04	$1.00
Accumulation unit value at end of period	$0.92	$0.89	$0.82	$0.88	$0.84	$0.87	$0.94	$0.95	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	36	38	124	135	118	177	187	139	87

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.92	$0.92	$0.92	$0.93	$0.95	$0.96	$0.97	$0.99	$1.00
Accumulation unit value at end of period	$0.91	$0.92	$0.92	$0.92	$0.93	$0.95	$0.96	$0.97	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,873	1,917	1,969	1,009	1,022	829	1,018	844	64

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.41	$1.23	$1.30	$1.24	$1.13	$1.16	$1.14	$1.09	$1.00
Accumulation unit value at end of period	$1.47	$1.41	$1.23	$1.30	$1.24	$1.13	$1.16	$1.14	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	388	354	426	692	703	799	767	678	51

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.38	$1.21	$1.28	$1.22	$1.12	$1.15	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.44	$1.38	$1.21	$1.28	$1.22	$1.12	$1.15	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	300	447	487	651	686	851	884	1,040	60

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.14	$1.06	$1.08	$1.05	$1.03	$1.04	$1.00	$1.05	$1.00
Accumulation unit value at end of period	$1.26	$1.14	$1.06	$1.08	$1.05	$1.03	$1.04	$1.00	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	362	374	341	397	398	209	236	191	95

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.47	$1.85	$1.96	$1.55	$1.56	$1.46	$1.30	$1.01	$1.00
Accumulation unit value at end of period	$3.27	$2.47	$1.85	$1.96	$1.55	$1.56	$1.46	$1.30	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	533	531	525	355	284	219	109	96	34

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$2.34	$1.81	$1.93	$1.62	$1.47	$1.48	$1.33	$1.02	$1.00
Accumulation unit value at end of period	$2.71	$2.34	$1.81	$1.93	$1.62	$1.47	$1.48	$1.33	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,133	1,089	1,167	761	669	575	566	181	32

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$0.99	$1.01	$1.01	$0.97	$1.01	$1.02	$1.03	$1.00
Accumulation unit value at end of period	$1.09	$1.05	$0.99	$1.01	$1.01	$0.97	$1.01	$1.02	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	143	144	170	377	272	264	311	245	302

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	$1.00	—
Accumulation unit value at end of period	$1.35	$1.17	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	20	32	32	160	145	41	19	2	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.04	$1.53	$1.64	$1.36	$1.35	$1.30	$1.23	$0.95	$1.00
Accumulation unit value at end of period	$2.71	$2.04	$1.53	$1.64	$1.36	$1.35	$1.30	$1.23	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	99	121	113	100	40	84	56	21	1

122    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – Overseas Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.13	$1.38	$1.10	$1.19	$1.15	$1.28	$1.06	$1.00
Accumulation unit value at end of period	$1.49	$1.39	$1.13	$1.38	$1.10	$1.19	$1.15	$1.28	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	179	199	206	243	242	276	250	222	6

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.14	$1.72	$1.99	$1.68	$1.42	$1.52	$1.39	$1.02	$1.00
Accumulation unit value at end of period	$2.25	$2.14	$1.72	$1.99	$1.68	$1.42	$1.52	$1.39	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	105	113	89	68	70	114	118	72	32

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.01	$1.55	$1.82	$1.63	$1.46	$1.56	$1.41	$1.04	$1.00
Accumulation unit value at end of period	$2.12	$2.01	$1.55	$1.82	$1.63	$1.46	$1.56	$1.41	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	300	339	403	501	447	483	474	455	40

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.81	$1.57	$1.82	$1.65	$1.47	$1.55	$1.49	$1.02	$1.00
Accumulation unit value at end of period	$1.94	$1.81	$1.57	$1.82	$1.65	$1.47	$1.55	$1.49	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	51	63	63	74	39	16	17	11	7

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.24	$1.14	$1.16	$1.12	$1.04	$1.07	$1.05	$1.07	$1.00
Accumulation unit value at end of period	$1.30	$1.24	$1.14	$1.16	$1.12	$1.04	$1.07	$1.05	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	530	541	602	734	802	582	379	382	235

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.97	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.97	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	368	376	374	410	624	274	311	189	159

CTIVP ® – American Century Diversified Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.11	$1.03	$1.06	$1.03	$1.01	$1.03	$0.98	$1.03	$1.00
Accumulation unit value at end of period	$1.18	$1.11	$1.03	$1.06	$1.03	$1.01	$1.03	$0.98	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	115	30	32	85	71	90	68	25	24

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.12	$1.06	$1.08	$1.07	$1.00	$1.04	$0.97	$1.04	$1.00
Accumulation unit value at end of period	$1.21	$1.12	$1.06	$1.08	$1.07	$1.00	$1.04	$0.97	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	60	62	69	113	97	133	133	106	79

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.57	$1.26	$1.36	$1.31	$1.27	$1.30	$1.16	$1.14	$1.00
Accumulation unit value at end of period	$1.46	$1.57	$1.26	$1.36	$1.31	$1.27	$1.30	$1.16	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	160	218	219	278	357	328	337	236	26

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.15	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—
Accumulation unit value at end of period	$1.18	$1.15	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—
Number of accumulation units outstanding at end of period (000 omitted)	52	42	41	44	47	39	2	2	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.52	$1.94	$2.03	$1.55	$1.49	$1.37	$1.24	$0.97	$1.00
Accumulation unit value at end of period	$3.26	$2.52	$1.94	$2.03	$1.55	$1.49	$1.37	$1.24	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	130	127	116	46	13	15	12	17	6

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.26	$1.73	$1.78	$1.38	$1.44	$1.38	$1.27	$0.95	$1.00
Accumulation unit value at end of period	$3.05	$2.26	$1.73	$1.78	$1.38	$1.44	$1.38	$1.27	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	189	207	228	138	144	93	59	59	26

CTIVP ® – MFS® Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.13	$1.67	$1.89	$1.63	$1.46	$1.49	$1.38	$1.03	$1.00
Accumulation unit value at end of period	$2.17	$2.13	$1.67	$1.89	$1.63	$1.46	$1.49	$1.38	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	237	301	368	575	499	382	269	227	39

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.26	$1.81	$1.79	$1.38	$1.35	$1.29	$1.23	$0.95	$1.00
Accumulation unit value at end of period	$3.91	$2.26	$1.81	$1.79	$1.38	$1.35	$1.29	$1.23	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	84	77	61	57	56	73	73	72	15

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.82	$1.47	$1.65	$1.44	$1.28	$1.42	$1.32	$1.05	$1.00
Accumulation unit value at end of period	$1.84	$1.82	$1.47	$1.65	$1.44	$1.28	$1.42	$1.32	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	294	307	325	201	159	169	174	175	73

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    123

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
CTIVP ® – TCW Core Plus Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$0.99	$1.00	$0.99	$0.98	$1.00	$0.96	$1.00	$1.00
Accumulation unit value at end of period	$1.13	$1.05	$0.99	$1.00	$0.99	$0.98	$1.00	$0.96	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	133	37	87	100	73	42	53	66	41

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.80	$2.04	$1.79	$1.51	$1.53	$1.39	$1.04	$1.00
Accumulation unit value at end of period	$2.41	$2.27	$1.80	$2.04	$1.79	$1.51	$1.53	$1.39	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	200	235	226	243	171	173	118	105	3

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.95	$0.94	$0.94	$0.95	$0.96	$0.97	$0.98	$1.00	$1.00
Accumulation unit value at end of period	$0.97	$0.95	$0.94	$0.94	$0.95	$0.96	$0.97	$0.98	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	145	128	174	188	192	120	142	84	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.13	$1.52	$1.60	$1.33	$1.30	$1.36	$1.27	$1.01	$1.00
Accumulation unit value at end of period	$2.66	$2.13	$1.52	$1.60	$1.33	$1.30	$1.36	$1.27	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	311	328	350	376	360	384	387	372	27

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00
Accumulation unit value at end of period	$1.05	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	97	95	122	203	194	172	196	147	75

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.15	$1.67	$1.81	$1.51	$1.42	$1.44	$1.31	$1.02	$1.00
Accumulation unit value at end of period	$2.76	$2.15	$1.67	$1.81	$1.51	$1.42	$1.44	$1.31	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	915	912	968	1,054	864	1,041	757	678	66

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.82	$1.50	$1.79	$1.50	$1.36	$1.41	$1.35	$1.01	$1.00
Accumulation unit value at end of period	$2.11	$1.82	$1.50	$1.79	$1.50	$1.36	$1.41	$1.35	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	294	321	330	350	339	301	180	172	9

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	$1.00	—
Accumulation unit value at end of period	$1.20	$1.13	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	424	633	521	965	400	467	313	61	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	$1.00	—
Accumulation unit value at end of period	$1.31	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	—
Number of accumulation units outstanding at end of period (000 omitted)	181	247	256	289	231	367	304	87	—

Franklin Mutual Shares VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.73	$1.43	$1.60	$1.50	$1.31	$1.40	$1.32	$1.05	$1.00
Accumulation unit value at end of period	$1.62	$1.73	$1.43	$1.60	$1.50	$1.31	$1.40	$1.32	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	12	11	31	76	78	100	109	48	36

Franklin Small Cap Value VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.94	$1.55	$1.81	$1.66	$1.30	$1.42	$1.43	$1.07	$1.00
Accumulation unit value at end of period	$2.01	$1.94	$1.55	$1.81	$1.66	$1.30	$1.42	$1.43	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	121	174	194	223	190	184	163	161	30

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.90	$0.85	$0.92	$0.89	$0.90	$0.96	$1.00	—	—
Accumulation unit value at end of period	$0.95	$0.90	$0.85	$0.92	$0.89	$0.90	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	14	24	38	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.02	$1.56	$1.83	$1.36	$1.39	$1.36	$1.35	$1.08	$1.00
Accumulation unit value at end of period	$2.54	$2.02	$1.56	$1.83	$1.36	$1.39	$1.36	$1.35	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	173	152	213	244	209	180	150	101	—

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.96	$1.02	$0.98	$0.94	$0.97	$0.97	$1.00	—
Accumulation unit value at end of period	$1.06	$1.05	$0.96	$1.02	$0.98	$0.94	$0.97	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	66	76	80	92	49	101	90	52	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.06	$1.66	$1.89	$1.68	$1.45	$1.57	$1.42	$1.03	$1.00
Accumulation unit value at end of period	$2.43	$2.06	$1.66	$1.89	$1.68	$1.45	$1.57	$1.42	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	120	134	189	214	179	150	152	171	43

124    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.14	$1.05	$0.96	$1.02	$0.98	$1.00	—
Accumulation unit value at end of period	$1.29	$1.19	$1.05	$1.14	$1.05	$0.96	$1.02	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	104	183	212	443	270	318	271	102	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—
Accumulation unit value at end of period	$1.41	$1.26	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	99	102	208	72	66	162	147	103	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	241	387	149	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.99	$1.02	$1.00	$0.99	$1.01	$0.98	$1.00	—
Accumulation unit value at end of period	$1.16	$1.07	$0.99	$1.02	$1.00	$0.99	$1.01	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	102	144	170	158	155	238	197	2	—

Janus Henderson VIT Research Portfolio: Service Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.35	$1.76	$1.84	$1.46	$1.48	$1.43	$1.29	$1.01	$1.00
Accumulation unit value at end of period	$3.06	$2.35	$1.76	$1.84	$1.46	$1.48	$1.43	$1.29	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	144	149	157	155	121	87	61	59	3

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.43	$1.23	$1.34	$1.13	$1.11	$1.13	$1.12	$1.00	—
Accumulation unit value at end of period	$1.42	$1.43	$1.23	$1.34	$1.13	$1.11	$1.13	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	32	35	21	42	42	45	28	3	—

MFS ® Utilities Series – Service Class (4/30/2012)
Accumulation unit value at beginning of period	$1.78	$1.45	$1.46	$1.29	$1.18	$1.41	$1.27	$1.07	$1.00
Accumulation unit value at end of period	$1.85	$1.78	$1.45	$1.46	$1.29	$1.18	$1.41	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	458	485	551	968	957	1,040	998	688	66

Morgan Stanley VIF Discovery Portfolio, Class II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.15	$1.56	$1.43	$1.05	$1.17	$1.26	$1.25	$0.93	$1.00
Accumulation unit value at end of period	$5.33	$2.15	$1.56	$1.43	$1.05	$1.17	$1.26	$1.25	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	123	103	85	86	74	71	60	73	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (4/30/2012)
Accumulation unit value at beginning of period	$2.08	$1.68	$1.81	$1.56	$1.44	$1.47	$1.36	$1.00	$1.00
Accumulation unit value at end of period	$2.44	$2.08	$1.68	$1.81	$1.56	$1.44	$1.47	$1.36	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	32	32	197	198	200	202	227	36	5

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.05	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10	—	—	—	—	83	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.19	$1.09	$1.17	$1.04	$0.94	$1.05	$1.06	$1.07	$1.00
Accumulation unit value at end of period	$1.27	$1.19	$1.09	$1.17	$1.04	$0.94	$1.05	$1.06	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	122	127	376	388	412	478	587	521	350

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.08	$0.97	$0.94	$0.96	$0.93	$1.03	$1.00
Accumulation unit value at end of period	$1.34	$1.16	$1.01	$1.08	$0.97	$0.94	$0.96	$0.93	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	48	57	58	60	63	86	81	90	25

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.01	$0.98	$0.97	$0.99	$0.96	$1.00	—
Accumulation unit value at end of period	$1.13	$1.06	$0.99	$1.01	$0.98	$0.97	$0.99	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	340	274	177	180	121	64	66	16	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.94	$0.94	$0.94	$0.92	$0.98	$0.98	$1.00	—
Accumulation unit value at end of period	$0.88	$0.95	$0.94	$0.94	$0.94	$0.92	$0.98	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	156	168	224	283	194	107	99	75	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—
Accumulation unit value at end of period	$1.31	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	—
Number of accumulation units outstanding at end of period (000 omitted)	73	63	75	111	132	60	75	34	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    125

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.63	$1.36	$1.51	$1.29	$1.24	$1.27	$1.22	$1.02	$1.00
Accumulation unit value at end of period	$1.85	$1.63	$1.36	$1.51	$1.29	$1.24	$1.27	$1.22	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,093	2,110	1,987	1,832	1,930	1,809	1,488	821	8

Variable Portfolio – Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.18	$1.09	$1.14	$1.07	$1.05	$1.07	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.28	$1.18	$1.09	$1.14	$1.07	$1.05	$1.07	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,327	2,266	2,560	2,587	2,668	2,040	2,098	2,053	616

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.96	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19	2	1	2	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.15	$0.99	$1.04	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.04	$1.09	$1.02	$1.01	$1.03	$1.01	$1.00	—
Accumulation unit value at end of period	$1.23	$1.15	$1.04	$1.09	$1.02	$1.01	$1.03	$1.01	—
Number of accumulation units outstanding at end of period (000 omitted)	1,142	876	948	959	1,170	546	393	138	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.22	$1.09	$1.15	$1.05	$1.04	$1.07	$1.04	$1.00	—
Accumulation unit value at end of period	$1.31	$1.22	$1.09	$1.15	$1.05	$1.04	$1.07	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	1,107	845	927	1,353	1,646	1,931	484	219	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.29	$1.11	$1.09	$1.15	$1.11	$1.00	—
Accumulation unit value at end of period	$1.50	$1.37	$1.17	$1.29	$1.11	$1.09	$1.15	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	4,933	4,986	5,163	5,349	5,248	4,918	4,206	611	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.38	$1.21	$1.30	$1.16	$1.14	$1.18	$1.14	$1.02	$1.00
Accumulation unit value at end of period	$1.50	$1.38	$1.21	$1.30	$1.16	$1.14	$1.18	$1.14	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	12,291	14,276	15,918	17,508	18,950	19,463	16,833	18,509	9,409

Variable Portfolio – Moderate Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.22	$1.32	$1.18	$1.15	$1.17	$1.13	$1.03	$1.00
Accumulation unit value at end of period	$1.56	$1.40	$1.22	$1.32	$1.18	$1.15	$1.17	$1.13	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	15,826	17,924	19,722	19,869	20,821	22,307	20,362	16,382	5,878

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.51	$1.29	$1.41	$1.23	$1.19	$1.21	$1.17	$1.03	$1.00
Accumulation unit value at end of period	$1.70	$1.51	$1.29	$1.41	$1.23	$1.19	$1.21	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	8,011	8,656	8,880	9,933	9,679	9,330	8,700	6,261	1,516

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.29	$1.15	$1.22	$1.12	$1.10	$1.12	$1.08	$1.03	$1.00
Accumulation unit value at end of period	$1.41	$1.29	$1.15	$1.22	$1.12	$1.10	$1.12	$1.08	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	5,435	4,434	4,586	4,844	5,886	5,720	6,282	5,751	2,391

Variable Portfolio – Partners Core Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.08	$1.02	$1.04	$1.02	$1.01	$1.02	$0.98	$1.02	$1.00
Accumulation unit value at end of period	$1.15	$1.08	$1.02	$1.04	$1.02	$1.01	$1.02	$0.98	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	147	156	176	181	201	84	84	64	38

Variable Portfolio – Partners Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.96	$1.57	$1.74	$1.47	$1.36	$1.38	$1.25	$0.99	$1.00
Accumulation unit value at end of period	$2.25	$1.96	$1.57	$1.74	$1.47	$1.36	$1.38	$1.25	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	311	337	343	336	340	340	318	232	6

Variable Portfolio – Partners International Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.29	$1.10	$1.34	$1.12	$1.17	$1.20	$1.31	$1.09	$1.00
Accumulation unit value at end of period	$1.41	$1.29	$1.10	$1.34	$1.12	$1.17	$1.20	$1.31	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	58	60	99	102	127	125	131	105	26

Variable Portfolio – Partners International Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.10	$1.38	$1.11	$1.17	$1.22	$1.24	$1.06	$1.00
Accumulation unit value at end of period	$1.65	$1.37	$1.10	$1.38	$1.11	$1.17	$1.22	$1.24	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	111	106	164	155	107	175	97	137	17

126    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.50% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Partners International Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.24	$1.11	$1.37	$1.11	$1.04	$1.14	$1.26	$1.07	$1.00
Accumulation unit value at end of period	$1.17	$1.24	$1.11	$1.37	$1.11	$1.04	$1.14	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	95	131	171	192	137	94	51	46	5

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.67	$1.40	$1.49	$1.28	$1.22	$1.31	$1.34	$0.97	$1.00
Accumulation unit value at end of period	$2.28	$1.67	$1.40	$1.49	$1.28	$1.22	$1.31	$1.34	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	22	42	42	59	56	43	22	26	3

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.59	$1.35	$1.59	$1.51	$1.22	$1.37	$1.36	$1.03	$1.00
Accumulation unit value at end of period	$1.63	$1.59	$1.35	$1.59	$1.51	$1.22	$1.37	$1.36	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	27	36	46	54	65	54	40	35	3

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.11	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.20	$1.06	$1.11	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	650	303	104	113	31	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.20	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.39	$1.35	$1.14	$1.20	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	428	342	167	84	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	387	325	563	421	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.10	$1.62	$1.77	$1.49	$1.35	$1.42	$1.30	$1.01	$1.00
Accumulation unit value at end of period	$2.50	$2.10	$1.62	$1.77	$1.49	$1.35	$1.42	$1.30	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	7	7	25	28	29	26	37	40	—

Wells Fargo VT Small Cap Growth Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.06	$1.68	$1.68	$1.36	$1.28	$1.33	$1.38	$0.93	$1.00
Accumulation unit value at end of period	$3.21	$2.06	$1.68	$1.68	$1.36	$1.28	$1.33	$1.38	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	179	162	208	186	195	194	174	134	37

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	$1.00	—
Accumulation unit value at end of period	$1.23	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	—
Number of accumulation units outstanding at end of period (000 omitted)	8	8	7	13	28	81	96	—	—
Variable account charges of 1.75% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.20	$1.07	$1.05	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.24	$1.09	$1.20	$1.07	$1.05	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.70	$2.80	$2.79	$2.15	$2.14	$1.97	$1.76	$1.31	$1.14	$1.20
Accumulation unit value at end of period	$4.92	$3.70	$2.80	$2.79	$2.15	$2.14	$1.97	$1.76	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	37	42	43	5	5	5	5	—	—	—

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.90	$0.76	$0.96	$0.98	$0.71	$1.16	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.66	$0.90	$0.76	$0.96	$0.98	$0.71	$1.16	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	14	18	30	15	15	34	—	—	—

American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.20	$2.06	$1.74	$1.85	$1.67	$1.29	$1.15	$1.16
Accumulation unit value at end of period	$2.42	$2.45	$1.96	$2.20	$2.06	$1.74	$1.85	$1.67	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	1	1	—	—	—	—	—	—	—

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.16	$1.28	$1.14	$1.12	$1.15	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.59	$1.34	$1.16	$1.28	$1.14	$1.12	$1.15	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	19	34	26	47	100	101	103	114	26	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    127

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.18	$1.81	$1.95	$1.74	$1.66	$1.66	$1.54	$1.29	$1.15	$1.14
Accumulation unit value at end of period	$2.52	$2.18	$1.81	$1.95	$1.74	$1.66	$1.66	$1.54	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	77	147	183	206	62	26	26	4	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.52	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.51	$0.52	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.00	$1.53	$1.72	$1.44	$1.35	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.40	$2.00	$1.53	$1.72	$1.44	$1.35	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	9	10	11	11	1	—	—	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.04	$2.48	$2.63	$2.16	$2.04	$2.06	$1.82	$1.39	$1.24	$1.20
Accumulation unit value at end of period	$3.40	$3.04	$2.48	$2.63	$2.16	$2.04	$2.06	$1.82	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	9	9	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.26	$1.86	$2.01	$1.79	$1.61	$1.68	$1.56	$1.26	$1.12	$1.20
Accumulation unit value at end of period	$2.24	$2.26	$1.86	$2.01	$1.79	$1.61	$1.68	$1.56	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	2	2	1	1	1	2	10	10	—

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.95	$1.04	$0.95	$0.87	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.10	$1.04	$0.95	$1.04	$0.95	$0.87	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.36	$1.05	$1.37	$0.95	$0.92	$1.03	$1.07	$1.11	$0.94	$1.21
Accumulation unit value at end of period	$1.78	$1.36	$1.05	$1.37	$0.95	$0.92	$1.03	$1.07	$1.11	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	19	23	20	19	11	—

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.93	$0.86	$0.92	$0.89	$0.92	$1.00	$1.01	$1.11	$1.07	$1.04
Accumulation unit value at end of period	$0.96	$0.93	$0.86	$0.92	$0.89	$0.92	$1.00	$1.01	$1.11	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.87	$0.87	$0.88	$0.89	$0.91	$0.92	$0.94	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.86	$0.87	$0.87	$0.88	$0.89	$0.91	$0.92	$0.94	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	151	—	4	—	—	—	—	—	—	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.40	$1.49	$1.43	$1.30	$1.34	$1.32	$1.27	$1.12	$1.08
Accumulation unit value at end of period	$1.68	$1.61	$1.40	$1.49	$1.43	$1.30	$1.34	$1.32	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	1	1	2	3	3	3	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.37	$1.46	$1.39	$1.28	$1.32	$1.29	$1.25	$1.11	$1.07
Accumulation unit value at end of period	$1.63	$1.57	$1.37	$1.46	$1.39	$1.28	$1.32	$1.29	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	1	1	2	10	12	—

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.20	$1.12	$1.14	$1.12	$1.09	$1.11	$1.07	$1.12	$1.06	$1.01
Accumulation unit value at end of period	$1.32	$1.20	$1.12	$1.14	$1.12	$1.09	$1.11	$1.07	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	3	3	3	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.23	$2.42	$2.57	$2.05	$2.06	$1.93	$1.72	$1.35	$1.14	$1.20
Accumulation unit value at end of period	$4.26	$3.23	$2.42	$2.57	$2.05	$2.06	$1.93	$1.72	$1.35	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	—	—	—	14	14	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.32	$2.48	$2.08	$1.90	$1.92	$1.72	$1.33	$1.17	$1.17
Accumulation unit value at end of period	$3.46	$2.98	$2.32	$2.48	$2.08	$1.90	$1.92	$1.72	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	10	10	10	12	10	18	17	2	—	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.06	$1.01	$1.02	$1.02	$0.99	$1.03	$1.05	$1.05	$1.01	$1.01
Accumulation unit value at end of period	$1.10	$1.06	$1.01	$1.02	$1.02	$0.99	$1.03	$1.05	$1.05	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	10	—	—	—	—	—	—

128    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.15	$0.98	$1.06	$0.97	$0.96	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.15	$0.98	$1.06	$0.97	$0.96	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	8	8	8	7	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.41	$1.82	$1.95	$1.62	$1.61	$1.56	$1.48	$1.15	$1.05	$1.27
Accumulation unit value at end of period	$3.20	$2.41	$1.82	$1.95	$1.62	$1.61	$1.56	$1.48	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	27	27	4	—	—

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.52	$1.23	$1.51	$1.21	$1.31	$1.27	$1.42	$1.18	$1.02	$1.19
Accumulation unit value at end of period	$1.62	$1.52	$1.23	$1.51	$1.21	$1.31	$1.27	$1.42	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.76	$2.22	$2.58	$2.18	$1.85	$1.99	$1.82	$1.34	$1.16	$1.20
Accumulation unit value at end of period	$2.90	$2.76	$2.22	$2.58	$2.18	$1.85	$1.99	$1.82	$1.34	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	1	23	22	3	—	—

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$1.93	$2.27	$2.04	$1.83	$1.96	$1.78	$1.31	$1.13	$1.26
Accumulation unit value at end of period	$2.63	$2.49	$1.93	$2.27	$2.04	$1.83	$1.96	$1.78	$1.31	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	2	2	—	—	—	—	7	—	—

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.30	$2.00	$2.33	$2.12	$1.89	$1.99	$1.92	$1.32	$1.14	$1.27
Accumulation unit value at end of period	$2.47	$2.30	$2.00	$2.33	$2.12	$1.89	$1.99	$1.92	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	11	—	—	—	—	—	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.18	$1.09	$1.11	$1.07	$1.00	$1.04	$1.02	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.23	$1.18	$1.09	$1.11	$1.07	$1.00	$1.04	$1.02	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	9	9	—	44	5	9	10	10	10	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.05	$1.00	$1.00	$0.99	$0.98	$0.99	$0.95	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.08	$1.05	$1.00	$1.00	$0.99	$0.98	$0.99	$0.95	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.10	$1.07	$1.06	$1.08	$1.04	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.22	$1.15	$1.07	$1.10	$1.07	$1.06	$1.08	$1.04	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.20	$1.14	$1.16	$1.16	$1.08	$1.12	$1.05	$1.14	$1.09	$1.01
Accumulation unit value at end of period	$1.29	$1.20	$1.14	$1.16	$1.16	$1.08	$1.12	$1.05	$1.14	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	10	14	18	20	19	2	—

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.83	$1.47	$1.59	$1.53	$1.49	$1.53	$1.37	$1.35	$1.06	$1.19
Accumulation unit value at end of period	$1.70	$1.83	$1.47	$1.59	$1.53	$1.49	$1.53	$1.37	$1.35	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	14	14	8	—	—	—	—	—	—	—

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.13	$0.99	$1.20	$0.99	$0.97	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.13	$0.99	$1.20	$0.99	$0.97	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.34	$2.58	$2.70	$2.07	$2.00	$1.84	$1.67	$1.31	$1.17	$1.21
Accumulation unit value at end of period	$4.32	$3.34	$2.58	$2.70	$2.07	$2.00	$1.84	$1.67	$1.31	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.13	$2.41	$2.48	$1.93	$2.02	$1.94	$1.79	$1.34	$1.20	$1.23
Accumulation unit value at end of period	$4.21	$3.13	$2.41	$2.48	$1.93	$2.02	$1.94	$1.79	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.61	$2.05	$2.32	$2.01	$1.80	$1.85	$1.71	$1.29	$1.13	$1.15
Accumulation unit value at end of period	$2.65	$2.61	$2.05	$2.32	$2.01	$1.80	$1.85	$1.71	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	6	6	5	5	5	5	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    129

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.04	$2.44	$2.42	$1.86	$1.84	$1.76	$1.67	$1.30	$1.18	$1.23
Accumulation unit value at end of period	$5.24	$3.04	$2.44	$2.42	$1.86	$1.84	$1.76	$1.67	$1.30	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	11	11	—	—	—	—

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.27	$1.83	$2.06	$1.81	$1.61	$1.79	$1.67	$1.33	$1.19	$1.17
Accumulation unit value at end of period	$2.29	$2.27	$1.83	$2.06	$1.81	$1.61	$1.79	$1.67	$1.33	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	4	4	4	4	4	4	—	—	—

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$1.01	$1.00	$1.02	$0.99	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.14	$1.07	$1.00	$1.02	$1.01	$1.00	$1.02	$0.99	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	2	4	4	4	4	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.78	$2.21	$2.50	$2.21	$1.86	$1.90	$1.72	$1.29	$1.13	$1.23
Accumulation unit value at end of period	$2.94	$2.78	$2.21	$2.50	$2.21	$1.86	$1.90	$1.72	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.93	$0.93	$0.95	$0.96	$0.97	$0.98	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$0.95	$0.94	$0.93	$0.93	$0.95	$0.96	$0.97	$0.98	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	19	24	9	9	—	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.01	$2.13	$1.76	$1.74	$1.82	$1.70	$1.35	$1.19	$1.19
Accumulation unit value at end of period	$3.51	$2.81	$2.01	$2.13	$1.76	$1.74	$1.82	$1.70	$1.35	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	15	17	18	13	20	6	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.00	$0.89	$0.99	$0.95	$0.92	$1.00	$0.98	$0.99	$1.00	—
Accumulation unit value at end of period	$1.03	$1.00	$0.89	$0.99	$0.95	$0.92	$1.00	$0.98	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	1	1	5	9	10	10	1	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.73	$2.11	$2.30	$1.93	$1.82	$1.85	$1.68	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$3.49	$2.73	$2.11	$2.30	$1.93	$1.82	$1.85	$1.68	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	7	7	7	19	40	43	25	—	—

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.17	$1.79	$2.14	$1.80	$1.64	$1.70	$1.63	$1.22	$1.08	$1.24
Accumulation unit value at end of period	$2.51	$2.17	$1.79	$2.14	$1.80	$1.64	$1.70	$1.63	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	8	9	20	29	31	34	9	1	—

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.07	$1.02	$0.96	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.11	$1.02	$1.07	$1.02	$0.96	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	29	40	—	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.21	$1.12	$1.00	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.29	$1.13	$1.21	$1.12	$1.00	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	12	13	24	24	10	10	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.64	$1.83	$1.72	$1.51	$1.62	$1.53	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$1.84	$1.97	$1.64	$1.83	$1.72	$1.51	$1.62	$1.53	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	4	8	9	9	—	—

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.55	$2.05	$2.40	$2.20	$1.72	$1.89	$1.91	$1.43	$1.23	$1.30
Accumulation unit value at end of period	$2.63	$2.55	$2.05	$2.40	$2.20	$1.72	$1.89	$1.91	$1.43	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	15	15	19	—	1	2	2	2	—	—

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.89	$0.84	$0.92	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.93	$0.89	$0.84	$0.92	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	10	10	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.33	$1.80	$2.12	$1.58	$1.61	$1.58	$1.58	$1.26	$1.06	$1.18
Accumulation unit value at end of period	$2.91	$2.33	$1.80	$2.12	$1.58	$1.61	$1.58	$1.58	$1.26	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	13	1	2	31	32	9	—	—

130    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.04	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.67	$2.16	$2.45	$2.19	$1.90	$2.05	$1.87	$1.35	$1.17	$1.22
Accumulation unit value at end of period	$3.14	$2.67	$2.16	$2.45	$2.19	$1.90	$2.05	$1.87	$1.35	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	18	21	11	—	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.03	$1.13	$1.04	$0.95	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.17	$1.03	$1.13	$1.04	$0.95	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	122	232	293	337	119	49	51	—	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.24	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	8	8	8	9	—	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.18	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.18	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	22	13	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.98	$1.01	$0.99	$0.99	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.05	$0.98	$1.01	$0.99	$0.99	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	14	—	—	—	—	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.88	$2.17	$2.27	$1.81	$1.84	$1.78	$1.61	$1.26	$1.08	$1.17
Accumulation unit value at end of period	$3.76	$2.88	$2.17	$2.27	$1.81	$1.84	$1.78	$1.61	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.41	$1.22	$1.33	$1.12	$1.10	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.41	$1.22	$1.33	$1.12	$1.10	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.22	$1.81	$1.83	$1.63	$1.49	$1.78	$1.61	$1.36	$1.22	$1.17
Accumulation unit value at end of period	$2.31	$2.22	$1.81	$1.83	$1.63	$1.49	$1.78	$1.61	$1.36	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	8	9	14	21	27	41	14	3	—

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.78	$2.02	$1.86	$1.37	$1.53	$1.65	$1.65	$1.22	$1.15	$1.26
Accumulation unit value at end of period	$6.89	$2.78	$2.02	$1.86	$1.37	$1.53	$1.65	$1.65	$1.22	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	2	3	4	4	—	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$2.02	$2.19	$1.89	$1.75	$1.79	$1.66	$1.23	$1.13	$1.18
Accumulation unit value at end of period	$2.93	$2.50	$2.02	$2.19	$1.89	$1.75	$1.79	$1.66	$1.23	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.97	$0.86	$0.94	$0.89	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.03	$0.97	$0.86	$0.94	$0.89	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	9	9	9	9	9	10	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.19	$1.28	$1.15	$1.04	$1.16	$1.18	$1.20	$1.06	$1.06
Accumulation unit value at end of period	$1.39	$1.31	$1.19	$1.28	$1.15	$1.04	$1.16	$1.18	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	51	51	60	63	64	64	69	72	2	—

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.14	$0.99	$1.07	$0.95	$0.93	$0.95	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.31	$1.14	$0.99	$1.07	$0.95	$0.93	$0.95	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	—	2	2	—	—	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.97	$1.00	$0.97	$0.96	$0.98	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.10	$1.04	$0.97	$1.00	$0.97	$0.96	$0.98	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	23	—	119	239	239	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    131

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.93	$0.93	$0.93	$0.93	$0.92	$0.97	$0.97	$1.00	—	—
Accumulation unit value at end of period	$0.87	$0.93	$0.93	$0.93	$0.93	$0.92	$0.97	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11	27	30	36	48	48	34	16	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.69	$0.84	$0.76	$0.52	$0.70	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.29	$0.94	$0.69	$0.84	$0.76	$0.52	$0.70	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	11	11	12	14	14	15	2	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.94	$1.62	$1.80	$1.54	$1.48	$1.52	$1.47	$1.24	$1.11	$1.16
Accumulation unit value at end of period	$2.19	$1.94	$1.62	$1.80	$1.54	$1.48	$1.52	$1.47	$1.24	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	176	234	147	332	371	544	378	426	38	—

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.27	$1.17	$1.22	$1.16	$1.14	$1.16	$1.13	$1.12	$1.06	$1.05
Accumulation unit value at end of period	$1.36	$1.27	$1.17	$1.22	$1.16	$1.14	$1.16	$1.13	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	431	431	482	497	516	773	789	1,246	1,009	154

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.03	$1.07	$1.01	$1.00	$1.03	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.13	$1.03	$1.07	$1.01	$1.00	$1.03	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.07	$1.14	$1.04	$1.03	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.20	$1.07	$1.14	$1.04	$1.03	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	112	116	29	29	231	214	207	209	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.16	$1.27	$1.10	$1.09	$1.14	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.47	$1.34	$1.16	$1.27	$1.10	$1.09	$1.14	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	39	40	23	134	136	—	—	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.36	$1.19	$1.28	$1.14	$1.12	$1.17	$1.14	$1.02	$1.00	—
Accumulation unit value at end of period	$1.47	$1.36	$1.19	$1.28	$1.14	$1.12	$1.17	$1.14	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	2,673	2,858	3,156	3,367	3,960	4,673	4,877	4,625	3,534	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.59	$1.39	$1.50	$1.35	$1.31	$1.34	$1.30	$1.19	$1.09	$1.10
Accumulation unit value at end of period	$1.76	$1.59	$1.39	$1.50	$1.35	$1.31	$1.34	$1.30	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,972	2,286	2,808	3,261	4,240	4,248	3,958	2,585	1,300	—

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.75	$1.50	$1.64	$1.44	$1.39	$1.43	$1.38	$1.21	$1.10	$1.13
Accumulation unit value at end of period	$1.96	$1.75	$1.50	$1.64	$1.44	$1.39	$1.43	$1.38	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	189	189	194	439	1,515	1,599	1,780	1,730	56	35

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.42	$1.27	$1.35	$1.25	$1.22	$1.24	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.55	$1.42	$1.27	$1.35	$1.25	$1.22	$1.24	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	936	1,709	2,091	2,246	2,698	3,025	3,756	5,181	3,281	—

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.12	$1.05	$1.08	$1.06	$1.05	$1.07	$1.03	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.19	$1.12	$1.05	$1.08	$1.06	$1.05	$1.07	$1.03	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	1	1	3	3	29	—

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.31	$1.86	$2.07	$1.75	$1.63	$1.65	$1.50	$1.19	$1.10	$1.16
Accumulation unit value at end of period	$2.65	$2.31	$1.86	$2.07	$1.75	$1.63	$1.65	$1.50	$1.19	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

132    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.43	$1.19	$1.26	$1.29	$1.41	$1.18	$1.00	$1.17
Accumulation unit value at end of period	$1.49	$1.37	$1.17	$1.43	$1.19	$1.26	$1.29	$1.41	$1.18	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.53	$1.23	$1.55	$1.25	$1.32	$1.37	$1.40	$1.20	$1.06	$1.16
Accumulation unit value at end of period	$1.84	$1.53	$1.23	$1.55	$1.25	$1.32	$1.37	$1.40	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	10	10	—	—	—	—

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.22	$1.09	$1.35	$1.10	$1.03	$1.14	$1.25	$1.06	$0.93	$1.18
Accumulation unit value at end of period	$1.14	$1.22	$1.09	$1.35	$1.10	$1.03	$1.14	$1.25	$1.06	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	16	16	2	—	—

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.31	$1.95	$2.08	$1.79	$1.71	$1.84	$1.88	$1.37	$1.26	$1.29
Accumulation unit value at end of period	$3.15	$2.31	$1.95	$2.08	$1.79	$1.71	$1.84	$1.88	$1.37	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.95	$1.66	$1.96	$1.86	$1.51	$1.70	$1.70	$1.28	$1.15	$1.23
Accumulation unit value at end of period	$1.99	$1.95	$1.66	$1.96	$1.86	$1.51	$1.70	$1.70	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.10	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.19	$1.06	$1.10	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.34	$1.13	$1.20	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.38	$1.34	$1.13	$1.20	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	149	135	137	157	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.27	$1.10	$1.15	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.27	$1.10	$1.15	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	229	237	245	254	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.64	$2.04	$2.24	$1.89	$1.71	$1.80	$1.66	$1.29	$1.14	$1.23
Accumulation unit value at end of period	$3.13	$2.64	$2.04	$2.24	$1.89	$1.71	$1.80	$1.66	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.75	$2.24	$2.25	$1.82	$1.72	$1.80	$1.87	$1.27	$1.20	$1.27
Accumulation unit value at end of period	$4.27	$2.75	$2.24	$2.25	$1.82	$1.72	$1.80	$1.87	$1.27	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.02	$1.09	$1.02	$0.90	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.15	$1.02	$1.09	$1.02	$0.90	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—
Variable account charges of 1.90% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.19	$1.06	$1.05	$1.08	$1.06	$1.00	—
Accumulation unit value at end of period	$1.26	$1.23	$1.08	$1.19	$1.06	$1.05	$1.08	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (4/30/2012)
Accumulation unit value at beginning of period	$2.76	$2.09	$2.08	$1.61	$1.61	$1.48	$1.32	$0.98	$1.00
Accumulation unit value at end of period	$3.66	$2.76	$2.09	$2.08	$1.61	$1.61	$1.48	$1.32	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.89	$0.76	$0.95	$0.98	$0.71	$1.16	$1.06	$1.00	—
Accumulation unit value at end of period	$0.66	$0.89	$0.76	$0.95	$0.98	$0.71	$1.16	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    133

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
American Century VP Value, Class II (4/30/2012)
Accumulation unit value at beginning of period	$1.94	$1.56	$1.75	$1.65	$1.39	$1.48	$1.34	$1.04	$1.00
Accumulation unit value at end of period	$1.92	$1.94	$1.56	$1.75	$1.65	$1.39	$1.48	$1.34	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.33	$1.15	$1.27	$1.14	$1.11	$1.15	$1.15	$1.02	$1.00
Accumulation unit value at end of period	$1.57	$1.33	$1.15	$1.27	$1.14	$1.11	$1.15	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$1.73	$1.44	$1.56	$1.39	$1.33	$1.33	$1.23	$1.03	$1.00
Accumulation unit value at end of period	$2.00	$1.73	$1.44	$1.56	$1.39	$1.33	$1.33	$1.23	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.52	$0.49	$0.58	$0.58	$0.53	$0.71	$0.92	$1.00	—
Accumulation unit value at end of period	$0.50	$0.52	$0.49	$0.58	$0.58	$0.53	$0.71	$0.92	—
Number of accumulation units outstanding at end of period (000 omitted)	8	8	6	6	6	—	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.98	$1.52	$1.70	$1.43	$1.34	$1.33	$1.20	$1.00	—
Accumulation unit value at end of period	$2.37	$1.98	$1.52	$1.70	$1.43	$1.34	$1.33	$1.20	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.14	$1.75	$1.85	$1.52	$1.44	$1.46	$1.29	$0.99	$1.00
Accumulation unit value at end of period	$2.39	$2.14	$1.75	$1.85	$1.52	$1.44	$1.46	$1.29	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.80	$1.48	$1.61	$1.44	$1.29	$1.36	$1.26	$1.01	$1.00
Accumulation unit value at end of period	$1.78	$1.80	$1.48	$1.61	$1.44	$1.29	$1.36	$1.26	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	30	20	—

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.94	$1.03	$0.94	$0.87	$0.89	$0.90	$1.00	—
Accumulation unit value at end of period	$1.09	$1.03	$0.94	$1.03	$0.94	$0.87	$0.89	$0.90	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.27	$0.99	$1.28	$0.89	$0.87	$0.97	$1.01	$1.05	$1.00
Accumulation unit value at end of period	$1.66	$1.27	$0.99	$1.28	$0.89	$0.87	$0.97	$1.01	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	4	4	—	—	10	—

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.86	$0.79	$0.86	$0.83	$0.85	$0.93	$0.94	$1.04	$1.00
Accumulation unit value at end of period	$0.88	$0.86	$0.79	$0.86	$0.83	$0.85	$0.93	$0.94	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.89	$0.89	$0.90	$0.91	$0.93	$0.95	$0.97	$0.99	$1.00
Accumulation unit value at end of period	$0.88	$0.89	$0.89	$0.90	$0.91	$0.93	$0.95	$0.97	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	12	—	—	—	—	—	—

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.36	$1.19	$1.27	$1.22	$1.11	$1.15	$1.13	$1.09	$1.00
Accumulation unit value at end of period	$1.42	$1.36	$1.19	$1.27	$1.22	$1.11	$1.15	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	19	23	26	29	31	34	35	37	—

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.18	$1.25	$1.20	$1.10	$1.14	$1.12	$1.08	$1.00
Accumulation unit value at end of period	$1.39	$1.34	$1.18	$1.25	$1.20	$1.10	$1.14	$1.12	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.11	$1.03	$1.05	$1.03	$1.01	$1.03	$1.00	$1.04	$1.00
Accumulation unit value at end of period	$1.22	$1.11	$1.03	$1.05	$1.03	$1.01	$1.03	$1.00	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	23	23	10	10	10	103	—	—	—

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.39	$1.80	$1.91	$1.52	$1.54	$1.44	$1.29	$1.01	$1.00
Accumulation unit value at end of period	$3.15	$2.39	$1.80	$1.91	$1.52	$1.54	$1.44	$1.29	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

134    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.76	$1.89	$1.59	$1.45	$1.47	$1.32	$1.02	$1.00
Accumulation unit value at end of period	$2.62	$2.27	$1.76	$1.89	$1.59	$1.45	$1.47	$1.32	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	11	11	9	9	9	—	—	—	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.97	$0.99	$0.99	$0.96	$1.00	$1.01	$1.02	$1.00
Accumulation unit value at end of period	$1.06	$1.02	$0.97	$0.99	$0.99	$0.96	$1.00	$1.01	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.14	$0.98	$1.05	$0.96	$0.96	$0.98	$0.95	$1.00	—
Accumulation unit value at end of period	$1.31	$1.14	$0.98	$1.05	$0.96	$0.96	$0.98	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.98	$1.49	$1.60	$1.33	$1.33	$1.29	$1.22	$0.95	$1.00
Accumulation unit value at end of period	$2.62	$1.98	$1.49	$1.60	$1.33	$1.33	$1.29	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.10	$1.35	$1.08	$1.17	$1.14	$1.27	$1.06	$1.00
Accumulation unit value at end of period	$1.44	$1.35	$1.10	$1.35	$1.08	$1.17	$1.14	$1.27	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	8	8	7	7	7	—	34	26	—

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.08	$1.67	$1.95	$1.65	$1.40	$1.51	$1.38	$1.02	$1.00
Accumulation unit value at end of period	$2.18	$2.08	$1.67	$1.95	$1.65	$1.40	$1.51	$1.38	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.95	$1.51	$1.78	$1.60	$1.43	$1.54	$1.40	$1.04	$1.00
Accumulation unit value at end of period	$2.05	$1.95	$1.51	$1.78	$1.60	$1.43	$1.54	$1.40	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.76	$1.52	$1.78	$1.62	$1.45	$1.53	$1.47	$1.01	$1.00
Accumulation unit value at end of period	$1.88	$1.76	$1.52	$1.78	$1.62	$1.45	$1.53	$1.47	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.11	$1.14	$1.09	$1.02	$1.06	$1.05	$1.07	$1.00
Accumulation unit value at end of period	$1.25	$1.20	$1.11	$1.14	$1.09	$1.02	$1.06	$1.05	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.04	$1.00	$1.00	$0.99	$0.99	$0.99	$0.96	$1.00	$1.00
Accumulation unit value at end of period	$1.07	$1.04	$1.00	$1.00	$0.99	$0.99	$0.99	$0.96	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – American Century Diversified Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.04	$1.01	$0.99	$1.01	$0.98	$1.02	$1.00
Accumulation unit value at end of period	$1.14	$1.08	$1.00	$1.04	$1.01	$0.99	$1.01	$0.98	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.06	$1.05	$0.99	$1.03	$0.96	$1.04	$1.00
Accumulation unit value at end of period	$1.16	$1.09	$1.03	$1.06	$1.05	$0.99	$1.03	$0.96	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	26	—	—	—	—	—	—	—	127

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.52	$1.23	$1.33	$1.28	$1.25	$1.29	$1.15	$1.14	$1.00
Accumulation unit value at end of period	$1.41	$1.52	$1.23	$1.33	$1.28	$1.25	$1.29	$1.15	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.12	$0.98	$1.20	$0.99	$0.97	$1.02	$1.04	$1.00	—
Accumulation unit value at end of period	$1.15	$1.12	$0.98	$1.20	$0.99	$0.97	$1.02	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.44	$1.89	$1.98	$1.52	$1.47	$1.36	$1.23	$0.97	$1.00
Accumulation unit value at end of period	$3.15	$2.44	$1.89	$1.98	$1.52	$1.47	$1.36	$1.23	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    135

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.19	$1.69	$1.74	$1.36	$1.42	$1.37	$1.27	$0.95	$1.00
Accumulation unit value at end of period	$2.94	$2.19	$1.69	$1.74	$1.36	$1.42	$1.37	$1.27	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – MFS® Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.06	$1.62	$1.84	$1.60	$1.43	$1.48	$1.37	$1.03	$1.00
Accumulation unit value at end of period	$2.09	$2.06	$1.62	$1.84	$1.60	$1.43	$1.48	$1.37	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.19	$1.76	$1.75	$1.35	$1.33	$1.28	$1.22	$0.95	$1.00
Accumulation unit value at end of period	$3.78	$2.19	$1.76	$1.75	$1.35	$1.33	$1.28	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.77	$1.43	$1.61	$1.41	$1.26	$1.41	$1.31	$1.04	$1.00
Accumulation unit value at end of period	$1.78	$1.77	$1.43	$1.61	$1.41	$1.26	$1.41	$1.31	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.96	$0.98	$0.97	$0.97	$0.98	$0.96	$1.00	$1.00
Accumulation unit value at end of period	$1.09	$1.02	$0.96	$0.98	$0.97	$0.97	$0.98	$0.96	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.20	$1.76	$1.99	$1.76	$1.49	$1.51	$1.38	$1.04	$1.00
Accumulation unit value at end of period	$2.33	$2.20	$1.76	$1.99	$1.76	$1.49	$1.51	$1.38	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$0.92	$0.91	$0.92	$0.93	$0.95	$0.96	$0.97	$1.00	$1.00
Accumulation unit value at end of period	$0.94	$0.92	$0.91	$0.92	$0.93	$0.95	$0.96	$0.97	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$2.06	$1.48	$1.57	$1.30	$1.28	$1.35	$1.26	$1.00	$1.00
Accumulation unit value at end of period	$2.57	$2.06	$1.48	$1.57	$1.30	$1.28	$1.35	$1.26	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$0.98	$0.88	$0.99	$0.94	$0.91	$0.99	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$1.02	$0.98	$0.88	$0.99	$0.94	$0.91	$0.99	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.09	$1.62	$1.77	$1.48	$1.40	$1.42	$1.30	$1.01	$1.00
Accumulation unit value at end of period	$2.67	$2.09	$1.62	$1.77	$1.48	$1.40	$1.42	$1.30	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	19	22	25	28	31	33	70	75	—

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.76	$1.46	$1.75	$1.48	$1.34	$1.39	$1.34	$1.00	$1.00
Accumulation unit value at end of period	$2.04	$1.76	$1.46	$1.75	$1.48	$1.34	$1.39	$1.34	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.07	$1.01	$0.95	$0.99	$0.98	$1.00	—
Accumulation unit value at end of period	$1.16	$1.10	$1.02	$1.07	$1.01	$0.95	$0.99	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	45	51	54	59	64	—	—	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.12	$1.20	$1.11	$1.00	$1.09	$1.06	$1.00	—
Accumulation unit value at end of period	$1.27	$1.28	$1.12	$1.20	$1.11	$1.00	$1.09	$1.06	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Franklin Mutual Shares VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.67	$1.39	$1.56	$1.47	$1.29	$1.38	$1.32	$1.04	$1.00
Accumulation unit value at end of period	$1.56	$1.67	$1.39	$1.56	$1.47	$1.29	$1.38	$1.32	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Franklin Small Cap Value VIP Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$1.88	$1.51	$1.77	$1.63	$1.28	$1.40	$1.42	$1.07	$1.00
Accumulation unit value at end of period	$1.94	$1.88	$1.51	$1.77	$1.63	$1.28	$1.40	$1.42	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	6	—

136    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.88	$0.83	$0.91	$0.88	$0.90	$0.96	$1.00	—	—
Accumulation unit value at end of period	$0.93	$0.88	$0.83	$0.91	$0.88	$0.90	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$1.96	$1.52	$1.79	$1.34	$1.36	$1.34	$1.34	$1.08	$1.00
Accumulation unit value at end of period	$2.45	$1.96	$1.52	$1.79	$1.34	$1.36	$1.34	$1.34	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.02	$0.94	$1.00	$0.97	$0.93	$0.97	$0.96	$1.00	—
Accumulation unit value at end of period	$1.03	$1.02	$0.94	$1.00	$0.97	$0.93	$0.97	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.00	$1.62	$1.84	$1.65	$1.43	$1.55	$1.41	$1.03	$1.00
Accumulation unit value at end of period	$2.35	$2.00	$1.62	$1.84	$1.65	$1.43	$1.55	$1.41	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	4	4	—	—	—	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.02	$1.12	$1.04	$0.95	$1.01	$0.98	$1.00	—
Accumulation unit value at end of period	$1.25	$1.16	$1.02	$1.12	$1.04	$0.95	$1.01	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.03	$1.11	$0.95	$1.00	$1.11	$1.19	$1.00	—
Accumulation unit value at end of period	$1.37	$1.23	$1.03	$1.11	$0.95	$1.00	$1.11	$1.19	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.18	$0.98	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.32	$1.18	$0.98	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.97	$1.00	$0.99	$0.98	$1.00	$0.98	$1.00	—
Accumulation unit value at end of period	$1.12	$1.04	$0.97	$1.00	$0.99	$0.98	$1.00	$0.98	—
Number of accumulation units outstanding at end of period (000 omitted)	26	30	34	39	42	46	—	—	—

Janus Henderson VIT Research Portfolio: Service Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.27	$1.71	$1.80	$1.44	$1.46	$1.42	$1.28	$1.00	$1.00
Accumulation unit value at end of period	$2.96	$2.27	$1.71	$1.80	$1.44	$1.46	$1.42	$1.28	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.39	$1.21	$1.32	$1.11	$1.10	$1.12	$1.12	$1.00	—
Accumulation unit value at end of period	$1.38	$1.39	$1.21	$1.32	$1.11	$1.10	$1.12	$1.12	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

MFS ® Utilities Series – Service Class (4/30/2012)
Accumulation unit value at beginning of period	$1.73	$1.41	$1.43	$1.27	$1.16	$1.39	$1.26	$1.07	$1.00
Accumulation unit value at end of period	$1.79	$1.73	$1.41	$1.43	$1.27	$1.16	$1.39	$1.26	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Morgan Stanley VIF Discovery Portfolio, Class II Shares (4/30/2012)
Accumulation unit value at beginning of period	$2.08	$1.51	$1.40	$1.03	$1.15	$1.24	$1.25	$0.92	$1.00
Accumulation unit value at end of period	$5.14	$2.08	$1.51	$1.40	$1.03	$1.15	$1.24	$1.25	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (4/30/2012)
Accumulation unit value at beginning of period	$2.02	$1.64	$1.77	$1.53	$1.42	$1.46	$1.35	$1.00	$1.00
Accumulation unit value at end of period	$2.36	$2.02	$1.64	$1.77	$1.53	$1.42	$1.46	$1.35	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.96	$0.85	$0.93	$0.89	$0.91	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.02	$0.96	$0.85	$0.93	$0.89	$0.91	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.16	$1.06	$1.14	$1.02	$0.92	$1.04	$1.05	$1.07	$1.00
Accumulation unit value at end of period	$1.23	$1.16	$1.06	$1.14	$1.02	$0.92	$1.04	$1.05	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    137

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.13	$0.98	$1.06	$0.95	$0.93	$0.95	$0.93	$1.02	$1.00
Accumulation unit value at end of period	$1.29	$1.13	$0.98	$1.06	$0.95	$0.93	$0.95	$0.93	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.97	$0.99	$0.97	$0.96	$0.98	$0.95	$1.00	—
Accumulation unit value at end of period	$1.10	$1.03	$0.97	$0.99	$0.97	$0.96	$0.98	$0.95	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.92	$0.92	$0.92	$0.92	$0.91	$0.97	$0.97	$1.00	—
Accumulation unit value at end of period	$0.86	$0.92	$0.92	$0.92	$0.92	$0.91	$0.97	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	51	54	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	$1.00	—
Accumulation unit value at end of period	$1.27	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.58	$1.33	$1.48	$1.27	$1.22	$1.25	$1.21	$1.02	$1.00
Accumulation unit value at end of period	$1.79	$1.58	$1.33	$1.48	$1.27	$1.22	$1.25	$1.21	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.15	$1.06	$1.11	$1.05	$1.04	$1.06	$1.04	$1.02	$1.00
Accumulation unit value at end of period	$1.23	$1.15	$1.06	$1.11	$1.05	$1.04	$1.06	$1.04	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	506	—	—	—	634	634	634	634	510

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.09	$0.96	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$0.96	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.14	$0.98	$1.04	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.14	$0.98	$1.04	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.02	$1.07	$1.01	$1.00	$1.03	$1.00	$1.00	—
Accumulation unit value at end of period	$1.19	$1.12	$1.02	$1.07	$1.01	$1.00	$1.03	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.13	$1.04	$1.03	$1.06	$1.04	$1.00	—
Accumulation unit value at end of period	$1.27	$1.19	$1.06	$1.13	$1.04	$1.03	$1.06	$1.04	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.15	$1.27	$1.10	$1.08	$1.14	$1.11	$1.00	—
Accumulation unit value at end of period	$1.45	$1.33	$1.15	$1.27	$1.10	$1.08	$1.14	$1.11	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.18	$1.27	$1.14	$1.12	$1.17	$1.14	$1.01	$1.00
Accumulation unit value at end of period	$1.45	$1.34	$1.18	$1.27	$1.14	$1.12	$1.17	$1.14	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	40	43	47	50	53	54	71

Variable Portfolio – Moderate Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.36	$1.19	$1.29	$1.16	$1.13	$1.16	$1.12	$1.03	$1.00
Accumulation unit value at end of period	$1.50	$1.36	$1.19	$1.29	$1.16	$1.13	$1.16	$1.12	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	61	107	90	71	20

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.46	$1.26	$1.38	$1.21	$1.17	$1.20	$1.16	$1.02	$1.00
Accumulation unit value at end of period	$1.64	$1.46	$1.26	$1.38	$1.21	$1.17	$1.20	$1.16	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	25	35

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.12	$1.19	$1.10	$1.08	$1.10	$1.07	$1.02	$1.00
Accumulation unit value at end of period	$1.36	$1.25	$1.12	$1.19	$1.10	$1.08	$1.10	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	417	911	901	891	264	233	222	184	213

138    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.90% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012
Variable Portfolio – Partners Core Bond Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$0.99	$1.01	$1.00	$0.99	$1.01	$0.98	$1.02	$1.00
Accumulation unit value at end of period	$1.11	$1.05	$0.99	$1.01	$1.00	$0.99	$1.01	$0.98	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.90	$1.53	$1.70	$1.44	$1.34	$1.36	$1.25	$0.99	$1.00
Accumulation unit value at end of period	$2.17	$1.90	$1.53	$1.70	$1.44	$1.34	$1.36	$1.25	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Core Equity Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.07	$1.31	$1.10	$1.16	$1.19	$1.30	$1.09	$1.00
Accumulation unit value at end of period	$1.36	$1.25	$1.07	$1.31	$1.10	$1.16	$1.19	$1.30	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.33	$1.07	$1.35	$1.09	$1.15	$1.21	$1.23	$1.05	$1.00
Accumulation unit value at end of period	$1.60	$1.33	$1.07	$1.35	$1.09	$1.15	$1.21	$1.23	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners International Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.08	$1.33	$1.09	$1.03	$1.13	$1.25	$1.06	$1.00
Accumulation unit value at end of period	$1.13	$1.20	$1.08	$1.33	$1.09	$1.03	$1.13	$1.25	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.62	$1.36	$1.46	$1.26	$1.20	$1.30	$1.33	$0.97	$1.00
Accumulation unit value at end of period	$2.20	$1.62	$1.36	$1.46	$1.26	$1.20	$1.30	$1.33	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.54	$1.31	$1.55	$1.48	$1.20	$1.36	$1.35	$1.03	$1.00
Accumulation unit value at end of period	$1.57	$1.54	$1.31	$1.55	$1.48	$1.20	$1.36	$1.35	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.10	$1.00	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.19	$1.05	$1.10	$1.00	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.33	$1.13	$1.20	$1.03	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.37	$1.33	$1.13	$1.20	$1.03	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.26	$1.09	$1.15	$1.02	$1.00	—	—	—	—
Accumulation unit value at end of period	$1.30	$1.26	$1.09	$1.15	$1.02	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.04	$1.58	$1.73	$1.47	$1.33	$1.40	$1.29	$1.01	$1.00
Accumulation unit value at end of period	$2.42	$2.04	$1.58	$1.73	$1.47	$1.33	$1.40	$1.29	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	4	4	—	—	—	—

Wells Fargo VT Small Cap Growth Fund – Class 2 (4/30/2012)
Accumulation unit value at beginning of period	$2.00	$1.63	$1.64	$1.33	$1.26	$1.32	$1.37	$0.93	$1.00
Accumulation unit value at end of period	$3.10	$2.00	$1.63	$1.64	$1.33	$1.26	$1.32	$1.37	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.02	$1.08	$1.02	$0.90	$0.97	$1.01	$1.00	—
Accumulation unit value at end of period	$1.19	$1.14	$1.02	$1.08	$1.02	$0.90	$0.97	$1.01	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    139

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

140    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6515  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Rate Sheet Prospectus Supplement dated May 1, 2021 to the Prospectus Dated May 1, 2021
Product Name	Prospectus Form #
RiverSource RAVA 5 Advantage® Variable Annuity (Offered for contract applications signed on or after April 29, 2019)	S- 6720 CH (5/21)
Rate Sheet Prospectus Supplement
This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with your prospectus. This Supplement must be used in conjunction with the effective RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019) prospectus. If you need another copy of the prospectus, please call us at 1-800-862-7919. Historical rate sheet supplements are reflected in Appendix G to this prospectus. For additional information, you may consult your financial advisor or call us at 1-800-862-7919.
The Rate Sheet Prospectus Supplement has been filed with the Securities and Exchange Commission (the “SEC”) and is also available on the Edgar system at www.sec.gov (File No. 333 - 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
We are issuing this Supplement to provide the:
•	Current rider fees for the SecureSource Tempo, SecureSource Core 2, SecureSource 5 and SecureSource 5 Plus optional benefit riders;
•	Lifetime Payment Percentages and Age Bands for the SecureSource Tempo, SecureSource Core 2, SecureSource 5 and SecureSource 5 Plus optional benefit riders;
•	Income Bonus Percentage for the SecureSource Tempo, SecureSource 5 and SecureSource 5 Plus optional benefit riders;
•	Annual Credit percentage and Credit Period for the SecureSource Core 2, SecureSource 5 and SecureSource 5 Plus optional benefit riders;
•	Credit Multiplier, Maximum Credit percentage, Maximum Credit Carryover percentage for the SecureSource Tempo optional benefit riders.
The rider fees, percentages, age bands, credit period and terms listed below apply to applications signed on or after May 3, 2021.
In order to get these terms, your application must be signed and in good order while this Rate Sheet Prospectus Supplement is in effect. Because we reserve the right to change these terms upon notice as provided below, if your application is not signed and in good order while this Rate Sheet Prospectus Supplement is in effect then you will receive the terms that are in effect on the date that you have a signed application in good order. The rider fees, percentages, age bands, credit period and terms, listed below will not change after your application is signed, except as provided in the prospectus (See “Charges – Optional Living Benefit Charges”; “SecureSource Tempo Rider – Lifetime Payment Percentage/Returns-linked Credit”; “SecureSource Core 2 Rider – Lifetime Payment Percentage/Annual Credits; “SecureSource 5 Rider – Lifetime Payment Percentage /Annual Credits”; “SecureSource 5 Plus Rider – Lifetime Payment Percentage/Annual Credits”; SecureSource Core 2 Rider – Lifetime Payment Percentage/Annual Credits).
The rider fees, percentages, age bands, credit period and terms listed in this Rate Sheet Supplement are subject to change and can be superseded upon 7 calendar days prior notice as provided below. Please note that any superseding terms do not apply to applications that are already signed and received by us in good order. Changes to the rider fees, percentages, age bands, credit period or terms listed in this Rate Sheet Prospectus Supplement will be disclosed at least 7 calendar days in advance in a new Rate Sheet Prospectus Supplement filed on Edgar at www.sec.gov (File No. 333-230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
current RIDER FEES
Rider	Single Life Option	Joint Life Option
SecureSource TempoSM	1.55%	1.65%
SecureSource 5SM	1.55%	1.65%
SecureSource 5 PlusSM	1.70%	1.80%
SecureSource Core 2SM	1.60%	1.70%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)

LIFETIME PAYMENT PERCENTAGE and income bonus percentage
The Lifetime Payment Percentage is used to calculate the Current Annual Payment.
SecureSource Tempo Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.60%	2.30%	1.00%
59-64	3.60%	3.30%	1.00%
65-69	4.70%	4.30%	1.00%
70-74	4.90%	4.40%	1.00%
75-79	5.00%	4.55-%	1.00%
80+	5.10%	4.65%	1.00%
SecureSource 5 Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.60%	2.30%	1.00%
59-64	3.60%	3.30%	1.00%
65-69	4.70%	4.30%	1.00%
70-74	4.90%	4.40%	1.00%
75-79	5.00%	4.55-%	1.00%
80+	5.10%	4.65%	1.00%
SecureSource 5 Plus Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.60%	2.30%	1.00%
59-64	3.60%	3.30%	1.00%
65-69	4.70%	4.30%	1.00%
70-74	4.90%	4.40%	1.00%
75-79	5.00%	4.55-%	1.00%
80+	5.10%	4.65%	1.00%
SecureSource Core 2 Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.00%	2.50%
59-64	4.00%	3.50%
65-69	5.00%	4.50%
70-74	5.20%	4.60%
75-79	5.35%	4.85%
80+	5.50%	5.00%
ANNUAL CREDIT PERCENTAGE AND CrEDIT PERIOD:
Rider	Annual Credit Percentage	Credit Period
SecureSource TempoSM	N/A	15 years
SecureSource 5SM	5%	10 years
SecureSource 5 PlusSM	6%	10 years
SecureSource Core 2SM	5%	10 years
credit multiplier, MAXIMUM CREDIT PERCENTAGE AND MAXIMUM CARRYOVER PERCENTAGE for the SecureSource tempo rider:
Credit Multiplier is 200%, Maximum Credit Percentage is 10% and Maximum Carryover Percentage is 10%.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6720-13 A (5/21)

Prospectus
May 1, 2021
RiverSource®
RAVA 5 Advantage® Variable Annuity
(Offered for contract applications signed on or after April 29, 2019)
Individual Flexible Premium Deferred Combination Fixed/Variable Annuity
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
This prospectus contains information that you should know before investing in the RAVA 5 Advantage contract offered for contract applications signed on or after April 29, 2019. All material terms and conditions of the contract, including material state variations, are described in this prospectus.
Investment options available under the contract are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)(1)
AB VPS Large Cap Growth Portfolio (Class B)(1)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III(1)
American Century Variable Portfolios, Inc.
American Century VP Value, Class II(1)
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)(1)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)(1)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Balanced Fund (Class 2)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)(1)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)(1)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)(1)
Columbia Variable Portfolio - Government Money Market Fund (Class 2)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)(1)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 2)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)(1)

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    1

Columbia Variable Portfolio - Overseas Core Fund (Class 2)(1)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)(1)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)
CTIVP® - American Century Diversified Bond Fund (Class 2)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)(1)
CTIVP® - CenterSquare Real Estate Fund (Class 2)(1)
CTIVP® - Loomis Sayles Growth Fund (Class 2)
CTIVP® - MFS® Value Fund (Class 2)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)
CTIVP® - TCW Core Plus Bond Fund (Class 2)
CTIVP® - Victory Sycamore Established Value Fund (Class 2)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2)
Variable Portfolio - Aggressive Portfolio (Class 2)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2) (1)
Variable Portfolio - Partners Core Equity Fund (Class 2)
Variable Portfolio - Partners International Core Equity Fund (Class 2)
Variable Portfolio - Partners International Growth Fund (Class 2)
Variable Portfolio - Partners International Value Fund (Class 2)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)
Variable Portfolio - Partners Small Cap Value Fund (Class 2)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B(1)
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2(1)
Fidelity® VIP Mid Cap Portfolio Service Class 2(1)
Fidelity® VIP Strategic Income Portfolio Service Class 2(1)
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2(1)
Franklin Mutual Shares VIP Fund - Class 2(1)
Franklin Small Cap Value VIP Fund - Class 2(1)
Templeton Global Bond VIP Fund - Class 2(1)
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares(1)
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares(1)
Invesco V.I. Global Fund, Series II Shares(1)
Invesco V.I. Global Strategic Income Fund, Series II Shares(1)
Invesco V.I. Main Street Small Cap Fund, Series II Shares(1)
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy(1)
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares(1)
Janus Henderson Flexible Bond Portfolio: Service Shares(1)
Janus Henderson Research Portfolio: Service Shares(1)
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares(1)
Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II(1)
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class(1)
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares(1)
Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (1)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)(1)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class(1)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class(1)
PIMCO VIT Total Return Portfolio, Advisor Class(1)
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)(1)

2    RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2(1)
Wells Fargo VT Small Cap Growth Fund - Class 2(1)
(1) Not available with certain benefit riders.
Please read the prospectuses carefully and keep them for future reference.
The contracts with SecureSource series riders may provide for credits on certain rider anniversaries. Credits increase the Current Annual Payment but may result in higher rider charges that may exceed the benefit from the credits.
The optional living benefit riders and certain death benefit riders described in this prospectus provide certain guarantees along with limitations that could reduce the monetary value derived from the riders. The optional living benefit riders and certain death benefit riders require you to invest your contract value in approved investment options that are designed to minimize risk to RiverSource Life but may limit your contract’s growth potential or ability to make subaccount transfers. If you later decide you do not want to invest in those approved investment options, you must request a full surrender. This will result in the termination of your contract and you will no longer derive any benefit from the riders. Additionally, we may restrict additional purchase payments. You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 13 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend

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on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

4     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

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6    RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contingent annuitant: The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless your investment options have been restricted under a living benefit rider, the SecureSource Legacy benefit or the
Enhanced Legacy benefit rider, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs) : A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be

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the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase optional benefits. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value immediately prior to the surrender, minus any applicable charges, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

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The Contract in Brief
Purpose: The purpose of the contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, regular fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under your contract. Beginning at a specified time in the future called the annuitization start date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax and/or other charges).
Buying a contract: When buying a contract, you must provide us a minimum initial purchase payment. The minimum initial purchase payment varies between $1,000 and $2,000 based on tax qualification. In no case may purchase payments exceed $1,000,000 without our prior approval. We may also further limit, or restrict, purchase payments in certain contract years or based on age, and in conjunction with a living benefit rider, the SecureSource Legacy benefit or the Enhanced Legacy benefit rider elections. (see “Buying Your Contract.”)
There are many factors to consider carefully before you buy a variable annuity and any optional benefit rider. Variable annuities — with or without optional benefit riders — are not right for everyone. Make sure you have all the facts you need before you purchase a variable annuity or choose an optional benefit rider. Some of the factors you may wish to consider include:
•	“Tax Free” Exchanges: It may not be advantageous for you to purchase the contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (IRS) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period may begin when you exchange into the new contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution. State income taxes may also apply. You should not exchange your old contract for this contract, or buy this contract in addition to your old contract, unless you determine it is in your best interest. (See “Taxes — 1035 Exchanges.”)
•	Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
•	Taxes: Generally, income earned on your contract value grows tax-deferred until you take surrender or begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, IRS penalty taxes may also apply to surrenders) unless you direct such amounts to be transferred to another investment within the same retirement plan, have them directly rolled over to another eligible retirement plan such as an IRA, or qualify for Section 1035 treatment. The tax treatment of qualified and nonqualified annuities differs. Even if you direct payouts to someone else, generally you will be taxed on the income if you are the owner. (see “Taxes”)
•	Your age: If you are an older person, you may not necessarily have a need for tax deferral, retirement income or a death benefit. Older persons who are considering buying a contract including any optional benefits may find it helpful to consult with or include a family member, friend or other trusted advisor in the decision making process before buying a contract.
•	How long you plan to keep your contract: variable annuities are not short-term liquid investments.
The contract has surrender charges. (See "Charges - Surrender Charges") Does the contract meet your current and anticipated future needs for liquidity?
•	If you can afford the contract: are your annual income and assets adequate to buy the contract and any optional benefits you may choose?
•	The fees and expenses you will pay when buying, owning and surrendering money from the contract. (see “Charges”)
•	How and when you plan to take money from the contract: under current tax law, surrenders, including surrenders made under optional benefit riders, are

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taxed differently than annuity payouts. If you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”) under the SecureSource series riders, the guaranteed amounts under the rider will be reduced and for any withdrawal during the credit period, you will not receive a credit on the next rider anniversary. In addition, certain surrenders may be subject to a federal income tax penalty. (see “Surrenders”)
•	Your investment objectives, how much experience you have in managing investments and how much risk you are you willing to accept.
•	Short-term trading: if you plan to manage your investment in the contract by frequent or short-term trading, the contract is not suitable for you and you should not buy it. (see “Making the Most of Your Contract — Transferring Among Accounts”)
•	Dissolution of marriage: If you elect one of the SecureSource series riders with the Joint life benefit and at a later date there is a dissolution of marriage, the joint life rider benefits and fees will continue; however, there will be no coverage for any spouse and you cannot change to the Single life rider.
Free look period: You may return your contract to your financial advisor or to our Service Center within the time stated on the first page of your contract and receive a full refund of the contract value. The valuation date will be the date your request is received at our Service Center. (For California residents, the valuation date will be the earlier of the date your contract is returned to your financial advisor or to our corporate office). We will not deduct any contract charges or fees. However, you bear the investment risk from the time of purchase until you return the contract and  any positive or negative market value adjustment will apply; the refund amount may be more or less than the payment you made. (Exception: If the law requires, we will refund all of your purchase payments, if greater than contract value.)
Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. (see “The Fixed Account”)
•	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account. (see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the subaccounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the regular fixed account are subjects to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)
Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if you surrender prior to your reaching age 59 ½) and may have other tax consequences. If you have elected one of the SecureSource series riders, please consider carefully when you take surrenders. If you withdraw more than allowed withdrawal amount in a contract year (“excess withdrawal”) under the rider, the guaranteed amounts under the rider will be reduced and for any withdrawal during the Credit Period, you will not receive a credit on the next rider anniversary. Certain other restrictions may apply. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: We offer optional death benefits and optional living benefits. Optional living benefits include guaranteed minimum withdrawal benefit riders and Accumulation Protector Benefit rider, a guaranteed minimum accumulation benefit. Guaranteed minimum withdrawal benefits permit you to withdraw a guaranteed amount from the contract over a period of time, which may include the lifetime of a single person (Single Life) or the lifetime of you and your spouse (Joint Life). Guaranteed minimum withdrawal benefits may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not affect your ability to withdraw income over your lifetime. These optional withdrawal benefits may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed under the rider. Before the contract value reaches zero, the guaranteed payments under the SecureSource rider are decreasing your contract value and you are withdrawing your money. Once the contract value reaches zero, the guaranteed payments are made by us. It is possible your contract value may not reach

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zero while this contract is in force, resulting in no monetary value derived from the rider. In this prospectus we use the term “SecureSource series” to refer to all of the guaranteed minimum withdrawal benefit riders. When we refer to the SecureSource Tempo rider, the SecureSource 5 rider, the SecureSource 5 Plus rider, the SecureSource Core 2 rider, the SecureSource Core rider, the SecureSource Core Plus rider, the SecureSource 4 rider or the SecureSource 4 Plus rider we are specifically referencing the individual rider in the series rather than all of the riders in the SecureSource series.
Accumulation Protector Benefit rider is intended to provide you with a guaranteed contract value at the end of a specified Waiting Period, currently 10 years, regardless of the volatility inherent in the investments in the subaccounts. Accumulation Protector Benefit rider may be appropriate for you if you want a guaranteed contract value at the end of Waiting Period. This optional living benefit may not be appropriate for you if you intend to surrender your contract value before the end of the 10-year Waiting Period or take withdrawals during the Waiting Period (which reduces the benefit). After the waiting period, it is possible your contract value may be more than your benefit amount, resulting in no monetary value derived from the rider.
Currently, SecureSource Core Plus and Accumulation Protector Benefit riders are not available for contract applications signed on or after 3/30/2020.
We offer the following optional death benefits: Return of Purchase Payments (ROPP) Death Benefit, Maximum Anniversary Value (MAV) Death Benefit, 5-year MAV Death Benefit, Benefit Protector Death Benefit, Enhanced Legacy benefit and SecureSource Legacy benefit. Benefit Protector Death Benefit is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. Enhanced Legacy benefit is intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract. SecureSource Legacy benefit (available only if purchased in combination with one of the SecureSource series riders) is intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract.
Please see table below for a description of optional living and death benefits.
Optional benefits risks and limitations: If you select an optional living benefit , the SecureSource Legacy benefit or the Enhanced Legacy benefit, you should consider whether these riders are appropriate for you taking into account the following considerations:
•	We restrict investment options available to you, which may limit transfers and allocations and may limit the timing, amount and allocation of purchase payments. If you later decide you do not want to invest in those approved investment options, you must request a full surrender. This will result in the termination of your contract and you will no longer derive any benefit from the riders. (see “Optional Benefits — Investment Allocation Restrictions for Certain Benefit Riders”).
•	If you select a SecureSource series rider, surrenders in excess of the amount allowed under the rider will impact the rider benefit and could result in substantially reduced payments under the rider or termination of the contract.
•	Restrictions on subsequent purchase payments, which may limit your ability to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
For more information on considerations before buying optional benefits, please see “Optional Benefits – Important SecureSource Series Rider Considerations”.
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. (see “The Annuity Payout Period”)
Termination of the contract: The contract will be terminated under the following conditions:
1.	After the death benefit is paid, the contract will terminate.
2.	Reduction of the contract value to zero will terminate the contract unless benefits are payable under the terms of an optional living benefit rider.
3.	Your written request for a full surrender will terminate the contract.
Optional Living Benefits	Description
Accumulation Protector Benefit rider(1),(2)	Intended to provide a guaranteed contract value at the end of a specified Waiting Period, currently 10 years, regardless of the volatility inherent in the investments in the subaccounts. Must be elected at contract issue. Not available with SecureSource series riders, Enhanced Legacy rider or SecureSource Legacy benefit rider.
SecureSource Core 2(1),(3) riders SecureSource Core(1), (4) riders SecureSource Core Plus riders(1), (2)	Intended to provide, after the Current Annual Payment is established, a specified withdrawal amount annually for life, even if the contract value is zero, subject to the terms and provisions of the rider. Must be elected at contract issue.

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Optional Living Benefits	Description
SecureSource Tempo(1),(3) riders SecureSource 5(1),(3) riders SecureSource 5 Plus (1),(3) riders SecureSource 4(1), (4) riders SecureSource 4 Plus (1), (4) riders	Intended to provide, after the Current Annual Payment is established, a specified withdrawal amount annually for life, even if the contract value is zero, subject to the terms and provisions of the rider. Must be elected at contract issue.

Optional Death Benefits	Description
Benefit Protector Death Benefit rider	Intended to provide an additional benefit to owners age 75 and younger to help offset expenses after your death such as funeral expenses or federal and state taxes. Must be elected at contract issue. Not available with Enhanced Legacy rider or SecureSource Legacy benefit.
Enhanced Legacy rider(1)	Intended to provide additional death benefit guarantees to owners age 75 and younger that may increase the death benefit provided in the contract. Must be elected at contract issue. Not available with any living benefit rider or with MAV, 5-year MAV, Benefit Protector Death Benefit or SecureSource Legacy benefit.
SecureSource Legacy benefit(1)	Intended to provide additional death benefit guarantees that may increase the death benefit provided in the contract and available only if purchased in combination with one of the SecureSource series riders. Must be elected at contract issue. Available only when purchased with the one of SecureSource series riders.
Return of Purchase Payments (ROPP)	Intended to provide death benefit guarantee to owners age 80 and older that beneficiaries receive total purchase payments adjusted for partial surrenders. Must be elected at contract issue. Not available with any SecureSource series rider or Enhanced Legacy rider.
Maximum Anniversary Value (MAV)	Intended to provide additional death benefit to owners age 75 and younger by locking in the highest anniversary value through age 80 (adjusted for partial surrenders Must be elected at contract issue. Not available with any SecureSource series rider or Enhanced Legacy rider.
5- Year Maximum Anniversary Value (5-Year MAV)	Intended to provide additional death benefit to owners age 75 and younger by locking in the highest anniversary value every 5 years through age 80 (adjusted for partial surrenders). Must be elected at contract issue.
(1) Available only with approved investment options.
(2) Accumulation Protector Benefit and SecureSource Core Plus riders are not available for contract applications signed on or after 3/30/2020.
(3) Available for contract applications signed on or after 5/3/2021.
(4) Available for contract applications signed prior to 5/3/2021.

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Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

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Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from the contract. The first tables describe the fees and expenses that you will pay at the time that you surrender the contract. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charges:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.
Seven-year schedule		Ten-year schedule
Number of completed years from date of each purchase payment*	Surrender charge percentage applied to each purchase payment	Number of completed years from date of each purchase payment*	Surrender charge Percentage applied to each purchase payment
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	6
5	4	5	5
6	2	6	4
7+	0	7	3
		8	2
		9	1
		10+	0
*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.
Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable**
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
**We do not permit surrenders in the first year after annuitization.
Contract administrative charge at full surrender:
Maximum: $50	Current: $50*
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Contract Administrative Charge
Annual contract administrative charge	Maximum: $50	Current: $50*
Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0
* Prior to 5/4/2020, the contract administrative charge is $30. Also, for contracts with applications signed before 5/4/2020, the contract administrative charge is $30 through the first contract anniversary and $50 thereafter.
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
You must choose a death benefit guarantee and the length of your contract’s surrender charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.

14     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

RAVA 5 Advantage with ten-year surrender charge schedule
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
RAVA 5 Advantage with seven-year surrender charge
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.10%
ROPP Death Benefit	1.45
MAV Death Benefit	1.35
5-year MAV Death Benefit	1.20

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
Other Annual Expenses
Optional Death Benefits
If eligible, you may select Benefit Protector Death Benefit, Enhanced Legacy benefit or SecureSource Legacy benefit. The fee applies only if you elect one of these optional benefits. Investment allocation restrictions apply if you select Enhanced Legacy benefit or SecureSource Legacy benefit. SecureSource Legacy benefit rider may be purchased only in combination with one of the SecureSource series riders.
Benefit Protector Death Benefit rider fee	0.25%
(As a percentage of contract value charged annually on the contract anniversary.)
Enhanced LegacySM benefit rider fee	Maximum: 1.75%	Current: 0.95%*
(Charged annually on the contract anniversary. Prior to age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, Accumulation Death Benefit (ADB) value (after any increase is added) or MAV or the contract value. On or following age 86, the charge is calculated by multiplying the annual rider fee by the greater of the ROPP value, ADB value (after any increase is added or MAV.)
SecureSource LegacySM benefit rider fee (available for contract applications signed prior to 5/4/2020)	Maximum: 0.40%	Current: 0.25%*
SecureSource LegacySM benefit rider fee (available for contract applications signed on or after 5/4/2020)	Maximum: 0.50%	Current: 0.35%*
(Charged annually on the contract anniversary. The charge is calculated by multiplying the annual rider fee by the greater of the SecureSource Legacy Death Benefit amount or the contract value)
* The Current fee can increase up to the Maximum fee for existing and new contract owners. Currently the fee does not vary with the investment option selected (see “Enhanced Legacy and SecureSource Legacy Benefit Rider Charge”).
Optional Living Benefits
If eligible, you may select one of the following optional living benefits. The fees apply only if you select one of these benefits. Investment allocation restrictions apply.
Available for contract applications signed on or after 5/3/2021
SecureSource Tempo SM– Single life rider fee*	Maximum: 2.50%
SecureSource Tempo SM – Joint life rider fee*	Maximum: 2.50%
SecureSource Core 2 SM – Single life rider fee*	Maximum: 2.50%
SecureSource Core 2 SM – Joint life rider fee*	Maximum: 2.50%
SecureSource 5®– Single life rider fee*	Maximum: 2.50%
SecureSource 5 ® – Joint life rider fee*	Maximum: 2.50%
SecureSource 5 Plus ® – Single life rider fee*	Maximum: 2.50%

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    15

SecureSource 5 Plus ® – Joint life rider fee*	Maximum: 2.50%
Available for contract applications signed prior to 5/3/2021
SecureSource Core SM – Single life rider fee*	Maximum: 2.25%
SecureSource Core SM – Joint life rider fee*	Maximum: 2.25%
SecureSource 4®– Single life rider fee*	Maximum: 2.25%
SecureSource 4 ® – Joint life rider fee*	Maximum: 2.25%
SecureSource 4 Plus ® – Single life rider fee*	Maximum: 2.25%
SecureSource 4 Plus ® – Joint life rider fee*	Maximum: 2.25%
Available for contract applications signed prior to 3/30/2020
SecureSource Core Plus SM – Single life rider fee*	Maximum: 2.75%
SecureSource Core Plus SM – Joint life rider fee*	Maximum: 2.75%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
* The Current rider fee will be less than or equal to the stated Maximum. The Current rider fee is disclosed in a Rate Sheet Prospectus Supplement attached to this prospectus. Rate Sheet Prospectus Supplement is available on the Edgar system at www.sec.gov (File 333 - 230376).
Accumulation Protector Benefit® (APB®) rider fee(available for contract applications signed prior to 3/30/20)	Maximum: 2.00%	Current: 1.30%**
(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
** For contracts with applications signed prior to 10/28/2019, the initial annual rider fee is 1.15%. The rider fee can increase up to the Maximum fee.
The annual rider fees for elective step ups (including elective spousal continuation step up) requests:
Elective step up date:	Maximum annual rider fee	Annual rider fee
Prior to 12/30/2019	2.00%	1.15%
12/30/ 2019 – 07/20/2020	2.00%	1.30%
07/21/2020 and later	2.00%	2.00%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

16     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Examples
These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with your rider, before fee waivers and/or expense reimbursements. Examples assume that you select optional SecureSource Core Plus and SecureSource Legacy rider. (1), (2) Although your actual costs may be higher or lower, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$1,290	$2,382	$3,432	$6,245	$570	$1,751	$2,980	$6,245
RAVA 5 Advantage
With a seven-year surrender charge schedule	1,216	2,336	3,413	6,358	586	1,795	3,051	6,358
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you have the Standard Death Benefit and do not select any optional benefits(1). Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$932	$1,269	$1,481	$2,087	$187	$575	$ 981	$2,087
RAVA 5 Advantage
With a seven-year surrender charge schedule	854	1,214	1,461	2,232	203	622	1,061	2,232
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    17

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination for each contract in Appendix H.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contract currently offers subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large

18     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts, including the contract.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    19

•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

20     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states (currently not available in Connecticut, Illinois and Oregon).
Currently, unless you have elected one of the optional living benefit riders, the SecureSource Legacy benefit or the Enhanced Legacy benefit rider, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    21

•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix B.

22     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the regular fixed account and the Special DCA fixed account. We credit interest daily on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.
One year after receipt of each purchase payment or transfer, the rate for the payment or transfer amount, and its accumulated interest, may change. Interest will accrue at revised rates determined by us and at our discretion. These rates may be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses. However, the rate will never be less than the fixed account minimum interest rate shown under your contract. Your interest rate for each purchase payment or transfer will never change more frequently than annually.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Regular Fixed Account
Unless you have elected a living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, you also may allocate purchase payments or transfer contract value to the regular fixed account The value of the regular fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. (See “Making the Most of Your Contract — Transfer policies”.)
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special DCA fixed account value on the date of the transfer divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer.

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The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. We will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account and the regular fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;
•	the Special DCA fixed account for a twelve month term;
•	the approved investment options for the Enhanced Legacy benefit rider, the SecureSource Legacy benefit rider, one of the SecureSource series riders and APB riders;
•	unless you have elected one of the optional living benefit riders , the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, to the regular fixed account , the GPAs, if available, and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account: 1) to the approved investment options, if a living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider is elected, 2) either in accordance with your investment instructions to us or to the regular fixed account, if available and if no living benefit rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider is elected. Transfers are subject to investment minimums and other restrictions we may impose on investments in the regular fixed account, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”
Buying Your Contract
With the assistance of your financial advisor, you can complete an application and your financial advisor will send it along with your initial purchase payment to our Service Center.
The contract offers a choice of a seven-year or ten-year surrender charge schedule and mortality and expense risk fees that vary by surrender charge schedule. We are required by law to obtain personal information from you which we will use to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You may buy a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you are 90 or younger.
When you apply, you may select (if available in your state):
•	GPAs, the regular fixed account, subaccounts and/or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary;
•	the length of the surrender charge period (seven or ten years);
•	one of the following optional death benefit riders:
–	ROPP Death Benefit (available if you are age 80 or older);

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–	MAV Death Benefit; or
–	5-Year MAV Death Benefit.
•	one of the following additional optional death benefit riders:
–	Benefit Protector Death Benefit; or
–	Enhanced Legacy Benefit; or
–	SecureSource Legacy Benefit.
•	one of the following optional living benefit riders:
For contracts with applications signed on or after 5/3/2021:
–	SecureSource Tempo;
–	SecureSource 5;
–	SecureSource 5 Plus;
–	SecureSource Core 2;
For contracts with applications signed prior to 5/3/2021:
–	SecureSource Core;
–	SecureSource 4; or
–	SecureSource 4 Plus.
For contracts with applications signed prior to 3/30/2020:
–	Accumulation Protector Benefit rider;
–	SecureSource Core Plus.
We restrict investment options if you select a SecureSource series rider, APB rider, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider and you are required to allocate your purchase payments and contract value to the approved investment options, as described in the “Investment Allocation Restrictions for Certain Benefit Riders” section in this prospectus.
The contract provides for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, to the regular fixed account and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term.
If your application is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your application, we will send you a contract. If your application is not complete, you must give us the information to complete it within five business days. If we cannot accept your application within five business days, we will decline it and return your payment unless you specifically ask us to keep the payment and apply it once your application is complete.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
You may make regular payments to your contract under a scheduled payment plan. You must make an initial purchase payment of $1,000 or $2,000 depending on the tax qualification (see “Buying Your Contract — Purchase Payments”). Once the required initial purchase payment amount has been met, you can begin the scheduled payment plan by sending a completed form to the Service Center. Certain qualified plan applications allow the establishment of a scheduled payment plan without meeting the required initial purchase payment amount. Contact your financial advisor for details. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual

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reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract. If we do not receive your initial purchase payment within 180 days from the application signed date, we will consider your contract void from the start. For contracts with a SecureSource series rider, if we do not receive your initial purchase payment within 90 days from the application signed date, we will consider your contract void from the start.
Minimum initial purchase payments*
Qualified annuities	$1,000
Nonqualified annuities	$2,000
Minimum additional purchase payments*
$50
Maximum total purchase payments** (without our approval) based on the contract year and your age on the effective date of the payment:
For the first contract year and total:
through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0
For each contract year thereafter if maximum purchase payment not already received:
through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	If a group billing arrangement is set up through your employer, the minimum initial and minimum additional purchase payment is $25.
**	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
Additional purchase payment restrictions for contracts with the SecureSource series rider
The rider prohibits additional purchase payments if:
(1)	you decline any increase to the annual rider fee, or
(2)	for the SecureSource Tempo, SecureSource 5, SecureSource 5 Plus, SecureSource 4 and SecureSource 4 Plus, the Current Annual Payment is established and your contract value on an anniversary is less than four times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(3)	for the SecureSource Core 2, SecureSource Core and SecureSource Core Plus, the Current Annual Payment is established and your contract value on an anniversary is less than four times the Current Annual Payment.
Additional purchase payment restrictions for contracts with the Accumulation Protector Benefit rider
Additional purchase payments for contracts with the Accumulation Protector Benefit rider are not allowed during the Waiting Period except for the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
For contracts with SecureSource series, Accumulation Protector Benefit and SecureSource Legacy riders, subject to state restrictions, we reserve the right to change these purchase payment limitations, including making further restrictions, upon prior written notice.

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How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help you set up a bank authorization.
Limitations on Use of Contract
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized (converted to a stream of monthly payments). If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. You will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the contract’s effective date; and no later than
•	the owner’s 95th birthday or the tenth contract anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable state law and tax laws.
If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B — Life Income with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, we will continue to make payments until 10 years of payments have been made (see “The Annuity Payout Period – Annuity Payout Plans”).
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your annuitization start date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take partial surrenders to meet your required minimum distributions.
Please see "SecureSource Tempo/SecureSource Core 2/SecureSource 5/SecureSource 5 Plus/SecureSource Core/SecureSource Core Plus/SecureSource 4/SecureSource 4 Plus — Other Provisions” section regarding options under this rider at the annuitization start date.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
If you select one of the SecureSource series riders — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.

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Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.
We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.
If you take a full surrender of your contract, we will deduct the charge at the time of surrender regardless of the contract value. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit).
* Prior to 5/4/2020, the contract administrative charge is $30. Also, for contracts with applications signed before 5/4/2020, the contract administrative charge is $30 through the first contract anniversary and $50 thereafter.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.
The mortality and expense risk fee you pay is based on the death benefit guarantee in effect and the surrender charge schedule that applies to your contract and contract year of your contract.
RAVA 5 Advantage with ten-year surrender charge schedule	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05

RAVA 5 Advantage with seven-year surrender charge
Through the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	1.10%
ROPP Death Benefit(1)	1.45
MAV Death Benefit	1.35
5-year MAV Death Benefit	1.20

After the 10th contract anniversary	Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
(1)	Only available for purchase as an optional rider for ages 80 or older on the rider effective date.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the contract administrative charge (except for contracts with contract value of $50,000 or more, where we reserve the right to charge a contract administrative change up to $20 after the first contract anniversary) and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.

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We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract before the annuitization start date, we may deduct a surrender charge. A surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your application for the contract. The surrender charge percentages that apply to you are shown in your contract.
If you are buying a new contract as an inherited IRA, please consider carefully your surrender charge selection. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution.
You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA). The FA varies depending on whether your contract includes the SecureSource series rider. Contract earnings are defined as contract value (the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs), less purchase payments not previously surrendered, but not less than zero.
Contract without SecureSource series rider
The FA is the greater of:
•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or
•	current contract earnings.
During the first contract year, the FA is the greater of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or
•	current contract earnings.
Contract with SecureSource series rider
The FA is the greatest of:
•	10% of the contract value on the prior contract anniversary less any prior surrenders taken in the current contract year;
•	current contract earnings; or
•	the Remaining Annual Payment.
During the first contract year, the FA is the greatest of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA;
•	current contract earnings; or
•	the Remaining Annual Payment.
Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.
A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:
1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis.
2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.
3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.

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We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.
Partial surrenders:
For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.
For an example, see Appendix C.
Fixed payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts:
If you elect an annuity payout plan on a fixed basis and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and the periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders each year that represent the total free amount for that year;
•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution;
•	amounts applied to an annuity payment plan (Exception: As described below, if we agree to allow you to elect annuity payments under a term certain installment plan and you choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.);
•	surrenders made as a result of one of the "Contingent events" described below to the extent permitted by state law. Waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;
•	amounts we refund to you during the free look period; and
•	death benefits.
Contingent events
•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must

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provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.
•	Surrenders you make if you are diagnosed in the second or later contract years with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician's statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59 ½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.
Optional Living Benefit Charges
SecureSource Tempo Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (before any Returns-linked Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base. The maximum Benefit Base is $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource Tempo rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Tempo rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Tempo — Single Life rider fee will not exceed a maximum of 2.50%. The SecureSource Tempo — Joint Life rider fee will not exceed a maximum of 2.50%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.50%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Returns-linked Credits, and the Returns-linked Credit Base, Credit Carryover, Maximum Credit and Maximum Carryover will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource Tempo rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

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2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource Tempo rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource Core 2 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base of $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource Core 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Core 2 rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Core 2 — Single Life rider fee will not exceed a maximum of 2.50%. The SecureSource Core 2 — Joint Life rider fee will not exceed a maximum of 2.50%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.50%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource Core 2 rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource Core 2 rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.

32     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

SecureSource 5 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base. The maximum Benefit Base is $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 5 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 5 rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource 5 — Single Life rider fee will not exceed a maximum of 2.50%. The SecureSource 5 — Joint Life rider fee will not exceed a maximum of 2.50%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.50%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource 5 rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource 5 rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 5 Plus Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base. The maximum Benefit Base is $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the

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payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 5 Plus rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 5 Plus rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource 5 Plus — Single Life rider fee will not exceed a maximum of 2.50%. The SecureSource 5 Plus — Joint Life rider fee will not exceed a maximum of 2.50%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.50%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource 5 Plus rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource 5 Plus rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource Core Plus Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added or Base Doubler is applied) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base of $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource Core Plus rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Core Plus rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Core Plus — Single Life rider fee will not exceed a maximum of 2.75%. The SecureSource Core Plus — Joint Life rider fee will not exceed a maximum of 2.75%.
The following describes how your annual rider fee may increase:

34     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.75%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero,
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource Core Plus rider – Lifetime Payment Percentage”), and
(v)	any future Base Doubler adjustment and the Base Doubler will be permanently set to zero.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource Core Plus rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 4 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base. The maximum Benefit Base is $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 4 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 4 rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource 4 — Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource 4 — Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource 4 rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource 4 rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
SecureSource 4 Plus Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees applicable to the contract issued while this prospectus is in effect are shown in the Rate Sheet Prospectus Supplement.
The charge is calculated by multiplying the annual rider fee by the greater of the Benefit Base (after any applicable Annual Credit is added) or the anniversary contract value, unless the contract value is greater than the maximum Benefit Base. The maximum Benefit Base is $20 million. In that case, the charge will be calculated by multiplying the annual rider fee by the maximum Benefit Base.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among variable accounts and subaccounts but not the fixed account in the same proportion as your interest in each bears to your total variable account value.
Once you elect the SecureSource 4 Plus rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource 4 Plus rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource 4 Plus — Single Life rider fee will not exceed a maximum of 2.25%. The SecureSource 4 Plus — Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.25%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Annual Credits, and the Credit Base will be permanently set to zero, and
(iv)	any increase to the Lifetime Payment Percentage due to changing age bands on subsequent birthdays and rider anniversaries (see “SecureSource 4 Plus rider – Lifetime Payment Percentage”).
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.

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2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. Currently the SecureSource 4 Plus rider fee does not vary with the investment option selected.
If the rider fee changes during a contract year, we will calculate an average annual rider fee, for that contract year only, that reflects the various different fees that were in effect for each investment option that contract year, adjusted for the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
The fee does not apply after the annuitization start date or if the rider is terminated.
Accumulation Protector Benefit Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current initial annual rider fee is 1.30%*. The charge is calculated by multiplying the annual rider fee by the greater of your contract value or the Minimum Contract Accumulation Value (as defined in the “Optional Living Benefits — Accumulation Protector Benefit Rider” section) on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.
Currently the Accumulation Protector Benefit rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each approved investment option, but it will not exceed the maximum fee of 2.00%.
The following describes how your annual rider fee may change:
1.	We may change the annual rider fee for any approved investment options at our discretion and on a nondiscriminatory basis up to a maximum fee of 2.00%. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if you are invested in any investment option that has an increase and if we receive your written request to terminate the rider prior to the date of the fee increase. However, in order to be eligible for termination you must be invested in that investment option on the eligibility date we specify in the written notice. Currently the Accumulation Protector Benefit rider fee does not vary with the investment option selected
2.	We may also change the annual rider fee(s) if you exercise the elective step-up option or elective spousal continuation step up. You do not have the option to terminate the rider if the fee increases due to an elective step-up.
If multiple rider fees are in effect during a contract year, we will calculate an average annual rider fee, based on the number of days each fee was in effect and the percentage of contract value allocated to each investment option.
Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the Waiting Period.
If your contract or rider is terminated for any reason including payment of the death benefit, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year.
The fee does not apply after the Benefit Date or after the annuitization start date.
* For contracts with applications signed prior to 10/28/2019, the initial annual rider fee is 1.15%.
The annual rider fee for elective step ups (including elective spousal continuation step up) requests:
Elective step up date:	Maximum annual rider fee	Annual rider fee
Prior to 12/30/2019	2.00%	1.15%
12/30/ 2019 – 07/20/2020	2.00%	1.30%
07/21/2020 and later	2.00%	2.00%
Optional Death Benefit Charges
Benefit Protector Rider Charge
We deduct a charge for this optional feature only if you select it. If selected, we deduct an annual fee of 0.25% of your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations when necessary.
If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.

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Enhanced Legacy Benefit Rider Charge
We deduct an annual charge from your contract value on your contract anniversary for this optional feature only if you select it. The current annual rider fee is 0.95%. We prorate this charge among the variable subaccounts, but not the fixed account in the same proportion your interest in each account bears to your total variable account contract value on your contract anniversary.
Prior to age 86, the charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the ROPP value, ADB value (after any increase is added), MAV or the contract value. On or following age 86, the charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the ROPP value, ADB value or MAV.
Currently the Enhanced Legacy benefit rider fee does not vary with the investment option selected; however, we reserve the right to vary the rider fee for each investment option. The Enhanced Legacy benefit rider fee will not exceed a maximum of 1.75%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if we receive your written request prior to the date of the fee increase. Currently the Enhanced Legacy benefit rider fee does not vary with the investment option selected.
2.	The annual rider fee associated with a specified investment option may change at our discretion. If you are invested in any investment option that has an increase in the associated annual rider fee, your annual rider fee will increase. If you change your investment allocation to an investment option not affected by a fee increase, this move will count against the number of transfers allowed. We do not currently limit the number of transfers allowed each contract year.
If your rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee for the preceding contract year only that reflects the various different fees that were in effect for each investment option in that year, adjusted for the number of calendar days each fee was in effect and the percentage of contract value allocated to each investment option.
If your contract or rider is terminated for any reason, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year, and further charges for this rider will terminate.
The fee does not apply after the annuitization start date.
SecureSource Legacy Benefit Rider Charge
We deduct an annual charge for this optional feature only if you select it. For contracts with applications signed on or after 5/4/2020, the current annual rider fee is 0.35%. For contracts with applications signed prior to 5/4/2020, the current annual rider fee is 0.25%.
We prorate this charge among the variable subaccounts, but not the fixed account in the same proportion your interest in each account bears to your total variable account contract value on your contract anniversary.
The charge is calculated on your contract anniversary by multiplying the annual rider fee by the greater of the SecureSource Legacy benefit amount or the contract value.
For contracts with applications signed on or after 5/4/2020, the SecureSource Legacy benefit rider fee will not exceed a maximum of 0.50%. For contracts with applications signed prior to 5/4/2020, the SecureSource Legacy benefit rider fee will not exceed a maximum of 0.40%.
Currently the SecureSource Legacy benefit rider fee does not vary with the investment option selected; however, we may increase the annual rider fee for all approved investment options at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance. The new fee will be in effect on the date we declare in the written notice. You can terminate this rider if we receive your written request prior to the date of the fee increase.
If your rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee for that contract year only, adjusted for the number of calendar days each fee was in effect.
If your contract or rider is terminated for any reason, the rider charge will be deducted, adjusted for the number of days coverage was in place during the contract year, and further charges for this rider will terminate.
The fee does not apply after the annuitization start date.

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Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.
Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus the prorated portion of the charge for the Benefit Protector Death Benefit, if selected.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus any prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Enhanced Legacy benefit rider;
–	SecureSource Legacy benefit rider;
–	SecureSource series rider; or
–	Accumulation Protector Benefit rider.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.

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We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of a prorated portion of:
•	the contract administrative charge; and
•	the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Enhanced Legacy benefit rider;
–	SecureSource Legacy benefit rider;
–	SecureSource series rider; or
–	Accumulation Protector Benefit rider.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.
Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).
For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up automated transfers to or from the GPAs or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.

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How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$100	$20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
Contracts issued with the SecureSource Tempo rider have different rebalancing rules. (See “Investment Allocation Restrictions for Certain Benefit Riders – Investment Allocation Restrictions for the SecureSource Tempo Rider – Rebalancing for Investment Path 2”)
The Income GuideSM Program
Income Guide is an optional service we currently offer without charge. It does not change or otherwise modify any of the other benefits, features, charges, or terms and conditions associated with your annuity contract. The purpose of the program is to provide reporting and monitoring of withdrawals you take from your annuity. The reporting and monitoring is designed to provide you information that may assist you in considering whether to adapt your withdrawals over time.
For the purpose of Income Guide program, the term “systematic withdrawals” is the same as “automated systematic surrenders”.
The assumptions we used in the program are not customized or individualized to your circumstances. Program participants and their unique individual circumstances will vary from the program assumptions, creating differing results. The simulations we used in connection with the program do not include any contract or underlying fund charge assumptions other than a mortality and expense risk charge of 1.0%. Your contract value may be depleted prior to the end of the program. If you follow the program and make downward adjustments to your withdrawals to remain in the “On Track” status, the amount of your withdrawal can significantly decline over time.
Income Guide is a withdrawal monitoring service. The program establishes what we call a “Prudent Income Amount” which is based on your contract value, age, and the other program assumptions described below. We calculate the Prudent Income Amount daily using the following factors:
(1)	the age of the participant, (the age of the younger participant under the Joint Option);
(2)	the contract value;
(3)	Prudent Income Percentages.

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The current Prudent Income Amount is determined by multiplying the current contract value by the current Prudent Income Percentage. The Prudent Income Amount is a hypothetical withdrawal amount with a minimum 90% probability that if taken and no withdrawal adjustments are made, withdrawals at that amount would not deplete the contract value prior to age 95 (age 100 for joint), or 8 years if longer. Please refer to the Prudent Income Amount section below for details on the assumptions we used to create the Prudent Income Percentages and the operation of the Prudent Income Amount.
Income Guide compares the annual total of the monthly systematic withdrawals you have elected to the current Prudent Income Amount we have calculated to determine your current status in the program. The current status provides you information on the current sustainability of your rate of withdrawal by comparing it to the Prudent Income Amount.
The program allows you to elect to have withdrawal income monitored based on one person (the “Single Option”) or two persons (the “Joint Option”). We refer to each person covered under Income Guide as a participant. Income Guide is most effective when you use it in consultation with your financial advisor.
Income Guide is not a guaranteed income option and it is not backed by our general account. If you need income guaranteed for life or another specified period of time, you should not rely on using Income Guide. For guaranteed income options, consider a guaranteed lifetime withdrawal benefit such as our SecureSource series rider, annuitization options, or other annuity contracts that provide guaranteed lifetime income riders or benefits.
Any withdrawals you make from your contract may result in surrender charges, taxes and tax penalties. In addition, withdrawals may result in a proportional reduction to the standard death benefit and any optional death benefit you have elected.
As part of the Income Guide program, we provide you with information regarding your withdrawal amount, but we do not determine whether to make adjustments to your withdrawal amount or investment allocation.  You need to decide what changes or adjustments may be right for you, or whether to seek the assistance of a financial advisor in making any decisions, based on the information provided and your given needs and circumstances.
Program Availability
Income Guide is only available if the servicing broker-dealer on your contract is Ameriprise Financial Services, LLC (“AFS”) which is our affiliate and we only currently offer variable annuity contracts through AFS. We may modify or end the availability of Income Guide at any time in our sole discretion. We will notify you 30 days in advance of any changes to Income Guide or if we end the program. Advance notice will not be given for any changes we decide to make to the Prudent Income Percentages.
Income Guide is not available if your contract has a SecureSource series or Accumulation Protector Benefit riders.
In addition, in order to enroll in Income Guide, the following eligibility requirements must be met.
(1)	One of the Income Guide participants must be an owner or annuitant under the contract.
(2)	Your contract cannot be a beneficially owned IRA.
(3)	You cannot be withdrawing substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(4)	If you have a systematic withdrawal program established, you may not elect to set your withdrawal amount net of surrender charges or market value adjustment and the frequency of withdrawal must be set at monthly. You cannot have more than one systematic withdrawal program established at the same time.
(5)	Your contract cannot have any active or deemed loans on it.
(6)	Your contract must have an Ameriprise advisor registered with AFS assigned as the agent of record on your contract.
(7)	All participants covered by the program must be at least age 50 and no older than age 85.
These eligibility requirements apply to any post-enrollment changes you may elect to make, such as changing or adding participants.
Advance notice will not be given for the events listed below that automatically terminate Income Guide.
(1)	You modify your systematic withdrawal program to a frequency other than monthly or you have more than one systematic withdrawal program in effect.
(2)	You take a loan on the contract.
(3)	On any contract anniversary where the participant (for joint, youngest participant) attained the maximum age of 95 in the preceding contract year.
(4)	The death benefit under the contract becomes payable.

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(5)	You elect a systematic withdrawal program to take substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(6)	AFS is no longer the servicing broker-dealer on your contract.
(7)	Your contract terminates for any reason, including full surrender, the contract value reaches zero, or when you annuitize your entire contract (this does not apply to partial annuitizations which are permitted while you participate in Income Guide).
In the event of a change in ownership, systematic withdrawals are suspended, but you would continue to be enrolled in the Income Guide.
Enrolling in the Income Guide Program
You may elect to enroll in the Income Guide program at any time as long as we continue to offer it and you meet the eligibility requirements of participation. At the time of your enrollment, you will be required to complete an Income Guide Enrollment Form or verbally acknowledge your understanding of the program if we permit enrollment via telephone. In connection with enrollment, you will be asked whether you want the Single Option or Joint Option. You also will be required to provide the birthdate and sex of each participant covered under Income Guide. We use the age provided at enrollment to calculate the Prudent Income Amount.
If you are funding your contract through multiple sources that would involve making more than one initial purchase payment, you should consider waiting to enroll in Income Guide until your contract is fully funded. A large purchase payment not taken into account will result in a lower initial Prudent Income Amount being calculated. If your systematic withdrawal amount is based on all intended payments, then the amount you are withdrawing will be higher than the Prudent Income Amount that is calculated before we receive all intended purchase payments which may affect your Income Guide status.
After enrolling, we will permit you to modify the selected option (Single Option or Joint Option) or to change the participants. Any changes are subject to the conditions stated in the Program Availability section above.
Withdrawal Monitoring and Reporting
Income Guide is designed to assist you and your financial advisor in managing the withdrawal of money out of your annuity contract to provide income. To aid in managing your withdrawals, we currently provide periodic reports to you and your financial advisor. This includes a detailed annual report we provide on each contract anniversary and a brief summary on the consolidated statements you receive either monthly or quarterly from AFS. These reports include an Income Guide status based on the Prudent Income Amount calculated on the date we produce the report. The reporting and the status are designed to provide you information regarding the current sustainability of your current withdrawal amount by comparing it to the current Prudent Income Amount. We provide no other reporting, so you should review your consolidated statement and annual report to see if your status under the program has changed. You also can review your current daily status by logging into your account on amperiprise.com. We reserve the right to modify the reporting we provide under the program at any time and in our sole discretion.
The table below summarizes the definitions of each status under the program.
Income Guide Status Definitions
Attention Needed	Caution	On Track	More Available
Prudent Income Amount is more than 20% below your current annual withdrawal amount	Prudent Income Amount is from 10.1% to 20% below your current annual withdrawal amount	Prudent Income Amount is from 10% below up to 24.9% above your current annual withdrawal amount	Prudent Income Amount is more than 25% or more above your current annual withdrawal amount
We use descriptive terminology to describe each status. When you are in the On Track status we may refer to your withdrawal rate as “currently sustainable.” When you are in the Caution status, we refer to your withdrawal rate as “near a point where it may not be sustainable.” When you are in the Attention Needed status, we refer to your withdrawal rate as “may not be sustainable.” Finally, if your current withdrawal amount places you in the “More Available” status, we refer to you as having “more options available” because the Prudent Income Amount is at least 25% higher than your current withdrawal amount. These statuses, including the accompanying explanations, are merely descriptive and do not represent a specific level of actual sustainability or probability of your contract value not being depleted. Please note if you are in the “More Available” status and you utilize contract value for other purposes it may create adverse consequences in the future, including increasing the possibility and extent of future status changes and the possibility of running out of money prior to the end of the program.

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The following Income Guide statuses are used in our periodic reporting.
Income Guide Status	What the Status Means
Attention Needed	Based on your contract value, it is projected that your withdrawal amount may not be sustainable.
Caution	Based on your contract value, it is projected that your withdrawal amount is near a point where it may not be sustainable.
On Track	Based on your contract value, it is projected that your withdrawal amount is currently sustainable. Please note that the minimum 90% probability assumed in the program only applies to the Prudent Income Amount and not to the “On Track” status which includes a range above and below the current Prudent Income Amount.
More Available	Based on your contract value and withdrawal amount, it is projected there are more options available.
These statuses are not designed to be, nor should they be construed as, investment advice. They are based on a comparison of your current annual withdrawal amount versus the current Prudent Income Amount. They also can aid you in tracking how close your current rate of withdrawal is to the Prudent Income Amount. In the end, your unique financial situation and the advice of your financial advisor should be utilized in assessing your Income Guide status and your utilization of the program as a whole. Please note, the longer you are in the Attention Needed status without adjusting withdrawals the greater the likelihood that you will deplete your contract value.
If you enroll in Income Guide without electing a systematic withdrawal, then no status will be reported, but you will be provided the Prudent Income Amount.
If you completely suspend your withdrawals, we will also no longer report a status. This, however, does not mean that subsequently restarting withdrawals will result in a sustainable rate of withdrawal. When you restart your withdrawals, a current Prudent Income Amount will be compared to your current withdrawal amount to determine a current status. Also, remember that a change in ownership will automatically suspend systematic withdrawals.
Income Guide does not take into account your unique financial situation, including how you allocate your contract value to available investment options and the allocation of your contract value to equities or bonds. Your investment returns, including the deduction of any fund fees and expenses, will differ from program assumptions. In addition, the fees and charges we assumed in calculating values under the program will differ from the actual fees and charges on your contract. This is due in part to the fact that we did not assume certain charges, including the contract administrative charge and optional benefit charges.
The methods, assumptions and simulations we used to develop the Prudent Income Percentages may not be appropriate or correct for a given contract owner. Individual results can vary widely and will impact the frequency of status changes and how often you may want to make adjustments to your withdrawals. You must decide whether to modify withdrawals or take any other action with respect to your contract based on the status we report, and whether to consult with your financial advisor.
The Prudent Income Amount
We use your current age, contract value, and Prudent Income Percentage to calculate your current Prudent Income Amount. We may modify these factors used to calculate your Prudent Income Amount at any time and in our sole discretion. We, RiverSource Life Insurance Company, solely determined what assumptions to use in deriving the Prudent Income Amount
Since the Prudent Income Amount is calculated daily and fluctuates based on age and current contract value, the program does not guarantee or result in a steady stream of income or provide any type of guaranteed cash value or guaranteed benefit.
The Prudent Income Percentages are derived from a series of random simulations based on the following assumptions:
•	an investment allocation of 50% in equities and 50% in bonds;
•	average annual returns, after the deduction of all fund fees and expenses, of 9.0% on the equity allocation and 4.0% on the bond allocation that grades upward to 6.0% over a ten year period;
•	average portfolio volatility of 9.0%;
•	a 1.0% average annual mortality and expense risk fee being assessed; and
•	taking level withdrawals each month.

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The average annual return assumptions of 9.0% for the equity allocation and the 4.0% - 6.0% for the bond allocation are net return assumptions. This means these return assumptions would be after the deduction of all underlying fund fees and expenses. Contract charges other than the 1.0% mortality and expense risk fee, if they apply to you, were not included in the assumptions. This includes the contract administrative charge, surrender charges, and charges associated with optional benefits available under the contract. The “Charges” section of the prospectus provides additional details on the amount and applicability of these charges.
Since these assumptions are not customized to you, your circumstances will differ and the minimum 90% probability of withdrawals lasting for the duration of the program without the need to make any adjustments to the amount of withdrawals may be higher or lower than the probability used in developing the Prudent Income Percentages.
Your results under the program will vary. In general, if you have lower returns, higher volatility, higher fees, or you make additional withdrawals, then the probability of your withdrawal amount being sustainable will be lower than assumed under the program. In contrast, if you have higher returns, lower volatility, lower fees, or make additional purchase payments, then the probability of your withdrawal amount being sustainable will generally be higher than assumed under the program. In addition, if you experience long-term periods where your contract value is continually declining due to deviations from the assumptions mentioned above, you will need to repeatedly decrease the amount of your withdrawal to stay in the “On Track” status. Also, while unlikely, your contract value may be depleted before age 95 even if you follow the program.
It is important to remember that only the age of the participant and the contract value are specific to your contract. All of the factors used in determining the Prudent Income Percentages are general and not individualized or otherwise customized to you, your contract allocation, or any other circumstances specific to you.
The following factors related to your contract experience will impact your Income Guide status and the probability of withdrawals (without adjusting under the program) lasting for the duration of the program:
(1)	the fees, average annual total returns and volatility of the underlying funds you have elected;
(2)	the specific fees of your contract;
(3)	additional purchase payments to the contract;
(4)	withdrawals in addition to the monthly systematic withdrawal;
(5)	partial annuitizations; or
(6)	your actual life expectancy or retirement horizon.
The assumptions were utilized to run a series of random simulations. These simulations were used to establish the Prudent Income Percentages which are based on a level amount of income (without adjusting under the program) that provides a minimum 90% or greater probability of contract value lasting to age 95 (age 100 for joint), or for 8 years, whichever is longer. As with any simulation, your actual experience will be different and our methodology could have an error.
The Prudent Income Percentages change over time based on age. The table below shows the current Prudent Income Percentages utilized. In the case of the Joint Option, the youngest participant’s age is used to determine the Prudent Income Percentages.
Prudent Income Percentages
Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
50	3.0%	2.5%	66	4.6%	4.1%	81	6.3%	5.8%
51	3.1%	2.6%	67	4.7%	4.2%	82	6.6%	6.1%
52	3.2%	2.7%	68	4.8%	4.3%	83	6.9%	6.4%
53	3.3%	2.8%	69	4.9%	4.4%	84	7.2%	6.7%
54	3.4%	2.9%	70	5.0%	4.5%	85	7.5%	7.0%
55	3.5%	3.0%	71	5.1%	4.6%	86	8.0%	7.5%
56	3.6%	3.1%	72	5.2%	4.7%	87	8.5%	8.0%
57	3.7%	3.2%	73	5.3%	4.8%	88	9.0%	8.5%
58	3.8%	3.3%	74	5.4%	4.9%	89	9.5%	9.0%
59	3.9%	3.4%	75	5.5%	5.0%	90	10.0%	9.5%
60	4.0%	3.5%	76	5.6%	5.1%	91	10.5%	10.0%
61	4.1%	3.6%	77	5.7%	5.2%	92	11.0%	10.5%
62	4.2%	3.7%	78	5.8%	5.3%	93	11.5%	11.0%
63	4.3%	3.8%	79	5.9%	5.4%	94	12.0%	11.5%

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Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
64	4.4%	3.9%	80	6.0%	5.5%	95	12.5%	12.0%
65	4.5%	4.0%
The Prudent Income Percentage is multiplied by the contract value to determine the current Prudent Income Amount. The Prudent Income Amount will change over time due to changes in the contract value and the age of the participants covered under the program.
Although the Prudent Income Percentage increases with age, the Prudent Income Amount may not increase over time because a decreasing contract value can more than offset any increase in the Prudent Income Percentage. An increase in the Prudent Income Percentage does not protect against inflation.
Refer to “Example of a Prudent Income Amount Calculation” below to see how the Prudent Income Percentage is used to create a Prudent Income Amount.
By increasing with age, the Prudent Income Percentages result in less contract value being required to be in the “On Track” status. As a result, the Prudent Income Amount is not designed to preserve the level of your contract value. Following the monitoring program, however, including making adjustments to your rate of withdrawal over the life of the program, will increase the likelihood that your contract value will not be exhausted prior to the end of the program.
The assumptions used in determining values under Income Guide including investment and performance, are not tied in any way to your allocation of contract value and its performance. Your actual contract results can vary significantly from the performance we assumed in calculating the Prudent Income Amount.
The Prudent Income Amount is not a guarantee of present or future income and is not intended, nor should it be construed as, any form of investment advice.
If your contract is funding an employer sponsored plan such as a retirement plan established under Section 403(b) or 401(a) of the Code, your ability to begin a systematic withdrawal or to change one may be subject to plan sponsor approval. To determine whether there are any plan based restrictions on Income Guide, contact your plan sponsor.
Example of a Prudent Income Amount Calculation
Below is an example of how Income Guide calculates the Prudent Income Amount and assigns the status of the sustainability of your withdrawals.
At the time of enrollment, assume the following:
(1)	you have elected the Single Option;
(2)	you are age 65;
(3)	your monthly systematic withdrawal amount is $350.00 ($4,200.00 annually); and
(4)	your contract value is $100,000.00.
Using these assumptions when you enroll, to calculate the Prudent Income Amount, the contract value is multiplied by the Prudent Income Percentage, which is 4.5%.
$100,000.00 x 4.5% = $4,500.00
In this case, the Prudent Income Amount is about 7.1% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume six months after enrollment, you are still age 65 and your contract value is now $95,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$95,000.00 x 4.5% = $4,275.00
In this case, the Prudent Income Amount is about 1.8% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume one year after enrollment, you are now age 66 and your contract value is now $82,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$82,000.00 x 4.6% = $3,772.00
In this case, the Prudent Income Amount is about 10.2% below your annual withdrawal amount. This results in being assigned a status of “Caution.”
Potential Benefits of the Income Guide Program

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Income Guide can aid you in creating a non-guaranteed stream of income through systematic withdrawals from your contract. This can be beneficial if your need for income is flexible and does not require the guarantees associated with either a guaranteed minimum withdrawal benefit rider or exercising your option to annuitize. Withdrawals in connection with Income Guide may be subject to surrender charges, taxes and tax penalties. In contrast, payments under a guaranteed minimum withdrawal benefit rider or annuitization are not subject to surrender charges. In addition, if you use Income Guide and you have a non-qualified contract you are not receiving any potential benefits of the exclusion ratio associated with annuitization. The exclusion ratio allows you to spread the cost basis of your contract value over time, generally resulting in payments being partially income tax-free while the exclusion ratio is in effect. In contrast, Income Guide systematically withdraws contract value and for non-qualified contracts this results in taxable earnings being considered to be withdrawn first. A financial advisor can help you understand each of the income options available to you.
In cases where your Income Guide status becomes “More Available” there may be opportunities to increase your withdrawal rate, lock-in guaranteed income through partial annuitization, or use a portion of your contract value for other purposes. In consultation with your financial advisor, you can determine whether one or more of these options are right for you. Please keep in mind increases in the amount you withdraw may be subject to additional surrender charges, taxes and tax penalties. In addition, withdrawals will reduce your contract value and will proportionally reduce your standard death benefit and any optional death benefit you have elected. Increases in withdrawals can also have adverse future consequences, including increasing the possibility of future status changes and the possibility of running out of money prior to the end of the program.
Potential Risks of the Income Guide Program
Income Guide, including the Prudent Income Amount, is not a guarantee of income. If your annuity contract value is depleted your contract and any benefits associated with it, including Income Guide, will end without value.
In instances where your contract enters the “Attention Needed” status, even if you take steps to address the status such as lowering withdrawals from your contract, it is possible depending on continued performance of your contract that you could re-enter or remain in the status for an extended period of time. If you do not adjust your withdrawals when you are in the “Attention Needed” status, it could substantially increase the likelihood your contact value will be depleted, especially if you remain in this status for an extended period of time without making any adjustments.
Income Guide does not provide any additional waiver of any applicable surrender charge. This means in cases where your contract is subject to a surrender charge, any amounts withdrawn in excess of the free amount will be assessed a surrender charge, including any instance where you are withdrawing at a level equal to the Prudent Income Amount. For additional information on surrender charges, refer to the “Surrender Charge” subsection of the “Charges” section of this prospectus.
If your contract is issued on a qualified basis, you are subject to certain required minimum distribution rules for federal tax purposes. These rules may require you to take withdrawals out of your annuity that exceed the Prudent Income Amount. If this occurs, taking the required withdrawals may increase the likelihood that you will deplete your annuity contract over time.
If your relationship with your advisor ends, you will no longer receive assistance using the Income Guide service. If your contract continues to be serviced by AFS, but you have ended your relationship with the financial advisor with whom you set up Income Guide, Income Guide will continue, and you should request AFS assign you another advisor to assist you with maximizing the effectiveness of Income Guide. We cannot guarantee that AFS will assign you an advisor that will assist you with Income Guide.
If you rely on Income Guide for managing your income needs and the service terminates, either because we choose to no longer offer it or a circumstance arises where automatic termination occurs, you may be in a position where you cannot find a means to manage or monitor your income going forward. Remember, in any instance where AFS is no longer the servicing broker-dealer of record for your contract, Income Guide will automatically terminate.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders, the Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, unless noted otherwise. For transfer rights involving investment options under optional living benefit riders, the Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, please see “Investment Allocation Restrictions for Certain Benefit Riders” section.
You may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account, to another subaccount before the annuitization start date. Certain restrictions apply to transfers involving the GPAs and the regular fixed account.You may not transfer contract value to the Special DCA fixed account. You may not transfer contract value from the Special DCA fixed account except as part of automated monthly transfers.

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The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.
We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.
•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. Currently, you may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts, or for the SecureSource series riders, APB rider, Enhanced Legacy benefit rider or SecureSource Legacy benefit rider, to the selected approved investment options. (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.

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We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your

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Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers among your subaccounts, GPAs or regular fixed account or automated partial surrenders from the GPAs, regular fixed account, Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers from the regular fixed account are limited to 30% of the regular fixed account value at the beginning of the contract year or $10,000, whichever is greater.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.

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•	If you have the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, a SecureSource series rider or APB rider, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (see "Special DCA Fixed Account" and "Investment Allocation Restrictions for Certain Benefit Riders").
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If you have a SecureSource series rider, you may set up automated partial surrenders up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the regular fixed account)

3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000
We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.
Surrenders
You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.

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We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply. (see “Taxes”) You cannot make surrenders after the annuitization start date except under a term certain installment plan that provides monthly annuity payments for a period of years if such plans are allowed by us.
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected a SecureSource series rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider will be reduced (see “Optional Benefits — Optional Living Benefits”). Any partial surrender request that exceeds the amount allowed under the SecureSource series riders will impact the guarantees provided and will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts, Special DCA fixed account, GPAs and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. If your contract includes an optional living benefit rider you do not have the option to request from which account to surrender. The minimum contract value after partial surrender is $500 (for contracts with a SecureSource series rider, there is no minimum).
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.
We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.

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This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
TSA — Special Provisions
Participants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.
The Code imposes certain restrictions on your right to receive early distributions from a TSA:
•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–	you are at least age 59½;
–	you are disabled as defined in the Code;
–	you severed employment with the employer who purchased the contract;
–	the distribution is because of your death;
–	the distribution is due to plan termination; or
–	you are a qualifying military reservist.
•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
•	If the contract has a loan provision, the right to receive a loan is described in detail in your contract. Loans will not be available if you have a SecureSource series rider, APB rider, Enhanced Legacy benefit rider, SecureSource Legacy benefit rider or Benefit Protector Death Benefit rider.
Changing the Annuitant
If you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership. For inherited nonqualified annuities, joint annuitants, contingent

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annuitants, and changing the annuitant are not allowed. Joint annuitants are not allowed for contracts with a SecureSource series Single Life rider. For contracts issued in California, if you have the SecureSource Legacy benefit rider and a SecureSource series rider, you may not change the annuitant while this rider is in force (Joint Life: unless a Covered Spouse becomes the owner and annuitant under the spousal continuation provision).
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. We will honor any change of ownership request received in good order that we believe is authentic, and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)
If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.
Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. For ownership changes prior to 5/1/2020, our administrative process required only the new owner to meet the age limitations.
The death benefit may change due to a change of ownership.
•	If you have the Enhanced Legacy benefit rider, joint ownership and joint annuitants are not allowed while this rider is in force. For contracts issued in all states except California, if any owner is age 75 or younger immediately following the ownership change, the rider will continue and the benefit amount may be reset. An assignment or change of ownership may also be made to a non-natural owner (e.g. an individual ownership changed to an irrevocable trust) or to a revocable trust, with either holding for the sole benefit of the prior owner. Assignments and ownership changes other than these will terminate the rider. For contracts issued in California, the benefits provided under the rider are only payable at the annuitant’s death. You may not change the annuitant while this rider is in force, unless you are the annuitant and your spouse becomes the owner and annuitant under the spousal continuation provision. An ownership change will not terminate the rider or reset the benefit amount.
•	If you have the SecureSource Legacy benefit rider and a SecureSource series – Single Life rider, if there is an assignment or a change of ownership, the rider will terminate unless the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a non-natural owner or revocable trust, either holding for the sole benefit of the prior owner, subject to state restrictions. For contracts issued in California, the benefits provided under the SecureSource Legacy rider are only payable at the annuitant's death. An ownership change will not terminate the rider.
•	If you have the SecureSource Legacy benefit rider and a SecureSource series – Joint Life rider, if there is an assignment or a change of ownership, the rider will terminate unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner or a revocable trust, either holding for the sole benefit of the prior owner, subject to state restrictions. For contracts issued in California, the benefits provided under the SecureSource Legacy benefit rider are only payable at the annuitant's death. You may not change the annuitant while this rider is in force unless a covered spouse becomes the owner and annuitant under the spousal continuation provision. An ownership change will not terminate the rider.
•	If you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits — Benefit Protector Death Benefit Rider”).
•	If you elected the ROPP Death Benefit and if any owner is older than age 79 immediately following the ownership change, the ROPP Death Benefit will continue. If all owners are age 79 or younger, the ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
•	If you elected the 5-Year MAV Death Benefit and if any owner is older than age 75 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 75 or younger, the 5-Year MAV Death Benefit will continue.

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•	If you elected the MAV Death Benefit and if any owner is older than age 79 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 79 or younger, the MAV Death Benefit will continue.
•	The ROPP Death Benefit, MAV Death Benefit and 5-Year MAV Death Benefit values may be reset (see “Benefits in the Case of Death”).
•	If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
For a SecureSource series — Single Life rider, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the covered person before the change, or is a non-natural owner or revocable trust, either holding for the sole benefit of the prior owner. For contracts issued in California, an ownership change will not terminate the rider and will not change the covered person under the rider. Joint ownership and joint annuitants are not allowed for contracts with SecureSource series — Single Life rider.
For a SecureSource series — Joint Life rider, if the owner is a natural person, only the covered spouses can be owners. If there is a non-natural or revocable trust owner, one of the covered spouses must be the annuitant. The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a covered spouse before the change, or is a non-natural owner or a revocable trust, either holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited; however, the rider will not terminate and the covered spouses under the rider will not change.
For the Accumulation Protector Benefit rider, subject to state rules, the rider will terminate if there is a change of ownership unless the new owner assumes total ownership of the contract and was an owner before the change. (See “Optional Benefits.”)
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with the contract value greater than zero. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 79 or younger on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of:
•	the contract value after any rider charges have been deducted;
•	the Return of Purchase Payments (ROPP) value; or
•	the Full Surrender Value.
If you are age 80 or older on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of contract value after any rider charges have been deducted or the Full Surrender Value.
Here are some terms that are used to describe the Standard Death Benefit and optional death benefits:
ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
Adjusted partial surrenders	=	a × b
c

a	=	the amount your contract value is reduced by the partial surrender.
b	=	the applicable ROPP value, MAV value or 5-year MAV value on the date of (but prior to) the partial surrender.
c	=	the contract value on the date of (but prior to) the partial surrender.
If you take a partial surrender, the applicable ROPP, MAV, or 5-year MAV value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV value is reduced by an amount that is more than the dollar amount withdrawn.
Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.

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Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:
•	any surrender charge,
•	pro rata rider charges,
•	the contract charge, and
plus:
•	any positive or negative market value adjustment.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid, but with no reduction for rider charges on riders that remain in force and without regard to the Full Surrender Value.
After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP Death Benefit, we reset the ROPP value on the valuation date we receive your written request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less. If the prior owner was not eligible for the ROPP Death Benefit, but the new owner is eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.
Example of standard death benefit calculation when you are age 79 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000
•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments minus adjusted partial surrenders, calculated as:	$20,000
$1,500 × $20,000 =	–1,667
$18,000
for a standard death benefit of:	$18,333
since this is greater than your contract value of $16,500
If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death.
When paying multiple beneficiaries, we will process the death claim of each beneficiary on the valuation date when a beneficiary provides us with complete death claim requirements. We will determine a beneficiary's proceeds using the accumulation unit value we calculate on that valuation date. The remaining contract value remains invested as was specified at time of death. We pay interest, if any, at a rate no less than required by law. We will mail payment to a beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
Spousal continuation: If your spouse is sole primary beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.
There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).

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If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole primary beneficiary, your spouse may either elect to treat the contract as his/her own (spousal continuation), so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. There will be no surrender charges on the contract from that point forward unless additional purchase payments are made. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the SecureSource series rider will terminate.
If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for his or her share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the spouse beneficiary is the greater of the contract value after any rider charges have been deducted and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-spouse beneficiary: If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan, the payouts to your beneficiary may continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.

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If You Die After the Annuitization Start Date
If you die after the annuitization start date, the amount payable, if any, will depend on the annuity payment plan then in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Death of the owner: If the owner is the annuitant and dies after the annuitization start date, payments cease for lifetime only payment plans. Payments continue to the owner’s beneficiaries for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If the owner is not the annuitant and dies after the annuitization start date, payments continue to the beneficiaries according to the payment plan in effect.
Death of the annuitant or of a beneficiary receiving payments under an annuity payment plan: If the owner is not the annuitant and the annuitant dies after the annuitization start date, payments cease for lifetime payment plans. Payments continue to the owner for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If a beneficiary elects an annuity payment plan as provided under the payment options provision above and dies after payments begin, payments continue to beneficiaries named by the deceased beneficiary as provided under the change of beneficiary provision for the remainder of any guarantee period. (See “Annuity Payout Plans”)
In any event, amounts remaining payable must be paid at least as rapidly as payments were being made at the time of such death.
How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
In addition to the Standard Death Benefit, we also offer the following optional death benefits:
•	ROPP Death Benefit;
•	MAV Death Benefit;
•	5-Year MAV Death Benefit;
•	Benefit Protector Death Benefit;
•	Enhanced Legacy Benefit; and

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•	SecureSource Legacy Benefit.
The optional death benefits listed above must be elected at the time you purchase your contract. Once you elect a death benefit, you cannot change it; however, the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.
The death benefit determines the mortality and risk expense fee that is assessed against the subaccounts. We will base the benefit paid on the death benefit coverage in effect on the date of your death.
If you are age 80 or older at contract issue, you may select the ROPP death benefit described below at the time you purchase your contract. The ROPP Death Benefit may not be purchased with the SecureSource series rider. Be sure to discuss with your financial advisor whether or not this death benefit is appropriate for your situation.
Return of Purchase Payments (ROPP) Death Benefit
The ROPP Death Benefit will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:
1.	the contract value after any rider charges have been deducted,
2.	the ROPP Value, or
3.	the Full Surrender Value.
For a spouse who continues the contract and is age 80 or older, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for the spouse who continues the contract, if any owner is age 80 or older we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.
If all owners are age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
If you are age 75 or younger at contract issue, you may select one of the following optional death benefits: MAV Death Benefit, 5-Year MAV Death Benefit, Benefit Protector Death Benefit or Enhanced Legacy benefit rider. If you select the MAV Death Benefit or 5-Year MAV Death Benefit, you may also select the Benefit Protector Death Benefit. The MAV Death Benefit may not be purchased with the SecureSource series rider. If you are between ages 76-79 at contract issue, you may only select the MAV Death Benefit. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your financial advisor whether or not these death benefits are appropriate for your situation.
Maximum Anniversary Value (MAV) Death Benefit
The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the MAV; or
4.	the Full Surrender Value.
The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 80 or older when the contract is continued, the MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or

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(b)	the MAV on that date, but prior to the reset.
If any owner is age 80 or older at the time of the covered life change, the MAV death benefit will terminate and the Standard Death Benefit will apply.
5-Year Maximum Anniversary Value (5-Year MAV) Death Benefit
The 5-year MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the 5-year MAV; or
4.	the Full Surrender Value.
The 5-year MAV equals the ROPP value prior to the fifth contract anniversary. Every fifth contract anniversary prior to the earlier of your 81st birthday or your death, we compare the 5-year MAV to the current contract value and we reset the 5-Year MAV to the higher amount. The 5-year MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 75 or younger and continues the contract, we reset the 5-Year MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 76 or older when the contract was continued, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 75 or younger, we reset the 5-Year MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the 5-Year MAV on that date, but prior to the reset.
If any owner is age 76 or older at the time of the covered life change, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
Benefit Protector Death Benefit
The Benefit Protector is intended to provide an additional benefit to your beneficiary if there are earnings in the annuity. This will help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). It is only available if you have selected the MAV Death Benefit, 5-year MAV Death Benefit or Standard Death Benefit. The Benefit Protector provides reduced benefits if you are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.
If you are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.
The Benefit Protector provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the applicable death benefit, plus:
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
If there has been a covered life change, remaining purchase payments is set as the contract value on the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.
Earnings at death: Earnings at death is equal to the death benefit that is otherwise payable (without this rider), less remaining purchase payments. We set maximum earnings at death of 250% of purchase payments not previously withdrawn that are one or more years old. Earnings at death cannot be less than zero.
Terminating the Benefit Protector

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•	You may terminate the rider within 30 days after the first rider anniversary.
•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.
•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.
•	You may terminate the rider within 30 days following the effective date of an ownership change if you are age 75 or younger.
•	The rider will terminate for a spousal continuation or ownership change if the spouse or any owner is age 76 or older at the time of the change.
•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.
•	The rider will terminate when beneficiary elects an alternative payment plan which is an inherited IRA.
If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. Your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.
After a covered life change other than a spouse that continues the contract, all owners will be subject to all of the limitations and restrictions of the rider just as if they were purchasing a new contract; and the age of all owners at the time of the change will be used to determine the earnings at death percentage going forward. If any owner does not qualify for the rider on the basis of age, we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age, we will substitute the contract value on the date of the ownership change for remaining purchase payments used in calculating earnings at death.
For an example, please see Appendix D.
Enhanced Legacy Benefit
The Enhanced Legacy benefit is an optional benefit that you can add to your contract for an additional charge. The Enhanced Legacy benefit may not be purchased with any living benefit rider or with MAV, 5-year MAV, Benefit Protector Death Benefit or SecureSource Legacy benefit riders. Also, loans will not be available if you purchase this optional benefit. This benefit is intended to provide additional guarantees that may increase the death benefit provided in the contract.
If you are age 75 or younger at contract issue, you may choose to add this rider to your contract. The rider will terminate upon assignment or a change in ownership of the contract unless the new assignee or owner meets the qualifications specified in the Assignment and Change of Ownership section below (does not apply to contracts issued in California).
The Enhanced Legacy benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	contract value after any rider charges have been deducted; or
2.	the ROPP value; or
3.	the Accumulation Death Benefit (ADB) value; or
4.	the MAV.
The Accumulation Death Benefit (ADB) is a component of the death benefit that is based on purchase payments increased by 5% on each anniversary through age 80 (adjusted for partial surrenders).
For contracts issued in California, the following applies:
•	The benefits provided under this rider are only payable at the annuitant’s death and terms “you” or “your” refer to annuitant.
•	If the owner is a natural person, the owner and the annuitant must be the same at issue.
The key terms and provisions of the Enhanced Legacy benefit are:
Covered Life Change: is either the continuation of the contract by a spouse under the spouse's option to continue contract provision or, in all states except California, an ownership change where an owner after the ownership change was not an owner prior to the change.

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Adjustments for Partial Surrenders: Adjustments for partial surrenders are calculated for the ROPP value, ADB value and MAV separately for each partial surrender using the following formula:
a × b	where:
c

a	=	the amount the contract value is reduced by the partial surrender
b	=	the applicable ROPP value, ADB value or MAV on the date of (but prior to) the partial surrender
c	=	the contract value on the date of (but prior to) the partial surrender.
ROPP Value, ADB Value and MAV: are the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value, ADB value and MAV. Adjustments for partial surrenders (as calculated above) will be subtracted from the ROPP value, ADB value and MAV. The ROPP value, ADB value and MAV cannot be withdrawn in a lump sum.
On each contract anniversary prior to your date of death the ADB value and MAV will be adjusted as follows:
1.	On the first contract anniversary, we increase the ADB value by 5%, multiplied by the ADB value as of 60 days after the contract date.
2.	On each contract anniversary after the first and prior to you reaching age 81, we increase the ADB value by 5%, multiplied by the prior contract anniversary’s ADB value.
3.	On each contract anniversary prior to you reaching age 86, the MAV will be increased to the contract value (after rider charges are deducted) if greater.
For a spouse who is age 75 or younger and continues the contract, the Enhanced Legacy benefit will continue and the ROPP value, ADB value and MAV are reset to the contract value on the date of continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid. If your spouse is age 76 or older when the contract is continued, the Enhanced Legacy benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if the owner is age 75 or younger, the Enhanced Legacy benefit will continue and the ROPP value, ADB value and MAV are reset on the valuation date we receive your written request for the covered life change to the lesser of the contract value on that date after any rider charges have been deducted, and the applicable ROPP value, ADB value and MAV on that date (but prior to the reset). If the owner is age 76 or older at the time of the covered life change, the Enhanced Legacy benefit will terminate and the Standard Death Benefit will apply.
You should consider whether the Enhanced Legacy benefit rider is appropriate for you because:
•	Investment Allocation Restriction: This rider requires 100% allocation of purchase payments and your contract value to approved investment options, which are currently Portfolio Stabilizer funds. This means that you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account, that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Optional Riders”). You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. We reserve the right to limit the number of investment option changes per contract year. We also reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion. Any substitution of funds may be subject to the SEC or state insurance departments approval. (See “Substitution of Investments”).
•	Limitation on Purchase payments: We reserve the right to limit the cumulative amount of purchase payments, subject to state restrictions. This may limit your ability to increase the contract value and death benefit. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.
Assignment and Change of Ownership
Joint ownership and joint annuitants are not allowed while this rider is in force. In all states, except California, this rider will continue and the benefit amount may be reset if there is an assignment or a change of ownership and the owner or assignee is age 75 or younger.  An assignment or change of ownership may also be made to a non-natural owner (e.g. an individual ownership changed to an irrevocable trust) or to a revocable trust, with either holding for the sole benefit of the prior owner. Assignments and ownership changes other than these will terminate the rider.
For contracts issued in California, the benefits provided under this rider are only payable at the annuitant’s death. You may not change the annuitant while this rider is in force, unless you are the annuitant and your spouse becomes the owner and annuitant under the spousal continuation provision.

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Termination of the Rider
The rider can only be terminated under the following circumstances:
1.	After the death benefit is payable, unless the spouse continues the contract as described in the spouse’s option to continue contract provision, the rider will terminate.
2.	For contracts issued in California, after the death benefit is payable, if you are not the annuitant, the rider will terminate.
3.	Certain assignment and ownership changes as described in the Assignment and Change of Ownership provision will terminate the rider (does not apply to contracts issued in California).
4.	On the annuitization start date the rider will terminate.
5.	In relation to certain increases to the annual rider fee as described in the Enhanced Legacy Benefit Rider Charge provision, your written request will terminate the rider.
6.	Reduction of the contract value to zero will terminate the rider.
7.	Termination of the contract for any reason will terminate the rider.
Upon termination of this rider, any additional death benefit provided by the rider will not be payable upon your death. Upon termination, this rider may not be reinstated.
For an example, please see Appendix D.
SecureSource Legacy Benefit
The SecureSource Legacy benefit is an optional death benefit that you can elect only at time of application for an additional charge. The SecureSource Legacy rider is intended to provide additional death benefit guarantees that may increase the death benefit provided under the contract. This rider is available only when purchased in combination with the one of the SecureSource Series riders (Guaranteed Lifetime Withdrawal Benefit (GLWB) riders). Terms used in this rider have the same meaning as in the GLWB riders to which they are attached. If you elect SecureSource Legacy, you may not elect any other death benefit riders available under the contract.
The SecureSource Legacy provides that if you die (for contracts issued in California, if the annuitant dies) before the annuitization start date, and while this contract is in force, we will pay the beneficiary the greater of the SecureSource Legacy benefit amount provided by this rider or the death benefit under the terms of the contract.
For contracts issued in California, the following applies:
•	The benefits provided under this rider are only payable at the annuitant’s death.
•	If the owner is a natural person, the owner and the annuitant must be the same at issue. The annuitant cannot be changed.
•	If the owner and the annuitant are the same when a death benefit is payable, the death benefit is the greater of the SecureSource Legacy benefit amount or the death benefit payable under the terms of the base contract.
•	If there is an ownership change resulting in a natural owner that is not the same as the annuitant, the death benefit under the terms of the base contract will be payable if the owner dies. The SecureSource Legacy benefit amount will not be included in the death benefit.
•	If there is an ownership change resulting in a natural owner that is not the same as the annuitant, the SecureSource Legacy benefit amount will be payable if the annuitant dies. The death benefit under the terms of the base contract will not be payable
SecureSource Legacy benefit amount is subject to the maximum amount of $20 million.
Determination of the SecureSource Legacy benefit amount: The SecureSource Legacy benefit amount is determined at the following times:
1.	At rider effective date
The SecureSource Legacy benefit amount is set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The SecureSource Legacy benefit amount will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
The SecureSource Legacy benefit amount can be adjusted, but it will not be less than zero.
(A)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.

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The SecureSource Legacy benefit amount will be reduced by the greater amount of the withdrawal or the “adjustment for withdrawal” calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the SecureSource Legacy benefit amount on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal
(B)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the SecureSource Legacy benefit amount is reduced by the amount of the withdrawal.
(C)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the SecureSource Legacy benefit amount will be reduced by the greater of (1) the amount of the withdrawal or (2) the Remaining Annual Payment plus an amount calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the SecureSource Legacy benefit amount on the date of (but prior to) the withdrawal minus the Remaining Annual Payment
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment
4.	At each rider anniversary
The SecureSource Legacy benefit amount will be increased to the contract value (after rider charges are deducted) if the contract value is greater.
Please note that withdrawals you take under the GLWB riders, reduce the SecureSource Legacy benefit amount under this rider. For detailed description of how SecureSource Legacy benefit amount is determined when a withdrawal is taken, see “Determination of the SecureSource Legacy benefit amount – when a withdrawal is taken” above. For detailed description of how withdrawals effect GLWB values, see “Determination of Adjustments of Benefits Values” in the GLWB riders’ description.
Rules for Surrenders (applicable to contracts with applications signed on or after 5/4/2020):
When the Contract Value is reduced to zero, this rider will continue if the SecureSource Legacy benefit amount is greater than zero and the attached GLWB rider does not terminate. The SecureSource Legacy benefit amount is reduced by the amount of each payment paid as defined under the attached GLWB rider, but it will not be less than zero. We will no longer accept additional purchase payments and no more charges will be collected for the rider. At the death of the Covered Person (for the Joint Life rider, both Covered Spouses) we will pay the beneficiary the SecureSource Legacy benefit amount provided by this rider in a lump sum payment.
Rules for Surrenders (applicable to contracts with applications signed prior to 5/4/2020):
For contracts with applications signed before 5/4/2020, when the Contract Value is reduced to zero, this rider will terminate.
If the Current Annual Payment is determined by incorrect information regarding the Covered Person's (for the Joint Life rider, Covered Spouse's) birth date, the SecureSource Legacy benefit amount will be adjusted based on the corrected Current Annual Payment.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse as defined under the attached GLWB rider and chooses to continue the contract under the spousal continuation provision, the following provisions apply:
•	This rider continues as part of the contract.
•	At the time of spousal continuation, the SecureSource Legacy benefit amount may be increased. On the valuation date spousal continuation is effective, the SecureSource Legacy benefit amount will be increased to the contract value (after any rider fees have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid) if the contract value is greater. The death benefit that would otherwise have been paid will not include the SecureSource Legacy benefit amount.
•	The SecureSource Legacy benefit amount is available for payment at the death of the surviving Covered Spouse.

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Annuity Provisions (applicable to contracts with applications signed on or after 5/4/2020):
If you choose to receive the Current Annual Payment on the annuitization start date, the SecureSource Legacy benefit amount is reduced by the amount of each payment paid as defined under the attached GLWB rider, but it will not be less than zero. No more charges will be collected for the rider. At the death of the Covered Person (for the Joint Life rider, both Covered Spouses) we will pay the beneficiary the SecureSource Legacy benefit amount provided by this rider in a lump sum payment.
Annuity Provisions (applicable to contracts with applications signed prior to 5/4/2020):
For contracts with applications signed before 5/4/2020, on the annuitization start date, this rider will terminate.
You should consider whether the SecureSource Legacy benefit rider is appropriate for you because:
•	Investment Allocation Restriction: This rider requires 100% allocation of purchase payments and your contract value to approved investment options. (See “Investment Allocation Restrictions for Certain Optional Riders”). This means that you will not be able to allocate contract value to all of the subaccounts , GPAs or the regular fixed account, that are available under the contract to contract owners who do not elect the rider. We reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion. Any substitution of funds may be subject to the SEC or state insurance departments approval. (See “Substitution of Investments”).
•	Limitation on Transfers: Because this rider requires 100% allocation to approved investment options, transfer privileges granted under the contract are suspended other than: (1) transfers among the available investment options as described in the investment options and limits provision, provided such transfers are not determined to disadvantage other contract owners (See “Making the Most of Your Contract – Transferring Among Accounts – Market Timing”) or (2) transfers as otherwise agreed to by us.
Termination of the Rider
(for contract applications signed on or after 5/4/2020)
The rider cannot be terminated either by you or us except as follows:
1.	Single Life: After the death benefit is payable, the rider will terminate.
2.	Joint Life: After the death benefit is payable, unless the Covered Spouse continues the contract as described in the spouse’s option to continue contract provision, the rider will terminate.
3.	On the annuitization start date, if you choose a payout option available under the contract, the rider will terminate.
4.	In relation to certain increases to the annual rider fee as described in the SecureSource Legacy Benefit Rider Charge provision, your written request will terminate the rider.
5.	Reduction of the SecureSource Legacy benefit amount to zero will terminate the rider.
6.	Termination of the SecureSource series rider for any reason will also terminate the SecureSource Legacy benefit rider.
7.	Termination of the contract for any reason will terminate the rider.
Termination of the Rider
(for contract applications signed prior to 5/4/2020)
The rider cannot be terminated either by you or us except as follows:
1.	Single Life: After the death benefit is payable, the rider will terminate.
2.	Joint Life: After the death benefit is payable, unless the Covered Spouse continues the contract as described in the spouse’s option to continue contract provision, the rider will terminate.
3.	On the annuitization start date the rider will terminate.
4.	In relation to certain increases to the annual rider fee as described in the SecureSource Legacy Benefit Rider Charge provision, your written request will terminate the rider.
5.	Reduction of the contract value to zero will terminate the rider.
6.	Termination of the SecureSource series rider for any reason will also terminate the SecureSource Legacy benefit rider.
7.	Termination of the contract for any reason will terminate the rider.
Upon termination of this rider, any additional death benefit provided by the rider will not be payable upon your death (for contracts issued in California, upon annuitant’s death). Upon termination, this rider may not be reinstated.

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For an example, please see Appendix E.
Optional Living Benefits
SecureSource Series Rider Terms
The following key terms are associated with all of the SecureSource Series of riders:
Key Terms
Age Bands: are the age ranges shown in your contract data. For SecureSource 4 and SecureSource 4 Plus, each Age Band has two components for your Lifetime Payment Percentages, a Minimum Lifetime Payment Percentage and a potential Income Bonus Percentage. The covered person (Joint Life: the younger Covered Spouse) must be at least the youngest age in the first Age Band for the Current Annual Payment to be established. After the Current Annual Payment is established, in addition to your age, other factors determine when you move to a higher Age Band. The Age Bands are shown in the Rate Sheet Prospectus Supplement.
Annual Credit: an amount that can be added to the Benefit Base on rider anniversaries during a Credit Period, subject to limitations. Investment performance and Excess Withdrawals may reduce or eliminate the benefit of any Annual Credits. Annual Credits increase the Current Annual Payment but may result in higher rider charges that may exceed the benefit from the Annual Credits. Annual Credit is not applicable to the SecureSource Tempo rider.
The Annual Credit percentage and duration are shown in a Rate Sheet Prospectus Supplement.
Annual Step-Up: an increase in the Benefit Base that is available on each rider anniversary if your contract value increases, subject to certain conditions. If the Benefit Base increases due to an Annual Step-Up, a Credit Period will restart and if your current age (Joint Life: the younger Covered Spouse age) is now in a higher Age Band, the minimum Lifetime Payment Percentage will increase.
Benefit Base: used to determine the Current Annual Payment and the annual rider charge. The Benefit Base is separate from your contract value and cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Credit Base: used to determine the Annual Credit. The Credit Base cannot be withdrawn or annuitized and is not payable as a death benefit. Credit Base is not applicable to the SecureSource Tempo rider.
Credit Period: starts on the rider effective date. Subject to limitations, the Credit period will restart (1) on a rider anniversary whenever there is an increase of the Benefit Base due to an Annual Step-Up or (2) Joint Life only: on the following rider anniversary in the event of a step-up of the Benefit Base under the spousal continuation provision. The Credit Period is shown in the Rate Sheet Prospectus Supplement.
Current Annual Payment: the benefit available for withdrawal each contract year after the covered person (Joint Life: the younger Covered Spouse) has reached the youngest age in the first Age Band. For SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, the Current Annual Payment can vary each contract year and is equal to the minimum annual lifetime payment plus an Income Bonus, when eligible.
Excess Withdrawal: any withdrawal taken before the Current Annual Payment is established, or any withdrawal that is greater than the Remaining Annual Payment. Any excess withdrawal request will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
Excess Withdrawal Processing: reduces benefits under the rider if an Excess Withdrawal is processed.
Income Bonus: for SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, a potential increase to the Current Annual Payment. It is calculated by multiplying the Benefit Base by the Income Bonus Percentage.
Income Bonus Percentage: for SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, the Income Bonus Percentage may be added to the Minimum Lifetime Payment Percentage as described in the “Lifetime Payment Percentage” provision below. The Income Bonus Percentage is not available under SecureSource Core, SecureSource Core Plus and SecureSource Core 2 riders. The Income Bonus Percentage and Minimum Lifetime Payment Percentages are shown in the Rate Sheet Prospectus Supplement.
Lifetime Payment Percentage: used to calculate your Current Annual Payment. For SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, it is the Minimum Lifetime Payment Percentage plus the Income Bonus Percentage, when eligible. The percentage used can vary as described in the Lifetime Payment Percentage provision below. The Lifetime Payment Percentages and Minimum Lifetime Payment Percentages, as applicable to each rider, are shown in the Rate Sheet Prospectus Supplement.

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Minimum Annual Lifetime Payment: for SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, the guaranteed lifetime benefit amount available for Withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage.
Remaining Annual Payment: after the Current Annual Payment is established, the Remaining Annual Payment is the amount that can be withdrawn during the remainder of the current contract year. Withdrawals reduce this amount each year.
Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge.
Withdrawal Adjustment Base: for SecureSource 4, SecureSource 4 Plus, SecureSource 5, SecureSource 5 Plus and SecureSource Tempo, one of the components used to determine whether or not the Income Bonus Percentage will be included with the Lifetime Payment Percentage. The Withdrawal Adjustment Base cannot be withdrawn or annuitized and is not payable as a death benefit.
The following key terms only apply to SecureSource Core Plus:
Base Doubler: is 200% of purchase payments received before the first contract anniversary plus 100% of any premiums received after that. It is used one-time to increase your Benefit Base if you do not take any withdrawals or decline a fee increase before the Base Doubler Date (unless the Benefit Base is already higher due to annual credits and annual step ups). The Base Doubler cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Base Doubler Date (for contracts with applications signed before 5/1/2020): at issue, it is the later of: (1) the 12th rider anniversary; or (2) the rider anniversary on or following the Covered Person (Joint Life: the younger Covered Spouse) reaching the Base Doubler age shown in the Rate Sheet Prospectus Supplement.
Base Doubler Date (for contracts with applications signed on/after 5/1/2020): at issue, it is the later of: (1) the rider anniversary equal to the Base Doubler duration; or (2) the rider anniversary on or following the Covered Person (Joint Life: the younger Covered Spouse) reaching the Base Doubler age, both shown in the Rate Sheet Prospectus Supplement.
The following key terms only apply to SecureSource Tempo:
Contract Returns Used for Credit: Any positive returns in a contract year that are used to determine the Returns-linked Credit.
Credit Carryover: An amount that can be used on the Rider Anniversary to increase the Returns-linked Credit.
Maximum Carryover: The maximum amount for the Credit Carryover. The Maximum Carryover percentage (shown on the Rate Sheet Prospectus Supplement) is used to calculate the Maximum Carryover.
Maximum Credit: The maximum amount for the Returns-linked Credit. The Maximum Credit percentage (shown on the Rate Sheet Prospectus Supplement) is used to calculate the Maximum Credit.
Returns-linked Credit: is an amount that can be added to the Benefit Base on Rider Anniversaries during a Credit Period, subject to limitations. Excess Withdrawals may reduce or eliminate the benefit of any Returns-linked Credits. Returns-linked Credits increase the Current Annual Payment but may result in higher rider charges that may exceed the benefit from the Returns-linked Credits.
Returns-linked Credit Base: used to determine the Maximum Credit and the Maximum Carryover. The Returns-linked Credit Base cannot be withdrawn or annuitized and is not payable as a death benefit.
Optional Living Benefits
(Available for contract applications signed on or after 5/3/2021)
SecureSource Tempo rider
(Available for contract applications signed on or after 5/3/2021)
The SecureSource Tempo rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers a Returns-linked Credit feature and a step-up feature to lock in contract anniversary gains to increase the Benefit Base and the lifetime payment.

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If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource Tempo rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Tempo rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. excess withdrawals); or
•	you want to invest in funds other than the approved investment options. Certain approved investment options may only be available within an allocation plan, subject to requirements and limitations. For a list of currently approved investment options and allocation plans, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource Tempo rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The Current Annual Payment can vary based on the relationship of your contract value to the Withdrawal Adjustment Base. On the day of your first withdrawal each contract year, we determine if the Income Bonus is available for that contract year. (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if a Returns-linked Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
Each year, your Current Annual Payment may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base, the Income Bonus Percentage will not be available. (see Withdrawal Adjustment Base described below).
For important considerations on whether a SecureSource Tempo rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource Tempo riders available under your contract:
•	SecureSource Tempo - Single Life
•	SecureSource Tempo - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource Tempo — Single Life rider covers one person. The SecureSource Tempo — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSourceTempo — Single Life rider or the SecureSource Tempo — Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource Tempo — Single Life rider.
The SecureSource Tempo rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or

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•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Tempo riders are not available under an inherited qualified annuity.
The SecureSource Tempo rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource Tempo rider, see “SecureSource Series Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Minimum Lifetime Payment Percentages, Income Bonus Percentage, Credit Period, Maximum Credit percentage, Maximum Carryover percentage and Credit Multiplier applicable to your contract are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Income Bonus percentage”, “Returns-linked Credit”, “Credit Carryover”, below). We may change these terms for new purchasers, upon 7 calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Prospectus Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the contract owner. If any owner on the rider effective date is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the oldest annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the first withdrawal is taken in each contract year, we will determine if the Income Bonus Percentage will be included in the Lifetime Payment Percentage for the remainder of that contract year.
The Current Annual Payment can vary each contract year and includes the minimum annual lifetime payment and may also include an Income Bonus. The minimum annual lifetime payment is the guaranteed lifetime benefit amount available for withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage. The Income Bonus is a potential increase to the Current Annual Payment and is calculated by multiplying the Benefit Base by the Income Bonus Percentage. If the Income Bonus Percentage is included in the Lifetime Payment Percentage, then the income bonus is included in the Current Annual Payment.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.

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•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Minimum Lifetime Payment Percentage, the Income Bonus Percentage for each Age Band, and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Income Bonus Percentage: The Income Bonus Percentage may provide additional income under the rider. Availability of the Income Bonus Percentage is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base. If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the Income Bonus Percentage, as shown in the Rate Sheet Prospectus Supplement, when calculating the Current Annual Payment (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	Withdrawal Adjustment Base at the end of the prior valuation period
After the Current Annual Payment is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the Income Bonus Percentage, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource Tempo Rider”.
However, at the earliest of (1) or(2) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero.

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For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus Percentage if more favorable to you.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Benefit Base, Returns-linked Credit Base and Withdrawal Adjustment Base are set equal to the initial purchase payment.
The Credit Carryover is zero.
The Maximum Credit equals the Returns-linked Credit Base multiplied by the Maximum Credit Percentage.
The Maximum Carryover equals the Returns-linked Credit Base multiplied by the Maximum Carryover Percentage.
2.	When an additional purchase payment is made
The Benefit Base and Withdrawal Adjustment Base will be increased by the amount of each additional purchase payment.
The Credit Carryover does not change.
If the purchase payment is received within 180 days after the contract date:
•	the Returns-linked Credit Base will be increased by the amount of the additional purchase payment; and
•	the Maximum Credit is recalculated to the Returns-linked Credit Base multiplied by the Maximum Credit Percentage; and
•	the Maximum Carryover is recalculated to the Returns-linked Credit Base multiplied by the Maximum Carryover Percentage.
Purchase payments after 180 days do not increase the Maximum Credit or Maximum Carryover until the contract year after the purchase payment was received.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
A Returns-linked Credit will not be added to the Benefit Base on the following rider anniversary.
The Withdrawal Adjustment Base, Benefit Base and Credit Carryover can be adjusted, but they will not be less than zero.
(A)	The Withdrawal Adjustment Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Withdrawal Adjustment Base on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Carryover will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the Benefit Base or Credit Carryover (as applicable) for the Withdrawal Adjustment Base.
(C)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Carryover do not change.
(D)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Carryover will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Carryover (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how your benefit values are calculated on Rider Anniversaries. The Benefit Base, Returns-linked Credit Base and Withdrawal Adjustment Base are subject to the maximum amount of $20 million for each. If the Rider Anniversary falls on a Day that the New York Stock Exchange is closed, the anniversary Contract Value (for the Variable Account portion only) is based on the close of business values on the next Valuation Date.

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1. Returns-linked Credit for the Benefit Base: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Returns-linked Credits may be available. The Maximum Credit percentage, Maximum Credit Carryover percentage and Credit Multiplier are shown in the Rate Sheet Prospectus Supplement.
The Returns-linked Credit equals the lesser of the Maximum Credit (immediately prior to this rider anniversary)
or the following:
(a × b) + c	where:

a	=	Contract Year Returns used for Credit
b	=	Credit Multiplier
c	=	Credit Carryover
The Benefit Base will be increased by the Returns-linked Credit on the Rider Anniversary.
•	Contract Returns Used for Credit:
-	On the first Rider Anniversary
The Contract Returns Used for Credit equals the Contract Value on the first Rider Anniversary less the purchase payments received during the first contract year, but it will not be less than zero.
-	On Any Other Rider Anniversary During a Credit Period
The Contract Returns Used for Credit equals the Contract Value on the Rider Anniversary less the Contract Value on the prior Rider Anniversary less any purchase payments received in that contract year, but it will not be less than zero.
- The Contract Value used to determine the Contract Returns Used for Credit is the value on the anniversary after all charges have been deducted. Your ability to earn Returns-linked Credits can be limited by declining or volatile equity market performance, withdrawals and charges.
- If the Covered Spouse continued the contract under the spousal continuation provision in the prior contract year, the Contract Returns Used For Credit is reduced by any increases to the Contract Value due to the death benefit that would otherwise have been paid.
After the end of the Credit Period there will be no additional Returns-linked Credits unless the Credit Period restarts due to an Annual Step-Up of the Benefit Base.
The Returns-linked Credit Base, Credit Carryover, Maximum Credit and Maximum Carryover will be set to zero on the last Rider Anniversary of a Credit Period.
The Returns-linked Credit Base, Credit Carryover, Maximum Credit and Maximum Carryover will be permanently set to zero on the later of: (A) the rider anniversary on or after the oldest owner's 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Prospectus Supplement.
2. Annual Step-Up for the Benefit Base: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline an increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base (after any Returns-linked Credit is added). If an Annual Step-Up is executed, the following adjustments will be made:
•	The Benefit Base will be increased to the contract value,
•	The Credit period will restart,
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
3. Credit Carryover: If you did not take any withdrawals during the prior contract year, the Credit Carryover is recalculated on the Rider Anniversary after any Returns-linked Credit and any Annual Step-Up has been applied to the Benefit Base. It equals the lesser of the Maximum Carryover (immediately prior to this rider anniversary) or the following:
(a × b) + c - d	where:

a	=	Contract Returns Used for Credit
b	=	Credit Multiplier
c	=	Credit Carryover immediately prior to this rider anniversary
d	=	any Returns-linked Credit that was applied on this Rider Anniversary

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If a withdrawal has been taken during the prior contract year, the Credit Carryover is not recalculated. It may take multiple contract years to realize any Credit Carryover during the Credit Period.
4. Returns-linked Credit Base, Maximum Credit and Maximum Carryover: The following values are reset on each Rider Anniversary after any Returns-linked Credit and any Annual Step-Up has been applied to the Benefit Base:
•	The Returns-linked Credit Base is reset to the Contract Value (after rider charges are deducted) on the Rider Anniversary.
•	The Maximum Credit is recalculated and equals the Returns-linked Credit Base multiplied by the Maximum Credit Percentage.
•	The Maximum Carryover is recalculated and equals the greater of 1) Returns-linked Credit Base multiplied by the Maximum Carryover Percentage or 2) the Credit Carryover as determined under item 3 of the Rider Anniversary processing provision above.
5. The Withdrawal Adjustment Base: If You did not decline an increase to the annual rider fee, the Withdrawal Adjustment Base will be increased to the Contract Value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Tempo — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Tempo — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Start Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Returns-linked Credit Base, Credit Carryover, Maximum Credit and Maximum Carryover will be permanently reset to zero, and there will be no additional Returns-linked Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and the Current Annual Payment will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).

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In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: the rider will terminate if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner holding for the sole benefit of the prior owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource Tempo rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Tempo rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.

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The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource Tempo rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Tempo riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource Core 2 Rider
(Available for contract applications signed on or after 5/3/2021)
The SecureSource Core 2 rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base.
If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal.
The SecureSource Core 2 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Core 2 rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource Core 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

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Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
For important considerations on whether a SecureSource Core 2 rider is appropriate for you, see the “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource Core 2 riders available under your contract:
•	SecureSource Core 2 - Single Life
•	SecureSource Core 2 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders.
The SecureSource Core 2 — Single Life rider covers one person. The SecureSource Core 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Core 2— Single Life rider or the SecureSource Core 2— Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource Core 2 – Single Life rider.
The SecureSource Core 2 rider is an optional benefit that you may select, for an additional annual charge if :
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Core 2 riders are not available under an inherited qualified annuity.
The SecureSource Core 2 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource Core 2 rider, see “SecureSource Series Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Lifetime Payment percentages, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage” and “Annual Credits” below). We may change these terms for new purchasers, upon 7 calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Prospectus Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If an owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the

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Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment)” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Lifetime Payment Percentage for each Age Band and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base will be increased by the amount of each additional purchase payment.

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If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal” calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Credit Base or Benefit Base (as applicable) on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(C)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Benefit Base and Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available. The Annual Credit percentages and Credit Period are shown in the Rate Sheet Prospectus Supplement.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement, for the first rider anniversary.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments 180 days following the rider effective date.
(B)On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual credit percentage as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: (A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Prospectus Supplement.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.

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The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base, Credit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Core 2 — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Core 2 — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Start Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and that amount will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.

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•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: The rider will terminate even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	continue the contract under the spousal continuation option.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered Person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”)or an alternative fixed annuity payout option available under the SecureSource Core 2 rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Core 2 rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: the death of both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information about annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.

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Rider Termination
The SecureSource Core 2 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Core 2 riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 5 Rider
(Available for contract applications signed on or after 5/3/2021)
The SecureSource 5 rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base.
If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource 5 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 5 rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource 5 rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The Current Annual Payment can vary based on the relationship of your contract value to the Withdrawal Adjustment Base. On the day of your first withdrawal each contract year, we determine if the Income Bonus is available for that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.

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Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
Each year, your Current Annual Payment may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base, the Income Bonus Percentage will not be available. (see Withdrawal Adjustment Base described below).
For important considerations on whether a SecureSource 5 rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource 5 riders available under your contract:
•	SecureSource 5 - Single Life
•	SecureSource 5 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 5 — Single Life rider covers one person. The SecureSource 5 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 5 — Single Life rider or the SecureSource 5 — Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource 5 — Single Life rider.
The SecureSource 5 rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 5 riders are not available under an inherited qualified annuity.
The SecureSource 5 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource 5 rider, see “SecureSource Series Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Minimum Lifetime Payment percentages, Income Bonus Percentage, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Income Bonus percentage” and “Annual Credits” below). We may change these terms for new purchasers, upon 7calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Prospectus Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the contract owner. If any owner on the rider effective date is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the oldest annuitant. The Covered Person cannot be changed.

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Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the first withdrawal is taken in each contract year, we will determine if the Income Bonus Percentage will be included in the Lifetime Payment Percentage for that contract year.
The Current Annual Payment can vary each contract year and includes the minimum annual lifetime payment and may also include an Income Bonus. The minimum annual lifetime payment is the guaranteed lifetime benefit amount available for withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage. The Income Bonus is a potential increase to the Current Annual Payment and is calculated by multiplying the Benefit Base by the Income Bonus Percentage. If the Income Bonus Percentage is included in the Lifetime Payment Percentage, then the income bonus is included in the Current Annual Payment.
If you withdraw less than the Current Annual Payment in contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Minimum Lifetime Payment Percentage, the Income Bonus Percentage for each Age Band, and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment

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Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Income Bonus Percentage: The Income Bonus Percentage may provide additional income under the rider. Availability of the Income Bonus Percentage is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base. If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the Income Bonus Percentage, as shown in the Rate Sheet Prospectus Supplement, when calculating the Current Annual Payment (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	Withdrawal Adjustment Base at the end of the prior valuation period
After the Current Annual Payment is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the Income Bonus Percentage, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 5 Rider”.
However, at the earliest of (1) or (2) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus Percentage if more favorable to you.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Withdrawal Adjustment Base, Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base, Withdrawal Adjustment Base will be increased by the amount of each additional purchase payment.
If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Withdrawal Adjustment Base, Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	The Withdrawal Adjustment Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Withdrawal Adjustment Base on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the Credit Base or Benefit Base (as applicable) for the Withdrawal Adjustment Base.
(C)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.

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(D)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Withdrawal Adjustment Base, Benefit Base and Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available. The Annual Credit percentages and duration are shown in the Rate Sheet Prospectus Supplement.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement, for the first rider anniversary.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit period duration, as shown in the Rate Sheet Supplement.
Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value, if greater.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
•	The Withdrawal Adjustment Base on rider anniversaries: If you did not decline an increase to the annual rider fee, the Withdrawal Adjustment Base will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and

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•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 5 — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 5 — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Stat Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and the Current Annual Payment will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: the rider will terminate if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.

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Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner holding for the sole benefit of the prior owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”)or an alternative fixed annuity payout option available under the SecureSource 5 rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 5 rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 5 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 5 riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 5 Plus Rider
(Available for contract applications signed on or after 5/3/2021)

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The SecureSource 5 Plus rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP Death Benefit, MAV Death Benefit or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature and a step-up feature to lock in contract anniversary gains to increase the Benefit Base and the lifetime payment.
If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource 5 Plus rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 5 Plus rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource 5 Plus rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The annual benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. On the day of your first withdrawal each contract year, we determine if the Income Bonus is available for that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
Each year, your Current Annual Payment may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base, the Income Bonus Percentage will not be available. (see Withdrawal Adjustment Base described below).
For important considerations on whether a SecureSource 5 Plus rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section.
Availability
There are two SecureSource 5 Plus riders available under your contract:
•	SecureSource 5 Plus - Single Life
•	SecureSource 5 Plus - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders

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The SecureSource 5 Plus — Single Life rider covers one person. The SecureSource 5 Plus — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 5 Plus — Single Life rider or the SecureSource 5 Plus — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource 5 Plus — Single Life rider.
The SecureSource 5 Plus rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 5 Plus riders are not available under an inherited qualified annuity.
The SecureSource 5 Plus rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with the SecureSource 5 Plus rider, see “SecureSource Rider Terms” section above.
Rate sheet prospectus supplement
The current charges and the current rates for the Lifetime Payment percentages, Income Bonus Percentage, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Income Bonus percentage” and “Annual Credits” below.) We may change these terms for new purchasers, upon 7 calendar prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Supplement for the next effective period, we will file a new Rate Sheet Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the oldest annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses’ lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the  the first withdrawal is taken in each contract year we will determine if the Income Bonus Percentage will be included in  the Lifetime Payment Percentage for that contract year.
The Current Annual Payment can vary each contract year and includes the minimum annual lifetime payment and may also include an Income Bonus. The minimum annual lifetime payment is the guaranteed lifetime benefit amount available for withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage. The Income Bonus is a potential increase to the Current Annual Payment and is calculated by multiplying the Benefit Base by the Income Bonus Percentage. If the Income Bonus Percentage is included in the Lifetime Payment Percentage, then the income bonus is included in the Current Annual Payment.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.

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Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Minimum Lifetime Payment Percentage, the Income Bonus Percentage for each Age Band, and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Income Bonus Percentage: The Income Bonus Percentage may provide additional income under the rider. Availability of the Income Bonus Percentage is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base. If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the Income Bonus Percentage, as shown in the Rate Sheet Prospectus Supplement when calculating the Current Annual Payment (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	Withdrawal Adjustment Base at the end of the prior valuation period
After the Current Annual Payment is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the Income Bonus Percentage, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 5 Plus Rider”.

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However, at the earliest of (1) or (2) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1) when your contract value on a rider anniversary is less than two times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2) when the contract value reduces to zero.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus Percentage if more favorable to you.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million for each:
1.	At rider effective date
The Withdrawal Adjustment Base, Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base and Withdrawal Adjustment Base will be increased by the amount of each additional purchase payment.
If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Withdrawal Adjustment Base, Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	The Withdrawal Adjustment Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Withdrawal Adjustment Base on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the Credit Base or Benefit Base (as applicable) for the Withdrawal Adjustment Base.
(C)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(D)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Withdrawal Adjustment Base, Benefit Base and, Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.

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•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Supplement.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base, Credit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value, if greater.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
•	The Withdrawal Adjustment Base on rider anniversaries: If you did not decline an increase to the annual rider fee, the Withdrawal Adjustment Base will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing.
See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 5 Plus — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 5 Plus — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Stat Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in

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that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and the Current Annual Payment will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, together without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: The rider will terminate even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	continue the contract under the spousal continuation option.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a

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non-natural owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource 5 Plus rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 5 Plus rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment each contract year until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 5 Plus rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 5 Plus rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Optional Living Benefits
(Available for contract applications signed prior to 5/3/2021)
SecureSource Core Rider
(Available for contract applications signed prior to 5/3/2021)
The SecureSource Core rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit or certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide to you, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base.

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If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource Core rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Core rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource Core rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
For important considerations on whether a SecureSource Core rider is appropriate for you, see the “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource Core riders available under your contract:
•	SecureSource Core - Single Life
•	SecureSource Core - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders.
The SecureSource Core — Single Life rider covers one person. The SecureSource Core — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Core — Single Life rider or the SecureSource Core — Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource Core – Single Life rider.
The SecureSource Core rider is an optional benefit that you may select, for an additional annual charge if :
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Core riders are not available under an inherited qualified annuity.

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The SecureSource Core rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource Core rider, see “SecureSource Series Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Lifetime Payment percentages, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage” and “Annual Credits” below). We may change these terms for new purchasers, upon 7 calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Prospectus Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If an owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment)” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.

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Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Lifetime Payment Percentage for each Age Band and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base will be increased by the amount of each additional purchase payment.
If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal” calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Credit Base or Benefit Base (as applicable) on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(C)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Benefit Base and Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.

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•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available. The Annual Credit percentages and Credit Period are shown in the Rate Sheet Prospectus Supplement.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement, for the first rider anniversary.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments 180 days following the rider effective date.
(B)On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual credit percentage as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: (A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Prospectus Supplement.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base, Credit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Core — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Core — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Star t Date”).

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If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and that amount will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: The rider will terminate even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	continue the contract under the spousal continuation option.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered Person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those

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issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource Core rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Core rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: the death of both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information about annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource Core rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Core riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource Core Plus Rider
(Available for contract applications signed prior to 3/30/2020)
The SecureSource Core Plus rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base. This rider also provides a guaranteed benefit base amount, provided no withdrawals are taken and the rider does not terminate before a specified date (see “Base Doubler” below).

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If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource Core Plus rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource Core Plus rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource Core Plus rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available, a Base Doubler is applied or an Annual Step-up increases the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
For important considerations on whether a SecureSource Core Plus rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section.
Availability
There are two SecureSource Core Plus riders available under your contract:
•	SecureSource Core Plus - Single Life
•	SecureSource Core Plus - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.
The SecureSource Core Plus — Single Life rider covers one person. The SecureSource Core Plus — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Core Plus — Single Life rider or the SecureSource Core Plus — Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and join annuitants are not allowed for SecureSource Core Plus – Single Life rider.
The SecureSource Core Plus rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource Core Plus riders are not available under an inherited qualified annuity.

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The SecureSource Core Plus rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with the SecureSource Core Plus rider, see “SecureSource Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Lifetime Payment percentages, Credit Period, Annual Credit percentages and Base Doubler age and duration, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Annual Credits” and “Base Doubler” below). We may change these terms for new purchasers, upon 7 calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current Annual payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “(Current Annual Payment)” heading below). The Covered Person is the owner on the rider effective date. If an owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the annuitant. The Covered person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the  the first withdrawal is taken in each contract year we will determine if the Income Bonus Percentage will be included in  the Lifetime Payment Percentage for that contract year.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.

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Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Lifetime Payment Percentage for each Age Band and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Joint Life: Base Doubler Date (for contracts with applications signed before 5/1/2020): If the Base Doubler is greater than zero, the Base Doubler Date may be reset in the event of: (1) dissolution of marriage; or (2) a Covered Spouse’s death when the death benefit is not payable. On the date we receive written notification of these events, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the remaining Covered Spouse reaching the Base Doubler age shown in the Rate Sheet Prospectus Supplement; (2) the 12th rider anniversary; or (3) the next rider anniversary.
Base Doubler Date (for contracts with applications signed on/after 5/1/2020): If the Base Doubler is greater than zero, the Base Doubler Date may be reset in the event of: (1) dissolution of marriage; or (2) a Covered Spouse’s death when the death benefit is not payable. On the date we receive written notification of these events, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the remaining Covered Spouse reaching the Base Doubler age; (2) the rider anniversary equal to the Base Doubler duration (both as shown in the Rate Sheet Prospectus Supplement); or (3) the next rider anniversary.
The Base Doubler Date may also be reset if there is a spousal continuation. See the Spouse’s Option to continue contract provision.
For contracts with applications signed before 5/1/2020: In the event of remarriage of the Covered Spouses to each other before the Base Doubler Date, the Base Doubler Date will be reset to the later of the 12th rider anniversary; or the rider anniversary on or following the younger Covered Spouse reaching the Base Double age shown in the Rate Sheet Prospectus Supplement.
For contracts with applications signed on/after 5/1/2020: In the event of remarriage of the Covered Spouses to each other before the Base Doubler Date, the Base Doubler Date will be reset to the later of the rider anniversary equal to the Base Doubler duration, or the rider anniversary on or following the younger Covered Spouse reaching the Base Double age (both shown in the Rate Sheet Prospectus Supplement).
Determination of Adjustments of Benefit Values: Your values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Credit Base and Benefit Base are set equal to the initial purchase payment.
The Base Doubler is set equal to the initial purchase payment multiplied by the applicable Base Doubler Percentage, as shown in the table below.
Purchase Payments	Base Doubler Percentage
Payments received before the first rider anniversary	200%
Payments received thereafter	100%
2.	When an additional purchase payment is made

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The Benefit Base will be increased by the amount of each additional purchase payment.
If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
If the Base Doubler is greater than zero, the Base Doubler will be increased by the amount of each additional purchase payment multiplied by the applicable Base Doubler Percentage as shown in the table above.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
If a withdrawal is taken before the Base Doubler Date, the Base Doubler is permanently set to zero.
The Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal”, calculated as follows:
a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(C)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount calculated as follows:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Benefit Base and Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available. The Annual Credit percentages and duration are shown in the Rate Sheet Prospectus Supplement.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement, for the first rider anniversary.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual Credit percentage as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.

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The Credit Base will be permanently set to zero on the later of: (A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Prospectus Supplement.
Base Doubler: If you did not take any withdrawals since the rider effective date and you did not decline an increase to the annual rider fee, on the Base Doubler Date the Benefit Base (after any Annual Credit is added) will be increased to the Base Doubler if greater. The Base Doubler will be permanently set to zero on the Base Doubler Date (after any adjustment to the Benefit Base). It is important to remember that the 200% Base Doubler percentage only applies to purchase payments received in the first year. After the first year, 100% of purchase payments will be added to the Base Doubler rather than 200%.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base, Credit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added or Base Doubler is applied) will be increased to the contract value.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. Any withdrawals (including RMDs) before the Base Doubler date will permanently set the Base Doubler to zero.
See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Core Plus — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Core Plus — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Start Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater.
The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
For contracts with applications signed before 5/1/2020: If the Base Doubler is greater than zero, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the remaining Covered Spouse reaching the Base Doubler age shown in the Rate Sheet Prospectus Supplement; (2) the 12th rider anniversary; or (3) the next rider anniversary.

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For contracts with applications signed on/after 5/1/2020: If the Base Doubler is greater than zero, the Base Doubler Date will be set to the later of: (1) the rider anniversary on or following the remaining Covered Spouse reaching the Base Doubler age; (2) the rider anniversary equal to the Credit Period Base Doubler duration, (both as shown in the Rate Sheet Prospectus Supplement); or (3) the next rider anniversary.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base and Base Doubler, will be permanently set to zero, and there will be no additional Annual Credits and no Base Doubler is applied. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and that amount will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: the rider will terminate even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	continue the contract under the spousal continuation option.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or

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assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource Core Plus rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource Core Plus rider is not available.
Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information about annuity payment plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource Core Plus rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Core Plus rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 4 Rider
(Available for contract applications signed prior to 5/3/2021)
The SecureSource 4 rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP rider, MAV rider or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains to increase the Benefit Base.
If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.

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The SecureSource 4 rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.
The SecureSource 4 rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource 4 rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The Current Annual Payment can vary based on the relationship of your contract value to the Withdrawal Adjustment Base. On the day of your first withdrawal each contract year, we determine if the Income Bonus Percentage is available for that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
Each year, your Current Annual Payment may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base, the Income Bonus Percentage will not be available. (see Withdrawal Adjustment Base described below).
For important considerations on whether a SecureSource 4 rider is appropriate for you, see and “Important SecureSource Series Rider Considerations” section below.
Availability
There are two SecureSource 4 riders available under your contract:
•	SecureSource 4 - Single Life
•	SecureSource 4 - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 4 — Single Life rider covers one person. The SecureSource 4 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 4 — Single Life rider or the SecureSource 4 — Joint Life rider, not both, and you may not switch riders later.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource 4 — Single Life rider.
The SecureSource 4 rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 4 riders are not available under an inherited qualified annuity.

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The SecureSource 4 rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
For key terms associated with a SecureSource 4 rider, see “SecureSource Series Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Minimum Lifetime Payment percentages, Income Bonus Percentage, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Income Bonus percentage” and “Annual Credits” below). We may change these terms for new purchasers, upon 7calendar days prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Supplement. All historical Rate Sheet Prospectus Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the contract owner. If any owner on the rider effective date is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the oldest annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the Covered Spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the first withdrawal is taken in each contract year we will determine if the Income Bonus Percentage will be included in the Lifetime Payment Percentage for the remainder of that contract year.
The Current Annual Payment can vary each contract year and includes the minimum annual lifetime payment and may also include an Income Bonus. The minimum annual lifetime payment is the guaranteed lifetime benefit amount available for withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage. The Income Bonus is a potential increase to the Current Annual Payment and is calculated by multiplying the Benefit Base by the Income Bonus Percentage. If the Income Bonus Percentage is included in the Lifetime Payment Percentage, then the income bonus is included in the Current Annual Payment.
If you withdraw less than the Current Annual Payment in contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the

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date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.
Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Minimum Lifetime Payment Percentage, the Income Bonus Percentage for each Age Band, and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-Ups” below).
•	For the Joint life rider, upon death or change in marital status: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Income Bonus Percentage: The Income Bonus Percentage may provide additional income under the rider. Availability of the Income Bonus Percentage is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base. If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the Income Bonus Percentage, as shown in the Rate Sheet Prospectus Supplement, when calculating the Current Annual Payment (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	Withdrawal Adjustment Base at the end of the prior valuation period
After the Current Annual Payment is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the Income Bonus Percentage, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 4 Rider”.
However, at the earliest of (1) or (2) below, the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1)	when your contract value on a rider anniversary is less than two times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2)	when the contract value reduces to zero.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus Percentage if more favorable to you.

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Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million each:
1.	At rider effective date
The Withdrawal Adjustment Base, Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base, Withdrawal Adjustment Base will be increased by the amount of each additional purchase payment.
If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Withdrawal Adjustment Base, Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	The Withdrawal Adjustment Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Withdrawal Adjustment Base on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the Credit Base or Benefit Base (as applicable) for the Withdrawal Adjustment Base.
(C)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(D)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Withdrawal Adjustment Base, Benefit Base and Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available. The Annual Credit percentages and duration are shown in the Rate Sheet Prospectus Supplement.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement, for the first rider anniversary.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.

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•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Withdrawal Adjustment Base will be set as follows:
(A)	if no withdrawals have been taken, the Withdrawal Adjustment Base will be set to the Benefit Base determined above, or
(B)	if any withdrawals have been taken, the Withdrawal Adjustment Base will be set to the amount as calculated below:

a × b	where:
c

a	=	the Withdrawal Adjustment Base on the rider anniversary (but prior to rider anniversary processing)
b	=	the Benefit Base determined above
c	=	the Benefit Base on the rider anniversary (but prior to rider anniversary processing)
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Withdrawal Adjustment Base and Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit period duration, as shown in the Rate Sheet Supplement.
Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value, if greater.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation.
•	The Withdrawal Adjustment Base on rider anniversaries: If you did not decline an increase to the annual rider fee, the Withdrawal Adjustment Base (after any Annual Credit is added) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 4 — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 4 — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Start Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in

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that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and the Current Annual Payment will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The Current Annual Payment is fixed for as long as payments are made.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: the rider will terminate if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner holding for the sole benefit of the prior owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.

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Annuity Provisions: If your annuitization start date is the maximum annuitization start date (see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource 4 rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 4 rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment provided by this rider until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 4 rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 4 riders charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
SecureSource 4 Plus Rider
(Available for contract applications signed prior to 5/3/2021)
The SecureSource 4 Plus rider is an optional benefit that you can elect at time of application for an additional charge. It may not be purchased with any other optional living benefit and certain death benefit riders (ROPP Death Benefit, MAV Death Benefit or Enhanced Legacy benefit rider). This benefit is intended to provide a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. Additionally, this benefit offers an Annual Credit feature to help in low or poor performing markets and a step-up feature to lock in contract anniversary gains.
If the contract value is reduced to zero due to market performance, fees or charges, or a withdrawal that does not exceed the amount available under the rider, then you will receive lifetime payments made by us as described in the “Other provisions - Rules for Surrender.” However, the contract and rider will terminate if the contract value goes to zero due to an excess withdrawal. If you die before the contract value is depleted, you will not receive any monetary value from the rider.
The SecureSource 4 Plus rider may be appropriate for you if:
•	you intend to make periodic withdrawals from your annuity contract; and
•	you wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime.

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The SecureSource 4 Plus rider may be not appropriate for you if:
•	you anticipate the need for withdrawals before the lifetime benefit is established or withdrawals that exceed the amount available under the rider (i.e. Excess Withdrawals); or
•	you want to invest in funds other than the approved investment options. For a list of currently approved investment options, see “Investment Allocation Restrictions for Certain Benefit Riders”.
The SecureSource 4 Plus rider guarantees that, regardless of investment performance, you may take withdrawals up to the Current Annual Payment each contract year after the Current Annual Payment is established. Your age at the time of the first withdrawal will determine the Age Band for as long as benefits are payable except as described in the Lifetime Payment Percentage provision. The annual benefit amount can vary based on the relationship of your contract value to the withdrawal adjustment base. Each contract year, whether or not the Income Bonus Percentage is included in the Lifetime Payment Percentage is determined when the first withdrawal is taken and is fixed for the remainder of that contract year (see “Lifetime Payment Percentage” below).
As long as your total withdrawals during the current contract year do not exceed the Current Annual Payment, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with Excess Withdrawal Processing. At any time, you may withdraw any amount up to your entire surrender value, subject to Excess Withdrawal Processing under the rider (see “Determination of Adjustments of Benefit Values”).
Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the Current Annual Payment can be increased if an Annual Credit is available or your contract value has increased above the Benefit Base on a rider anniversary.
Your benefits under the rider can be reduced if you:
•	withdraw more than the allowed withdrawal amount in a contract year, or
•	take withdrawals before the Current Annual Payment is established.
Each year, your Current Annual Payment may or may not include an Income Bonus. If the contract value is 20% or more below the Withdrawal Adjustment Base, the Income Bonus Percentage will not be available. (see Withdrawal Adjustment Base described below).
For important considerations on whether a SecureSource 4 Plus rider is appropriate for you, see “Important SecureSource Series Rider Considerations” section.
Availability
There are two SecureSource 4 Plus riders available under your contract:
•	SecureSource 4 Plus - Single Life
•	SecureSource 4 Plus - Joint Life
The information in this section applies to both riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders
The SecureSource 4 Plus — Single Life rider covers one person. The SecureSource 4 Plus — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource 4 Plus — Single Life rider or the SecureSource 4 Plus — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date. Joint ownership and joint annuitants are not allowed for SecureSource 4 Plus — Single Life rider.
The SecureSource 4 Plus rider is an optional benefit that you may select, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
Issue ages from 81 through 85 require prior approval.
The SecureSource 4 Plus riders are not available under an inherited qualified annuity.
The SecureSource 4 Plus rider guarantees that, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving Covered Spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).

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For key terms associated with the SecureSource 4 Plus rider, see “SecureSource Rider Terms” section above.
Rate sheet prospectus supplement
The current rider charges and the current rates for the Minimum Lifetime Payment percentages, Income Bonus Percentage, Credit Period and Annual Credit percentages, applicable to your contract issued to you are disclosed in the Rate Sheet Prospectus Supplement attached to this prospectus. These terms can only change as provided in this prospectus (see “Lifetime Payment Percentage”, “Income Bonus percentage” and “Annual Credits” below). We may change these terms for new purchasers, upon 7 calendar prior notice. At least 7 calendar days before we change the terms contained in a Rate Sheet Prospectus Supplement for the next effective period, we will file a new Rate Sheet Supplement. All historical Rate Sheet Supplements are reflected in Appendix G. All Rate Sheet Prospectus Supplements, including the Rate Sheet Prospectus Supplement applicable to you, have been filed with the Securities and Exchange Commission (the “SEC”) and are also available on the Edgar system at www.sec.gov  (File No. 333 – 230376).
current ANNUAL payment Description
Single Life only: Covered Person: the person whose life is used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the Covered Person is the oldest annuitant. The Covered Person cannot be changed.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person or a revocable trust, the Covered Spouses are the annuitant and the spouse of the annuitant named on the application. After death or dissolution of marriage that leaves only one of the spouses as the owner (for non-natural owners, the annuitant), that remaining Covered Spouse will be used when referring to the younger Covered Spouse. The Covered Spouses’ lives are used to determine when the Current Annual Payment is established, and the duration of the Current Annual Payments (see “Current Annual Payment” heading below). The Covered Spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Current Annual Payment: the benefit available for withdrawal each contract year after the Covered Person (Joint life: younger Covered Spouse) has reached the youngest age in the first Age Band. When the Current Annual Payment is established and at all times thereafter, the Current Annual Payment is equal to the Benefit Base multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the Benefit Base changes as described below, the Current Annual Payment will be recalculated. When the  the first withdrawal is taken in each contract year we will determine if the Income Bonus Percentage will be included in  the Lifetime Payment Percentage for that contract year.
The Current Annual Payment can vary each contract year and includes the minimum annual lifetime payment and may also include an Income Bonus. The minimum annual lifetime payment is the guaranteed lifetime benefit amount available for withdrawal each contract year. It is calculated by multiplying the Benefit Base by the Minimum Lifetime Payment Percentage. The Income Bonus is a potential increase to the Current Annual Payment and is calculated by multiplying the Benefit Base by the Income Bonus Percentage. If the Income Bonus Percentage is included in the Lifetime Payment Percentage, then the income bonus is included in the Current Annual Payment.
If you withdraw less than the Current Annual Payment in a contract year, the unused portion does not carry over to future contract years.
Single Life: The Current Annual Payment is established on the later of the rider effective date if the Covered Person has reached the youngest age in the first Age Band, or the date the Covered Person’s attained age equals the youngest age in the first Age Band.
Joint Life: The Current Annual Payment is established on the earliest of the following dates:
•	The rider effective date if the younger Covered Spouse has already reached the youngest age in the first Age Band.
•	The date the younger Covered Spouse’s attained age equals the youngest age in the first Age Band.
•	Upon the first death of a Covered Spouse, then either: (a) the date we receive a written notice when the death benefit is not payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, (b) the date spousal continuation is effective when the death benefit is payable and the surviving Covered Spouse has already reached the youngest age in the first Age Band, or (c) the date the surviving Covered Spouse reaches the youngest age in the first Age Band.
•	Following dissolution of marriage of the Covered Spouses, then either (a) the date we receive a written notice if the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached the youngest age in the first Age Band, or (b) the date the remaining Covered Spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches the youngest age in the first Age Band.

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Remaining Annual Payment: the amount available for withdrawal for the remainder of the contract year. The Remaining Annual Payment is established at the same time as the Current Annual Payment. The Remaining Annual Payment equals the Current Annual Payment less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the Current Annual Payment.
The Minimum Lifetime Payment Percentage, the Income Bonus Percentage for each Age Band, and Age Bands are shown in the Rate Sheet Prospectus Supplement.
The Age Band for the Lifetime Payment Percentage is determined at the following times:
•	When the Current Annual Payment is established: The Age Band used to calculate the initial Current Annual Payment is the percentage for the Covered Person’s attained age (Joint life: younger Covered Spouse’s attained age).
•	On the Covered Person’s subsequent birthdays (Joint life: younger Covered Spouse’s subsequent birthdays): If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, and if the Covered Person's new attained age (Joint Life: younger Covered Spouse's attained age) is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage.
•	Upon Annual Step-Ups (see “Annual Step-ups” below).
•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the Current Annual Payment was established and no increase to the annual rider fee has been declined, the Lifetime Payment Percentage will be reset based on the Age Band for the remaining Covered Spouse’s attained age. (B) If the Current Annual Payment is not established but the remaining Covered Spouse has reached the the youngest age in the first Age Band, the remaining Covered Spouse’s attained age will be used to determine the Age Band for the Lifetime Payment Percentage. In the event of remarriage of the Covered Spouses to each other, the Lifetime Payment Percentage used is the percentage for the younger Covered Spouse’s attained age.
Income Bonus Percentage: The Income Bonus Percentage may provide additional income under the rider. Availability of the Income Bonus Percentage is determined at the time of your first withdrawal each contract year. The benefit determining percentage is a comparison of your contract value and the Withdrawal Adjustment Base. If the benefit determining percentage is less than 20%, then the Lifetime Payment Percentage will include the Income Bonus Percentage, as shown in the Rate Sheet Prospectus Supplement when calculating the Current Annual Payment (unless the Lifetime Payment Percentage is set to a fixed percentage as described below).
The benefit determining percentage is calculated on each valuation date as follows, but it will not be less than zero:
1	–	(a/b)
a	=	Contract value at the end of the prior valuation period
b	=	Withdrawal Adjustment Base at the end of the prior valuation period
After the Current Annual Payment is established, the first withdrawal taken in each contract year will set the Lifetime Payment Percentage to a fixed percentage for the remainder of the contract year except as noted below. Following each rider anniversary, the availability of the Income Bonus Percentage, and therefore the Lifetime Payment Percentage, can change on each valuation date until a withdrawal is taken in that contract year. For more information on how this rider operates, please see “Appendix E: Example – Optional Living Benefits – SecureSource 4 Plus Rider”.
However, at the earliest of (1) or (2), the Lifetime Payment Percentage will be set and remain fixed as long as the benefit is payable:
(1) when your contract value on a rider anniversary is less than two times the Benefit Base multiplied by the Minimum Lifetime Payment Percentage for your current Age Band, or
(2) when the contract value reduces to zero.
For certain periods of time at our discretion and on a non-discriminatory basis, your Lifetime Payment Percentage may be set by us to include the Income Bonus Percentage if more favorable to you.
Determination of Adjustments of Benefit Values: values are determined at the following times and are subject to a maximum amount of $20 million for each:
1.	At rider effective date
The Withdrawal Adjustment Base, Credit Base and Benefit Base are set equal to the initial purchase payment.
2.	When an additional purchase payment is made
The Benefit Base and Withdrawal Adjustment Base will be increased by the amount of each additional purchase payment.

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If the Credit Base is greater than zero, the Credit Base will be increased by the amount of each additional purchase payment.
See “Buying Your Contract — Purchase Payments” for purchase payment limitations.
3.	When a withdrawal is taken
If the Credit Base is greater than zero, Annual Credits will not be added to the Benefit Base on the following rider anniversary.
The Withdrawal Adjustment Base, Benefit Base and Credit Base can be adjusted, but they will not be less than zero.
(A)	The Withdrawal Adjustment Base will be reduced by the same proportion that the contract value is reduced. The proportional amount deducted is the “adjustment for withdrawal,” calculated as follows:

a × b	where:
c

a	=	the amount of the withdrawal
b	=	the Withdrawal Adjustment Base on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the Current Annual Payment is not established, Excess Withdrawal Processing will occur as follows.
The Benefit Base and Credit Base will be reduced by the same proportion that the contract value is reduced using the “adjustment for withdrawal” calculation described above but substituting the Credit Base or Benefit Base (as applicable) for the Withdrawal Adjustment Base.
(C)	If the Current Annual Payment is established and the withdrawal is less than or equal to the Remaining Annual Payment, the Benefit Base and Credit Base do not change.
(D)	If the Current Annual Payment is established and the withdrawal is greater than the Remaining Annual Payment, Excess Withdrawal Processing will occur, and the Benefit Base and Credit Base will be reduced by an amount as calculated below:

d × e	where:
f

d	=	the amount of the withdrawal minus the Remaining Annual Payment
e	=	the Benefit Base or Credit Base (as applicable) on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the Remaining Annual Payment.
Rider Anniversary Processing: The following describes how the Withdrawal Adjustment Base, Benefit Base and, Credit Base are calculated on rider anniversaries, subject to the maximum amount of $20 million for each, and how the Lifetime Payment Percentage can change on rider anniversaries.
•	Annual Credits: If you did not take any withdrawals during the prior contract year and you did not decline any increase to the annual rider fee, Annual Credits may be available.
(A)	On the first rider anniversary
The Annual Credit equals the Credit Base 180 days following the rider effective date multiplied by the Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base 180 days following the rider effective date increased by the Annual Credit and any additional purchase payments since 180 days following the rider effective date.
(B)	On any other rider anniversary during a Credit Period
The Annual Credit equals the Credit Base as of the prior rider anniversary multiplied by the current Annual Credit percentage, as shown in the Rate Sheet Prospectus Supplement.
•	Single Life: The Benefit Base will be increased by the Annual Credit.
•	Joint Life: The Benefit Base will be set to the greater of the current Benefit Base, or the Benefit Base on the prior rider anniversary increased by the Annual Credit and any additional purchase payments since the prior rider anniversary.
The Withdrawal Adjustment Base will be set as follows:
(A)	if no withdrawals have been taken, the Withdrawal Adjustment Base will be set to the Benefit Base determined above, or

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(B)	if any withdrawals have been taken, the Withdrawal Adjustment Base will be set to the amount as calculated below:

a × b	where:
c

a	=	the Withdrawal Adjustment Base on the rider anniversary (but prior to rider anniversary processing)
b	=	the Benefit Base determined above
c	=	the Benefit Base on the rider anniversary (but prior to rider anniversary processing)
The Credit Base will be set to zero on the last rider anniversary of a Credit Period after any adjustment to the Withdrawal Adjustment Base and Benefit Base, and there will be no additional Annual Credits unless the Credit Period restarts due to a step-up of the Benefit Base.
The Credit Base will be permanently set to zero on the later of: A) the rider anniversary on or after the owner’s 95th birthday or (B) the rider anniversary equal to the Credit Period duration, as shown in the Rate Sheet Supplement.
•	Annual Step-Ups: Beginning with the first rider anniversary, an Annual Step-Up may be available. If you decline any increase to the annual rider fee, future Annual Step-Ups will no longer be available.
The Annual Step-Up will take place on any rider anniversary where the contract value (after charges are deducted) is greater than the Benefit Base after any annual credit is added. If an annual step-up is executed, the Benefit Base, Credit Base and Lifetime Payment Percentage will be adjusted as follows:
•	The Benefit Base (after any Annual Credit is added) will be increased to the contract value, if greater.
•	The Credit Base will be increased to the contract value and the Credit Period will restart, if there is an increase to Benefit Base due to an Annual Step-Up.
•	If the Covered Person’s attained age (Joint Life: younger Covered Spouse’s attained age) on the rider anniversary is in a higher Age Band, then the higher Age Band will be used to determine the appropriate Lifetime Payment Percentage, regardless of any prior withdrawals. The higher Age Band will be used even if there was no Annual Step-Up due to the maximum Benefit Base limitation
•	The Withdrawal Adjustment Base on rider anniversaries: If you did not decline an increase to the annual rider fee, the Withdrawal Adjustment Base (after any Annual Credit is added) will be increased to the contract value, if greater.
Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Current Annual Payment, the portion of your RMD that exceeds the Current Annual Payment will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Current Annual Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
If the Current Annual Payment is not established, the RMD will be subject to Excess Withdrawal Processing. RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to Excess Withdrawal Processing.
See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource 4 Plus — Single Life rider terminates.
Joint Life: If a surviving spouse is a Covered Spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource 4 Plus — Joint Life rider also continues. The surviving Covered Spouse can name a new beneficiary; however, a new Covered Spouse cannot be added to the rider (see “Benefits in Case of Death – If you Die Before the Annuitization Start Date”).
If you did not decline an increase to the annual rider fee, at the time of spousal continuation, a step-up may be available. All Annual Step-Up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the Remaining Annual Payment will be reduced for any prior withdrawals in that contract year. Also, the Credit Period will restart on the next contract anniversary. The Withdrawal Adjustment Base, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.

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Rules for Surrender: There is no minimum contract value requirement following a partial surrender. Surrenders will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value.
If your contract value is reduced to zero, the Credit Base, if greater than zero, will be permanently reset to zero, and there will be no additional Annual Credits. Also, the following will occur:
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the Current Annual Payment would be established, and the Current Annual Payment will be paid annually until the death of the Covered Person (Joint Life: both Covered Spouses) (see “Current Annual Payment Description” above).
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the Remaining Annual Payment (including RMDs that are not subject to Excess Withdrawal Processing as described above), then the owner will receive the Current Annual Payment paid annually until the death of the Covered Person (Joint Life: both Covered Spouses).
In both cases above:
•	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually.
•	We will no longer accept additional purchase payments.
•	No more charges will be collected for the rider.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the Current Annual Payment is determined by incorrect information regarding the Covered Person's birth date, payments will be adjusted. They will be based on what would have been provided using the correct birth date. Any underpayments made by us will be made up promptly without interest. We reserve the right to recover from you or your estate any amounts overpaid. If there are any future payments under this rider, overpayments made by us will be subtracted, together without interest, and/or as otherwise legally permissible.
•	If the Current Annual Payment is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the Current Annual Payment is established, the rider and the contract will terminate.
•	If the Current Annual Payment is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the Remaining Annual Payment (including RMDs that are subject to Excess Withdrawal Processing as described above), the rider and the contract will terminate.
At Death:
Single Life: The rider will terminate even if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a Covered Spouse, the surviving Covered Spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving Covered Spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	continue the contract under the spousal continuation option.
Assignment and Change of Ownership
Single Life: The rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or the Covered person before the change, or is a nonnatural owner (e.g., an individual ownership changed to an irrevocable trust) or a revocable trust, either holding for the sole benefit of the prior owner. Joint ownership and joint annuitants are not allowed while this rider is in force. Exception: ownership changes will not terminate the rider for contracts issued in California.
Joint Life: In order to maintain the joint life benefit, the surviving Covered Spouse must be able to continue the contract under the spousal continuation provision. Therefore, only ownership arrangements that permit such continuation are allowed at rider issue. If the owner is a natural person, only the Covered Spouses can be owners. If there is a non-natural or revocable trust owner, one of the Covered Spouses must be the annuitant. For all contracts except those issued in California, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner or a Covered Spouse before the change, or is a non-natural owner or a revocable trust, holding for the sole benefit of the prior owner. For contracts issued in California, transfer of the ownership of the annuity contract is not limited and the rider will not terminate; however, the Covered Spouses under the rider will not change even if there is an ownership change.

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Annuity Provisions: If your annuitization start date is the maximum annuitization start date(see “The Annuitization Start Date”), you can choose one of the payout options available under the contract (see “Annuity Payout Plans”) or an alternative fixed annuity payout option available under the SecureSource 4 Plus rider. If you elect an annuitization start date that is earlier than the maximum annuitization start date, the alternative fixed annuity payout option under the SecureSource 4 Plus rider is not available.

Under the rider’s payout option, you will receive the Current Annual Payment each contract year until the death of the Covered Person (Joint Life: both Covered Spouses). If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Plan B in the contract. For more information on annuity payout plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
The rider payout option may be greater or less than other payout options available under the contract. You should consider your payout options carefully and consult your financial advisor before making a determination.
Rider Termination
The SecureSource 4 Plus rider cannot be terminated either by you or us except as follows:
•	Single Life: after the death benefit is payable, the rider will terminate, even if the Covered Person is still living.
•	Single Life: spousal continuation will terminate the rider, even if the Covered Person is still living.
•	Single Life: for contracts issued in California, after the death of the Covered Person, the rider will terminate.
•	Joint Life: for contracts issued in California, after the death of the last Covered Spouse, the rider will terminate.
•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a Covered Spouse continues the contract. However, if the Covered Spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	When there are certain assignment and ownership changes as described in the “Assignment and Change of Ownership” section above, the rider will terminate.
•	On the annuitization start date, the rider will terminate, if you choose a payout option available under the contract.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource 4 Plus rider charge”).
•	When the contract value is reduced to zero as a result of an Excess Withdrawal as described in the Rules for Surrender Section above, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Important SecureSource Series Rider Considerations
You should consider whether a SecureSource series rider is appropriate for you taking into account the following considerations:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:
Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading above). However, if the contract value is greater than zero, the lifetime benefit terminates when the death benefit is payable.
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading above). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading above).
•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider, because the timing of your first withdrawal is an important decision. Once you take your first withdrawal, your initial Minimum Lifetime Payment Percentage or Lifetime Payment Percentage will be determined. If a withdrawal is taken during the Credit Period, no credit will be available on the next contract anniversary. For SecureSource Core Plus, if the withdrawal is taken before the Base Doubler Date the Base Doubler is permanently set to zero. Also, if you withdraw more than the allowed

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withdrawal amount in a contract year or take withdrawals before the Current Annual Payment is established (Excess Withdrawal), the guaranteed amounts under the rider will be reduced (See “Determination of Adjustments of Benefit Values” under each rider).
•	Investment Allocation Restriction: You must invest in approved investment options which vary by rider. For SecureSource Tempo, the approved investment options are divided into groups and have specified minimum or maximum percentages of contract value that must be in each group and a maximum percentage that can be allocated to each fund. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts , GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the SecureSource series rider. We reserve the right to add, remove, combine or substitute approved investment options in our sole discretion. We reserve the right to close or restrict approved investment options in our sole discretion. We also reserve the right to add, remove or modify allocation plans and requirements in our sole discretion. Any change will apply to current allocations, future purchase payments, and transfers. Any substitution of funds may be subject to the SEC or state insurance departments approval (see “Substitution of Investments”).
•	Income Guide Program Restriction: Income Guide program is not available to contracts with the SecureSource series rider.
•	Non-Cancelable: Once elected, the SecureSource series rider may not be cancelled (except as provided under “Rider Termination” heading above) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).
Dissolution of marriage does not terminate the SecureSource series — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource series — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The other covered spouse will no longer be eligible for benefits under the rider. The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” above).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.
You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource series — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable. If the spousal continuation option is not available when the death benefit is payable, the rider will terminate. The surviving covered spouse will no longer be eligible for benefits under the rider.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the Remaining Annual Payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the Remaining Annual Payment is subject to the Excess Withdrawal Processing as described above.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are

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taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). While the rider permits certain Excess Withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Treatment of non-spousal distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider.
Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, a SecureSource series rider may be of limited value to you.
Accumulation Protector Benefit Rider
(Available for contract applications signed prior to 3/30/2020)
The Accumulation Protector Benefit rider is an optional benefit that you may select at contract issue for an additional charge. The Accumulation Protector Benefit rider specifies a Waiting Period that ends on the Benefit Date. The Waiting Period is 10 years. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the Benefit Date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that Benefit Date. On the Benefit Date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the Waiting Period and before the Benefit Date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the Benefit Date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.
The Accumulation Protector Benefit rider is only available to those age 80 or younger at contract issue. If elected, the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the Waiting Period. The rider ends when the Waiting Period expires, no further benefit will be payable, and no further charges for the rider will be deducted. After the Waiting Period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Legacy benefit, Enhanced Legacy benefit rider or SecureSource series riders.
You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:
•	You must invest in approved investment options. Current approved investment options are Portfolio Stabilizer funds. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Investment Allocation Restrictions for Certain Benefit Riders” section below) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the approved investment options. You should consult your financial advisor before you purchase the Accumulation Protector Benefit rider. In addition, the Income Guide program will not be available to you (See “Making the Most of Your Contract — The Income Guide Program). We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. Any substitution of funds may be subject to the SEC or state insurance departments approval (see “Substitution of Investments”);
•	You may not make additional purchase payments to your contract during the Waiting Period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply. (see “Additional Purchase Payments with Elective Step-Up” below) In addition, we reserve the right to change these additional purchase payment limits, including making further restrictions, upon written notice;

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•	If you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	If you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the Waiting Period under the rider, in order to receive the benefit, if any, provided by the rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	The 10 year Waiting Period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider fee to increase (see “Waiting Period” below).
Be sure to discuss with your financial advisor whether an Accumulation Protector Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the Waiting Period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the Benefit Date if the contract value is less than the MCAV on the Benefit Date.
Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received. It is reduced by any adjustments for partial surrenders made during the Waiting Period.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.
Waiting Period: The Waiting Period for the rider is 10 years. We reserve the right to restart the Waiting Period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee. Waiting Period will restart upon elective step-ups and spousal continuation step-ups.
Automatic Step-Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	90% of the contract value on the contract anniversary (after charges are deducted); or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The automatic step-up of the MCAV does not restart the Waiting Period or increase the fee (although the total charge for the rider may increase).
Elective Step-Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the Benefit Date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value (after charges are deducted) on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.
We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”) and the revised fee would apply to your rider if you exercise the annual elective step-up. Elective step-ups will also result in a restart of the Waiting Period as of the most recent contract anniversary.

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The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the Benefit Date.
The elective step-up option is not available for inherited IRAs or if the Benefit Date would be after the annuitization start date.
Additional Purchase Payments with Annual Elective Step-Ups
If your MCAV is increased as a result of Elective Step-up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the fee for the Accumulation Protector Benefit rider, you will pay the fee that is in effect on the valuation date we receive their written request to step-up. In addition, the Waiting Period will restart as of the most recent contract anniversary.
Assignment and Change of Ownership
Subject to state limitations, the rider will terminate if there is an assignment or a change of ownership unless the new owner or assignee assumes total ownership of the contract and was an owner before the change, or is a nonnatural owner holding for the sole benefit of the prior owner (e.g., an individual ownership changed to a personal revocable trust).
Terminating the Rider
The rider will terminate under the following conditions:
•	The rider will terminate on the Benefit Date after the rider charge has been deducted and after any adjustment to the contract value due to payment of the rider benefit.
•	The rider will terminate for certain assignment and ownership changes as described in the “Assignment and Change of Ownership” provision above.
•	After the death benefit is payable, unless the spouse continues the contract as described in the “Spousal Continuation” provision above, the rider will terminate.
•	In relation to certain increases to the annual rider fee, your written request will terminate the rider. (See “Charges - Accumulation Protector Benefit rider charge”).
•	The rider will terminate on the annuitization start date.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Investment Allocation Restrictions for Certain Benefit Riders
If you elect certain benefit riders, you must comply with certain investment allocation restrictions. This means you will be limited in your choice of funds and may be limited in how much you can invest in those funds. The investment allocation restrictions are different for the SecureSource Series riders , the Accumulation Protector Benefit rider and the Enhanced Legacy benefit rider. Please speak with your financial advisor if you have any questions about the investment allocation restrictions applicable to your rider.
INVESTMENT ALLOCATION RESTRICTIONS FOR THE ACCUMULATION PROTECTOR BENEFIT RIDER, ENHANCED LEGACY BENEFIT RIDER, SECURESOURCE CORE 2, SECURESOURCE 5, SECURESOURCE 5 PLUS, SECURESOURCE CORE, SECURESOURCE CORE PLUS, SECURESOURCE 4 OR SECURESOURCE 4 PLUS BENEFIT RIDERS
For contracts issued with the Accumulation Protector Benefit rider or Enhanced Legacy benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds listed below:
1.	Variable Portfolio – Managed Risk Fund (Class 2)
2.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
3.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)

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6.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7.	Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
8.	Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9.	Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
For contracts issued with the SecureSource Core2, SecureSource 5, SecureSource 5Plus, SecureSource
Core, SecureSource Core Plus, SecureSource 4, SecureSource 4 Plus benefit riders , alone or in combination with the optional SecureSource Legacy benefit rider, you are required to invest your contract value in the Portfolio Stabilizer funds or certain Portfolio Navigator funds listed below:
The Portfolio Stabilizer funds currently available are:
1.	Variable Portfolio – Managed Risk Fund (Class 2)
2.	Variable Portfolio – Managed Risk U.S. Fund (Class 2)
3.	Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4.	Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5.	Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6.	Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7.	Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
8.	Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
9.	Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
The Portfolio Navigator funds currently available are:
1.	Variable Portfolio – Moderate Portfolio (Class 2)
2.	Variable Portfolio – Moderately Conservative Portfolio (Class 2)
3.	Variable Portfolio – Conservative Portfolio (Class 2)
The investment allocation restrictions for the above listed SecureSource series riders , Enhanced Legacy Benefit rider or Accumulation Protector Benefit rider may reduce our financial risk and expense in offering guaranteed benefits and limit your ability to grow contract value. The Portfolio Stabilizer funds or Portfolio Navigator funds (collectively “the Funds”) are available to all contract owners, regardless of whether an optional benefit rider has been elected. We reserve the right to reduce the number of available Funds.
Changes we may make. We reserve the right to add, remove, combine or substitute Funds at any time and in our sole discretion. We also reserve the right, upon notification to you, to close or restrict any investment option. Any change will apply to current allocations, future purchase payments, and transfers. If we remove, restrict, combine or substitute Funds, transfers made to reallocate purchase payments or contract value will not count toward your annual transfer limitations. We will obtain any necessary regulatory approvals and provide you with any required notice prior to any substitution. (See the “Substitution of Investments” section in this prospectus).
Investing in the Funds. You are responsible for determining which Funds are best for you. Your financial advisor can help you determine which investment options most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the Funds you select or have selected are appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of specific investment options, or your decision to change to different investment options.
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds.
If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), we will make monthly transfers in accordance with your instructions from the Special DCA fixed account into the investment options you have chosen.
Additional Risks. It is important to remember that certain funds are managed volatility funds and employ a strategy designed to reduce overall volatility and downside risk. If a strategy is successful it may result in smaller losses to your contract value when markets are declining and market volatility is high when compared to funds not employing a managed volatility strategy. In turn, if a strategy is successful it may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the managed volatility funds’ strategies will be successful. In addition,

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managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities (e.g. annual step ups). Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
For additional information about the Funds’ investment strategies, risks and conflicts, see the Funds’ prospectuses as well as “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Additional Information. You may change your investment option allocations up to four times per contract year by written request on an authorized form or by another method agreed to by us. You may also set up asset rebalancing and change your percentage allocations, but those changes will count towards this four times per contract year limit. Please consider requesting changes carefully, because we may charge you a higher fee for your rider. (See “Charges — Optional Living Benefit Charges”) We also reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract — Transferring Among Accounts — Market Timing”) and the number of investment options from which you can select.
Before you select the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, SecureSource Core2, SecureSource 5, SecureSource 5Plus, SecureSource
Core, SecureSource Core Plus, SecureSource 4, SecureSource 4 Plus benefit riders  or Accumulation Protector Benefit rider, you and your financial advisor should carefully evaluate whether the Funds meet your investment objectives and risk tolerance, taking into consideration the potential positive or negative impact that Funds’ strategy may have on your contract value and the benefits under your rider. Because you can terminate the rider only under certain circumstances once you have selected it, you must terminate your contract by requesting a full surrender if you later decide that you do not want to invest in the Funds. You can change allocations among Funds as described above. Surrender charges and tax penalties may apply. Therefore, you should not select the Enhanced Legacy benefit rider, SecureSource Legacy benefit rider, SecureSource Core 2, SecureSource 5, SecureSource 5 Plus, SecureSource Core, SecureSource Core Plus, SecureSource 4, SecureSource 4 Plus benefit riders or Accumulation Protector Benefit rider if you do not intend to adhere to its investment restrictions while this rider is in force.
INVESTMENT ALLOCATION RESTRICTIONS FOR THE SecureSource Tempo RIDER
For contracts issued with the SecureSource Tempo rider, alone or in combination with the optional SecureSource Legacy benefit rider, you are required to invest 100% of your purchase payments and your contract value to approved investment options (“the Funds”). Certain Funds are available within an allocation plan, subject to requirements and percentage limitations. If you invest in this rider, you will be limited in your choice of investments and may be limited in how much you can invest in certain Funds. By investing in this rider, you will also not be able to allocate contract value to all investment options available in the contract. In addition, you will not be able to allocate to the regular fixed account. These investment restrictions may reduce our financial risk and expense in offering guaranteed withdrawal benefits and limit your ability to grow contract value. (see “Changes we may make” in this section below for more information).
Choosing an Investment Path. The Personalized AllocationsSM feature allows you to allocate your purchase payments and contract value to either Investment Path 1 or Investment Path 2, subject to plan requirements and percentage limitations, as shown in the Rate Sheet Supplement.
You will choose either Investment Path 1 or Investment Path 2 at issue. After issue, you can change between Investment Path 1 and Investment Path 2 at any time, subject to any transfer limitations. Your total contract value will be moved to the new Investment Path and you will be required to adhere to its rules. Any value in the Special DCA fixed account will remain in the Special DCA fixed account and future scheduled Special DCA fixed account transfers will be based on the updated allocations.
Investing in the Funds. You are responsible for determining which Funds are best for you. Your financial advisor can help you determine which investment options most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the Funds you select or have selected are appropriate to your ability to withstand investment risk. RiverSource Life is not responsible for your selection of specific investment options, or your decision to change to different investment options.
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. Each of the Portfolio Navigator funds is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk by investing in various underlying funds.

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If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), we will make monthly transfers in accordance with your instructions from the Special DCA fixed account into the investment options you have chosen.
Investment Path 1. This option requires 100% allocation of your purchase payments and contract value among the Funds listed below and there is no restriction on how much you can allocate into each Fund. The following Funds are available under Investment Path 1:
1. Columbia Variable Portfolio – Balanced Fund (Class 2)
2. Variable Portfolio – Managed Risk Fund (Class 2)
3. Variable Portfolio – Managed Risk U.S. Fund (Class 2)
4. Variable Portfolio – Managed Volatility Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
7. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
8. Variable Portfolio – U.S. Flexible Growth Fund (Class 2)
9. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)
10.Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)
11. Variable Portfolio – Aggressive Portfolio (Class 2)
12. Variable Portfolio – Moderately Aggressive Portfolio (Class 2)
13. Variable Portfolio – Moderate Portfolio (Class 2)
14. Variable Portfolio – Moderately Conservative Portfolio (Class 2)
15. Variable Portfolio – Conservative Portfolio (Class 2)
Investment Path 2. This option requires 100% allocation of your purchase payments and contract value among the Funds shown below. The Funds under Investment Path 2 are divided into groups and each group has a specified minimum or maximum percentage of contract value that can be allocated to it. You can select the percentages of contract value to allocate to Funds within each group, but the total investment for all Funds within the group must comply with the specified minimum or maximum percentage for that group. We may change the list of Funds that are or are not available to a specific group. There is also a maximum percentage of contract value that may be allocated to each Fund. If you chose Investment Path 2, you can allocate to Funds in Groups 1, 2, and 3, subject to the requirements and limitations as shown below.
The allocation you select at issue becomes your contract allocation. Purchase payments and rebalancing will be made in accordance with this allocation. In order to transfer between Funds, you must update your contract allocation instructions with us.
Rebalancing for Investment Path 2.
If you select this option, you agree to be automatically enrolled in the portfolio rebalancing program and thereby authorize us to automatically rebalance your contract value on a quarterly basis. Quarterly rebalancing will be done on a quarterly schedule measured from Contract Date, regardless of when Investment Path 2 is selected. We may change, suspend or terminate the automatic rebalancing frequency in our sole discretion. We will notify you in advance if we exercise this right. If you switch to Investment Path 1, rebalancing is automatically terminated.
Group A – Fixed Income: Minimum of 20%
Available funds with a Maximum Fund Allocation of 100%
1. Columbia Variable Portfolio – Intermediate Bond Fund (Class 2)
2. Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2)
3. Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2)
4. CTIVP – American Century Diversified Fund (Class 2)
5. CTIVP – TCW Core Plus Bond Fund (Class 2)
6. CTIVP – Wells Short Duration Government Fund
7. Variable Portfolio – Partners – Core Bond Fund (Class 2)
8. Columbia variable Portfolio – Government Money Market Fund (Class 2)
Group B – Asset Allocation, Large Cap and International Equity funds: Maximum of 80%
Available Asset Allocation funds with a Maximum Fund Allocation of 80%
1. Variable Portfolio – Managed Volatility Growth Fund (Class 2)

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2. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
3. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
4. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
5. Variable Portfolio –U.S. Flex Growth Fund (Class 2)
6. Variable Portfolio –U.S. Flex Moderate Growth Fund (Class 2)
7. Variable Portfolio –U.S. Flex Conservative Fund (Class 2)
8. Variable Portfolio – Managed Risk Fund (Class 2)
9. Variable Portfolio – Managed Risk U.S. Fund (Class 2)
10. Variable Portfolio – Aggressive Portfolio (Class 2)
11. Variable Portfolio – Moderately Aggressive Portfolio (Class 2)
12. Variable Portfolio – Moderate Portfolio (Class 2)
13. Variable Portfolio – Moderately Conservative Portfolio (Class 2)
14. Variable Portfolio – Conservative Portfolio (Class 2)
15. Columbia Variable Portfolio – Balanced Fund (Class 2)
Available Large Cap and International Equity funds with a Maximum Fund Allocation of 30%
1. Columbia Variable Portfolio – Contrarian Core Fund (Class 2)
2. Columbia Variable Portfolio – Disciplined Core Fund (Class 2)
3. Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2)
4. Columbia Variable Portfolio – Large-Cap Growth Fund (Class 2)
5. Columbia Variable Portfolio – Large-Cap Index Fund (Class 2)
6. Columbia Variable Portfolio – Select Large-Cap Value Fund (Class 2)
7. CTIVP – Loomis Sayles Growth Fund (Class 2)
8. CTIVP – MFS Value Fund (Class 2)
9. CTIVP – T. Rowe Price Large-Cap Value Fund (Class 2)
10. Variable Portfolio – Partners Core Equity Fund (Class 2)
11. Columbia Variable Portfolio – Overseas Core Fund (Class 2)
12. Variable Portfolio – Partners International Core Equity Fund (Class 2)
13. Variable Portfolio – Partners International Growth Fund (Class 2)
14. Variable Portfolio – Partners International Value Fund (Class 2)
Group C – Large Cap Aggressive Growth, Mid Cap, Small Cap and Emerging Markets: Maximum of 20%
Available funds with a Maximum Fund Allocation of 5%
1. CTIVP - Morgan Stanley Advantage Fund (Class 2)
2. Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)
3. Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)
4. CTIVP - Victory Sycamore Established Value Fund (Class 2)
5. CTIVP - Westfield Mid Cap Growth Fund (Class 2)
6. Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2)
7.Variable Portfolio - Partners Small Cap Growth Fund (Class 2)
8. Variable Portfolio - Partners Small Cap Value Fund (Class 2)
9. Columbia Variable Portfolio - Emerging Markets Fund (Class 2)
Changes we may make for both Investment Path 1 and Investment Path 2. We reserve the right to add, remove, combine or substitute Funds in our sole discretion. We reserve the right to close or restrict Funds in our sole discretion. We also reserve the right to add, remove or modify allocation plans, including adding and removing Funds, changing allocation plan requirements and changing percentage limitations, in our sole discretion. Any change will apply to current allocations, future purchase payments and transfers. If we remove, restrict, combine or substitute any Funds, transfers made to reallocate purchase payments or contract value will not count toward any annual transfer limitations.
We may modify the investment requirements or limitations at any time we believe the modifications are necessary to protect our ability to provide the guarantees under these riders. Our decision to make modifications may be based on several factors including, but not limited to, general market conditions, the style and investment objectives of the funds, when hedging instruments become difficult to acquire or the cost of hedging becomes excessive.

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We will notify you 30 days prior to the date of any change or new limitation to the Funds, the allocation plans or allocation plan requirements. The change will take effect on the date we declare in the written notice. If your current contract allocation does not comply with our revised requirements, prior to the effective date you should update your allocations to comply. If you do not provide us with such instructions or your allocations do not comply with our revised investment options, before you make a purchase payment or request a transfer, you must update your contract value and purchase payment allocations to comply.
Additional Risks. It is important to remember that certain Funds offered in Investment Path 1 and Investment Path 2 are managed volatility funds and employ a strategy designed to reduce overall volatility and downside risk. If a strategy is successful it may result in smaller losses to your contract value when markets are declining and market volatility is high when compared to funds not employing a managed volatility strategy. In turn, if a strategy is successful it may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. There is no guarantee any of the managed volatility funds’ strategies will be successful. In addition, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities (e.g. annual step ups). Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Funds, you might benefit (or benefit more) from selecting alternative Funds. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
For additional information about the Funds’ investment strategies, risks and conflicts, see the Funds’ prospectuses as well as “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Additional Information. You may change your investment option allocations up to six times per contract year by written request on an authorized form or by another method agreed to by us subject to our investment restrictions. If you choose Investment Path 1, you may also set up asset rebalancing and change your percentage allocations, but those changes will count towards this six times per contract year limit. Quarterly rebalancing, based on contract quarter, is mandatory and will be automatically established when you select Investment Path 2. Please consider requesting changes carefully, because we may charge you a higher fee for your rider (see “Charges — Optional Living Benefit Charges”). We also reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Making the Most of Your Contract — Transferring Among Accounts — Market Timing”) and the number of investment options from which you can select.
Before you select SecureSource Tempo rider, you and your financial advisor should carefully evaluate whether the Funds offered in Investment Path 1 and Investment Path 2 meet your investment objectives and risk tolerance. You should not select SecureSource Tempo benefit rider if you do not intend to adhere to its investment restrictions while this rider is in force.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon annuitization but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. If you do not make an election, annuity payouts will be a combination of fixed and variable based on the proportion of your contract value allocated to the fixed account and variable account at the time payouts begin. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted , plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts” and “Taxes — Qualified Annuities — Annuity payouts.”
If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant's age and, in most cases, sex;

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•	the annuity table in the contract; and
•	the amounts you allocated to the accounts on the annuitization start date.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month based on the performance of the funds. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the annuitant’s age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of annuity payout rates.)
Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity Table based on an assumed 3.5% investment return for the 5% Table A in the contract. The assumed investment return affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment return and payouts will decrease if the return is below the assumed investment return. Using the 5% assumed interest return results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date:
•	Plan A: Life annuity — no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period in the event if the annuitant dies before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.
•	Plan C: Life annuity — installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and any premium tax paid) in the event of the annuitant’s death, term certain installment plans with varying durations, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payments. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.

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Utilizing a liquidity feature to surrender the underlying value of remaining payments may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
For qualified and nonqualified contracts with one of the SecureSource series rider, if your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the Current Annual Payment provided by this rider until the death of Covered Person (Joint Life: both Covered Spouses) . If you choose to receive the Current Annual Payment, the amount payable each year will be equal to the Current Annual Payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If the monthly payment is less than $20, we have the right to make a lump sum payment equal to the present value of any remaining future payments. The present value will be calculated on the same mortality and interest rate basis used in Table B in the contract If you choose to receive the Current Annual Payment rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date.
You must select a payout plan as of the annuitization start date set forth in your contract.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

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Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.
Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.

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Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.

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Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible

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contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.
If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.

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After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.
•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, some of these plans pay selling firms a commission of up to 7.50% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

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•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and
•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we

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issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and

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not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendix A: The Funds
Unless you have elected one of the optional living benefit riders, the Enhanced Legacy benefit rider or the SecureSource Legacy benefit rider, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 2) (available for contract applications signed on or after 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3) (available for contract applications signed prior to 5/3/2021)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.

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Investing In	Investment Objective and Policies	Investment Adviser
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC (TSW), subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc., and Wells Capital Management Incorporated, subadvisers.

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

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Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 7% if you elected RAVA 5 Advantage with the ten-year surrender charge schedule, 6% if you elected RAVA 5 Advantage with the seven-year surrender charge schedule and do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Example — Surrender Charges
We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount , GPA, the regular fixed account, the Special DCA fixed account. If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.
The examples below show how the surrender charge for a full and partial surrender is calculated. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00
	PPF (but not less than zero):	0.00	4,200.00

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			Contract with Gain	Contract with Loss
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	3,500.00	3,206.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(3,500.00)	(3,206.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$56,450.00	$36,744.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
Contract value just prior to surrender:		$60,000.00	$40,000.00
Contract value on prior anniversary:		58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00

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			Contract with Gain	Contract with Loss
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,376.34	16,062.31
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,376.34	16,062.31
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,376.34	19,375.80
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,376.34	19,375.80
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	376.34	1,062.31
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,376.34	16,062.31
		Surrender charge:	(376.34)	(1,062.31)
		Net partial surrender proceeds:	$15,000.00	$15,000.00

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Appendix D: Example — Optional Death Benefits
The purpose of this appendix is to illustrate the operation of various optional death benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
The examples of the optional death benefits in appendix include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional death benefits operate, and do not take into account whether a particular optional death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — ROPP Death Benefit
Assumptions:
•	You purchase the contract with a payment of $20,000; and
•	on the first contract anniversary you make an additional purchase payment of $5,000; and
•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and
•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 =	–1,704.54
$22,000
for a death benefit of:	$23,295.45
The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45
Example — MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the first contract anniversary the contract value grows to $26,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value of $20,500.

We calculate the MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000

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for a death benefit of:	$24,227.27
The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27
Example — 5-Year MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the fifth contract anniversary the contract value grows to $26,000.
•	During the sixth contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value at $20,500.

We calculate the 5-Year MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The 5-Year MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000
	for a death benefit of:	$24,227.27
The 5-Year MAV Death Benefit, calculated as the greatest of these three values, which is the 5-Year MAV:		$24,227.27
Example — Benefit Protector
Assumptions:
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector which equals 40% of earnings at death (MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate

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remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 X $110,000)	=	$57,619
	$105,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector which equals 40% of earnings at death (the standard death benefit amount minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$308,700
Example – Enhanced Legacy benefit rider
Assumptions:
•	You purchase the contract with a payment of $25,000; and
•	on the first contract anniversary the total contract value is $25,750; and
•	100 days into the second contract year the total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender, leaving the contract value at $22,800. The partial year fee for the Enhanced Legacy benefit rider on that day would be $64.10 ($24,629.63 x 0.95% x 100 / 365).

The death benefit, which is based on the greatest of four values, is calculated as follows:
1.	Contract value death benefit (contract value minus rider fees):$22,800.00 - $64.10 = $22,735.90	$22,735.90
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The MAV immediately preceding the date of death:
	The MAV on the immediately preceding anniversary:	$25,750.00
	plus purchase payments made since that anniversary:	+0.00

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	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,750 =	–1,589.51
	$24,300
	for a death benefit of:	$24,160.49
4.	The Accumulation Death Benefit value:
	The ADB value on the first contract anniversary calculated as: 1.05 × $25,000 =	$26,250.00
	plus purchase payments made since that anniversary:	+0.00
	minus adjusted partial surrender calculated as:
	$1,500 × $26,250 =	–1,620.37
	$24,300
	for a death benefit of:	$24,629.63

Enhanced Legacy benefit, calculated as the greatest of these four values, which is the Accumulation Death Benefit value:		$24,629.63

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Appendix E: Example — Optional Living Benefits
The purpose of this appendix is to illustrate the operation of various optional living benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, regular fixed account, Special DCA fixed account and the fees and charges that apply to your contract.
These examples are intended to show how the optional riders operate, and do not take into account whether a particular optional rider is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
EXAMPLE — SECURESOURCE CORE/ SECURESOURCE CORE PLUS/ SECURESOURCE CORE 2 RIDERS
Assumptions:
•	You purchase the contract with a Single Life benefit and a payment of $100,000 and make no additional payments to the contract. You also purchase the SecureSource Legacy benefit.
•	You are the sole owner and also the annuitant. You are age 61.
•	This example uses a Lifetime Payment Percentage of 4.00% at age 61, 5.00% at age 65, and 5.20% at age 70. Your Lifetime Payment Percentage will be based on the rider you choose and your age.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the Benefit Base and/or the SecureSource Legacy Death Benefit. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Assumed Contract Value	Credit Base	Benefit Base	Current Annual Payment	Remaining Annual Payment	Lifetime Payment Percentage	SecureSource Legacy Death Benefit
At Issue	$100,000	NA	$100,000	$100,000	$100,000	$4,000	$4,000	4.00%	$100,000
1	—	—	94,000	100,000	106,000	4,240	4,240	4.00%	100,000
2	—	—	103,500	100,000	112,000	4,480	4,480	4.00%	103,500
3	—	—	120,000	120,000	120,000 (1)	4,800	4,800	4.00%	120,000
3.5	—	4,800	115,200	120,000	120,000	4,800	-	4.00%	115,200
4	—	—	115,000	120,000	120,000 (2)	4,800	4,800	4.00%	115,200
5	—	—	110,000	120,000	127,200	5,088	5,088	4.00%	115,200
6	—	—	140,000	140,000	140,000	7,000	7,000	5.00% (3)	140,000
7	—	—	120,000	140,000	148,400	7,420	7,420	5.00%	140,000
7.5	—	10,000	110,000	136,792	144,999 (4)	7,420	-	5.00%	129,542
8	—	—	102,000	136,792	144,999	7,250	7,250	5.00%	129,542
9	—	—	109,000	136,792	153,207	7,660	7,660	5.00%	129,542
(1)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(2)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(3)	Because the annual step-up increased the Benefit Base on the anniversary and the covered person's attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The $10,000 withdrawal is greater than the $7,420 Remaining Annual Payment allowed under the rider and therefore excess withdrawal processing is applied. Values are calculated as described in 'Lifetime Benefit Description - Determination of Adjustment of Benefit Values'.

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EXAMPLE — SECURESOURCE 4/SECURESOURCE 4 PLUS/ SECURESOURCE 5/SECURESOURCE 5 PLUS RIDERS
Assumptions:
•	You purchase the contract with a Single Life benefit and a payment of $100,000 and make no additional payments to the contract. You also purchase the SecureSource Legacy benefit.
•	You are the sole owner and also the annuitant. You are age 61.
•	This example uses a minimum Lifetime Payment Percentage of 3.60% at age 61, 4.70% at age 65, and 4.90% at age 70. The Income Bonus used in the example is 1.00%. Your Lifetime Payment Percentage, including any Income Bonus percentage, will be based on the rider you choose and your age.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the Benefit base and/or SecureSource Legacy Death Benefit. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial With- drawals	Assumed Contract Value	Credit Base	Benefit Base	Withdrawal Adjustment Base	Benefit Determining Percentage	Current Annual Payment	Remaining Annual Payment	Lifetime Payment Percentage	Secure- Source Legacy Death Benefit
At Issue	$100,000	NA	$100,000	$100,000	$100,000	$100,000	0.0%	$4,600	$4,600	4.60% (1)	$100,000
1	—	—	94,000	100,000	106,000	100,000	6.0%	4,876	4,876	4.60%	100,000
2	—	—	103,500	100,000	112,000	103,500	0.0%	5,152	5,152	4.60%	103,500
3	—	—	120,000	120,000	120,000 (2)	120,000	0.0%	5,520	5,520	4.60%	120,000
3.5	—	5,520	114,800	120,000	120,000 (3)	114,480	0.0%	5,520	-	4.60%	114,480
4	—	—	115,000	120,000	120,000	115,000	0.0%	5,520	5,520	4.60%	115,000
5	—	—	110,000	120,000	127,200	115,000	4.3%	5,851	5,851	4.60%	115,000
6	—	—	140,000	140,000	140,000	140,000	0.0%	7,980	7,980	5.70% (4)	140,000
7	—	—	120,000	140,000	148,400	140,000	14.3%	8,459	8,459	5.70%	140,000
7.5	—	10,000	110,000	138,066	146,350 (5)	128,333	14.3%	8,459	-	5.70%	129,724
8	—	—	102,000	138,066	146,350	128,333	20.5%	6,878	6,878	4.70% (6)	129,724
9	—	—	109,000	138,066	154,633	128,333	15.1%	8,814	8,814	5.70%	129,724
(1)	This includes the 1.00% Income Bonus because the Benefit Determining Percentage is below 20%.
(2)	Since the contract value was greater than the Benefit Base (after it was increased by the Annual Credit), the Credit Base is increased to the contract value and future Annual Credits will be based on the new (higher) Credit Base.
(3)	Since a withdrawal was taken in the previous contract year, the Annual Credit is not available on the 4th Anniversary.
(4)	Because the annual step-up increased the BB on the anniversary and the covered person's attained age is in a higher age band, the Lifetime Payment Percentage increased.
(5)	The $10,000 withdrawal is greater than the $8,459 Remaining Annual Payment allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in "Lifetime Benefit Description - Determination of Adjustment of Benefit Values".
(6)	The Lifetime Payment Percentage does not include the 1% Income Bonus when the Benefit Determining Percentage is 20% or more.

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EXAMPLE — SECURESOURCE TEMPO
Assumptions:
•	You purchase the contract with the Single Life benefit and a payment of $100,000 and make no additional payments to the contract. You also purchase the SecureSource Legacy benefit.
•	You are the sole owner and also the annuitant. You are age 61.
•	This example uses a minimum Lifetime Payment Percentage of 3.60% at age 61, 4.70% at age 65, and 4.90% at age 70. The Income Bonus used in the example is 1.00%. Your Lifetime Payment Percentage, including any Income Bonus percentage, will be based on the rider you choose and your age.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the Benefit base and/or the SecureSource Legacy Death Benefit. Applied Annual Step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial With- drawals	Assumed Contract Value	Returns- linked Credit	Benefit Base	Credit Carryover	Withdrawal Adjustment Base	Benefit Determining Percentage	Current Annual Payment	Remaining Annual Payment	Lifetime Payment Percentage	Secure- Source Legacy Death Benefit
At Issue	$100,000	NA	$100,000		$100,000		$100,000	0.0%	$4,600	$4,600	4.60% (1)	$100,000
1	-	-	94,000	-	100,000	-	100,000	6.0%	4,600	4,600	4.60%	100,000
2	-	-	103,500	9,400	109,400	9,400 (2)	103,500	0.0%	5,032	5,032	4.60%	103,500
3	-	-	120,000	10,350	120,000 (3)	10,350	120,000	0.0%	5,520	5,520	4.60%	120,000
3.5	-	5,520	114,480		120,000	10,350	114,480	0.0%	5,520	-	4.60%	114,480
4	-	-	115,000	-	120,000 (4)	10,350	115,000	0.0%	5,520	5,520	4.60%	115,000
5	-	-	110,000	10,350 (5)	130,350	-	115,000	4.3%	5,996	5,996	4.60%	115,000
6	-	-	140,000	11,000	141,350	11,000	140,000	0.0%	6,502	6,502	4.60%	140,000
7	-	-	120,000	11,000	152,350	-	140,000	14.3%	7,008	7,008	4.60%	140,000
7.5	-	10,000	110,000		148,316 (6)	-	128,333	14.3%	7,008	-	4.60%	129,470
8	-	-	102,000	-	148,316	-	128,333	20.5%	5,339	5,339	3.60% (7)	129,470
9	-	-	109,000	10,200	158,516	3,800	128,333	15.1%	7,292	7,292	4.60%	129,470
(1)	This includes the 1.00% Income Bonus because the Benefit Determining Percentage is below 20%.
(2)	Returns linked credit and Credit carryover are based on the $9,500 positive contract returns (i.e. contract value increased from $94,000 to $103,500). The maximum credit and maximum carryover are 10% of prior anniversary contract value.
(3)	Since the contract value was greater than the Benefit Base after it was increased by the Returns-linked Credit, the Benefit Base is increased to the contract value.
(4)	Since a withdrawal was taken in the previous contract year, the Returns-linked Credit is not available on the 4th Anniversary and the Credit Carryover is not increased.
(5)	Contract return used for credit is zero so the Returns-linked credit is from the Credit Carryover.
(6)	The $10,000 withdrawal is greater than the $7,008 Remaining Annual Payment allowed under the rider and therefore excess withdrawal processing is applied. Values are reset as described in "Lifetime Benefit Description - Determination of Adjustment of Benefit Values".
(7)	The Lifetime Payment Percentage does not include the 1% Income Bonus when the Benefit Determining Percentage is 20% or more.

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Example — Accumulation Protector Benefit
The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option.

End of Contract Year	Partial Surrender (beginning of year)	MCAV Adjustment for Partial Surrender	MCAV	Accumulation Benefit Amount	Hypothetical Assumed Contract Value
1	0	0	100,000	0	110,000
2	0	0	115,200	0	128,000
3	0	0	121,500	0	135,000
4	0	0	121,500	0	118,000
5	0	0	121,500	0	100,000
6	2,000	2,430	119,070	0	122,000
7	0	0	126,000	0	140,000
8	0	0	126,000	0	130,000
9	5,000	4,846	121,154	0	110,000
10	0	0	121,154	16,154	105,000

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Appendix F: Additional Required Minimum Distribution (RMD) Disclosure
This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource series rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.
For contract holders subject to annual RMD rules under the Section 401(a)(9) of the Code, amounts you withdraw from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
(1)	Each calendar year, if your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the Current Annual Payment.
•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the value of Current Annual Payment.
•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the Remaining Annual Payment at the time of each withdrawal, but shall not be reduced to less than zero.
•	Any withdrawals taken in a contract year will count first against and reduce the Remaining Annual Payment for that contract year.
•	Once the Remaining Annual Payment for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the Current Annual Payment as long as they do not exceed the remaining LABA.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the Current Annual Payment and will subject the Current Annual Payment to the excess withdrawal processing described by the SecureSource series rider.
The ALERMDA is:
(1)	determined by us each calendar year;
(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;
(3)	based on the value of this contract alone on the date it is determined;
(4)	based on recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;
2.	Roth IRAs under Section 408A of the Code;
3.	SIMPLE IRAs under Section 408(p) of the Code;
4.	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code;
5.	Custodial and investment only plans under section 401(a) of the Code;
6.	TSAs under Section 403(b) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your SecureSource series rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available Remaining Annual Payment amount and may result in the reduction of your Current Annual Payment as described under the excess withdrawal provision of the rider.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years.
Please consult your tax advisor about the impact of these rules prior to purchasing the SecureSource series rider.

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    161

Appendix G: Prospectus Rate Sheet Supplements
The purpose of this appendix is to show historic rates filed with the following Prospectus Rate Sheet Supplements:
•	Rate Sheet Prospectus Supplement dated April 29, 2019 – applicable to contracts with applications signed from 4/29/19 through 10/27/2019;
•	Rate Sheet Prospectus Supplement dated Oct. 14, 2019 – applicable to contracts with applications signed from 10/28/19 through 3/29/2020;
•	Rate Sheet Prospectus Supplement dated March 16, 2020 – applicable to contracts with applications signed from 3/30/2020 through 4/30/2020;
•	Rate Sheet Prospectus Supplement dated May 1, 2020 – applicable to contracts with applications signed from 5/1/2020 through 5/2/2021

Rate Sheet Prospectus Supplement dated April 29, 2019
Product Name	Prospectus Form #/Date
RiverSource RAVA 5 Advantage® Variable Annuity (Offered for contract applications signed on or after April 29, 2019)	S- 6720 CA (4/19)
Rate Sheet Prospectus Supplement
This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with your prospectus. This Supplement must be used in conjunction with the effective RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019) prospectus. If you need another copy of the prospectus, please call us at 1-800-862-7919. Historical rate sheet supplements will be reflected in an appendix to this prospectus. For additional information, you may consult your financial advisor or call us at 1-800-862-7919.
The Rate Sheet Prospectus Supplement has been filed with the Securities and Exchange Commission (the “SEC”) and is also available on the Edgar system at www.sec.gov (File No. 333 - 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019)).
We are issuing this Supplement to provide the:
•	Current rider fees for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Lifetime Payment Percentages and Age Bands for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Income Bonus Percentage for the SecureSource 4 and SecureSource 4 Plus optional benefit riders;
•	Annual Credit percentage and Credit Period for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders.
•	Base Doubler age used to determine Base Doubler Date for the SecureSource Core Plus optional benefit rider.
The rider fees, percentages, age bands, credit period and terms, listed below apply to applications signed on or after April 29, 2019.
In order to get these terms, your application must be signed and in good order while this Rate Sheet Prospectus Supplement is in effect. Because we reserve the right to change these terms upon notice as provided below, if your application is not signed and in good order while this Rate Sheet Prospectus Supplement is in effect then you will receive the terms that are in effect on the date that you have a signed application in good order. The rider fees, percentages, age bands, credit period and terms, listed below will not change after your application is signed, except as provided in the prospectus (See “Charges – Optional Living Benefit Charges”; “SecureSource Core Rider – Lifetime Payment Percentage/Annual Credits; “SecureSource Core Plus Rider– Lifetime Payment Percentage/ Annual Credits/Base Doubler”; “SecureSource 4 Rider– Lifetime Payment Percentage /Annual Credits”; “SecureSource 4 Plus Rider– Lifetime Payment Percentage/Annual Credits/Base Doubler”).
The rider fees, percentages, age bands, credit period and terms listed in this Rate Sheet Supplement are subject to change and can be superseded upon14 days prior notice as provided below. We may periodically issue a new Rate Sheet Prospectus Supplement that may reflect different values than the previous Rate Sheet Prospectus Supplement. Please note that any superseding terms do not apply to applications that are already signed and received by us in good order. Changes to the rider fees, percentages, age bands, credit period or terms listed in this Rate Sheet Prospectus Supplement will be disclosed at least 14 days in advance in a new Rate Sheet Prospectus Supplement filed on Edgar at www.sec.gov (File No. 333 – 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
RIDER FEES
Rider	Single Life Option	Joint Life Option
SecureSource CoreSM	1.30%	1.40%
SecureSource Core PlusSM	1.50%	1.70%
SecureSource 4®	1.00%	1.15%
SecureSource 4 Plus®	1.30%	1.55%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
LIFETIME PAYMENT PERCENTAGE
The Lifetime Payment Percentage is used to calculate the Current Annual Payment.

SecureSource Core Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.50%	3.20%
59-64	4.50%	4.20%
65-69	5.50%	5.20%
70-74	5.75%	5.45%
75-79	6.00%	5.70%
80+	6.50%	6.20%
SecureSource Core Plus Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.50%	3.20%
59-64	4.50%	4.20%
65-69	5.50%	5.20%
70-74	5.75%	5.45%
75-79	6.00%	5.70%
80+	6.50%	6.20%
SecureSource 4 Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	3.00%	2.75%	1.00%
59-64	4.00%	3.75%	1.00%
65-69	5.00%	4.75%	1.00%
70-74	5.25%	5.00%	1.00%
75-79	5.50%	5.25%	1.00%
80+	6.00%	5.75%	1.00%
SecureSource 4 Plus Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	3.30%	3.20%	1.00%
59-64	4.30%	4.20%	1.00%
65-69	5.30%	5.20%	1.00%
70-74	5.55%	5.45%	1.00%
75-79	5.80%	5.70%	1.00%
80+	6.30%	6.20%	1.00%
ANNUAL CREDIT PERCENTAGE AND CrEDIT PERIOD:
Rider	Annual Credit Percentage	Credit Period
SecureSource CoreSM	6%	12 years
SecureSource Core PlusSM	7%	12 years
SecureSource 4®	6%	12 years
SecureSource 4 Plus®	6%	12 years
BASE DOUBLER AGE for the SecureSource CORE PLUS rider:
Base Doubler age is 70.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6720-1 (4/19)

Rate Sheet Prospectus Supplement dated October 14, 2019 to the Prospectus Dated April 29, 2019
Product Name	Prospectus Form #
RiverSource RAVA 5 Advantage® Variable Annuity (Offered for contract applications signed on or after April 29, 2019)	S- 6720 CA (4/19)
Rate Sheet Prospectus Supplement
This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with your prospectus. This Supplement must be used in conjunction with the effective RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019) prospectus. If you need another copy of the prospectus, please call us at 1-800-862-7919. Historical rate sheet supplements will be reflected in an appendix to this prospectus. For additional information, you may consult your financial advisor or call us at 1-800-862-7919.
The Rate Sheet Prospectus Supplement has been filed with the Securities and Exchange Commission (the “SEC”) and is also available on the Edgar system at www.sec.gov (File No. 333 - 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019)).
We are issuing this Supplement to provide the:
•	Current rider fees for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Lifetime Payment Percentages and Age Bands for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Income Bonus Percentage for the SecureSource 4 and SecureSource 4 Plus optional benefit riders;
•	Annual Credit percentage and Credit Period for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders.
•	Base Doubler age used to determine Base Doubler Date for the SecureSource Core Plus optional benefit rider.
The rider fees, percentages, age bands, credit period and terms listed below apply to applications signed on or after October 28, 2019.
In order to get these terms, your application must be signed and in good order while this Rate Sheet Prospectus Supplement is in effect. Because we reserve the right to change these terms upon notice as provided below, if your application is not signed and in good order while this Rate Sheet Prospectus Supplement is in effect then you will receive the terms that are in effect on the date that you have a signed application in good order. The rider fees, percentages, age bands, credit period and terms, listed below will not change after your application is signed, except as provided in the prospectus (See “Charges – Optional Living Benefit Charges”; “SecureSource Core Rider – Lifetime Payment Percentage/Annual Credits; “SecureSource Core Plus Rider – Lifetime Payment Percentage/ Annual Credits/Base Doubler”; “SecureSource 4 Rider – Lifetime Payment Percentage /Annual Credits”; “SecureSource 4 Plus Rider – Lifetime Payment Percentage/Annual Credits/Base Doubler”).
The rider fees, percentages, age bands, credit period and terms listed in this Rate Sheet Supplement are subject to change and can be superseded upon 14 days prior notice as provided below. We may periodically issue a new Rate Sheet Prospectus Supplement that may reflect different values than the previous Rate Sheet Prospectus Supplement. Please note that any superseding terms do not apply to applications that are already signed and received by us in good order. Changes to the rider fees, percentages, age bands, credit period or terms listed in this Rate Sheet Prospectus Supplement will be disclosed at least 14 days in advance in a new Rate Sheet Prospectus Supplement filed on Edgar at www.sec.gov (File No. 333 – 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
RIDER FEES
Rider	Single Life Option	Joint Life Option
SecureSource CoreSM	1.45%	1.55%
SecureSource Core PlusSM	1.65%	1.85%
SecureSource 4®	1.35%	1.50%
SecureSource 4 Plus®	1.45%	1.70%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)

LIFETIME PAYMENT PERCENTAGE
The Lifetime Payment Percentage is used to calculate the Current Annual Payment.
SecureSource Core Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.30%	2.90%
59-64	4.30%	3.90%
65-69	5.30%	4.90%
70-74	5.55%	5.15%
75-79	5.80%	5.40%
80+	6.30%	5.90%
SecureSource Core Plus Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.30%	2.90%
59-64	4.30%	3.90%
65-69	5.30%	4.90%
70-74	5.55%	5.15%
75-79	5.80%	5.40%
80+	6.30%	5.90%
SecureSource 4 Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	3.00%	2.75%	1.00%
59-64	4.00%	3.75%	1.00%
65-69	5.00%	4.75%	1.00%
70-74	5.25%	5.00%	1.00%
75-79	5.50%	5.25%	1.00%
80+	6.00%	5.75%	1.00%
SecureSource 4 Plus Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	3.10%	2.90%	1.00%
59-64	4.10%	3.90%	1.00%
65-69	5.10%	4.90%	1.00%
70-74	5.35%	5.15%	1.00%
75-79	5.60%	5.40%	1.00%
80+	6.10%	5.90%	1.00%
ANNUAL CREDIT PERCENTAGE AND CrEDIT PERIOD:
Rider	Annual Credit Percentage	Credit Period
SecureSource CoreSM	6%	10 years
SecureSource Core PlusSM	7%	10 years
SecureSource 4®	6%	10 years
SecureSource 4 Plus®	6%	10 years
BASE DOUBLER AGE for the SecureSource CORE PLUS rider:
Base Doubler age is 70.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6720-4 A (10/19)

Rate Sheet Prospectus Supplement dated March 16, 2020 to the Prospectus Dated April 29, 2019
Product Name	Prospectus Form #
RiverSource RAVA 5 Advantage® Variable Annuity (Offered for contract applications signed on or after April 29, 2019)	S- 6720 CA (4/19)
Rate Sheet Prospectus Supplement
This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with your prospectus. This Supplement must be used in conjunction with the effective RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019) prospectus. If you need another copy of the prospectus, please call us at 1-800-862-7919. Historical rate sheet supplements will be reflected in an appendix to this prospectus. For additional information, you may consult your financial advisor or call us at 1-800-862-7919.
The Rate Sheet Prospectus Supplement has been filed with the Securities and Exchange Commission (the “SEC”) and is also available on the Edgar system at www.sec.gov (File No. 333 - 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019)).
We are issuing this Supplement to provide the:
•	Current rider fees for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Lifetime Payment Percentages and Age Bands for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Income Bonus Percentage for the SecureSource 4 and SecureSource 4 Plus optional benefit riders;
•	Annual Credit percentage and Credit Period for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders.
•	Base Doubler age used to determine Base Doubler Date for the SecureSource Core Plus optional benefit rider.
The rider fees, percentages, age bands, credit period and terms listed below apply to applications signed on or after MARCH 30, 2020.
In order to get these terms, your application must be signed and in good order while this Rate Sheet Prospectus Supplement is in effect. Because we reserve the right to change these terms upon notice as provided below, if your application is not signed and in good order while this Rate Sheet Prospectus Supplement is in effect then you will receive the terms that are in effect on the date that you have a signed application in good order. The rider fees, percentages, age bands, credit period and terms, listed below will not change after your application is signed, except as provided in the prospectus (See “Charges – Optional Living Benefit Charges”; “SecureSource Core Rider – Lifetime Payment Percentage/Annual Credits; “SecureSource Core Plus Rider – Lifetime Payment Percentage/ Annual Credits/Base Doubler”; “SecureSource 4 Rider – Lifetime Payment Percentage /Annual Credits”; “SecureSource 4 Plus Rider – Lifetime Payment Percentage/Annual Credits/Base Doubler”).
The rider fees, percentages, age bands, credit period and terms listed in this Rate Sheet Supplement are subject to change and can be superseded upon 14 days prior notice as provided below. We may periodically issue a new Rate Sheet Prospectus Supplement that may reflect different values than the previous Rate Sheet Prospectus Supplement. Please note that any superseding terms do not apply to applications that are already signed and received by us in good order. Changes to the rider fees, percentages, age bands, credit period or terms listed in this Rate Sheet Prospectus Supplement will be disclosed at least 14 days in advance in a new Rate Sheet Prospectus Supplement filed on Edgar at www.sec.gov (File No. 333 – 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
RIDER FEES
Rider	Single Life Option	Joint Life Option
SecureSource CoreSM	1.60%	1.70%
SecureSource Core PlusSM	N/A	N/A
SecureSource 4®	1.55%	1.65%

Rider	Single Life Option	Joint Life Option
SecureSource 4 Plus®	1.70%	1.80%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
LIFETIME PAYMENT PERCENTAGE
The Lifetime Payment Percentage is used to calculate the Current Annual Payment.
SecureSource Core Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.00%	2.60%
59-64	4.00%	3.60%
65-69	5.00%	4.60%
70-74	5.20%	4.70%
75-79	5.35%	4.85%
80+	5.50%	5.00%
SecureSource Core Plus Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	N/A	N/A
59-64	N/A	N/A
65-69	N/A	N/A
70-74	N/A	N/A
75-79	N/A	N/A
80+	N/A	N/A
SecureSource 4 Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.80%	2.45%	1.00%
59-64	3.80%	3.45%	1.00%
65-69	4.80%	4.45%	1.00%
70-74	5.00%	4.55%	1.00%
75-79	5.15%	4.70%	1.00%
80+	5.30%	4.85%	1.00%
SecureSource 4 Plus Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.80%	2.45%	1.00%
59-64	3.80%	3.45%	1.00%
65-69	4.80%	4.45%	1.00%
70-74	5.00%	4.55%	1.00%
75-79	5.15%	4.70%	1.00%
80+	5.30%	4.85%	1.00%
ANNUAL CREDIT PERCENTAGE AND CrEDIT PERIOD:
Rider	Annual Credit Percentage	Credit Period
SecureSource CoreSM	6%	10 years
SecureSource Core PlusSM	N/A	N/A
SecureSource 4®	6%	10 years
SecureSource 4 Plus®	7%	10 years

BASE DOUBLER AGE for the SecureSource CORE PLUS rider:
Base Doubler age is N/A.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6720-7A (03/20)

Rate Sheet Prospectus Supplement dated May 1, 2020 to the Prospectus Dated May 1, 2020
Product Name	Prospectus Form #
RiverSource RAVA 5 Advantage® Variable Annuity (Offered for contract applications signed on or after April 29, 2019)	S- 6720 CG (5/20)
Rate Sheet Prospectus Supplement
This Rate Sheet Prospectus Supplement (this “Supplement”) should be read and retained with your prospectus. This Supplement must be used in conjunction with the effective RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019) prospectus. If you need another copy of the prospectus, please call us at 1-800-862-7919. Historical rate sheet supplements are reflected in Appendix G to this prospectus. For additional information, you may consult your financial advisor or call us at 1-800-862-7919.
The Rate Sheet Prospectus Supplement has been filed with the Securities and Exchange Commission (the “SEC”) and is also available on the Edgar system at www.sec.gov (File No. 333 - 230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed or after April 29, 2019)).
We are issuing this Supplement to provide the:
•	Current rider fees for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Lifetime Payment Percentages and Age Bands for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders;
•	Income Bonus Percentage for the SecureSource 4 and SecureSource 4 Plus optional benefit riders;
•	Annual Credit percentage and Credit Period for the SecureSource Core, SecureSource Core Plus, SecureSource 4, and SecureSource 4 Plus optional benefit riders.
•	Base Doubler age and Base Doubler duration used to determine Base Doubler Date for the SecureSource Core Plus optional benefit rider.
The rider fees, percentages, age bands, credit period and terms listed below apply to applications signed on or after May 1, 2020.
In order to get these terms, your application must be signed and in good order while this Rate Sheet Prospectus Supplement is in effect. Because we reserve the right to change these terms upon notice as provided below, if your application is not signed and in good order while this Rate Sheet Prospectus Supplement is in effect then you will receive the terms that are in effect on the date that you have a signed application in good order. The rider fees, percentages, age bands, credit period and terms, listed below will not change after your application is signed, except as provided in the prospectus (See “Charges – Optional Living Benefit Charges”; “SecureSource Core Rider – Lifetime Payment Percentage/Annual Credits; “SecureSource Core Plus Rider – Lifetime Payment Percentage/ Annual Credits/Base Doubler”; “SecureSource 4 Rider – Lifetime Payment Percentage /Annual Credits”; “SecureSource 4 Plus Rider – Lifetime Payment Percentage/Annual Credits”).
The rider fees, percentages, age bands, credit period and terms listed in this Rate Sheet Supplement are subject to change and can be superseded upon 7 calendar days prior notice as provided below. We may periodically issue a new Rate Sheet Prospectus Supplement that may reflect different values than the previous Rate Sheet Prospectus Supplement. Please note that any superseding terms do not apply to applications that are already signed and received by us in good order. Changes to the rider fees, percentages, age bands, credit period or terms listed in this Rate Sheet Prospectus Supplement will be disclosed at least 7 calendar days in advance in a new Rate Sheet Prospectus Supplement filed on Edgar at www.sec.gov (File No. 333-230376 for the RiverSource RAVA 5 Advantage Variable Annuity (Offered for contract applications signed on or after April 29, 2019)).
RIDER FEES
Rider	Single Life Option	Joint Life Option
SecureSource CoreSM	1.60%	1.70%
SecureSource Core PlusSM	N/A	N/A
SecureSource 4®	1.55%	1.65%
SecureSource 4 Plus®	1.70%	1.80%
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)

LIFETIME PAYMENT PERCENTAGE
The Lifetime Payment Percentage is used to calculate the Current Annual Payment.
SecureSource Core Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	3.00%	2.60%
59-64	4.00%	3.60%
65-69	5.00%	4.60%
70-74	5.20%	4.70%
75-79	5.35%	4.85%
80+	5.50%	5.00%
SecureSource Core Plus Rider
Age Bands	Lifetime Payment Percentage – Single Life	Lifetime Payment Percentage – Joint Life
50-58	N/A	N/A
59-64	N/A	N/A
65-69	N/A	N/A
70-74	N/A	N/A
75-79	N/A	N/A
80+	N/A	N/A
SecureSource 4 Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.80%	2.45%	1.00%
59-64	3.80%	3.45%	1.00%
65-69	4.80%	4.45%	1.00%
70-74	5.00%	4.55%	1.00%
75-79	5.15%	4.70%	1.00%
80+	5.30%	4.85%	1.00%
SecureSource 4 Plus Rider
Age Bands	Minimum Lifetime Payment Percentage – Single Life	Minimum Lifetime Payment Percentage – Joint Life	Income Bonus Percentage
50-58	2.80%	2.45%	1.00%
59-64	3.80%	3.45%	1.00%
65-69	4.80%	4.45%	1.00%
70-74	5.00%	4.55%	1.00%
75-79	5.15%	4.70%	1.00%
80+	5.30%	4.85%	1.00%
ANNUAL CREDIT PERCENTAGE AND CrEDIT PERIOD:
Rider	Annual Credit Percentage	Credit Period
SecureSource CoreSM	6%	10 years
SecureSource Core PlusSM	N/A	N/A
SecureSource 4®	6%	10 years
SecureSource 4 Plus®	7%	10 years
BASE DOUBLER AGE and duration for the SecureSource CORE PLUS rider:
Base Doubler age is N/A and Base Doubler duration is N/A.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
S-6720-4 A (5/20)

Appendix H: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.95% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,278	3,267	1,985	1,825	1,643	1,676	1,226	791	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16	$1.21
Accumulation unit value at end of period	$5.34	$3.99	$3.00	$2.96	$2.27	$2.24	$2.04	$1.81	$1.33	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,180	6,613	5,624	4,590	3,072	2,941	1,377	589	267	93

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,001	10,883	11,708	13,653	13,785	12,552	10,397	3,655	—	—

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42	$1.42
Accumulation unit value at end of period	$3.22	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	15,482	16,561	18,256	20,496	22,042	23,479	26,320	29,234	31,529	36,454

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.71	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	18,398	18,379	19,527	20,271	19,437	19,317	15,638	11,699	3,226	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18	$1.16
Accumulation unit value at end of period	$2.79	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	55,169	52,172	50,535	51,410	47,474	37,714	33,526	33,040	33,359	39,535

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,241	2,883	2,926	2,321	1,718	1,625	587	150	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.55	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,653	16,017	16,602	17,049	14,367	9,669	5,364	2,048	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26	$1.21
Accumulation unit value at end of period	$3.69	$3.28	$2.66	$2.79	$2.27	$2.13	$2.13	$1.87	$1.42	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,909	4,163	3,504	2,796	2,539	2,275	1,150	553	251	40

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14	$1.21
Accumulation unit value at end of period	$2.43	$2.43	$1.99	$2.13	$1.89	$1.68	$1.75	$1.61	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,792	9,923	8,812	8,410	7,265	5,599	4,707	3,248	1,392	844

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,740	4,583	4,429	4,150	2,851	2,505	2,761	1,137	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95	$1.22
Accumulation unit value at end of period	$1.93	$1.46	$1.13	$1.45	$1.00	$0.96	$1.07	$1.10	$1.14	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	14,110	12,868	12,286	9,779	5,901	5,314	5,297	3,910	1,839	1,102

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08	$1.04
Accumulation unit value at end of period	$1.04	$1.01	$0.92	$0.98	$0.94	$0.96	$1.03	$1.04	$1.13	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,606	3,693	3,604	3,467	3,187	2,791	2,668	2,699	2,020	1,190

172     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.94	$0.94	$0.94	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	41,345	19,585	23,211	9,397	9,951	6,571	5,034	5,954	1,172	825

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13	$1.08
Accumulation unit value at end of period	$1.83	$1.73	$1.50	$1.58	$1.50	$1.36	$1.39	$1.36	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	11,533	11,087	11,600	11,719	9,952	8,478	6,903	4,568	2,838	1,107

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13	$1.07
Accumulation unit value at end of period	$1.77	$1.69	$1.47	$1.54	$1.47	$1.34	$1.37	$1.33	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	5,792	6,333	6,544	6,347	6,040	14,061	15,213	15,891	1,475	587

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07	$1.02
Accumulation unit value at end of period	$1.44	$1.29	$1.20	$1.21	$1.18	$1.14	$1.15	$1.10	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	19,902	16,207	12,314	12,012	9,706	7,288	5,718	5,271	6,013	3,544

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16	$1.21
Accumulation unit value at end of period	$4.63	$3.48	$2.59	$2.73	$2.16	$2.15	$2.00	$1.77	$1.38	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	7,276	6,082	5,803	4,866	4,306	3,556	1,650	1,074	553	92

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91	$0.91
Accumulation unit value at end of period	$2.90	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	61,708	61,001	54,565	48,132	42,843	40,321	37,322	38,404	40,265	46,053

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.20	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19,603	13,422	12,393	9,957	8,639	4,608	3,837	2,142	1,603	889

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,486	4,907	4,086	4,794	5,110	3,685	1,824	428	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07	$1.27
Accumulation unit value at end of period	$3.48	$2.60	$1.95	$2.07	$1.70	$1.69	$1.62	$1.52	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,513	3,093	2,784	2,228	1,875	1,603	682	384	92	91

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03	$1.19
Accumulation unit value at end of period	$1.76	$1.63	$1.32	$1.60	$1.27	$1.37	$1.32	$1.46	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	7,021	5,765	5,332	5,023	4,155	3,028	1,445	889	446	166

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17	$1.20
Accumulation unit value at end of period	$3.15	$2.98	$2.38	$2.74	$2.29	$1.93	$2.06	$1.87	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	4,454	4,605	4,415	3,070	2,409	1,990	1,473	533	91	52

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14	$1.26
Accumulation unit value at end of period	$2.85	$2.69	$2.07	$2.41	$2.15	$1.91	$2.03	$1.83	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,545	4,286	4,070	3,662	3,283	2,637	2,007	1,383	354	215

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15	$1.27
Accumulation unit value at end of period	$2.68	$2.49	$2.14	$2.47	$2.23	$1.98	$2.07	$1.97	$1.34	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,022	1,791	1,945	1,625	1,524	1,310	964	564	193	81

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.33	$1.26	$1.16	$1.17	$1.12	$1.04	$1.07	$1.04	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	22,559	20,576	16,609	15,211	10,308	6,562	4,404	3,947	3,269	1,394

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00	$1.00
Accumulation unit value at end of period	$1.17	$1.13	$1.07	$1.06	$1.04	$1.03	$1.02	$0.98	$1.01	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	5,563	3,890	3,382	3,466	3,503	2,879	2,039	1,116	1,594	1,177

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    173

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.33	$1.24	$1.14	$1.17	$1.13	$1.10	$1.12	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,453	5,661	3,657	3,618	3,321	2,338	2,028	1,882	1,851	479

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11	$1.02
Accumulation unit value at end of period	$1.40	$1.30	$1.21	$1.24	$1.22	$1.13	$1.16	$1.08	$1.16	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	5,950	5,017	4,610	3,836	2,688	1,994	1,633	1,568	1,542	739

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07	$1.20
Accumulation unit value at end of period	$1.85	$1.97	$1.58	$1.69	$1.61	$1.55	$1.59	$1.41	$1.38	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	5,332	5,255	4,946	5,029	4,541	3,923	2,953	2,042	906	442

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,229	7,652	6,698	4,862	1,660	931	646	90	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19	$1.21
Accumulation unit value at end of period	$4.69	$3.60	$2.77	$2.87	$2.18	$2.09	$1.91	$1.72	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,073	3,785	3,496	2,839	1,651	853	660	432	162	101

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22	$1.23
Accumulation unit value at end of period	$4.58	$3.38	$2.58	$2.63	$2.03	$2.11	$2.01	$1.84	$1.37	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	1,517	1,354	1,344	1,100	1,022	761	406	298	177	51

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14	$1.16
Accumulation unit value at end of period	$2.88	$2.81	$2.19	$2.47	$2.12	$1.88	$1.92	$1.76	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,211	8,520	7,357	6,873	4,997	3,384	2,363	1,292	425	287

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20	$1.24
Accumulation unit value at end of period	$5.70	$3.28	$2.61	$2.57	$1.96	$1.92	$1.82	$1.72	$1.32	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	2,211	1,750	1,440	1,068	1,056	1,232	860	771	700	442

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20	$1.17
Accumulation unit value at end of period	$2.49	$2.45	$1.96	$2.19	$1.90	$1.69	$1.86	$1.71	$1.35	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	4,169	3,615	3,132	2,268	1,596	1,375	1,418	1,032	618	230

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04	$1.00
Accumulation unit value at end of period	$1.24	$1.15	$1.07	$1.08	$1.06	$1.05	$1.06	$1.02	$1.06	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	7,668	3,939	2,628	2,428	2,176	1,011	575	549	756	268

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14	$1.23
Accumulation unit value at end of period	$3.20	$2.99	$2.36	$2.66	$2.32	$1.95	$1.96	$1.77	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	6,153	5,975	5,746	4,921	3,322	1,963	1,157	857	588	340

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20,552	10,306	9,648	6,939	5,700	2,506	1,014	613	308	172

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20	$1.19
Accumulation unit value at end of period	$3.81	$3.03	$2.15	$2.26	$1.86	$1.81	$1.89	$1.75	$1.38	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	3,014	3,037	2,949	2,817	2,339	2,001	1,080	663	328	156

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4,157	4,619	4,853	6,013	6,466	7,133	7,736	6,629	2,284	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02	$1.06
Accumulation unit value at end of period	$3.33	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	45,857	48,944	50,290	52,141	55,327	63,576	70,307	76,647	84,137	102,175

174     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17	$2.46
Accumulation unit value at end of period	$5.39	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	18,480	20,850	22,801	24,758	27,539	31,976	37,014	43,257	50,560	63,182

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,605	43,673	35,920	30,762	19,832	14,724	10,509	2,729	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,910	13,784	12,559	12,704	11,610	11,688	12,796	4,629	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29	$1.31
Accumulation unit value at end of period	$2.35	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	8,428	9,951	10,663	12,378	13,740	15,352	17,372	20,113	22,778	27,767

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40	$2.52
Accumulation unit value at end of period	$5.52	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40
Number of accumulation units outstanding at end of period (000 omitted)	6,614	7,253	7,430	7,861	8,759	9,355	11,090	12,772	14,443	18,246

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,229	2,877	2,517	1,992	1,788	1,401	382	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35	$1.49
Accumulation unit value at end of period	$3.97	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	11,741	12,511	12,618	12,158	11,402	12,573	12,255	13,330	14,055	16,697

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40	$1.41
Accumulation unit value at end of period	$1.78	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	30,222	34,746	39,910	48,596	56,033	71,089	87,326	106,841	136,644	159,925

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36	$1.41
Accumulation unit value at end of period	$3.92	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	8,633	8,376	8,961	8,737	8,661	9,200	8,752	8,651	8,534	9,937

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,481	9,564	9,892	10,957	10,172	8,537	7,340	4,139	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,463	3,665	3,818	5,182	7,482	8,642	5,339	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,740	17,349	9,865	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	16,524	14,892	16,421	16,815	12,008	5,319	1,772	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.35	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	4,965	5,029	5,388	5,586	6,279	7,362	7,359	9,102	10,929	13,639

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,539	3,889	3,646	2,938	2,834	3,086	2,470	1,416	—	—

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    175

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14	$2.03
Accumulation unit value at end of period	$4.34	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14
Number of accumulation units outstanding at end of period (000 omitted)	10,301	11,400	11,893	13,841	15,339	17,604	21,703	22,161	24,763	28,483

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19	$1.29
Accumulation unit value at end of period	$7.66	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,881	5,148	4,517	3,608	3,758	4,823	5,706	6,523	7,547	11,091

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14	$1.19
Accumulation unit value at end of period	$3.18	$2.69	$2.16	$2.32	$1.98	$1.83	$1.86	$1.70	$1.25	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,734	1,641	1,500	1,194	663	545	484	362	191	137

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,476	1,329	1,181	1,066	1,043	1,028	390	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26	$1.25
Accumulation unit value at end of period	$1.77	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	9,347	11,304	12,577	14,975	16,963	21,291	30,891	40,275	51,223	49,462

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,039	1,190	1,143	1,023	938	1,206	1,023	1,373	1,076	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,045	14,655	10,862	8,970	5,911	4,281	3,259	2,683	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,973	12,203	12,794	12,265	9,937	10,469	9,367	5,007	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,350	3,480	3,448	3,826	3,808	2,337	1,658	856	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	119,032	130,387	152,982	169,477	176,564	194,758	199,324	205,762	177,549	153,074

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.48	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	134,376	91,936	78,912	91,597	101,651	94,924	100,672	134,759	211,589	152,207

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	128,879	108,282	62,630	10,418	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138,539	98,291	46,893	4,550	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362,890	239,126	190,637	196,362	173,746	84,219	47,213	23,356	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	624,508	589,254	551,934	559,214	545,537	342,067	214,158	98,193	—	—

176     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.56	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,558,162	4,413,827	4,142,751	3,565,618	3,079,934	2,461,500	1,530,962	541,712	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	$1.00	—
Accumulation unit value at end of period	$1.58	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	5,471,498	5,604,543	5,611,465	5,348,661	5,069,930	4,166,843	3,245,376	2,279,309	956,051	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,229,252	1,213,328	1,174,752	1,240,606	1,265,648	1,290,607	1,313,689	1,372,194	1,323,161	1,036,629

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.08	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	431,206	472,312	543,398	606,530	641,719	690,999	712,898	755,350	671,792	586,675

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	264,814	253,836	242,612	272,779	289,627	299,356	321,778	370,454	457,930	335,257

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06	$1.01
Accumulation unit value at end of period	$1.29	$1.21	$1.13	$1.14	$1.12	$1.10	$1.11	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5,433	3,834	2,778	2,599	2,406	1,400	742	762	1,027	678

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11	$1.16
Accumulation unit value at end of period	$2.88	$2.49	$1.99	$2.19	$1.84	$1.70	$1.71	$1.55	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,193	1,318	1,350	1,336	1,169	1,232	773	655	445	380

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01	$1.17
Accumulation unit value at end of period	$1.62	$1.47	$1.26	$1.52	$1.26	$1.31	$1.34	$1.45	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,004	1,845	1,730	1,736	1,619	1,813	987	635	123	59

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07	$1.16
Accumulation unit value at end of period	$2.00	$1.65	$1.32	$1.64	$1.31	$1.37	$1.42	$1.44	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9,565	8,505	8,887	7,807	5,794	5,380	2,748	1,496	533	369

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94	$1.18
Accumulation unit value at end of period	$1.24	$1.31	$1.17	$1.43	$1.15	$1.08	$1.18	$1.29	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	6,114	6,382	5,672	4,438	3,209	3,315	1,719	1,071	459	359

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27	$1.29
Accumulation unit value at end of period	$3.42	$2.50	$2.08	$2.21	$1.88	$1.79	$1.91	$1.93	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,612	1,617	1,432	1,098	976	1,055	765	536	295	193

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16	$1.23
Accumulation unit value at end of period	$2.16	$2.10	$1.77	$2.08	$1.96	$1.58	$1.76	$1.74	$1.31	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,747	1,701	1,667	1,509	1,159	976	838	748	447	224

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	163,734	121,321	76,924	46,011	5,179	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,693,115	1,413,115	921,056	515,181	92,936	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982,936	871,453	630,876	379,986	48,868	—	—	—	—	—

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    177

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42	$1.51
Accumulation unit value at end of period	$4.20	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	3,636	3,890	4,410	5,087	5,903	6,749	7,586	9,027	10,721	13,842

Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37	$1.45
Accumulation unit value at end of period	$5.26	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	7,471	7,614	7,939	7,126	7,160	7,984	7,461	8,750	10,201	12,890

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,733	3,661	3,597	3,339	2,430	2,464	1,908	770	—	—
Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	127	130	104	61	68	125	150	95	—	—

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01	$1.06
Accumulation unit value at end of period	$4.46	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	355	291	352	307	276	222	125	66	204	65

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	423	484	567	679	733	612	472	141	—	—

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02	$1.03
Accumulation unit value at end of period	$2.22	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	602	630	730	840	807	858	897	960	914	1,036

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.63	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,485	1,513	1,642	1,858	1,785	1,580	1,019	438	37	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07	$1.06
Accumulation unit value at end of period	$2.41	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,052	2,714	2,896	2,598	2,667	1,927	1,176	918	518	547

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	134	108	100	27	26	51	49	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.45	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	687	726	775	767	589	392	218	85	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.51	$3.12	$2.55	$2.69	$2.20	$2.07	$2.09	$1.84	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	474	421	198	179	187	185	109	35	25	9

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13	$1.21
Accumulation unit value at end of period	$2.31	$2.32	$1.90	$2.05	$1.83	$1.63	$1.71	$1.58	$1.26	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	525	635	406	398	414	441	321	296	137	59

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	172	192	374	279	233	224	152	—	—

178     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95	$1.22
Accumulation unit value at end of period	$1.83	$1.40	$1.08	$1.40	$0.97	$0.93	$1.04	$1.08	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	445	448	436	420	306	299	262	218	105	94

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$0.99	$0.96	$0.88	$0.94	$0.91	$0.93	$1.01	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	148	151	155	152	130	191	155	200	195	80

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.89	$0.90	$0.90	$0.90	$0.91	$0.92	$0.94	$0.95	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,427	703	671	151	744	1,021	700	402	262	101

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.73	$1.65	$1.44	$1.52	$1.45	$1.32	$1.36	$1.33	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	546	515	530	714	653	631	509	473	343	122

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12	$1.07
Accumulation unit value at end of period	$1.68	$1.61	$1.41	$1.49	$1.42	$1.30	$1.34	$1.31	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	686	736	411	458	423	997	1,105	1,199	210	120

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06	$1.01
Accumulation unit value at end of period	$1.37	$1.23	$1.15	$1.16	$1.14	$1.11	$1.12	$1.08	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	734	667	495	517	551	539	500	379	538	322

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.40	$3.32	$2.48	$2.63	$2.09	$2.10	$1.95	$1.74	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	297	235	229	216	197	161	79	67	44	—

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03	$1.03
Accumulation unit value at end of period	$3.12	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,037	2,115	1,839	1,555	1,245	1,113	893	538	502	397

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.14	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,573	730	805	599	510	293	285	531	605	129

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	214	300	362	401	378	177	88	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.31	$2.48	$1.87	$2.00	$1.65	$1.64	$1.58	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	209	104	122	113	94	84	37	32	19	7

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.67	$1.56	$1.26	$1.54	$1.23	$1.33	$1.29	$1.43	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	238	214	363	399	358	245	50	48	27	35

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16	$1.20
Accumulation unit value at end of period	$2.99	$2.84	$2.28	$2.64	$2.22	$1.88	$2.01	$1.84	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	147	106	118	128	125	133	154	73	47	17

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14	$1.26
Accumulation unit value at end of period	$2.71	$2.56	$1.98	$2.32	$2.08	$1.86	$1.98	$1.80	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	122	138	154	173	162	118	33	32	26	12

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14	$1.27
Accumulation unit value at end of period	$2.54	$2.37	$2.05	$2.38	$2.16	$1.93	$2.02	$1.94	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	54	31	34	34	26	23	23	11	—	—

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    179

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.27	$1.21	$1.11	$1.14	$1.09	$1.01	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	1,166	1,122	755	684	463	316	309	350	177	95

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.11	$1.08	$1.03	$1.02	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	285	270	222	222	245	299	172	179	172	202

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.26	$1.18	$1.10	$1.13	$1.09	$1.07	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	200	200	287	284	226	105	53	59	32	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10	$1.01
Accumulation unit value at end of period	$1.33	$1.23	$1.16	$1.19	$1.18	$1.10	$1.14	$1.06	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	532	474	233	265	240	239	202	222	353	119

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06	$1.19
Accumulation unit value at end of period	$1.76	$1.88	$1.51	$1.63	$1.56	$1.51	$1.55	$1.39	$1.36	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	170	170	182	265	242	220	138	131	35	22

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	124	145	110	87	69	19	6	25	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18	$1.21
Accumulation unit value at end of period	$4.45	$3.43	$2.65	$2.76	$2.11	$2.03	$1.87	$1.69	$1.32	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	180	103	67	66	72	42	31	22	1	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.34	$3.22	$2.47	$2.54	$1.97	$2.05	$1.97	$1.81	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	43	39	44	67	63	62	47	18	15	3

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13	$1.15
Accumulation unit value at end of period	$2.73	$2.68	$2.10	$2.37	$2.05	$1.83	$1.88	$1.73	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	314	316	318	284	264	165	160	158	73	57

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.41	$3.13	$2.50	$2.47	$1.90	$1.87	$1.78	$1.69	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	111	86	62	70	61	73	71	49	11	10

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19	$1.17
Accumulation unit value at end of period	$2.36	$2.34	$1.88	$2.11	$1.84	$1.64	$1.82	$1.68	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	165	171	171	153	115	145	131	116	104	64

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04	$1.00
Accumulation unit value at end of period	$1.18	$1.10	$1.03	$1.04	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	416	422	400	375	249	233	145	179	280	27

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13	$1.23
Accumulation unit value at end of period	$3.03	$2.86	$2.27	$2.56	$2.25	$1.89	$1.92	$1.74	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	187	154	147	152	117	85	38	20	18	12

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.98	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	549	400	498	414	441	514	88	51	51	26

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19	$1.19
Accumulation unit value at end of period	$3.62	$2.89	$2.06	$2.17	$1.80	$1.76	$1.85	$1.72	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	173	180	150	164	178	200	94	86	59	3

180     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.06	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	106	90	139	173	182	275	203	60	10	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05	$1.10
Accumulation unit value at end of period	$3.30	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,386	2,261	2,659	2,865	2,838	2,933	2,752	2,772	2,690	2,701

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13	$1.29
Accumulation unit value at end of period	$2.69	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	773	832	845	996	1,109	1,119	1,125	988	1,110	1,256

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,943	2,147	2,101	2,109	1,341	1,024	631	311	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,258	1,452	1,502	1,854	1,789	2,141	2,097	361	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96	$0.99
Accumulation unit value at end of period	$1.68	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	345	363	453	458	472	616	557	626	902	1,011

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06	$1.12
Accumulation unit value at end of period	$2.33	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	239	310	239	211	224	253	281	367	401	462

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.95	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	146	65	56	98	56	57	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01	$1.12
Accumulation unit value at end of period	$2.84	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	391	403	411	414	466	608	529	600	520	588

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28	$1.29
Accumulation unit value at end of period	$1.55	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,385	1,532	1,789	2,171	2,464	2,803	3,657	4,997	6,210	7,215

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03	$1.07
Accumulation unit value at end of period	$2.83	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	215	221	276	318	266	328	293	247	249	302

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	704	796	861	925	877	982	764	620	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	273	299	329	615	637	905	810	713	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,326	1,779	385	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,132	847	858	979	1,280	1,061	416	187	—	—

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    181

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88	$0.94
Accumulation unit value at end of period	$3.13	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	311	307	277	304	308	389	282	366	519	591

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121	172	123	106	114	201	379	300	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47	$1.40
Accumulation unit value at end of period	$2.84	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47
Number of accumulation units outstanding at end of period (000 omitted)	603	679	662	707	751	867	968	859	903	953

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26	$1.38
Accumulation unit value at end of period	$7.80	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	135	111	114	89	115	156	219	198	214	203

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07	$1.12
Accumulation unit value at end of period	$2.86	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	143	148	40	41	42	47	90	76	26	35

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.05	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	208	193	210	145	128	111	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26	$1.26
Accumulation unit value at end of period	$1.69	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	404	462	543	664	676	795	1,212	1,857	3,141	2,838

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.34	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	64	68	95	30	30	30	30	144	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,201	835	577	674	522	459	413	345	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	571	539	524	546	562	683	647	510	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.32	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	192	145	83	71	64	34	35	18	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.17	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,423	3,524	3,964	4,353	4,946	6,341	7,140	5,713	4,970	5,014

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.40	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,548	5,897	6,480	7,898	9,620	9,116	10,238	16,283	18,372	12,111

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	77	132	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	443	107	104	—	—	—	—	—	—	—

182     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,887	3,481	3,205	3,360	3,307	2,334	1,046	807	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,707	7,392	8,157	7,704	8,333	7,181	4,376	2,147	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,628	9,763	10,599	10,188	11,881	12,098	8,344	2,515	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.51	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	23,969	25,506	25,611	25,760	25,548	20,925	12,152	5,776	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.79	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,269	59,657	64,786	70,598	72,165	74,996	77,754	79,491	67,842	58,637

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08	$1.11
Accumulation unit value at end of period	$1.98	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17,758	20,474	23,107	25,341	29,087	32,803	34,152	33,555	32,489	29,585

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.58	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16,843	18,799	19,875	21,766	23,839	21,997	23,803	26,092	26,691	21,112

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.23	$1.15	$1.08	$1.10	$1.08	$1.07	$1.08	$1.04	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	161	68	157	145	155	128	225	139	57

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10	$1.16
Accumulation unit value at end of period	$2.73	$2.38	$1.91	$2.11	$1.78	$1.65	$1.67	$1.52	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	136	162	114	110	91	86	74	72	31	12

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.54	$1.40	$1.20	$1.47	$1.22	$1.28	$1.31	$1.42	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	59	44	41	52	34	25	21	88	1	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.90	$1.57	$1.26	$1.58	$1.27	$1.34	$1.39	$1.41	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	159	213	246	220	190	195	106	43	19	23

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.18	$1.25	$1.12	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	218	234	173	221	121	97	74	54	22	12

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.25	$2.38	$2.00	$2.13	$1.82	$1.74	$1.86	$1.90	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	88	61	57	32	24	24	23	15	—	1

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16	$1.23
Accumulation unit value at end of period	$2.05	$2.00	$1.70	$2.00	$1.90	$1.54	$1.72	$1.71	$1.29	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	54	50	55	48	30	23	22	23	14	3

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.20	$1.06	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,082	544	358	—	—	—	—	—	—

RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus    183

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.35	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,500	3,145	2,928	1,725	158	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,967	4,614	4,244	3,762	331	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.23	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	64	76	101	132	87	125	173	181	293	534

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31	$1.39
Accumulation unit value at end of period	$4.79	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	174	154	160	178	194	254	302	301	335	344

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	288	389	520	518	454	435	268	45	—	—

184     RiverSource RAVA 5 Advantage  Variable Annuity — Prospectus

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6720 CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
Retirement Advisor Advantage Plus Variable Annuity
Retirement Advisor Select Plus Variable Annuity
Individual Flexible Premium Deferred Combination Fixed/Variable Annuities
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
This prospectus contains information that you should know before investing in the RiverSource Retirement Advisor Advantage Plus Variable Annuity (RAVA Advantage Plus), or the RiverSource Retirement Advisor Select Plus Variable Annuity (RAVA Select Plus). The information in this prospectus applies to both contracts unless stated otherwise.
New contracts are not currently being offered.
Prospectuses are also available for:
AB Variable Products Series Fund, Inc.
ALPS Variable Investment Trust
American Century Variable Portfolios, Inc.
BlackRock Variable Series, Inc.
Calvert Variable Series, Inc.
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Deutsche DWS Variable Series II
Eaton Vance Variable Trust
Fidelity® Variable Insurance Products – Service Class 2
Franklin® Templeton® Variable Insurance Products Trust – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Ivy Variable Insurance Portfolios
Janus Aspen Series: Service Shares
Lazard Retirement Series, Inc.
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance TrustSM
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Neuberger Berman Advisers Management Trust
Oppenheimer Variable Account Funds – Service Shares
PIMCO Variable Insurance Trust (VIT)
Putnam Variable Trust – Class IB Shares
VanEck VIP Trust
Wanger Advisors Trust
Wells Fargo Variable Trust

Please read the prospectuses carefully and keep them for future reference.
The contracts provide for purchase payment credits which we may reverse under certain circumstances. Expenses may be higher and surrender charges may be higher and longer for contracts with purchase payment credits than for contracts without such credits. The amount of the credit may be more than offset by additional charges associated with the credit. (See “Buying Your Contract — Purchase Payment Credits”).
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    1

A discussion of risk factors associated with guarantee period account interests under the contract begins on page 9 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

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RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    3

4    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.
Band 3 annuities: RAVA Advantage Plus and RAVA Select Plus contracts that are available for:
•	current or retired employees of Ameriprise Financial, Inc. or its subsidiaries and their spouses (employees),
•	current or retired Ameriprise financial advisors and their spouses (advisors), or
•	individuals investing an initial purchase payment of $1 million or more, with our approval (other individuals).
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract before we deduct any applicable charges.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless an asset allocation program is in effect, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a Market Value Adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): A natural person or persons identified in the contract as owner(s) of the contract, (including a revocable trust) who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    5

Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on the surrender charge schedule you elect and/or total purchase payments.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Plans under Section 401(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under Section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase the EEB, EEP, MAV, 5-Year MAV, ROPP, Accumulation Benefit and/or Withdrawal Benefit rider. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Settlement date: The date when annuity payouts are scheduled to begin.
Special Dollar-Cost Averaging (Special DCA) account: An account to which you may allocate new purchase payments of at least $10,000. Amounts you allocate to this account earn interest at rates that we declare periodically and will transfer into your specified subaccount allocations in six monthly transfers. The Special DCA account may not be available at all times.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value minus any applicable charges.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Consists of separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

6    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

The Contracts in Brief
This prospectus describes two contracts. RAVA Advantage Plus offers a choice of a seven-year or a ten-year surrender charge schedule and relatively lower expenses. RAVA Select Plus offers a three-year surrender charge schedule and relatively higher expenses. The information in this prospectus applies to both contracts unless stated otherwise.
Purpose: The purpose of each contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the settlement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax).
It may not have been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the exchange. State income taxes may also apply. You should not exchange your old contract for this contract or buy this contract in addition to your old contract, unless you determine it is in your best interest.
Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
Free look period: The contracts in this prospectus are no longer sold. Generally, all available free look periods have now expired.
Accounts: Generally, you may allocate your purchase payments among any or all of:
•	the subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the settlement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	the fixed account, which earns interest at a rate that we adjust periodically. Purchase payment allocations to the fixed account may be subject to special restrictions. (see “The Fixed Account”)
•	the Special DCA account, when available. (see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. You may not transfer existing amounts to the Special DCA fixed account. GPAs and fixed account transfers are subject to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)
Surrenders: You may surrender all or part of your contract value at any time before the settlement date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an Internal Revenue Service (“IRS”) penalty that may apply if you surrender prior to your reaching age 59½) and may have other tax consequences; also, certain restrictions apply. (see “Surrenders”)
Benefits in case of death: If you die before annuity payouts begin, we will pay the beneficiary an amount at

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    7

least equal to the contract value, except in the case of a purchase payment credit reversal. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. Optional living benefits require your participation in the PN program or investment in approved investment options, which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial surrenders that can be taken under the optional benefit during a contract year. (see “Optional Benefits”)
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the settlement date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the fixed account. During the annuity payout period, you cannot be invested in more than five subaccounts at any one time unless we agree otherwise. (see “The Annuity Payout Period”)
Taxes: Generally, income earned on your contract value grows tax-deferred until you surrender it or begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, IRS penalty taxes may apply to surrenders) unless you direct such amounts to be transferred to another investment within the same retirement plan have them directly rolled over to another eligible retirement plan such as an IRA, or qualify for Section 1035 treatment. The tax treatment of qualified and nonqualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (see “Taxes”)

8    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    9

Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract or surrender the contract. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charge for RAVA Advantage Plus
(Contingent deferred sales load as a percentage of purchase payment surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.*
Seven-year schedule		Ten-year schedule*
Number of completed years from date of each purchase payment**	Surrender charge percentage	Number of completed years from date of each purchase payment**	Surrender charge percentage
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	7
5	4	5	6
6	2	6	5
7+	0	7	4
		8	3
		9	2
		10+	0
*	The ten-year surrender charge schedule is not available for contracts issued in Oregon. In Connecticut and Utah, the ten-year surrender charge schedule is 8% for years 0-2, 7% for year 3 and declining by 1% each year thereafter until it is 0% for years 10+. For contracts issued in Alabama, Massachusetts, Oregon and Washington, surrender charges are waived after the tenth contract anniversary for all payments regardless of when payments are made.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed fourteen days prior to the anniversary of the day each purchase payment was received.
Surrender charge for RAVA Select Plus (except Texas)
(Contingent deferred sales load as a percentage of purchase payment surrendered)
Years from contract date***	Surrender charge percentage
1	7%
2	7
3	7
Thereafter	0
Surrender charge for RAVA Select Plus in Texas
(Contingent deferred sales load)
	Surrender charge percentage (as a percentage of purchase payments surrendered) in contract year
Payments made in contract year***	1	2	3	Thereafter
1	8%	7%	6%	0%
2		8	7	0
3			8	0
Thereafter				0
***	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Liquidation charges under Variable Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment rate is 3.5% and 6.67% if the assumed investment rate is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges – Surrender Charge” and “The Annuity Payout Period – Annuity Payout Plans.”)

10    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Annual Contract Administrative Charge
Maximum : $50	Current : $50*
(We will waive this $50 charge when your contract value, or total purchase payments less any payments surrendered, is $50,000 or more on the current contract anniversary, except at full surrender.)
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Optional Rider Fees
Optional Death Benefits
(As a percentage of contract value charged annually at the contract anniversary. The fee applies only if you elect the optional rider.)
ROPP rider fee	Maximum: 0.30%	Current: 0.20%
MAV rider fee	Maximum: 0.35%	Current: 0.25%
5-Year MAV rider fee	Maximum: 0.20%	Current: 0.10%
EEB rider fee	Maximum: 0.40%	Current: 0.30%
EEP rider fee	Maximum: 0.50%	Current: 0.40%
PN rider fee(1)	Maximum: 0.00%	Current: 0.00%
(1)	Effective May 10, 2010, the PN rider is not required to select funds of funds in the PN program and this fee does not apply. Prior to May 10, 2010, the PN rider fee was 0.10% and the maximum fee was 0.20%
Optional Living Benefits
Accumulation Benefit rider fee	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/12
	2.50%	0.60%
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	2.50%	2.25%
(Charged annually as a percentage of contract value or the minimum contract accumulation value, whichever is greater. The fee applies only if you elect the optional rider.)
Withdrawal Benefit rider fee	Maximum: 2.50%	Initial: 0.60%(2)

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(As a percentage of contract value charged annually at the contract anniversary. The fee applies only if you elect the optional rider.)
(2)	Effective Dec. 18, 2013 if you request an elective step-up or the elective spousal continuation step-up or move to a Portfolio Navigator fund that is more aggressive than the Portfolio Navigator fund you are currently allocated to, the fee that will apply to your rider will correspond to the fund you are currently invested in as shown in the table below.

Fund name	Maximum annual rider fee	Current annual rider fee as of 12/18/13
Portfolio Stabilizer funds	2.50%	0.60%
Portfolio Navigator funds:
Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	2.50%	0.60%
Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	2.50%	0.60%
Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	2.50%	0.60%
Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	2.50%	0.90%
Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)	2.50%	1.05%
Annual Variable Account Expenses
(Total annual variable account expenses as a percentage of average daily subaccount value)
Mortality and expense risk fee:	RAVA Advantage Plus	RAVA Select Plus
For nonqualified annuities	0.95%	1.20%
For qualified annuities	0.75%	1.00%
For Band 3 annuities	0.55%	0.75%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

12    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with living benefit riders* and before fee waivers and/or expense reimbursements. They assume that you select the optional MAV death benefit, EEP and Withdrawal Benefit (1),(2). Although your actual costs may be higher or lower, based on these assumptions your costs would be:
*	Note: Certain funds are not available for contracts with living benefit riders and may have higher fund expenses than the rider fee and associated fund expenses shown here.

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus
With a ten-year surrender charge schedule (3)	$1,337	$2,449	$3,537	$5,837	$609	$1,811	$2,989	$5,837
RAVA Advantage Plus
With a seven-year surrender charge schedule	1,234	2,336	3,324	5,783	604	1,794	2,962	5,783
RAVA Select Plus	1,259	1,864	3,069	5,958	629	1,864	3,069	5,958
RAVA Select Plus – Texas	1,259	1,864	3,069	5,958	629	1,864	3,069	5,958

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus
With a ten-year surrender charge schedule (3)	$1,317	$2,392	$3,449	$5,693	$589	$1,755	$2,902	$5,693
RAVA Advantage Plus
With a seven-year surrender charge schedule	1,214	2,280	3,237	5,640	584	1,739	2,875	5,640
RAVA Select Plus	1,239	1,808	2,984	5,819	609	1,808	2,984	5,819
RAVA Select Plus – Texas	1,239	1,808	2,984	5,819	609	1,808	2,984	5,819

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Band 3 Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus – Band 3
With a ten-year surrender charge schedule (3)	$1,297	$2,335	$3,361	$5,545	$569	$1,698	$2,814	$5,545
RAVA Advantage Plus – Band 3
With a seven-year surrender charge schedule	1,194	2,224	3,149	5,494	564	1,683	2,788	5,494
RAVA Select Plus – Band 3	1,214	1,739	2,875	5,640	584	1,739	2,875	5,640
RAVA Select Plus – Texas – Band 3	1,214	1,739	2,875	5,640	584	1,739	2,875	5,640

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Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements(1). They assume that you have the Standard Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus
With a ten-year surrender charge schedule (3)	$941	$1,280	$1,595	$2,103	$189	$579	$ 989	$2,103
RAVA Advantage Plus
With a seven-year surrender charge schedule	839	1,170	1,381	2,087	187	575	981	2,087
RAVA Select Plus	863	653	1,113	2,360	213	653	1,113	2,360
RAVA Select Plus – Texas	863	653	1,113	2,360	213	653	1,113	2,360

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus
With a ten-year surrender charge schedule (3)	$922	$1,221	$1,487	$1,877	$168	$516	$ 881	$1,877
RAVA Advantage Plus
With a seven-year surrender charge schedule	820	1,111	1,275	1,863	167	512	875	1,863
RAVA Select Plus	844	591	1,008	2,142	192	591	1,008	2,142
RAVA Select Plus – Texas	844	591	1,008	2,142	192	591	1,008	2,142

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Band 3 Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA Advantage Plus – Band 3
With a ten-year surrender charge schedule (3)	$903	$1,159	$1,378	$1,646	$147	$452	$772	$1,646
RAVA Advantage Plus – Band 3
With a seven-year surrender charge schedule	801	1,049	1,167	1,635	146	449	767	1,635
RAVA Select Plus – Band 3	820	512	875	1,863	167	512	875	1,863
RAVA Select Plus – Texas – Band 3	820	512	875	1,863	167	512	875	1,863
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
(3)	In Connecticut and Utah, your expenses would be slightly lower due to the modified ten-year surrender charge schedule.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

14    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination in Appendix E.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contract currently offers subaccounts investing in shares of the funds listed in the table below.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    15

are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are listed in the table below.

16    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
Unless you have selected one of the optional living benefit riders, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
AB VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
AB VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP International, Class II	Seeks capital growth.	American Century Investment Management, Inc.
American Century VP Mid Cap Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
American Century VP Ultra®, Class II	Seeks capital growth.	American Century Investment Management, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Calvert VP SRI Balanced Portfolio - Class I	Seeks to achieve a competitive total return through an actively managed portfolio of stocks, bonds and money market instruments which offer income and capital growth opportunity.	Calvert Research and Management

18    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
ClearBridge Variable Small Cap Growth Portfolio - Class I	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, investment manager; ClearBridge Investments, LLC, sub-adviser. (Western Asset Management Company manages the portion of cash and short-term investments allocated to it)
Columbia Variable Portfolio - Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 3)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 3)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Global Strategic Income Fund (Class 3)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 3)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 3)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 3)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 3)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    19

Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 3)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 3)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 3)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
Credit Suisse Trust - Commodity Return Strategy Portfolio	The portfolio is designed to achieve positive total return relative to the performance of the Bloomberg Commodity Index Total Return ("BCOM Index").	Credit Suisse Asset Management, LLC
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 3)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 1)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Eaton Vance VT Floating-Rate Income Fund - Initial Class	Seeks high level of current income.	Eaton Vance Management

20    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Growth & Income Portfolio Service Class 2	Seeks high total return through a combination of current income and capital appreciation. Normally invests a majority of assets in common stocks with a focus on those that pay current dividends and show potential for capital appreciation. Invests in domestic and foreign issuers. The Fund invests in either "growth" stocks or "value" stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Global Real Estate VIP Fund - Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Mid Cap Value Fund - Institutional Shares	Seeks long-term capital appreciation.	Goldman Sachs Asset Management, L.P.
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    21

Investing In	Investment Objective and Policies	Investment Adviser
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Shares	Seeks long-term growth of capital and dividend income.	Goldman Sachs Asset Management, L.P.
Invesco V.I. American Franchise Fund, Series II Shares	Non-diversified fund that seeks capital growth.	Invesco Advisers, Inc.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund, Series II Shares	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.
Invesco V.I. Discovery Mid Cap Growth Fund, Series II Shares (previously Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Diversified Dividend Fund, Series I Shares	Seeks to provide reasonable current income and long-term growth of income and capital.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Health Care Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.
Invesco V.I. International Growth Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Technology Fund, Series I Shares	Non-diversified fund that seeks long-term growth of capital.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC

22    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Massachusetts Investors Growth Stock Portfolio - Service Class	Seeks capital appreciation.	Massachusetts Financial Services Company
MFS ® New Discovery Series - Service Class	Seeks capital appreciation.	Massachusetts Financial Services Company
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares	The Fund seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.
Neuberger Berman AMT International Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in common stocks of foreign companies.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Putnam VT Global Health Care Fund - Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, investment advisor. Though the investment advisor has retained the services of both Putnam Investments Limited (PIL) and The Putnam Advisory Company, LLC (PAC), PIL and PAC do not currently manage any assets of the fund.
Putnam VT International Equity Fund - Class IB Shares	Seeks capital appreciation.	Putnam Investment Management, LLC, investment advisor; Putnam Investments Limited, sub-adviser. Though the investment advisor has retained the services of The Putnam Advisory Company, LLC (PAC), PAC does not currently manage any assets of the fund.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    23

Investing In	Investment Objective and Policies	Investment Adviser
Putnam VT Sustainable Leaders Fund - Class IB Shares	Seeks long-term capital appreciation.	Putnam Investment Management, LLC, investment advisor. Though the investment advisor has retained the services of Putnam Investments Limited (PIL), PIL does not currently manage any assets.
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Aggressive Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC

24    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Moderately Aggressive Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Equity Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners Small Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc., Nuveen Asset Management, LLC and Segall Bryant & Hamill, LLC, subadvisers.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wanger International	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC
Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC
Wells Fargo VT International Equity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    25

The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states.
Currently, unless the PN program is in effect or you have selected one of the optional living benefit riders, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified

26    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, our current practice is to automatically transfer the contract value to the one year GPA. Any new GPA, whether it is one you choose or an automatic transfer to a one year GPA, will be subject to an MVA as described below.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix A.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    27

The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Unless the PN program is in effect or you have selected one of the optional living benefit riders, you also may allocate purchase payments and purchase payment credits or transfer contract value to the fixed account. Amounts allocated to the fixed account are part of our general account. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of the company. The value of the fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year so as to produce the annual effective rate which we declare. We do not credit interest on leap days (Feb. 29). The interest rate we apply to each purchase payment or transfer to the fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus. (See “Making the Most of Your Contract — Transfer Policies” for restrictions on transfers involving the fixed account.)
The Special DCA Account
You also may allocate purchase payments and purchase payment credits to the Special DCA account, when available. The Special DCA account is available for promotional purposes for new purchase payments only and may not be available at all times.* We back the principal and interest guarantees relating to the Special DCA account. These guarantees are based on the continued claims-paying ability of the company. The value of the Special DCA account increases as we credit interest to the account. Purchase payments to the Special DCA account become part of our general account. We credit and compound interest daily based on a 365-day year so as to produce the annual effective rate which we declare. We do not credit interest on leap days (Feb. 29). The interest rate we apply to each purchase payment is guaranteed for the period of time money remains in the Special DCA account. The rates credited to the Special DCA account will be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing RiverSource Life annuities, product design, competition, and RiverSource Life’s revenues and expenses.
We have not registered interests in the Special DCA account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. We believe these options are exempt from registration under the federal securities laws because the underlying values do not vary according to the performance of a separate account and satisfy state standard non-forfeiture laws. Accordingly, we have a reasonable basis for concluding that the Special DCA account provides sufficient guarantees of principal and interest through the company’s general account to qualify under Section 3(a)(8) of the Securities Act of 1933.
The Special DCA account has not been registered with the SEC. Disclosures regarding the Special DCA account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus. (See “Making the Most of Your Contract — Special Dollar Cost Averaging Program” for more information on the Special DCA account.)
*	For contracts purchased in Oregon the Special DCA account is available at all times.

28    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Buying Your Contract
New contracts are not currently being offered.
As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you and the annuitant are 90 or younger.
The contract provides for allocation of purchase payments and purchase payment credits to the subaccounts of the variable account, to the GPAs, to the fixed account and/or to the Special DCA account (when available) in even 1% increments subject to the $1,000 required minimum investment for the GPAs. There may be certain restrictions on the amount you may allocate to the fixed account. (See “Purchase Payments.”)
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
Purchase Payments*
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract.
Minimum allowable purchase payments**
If paying by installments under a scheduled payment plan:
$50 per month
	RAVA Advantage Plus	RAVA Select Plus
If paying by any other method: initial payment for qualified annuities	$1,000	$2,000
initial payment for nonqualified annuities	2,000	10,000
for any additional payments	50	50
*	RAVA Advantage Plus and RAVA Select Plus Band 3 annuities sold to individuals other than advisors and employees: Require a minimum $1,000,000 initial purchase payment and our approval. Contracts already approved may make payments in subsequent years up to $100,000 if your age on the effective date of the contract is age 85 or younger and $50,000 if your age on the effective date of the contract is age 86 to 90.
**	Installments must total at least $600 in the first year. If you do not make any purchase payments for 24 months, and your previous payments total $600 or less, we have the right to give you 30 days’ written notice and pay you the total value of your contract in a lump sum. This right does not apply to contracts in Illinois and New Jersey.
Maximum allowable purchase payments*** (without our approval) based on your age on the effective date of the contract:
	RAVA Advantage Plus	RAVA Select Plus
For the first year: through age 85	$999,999	$999,999
for ages 86 to 90	100,000	100,000
For each subsequent year: through age 85	100,000	100,000
for ages 86 to 90	50,000	50,000
***	These limits apply in total to all RiverSource Life annuities you own. We reserve the right to increase maximum limits. For qualified annuities the tax-deferred retirement plan’s or the Code’s limits on annual contributions also apply.
We will consider your contract void from the start if we do not receive your initial purchase payment within 180 days from the application signed date.
For RAVA Advantage Plus, except for TSAs, purchase payments are limited and may not be made after the third contract anniversary in Massachusetts, Alabama, Washington and Oregon.

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Effective Jan. 26, 2009, no additional purchase payments are allowed for contracts with the Withdrawal Benefit rider or Enhanced Withdrawal Benefit rider, subject to state restrictions.
For contracts issued in all states except those listed below, certain exceptions apply and the following additional purchase payments will be allowed on/after Jan. 26, 2009:
a.	Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract issue date.
b.	Current tax year contributions for TSAs up to the annual limit set by the IRS.
c.	Prior and current tax year contributions up to a cumulative annual maximum of $6,000(1) for any Qualified Accounts except TSAs. This maximum applies to IRAs, Roth IRAs, SIMPLE IRAs, and SEP plans.
(1)	The maximum amount is subject to change in later years and is based on the limit set by the IRS for individual IRAs (including the catch-up provision).
For contracts with the Withdrawal Benefit rider and Enhanced Withdrawal Benefit rider issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will not be limited beyond the maximum purchase payment limits shown above.
Additional purchase payment restrictions for contracts with the Accumulation Benefit rider
Additional purchase payments for contracts with the Accumulation Benefit rider are restricted during the waiting period after the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
We reserve the right to change these current rules at any time, subject to state restrictions.
Purchase payment amounts and purchase payment timing may vary by state and may be limited under the terms of your contract.
Subject to state regulatory requirements, we reserve the right to not accept purchase payments allocated to the fixed account for twelve months following either:
1.	a partial surrender from the fixed account; or
2.	a lump sum transfer from the fixed account to a subaccount.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70200 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help you set up:
•	an automatic payroll deduction, salary reduction or other group billing arrangement; or
•	a bank authorization.
Purchase Payment Credits
For RAVA Advantage Plus: we add a credit to your contract in the amount of:
•	1% of each purchase payment received:
–	if you elect the ten-year surrender charge schedule for your contract* and the initial purchase payment is under $100,000; or
–	if you elect the seven-year surrender charge schedule for your contract and your initial purchase payment to the contract is at least $100,000 but less than $1,000,000.
•	2% of each purchase payment received if you elect the ten-year surrender charge schedule for your contract* and your initial purchase payment to the contract is at least $100,000 but less than $1,000,000.

30    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

For RAVA Advantage Plus – Band 3: we add a credit to your contract in the amount of:
•	2% of each purchase payment received:
–	if you elect the seven-year surrender charge schedule for your contract.
•	3% of each purchase payment received:
–	if you elect the ten-year surrender charge schedule for your contract*.
Surrender charges under RAVA Advantage Plus and RAVA Advantage Plus – Band 3 may be higher and longer than those for contracts that do not have purchase payment credits. The amount of the credits may be more than offset by the additional charges associated with them. Because of higher charges, there could be circumstances where you may be worse off purchasing one of these contracts with the credits than purchasing other contracts. All things being equal (such as fund performance and availability), this may occur if you select the ten-year surrender charge and you make a full surrender in years five through ten. We pay for the credits under RAVA Advantage Plus and RAVA Advantage Plus – Band 3 primarily through revenue from a higher and longer surrender charge schedule and through lower costs associated with larger sized contracts, including lower compensation paid on the sales of these contracts.
For RAVA Select Plus: we add a credit to your contract in the amount of 1% of each purchase payment received in the first contract year if your initial purchase payment to the contract is at least $250,000 but less than $1,000,000.
For RAVA Select Plus – Band 3: we add a credit to your contract in the amount of 2% of each purchase payment received in the first contract year.
Expenses under RAVA Select Plus and RAVA Select Plus – Band 3 may be higher than those for contracts that do not have purchase payment credits. The amount of the credits may be more than offset by the additional charges associated with them. Because of higher charges, you may be worse off purchasing one of these contracts with the credits than purchasing other contracts. We pay for the credits under RAVA Select Plus and RAVA Select Plus – Band 3 primarily through lower costs associated with larger sized contracts, including lower compensation paid on the sales of these contracts.
We fund all credits from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)
We allocate each credit to your contract value when the applicable purchase payment is applied to your contract value. We allocate such credits to your contract value according to allocation instructions in effect for your purchase payments.
We will reverse credits from the contract value for any purchase payment that is not honored. The amount returned to you under the free look provision also will not include any credits applied to your contract. (See “The Contract in Brief — Free look period.”)
We will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits to the extent a death benefit, surrender payment, or settlement under an annuity payout plan includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a lump sum death benefit under this contract; (2) a request for surrender charge waiver due to Nursing Home Confinement or Terminal Illness Disability Diagnosis; or (3) your settlement of the contract under an annuity payout plan.*
We reserve the right to increase the amount of the credit for certain groups of contract owners. The increase will not be greater than 8% of total net purchase payments. We would pay for increases in credit amounts primarily through reduced expenses expected from such groups.
*	The ten-year surrender charge under RAVA Advantage Plus and RAVA Advantage Plus – Band 3 is not available in Oregon. Contracts purchased in Oregon are only eligible for a 1% purchase payment credit if the initial purchase payment is at least $100,000. For contracts purchased in Oregon, we will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits to the extent a death benefit includes purchase payment credits applied within twelve months preceding the date of death that results in a lump sum death benefit under this contract only.
Limitations on Use of Contracts
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.

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The Settlement Date
Annuity payouts are scheduled to begin on the settlement date. This means that the contract will be annuitized (converted to a stream of monthly payments), and the first payment will be sent on the settlement date. If your contract is annuitized, the contract goes into payout mode and only the annuity payout provisions continue. You will no longer have access to your contract value. In addition, the death benefit and any optional benefits you have elected will end.
Generally, the settlement date must be no later than the annuitant’s 95th birthday or the tenth contract anniversary. You can choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable tax laws, provided you send us written instructions at least 30 days before annuity payouts begin.
Six months prior to your settlement date, we will contact you with your options, including the option to postpone your settlement date to a future date. If you do not make an election, annuity payouts, using the contract’s default option of Annuity Payout Plan B — Life annuity with 10 years certain, will begin on the settlement date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, payments will continue until 10 years of payments have been made.
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your settlement date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuititzation or take partial surrenders to meet your required minimum distributions.
Beneficiary
If death benefits become payable before the settlement date while the contract is in force and before annuity payouts begin, we will pay the death benefit to your named beneficiary. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their complete claim. A beneficiary will bear the investment risk if the variable account until we receive the beneficiary’s complete claim. If there is no named beneficiary, then the default provisions of your contract apply. (See “Benefits in Case of Death” for more about beneficiaries.)
Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. Subject to state regulatory requirements, we prorate this charge among the subaccounts and the fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. The contract administrative charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts.
We will waive this charge when your contract value, or total purchase payments less any payments surrendered, is $50,000 or more on the current contract anniversary. However, we reserve the right to charge up to $20 after the first contract anniversary for these contracts.
If you surrender your contract, we will deduct the full charge at the time of surrender regardless of the contract value or purchase payments made. This charge does not apply after annuity payouts begin or when we pay death benefits.
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee, which is a percentage of their average daily net assets, on an annual basis as follows:
	RAVA Advantage Plus	RAVA Select Plus
For nonqualified annuities	0.95%	1.20%
For qualified annuities	0.75%	1.00%
For Band 3 annuities	0.55%	0.75%
This fee covers the mortality and expense risk that we assume. This fee does not apply to the GPAs, the fixed account or the Special DCA account.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group,

32    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the contract administrative charge more than $20.00 per contract and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge, discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract, you may be subject to a surrender charge. For RAVA Advantage Plus, a surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your application for the contract. For RAVA Select Plus, a surrender charge applies if you surrender all or part of your purchase payments in the first three contract years. The surrender charge percentages that apply to you are shown in your contract.
You may surrender an amount during any contract year without a surrender charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the Withdrawal Benefit rider:
Contracts without Withdrawal Benefit rider
The TFA is the greater of:
•	10% of the contract value on the prior contract anniversary*; or
•	current contract earnings.
Contracts with Withdrawal Benefit rider
The TFA is the greatest of:
•	10% of the contract value on the prior contract anniversary*;
•	current contract earnings; or
•	the Remaining Benefit Payment (RBP).
*	We consider your purchase payment and any purchase payment credit applied on the first day payments are received to be the prior contract anniversary’s contract value during the first contract year.
NOTE: We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the fixed account or the Special DCA account.
Amounts surrendered in excess of the TFA may be subject to a surrender charge as described below.
Surrender charge under RAVA Advantage Plus:
For purposes of calculating any surrender charge under RAVA Advantage Plus, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next we surrender purchase payments received prior to the surrender charge period you selected and shown in your contract. We do not assess a surrender charge on these purchase payments.
3.	Finally, if necessary, we surrender purchase payments received that are still within the surrender charge period you selected and shown in your contract. We surrender these payments on a first-in, first-out (FIFO) basis. We do assess a surrender charge on these payments.
We determine your surrender charge by multiplying each of your payments surrendered by the applicable surrender charge percentage, and then adding the total surrender charges.

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The surrender charge percentage depends on the number of years since you made the payments that are surrendered, depending on the schedule you selected*:
Seven-year schedule		Ten-year schedule*
Number of completed years from date of each purchase payment**	Surrender charge percentage	Number of completed years from date of each purchase payment**	Surrender charge percentage
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	7
5	4	5	6
6	2	6	5
7+	0	7	4
		8	3
		9	2
		10+	0
*	The ten-year surrender charge schedule is not available for contracts issued in Oregon. In Connecticut and Utah, the ten-year surrender charge schedule is 8% for years 0-2, 7% for year 3 and declining by 1% each year thereafter until it is 0% for years 10+. For contracts issued in Alabama, Massachusetts, Oregon and Washington, surrender charges are waived after the tenth contract anniversary for all payments regardless of when payments are made.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed fourteen days prior to the anniversary of the day each purchase payment was received.
Surrender charge under RAVA Select Plus (except Texas):
For purposes of calculating any surrender charge under RAVA Select Plus, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next, if necessary, we surrender purchase payments. We do assess a surrender charge on these payments during the first three contract years as follows:

Contract year***	Surrender charge percentage
1	7%
2	7
3	7
Thereafter	0
Surrender charge under RAVA Select Plus in Texas:
For purposes of calculating any surrender charge under RAVA Select Plus in Texas, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next, if necessary, we surrender purchase payments. We surrender amounts from the oldest purchase payments first. We do assess a surrender charge on these payments during the first three contract years as follows:

	Surrender charge percentage (as a percentage of purchase payments surrendered) in contract year
Payments made in contract year***	1	2	3	Thereafter
1	8%	7%	6%	0%
2		8	7	0
3			8	0
Thereafter				0
***	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Partial surrenders:
For a partial surrender that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge, plus or minus any applicable MVA.
For an example, see Appendix B.

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Liquidation charges under Variable Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment rate is 3.5% and 6.67% if the assumed investment rate is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed variable payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders of any contract earnings;
•	surrenders of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;
•	if you elected the Withdrawal Benefit rider, your contract’s Remaining Benefit Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;
•	amounts surrendered after the tenth contract anniversary in Alabama, Massachusetts, Washington and Oregon;
•	to the extent that they exceed the greater of contract earnings or 10% of the contract value on the prior contract anniversary, required minimum distributions from a qualified annuity. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;
•	contracts settled using an annuity payout plan*, unless an Annuity Payout Plan E is later surrendered;
•	amounts we refund to you during the free look period*;
•	death benefits*;
•	surrenders you make under your contract’s “Waiver of Surrender Charges for Hospital or Nursing Home Confinement” provision*. To the extent permitted by state law, this provision applies when you are under age 76 on the date that we issue the contract. Under this provision, we will waive surrender charges that we normally assess upon full or partial surrender. You must provide proof satisfactory to us that, as of the date you request the surrender, you are or your spouse is confined to a nursing home or hospital and have been for 60 straight days and the confinement began after the contract date. (See your contract for additional conditions and restrictions on this waiver.); and
•	surrenders you make under your contract’s “Waiver of Surrender Charges for Terminal Illness Disability Diagnosis” provision.* To the extent permitted by state law, this provision applies when you are under age 76 on the date we issue the contract. Under this provision, we will waive surrender charges that we normally assess for surrenders you

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make if you are diagnosed after the contract date as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of a licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed. (See your contract for additional conditions and restrictions on this waiver.)
*	However, we will reverse certain purchase payment credits. (See “Buying your contract — Purchase payment credits.”)
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.
Accumulation Benefit Rider Fee
We deduct an annual charge from your current value for this optional benefit only if you select it. The charge is calculated by multiplying the annual rider fee by the greater of your contract value or the minimum contract accumulation value. See table below for the applicable percentage.
We prorate this fee among the subaccounts and the fixed account (if applicable) in the same proportion as your interest in each bears to your total contract value, less any amounts invested in the Special DCA account. Such fee is only deducted from any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. The fee will only be deducted from the subaccounts in Washington. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the Accumulation Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the waiting period or when annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the fee, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
The Accumulation Benefit rider fee will not exceed a maximum fee of 2.50%.
We may change the rider fee at our discretion and on a nondiscriminatory basis.
We will not change the Accumulation Benefit rider fee in effect on your contract after the rider effective date unless:
(a)	you choose the annual elective step-up or elective spousal continuation step-up after we have exercised our rights to increase the rider fee; or
(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.
We exercised our right to increase the rider fee upon elective step-up or elective spousal continuation step-up and vary the fee depending on whether your contract value is invested in one of the Portfolio Navigator or Portfolio Stabilizer funds at the time of the elective step-up or spousal continuation step-up. You will pay the fee that is in effect on the valuation date we receive your written request to step-up. Currently, we waive our right to increase the fee for investment option changes. There is no assurance that we will not exercise our right in the future.
If you request an elective step-up (including elective spousal continuation step-up) requests, the fee that will apply to your rider will correspond to the fund in which you are invested at that time, as shown in the table below.
Accumulation Benefit rider fee	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/12
	2.50%	0.60%
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%

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Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	2.50%	2.25%
If your annual rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee that reflects the various fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.
Subject to the terms of your contract, we reserve the right to further increase the rider fees to the maximum limit provided by your rider and to vary the rider fees based on the fund you select.
The automatic step-up option available under your rider will not impact your rider fee.
Please see the “Optional Living Benefits — Accumulation Benefit Rider” section for a full description and rules applicable to elective and automatic step-up options under your rider.
The charge does not apply after the annuity payouts begin.
Withdrawal Benefit Rider Fee
We charge a fee for this optional feature only if you select it. The initial annual rider fee is 0.60%. The charge is calculated by multiplying the annual rider fee by your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this fee among the subaccounts and the fixed account (if applicable) in the same proportion as your interest in each bears to your total contract value, less any amounts invested in the GPAs and in the Special DCA account. Such fee is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. The fee will only be deducted from the subaccounts in Washington. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the Withdrawal Benefit, you may not cancel it and the fee will continue to be deducted until the contract is terminated or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the Withdrawal Benefit fee, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the Remaining Benefit Amount (RBA) goes to zero but the contract value has not been depleted, you will continue to be charged.
The Withdrawal Benefit rider fee will not exceed a maximum of 2.50%.
We may increase the rider fee at our discretion and on a nondiscriminatory basis. However, any change to the rider fee will only apply to existing contract owners if:
(a)	you choose the annual elective step-up or elective spousal continuation step-up after we have exercised our rights to increase the rider fee;
(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee and/or vary the rider fee for each PN program investment option.
Effective Dec. 18, 2013, we exercised our right to increase the rider fee and vary the fee depending on the fund to which your contract value is invested. Beginning Dec. 18, 2013, if you:
•	request an elective step-up or the elective spousal continuation step-up, or
•	move to a Portfolio Navigator fund that is more aggressive than the Portfolio Navigator fund you are currently allocated to, the fee that will apply to your rider will correspond to the fund in which you are currently invested as shown in the table below.
If you move to a Portfolio Navigator fund that is less aggressive than the Portfolio Navigator fund you are currently allocated to, your fee will not increase and may decrease according to the table below.
Fund name	Maximum annual rider fee	Initial annual rider fee	Current annual rider fee as of 12/18/13
Portfolio Stabilizer funds	2.50%	0.60%	0.60%
Portfolio Navigator funds:
Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	2.50%	0.60%	0.60%

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Fund name	Maximum annual rider fee	Initial annual rider fee	Current annual rider fee as of 12/18/13
Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	2.50%	0.60%	0.60%
Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	2.50%	0.60%	0.60%
Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	2.50%	0.60%	0.90%
Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)	2.50%	0.60%	1.05%
On your next contract anniversary, if your contract value is allocated to a fund subject to a fee increase, you will have 30 days following the anniversary to choose from the following:
1.	Remain invested in your current Portfolio Navigator fund and elect to step-up (when available) and lock in your contract gains. If you make this decision, your rider fee will increase.
2.	Move to one of the Portfolio Stabilizer funds. If you do this, your rider fee will not increase, but remember that you will lose your access to invest in the Portfolio Navigator funds.
3.	Do not elect a step-up, if eligible. You will not lock in contract gains, but your rider fee will stay the same.
For the enhanced rider, if during the 30 days following your contract anniversary, your contract value is allocated to a fund subject to a fee increase, we will automatically process any available step-up and lock in any contract gains, as well as reactivate automatic step-ups, when contract value is transferred:
1.	to a Portfolio Stabilizer fund;
2.	to a less aggressive Portfolio Navigator fund that is not subject to a fee increase, if applicable; or
3.	to a more aggressive Portfolio Navigator fund.
For original riders, you must always elect to step-up your rider values. The step-up and lock in of any contract gains will occur as of the date of the transfer or withdrawal described above.
Rider fees may increase or decrease as you move to various funds. Your fee will increase if you transfer your contract value to a more aggressive Portfolio Navigator fund with a higher fee. If you transfer to a less aggressive Portfolio Navigator fund or transfer to a Portfolio Stabilizer fund, your fee may decrease. Certain rider fees may not change depending on the fund in which your contract value is allocated.
We will notify you in writing about your opportunity to elect to step-up (if eligible) and incur the higher rider fee or maintain your guaranteed amount at its current level and keep your rider fee the same. For original riders or enhanced rider subject to a fee increase, you will receive a letter from us approximately 30 days before your next annuity contract anniversary. This letter will describe the potential opportunity to elect a step-up to increase your guaranteed income and how to make the election if eligible. You will have a 30 day period beginning on your next contract anniversary to choose whether to step-up and accept the fee increase. For enhanced riders and original riders with contracts purchased on or after 4/29/2005 and if approved in your state, the step-up and new fee will be effective on the date we receive your request for the step-up (Step-up date). For original riders with contracts purchased before 4/29/2005, the step-up will be effective as of your contract anniversary and the fee for your rider will be the fee that was in effect for your current fund on the anniversary. For purposes of determining the duration of the “30 day window” following your contract anniversary to elect to step-up or to transfer funds to lock in any available contract gains, the following will apply:
1.	the duration of your window is determined on a calendar day basis;
2.	under our current administrative process we will accept your request on the 31st calendar day if we receive it prior to the close of the NYSE; and
3.	if your window ends on a day the NYSE is closed, we must receive your request no later than the close of the NYSE on the preceding Valuation Date.
Under the enhanced rider, each year, we will continue to provide you written notice of your options with respect to elective step-ups and the fee increase until you are no longer subject to a fee increase. Once you have taken action that results in a higher fee, you will become eligible for automatic step-ups under the rider.
Before you elect a step-up resulting in an increased rider fee, you should carefully consider the benefit of the contract value gains you are locking-in and the increased rider fee compared to your other options including whether it is appropriate to consider moving to a fund with a lower corresponding rider fee.
Subject to the terms of your contract, we reserve the right to further increase the rider fee up to the maximum limit provided by your rider. Currently, the rider fee does not vary among the Portfolio Stabilizer funds, but we reserve the right to vary the fees among the Portfolio Stabilizer funds in the future.

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If you choose the elective step-up, the elective spousal continuation step-up, or change your investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the effective date of your step-up or investment option change. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.
The charge does not apply after the annuitization start date.
For an example of how your fee will vary upon elective step-up or spousal continuation step-up, please see Appendix D.
ROPP Rider Fee
We charge a fee for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.20% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. In this case, we prorate the charge among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.30%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 76 or older at the rider effective date. ROPP is included in the standard death benefit if you are age 75 or younger on the contract effective date at no additional cost.
MAV Rider Fee
We charge a fee for this optional feature only if you select it.(2) If selected, we deduct an annual charge of 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. In this case, we prorate the charge among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.35%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(2)	Available if you are 75 or younger at the rider effective date. Not available with 5-Year MAV.
5-Year MAV Rider Fee
We charge a fee for this optional feature only if you select it.(3) If selected, we deduct an annual charge of 0.10% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.20%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(3)	Available if you are 75 or younger at the rider effective date. Not available with MAV.
EEB Rider Fee
We charge a fee for this optional feature only if you select it.(4) If selected, we deduct an annual charge of 0.30% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. In this case, we prorate the charge among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.40%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(4)	Available if you are 75 or younger at the rider effective date. Not available with EEP. May not be available in all states.

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EEP Rider Fee
We charge a fee for this optional feature only if you select it.(5) If selected, we deduct an annual charge of 0.40% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and fixed accounts in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available in the fixed account and the subaccounts. In this case, we prorate the charge among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.50%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(5)	Available if you are 75 or younger at the rider effective date. Not available with EEB. May not be available in all states. EEP is only available on contracts purchased through a direct transfer or exchange of another annuity or a life insurance policy.
Rider Combination Discount
A fee discount of 0.05% applies if you purchase 5-Year MAV with either EEB or EEP. A fee discount of 0.10% applies if you purchase MAV with either EEB or EEP.
PN Rider Fee
Before May 10, 2010, we deducted an annual charge of 0.10% of your contract value less any excluded accounts on your contract anniversary at the end of each contract year. This fee is no longer applicable beginning May 10, 2010.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.
Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and purchase payment credits allocated to the GPA;
•	plus any amounts transferred to the GPA from the fixed account or subaccounts;
•	plus interest credited;
•	minus any amounts transferred from the GPA to the fixed account or any subaccount;
•	minus any amounts deducted for charges or surrenders; and/or
•	minus any remaining portion of fees where the values of the fixed account and the subaccounts are insufficient to cover those fees.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The fixed account value equals:
•	the sum of your purchase payments and purchase payment credits and transfer amounts allocated to the fixed account;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out (including any positive or negative MVA on amounts transferred from the GPAs);
•	minus any prorated portion of the contract administrative charge;
•	minus any prorated portion of the ROPP rider fee (if selected);
•	minus any prorated portion of the MAV rider fee (if selected);

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•	minus any prorated portion of the 5-Year MAV rider fee (if selected);
•	minus any prorated portion of the EEB rider fee (if selected);
•	minus any prorated portion of the EEP rider fee (if selected);
•	minus any prorated portion of the Accumulation Benefit rider fee (if selected)*; and
•	minus any prorated portion of the Withdrawal Benefit rider fee (if selected)*.
*	The fee can only be deducted from the subaccounts in Washington.
The Special DCA Account
We value the amounts you allocate to the Special DCA account directly in dollars. The Special DCA account value equals:
•	the sum of your purchase payments and purchase payment credits allocated to the Special DCA account;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges);
•	minus amounts transferred out; and
•	minus any remaining portion of fees where the values of the fixed account and the subaccounts are insufficient to cover those fees.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits to a subaccount, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or charge for any optional riders with annual charges (if applicable).
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	any purchase payment credits allocated to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of:
•	a prorated portion of the contract administrative charge;
•	a prorated portion of the ROPP rider charge (if selected);
•	a prorated portion of the MAV rider charge (if selected);

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•	a prorated portion of the 5-Year MAV rider charge (if selected);
•	a prorated portion of the EEB rider charge (if selected);
•	a prorated portion of the EEP rider charge (if selected);
•	a prorated portion of the Accumulation Benefit rider charge (if selected); and/or
•	a prorated portion of the Withdrawal Benefit rider charge (if selected).
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.

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Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). Automated transfers from the fixed account to the subaccounts under automated dollar-cost averaging may not exceed an amount that, if continued, would deplete the fixed account within 12 months. For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the fixed account to one or more subaccounts. You may not set up an automated transfer to or from the GPAs. You may not set up an automated transfer to the fixed account or the Special DCA account. You may not set up an automated transfer if the Withdrawal Benefit, Accumulation Benefit or PN program is in effect. There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$ 100	$ 20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Special Dollar-Cost Averaging (Special DCA) Program
If your purchase payment is at least $10,000, you can choose to participate in the Special DCA program (if available). There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month Special DCA account according to the following rules:
•	You may only allocate a new purchase payment of at least $10,000 to a Special DCA account.
•	You cannot transfer existing contract values into a Special DCA account.
•	Each Special DCA arrangement consists of six monthly transfers that begin seven days after we receive your purchase payment.
•	We make monthly transfers of your Special DCA account value into the subaccounts you select.
•	You may not use the fixed account, GPA account, or the Special DCA account as a destination for the Special DCA monthly transfer. (Exception: if the PN program is in effect and the PN program model portfolio you have selected, if applicable, includes the fixed account, amounts will be transferred from the Special DCA account to the fixed account according to the allocation percentage established for the PN program model portfolio you have selected.)
•	We will change the interest rate on each Special DCA account from time to time at our discretion based on factors that include the competition and the interest rate we are crediting to the fixed account at the time of the change. From time to time, we may credit interest to the Special DCA account at promotional rates that are higher than those we credit to the regular fixed account.

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•	We credit each Special DCA account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the length of the Special DCA arrangement on the balance remaining in your Special DCA account. Therefore, the net effective interest rate you receive is less than the stated annual rate.
•	We do not credit this interest after we transfer the value out of the Special DCA account into the accounts you selected.
•	Once you establish a Special DCA account, you cannot allocate additional purchase payments to it. However, you may establish another new Special DCA account (if available on the valuation date we receive your payment) and allocate new purchase payments to it.
•	Funding from multiple sources is treated as individual purchase payments and a new Special DCA account is opened for each payment (if the Special DCA accounts are available on the valuation date we receive your payment).
•	You may terminate your participation in the Special DCA program at any time. If you do, we will transfer the remaining balance from your Special DCA account to the fixed account. Interest will be credited according to the rates in effect on the fixed account and not the rate that was in effect on the Special DCA account. (Exception: if the PN program is in effect when you elect to end your participation in the Special DCA program, we will transfer the remaining balance to the PN program investment option you have selected).
•	We can modify the terms or discontinue the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA account. For more information on the Special DCA program, contact your financial advisor.
The Special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.
Asset Rebalancing
You can ask us in writing to have the variable subaccount portion of your contract value allocated according to the percentages (in tenth of a percent amounts) that you choose. We automatically will rebalance the variable subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be more than one digit past the decimal numbers. Asset rebalancing does not apply to the GPAs, fixed account or the Special DCA account. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing or by any other method acceptable to us, to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
Different rules apply to asset rebalancing under an asset allocation program (see “Asset Allocation Program” and “Portfolio Navigator Program and Portfolio Stabilizer Funds” below).
Asset Allocation Program
(For contracts purchased prior to Nov. 1, 2005)
For contracts purchased before Nov. 1, 2005, we offered an asset allocation program. You could elect to participate in the asset allocation program and there was no additional charge. If you purchased an optional Withdrawal Benefit rider, you were required to participate in the asset allocation program under the terms of the rider. The asset allocation program described in this section has been replaced with the PN program for all contracts. The following describes the program that existed prior to Nov. 1, 2005.
This asset allocation program allows you to allocate your contract value to a model portfolio that consists of subaccounts and may include the fixed account and certain GPAs, (if available under the asset allocation program) which represent various asset classes. By spreading your contract value among these various asset classes, you may be able to reduce the volatility in your contract value, but there is no guarantee that this will occur.
Asset allocation does not guarantee that your contract will increase in value nor will it protect against a decline in value if market prices fall. You are responsible for determining which model portfolio is best for you. Your sales representative can help you make this determination. In addition, your financial advisor may provide you with a questionnaire, a tool that can help you determine which model portfolio is suited to your needs based on factors such as your investment goals, your tolerance for risk, and how long you intend to invest.

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Currently, there are five model portfolios ranging from conservative to aggressive. You may not use more than one model portfolio at a time. You are allowed to request a change to another model portfolio twice per contract year. Each model portfolio specifies allocation percentages to each of the subaccounts, the fixed account and/or any GPAs that make up that model portfolio. By participating in the program, you authorize us to invest your contract value in the subaccounts, the fixed account and/or any GPAs (if included) according to the allocation percentages stated for the specific model portfolio you have selected. You also authorize us to automatically rebalance your contract value quarterly in order to maintain alignment with the allocation percentages specified in the model portfolio.
Special rules will apply to the GPAs if they are included in a model portfolio. Under these rules:
•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA will apply if you elect to transfer to a new model portfolio);
•	no MVA will apply if you reallocate your contract value according to an updated model portfolio; and
•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio (see “Guarantee Period Accounts — Market Value Adjustment”).
If you initially allocate qualifying purchase payments and applicable purchase payment credits to the Special DCA account, when available, (see “The Special DCA Account”) and you are participating in the asset allocation program, we will make monthly transfers from the Special DCA account into the model portfolio you have chosen.
You may not discontinue your participation in the asset allocation program; however, you have the right at all times to make a full surrender of your contract value (see “Surrenders”).
Because the Withdrawal Benefit rider requires that your contract value be invested in one of the model portfolios for the life of the contract, and you cannot terminate the Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you no longer wish to participate in any of the model portfolios. Surrender charges and tax penalties may apply. Therefore, you should not select the Withdrawal Benefit rider if you do not intend to continue participating in one of the model portfolios for the life of the contract.
Under the asset allocation program, the subaccounts, the fixed account and/or any GPAs (if included) that make up the model portfolio you selected and the allocation percentages to those subaccounts, the fixed account and/or any GPAs (if included) will not change unless we adjust the composition of the model portfolio to reflect the liquidation, substitution or merger of an underlying fund, a change of investment objective by an underlying fund or when an underlying fund stops selling its shares to the variable account. We reserve the right to change the terms and conditions of the asset allocation program upon written notice to you.
If permitted under applicable securities law, we reserve the right to:
•	reallocate your current model portfolio to an updated version of your current model portfolio; or
•	substitute a fund of funds for your current model portfolio.
We also reserve the right to discontinue the asset allocation program. We will give you 30 days’ written notice of any such change.
Portfolio Navigator Program (PN Program) and Portfolio Stabilizer Funds
PN Program. You are required to participate in the PN program if your contract includes optional living benefit riders. Under the PN program your contract value is allocated to a PN program investment option. The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”).
The PN program is available for both nonqualified and qualified annuities. The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.
The Portfolio Navigator funds. We offer the following Portfolio Navigator funds:
1.	Variable Portfolio – Aggressive Portfolio
2.	Variable Portfolio – Moderately Aggressive Portfolio
3.	Variable Portfolio – Moderate Portfolio
4.	Variable Portfolio – Moderately Conservative Portfolio
5.	Variable Portfolio – Conservative Portfolio
Each Portfolio Navigator fund is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk, which it seeks to achieve by investing in various underlying funds. For additional information about the Portfolio Navigator funds’ investment strategies, see the Funds’ prospectus.

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If your contract does not include one of the living benefit riders, you may not participate in the PN program, but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds.
Beginning November 18, 2013, if you have selected one of the optional living benefit riders, as an alternative to the Portfolio Navigator funds in the PN program, we have made available to you additional new funds, known as Portfolio Stabilizer funds.
The Portfolio Stabilizer funds. The following Portfolio Stabilizer funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2)(1)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2) (1)
3. Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (1)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)(1)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)(1)
 (1) Available on or after Sept. 18, 2017.
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. For additional information about the Portfolio Stabilizer funds’ investment strategies, see the Funds’ prospectuses.
You may choose to remain invested in your current Portfolio Navigator fund, move to a different Portfolio Navigator fund, or move to a Portfolio Stabilizer fund. Your decision should be made based on your own individual investment objectives and financial situation, and in consultation with your financial adviser.
Please note that if you are currently invested in a Portfolio Navigator fund as part of the PN program and choose to reallocate your contract value to a Portfolio Stabilizer fund, you will no longer have access to any of the Portfolio Navigator funds, but you may change to any one of the other Portfolio Stabilizer funds, subject to the transfer limits applicable to your rider.
If your contract does not include living benefit riders, you may not participate in the PN program, but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds. Beginning May 1, 2015, you may also choose to allocate your contract value to one or more of the Portfolio Stabilizer funds.
You should review any PN program, Portfolio Navigator and Portfolio Stabilizer funds information, including Funds’ prospectuses, carefully. Your financial advisor can provide you with additional information and can answer questions you may have on the PN program, Portfolio Navigator and Portfolio Stabilizer funds.
PN Program static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) in accordance with the allocation percentages stated for the model portfolio. By participating in the PN program through a model portfolio, you have instructed us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.
Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:
•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);
•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)
If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, liquidation, merger or other factors. Your financial advisor can help you determine whether your continued investment in a static model portfolio is appropriate for you.
Investing in the Portfolio Stabilizer funds, the Portfolio Navigator funds and PN program static model portfolios (the Funds). You are responsible for determining which investment option is best for you. Currently, the PN program includes five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), with

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risk profiles ranging from conservative to aggressive in relation to one another. There are nine Portfolio Stabilizer funds currently available. If your contract includes a living benefit rider you may only invest in one Portfolio Navigator fund at a time. If your contract includes a living benefit rider and you invest in Portfolio Stabilizer fund, effective Sept. 18, 2017, you may invest in more than one Portfolio Stabilizer fund at a time. Your financial advisor can help you determine which investment option most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the investment option you select is appropriate for you based on your investment objectives and/or risk profile. We and Columbia Management are not responsible for your decision to select a certain investment option or your decision to transfer to a different investment option.
If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and you are invested in one of the Portfolio Stabilizer or Portfolio Navigator funds, we will make monthly transfers in accordance with your instructions from the Special DCA fixed account, into the investment option or model portfolio you have chosen.
Before you decide to transfer contract value to one of the Portfolio Stabilizer funds, you and your financial advisor should carefully consider the following:
•	Whether the Portfolio Stabilizer fund meets your personal investment objectives and/or risk tolerance.
•	Whether you would like to continue to invest in a Portfolio Navigator fund. If you decide to transfer your contract value to a Portfolio Stabilizer fund, you permanently lose your ability to invest in any of the Portfolio Navigator funds if you have a living benefit rider. If you decide to no longer invest your contract value in the Portfolio Stabilizer funds, your only option will be to terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	Whether the total expenses associated with an investment in a Portfolio Stabilizer fund is appropriate for you. For total expenses associated with the rider, you should consider not only the variation of the rider fee, but also the variation in fees among the various funds. You should also consider your overall investment objective, as well as how total fees and your selected fund’s investment objective may impact the amount of any step up opportunities in the future.
If your contract includes a living benefit rider, you may request a change to your Fund selection up to four times per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. However, an initial transfer from a Portfolio Navigator fund to a Portfolio Stabilizer fund will not count toward the limit of four transfers per year. If you decide to annuitize your contract, your rider will terminate and you will no longer have access to the Portfolio Stabilizer funds.
Substitution and modification. We reserve the right to add, remove or substitute Funds. We also reserve the right, upon notification to you, to close or restrict any Fund. Any change will apply to current allocations and/or to future payments and transfers. If your living benefit rider is terminated, you may remain invested in the Portfolio Stabilizer funds, but you will not be allowed to allocate future purchase payments or make transfers to these funds. Any substitution of Funds may be subject to SEC or state insurance departments approval.
We reserve the right to change the terms and conditions of the PN program or to change the availability of the investment options upon written notice to you. This includes but is not limited to the right to:
•	limit your choice of investment options based on the amount of your initial purchase payment;
•	cancel required participation in the program after 30 days written notice;
•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and
•	discontinue the PN program after 30 days written notice.
Risks associated with the Funds. An investment in a Fund involves risk. Principal risks associated with an investment in a Fund may be found in the relevant Fund’s prospectus. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options.
For more information and a list of the risks associated with investing in the Funds, including volatility and volatility management risk associated with Portfolio Stabilizer funds, please consult the applicable Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.

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Conflicts of interest. In providing investment advisory services for the Funds and the underlying funds in which those Funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions.
For additional information regarding the conflicts of interest to which Columbia Management may be subject, see the Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Living benefit riders requiring participation in the PN program or investing in the Portfolio Stabilizer funds:
•	Accumulation Benefit rider: You cannot terminate the Accumulation Benefit rider. As long as the Accumulation Benefit rider is in effect, your contract value must be invested in one of the PN program investment options or in the Portfolio Stabilizer funds. The Accumulation Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options or the Portfolio Stabilizer funds, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	Withdrawal Benefit rider: The Withdrawal Benefit rider requires that your contract value be invested in one of the PN program investment options or in the Portfolio Stabilizer funds for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the Withdrawal Benefit rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options or the Portfolio Stabilizer funds. Surrender charges and tax penalties may apply.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders.
You may transfer contract value from any one subaccount, GPAs or the fixed account, to another subaccount before annuity payouts begin. Certain restrictions apply to transfers involving the GPAs and the fixed account.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.
Subject to state regulatory requirements, we may suspend or modify transfer privileges at any time.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and fixed account at any time. The amount transferred to any GPA must be at least $1,000. However, if you made a transfer from the fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the fixed account until the next contract anniversary. We have reserved the right to limit transfers to the regular fixed account if the interest rate we are then currently crediting to the regular fixed account is equal to the minimum interest rate stated in the contract. Effective on April 6, 2020(1), if the fixed account minimum interest rate stated in your contract is 3%, transfers to the fixed account (if allowed under your contract), are limited so the amount of contract value transferred to the fixed account cannot result in the value of the fixed account being greater than 20% of the contract value. If the fixed account is currently 20% or more of the contract value, we will not

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accept any transfers to the fixed account. If the fixed account is 20% or more of the contract value, you will not be required to transfer out of the fixed account. Additional transfers into the fixed account will not be allowed unless the value of the fixed account drops to less than 20% of the contract value.
(1)	This restriction does not apply to contracts issued in Massachusetts.
•	You may transfer contract values from the fixed account to the subaccounts or the GPAs once a year during a 31-day transfer period starting on each contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the fixed account are not subject to an MVA.
Currently, transfers out of the fixed account are limited to the greater of: a) 30% of the fixed account value at the beginning of the contract year, or b) the amount transferred out of the fixed account in the previous contract year, excluding any automated transfer amounts. Because of this limitation, it may take you several years to transfer all your contract value from the fixed account. You should carefully consider whether the fixed account meets your investment criteria before you invest. If an automated dollar-cost averaging arrangement is established at contract issue, the 30% limitation does not apply to transfers made from the fixed account to the subaccounts for the duration of this initial arrangement.
•	You may transfer contract values from any GPA to the subaccounts, fixed account or other GPA any time after 60 days of transfer or payment allocation into such GPA. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	If we receive your request within 30 days before the contract anniversary date, the transfer from the fixed account to the subaccounts will be effective on the anniversary.
•	If we receive your request on or within 30 days after the contract anniversary date, the transfer from the fixed account to the subaccounts or GPAs will be effective on the valuation date we receive it.
•	We will not accept requests for transfers from the fixed account at any other time.
•	You may not make a transfer to the Special DCA account.
•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, you cannot invest in more than five subaccounts at any one time unless we agree otherwise. When annuity payments begin, you must transfer all contract value out of any GPAs and Special DCAs.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.

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In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.
Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.

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•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers or partial surrenders among your subaccounts or fixed account (if available).
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers to the GPAs, the fixed account or the Special DCA account are not allowed.
•	Automated transfers from the fixed account to the subaccounts under an automated dollar-cost averaging arrangement may not exceed an amount that, if continued, would deplete the fixed account within 12 months.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If we must suspend your automated transfer or automated partial surrender arrangement for six months, we reserve the right to discontinue the arrangement in its entirety.
•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA account.
•	If you have Withdrawal Benefit rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the fixed account)

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3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000
We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.
Surrenders
You may surrender all or part of your contract at any time before the settlement date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”). Federal income taxes and penalties as well as state and local income taxes may apply (see “Taxes”). You cannot take surrenders after annuity payouts begin except under Plan E (see “The Annuity Payout Period – Annuity Payout Plans”).
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected the Withdrawal Benefit rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the Withdrawal Benefit rider, your benefits under the rider may be reduced (see “Optional Benefits — Guaranteed Minimum Withdrawal Benefit”). Any partial surrender request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes – Qualified Annuities – Required Minimum Distributions”).

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Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will withdraw money from all your subaccounts and/or the fixed account, in the same proportion as your value in each account correlates to your total contract value, less any GPA or Special DCA account, unless you request otherwise. We will not withdraw money for a partial surrender from any GPAs or Special DCA account you may have, unless insufficient amounts are available from your subaccounts and/or fixed account . However, you may request specifically surrender from a GPA or Special DCA account. The minimum contract value after partial surrender is $600.
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.
We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
NOTE: We will charge you a fee if you request that payment be wired to your bank. For instructions, please contact your financial advisor.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.

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TSA — Special Provisions
Participants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.
The Code imposes certain restrictions on your right to receive early distributions from a TSA:
•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–	you are at least age 59½;
–	you are disabled as defined in the Code;
–	you severed employment with the employer who purchased the contract;
–	the distribution is because of your death;
–	the distribution is due to plan termination; or
–	you are a qualifying military reservist.
•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
•	If the contract has a loan provision, the right to receive a loan is described in detail in your contract. Loans will not be available if you have selected the Withdrawal Benefit or Accumulation Benefit rider.
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. If you are a natural person and you own a nonqualified annuity, you may change the annuitant or successor annuitant if the request is made before annuity payments begin and while the existing annuitant is living. The change will become binding on us when we receive and record it. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
Please consider carefully whether or not you wish to change ownership of your nonqualified annuity if you have elected the ROPP, MAV, 5-Year MAV, EEB, EEP, Accumulation Benefit or Withdrawal Benefit. If you change ownership of your contract, we will terminate the ROPP and EEP. This includes both the EEP Part I benefits and the EEP Part II benefits. (See the description of these terms in “Optional Benefits”.) In addition, the terms of the EEB, MAV and the 5-Year MAV will change due to a change of ownership. If the new owner is older than age 75, the EEB will terminate. Otherwise, the EEB will effectively “start over.” We will treat the EEB as if it is issued on the day the change of ownership is made, using the attained age of the new owner as the “issue age” to determine the benefit levels. The account value on the date of the ownership change will be treated as a “purchase payment” in determining future values of “earnings at death” under the EEB. If the new owner is older than age 75, the MAV and 5-Year MAV will terminate. If the MAV or the 5-Year MAV on the date of ownership change is greater than the account value on the date of the ownership change, we will set the MAV or the 5-Year MAV equal to the account value. Otherwise, the MAV or the 5-Year MAV value will not change due to a change in ownership. The Accumulation Benefit rider and the Withdrawal Benefit rider will continue upon change of ownership. Please see the descriptions of these riders in “Optional Benefits.”

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The rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force) for any rider that continues after a change of ownership. We reserve the right to assess charges for the number of days the rider was in force for any rider that is terminated due to a change of ownership.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)
If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in similar capacity, ownership of the contract may be transferred to the annuitant.
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the settlement date while this contract is in force. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 75 or younger on the date we issue the contract, the beneficiary receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If you are age 76 or older on the date we issue the contract, the beneficiary receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges.
Adjusted partial surrenders	=	PS × DB
CV

PS	=	the partial surrender including any applicable surrender charge.
DB	=	the death benefit on the date of (but prior to) the partial surrender.
CV	=	the contract value on the date of (but prior to) the partial surrender.
Example of standard death benefit calculation when you are age 75 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000.
•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments	$20,000
minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =	–1,667
$18,000
for a death benefit of:	$ 18,333
If You Die Before Your Settlement Date
When paying the beneficiary, we will process the death claim on the valuation date that our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. The death benefit will never be less than the surrender value adjusted by the MVA formula. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
If your spouse is sole beneficiary and you die before the settlement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must give us written instructions to continue the contract as owner. If your spouse elects to continue the contract as owner, the following describes the standard death benefit:
•	If your spouse was age 75 or younger as of the date we issued the contract, the beneficiary of your spouse’s contract receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.

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If your spouse was age 76 or older as of the date we issued the contract, the beneficiary of your spouse’s contract receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges.
If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders.
We will not waive surrender charges on contracts continued under the spousal continuation provision.
If your beneficiary is not your spouse, we will pay the beneficiary in a lump sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own, so long as he/she is eligible to do so, with the contract value equal to the death benefit that would otherwise have been paid or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout plan, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
If your spouse elects to continue the contract as owner, the following describes the standard death benefit:
•	If your spouse was age 75 or younger as of the date we issued the contract, the beneficiary of your spouse’s contract receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If your spouse was age 76 or older as of the date we issued the contract, the beneficiary of your spouse’s contract receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges
If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the guaranteed minimum withdrawal benefit rider will terminate.
We will not waive surrender charges on contracts continued under the spousal continuation provision.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-spouse beneficiary: If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan, the payouts to your beneficiary may continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.

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How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
Return of Purchase Payments Death Benefit (ROPP)
The ROPP is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.

Adjusted partial surrenders for the ROPP death benefit	=	PS × DB
CV

PS	=	the partial surrender including any applicable surrender charge.
DB	=	the death benefit on the date of (but prior to) the partial surrender.
CV	=	the contract value on the date of (but prior to) the partial surrender.
The death benefit will never be less than the surrender value adjusted by the MVA formula.
If you are age 76 or older at contract issue, you may choose to add the ROPP to your contract. Generally, you must elect the ROPP at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the ROPP may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the ROPP for new contracts.
When annuity payouts begin, or if you terminate the contract for any reason other than death, this rider will terminate.
Terminating the ROPP
•	You may terminate the ROPP rider within 30 days of the first contract anniversary after the rider effective date.
•	You may terminate the ROPP rider within 30 days of any contract anniversary beginning with the seventh contract anniversary.
•	The ROPP rider will terminate when you make a full surrender from the contract or when annuity payouts begin.

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If you terminate the ROPP, the standard death benefit applies.
For an example, see Appendix C.
If your spouse is the sole beneficiary, he or she may keep the contract as owner with the contract value equal to the death benefit that would otherwise been paid under the ROPP. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to keep the contract in force. If your spouse was age 76 or older as of the date we issued the contract, he or she may choose to continue the ROPP. In that case, the ROPP rider charges described in “Charges — ROPP Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary. Your spouse also has the option of discontinuing the ROPP rider within 30 days of the date he or she elects to continue the contract. If your spouse was age 75 or younger as of the date we issued the contract, the ROPP will terminate.
NOTE: For special tax considerations associated with the ROPP, see “Taxes.”
Maximum Anniversary Value Death Benefit (MAV)
The MAV is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The MAV does not provide any additional benefit before the first contract anniversary after the rider effective date. The MAV may be of less value if you are older since we stop resetting the maximum anniversary value at age 81. Although we stop resetting the maximum anniversary value at age 81, the MAV rider fee continues to apply until the rider terminates. In addition, the MAV does not provide any additional benefit with respect to the GPAs, fixed account or Special DCA account during the time you have amounts allocated to these accounts. Be sure to discuss with your financial advisor whether or not the MAV is appropriate for your situation.
If you are age 75 or younger at contract issue, you may choose to add the MAV to your contract. Generally, you must elect the MAV at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the MAV may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the MAV for new contracts.
On the first contract anniversary after the rider effective date we set the maximum anniversary value equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial surrenders. Every contract anniversary after that, through age 80, we compare the previous anniversary’s maximum anniversary value plus subsequent purchase payments less subsequent adjusted partial surrenders to the current contract value and we reset the maximum anniversary value to the higher of these values. We stop resetting the maximum anniversary value at age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial surrenders from the maximum anniversary value.
If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders; or
•	the maximum anniversary value as calculated on the most recent contract anniversary plus subsequent purchase payments made to the contract minus adjustments for partial surrenders since that contract anniversary.
The death benefit will never be less than the surrender value adjusted by the MVA formula.
Terminating the MAV
•	You may terminate the MAV rider within 30 days of the first contract anniversary after the rider effective date.
•	You may terminate the MAV rider within 30 days of any contract anniversary beginning with the seventh contract anniversary.
•	The MAV rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The MAV rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
If you terminate the MAV, the standard death benefit applies.
For an example, see Appendix C.
In general, if your spouse is the sole beneficiary, your spouse may choose to continue the contract as the contract owner. The contract value will be equal to the death benefit that would otherwise have been paid under the MAV. To do this your spouse must, within 60 days after our death claim requirements are fulfilled, give us written instructions to keep the contract in force. If your spouse has reached age 76 at the time he or she elects to continue the contract, the MAV rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she may choose to continue the MAV rider. In this case, the rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be

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based on the total contract value on the anniversary, including the additional amounts paid into the contract under the MAV rider. If, at the time he or she elects to continue the contract, your spouse has not yet reached age 76 and chooses not to continue the MAV rider, the contract value will be increased to the MAV death benefit amount if it is greater than the contract value on the death benefit valuation date.
Maximum Five Year Anniversary Value Death Benefit (5-Year MAV)
The 5-Year MAV is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The 5-Year MAV does not provide any additional benefit before the fifth contract anniversary after the rider effective date. The 5-Year MAV may be of less value if you are older since we stop resetting the maximum anniversary value at age 81. Although we stop resetting the maximum five year anniversary value at age 81, the 5-Year MAV rider fee continues to apply until the rider terminates. In addition, the 5-Year MAV does not provide any additional benefit with respect to the GPAs, fixed account or Special DCA account during the time you have amounts allocated to these accounts. Be sure to discuss with your financial advisor whether or not the 5-Year MAV is appropriate for your situation.
If you are age 75 or younger at contract issue, you may choose to add the 5-Year MAV to your contract. Generally, you must elect the 5-Year MAV at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the 5-Year MAV may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the 5-Year MAV for new contracts.
On the fifth contract anniversary after the rider effective date we set the maximum anniversary value equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial surrenders. Every fifth contract anniversary after that, through age 80, we compare the previous 5-year anniversary’s maximum anniversary value plus subsequent purchase payments less subsequent adjusted partial surrenders to the current contract value and we reset the maximum anniversary value to the higher of these values. We stop resetting the maximum anniversary value at age 81. However, we continue to add subsequent purchase payments and subtract adjusted partial surrenders from the maximum anniversary value.
If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders; or
•	the maximum anniversary value as calculated on the most recent fifth contract anniversary plus subsequent purchase payments made to the contract minus adjustments for partial surrenders since that contract anniversary.
The death benefit will never be less than the surrender value adjusted by the MVA formula.
Terminating the 5-Year MAV
•	You may terminate the 5-Year MAV rider within 30 days of the first contract anniversary after the rider effective date.
•	You may terminate the 5-Year MAV rider within 30 days of any contract anniversary beginning with the seventh contract anniversary.
•	The 5-Year MAV rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The 5-Year MAV rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
If you terminate the 5-Year MAV, the standard death benefit applies.
For an example, see Appendix C.
In general, if your spouse is the sole beneficiary, your spouse may choose to continue the contract as the contract owner. The contract value will be equal to the death benefit that would otherwise have been paid under the 5-Year MAV. To do this your spouse must within 60 days after our death claim requirements are fulfilled, give us written instructions to keep the contract in force. If your spouse has reached age 76 at the time he or she elects to continue the contract, the 5-Year MAV rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she may choose to continue the 5-Year MAV rider. In this case, the rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the 5-Year MAV rider. If, at the time he or she elects to continue the contract, your spouse has not yet reached age 76 and chooses not to continue the 5-Year MAV rider, the contract value will be increased to the 5-Year MAV death benefit amount if it is greater than the contract value on the death benefit valuation date.

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Enhanced Earnings Death Benefit (EEB)
The EEB is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The EEB provides for reduced benefits if you are age 70 or older at the rider effective date and it does not provide any additional benefit before the first contract anniversary. The EEB also may result in reduced benefits if you take RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”) from your qualified annuity or any partial surrenders during the life of your contract, both of which may reduce contract earnings. This is because the benefit paid by the EEB is determined by the amount of earnings at death. Be sure to discuss with your financial advisor and your tax advisor whether or not the EEB is appropriate for your situation.
If you are age 75 or younger at the rider effective date, you may choose to add the EEB to your contract. Generally, you must elect the EEB at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the EEB may be after we issue the contract according to terms determined by us and at our sole discretion. You may not select this rider if you select the EEP. We reserve the right to discontinue offering the EEB for new contracts.
The EEB provides that if you die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:
the standard death benefit amount (see “Benefits in Case of Death — Standard Benefit”), the MAV death benefit amount, if applicable, or the 5-Year MAV death benefit amount, if applicable;
PLUS
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
Additional death benefits payable under the EEB are not included in the adjusted partial surrender calculation.
Earnings at death for the EEB and EEP: If the rider effective date for the EEB or EEP is the contract issue date, earnings at death is an amount equal to:
•	the standard death benefit amount, the MAV death benefit amount, or the 5-Year MAV death benefit amount if applicable (the “death benefit amount”)
•	minus purchase payments not previously surrendered.
The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.
If the rider effective date for the EEB is AFTER the contract issue date, earnings at death is an amount equal to the death benefit amount
•	minus the greater of:
•	the contract value as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that contract value since that rider effective date; or
•	an amount equal to the death benefit amount as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that death benefit amount since that rider effective date
•	plus any purchase payments made on or after the EEB rider effective date not previously surrendered.
The earnings at death may not be less than zero and may not be more than 250% multiplied by:
•	the greater of:
•	the contract value as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that contract value since that rider effective date; or
•	an amount equal to the death benefit amount as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that death benefit amount since that rider effective date
•	plus any purchase payments made on or after the EEB rider effective date not previously surrendered that are one or more years old.
Terminating the EEB
•	You may terminate the EEB rider within 30 days of the first contract anniversary after the rider effective date.
•	You may terminate the EEB rider within 30 days of any contract anniversary beginning with the seventh contract anniversary after the rider effective date.
•	The EEB rider will terminate when you make a full surrender from the contract or when annuity payouts begin.

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•	The EEB rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
For an example, see Appendix C.
In general, if your spouse is the sole beneficiary, and your spouse chooses to continue the contract as the contract owner, we will pay an amount into the contract so that the contract value equals the total death benefit payable under the EEB. If the spouse is age 76 or older at the time he or she elects to continue the contract, then the EEB rider will terminate. If your spouse is less than age 76 at the time he or she elects to continue the contract, he or she may choose to continue the EEB. In this case, the following conditions will apply:
•	the EEB rider will continue, but we will treat the new contract value on the date the ownership of the contract changes to your spouse (after the additional amount is paid into the contract) as if it is a purchase payment in calculating future values of “earnings at death.”
•	the percentages of “earnings at death” payable will be based on your spouse’s age at the time he or she elects to continue the contract.
•	the EEB rider charges described in “Charges — EEB Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the EEB rider.
NOTE: For special tax considerations associated with the EEB, see “Taxes.”
Enhanced Earnings Plus Death Benefit (EEP)
The EEP is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The EEP provides for reduced benefits if you are age 70 or older at the rider effective date. It does not provide any additional benefit before the first contract anniversary and it does not provide any benefit beyond what is offered under the EEB during the second contract year. The EEP also may result in reduced benefits if you take RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”) from your qualified annuity or any partial surrenders during the life of your contract, both of which may reduce contract earnings. This is because part of the benefit paid by the EEP is determined by the amount of earnings at death. Be sure to discuss with your sales representative and your tax advisor whether or not the EEP is appropriate for your situation.
If this EEP rider is available in your state and you are age 75 or younger at contract issue, you may choose to add the EEP to your contract. You must elect the EEP at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under annuities purchased through an exchange or direct transfer from another annuity or a life insurance policy. You may not select this rider if you select the EEB. We reserve the right to discontinue offering the EEP for new contracts.
The EEP provides that if you die after the first contract anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:
EEP Part I benefits, which equal the benefits payable under the EEB described above;
PLUS
•	EEP Part II benefits, which equal a percentage of exchange purchase payments identified at issue, received within 6 months from issue and not previously surrendered as follows:

Contract year	Percentage if you are under age 70 on the rider effective date	Percentage if you are 70 or older on the rider effective date
One and Two	0%	0%
Three and Four	10%	3.75%
Five or more	20%	7.5%
Additional death benefits payable under the EEP are not included in the adjusted partial surrender calculation.
If after 6 months, no exchange purchase payments have been received, we will contact you and you will have an additional 30 days to follow-up on exchange purchase payments identified at issue but not received by us. If after these 30 days we have not received any exchange purchase payments, we will convert the EEP rider into an EEB.
Another way to describe the benefits payable under the EEP rider is as follows:
•	the standard death benefit amount (see “Benefits in Case of Death — Standard Death Benefit”), the MAV death benefit amount, or 5-Year MAV death benefit amount, if applicable,
PLUS

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Contract year	If you are under age 70 on the rider effective date, add…	If you are age 70 or older on the rider effective date, add….
1	Zero	Zero
2	40% x earnings at death (see above)	15% x earnings at death
3 & 4	40% x (earnings at death + 25% of exchange purchase payment*)	15% x (earnings at death + 25% of exchange purchase payment*)
5+	40% x (earnings at death + 50% of exchange purchase payment*)	15% x (earnings at death + 50% of exchange purchase payment*)
*	Exchange purchase payments are purchase payments exchanged from another annuity or a life insurance policy that are identified at issue and not previously surrendered.
We are not responsible for identifying exchange purchase payments if we did not receive proper notification from the company from which the purchase payments are exchanged.
Terminating the EEP
•	You may terminate the EEP rider within 30 days of the first contract anniversary after the rider effective date.
•	You may terminate the EEP rider within 30 days of any contract anniversary beginning with the seventh contract anniversary.
•	The EEP rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The EEP rider will terminate in the case of an ownership change.
•	The EEP rider will terminate in the case of the spousal continuation if the new owner is age 76 or older.
For an example, see Appendix C.
In general, if your spouse is the sole beneficiary, and your spouse chooses to continue the contract as the contract owner, we will pay an amount into the contract so that the contract value equals the total death benefit payable under the EEP. If your spouse has reached age 76 at the time he or she elects to continue the contract, the EEP rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she cannot continue the EEP. However, he or she may choose to convert the EEP rider into an EEB. In this case, the following conditions will apply:
•	the EEB rider will treat the new contract value on the date the ownership of the contract changes to your spouse (after the additional amount is paid into the contract) as if it is a purchase payment in calculating future values of “earnings at death.”
•	the percentages of “earnings at death” payable will be based on your spouse’s age at the time he or she elects to continue the contract.
•	the EEB rider charges described in “Charges — EEB Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the EEB rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the EEP rider.
If your spouse chooses not to convert the EEP rider into an EEB, the standard death benefit amount (or the MAV or 5-Year MAV death benefit amount, if applicable,) will apply.
NOTE: For special tax considerations associated with the EEP, see “Taxes.”
Optional Living Benefits
Guaranteed Minimum Accumulation Benefit (Accumulation Benefit) Rider
The Accumulation Benefit rider is an optional benefit that you may select for an additional charge. It is available for nonqualified and qualified annuities except under 401(a) and 401(k) plans. The Accumulation Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Benefit rider on the valuation date your contract value reached zero.
If you are 80 or younger at contract issue, you may elect the Accumulation Benefit at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional

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charge for the Accumulation Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. The Accumulation Benefit rider may not be purchased with the optional Withdrawal Benefit rider. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Benefit rider may not be available in all states.
You should consider whether an Accumulation Benefit rider is appropriate for you because:
•	you must be invested in one of the approved investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments and applicable payment credits to the Special DCA account, when available (see “The Special DCA Account”), and we will make monthly transfers into the investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”);
•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step-up” below);
•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Benefit rider, which is the length of the waiting period under the Accumulation Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Benefit rider may provide;
•	the 10 year waiting period under the Accumulation Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	the 10 year waiting period under the Accumulation Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Benefit rider charge to increase (see “Charges”).
Be sure to discuss with your sales representative whether an Accumulation Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)    is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)    is the MCAV on the date of (but immediately prior to) the partial surrender.
Waiting Period: The waiting period for the rider is 10 years.
We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.
Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and purchase payment credits received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.

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Automatic Step-Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	80% of the contract value on the contract anniversary; or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the Automatic Step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The automatic step-up of the MCAV does not restart the waiting period or increase the charge (although the total fee for the rider may increase).
Elective Step-Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.
We may increase the fee for your rider (see “Charges – Accumulation Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step-up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step-up. Elective step-ups will also result in a restart of the waiting period as of the most recent contract anniversary.
The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The elective step-up option is not available to non-spouse beneficiaries that continue the contract during the waiting period. The elective step-up is not available if the benefit date would be after the settlement date (see the Settlement Date section for settlement date options)
We have the right to restrict the elective step-up option on inherited IRAs, but we currently allow them. Please consider carefully if an elective step-up is appropriate if you own an inherited IRA because the elective step-up will restart the waiting period and the required minimum distributions for an inherited IRA may significantly decrease the future benefit payable under this rider. We reserve the right to restrict the elective step-up option on inherited IRAs in the future.
Additional Purchase Payments with Annual Elective Step-ups
If your MCAV is increased as a result of elective step-up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments and purchase payment credits (if applicable) received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the charge for the Accumulation Benefit rider, the spouse will pay the charge that is in effect on the valuation date we receive their written request to step-up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.
Terminating the Rider
The rider will terminate under the following conditions:
The rider will terminate before the benefit date without paying a benefit on the date:
•	you take a full surrender; or
•	annuitization begins; or
•	the contract terminates as a result of the death benefit being paid.
The rider will terminate on the benefit date.
For an example, see Appendix C.

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Guaranteed Minimum Withdrawal Benefit Rider
(Withdrawal Benefit and Enhanced Withdrawal Benefit)
The Withdrawal Benefit rider is an optional benefit that you may select for an additional annual charge if you are 80 or younger on the date the contract is issued. It is available for nonqualified and qualified annuities except under 401(a) and 401(k) plans.(1)
(1)	The Withdrawal Benefit rider is not available under an inherited qualified annuity.
You must have elected the Withdrawal Benefit rider when you purchased your contract (original rider). The original rider you received at contract issue offers an elective annual step-up. The rider effective date of the original rider is the contract issue date.
We offered you the option of replacing the original rider with a new Withdrawal Benefit (enhanced rider). The enhanced rider offers an automatic annual step-up and a withdrawal after a step-up during the first three contract years is not necessarily an excess withdrawal, as described below. The effective date of the enhanced rider will be the contract issue date except for the automatic step-up which will apply to contract anniversaries that occur after you accept the enhanced rider. The descriptions below apply to both the original and enhanced riders unless otherwise noted.
The Withdrawal Benefit initially provides a guaranteed minimum withdrawal benefit that gives you the right to take limited partial withdrawals in each contract year that over time will total an amount equal to your purchase payments plus any purchase payment credits. Certain withdrawals and step-ups, as described below, can cause the initial guaranteed withdrawal benefit to change. The guarantee remains in effect if your partial withdrawals in a contract year do not exceed the allowed amount. As long as your withdrawals in each contract year do not exceed the allowed amount, you will not be assessed a surrender charge. Under the original rider, the allowed amount is the Guaranteed Benefit Payment (GBP — the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third contract anniversary, as described below). Under the enhanced rider, the allowed amount is equal to 7% of purchase payments and purchase payment credits for the first three contract years, and the GBP in all other years.
If you withdraw an amount greater than the allowed amount in a contract year, we call this an “excess withdrawal” under the rider. If you make an excess withdrawal under the rider:
•	surrender charges, if applicable, will apply only to the amount of the withdrawal that exceeds the allowed amount;
•	the Guaranteed Benefit Amount (GBA) will be adjusted as described below; and
•	the Remaining Benefit Amount (RBA) will be adjusted as described below.
For a partial withdrawal that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge (see “Charges — Surrender Charge”). Market value adjustments, if applicable, will also be made (see the “Market Value Adjustment” provision in the prospectus). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).
Once elected, the Withdrawal Benefit rider may not be cancelled by you and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin. If you select the Withdrawal Benefit rider, you may not select the Accumulation Benefit rider. If you exercise the annual step-up election (see “Elective Step-up” and “Annual Step-up” below), the special spousal continuation step-up election (see “Spousal Continuation and Special Spousal Continuation Step-up” below) or change your Portfolio Navigator investment option, the rider charge may change (see “Charges”).
Withdrawal Benefit is subject to certain restrictions and limitations described below:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Investment Allocation Restriction: You must elect one of the approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options in the future. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts or the fixed account that are available under the contract to contract owners who do not elect this rider. You may allocate qualifying purchase payments and applicable purchase payment credits to the

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Special DCA account, when available (see “The Special DCA Account”), and we will make monthly transfers into the investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”);
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, Withdrawal Benefit rider may be of limited value to you. You should consult your tax advisor if you selected this optional rider and if you have any questions about the use of this rider in your tax situation;
•	Limitations on purchase payments: We reserve the right to limit the cumulative amount of purchase payments We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current limitations, see “Buying Your Contract — Purchase Payment.”
•	Non-Cancelable: Once elected, the Withdrawal Benefit rider may not be cancelled by you and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.
•	Interaction with the total free amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP is subject to the excess withdrawal processing for the GBA and Remaining Benefit Amount (RBA) described below.
You should consult your tax advisor if you have any questions about the use of this rider in your tax situation:
•	Tax considerations for non-qualified annuities: Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may also incur a 10% IRS early withdrawal penalty.
•	Tax considerations for qualified annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. Under the terms of the enhanced rider, we allow you to satisfy the RMD based on the life expectancy RMD for your contract and the requirements of the Code and regulations in effect when you purchase your contract, without the withdrawal being treated as an excess withdrawal. It is our current administrative practice to make the same accommodation under the original rider, however, we reserve the right to discontinue this administrative practice and will give you 30 days’ written notice of any such change.
Treatment of non-spousal distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider.
Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
For contract holders subject to annual RMD rules under Section 401(a)(9) of the Code, amounts you withdraw each year from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year,
•	A Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the value of the RBP from the beginning of the current contract year.
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described by the rider.
The ALERMDA is:
(1)	determined by us each calendar year;
(2)	based on the value of this contract alone on the date it is determined; and
(3)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a) (9) and the Treasury Regulations promulgated thereunder, as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;

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2.	Roth IRAs under Section 408A of the Code;
3.	SIMPLE IRA under Section 408A of the Code;
4.	SEP plans under Section 408 (k) of the Code;
5.	Custodial and investment only plans under Section 401 (a) of the Code;
6.	TSAs under Section 403(b) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements would exceed your available withdrawal amount and may result in the reduction of your GBA and/or RBA as described under the excess withdrawal provision of the rider.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years. The annual life expectancy required minimum distribution amount calculated by us will also equal zero in all years.
The terms “Guaranteed Benefit Amount” and “Remaining Benefit Amount” are described below. Each is used in the operation of the GBP, the RBP, the elective step-up, the annual step-up, the special spousal continuation step-up and the Withdrawal Benefit annuity payout option.
Guaranteed Benefit Amount
The Guaranteed Benefit Amount (GBA) is equal to the initial purchase payment, plus any purchase payment credits, adjusted for subsequent purchase payments, any purchase payment credits, partial withdrawals in excess of the GBP, and step-ups. The maximum GBA is $5,000,000.
The GBA is determined at the following times:
•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;
•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own GBA equal to the amount of the purchase payment plus any purchase payment credit. The total GBA when an additional purchase payment and purchase payment credit are added is the sum of the individual GBAs immediately prior to the receipt of the additional purchase payment, plus the GBA associated with the additional purchase payment;
•	At step-up — (see “Elective Step-Up” and “Annual Step-Up” headings below).
•	When you make a partial withdrawal:
(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the GBA remains unchanged. Note that if the partial withdrawal is taken during the first three contract years, the GBA and the GBP are calculated after the reversal of any prior step-ups;
(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the GBA. Note that if the partial withdrawal is taken during the first three contract years, the GBA and the GBP are calculated after the reversal of any prior step-ups;
(c)	under the original rider in a contract year after a step-up but before the third contract anniversary — the following excess withdrawal processing will be applied to the GBA. Note that the GBA and the GBP are calculated after the reversal of prior step-ups.
GBA Excess Withdrawal Processing
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:
(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and
(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.

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Remaining Benefit Amount
The remaining benefit amount (RBA) at any point is the total guaranteed amount available for future partial withdrawals. The maximum RBA is $5,000,000.
The RBA is determined at the following times:
•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit;
•	When you make additional purchase payments — each additional purchase payment plus any purchase payment credit has its own RBA equal to the amount of the purchase payment plus any purchase payment credit. The total RBA when an additional purchase payment and purchase payment credit are added is the sum of the individual RBAs immediately prior to the receipt of the additional purchase payment, plus the RBA associated with the additional payment;
•	At step-up — (see “Elective Step-up” and “Annual Step-up” headings below).
•	When you make a partial withdrawal:
(a)	and all of your withdrawals in the current contract year, including the current withdrawal, are less than or equal to the GBP — the RBA becomes the RBA immediately prior to the partial withdrawal, less the partial withdrawal. Note that if the partial withdrawal is taken during the first three contract years, the RBA and the GBP are calculated after the reversal of any prior step-ups;
(b)	and all of your withdrawals in the current contract year, including the current withdrawal, are greater than the GBP — the following excess withdrawal processing will be applied to the RBA. Note that if the partial withdrawal is taken during the first three contract years, the RBA and the GBP are calculated after the reversal of any prior step-ups;
(c)	under the original rider after a step-up but before the third contract anniversary — the following excess withdrawal processing will be applied to the RBA. Note that the RBA and the GBP are calculated after the reversal of prior step-ups.
RBA Excess Withdrawal Processing
The RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the RBA immediately prior to the withdrawal, less the amount of the withdrawal.
If there have been multiple purchase payments, any reduction of the RBA will be taken out of each payment’s RBA in the following manner:
The withdrawal amount up to the remaining benefit payment (defined below) is taken out of each RBA bucket in proportion to its remaining benefit payment at the time of the withdrawal; and the withdrawal amount above the remaining benefit payment and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.
Guaranteed Benefit Payment
Under the original rider, the GBP is the amount you may withdraw under the terms of the rider in each contract year, subject to certain restrictions prior to the third anniversary.
Under the enhanced rider, the GBP is the withdrawal amount that you are entitled to take each contract year after the third anniversary until the RBA is depleted.
Under the original rider, the GBP is equal to 7% of the GBA. Under the enhanced rider, the GBP is the lesser of a) 7% of the GBA or (b) the RBA. Under both the original and enhanced riders, if you withdraw less than the GBP in a contract year, there is no carry over to the next contract year.
Remaining Benefit Payment
Under the original rider, at the beginning of each contract year, the remaining benefit payment (RBP) is set as the lesser of (a) the GBP, or (b) the RBA.
Under the enhanced rider, at the beginning of each contract year, during the first three contract years and prior to any withdrawal, the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%. At the beginning of any other contract year, each individual RBP is set equal to each individual GBP.
Each additional purchase payment has its own RBP established equal to that payment’s GBP. The total RBP is equal to the sum of the individual RBPs.
Whenever a partial withdrawal is made, the RBP equals the RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero.

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Elective Step-up (Under the Original Rider Only)
You have the option to increase the RBA, the GBA, the GBP and the RBP beginning with the first contract anniversary. An annual elective step-up option is available for 30 days after the contract anniversary. The elective step-up option allows you to step-up the remaining benefit amount and guaranteed benefit amount to the contract value on the valuation date we receive your written request to step-up.
The elective step-up is subject to the following rules:
•	if you do not take any withdrawals during the first three contract years, you may step-up annually beginning with the first contract anniversary;
•	if you take any withdrawals during the first three contract years, the annual elective step-up will not be available until the third contract anniversary;
•	if you step-up on the first or second contract anniversary but then take a withdrawal prior to the third contract anniversary, you will lose any prior step-ups and the withdrawal will be considered an excess withdrawal subject to the GBA and RBA excess withdrawal processing discussed under the “Guaranteed Benefit Amount” and “Remaining Benefit Amount” headings above, and to surrender charges; and
•	you may take withdrawals on or after the third contract anniversary without reversal of previous step-ups
You may elect a step-up only once each contract year within 30 days after the contract anniversary. Once a step-up has been elected, another step-up may not be elected until the next contract anniversary.
Rider A(1): You may only step-up if your contract value on the valuation date we receive your written request to step-up is greater than RBA. The elective step-up will be determined as follows:
•	The effective date of the elective step-up is the valuation date we receive your written request to step-up.
•	The RBA will be increased to an amount equal to the contract value on the valuation date we receive your written request to step-up.
•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step-up; or (b) the contract value on the valuation date we receive your written request to step-up.
•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the step-up; or (b) 7% of the GBA after the step-up.
•	The RBP will be increased to the lesser of (a) the RBA after the elective step-up; or (b) the GBP after the elective step-up.
Rider B(1): You may only step-up if your contract value is greater than RBA. The elective step-up will be determined as follows:
•	The effective date of the elective step-up is the contract anniversary.
•	The RBA will be increased to an amount equal to the contract anniversary value.
•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the elective step-up; or (b) the contract anniversary value.
•	The GBP will be increased to an amount equal to the greater of (a) the GBP immediately prior to the step-up; or (b) 7% of the GBA after the step-up.
•	The RBP will be increased to the lesser of (a) the RBA after the elective step-up; or (b) the GBP after the elective step-up.
(1)	Before April 29, 2005 we only offered Rider B. We began offering Rider A in states where it is approved and discontinued offering Rider B in those states, on April 29, 2005. If you purchased a contract with this optional benefit rider before April 29, 2005 the references to Rider B generally apply to your contract (see the rider attached to your contract for the actual terms of the benefit you purchased). If you purchased a contract on or after April 20, 2005 with this benefit, the version we offer you depends on which state you live in. The discussion about this benefit and how it works applies generally to both riders unless otherwise noted.
Annual Step-up (Under the Enhanced Rider Only)
Beginning with the first contract anniversary after you accept the enhanced rider, an increase of the RBA, the GBA, the GBP and the RBP may be available. A step-up does not create contract value, guarantee performance of any investment options, or provide a benefit that can be withdrawn or paid upon death. Rather, a step-up determines the current values of the GBA, RBA, GBP, and RBP, and may extend the payment period or increase allowable payment.
The annual step-up is subject to the following rules:
•	The annual step-up is available when the RBA would increase on the step-up date. The applicable step-up date depends on whether the annual step-up is applied on an automatic or elective basis.
•	If the application of the step does not increase the rider charge, the annual step-up will be automatically applied to your contract and the step-up date is the contract anniversary date.
•	If the application of the step-up would increase the rider charge (see the “Withdrawal Benefit Rider Fee” provision in the prospectus), the annual step-up is not automatically applied. Instead, you have the option to step-up for 30 days

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after the contract anniversary. If you exercise the elective annual step-up option, you will pay the rider charge in effect on the step-up date. If you wish to exercise the elective annual step-up option, we must receive a request from you or your investment professional. The step-up date is the date we receive your request to step-up. If your request is received after the close of business, the step-up date will be the next valuation day.
•	Only one step-up is allowed each contract year.
•	If you take any withdrawals during the first three contract years, any previously applied step-ups will be reversed and the annual step-up will not be available until the third contract anniversary;
•	You may take withdrawals on or after the third contract anniversary without reversal of previous step-ups. The annual step-up will be determined as follows:
•	The RBA will be increased to an amount equal to the contract value on the step-up date.
•	The GBA will be increased to an amount equal to the greater of (a) the GBA immediately prior to the annual step-up; or (b) the contract value on the step-up date.
•	The GBP will be calculated as described earlier, but based on the increased GBA and RBA.
•	The RBP will be reset as follows:
(a)	Prior to any withdrawals during the first three contract years, the RBP will not be affected by the step-up.
(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made during the current contract year, but not less than zero.
Spousal Continuation and Special Spousal Continuation Step-up
If a surviving spouse elects to continue the contract, this rider also continues. The spousal continuation step-up is in addition to the elective step-up or the annual step-up on contract anniversaries.
A surviving spouse may elect a spousal continuation step-up by written request within 30 days following the spouse’s election to continue the contract.
Under this step-up, the RBA will be reset to the greater of the RBA or the contract value on the valuation date we receive the spouse’s written request to step-up; the GBA will be reset to the greater of the GBA or the contract value on the same valuation date.
If a spousal continuation step-up is elected and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the valuation date we receive the written request to step-up.
It is our current administrative practice to process the spousal continuation step-up as described in the next paragraph; however, we reserve the right to discontinue the administrative practice and will give you 30 days’ written notice of any such change.
At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date the spousal continuation is effective. If not, the spouse must elect the step-up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step-up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.
Remaining Benefit Amount Payout Option
Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the Withdrawal Benefit.
Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).
This annuity payout option may also be elected by the beneficiary of a contract as a settlement option if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.

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If Contract Value Reduces to Less Than $600*
If the contract value reduces to less than $600 and the RBA remains greater than zero, the following will occur:
•	you will be paid according to the annuity payout option described above;
•	we will no longer accept additional purchase payments;
•	you will no longer be charged for the rider;
•	any attached death benefit riders will terminate; and
•	the death benefit becomes the remaining payments under the annuity payout option described above. If the contract value falls to zero and the RBA is depleted, the Withdrawal Benefit rider and the contract will terminate.
*	Under our current administrative practice, we allow the minimum contract value to be $0. Therefore, these limitations will only apply when the contract value is reduced to zero.
For an example, see Appendix C.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the settlement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon settlement but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your settlement date (after any rider charges have been deducted, plus or minus any applicable MVA, less any purchase payment credits subject to reversal and less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts and Taxes — Qualified Annuities — Annuity payouts.” If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and, the Special DCA fixed account is are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant’s age and, in most cases, the annuitant’s sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts at settlement.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month based on the performance of the funds. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the age and, when applicable, the sex of the annuitant. (Where required by law, we will use a unisex table of settlement rates.)
Table A shows the amount of the first variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the settlement date, we will substitute an annuity table based on an assumed 3.5% investment rate for the 5% Table A in the contract. The assumed investment rate affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment rate and payouts will decrease if the return is below the assumed investment rate. Using the 5% assumed interest rate Table A results in a higher initial payment, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.

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Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the settlement date:
•	Plan A — Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B — Life annuity with five, ten or 15 years certain: We make monthly payouts for a guaranteed payout period of five, ten or 15 years that you elect. This election will determine the length of the payout period to the beneficiary in the event the annuitant dies before the elected period expires. We calculate the guaranteed payout period from the settlement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.
•	Plan C — Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D — Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E — Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that an annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum.
 • Withdrawal Benefit — RBA Payout Option: If you have a Withdrawal Benefit rider under your contract, you may elect the Withdrawal Benefit RBA payout option as an alternative to the above annuity payout plans. This option may not be available if the contract is issued to qualify under Sections 403 or 408 of the Code. For such contracts, this option will be available only if the guaranteed payout period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using life expectancy tables published by IRS. Under this option, the amount payable each year will be equal to the future schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits — Withdrawal Benefit”). These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the settlement amount (less any annuity payments made and premium tax paid) in the event of the annuitant’s death, term certain installment plans with varying durations, and liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payouts. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payouts may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you must select a payout plan as of the settlement date set forth in your contract. You have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will generally meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or

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•	over a period certain not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitant’s settlement date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed. Contract values that you allocated to the fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)
Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before your annuity payouts begin, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.
Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.

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The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Settlement Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.
Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract

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within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.
Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.

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Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Settlement Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Purchase payment credits: These are considered earnings and are taxed accordingly when surrendered or paid out.
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.

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RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.
If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;

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•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
New contracts are not currently being offered.
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.
•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, 5.75% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and

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•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.

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Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the

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successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendices
The purpose of these appendices is to illustrate the operation of various contract features and riders and to provide condensed financial history disclosure regarding the subaccounts. In order to demonstrate these contract features and riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA account, fixed account and the fees and charges that apply to your contract.
The examples of the optional riders and death benefits in Appendix C include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional riders and death benefits operate, and do not take into account whether a particular optional rider or death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits and/or optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.

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Appendix A: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix B: Example — Surrender Charges
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a full surrender on a RAVA Advantage Plus contract with a ten-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you surrender the contract for its total value during the fourth contract year. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of full surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	120,000.00	80,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of the surrender
	PR =	100%	100%	=	the premium ratio
Step 4.	We calculate Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	100%	100%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	100,000.00	91,500.00
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	100,000.00	91,500.00
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	7,000.00	6,405.00

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		Contract with Gain	Contract with Loss
Step 6.	We calculate the Net Surrender Value:	120,000.00	80,000.00
	Contract Value Surrendered:	(7,000.00)	(6,405.00)
	Contract Charge (assessed upon full surrender):	(50.00)	(50.00)
	Net Full Surrender Proceeds:	112,950.00	73,545.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a partial surrender on a RAVA Advantage Plus contract with a ten-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you request a gross partial surrender of $50,000 during the fourth contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of partial surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	50,000.00	50,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of surrender
	PR =	30%	58%	=	the premium ratio

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		Contract with Gain	Contract with Loss
Step 4.	We calculate the Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	30%	58%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	30,000.00	53,108.39	=	chargeable purchase payments being surrendered
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	30,000.00	53,108.39
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	2,100	3,718
Step 6.	We calculate the Net Surrender Value:
	Contract Value Surrendered:	50,000.00	50,000.00
	Surrender Charge:	(2,100.00)	(3,717.59)
	Net Partial Surrender Proceeds:	47,900.00	46,282.41
Full surrender charge calculation — three-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a full surrender on a RAVA Select Plus contract with a three-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you surrender the contract for its total value during the second contract year. The surrender charge percentage in the year after a purchase payment is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of full surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the Contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA and Amount Free that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    87

		Contract with Gain	Contract with Loss
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	120,000.00	80,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of the surrender
	PR =	100%	100%
Step 4.	We calculate Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	100%	100%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	100,000.00	91,500.00
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	100,000.00	91,500.00
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	7,000.00	6,405.00
Step 6.	We calculate the Net Surrender Value:	120,000.00	80,000.00
	Contract Value Surrendered:	(7,000.00)	(6,405.00)
	Contract Charge (assessed upon full surrender):	(50.00)	(50.00)
	Net Full Surrender Proceeds:	112,950.00	73,545.00
Partial surrender charge calculation — three-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a partial surrender on a RAVA Select Plus contract with a three-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you request a gross partial surrender of $50,000 during the second contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of partial surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00

88    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

		Contract with Gain	Contract with Loss
Step 2.	We determine the Amount Free that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	50,000.00	50,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of surrender
	PR =	30%	58%	=	the premium ratio
Step 4.	We calculate the Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	30%	58%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	30,000.00	53,108.39	=	chargeable purchase payments being surrendered
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	30,000.00	53,108.39
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	2,100	3,718
Step 6.	We calculate the Net Surrender Value:
	Contract Value Surrendered:	50,000.00	50,000.00
	Surrender Charge:	(2,100.00)	(3,717.59)
	Net Partial Surrender Proceeds:	47,900.00	46,282.41

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Appendix C: Example — Optional Benefits
Example — Accumulation Benefit
The following example shows how the Accumulation Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Benefit rider) with a payment of $100,000. No purchase payment credit applies.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option.
•	The Accumulation Benefit rider fee is 0.60%.

End of Contract Year	Assumed Net Rate of Return	Partial Surrender (Beginning of Year)	Adjusted Partial Surrender	MCAV	Accumulation Benefit Amount	Contract Value
1	12%	0	0	100,000	0	111,328
2	15%	0	0	102,422	0	127,259
3	3%	0	0	104,861	0	130,290
4	–8%	0	0	104,861	0	119,148
5	–15%	0	0	104,861	0	100,647
6	20%	2,000	2,084	102,778	0	117,666
7	15%	0	0	108,252	0	134,504
8	–10%	0	0	108,252	0	120,327
9	–20%	5,000	4,498	103,754	0	91,639
10	–12%	0	0	103,754	23,734	103,754
Example — Withdrawal Benefit
The following example shows how the Withdrawal Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the RAVA Select Plus contract (with the Withdrawal Benefit rider) with a payment of $100,000. No purchase payment credit applies.
•	You make no additional purchase payments.
•	The contract earns a net return of –5%.
•	The Withdrawal Benefit rider fee is 0.60%.
•	You take withdrawals equal to the GBP (which is 7% of the GBA or $7,000) at the beginning of each contract year until the RBA is exhausted.

Contract Year	Contract Value (Beginning of Year)	Withdrawal (Beginning of Year)	Contract Value (End of Year)	GBA	RBA
1	$ 100,000	$ 7,000	$ 87,820	$ 100,000	$ 93,000
2	87,820	7,000	76,318	100,000	86,000
3	76,318	7,000	65,457	100,000	79,000
4	65,457	7,000	55,201	100,000	72,000
5	55,201	7,000	45,516	100,000	65,000
6	45,516	7,000	36,371	100,000	58,000
7	36,371	7,000	27,735	100,000	51,000
8	27,735	7,000	19,550	100,000	44,000
9	19,550	7,000	11,821	100,000	37,000
10	11,821	7,000	4,523	100,000	30,000
11	4,523	7,000	0	100,000	23,000
12	0	7,000	0	100,000	16,000
13	0	7,000	0	100,000	9,000
14	0	7,000	0	100,000	2,000
15	0	2,000	0	100,000	0

90    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Example — ROPP Death Benefit
•	You purchase the contract (with the ROPP rider) with a payment of $20,000.
•	The contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments	$20,000
minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =	–1,667
$18,000
for a death benefit of:	$18,333
Example — MAV Death Benefit
•	You purchase the contract (with the MAV rider) with a payment of $20,000.
•	On the first contract anniversary the contract value grows to $24,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender, leaving a contract value of $20,500.

We calculate the death benefit as follows:
The maximum anniversary value immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial surrenders:
Greatest of your contract anniversary contract values:	$24,000
plus purchase payments made since that anniversary:	+0
minus adjusted partial surrenders, calculated as:
$1,500 × $24,000 =	–1,636
$22,000
for a death benefit of:	$22,364
Example — 5-Year MAV Death Benefit
•	You purchase the contract (with the 5-Year MAV rider) with a payment of $20,000.
•	On the fifth contract anniversary the contract value grows to $30,000.
•	During the sixth contract year the contract value falls to $25,000, at which point you take a $1,500 partial surrender, leaving a contract value of $23,500.

We calculate the death benefit as follows:
The maximum 5-year anniversary value immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial surrenders:
Greatest of your 5-year contract anniversary contract values:	$30,000
plus purchase payments made since that anniversary:	+0
minus adjusted partial surrenders, calculated as:
$1,500 × $30,000 =	–1,800
$25,000
for a death benefit of:	$28,200
Example — EEB Death Benefit
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the EEB.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value less purchase payment credits reversed, or $104,000. You have not reached the first contract anniversary so the EEB does not provide any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the EEB which equals 40% of earnings at death (MAV death benefit amount minus payments not previously surrendered):
0.40 × ($110,000 – $100,000) =	+4,000

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Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the EEB (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 × $110,000)	=	$57,619
	$105,000
plus the EEB (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the EEB (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value less purchase payment credits reversed)	$250,000
plus the EEB (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the EEB changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the EEB which equals 40% of earnings at death (the standard death benefit amount minus payments not previously surrendered):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$ 308,700
Example — EEP Death Benefit
•	You purchase the contract with an exchange purchase payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the EEP.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit amount, which is the contract value less purchase payment credits reversed, or $104,000. You have not reached the first contract anniversary so neither the EEP Part I nor Part II provides any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the EEP Part II does not provide any additional benefit at this time. The death benefit equals:

MAV death benefit amount (contract value):	$110,000

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plus the EEP Part I which equals 40% of earnings at death (the MAV death benefit amount minus purchase payments not previously surrendered):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the EEP Part I (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
plus the EEP Part II which in the third contract year
equals 10% of exchange purchase payments identified at issue and not previously surrendered:
0.10 × $100,000 =	+10,000
Total death benefit of:	$124,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 - $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

	MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 × $110,000) =	$57,619
	$105,000
	plus the EEP Part I (40% of earnings at death):
	0.40 × ($57,619 – $55,000) =	+1,048
	plus the EEP Part II which in the third contract year
	equals 10% of exchange purchase payments identified at issue and not previously surrendered:
	0.10 × $55,000 =	+5,500
	Total death benefit of:	$64,167
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $64,167. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the EEP also reaches its maximum of 20%. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the EEP Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the EEP Part II which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered: 0.20 × $55,000 =	+11,000
Total death benefit of:	$266,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on either the EEP Part I or EEP Part II. The death benefit equals:

MAV death benefit amount (contract value less purchase payment credits reversed):	$250,000
plus the EEP Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the EEP Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and Not previously surrendered: 0.20 × $55,000 =	+11,000
Total death benefit of:	$316,000

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    93

•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the EEP Part I changes but the value of the EEP Part II remains constant. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
the EEP Part I which equals 40% of earnings at death (the MAV death benefit minus payments not previously surrendered):
0.40 × ($250,500 – $105,000) =	+58,200
plus the EEP Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue And not previously surrendered: 0.20 × $55,000 =	+11,000
Total death benefit of:	$ 319,700

94    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Appendix D: Example — Withdrawal Benefit Riders: Electing Step-up or Spousal Continuation Step-up
Assumptions:
This example assumes that the covered person (for joint life, younger covered spouse) is 65 or older and there are no additional purchase payments or withdrawals.
•	You own a RiverSource variable annuity with a withdrawal benefit rider. You are currently invested in the Variable Portfolio — Moderately Aggressive Portfolio (Class 2) (a Portfolio Navigator fund) with a current rider fee of 0.65%.
Your Contract Value (CV) is $100,000 and your withdrawal benefit rider currently provides the following benefits:
1)	You can withdraw $6,000 a year for the rest of your life. This is your Annual Lifetime Payment, or
2)	You can withdraw $7,000 a year until you have withdrawn a total of $100,000. This is your Guaranteed Benefit Payment.
Based on your current CV, you will pay a rider fee of approximately $650 on your next annuity contract anniversary.
•	The annual fee for this rider has increased to 0.95% for clients invested in the Variable Portfolio — Moderately Aggressive Portfolio (Class 2).
The following compares certain options available to you. Changes to rider values or fees are presented for two different scenarios where your CV increases to either $110,000 or $101,000 over the contract year:
1)	Elect to lock in your contract gains to your benefit values (step-up):

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$600	$ 60
Increase in Guaranteed Benefit Payment	$700	$70
Increase in Annual Rider Fee	0.30%	0.30%
Increase in Annual Contract Charge	$330	$303
Automatic Step-ups will continue on your next anniversary (if available under your rider).
2)	Do not elect to lock in your contract gains (no step-up):

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$0	$0
Increase in Guaranteed Benefit Payment	$0	$0
Increase in Annual Rider Fee	0%	0%
Increase in Annual Contract Charge	$65	$6.50
Your rider fee will not change, although the dollar amount of your annual charge will change as your CV changes. On your next anniversary, you will again have the option to elect the step-up (lock in contract gains)
3)	Move to one of the Portfolio Stabilizer funds and elect the step-up:

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$600	$60
Increase in Guaranteed Benefit Payment	$700	$70
Increase in Annual Rider Fee	0%	0%
Increase in Annual Contract Charge	$65	$6.50
Your rider fee will not change, although the dollar amount of your annual charge will change as your CV changes. Automatic Step-ups will continue on your next anniversary (if available under your rider).
The above example is for illustrative purposes only. The assumptions and calculations used are not intended to be consistent with any one rider, but instead are intended to provide an idea of how different scenarios would operate. Your specific rider may use different calculations for fees or have different benefits available. For a full description and rules applicable to step-up options under your rider, please see the “Optional Living Benefits” section.
Electing to step-up may result in different increases to the annual rider charge relative to the increase in your rider values. You should weigh the resulting increased charge due to the step-up versus the increases to your benefits to determine the option that is best for you.

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    95

Appendix E: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.55% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.17	$1.27	$1.12	$1.09	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.34	$1.17	$1.27	$1.12	$1.09	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	67	67	70	68	69	39	46	33	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (11/1/2005)
Accumulation unit value at beginning of period	$2.20	$1.71	$1.91	$1.41	$1.43	$1.40	$1.34	$1.10	$0.97	$1.28
Accumulation unit value at end of period	$3.05	$2.20	$1.71	$1.91	$1.41	$1.43	$1.40	$1.34	$1.10	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	11	13	13	11	22	24	34	37	48	60

AB VPS Growth and Income Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$2.94	$2.39	$2.55	$2.16	$1.96	$1.94	$1.79	$1.33	$1.14	$1.08
Accumulation unit value at end of period	$2.99	$2.94	$2.39	$2.55	$2.16	$1.96	$1.94	$1.79	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	215	228	158	189	201	243	196	213	310	314

AB VPS International Value Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$1.98	$1.70	$2.23	$1.79	$1.81	$1.78	$1.91	$1.57	$1.38	$1.72
Accumulation unit value at end of period	$2.01	$1.98	$1.70	$2.23	$1.79	$1.81	$1.78	$1.91	$1.57	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	243	278	331	314	356	518	527	675	856	982

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.98	$0.82	$1.01	$1.03	$0.73	$1.19	$1.07	$1.00	—	—
Accumulation unit value at end of period	$0.73	$0.98	$0.82	$1.01	$1.03	$0.73	$1.19	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138	218	304	286	318	513	440	223	—	—

American Century VP International, Class II (8/13/2001)
Accumulation unit value at beginning of period	$2.19	$1.72	$2.04	$1.57	$1.67	$1.67	$1.78	$1.47	$1.22	$1.39
Accumulation unit value at end of period	$2.74	$2.19	$1.72	$2.04	$1.57	$1.67	$1.67	$1.78	$1.47	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	64	48	216	211	312	286	281	141	48	48

American Century VP Mid Cap Value, Class II (5/1/2007)
Accumulation unit value at beginning of period	$2.59	$2.02	$2.34	$2.11	$1.73	$1.76	$1.53	$1.18	$1.02	$1.04
Accumulation unit value at end of period	$2.61	$2.59	$2.02	$2.34	$2.11	$1.73	$1.76	$1.53	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	126	154	185	259	217	155	425	445	385	101

American Century VP Ultra®, Class II (11/1/2005)
Accumulation unit value at beginning of period	$3.47	$2.60	$2.60	$1.98	$1.91	$1.81	$1.65	$1.21	$1.07	$1.07
Accumulation unit value at end of period	$5.16	$3.47	$2.60	$2.60	$1.98	$1.91	$1.81	$1.65	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	93	96	165	160	164	199	189	81	80	98

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.47	$2.75	$3.05	$2.82	$2.36	$2.47	$2.20	$1.68	$1.48	$1.47
Accumulation unit value at end of period	$3.48	$3.47	$2.75	$3.05	$2.82	$2.36	$2.47	$2.20	$1.68	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	104	116	152	156	198	296	329	374	431	570

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.37	$1.21	$1.17	$1.19	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.77	$1.47	$1.26	$1.37	$1.21	$1.17	$1.19	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	82	65	106	167	96	82	155	130	103	—

Calvert VP SRI Balanced Portfolio – Class I (5/1/2000)
Accumulation unit value at beginning of period	$2.24	$1.81	$1.87	$1.68	$1.56	$1.61	$1.47	$1.26	$1.14	$1.10
Accumulation unit value at end of period	$2.56	$2.24	$1.81	$1.87	$1.68	$1.56	$1.61	$1.47	$1.26	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	153	158	—	—	—	2	2	2	5	6

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$3.09	$2.45	$2.38	$1.93	$1.83	$1.93	$1.86	$1.27	$1.07	$1.06
Accumulation unit value at end of period	$4.41	$3.09	$2.45	$2.38	$1.93	$1.83	$1.93	$1.86	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	43	77	146	117	113	107	101	46	73	49

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.59	$2.13	$2.27	$1.99	$1.88	$1.86	$1.70	$1.41	$1.24	$1.22
Accumulation unit value at end of period	$3.03	$2.59	$2.13	$2.27	$1.99	$1.88	$1.86	$1.70	$1.41	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	618	643	605	734	750	530	441	428	363	580

96    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.57	$0.53	$0.62	$0.61	$0.55	$0.73	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.56	$0.57	$0.53	$0.62	$0.61	$0.55	$0.73	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8	46	73	40	34	4	1	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.17	$1.64	$1.82	$1.50	$1.39	$1.36	$1.22	$1.00	—	—
Accumulation unit value at end of period	$2.63	$2.17	$1.64	$1.82	$1.50	$1.39	$1.36	$1.22	—	—
Number of accumulation units outstanding at end of period (000 omitted)	195	190	238	352	374	385	191	42	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.34	$1.89	$1.97	$1.60	$1.49	$1.49	$1.30	$0.97	$0.86	$0.82
Accumulation unit value at end of period	$2.65	$2.34	$1.89	$1.97	$1.60	$1.49	$1.49	$1.30	$0.97	$0.86
Number of accumulation units outstanding at end of period (000 omitted)	153	164	216	197	261	366	359	386	508	464

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.62	$2.93	$3.13	$2.76	$2.44	$2.53	$2.31	$1.83	$1.62	$1.71
Accumulation unit value at end of period	$3.63	$3.62	$2.93	$3.13	$2.76	$2.44	$2.53	$2.31	$1.83	$1.62
Number of accumulation units outstanding at end of period (000 omitted)	472	533	790	875	953	1,139	1,308	1,443	1,536	1,770

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.01	$1.10	$0.99	$0.90	$0.91	$0.91	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.13	$1.01	$1.10	$0.99	$0.90	$0.91	$0.91	—	—
Number of accumulation units outstanding at end of period (000 omitted)	765	850	634	450	124	101	89	43	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$3.46	$2.65	$3.40	$2.32	$2.23	$2.46	$2.53	$2.59	$2.16	$2.75
Accumulation unit value at end of period	$4.59	$3.46	$2.65	$3.40	$2.32	$2.23	$2.46	$2.53	$2.59	$2.16
Number of accumulation units outstanding at end of period (000 omitted)	409	453	581	635	574	695	703	738	743	843

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.85	$1.67	$1.78	$1.69	$1.72	$1.84	$1.84	$2.01	$1.90	$1.82
Accumulation unit value at end of period	$1.92	$1.85	$1.67	$1.78	$1.69	$1.72	$1.84	$1.84	$2.01	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	154	184	199	235	349	392	578	726	1,005	1,122

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.22	$1.20	$1.19	$1.19	$1.20	$1.21	$1.21	$1.22	$1.23	$1.23
Accumulation unit value at end of period	$1.21	$1.22	$1.20	$1.19	$1.19	$1.20	$1.21	$1.21	$1.22	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	1,790	268	3,187	2,776	243	493	825	441	309	514

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.07	$2.64	$2.77	$2.62	$2.36	$2.40	$2.32	$2.20	$1.91	$1.82
Accumulation unit value at end of period	$3.25	$3.07	$2.64	$2.77	$2.62	$2.36	$2.40	$2.32	$2.20	$1.91
Number of accumulation units outstanding at end of period (000 omitted)	186	316	455	477	540	650	740	847	722	695

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$2.49	$2.15	$2.25	$2.13	$1.93	$1.96	$1.90	$1.82	$1.59	$1.51
Accumulation unit value at end of period	$2.61	$2.49	$2.15	$2.25	$2.13	$1.93	$1.96	$1.90	$1.82	$1.59
Number of accumulation units outstanding at end of period (000 omitted)	303	353	525	717	968	934	984	924	2,007	1,306

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.17	$2.00	$2.01	$1.95	$1.87	$1.88	$1.79	$1.85	$1.73	$1.63
Accumulation unit value at end of period	$2.43	$2.17	$2.00	$2.01	$1.95	$1.87	$1.88	$1.79	$1.85	$1.73
Number of accumulation units outstanding at end of period (000 omitted)	708	690	585	605	648	976	1,053	1,574	2,726	2,923

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.00	$1.48	$1.55	$1.22	$1.21	$1.12	$0.99	$0.76	$0.64	$0.66
Accumulation unit value at end of period	$2.67	$2.00	$1.48	$1.55	$1.22	$1.21	$1.12	$0.99	$0.76	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	630	640	784	812	837	1,330	1,230	1,278	1,240	1,358

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.67	$2.05	$2.16	$1.79	$1.62	$1.61	$1.43	$1.09	$0.95	$0.94
Accumulation unit value at end of period	$3.13	$2.67	$2.05	$2.16	$1.79	$1.62	$1.61	$1.43	$1.09	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	215	221	210	247	265	774	255	185	209	127

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.04	$0.97	$0.98	$0.96	$0.92	$0.95	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.04	$0.97	$0.98	$0.96	$0.92	$0.95	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	457	208	13	79	37	48	—	—	—	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.25	$1.05	$1.12	$1.01	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.25	$1.05	$1.12	$1.01	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	35	1	13	63	98	83	189	—	—	—

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    97

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (5/1/2001)
Accumulation unit value at beginning of period	$3.40	$2.53	$2.68	$2.19	$2.16	$2.06	$1.93	$1.48	$1.34	$1.58
Accumulation unit value at end of period	$4.57	$3.40	$2.53	$2.68	$2.19	$2.16	$2.06	$1.93	$1.48	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	71	90	110	76	74	77	72	90	128	124

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.56	$1.25	$1.51	$1.20	$1.28	$1.23	$1.35	$1.11	$0.95	$1.09
Accumulation unit value at end of period	$1.69	$1.56	$1.25	$1.51	$1.20	$1.28	$1.23	$1.35	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	180	206	443	450	658	411	396	323	346	363

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.14	$2.50	$2.87	$2.38	$2.00	$2.12	$1.91	$1.40	$1.18	$1.21
Accumulation unit value at end of period	$3.34	$3.14	$2.50	$2.87	$2.38	$2.00	$2.12	$1.91	$1.40	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	58	70	70	52	115	211	272	282	205	198

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (5/2/2005)
Accumulation unit value at beginning of period	$3.13	$2.39	$2.78	$2.46	$2.17	$2.30	$2.06	$1.50	$1.28	$1.40
Accumulation unit value at end of period	$3.34	$3.13	$2.39	$2.78	$2.46	$2.17	$2.30	$2.06	$1.50	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	164	185	223	224	259	342	346	370	385	467

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.73	$3.19	$3.67	$3.29	$2.91	$3.02	$2.87	$1.94	$1.66	$1.82
Accumulation unit value at end of period	$4.04	$3.73	$3.19	$3.67	$3.29	$2.91	$3.02	$2.87	$1.94	$1.66
Number of accumulation units outstanding at end of period (000 omitted)	17	30	81	87	98	100	176	127	126	152

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.65	$1.55	$1.54	$1.50	$1.47	$1.46	$1.39	$1.42	$1.41	$1.39
Accumulation unit value at end of period	$1.72	$1.65	$1.55	$1.54	$1.50	$1.47	$1.46	$1.39	$1.42	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	72	68	56	101	530	984	1,089	234	494	1,843

Credit Suisse Trust – Commodity Return Strategy Portfolio (5/1/2006)
Accumulation unit value at beginning of period	$0.50	$0.47	$0.54	$0.53	$0.48	$0.64	$0.78	$0.87	$0.90	$1.03
Accumulation unit value at end of period	$0.49	$0.50	$0.47	$0.54	$0.53	$0.48	$0.64	$0.78	$0.87	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	184	254	364	386	429	460	478	635	624	617

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$1.66	$1.55	$1.56	$1.53	$1.42	$1.45	$1.34	$1.43	$1.36	$1.24
Accumulation unit value at end of period	$1.80	$1.66	$1.55	$1.56	$1.53	$1.42	$1.45	$1.34	$1.43	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	466	486	361	399	416	465	466	581	768	1,132

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.23	$1.06	$1.27	$1.04	$1.00	$1.05	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.23	$1.06	$1.27	$1.04	$1.00	$1.05	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	5	17	60	26	281	10	3	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.78	$1.36	$1.40	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.34	$1.78	$1.36	$1.40	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	315	404	541	507	618	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.62	$2.84	$3.18	$2.76	$2.30	$2.31	$2.07	$1.53	$1.32	$1.42
Accumulation unit value at end of period	$3.88	$3.62	$2.84	$3.18	$2.76	$2.30	$2.31	$2.07	$1.53	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	91	136	93	83	140	143	132	173	125	127

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.03	$1.00	$1.00	$1.00	$1.00	$1.00	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$1.03	$1.00	$1.00	$1.00	$1.00	$1.00	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19	13	23	17	4	1	110	—	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.09	$0.96	$1.07	$1.00	$0.96	$1.03	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.14	$1.09	$0.96	$1.07	$1.00	$0.96	$1.03	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4	19	19	27	84	221	265	160	60	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (5/1/2006)
Accumulation unit value at beginning of period	$1.54	$1.44	$1.45	$1.41	$1.30	$1.32	$1.32	$1.28	$1.20	$1.18
Accumulation unit value at end of period	$1.56	$1.54	$1.44	$1.45	$1.41	$1.30	$1.32	$1.32	$1.28	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	603	1,509	1,650	1,997	2,210	1,326	1,701	3,678	1,490	1,730

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.73	$2.09	$2.25	$1.86	$1.74	$1.74	$1.57	$1.20	$1.04	$1.08
Accumulation unit value at end of period	$3.53	$2.73	$2.09	$2.25	$1.86	$1.74	$1.74	$1.57	$1.20	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	750	807	923	1,064	1,286	1,842	1,783	1,861	2,280	2,496

98    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Growth & Income Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.07	$2.38	$2.63	$2.27	$1.97	$2.03	$1.85	$1.40	$1.19	$1.18
Accumulation unit value at end of period	$3.28	$3.07	$2.38	$2.63	$2.27	$1.97	$2.03	$1.85	$1.40	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	49	73	84	98	102	117	148	338	454	438

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.97	$4.06	$4.79	$4.00	$3.59	$3.67	$3.48	$2.58	$2.26	$2.55
Accumulation unit value at end of period	$5.83	$4.97	$4.06	$4.79	$4.00	$3.59	$3.67	$3.48	$2.58	$2.26
Number of accumulation units outstanding at end of period (000 omitted)	250	289	459	505	589	823	762	894	1,062	1,077

Fidelity ® VIP Overseas Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.36	$1.86	$2.20	$1.71	$1.81	$1.76	$1.93	$1.49	$1.25	$1.52
Accumulation unit value at end of period	$2.71	$2.36	$1.86	$2.20	$1.71	$1.81	$1.76	$1.93	$1.49	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	122	148	201	215	212	343	320	359	344	464

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.10	$1.14	$1.06	$0.99	$1.01	$0.99	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.10	$1.14	$1.06	$0.99	$1.01	$0.99	—	—
Number of accumulation units outstanding at end of period (000 omitted)	666	711	323	240	44	91	43	59	—	—

Franklin Global Real Estate VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$3.61	$2.96	$3.20	$2.91	$2.91	$2.91	$2.54	$2.50	$1.97	$2.10
Accumulation unit value at end of period	$3.40	$3.61	$2.96	$3.20	$2.91	$2.91	$2.91	$2.54	$2.50	$1.97
Number of accumulation units outstanding at end of period (000 omitted)	110	124	200	216	347	369	255	182	170	163

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.40	$1.22	$1.28	$1.17	$1.03	$1.12	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.40	$1.22	$1.28	$1.17	$1.03	$1.12	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27	54	69	112	143	318	271	25	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.69	$2.20	$2.44	$2.26	$1.96	$2.07	$1.95	$1.53	$1.34	$1.36
Accumulation unit value at end of period	$2.54	$2.69	$2.20	$2.44	$2.26	$1.96	$2.07	$1.95	$1.53	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	48	43	117	171	172	205	163	147	255	264

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.75	$4.58	$5.28	$4.80	$3.71	$4.03	$4.02	$2.97	$2.52	$2.64
Accumulation unit value at end of period	$6.02	$5.75	$4.58	$5.28	$4.80	$3.71	$4.03	$4.02	$2.97	$2.52
Number of accumulation units outstanding at end of period (000 omitted)	121	128	172	180	215	221	321	286	301	212

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$6.16	$4.71	$5.29	$4.79	$4.24	$4.69	$4.15	$3.14	$2.67	$2.86
Accumulation unit value at end of period	$6.64	$6.16	$4.71	$5.29	$4.79	$4.24	$4.69	$4.15	$3.14	$2.67
Number of accumulation units outstanding at end of period (000 omitted)	178	189	244	261	313	383	393	406	448	611

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.95	$0.88	$0.96	$0.91	$0.92	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$1.01	$0.95	$0.88	$0.96	$0.91	$0.92	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	198	196	278	389	410	410	54	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$2.86	$2.30	$2.46	$2.00	$1.81	$1.82	$1.57	$1.15	$1.01	$0.98
Accumulation unit value at end of period	$3.34	$2.86	$2.30	$2.46	$2.00	$1.81	$1.82	$1.57	$1.15	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	232	275	426	415	329	405	495	466	546	592

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.51	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	195	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.36	$2.57	$2.98	$2.20	$2.21	$2.15	$2.12	$1.67	$1.39	$1.53
Accumulation unit value at end of period	$4.25	$3.36	$2.57	$2.98	$2.20	$2.21	$2.15	$2.12	$1.67	$1.39
Number of accumulation units outstanding at end of period (000 omitted)	194	201	233	205	305	381	389	443	349	429

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.86	$1.69	$1.78	$1.69	$1.60	$1.65	$1.62	$1.63	$1.45	$1.45
Accumulation unit value at end of period	$1.91	$1.86	$1.69	$1.78	$1.69	$1.60	$1.65	$1.62	$1.63	$1.45
Number of accumulation units outstanding at end of period (000 omitted)	811	829	964	986	1,236	1,552	2,503	2,994	3,277	3,125

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.53	$2.81	$3.16	$2.79	$2.39	$2.55	$2.30	$1.64	$1.41	$1.45
Accumulation unit value at end of period	$4.20	$3.53	$2.81	$3.16	$2.79	$2.39	$2.55	$2.30	$1.64	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	198	197	206	229	206	335	342	337	360	394

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    99

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.51	$1.85	$1.94	$1.53	$1.51	$1.45	$1.35	$0.97	$1.00	—
Accumulation unit value at end of period	$3.55	$2.51	$1.85	$1.94	$1.53	$1.51	$1.45	$1.35	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	44	36	54	51	29	28	40	78	283	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.11	$1.19	$1.09	$0.99	$1.04	$0.99	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.27	$1.11	$1.19	$1.09	$0.99	$1.04	$0.99	—	—
Number of accumulation units outstanding at end of period (000 omitted)	66	197	206	206	291	313	316	130	—	—

Invesco V.I. Comstock Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$2.91	$2.34	$2.69	$2.30	$1.97	$2.12	$1.95	$1.45	$1.22	$1.26
Accumulation unit value at end of period	$2.86	$2.91	$2.34	$2.69	$2.30	$1.97	$2.12	$1.95	$1.45	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	278	293	420	430	507	519	554	557	670	788

Invesco V.I. Diversified Dividend Fund, Series I Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.27	$1.83	$1.99	$1.84	$1.61	$1.59	$1.42	$1.09	$0.92	$1.00
Accumulation unit value at end of period	$2.26	$2.27	$1.83	$1.99	$1.84	$1.61	$1.59	$1.42	$1.09	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	57	82	99	157	127	145	160	191	149	100

Invesco V.I. Health Care Fund, Series II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.96	$2.26	$2.25	$1.96	$2.23	$2.18	$1.84	$1.32	$1.10	$1.07
Accumulation unit value at end of period	$3.37	$2.96	$2.26	$2.25	$1.96	$2.23	$2.18	$1.84	$1.32	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	285	225	302	282	278	288	158	149	117	103

Invesco V.I. International Growth Fund, Series II Shares (11/1/2005)
Accumulation unit value at beginning of period	$2.20	$1.72	$2.04	$1.67	$1.69	$1.75	$1.76	$1.49	$1.30	$1.40
Accumulation unit value at end of period	$2.49	$2.20	$1.72	$2.04	$1.67	$1.69	$1.75	$1.76	$1.49	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	135	175	228	289	290	372	272	249	273	294

Invesco V.I. Technology Fund, Series I Shares (8/13/2001)
Accumulation unit value at beginning of period	$2.44	$1.81	$1.82	$1.36	$1.38	$1.29	$1.17	$0.94	$0.85	$0.90
Accumulation unit value at end of period	$3.55	$2.44	$1.81	$1.82	$1.36	$1.38	$1.29	$1.17	$0.94	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	472	382	391	331	321	368	435	445	477	506

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.11	$1.18	$1.00	$1.04	$1.14	$1.21	$1.00	—	—
Accumulation unit value at end of period	$1.52	$1.34	$1.11	$1.18	$1.00	$1.04	$1.14	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	102	117	16	14	14	154	148	142	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.21	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.37	$1.21	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	319	309	199	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.05	$1.07	$1.04	$1.02	$1.03	$0.99	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.14	$1.05	$1.07	$1.04	$1.02	$1.03	$0.99	—	—
Number of accumulation units outstanding at end of period (000 omitted)	127	28	28	46	189	210	208	—	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.68	$2.00	$2.07	$1.63	$1.63	$1.56	$1.39	$1.08	$0.92	$0.98
Accumulation unit value at end of period	$3.54	$2.68	$2.00	$2.07	$1.63	$1.63	$1.56	$1.39	$1.08	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	58	104	148	176	246	309	266	328	387	461

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.53	$1.30	$1.40	$1.17	$1.14	$1.15	$1.13	$1.00	—	—
Accumulation unit value at end of period	$1.53	$1.53	$1.30	$1.40	$1.17	$1.14	$1.15	$1.13	—	—
Number of accumulation units outstanding at end of period (000 omitted)	133	117	131	127	116	90	44	6	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.82	$1.31	$1.31	$1.03	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.22	$1.82	$1.31	$1.31	$1.03	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	150	177	100	144	172	143	—	—	—	—

MFS ® New Discovery Series – Service Class (5/1/2000)
Accumulation unit value at beginning of period	$3.39	$2.41	$2.47	$1.97	$1.82	$1.87	$2.03	$1.44	$1.20	$1.35
Accumulation unit value at end of period	$4.91	$3.39	$2.41	$2.47	$1.97	$1.82	$1.87	$2.03	$1.44	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	128	123	82	83	148	158	156	173	89	131

MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.46	$3.59	$3.59	$3.15	$2.85	$3.36	$3.00	$2.51	$2.23	$2.11
Accumulation unit value at end of period	$4.69	$4.46	$3.59	$3.59	$3.15	$2.85	$3.36	$3.00	$2.51	$2.23
Number of accumulation units outstanding at end of period (000 omitted)	203	210	296	323	386	518	601	684	584	543

100    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.24	$2.33	$2.12	$1.54	$1.70	$1.81	$1.79	$1.31	$1.21	$1.31
Accumulation unit value at end of period	$8.13	$3.24	$2.33	$2.12	$1.54	$1.70	$1.81	$1.79	$1.31	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	131	143	112	116	125	131	172	192	241	300

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.41	$1.55	$1.42	$1.38	$1.41	$1.25	$1.22	$0.94	$1.06
Accumulation unit value at end of period	$1.41	$1.66	$1.41	$1.55	$1.42	$1.38	$1.41	$1.25	$1.22	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	74	138	203	205	219	346	337	343	314	467

Neuberger Berman AMT International Equity Portfolio (Class S) (5/1/2006)
Accumulation unit value at beginning of period	$1.40	$1.10	$1.34	$1.06	$1.09	$1.07	$1.12	$0.95	$0.81	$0.93
Accumulation unit value at end of period	$1.57	$1.40	$1.10	$1.34	$1.06	$1.09	$1.07	$1.12	$0.95	$0.81
Number of accumulation units outstanding at end of period (000 omitted)	33	57	78	102	254	307	299	275	165	154

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.04	$0.91	$0.98	$0.92	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.12	$1.04	$0.91	$0.98	$0.92	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	81	79	77	78	77	30	1	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.75	$1.58	$1.68	$1.49	$1.33	$1.47	$1.47	$1.48	$1.29	$1.27
Accumulation unit value at end of period	$1.88	$1.75	$1.58	$1.68	$1.49	$1.33	$1.47	$1.47	$1.48	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	149	183	194	192	218	279	321	414	688	700

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.25	$1.08	$1.15	$1.01	$0.98	$0.99	$0.95	$1.03	$1.00	—
Accumulation unit value at end of period	$1.45	$1.25	$1.08	$1.15	$1.01	$0.98	$0.99	$0.95	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	—	4	4	4	4	4	4	4	54	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.05	$1.06	$1.02	$1.00	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.13	$1.05	$1.06	$1.02	$1.00	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	491	476	33	58	71	68	63	—	—	—

Putnam VT Global Health Care Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$3.47	$2.68	$2.71	$2.36	$2.68	$2.50	$1.97	$1.40	$1.15	$1.17
Accumulation unit value at end of period	$4.01	$3.47	$2.68	$2.71	$2.36	$2.68	$2.50	$1.97	$1.40	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	116	113	141	163	147	162	113	104	52	50

Putnam VT International Equity Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$1.93	$1.55	$1.93	$1.53	$1.58	$1.59	$1.71	$1.34	$1.11	$1.34
Accumulation unit value at end of period	$2.16	$1.93	$1.55	$1.93	$1.53	$1.58	$1.59	$1.71	$1.34	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	29	33	44	52	69	86	30	24	20	24

Putnam VT Sustainable Leaders Fund – Class IB Shares (9/24/2010)
Accumulation unit value at beginning of period	$3.45	$2.54	$2.60	$2.02	$1.88	$1.90	$1.68	$1.24	$1.07	$1.13
Accumulation unit value at end of period	$4.42	$3.45	$2.54	$2.60	$2.02	$1.88	$1.90	$1.68	$1.24	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	29	39	21	18	18	16	33	30	123	123

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.01	$1.00	$0.98	$0.97	$0.95	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.95	$1.01	$1.00	$0.98	$0.97	$0.95	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	75	105	146	172	93	92	159	108	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.02	$0.74	$0.88	$0.80	$0.54	$0.72	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.02	$0.74	$0.88	$0.80	$0.54	$0.72	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	100	68	73	120	128	159	219	180	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.09	$1.73	$1.90	$1.61	$1.52	$1.54	$1.47	$1.23	$1.08	$1.12
Accumulation unit value at end of period	$2.39	$2.09	$1.73	$1.90	$1.61	$1.52	$1.54	$1.47	$1.23	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	873	1,349	1,471	1,549	1,572	1,799	1,788	1,803	1,277	1,257

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$2.09	$1.73	$1.90	$1.61	$1.53	$1.55	$1.47	$1.23	$1.09	$1.12
Accumulation unit value at end of period	$2.39	$2.09	$1.73	$1.90	$1.61	$1.53	$1.55	$1.47	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,796	2,360	2,702	2,962	4,054	6,778	9,239	15,408	16,382	18,860

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.42	$1.29	$1.33	$1.25	$1.21	$1.22	$1.18	$1.15	$1.08	$1.05
Accumulation unit value at end of period	$1.54	$1.42	$1.29	$1.33	$1.25	$1.21	$1.22	$1.18	$1.15	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	358	1,235	1,097	1,109	2,414	2,445	2,701	3,557	5,335	1,443

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    101

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.42	$1.29	$1.33	$1.25	$1.21	$1.22	$1.18	$1.15	$1.08	$1.05
Accumulation unit value at end of period	$1.54	$1.42	$1.29	$1.33	$1.25	$1.21	$1.22	$1.18	$1.15	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	253	295	295	613	295	309	369	3,064	6,408	4,175

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.13	$0.98	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.13	$0.98	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	12	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.18	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	169	174	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.21	$1.09	$1.12	$1.05	$1.02	$1.04	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.21	$1.09	$1.12	$1.05	$1.02	$1.04	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	—	—	—	—	1,537	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.17	$1.05	$1.03	$1.05	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.26	$1.11	$1.17	$1.05	$1.03	$1.05	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	415	351	355	358	404	482	441	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.34	$1.14	$1.24	$1.06	$1.03	$1.07	$1.03	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.34	$1.14	$1.24	$1.06	$1.03	$1.07	$1.03	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,068	5,365	5,747	6,102	7,218	8,409	13,375	6,029	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.31	$1.13	$1.21	$1.06	$1.03	$1.06	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.31	$1.13	$1.21	$1.06	$1.03	$1.06	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,139	1,507	1,568	1,939	2,893	3,432	5,176	3,575	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.75	$1.52	$1.62	$1.44	$1.38	$1.40	$1.34	$1.21	$1.09	$1.10
Accumulation unit value at end of period	$1.97	$1.75	$1.52	$1.62	$1.44	$1.38	$1.40	$1.34	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	2,154	2,373	2,420	2,853	3,038	2,869	3,010	3,851	4,778	4,194

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.52	$1.62	$1.44	$1.38	$1.40	$1.34	$1.21	$1.09	$1.10
Accumulation unit value at end of period	$1.97	$1.76	$1.52	$1.62	$1.44	$1.38	$1.40	$1.34	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	4,399	4,604	5,544	6,486	8,454	11,957	13,455	13,901	17,266	21,448

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.92	$1.63	$1.76	$1.52	$1.45	$1.47	$1.41	$1.22	$1.09	$1.11
Accumulation unit value at end of period	$2.18	$1.92	$1.63	$1.76	$1.52	$1.45	$1.47	$1.41	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	928	1,134	1,114	1,514	1,698	1,794	2,877	3,380	1,378	1,064

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.92	$1.63	$1.76	$1.52	$1.46	$1.48	$1.41	$1.22	$1.09	$1.12
Accumulation unit value at end of period	$2.18	$1.92	$1.63	$1.76	$1.52	$1.46	$1.48	$1.41	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	5,866	6,082	6,412	6,707	8,031	9,853	11,020	22,674	24,938	26,294

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.58	$1.40	$1.46	$1.34	$1.29	$1.30	$1.25	$1.18	$1.09	$1.07
Accumulation unit value at end of period	$1.74	$1.58	$1.40	$1.46	$1.34	$1.29	$1.30	$1.25	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	397	485	1,505	1,510	2,259	1,459	2,282	1,477	1,950	1,471

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.58	$1.40	$1.47	$1.34	$1.30	$1.31	$1.26	$1.18	$1.09	$1.07
Accumulation unit value at end of period	$1.74	$1.58	$1.40	$1.47	$1.34	$1.30	$1.31	$1.26	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,362	1,669	1,555	2,261	2,516	4,127	4,214	4,237	4,691	9,103

Variable Portfolio – Partners Core Equity Fund (Class 3) (5/1/2006)
Accumulation unit value at beginning of period	$2.25	$1.79	$1.95	$1.63	$1.50	$1.50	$1.35	$1.06	$0.96	$1.00
Accumulation unit value at end of period	$2.61	$2.25	$1.79	$1.95	$1.63	$1.50	$1.50	$1.35	$1.06	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	47	79	92	100	109	275	271	183	200	264

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (8/14/2001)
Accumulation unit value at beginning of period	$3.72	$3.13	$3.64	$3.42	$2.74	$3.04	$2.99	$2.23	$1.98	$2.08
Accumulation unit value at end of period	$3.85	$3.72	$3.13	$3.64	$3.42	$2.74	$3.04	$2.99	$2.23	$1.98
Number of accumulation units outstanding at end of period (000 omitted)	71	79	86	89	109	140	143	317	402	542

102    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.55% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.21	$1.15	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.21	$1.02	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.21	$1.02	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	13	13	14	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.18	$1.01	$1.05	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.18	$1.01	$1.05	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	202	173	—	—	—	—	—	—	—	—

Wanger International (9/15/1999)
Accumulation unit value at beginning of period	$4.33	$3.35	$4.09	$3.10	$3.16	$3.17	$3.34	$2.74	$2.27	$2.67
Accumulation unit value at end of period	$4.93	$4.33	$3.35	$4.09	$3.10	$3.16	$3.17	$3.34	$2.74	$2.27
Number of accumulation units outstanding at end of period (000 omitted)	335	398	506	534	564	758	895	918	887	992

Wanger USA (9/15/1999)
Accumulation unit value at beginning of period	$5.64	$4.33	$4.42	$3.71	$3.28	$3.32	$3.19	$2.40	$2.01	$2.09
Accumulation unit value at end of period	$6.97	$5.64	$4.33	$4.42	$3.71	$3.28	$3.32	$3.19	$2.40	$2.01
Number of accumulation units outstanding at end of period (000 omitted)	203	266	311	311	406	571	543	598	631	895

Wells Fargo VT International Equity Fund – Class 2 (2/4/2004)
Accumulation unit value at beginning of period	$1.89	$1.65	$2.00	$1.62	$1.58	$1.56	$1.66	$1.39	$1.23	$1.43
Accumulation unit value at end of period	$1.98	$1.89	$1.65	$2.00	$1.62	$1.58	$1.56	$1.66	$1.39	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	80	110	134	127	131	188	156	166	278	311

Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.77	$2.88	$3.12	$2.61	$2.34	$2.42	$2.21	$1.70	$1.48	$1.57
Accumulation unit value at end of period	$4.54	$3.77	$2.88	$3.12	$2.61	$2.34	$2.42	$2.21	$1.70	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	15	24	10	14	53	75	85	73	109	148

Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.63	$2.92	$2.90	$2.32	$2.16	$2.24	$2.29	$1.54	$1.43	$1.51
Accumulation unit value at end of period	$5.69	$3.63	$2.92	$2.90	$2.32	$2.16	$2.24	$2.29	$1.54	$1.43
Number of accumulation units outstanding at end of period (000 omitted)	31	26	43	38	54	87	96	110	136	160

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.10	$1.15	$1.07	$0.93	$1.00	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.24	$1.10	$1.15	$1.07	$0.93	$1.00	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14	479	2	33	12	21	23	17	—	—
Variable account charges of 0.75% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.16	$1.26	$1.11	$1.08	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.33	$1.16	$1.26	$1.11	$1.08	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	151	219	290	557	776	932	699	542	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (11/1/2005)
Accumulation unit value at beginning of period	$2.14	$1.66	$1.86	$1.37	$1.40	$1.37	$1.32	$1.08	$0.96	$1.26
Accumulation unit value at end of period	$2.95	$2.14	$1.66	$1.86	$1.37	$1.40	$1.37	$1.32	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	805	821	940	1,296	1,165	1,366	1,644	1,917	2,217	3,348

AB VPS Growth and Income Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$2.83	$2.31	$2.47	$2.10	$1.90	$1.89	$1.74	$1.30	$1.12	$1.06
Accumulation unit value at end of period	$2.88	$2.83	$2.31	$2.47	$2.10	$1.90	$1.89	$1.74	$1.30	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	11,362	12,899	14,427	16,253	19,036	23,500	28,225	34,405	40,750	48,468

AB VPS International Value Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$1.91	$1.65	$2.15	$1.73	$1.76	$1.73	$1.87	$1.53	$1.35	$1.69
Accumulation unit value at end of period	$1.94	$1.91	$1.65	$2.15	$1.73	$1.76	$1.73	$1.87	$1.53	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	19,263	21,587	24,463	27,445	32,314	39,737	47,056	56,626	67,635	83,009

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.96	$0.81	$1.00	$1.02	$0.73	$1.18	$1.07	$1.00	—	—
Accumulation unit value at end of period	$0.72	$0.96	$0.81	$1.00	$1.02	$0.73	$1.18	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,240	3,994	4,996	6,613	8,138	9,450	10,226	4,271	—	—

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    103

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
American Century VP International, Class II (8/13/2001)
Accumulation unit value at beginning of period	$2.11	$1.66	$1.98	$1.52	$1.62	$1.63	$1.74	$1.43	$1.19	$1.37
Accumulation unit value at end of period	$2.64	$2.11	$1.66	$1.98	$1.52	$1.62	$1.63	$1.74	$1.43	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,495	4,790	5,647	6,126	7,243	8,868	10,641	12,866	15,014	19,142

American Century VP Mid Cap Value, Class II (5/1/2007)
Accumulation unit value at beginning of period	$2.53	$1.98	$2.29	$2.07	$1.70	$1.74	$1.51	$1.17	$1.01	$1.03
Accumulation unit value at end of period	$2.54	$2.53	$1.98	$2.29	$2.07	$1.70	$1.74	$1.51	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3,716	5,030	6,305	7,855	8,606	7,653	8,037	9,110	9,353	11,208

American Century VP Ultra®, Class II (11/1/2005)
Accumulation unit value at beginning of period	$3.38	$2.53	$2.53	$1.93	$1.87	$1.77	$1.63	$1.20	$1.06	$1.06
Accumulation unit value at end of period	$5.01	$3.38	$2.53	$2.53	$1.93	$1.87	$1.77	$1.63	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,666	3,596	3,998	3,606	4,304	5,243	5,961	7,242	8,724	10,122

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.35	$2.66	$2.95	$2.74	$2.29	$2.41	$2.15	$1.65	$1.45	$1.45
Accumulation unit value at end of period	$3.35	$3.35	$2.66	$2.95	$2.74	$2.29	$2.41	$2.15	$1.65	$1.45
Number of accumulation units outstanding at end of period (000 omitted)	12,036	14,833	17,636	20,946	25,296	29,626	35,660	42,005	47,968	56,802

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.45	$1.24	$1.35	$1.20	$1.16	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.74	$1.45	$1.24	$1.35	$1.20	$1.16	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	5,078	5,460	7,010	7,930	9,667	12,251	12,313	10,851	3,746	—

Calvert VP SRI Balanced Portfolio – Class I (5/1/2000)
Accumulation unit value at beginning of period	$2.15	$1.74	$1.80	$1.62	$1.51	$1.56	$1.43	$1.22	$1.12	$1.07
Accumulation unit value at end of period	$2.46	$2.15	$1.74	$1.80	$1.62	$1.51	$1.56	$1.43	$1.22	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	5,620	6,082	6,216	6,913	7,847	8,548	9,533	10,738	11,585	12,719

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$3.02	$2.40	$2.33	$1.89	$1.80	$1.90	$1.84	$1.26	$1.06	$1.06
Accumulation unit value at end of period	$4.29	$3.02	$2.40	$2.33	$1.89	$1.80	$1.90	$1.84	$1.26	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	781	925	954	900	980	1,379	1,846	1,999	1,455	1,187

Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.49	$2.04	$2.19	$1.93	$1.82	$1.81	$1.65	$1.37	$1.21	$1.19
Accumulation unit value at end of period	$2.91	$2.49	$2.04	$2.19	$1.93	$1.82	$1.81	$1.65	$1.37	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	29,973	31,662	35,991	41,748	45,866	42,888	43,176	45,325	46,103	53,355

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.56	$0.52	$0.62	$0.61	$0.55	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.55	$0.56	$0.52	$0.62	$0.61	$0.55	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	257	486	597	588	522	323	264	148	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.14	$1.62	$1.80	$1.49	$1.39	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.59	$2.14	$1.62	$1.80	$1.49	$1.39	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,382	6,794	7,527	9,128	9,275	7,402	4,306	1,941	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.25	$1.82	$1.90	$1.54	$1.44	$1.44	$1.26	$0.95	$0.84	$0.80
Accumulation unit value at end of period	$2.54	$2.25	$1.82	$1.90	$1.54	$1.44	$1.44	$1.26	$0.95	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	50,123	56,895	64,250	73,368	85,755	99,258	111,603	136,765	160,002	186,291

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.49	$2.84	$3.04	$2.68	$2.38	$2.46	$2.26	$1.80	$1.59	$1.68
Accumulation unit value at end of period	$3.50	$3.49	$2.84	$3.04	$2.68	$2.38	$2.46	$2.26	$1.80	$1.59
Number of accumulation units outstanding at end of period (000 omitted)	43,672	50,962	58,903	70,804	85,168	101,431	122,319	144,917	166,205	206,688

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.00	$1.09	$0.98	$0.89	$0.91	$0.91	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.12	$1.00	$1.09	$0.98	$0.89	$0.91	$0.91	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,575	1,829	1,620	2,188	1,875	1,993	2,349	792	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$3.28	$2.52	$3.23	$2.21	$2.13	$2.35	$2.43	$2.49	$2.08	$2.65
Accumulation unit value at end of period	$4.34	$3.28	$2.52	$3.23	$2.21	$2.13	$2.35	$2.43	$2.49	$2.08
Number of accumulation units outstanding at end of period (000 omitted)	8,943	10,944	13,169	14,820	17,346	22,226	26,833	33,013	38,627	46,641

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.77	$1.61	$1.72	$1.63	$1.67	$1.79	$1.79	$1.95	$1.85	$1.78
Accumulation unit value at end of period	$1.84	$1.77	$1.61	$1.72	$1.63	$1.67	$1.79	$1.79	$1.95	$1.85
Number of accumulation units outstanding at end of period (000 omitted)	11,532	13,209	15,564	18,858	22,431	28,050	36,004	46,672	62,204	73,158

104    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Government Money Market Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.17	$1.16	$1.15	$1.15	$1.16	$1.17	$1.18	$1.19	$1.20	$1.21
Accumulation unit value at end of period	$1.16	$1.17	$1.16	$1.15	$1.15	$1.16	$1.17	$1.18	$1.19	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	36,824	26,927	33,314	35,185	45,094	50,441	60,289	76,751	96,155	124,252

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.95	$2.54	$2.67	$2.53	$2.28	$2.32	$2.26	$2.15	$1.87	$1.78
Accumulation unit value at end of period	$3.12	$2.95	$2.54	$2.67	$2.53	$2.28	$2.32	$2.26	$2.15	$1.87
Number of accumulation units outstanding at end of period (000 omitted)	18,242	21,571	25,778	33,054	39,523	47,359	59,210	69,676	82,188	91,967

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$2.41	$2.09	$2.19	$2.07	$1.88	$1.92	$1.86	$1.79	$1.57	$1.49
Accumulation unit value at end of period	$2.53	$2.41	$2.09	$2.19	$2.07	$1.88	$1.92	$1.86	$1.79	$1.57
Number of accumulation units outstanding at end of period (000 omitted)	13,672	15,746	18,683	23,972	28,890	24,814	30,197	36,897	46,830	49,398

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.08	$1.93	$1.93	$1.88	$1.81	$1.82	$1.74	$1.80	$1.69	$1.59
Accumulation unit value at end of period	$2.33	$2.08	$1.93	$1.93	$1.88	$1.81	$1.82	$1.74	$1.80	$1.69
Number of accumulation units outstanding at end of period (000 omitted)	49,324	50,289	54,724	66,114	78,420	93,168	115,549	145,968	214,369	232,229

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.94	$1.44	$1.51	$1.19	$1.19	$1.10	$0.97	$0.75	$0.63	$0.65
Accumulation unit value at end of period	$2.59	$1.94	$1.44	$1.51	$1.19	$1.19	$1.10	$0.97	$0.75	$0.63
Number of accumulation units outstanding at end of period (000 omitted)	29,878	34,560	40,358	46,606	53,836	67,474	68,409	78,647	88,846	104,494

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.58	$1.98	$2.10	$1.74	$1.58	$1.57	$1.40	$1.07	$0.93	$0.93
Accumulation unit value at end of period	$3.02	$2.58	$1.98	$2.10	$1.74	$1.58	$1.57	$1.40	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	24,697	27,733	31,251	34,243	37,921	41,507	46,410	52,071	57,241	65,653

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.03	$0.96	$0.97	$0.96	$0.92	$0.95	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$1.03	$0.96	$0.97	$0.96	$0.92	$0.95	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,588	6,063	5,086	4,860	4,756	3,113	2,198	—	—	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.23	$1.04	$1.11	$1.01	$0.99	$1.00	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.23	$1.04	$1.11	$1.01	$0.99	$1.00	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,664	1,683	1,888	2,251	2,763	2,101	1,037	250	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (5/1/2001)
Accumulation unit value at beginning of period	$3.22	$2.41	$2.55	$2.09	$2.06	$1.97	$1.85	$1.42	$1.29	$1.53
Accumulation unit value at end of period	$4.33	$3.22	$2.41	$2.55	$2.09	$2.06	$1.97	$1.85	$1.42	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	6,857	7,767	9,252	10,599	12,269	15,090	15,914	19,000	22,638	28,726

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.50	$1.21	$1.46	$1.15	$1.24	$1.19	$1.31	$1.08	$0.92	$1.06
Accumulation unit value at end of period	$1.62	$1.50	$1.21	$1.46	$1.15	$1.24	$1.19	$1.31	$1.08	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	9,982	11,984	14,095	16,826	20,497	17,829	19,193	22,743	26,232	32,942

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.04	$2.42	$2.79	$2.32	$1.95	$2.07	$1.87	$1.37	$1.17	$1.19
Accumulation unit value at end of period	$3.23	$3.04	$2.42	$2.79	$2.32	$1.95	$2.07	$1.87	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	3,164	3,521	4,024	4,905	5,147	6,782	10,454	11,118	8,170	9,950

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (5/2/2005)
Accumulation unit value at beginning of period	$3.02	$2.32	$2.70	$2.40	$2.12	$2.25	$2.02	$1.48	$1.26	$1.38
Accumulation unit value at end of period	$3.22	$3.02	$2.32	$2.70	$2.40	$2.12	$2.25	$2.02	$1.48	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,999	5,023	6,098	7,406	9,512	12,169	15,152	17,694	20,051	25,903

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.60	$3.08	$3.56	$3.19	$2.83	$2.94	$2.80	$1.90	$1.63	$1.79
Accumulation unit value at end of period	$3.89	$3.60	$3.08	$3.56	$3.19	$2.83	$2.94	$2.80	$1.90	$1.63
Number of accumulation units outstanding at end of period (000 omitted)	3,645	4,360	5,045	5,792	7,202	8,712	10,198	11,928	13,295	16,466

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.57	$1.49	$1.47	$1.44	$1.41	$1.41	$1.34	$1.38	$1.37	$1.36
Accumulation unit value at end of period	$1.64	$1.57	$1.49	$1.47	$1.44	$1.41	$1.41	$1.34	$1.38	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	13,497	14,490	17,423	21,276	25,182	29,036	34,815	43,683	65,849	78,480

Credit Suisse Trust – Commodity Return Strategy Portfolio (5/1/2006)
Accumulation unit value at beginning of period	$0.49	$0.46	$0.53	$0.52	$0.47	$0.63	$0.77	$0.86	$0.89	$1.02
Accumulation unit value at end of period	$0.48	$0.49	$0.46	$0.53	$0.52	$0.47	$0.63	$0.77	$0.86	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	6,394	7,960	9,227	10,686	13,250	17,134	19,487	24,974	31,771	38,081

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    105

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$1.61	$1.51	$1.52	$1.50	$1.39	$1.42	$1.32	$1.41	$1.34	$1.23
Accumulation unit value at end of period	$1.74	$1.61	$1.51	$1.52	$1.50	$1.39	$1.42	$1.32	$1.41	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	13,966	15,667	18,749	21,464	24,619	30,622	37,782	51,052	72,377	82,435

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.26	$1.03	$1.00	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.05	$1.26	$1.03	$1.00	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	778	990	1,173	1,137	599	503	411	128	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.77	$1.35	$1.40	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.32	$1.77	$1.35	$1.40	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,726	22,698	27,660	32,668	39,908	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.50	$2.76	$3.09	$2.69	$2.25	$2.26	$2.03	$1.51	$1.30	$1.40
Accumulation unit value at end of period	$3.75	$3.50	$2.76	$3.09	$2.69	$2.25	$2.26	$2.03	$1.51	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	2,838	3,437	3,735	3,974	3,948	3,656	3,187	3,576	3,731	4,276

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.99	$0.99	$0.99	$0.99	$1.00	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$1.02	$0.99	$0.99	$0.99	$0.99	$1.00	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,266	4,105	3,323	3,290	3,278	1,789	774	—	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.08	$0.95	$1.05	$0.99	$0.95	$1.03	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.12	$1.08	$0.95	$1.05	$0.99	$0.95	$1.03	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	1,830	2,437	2,620	3,691	5,161	7,060	8,699	8,510	3,246	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (5/1/2006)
Accumulation unit value at beginning of period	$1.50	$1.41	$1.42	$1.38	$1.28	$1.30	$1.30	$1.26	$1.19	$1.17
Accumulation unit value at end of period	$1.51	$1.50	$1.41	$1.42	$1.38	$1.28	$1.30	$1.30	$1.26	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	15,410	20,974	30,224	31,185	38,065	45,917	61,310	86,779	67,900	74,599

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.65	$2.04	$2.20	$1.82	$1.70	$1.71	$1.54	$1.19	$1.03	$1.07
Accumulation unit value at end of period	$3.43	$2.65	$2.04	$2.20	$1.82	$1.70	$1.71	$1.54	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	29,972	35,591	43,615	52,100	65,724	83,777	99,718	116,341	135,683	162,922

Fidelity ® VIP Growth & Income Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.96	$2.30	$2.55	$2.20	$1.91	$1.98	$1.81	$1.37	$1.17	$1.16
Accumulation unit value at end of period	$3.16	$2.96	$2.30	$2.55	$2.20	$1.91	$1.98	$1.81	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	14,822	17,139	19,845	23,398	28,014	33,898	39,470	47,015	55,533	65,028

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.79	$3.92	$4.64	$3.87	$3.49	$3.57	$3.39	$2.52	$2.21	$2.50
Accumulation unit value at end of period	$5.61	$4.79	$3.92	$4.64	$3.87	$3.49	$3.57	$3.39	$2.52	$2.21
Number of accumulation units outstanding at end of period (000 omitted)	21,383	25,249	29,544	34,697	41,532	50,778	60,701	73,540	88,455	109,162

Fidelity ® VIP Overseas Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.28	$1.80	$2.13	$1.65	$1.76	$1.72	$1.88	$1.46	$1.22	$1.49
Accumulation unit value at end of period	$2.61	$2.28	$1.80	$2.13	$1.65	$1.76	$1.72	$1.88	$1.46	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	7,397	8,444	9,827	11,286	13,142	16,089	18,368	21,346	24,321	30,682

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.09	$1.13	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.19	$1.09	$1.13	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,136	21,675	19,164	19,388	14,131	11,862	10,757	4,174	—	—

Franklin Global Real Estate VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$3.46	$2.85	$3.08	$2.81	$2.82	$2.82	$2.47	$2.44	$1.93	$2.06
Accumulation unit value at end of period	$3.25	$3.46	$2.85	$3.08	$2.81	$2.82	$2.82	$2.47	$2.44	$1.93
Number of accumulation units outstanding at end of period (000 omitted)	8,808	10,291	11,941	14,393	17,523	20,751	24,367	28,482	31,720	36,714

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.38	$1.20	$1.27	$1.16	$1.03	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.38	$1.20	$1.27	$1.16	$1.03	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,586	3,854	4,196	5,242	6,248	7,995	12,165	4,290	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.59	$2.13	$2.36	$2.19	$1.90	$2.02	$1.90	$1.49	$1.32	$1.34
Accumulation unit value at end of period	$2.44	$2.59	$2.13	$2.36	$2.19	$1.90	$2.02	$1.90	$1.49	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	7,285	8,891	10,551	12,711	15,464	19,783	23,577	28,344	33,231	41,319

106    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.52	$4.40	$5.09	$4.64	$3.59	$3.90	$3.91	$2.89	$2.46	$2.58
Accumulation unit value at end of period	$5.76	$5.52	$4.40	$5.09	$4.64	$3.59	$3.90	$3.91	$2.89	$2.46
Number of accumulation units outstanding at end of period (000 omitted)	5,692	6,796	7,900	9,189	11,128	13,068	15,820	19,202	22,727	28,384

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$5.92	$4.53	$5.10	$4.63	$4.10	$4.55	$4.04	$3.06	$2.60	$2.80
Accumulation unit value at end of period	$6.36	$5.92	$4.53	$5.10	$4.63	$4.10	$4.55	$4.04	$3.06	$2.60
Number of accumulation units outstanding at end of period (000 omitted)	9,886	11,472	13,427	15,857	19,292	24,147	29,253	35,669	42,578	52,628

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.94	$0.88	$0.95	$0.91	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$1.00	$0.94	$0.88	$0.95	$0.91	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	356	403	512	502	510	660	127	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$2.75	$2.21	$2.37	$1.93	$1.75	$1.77	$1.53	$1.12	$0.99	$0.96
Accumulation unit value at end of period	$3.20	$2.75	$2.21	$2.37	$1.93	$1.75	$1.77	$1.53	$1.12	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	15,178	17,850	21,440	24,413	28,337	34,522	42,520	52,166	61,881	73,864

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,097	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.25	$2.49	$2.90	$2.14	$2.16	$2.10	$2.07	$1.64	$1.37	$1.51
Accumulation unit value at end of period	$4.11	$3.25	$2.49	$2.90	$2.14	$2.16	$2.10	$2.07	$1.64	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	8,372	9,564	11,081	11,933	13,366	16,675	17,576	19,743	21,566	26,339

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.80	$1.64	$1.73	$1.65	$1.56	$1.61	$1.58	$1.60	$1.43	$1.43
Accumulation unit value at end of period	$1.84	$1.80	$1.64	$1.73	$1.65	$1.56	$1.61	$1.58	$1.60	$1.43
Number of accumulation units outstanding at end of period (000 omitted)	31,906	37,903	45,692	57,738	70,562	91,448	113,907	148,191	194,916	225,204

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.42	$2.73	$3.08	$2.72	$2.33	$2.50	$2.25	$1.62	$1.38	$1.43
Accumulation unit value at end of period	$4.06	$3.42	$2.73	$3.08	$2.72	$2.33	$2.50	$2.25	$1.62	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	4,175	5,021	6,187	7,204	8,432	10,064	11,134	12,453	13,918	16,342

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.47	$1.83	$1.91	$1.52	$1.50	$1.44	$1.34	$0.97	$1.00	—
Accumulation unit value at end of period	$3.48	$2.47	$1.83	$1.91	$1.52	$1.50	$1.44	$1.34	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	8,020	10,190	12,062	13,914	16,432	20,234	25,717	37,224	45,878	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.25	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,553	3,210	3,974	4,881	6,372	5,830	5,961	3,989	—	—

Invesco V.I. Comstock Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$2.82	$2.27	$2.61	$2.24	$1.93	$2.07	$1.91	$1.42	$1.20	$1.24
Accumulation unit value at end of period	$2.77	$2.82	$2.27	$2.61	$2.24	$1.93	$2.07	$1.91	$1.42	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	15,237	17,651	20,743	23,714	29,195	36,594	44,743	58,839	71,034	86,061

Invesco V.I. Diversified Dividend Fund, Series I Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.23	$1.80	$1.96	$1.82	$1.60	$1.58	$1.41	$1.08	$0.92	$1.00
Accumulation unit value at end of period	$2.22	$2.23	$1.80	$1.96	$1.82	$1.60	$1.58	$1.41	$1.08	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	4,298	5,294	6,421	8,817	11,123	9,480	10,108	10,022	8,770	7,943

Invesco V.I. Health Care Fund, Series II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.88	$2.20	$2.20	$1.92	$2.19	$2.14	$1.81	$1.30	$1.09	$1.06
Accumulation unit value at end of period	$3.27	$2.88	$2.20	$2.20	$1.92	$2.19	$2.14	$1.81	$1.30	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	4,316	4,476	5,182	5,775	7,206	9,967	8,435	8,251	7,227	7,312

Invesco V.I. International Growth Fund, Series II Shares (11/1/2005)
Accumulation unit value at beginning of period	$2.14	$1.68	$1.99	$1.64	$1.66	$1.72	$1.73	$1.47	$1.28	$1.39
Accumulation unit value at end of period	$2.41	$2.14	$1.68	$1.99	$1.64	$1.66	$1.72	$1.73	$1.47	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	7,723	9,307	10,981	13,343	16,183	19,632	21,336	22,446	25,580	30,304

Invesco V.I. Technology Fund, Series I Shares (8/13/2001)
Accumulation unit value at beginning of period	$2.35	$1.74	$1.77	$1.32	$1.34	$1.26	$1.14	$0.92	$0.83	$0.88
Accumulation unit value at end of period	$3.41	$2.35	$1.74	$1.77	$1.32	$1.34	$1.26	$1.14	$0.92	$0.83
Number of accumulation units outstanding at end of period (000 omitted)	5,005	5,654	6,637	7,010	8,239	10,720	11,392	14,171	16,565	19,212

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    107

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.10	$1.17	$1.00	$1.03	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.33	$1.10	$1.17	$1.00	$1.03	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	829	1,041	1,296	1,139	1,903	4,502	7,146	5,619	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,077	4,558	3,424	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.03	$1.06	$1.03	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.12	$1.03	$1.06	$1.03	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,872	5,954	5,503	7,136	8,973	8,003	5,580	2,585	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.62	$1.95	$2.02	$1.60	$1.61	$1.54	$1.38	$1.07	$0.91	$0.97
Accumulation unit value at end of period	$3.44	$2.62	$1.95	$2.02	$1.60	$1.61	$1.54	$1.38	$1.07	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	2,923	3,577	4,372	5,241	6,858	8,758	10,293	13,621	17,837	22,462

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.51	$1.29	$1.39	$1.16	$1.13	$1.15	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.51	$1.51	$1.29	$1.39	$1.16	$1.13	$1.15	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	900	1,441	1,698	1,889	1,887	2,967	2,403	847	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.81	$1.30	$1.31	$1.03	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.19	$1.81	$1.30	$1.31	$1.03	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14,440	15,918	18,155	21,374	26,361	29,852	—	—	—	—

MFS ® New Discovery Series – Service Class (5/1/2000)
Accumulation unit value at beginning of period	$3.26	$2.33	$2.38	$1.90	$1.76	$1.81	$1.97	$1.41	$1.17	$1.32
Accumulation unit value at end of period	$4.71	$3.26	$2.33	$2.38	$1.90	$1.76	$1.81	$1.97	$1.41	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	5,739	6,354	7,244	8,165	9,359	11,054	13,024	17,289	20,047	25,583

MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.30	$3.47	$3.47	$3.05	$2.77	$3.27	$2.93	$2.45	$2.18	$2.07
Accumulation unit value at end of period	$4.51	$4.30	$3.47	$3.47	$3.05	$2.77	$3.27	$2.93	$2.45	$2.18
Number of accumulation units outstanding at end of period (000 omitted)	8,291	10,023	11,894	14,937	18,140	22,267	28,660	32,640	38,539	46,187

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.15	$2.27	$2.07	$1.50	$1.66	$1.78	$1.76	$1.29	$1.20	$1.30
Accumulation unit value at end of period	$7.89	$3.15	$2.27	$2.07	$1.50	$1.66	$1.78	$1.76	$1.29	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	2,841	2,956	3,006	2,861	3,447	5,011	6,944	8,493	11,635	18,214

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$1.61	$1.38	$1.51	$1.39	$1.36	$1.39	$1.23	$1.20	$0.93	$1.05
Accumulation unit value at end of period	$1.36	$1.61	$1.38	$1.51	$1.39	$1.36	$1.39	$1.23	$1.20	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	3,835	4,778	5,713	7,471	9,576	11,978	14,762	17,893	19,518	22,051

Neuberger Berman AMT International Equity Portfolio (Class S) (5/1/2006)
Accumulation unit value at beginning of period	$1.36	$1.08	$1.30	$1.04	$1.06	$1.06	$1.10	$0.94	$0.80	$0.92
Accumulation unit value at end of period	$1.52	$1.36	$1.08	$1.30	$1.04	$1.06	$1.06	$1.10	$0.94	$0.80
Number of accumulation units outstanding at end of period (000 omitted)	1,865	2,206	2,710	3,148	3,895	4,606	5,357	6,179	6,765	8,478

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.03	$0.90	$0.97	$0.92	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.10	$1.03	$0.90	$0.97	$0.92	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	254	233	232	205	319	625	394	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.71	$1.54	$1.64	$1.46	$1.30	$1.44	$1.45	$1.46	$1.28	$1.26
Accumulation unit value at end of period	$1.83	$1.71	$1.54	$1.64	$1.46	$1.30	$1.44	$1.45	$1.46	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	7,314	8,794	11,230	14,290	17,412	22,911	33,579	48,561	69,811	69,382

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.23	$1.06	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.43	$1.23	$1.06	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	337	331	252	564	456	489	564	1,413	863	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.04	$1.05	$1.01	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.11	$1.04	$1.05	$1.01	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,574	5,094	3,206	3,656	2,858	2,518	2,388	1,912	—	—

108    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Putnam VT Global Health Care Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$3.35	$2.59	$2.62	$2.29	$2.60	$2.43	$1.92	$1.37	$1.13	$1.15
Accumulation unit value at end of period	$3.86	$3.35	$2.59	$2.62	$2.29	$2.60	$2.43	$1.92	$1.37	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	3,404	3,741	4,650	5,115	6,216	7,902	7,014	7,225	7,626	9,058

Putnam VT International Equity Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$1.86	$1.50	$1.87	$1.49	$1.54	$1.55	$1.67	$1.31	$1.09	$1.32
Accumulation unit value at end of period	$2.07	$1.86	$1.50	$1.87	$1.49	$1.54	$1.55	$1.67	$1.31	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	3,169	3,430	3,904	4,456	5,116	6,243	6,615	7,141	8,813	11,088

Putnam VT Sustainable Leaders Fund – Class IB Shares (9/24/2010)
Accumulation unit value at beginning of period	$3.38	$2.50	$2.56	$1.99	$1.86	$1.88	$1.67	$1.23	$1.07	$1.13
Accumulation unit value at end of period	$4.33	$3.38	$2.50	$2.56	$1.99	$1.86	$1.88	$1.67	$1.23	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	4,855	5,301	5,938	6,675	7,563	8,757	9,746	10,340	11,916	14,126

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.94	$1.00	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,994	4,598	6,218	5,975	6,206	8,164	9,101	5,646	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.01	$0.73	$0.88	$0.79	$0.54	$0.72	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.01	$0.73	$0.88	$0.79	$0.54	$0.72	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,376	1,997	2,249	2,597	2,628	1,726	1,627	1,091	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.05	$1.70	$1.87	$1.58	$1.51	$1.53	$1.46	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$2.34	$2.05	$1.70	$1.87	$1.58	$1.51	$1.53	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	30,128	33,745	38,345	43,514	50,082	60,288	63,443	68,358	59,074	57,559

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$2.05	$1.70	$1.87	$1.59	$1.51	$1.53	$1.46	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$2.34	$2.05	$1.70	$1.87	$1.59	$1.51	$1.53	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	37,429	44,556	52,291	60,191	78,390	114,075	129,138	183,069	213,296	258,558

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.39	$1.26	$1.31	$1.23	$1.20	$1.21	$1.17	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.51	$1.39	$1.26	$1.31	$1.23	$1.20	$1.21	$1.17	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	32,111	25,769	25,210	29,606	37,496	40,298	49,392	66,474	103,582	81,730

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.39	$1.26	$1.31	$1.23	$1.20	$1.21	$1.17	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.51	$1.39	$1.26	$1.31	$1.23	$1.20	$1.21	$1.17	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	28,083	25,716	29,121	38,284	57,218	65,986	78,435	116,673	217,500	212,474

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,308	1,239	682	352	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,581	727	913	94	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.20	$1.08	$1.11	$1.04	$1.02	$1.04	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.20	$1.08	$1.11	$1.04	$1.02	$1.04	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,995	6,344	4,977	5,001	7,206	4,914	3,681	1,043	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.24	$1.10	$1.16	$1.05	$1.02	$1.05	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.24	$1.10	$1.16	$1.05	$1.02	$1.05	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12,870	12,389	13,370	16,093	20,641	18,517	19,479	5,574	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.32	$1.13	$1.23	$1.06	$1.03	$1.07	$1.03	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.32	$1.13	$1.23	$1.06	$1.03	$1.07	$1.03	—	—
Number of accumulation units outstanding at end of period (000 omitted)	112,345	129,327	159,164	191,800	228,224	289,766	312,945	99,233	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.29	$1.12	$1.20	$1.05	$1.03	$1.06	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.29	$1.12	$1.20	$1.05	$1.03	$1.06	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	84,557	93,658	107,282	126,718	154,932	183,214	196,193	66,746	—	—

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    109

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.72	$1.49	$1.59	$1.42	$1.36	$1.38	$1.33	$1.20	$1.09	$1.10
Accumulation unit value at end of period	$1.93	$1.72	$1.49	$1.59	$1.42	$1.36	$1.38	$1.33	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	154,757	174,468	202,039	234,364	280,217	332,868	381,681	402,208	377,699	318,883

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.72	$1.49	$1.59	$1.42	$1.37	$1.38	$1.33	$1.20	$1.09	$1.10
Accumulation unit value at end of period	$1.93	$1.72	$1.49	$1.59	$1.42	$1.37	$1.38	$1.33	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	313,100	364,142	431,168	523,884	657,883	868,373	1,018,857	1,191,618	1,322,146	1,448,513

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.88	$1.60	$1.73	$1.50	$1.44	$1.46	$1.40	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.13	$1.88	$1.60	$1.73	$1.50	$1.44	$1.46	$1.40	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	82,454	96,238	114,303	133,356	159,472	196,684	215,308	232,062	196,988	181,157

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.88	$1.60	$1.73	$1.50	$1.44	$1.46	$1.40	$1.22	$1.09	$1.11
Accumulation unit value at end of period	$2.13	$1.88	$1.60	$1.73	$1.50	$1.44	$1.46	$1.40	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	134,005	158,304	190,984	231,699	301,436	428,536	508,398	710,239	837,813	998,828

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.55	$1.37	$1.44	$1.32	$1.28	$1.29	$1.24	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.70	$1.55	$1.37	$1.44	$1.32	$1.28	$1.29	$1.24	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	57,226	60,278	63,093	74,527	89,762	104,766	126,041	154,600	197,629	149,512

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.55	$1.37	$1.44	$1.32	$1.28	$1.30	$1.25	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.71	$1.55	$1.37	$1.44	$1.32	$1.28	$1.30	$1.25	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	75,368	84,416	97,809	123,526	154,885	197,656	251,755	329,684	449,177	439,108

Variable Portfolio – Partners Core Equity Fund (Class 3) (5/1/2006)
Accumulation unit value at beginning of period	$2.17	$1.73	$1.90	$1.59	$1.46	$1.46	$1.32	$1.03	$0.94	$0.98
Accumulation unit value at end of period	$2.52	$2.17	$1.73	$1.90	$1.59	$1.46	$1.46	$1.32	$1.03	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	2,556	3,242	3,980	5,057	6,538	8,047	9,697	12,078	13,840	18,111

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (8/14/2001)
Accumulation unit value at beginning of period	$3.60	$3.03	$3.53	$3.32	$2.67	$2.97	$2.93	$2.19	$1.94	$2.05
Accumulation unit value at end of period	$3.72	$3.60	$3.03	$3.53	$3.32	$2.67	$2.97	$2.93	$2.19	$1.94
Number of accumulation units outstanding at end of period (000 omitted)	7,761	8,707	9,947	11,438	13,862	16,653	20,098	25,397	31,851	39,424

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.14	$1.00	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.00	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,982	1,838	921	76	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.21	$1.01	$1.06	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.21	$1.01	$1.06	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,511	10,821	6,834	527	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.18	$1.01	$1.05	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.23	$1.18	$1.01	$1.05	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,200	7,164	4,216	566	—	—	—	—	—	—

Wanger International (9/15/1999)
Accumulation unit value at beginning of period	$4.16	$3.22	$3.95	$2.99	$3.06	$3.08	$3.24	$2.67	$2.21	$2.61
Accumulation unit value at end of period	$4.72	$4.16	$3.22	$3.95	$2.99	$3.06	$3.08	$3.24	$2.67	$2.21
Number of accumulation units outstanding at end of period (000 omitted)	13,770	16,629	19,893	22,964	26,925	33,012	38,989	46,513	53,436	66,511

Wanger USA (9/15/1999)
Accumulation unit value at beginning of period	$5.42	$4.16	$4.26	$3.59	$3.18	$3.22	$3.10	$2.33	$1.96	$2.05
Accumulation unit value at end of period	$6.68	$5.42	$4.16	$4.26	$3.59	$3.18	$3.22	$3.10	$2.33	$1.96
Number of accumulation units outstanding at end of period (000 omitted)	17,762	20,964	24,348	28,181	33,677	41,194	48,912	59,078	69,932	84,309

Wells Fargo VT International Equity Fund – Class 2 (2/4/2004)
Accumulation unit value at beginning of period	$1.83	$1.60	$1.95	$1.58	$1.54	$1.52	$1.62	$1.37	$1.21	$1.41
Accumulation unit value at end of period	$1.91	$1.83	$1.60	$1.95	$1.58	$1.54	$1.52	$1.62	$1.37	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	4,275	4,943	5,701	6,518	7,395	9,405	9,714	11,282	13,374	16,786

Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.63	$2.78	$3.02	$2.53	$2.27	$2.36	$2.15	$1.66	$1.45	$1.54
Accumulation unit value at end of period	$4.36	$3.63	$2.78	$3.02	$2.53	$2.27	$2.36	$2.15	$1.66	$1.45
Number of accumulation units outstanding at end of period (000 omitted)	3,588	4,264	5,008	6,004	7,213	8,627	10,332	12,893	16,305	21,795

110    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.75% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.49	$2.82	$2.81	$2.25	$2.10	$2.18	$2.24	$1.50	$1.40	$1.48
Accumulation unit value at end of period	$5.47	$3.49	$2.82	$2.81	$2.25	$2.10	$2.18	$2.24	$1.50	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	3,862	4,447	5,146	5,829	7,000	8,952	9,801	12,946	15,400	20,502

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.14	$1.06	$0.93	$0.99	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.23	$1.08	$1.14	$1.06	$0.93	$0.99	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	815	924	758	1,529	720	897	1,272	811	—	—
Variable account charges of 0.95% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.31	$1.15	$1.25	$1.10	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,278	3,267	1,985	1,825	1,643	1,676	1,226	791	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (11/1/2005)
Accumulation unit value at beginning of period	$2.08	$1.62	$1.81	$1.34	$1.37	$1.35	$1.30	$1.07	$0.95	$1.25
Accumulation unit value at end of period	$2.87	$2.08	$1.62	$1.81	$1.34	$1.37	$1.35	$1.30	$1.07	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	829	604	661	741	784	981	1,097	1,106	1,313	1,642

AB VPS Growth and Income Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$2.73	$2.23	$2.39	$2.03	$1.85	$1.84	$1.70	$1.27	$1.10	$1.04
Accumulation unit value at end of period	$2.77	$2.73	$2.23	$2.39	$2.03	$1.85	$1.84	$1.70	$1.27	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	7,604	8,662	9,611	10,497	12,411	15,071	17,244	20,041	23,312	28,840

AB VPS International Value Portfolio (Class B) (8/13/2001)
Accumulation unit value at beginning of period	$1.84	$1.59	$2.08	$1.68	$1.71	$1.69	$1.82	$1.50	$1.32	$1.66
Accumulation unit value at end of period	$1.86	$1.84	$1.59	$2.08	$1.68	$1.71	$1.69	$1.82	$1.50	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	10,884	12,332	14,196	16,581	19,257	22,777	26,270	31,753	38,807	49,799

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.95	$0.80	$0.99	$1.01	$0.73	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,001	10,883	11,708	13,653	13,785	12,552	10,397	3,655	—	—

American Century VP International, Class II (8/13/2001)
Accumulation unit value at beginning of period	$2.04	$1.61	$1.91	$1.48	$1.58	$1.58	$1.70	$1.40	$1.17	$1.34
Accumulation unit value at end of period	$2.54	$2.04	$1.61	$1.91	$1.48	$1.58	$1.58	$1.70	$1.40	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	3,138	3,262	3,984	4,566	5,027	5,982	6,783	7,794	8,843	10,596

American Century VP Mid Cap Value, Class II (5/1/2007)
Accumulation unit value at beginning of period	$2.47	$1.93	$2.24	$2.03	$1.67	$1.71	$1.49	$1.16	$1.00	$1.02
Accumulation unit value at end of period	$2.47	$2.47	$1.93	$2.24	$2.03	$1.67	$1.71	$1.49	$1.16	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	3,496	4,506	5,384	6,486	6,832	6,055	6,214	6,845	6,830	7,355

American Century VP Ultra®, Class II (11/1/2005)
Accumulation unit value at beginning of period	$3.28	$2.46	$2.47	$1.89	$1.83	$1.74	$1.60	$1.18	$1.05	$1.05
Accumulation unit value at end of period	$4.86	$3.28	$2.46	$2.47	$1.89	$1.83	$1.74	$1.60	$1.18	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,566	2,517	2,688	2,417	2,436	3,222	3,475	3,871	4,871	5,322

American Century VP Value, Class II (8/13/2001)
Accumulation unit value at beginning of period	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42	$1.42
Accumulation unit value at end of period	$3.22	$3.22	$2.56	$2.85	$2.65	$2.23	$2.34	$2.10	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	15,482	16,561	18,256	20,496	22,042	23,479	26,320	29,234	31,529	36,454

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.71	$1.43	$1.22	$1.34	$1.19	$1.15	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	18,398	18,379	19,527	20,271	19,437	19,317	15,638	11,699	3,226	—

Calvert VP SRI Balanced Portfolio – Class I (5/1/2000)
Accumulation unit value at beginning of period	$2.07	$1.68	$1.74	$1.57	$1.47	$1.51	$1.39	$1.19	$1.09	$1.05
Accumulation unit value at end of period	$2.36	$2.07	$1.68	$1.74	$1.57	$1.47	$1.51	$1.39	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	2,827	2,901	3,039	3,259	3,625	4,176	5,003	5,639	6,095	6,505

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.94	$2.34	$2.28	$1.86	$1.77	$1.87	$1.81	$1.24	$1.05	$1.05
Accumulation unit value at end of period	$4.17	$2.94	$2.34	$2.28	$1.86	$1.77	$1.87	$1.81	$1.24	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	690	836	940	931	1,107	1,358	1,587	1,652	1,133	926

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    111

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Balanced Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18	$1.16
Accumulation unit value at end of period	$2.79	$2.39	$1.97	$2.11	$1.86	$1.77	$1.75	$1.61	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	55,169	52,172	50,535	51,410	47,474	37,714	33,526	33,040	33,359	39,535

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.61	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,241	2,883	2,926	2,321	1,718	1,625	587	150	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.55	$2.11	$1.60	$1.78	$1.48	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,653	16,017	16,602	17,049	14,367	9,669	5,364	2,048	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.16	$1.75	$1.83	$1.49	$1.39	$1.40	$1.22	$0.92	$0.82	$0.79
Accumulation unit value at end of period	$2.44	$2.16	$1.75	$1.83	$1.49	$1.39	$1.40	$1.22	$0.92	$0.82
Number of accumulation units outstanding at end of period (000 omitted)	23,312	27,303	30,658	35,737	41,964	51,782	57,394	69,472	84,369	100,737

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.35	$2.73	$2.93	$2.59	$2.30	$2.39	$2.20	$1.75	$1.55	$1.65
Accumulation unit value at end of period	$3.36	$3.35	$2.73	$2.93	$2.59	$2.30	$2.39	$2.20	$1.75	$1.55
Number of accumulation units outstanding at end of period (000 omitted)	25,353	29,737	34,660	41,891	50,434	60,130	73,666	87,069	99,992	126,113

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.99	$1.08	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,740	4,583	4,429	4,150	2,851	2,505	2,761	1,137	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$3.16	$2.42	$3.12	$2.14	$2.06	$2.29	$2.36	$2.43	$2.03	$2.60
Accumulation unit value at end of period	$4.17	$3.16	$2.42	$3.12	$2.14	$2.06	$2.29	$2.36	$2.43	$2.03
Number of accumulation units outstanding at end of period (000 omitted)	5,729	6,978	8,092	9,346	10,207	12,958	15,636	18,677	22,279	27,455

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.70	$1.55	$1.65	$1.58	$1.61	$1.74	$1.74	$1.90	$1.81	$1.74
Accumulation unit value at end of period	$1.77	$1.70	$1.55	$1.65	$1.58	$1.61	$1.74	$1.74	$1.90	$1.81
Number of accumulation units outstanding at end of period (000 omitted)	10,221	11,756	13,465	16,057	18,973	22,985	28,727	36,258	48,278	56,664

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.12	$1.11	$1.11	$1.11	$1.12	$1.14	$1.15	$1.16	$1.17	$1.18
Accumulation unit value at end of period	$1.11	$1.12	$1.11	$1.11	$1.11	$1.12	$1.14	$1.15	$1.16	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	30,531	21,564	25,622	24,661	32,195	35,229	39,251	50,331	61,799	82,185

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.83	$2.45	$2.57	$2.44	$2.21	$2.25	$2.20	$2.09	$1.82	$1.74
Accumulation unit value at end of period	$2.99	$2.83	$2.45	$2.57	$2.44	$2.21	$2.25	$2.20	$2.09	$1.82
Number of accumulation units outstanding at end of period (000 omitted)	14,359	17,789	20,685	26,601	31,732	38,674	48,391	55,214	64,192	73,576

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$2.34	$2.03	$2.13	$2.02	$1.84	$1.88	$1.83	$1.76	$1.55	$1.47
Accumulation unit value at end of period	$2.45	$2.34	$2.03	$2.13	$2.02	$1.84	$1.88	$1.83	$1.76	$1.55
Number of accumulation units outstanding at end of period (000 omitted)	9,738	11,719	13,469	17,897	20,741	17,356	20,662	24,731	32,890	34,819

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$2.00	$1.85	$1.87	$1.82	$1.75	$1.77	$1.69	$1.75	$1.64	$1.56
Accumulation unit value at end of period	$2.23	$2.00	$1.85	$1.87	$1.82	$1.75	$1.77	$1.69	$1.75	$1.64
Number of accumulation units outstanding at end of period (000 omitted)	41,615	41,926	43,497	53,881	61,794	71,097	85,500	107,141	156,667	174,738

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.86	$1.39	$1.46	$1.15	$1.15	$1.06	$0.94	$0.73	$0.61	$0.64
Accumulation unit value at end of period	$2.48	$1.86	$1.39	$1.46	$1.15	$1.15	$1.06	$0.94	$0.73	$0.61
Number of accumulation units outstanding at end of period (000 omitted)	16,319	18,555	21,823	25,535	29,899	37,899	37,413	44,063	51,318	60,544

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (5/1/2000)
Accumulation unit value at beginning of period	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91	$0.91
Accumulation unit value at end of period	$2.90	$2.48	$1.91	$2.03	$1.69	$1.53	$1.53	$1.36	$1.04	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	61,708	61,001	54,565	48,132	42,843	40,321	37,322	38,404	40,265	46,053

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.20	$1.15	$1.08	$1.09	$1.08	$1.03	$1.07	$1.08	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	19,603	13,422	12,393	9,957	8,639	4,608	3,837	2,142	1,603	889

112    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.22	$1.03	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,486	4,907	4,086	4,794	5,110	3,685	1,824	428	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (5/1/2001)
Accumulation unit value at beginning of period	$3.11	$2.32	$2.47	$2.03	$2.00	$1.92	$1.80	$1.39	$1.26	$1.50
Accumulation unit value at end of period	$4.16	$3.11	$2.32	$2.47	$2.03	$2.00	$1.92	$1.80	$1.39	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	3,779	4,466	5,328	6,234	7,139	8,696	9,107	10,976	13,009	16,901

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.44	$1.16	$1.41	$1.12	$1.20	$1.15	$1.27	$1.05	$0.90	$1.04
Accumulation unit value at end of period	$1.56	$1.44	$1.16	$1.41	$1.12	$1.20	$1.15	$1.27	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	6,290	7,589	9,010	10,995	13,602	11,586	12,233	14,336	16,902	21,875

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$2.95	$2.35	$2.71	$2.26	$1.91	$2.03	$1.84	$1.35	$1.15	$1.18
Accumulation unit value at end of period	$3.12	$2.95	$2.35	$2.71	$2.26	$1.91	$2.03	$1.84	$1.35	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,061	3,556	3,810	4,049	4,185	5,339	7,377	6,539	4,932	6,465

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (5/2/2005)
Accumulation unit value at beginning of period	$2.94	$2.26	$2.63	$2.34	$2.07	$2.20	$1.98	$1.45	$1.24	$1.37
Accumulation unit value at end of period	$3.13	$2.94	$2.26	$2.63	$2.34	$2.07	$2.20	$1.98	$1.45	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	2,689	3,280	4,038	5,079	6,115	7,691	9,450	10,346	11,045	14,817

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$3.45	$2.97	$3.43	$3.09	$2.74	$2.85	$2.72	$1.85	$1.59	$1.75
Accumulation unit value at end of period	$3.73	$3.45	$2.97	$3.43	$3.09	$2.74	$2.85	$2.72	$1.85	$1.59
Number of accumulation units outstanding at end of period (000 omitted)	2,389	2,790	3,262	3,805	4,631	5,623	6,640	7,407	8,170	10,076

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (9/15/1999)
Accumulation unit value at beginning of period	$1.51	$1.43	$1.42	$1.39	$1.37	$1.36	$1.30	$1.34	$1.33	$1.33
Accumulation unit value at end of period	$1.57	$1.51	$1.43	$1.42	$1.39	$1.37	$1.36	$1.30	$1.34	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	12,415	13,503	15,040	18,959	22,623	25,128	29,517	37,054	52,934	61,501

Credit Suisse Trust – Commodity Return Strategy Portfolio (5/1/2006)
Accumulation unit value at beginning of period	$0.47	$0.45	$0.51	$0.51	$0.46	$0.62	$0.75	$0.85	$0.88	$1.01
Accumulation unit value at end of period	$0.46	$0.47	$0.45	$0.51	$0.51	$0.46	$0.62	$0.75	$0.85	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	5,065	5,845	7,020	8,451	10,055	12,146	14,175	17,008	21,622	25,966

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$1.56	$1.46	$1.48	$1.46	$1.36	$1.39	$1.30	$1.38	$1.32	$1.21
Accumulation unit value at end of period	$1.69	$1.56	$1.46	$1.48	$1.46	$1.36	$1.39	$1.30	$1.38	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	10,624	12,057	13,837	16,465	18,278	22,151	26,715	33,722	48,160	54,821

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.20	$1.04	$1.25	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,229	7,652	6,698	4,862	1,660	931	646	90	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.76	$1.35	$1.39	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.30	$1.76	$1.35	$1.39	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12,253	14,572	17,158	20,856	24,225	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.39	$2.68	$3.00	$2.62	$2.19	$2.21	$1.99	$1.48	$1.28	$1.38
Accumulation unit value at end of period	$3.63	$3.39	$2.68	$3.00	$2.62	$2.19	$2.21	$1.99	$1.48	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	2,329	2,810	2,851	2,586	2,352	1,888	1,747	2,014	2,101	2,436

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02	$1.00
Accumulation unit value at end of period	$1.04	$1.01	$0.99	$0.99	$1.00	$1.00	$1.01	$1.01	$1.02	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20,552	10,306	9,648	6,939	5,700	2,506	1,014	613	308	172

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.06	$0.94	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	4,157	4,619	4,853	6,013	6,466	7,133	7,736	6,629	2,284	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (5/1/2006)
Accumulation unit value at beginning of period	$1.45	$1.37	$1.39	$1.35	$1.25	$1.28	$1.28	$1.25	$1.17	$1.15
Accumulation unit value at end of period	$1.47	$1.45	$1.37	$1.39	$1.35	$1.25	$1.28	$1.28	$1.25	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	13,466	19,358	27,483	27,273	32,151	38,705	50,073	65,553	50,815	55,759

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    113

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02	$1.06
Accumulation unit value at end of period	$3.33	$2.58	$1.99	$2.15	$1.78	$1.67	$1.68	$1.52	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	45,857	48,944	50,290	52,141	55,327	63,576	70,307	76,647	84,137	102,175

Fidelity ® VIP Growth & Income Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.85	$2.22	$2.47	$2.13	$1.86	$1.93	$1.77	$1.34	$1.14	$1.14
Accumulation unit value at end of period	$3.04	$2.85	$2.22	$2.47	$2.13	$1.86	$1.93	$1.77	$1.34	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	9,006	10,441	12,279	14,832	17,454	20,243	23,702	28,446	32,761	38,733

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17	$2.46
Accumulation unit value at end of period	$5.39	$4.62	$3.79	$4.49	$3.76	$3.39	$3.48	$3.31	$2.46	$2.17
Number of accumulation units outstanding at end of period (000 omitted)	18,480	20,850	22,801	24,758	27,539	31,976	37,014	43,257	50,560	63,182

Fidelity ® VIP Overseas Portfolio Service Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.19	$1.74	$2.06	$1.60	$1.71	$1.67	$1.84	$1.43	$1.20	$1.46
Accumulation unit value at end of period	$2.51	$2.19	$1.74	$2.06	$1.60	$1.71	$1.67	$1.84	$1.43	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	5,260	6,063	7,036	7,808	8,651	10,509	11,977	14,012	16,360	20,346

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.07	$1.11	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,605	43,673	35,920	30,762	19,832	14,724	10,509	2,729	—	—

Franklin Global Real Estate VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$3.33	$2.74	$2.97	$2.72	$2.73	$2.74	$2.40	$2.37	$1.88	$2.01
Accumulation unit value at end of period	$3.12	$3.33	$2.74	$2.97	$2.72	$2.73	$2.74	$2.40	$2.37	$1.88
Number of accumulation units outstanding at end of period (000 omitted)	5,770	6,800	7,625	9,228	11,174	13,307	15,352	17,380	18,941	21,820

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.37	$1.19	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,910	13,784	12,559	12,704	11,610	11,688	12,796	4,629	—	—

Franklin Mutual Shares VIP Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29	$1.31
Accumulation unit value at end of period	$2.35	$2.50	$2.06	$2.28	$2.13	$1.85	$1.97	$1.85	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	8,428	9,951	10,663	12,378	13,740	15,352	17,372	20,113	22,778	27,767

Franklin Small Cap Value VIP Fund – Class 2 (9/15/1999)
Accumulation unit value at beginning of period	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40	$2.52
Accumulation unit value at end of period	$5.52	$5.30	$4.24	$4.91	$4.48	$3.47	$3.79	$3.80	$2.82	$2.40
Number of accumulation units outstanding at end of period (000 omitted)	6,614	7,253	7,430	7,861	8,759	9,355	11,090	12,772	14,443	18,246

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$5.68	$4.36	$4.92	$4.47	$3.97	$4.41	$3.92	$2.98	$2.54	$2.74
Accumulation unit value at end of period	$6.10	$5.68	$4.36	$4.92	$4.47	$3.97	$4.41	$3.92	$2.98	$2.54
Number of accumulation units outstanding at end of period (000 omitted)	6,260	7,380	8,509	10,084	12,162	15,170	18,356	22,012	26,253	33,368

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.87	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,229	2,877	2,517	1,992	1,788	1,401	382	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (9/15/1999)
Accumulation unit value at beginning of period	$2.64	$2.13	$2.29	$1.86	$1.70	$1.71	$1.49	$1.09	$0.96	$0.93
Accumulation unit value at end of period	$3.07	$2.64	$2.13	$2.29	$1.86	$1.70	$1.71	$1.49	$1.09	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	10,918	12,764	14,541	16,623	19,473	23,888	27,852	32,151	38,124	45,869

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,471	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35	$1.49
Accumulation unit value at end of period	$3.97	$3.15	$2.42	$2.82	$2.09	$2.11	$2.05	$2.03	$1.62	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	11,741	12,511	12,618	12,158	11,402	12,573	12,255	13,330	14,055	16,697

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40	$1.41
Accumulation unit value at end of period	$1.78	$1.74	$1.59	$1.68	$1.60	$1.52	$1.58	$1.55	$1.57	$1.40
Number of accumulation units outstanding at end of period (000 omitted)	30,222	34,746	39,910	48,596	56,033	71,089	87,326	106,841	136,644	159,925

114    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36	$1.41
Accumulation unit value at end of period	$3.92	$3.31	$2.65	$2.99	$2.65	$2.27	$2.44	$2.21	$1.59	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	8,633	8,376	8,961	8,737	8,661	9,200	8,752	8,651	8,534	9,937

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.43	$1.80	$1.89	$1.50	$1.49	$1.43	$1.34	$0.97	$1.00	—
Accumulation unit value at end of period	$3.42	$2.43	$1.80	$1.89	$1.50	$1.49	$1.43	$1.34	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	4,223	5,195	6,126	7,321	8,453	10,774	12,892	17,219	21,813	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.08	$1.17	$1.08	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,481	9,564	9,892	10,957	10,172	8,537	7,340	4,139	—	—

Invesco V.I. Comstock Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$2.73	$2.20	$2.54	$2.18	$1.88	$2.03	$1.87	$1.39	$1.18	$1.22
Accumulation unit value at end of period	$2.67	$2.73	$2.20	$2.54	$2.18	$1.88	$2.03	$1.87	$1.39	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	7,843	9,144	10,824	13,154	16,100	20,412	24,290	30,112	35,922	43,939

Invesco V.I. Diversified Dividend Fund, Series I Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.19	$1.77	$1.93	$1.80	$1.58	$1.56	$1.40	$1.08	$0.92	$1.00
Accumulation unit value at end of period	$2.18	$2.19	$1.77	$1.93	$1.80	$1.58	$1.56	$1.40	$1.08	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	2,699	3,628	4,043	5,566	6,426	5,126	5,516	5,509	4,566	4,289

Invesco V.I. Health Care Fund, Series II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.81	$2.14	$2.15	$1.88	$2.15	$2.11	$1.78	$1.28	$1.07	$1.05
Accumulation unit value at end of period	$3.18	$2.81	$2.14	$2.15	$1.88	$2.15	$2.11	$1.78	$1.28	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	2,611	2,647	3,002	3,667	4,546	6,813	5,708	5,335	4,583	4,633

Invesco V.I. International Growth Fund, Series II Shares (11/1/2005)
Accumulation unit value at beginning of period	$2.08	$1.63	$1.95	$1.60	$1.63	$1.69	$1.70	$1.45	$1.27	$1.38
Accumulation unit value at end of period	$2.34	$2.08	$1.63	$1.95	$1.60	$1.63	$1.69	$1.70	$1.45	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	6,273	7,359	8,808	11,096	13,294	15,354	15,999	15,539	17,045	20,480

Invesco V.I. Technology Fund, Series I Shares (8/13/2001)
Accumulation unit value at beginning of period	$2.27	$1.68	$1.71	$1.28	$1.30	$1.23	$1.12	$0.90	$0.82	$0.87
Accumulation unit value at end of period	$3.28	$2.27	$1.68	$1.71	$1.28	$1.30	$1.23	$1.12	$0.90	$0.82
Number of accumulation units outstanding at end of period (000 omitted)	3,014	2,901	3,299	3,600	4,250	5,647	6,136	7,262	8,097	9,279

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.31	$1.08	$1.16	$0.99	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,343	3,463	3,665	3,818	5,182	7,482	8,642	5,339	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,740	17,349	9,865	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.11	$1.02	$1.05	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	16,524	14,892	16,421	16,815	12,008	5,319	1,772	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.35	$2.55	$1.91	$1.98	$1.57	$1.58	$1.52	$1.36	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	4,965	5,029	5,388	5,586	6,279	7,362	7,359	9,102	10,929	13,639

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.49	$1.27	$1.38	$1.15	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,539	3,889	3,646	2,938	2,834	3,086	2,470	1,416	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.79	$1.29	$1.30	$1.02	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.17	$1.79	$1.29	$1.30	$1.02	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9,234	9,662	11,070	12,864	15,670	18,780	—	—	—	—

MFS ® New Discovery Series – Service Class (5/1/2000)
Accumulation unit value at beginning of period	$3.13	$2.24	$2.30	$1.84	$1.71	$1.76	$1.92	$1.37	$1.15	$1.29
Accumulation unit value at end of period	$4.52	$3.13	$2.24	$2.30	$1.84	$1.71	$1.76	$1.92	$1.37	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3,893	4,130	4,380	5,070	5,967	7,470	9,073	12,730	14,561	18,476

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    115

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Utilities Series – Service Class (8/13/2001)
Accumulation unit value at beginning of period	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14	$2.03
Accumulation unit value at end of period	$4.34	$4.14	$3.35	$3.36	$2.96	$2.69	$3.18	$2.86	$2.40	$2.14
Number of accumulation units outstanding at end of period (000 omitted)	10,301	11,400	11,893	13,841	15,339	17,604	21,703	22,161	24,763	28,483

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19	$1.29
Accumulation unit value at end of period	$7.66	$3.07	$2.21	$2.02	$1.47	$1.63	$1.75	$1.74	$1.28	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	5,881	5,148	4,517	3,608	3,758	4,823	5,706	6,523	7,547	11,091

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$1.57	$1.34	$1.48	$1.36	$1.33	$1.36	$1.21	$1.19	$0.92	$1.04
Accumulation unit value at end of period	$1.33	$1.57	$1.34	$1.48	$1.36	$1.33	$1.36	$1.21	$1.19	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	2,791	3,675	4,443	5,766	7,037	8,633	9,869	11,018	11,521	13,857

Neuberger Berman AMT International Equity Portfolio (Class S) (5/1/2006)
Accumulation unit value at beginning of period	$1.33	$1.05	$1.27	$1.02	$1.04	$1.04	$1.08	$0.93	$0.79	$0.91
Accumulation unit value at end of period	$1.48	$1.33	$1.05	$1.27	$1.02	$1.04	$1.04	$1.08	$0.93	$0.79
Number of accumulation units outstanding at end of period (000 omitted)	1,379	1,670	2,137	2,678	2,865	3,296	3,552	3,805	3,744	4,654

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.09	$1.02	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,476	1,329	1,181	1,066	1,043	1,028	390	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26	$1.25
Accumulation unit value at end of period	$1.77	$1.66	$1.50	$1.60	$1.43	$1.27	$1.42	$1.42	$1.44	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	9,347	11,304	12,577	14,975	16,963	21,291	30,891	40,275	51,223	49,462

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.40	$1.21	$1.05	$1.12	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,039	1,190	1,143	1,023	938	1,206	1,023	1,373	1,076	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.10	$1.02	$1.04	$1.00	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	19,045	14,655	10,862	8,970	5,911	4,281	3,259	2,683	—	—

Putnam VT Global Health Care Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$3.23	$2.50	$2.54	$2.22	$2.53	$2.37	$1.87	$1.34	$1.10	$1.13
Accumulation unit value at end of period	$3.72	$3.23	$2.50	$2.54	$2.22	$2.53	$2.37	$1.87	$1.34	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	2,010	2,216	2,712	3,160	3,689	4,933	4,272	4,170	4,303	5,005

Putnam VT International Equity Fund – Class IB Shares (8/13/2001)
Accumulation unit value at beginning of period	$1.80	$1.45	$1.81	$1.44	$1.49	$1.51	$1.63	$1.28	$1.06	$1.29
Accumulation unit value at end of period	$1.99	$1.80	$1.45	$1.81	$1.44	$1.49	$1.51	$1.63	$1.28	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,912	2,169	2,654	3,226	3,660	4,323	4,355	4,853	5,772	7,324

Putnam VT Sustainable Leaders Fund – Class IB Shares (9/24/2010)
Accumulation unit value at beginning of period	$3.32	$2.46	$2.52	$1.97	$1.84	$1.87	$1.66	$1.23	$1.06	$1.13
Accumulation unit value at end of period	$4.24	$3.32	$2.46	$2.52	$1.97	$1.84	$1.87	$1.66	$1.23	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,099	3,726	4,052	4,245	4,766	5,636	6,247	6,713	7,461	9,245

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	10,973	12,203	12,794	12,265	9,937	10,469	9,367	5,007	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.00	$0.72	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,350	3,480	3,448	3,826	3,808	2,337	1,658	856	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.56	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	119,032	130,387	152,982	169,477	176,564	194,758	199,324	205,762	177,549	153,074

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$2.01	$1.67	$1.84	$1.57	$1.49	$1.52	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.29	$2.01	$1.67	$1.84	$1.57	$1.49	$1.52	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	18,836	21,751	25,064	31,478	37,085	47,381	54,255	80,004	87,969	109,521

116    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.48	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	134,376	91,936	78,912	91,597	101,651	94,924	100,672	134,759	211,589	152,207

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.47	$1.36	$1.24	$1.29	$1.21	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	28,100	27,564	31,020	39,141	50,251	56,974	65,491	91,676	146,041	137,636

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	128,879	108,282	62,630	10,418	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	138,539	98,291	46,893	4,550	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.08	$1.12	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362,890	239,126	190,637	196,362	173,746	84,219	47,213	23,356	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.27	$1.12	$1.18	$1.08	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	624,508	589,254	551,934	559,214	545,537	342,067	214,158	98,193	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.56	$1.42	$1.21	$1.32	$1.14	$1.11	$1.16	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,558,162	4,413,827	4,142,751	3,565,618	3,079,934	2,461,500	1,530,962	541,712	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	$1.00	—
Accumulation unit value at end of period	$1.58	$1.44	$1.25	$1.34	$1.19	$1.16	$1.20	$1.16	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	5,471,498	5,604,543	5,611,465	5,348,661	5,069,930	4,166,843	3,245,376	2,279,309	956,051	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,229,252	1,213,328	1,174,752	1,240,606	1,265,648	1,290,607	1,313,689	1,372,194	1,323,161	1,036,629

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.89	$1.69	$1.47	$1.57	$1.40	$1.35	$1.37	$1.32	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	218,576	252,813	294,255	352,246	428,255	534,847	628,237	704,894	756,580	839,441

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.08	$1.85	$1.57	$1.70	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	431,206	472,312	543,398	606,530	641,719	690,999	712,898	755,350	671,792	586,675

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.85	$1.57	$1.71	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.09	$1.85	$1.57	$1.71	$1.48	$1.42	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	85,164	100,907	122,007	143,369	171,087	217,245	254,402	336,824	380,336	451,744

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.30	$1.27	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	264,814	253,836	242,612	272,779	289,627	299,356	321,778	370,454	457,930	335,257

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.52	$1.35	$1.42	$1.31	$1.27	$1.28	$1.24	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.67	$1.52	$1.35	$1.42	$1.31	$1.27	$1.28	$1.24	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	65,678	74,013	82,017	99,579	122,688	154,486	187,724	235,162	314,235	323,133

Variable Portfolio – Partners Core Equity Fund (Class 3) (5/1/2006)
Accumulation unit value at beginning of period	$2.11	$1.69	$1.85	$1.55	$1.43	$1.44	$1.30	$1.02	$0.93	$0.97
Accumulation unit value at end of period	$2.44	$2.11	$1.69	$1.85	$1.55	$1.43	$1.44	$1.30	$1.02	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1,688	2,060	2,573	3,150	3,677	4,538	5,373	6,310	7,221	9,394

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    117

Variable account charges of 0.95% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Small Cap Value Fund (Class 3) (8/14/2001)
Accumulation unit value at beginning of period	$3.47	$2.93	$3.42	$3.22	$2.59	$2.89	$2.86	$2.14	$1.90	$2.01
Accumulation unit value at end of period	$3.58	$3.47	$2.93	$3.42	$3.22	$2.59	$2.89	$2.86	$2.14	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	4,177	4,688	5,226	6,360	7,636	9,211	11,003	13,581	16,925	21,324

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	163,734	121,321	76,924	46,011	5,179	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,693,115	1,413,115	921,056	515,181	92,936	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982,936	871,453	630,876	379,986	48,868	—	—	—	—	—

Wanger International (9/15/1999)
Accumulation unit value at beginning of period	$3.99	$3.10	$3.81	$2.89	$2.96	$2.98	$3.15	$2.60	$2.16	$2.55
Accumulation unit value at end of period	$4.53	$3.99	$3.10	$3.81	$2.89	$2.96	$2.98	$3.15	$2.60	$2.16
Number of accumulation units outstanding at end of period (000 omitted)	9,125	11,097	13,040	14,860	16,879	20,631	23,709	27,965	32,328	41,066

Wanger USA (9/15/1999)
Accumulation unit value at beginning of period	$5.20	$4.01	$4.10	$3.47	$3.08	$3.13	$3.01	$2.27	$1.91	$2.00
Accumulation unit value at end of period	$6.40	$5.20	$4.01	$4.10	$3.47	$3.08	$3.13	$3.01	$2.27	$1.91
Number of accumulation units outstanding at end of period (000 omitted)	11,060	13,076	15,269	17,899	20,983	25,786	30,286	36,897	43,824	54,608

Wells Fargo VT International Equity Fund – Class 2 (2/4/2004)
Accumulation unit value at beginning of period	$1.78	$1.55	$1.90	$1.54	$1.50	$1.49	$1.59	$1.34	$1.20	$1.39
Accumulation unit value at end of period	$1.85	$1.78	$1.55	$1.90	$1.54	$1.50	$1.49	$1.59	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	4,112	4,957	5,463	5,939	5,786	7,081	6,905	7,648	9,560	12,050

Wells Fargo VT Opportunity Fund – Class 2 (8/13/2001)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42	$1.51
Accumulation unit value at end of period	$4.20	$3.50	$2.69	$2.92	$2.45	$2.20	$2.30	$2.10	$1.62	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	3,636	3,890	4,410	5,087	5,903	6,749	7,586	9,027	10,721	13,842

Wells Fargo VT Small Cap Growth Fund – Class 2 (5/1/2001)
Accumulation unit value at beginning of period	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37	$1.45
Accumulation unit value at end of period	$5.26	$3.37	$2.72	$2.71	$2.18	$2.04	$2.12	$2.18	$1.47	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	7,471	7,614	7,939	7,126	7,160	7,984	7,461	8,750	10,201	12,890

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.21	$1.07	$1.13	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,733	3,661	3,597	3,339	2,430	2,464	1,908	770	—	—
Variable account charges of 1.20% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.29	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,111	1,133	1,199	682	577	504	435	433	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (11/1/2005)
Accumulation unit value at beginning of period	$2.01	$1.57	$1.76	$1.31	$1.33	$1.32	$1.27	$1.05	$0.93	$1.24
Accumulation unit value at end of period	$2.76	$2.01	$1.57	$1.76	$1.31	$1.33	$1.32	$1.27	$1.05	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	94	100	84	253	259	277	290	309	288	415

AB VPS Growth and Income Portfolio (Class B) (2/13/2002)
Accumulation unit value at beginning of period	$2.84	$2.33	$2.50	$2.13	$1.95	$1.94	$1.80	$1.35	$1.17	$1.11
Accumulation unit value at end of period	$2.88	$2.84	$2.33	$2.50	$2.13	$1.95	$1.94	$1.80	$1.35	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	673	783	883	1,042	1,165	1,389	1,629	1,714	2,074	2,548

AB VPS International Value Portfolio (Class B) (2/13/2002)
Accumulation unit value at beginning of period	$1.83	$1.59	$2.09	$1.69	$1.72	$1.70	$1.84	$1.52	$1.35	$1.69
Accumulation unit value at end of period	$1.85	$1.83	$1.59	$2.09	$1.69	$1.72	$1.70	$1.84	$1.52	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	1,204	1,374	1,521	1,760	2,127	2,375	2,643	3,099	3,734	4,866

118    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.94	$0.79	$0.98	$1.00	$0.72	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.69	$0.94	$0.79	$0.98	$1.00	$0.72	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,557	3,892	3,975	4,151	3,546	3,236	2,228	543	—	—

American Century VP International, Class II (2/13/2002)
Accumulation unit value at beginning of period	$2.26	$1.79	$2.13	$1.65	$1.77	$1.78	$1.91	$1.58	$1.32	$1.52
Accumulation unit value at end of period	$2.81	$2.26	$1.79	$2.13	$1.65	$1.77	$1.78	$1.91	$1.58	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	425	426	466	516	573	661	780	850	987	1,335

American Century VP Mid Cap Value, Class II (5/1/2007)
Accumulation unit value at beginning of period	$2.39	$1.87	$2.18	$1.98	$1.63	$1.68	$1.46	$1.14	$0.99	$1.01
Accumulation unit value at end of period	$2.39	$2.39	$1.87	$2.18	$1.98	$1.63	$1.68	$1.46	$1.14	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	437	564	620	841	822	522	574	599	625	582

American Century VP Ultra®, Class II (11/1/2005)
Accumulation unit value at beginning of period	$3.17	$2.38	$2.40	$1.84	$1.78	$1.70	$1.57	$1.16	$1.03	$1.03
Accumulation unit value at end of period	$4.68	$3.17	$2.38	$2.40	$1.84	$1.78	$1.70	$1.57	$1.16	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	543	559	546	530	641	631	701	770	915	992

American Century VP Value, Class II (2/13/2002)
Accumulation unit value at beginning of period	$3.07	$2.45	$2.73	$2.54	$2.14	$2.26	$2.02	$1.56	$1.38	$1.38
Accumulation unit value at end of period	$3.06	$3.07	$2.45	$2.73	$2.54	$2.14	$2.26	$2.02	$1.56	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	3,139	3,603	3,858	4,171	4,465	4,733	4,750	4,853	4,953	5,339

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.32	$1.17	$1.14	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.67	$1.40	$1.20	$1.32	$1.17	$1.14	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4,102	4,355	4,558	4,381	4,425	4,355	3,099	1,906	428	—

Calvert VP SRI Balanced Portfolio – Class I (2/13/2002)
Accumulation unit value at beginning of period	$2.26	$1.83	$1.91	$1.72	$1.62	$1.67	$1.54	$1.33	$1.21	$1.17
Accumulation unit value at end of period	$2.57	$2.26	$1.83	$1.91	$1.72	$1.62	$1.67	$1.54	$1.33	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	382	380	385	419	452	524	596	614	583	649

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.85	$2.27	$2.22	$1.81	$1.73	$1.83	$1.78	$1.23	$1.04	$1.04
Accumulation unit value at end of period	$4.03	$2.85	$2.27	$2.22	$1.81	$1.73	$1.83	$1.78	$1.23	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	86	106	113	107	116	150	176	184	116	142

Columbia Variable Portfolio – Balanced Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.56	$2.11	$2.27	$2.00	$1.91	$1.90	$1.74	$1.45	$1.29	$1.27
Accumulation unit value at end of period	$2.97	$2.56	$2.11	$2.27	$2.00	$1.91	$1.90	$1.74	$1.45	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	11,918	11,684	11,070	10,404	9,620	6,606	4,407	3,681	3,269	3,744

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	903	728	820	1,020	675	523	355	32	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.07	$1.58	$1.76	$1.47	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.50	$2.07	$1.58	$1.76	$1.47	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,162	4,948	5,072	5,544	5,240	3,941	1,859	342	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.86	$2.32	$2.44	$1.99	$1.87	$1.87	$1.65	$1.25	$1.11	$1.07
Accumulation unit value at end of period	$3.22	$2.86	$2.32	$2.44	$1.99	$1.87	$1.87	$1.65	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	887	1,064	1,148	1,237	1,598	1,912	2,126	2,670	3,109	3,980

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.25	$2.65	$2.85	$2.53	$2.25	$2.34	$2.16	$1.72	$1.53	$1.63
Accumulation unit value at end of period	$3.24	$3.25	$2.65	$2.85	$2.53	$2.25	$2.34	$2.16	$1.72	$1.53
Number of accumulation units outstanding at end of period (000 omitted)	2,413	2,966	3,235	4,113	4,760	5,343	6,204	7,057	8,522	11,111

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$0.98	$1.07	$0.97	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.08	$0.98	$1.07	$0.97	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	981	1,094	946	1,039	680	523	498	254	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$4.04	$3.11	$4.02	$2.76	$2.66	$2.96	$3.07	$3.16	$2.65	$3.40
Accumulation unit value at end of period	$5.32	$4.04	$3.11	$4.02	$2.76	$2.66	$2.96	$3.07	$3.16	$2.65
Number of accumulation units outstanding at end of period (000 omitted)	463	553	592	653	762	971	1,096	1,470	1,611	1,940

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    119

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$1.59	$1.45	$1.55	$1.48	$1.52	$1.64	$1.65	$1.81	$1.72	$1.66
Accumulation unit value at end of period	$1.64	$1.59	$1.45	$1.55	$1.48	$1.52	$1.64	$1.65	$1.81	$1.72
Number of accumulation units outstanding at end of period (000 omitted)	1,214	1,458	1,714	1,960	2,261	2,629	3,119	4,069	5,077	5,792

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$0.98	$0.98	$0.98	$0.98	$1.00	$1.01	$1.02	$1.03	$1.04	$1.06
Accumulation unit value at end of period	$0.97	$0.98	$0.98	$0.98	$0.98	$1.00	$1.01	$1.02	$1.03	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,255	1,989	2,503	1,767	2,795	2,879	3,212	3,817	3,990	5,730

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.89	$2.51	$2.65	$2.52	$2.28	$2.33	$2.28	$2.18	$1.90	$1.82
Accumulation unit value at end of period	$3.05	$2.89	$2.51	$2.65	$2.52	$2.28	$2.33	$2.28	$2.18	$1.90
Number of accumulation units outstanding at end of period (000 omitted)	1,307	1,630	2,027	2,620	3,322	3,561	4,212	4,734	5,671	6,355

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$2.25	$1.96	$2.06	$1.96	$1.79	$1.83	$1.79	$1.72	$1.52	$1.45
Accumulation unit value at end of period	$2.35	$2.25	$1.96	$2.06	$1.96	$1.79	$1.83	$1.79	$1.72	$1.52
Number of accumulation units outstanding at end of period (000 omitted)	1,907	2,202	2,510	3,053	3,559	2,525	2,885	3,286	4,217	4,518

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$1.68	$1.56	$1.58	$1.54	$1.49	$1.51	$1.45	$1.50	$1.41	$1.34
Accumulation unit value at end of period	$1.87	$1.68	$1.56	$1.58	$1.54	$1.49	$1.51	$1.45	$1.50	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	5,838	6,204	6,366	7,414	8,459	9,169	10,127	12,817	18,482	20,159

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.89	$2.16	$2.28	$1.80	$1.80	$1.67	$1.48	$1.15	$0.97	$1.02
Accumulation unit value at end of period	$3.85	$2.89	$2.16	$2.28	$1.80	$1.80	$1.67	$1.48	$1.15	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	751	856	968	1,150	1,447	1,787	1,872	1,991	2,239	2,709

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.13	$2.42	$2.57	$2.15	$1.95	$1.96	$1.75	$1.34	$1.18	$1.17
Accumulation unit value at end of period	$3.65	$3.13	$2.42	$2.57	$2.15	$1.95	$1.96	$1.75	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	10,371	11,080	9,042	7,913	6,216	5,727	4,397	3,312	2,590	3,038

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.12	$1.05	$1.07	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.17	$1.12	$1.05	$1.07	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	6,147	4,213	3,803	2,772	2,252	1,815	1,789	1,413	1,113	1,220

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.02	$1.09	$0.99	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.20	$1.02	$1.09	$0.99	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,115	1,008	709	786	723	494	312	45	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.08	$2.31	$2.45	$2.02	$2.00	$1.92	$1.81	$1.40	$1.27	$1.52
Accumulation unit value at end of period	$4.11	$3.08	$2.31	$2.45	$2.02	$2.00	$1.92	$1.81	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	173	228	284	285	308	383	371	453	560	877

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.17	$1.75	$2.13	$1.69	$1.83	$1.76	$1.95	$1.61	$1.39	$1.60
Accumulation unit value at end of period	$2.34	$2.17	$1.75	$2.13	$1.69	$1.83	$1.76	$1.95	$1.61	$1.39
Number of accumulation units outstanding at end of period (000 omitted)	479	572	642	782	933	752	667	806	885	1,090

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$2.83	$2.27	$2.62	$2.19	$1.85	$1.97	$1.79	$1.32	$1.12	$1.16
Accumulation unit value at end of period	$2.99	$2.83	$2.27	$2.62	$2.19	$1.85	$1.97	$1.79	$1.32	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	336	440	543	358	402	600	829	710	665	477

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (5/2/2005)
Accumulation unit value at beginning of period	$2.83	$2.18	$2.55	$2.27	$2.02	$2.15	$1.94	$1.43	$1.22	$1.35
Accumulation unit value at end of period	$3.00	$2.83	$2.18	$2.55	$2.27	$2.02	$2.15	$1.94	$1.43	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	384	438	467	468	533	648	721	814	1,034	1,325

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.19	$2.74	$3.18	$2.87	$2.55	$2.67	$2.55	$1.74	$1.49	$1.65
Accumulation unit value at end of period	$3.44	$3.19	$2.74	$3.18	$2.87	$2.55	$2.67	$2.55	$1.74	$1.49
Number of accumulation units outstanding at end of period (000 omitted)	157	225	251	258	313	364	391	424	452	705

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$1.27	$1.20	$1.20	$1.17	$1.16	$1.16	$1.11	$1.14	$1.14	$1.14
Accumulation unit value at end of period	$1.31	$1.27	$1.20	$1.20	$1.17	$1.16	$1.16	$1.11	$1.14	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,786	1,776	2,112	2,603	3,123	3,392	4,235	5,295	6,553	7,651

120    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Credit Suisse Trust – Commodity Return Strategy Portfolio (5/1/2006)
Accumulation unit value at beginning of period	$0.46	$0.44	$0.50	$0.50	$0.45	$0.61	$0.74	$0.83	$0.86	$1.00
Accumulation unit value at end of period	$0.45	$0.46	$0.44	$0.50	$0.50	$0.45	$0.61	$0.74	$0.83	$0.86
Number of accumulation units outstanding at end of period (000 omitted)	568	581	596	1,528	815	1,068	1,397	1,744	2,125	2,408

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (9/13/2004)
Accumulation unit value at beginning of period	$1.50	$1.41	$1.44	$1.42	$1.32	$1.36	$1.27	$1.36	$1.30	$1.19
Accumulation unit value at end of period	$1.62	$1.50	$1.41	$1.44	$1.42	$1.32	$1.36	$1.27	$1.36	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	1,623	1,995	2,319	2,718	3,142	3,388	3,714	4,528	6,547	7,560

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.02	$1.23	$1.01	$0.98	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.18	$1.02	$1.23	$1.01	$0.98	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,056	1,997	1,779	1,306	530	290	86	36	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.74	$1.34	$1.39	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.27	$1.74	$1.34	$1.39	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,393	1,637	1,797	1,874	2,133	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (2/4/2004)
Accumulation unit value at beginning of period	$3.26	$2.58	$2.90	$2.54	$2.13	$2.15	$1.94	$1.45	$1.25	$1.35
Accumulation unit value at end of period	$3.47	$3.26	$2.58	$2.90	$2.54	$2.13	$2.15	$1.94	$1.45	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	283	338	315	292	206	187	156	168	218	282

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.99	$0.97	$0.97	$0.98	$0.98	$1.00	$1.00	$1.02	$1.01	$1.00
Accumulation unit value at end of period	$1.01	$0.99	$0.97	$0.97	$0.98	$0.98	$1.00	$1.00	$1.02	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3,935	1,583	1,423	1,993	1,417	972	618	335	395	320

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.04	$0.92	$1.03	$0.97	$0.94	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.08	$1.04	$0.92	$1.03	$0.97	$0.94	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	846	915	1,064	1,129	1,269	1,268	1,159	896	228	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (5/1/2006)
Accumulation unit value at beginning of period	$1.41	$1.33	$1.35	$1.32	$1.22	$1.25	$1.26	$1.23	$1.16	$1.14
Accumulation unit value at end of period	$1.42	$1.41	$1.33	$1.35	$1.32	$1.22	$1.25	$1.26	$1.23	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	2,103	2,623	3,601	3,408	4,072	4,727	6,455	8,259	5,538	6,419

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.50	$1.92	$2.09	$1.74	$1.63	$1.64	$1.49	$1.15	$1.00	$1.05
Accumulation unit value at end of period	$3.21	$2.50	$1.92	$2.09	$1.74	$1.63	$1.64	$1.49	$1.15	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	9,258	9,782	9,552	10,078	10,461	11,918	10,949	10,325	10,153	11,122

Fidelity ® VIP Growth & Income Portfolio Service Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$2.83	$2.21	$2.47	$2.14	$1.87	$1.94	$1.78	$1.35	$1.16	$1.16
Accumulation unit value at end of period	$3.01	$2.83	$2.21	$2.47	$2.14	$1.87	$1.94	$1.78	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,074	1,266	1,557	1,756	2,042	2,291	2,557	2,893	3,338	4,067

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$4.29	$3.53	$4.19	$3.52	$3.18	$3.27	$3.12	$2.33	$2.05	$2.33
Accumulation unit value at end of period	$5.00	$4.29	$3.53	$4.19	$3.52	$3.18	$3.27	$3.12	$2.33	$2.05
Number of accumulation units outstanding at end of period (000 omitted)	3,764	4,405	4,418	4,805	4,976	5,488	5,341	5,816	6,547	8,022

Fidelity ® VIP Overseas Portfolio Service Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$2.34	$1.85	$2.21	$1.72	$1.84	$1.80	$1.99	$1.54	$1.30	$1.59
Accumulation unit value at end of period	$2.66	$2.34	$1.85	$2.21	$1.72	$1.84	$1.80	$1.99	$1.54	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	538	545	718	792	945	1,109	1,245	1,403	1,536	1,936

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.06	$1.10	$1.04	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.16	$1.06	$1.10	$1.04	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9,712	10,065	7,409	6,336	4,238	3,345	2,973	530	—	—

Franklin Global Real Estate VIP Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$2.38	$1.97	$2.14	$1.96	$1.97	$1.98	$1.75	$1.73	$1.37	$1.47
Accumulation unit value at end of period	$2.23	$2.38	$1.97	$2.14	$1.96	$1.97	$1.98	$1.75	$1.73	$1.37
Number of accumulation units outstanding at end of period (000 omitted)	705	834	991	1,155	1,402	1,733	1,968	2,260	2,435	2,639

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,995	5,083	5,060	4,376	4,296	5,121	4,599	864	—	—

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    121

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Franklin Mutual Shares VIP Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$2.52	$2.08	$2.32	$2.17	$1.89	$2.01	$1.90	$1.50	$1.33	$1.36
Accumulation unit value at end of period	$2.37	$2.52	$2.08	$2.32	$2.17	$1.89	$2.01	$1.90	$1.50	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,605	1,684	1,948	2,087	2,078	2,317	2,485	2,751	3,107	3,633

Franklin Small Cap Value VIP Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.86	$3.09	$3.59	$3.29	$2.56	$2.79	$2.81	$2.09	$1.78	$1.88
Accumulation unit value at end of period	$4.01	$3.86	$3.09	$3.59	$3.29	$2.56	$2.79	$2.81	$2.09	$1.78
Number of accumulation units outstanding at end of period (000 omitted)	1,669	1,940	1,847	2,091	2,042	2,005	2,092	1,922	2,057	2,496

Goldman Sachs VIT Mid Cap Value Fund – Institutional Shares (2/13/2002)
Accumulation unit value at beginning of period	$4.02	$3.09	$3.50	$3.19	$2.84	$3.16	$2.82	$2.15	$1.83	$1.98
Accumulation unit value at end of period	$4.31	$4.02	$3.09	$3.50	$3.19	$2.84	$3.16	$2.82	$2.15	$1.83
Number of accumulation units outstanding at end of period (000 omitted)	909	1,080	1,247	1,532	1,808	2,160	2,452	2,896	3,719	4,717

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.97	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	941	822	602	530	392	337	85	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (2/13/2002)
Accumulation unit value at beginning of period	$3.05	$2.46	$2.66	$2.17	$1.98	$2.01	$1.75	$1.28	$1.14	$1.10
Accumulation unit value at end of period	$3.54	$3.05	$2.46	$2.66	$2.17	$1.98	$2.01	$1.75	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	612	757	1,006	1,085	1,312	1,573	1,694	2,113	2,613	3,289

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	466	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.02	$2.33	$2.72	$2.02	$2.05	$2.00	$1.98	$1.58	$1.32	$1.46
Accumulation unit value at end of period	$3.80	$3.02	$2.33	$2.72	$2.02	$2.05	$2.00	$1.98	$1.58	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	3,090	3,065	3,124	2,835	2,560	3,117	2,651	2,554	2,440	2,763

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.68	$1.53	$1.63	$1.55	$1.48	$1.53	$1.51	$1.54	$1.38	$1.38
Accumulation unit value at end of period	$1.71	$1.68	$1.53	$1.63	$1.55	$1.48	$1.53	$1.51	$1.54	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	4,351	5,069	5,415	6,884	7,596	9,456	11,272	13,581	17,582	20,765

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.18	$2.55	$2.89	$2.57	$2.21	$2.38	$2.16	$1.55	$1.33	$1.38
Accumulation unit value at end of period	$3.76	$3.18	$2.55	$2.89	$2.57	$2.21	$2.38	$2.16	$1.55	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,965	1,984	2,251	2,294	2,023	1,973	1,628	1,577	1,506	1,679

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.39	$1.77	$1.87	$1.49	$1.47	$1.43	$1.33	$0.97	$1.00	—
Accumulation unit value at end of period	$3.35	$2.39	$1.77	$1.87	$1.49	$1.47	$1.43	$1.33	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	438	599	704	739	955	1,178	1,420	2,006	2,437	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.16	$1.07	$0.97	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.21	$1.07	$1.16	$1.07	$0.97	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,349	2,664	2,577	3,205	3,225	3,496	2,734	2,301	—	—

Invesco V.I. Comstock Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$2.62	$2.12	$2.45	$2.11	$1.83	$1.97	$1.83	$1.36	$1.16	$1.20
Accumulation unit value at end of period	$2.56	$2.62	$2.12	$2.45	$2.11	$1.83	$1.97	$1.83	$1.36	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,650	1,928	2,195	2,400	2,997	3,560	3,960	4,816	5,740	7,423

Invesco V.I. Diversified Dividend Fund, Series I Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.15	$1.74	$1.90	$1.77	$1.56	$1.55	$1.39	$1.07	$0.92	$1.00
Accumulation unit value at end of period	$2.13	$2.15	$1.74	$1.90	$1.77	$1.56	$1.55	$1.39	$1.07	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	511	538	589	914	995	768	900	810	429	539

Invesco V.I. Health Care Fund, Series II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.71	$2.08	$2.09	$1.83	$2.10	$2.06	$1.75	$1.26	$1.06	$1.03
Accumulation unit value at end of period	$3.06	$2.71	$2.08	$2.09	$1.83	$2.10	$2.06	$1.75	$1.26	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	230	253	267	301	354	521	411	367	341	383

Invesco V.I. International Growth Fund, Series II Shares (11/1/2005)
Accumulation unit value at beginning of period	$2.00	$1.58	$1.89	$1.56	$1.59	$1.65	$1.67	$1.42	$1.25	$1.36
Accumulation unit value at end of period	$2.25	$2.00	$1.58	$1.89	$1.56	$1.59	$1.65	$1.67	$1.42	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	419	544	665	733	949	1,076	1,050	959	1,079	1,233

122    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco V.I. Technology Fund, Series I Shares (2/13/2002)
Accumulation unit value at beginning of period	$2.55	$1.90	$1.93	$1.44	$1.47	$1.39	$1.27	$1.03	$0.94	$1.00
Accumulation unit value at end of period	$3.67	$2.55	$1.90	$1.93	$1.44	$1.47	$1.39	$1.27	$1.03	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	421	453	494	463	432	506	505	586	728	1,003

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.29	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	821	843	865	917	1,230	2,299	3,297	1,387	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,017	5,835	3,224	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$1.01	$1.03	$1.01	$1.00	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.01	$1.03	$1.01	$1.00	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,838	3,282	3,245	3,672	4,198	2,494	787	243	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.47	$1.85	$1.93	$1.53	$1.54	$1.49	$1.33	$1.04	$0.89	$0.95
Accumulation unit value at end of period	$3.24	$2.47	$1.85	$1.93	$1.53	$1.54	$1.49	$1.33	$1.04	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	1,432	1,516	1,298	936	963	1,036	872	904	1,063	1,400

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.46	$1.26	$1.36	$1.14	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.46	$1.26	$1.36	$1.14	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,032	1,273	1,304	1,080	996	839	677	397	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.77	$1.28	$1.29	$1.02	$0.97	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.14	$1.77	$1.28	$1.29	$1.02	$0.97	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	923	927	1,016	1,136	1,326	1,466	—	—	—	—

MFS ® New Discovery Series – Service Class (2/13/2002)
Accumulation unit value at beginning of period	$3.58	$2.56	$2.64	$2.11	$1.97	$2.03	$2.23	$1.59	$1.34	$1.51
Accumulation unit value at end of period	$5.15	$3.58	$2.56	$2.64	$2.11	$1.97	$2.03	$2.23	$1.59	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	317	319	330	383	466	530	703	924	1,014	1,248

MFS ® Utilities Series – Service Class (2/13/2002)
Accumulation unit value at beginning of period	$4.96	$4.02	$4.04	$3.57	$3.25	$3.86	$3.47	$2.92	$2.61	$2.48
Accumulation unit value at end of period	$5.18	$4.96	$4.02	$4.04	$3.57	$3.25	$3.86	$3.47	$2.92	$2.61
Number of accumulation units outstanding at end of period (000 omitted)	1,698	1,860	1,841	2,062	2,066	2,380	2,670	2,644	2,679	2,928

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.97	$2.14	$1.96	$1.43	$1.59	$1.71	$1.70	$1.25	$1.17	$1.28
Accumulation unit value at end of period	$7.39	$2.97	$2.14	$1.96	$1.43	$1.59	$1.71	$1.70	$1.25	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,718	1,527	1,151	745	647	865	1,012	933	1,242	1,686

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$1.52	$1.30	$1.44	$1.32	$1.30	$1.33	$1.19	$1.17	$0.91	$1.03
Accumulation unit value at end of period	$1.28	$1.52	$1.30	$1.44	$1.32	$1.30	$1.33	$1.19	$1.17	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	424	471	557	671	847	1,071	1,292	1,547	1,651	1,854

Neuberger Berman AMT International Equity Portfolio (Class S) (5/1/2006)
Accumulation unit value at beginning of period	$1.28	$1.02	$1.24	$0.99	$1.02	$1.02	$1.06	$0.91	$0.78	$0.90
Accumulation unit value at end of period	$1.43	$1.28	$1.02	$1.24	$0.99	$1.02	$1.02	$1.06	$0.91	$0.78
Number of accumulation units outstanding at end of period (000 omitted)	75	111	113	157	182	206	208	237	220	287

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.00	$0.88	$0.96	$0.91	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.07	$1.00	$0.88	$0.96	$0.91	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	410	441	411	415	289	373	21	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.60	$1.45	$1.56	$1.39	$1.24	$1.39	$1.40	$1.41	$1.25	$1.24
Accumulation unit value at end of period	$1.71	$1.60	$1.45	$1.56	$1.39	$1.24	$1.39	$1.40	$1.41	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,764	2,080	2,306	2,689	3,195	3,992	5,897	7,334	9,642	8,325

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.19	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.19	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	342	335	324	269	262	370	339	332	233	—

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    123

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,356	3,114	2,254	1,961	1,423	928	580	264	—	—

Putnam VT Global Health Care Fund – Class IB Shares (2/13/2002)
Accumulation unit value at beginning of period	$3.21	$2.49	$2.54	$2.23	$2.54	$2.39	$1.89	$1.35	$1.12	$1.15
Accumulation unit value at end of period	$3.69	$3.21	$2.49	$2.54	$2.23	$2.54	$2.39	$1.89	$1.35	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	254	326	358	451	532	506	379	412	433	508

Putnam VT International Equity Fund – Class IB Shares (2/13/2002)
Accumulation unit value at beginning of period	$1.89	$1.53	$1.91	$1.53	$1.58	$1.60	$1.74	$1.37	$1.14	$1.39
Accumulation unit value at end of period	$2.09	$1.89	$1.53	$1.91	$1.53	$1.58	$1.60	$1.74	$1.37	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	179	175	193	257	286	335	320	366	444	703

Putnam VT Sustainable Leaders Fund – Class IB Shares (9/24/2010)
Accumulation unit value at beginning of period	$3.24	$2.41	$2.48	$1.94	$1.82	$1.85	$1.65	$1.22	$1.06	$1.13
Accumulation unit value at end of period	$4.13	$3.24	$2.41	$2.48	$1.94	$1.82	$1.85	$1.65	$1.22	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	180	183	165	219	200	208	225	107	106	136

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.96	$0.95	$0.95	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.91	$0.97	$0.96	$0.95	$0.95	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,238	3,151	2,281	2,297	2,140	2,335	1,820	681	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.34	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,975	1,463	1,449	923	695	526	375	184	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.23	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	49,831	59,259	67,068	78,567	87,255	100,483	105,357	112,247	95,228	88,245

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.21	$1.07	$1.12
Accumulation unit value at end of period	$2.23	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,002	1,298	1,590	2,691	2,829	3,506	3,789	5,048	5,386	7,382

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06	$1.04
Accumulation unit value at end of period	$1.44	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	51,946	39,818	40,482	48,720	59,311	58,818	70,948	106,272	160,513	106,320

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06	$1.04
Accumulation unit value at end of period	$1.44	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,012	3,163	3,758	4,225	4,776	6,583	8,205	11,689	18,739	19,708

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,836	5,536	2,942	111	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,196	3,162	985	285	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.06	$1.10	$1.03	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.17	$1.06	$1.10	$1.03	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	26,645	12,880	11,719	10,687	14,633	9,712	9,371	3,637	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.11	$1.17	$1.07	$1.04	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.25	$1.11	$1.17	$1.07	$1.04	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38,160	38,633	37,933	40,095	47,465	39,217	33,530	9,694	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.39	$1.19	$1.31	$1.13	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.53	$1.39	$1.19	$1.31	$1.13	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	201,580	214,205	221,885	231,063	234,714	242,820	202,464	52,708	—	—

124    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.41	$1.23	$1.33	$1.17	$1.15	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.54	$1.41	$1.23	$1.33	$1.17	$1.15	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	250,982	270,038	290,652	306,488	322,387	324,682	292,621	141,007	36,030	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.65	$1.43	$1.54	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.84	$1.65	$1.43	$1.54	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	594,330	639,487	687,203	732,837	776,338	817,719	863,442	970,843	983,581	803,653

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.54	$1.38	$1.33	$1.36	$1.31	$1.19	$1.08	$1.09
Accumulation unit value at end of period	$1.84	$1.65	$1.44	$1.54	$1.38	$1.33	$1.36	$1.31	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	23,491	26,188	30,699	35,938	42,319	48,141	55,451	63,550	66,495	76,905

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.03	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	169,222	198,212	238,218	284,009	321,871	363,007	395,159	448,743	416,636	380,432

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.38	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.03	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.38	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	4,901	5,781	7,045	8,352	8,425	11,325	12,393	17,092	20,325	28,510

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.62	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	101,633	104,479	109,727	126,804	147,800	157,110	182,170	236,976	315,033	235,332

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.63	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	7,114	8,117	9,224	11,178	14,197	16,266	19,251	23,130	30,768	33,844

Variable Portfolio – Partners Core Equity Fund (Class 3) (5/1/2006)
Accumulation unit value at beginning of period	$2.04	$1.63	$1.80	$1.51	$1.40	$1.41	$1.27	$1.00	$0.92	$0.96
Accumulation unit value at end of period	$2.35	$2.04	$1.63	$1.80	$1.51	$1.40	$1.41	$1.27	$1.00	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	138	278	311	354	386	452	510	560	547	742

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.14	$2.66	$3.11	$2.94	$2.37	$2.65	$2.63	$1.97	$1.76	$1.86
Accumulation unit value at end of period	$3.23	$3.14	$2.66	$3.11	$2.94	$2.37	$2.65	$2.63	$1.97	$1.76
Number of accumulation units outstanding at end of period (000 omitted)	522	625	671	745	878	1,013	1,110	1,346	1,725	2,181

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.21	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,623	8,661	2,924	1,781	227	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.41	$1.36	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,323	41,911	28,905	19,202	4,033	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.29	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.29	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,173	35,067	24,516	13,799	3,724	—	—	—	—	—

Wanger International (2/13/2002)
Accumulation unit value at beginning of period	$4.62	$3.60	$4.43	$3.37	$3.46	$3.50	$3.70	$3.06	$2.55	$3.02
Accumulation unit value at end of period	$5.22	$4.62	$3.60	$4.43	$3.37	$3.46	$3.50	$3.70	$3.06	$2.55
Number of accumulation units outstanding at end of period (000 omitted)	837	998	1,159	1,316	1,545	1,784	2,115	2,380	2,671	3,403

Wanger USA (2/13/2002)
Accumulation unit value at beginning of period	$4.45	$3.43	$3.53	$2.98	$2.66	$2.70	$2.61	$1.98	$1.67	$1.75
Accumulation unit value at end of period	$5.46	$4.45	$3.43	$3.53	$2.98	$2.66	$2.70	$2.61	$1.98	$1.67
Number of accumulation units outstanding at end of period (000 omitted)	1,357	1,487	1,709	1,967	2,385	2,789	3,101	3,704	4,290	5,535

Wells Fargo VT International Equity Fund – Class 2 (2/4/2004)
Accumulation unit value at beginning of period	$1.71	$1.50	$1.83	$1.49	$1.46	$1.45	$1.55	$1.31	$1.17	$1.36
Accumulation unit value at end of period	$1.77	$1.71	$1.50	$1.83	$1.49	$1.46	$1.45	$1.55	$1.31	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	510	593	597	797	819	970	969	1,078	1,221	1,411

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    125

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.94	$2.47	$2.23	$2.32	$2.13	$1.65	$1.45	$1.55
Accumulation unit value at end of period	$4.19	$3.50	$2.69	$2.94	$2.47	$2.23	$2.32	$2.13	$1.65	$1.45
Number of accumulation units outstanding at end of period (000 omitted)	837	888	1,019	1,139	1,077	1,223	954	1,074	1,295	1,577

Wells Fargo VT Small Cap Growth Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.73	$3.03	$3.02	$2.43	$2.28	$2.38	$2.46	$1.65	$1.55	$1.65
Accumulation unit value at end of period	$5.82	$3.73	$3.03	$3.02	$2.43	$2.28	$2.38	$2.46	$1.65	$1.55
Number of accumulation units outstanding at end of period (000 omitted)	1,755	1,586	1,463	1,152	1,098	1,391	951	1,040	1,006	1,106

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.12	$1.04	$0.91	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.19	$1.06	$1.12	$1.04	$0.91	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,009	751	537	493	345	383	293	47	—	—

126    RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

RiverSource Retirement Advisor Advantage Plus/Retirement Advisor Select Plus Variable Annuity — Prospectus    127

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RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
S-6273  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
Retirement Advisor 4 Advantage® Variable Annuity
Retirement Advisor 4 Select® Variable Annuity
Retirement Advisor 4 Access® Variable Annuity
INDIVIDUAL FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED/VARIABLE ANNUITIES
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
This prospectus contains information that you should know before investing in the RiverSource Retirement Advisor 4 Advantage Variable Annuity (RAVA 4 Advantage), the RiverSource Retirement Advisor 4 Select Variable Annuity (RAVA 4 Select), or the RiverSource Retirement Advisor 4 Access Variable Annuity (RAVA 4 Access). The information in this prospectus applies to all contracts unless stated otherwise.
New contracts are not currently being offered.
Prospectuses are also available for:
AB Variable Products Series Fund, Inc.
ALPS Variable Investment Trust
American Century Variable Portfolios, Inc
BlackRock Variable Series Funds, Inc.
Columbia Funds Variable Insurance Trust
Columbia Funds Variable Series Trust II
Credit Suisse Trust
Deutsche DWS Variable Series II
Dreyfus Variable Investment Fund
Eaton Vance Variable Trust
Fidelity® Variable Insurance Products — Service Class 2
Franklin® Templeton® Variable Insurance Products
Trust – Class 2
Goldman Sachs Variable Insurance Trust (VIT)
Invesco Variable Insurance Funds
Ivy Variable Insurance Portfolios
Janus Aspen Series: Service Shares
Lazard Retirement Series, Inc.
Legg Mason Partners Variable Equity Trust
MFS® Variable Insurance TrustSM
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Neuberger Berman Advisers Management Trust
Oppenheimer Variable Account Funds Service Shares
PIMCO Variable Insurance Trust (VIT)
Wanger Advisors Trust
VanEck VIP Trust
Wells Fargo Variable Trust

Please read the prospectuses carefully and keep them for future reference.
The contracts provide for purchase payment credits which we may reverse under certain circumstances. Expenses may be higher and surrender charges may be higher and longer for contracts with purchase payment credits than for contracts without such credits. The amount of the credit may be more than offset by additional charges associated with the credit. (See “Buying Your Contract — Purchase Payment Credits”).
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    1

A discussion of risk factors associated with guarantee period account interests under the contract begins on page 8 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

2    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    3

4    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount before annuity payouts begin.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment rate: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment rate we use is 5% but you may request we substitute an assumed investment rate of 3.5%.
Band 3 annuities: RAVA 4 Advantage and RAVA 4 Select contracts that are available for:
•	current or retired employees of Ameriprise Financial, Inc. or its subsidiaries and their spouses or domestic partners (employees),
•	current or retired Ameriprise financial advisors and their spouses or domestic partners (advisors), or
•	individuals investing an initial purchase payment of $1 million or more, with our approval (other individuals).
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract before we deduct any applicable charges.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed Account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless an asset allocation program is in effect, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs): A nonunitized separate account to which you may allocate purchase payments and purchase payment credits or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments and purchase payment credits or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): A person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. If the contract has a nonnatural person as the owner or joint owner, “you, your, and owner” means the annuitant where contract provisions are based on the age or life of the owner. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    5

be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust, the annuitant selected should be the grantor of the trust to assure compliance with Section 72(s) of the Code.
Purchase payment credits: An addition we make to your contract value. We base the amount of the credit on the surrender charge schedule you elect and/or total purchase payments. Purchase payment credits are not available under RAVA 4 Access contracts.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under Section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase optional benefits. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Settlement date: The date when annuity payouts are scheduled to begin.
Special Dollar-Cost Averaging (Special DCA) Fixed Account: An account to which you may allocate new purchase payments of at least $10,000. Amounts you allocate to this account earn interest at rates that we declare periodically and will transfer into your specified subaccount allocations in six monthly transfers.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value minus any applicable charges.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

6    RiverSource  RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

The Contracts in Brief
This prospectus describes three contracts. Each contract has different expenses. RAVA 4 Access does not have surrender charges, but it has the highest mortality and expense risk fees of the three contracts. RAVA 4 Select has a three-year surrender charge schedule and has lower mortality and expense risk fees than RAVA 4 Access. RAVA 4 Advantage offers a choice of a seven-year or a ten-year surrender charge schedule, and has the lowest mortality and expense risk fees of the three contracts. RAVA 4 Advantage and RAVA 4 Select include the option to purchase living benefit riders; living benefit riders are not currently available under RAVA 4 Access. Your financial advisor can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract. The information in this prospectus applies to all contracts unless stated otherwise.
Purpose: The purpose of each contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, regular fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. Beginning at a specified time in the future called the settlement date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax).
It may not have been advantageous for you to purchase this contract in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on this contract. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period will begin when you exchange into this contract. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the exchange. State income taxes may also apply. You should not exchange your old contract for this contract or buy this contract in addition to your old contract, unless you determine it is in your best interest.
Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72. These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
Buying a contract: We no longer offer new contracts. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
Free look period: The contracts in this prospectus are no longer sold. Generally, all available free look periods have now expired.
Accounts: Generally, you may allocate your purchase payments among any or all of:
•	the subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the settlement date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	the regular fixed account, which earns interest at rates that we adjust periodically. Purchase payment allocations to the regular fixed account may be subject to special restrictions. Effective May 10, 2010, for RAVA 4 Access contracts you cannot select the regular fixed account. (Exception: RAVA 4 Access contract holders who remained invested in the static PN program model portfolio and have the regular fixed account included in the model portfolio selected.) (see “The Fixed Account”)
•	the Special DCA account, when available. (see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the accounts until annuity payouts begin, and once per contract year among the subaccounts after annuity payouts begin. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    7

an MVA, unless an exception applies. You may establish automated transfers among the accounts. You may not transfer existing amounts to the Special DCA fixed account. GPAs and regular fixed account transfers are subject to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)
Surrenders: You may surrender all or part of your contract value at any time before the settlement date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an Internal Revenue Service (“IRS”) penalty that may apply if you surrender prior to your reaching age 59½) and may have other tax consequences; also, certain restrictions apply. If you have elected the SecureSource Flex rider, please consider carefully when you take withdrawals. If you take withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time. (see “Surrenders”)
Benefits in case of death: If you die before annuity payouts begin, we will pay the beneficiary an amount at least equal to the contract value, except in the case of a purchase payment credit reversal. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: These contracts offer optional features that are available for additional charges if you meet certain criteria. Optional living benefits require investment in approved investment options, which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of partial surrenders that can be taken under the optional benefit during a contract year. (see “Optional Benefits”)
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the settlement date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. Total monthly payouts may include amounts from each subaccount and the fixed account. During the annuity payout period, you cannot be invested in more than five subaccounts at any one time unless we agree otherwise. (see “The Annuity Payout Period”)
Taxes: Generally, income earned on your contract value grows tax-deferred until you surrender it or begin to receive payouts. Upon surrender, income taxes generally apply, (under certain circumstances, IRS penalty taxes may apply to surrenders) unless you direct such amounts to be transferred to another investment within the same retirement plan have them directly rolled over to another eligible retirement plan such as an IRA, or qualify for Section 1035 treatment. The tax treatment of qualified and nonqualified annuities differs. Even if you direct payouts to someone else, you will be taxed on the income if you are the owner. However, Roth IRAs may grow and be distributed tax free if you meet certain distribution requirements. (see “Taxes”)

8    RiverSource  RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    9

Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. The first table describes the fees and expenses that you paid at the time that you bought the contract or surrender the contract. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charge for RAVA 4 Advantage:
(Contingent deferred sales load as a percentage of purchase payment surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.*
Seven-year schedule		Ten-year schedule*
Number of completed years from date of each purchase payment**	Surrender charge percentage	Number of completed years from date of each purchase payment**	Surrender charge percentage
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	7
5	4	5	6
6	2	6	5
7+	0	7	4
		8	3
		9	2
		10+	0
* In Alaska, Arizona, Colorado (effective 8-17-07), Connecticut, Georgia (effective 11-10-06), Hawaii, Illinois, Iowa, Michigan (effective 8-17-07), Minnesota, Mississippi, Montana, New Jersey (effective 8-17-07), North Carolina, Oregon, Texas (effective 6-1-10), Utah and Washington the ten-year surrender charge schedule is 8% for years 0-2, 7% for year 3 and declining by 1% each year thereafter until it is 0% for years 10+. In Colorado, Georgia, Michigan, New Jersey and Texas contracts issued before the effective dates listed above follow the ten-year surrender charge schedule in the table above. For contracts issued in Alabama and Massachusetts, surrender charges are waived after the tenth contract anniversary for all payments regardless of when payments are made. Please see your contract for the surrender charge schedule applicable to you.
** According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed fourteen days prior to the anniversary of the day each purchase payment was received.
Surrender charge for RAVA 4 Select (except Texas):
(Contingent deferred sales load as a percentage of purchase payment surrendered)
Years from contract date***	Surrender charge percentage
1	7%
2	7
3	7
Thereafter	0
Surrender charge for RAVA 4 Select in Texas:
(Contingent deferred sales load as a percentage of purchase payment surrendered)
Number of completed years from date of each purchase payment***	Surrender charge percentage
0	8%
1	7
2	6
Thereafter	0
There are no surrender charges after the third contract anniversary.
***	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.

10    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Surrender charge for RAVA 4 Access: None
Liquidation charge under Variable Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% for the assumed investment return of 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate. (See “Charges — Surrender Charge” and “The Annuity Payout Period — Annuity Payout Plans.”)
Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Annual Contract Administrative Charge
Maximum : $50	Current : $50*
(We will waive this $50 charge when your contract value, or total purchase payments less any payments surrendered, is $50,000 or more on the current contract anniversary, except at full surrender.)
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Annual Variable Account Expenses
(Total annual variable account expenses as a percentage of average daily subaccount value.)
Mortality and expense risk fee:	RAVA 4 Advantage	RAVA 4 Select	RAVA 4 Access
For nonqualified annuities	1.05%	1.30%	1.45%
For qualified annuities	0.85%	1.10%	1.25%
Optional Rider Fees
Optional Death Benefits
(As a percentage of contract value charged annually at the contract anniversary. The fee applies only if you elect the optional rider.)
ROPP rider fee	Maximum: 0.30%	Current: 0.20%
MAV rider fee	Maximum: 0.35%	Current: 0.25%
5-Year MAV rider fee	Maximum: 0.20%	Current: 0.10%
EEB rider fee	Maximum: 0.40%	Current: 0.30%
EEP rider fee	Maximum: 0.50%	Current: 0.40%
Optional Living Benefits
Accumulation Benefit rider fee

Contract purchase date	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
Prior to 1/26/2009	2.50%	0.60%
01/26/2009 – 05/31/2009	2.50%	0.80%
11/09/2009 – 10/03/2010	2.50%	1.25%

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    11

Contract purchase date	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
10/04/2010 and later	2.50%	1.50%
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	2.50%	2.25%
(Charged annually as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater. The fee applies only if you elect the optional rider.)
SecureSource Flex – Single life rider fee	Maximum: 2.00%	Current: 0.95%
SecureSource Flex – Joint life rider fee	Maximum: 2.50%	Current: 1.10%
(Charged annually at the contract anniversary as a percentage of contract value or the total Remaining Benefit Amount, whichever is greater. The fee applies only if you elect the optional rider.)
GWB for Life rider fee

Maximum : 1.50%	Initial : 0.65%(1)
(Charged annually at the contract anniversary as a percentage of contract value or the total Remaining Benefit Amount, whichever is greater. The fee applies only if you elect the optional rider.)
(1)	Effective Dec. 18, 2013 if you request an elective step up or the elective spousal continuation step up, or move to a Portfolio Navigator fund that is more aggressive than your current Portfolio Navigator fund allocation, the fee that will apply to your rider will correspond to the fund in which you are invested following the change as shown in the table below.

Fund name	Maximum annual rider fee	Current rider fee as of 12/18/13
Portfolio Stabilizer funds	1.50%	0.65%
Portfolio Navigator funds:
Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	1.50%	0.65%
Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	1.50%	0.65%
Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	1.50%	0.65%
Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	1.50%	0.95%
Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)	1.50%	1.10%

SecureSource ® rider fees

Contract purchase date	Maximum annual rider fee	Initial annual rider fee(2)
prior to 1/26/2009, Single Life	1.50%	0.65%
prior to 1/26/2009, Joint Life	1.75%	0.85%
1/26/2009 and later, Single Life	2.00%	0.90%
1/26/2009 and later, Joint Life	2.50%	1.15%

12    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

(Charged annually on the contract anniversary as a percentage of the contract value or the total Remaining Benefit Amount, whichever is greater.)
(2)	Effective Dec. 18, 2013 if you request an elective step up or the elective spousal continuation step up, or move to a Portfolio Navigator fund that is more aggressive than your current Portfolio Navigator fund allocation, the fee that will apply to your rider will correspond to the fund in which you are invested following the change as shown in the table below.

		Portfolio Navigator funds
Contract purchase date	All Portfolio Stabilizer funds	Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)
prior to 1/26/2009, Single Life	0.65%	0.65%	0.65%	0.65%	0.90%	1.00%
prior to 1/26/2009, Joint Life	0.85%	0.85%	0.85%	0.85%	1.10%	1.20%
1/26/2009 and later, Single Life	0.90%	0.90%	0.90%	0.90%	1.00%	1.10%
1/26/2009 and later, Joint Life	1.15%	1.15%	1.15%	1.15%	1.25%	1.35%
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.
Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.
Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with living benefit riders, before fee waivers and/or expense reimbursements. They assume that you select the optional MAV death benefit, EEP (if available) or SecureSource Flex – Joint Life, if available(1),(2). Living benefit riders are not available under RAVA 4 Access contracts and examples for

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    13

RAVA 4 Access assume you have the Standard Death benefit and select the optional EEP death benefit rider. Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 4 Advantage
With a ten-year surrender charge schedule	$1,347	$2,485	$3,609	$6,028	$619	$1,848	$3,061	$6,028
RAVA 4 Advantage
With a seven-year surrender charge schedule	1,244	2,372	3,395	5,972	614	1,831	3,033	5,972
RAVA 4 Select	1,269	1,902	3,146	6,169	639	1,902	3,146	6,169
RAVA 4 Select – Texas	1,269	1,902	3,146	6,169	639	1,902	3,146	6,169
RAVA 4 Access	551	1,645	2,729	5,394	551	1,645	2,729	5,394

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 4 Advantage
With a ten-year surrender charge schedule	$1,327	$2,428	$3,517	$5,865	$599	$1,790	$2,969	$5,865
RAVA 4 Advantage
With a seven-year surrender charge schedule	1,224	2,315	3,304	5,811	594	1,774	2,942	5,811
RAVA 4 Select	1,249	1,845	3,056	6,012	619	1,845	3,056	6,012
RAVA 4 Select – Texas	1,249	1,845	3,056	6,012	619	1,845	3,056	6,012
RAVA 4 Access	531	1,587	2,638	5,239	531	1,587	2,638	5,239
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements(1). They assume that you have the Standard Death Benefit and do not select any optional benefits. Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Nonqualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 4 Advantage
With a ten-year surrender charge schedule(3)	$951	$1,309	$1,648	$2,214	$199	$611	$1,042	$2,214
RAVA 4 Advantage
With a seven-year surrender charge schedule	849	1,199	1,434	2,197	198	606	1,034	2,197
RAVA 4 Select	873	684	1,166	2,468	223	684	1,166	2,468
RAVA 4 Select – Texas	873	684	1,166	2,468	223	684	1,166	2,468
RAVA 4 Access	239	731	1,244	2,627	239	731	1,244	2,627

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
Qualified Annuity	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 4 Advantage
With a ten-year surrender charge schedule(3)	$932	$1,251	$1,541	$1,990	$178	$548	$ 935	$1,990
RAVA 4 Advantage
With a seven-year surrender charge schedule	830	1,140	1,328	1,975	177	544	928	1,975
RAVA 4 Select	854	622	1,061	2,252	203	622	1,061	2,252
RAVA 4 Select – Texas	854	622	1,061	2,252	203	622	1,061	2,252
RAVA 4 Access	218	669	1,139	2,414	218	669	1,139	2,414
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
(3)	In Alaska, Arizona, Colorado, Connecticut, Georgia, Hawaii, Illinois, Iowa, Michigan, Minnesota, Mississippi, Montana, New Jersey, North Carolina, Oregon, Texas, Utah and Washington, your expenses would be slightly lower due to the modified ten-year surrender charge schedule.

14    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    15

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination in Appendix J.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contracts currently offer subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large

16    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts, including the contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.

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•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states. GPAs are not available if the GWB for Life, SecureSource, or Accumulation Benefit is selected.
Currently, unless you have elected one of the optional living benefit riders, you may allocate purchase payments and purchase payment credits to one or more of the GPAs with guarantee periods declared by us. The required minimum investment in each GPA is $1,000. These accounts are not offered after annuity payouts begin.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;

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•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;
•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix B.
The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not

20    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the regular fixed account and the Special DCA fixed account. We credit interest on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account may vary by state will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Regular Fixed Account
For RAVA 4 Advantage and RAVA 4 Select, unless the PN program is in effect, you also may allocate purchase payments and purchase payment credits or transfer contract value to the regular fixed account. Effective May 10, 2010, for RAVA 4 Access contracts you cannot allocate purchase payments to the regular fixed account. (Exception: RAVA 4 Access contract holders who remained invested in the static PN program model portfolio and have the regular fixed account included in the model portfolio selected.) The value of the regular fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year so as to produce the annual effective rate which we declare. We do not credit interest on leap days (Feb. 29). The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion. Subject to state limitations, we reserve the right to limit purchase payment allocations to the regular fixed account if the interest rate we are then currently crediting to the regular fixed account is equal to the minimum interest rate stated in the contract. (See “Making the Most of Your Contract — Transfer policies” for restrictions on transfers involving the regular fixed account.)
The Special DCA Fixed Account
You also may allocate purchase payments and purchase payment credits to the Special DCA fixed account, when available. The Special DCA fixed account is available for new purchase payments. The value of the Special DCA fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year so as to produce the annual effective rate which we declare. We do not credit interest on leap days (Feb. 29). The interest rate we apply to each purchase payment is guaranteed for the period of time money remains in the Special DCA fixed account. (See “Making the Most of Your Contract — Special Dollar Cost Averaging Program” for more information on the Special DCA fixed account.)
Buying Your Contract
New contracts are not currently being offered. We are required by law to obtain personal information from you which we used to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you and the annuitant are 90 or younger. If you are a Florida resident, you can not buy a contract if you and the annuitant are age 65 or older.
When you applied, you could have selected among the following (if available in your state):
•	GPAs, the regular fixed account(1), subaccounts, or the Special DCA fixed account in which you want to invest;
•	how you want to make purchase payments;
•	a beneficiary;
•	under RAVA 4 Advantage, the length of the surrender charge period (seven or ten years)(2);

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•	one of the following optional death benefits:
–	ROPP Death Benefit(3);
–	MAV Death Benefit(3);
–	5-Year MAV Death Benefit(3);
–	EEB Death Benefit(3);
–	EEP Death Benefit(3); and
•	under RAVA 4 Advantage and RAVA 4 Select, one of the following optional living benefits:
–	Accumulation Benefit rider(4);
–	SecureSource Flex rider(4);
–	GWB for Life rider; or
–	SecureSource rider.
(1)	For RAVA 4 Access contracts you could not have selected the regular fixed account.
(2)	In Alaska, Arizona, Colorado, Connecticut, Georgia, Hawaii, Illinois, Iowa, Michigan, Minnesota, Mississippi, Montana, New Jersey, North Carolina, Oregon, Texas, Utah and Washington, the ten-year surrender charge schedule is 8% for years 0-2, 7% for year 3 and declining by 1% each year thereafter until it is 0% for years 10+. For contracts issued in Alabama and Massachusetts, we waive surrender charges after the tenth contract anniversary for all payments regardless of when payments are made.
(3)	You may have selected any one of the ROPP, MAV, 5-Year MAV, EEB or EEP riders or certain combinations thereof. You may select the MAV and either the EEB or the EEP. You may select the 5-Year MAV and either the EEB or the EEP. You cannot select both the EEB and EEP. You cannot select both the MAV and 5-Year MAV. The MAV, EEB, EEP and 5-Year MAV are only available if you are 75 or younger at the rider effective date. EEP is only available on contracts purchased through a transfer or exchange. ROPP is only available if you are 76 or older at the rider effective date. ROPP is included in the standard death benefit if you are 75 or younger.
(4)	You may have selected either the Accumulation Benefit or SecureSource Flex rider. The Accumulation Benefit and SecureSource Flex – Single Life riders are only available if you are 80 or younger at the rider effective date. SecureSource Flex – Joint Life rider is available if both covered spouses are 80 or younger.
The contracts provide for allocation of purchase payments and purchase payment credits to the subaccounts of the variable account, to the GPAs, to the regular fixed account and/or to the Special DCA fixed account (when available) in even 1% increments subject to the $1,000 required minimum investment for the GPAs. There may be certain restrictions on the amount you may allocate to the regular fixed account. For RAVA 4 Access contracts purchase payment credits are not available and you cannot allocate purchase payments to the regular fixed account. (Exception: RAVA 4 Access contract holders who remained invested in the static PN program model portfolio and have the regular fixed account included in the model portfolio selected.) (See “Purchase Payments.”)
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.
Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract.
Minimum allowable purchase payments*
If paying by installments under a scheduled payment plan:
$50 per month
If paying by any other method:	RAVA 4 Advantage	RAVA 4 Select	RAVA 4 Access
initial payment for qualified annuities	$1,000	$2,000	$2,000
initial payment for nonqualified annuities	2,000	10,000	10,000
for any additional payments	50	50	50

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RAVA 4 Advantage and RAVA 4 Select Band 3 annuities sold to individuals other than advisors and employees: Require a minimum $1,000,000 initial purchase payment and our approval. Contracts already approved may make payments in subsequent years up to $100,000 if your age on the effective date of the contract is age 85 or younger and $50,000 if your age on the effective date of the contract is age 86 to 90.
*	Installments must total at least $600 in the first year. If you do not make any purchase payments for 24 months, and your previous payments total $600 or less, we have the right to give you 30 days’ written notice and pay you the total value of your contract in a lump sum. This right does not apply to contracts in Illinois, Massachusetts and New Jersey.
Maximum allowable purchase payments**
(without our approval) based on your age on the effective date of the contract:
	RAVA 4 Advantage	RAVA 4 Select	RAVA 4 Access
For the first year: through age 85	$999,999	$999,999	$999,999
for ages 86 to 90	100,000	100,000	100,000
For each subsequent year: through age 85	100,000	100,000	100,000
for ages 86 to 90	50,000	50,000	50,000
**	These limits apply in total to all RiverSource Life annuities you own. These limits may vary by state. We reserve the right to increase maximum limits. For qualified annuities, the Code’s limits on annual contributions also apply.
We will consider your contract void from the start if we do not receive your initial purchase payment within 180 days from the application signed date. For contract applications signed on or after Feb. 3, 2012 with SecureSource and SecureSource Flex riders, we considered your contract void from the start if we did not receive purchase payment within 90 days from the application signed date.
For RAVA 4 Advantage, except for TSAs, purchase payments are limited and may not be made after the third contract anniversary in Massachusetts and Alabama.
Additional purchase payment restrictions for contracts with the Accumulation Benefit rider
Additional purchase payments for contracts with the Accumulation Benefit rider are restricted during the waiting period after the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
Additional purchase payment restrictions for contracts with the GWB for Life rider
Effective Jan. 26, 2009, after initial purchase payments are received, limited additional purchase payments are allowed for all contracts with the GWB for Life, subject to state restrictions. Initial purchase payments are: 1) payments received with the application; and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from contract issue date and received within 180 days from the contract issue date.
For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Jan. 26, 2009 are the maximum permissible annual contribution described by the Code for qualified annuities.
For contracts with GWB for Life rider issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.
Additional purchase payment restrictions for contracts with the SecureSource rider
Effective Feb. 27, 2012, after initial purchase payments are received, limited additional purchase payments are allowed for all contracts with the SecureSource rider, subject to state restrictions. Initial purchase payments are: 1) payments received with the application; and 2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application, paper work initiated within 30 days from contract issue date and received within 180 days from the contract issue date.
For contracts issued in all states except those listed below, the only additional purchase payments that will be allowed on/after Feb. 27, 2012 are the maximum permissible annual contribution described by the Code for qualified annuities.
For contracts with SecureSource rider issued in Florida, New Jersey, and Oregon, additional purchase payments to your variable annuity contract will be limited to $100,000 for the life of your contract. The limit does not apply to initial purchase payments.
Additional purchase payment restrictions for contracts with the SecureSource Flex riders
Effective Feb. 27, 2012, no additional purchase payments are allowed for SecureSource Flex riders subject to certain exceptions listed below.

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Certain exceptions applied and additional purchase payments were allowed on or after Feb. 27, 2012:
a.	For contracts with applications signed prior to Feb. 3, 2012, (1) purchase payments received within 90 calendar days from the contract application signed date and (2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract application signed date.
b.	For contracts with applications signed on or after Feb. 3, 2012, purchase payments received within 90 calendar days from the contract application signed date.
c.	Current tax year contributions for TSAs and Custodial and investment only plans under Section 401(a) of the Code, up to the annual limit set by the IRS.
d.	Prior and current tax year contributions up to the annual limit set up by the IRS for any Qualified Accounts except TSAs and 401(a)s. This annual limit applies to IRAs, Roth IRAs, SIMPLE IRAs and SEP plans.
The SecureSource Flex riders also prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using 5%, as described under “Optional Living Benefits — Currently Offered — SecureSource Flex Riders.”)
If you take a withdrawal and then make additional purchase payments during the waiting period, these purchase payments are not guaranteed until the end of the waiting period.
Subject to state restrictions, we reserve the right to change the purchase payment limitations for all optional riders, including making further restrictions, upon written notice.
Subject to state regulatory requirements, we reserve the right to not accept purchase payments allocated to the regular fixed account for twelve months following either:
1.	a partial surrender from the regular fixed account; or
2.	a lump sum transfer from the regular fixed account to a subaccount.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70200 Ameriprise Financial Center
Minneapolis, MN 55474
2 2 By scheduled payment plan
We can help you set up:
•	an automatic payroll deduction, salary reduction or other group billing arrangement; or
•	a bank authorization.
Purchase Payment Credits
Purchase payment credits are not available for RAVA 4 Access.
For RAVA 4 Advantage: we add a credit to your contract in the amount of:
•	1% of each purchase payment received:
–	if you elect the ten-year surrender charge schedule for your contract and the initial purchase payment is under $100,000; or
–	if you elect the seven-year surrender charge schedule for your contract and your initial purchase payment to the contract is at least $100,000 but less than $1,000,000.
•	2% of each purchase payment received if you elect the ten-year surrender charge schedule for your contract and your initial purchase payment to the contract is at least $100,000 but less than $1,000,000.
For RAVA 4 Advantage – Band 3: we add a credit to your contract in the amount of:
•	2% of each purchase payment received:
–	if you elect the seven-year surrender charge schedule for your contract.
•	3% of each purchase payment received:
–	if you elect the ten-year surrender charge schedule for your contract.

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Surrender charges under RAVA 4 Advantage and RAVA 4 Advantage – Band 3 may be higher and longer than those for contracts that do not have purchase payment credits. The amount of the credits may be more than offset by the additional charges associated with them. Because of higher charges, there could be circumstances where you may be worse off purchasing one of these contracts with the credits than purchasing other contracts. All things being equal (such as fund performance and availability), this may occur if you select the ten-year surrender charge and you make a full surrender before year ten. We pay for the credits under RAVA 4 Advantage and RAVA 4 Advantage – Band 3 primarily through revenue from a higher and longer surrender charge schedule and through lower costs associated with larger sized contracts, including lower compensation paid on the sales of these contracts.
For RAVA 4 Select: we add a credit to your contract in the amount of:
•	1% of each purchase payment received in the first contract year if your initial purchase payment to the contract is at least $250,000 but less than $1,000,000; or
•	2% of each purchase payment received in the first contract year if your initial purchase payment to the contract is $1,000,000 or more. Please note that purchase payments of $1,000,000 or more require our approval.
For RAVA 4 Select – Band 3: we add a credit to your contract in the amount of 2% of each purchase payment received in the first contract year.
Expenses under RAVA 4 Select and RAVA 4 Select – Band 3 may be higher than those for contracts that do not have purchase payment credits. The amount of the credits may be more than offset by the additional charges associated with them. Because of higher charges, you may be worse off purchasing one of these contracts with the credits than purchasing other contracts. We pay for the credits under RAVA 4 Select and RAVA 4 Select – Band 3 primarily through lower costs associated with larger sized contracts, including lower compensation paid on the sales of these contracts.
We fund all credits from our general account. We do not consider credits to be “investments” for income tax purposes. (See “Taxes.”)
We allocate each credit to your contract value when the applicable purchase payment is applied to your contract value. We allocate such credits to your contract value according to allocation instructions in effect for your purchase payments.
We will reverse credits from the contract value for any purchase payment that is not honored. The amount returned to you under the free look provision also will not include any credits applied to your contract. (See “The Contract in Brief – Free look period.”)
We will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits to the extent a death benefit, surrender payment, or your settlement under an annuity payout plan includes purchase payment credits applied within twelve months preceding: (1) the date of death that results in a death benefit payment under this contract; (2) a request for surrender charge waiver due to Hospital or Nursing Home Confinement or Terminal Illness Disability Diagnosis; or (3) your settlement of the contract under an annuity payout plan.*
We reserve the right to increase the amount of the credit for certain groups of contract owners. The increase will not be greater than 8% of total net purchase payments. We would pay for increases in credit amounts primarily through reduced expenses expected from such groups.
*	For contracts purchased in Oregon, we will assess a charge, similar to a surrender charge, equal to the amount of the purchase payment credits to the extent a death benefit, includes purchase payment credits applied within twelve months preceding the date of death.
Limitations on Use of Contracts
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
The Settlement Date
Annuity payouts are scheduled to begin on the settlement date. This means that the contract will be annuitized (converted to a stream of monthly payments), and the first payment will be sent on the settlement date. If your contract is annuitized, the contract goes into payout mode and only the annuity payout provisions continue. You will no longer have access to your contract value. In addition, the death benefit and any optional benefits you have elected will end.
Generally, the settlement date must be no later than the annuitant’s 95th birthday or the tenth contract anniversary. You can choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable tax laws, provided you send us written instructions at least 30 days before annuity payouts begin.

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Six months prior to your settlement date, we will contact you with your options, including the option to postpone your settlement date to a future date. If you do not make an election, annuity payouts, using the contract’s default option of Annuity Payout Plan B — Life annuity with 10 years certain, will begin on the settlement date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, payments will continue until 10 years of payments have been made.
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your settlement date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuititzation or take partial surrenders to meet your required minimum distributions.
Beneficiary
If death benefits become payable before the settlement date while the contract is in force and before annuity payouts begin, we will pay the death benefit to your named beneficiary. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.
Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. Subject to state regulatory requirements, we prorate this charge among the subaccounts and the regular fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. The contract administrative charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts.
We will waive this charge when your contract value, or total purchase payments less any payments surrendered, is $50,000 or more on the current contract anniversary. However, we reserve the right to charge up to $20 after the first contract anniversary for these contracts.
If you surrender your contract, we will deduct the full charge at the time of surrender regardless of the contract value or purchase payments made. This charge does not apply after annuity payouts begin or when we pay death benefits.
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee, which is a percentage of their average daily net assets, on an annual basis as follows:
	RAVA 4 Advantage	RAVA 4 Select	RAVA 4 Access
For nonqualified annuities	1.05%	1.30%	1.45%
For qualified annuities	.85%	1.10%	1.25%
This fee covers the mortality and expense risk that we assume. This fee does not apply to the GPAs, the regular fixed account or the Special DCA fixed account.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants lives. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.
Expense risk arises because we cannot increase the contract administrative charge more than $20.00 per contract and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.

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The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge for RAVA 4 Advantage or RAVA 4 Select, discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract, you may be subject to a surrender charge. For RAVA 4 Advantage, a surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your application for the contract. For RAVA 4 Select, a surrender charge applies if you surrender all or part of your purchase payments in the first three contract years. There is no surrender charge for RAVA 4 Access. The surrender charge percentages that apply to you are shown in your contract.
You may surrender an amount during any contract year without a surrender charge. We call this amount the Total Free Amount (TFA). The TFA varies depending on whether your contract includes the GWB for Life rider or SecureSource rider:
Contracts without GWB for Life rider or SecureSource rider
The TFA is the greater of:
•	10% of the contract value on the prior contract anniversary*; or
•	current contract earnings.
Contracts with GWB for Life rider or SecureSource rider
The TFA is the greatest of:
•	10% of the contract value on the prior contract anniversary*;
•	current contract earnings;
•	the Remaining Benefit Payment; or
•	the Remaining Annual Lifetime Payment.
*	We consider all purchase payments received and any purchase payment credit applied prior to your surrender request to be the prior contract anniversary’s contract value during the first contract year.
NOTE: We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account or the Special DCA fixed account.
Amounts surrendered in excess of the TFA may be subject to a surrender charge as described below.
Surrender charge under RAVA 4 Advantage:
For purposes of calculating any surrender charge under RAVA 4 Advantage, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next, we surrender purchase payments received prior to the surrender charge period you selected and shown in your contract. We do not assess a surrender charge on these purchase payments.
3.	Finally, if necessary, we surrender purchase payments received that are still within the surrender charge period you selected and shown in your contract. We surrender these payments on a first-in, first-out (FIFO) basis. We do assess a surrender charge on these payments.
We determine your surrender charge by multiplying each of your payments surrendered by the applicable surrender charge percentage, and then adding the total surrender charges.

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The surrender charge percentage depends on the number of years since you made the payments that are surrendered, depending on the schedule you selected*:
Seven-year schedule		Ten-year schedule*
Number of completed years from date of each purchase payment**	Surrender charge percentage	Number of completed years from date of each purchase payment**	Surrender charge percentage
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	7
5	4	5	6
6	2	6	5
7+	0	7	4
		8	3
		9	2
		10+	0
*
In Alaska, Arizona, Colorado (effective 8-17-07), Connecticut, Georgia (effective 11-10-06), Hawaii, Illinois, Iowa, Michigan (effective 8-17-07), Minnesota, Mississippi, Montana, New Jersey (effective 8-17-07), North Carolina, Oregon, Texas (effective 6-1-10), Utah and Washington the ten-year surrender charge schedule is 8% for years 0-2, 7% for year 3 and declining by 1% each year thereafter until it is 0% for years 10+. In Colorado, Georgia, Michigan, New Jersey and Texas contracts issued before the effective dates listed above follow the ten-year surrender charge schedule in the table above. For contracts issued in Alabama and Massachusetts, surrender charges are waived after the tenth contract anniversary for all payments regardless of when payments are made. Please see your contract for the surrender charge schedule applicable to you.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed fourteen days prior to the anniversary of the day each purchase payment was received.
Surrender charge under RAVA 4 Select (except Texas):
For purposes of calculating any surrender charge under RAVA 4 Select, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next, if necessary, we surrender purchase payments. We do assess a surrender charge on these payments during the first three contract years as follows:

Contract year***	Surrender charge percentage
1	7%
2	7
3	7
Thereafter	0
Surrender charge under RAVA 4 Select in Texas:
For purposes of calculating any surrender charge under RAVA 4 Select in Texas, we treat amounts surrendered from your contract value in the following order:
1.	First, we surrender the TFA. We do not assess a surrender charge on the TFA.
2.	Next, if necessary, we surrender purchase payments. We surrender amounts from the oldest purchase payments first. We do assess a surrender charge on these payments during the first three contract years as follows:

Number of completed years from date of each purchase payment***	Surrender charge percentage
0	8%
1	7
2	6
Thereafter	0
3.	There are no surrender charges after the third contract anniversary.
***	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Surrender charge under RAVA 4 Access:
There is no surrender charge if you surrender all or part of your contract.

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Partial surrenders:
For a partial surrender that is subject to a surrender charge, the amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge, plus or minus any applicable MVA.
For an example, see Appendix C.
Liquidation charge under Variable Annuity Payout Plan E — Payouts for a specified period: Under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% if the assumed investment return is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*	We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders of any contract earnings;
•	surrenders of amounts totaling up to 10% of the contract value on the prior contract anniversary to the extent it exceeds contract earnings;
•	if you elected the GWB for Life rider or SecureSource rider, the greater of your contract’s Remaining Benefit Payment or Remaining Annual Lifetime Payment to the extent it exceeds the greater of contract earnings or 10% of the contract value on the prior contract anniversary;
•	amounts surrendered after the tenth contract anniversary in Alabama and Massachusetts;
•	to the extent that they exceed the greater of contract earnings or 10% of the contract value on the prior contract anniversary, required minimum distributions from a qualified annuity. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force;
•	contracts settled using an annuity payout plan*, unless an Annuity Payout Plan E is later surrendered;
•	amounts we refund to you during the free look period*;
•	death benefits*;
•	surrenders you make under your contract’s “Waiver of Surrender Charges for Hospital or Nursing Home Confinement” provision*. To the extent permitted by state law, this provision applies when you are under age 76 on the date that we issue the contract. Under this provision, we will waive surrender charges that we normally assess upon full or

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partial surrender. You must provide proof satisfactory to us that, as of the date you request the surrender, you or your spouse are confined to a nursing home or hospital and have been for 60 straight days and the confinement began after the contract date. (See your contract for additional conditions and restrictions on this waiver.); and
•	surrenders you make under your contract’s “Waiver of Surrender Charges for Terminal Illness Disability Diagnosis” provision*. To the extent permitted by state law, this provision applies when you are under age 76 on the date we issue the contract. Under this provision, we will waive surrender charges that we normally assess for surrenders you make if you or your spouse are diagnosed after the contract issue date as disabled with a medical condition that with reasonable medical certainty will result in death within 12 months or less from the date of a licensed physician’s statement. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis and the date the terminal illness was initially diagnosed. (See your contract for additional conditions and restrictions on this waiver.)
*	However, we will reverse certain purchase payment credits. (See “Buying your contract — Purchase payment credits.”)
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.
Optional Living Benefit Charges
SecureSource Flex Rider Fee
We deduct an annual charge for this optional feature only if you select it. The charge is calculated by multiplying the annual rider fee by the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA). The current annual rider fees are as follows:
•	SecureSource Flex – Single Life rider, 0.95%;
•	SecureSource Flex – Joint Life rider, 1.10%.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the amount these payments increase your contract value will result in an increase rider anniversary charge even though purchase payment was applied close to your contract anniversary. We prorate this charge among the regular fixed account and the subaccounts in the same proportion as your interest in each bears to your total contract value, less any amounts invested in GPAs or any Special DCA account. Such charge is only deducted from GPAs and any Special DCA account if insufficient amounts are available from the regular fixed account and variable subaccounts.
We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the SecureSource Flex rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge adjusted for the number of calendar days coverage was in place since we last deducted the charge. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.
Currently the SecureSource Flex rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Flex – Single Life rider fee will not exceed a maximum fee of 2.00%. The SecureSource Flex – Joint Life rider fee will not exceed a maximum fee of 2.50%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.

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(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	the ability to change your PN program investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	Your annual rider fee may increase if you elect to change to a more aggressive PN program investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available PN program investment options may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive investment option. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.
If the rider fee changes during the contract year, we will calculate an average rider fee, for that contract year only, that reflects the various different fees that were in effect for that year, adjusted for the number of calendar days each fee was in effect.
The charge does not apply after you annuitize your contract and annuity payouts begin.
Accumulation Benefit Rider Fee
We deduct an annual charge from your contract value based on the greater of your contract value or the minimum contract accumulation value on your contract anniversary for this optional benefit only if you select it. See table below for the applicable percentage.
We prorate this charge among the subaccounts and the regular, fixed account (if applicable) in the same proportion as your interest in each bears to your total contract value, less any amounts invested in the Special DCA fixed account. Such charge is only deducted from any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. The charge will only be deducted from the subaccounts in Washington. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the Accumulation Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the waiting period or when annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
The Accumulation Benefit rider fee will not exceed a maximum fee of 2.50%.
We may change the rider fee at our discretion and on a nondiscriminatory basis.
We will not change the Accumulation Benefit rider fee in effect on your contract after the rider effective date unless:
(a)	you choose the annual elective step-up or elective spousal continuation step-up after we have exercised our rights to increase the rider fee; or
(b)	you change your PN program investment option after we have exercised our rights to increase the rider fee or vary the rider fee for each PN program investment option.
We exercised our right to increase the rider fee upon elective step-up or elective spousal continuation step-up and vary the fee depending on whether your contract value is invested in one of the Portfolio Navigator or Portfolio Stabilizer funds at the time of the elective step-up or spousal continuation step-up. You will pay the fee that is in effect on the valuation date we receive your written request to step-up. Currently, we waive our right to increase the fee for investment option changes. There is no assurance that we will not exercise our right in the future.
If you request an elective step-up (including elective spousal continuation step-up) requests, the fee that will apply to your rider will correspond to the fund in which you are invested at that time, as shown in the table below.
Contract purchase date	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
Prior to 1/26/2009	2.50%	0.60%

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Contract purchase date	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
01/26/2009 – 05/31/2009	2.50%	0.80%
11/09/2009 – 10/03/2010	2.50%	1.25%
10/04/2010 and later	2.50%	1.50%
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	2.50%	2.25%
(Charged annually as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater. The fee applies only if you elect the optional rider.)
If your annual rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.
Subject to the terms of your contract, we reserve the right to further increase the rider fees to the maximum limit provided by your rider and to vary the rider fees based on the fund you select.
The automatic step-up option available under your rider will not impact your rider fee.
Please see the “Optional Living Benefits — Accumulation Benefit Rider” section for a full description and rules applicable to elective and automatic step-up options under your rider.
The charge does not apply after annuity payouts begin.
GWB for Life Rider Fee
We deduct a charge for this optional feature only if you select it. The initial annual rider fee is 0.65%. The charge is calculated by multiplying the annual rider fee by the greater of the contract anniversary value or the Remaining Benefit Amount (RBA). Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge.
We prorate this charge among the subaccounts and the regular fixed account (if applicable) in the same proportion as your interest in each bears to your total contract value, less any amounts invested in the GPAs and in the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. The charge will only be deducted from the subaccounts in Washington. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the GWB for Life rider, you may not cancel it and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero or annuity payouts begin. If the contract is terminated for any reason or when annuity payouts begin, we will deduct the fee, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA goes to zero but the contract value has not been depleted, you will continue to be charged.
The GWB for Life rider fee will not exceed a maximum fee of 1.50%.
We may increase the rider fee at our discretion and on a nondiscriminatory basis.
We will not change the GWB for Life rider fee in effect on your contract after the rider effective date unless:
(a)	you choose the annual elective step-up or the elective spousal continuation step-up after we have exercised our rights to increase the rider fee; or

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(b)	you elect to change your PN program investment option after we have exercised our rights to increase and/or vary the rider fee for each investment option.
Effective Dec. 18, 2013, we exercised our right to increase the rider fee and vary the fee depending on the fund to which your contract value is invested. Beginning Dec. 18, 2013, if you:
•	request an elective step-up or the elective spousal continuation step-up, or
•	move to a Portfolio Navigator fund that is more aggressive than the Portfolio Navigator fund you are currently allocated to, the fee that will apply to your rider will correspond to the fund in which you are currently invested as shown in the table below.
If you move to a Portfolio Navigator fund that is less aggressive than the Portfolio Navigator fund you are currently allocated to, your fee will not increase and may decrease according to the table below.
Fund name	Maximum annual rider fee	Initial annual rider fee and fee for elective step-ups before 12/18/13	Current rider fee for elective step-ups on or after 12/18/13
Portfolio Stabilizer funds	1.50%	0.65%	0.65%
Portfolio Navigator funds:
Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	1.50%	0.65%	0.65%
Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	1.50%	0.65%	0.65%
Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	1.50%	0.65%	0.65%
Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	1.50%	0.65%	0.95%
Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)	1.50%	0.65%	1.10%
On your next contract anniversary, if your contract value is allocated to a fund subject to a fee increase, you will have 30 days following the anniversary to choose from the following:
1.	Remain invested in your current Portfolio Navigator fund and elect to step-up (when available) and lock in your contract gains. If you make this decision, your rider fee will increase.
2.	Move to one of the Portfolio Stabilizer funds. If you do this, your rider fee will not increase, but remember that you will lose your access to invest in the Portfolio Navigator funds.
3.	Do not elect a step-up, if eligible. You will not lock in contract gains, but your rider fee will stay the same.
4.	If you are invested in the Variable Portfolio — Aggressive Portfolio or the Variable Portfolio — Moderately Aggressive Portfolio: move to a less aggressive Portfolio Navigator fund that is not subject to a fee increase. If you do this, your rider fee will not increase.
During the 30 days following your contract anniversary, if your contract value is allocated to a fund subject to a fee increase, we will automatically process any available step-up and lock in any contract gains, as well as reactivate automatic step-ups, under the following circumstances:
(1)	transfers of contract value to a Portfolio Stabilizer fund, a less aggressive Portfolio Navigator fund that is not subject to a fee increase, or to a more aggressive Portfolio Navigator fund; or
(2)	a withdrawal occurs resulting in your contract value automatically being moved as of the date of the withdrawal to the Portfolio Navigator Moderate fund.
The step-up and lock in of any contract gains will occur as of the date of the transfer or withdrawal described above.
Rider fees may increase or decrease as you move to various funds. Your fee will increase if you transfer your contract value to a more aggressive Portfolio Navigator fund with a higher fee. If you transfer to a less aggressive Portfolio Navigator fund or transfer to a Portfolio Stabilizer fund, your fee may decrease. Certain rider fees may not change depending on the fund in which your contract value is allocated.
We will notify you in writing about your opportunity to elect to step-up (if eligible) and incur the higher rider fee or maintain your guaranteed amount at its current level and keep your rider fee the same. If you are subject to a fee increase, you will receive a letter from us approximately 30 days before your next annuity contract anniversary. This letter will describe the potential opportunity to elect a step-up to increase your guaranteed income and how to make the election if eligible. You will have a 30 day period beginning on your next contract anniversary to choose whether to step-up and accept the fee increase. The step-up and new fee will be effective on the date we receive your request for the step-up (Step-up date). For purposes of determining the duration of the “30 day window” following your contract anniversary to elect to step-up or to transfer funds to lock in any available contract gains, the following will apply:
(1)	the duration of your window is determined on a calendar day basis;

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(2)	under our current administrative process we will accept your request on the 31st calendar day if we receive it prior to the close of the NYSE; and
(3)	if your window ends on a day the NYSE is closed, we must receive your request no later than the close of the NYSE on the preceding Valuation Date.
Each year, we will continue to provide you written notice of your options with respect to elective step-ups and the fee increase until you are no longer subject to a fee increase. Once you have taken action that results in a higher fee, you will become eligible for automatic step-ups under the rider.
Before you elect a step-up resulting in an increased rider fee, you should carefully consider the benefit of the contract value gains you are locking-in and the increased rider fee compared to your other options including whether it is appropriate to consider moving to a fund with a lower corresponding rider fee.
Subject to the terms of your contract, we reserve the right to further increase the rider fee up to the maximum limit provided by your rider. Currently, the rider fee does not vary among the Portfolio Stabilizer funds, but we reserve the right to vary the fees among the Portfolio Stabilizer funds in the future.
If you choose the elective step-up, the elective spousal continuation step-up, or change your investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step-up or change your investment option. On the next contract anniversary, we will calculate an average fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.
The charge does not apply after annuity payouts begin.
For an example of how your fee will vary upon elective step-up or spousal continuation step-up, please see Appendix T.
SecureSource Rider Fee
We deduct a charge based on the greater of the contract anniversary value or the total Remaining Benefit Amount (RBA)(1) for this optional feature only if you select it as follows:
Contract purchase date	Maximum annual rider fee	Initial annual rider fee
prior to 1/26/2009, Single Life	1.50%	0.65%
prior to 1/26/2009, Joint Life	1.75%	0.85%
1/26/2009 and later, Single Life	2.00%	0.90%
1/26/2009 and later, Joint Life	2.50%	1.15%
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among the subaccounts and the regular fixed account (if applicable) in the same proportion as your interest in each bears to your total contract value, less any amounts invested in the GPAs and in the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. The charge will only be deducted from the subaccounts in Washington. We will modify this approach to comply with state regulations where necessary.
Once you elect the SecureSource rider, you may not cancel it and the fee will continue to be deducted until the contract or rider is terminated, or the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the fee, adjusted for the number of calendar days coverage was in place since we last deducted the fee. If the RBA reduces to zero but the contract value has not been depleted, you will continue to be charged.
We may increase the rider fee at our discretion and on a nondiscriminatory basis. However, the rider fee will not exceed the maximum fee as shown in the table above.
We will not change the SecureSource rider fee in effect on your contract after the rider effective date unless:
(a)	you choose the annual elective step up or elective spousal continuation step up after we have exercised our rights to increase the rider fee; or
(b)	you elect to change your PN program investment option after we have exercised our rights to increase and/or vary the rider fee for each investment option.
Effective Dec. 18, 2013, we exercised our right to increase the rider fee and vary the fee depending on the fund to which your contract value is invested. Beginning Dec. 18, 2013, if you:
•	request an elective step up or the elective spousal continuation step up, or

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•	move to a Portfolio Navigator fund that is more aggressive than the Portfolio Navigator fund you are currently allocated to, the fee that will apply to your rider will correspond to the fund in which you are currently invested as shown in the table below.
If you move to a Portfolio Navigator fund that is less aggressive than the Portfolio Navigator fund you are currently allocated to, your fee will not increase and may decrease according to the table below.
	Portfolio Navigator funds
Contract purchase date	All Portfolio Stabilizer funds	Variable Portfolio – Conservative Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderately Conservative Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderate Portfolio (Class 2), (Class 4)	Variable Portfolio – Moderately Aggressive Portfolio (Class 2), (Class 4)	Variable Portfolio – Aggressive Portfolio (Class 2), (Class 4)
prior to 1/26/2009, Single Life	0.65%	0.65%	0.65%	0.65%	0.90%	1.00%
prior to 1/26/2009, Joint Life	0.85%	0.85%	0.85%	0.85%	1.10%	1.20%
1/26/2009 and later, Single Life	0.90%	0.90%	0.90%	0.90%	1.00%	1.10%
1/26/2009 and later, Joint Life	1.15%	1.15%	1.15%	1.15%	1.25%	1.35%
On your next contract anniversary, if your contract value is allocated to a fund subject to a fee increase, you will have 30 days following the anniversary to choose from the following:
1.	Remain invested in your current Portfolio Navigator fund and elect to step up (when available) and lock in your contract gains. If you make this decision, your rider fee will increase.
2.	Move to one of the Portfolio Stabilizer funds. If you do this, your rider fee will not increase, but remember that you will lose your access to invest in the Portfolio Navigator funds.
3.	Do not elect a step up. You will not lock in contract gains, but your rider fee will stay the same.
4.	If you are invested in the Variable Portfolio — Aggressive Portfolio or the Variable Portfolio — Moderately Aggressive Portfolio: move to a less aggressive Portfolio Navigator fund that is not subject to a fee increase. If you do this, your rider fee will not increase.
During the 30 days following your contract anniversary, if your contract value is allocated to a fund subject to a fee increase, we will automatically process any available step up and lock in any contract gains, as well as reactivate automatic step ups, under the following circumstances:
(1)	transfers of contract value to a Portfolio Stabilizer fund, a less aggressive Portfolio Navigator fund that is not subject to a fee increase, or to a more aggressive Portfolio Navigator fund; or
(2)	a withdrawal occurs resulting in your contract value automatically being moved as of the date of the withdrawal to the Portfolio Navigator Moderate fund.
The step up and lock in of any contract gains will occur as of the date of the transfer or withdrawal described above.
Rider fees may increase or decrease as you move to various funds. Your fee will increase if you transfer your contract value to a more aggressive Portfolio Navigator fund with a higher fee. If you transfer to a less aggressive Portfolio Navigator fund or transfer to a Portfolio Stabilizer fund, your fee may decrease. Certain rider fees may not change depending on the fund in which your contract value is allocated.
We will notify you in writing about your opportunity to elect to step up (if eligible) and incur the higher rider fee or maintain your guaranteed amount at its current level and keep your rider fee the same. If you are subject to a fee increase, you will receive a letter from us approximately 30 days before your next annuity contract anniversary. This letter will describe the potential opportunity to elect a step up to increase your guaranteed income and how to make the election (if eligible). You will have a 30 day period beginning on your next contract anniversary to choose whether to step up and accept the fee increase. The Step up and new fee will be effective on the date we receive your request for the step up (Step up date). For purposes of determining the duration of the “30 day window” following your contract anniversary to elect to step up or to transfer funds to lock in any available contract gains, the following will apply:
(1)	the duration of your window is determined on a calendar day basis;
(2)	under our current administrative process we will accept your request on the 31st calendar day if we receive it prior to the close of the NYSE; and
(3)	if your window ends on a day the NYSE is closed, we must receive your request no later than the close of the NYSE on the preceding Valuation Date.

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Each year, we will continue to provide you written notice of your options with respect to elective step ups and the fee increase until you are no longer subject to a fee increase. Once you have taken action that results in a higher fee, you will become eligible for automatic step ups under the rider.
Before you elect a step up resulting in an increased rider fee, you should carefully consider the benefit of the contract value gains you are locking-in and the increased rider fee compared to your other options including whether it is appropriate to consider moving to a fund with a lower corresponding rider fee.
Subject to the terms of your contract, we reserve the right to further increase the rider fee up to the maximum limit provided by your rider. Currently, the rider fee does not vary among the Portfolio Stabilizer funds, but we reserve the right to vary the fees among the Portfolio Stabilizer funds in the future.
If you choose the elective step up, the elective spousal continuation step up, or change your investment option after we have exercised our rights to increase the rider fee as described above, you will pay the fee that is in effect on the valuation date we receive your written request to step up or change your investment option. On the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different charges that were in effect that year, adjusted for the number of calendar days each fee was in effect.
The charge does not apply after annuity payouts begin.
For an example of how your fee will vary upon elective step up or spousal continuation step up, please see Appendix I.
(1)	In Washington, the fee is based on the greater of the variable account contract value or the RBA less amounts invested in the fixed account.
Optional Death Benefit Charges
ROPP Rider Fee
We deduct a charge for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.20% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and regular fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.30%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 76 or older at the rider effective date. ROPP is included in the standard death benefit if you are age 75 or younger on the contract effective date at no additional cost.
MAV Rider Fee
We deduct a charge for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.25% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and regular fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.35%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 75 or younger at the rider effective date. Not available with the 5-Year MAV.
5-Year MAV Rider Fee
We deduct a charge for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.10% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and regular fixed account in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.20%.

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If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 75 or younger at the rider effective date. Not available with the MAV.
EEB Rider Fee
We deduct a charge for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.30% of your contract value on your contract anniversary at the end of each contract year. We prorate this charge among the subaccounts and regular fixed accounts in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.40%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 75 or younger at the rider effective date. Not available with EEP. May not be available in all states.
EEP Rider Fee
We deduct a charge for this optional feature only if you select it.(1) If selected, we deduct an annual charge of 0.40% of your contract value on your contract anniversary at the end of each contract year. We prorate this fee among the subaccounts and regular fixed accounts in the same proportion your interest in each account bears to your total contract value, less amounts invested in the GPAs and the Special DCA fixed account. Such charge is only deducted from GPAs and any Special DCA fixed account if insufficient amounts are available in the regular fixed account and the subaccounts. In this case, we prorate the fee among all accounts in the same proportion your interest in each account bears to your total contract value. We reserve the right to increase the fee for this rider after the tenth rider anniversary to a maximum of 0.50%.
If the contract is terminated for any reason, we will deduct the charge from your contract value at that time, adjusted for the number of calendar days coverage was in effect during the year.
(1)	Available if you are 75 or younger at the rider effective date. Not available with EEB. May not be available in all states. EEP is only available on contracts purchased through a direct transfer or exchange of another annuity or a life insurance policy.
Rider Combination Discount
A fee discount of 0.05% applies if you purchase the 5-Year MAV with either the EEB or EEP. A fee discount of 0.10% applies if you purchase the MAV with either the EEB or EEP.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.

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Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and purchase payment credits allocated to the GPA;
•	plus any amounts transferred to the GPA from the regular fixed account or subaccounts;
•	plus interest credited;
•	minus any amounts transferred from the GPA to the regular fixed account or any subaccount;
•	minus any amounts deducted for charges or surrenders; and/or
•	minus any remaining portion of fees where the values of the regular fixed account and the subaccounts are insufficient to cover those fees.
The Regular Fixed Account
We value the amounts you allocate to the regular fixed account directly in dollars. The regular fixed account value equals:
•	the sum of your purchase payments and purchase payment credits and transfer amounts allocated to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge;
•	minus any prorated portion of the ROPP rider fee (if selected);
•	minus any prorated portion of the MAV rider fee (if selected);
•	minus any prorated portion of the 5-Year MAV rider fee (if selected);
•	minus any prorated portion of the EEB rider fee (if selected);
•	minus any prorated portion of the EEP rider fee (if selected);
•	minus any prorated portion of the Accumulation Benefit rider fee (if selected)*;
•	minus any prorated portion of the GWB for Life rider fee (if selected)*;
•	minus any prorated portion of the SecureSource rider fee (if selected)* ; and
•	minus any prorated portion of the SecureSource Flex rider fee (if selected)*.
*	The fee can only be deducted from the subaccounts in Washington.
The Special DCA Fixed Account
We value the amounts you allocate to the Special DCA fixed account directly in dollars. The Special DCA fixed account value equals:
•	the sum of your purchase payments and purchase payment credits allocated to the Special DCA fixed account;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges);
•	minus amounts transferred out; and
•	minus any remaining portion of fees where the values of the regular fixed account and the subaccounts are insufficient to cover those fees.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts or we apply any purchase payment credits to a subaccount, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or charge for any optional riders with annual charges (if applicable).

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The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	any purchase payment credits allocated to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of a prorated portion of:
•	the contract administrative charge;
•	the ROPP rider charge (if selected);
•	the MAV rider charge (if selected);
•	the 5-Year MAV rider charge (if selected);
•	the EEB rider charge (if selected);
•	the EEP rider fee charge (if selected);
•	the Accumulation Benefit rider charge (if selected);
•	the GWB for Life rider charge (if selected);
•	the SecureSource rider charge (if selected); or
•	the SecureSource Flex rider charge (if selected).
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.

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Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals). For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. Automated transfers from the regular fixed account to the subaccounts under automated dollar-cost averaging may not exceed an amount that, if continued, would deplete the regular fixed account within 12 months. You may not set up an automated transfer to or from the GPAs. You may not set up an automated transfer to the regular fixed account or the Special DCA fixed account. You may not set up an automated transfer if the GWB for Life, SecureSource, Accumulation Benefit, or PN program is selected. There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$100	$20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Special Dollar-Cost Averaging (Special DCA) Program
If your purchase payment is at least $10,000, you can choose to participate in the Special DCA program (if available). There is no charge for the Special DCA program. Under the Special DCA program, you can allocate a new purchase payment and any applicable purchase payment credit to a six-month Special DCA fixed account according to the following rules:
•	You may only allocate a new purchase payment of at least $10,000 to a Special DCA fixed account.
•	You cannot transfer existing contract values into a Special DCA fixed account.
•	Each Special DCA arrangement consists of six monthly transfers that begin seven days after we receive your purchase payment.
•	We make monthly transfers of your Special DCA fixed account value into the subaccounts or PN program investment option you have selected.
•	You may not use the regular fixed account, GPA account, or the Special DCA fixed account as a destination for the Special DCA monthly transfer. (Exception: if the PN program is in effect and the model portfolio you have selected, if applicable, includes the regular fixed account, amounts will be transferred from the Special DCA fixed account to the regular fixed account according to the allocation percentage established for the model portfolio you have selected.)
•	We will change the interest rate on each Special DCA fixed account from time to time at our discretion based on factors that include the competition and the interest rate we are crediting to the regular fixed account at the time of the change. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account.

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•	We credit each Special DCA fixed account with the current guaranteed annual rate that is in effect on the date we receive your purchase payment. However, we credit this annual rate over the length of the Special DCA arrangement on the balance remaining in your Special DCA fixed account. Therefore, the net effective interest rate you receive is less than the stated annual rate.
•	We do not credit this interest after we transfer the value out of the Special DCA fixed account into the accounts you selected.
•	Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another new Special DCA fixed account and allocate new purchase payments to it.
•	Funding from multiple sources is treated as individual purchase payments and a new Special DCA fixed account is opened for each payment (if the Special DCA fixed accounts are available on the valuation date we receive your payment).
•	You may terminate your participation in the Special DCA program at any time. If you do, for RAVA 4 Advantage and RAVA 4 Select, we will transfer the remaining balance from your Special DCA fixed account to the regular fixed account, if no other specification is made. Interest will be credited according to the rates in effect on the regular fixed account and not the rate that was in effect on the Special DCA fixed account. For RAVA 4 Access, we will transfer the remaining balance from your Special DCA fixed account to variable subaccounts you specified in your termination request, or if no specification is made, according to your current purchase payment allocation. (Exception: if you are required to be in the PN program when you elect to end your participation in the Special DCA program, we will transfer the remaining balance to the PN program investment option you have selected).
•	We can modify the terms of the Special DCA program at any time. Any modifications will not affect any purchase payments that are already in a Special DCA fixed account. For more information on the Special DCA program, contact your financial advisor.
The Special DCA program does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals.
Asset Rebalancing
You can ask us in writing to have the variable subaccount portion of your contract value allocated according to the percentages (in tenth of a percent amounts) that you choose. We automatically will rebalance the variable subaccount portion of your contract value either quarterly, semi-annually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in numbers with no more than one digit past the decimal. Asset rebalancing does not apply to the GPAs, regular fixed account or the Special DCA fixed account. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing or by any other method acceptable to us, to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
Different rules apply to asset rebalancing under the Portfolio Navigator program (see “Portfolio Navigator Program and Portfolio Stabilizer Funds” below).
Portfolio Navigator Program (PN Program) and Portfolio Stabilizer Funds
PN Program. You are required to participate in the PN program if your contract includes optional living benefit riders. Under the PN program your contract value is allocated to a PN program investment option. The PN program investment options are currently five funds of funds, each of which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”).
The PN program is available for both nonqualified and qualified annuities. The PN program also allows those who participated in a previous version of the PN program and who previously opted out of the transfer of their contract value to Portfolio Navigator funds to remain invested in accordance with a “static” PN program model portfolio investment option that is not subject to updating or reallocation. For more information on the static model portfolios, see “The static model portfolios” below.
The Portfolio Navigator funds. We offer the following Portfolio Navigator funds:
1.	Variable Portfolio – Aggressive Portfolio
2.	Variable Portfolio – Moderately Aggressive Portfolio

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3.	Variable Portfolio – Moderate Portfolio
4.	Variable Portfolio – Moderately Conservative Portfolio
5.	Variable Portfolio – Conservative Portfolio
Each Portfolio Navigator fund is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk, which it seeks to achieve by investing in various underlying funds. For additional information about the Portfolio Navigator funds’ investment strategies, see the Funds’ prospectus.
If your contract does not include one of the living benefit riders, you may not participate in the PN program, but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds.
Beginning November 18, 2013, if you have selected one of the optional living benefit riders, as an alternative to the Portfolio Navigator funds in the PN program, we have made available to you additional new funds, known as Portfolio Stabilizer funds.
The Portfolio Stabilizer funds. The following Portfolio Stabilizer funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2)(1)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2) (1)
3. Variable Portfolio – Managed Volatility Growth Fund (Class 2)
4. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (1)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)(1)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)(1)
 (1) Available on or after Sept. 18, 2017.
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. For additional information about the Portfolio Stabilizer funds’ investment strategies, see the Funds’ prospectuses.
You may choose to remain invested in your current Portfolio Navigator fund, move to a different Portfolio Navigator fund, or move to a Portfolio Stabilizer fund. Your decision should be made based on your own individual investment objectives and financial situation, and in consultation with your financial adviser.
Please note that if you are currently invested in a Portfolio Navigator fund as part of the PN program and choose to reallocate your contract value to a Portfolio Stabilizer fund, you will no longer have access to any of the Portfolio Navigator funds, but you may change to any one of the other Portfolio Stabilizer funds, subject to the transfer limits applicable to your rider.
If your contract does not include living benefit riders, you may not participate in the PN program, but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds. Beginning May 1, 2015, you may also choose to allocate your contract value to one or more of the Portfolio Stabilizer funds.
You should review any PN program, Portfolio Navigator and Portfolio Stabilizer funds information, including Funds’ prospectuses, carefully. Your financial advisor can provide you with additional information and can answer questions you may have on the PN program, Portfolio Navigator and Portfolio Stabilizer funds.
PN Program static model portfolios. If you have chosen to remain invested in a “static” PN program model portfolio, your assets will remain invested in accordance with your current model portfolio, and you will not be provided with any updates to the model portfolio or reallocation recommendations. (The last such reallocation recommendation was provided in 2009.) Each model portfolio consists of underlying funds and/or any GPAs (if included) in accordance with the allocation percentages stated for the model portfolio. By participating in the PN program through a model portfolio, you have instructed us to automatically rebalance your contract value quarterly in order to maintain alignment with these allocation percentages.
Special rules apply to the GPAs if they are included in a model portfolio. Under these rules:
•	no MVA will apply when rebalancing occurs within a specific model portfolio (but an MVA may apply if you elect to transfer to a fund of funds);
•	no MVA will apply when you elect an annuity payout plan while your contract value is invested in a model portfolio. (See “Guarantee Period Accounts — Market Value Adjustment.”)

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If you choose to remain in a static model portfolio, the investments and investment styles and policies of the underlying funds in which your contract value is invested may change. Accordingly, your model portfolio may change so that it is no longer appropriate for your needs, even though your allocations to underlying funds do not change. Furthermore, the absence of periodic updating means that existing underlying funds will not be replaced as may be appropriate due to poor performance, changes in management personnel, liquidation, merger or other factors. Your financial advisor can help you determine whether your continued investment in a static model portfolio is appropriate for you.
Investing in the Portfolio Stabilizer funds, the Portfolio Navigator funds and PN program static model portfolios (the Funds). You are responsible for determining which investment option is best for you. Currently, the PN program includes five Portfolio Navigator funds (and under the previous PN program, five static model portfolios investment options), with risk profiles ranging from conservative to aggressive in relation to one another. There are nine Portfolio Stabilizer funds currently available. If your contract includes a living benefit rider you may only invest in one Portfolio Navigator fund at a time. If your contract includes a living benefit rider and you invest in Portfolio Stabilizer fund, effective Sept. 18, 2017, you may invest in more than one Portfolio Stabilizer fund at a time. Your financial advisor can help you determine which investment option most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the investment option you select is appropriate for you based on your investment objectives and/or risk profile. We and Columbia Management are not responsible for your decision to select a certain investment option or your decision to transfer to a different investment option.
If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and you are invested in one of the Portfolio Stabilizer or Portfolio Navigator funds, we will make monthly transfers in accordance with your instructions from the Special DCA fixed account, into the investment option or model portfolio you have chosen.
Before you decide to transfer contract value to one of the Portfolio Stabilizer funds, you and your financial advisor should carefully consider the following:
•	Whether the Portfolio Stabilizer fund meets your personal investment objectives and/or risk tolerance.
•	Whether you would like to continue to invest in a Portfolio Navigator fund. If you decide to transfer your contract value to a Portfolio Stabilizer fund, you permanently lose your ability to invest in any of the Portfolio Navigator funds if you have a living benefit rider. If you decide to no longer invest your contract value in the Portfolio Stabilizer funds, your only option will be to terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	Whether the total expenses associated with an investment in a Portfolio Stabilizer fund is appropriate for you. For total expenses associated with the rider, you should consider not only the variation of the rider fee, but also the variation in fees among the various funds. You should also consider your overall investment objective, as well as how total fees and your selected fund’s investment objective may impact the amount of any step up opportunities in the future.
If your contract includes a living benefit rider, you may request a change to your Fund selection up to four times per contract year by written request on an authorized form or by another method agreed to by us. If you make such a change, we may charge you a higher fee for your rider. However, an initial transfer from a Portfolio Navigator fund to a Portfolio Stabilizer fund will not count toward the limit of four transfers per year. If your contract includes a SecureSource rider, we reserve the right to limit the number of changes if required to comply with the written instructions of a Fund (see “Market Timing”). If your contract includes the GWB for Life rider or SecureSource rider, we reserve the right to limit the number of investment options from which you can select, subject to state restrictions.
Substitution and modification. We reserve the right to add, remove or substitute Funds. We also reserve the right, upon notification to you, to close or restrict any Fund. Any change will apply to current allocations and/or to future payments and transfers. If your living benefit rider is terminated, you may remain invested in the Portfolio Stabilizer funds, but you will not be allowed to allocate future purchase payments or make transfers to these funds. Any substitution of Funds may be subject to SEC or state insurance departments approval.
We reserve the right to change the terms and conditions of the PN program or to change the availability of the investment options upon written notice to you. This includes but is not limited to the right to:
•	limit your choice of investment options based on the amount of your initial purchase payment;
•	cancel required participation in the program after 30 days written notice;
•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and
•	discontinue the PN program after 30 days written notice.

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Risks associated with the Funds. An investment in a Fund involves risk. Principal risks associated with an investment in a Fund may be found in the relevant Fund’s prospectus. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.
Investing in the Funds does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options.
For more information and a list of the risks associated with investing in the Funds, including volatility and volatility management risk associated with Portfolio Stabilizer funds, please consult the applicable Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Conflicts of interest. In providing investment advisory services for the Funds and the underlying funds in which those Funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions.
For additional information regarding the conflicts of interest to which Columbia Management may be subject, see the Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Living benefit riders requiring participation in the PN program or investing in the Portfolio Stabilizer funds:
•	Accumulation Benefit rider: You cannot terminate the Accumulation Benefit rider. As long as the Accumulation Benefit rider is in effect, your contract value must be invested in one of the PN program investment options or in the Portfolio Stabilizer funds. For contracts purchased on or after Jan. 26, 2009, you cannot select the Portfolio Navigator Aggressive investment option, or transfer to the Portfolio Navigator Aggressive investment option while the rider is in effect. The Accumulation Benefit rider automatically ends at the end of the waiting period and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options, or the Portfolio Stabilizer funds, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	GWB for Life, SecureSource or SecureSource Flex rider: The GWB for Life, SecureSource or SecureSource Flex rider requires that your contract value be invested in one of the PN program investment options or the Portfolio Stabilizer funds, for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. Because you cannot terminate the GWB for Life or SecureSource rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options or the Portfolio Stabilizer funds. Surrender charges and tax penalties may apply.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders.
You may transfer contract value from any one subaccount, GPAs or the regular fixed account, to another subaccount before annuity payouts begin. For RAVA 4 Advantage and RAVA 4 Select contracts, certain restrictions apply to transfers involving the GPAs and the regular fixed account. For RAVA 4 Access contracts you cannot transfer to the regular fixed account. (Exception: RAVA 4 Access contract holders who remained invested in the static PN program model portfolio and have the regular fixed account included in the model portfolio selected.)
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of business, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of business, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE, we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE, we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.

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There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period.
We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
For RAVA 4 Advantage and RAVA 4 Select
•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and regular fixed account at any time. The amount transferred to any GPA must be at least $1,000. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, you may not make a transfer from any subaccount or GPA back to the regular fixed account until the next contract anniversary. We have reserved the right to limit transfers to the regular fixed account if the interest rate we are then currently crediting to the regular fixed account is equal to the minimum interest rate stated in the contract. Effective on April 6, 2020(1), if the fixed account minimum interest rate stated in your contract is 3%, transfers to the fixed account (if allowed under your contract), are limited so the amount of contract value transferred to the fixed account cannot result in the value of the fixed account being greater than 20% of the contract value. If the fixed account is currently 20% or more of the contract value, we will not accept any transfers to the fixed account. If the fixed account is 20% or more of the contract value, you will not be required to transfer out of the fixed account. Additional transfers into the fixed account will not be allowed unless the value of the fixed account drops to less than 20% of the contract value.
(1)	This restriction does not apply to contracts issued in Connecticut and Massachusetts.
•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year during a 31-day transfer period starting on each contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. Currently, transfers out of the regular fixed account are limited to the greater of: a) 30% of the regular fixed account value at the beginning of the contract year, or b) the amount transferred out of the regular fixed account in the previous contract year, excluding any automated transfer amounts. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. If an automated dollar-cost averaging arrangement is established within 30 days of contract issue, the 30% limitation does not apply to transfers made from the regular fixed account to the subaccounts for the duration of this initial arrangement.
•	You may transfer contract values from any GPA to the subaccounts, regular fixed account or other GPA any time after 60 days of transfer or payment allocation into such GPA. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	If we receive your request within 30 days before the contract anniversary date, the transfer from the regular fixed account to the subaccounts will be effective on the anniversary.
•	If we receive your request on or within 30 days after the contract anniversary date, the transfer from the regular fixed account to the subaccounts or GPAs will be effective on the valuation date we receive it.
•	We will not accept requests for transfers from the regular fixed account at any other time.
•	You may not make a transfer to the Special DCA fixed account.
•	Once annuity payouts begin, you may not make transfers to or from the GPAs or the regular fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, you cannot invest in more than five subaccounts at any one time unless we agree otherwise. When annuity payments begin, you must transfer all contract value out of any GPAs and Special DCA fixed account.
For RAVA 4 Access
•	Before annuity payouts begin, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs at any time. The amount transferred to any GPA must be at least $1,000.
•	You may not make a transfer to the regular fixed account unless it is part of a model portfolio in which you have elected to participate, if applicable.
•	You may transfer contract values from any GPA to the subaccounts, or other GPA any time after 60 days of transfer or payment allocation into such GPA. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not make a transfer to the Special DCA fixed account.

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•	Once annuity payouts begin, you may not make transfers to or from the GPAs, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, you cannot invest in more than five subaccounts at any one time unless we agree otherwise. When annuity payments begin, you must transfer all contract value out of any GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

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Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.

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2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers or partial surrenders among your subaccounts or regular fixed account (if available).
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers to the GPAs, the regular fixed account or the Special DCA fixed account are not allowed.
•	Automated transfers from the regular fixed account to the subaccounts under an automated dollar-cost averaging arrangement may not exceed an amount that, if continued, would deplete the regular fixed account within 12 months.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If we must suspend your automated transfer or automated partial surrender arrangement for six months, we reserve the right to discontinue the arrangement in its entirety.
•	If the PN program is in effect, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account.
•	If you have a SecureSource rider or GWB for Life rider, you may set up automated partial surrenders up to the benefit amount available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the regular fixed account)

3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000
We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.

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Surrenders
You may surrender all or part of your contract at any time before the settlement date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of business, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of business, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE, we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”). Federal income taxes and penalties as well as state and local income taxes may apply (see “Taxes”). You cannot take surrenders after annuity payouts begin except under Plan E (see “The Annuity Payout Period – Annuity Payout Plans”).
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected the SecureSource  Flex rider, please consider carefully when you take surrenders. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time. Also, if you withdraw more than the allowed withdrawal amount in a contract year under the SecureSource  Flex rider (“excess withdrawal”), the guaranteed amounts under the rider will be reduced. If you have elected the GWB for Life rider or SecureSource  rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the GWB for Life rider or SecureSource  rider, your benefits under the rider may be reduced (see “Optional Benefits”). Any partial surrender request that exceeds the amount allowed under the riders and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes – Qualified Annuities – Required Minimum Distributions”).
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will withdraw money from all your subaccounts and/or the regular fixed account, in the same proportion as your value in each account correlates to your total contract value, less any GPA or Special DCA account, unless you request otherwise. We will not withdraw money for a partial surrender from any GPAs or Special DCA account you may have, unless insufficient amounts are available from your subaccounts and/or regular fixed account . However, you may request specifically surrender from a GPA or Special DCA account. The minimum contract value after partial surrender is $600. If you elected a SecureSource rider, the minimum contract value after partial surrender is zero and you do not have the option to request from which account to surrender.
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.

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2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.
We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
NOTE: We will charge you a fee if you request that payment be wired to your bank. For instructions, please contact your financial advisor.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
TSA — Special Provisions
Participants in Tax-Sheltered Annuities
If the contract is intended to be used in connection with an employer sponsored 403(b) plan, additional rules relating to this contract can be found in the annuity endorsement for tax sheltered 403(b) annuities. Unless we have made special arrangements with your employer, the contract is not intended for use in connection with an employer sponsored 403(b) plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In the event that the employer either by affirmative election or inadvertent action causes contributions under a plan that is subject to ERISA to be made to this contract, we will not be responsible for any obligations and requirements under ERISA and the regulations thereunder, unless we have prior written agreement with the employer. You should consult with your employer to determine whether your 403(b) plan is subject to ERISA.
In the event we have a written agreement with your employer to administer the plan pursuant to ERISA, special rules apply as set forth in the TSA endorsement.
The employer must comply with certain nondiscrimination requirements for certain types of contributions under a TSA contract to be excluded from taxable income. You should consult your employer to determine whether the nondiscrimination rules apply to you.

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The Code imposes certain restrictions on your right to receive early distributions from a TSA:
•	Distributions attributable to salary reduction contributions (plus earnings) made after Dec. 31, 1988, or to transfers or rollovers from other contracts, may be made from the TSA only if:
–	you are at least age 59½;
–	you are disabled as defined in the Code;
–	you severed employment with the employer who purchased the contract;
–	the distribution is because of your death;
–	the distribution is due to plan termination; or
–	you are a qualifying military reservist.
•	If you encounter a financial hardship (as provided by the Code), you may be eligible to receive a distribution of all contract values attributable to salary reduction contributions made after Dec. 31, 1988, but not the earnings on them.
•	Even though a distribution may be permitted under the above rules, it may be subject to IRS taxes and penalties (see “Taxes”).
•	The above restrictions on distributions do not affect the availability of the amount credited to the contract as of Dec. 31, 1988. The restrictions also do not apply to transfers or exchanges of contract value within the contract, or to another registered variable annuity contract or investment vehicle available through the employer.
•	If the contract has a loan provision, the right to receive a loan is described in detail in your contract. Loans will not be available if you have selected the GWB for Life, SecureSource or Accumulation Benefit rider.
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. If you are a natural person and you own a nonqualified annuity, you may change the annuitant or successor annuitant if the request is made before annuity payments begin and while the existing annuitant is living. The change will become binding on us when we receive and record it, subject to state limitations. We will honor any change of ownership request received in good order that we believe is authentic and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
Please consider carefully whether or not you wish to change ownership of your nonqualified annuity if you have elected the ROPP, MAV, 5-Year MAV, EEB, EEP, Accumulation Benefit, GWB for Life or SecureSource riders. If you change ownership of your contract, we will terminate the ROPP and EEP. This includes both the EEP Part I benefits and the EEP Part II benefits. (See the description of these terms in “Optional Benefits”.) In addition, the terms of the EEB, the MAV and the 5-Year MAV will change due to a change of ownership. If the new owner is older than age 75, the EEB will terminate. Otherwise, the EEB will effectively “start over.” We will treat the EEB as if it is issued on the day the change of ownership is made, using the attained age of the new owner as the “issue age” to determine the benefit levels. The account value on the date of the ownership change will be treated as a “purchase payment” in determining future values of “earnings at death” under the EEB. If the new owner is older than age 75, the MAV and the 5-Year MAV will terminate. If the MAV or the 5-Year MAV on the date of ownership change is greater than the account value on the date of the ownership change, we will set the MAV or the 5-Year MAV equal to the account value. Otherwise, the MAV or the 5-Year MAV value will not change due to a change in ownership. The Accumulation Benefit rider, the GWB for Life rider and SecureSource – Single Life rider will continue upon change of ownership.
Effective May 1, 2016, for SecureSource Flex – Single Life rider, you cannot add a joint owner or a joint annuitant. The SecureSource – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s). If ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. For SecureSource rider and GWB for Life rider, any ownership change that impacts the guarantees provided will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the ownership change on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you. No other ownership changes are allowed while this rider is in force. Please see the descriptions of these riders in “Optional Benefits.”
The rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force) for any rider that continues after a change of ownership. We reserve the right to assess charges for the number of days the rider was in force for any rider that is terminated due to a change of ownership.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)

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If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code.
However, if the owner is a trust or custodian, or an employer acting in similar capacity, ownership of the contract may be transferred to the annuitant.
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the settlement date while this contract is in force. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 75 or younger on the date we issue the contract, the beneficiary receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If you are age 76 or older on the date we issue the contract, the beneficiary receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges.
Adjusted partial surrenders
PS x DB
CV

PS	=	amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the death benefit on the date of (but prior to) the partial surrender.
CV	=	the contract value on the date of (but prior to) the partial surrender.
Example of standard death benefit calculation when you are age 75 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000
•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments	$20,000
minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =
$18,000
-1,667
for a standard death benefit of:	$18,333
since this is greater than your contract value of $16,500
If You Die Before Your Settlement Date
When paying the beneficiary, we will process the death claim on the valuation date that our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. If requested, we will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
If your spouse is sole beneficiary and you die before the settlement date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to keep the contract in force. If your spouse elects to keep the contract as owner, the following describes the standard death benefit:
•	If your spouse was age 75 or younger as of the date we issued the contract, the beneficiary of your spouse’s contract receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If your spouse was age 76 or older as of the date we issued the contract, the beneficiary of your spouse’s contract receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges.

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If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders. The SecureSource Flex – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The SecureSource Flex – Single Life rider terminates if a spouse chooses to continue the contract under the spousal continuation provision.
The SecureSource – Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner.
We will not waive surrender charges on contracts continued under the spousal continuation provision.
If your beneficiary is not your spouse, we will pay the beneficiary in a lump sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Additionally, the optional SecureSource rider, if selected, will terminate.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole beneficiary, your spouse may either elect to treat the contract as his/her own with the contract value equal to the death benefit that would otherwise have been paid, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout plan, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
If your spouse was age 75 or younger as of the date we issued the contract, the beneficiary of your spouse’s contract receives the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If your spouse was age 76 or older as of the date we issued the contract, the beneficiary of your spouse’s contract receives the contract value, less any purchase payment credits subject to reversal, less any applicable rider charges.
If you elected any optional contract features or riders, your spouse and the new annuitant (if applicable) will be subject to all limitations and/or restrictions of those features or riders. The SecureSource Flex — Joint Life rider, if selected, will continue only if the spouse electing the spousal continuation provision of the contract is a covered spouse and continues the contract as the new owner. The SecureSource Flex — Single Life rider terminates if a spouse chooses to continue the contract under the spousal continuation provision. If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the SecureSource series rider will terminate.
We will not waive surrender charges on contracts continued under the spousal continuation provision.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;
•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under a payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-Spouse Beneficiaries. If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment

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options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan which guarantees payout to a beneficiary after death, the payouts to your beneficiary will continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.
Death benefit payment in a lump sum: We may pay all or part of the death benefit to your beneficiary in a lump sum under either a nonqualified or qualified annuity. We will pay the death benefit by check unless your beneficiary has chosen to have the death benefit payment directly deposited into a checking account. We pay all proceeds by check (unless the beneficiary has chosen to have death benefit proceeds directly deposited into another Ameriprise Financial, Inc. account).
How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.
Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
Return of Purchase Payments Death Benefit (ROPP)
The ROPP is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greater of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders.
If you are age 76 or older at contract issue, you may choose to add the ROPP to your contract. Generally, you must elect the ROPP at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the ROPP may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the ROPP for new contracts.
When annuity payouts begin, or if you terminate the contract for any reason other than death, this rider will terminate.
Terminating the ROPP
•	You may terminate the ROPP rider within 30 days of the first rider anniversary.

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•	You may terminate the ROPP rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The ROPP rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
If you terminate the ROPP, the standard death benefit applies thereafter.
For an example, see Appendix D.
If your spouse is the sole beneficiary, he or she may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid under the ROPP. To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to keep the contract in force. If your spouse was age 76 or older as of the date we issued the contract, he or she may choose to continue the ROPP. In that case, the ROPP rider charges described in “Charges — ROPP Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary. Your spouse also has the option of discontinuing the ROPP rider within 30 days of the date he or she elects to continue the contract. If your spouse is age 75 or younger as of the date we issued the contract, the ROPP will terminate.
NOTE: For special tax considerations associated with the ROPP, see “Taxes.”
Maximum Anniversary Value Death Benefit (MAV)
The MAV is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The MAV does not provide any additional benefit before the first contract anniversary after the rider effective date. The MAV may be of less value if you are older since we stop resetting the maximum anniversary value at age 81. Although we stop resetting the maximum anniversary value at age 81, the MAV rider charge continues to apply until the rider terminates. In addition, the MAV does not provide any additional benefit with respect to the GPAs, regular fixed account or Special DCA fixed account values during the time you have amounts allocated to these accounts. Be sure to discuss with your financial advisor whether or not the MAV is appropriate for your situation.
If you are age 75 or younger at contract issue, you may choose to add the MAV to your contract. Generally, you must elect the MAV at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the MAV may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the MAV for new contracts.
On the first contract anniversary after the rider effective date we set the maximum anniversary value equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial surrenders. Thereafter, we increase the maximum anniversary value by any additional purchase payments and reduce it by adjusted partial surrenders. Every contract anniversary after that prior to your 81st birthday, we compare the maximum anniversary value to the current contract value and we reset the maximum anniversary value to the higher amount.
If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders; or
•	the maximum anniversary value.
Terminating the MAV
•	You may terminate the MAV rider within 30 days of the first rider anniversary.
•	You may terminate the MAV rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The MAV rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The MAV rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
If you terminate the MAV, the standard death benefit applies thereafter.
For an example, see Appendix D.
In general, if your spouse is the sole beneficiary, your spouse may choose to continue the contract as the contract owner. The contract value will be equal to the death benefit that would otherwise have been paid under the MAV. To do this your spouse must give us written instructions to keep the contract in force on the date our death claim requirements are fulfilled. If your spouse has reached age 76 at the time he or she elects to continue the contract, the MAV rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she may choose to continue the MAV rider. In this case, the rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the

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MAV rider. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract and chooses not to continue the MAV rider, the contract value will be increased to the MAV death benefit amount if it is greater than the contract value on the death benefit valuation date.
Maximum Five Year Anniversary Value Death Benefit (5-Year MAV)
The 5-Year MAV is intended to provide additional death benefit protection in the event of fluctuating fund values. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The 5-Year MAV does not provide any additional benefit before the fifth contract anniversary after the rider effective date. The 5-Year MAV may be of less value if you are older since we stop resetting the maximum five year anniversary value at age 81. Although we stop resetting the maximum five year anniversary value at age 81, the 5-Year MAV rider charge continues to apply until the rider terminates. In addition, the 5-Year MAV does not provide any additional benefit with respect to the GPAs, regular fixed account or Special DCA fixed account values during the time you have amounts allocated to these accounts. Be sure to discuss with your financial advisor whether or not the 5-Year MAV is appropriate for your situation.
If you are age 75 or younger at contract issue, you may choose to add the 5-Year MAV to your contract. Generally, you must elect the 5-Year MAV at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the 5-Year MAV may be after we issue the contract according to terms determined by us and at our sole discretion. We reserve the right to discontinue offering the 5-Year MAV for new contracts.
On the fifth contract anniversary after the rider effective date we set the maximum five year anniversary value equal to the highest of your (a) current contract value, or (b) total purchase payments minus adjusted partial surrenders. Thereafter, we increase the maximum anniversary value by any additional purchase payments and reduce it by adjusted partial surrenders. Every fifth contract anniversary after that, through age 80, we compare the maximum five year anniversary value to the current contract value and we reset the maximum five year anniversary value to the higher amount.
If you die before annuity payouts begin while this contract is in force, we will pay the beneficiary the greatest of:
•	contract value, less any purchase payment credits subject to reversal, less any applicable rider charges; or
•	purchase payments minus adjusted partial surrenders; or
•	the maximum five year anniversary value.
Terminating the 5-Year MAV
•	You may terminate the 5-Year MAV rider within 30 days of the first rider anniversary.
•	You may terminate the 5-Year MAV rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The 5-Year MAV rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The 5-Year MAV rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
If you terminate the 5-Year MAV, the standard death benefit applies thereafter.
For an example, see Appendix D.
In general, if your spouse is the sole beneficiary, your spouse may choose to continue the contract as the contract owner. The contract value will be equal to the death benefit that would otherwise have been paid under the 5-Year MAV. To do this your spouse must give us written instructions to keep the contract in force on the date our death claim requirements are fulfilled. If your spouse has reached age 76 at the time he or she elects to continue the contract, the 5-Year MAV rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she may choose to continue the 5-Year MAV rider. In this case, the rider charges described in “Charges” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the 5-Year MAV rider. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract and if he or she chooses not to continue the 5-Year MAV rider, the contract value will be increased to the 5-Year MAV death benefit amount if it is greater than the contract value on the death benefit valuation date.
Enhanced Earnings Death Benefit (EEB)
The EEB is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The EEB provides for reduced benefits if you are age 70 or older at the rider effective date and it does not provide any additional benefit before the first rider anniversary. The EEB also may result in reduced benefits if you take RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”) from your qualified annuity or

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any partial surrenders during the life of your contract, both of which may reduce contract earnings. This is because the benefit paid by the EEB is determined by the amount of earnings at death. Be sure to discuss with your financial advisor and your tax advisor whether or not the EEB is appropriate for your situation. If this EEB rider is available in your state and you are age 75 or younger at the rider effective date, you may choose to add the EEB to your contract. Generally, you must elect the EEB at the time you purchase your contract and your rider effective date will be the contract issue date. In some instances the rider effective date for the EEB may be after we issue the contract according to terms determined by us and at our sole discretion. You may not select this rider if you select the EEP. We reserve the right to discontinue offering the EEB for new contracts.
The EEB provides that if you die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:
•	the standard death benefit amount (see “Benefits in Case of Death — Standard Benefit”), the MAV death benefit amount, if applicable, or the 5-Year MAV death benefit amount, if applicable,
PLUS
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
Additional death benefits payable under the EEB are not included in the adjusted partial surrender calculation.
Earnings at death for the EEB and EEP: If the rider effective date for the EEB or EEP is the contract issue date, earnings at death is an amount equal to:
•	the standard death benefit amount, the MAV death benefit amount, or the 5-Year MAV death benefit amount if applicable (the “death benefit amount”)
•	minus purchase payments not previously surrendered.
The earnings at death may not be less than zero and may not be more than 250% of the purchase payments not previously surrendered that are one or more years old.
If the rider effective date for the EEB is AFTER the contract issue date, earnings at death is an amount equal to the death benefit amount
•	minus the greater of:
(a)	the contract value as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that contract value since that rider effective date; or
(b)	an amount equal to the death benefit amount as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that death benefit amount since that rider effective date
•	plus any purchase payments made on or after the EEB rider effective date not previously surrendered.
The earnings at death may not be less than zero and may not be more than 250% multiplied by:
•	the greater of:
(a)	the contract value as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that contract value since that rider effective date; or
(b)	an amount equal to the death benefit amount as of the EEB rider effective date (determined before we apply any purchase payment or purchase payment credit), less any surrenders of that death benefit amount since that rider effective date
•	plus any purchase payments made on or after the EEB rider effective date not previously surrendered that are one or more years old.
Terminating the EEB
•	You may terminate the EEB rider within 30 days of the first rider anniversary.
•	You may terminate the EEB rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The EEB rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The EEB rider will terminate in the case of spousal continuation or ownership change if the new owner is age 76 or older.
For an example, see Appendix D.

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In general, if your spouse is the sole beneficiary and if your spouse chooses to continue the contract as the contract owner, we will pay an amount into the contract so that the contract value equals the total death benefit payable under the EEB. If your spouse is age 76 or older at the time he or she elects to continue the contract, then the EEB rider will terminate. If your spouse is less than age 76 at the time he or she elects to continue the contract, he or she may choose to continue the EEB. In this case, the following conditions will apply:
•	the EEB rider will continue, but we will treat the new contract value on the date the ownership of the contract changes to your spouse (after the additional amount is paid into the contract) as if it is a purchase payment in calculating future values of “earnings at death.”
•	the percentages of “earnings at death” payable will be based on your spouse’s age at the time he or she elects to continue the contract.
•	the EEB rider charges described in “Charges — EEB Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the EEB rider.
NOTE: For special tax considerations associated with the EEB, see “Taxes.”
Enhanced Earnings Plus Death Benefit (EEP)
The EEP is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The EEP provides for reduced benefits if you are age 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary, and it does not provide any benefit beyond what is offered under the EEB during the second rider year. The EEP also may result in reduced benefits if you take RMDs (see “Taxes — Qualified Annuities — Required Minimum Distributions”) from your qualified annuity or any partial surrenders during the life of your contract, both of which may reduce contract earnings. This is because part of the benefit paid by the EEP is determined by the amount of earnings at death. Be sure to discuss with your financial advisor and your tax advisor whether or not the EEP is appropriate for your situation.
If this EEP rider is available in your state and if you are age 75 or younger at contract issue, you may choose to add the EEP to your contract. You must elect the EEP at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available under annuities purchased through an exchange or direct transfer from another annuity or a life insurance policy. You may not select this rider if you select the EEB. We reserve the right to discontinue offering the EEP for new contracts.
The EEP provides that if you die after the first rider anniversary, but before annuity payouts begin, and while this contract is in force, we will pay the beneficiary:
•	EEP Part I benefits, which equal the benefits payable under the EEB described above;
PLUS
•	EEP Part II benefits, which equal a percentage of exchange purchase payments identified at issue, received within 6 months from issue and not previously surrendered as follows:

Rider year	Percentage if you are under age 70 on the rider effective date	Percentage if you are 70 or older on the rider effective date
One and Two	0%	0%
Three and Four	10%	3.75%
Five or more	20%	7.5%
Additional death benefits payable under the EEP are not included in the adjusted partial surrender calculation.
If no exchange purchase payments have been received after 6 months, we will contact you and you will have an additional 30 days to follow-up on exchange purchase payments identified at issue but not received by us. If we have not received any exchange purchase payments after these 30 days, we will convert the EEP rider into an EEB.
Another way to describe the benefits payable under the EEP rider is as follows:
•	the standard death benefit amount (see “Benefits in Case of Death — Standard Death Benefit”), the MAV death benefit amount, or 5-Year MAV death benefit amount, if applicable,
PLUS
Rider year	If you are under age 70 on the rider effective date, add	If you are age 70 or older on the rider effective date, add
One	Zero	Zero

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Rider year	If you are under age 70 on the rider effective date, add	If you are age 70 or older on the rider effective date, add
Two	40% × earnings at death (see above)	15% × earnings at death
Three and Four	40% × (earnings at death + 25% of exchange purchase payment*)	15% × (earnings at death + 25% of exchange purchase payment*)
Five or more	40% × (earnings at death + 50% of exchange purchase payment*)	15% × (earnings at death + 50% of exchange purchase payment*)
*	Exchange purchase payments are purchase payments exchanged from another annuity or policy that are identified at issue and not previously surrendered.
We are not responsible for identifying exchange purchase payments if we did not receive proper notification from the company from which the purchase payments are exchanged.
Terminating the EEP
•	You may terminate the EEP rider within 30 days of the first rider anniversary after the rider effective date.
•	You may terminate the EEP rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The EEP rider will terminate when you make a full surrender from the contract or when annuity payouts begin.
•	The EEP rider will terminate in the case of an ownership change.
•	The EEP rider will terminate in the case of the spousal continuation if the new owner is age 76 or older.
For an example, see Appendix D.
In general, if your spouse is the sole beneficiary and if your spouse chooses to continue the contract as the contract owner, we will pay an amount into the contract so that the contract value equals the total death benefit payable under the EEP. If your spouse has reached age 76 at the time he or she elects to continue the contract, the EEP rider will terminate. If your spouse has not yet reached age 76 at the time he or she elects to continue the contract, he or she cannot continue the EEP. However, he or she may choose to convert the EEP rider into an EEB. In this case, the following conditions will apply:
•	the EEB rider will treat the new contract value on the date the ownership of the contract changes to your spouse (after the additional amount is paid into the contract) as if it is a purchase payment in calculating future values of “earnings at death.”
•	the percentages of “earnings at death” payable will be based on your spouse’s age at the time he or she elects to continue the contract.
•	the EEB rider charges described in “Charges — EEB Rider Fee” will be assessed at the next contract anniversary (and all future anniversaries when the EEB rider is in force). These charges will be based on the total contract value on the anniversary, including the additional amounts paid into the contract under the EEP rider.
If your spouse chooses not to convert the EEP rider into an EEB, the standard death benefit amount (or the MAV or 5-Year MAV death benefit amount, if applicable,) will apply.
NOTE: For special tax considerations associated with the EEP, see “Taxes.”
Optional Living Benefits
SecureSource Flex Rider
The SecureSource Flex riders are not available for RAVA 4 Access.
This is an optional benefit that you can add to your contract for an additional charge. The benefit is intended to provide to you, after the waiting period, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. The SecureSource Flex rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time. This benefit is intended for assets you plan to hold and let accumulate for at least three years. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time.
There are two optional SecureSource Flex riders available under your contract:
•	SecureSource Flex — Single Life; or
•	SecureSource Flex — Joint Life.
The information in this section applies to both Secure Source Flex riders, unless otherwise noted. For the purpose of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any other riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.

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The SecureSource Flex — Single Life rider covers one person. The SecureSource Flex — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Flex — Single Life rider or the SecureSource Flex — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
The SecureSource Flex rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	you purchase your contract on or after Sept. 14, 2009; and
•	Single Life: you are 80 or younger on the date the contract is issued or if an owner is a non-natural person, then the annuitant is age 80 or younger; or
•	Joint Life: you and your spouse are 80 or younger on the date the contract is issued.
The SecureSource Flex riders are not available under an inherited qualified annuity.
The SecureSource Flex rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:
•	Single Life: until death (see “At Death” heading below) or until the depletion of the basic benefit.
•	Joint Life: until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) or until the depletion of the basic benefit.
Key Terms
The key terms associated with the SecureSource Flex rider are:
Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the waiting period and until your death (Joint Life: the death of both covered spouses) or termination of the rider. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year. The maximum ALP is $300,000.
Annual Lifetime Payment Attained Age (ALPAA): the age at which the lifetime benefit is established.
Guaranteed Benefit Amount (GBA): the total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn or annuitized and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year after the waiting period under the basic benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.
Guaranteed Benefit Payment (GBP): the basic benefit amount available each contract year after the waiting period until the RBA is reduced to zero. After the waiting period the annual withdrawal amount guaranteed by the rider can vary each contract year.
Remaining Annual Lifetime Payment (RALP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RALP is the lifetime benefit amount that can be withdrawn during the remainder of the current contract year.
Remaining Benefit Amount (RBA): each withdrawal you make reduces the amount that is guaranteed by the rider for future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.
Remaining Benefit Payment (RBP): as you make withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. The RBP is the basic benefit amount that can be withdrawn during the remainder of the current contract year.
Waiting period: the period of time before you can take a withdrawal without affecting benefits under the rider. The waiting period starts on the rider effective date and ends on the day prior to the third rider anniversary.
Withdrawal Adjustment Base (WAB): one of the components used to determine the GBP Percentage and ALP Percentage. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.
Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.
Description of the SecureSource Flex Rider
Before the lifetime benefit is established, the annual withdrawal amount guaranteed by the riders after the waiting period is the basic benefit amount. After the lifetime benefit is established and after the waiting period, the riders guarantee that you have the option each contract year to cumulatively withdraw an amount up to the lifetime benefit amount or the basic benefit amount, but the riders do not guarantee withdrawal of both in a contract year.

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The lifetime withdrawal benefit is established automatically:
•	Single Life: on the rider anniversary date after the covered person reaches age 65, or on the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);
•	Joint Life: on the rider anniversary date after the younger covered spouse reaches age 65, or on the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payments (ALP)” headings below).
The basic benefit amount and the lifetime benefit amount can vary based on the relationship of your contract value to the Withdrawal Adjustment Base (WAB). When the first withdrawal is taken each contract year after the waiting period, the percentages used to determine the benefit amounts are set and fixed for the remainder of that year.
If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next year.
If you withdraw more than the allowed withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).
Please note that basic benefit and lifetime benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime benefit only, the basic benefit only, or both.
At any time after the waiting period, as long as your withdrawal does not exceed the greater of the basic benefit amount or the lifetime benefit amount, if established, you will not be assessed a surrender charge or any market value adjustment. If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full withdrawal, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).
Subject to conditions and limitations, an annual step-up can increase the basic benefit amount and the lifetime benefit amount, if your contract value has increased on a rider anniversary. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
The values associated with the basic benefit are GBA, RBA, GBP and RBP. The values associated with the lifetime benefit are ALP and RALP. ALP and GBP are similar in that they are the annual withdrawal amount for each benefit after the waiting period. RALP and RBP are similar in that they are the remaining amount that can be withdrawn during the current contract year for each benefit.
Important SecureSource Flex Rider Considerations
You should consider whether a SecureSource Flex rider is appropriate for you taking into account the following considerations:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:
(a)	Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). Therefore, if there are multiple contract owners, the lifetime benefit will terminate when one of the contract owners dies even though other contract owners are still living
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).
(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If both the ALP and the contract value are zero, the lifetime benefit will terminate.
(c)	When the lifetime benefit is first established the initial ALP is based on the basic benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below). Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.

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(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.
•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 3-year waiting period, your benefits will be set to zero until the end of the waiting period when they will be re-established based on your contract value at that time. The first withdrawal request within the 3-year waiting period must be submitted in writing. Also, after the waiting period if you withdraw more than the allowed withdrawal amount in a contract year (“excess withdrawal”), the guaranteed amounts under the rider may be reduced.
•	Investment Allocation Restrictions: You must be invested in one of the approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).
You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.
Immediately following a withdrawal your contract value will be reallocated to the target investment option classification as shown in your contract if your current investment option is more aggressive than the target investment option classification. If you are in the static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed investment option changes per contract year and will not cause your rider fee to increase. The target investment option classification is currently the Moderate investment option. We reserve the right to change the target investment option classification to an investment option that is more aggressive than the Moderate investment option after 30 days written notice.
After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or investment option that is more conservative than the Moderate investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again. If this is done after the waiting period, your rider benefit will be reset as follows:
(a)	the total GBA will be reset to the contract value, if your contract value is less; and
(b)	the total RBA will be reset to the contract value, if your contract value is less; and
(c)	the ALP, if established, will be reset to your current ALP Percentage (either 6% or 5% as described under “GBP Percentage and ALP Percentage” heading below) times the contract value, if this amount is less than the current ALP; and
(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and
(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals taken during the current contract year, but not less than zero; and
(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals taken during the current contract year, but not less than zero; and
(g)	the WAB will be reset as follows:
•	if the ALP has not been established, the WAB will be equal to the reset GBA.
•	if the ALP has been established, the WAB will be equal to the reset ALP, divided by the current ALP Percentage.
You may request to change your investment option by written request on an authorized form or by another method agreed to by us.
•	Non-Cancelable: Once elected, the SecureSource Flex rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).

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Dissolution of marriage does not terminate the SecureSource Flex — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Flex — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation, are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource Flex — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract — Purchase Payments”.
•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP. Also, any amount you withdraw during the waiting period will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period and such withdrawals will set all benefits under the rider to zero until the end of the waiting period when they will be reestablished based on the contract value at that time. While the rider permits certain excess withdrawals to be taken after the waiting period for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”).
•	Treatment of Non-Spousal Distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider. Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
Basic Benefit Description
The GBA and RBA are determined at the following times, subject to the maximum amount of $5,000,000, calculated as described:
•	At contract issue — the GBA and RBA are equal to the initial purchase payment, plus any purchase payment credit.
•	When you make additional purchase payments — If a withdrawal is taken during the waiting period, the GBA and RBA will not change when a subsequent purchase payment is made during the waiting period. Prior to any withdrawal during the waiting period and after the waiting period, each additional purchase payment will have its own GBA and RBA established equal to the amount of the purchase payment, plus any purchase payment credit.
•	At step up — (see “Annual Step Up” heading below).
•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.
•	When you take a withdrawal during the waiting period — the total GBA and total RBA will be set equal to zero until the end of the waiting period.
•	When you take a withdrawal after the waiting period and the amount withdrawn is:
(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal and the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged, and each payment’s RBA is reduced in proportion to its RBP.
(b)	greater than the total RBP — excess withdrawal processing will be applied to the GBA and RBA.
•	On the rider anniversary at the end of the waiting period — If the first withdrawal is taken during the waiting period and you did not decline a rider fee increase, the total GBA and the total RBA will be reset to the contract value.
If the first withdrawal is taken during the waiting period and you decline a rider fee increase, the total GBA and the total RBA will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments and any purchase payment credits since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.
•	Upon certain changes to your PN program investment option — (See “Use of Portfolio Navigator Program Required,” described above).
GBA Excess Withdrawal Processing
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:
(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and
(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.
RBA Excess Withdrawal Processing
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.
If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:
1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and
2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.
GBP Percentage and ALP Percentage: We use two percentages (6% and 5%) to calculate your GBP and ALP. The percentage used can vary as described below:
During the waiting period, 6% will be used to determine the amount payable to beneficiaries under the RBA payout option described below. After the waiting period, a comparison of your contract value and the WAB determines your GBP percentage and ALP percentage, unless the percentage is fixed as described below. On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then 6% is used in calculating your GBP and ALP; otherwise, 5% is used. Market volatility and returns and the deduction of fees could impact your benefit determining percentage. The benefit determining percentage is calculated as follows but will not be less than zero:
1	—	(a/b)
a	=	contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
When the first withdrawal in a contract year is taken, the GBP percentage and ALP percentage will be set and fixed for the remainder of that contract year. Beginning on the next rider anniversary, the GBP percentage and ALP percentage can change on each valuation date as described above until a withdrawal is taken in that contract year.
Under certain limited situations, your GBP percentage and ALP percentage will not vary each contract year. They will be set at the earliest of (1), (2) or (3) below and remain fixed for as long as the benefit is payable:
(1)	when the RBA payout option is elected, or
(2)	if the ALP is established, when your contract value on a rider anniversary is less than two times the ALP (for the purpose of this calculation only, the ALP is determined using 5%; the ALP percentage used to determine your ALP going forward will be either 6% or 5%), or

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(3)	when the contract value reduces to zero.
For certain periods of time at our discretion and on a non-discriminatory basis, your GBP percentage and ALP percentage may be set by us to 6% if more favorable to you.
Withdrawal Adjustment Base (WAB): One of the components used to determine GBP percentage and ALP percentage. The maximum WAB is $5,000,000. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit,
The WAB is determined at the following times, calculated as described:
•	At Rider Effective Date — the WAB is set equal to the initial purchase payment, plus any purchase payment credit.
•	When a subsequent purchase payment is made — before a withdrawal is taken in the waiting period and at any time after the waiting period, the WAB will be increased by the amount of each additional purchase payment, plus any purchase payment credit.
•	When a withdrawal is taken — if the first withdrawal is taken during the waiting period, the WAB will be set equal to zero until the end of the waiting period.
Whenever a withdrawal is taken after the waiting period, the WAB will be reduced by the amount in (A) unless the withdrawal is an excess withdrawal for the lifetime benefit (or the basic benefit if the ALP is not established) when it will be set equal to the amount in (B).
(A)	The WAB is reduced by an amount as calculated below:

a × b	where:
c

a	=	the amount the contract value is reduced by the withdrawal
b	=	WAB on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal.
(B)	If the ALP is not established and the current withdrawal exceeds the RBP, the WAB will be reset to the GBA immediately following excess withdrawal processing.
If the ALP is established and the current withdrawal exceeds the RALP, the WAB will be reset to the ALP divided by the current ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above). In this calculation, we use the ALP immediately following excess withdrawal processing.
•	On rider anniversaries — unless you decline a rider fee increase, the WAB will be increased to the contract value on each rider anniversary, if the contract value is greater, except as follows:
(A)	If a withdrawal is taken during the waiting period, the WAB will be increased to the contract value on each rider anniversary beginning at the end of the waiting period, if the contract value is greater.
(B)	If you decline a rider fee increase and a withdrawal is taken during the waiting period, on the third anniversary the WAB will be reset to the lesser of (1) the GBA at the time of the first withdrawal, plus any additional purchase payments and any purchase payment credits since the time of the first withdrawal, minus all withdrawals, or (2) the contract value.
•	Upon certain changes to your PN program investment option — (See “Use of Portfolio Navigator Program Required,” described above).
Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic benefit. After the waiting period the annual withdrawal amount guaranteed under the rider can vary each contract year. At any point in time, each payment’s GBP is the lesser of (a) and (b) where (a) is the GBA for that payment multiplied by the current GBP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) and (b) is the RBA for that payment. The total GBP is the sum of the GBPs for each purchase payment.
Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment.
The RBP is determined at the following times, calculated as described:
•	During the waiting period — the RBP will be zero.
•	At the beginning of any contract year after the waiting period and when the GBP percentage changes — the RBP for each purchase payment is set equal to that purchase payment’s GBP.
•	When you make additional purchase payments after the waiting period — each additional purchase payment has its own RBP equal to the purchase payment, plus any purchase payment credit, multiplied by the GBP percentage.
•	At step up — (see “Annual Step Up” heading below).
•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).

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•	When you make any withdrawal after the waiting period — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.
Lifetime Benefit Description
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person, i.e., a trust or corporation, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application for as long as the marriage is valid and in effect. If any contract owner is a nonnatural person (e.g., a trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.
Annual Lifetime Payment Attained Age (ALPAA):
•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.
•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.
Annual Lifetime Payment (ALP): The ALP is the lifetime benefit amount available for withdrawals in each contract year after the waiting period until the later of:
•	Single Life: death; or
•	Joint Life: death of the last surviving covered spouse; or
•	the RBA is reduced to zero.
The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime benefit is not in effect and the ALP is zero.
The ALP is determined at the following times:
•	Single Life: Initially the ALP is established on the earliest of the following dates:
(a)	the rider effective date if the covered person has already reached age 65,
(b)	the rider anniversary following the date the covered person reaches age 65,
–	if during the waiting period and no prior withdrawal has been taken; or
–	if after the waiting period.
(c)	the rider anniversary following the end of the waiting period if the covered person is age 65 before the end of the waiting period and a prior withdrawal had been taken.
The ALP is established as the total RBA multiplied by the ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).
•	Joint Life: Initially the ALP is established on the earliest of the following dates:
(a)	the rider effective date if the younger covered spouse has already reached age 65.
(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.
(c)	upon the first death of a covered spouse, then
(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or
(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or
(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.
(d)	Following dissolution of marriage of the covered spouses,

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(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or
(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.
For (b), (c) and (d) above, if the date described occurs during the waiting period and a prior withdrawal had been taken, we use the rider anniversary following the end of the waiting period to establish the ALP.
The ALP is established as the total RBA multiplied by the ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).
•	Whenever the ALP Percentage changes —
(a)	If the ALP percentage is changing from 6% to 5%, the ALP is reset to the ALP multiplied by 5%, divided by 6%.
(b)	If the ALP percentage is changing from 5% to 6%, the ALP is reset to the ALP multiplied by 6%, divided by 5%.
•	When you make an additional purchase payment — Before a withdrawal is taken in the waiting period and at any time after the waiting period, each additional purchase payment increases the ALP by the amount of the purchase payment, plus any purchase payment credit, multiplied by the ALP percentage.
•	When you make a withdrawal:
(a)	During the waiting period, the ALP, if established, will be set equal to zero until the end of the waiting period.
(b)	After the waiting period, if the amount withdrawn is:
(i) less than or equal to the RALP, the ALP is unchanged.
(ii) greater than the RALP, ALP excess withdrawal processing will occur.
If you withdraw less than the ALP in a contract year, there is no carry over to the next contract year.
•	On the rider anniversary at the end of the waiting period — If you took a withdrawal during the waiting period, the ALP is set equal to the contract value multiplied by the ALP percentage if the covered person (Joint Life: younger covered spouse) has reached age 65.
•	At step ups — (see “Annual Step Up” heading below).
•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).
•	Upon certain changes to your PN program investment option — (see “Use of Portfolio Navigator Program Required,” heading above).
ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or the ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) multiplied by the contract value immediately following the withdrawal.
Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime benefit. Prior to establishment of the ALP, the lifetime benefit is not in effect and the RALP is zero.
The RALP is determined at the following times:
•	The RALP is established at the same time as the ALP, and:
(a)	During the waiting period — the RALP will be zero.
(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals taken in the contract year but not less than zero.
•	At the beginning of each contract year after the waiting period and when the ALP percentage changes — the RALP is set equal to the ALP.
•	When you make additional purchase payments after the waiting period — each additional purchase payment increases the RALP by the purchase payment, plus any purchase payment credit, multiplied by the ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above).
•	At step ups — (see “Annual Step Up” headings below).
•	At spousal continuation — (see “Spousal Option to Continue the Contract upon Owner’s Death” heading below).
•	When you make any withdrawal after the waiting period — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.

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Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of your RMD that exceeds the benefit amount will not be subject to excess withdrawal processing provided that the following conditions are met:
•	The withdrawal is after the waiting period;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of the rider.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. Any withdrawal during the waiting period will reset the basic benefit and lifetime benefit at the end of the waiting period. After the waiting period, withdrawal amounts greater than the RALP or RBP that do not meet the conditions above will result in excess withdrawal processing. The amount in excess of the RBP and/or RALP that is not subject to excess withdrawal processing will be recalculated if the RALP and RBP change due to GBP percentage and ALP percentage changes. See Appendix F for additional information.
Annual Step-up: Beginning with the first contract anniversary, an increase of the benefit values may be available. A step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn in a lump sum or paid upon death. Rather, a step-up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment. If there have been multiple payments and the GBA increases due to the step-up, the individual GBAs, RBAs, GBPs, and RBPs will be combined.
The annual step-up may be available as described below, subject to the maximum GBA, RBA and ALP and subject to the following rules:
•	You have not declined a rider fee increase.
•	If you take any withdrawals during the waiting period the annual step-up will not be available until the rider anniversary following the end of the waiting period.
•	On any rider anniversary where your contract value is greater than the RBA or, your contract value multiplied by the ALP Percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above) is greater than the ALP, if established, the annual step-up will be applied to your contract on the rider anniversary.
•	The ALP and RALP are not eligible for step-ups until they are established. Prior to being established, the ALP and RALP values are both zero.
•	Please note it is possible for the ALP to step-up even if the RBA or GBA do not step-up, and it is also possible for the RBA and GBA to step-up even if the ALP does not step-up.
The annual step-up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:
•	The total RBA will be increased to the contract value on the rider anniversary, if the contract value is greater.
•	The total GBA will be increased to the contract value on the rider anniversary, if the contract value is greater.
•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.
•	The total RBP will be reset as follows:
(a)	During the waiting period, the RBP will not be affected by the step-up.
(b)	After the waiting period, the RBP will be reset to the increased GBP.
•	The ALP will be increased to the contract value on the rider anniversary multiplied by the ALP percentage (either 5% or 6% as described under “GBP Percentage and ALP Percentage” heading above), if greater than the current ALP.
•	The RALP will be reset as follows:
(a)	During the waiting period, the RALP will not be affected by the step-up.
(b)	After the waiting period, the RALP will be reset to the increased ALP.
Spousal Option to Continue the Contract upon Owner’s Death (“spousal continuation”):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Flex — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Flex — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.

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At the time of spousal continuation, a step-up may be available. If you decline a rider fee increase or the spousal continuation occurs during the waiting period and a withdrawal was taken, a step up is not available. All annual step-up rules (see “Annual Step-Up” heading above) also apply to the spousal continuation step-up except that a) the RBP will be calculated as the GBP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero, and b) the RALP will be calculated as the ALP after the step-up less all prior withdrawals taken during the current contract year, but not less than zero. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Withdrawal Provision of Your Contract: Minimum account values following a withdrawal no longer apply to your contract. For withdrawals, the withdrawal will be taken from the variable subaccounts and the regular fixed account (if applicable) in the same proportion as your interest in each bears to the contract value less amounts in any Special DCA fixed account. You cannot specify from which accounts the withdrawal is to be taken.
If Contract Value Reduces to Zero: If the contract value reduces to zero, you will be paid in the following scenarios:
1)	The ALP has not yet been established, the total RBA is greater than zero and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:
(a)	receive the remaining schedule of GBPs until the RBA equals zero; or
(b)	Single Life: wait until the rider anniversary following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.
Joint Life: wait until the rider anniversary following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
2)	The ALP has been established, the total RBA is greater than zero and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:
(a)	the remaining schedule of GBPs until the RBA equals zero; or
(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.
Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.
4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:
•	Single Life: covered person;
•	Joint Life: last surviving covered spouse.
Under any of these scenarios:
•	The annualized amounts will be paid to you in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency but no less frequent than annually;
•	We will no longer accept additional purchase payments;
•	You will no longer be charged for the rider;
•	Any attached death benefit riders will terminate;
•	In determining the remaining schedule of GBPs, the current GBP is fixed for as long as payments are made.
•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero; and
•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.
The SecureSource Flex rider and the contract will terminate under either of the following two scenarios:
•	If the ALP is established and the RBA is zero, and if the contract value falls to zero as a result of a withdrawal that is greater than the RALP. This is full withdrawal of the contract value.

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•	If the ALP is not established and the RBA is zero, and if the contract value falls to zero as a result of fees, charges or a withdrawal.
At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract which terminates the rider.
If the contract value equals zero and the death benefit becomes payable, the following will occur:
•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.
•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.
•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the RBA payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract.
If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.
If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:
•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the RBA equals zero, the benefit terminates. No further payments will be made.
Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates. Effective May 1, 2016, joint ownership and joint annuitants are not allowed.
Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.
Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource Flex rider after the waiting period.
Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).
This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.

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This annuity payout option may also be elected by the beneficiary when the death benefit is payable if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.
Rider Termination
The SecureSource Flex rider cannot be terminated either by you or us except as follows:
1	Single Life: a change of ownership that would result in a different covered person will terminate the rider.
2.	Single Life: After the death benefit is payable, continuation of the contract will terminate the rider.
3.	Joint Life: After the death benefit is payable the rider will terminate if:
(a)	any one other than a covered spouse continues the contract, or
(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.
4.	Annuity payouts under an annuity payout plan will terminate the rider.
5.	You may terminate the rider if your annual rider fee after any fee increase is more than 0.25% higher than your fee before the increase (See “Charges — SecureSource Flex rider fee”).
6.	When the RBA and contract value are zero and either the ALP is not established or an excess withdrawal of the RALP is taken, the rider will terminate.
7.	Termination of the contract for any reason will terminate the rider.
Guaranteed Minimum Accumulation Benefit (Accumulation Benefit) Rider
The Accumulation Benefit rider is not available for RAVA 4 Access. This rider is not available for contracts purchased on or after Feb. 27, 2012.
The Accumulation Benefit rider is an optional benefit that you may select for an additional charge. Currently, it is available for nonqualified annuities and qualified annuities. Effective on or about June 20, 2011, the Accumulation Benefit rider will be available under 401(a) plans. The Accumulation Benefit rider specifies a waiting period that ends on the benefit date. The Accumulation Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Benefit rider, the Accumulation Benefit rider ends without value and no benefit is payable.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Benefit rider on the valuation date your contract value reached zero.
If you are (or if the owner is a non-natural person, then the annuitant is) 80 or younger at contract issue and this rider is available in your state, you may elect the Accumulation Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires and no further benefit will be payable and no further charges for the rider will be deducted. After the waiting period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Benefit rider may not be purchased with the optional GWB for Life rider or SecureSource rider.
You should consider whether an Accumulation Benefit rider is appropriate for you because:
•	you must be invested in one of the approved investment options. This requirement limits your choice of Investments. This means you will not be able to allocate contract value to all of the subaccounts, or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments and applicable purchase payment credits to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”);

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•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step-Up” below);
•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Benefit rider, which is the length of the waiting period under the Accumulation Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Benefit rider may provide;
•	the 10 year waiting period under the Accumulation Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	the 10 year waiting period under the Accumulation Benefit rider may be restarted if you elect to change your PN program investment option to one that causes the Accumulation Benefit rider charge to increase (see “Charges”).
Be sure to discuss with your financial advisor whether an Accumulation Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.
Waiting Period: The waiting period for the rider is 10 years.
We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee.
Your initial MCAV is equal to your initial purchase payment and any purchase payment credit. It is increased by the amount of any subsequent purchase payments and purchase payment credits received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.
Automatic Step-Up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	80% of the contract value on the contract anniversary; or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The automatic step-up of the MCAV does not restart the waiting period or increase the fee (although the total fee for the rider may increase).
Elective Step-Up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.

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We may increase the fee for your rider (see “Charges – Accumulation Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step-up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step-up. Elective step-ups will also result in a restart of the waiting period as of the most recent contract anniversary.
The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The elective step-up option is not available to non-spouse beneficiaries that continue the contract during the waiting period. The elective step-up is not available if the benefit date would be after the settlement date (see the Settlement Date section for settlement date options)
We have the right to restrict the elective step-up option on inherited IRAs, but we currently allow them. Please consider carefully if an elective step-up is appropriate if you own an inherited IRA because the elective step-up will restart the waiting period and the required minimum distributions for an inherited IRA may significantly decrease the future benefit payable under this rider. We reserve the right to restrict the elective step-up option on inherited IRAs in the future.
Additional Purchase Payments with Annual Elective Step-ups
If your MCAV is increased as a result of elective step-up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments and purchase payment credits (if applicable) received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the fee for the Accumulation Benefit rider, the spouse will pay the charge based on the fee that is in effect on the valuation date we receive their written request to step-up for the entire contract year. In addition, the waiting period will restart as of the most recent contract anniversary.
Terminating the Rider
The rider will terminate under the following conditions:
•	The rider will terminate before the benefit date without paying a benefit on the date:
•	you take a full surrender; or
•	annuitization begins; or
•	the contract terminates as a result of the death benefit being paid.
The rider will terminate on the benefit date.
For an example, see Appendix E.
Optional Living Benefits — Previously Offered
Guarantor Withdrawal Benefit for Life (GWB for Life) Rider
Disclosure for GWB for Life rider may be found in the Appendix G.
SecureSource Riders
Disclosure for SecureSource riders may be found in the Appendix H.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting at the settlement date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon settlement but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your settlement date after any rider charges have been deducted, plus any positive or negative MVA on GPAs, less any purchase payment credits subject to reversal and less any applicable premium tax. Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred

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basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts” and “Taxes — Qualified Annuities — Annuity payouts.” During the annuity payout period, you cannot invest in more than five subaccounts at any one time unless we agree otherwise.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant’s age and, in most cases, sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts at settlement.
In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month because the performance of the funds will fluctuate. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the annuitant’s age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of settlement rates.)
Table A shows the amount of the first variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the settlement date, we will substitute an annuity table based on an assumed 3.5% investment return for the 5% Table A in the contract. The assumed investment return affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment return and payouts will decrease if the return is below the assumed investment return. Using the 5% assumed investment return results in a higher initial payout but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. Amounts in Table B are based on the guaranteed annual effective interest rate shown in your contract. We declare current payout rates that we use in determining the actual amount of your fixed payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the settlement date:
•	Plan A: Life annuity — no refund: We make monthly payouts until the annuitant’s death. Payouts end with the last payout before the annuitant’s death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life annuity with five, ten, 15, or 20 years certain: We make monthly payouts for a guaranteed payout period of five, ten, 15, or 20 years that you elect. This election will determine the length of the payout period to the beneficiary if the annuitant should die before the elected period expires. We calculate the guaranteed payout period from the settlement date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant’s death.
•	Plan C: Life annuity — installment refund: We make monthly payouts until the annuitant’s death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E: Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not.

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Depending on the selected time period, it is foreseeable that the annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum.
•	RBA Payout Option: If you have a GWB for Life or SecureSource rider under your contract, you may elect the Withdrawal Benefit RBA payout option as an alternative to the above annuity payout plans. This option may not be available if the contract is issued to qualify under Sections 403 or 408 of the Code. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using life expectancy tables published by IRS. Under this option, the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the total RBA at the time you begin this fixed payout option (see “Optional Benefits”). These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at the time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the settlement amount (less any annuity payments made and premium tax paid) in the event of the annuitant’s death, and other liquidity features allowing access under certain circumstances to a surrender of the underlying value of remaining payouts. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payouts may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
Written instructions: You must give us written instructions for the annuity payouts at least 30 days before the settlement date. Contract values that you allocated to the regular fixed account will provide fixed dollar payouts and contract values that you allocated among the subaccounts will provide variable annuity payouts.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the contract value to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.

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Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)
Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before your annuity payouts begin, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.
Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Settlement Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.

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Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.
Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the

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payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, Roth 401(k) or Roth 403(b), the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.
Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Simple IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);

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•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if the distribution is made following severance from employment during or after the calendar year in which you attain age 55 (TSAs and annuities funding 401(a) plans only);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Settlement Date”).
Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Purchase payment credits: These are considered earnings and are taxed accordingly when surrendered or paid out.
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.

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If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.
As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
New contracts are not currently being offered.
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.

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•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, 6.00% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.
•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and
•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.

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Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendix A: The Funds
Unless you have elected one of the optional living benefit riders, you may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Global Thematic Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
AB VPS Growth and Income Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
AB VPS International Value Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Mid Cap Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
American Century VP Ultra®, Class II	Seeks capital growth.	American Century Investment Management, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
ClearBridge Variable Small Cap Growth Portfolio - Class I	Seeks long-term growth of capital.	Legg Mason Partners Fund Advisor, LLC, investment manager; ClearBridge Investments, LLC, sub-adviser. (Western Asset Management Company manages the portion of cash and short-term investments allocated to it)
Columbia Variable Portfolio - Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 3)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 3)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Global Strategic Income Fund (Class 3)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 3)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 3)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Income Opportunities Fund (Class 3)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 3)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 3)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 3)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 3)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
Credit Suisse Trust - Commodity Return Strategy Portfolio	The portfolio is designed to achieve positive total return relative to the performance of the Bloomberg Commodity Index Total Return ("BCOM Index").	Credit Suisse Asset Management, LLC
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 3)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - Loomis Sayles Growth Fund (Class 1)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 3)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Eaton Vance VT Floating-Rate Income Fund - Initial Class	Seeks high level of current income.	Eaton Vance Management
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Overseas Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks allocating investments across different countries and regions. Normally invests at least 80% of assets in non-U.S. securities.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Global Real Estate VIP Fund - Class 2	Seeks high total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of companies located anywhere in the world that operate in the real estate sector.	Franklin Templeton Institutional, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Goldman Sachs VIT U.S. Equity Insights Fund - Institutional Shares	Seeks long-term growth of capital and dividend income.	Goldman Sachs Asset Management, L.P.
Invesco V.I. American Franchise Fund, Series II Shares	Non-diversified fund that seeks capital growth.	Invesco Advisers, Inc.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Comstock Fund, Series II Shares	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	Invesco Advisers, Inc.
Invesco V.I. Discovery Mid Cap Growth Fund, Series II Shares (previously Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Diversified Dividend Fund, Series II Shares	Seeks to provide reasonable current income and long-term growth of income and capital.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Health Care Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.

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Investing In	Investment Objective and Policies	Investment Adviser
Invesco V.I. International Growth Fund, Series II Shares	Seeks long-term growth of capital.	Invesco Advisers, Inc.
Invesco V.I. Main Street Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Massachusetts Investors Growth Stock Portfolio - Service Class	Seeks capital appreciation.	Massachusetts Financial Services Company
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares	The Fund seeks to provide current income and capital appreciation.	Morgan Stanley Investment Management Inc., adviser; Morgan Stanley Investment Management Limited and Morgan Stanley Investment Management Company, subadvisers.
Neuberger Berman AMT International Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in common stocks of foreign companies.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC

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Investing In	Investment Objective and Policies	Investment Adviser
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Aggressive Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Moderate Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Conservative Portfolio (Class 4)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Equity Fund (Class 3)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners Small Cap Value Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Jacobs Levy Equity Management, Inc., Nuveen Asset Management, LLC and Segall Bryant & Hamill, LLC, subadvisers.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wanger International	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC
Wanger USA	Seeks long-term capital appreciation.	Columbia Wanger Asset Management, LLC
Wells Fargo VT International Equity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

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Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Example — Surrender Charges
The purpose of this appendix is to illustrate the various surrender charge calculations. The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a full surrender on a RAVA 4 Advantage contract with a ten-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you surrender the contract for its total value during the fourth contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of full surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	120,000.00	80,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of the surrender
	PR =	100%	100%	=	the premium ratio
Step 4.	We calculate Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	100%	100%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	100,000.00	91,500.00

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		Contract with Gain	Contract with Loss
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	100,000.00	91,500.00
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	7,000.00	6,405.00
Step 6.	We calculate the Net Surrender Value:	120,000.00	80,000.00
	Contract Value Surrendered:	(7,000.00)	(6,405.00)
	Contract Charge (assessed upon full surrender):	(50.00)	(50.00)
	Net Full Surrender Proceeds:	112,950.00	73,545.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a partial surrender on a RAVA 4 Advantage contract with a ten-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you request a gross partial surrender of $50,000 during the fourth contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of partial surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	50,000.00	50,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of surrender
	PR =	30%	58%	=	the premium ratio

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		Contract with Gain	Contract with Loss
Step 4.	We calculate the Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	30%	58%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	30,000.00	53,108.39	=	chargeable purchase payments being surrendered
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	30,000.00	53,108.39
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	2,100	3,718
Step 6.	We calculate the Net Surrender Value:
	Contract Value Surrendered:	50,000.00	50,000.00
	Surrender Charge:	(2,100.00)	(3,717.59)
	Net Partial Surrender Proceeds:	47,900.00	46,282.41
Full surrender charge calculation — three-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a full surrender on a RAVA 4 Select contract with a three-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you surrender the contract for its total value during the second contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of full surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the Contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00
Step 2.	We determine the TFA and Amount Free that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free (PPF):	0.00	8,500.00

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		Contract with Gain	Contract with Loss
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] /[CV – TFA]
	WD =	120,000.00	80,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of the surrender
	PR =	100%	100%
Step 4.	We calculate Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	100%	100%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	100,000.00	91,500.00
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	100,000.00	91,500.00
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	7,000.00	6,405.00
Step 6.	We calculate the Net Surrender Value:	120,000.00	80,000.00
	Contract Value Surrendered:	(7,000.00)	(6,405.00)
	Contract Charge (assessed upon full surrender):	(50.00)	(50.00)
	Net Full Surrender Proceeds:	112,950.00	73,545.00
Partial surrender charge calculation — three-year surrender charge schedule:
This is an example of how we calculate the surrender charge for a partial surrender on a RAVA 4 Select contract with a three-year surrender charge schedule with the following history:
•	we receive a single $100,000 purchase payment; and
•	you request a gross partial surrender of $50,000 during the second contract year. The surrender charge percentage is 7.0%; and
•	you have made no prior partial surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract Value at time of partial surrender:	$120,000.00	$ 80,000.00
	Contract Value on prior anniversary:	115,000.00	85,000.00
Step 1.	We determine the Total Free Amount (TFA) available in the contract as the greatest of the earnings or 10% of the prior anniversary value:
	Earnings in the contract:	20,000.00	0.00
	10% of the prior anniversary’s contract value:	11,500.00	8,500.00
	Total Free Amount:	20,000.00	8,500.00

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		Contract with Gain	Contract with Loss
Step 2.	We determine the Amount Free that is from Purchase Payments:
	Total Free Amount:	20,000.00	8,500.00
	Earnings in the contract:	20,000.00	0.00
	Purchase Payments being Surrendered Free
	(PPF):	0.00	8,500.00
Step 3.	We calculate the Premium Ratio (PR):
	PR = [WD – TFA] / [CV – TFA]
	WD =	50,000.00	50,000.00	=	the amount of the surrender
	TFA =	20,000.00	8,500.00	=	the total free amount, step 1
	CV =	120,000.00	80,000.00	=	the contract value at the time of surrender
	PR =	30%	58%	=	the premium ratio
Step 4.	We calculate the Chargeable Purchase Payments being Surrendered (CPP):
	CPP = PR × (PP – PPF)
	PR =	30%	58%	=	premium ratio, step 3
	PP =	100,000.00	100,000.00	=	purchase payments not previously surrendered
	PPF =	0.00	8,500.00	=	purchase payments being surrendered free, step 2
	CPP =	30,000.00	53,108.39	=	chargeable purchase payments being surrendered
Step 5.	We calculate the Surrender Charges:
	Chargeable Purchase Payments:	30,000.00	53,108.39
	Surrender Charge Percentage:	7%	7%
	Surrender Charge:	2,100	3,718
Step 6.	We calculate the Net Surrender Value:
	Contract Value Surrendered:	50,000.00	50,000.00
	Surrender Charge:	(2,100.00)	(3,717.59)
	Net Partial Surrender Proceeds:	47,900.00	46,282.41

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Appendix D: Example — Optional Death Benefits
The purpose of this appendix is to illustrate the operation of various optional death benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
The examples of the optional death benefits in appendix include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional death benefits operate, and do not take into account whether a particular optional death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — ROPP Death Benefit
•	You purchase the contract (with the ROPP rider) with a payment of $20,000.
•	The contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:
Total purchase payments minus adjusted partial surrenders, calculated as:	$20,000
$1,500 × $20,000 =	1,667
$18,000
a death benefit of:	$18,333
Example — MAV Death Benefit
•	You purchase the contract (with the MAV rider) with a payment of $20,000.
•	On the first contract anniversary the contract value grows to $24,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender, leaving a contract value of $20,500.

We calculate the death benefit as follows:
The maximum anniversary value immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial surrenders:
Greatest of your contract anniversary contract values:	$24,000
plus purchase payments made since that anniversary:	+0
minus adjusted partial surrenders, calculated as:
$1,500 × $24,000 =	1,636
$22,000
for a death benefit of:	$22,364
Example — 5-Year MAV Death Benefit
•	You purchase the contract (with the 5-Year MAV rider) with a payment of $20,000.
•	On the fifth contract anniversary the contract value grows to $30,000.
•	During the sixth contract year the contract value falls to $25,000, at which point you take a $1,500 partial surrender, leaving a contract value of $23,500.

We calculate the death benefit as follows:
The maximum 5-year anniversary value immediately preceding the date of death plus any payments made since that anniversary minus adjusted partial surrenders:
Greatest of your 5-year contract anniversary contract values:
plus purchase payments made since that anniversary:	+0
adjusted partial surrenders, calculated as:
$1,500 × $30,000 =	1,800
$25,000

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for a death benefit of:	$28,200
Example — EEB Death Benefit
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the EEB.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value less purchase payment credits reversed, or $104,000. You have not reached the first contract anniversary so the EEB does not provide any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the EEB which equals 40% of earnings at death (MAV death benefit amount minus payments not previously surrendered):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the EEB (40% of earnings at death):	+4,000
0.40 × ($110,000 – $100,000) =
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 — $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 x $110,000)	=	$57,619
	$105,000
plus the EEB (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the EEB (40% of earnings at death) 0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value less purchase payment credits reversed):	$250,000
plus the EEB (40% of earnings at death) 0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the EEB changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500

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plus the EEB which equals 40% of earnings at death (the standard death benefit amount minus payments not previously surrendered):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$308,700
Example — EEP Death Benefit
•	You purchase the contract with an exchange purchase payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the EEP.
•	During the first contract year the contract value grows to $105,000. The death benefit on equals the standard death benefit amount, which is the contract value less purchase payment credits reversed, or $104,000. You have not reached the first contract anniversary so neither the EEP Part I nor Part II provides any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the EEP Part II does not provide any additional benefit at this time. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the EEP Part I which equals 40% of earnings at death (the MAV death benefit amount minus purchase payments not previously surrendered):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the EEP Part I (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
plus the EEP Part II which in the third contract year equals 10% of exchange purchase payments identified at issue and not previously surrendered:
0.10 × $100,000 =	+10,000
Total death benefit of:	$124,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value.
•	Altogether, we will surrender $50,000 and pay you $47,235. We calculate purchase payments not previously surrendered as $100,000 — $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

	MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 × $110,000) =	$57,619
	$105,000
	plus the EEP Part I (40% of earnings at death):
	0.40 × ($57,619 – $55,000) =	+1,048
	plus the EEP Part II which in the third contract year equals 10% of exchange purchase payments identified at issue and not previously surrendered
	0.10 × $55,000 =	+5,500
	Total death benefit of:	$64,167
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $64,167. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of purchase payments not previously surrendered that are one or more years old. Because we are beyond the fourth contract anniversary the EEP also reaches its maximum of 20%. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the EEP Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000

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plus the EEP Part II which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$266,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on either the EEP Part I or EEP Part II. The death benefit equals:

MAV death benefit amount (contract value less purchase payment credits reversed):	$250,000
plus the EEP Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the EEP Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$316,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the EEP Part I changes but the value of the EEP Part II remains constant. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the EEP Part I which equals 40% of earnings at death (the MAV death benefit minus payments not previously surrendered):
0.40 × ($250,500 – $105,000) =	+58,200
plus the EEP Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$319,700

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Appendix E: Example — Optional Living Benefits
The purpose of this appendix is to illustrate the operation of various optional living benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
These examples are intended to show how the optional riders operate, and do not take into account whether a particular optional rider is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — Accumulation Benefit
The following example shows how the Accumulation Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Benefit rider) with a payment of $100,000. No purchase payment credit applies.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option

End of Contract Year	Partial Surrender (beginning of year)	MCAV Adjustment for Partial Surrender	MCAV	Accumulation Benefit Amount	Hypothetical Assumed Contract Value
1	0	0	100,000	0	112,000
2	0	0	102,400	0	128,000
3	0	0	108,000	0	135,000
4	0	0	108,000	0	125,000
5	0	0	108,000	0	110,000
6	2,000	1,964	106,036	0	122,000
7	0	0	112,000	0	140,000
8	0	0	112,000	0	121,000
9	5,000	4,628	107,372	0	98,000
10	0	0	107,372	22,372	85,000
Example — SecureSource Flex Riders
EXAMPLE #1: Lifetime benefit not established at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner. You are age 61. For the joint benefit, you and your spouse are age 63.
•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP Percentage is greater than the ALP. Applied annual step-ups are indicated in bold.
•	You elect the Moderate PN program investment option at issue.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	WAB	BDP	Basic Benefit				Lifetime Benefit
						GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	NA	$100,000	$100,000	0.0%	$100,000	$100,000	$6,000	$ 0	NA	NA
1	0	0	98,000	100,000	2.0%	100,000	100,000	6,000	0	NA	NA
2	0	0	105,000	105,000	0.0%	105,000	105,000	6,300	0	NA	NA
3	0	0	125,000	125,000	0.0%	125,000	125,000	7,500	7,500	NA	NA
3.5	0	6,000	111,000	118,590	6.4%	125,000	119,000	7,500	1,500	NA	NA
4	0	0	104,000	118,590	12.3%	125,000	119,000	7,500	7,500	7,140 (1)	7,140 (1)
5	0	0	90,000	118,590	24.1%	125,000	119,000	6,250 (2)	6,250 (2)	5,950 (2)	5,950 (2)
6	0	0	95,000	118,590	19.9%	125,000	119,000	7,500	7,500	7,140	7,140

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Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	WAB	BDP	Basic Benefit				Lifetime Benefit
						GBA	RBA	GBP	RBP	ALP	RALP
6.5	0	7,500	87,500	87,500 (3)	0.0%	125,000	111,500	7,500	0	5,250 (3)	0
7	0	0	90,000	90,000	0.0%	125,000	111,500	7,500	7,500	5,400	5,400
7.5	0	10,000	70,000	70,000 (4)	0.0%	70,000 (4)	70,000 (4)	4,200 (4)	0	4,200 (4)	0
8	0	0	75,000	75,000	0.0%	75,000	75,000	4,500	4,500	4,500	4,500
(1)	The ALP and RALP are established on the contract anniversary following the date the covered person (younger covered spouse for Joint) reaches age 67 as the RBA times the ALP percentage.
(2)	The ALP percentage and GBP Percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $7,500 withdrawal is greater than the $7,140 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
(4)	The $10,000 withdrawal is greater than both the $7,500 RBP allowed under the basic benefit and the $5,400 RALP allowed under the lifetime benefit and therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP percentage. The BDP at the time of withdrawal is less than 20%, so the ALP percentage and GBP percentage are set at 6% for the remainder of the contract year.
EXAMPLE #2: Lifetime benefit established at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner. You (and your spouse for the joint benefit) are age 67.
•	Annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or the contract value times the ALP percentage is greater than the ALP. Applied annual step-ups are indicated in bold.
•	You elect the Moderate PN program investment option at issue. On the 7th contract anniversary, you elect to change to the Moderately Aggressive PN program investment option. The target PN program investment option under the contract is the Moderate PN program investment option.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	WAB	BDP	Basic Benefit				Lifetime Benefit
						GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	NA	$100,000	$100,000	0.0%	$100,000	$100,000	$6,000	$ 0	$6,000	$ 0
1	0	0	105,000	105,000	0.0%	105,000	105,000	6,300	0	6,300	0
2	0	0	110,000	110,000	0.0%	110,000	110,000	6,600	0	6,600	0
3	0	0	105,000	110,000	4.5%	110,000	110,000	6,600	6,600 (1)	6,600	6,600 (1)
3.5	0	6,000	99,000	103,714	4.5%	110,000	104,000	6,600	600	6,600	600
4	0	0	95,000	103,714	8.4%	110,000	104,000	6,600	6,600	6,600	6,600
5	0	0	75,000	103,714	27.7%	90,000	104,000	5,500 (2)	5,500 (2)	5,500 (2)	5,500 (2)
5.5	0	10,000	70,000	70,000 (3)	0.0%	70,000	70,000	3,500 (3)	3,500 (3)	3,500 (3)	3,500 (3)
6	0	0	75,000	75,000	0.0%	75,000	75,000	4,500	4,500	4,500	4,500
7	0	0	70,000	70,000 (4)	0.0%	70,000 (4)	70,000 (4)	4,200 (4)	4,200 (4)	4,200 (4)	4,200 (4)
(1)	At the end of the 3-Year waiting period, the RBP and RALP are set equal to the GBP and ALP, respectively.
(2)	The ALP percentage and GBP percentage are 6% when the BDP is less than 20% and 5% when the BDP is greater than or equal to 20%.
(3)	The $10,000 withdrawal is greater than both the $5,500 RBP and RALP allowed under the basic benefit and lifetime benefit, therefore excess withdrawal processing is applied to both benefits. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or the ALP percentage times the contract value following the withdrawal. The WAB is reset to the ALP after the reset divided by the current ALP Percentage. The BDP at the time of withdrawal is greater than or equal to 20%, so the ALP percentage and GBP percentage are set at 5% for the remainder of the contract year.
(4)	Allocation to the Moderately Aggressive PN program investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or the ALP Percentage times the contract value. Any future withdrawals will reallocate your contract value to the Moderate PN program investment option if you are invested more aggressively than the Moderate PN program investment option. The WAB is reset to the ALP after the reset divided by the current ALP percentage.

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Example — SecureSource Riders
EXAMPLE #1: Single Life Benefit: Covered Person has not reached age 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 60.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.
•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive investment option. The target PN program investment option under the contract is the Moderate investment option.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$ N/A	$ N/A
0.5	0	5,000	92,000	100,000	95,000	7,000	2,000	N/A	N/A
1	0	0	90,000	90,000 (1)	90,000 (1)	6,300	6,300	N/A	N/A
2	0	0	81,000	90,000	90,000	6,300	6,300	N/A	N/A
5	0	0	75,000	90,000	90,000	6,300	6,300	5,400 (2)	5,400 (2)
5.5	0	5,400	70,000	90,000	84,600	6,300	900	5,400	0
6	0	0	69,000	90,000	84,600	6,300	6,300	5,400	5,400
6.5	0	6,300	62,000	90,000	78,300	6,300	0	3,720 (3)	0
7	0	0	64,000	90,000	78,300	6,300	6,300	3,840	3,840
7.5	0	10,000	51,000	51,000 (4)	51,000 (4)	3,570	0	3,060 (4)	0
8	0	0	55,000	55,000	55,000	3,850	3,850	3,300	3,300
At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, spousal continuation, contract ownership change, or PN program investment option changes), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.
(1)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP (if established) is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(2)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65 as 6% of the RBA.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
EXAMPLE #2: Single Life Benefit: Covered Person has reached 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You are age 65.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.
•	Your death occurs after 6½ contract years and your spouse continues the contract and rider. Your spouse is over age 65 and is the new covered person.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$6,000	$6,000
1	0	0	105,000	105,000	105,000	7,350	7,000 (1)	6,300	6,000 (1)
2	0	0	110,000	110,000	110,000	7,700	7,000 (1)	6,600	6,000 (1)
3	0	0	110,000	110,000	110,000	7,700	7,700 (2)	6,600	6,600 (2)

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Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
3.5	0	6,600	110,000	110,000	103,400	7,700	1,100	6,600	0
4	0	0	115,000	115,000	115,000	8,050	8,050	6,900	6,900
4.5	0	8,050	116,000	115,000	106,950	8,050	0	6,900 (3)	0
5	0	0	120,000	120,000	120,000	8,400	8,400	7,200	7,200
5.5	0	10,000	122,000	120,000 (4)	110,000 (4)	8,400	0	7,200 (4)	0
6	0	0	125,000	125,000	125,000	8,750	8,750	7,500	7,500
6.5	0	0	110,000	125,000	125,000	8,750	8,750	6,600 (5)	6,600 (5)
7	0	0	105,000	125,000	125,000	8,750	8,750	6,600	6,600
At this point, assuming no additional activity (step-ups, excess withdrawals, purchase payments, contract ownership change, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $6,600 each year until the later of your spouse’s death or the RBA is reduced to zero.
(1)	The Annual Step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step- ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(5)	At spousal continuation, the ALP is reset to the lesser of the prior ALP or 6% of the contract value and the RALP is reset to the ALP.
EXAMPLE #3: Joint Life Benefit: Younger Covered Spouse has not reached 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are age 59 and your spouse is age 60.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.
•	You elect the Moderate PN program investment option at issue. On the 1st contract anniversary, you elect to change to the Moderately Aggressive investment option. The target investment option under the contract is the Moderate investment option.
•	Your death occurs after 9½ contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$ N/A	$ N/A
0.5	0	5,000	92,000	100,000	95,000	7,000	2,000	N/A	N/A
1	0	0	90,000	90,000 (1)	90,000 (1)	6,300	6,300	N/A	N/A
2	0	0	81,000	90,000	90,000	6,300	6,300	N/A	N/A
6	0	0	75,000	90,000	90,000	6,300	6,300	5,400 (2)	5,400 (2)
6.5	0	5,400	70,000	90,000	84,600	6,300	900	5,400	0
7	0	0	69,000	90,000	84,600	6,300	6,300	5,400	5,400
7.5	0	6,300	62,000	90,000	78,300	6,300	0	3,720 (3)	0
8	0	0	64,000	90,000	78,300	6,300	6,300	3,840	3,840
8.5	0	10,000	51,000	51,000 (4)	51,000 (4)	3,570	0	3,060 (4)	0
9	0	0	55,000	55,000	55,000	3,850	3,850	3,300	3,300
9.5	0	0	54,000	55,000	55,000	3,850	3,850	3,300	3,300
10	0	0	52,000	55,000	55,000	3,850	3,850	3,300	3,300

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At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your spouse’s death or the RBA is reduced to zero.
(1)	The ALP and RALP are established on the contract anniversary date following the date the younger covered spouse reaches age 65 as 6% of the RBA.
(2)	Allocation to the Moderately Aggressive investment option during a withdrawal phase will reset the benefit. The GBA is reset to the lesser of the prior GBA or the contract value. The RBA is reset to the lesser of the prior RBA or the contract value. The ALP is reset to the lesser of the prior ALP or 6% of the contract value. Any future withdrawals will reallocate your contract value to the Moderate investment option if you are invested more aggressively than the Moderate investment option.
(3)	The $6,300 withdrawal is greater than the $5,400 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $6,300 RBP allowed under the basic withdrawal benefit and the $3,840 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
EXAMPLE #4: Joint Life Benefit: Younger Covered Spouse has reached 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are age 71 and your spouse is age 70.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.
•	Your death occurs after 6½ contract years and your spouse continues the contract and rider; the lifetime benefit is not reset.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$6,000	$6,000
1	0	0	105,000	105,000	105,000	7,350	7,000 (1)	6,300	6,000 (1)
2	0	0	110,000	110,000	110,000	7,700	7,000 (1)	6,600	6,000 (1)
3	0	0	110,000	110,000	110,000	7,700	7,700 (2)	6,600	6,600 (2)
3.5	0	6,600	110,000	110,000	103,400	7,700	1,100	6,600	0
4	0	0	115,000	115,000	115,000	8,050	8,050	6,900	6,900
4.5	0	8,050	116,000	115,000	106,950	8,050	0	6,900 (3)	0
5	0	0	120,000	120,000	120,000	8,400	8,400	7,200	7,200
5.5	0	10,000	122,000	120,000 (4)	110,000 (4)	8,400	0	7,200 (4)	0
6	0	0	125,000	125,000	125,000	8,750	8,750	7,500	7,500
6.5	0	0	110,000	125,000	125,000	8,750	8,750	7,500	7,500
7	0	0	105,000	125,000	125,000	8,750	8,750	7,500	7,500
At this point, assuming no additional activity (step ups, excess withdrawals, purchase payments, or PN program investment option changes), your spouse can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your spouse’s death or the RBA is reduced to zero
(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step up during the waiting period would reverse any prior step ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Appendix F: Additional Required Minimum Distribution (RMD) Disclosure
This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource rider or GWB for Life rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.
For SecureSource Flex riders, owners subject to annual RMD rules under the Section 401(a)(9) of the Code, withdrawing from this contract during the waiting period to satisfy these rules will set your benefits to zero. Amounts you withdraw from this contract (for SecureSource Flex riders, amounts you withdraw from this contract after the waiting period) to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
(1)	If on the date we calculated your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA), it is greater than the RBP from the beginning of the current contract year (1)
•	Basic Additional Benefit Amount (BABA) will be set equal to that portion of your ALERMDA that exceeds the value of the RBP from the beginning of the current contract year. (1)
•	Any withdrawals taken in a contract year will count first against and reduce the RBP for that contract year. These withdrawals will not be considered excess withdrawals as long as they do not exceed combined RBP and BABA values.
•	Once the RBP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the BABA. These withdrawals will not be considered excess withdrawals with regard to the GBA and RBA as long as they do not exceed the remaining BABA.
•	Once the BABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the GBA and RBA and will subject them all to the excess withdrawal processing described by the SecureSource rider or GWB for Life rider.
(2)	If on the date we calculated your ALERMDA, it is greater than the RALP from the beginning of the current contract year(1),
•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the value of RALP from the beginning of the current contract year(1).
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year. These withdrawals will not be considered excess withdrawals as long as they do not exceed combined RALP and LABA values.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource or GWB for Life rider.
(3)	If the ALP is established on a contract anniversary where your current ALERMDA is greater than the new RALP,
•	An initial LABA will be set equal to that portion of your ALERMDA that exceeds the new RALP.
•	This new LABA will be immediately reduced by the amount that total withdrawals in the current calendar year exceed the new RALP, but shall not be reduced to less than zero.
(1)	For SecureSource Flex riders, adjusted for any subsequent changes between 5% and 6% as described under “GBP Percentage and ALP Percentage.”
The ALERMDA is:
(1)	determined by us each calendar year (for SecureSource Flex riders, starting with the one in which the waiting period ends);
(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;
(3)	based solely on the value of the contract to which the SecureSource rider is attached as of the date we make the determination;
(4)	based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code (applicable only to SecureSource riders); and

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(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;
2.	Roth IRAs under Section 408A of the Code;
3.	SIMPLE IRAs under Section 408(p) of the Code;
4.	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code;
5.	Custodial and investment only plans under Section 401(a) of the Code;
6.	TSAs under Section 403(b) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your SecureSource rider or GWB for Life rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RBP or RALP amount and may result in the reduction of your GBA, RBA, and/or ALP as described under the excess withdrawal provision of the rider.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g., some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years.
Please consult your tax advisor about the impact of these rules prior to purchasing the SecureSource rider.

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Appendix G: Guarantor Withdrawal Benefit for Life Rider Disclosure
Guarantor Withdrawal Benefit For Life (GWB For Life) Rider
The GWB for Life rider is no longer available for sale.
The GWB for Life rider is an optional benefit that you may select for an additional annual charge if:
•	the rider is available in your state; and
•	you are age 80 or younger on the contract issue date; or, if an owner is a nonnatural person, then the annuitant is age 80 or younger on the contract issue date.
The GWB for Life rider is not available under an inherited qualified annuity.
You must have elected the GWB for Life rider when you purchased your contract. The rider effective date will be the contract issue date. It is available for nonqualified annuities and qualified annuities except under 401(a) plans.
The GWB for Life rider guarantees that you will be able to withdraw up to a certain amount each year from the contract, regardless of the investment performance of your contract before the annuity payments begin, until you have recovered at minimum all of your purchase payments plus any purchase payment credits. And, under certain limited circumstances defined in the rider, you have the right to take a specified amount of partial withdrawals in each contract year until death (see “At Death” heading below) — even if the contract value is zero.
Your contract provides for annuity payouts to begin on the settlement date (see “Buying Your Contract — Settlement Date”). Before the settlement date, you have the right to surrender some or all of your contract value, less applicable administrative, surrender and rider charges imposed under the contract at the time of the surrender (see “Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain surrender amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such surrenders can be made before the annuity payouts begin.
The GWB for Life rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.
Under the terms of the GWB for Life rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:
(1)	The basic withdrawal benefit gives you the right to take limited partial withdrawals in each contract year and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments plus any purchase payment credits. Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP),” “Remaining Benefit Payment (RBP),” “Guaranteed Benefit Amount (GBA),” and “Remaining Benefit Amount (RBA).” See these headings below for more information.
(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited partial withdrawals until the later of death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit)is reduced to zero. Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP),” “Remaining Annual Lifetime Payment (RALP),” “Covered Person,” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.
Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the covered person reaches age 65 or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below).
Provided the annuity payouts have not begun, the GWB for Life rider guarantees that you may take the following partial withdrawal amounts each contract year:
•	After the waiting period and before the establishment of the ALP, the rider guarantees that each contract year you can cumulatively withdraw an amount equal to the GBP;
•	During the waiting period and before the establishment of the ALP, the rider guarantees that each contract year you can cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;
•	After the waiting period and after the establishment of the ALP, the rider guarantees that each contract year you have the option to cumulatively withdraw an amount equal to the ALP or the GBP, but the rider does not guarantee withdrawals of the sum of both the ALP and the GBP in a contract year;

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•	During the waiting period and after the establishment of the ALP, the rider guarantees that each contract year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawals of the sum of both the RALP and the RBP in a contract year.
If you withdraw less than the allowed partial withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your partial withdrawals in each contract year do not exceed the annual partial withdrawal amount allowed under the rider, and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for partial withdrawals are protected (i.e., will not decrease).
If you withdraw more than the allowed partial withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing”, “RBA Excess Withdrawal Processing”, and “ALP Excess Withdrawal Processing” headings below).
Please note that each of the two benefits has its own definition of the allowed annual withdrawal amount. Therefore, a partial withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, basic benefit only, or both.
If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any partial withdrawals you take under the contract will reduce the value of the death benefits. (see “Benefits in Case of Death” and “Optional Benefits”). Upon full surrender of the contract, you will receive the remaining contract value less any applicable charges (see “Surrenders”).
The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step-up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step-up (see “Annual Step-up” heading below). If you exercise the annual step-up election, the spousal continuation step-up election (see “Spousal Continuation Step-up” heading below) or change your PN program investment option, the rider charge may increase (see “Charges”).
If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step-ups will not be available until the end of waiting period. You may take withdrawals after the waiting period without reversal of prior step-ups.
You should consider whether the GWB for Life rider is appropriate for you because:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:
(a)	Once the contract value is less than $600*, payments are made for as long as the oldest owner or, if an owner is a nonnatural person, the oldest annuitant, is living (see “If Contract Value Reduces to less than $600” heading below). However, if the contract value is $600 or greater, the lifetime withdrawal benefit terminates when a death benefit becomes payable (see “At Death” heading below). Therefore, if there are multiple contract owners, the rider may terminate or the lifetime benefit may be reduced. When one of the contract owners dies the benefit terminates even though other contract owners are still living (except, if the contract is continued under the spousal continuation provision of the contract).
*	Under our current administrative practice, we allow the minimum contract value to be $0. Therefore, these limitations will only apply when the contract value is reduced to zero.
(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.
(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change. Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.
(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the GWB for Life rider will terminate.
•	Investment Allocation Restrictions: You must be invested in one of the approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’

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investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. This requirement limits your choice of investments. You may allocate qualifying purchase payments and applicable purchase payment credits to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect this rider. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds.”) Subject to state restrictions, we Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current limitations, see “Buying Your Contract — Purchase Payments".
•	Limitations on Purchase of Other Riders under this Contract: If you select the GWB for Life rider, you may not elect the Accumulation Benefit rider.
•	Non-Cancelable: Once elected, the GWB for Life rider may not be cancelled and the fee will continue to be deducted until the contract is terminated, the contract value reduces to zero (described below) or annuity payouts begin.
•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including partial withdrawals taken from the contract under the terms of this rider, are treated less favorably than amounts received as annuity payments under the contract. (See “Taxes — Nonqualified Annuities”.) Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions.”) If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for this contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. You should consult your tax advisor before you select this optional rider if you have any questions about the use of this rider in your tax situation.
•	See Appendix F for additional information.
•	Tax Considerations for Tax-Sheltered Annuities (TSAs): If your contract is a TSA, your right to take a surrender is restricted (see “TSA — Special Provisions”).
•	Treatment of Non-Spousal Distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider. Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.
Key terms and provisions of the GWB for Life rider are described below:
Withdrawal: For the purposes of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any other riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.
Partial Withdrawals: A withdrawal of an amount that does not result in a surrender of the contract. The partial withdrawal amount is a gross amount and will include any surrender charge and any market value adjustment.
Waiting Period: The period of time starting on the rider effective date during which the annual step-up is not available if you take withdrawals. The current waiting period is three years.

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Guaranteed Benefit Amount (GBA): The total cumulative amount available for partial withdrawals over the life of the rider under the basic withdrawal benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. Rather, the GBA is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.
The GBA is determined at the following times, calculated as described:
•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit;
•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment plus any purchase payment credit.
•	At step-up — (see “Annual Step-up,” and “Spousal Continuation Step-up” headings below).
•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.
•	When you make a partial withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The step-up reversal will only happen once during the waiting period, when the first partial withdrawal is made.
•	When you make a partial withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.
(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step-ups have been reversed.
GBA Excess Withdrawal Processing
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the excess withdrawal; or (b) the contract value immediately following the withdrawal.
If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:
(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and
(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.
Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount of GBA that is guaranteed by this rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.
The RBA is determined at the following times, calculated as described:
•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit.
•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment plus any purchase payment credit).
•	At step-up — (see “Annual Step-up,” and “Spousal Continuation Step-up” headings below).
•	When you make a partial withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. The step-up reversal will only happen once during the waiting period, when the first partial withdrawal is made.
•	When you make a partial withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.
(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. If the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step-ups have been reversed.
RBA Excess Withdrawal Processing
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.

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If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:
1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and
2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.
Guaranteed Benefit Payment (GBP): At any time, the amount available for partial withdrawals in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.
During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.
The GBP is determined at the following times, calculated as described:
•	At contract issue — the GBP is established as 7% of the GBA value.
•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.
•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to that purchase payment amount plus any purchase payment credit, multiplied by 7%.
•	At step-up — (see “Annual Step-up,” and “Spousal Continuation Step-up” headings below).
•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.
•	When you make a partial withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment. Each payment’s GBP will be reset to the sum of that purchase payment and any purchase payment credit, multiplied by 7%. The step-up reversal will only happen once during the waiting period, when the first partial withdrawal is made.
•	When you make a partial withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the GBP remains unchanged.
(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the partial withdrawal is made during the waiting period, these calculations are done AFTER any previously applied annual step-ups have been reversed.
Remaining Benefit Payment (RBP): The amount available for partial withdrawals for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.
The RBP is determined at the following times, calculated as described:
•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%.
•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.
•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.
•	At step-up — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	At spousal continuation — See “Spousal Option to Continue the Contract” heading below.
•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.
•	When you make any partial withdrawal — the total RBP is reset to equal the total RBP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess withdrawal processing and RBA excess withdrawal processing are applied and the amount available for the

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future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.
Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments. The covered person is the oldest contract owner unless otherwise specified on your contract data page. If an owner is a nonnatural person (i.e. trust or corporation), the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.
Annual Lifetime Payment Attained Age (ALPAA): The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.
Annual Lifetime Payment (ALP): Once established, the ALP at any time is the amount available for withdrawals in each contract year after the waiting period until the later of death (see “At Death” heading below), or the RBA is reduced to zero, under the lifetime withdrawal benefit. The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.
During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.
The ALP is determined at the following times:
•	The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.
•	When you make additional purchase payments — each additional purchase payment increases the ALP by the amount of the purchase payment plus any purchase payment credit, multiplied by 6%.
•	At step-ups — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	At contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).
•	When you make a partial withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credits, multiplied by 6%. The step-up reversal will only happen once during the waiting period, when the first partial withdrawal is made.
•	When you make a partial withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the RALP — the ALP remains unchanged.
(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. Please note that if the partial withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step-ups have been reversed.
ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.
Remaining Annual Lifetime Payment (RALP): The amount available for partial withdrawals for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.
The RALP is determined at the following times:
•	The later of the contract effective date or the contract anniversary date following the date the covered person reaches age 65, and:
(a)	During the waiting period and Prior to any withdrawals — the RALP is established equal to the sum of purchase payments and purchase payment credits, multiplied by 6%.
(b)	At any other time — the RALP is established equal to the ALP.
•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credits, multiplied by 6%.
•	At the beginning of any other contract year — the RALP is set equal to ALP.

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•	At step-ups — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	When you make additional purchase payments — each additional purchase payment increases the RALP by the sum of the purchase payment and any purchase payment credit, multiplied by 6%.
•	When you make any partial withdrawal — the RALP equals the RALP immediately prior to the partial withdrawal less the amount of the partial withdrawal, but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and the amount available for future partial withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.
Required Minimum Distributions (RMD): If you are taking RMDs from this contract and the RMD calculated separately for this contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of the RMD that exceeds the RBP or RALP will not be subject to excess withdrawal processing provided that the following conditions are met:
•	The RMD is the life expectancy RMD for this contract alone; and
•	The RMD amount is based on the requirements of the Code section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the effective date of this rider.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.
Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above.
See Appendix F for additional information.
Step-up Date: The date any step-up becomes effective, and depends on the type of step-up being applied (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
Annual Step-up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP, and/or RALP values may be available. A step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step-up determines the current values of the GBA, RBA, GBP, RBP, ALP, and RALP, and may extend the payment period or increase the allowable payment.
The annual step-up is subject to the following rules:
•	The annual step-up is available when the RBA, or if established, the ALP, would increase on the step-up date.
•	Only one step-up is allowed each contract year.
•	If you take any withdrawals during the waiting period, any previously applied step-ups will be reversed and the annual step-up will not be available until the end of the waiting period.
•	If the application of the step-up does not increase the rider charge, the annual step-up will be automatically applied to your contract, and the step-up date is the contract anniversary date.
•	If the application of the step-up would increase the rider charge, the annual step-up is not automatically applied. Instead, you have the option to step-up for 30 days after the contract anniversary. If you exercise the elective annual step-up option, you will pay the rider charge in effect on the step-up date. If you wish to exercise the elective annual step-up option, we must receive a request from you or your financial advisor. The step-up date is the date we receive your request to step-up. If your request is received after the close of business, the step-up date will be the next valuation day.
•	The ALP and RALP are not eligible for step-ups until they are established. Prior to being established, the ALP and RALP values are both zero.
•	Please note it is possible for the ALP to step-up even if the RBA or GBA do not step-up and it is also possible for the RBA and GBA to step-up even if the ALP does not step-up.
The annual step-up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:
•	The total RBA will be reset to the greater of the total RBA immediately prior to the step-up date or the contract value on the step-up date.
•	The total GBA will be reset to the greater of the total GBA immediately prior to the step-up date or the contract value on the step-up date.
•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.
•	The total RBP will be reset as follows:
(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step-up.
(b)	At any other time, the RBP will be reset as the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.

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•	The ALP will be reset to the greater of the ALP immediately prior to the step-up date or 6% of the contract value on the step-up date.
•	The RALP will be reset as follows:
(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step-up.
(b)	At any other time, the RALP will be reset as the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.
Spousal Option to Continue the Contract: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the GWB for Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled; the covered person will be re-determined and is the covered person referred to below; and the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:
•	The GBA, RBA, and GBP values remain unchanged.
•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.
•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the anniversary contract value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.
•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior partial withdrawals made in the current contract year, but will never be less than zero.
•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.
•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.
Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.
Spousal Continuation Step-up: If a surviving spouse elects to continue the contract, another elective step-up option becomes available. To exercise the step-up, the spouse or the spouse’s financial advisor must submit a request within 30 days of the date of continuation. The step-up date is the date we receive the spouse’s request to step-up. If the request is received after the close of business, the step-up date will be the next valuation day. The GBA, RBA, GBP, RBP, ALP and RALP will be reset in the same fashion as the annual step-up.
If the spousal continuation step-up option is exercised and we have increased the charge for the rider, the spouse will pay the charge that is in effect on the step-up date.
It is our current administrative practice to process the spousal continuation step-up as described in the next paragraph; however, we reserve the right to discontinue the administrative practice and will give you 30 days’ written notice of any such change.
At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date the spousal continuation is effective. If not, the spouse must elect the step-up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step-up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.
If Contract Value Reduces to Less than $600*: If the contract value reduces to less than $600 and the total RBA remains greater than zero, you will be paid in the following scenarios:
1)	The ALP has not yet been established and the contract value is reduced to less than $600 for any reason other than full or partial surrender of more than the RBP. In this scenario, you can choose to:
(a)	receive the remaining schedule of GBPs until the RBA equals zero; or

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(b)	wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
2)	The ALP has been established and the contract value reduces to less than $600 as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:
(a)	the remaining schedule of GBPs until the RBA equals zero; or
(b)	the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.
4)	The ALP has been established and the contract value falls to zero as a result of a partial withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the Covered Person.
Under any of these scenarios:
•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually.
•	We will no longer accept additional purchase payments;
•	You will no longer be charged for the rider;
•	Any attached death benefit riders will terminate; and
•	The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.
The GWB for Life rider and the contract will terminate under either of the following two scenarios:
•	If the contract value falls to zero as a result of a withdrawal that is greater than the RBP and RALP. This is full surrender of the contract.
•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.
*  Under the current administrative practice, we allow the minimum contract value to be $0. Therefore, these scenarios will only apply when the contract value is reduced to zero.
At Death: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may elect to take the death benefit as a lump sum under the terms of the contract (see “Benefits in Case of Death”) or the annuity payout option (see “Remaining Benefit Amount Payout Option” heading below).
If the contract value equals zero and the death benefit becomes payable, the following will occur:
•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.
•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.
•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.
Contract Ownership Change: If the contract changes ownership (see “Changing Ownership”), the covered person will be redetermined and is the covered person referred to below. The GBA, RBA, GBP, RBP values will remain unchanged. The ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.
•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus purchase payment credits, multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set to the ALP.

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•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus purchase payment credits, multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set equal to the ALP less all prior withdrawals made in the current contract year but not less than zero.
•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits, multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.
•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments plus purchase payment credits, multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.
Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.
Remaining Benefit Amount Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the GWB for Life rider.
Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payments have been made for less than the RBA, the remaining payments will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).
This option may not be available if the contract is issued to qualify under Section 403 or 408 of the Code. For such contracts, this option will be available only if the number of years it will take to deplete the RBA by paying the GBP each year is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.
This annuity payout option may also be elected by the beneficiary of a contract as a settlement option if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the future schedule of GBPs if necessary to comply with the Code.
Rider Termination
The GWB for Life rider cannot be terminated either by you or us except as follows:
1.	Annuity payouts under an annuity payout plan will terminate the rider.
2.	Termination of the contract for any reason will terminate the rider.
Example — GWB For Life Rider
Example #1: Covered person has not reached age 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the RAVA 4 Select contract with a payment of $100,000.
•	You are the sole owner and also the annuitant. You are age 60.
•	You make no additional payments to the contract.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$ N/A	$ N/A

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Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
0.5	0	7,000	92,000	100,000	93,000	7,000	0	N/A	N/A
1	0	0	91,000	100,000	93,000	7,000	7,000	N/A	N/A
1.5	0	7,000	83,000	100,000	86,000	7,000	0	N/A	N/A
2	0	0	81,000	100,000	86,000	7,000	7,000	N/A	N/A
5	0	0	75,000	100,000	86,000	7,000	7,000	5,160 (1)	5,160 (1)
5.5	0	5,160	70,000	100,000	80,840	7,000	1,840	5,160	0
6	0	0	69,000	100,000	80,840	7,000	7,000	5,160	5,160
6.5	0	7,000	62,000	100,000	73,840	7,000	0	3,720 (2)	0
7	0	0	70,000	100,000	73,840	7,000	7,000	4,200	4,200
7.5	0	10,000	51,000	51,000 (3)	51,000 (3)	3,570	0	3,060 (3)	0
8	0	0	55,000	55,000	55,000	3,850	3,850	3,300	3,300
At this point, assuming no additional activity (step-ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $3,850 each year until the RBA is reduced to zero, or the ALP of $3,300 each year until the later of your death or the RBA is reduced to zero.
(1)	The ALP and RALP are established on the contract anniversary date following the date the covered person reaches age 65.
(2)	The $7,000 withdrawal is greater than the $5,160 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
(3)	The $10,000 withdrawal is greater than both the $7,000 RBP allowed under the basic withdrawal benefit and the $4,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.
Example #2: Covered person has reached 65 at the time the contract and rider are purchased.
Assumptions:
•	You purchase the RAVA 4 Select contract with a payment of $100,000.
•	You are the sole owner and also the annuitant. You are age 65.
•	You make no additional payments to the contract.
•	Automatic annual step-ups are applied each anniversary when available, where the contract value is greater than the RBA and/or 6% of the contract value is greater than the ALP. Applied annual step-ups are indicated in bold.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	Basic Withdrawal Benefit				Lifetime Withdrawal Benefit
				GBA	RBA	GBP	RBP	ALP	RALP
At Issue	$100,000	$ N/A	$100,000	$100,000	$100,000	$7,000	$7,000	$6,000	$6,000
1	0	0	105,000	105,000	105,000	7,350	7,000 (1)	6,300	6,000 (1)
2	0	0	110,000	110,000	110,000	7,700	7,000 (1)	6,600	6,000 (1)
3	0	0	110,000	110,000	110,000	7,700	7,700 (2)	6,600	6,600 (2)
3.5	0	6,600	110,000	110,000	103,400	7,700	1,100	6,600	0
4	0	0	115,000	115,000	115,000	8,050	8,050	6,900	6,900
4.5	0	8,050	116,000	115,000	106,950	8,050	0	6,900 (3)	0
5	0	0	120,000	120,000	120,000	8,400	8,400	7,200	7,200
5.5	0	10,000	122,000	120,000 (4)	110,000 (4)	8,400	0	7,200 (4)	0
6	0	0	125,000	125,000	125,000	8,750	8,750	7,500	7,500
At this point, assuming no additional activity (step-ups, excess withdrawals, purchase payments, spousal continuation or contract ownership change), you can continue to withdraw up to either the GBP of $8,750 each year until the RBA is reduced to zero, or the ALP of $7,500 each year until the later of your death or the RBA is reduced to zero.
(1)	The annual step-up has not been applied to the RBP or RALP because any withdrawal after step-up during the waiting period would reverse any prior step-ups prior to determining if the withdrawal is excess. Therefore, during the waiting period, the RBP is the amount you can withdraw without incurring the GBA and RBA excess withdrawal processing, and the RALP is the amount you can withdraw without incurring the ALP excess withdrawal processing.
(2)	On the third anniversary (after the end of the waiting period), the RBP and RALP are set equal to the GBP and ALP, respectively.
(3)	The $8,050 withdrawal is greater than the $6,900 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the ALP, resetting the ALP to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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(4)	The $10,000 withdrawal is greater than both the $8,400 RBP allowed under the basic withdrawal benefit and the $7,200 RALP allowed under the lifetime withdrawal benefit and therefore the excess withdrawal processing is applied to the GBA, RBA, and ALP. The GBA is reset to the lesser of the prior GBA or the contract value following the withdrawal. The RBA is reset to the lesser of the prior RBA less the withdrawal or the contract value following the withdrawal. The ALP is reset to the lesser of the prior ALP or 6% of the contract value following the withdrawal.

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Appendix H: SecureSource Rider Disclosure
SecureSource Rider
The SecureSource rider is not available for RAVA4 Access.
There are two optional SecureSource riders available under your contract:
•	SecureSource – Single Life; or
•	SecureSource – Joint Life.
The information in this section applies to both SecureSource riders, unless otherwise noted.
The SecureSource – Single Life rider covers one person. The SecureSource – Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider, not both, and you may not switch riders later.
The SecureSource rider is an optional benefit that you may select for an additional annual charge if:
•	Single Life: you are 80 or younger on the contract issue date, or , if an owner is a nonnatural person, then the annuitant is age 80 or younger on the contract issue date; or
•	Joint Life: you and your spouse are 80 or younger on the contract issue date.
The SecureSource rider is not available under an inherited qualified annuity.
You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.
The SecureSource rider guarantees (unless the rider is terminated. See “Rider Termination” heading below.) that regardless of the investment performance of your contract you will be able to withdraw up to a certain amount each year from the contract before the annuity payouts begin until:
•	Single Life: you have recovered at minimum all of your purchase payments plus any purchase payment credit or, if later, until death (see “At Death” heading below) — even if the contract value is zero.
•	Joint Life: you have recovered at minimum all of your purchase payments plus any purchase payment credit or, if later, until the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below) — even if the contract value is zero.
Your contract provides for annuity payouts to begin on the settlement date (see “Buying Your Contract — Settlement Date”). Before the settlement date, you have the right to surrender some or all of your contract value, less applicable administrative, surrender and rider charges imposed under the contract at the time of the surrender (see “Making the Most of Your Contract — Surrenders”). Because your contract value will fluctuate depending on the performance of the underlying funds in which the subaccounts invest, the contract itself does not guarantee that you will be able to take a certain surrender amount each year before the annuity payouts begin, nor does it guarantee the length of time over which such surrenders can be made before the annuity payouts begin.
For the purposes of this rider, the term “withdrawal” is equal to the term “surrender” in the contract or any other riders. Withdrawals will adjust contract values and benefits in the same manner as surrenders.
The SecureSource rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw your principal over time.
Under the terms of the SecureSource rider, the calculation of the amount which can be withdrawn in each contract year varies depending on several factors, including but not limited to the waiting period (see “Waiting period” heading below) and whether or not the lifetime withdrawal benefit has become effective:
(1)	The basic withdrawal benefit gives you the right to take limited withdrawals in each contract year until the lifetime withdrawal benefit becomes effective and guarantees that over time the withdrawals will total an amount equal to, at minimum, your purchase payments plus any purchase payment credits (unless the rider is terminated. See “Rider Termination” heading below). Key terms associated with the basic withdrawal benefit are “Guaranteed Benefit Payment (GBP)”, “Remaining Benefit Payment (RBP)”, “Guaranteed Benefit Amount (GBA)” and “Remaining Benefit Amount (RBA).” See these headings below for more information.
(2)	The lifetime withdrawal benefit gives you the right, under certain limited circumstances defined in the rider, to take limited withdrawals until the later of:
•	Single Life: death (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below);
•	Joint Life: death of the last surviving covered spouse (see “At Death” heading below) or until the RBA (under the basic withdrawal benefit) is reduced to zero (unless the rider is terminated. See “Rider Termination” heading below).

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Key terms associated with the lifetime withdrawal benefit are “Annual Lifetime Payment (ALP)”, “Remaining Annual Lifetime Payment (RALP)”, “Single Life only: Covered Person”, “Joint Life only: Covered Spouses” and “Annual Lifetime Payment Attained Age (ALPAA).” See these headings below for more information.
Only the basic withdrawal benefit will be in effect prior to the date that the lifetime withdrawal benefit becomes effective. The lifetime withdrawal benefit becomes effective automatically on the rider anniversary date after the:
•	Single Life: covered person reaches age 65, or the rider effective date if the covered person is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” heading below);
•	Joint Life: younger covered spouse reaches age 65, or the rider effective date if the younger covered spouse is age 65 or older on the rider effective date (see “Annual Lifetime Payment Attained Age (ALPAA)” and “Annual Lifetime Payment (ALP)” headings below).
Provided annuity payouts have not begun, the SecureSource rider guarantees that you may take the following withdrawal amounts each contract year:
•	Before the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RBP at the beginning of the contract year;
•	After the establishment of the ALP, the rider guarantees that each year you have the option to cumulatively withdraw an amount equal to the value of the RALP or the RBP at the beginning of the contract year, but the rider does not guarantee withdrawal of the sum of both the RALP and the RBP in a contract year.
If you withdraw less than the allowed withdrawal amount in a contract year, the unused portion cannot be carried over to the next contract year. As long as your withdrawals in each contract year do not exceed the allowed annual withdrawal amount under the rider:
•	Single Life: and there has not been a contract ownership change or spousal continuation of the contract, the guaranteed amounts available for withdrawal will not decrease;
•	Joint Life: the guaranteed amounts available for withdrawal will not decrease.
If you withdraw more than the allowed annual withdrawal amount in a contract year, we call this an “excess withdrawal” under the rider. Excess withdrawals trigger an adjustment of a benefit’s guaranteed amount, which may cause it to be reduced (see “GBA Excess Withdrawal Processing,” “RBA Excess Withdrawal Processing,” and “ALP Excess Withdrawal Processing” headings below).
Please note that basic withdrawal benefit and lifetime withdrawal benefit each has its own definition of the allowed annual withdrawal amount. Therefore a withdrawal may be considered an excess withdrawal for purposes of the lifetime withdrawal benefit only, the basic withdrawal benefit only, or both.
If your withdrawals exceed the greater of the RBP or the RALP, surrender charges under the terms of the contract may apply (see “Charges — Surrender Charges”). The amount we actually deduct from your contract value will be the amount you request plus any applicable surrender charge. Market value adjustments, if applicable, will also be made (see “Guarantee Period Accounts (GPAs) — Market Value Adjustment”). We pay you the amount you request. Any withdrawals you take under the contract will reduce the value of the death benefits (see “Benefits in Case of Death”). Upon full surrender of the contract, you will receive the remaining contract value less any applicable charges (see “Making the Most of Your Contract — Surrenders”).
The rider’s guaranteed amounts can be increased at the specified intervals if your contract value has increased. An annual step-up feature is available at each contract anniversary, subject to certain conditions, and may be applied automatically to your contract or may require you to elect the step-up (see “Annual Step-up” heading below). If you exercise the annual step-up election, the spousal continuation step-up election (see “Spousal Continuation Step-up” heading below) or change your Portfolio Navigator investment option, the rider charge may change (see “Charges”).
If you take withdrawals during the waiting period, any prior steps ups applied will be reversed and step-ups will not be available until the end of the waiting period. You may take withdrawals after the waiting period without reversal of prior step-ups.
You should consider whether a SecureSource rider is appropriate for you taking into account the following considerations:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime Withdrawal Benefit Limitations: The lifetime withdrawal benefit is subject to certain limitations, including but not limited to:
(a)	Single Life: Once the contract value equals zero, payments are made for as long as the oldest owner or, if an owner is a nonnatural person, the oldest annuitant is living (see “If Contract Value Reduces to Zero” heading

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below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates when a death benefit becomes payable (see “At Death” heading below). Therefore, if there are multiple contract owners, the rider may terminate or the lifetime withdrawal benefit may be reduced when one of the contract owners dies the benefit terminates even though other contract owners are still living (except if the contract is continued under the spousal continuation provision of the contract).
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime withdrawal benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).
(b)	Excess withdrawals can reduce the ALP to zero even though the GBA, RBA, GBP and/or RBP values are greater than zero. If the both the ALP and the contract value are zero, the lifetime withdrawal benefit will terminate.
(c)	When the lifetime withdrawal benefit is first established, the initial ALP is based on
(i)	Single Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below), unless there has been a spousal continuation or ownership change; or
(ii)	Joint Life: the basic withdrawal benefit’s RBA at that time (see “Annual Lifetime Payment (ALP)” heading below).
Any withdrawal you take before the ALP is established reduces the RBA and therefore may result in a lower amount of lifetime withdrawals you are allowed to take.
(d)	Withdrawals can reduce both the contract value and the RBA to zero prior to the establishment of the ALP. If this happens, the contract and the rider will terminate.
•	Investment Allocation Restriction: You must invest in approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options at any time and in our sole discretion in the future. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds.”) You may allocate qualifying purchase payments and applicable purchase payment credits to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).
You can allocate your contract value to any available investment option during the following times: (1) prior to your first withdrawal and (2) following a benefit reset as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your model portfolio (if applicable) or investment option to any available investment option.
Immediately following a withdrawal your contract value will be reallocated to the target investment option as shown in your contract if your current investment option is more aggressive than the target investment option. If you are in the static model portfolio, this reallocation will be made to the applicable fund of funds investment option. This automatic reallocation is not included in the total number of allowed model changes per contract year and will not cause your rider fee to increase. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option that is more aggressive than the current target investment option after 30 days written notice.
After you have taken a withdrawal and prior to any benefit reset as described below, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, your rider benefit will be reset as follows:
(a)	the total GBA will be reset to the lesser of its current value or the contract value; and
(b)	the total RBA will be reset to the lesser of its current value or the contract value; and
(c)	the ALP, if established, will be reset to the lesser of its current value or 6% of the contract
(d)	the GBP will be recalculated as described below, based on the reset GBA and RBA; and
(e)	the RBP will be recalculated as the reset GBP less all prior withdrawals made during the current contract year, but not less than zero; and

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(f)	the RALP will be recalculated as the reset ALP less all prior withdrawals made during the current contract year, but not less than zero.
You may request to change your investment option by written request on an authorized form or by another method agreed to by us.
•	Limitations on Purchase of Other Riders under your Contract: You may elect only the SecureSource – Single Life rider or the SecureSource – Joint Life rider. If you elect the SecureSource rider, you may not elect the Accumulation Benefit rider.
•	Non-Cancelable: Once elected, the SecureSource rider may not be cancelled (except as provided under “Rider Termination” heading below) and the fee will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below). Dissolution of marriage does not terminate the SecureSource – Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource – Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural ownership). The rider will terminate at the death of the contract owner (or annuitant in the case of nonnatural ownership) because the original spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal continuation provision of the contract upon the owner’s death, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary. You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource – Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse can not utilize the spousal continuation provision of the contract when the death benefit is payable.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current limitations, see “Buying Your Contract — Purchase Payments".
•	Interaction with Total Free Amount (TFA) contract provision: The TFA is the amount you are allowed to surrender from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The TFA may be greater than the RBP or RALP under this rider. Any amount you withdraw in a contract year under the contract’s TFA provision that exceeds the RBP or RALP is subject to the excess withdrawal processing described below for the GBA, RBA and ALP.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD that exceeds the guaranteed amount of withdrawal available under the rider and such withdrawals may reduce future benefits guaranteed under the rider. While the rider permits certain excess withdrawals to be made for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Limitations on Tax-Sheltered Annuities (TSAs): Your right to take withdrawals is restricted if your contract is a TSA (see “TSA — Special Provisions”). Therefore, a SecureSource rider may be of limited value to you.
•	Treatment of Non-Spousal Distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider. Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.

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Key terms and provisions of the SecureSource rider are described below:
Withdrawal: The amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.
Waiting period: The period of time starting on the rider effective date during which the annual step-up is not available if you take withdrawals. The current waiting period is three years.
Guaranteed Benefit Amount (GBA): The total cumulative withdrawals guaranteed by the rider under the basic benefit. The maximum GBA is $5,000,000. The GBA cannot be withdrawn and is not payable as a death benefit. It is an interim value used to calculate the amount available for withdrawals each year under the basic withdrawal benefit (see “Guaranteed Benefit Payment” below). At any time, the total GBA is the sum of the individual GBAs associated with each purchase payment.
The GBA is determined at the following times, calculated as described:
•	At contract issue — the GBA is equal to the initial purchase payment, plus any purchase payment credit.
•	When you make additional purchase payments — each additional purchase payment has its own GBA equal to the amount of the purchase payment, plus any purchase payment credit.
•	At step-up — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	When an individual RBA is reduced to zero — the GBA that is associated with that RBA will also be set to zero.
•	When you make a withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the GBA associated with each purchase payment will be reset to the amount of that purchase payment, plus any purchase payment credit. The step-up reversal will only happen once during the waiting period, when the first withdrawal is made.
•	When you make a withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the GBA remains unchanged. If there have been multiple purchase payments, both the total GBA and each payment’s GBA remain unchanged.
(b)	is greater than the total RBP — GBA excess withdrawal processing will be applied to the GBA. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step-ups have been reversed.
GBA Excess Withdrawal Processing
The total GBA will automatically be reset to the lesser of (a) the total GBA immediately prior to the withdrawal; or (b) the contract value immediately following the withdrawal. If there have been multiple purchase payments, each payment’s GBA after the withdrawal will be reset to equal that payment’s RBA after the withdrawal plus (a) times (b), where:
(a)	is the ratio of the total GBA after the withdrawal less the total RBA after the withdrawal to the total GBA before the withdrawal less the total RBA after the withdrawal; and
(b)	is each payment’s GBA before the withdrawal less that payment’s RBA after the withdrawal.
Remaining Benefit Amount (RBA): Each withdrawal you make reduces the amount that is guaranteed by the rider as future withdrawals. At any point in time, the RBA equals the amount of GBA that remains available for withdrawals for the remainder of the contract’s life, and total RBA is the sum of the individual RBAs associated with each purchase payment. The maximum RBA is $5,000,000.
The RBA is determined at the following times, calculated as described:
•	At contract issue — the RBA is equal to the initial purchase payment plus any purchase payment credit.
•	When you make additional purchase payments — each additional purchase payment has its own RBA initially set equal to that payment’s GBA (the amount of the purchase payment, plus any purchase payment credit).
•	At step up — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).
•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the RBA associated with each purchase payment will be reset to the amount of that purchase payment, plus any purchase payment credit. The step up reversal will only happen once during the waiting period, when the first withdrawal is made.
•	When you make a withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the total RBA is reduced by the amount of the withdrawal. If there have been multiple purchase payments, each payment’s RBA is reduced in proportion to its RBP.
(b)	is greater than the total RBP — RBA excess withdrawal processing will be applied to the RBA. Please note that if the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.

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RBA Excess Withdrawal Processing
The total RBA will automatically be reset to the lesser of (a) the contract value immediately following the withdrawal, or (b) the total RBA immediately prior to the withdrawal, less the amount of the withdrawal.
If there have been multiple purchase payments, both the total RBA and each payment’s RBA will be reset. The total RBA will be reset according to the excess withdrawal processing described above. Each payment’s RBA will be reset in the following manner:
1.	The withdrawal amount up to the total RBP is taken out of each RBA bucket in proportion to its individual RBP at the time of the withdrawal; and
2.	The withdrawal amount above the total RBP and any amount determined by the excess withdrawal processing are taken out of each RBA bucket in proportion to its RBA at the time of the withdrawal.
Guaranteed Benefit Payment (GBP): At any time, the amount available for withdrawal in each contract year after the waiting period, until the RBA is reduced to zero, under the basic withdrawal benefit. At any point in time, each purchase payment has its own GBP, which is equal to the lesser of that payment’s RBA or 7% of that payment’s GBA, and the total GBP is the sum of the individual GBPs.
During the waiting period, the guaranteed annual withdrawal amount may be less than the GBP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual withdrawal amount during the waiting period is equal to the value of the RBP at the beginning of the contract year.
The GBP is determined at the following times, calculated as described:
•	At contract issue — the GBP is established as 7% of the GBA value.
•	At each contract anniversary — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value.
•	When you make additional purchase payments — each additional purchase payment has its own GBP equal to the purchase payment amount, plus any purchase payment credit multiplied by 7%.
•	At step-up — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	When an individual RBA is reduced to zero — the GBP associated with that RBA will also be reset to zero.
•	When you make a withdrawal during the waiting period and after a step-up — Any prior annual step-ups will be reversed. Step-up reversal means that the GBA and the RBA associated with each purchase payment will be reset to the amount of that purchase payment plus any purchase payment credit. Each payment’s GBP will be reset to 7% of the sum of purchase payment and any purchase payment credit. The step-up reversal will only happen once during the waiting period, when the first withdrawal is made.
•	When you make a withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the total RBP — the GBP remains unchanged.
(b)	is greater than the total RBP — each payment’s GBP is reset to the lesser of that payment’s RBA or 7% of that payment’s GBA value, based on the RBA and GBA after the withdrawal. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step-ups have been reversed.
Remaining Benefit Payment (RBP): The amount available for withdrawal for the remainder of the contract year under the basic withdrawal benefit. At any point in time, the total RBP is the sum of the RBPs for each purchase payment. During the waiting period, when the guaranteed amount may be less than the GBP, the value of the RBP at the beginning of the contract year will be that amount that is actually guaranteed each contract year.
The RBP is determined at the following times, calculated as described:
•	At the beginning of each contract year during the waiting period and prior to any withdrawal — the RBP for each purchase payment is set equal to that purchase payment plus any purchase payment credit, multiplied by 7%.
•	At the beginning of any other contract year — the RBP for each purchase payment is set equal to that purchase payment’s GBP.
•	When you make additional purchase payments — each additional purchase payment has its own RBP equal to that payment’s GBP.
•	At step-up — (see “Annual Step-up” and “Spousal Continuation Step-up” headings below).
•	At spousal continuation — (see “Spousal Option to Continue the Contract” heading below).
•	When an individual RBA is reduced to zero — the RBP associated with that RBA will also be reset to zero.
•	When you make any withdrawal — the total RBP is reset to equal the total RBP immediately prior to the withdrawal less the amount of the withdrawal, but not less than zero. If there have been multiple purchase payments, each payment’s RBP is reduced proportionately. If you withdraw an amount greater than the RBP, GBA excess

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withdrawal processing and RBA excess withdrawal processing are applied and the amount available for future withdrawals for the remainder of the contract’s life may be reduced by more than the amount of withdrawal. When determining if a withdrawal will result in the excess withdrawal processing, the applicable RBP will not yet reflect the amount of the current withdrawal.
Single Life only: Covered Person: The person whose life is used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If the owner is a nonnatural person, e.g., a trust or corporation, the covered person is the oldest annuitant. A spousal continuation or a change of contract ownership may reduce the amount of the lifetime withdrawal benefit and may change the covered person.
Joint Life only: Covered Spouses: The contract owner and his or her legally married spouse as defined under federal law, as named on the application and as shown in the contract for as long as the marriage is valid and in effect. If the contract owner is a nonnatural person (e.g., a revocable trust), the covered spouses are the annuitant and the legally married spouse of the annuitant. The covered spouses lives are used to determine when the ALP is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed.
Annual Lifetime Payment Attained Age (ALPAA):
•	Single Life: The covered person’s age after which time the lifetime benefit can be established. Currently, the lifetime benefit can be established on the later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65.
•	Joint Life: The age of the younger covered spouse at which time the lifetime benefit is established.
Annual Lifetime Payment (ALP): Once established, the ALP under the lifetime withdrawal benefit is at any time the amount available for withdrawals in each contract year after the waiting period until the later of:
•	Single Life: death; or
•	Joint Life: death of the last surviving covered spouse; or
•	the RBA is reduced to zero.
The maximum ALP is $300,000. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the ALP is zero.
During the waiting period, the guaranteed annual lifetime withdrawal amount may be less than the ALP due to the limitations the waiting period imposes on your ability to utilize both annual step-ups and withdrawals (see “Waiting Period” heading above). The guaranteed annual lifetime withdrawal amount during the waiting period is equal to the value of the RALP at the beginning of the contract year.
The ALP is determined at the following times:
•	Single Life: The later of the contract effective date or the contract anniversary date on/following the date the covered person reaches age 65 — the ALP is established as 6% of the total RBA.
•	Joint Life: The ALP is established as 6% of the total RBA on the earliest of the following dates:
(a)	the rider effective date if the younger covered spouse has already reached age 65.
(b)	the rider anniversary on/following the date the younger covered spouse reaches age 65.
(c)	upon the first death of a covered spouse, then
(1)	the date we receive written request when the death benefit is not payable and the surviving covered spouse has already reached age 65; or
(2)	the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 65; or
(3)	the rider anniversary on/following the date the surviving covered spouse reaches age 65.
(d)	Following dissolution of marriage of the covered spouses,
(1)	the date we receive written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) has already reached age 65; or
(2)	the rider anniversary on/following the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural ownership) reaches age 65.
•	When you make additional purchase payments — each additional purchase payment increases the ALP by 6% of the sum of the purchase payment plus any purchase payment credits.
•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).
•	Single Life: At spousal continuation or contract ownership change — (see “Spousal Option to Continue the Contract” and “Contract Ownership Change” headings below).

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•	When you make a withdrawal during the waiting period and after a step up — Any prior annual step ups will be reversed. Step up reversal means that the ALP will be reset to equal total purchase payments plus any purchase payment credit, multiplied by 6%.
The step up reversal will only happen once during the waiting period, when the first withdrawal is made.
•	When you make a withdrawal at any time and the amount withdrawn is:
(a)	less than or equal to the RALP — the ALP remains unchanged.
(b)	is greater than the RALP — ALP excess withdrawal processing will be applied to the ALP. If the withdrawal is made during the waiting period, the excess withdrawal processing is applied AFTER any previously applied annual step ups have been reversed.
ALP Excess Withdrawal Processing
The ALP is reset to the lesser of the ALP immediately prior to the withdrawal, or 6% of the contract value immediately following the withdrawal.
Remaining Annual Lifetime Payment (RALP): The amount available for withdrawal for the remainder of the contract year under the lifetime withdrawal benefit. During the waiting period, when the guaranteed annual withdrawal amount may be less than the ALP, the value of the RALP at the beginning of the contract year will be the amount that is actually guaranteed each contract year. Prior to establishment of the ALP, the lifetime withdrawal benefit is not in effect and the RALP is zero.
•	The RALP is determined at the following times:
•	The RALP is established at the same time as the ALP, and:
(a)	During the waiting period and prior to any withdrawals — the RALP is established equal to the purchase payments, plus purchase payment credit, multiplied by 6%.
(b)	At any other time — the RALP is established equal to the ALP less all prior withdrawals made in the contract year but not less than zero.
•	At the beginning of each contract year during the waiting period and prior to any withdrawals — the RALP is set equal to the total purchase payments plus any purchase payment credit, multiplied by 6%.
•	At the beginning of any other contract year — the RALP is set equal to ALP.
•	When you make additional purchase payments — each additional purchase payment increases the RALP by 6% of the sum of the purchase payment amount plus any purchase payment credit.
•	At step ups — (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).
•	When you make any withdrawal — the RALP equals the RALP immediately prior to the withdrawal less the amount of the withdrawal but not less than zero. If you withdraw an amount greater than the RALP, ALP excess withdrawal processing is applied and may reduce the amount available for future withdrawals. When determining if a withdrawal will result in excess withdrawal processing, the applicable RALP will not yet reflect the amount of the current withdrawal.
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and the RMD calculated separately for your contract is greater than the RBP or the RALP on the most recent contract anniversary, the portion of the RMD that exceeds the RBP or RALP on the most recent rider anniversary will not be subject to excess withdrawal processing provided that the following conditions are met:
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations there under that were in effect on the effective date of the rider.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing.
Withdrawal amounts greater than the RBP or RALP on the contract anniversary date that do not meet these conditions will result in excess withdrawal processing as described above. See Appendix F for additional information.
Step Up Date: The date any step up becomes effective, and depends on the type of step up being applied (see “Annual Step Up” and “Spousal Continuation Step Up” headings below).
Annual Step Up: Beginning with the first contract anniversary, an increase of the GBA, RBA, GBP, RBP, ALP and/or RALP values may be available. A step up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be withdrawn or paid upon death. Rather, a step up determines the current values of the GBA, RBA, GBP, RBP, ALP and RALP, and may extend the payment period or increase the allowable payment.

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The annual step up may be available as described below, subject to the following rules:
•	The annual step up is effective on the step up date.
•	Only one step up is allowed each contract year.
•	If you take any withdrawals during the waiting period, any previously applied step ups will be reversed and the Annual step up will not be available until the end of the waiting period.
•	On any rider anniversary where the RBA or, if established, the ALP would increase and the application of the step up would not increase the rider charge, the annual step up will be automatically applied to your contract, and the step up date is the contract anniversary date.
•	If the application of the step up would increase the rider charge, the annual step up is not automatically applied. Instead, you have the option to step up for 30 days after the contract anniversary as long as either the contract value is greater than the total RBA or 6% of the contract value is greater than the ALP, if established, on the step-up date. If you exercise the elective annual step up option, you will pay the rider charge in effect on the step up date. If you wish to exercise the elective annual step up option, we must receive a request from you or your financial advisor. The step up date is the date we receive your request to step up. If your request is received after the close of business, the step up date will be the next valuation day.
•	The ALP and RALP are not eligible for step ups until they are established. Prior to being established, the ALP and RALP values are both zero.
•	Please note it is possible for the ALP to step up even if the RBA or GBA do not step up, and it is also possible for the RBA and GBA to step up even if the ALP does not step up.
The annual step up resets the GBA, RBA, GBP, RBP, ALP and RALP values as follows:
•	The total RBA will be reset to the greater of the total RBA immediately prior to the step up date or the contract value on the step up date.
•	The total GBA will be reset to the greater of the total GBA immediately prior to the step up date or the contract value on the step up date.
•	The total GBP will be reset using the calculation as described above based on the increased GBA and RBA.
•	The total RBP will be reset as follows:
(a)	During the waiting period and prior to any withdrawals, the RBP will not be affected by the step up.
(b)	At any other time, the RBP will be reset to the increased GBP less all prior withdrawals made in the current contract year, but not less than zero.
•	The ALP will be reset to the greater of the ALP immediately prior to the step up date or 6% of the contract value on the step up date.
•	The RALP will be reset as follows:
(a)	During the waiting period and prior to any withdrawals, the RALP will not be affected by the step up.
(b)	At any other time, the RALP will be reset to the increased ALP less all prior withdrawals made in the current contract year, but not less than zero.
Spousal Option to Continue the Contract upon Owner’s Death:
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource – Single Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate; if the covered person changes due to a spousal continuation the GBA, RBA, GBP, RBP, ALP and RALP values are affected as follows:
•	The GBA, RBA and GBP values remain unchanged.
•	The RBP is automatically reset to the GBP less all prior withdrawals made in the current contract year, but not less than zero.
•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the date of continuation — the ALP will be established on the contract anniversary following the date the covered person reaches age 65 as the lesser of the RBA or the contract anniversary value, multiplied by 6%. The RALP will be established on the same date equal to the ALP.
•	If the ALP has not yet been established but the new covered person is age 65 or older as of the date of continuation — the ALP will be established on the date of continuation as the lesser of the RBA or the contract value, multiplied by 6%. The RALP will be established on the same date in an amount equal to the ALP less all prior withdrawals made in the current contract year, but not less than zero.
•	If the ALP has been established but the new covered person has not yet reached age 65 as of the date of continuation — the ALP and RALP will be automatically reset to zero for the period of time beginning with the date of

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continuation and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%, and the RALP will be reset to the ALP.
•	If the ALP has been established and the new covered person is age 65 or older as of the date of continuation — the ALP will be automatically reset to the lesser of the current ALP or 6% of the contract value on the date of continuation. The RALP will be reset to the ALP less all prior withdrawals made in the current contract year, but not less than zero.
Please note that the lifetime withdrawal benefit amount may be reduced as a result of the spousal continuation.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource – Joint Life rider also continues. When the spouse elects to continue the contract, any remaining waiting period is cancelled and any waiting period limitations on withdrawals and step-ups terminate. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
Spousal Continuation Step Up: At the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Annual Step-Up” heading above), other than those that apply to the waiting period, also apply to the spousal continuation step-up. If the spousal continuation step-up is processed automatically, the step-up date is the valuation date spousal continuation is effective. If not, the spouse must elect the step up and must do so within 30 days of the spousal continuation date. If the spouse elects the spousal continuation step up, the step-up date is the valuation date we receive the spouse’s written request to step-up if we receive the request by the close of business on that day, otherwise the next valuation date.
Rules for Surrender Provision of Your Contract: Minimum contract values following surrender no longer apply to your contract. For surrenders, the surrender will be made from the variable subaccounts, and the Regular Fixed Account (if applicable) in the same proportion as your interest in each bears to the contract value less amounts in any Special DCA fixed account. You cannot specify from which accounts the surrender is to be made.
If Contract Value Reduces to Zero: If the contract value reduces to zero and the total RBA remains greater than zero, you will be paid in the following scenarios:
1)	The ALP has not yet been established and the contract value is reduced to zero as a result of fees or charges or a withdrawal that is less than or equal to the RBP. In this scenario, you can choose to:
(a)	receive the remaining schedule of GBPs until the RBA equals zero; or
(b)	Single Life: wait until the rider anniversary on/following the date the covered person reaches age 65, and then receive the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or
(c)	Joint Life: wait until the rider anniversary on/following the date the younger covered spouse reaches age 65, and then receive the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
2)	The ALP has been established and the contract value reduces to zero as a result of fees or charges, or a withdrawal that is less than or equal to both the RBP and the RALP. In this scenario, you can choose to receive:
(a)	the remaining schedule of GBPs until the RBA equals zero; or
(b)	Single Life: the ALP annually until the latter of (i) the death of the covered person, or (ii) the RBA is reduced to zero; or
(c)	Joint Life: the ALP annually until the latter of (i) the death of the last surviving covered spouse, or (ii) the RBA is reduced to zero.
We will notify you of this option. If no election is made, the ALP will be paid.
3)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP. In this scenario, the remaining schedule of GBPs will be paid until the RBA equals zero.
4)	The ALP has been established and the contract value falls to zero as a result of a withdrawal that is greater than the RBP but less than or equal to the RALP. In this scenario, the ALP will be paid annually until the death of the:
•	Single Life: covered person;
•	Joint Life: last surviving covered spouse.
Under any of these scenarios:
•	The annualized amounts will be paid to you in the frequency you elect. You may elect a frequency offered by us at the time payments begin. Available payment frequencies will be no less frequent than annually;
•	We will no longer accept additional purchase payments;

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•	You will no longer be charged for the rider;
•	Any attached death benefit riders will terminate; and
•	Single Life: The death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.
•	Joint Life: If the owner had been receiving the ALP, upon the first death the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero. In all other situations the death benefit becomes the remaining payments, if any, until the RBA is reduced to zero.
The SecureSource rider and the contract will terminate under either of the following two scenarios:
•	If the contract value falls to zero as a result of a withdrawal that is greater than both the RALP and the RBP. This is full surrender of the contract value.
•	If the contract value falls to zero as a result of a withdrawal that is greater than the RALP but less than or equal to the RBP, and the total RBA is reduced to zero.
At Death:
Single Life: If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.
If the contract value equals zero and the death benefit becomes payable, the following will occur:
•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person dies and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the covered person is still alive and the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the later of the death of the covered person or the RBA equals zero.
•	If the covered person is still alive and the RBA equals zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the death of the covered person.
•	If the covered person dies and the RBA equals zero, the benefit terminates. No further payments will be made.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation provision of the contract and continue the contract as the new owner to continue the joint benefit. If spousal continuation is not available under the terms of the contract, the rider terminates. The lifetime benefit of this rider ends at the death of the last surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may: 1) elect to take the death benefit under the terms of the contract, 2) take the fixed payout option available under this rider, or 3) continue the contract under the spousal continuation provision of the contract above.
If the contract value equals zero at the first death of a covered spouse, the ALP will continue to be paid annually until the later of: 1) the death of the last surviving covered spouse or 2) the RBA is reduced to zero.
If the contract value equals zero at the death of the last surviving covered spouse, the following will occur:
•	If the RBA is greater than zero and the owner has been receiving the GBP each year, the GBP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the RBA is greater than zero and the owner has been receiving the ALP each year, the ALP will continue to be paid to the beneficiary until the RBA equals zero.
•	If the RBA equals zero, the benefit terminates. No further payments will be made.
Contract Ownership Change:
Single Life: If the contract changes ownership (see “Changing Ownership”), the GBA, RBA, GBP, RBP values will remain unchanged and the ALP and RALP will be reset as follows. Our current administrative practice is to only reset the ALP and RALP if the covered person changes due to the ownership change.
•	If the ALP has not yet been established and the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be established on the contract anniversary following the date the covered person reaches age 65. The ALP will be set equal to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the anniversary date occurs during the waiting period and prior to a withdrawal, the RALP will be set equal to the lesser of the ALP or total purchase payments plus any purchase payment credits, multiplied by 6%. If the anniversary date occurs at any other time, the RALP will be set equal to the ALP.
•	If the ALP has not yet been established but the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be established on the ownership change date. The ALP will be set equal to the lesser of the RBA or the contract value, multiplied by 6%. If the ownership change date occurs during the waiting

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period and prior to a withdrawal, the RALP will be set to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be set to the ALP less all prior withdrawals made in the current contract year but not less than zero.
•	If the ALP has been established but the new covered person has not yet reached age 65 as of the ownership change date — the ALP and the RALP will be reset to zero for the period of time beginning with the ownership change date and ending with the contract anniversary following the date the covered person reaches age 65. At the end of this time period, the ALP will be reset to the lesser of the RBA or the anniversary contract value, multiplied by 6%. If the time period ends during the waiting period and prior to any withdrawals, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits, multiplied by 6%. If the time period ends at any other time, the RALP will be reset to the ALP.
•	If the ALP has been established and the new covered person is age 65 or older as of the ownership change date — the ALP and the RALP will be reset on the ownership change date. The ALP will be reset to the lesser of the current ALP or 6% of the contract value. If the ownership change date occurs during the waiting period and prior to a withdrawal, the RALP will be reset to the lesser of the ALP or total purchase payments plus any purchase payment credits multiplied by 6%. If the ownership change date occurs at any other time, the RALP will be reset to the ALP less all prior withdrawals made in the current contract year but not less than zero.
Please note that the lifetime withdrawal benefit amount may be reduced as a result of the ownership change.
Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s). No other ownership changes are allowed as long as the rider is in force.
Remaining Benefit Amount (RBA) Payout Option: Several annuity payout plans are available under the contract. As an alternative to these annuity payout plans, a fixed annuity payout option is available under the SecureSource riders.
Under this option the amount payable each year will be equal to the remaining schedule of GBPs, but the total amount paid over the life of the annuity will not exceed the current total RBA at the time you begin this fixed annuity payout option. These annualized amounts will be paid in the frequency that you elect. The frequencies will be among those offered by us at that time but will be no less frequent than annually. If, at the death of the owner, total payouts have been made for less than the RBA, the remaining payouts will be paid to the beneficiary (see “The Annuity Payout Period” and “Taxes”).
This option may not be available if the contract is issued to qualify under section 403 or 408 of the Code, as amended. For such contracts, this option will be available only if the guaranteed payment period is less than the life expectancy of the owner at the time the option becomes effective. Such life expectancy will be computed using a life expectancy table published by the IRS.
This annuity payout option may also be elected by the beneficiary of a contract as a settlement option if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. Whenever multiple beneficiaries are designated under the contract, each such beneficiary’s share of the proceeds if they elect this option will be in proportion to their applicable designated beneficiary percentage. Beneficiaries of nonqualified contracts may elect this settlement option subject to the distribution requirements of the contract. We reserve the right to adjust the remaining schedule of GBPs if necessary to comply with the Code.
Rider Termination
The SecureSource rider cannot be terminated either by you or us except as follows:
1.	Single Life: After the death benefit is payable the rider will terminate if:
(a)	any one other than your spouse continues the contract, or
(b)	your spouse does not use the spousal continuation provision of the contract to continue the contract.
2.	Joint Life: After the death benefit is payable the rider will terminate if:
(a)	any one other than a covered spouse continues the contract, or
(b)	a covered spouse does not use the spousal continuation provision of the contract to continue the contract.
3.	Annuity payouts under an annuity payout plan will terminate the rider.
4.	Termination of the contract for any reason will terminate the rider.

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Appendix I: Example — Withdrawal Benefit Riders: Electing Step-Up or Spousal Continuation Step-up
Assumptions:
This example assumes that the covered person (for joint life, younger covered spouse) is 65 or older and there are no additional purchase payments or withdrawals.
•	You own a RiverSource variable annuity with a withdrawal benefit rider. You are currently invested in the Variable Portfolio — Moderately Aggressive Portfolio (Class 2) (a Portfolio Navigator fund) with a current rider fee of 0.65%.
Your Contract Value (CV) is $100,000 and your withdrawal benefit rider currently provides the following benefits:
1)	You can withdraw $6,000 a year for the rest of your life. This is your Annual Lifetime Payment. Or
2)	You can withdraw $7,000 a year until you have withdrawn a total of $100,000. This is your Guaranteed Benefit Payment.
Based on your current CV, you will pay a rider fee of approximately $650 on your next annuity contract anniversary.
•	The annual fee for this rider has increased to 0.95% for clients invested in the Variable Portfolio — Moderately Aggressive Portfolio (Class 2).
The following compares certain options available to you. Changes to rider values or fees are presented for two different scenarios where your CV increases to either $110,000 or $101,000 over the contract year:
1)	Elect to lock in your contract gains to your benefit values (step-up):

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$600	$60
Increase in Guaranteed Benefit Payment	$700	$70
Increase in Annual Rider Fee	0.30%	0.30%
Increase in Annual Contract Charge	$330	$303
Automatic Step-ups will continue on your next anniversary (if available under your rider).
2)	Do not elect to lock in your contract gains (no step-up):

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$0	$0
Increase in Guaranteed Benefit Payment	$0	$0
Increase in Annual Rider Fee	0%	0%
Increase in Annual Contract Charge	$65	$6.50
Your rider fee will not change, although the dollar amount of your annual charge will change as your CV changes. On your next anniversary, you will again have the option to elect the step-up (lock in contract gains)
3)	Move to one of the Portfolio Stabilizer funds and elect the step-up:

	CV of $110,000	CV of $101,000
Increase in Annual Lifetime Payment	$600	$60
Increase in Guaranteed Benefit Payment	$700	$70
Increase in Annual Rider Fee	0%	0%
Increase in Annual Contract Charge	$65	$6.50
Your rider fee will not change, although the dollar amount of your annual charge will change as your CV changes. Automatic Step-ups will continue on your next anniversary (if available under your rider).
The above example is for illustrative purposes only. The assumptions and calculations used are not intended to be consistent with any one rider, but instead are intended to provide an idea of how different scenarios would operate. Your specific rider may use different calculations for fees or have different benefits available. For a full description and rules applicable to step-up options under your rider, please see the “Optional Living Benefits” section.
Electing to step-up may result in different increases to the annual rider charge relative to the increase in your rider values. You should weigh the resulting increased charge due to the step-up versus the increases to your benefits to determine the option that is best for you.

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Appendix J: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.85% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.25	$1.11	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.32	$1.15	$1.25	$1.11	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	68	134	131	265	534	478	377	215	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.14	$1.66	$1.86	$1.38	$1.40	$1.38	$1.33	$1.09	$0.97	$1.28
Accumulation unit value at end of period	$2.95	$2.14	$1.66	$1.86	$1.38	$1.40	$1.38	$1.33	$1.09	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	595	681	768	1,092	1,332	1,579	1,614	1,790	1,954	2,365

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.52	$2.06	$2.21	$1.88	$1.70	$1.69	$1.56	$1.17	$1.01	$0.96
Accumulation unit value at end of period	$2.56	$2.52	$2.06	$2.21	$1.88	$1.70	$1.69	$1.56	$1.17	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,281	2,841	3,178	3,546	4,373	4,654	5,163	5,717	5,898	5,814

AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.93	$0.80	$1.05	$0.85	$0.86	$0.85	$0.91	$0.75	$0.66	$0.83
Accumulation unit value at end of period	$0.94	$0.93	$0.80	$1.05	$0.85	$0.86	$0.85	$0.91	$0.75	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	7,622	8,966	10,868	12,516	14,744	16,884	18,526	19,929	21,668	25,453

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.63	$2.73	$2.69	$2.06	$2.03	$1.85	$1.64	$1.20	$1.05	$1.09
Accumulation unit value at end of period	$4.87	$3.63	$2.73	$2.69	$2.06	$2.03	$1.85	$1.64	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,572	3,172	3,262	3,260	3,109	3,015	2,520	1,589	1,870	1,920

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.96	$0.80	$1.00	$1.02	$0.73	$1.18	$1.07	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.96	$0.80	$1.00	$1.02	$0.73	$1.18	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,026	2,665	3,238	4,089	5,040	4,875	4,584	2,030	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.10	$2.43	$2.81	$2.55	$2.09	$2.14	$1.86	$1.44	$1.25	$1.27
Accumulation unit value at end of period	$3.11	$3.10	$2.43	$2.81	$2.55	$2.09	$2.14	$1.86	$1.44	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	2,473	3,197	4,051	5,310	5,800	5,535	5,700	6,113	6,244	6,599

American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.49	$2.62	$2.62	$2.01	$1.94	$1.84	$1.69	$1.25	$1.10	$1.10
Accumulation unit value at end of period	$5.18	$3.49	$2.62	$2.62	$2.01	$1.94	$1.84	$1.69	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,460	1,443	1,752	1,705	2,391	2,683	2,861	3,083	3,237	3,488

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.42	$1.92	$2.14	$1.99	$1.66	$1.75	$1.56	$1.20	$1.05	$1.05
Accumulation unit value at end of period	$2.42	$2.42	$1.92	$2.14	$1.99	$1.66	$1.75	$1.56	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	5,196	7,068	8,602	10,367	12,778	12,126	13,557	13,907	14,115	14,358

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.23	$1.34	$1.19	$1.16	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.72	$1.44	$1.23	$1.34	$1.19	$1.16	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	2,243	2,681	3,697	4,785	6,177	6,544	6,146	4,565	1,275	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.98	$2.37	$2.31	$1.87	$1.79	$1.88	$1.83	$1.25	$1.06	$1.05
Accumulation unit value at end of period	$4.23	$2.98	$2.37	$2.31	$1.87	$1.79	$1.88	$1.83	$1.25	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,550	1,681	1,916	1,815	2,263	2,597	2,782	2,945	2,456	2,205

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.85	$1.99	$1.75	$1.66	$1.64	$1.51	$1.25	$1.10	$1.09
Accumulation unit value at end of period	$2.63	$2.26	$1.85	$1.99	$1.75	$1.66	$1.64	$1.51	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	14,173	14,627	16,197	18,307	19,374	13,463	10,849	9,898	7,709	7,342

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.56	$0.52	$0.61	$0.61	$0.55	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.56	$0.52	$0.61	$0.61	$0.55	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	361	546	542	431	359	205	123	38	—	—

134    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.12	$1.61	$1.79	$1.49	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.57	$2.12	$1.61	$1.79	$1.49	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,085	3,414	4,172	5,059	5,443	4,034	2,285	684	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.17	$2.27	$1.84	$1.72	$1.72	$1.51	$1.14	$1.01	$0.97
Accumulation unit value at end of period	$3.03	$2.68	$2.17	$2.27	$1.84	$1.72	$1.72	$1.51	$1.14	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	1,876	2,194	2,310	2,454	3,009	3,605	2,926	2,354	2,497	1,867

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.15	$1.75	$1.87	$1.65	$1.47	$1.52	$1.40	$1.11	$0.98	$1.04
Accumulation unit value at end of period	$2.15	$2.15	$1.75	$1.87	$1.65	$1.47	$1.52	$1.40	$1.11	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	16,249	18,530	21,908	27,295	34,250	37,664	43,288	48,374	51,118	58,110

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.00	$1.09	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.11	$1.00	$1.09	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	609	725	1,028	1,130	845	773	895	296	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.12	$1.63	$2.10	$1.44	$1.38	$1.53	$1.58	$1.62	$1.36	$1.73
Accumulation unit value at end of period	$2.81	$2.12	$1.63	$2.10	$1.44	$1.38	$1.53	$1.58	$1.62	$1.36
Number of accumulation units outstanding at end of period (000 omitted)	4,991	6,208	7,458	8,568	9,726	11,124	12,868	14,575	15,793	17,567

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.28	$1.16	$1.24	$1.18	$1.21	$1.30	$1.30	$1.42	$1.35	$1.30
Accumulation unit value at end of period	$1.33	$1.28	$1.16	$1.24	$1.18	$1.21	$1.30	$1.30	$1.42	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	4,172	4,525	5,593	7,011	8,616	10,289	12,071	15,294	18,657	19,772

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.02	$1.01	$1.00	$1.01	$1.01	$1.02	$1.03	$1.04	$1.05	$1.06
Accumulation unit value at end of period	$1.01	$1.02	$1.01	$1.00	$1.01	$1.01	$1.02	$1.03	$1.04	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	14,807	9,559	10,344	11,991	18,031	14,445	18,128	24,234	25,597	32,019

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.28	$1.97	$2.07	$1.97	$1.77	$1.81	$1.76	$1.67	$1.46	$1.39
Accumulation unit value at end of period	$2.41	$2.28	$1.97	$2.07	$1.97	$1.77	$1.81	$1.76	$1.67	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	5,671	6,656	7,912	10,493	12,635	13,879	16,298	16,769	18,038	16,330

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.93	$2.03	$1.92	$1.75	$1.78	$1.73	$1.66	$1.46	$1.39
Accumulation unit value at end of period	$2.34	$2.23	$1.93	$2.03	$1.92	$1.75	$1.78	$1.73	$1.66	$1.46
Number of accumulation units outstanding at end of period (000 omitted)	5,567	6,626	8,189	11,528	14,476	9,588	10,923	13,238	15,227	14,836

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.61	$1.49	$1.50	$1.46	$1.41	$1.41	$1.35	$1.40	$1.31	$1.24
Accumulation unit value at end of period	$1.80	$1.61	$1.49	$1.50	$1.46	$1.41	$1.41	$1.35	$1.40	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	17,369	16,402	17,887	21,800	26,284	28,325	32,493	40,444	59,211	58,892

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.97	$2.21	$2.32	$1.83	$1.83	$1.69	$1.49	$1.16	$0.97	$1.01
Accumulation unit value at end of period	$3.97	$2.97	$2.21	$2.32	$1.83	$1.83	$1.69	$1.49	$1.16	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,641	2,844	3,620	3,886	4,533	5,679	4,117	4,264	3,914	3,901

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.91	$2.24	$2.38	$1.98	$1.79	$1.79	$1.59	$1.22	$1.06	$1.06
Accumulation unit value at end of period	$3.40	$2.91	$2.24	$2.38	$1.98	$1.79	$1.79	$1.59	$1.22	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	6,587	7,384	8,176	9,223	9,370	9,639	9,122	8,860	7,379	6,657

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.16	$1.09	$1.10	$1.09	$1.04	$1.08	$1.08	$1.08	$1.02	$1.01
Accumulation unit value at end of period	$1.21	$1.16	$1.09	$1.10	$1.09	$1.04	$1.08	$1.08	$1.08	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,737	2,233	2,649	2,259	2,550	1,798	1,066	633	469	457

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.23	$1.04	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.23	$1.04	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,002	641	691	1,236	1,677	1,048	459	82	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.75	$2.06	$2.18	$1.79	$1.77	$1.69	$1.59	$1.22	$1.11	$1.32
Accumulation unit value at end of period	$3.69	$2.75	$2.06	$2.18	$1.79	$1.77	$1.69	$1.59	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,334	1,501	1,857	1,988	2,417	3,034	2,711	3,047	3,034	3,411

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    135

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.55	$1.25	$1.51	$1.20	$1.29	$1.24	$1.36	$1.12	$0.96	$1.11
Accumulation unit value at end of period	$1.68	$1.55	$1.25	$1.51	$1.20	$1.29	$1.24	$1.36	$1.12	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	3,364	4,062	4,799	5,677	6,976	3,637	3,110	3,326	3,480	3,977

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.60	$2.08	$2.39	$1.99	$1.68	$1.78	$1.61	$1.18	$1.00	$1.03
Accumulation unit value at end of period	$2.76	$2.60	$2.08	$2.39	$1.99	$1.68	$1.78	$1.61	$1.18	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,497	1,772	2,070	2,214	2,453	2,766	3,500	3,252	2,101	2,007

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.84	$2.14	$1.91	$1.69	$1.79	$1.61	$1.18	$1.00	$1.11
Accumulation unit value at end of period	$2.55	$2.40	$1.84	$2.14	$1.91	$1.69	$1.79	$1.61	$1.18	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	3,444	4,377	5,454	6,900	8,639	9,959	11,070	11,990	12,608	14,876

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.20	$1.89	$2.18	$1.96	$1.74	$1.81	$1.72	$1.17	$1.00	$1.11
Accumulation unit value at end of period	$2.38	$2.20	$1.89	$2.18	$1.96	$1.74	$1.81	$1.72	$1.17	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	785	971	1,271	1,495	1,665	1,939	1,995	2,065	1,803	2,236

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.28	$1.21	$1.20	$1.17	$1.15	$1.15	$1.09	$1.13	$1.12	$1.11
Accumulation unit value at end of period	$1.33	$1.28	$1.21	$1.20	$1.17	$1.15	$1.15	$1.09	$1.13	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	3,660	3,845	4,986	6,360	8,281	8,651	10,291	12,118	20,952	18,934

Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.50	$0.48	$0.54	$0.54	$0.49	$0.66	$0.80	$0.90	$0.92	$1.07
Accumulation unit value at end of period	$0.49	$0.50	$0.48	$0.54	$0.54	$0.49	$0.66	$0.80	$0.90	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	2,803	3,057	3,643	4,462	5,386	6,148	6,616	7,283	8,763	10,196

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.56	$1.46	$1.48	$1.45	$1.35	$1.38	$1.29	$1.37	$1.31	$1.20
Accumulation unit value at end of period	$1.69	$1.56	$1.46	$1.48	$1.45	$1.35	$1.38	$1.29	$1.37	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	4,769	5,516	6,958	7,254	8,489	9,613	10,923	13,180	18,165	18,865

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.21	$1.04	$1.26	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.04	$1.26	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	630	784	872	870	571	362	323	217	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.76	$1.35	$1.40	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.31	$1.76	$1.35	$1.40	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12,394	14,598	17,572	20,758	24,812	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.96	$2.33	$2.62	$2.28	$1.91	$1.92	$1.73	$1.28	$1.11	$1.19
Accumulation unit value at end of period	$3.17	$2.96	$2.33	$2.62	$2.28	$1.91	$1.92	$1.73	$1.28	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,418	1,853	2,024	2,186	2,098	1,808	1,524	1,483	1,530	1,610

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.02	$1.00	$1.00	$1.00	$1.00	$1.01	$1.01	$1.03	$1.02	$1.00
Accumulation unit value at end of period	$1.05	$1.02	$1.00	$1.00	$1.00	$1.00	$1.01	$1.01	$1.03	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,790	1,081	1,319	1,560	2,597	1,944	613	203	218	67

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.07	$0.94	$1.05	$0.99	$0.95	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.11	$1.07	$0.94	$1.05	$0.99	$0.95	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	904	1,118	1,417	1,741	2,154	2,399	2,598	2,058	633	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.47	$1.39	$1.40	$1.36	$1.26	$1.29	$1.29	$1.25	$1.18	$1.16
Accumulation unit value at end of period	$1.49	$1.47	$1.39	$1.40	$1.36	$1.26	$1.29	$1.29	$1.25	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	6,973	9,862	12,902	14,034	17,791	20,460	24,303	31,136	23,093	23,748

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.79	$2.14	$2.31	$1.92	$1.80	$1.80	$1.63	$1.25	$1.09	$1.13
Accumulation unit value at end of period	$3.60	$2.79	$2.14	$2.31	$1.92	$1.80	$1.80	$1.63	$1.25	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	15,736	18,025	22,133	26,837	32,270	37,806	40,726	43,929	46,775	50,040

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.51	$2.05	$2.43	$2.03	$1.83	$1.88	$1.79	$1.33	$1.17	$1.32
Accumulation unit value at end of period	$2.93	$2.51	$2.05	$2.43	$2.03	$1.83	$1.88	$1.79	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	12,133	14,537	17,325	20,026	23,677	27,594	31,163	34,636	36,939	41,822

136    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.59	$1.26	$1.49	$1.16	$1.23	$1.20	$1.32	$1.03	$0.86	$1.05
Accumulation unit value at end of period	$1.82	$1.59	$1.26	$1.49	$1.16	$1.23	$1.20	$1.32	$1.03	$0.86
Number of accumulation units outstanding at end of period (000 omitted)	3,087	3,559	4,150	4,954	6,015	7,239	7,187	7,439	7,248	8,862

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.08	$1.12	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.18	$1.08	$1.12	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,564	9,445	9,152	9,216	7,369	5,619	3,661	1,039	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.29	$1.06	$1.15	$1.05	$1.05	$1.06	$0.93	$0.91	$0.72	$0.77
Accumulation unit value at end of period	$1.21	$1.29	$1.06	$1.15	$1.05	$1.05	$1.06	$0.93	$0.91	$0.72
Number of accumulation units outstanding at end of period (000 omitted)	4,259	5,069	6,072	7,767	9,822	11,058	11,820	12,529	12,218	12,544

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.26	$1.16	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.37	$1.19	$1.26	$1.16	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,786	2,707	3,153	3,784	4,129	5,304	6,124	1,815	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.93	$1.59	$1.76	$1.64	$1.42	$1.51	$1.42	$1.12	$0.99	$1.01
Accumulation unit value at end of period	$1.82	$1.93	$1.59	$1.76	$1.64	$1.42	$1.51	$1.42	$1.12	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	4,653	5,927	7,056	8,948	10,419	11,668	13,106	14,378	15,322	16,523

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.94	$2.24	$2.05	$1.58	$1.73	$1.73	$1.28	$1.09	$1.14
Accumulation unit value at end of period	$2.53	$2.43	$1.94	$2.24	$2.05	$1.58	$1.73	$1.73	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	3,485	4,461	4,930	5,941	7,549	8,036	9,848	10,846	11,090	12,614

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.94	$0.87	$0.95	$0.91	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.99	$0.94	$0.87	$0.95	$0.91	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	251	251	368	242	226	287	109	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.63	$2.12	$2.28	$1.85	$1.69	$1.70	$1.48	$1.08	$0.95	$0.92
Accumulation unit value at end of period	$3.07	$2.63	$2.12	$2.28	$1.85	$1.69	$1.70	$1.48	$1.08	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	2,763	3,136	3,858	3,858	4,776	5,664	5,882	5,863	5,828	6,322

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,310	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.46	$1.88	$2.19	$1.62	$1.64	$1.60	$1.58	$1.25	$1.04	$1.15
Accumulation unit value at end of period	$3.10	$2.46	$1.88	$2.19	$1.62	$1.64	$1.60	$1.58	$1.25	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	5,108	5,603	6,166	6,325	6,917	8,125	7,665	7,968	8,142	8,569

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.66	$1.52	$1.60	$1.52	$1.45	$1.49	$1.47	$1.49	$1.33	$1.33
Accumulation unit value at end of period	$1.70	$1.66	$1.52	$1.60	$1.52	$1.45	$1.49	$1.47	$1.49	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	12,397	14,493	17,881	23,133	28,412	33,509	38,596	47,078	57,221	60,624

Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.29	$0.99	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.45	$1.29	$0.99	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	982	1,224	1,443	1,681	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.60	$2.08	$2.35	$2.08	$1.78	$1.91	$1.73	$1.24	$1.06	$1.10
Accumulation unit value at end of period	$3.09	$2.60	$2.08	$2.35	$2.08	$1.78	$1.91	$1.73	$1.24	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,479	3,124	3,840	4,649	5,030	6,004	6,045	6,265	6,322	6,884

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.45	$1.81	$1.90	$1.51	$1.49	$1.44	$1.34	$0.97	$1.00	—
Accumulation unit value at end of period	$3.45	$2.45	$1.81	$1.90	$1.51	$1.49	$1.44	$1.34	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	1,156	1,308	1,570	1,630	1,935	2,177	2,319	2,290	2,217	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.24	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	927	1,277	1,960	2,413	2,867	3,207	2,204	1,391	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    137

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.30	$1.86	$2.14	$1.84	$1.58	$1.70	$1.57	$1.17	$0.99	$1.02
Accumulation unit value at end of period	$2.26	$2.30	$1.86	$2.14	$1.84	$1.58	$1.70	$1.57	$1.17	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	2,987	4,254	5,096	6,032	7,587	9,121	10,501	11,838	13,184	14,753

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.17	$1.75	$1.92	$1.78	$1.57	$1.56	$1.39	$1.08	$0.92	$1.00
Accumulation unit value at end of period	$2.15	$2.17	$1.75	$1.92	$1.78	$1.57	$1.56	$1.39	$1.08	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	1,891	2,657	3,404	4,926	5,878	4,464	4,444	4,691	3,837	3,425

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.02	$2.30	$2.31	$2.01	$2.30	$2.25	$1.90	$1.37	$1.15	$1.11
Accumulation unit value at end of period	$3.42	$3.02	$2.30	$2.31	$2.01	$2.30	$2.25	$1.90	$1.37	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,464	2,692	3,428	4,061	4,984	6,091	5,017	4,342	3,559	3,626

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.88	$1.48	$1.76	$1.45	$1.47	$1.52	$1.53	$1.30	$1.14	$1.24
Accumulation unit value at end of period	$2.12	$1.88	$1.48	$1.76	$1.45	$1.47	$1.52	$1.53	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	3,504	4,145	5,205	6,851	8,140	9,472	9,619	9,422	10,018	10,765

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.09	$1.16	$0.99	$1.03	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.49	$1.32	$1.09	$1.16	$0.99	$1.03	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	756	878	1,111	1,341	2,088	3,692	4,610	2,674	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,088	2,738	1,586	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.03	$1.05	$1.03	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.12	$1.03	$1.05	$1.03	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,126	3,521	3,736	5,557	6,418	5,433	2,045	776	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.58	$1.93	$2.00	$1.58	$1.59	$1.53	$1.37	$1.06	$0.90	$0.97
Accumulation unit value at end of period	$3.40	$2.58	$1.93	$2.00	$1.58	$1.59	$1.53	$1.37	$1.06	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	2,873	3,372	3,986	4,884	6,257	7,268	7,532	9,620	11,784	13,258

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.50	$1.28	$1.38	$1.16	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.50	$1.28	$1.38	$1.16	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	645	820	980	993	1,287	2,469	2,372	370	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.80	$1.30	$1.30	$1.03	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.18	$1.80	$1.30	$1.30	$1.03	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,420	2,604	2,757	3,247	4,040	4,372	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.96	$2.39	$2.39	$2.11	$1.91	$2.26	$2.03	$1.70	$1.52	$1.44
Accumulation unit value at end of period	$3.10	$2.96	$2.39	$2.39	$2.11	$1.91	$2.26	$2.03	$1.70	$1.52
Number of accumulation units outstanding at end of period (000 omitted)	5,599	6,778	8,164	10,276	12,615	14,038	16,754	16,808	17,920	17,962

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.40	$2.45	$2.24	$1.63	$1.80	$1.93	$1.91	$1.40	$1.31	$1.42
Accumulation unit value at end of period	$8.51	$3.40	$2.45	$2.24	$1.63	$1.80	$1.93	$1.91	$1.40	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	2,156	2,247	2,280	2,138	2,826	3,442	4,069	4,661	5,355	6,756

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.67	$1.43	$1.57	$1.44	$1.41	$1.44	$1.28	$1.26	$0.98	$1.09
Accumulation unit value at end of period	$1.41	$1.67	$1.43	$1.57	$1.44	$1.41	$1.44	$1.28	$1.26	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	2,203	2,678	3,340	4,357	5,495	5,997	6,770	7,323	7,544	8,256

Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.51	$1.20	$1.45	$1.16	$1.19	$1.18	$1.23	$1.05	$0.90	$1.03
Accumulation unit value at end of period	$1.69	$1.51	$1.20	$1.45	$1.16	$1.19	$1.18	$1.23	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	1,097	1,336	1,782	2,059	2,346	2,611	2,766	3,017	3,459	3,961

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.64	$2.12	$2.27	$1.94	$1.78	$1.81	$1.66	$1.22	$1.11	$1.15
Accumulation unit value at end of period	$3.12	$2.64	$2.12	$2.27	$1.94	$1.78	$1.81	$1.66	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	740	872	971	1,149	1,427	1,526	1,573	1,512	1,214	1,392

138    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.97	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.10	$1.02	$0.89	$0.97	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	498	507	643	182	193	204	30	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.73	$1.56	$1.66	$1.48	$1.32	$1.47	$1.47	$1.48	$1.30	$1.29
Accumulation unit value at end of period	$1.85	$1.73	$1.56	$1.66	$1.48	$1.32	$1.47	$1.47	$1.48	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	4,180	4,942	6,061	7,312	8,757	10,503	14,089	18,682	23,468	20,990

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.22	$1.05	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.22	$1.05	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	92	85	103	109	117	130	188	286	246	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.03	$1.04	$1.01	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.10	$1.03	$1.04	$1.01	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,649	1,855	1,838	1,918	1,331	1,028	909	661	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.99	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.93	$0.99	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,690	3,426	4,068	4,566	4,819	5,032	4,285	1,816	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.73	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.00	$0.73	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,099	1,209	1,636	1,937	2,391	2,036	1,692	1,001	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.03	$1.68	$1.86	$1.57	$1.50	$1.52	$1.46	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$2.31	$2.03	$1.68	$1.86	$1.57	$1.50	$1.52	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	160,334	192,399	225,786	244,681	269,584	294,272	295,390	319,087	288,564	249,264

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$2.03	$1.68	$1.86	$1.58	$1.50	$1.53	$1.46	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$2.32	$2.03	$1.68	$1.86	$1.58	$1.50	$1.53	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	108,007	134,036	166,936	207,557	272,799	315,909	351,169	528,534	569,607	673,876

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.17	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.49	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.17	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	111,206	77,610	64,098	75,380	86,023	79,356	86,974	111,142	179,383	124,664

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.16	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.49	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.16	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	140,272	120,416	134,773	165,113	209,710	201,988	230,224	337,162	632,917	517,244

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,622	11,793	6,435	670	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,364	6,706	5,881	1,188	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48,708	25,942	24,241	35,598	43,773	24,171	12,021	5,181	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.15	$1.04	$1.02	$1.05	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.09	$1.15	$1.04	$1.02	$1.05	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	70,815	68,473	68,517	86,814	113,542	81,580	78,409	21,256	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.31	$1.12	$1.23	$1.05	$1.03	$1.07	$1.03	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.31	$1.12	$1.23	$1.05	$1.03	$1.07	$1.03	—	—
Number of accumulation units outstanding at end of period (000 omitted)	815,921	911,713	1,084,786	1,220,902	1,345,925	1,475,624	1,431,347	446,881	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    139

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.28	$1.11	$1.19	$1.05	$1.03	$1.06	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.28	$1.11	$1.19	$1.05	$1.03	$1.06	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	584,874	652,652	746,660	843,569	932,397	993,340	1,003,801	297,687	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.70	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09	$1.09
Accumulation unit value at end of period	$1.91	$1.70	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,278,689	1,365,614	1,420,407	1,484,111	1,527,964	1,543,741	1,584,772	1,702,393	1,710,156	1,372,850

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.71	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09	$1.09
Accumulation unit value at end of period	$1.91	$1.71	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,738,475	1,977,234	2,287,167	2,616,708	2,967,338	3,241,769	3,477,583	3,816,277	3,811,596	3,866,447

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.86	$1.58	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.11	$1.86	$1.58	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	539,327	648,973	738,737	814,791	891,544	985,364	1,045,332	1,171,461	1,155,594	1,004,346

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.87	$1.59	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.11	$1.87	$1.59	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	375,075	464,381	620,224	775,540	971,845	1,140,429	1,268,064	1,972,689	2,256,097	2,609,307

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.53	$1.36	$1.43	$1.31	$1.27	$1.29	$1.24	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.69	$1.53	$1.36	$1.43	$1.31	$1.27	$1.29	$1.24	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	186,184	191,966	192,991	212,144	239,388	238,103	258,787	329,279	429,367	310,373

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.53	$1.36	$1.43	$1.32	$1.28	$1.29	$1.24	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.69	$1.53	$1.36	$1.43	$1.32	$1.28	$1.29	$1.24	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	286,321	318,907	365,177	446,132	539,604	575,433	665,239	860,888	1,156,617	1,071,873

Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.21	$1.76	$1.93	$1.62	$1.49	$1.49	$1.35	$1.06	$0.97	$1.01
Accumulation unit value at end of period	$2.56	$2.21	$1.76	$1.93	$1.62	$1.49	$1.49	$1.35	$1.06	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	2,075	2,591	3,203	4,321	5,354	6,081	6,597	8,304	9,484	11,367

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.09	$1.76	$2.06	$1.94	$1.56	$1.73	$1.71	$1.28	$1.14	$1.20
Accumulation unit value at end of period	$2.16	$2.09	$1.76	$2.06	$1.94	$1.56	$1.73	$1.71	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	2,197	2,473	2,992	3,476	4,254	4,967	5,542	6,596	7,960	9,513

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.23	$1.08	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,194	11,575	5,404	2,463	488	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.38	$1.16	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.38	$1.16	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	91,147	110,984	79,501	25,271	6,764	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.12	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.12	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47,393	52,504	33,609	14,182	3,882	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.74	$2.13	$1.62	$1.65	$1.67	$1.76	$1.45	$1.20	$1.42
Accumulation unit value at end of period	$2.54	$2.24	$1.74	$2.13	$1.62	$1.65	$1.67	$1.76	$1.45	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	7,183	8,872	10,786	12,339	14,367	16,539	18,169	20,183	21,094	24,125

Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$3.06	$2.35	$2.41	$2.03	$1.80	$1.83	$1.76	$1.33	$1.11	$1.16
Accumulation unit value at end of period	$3.77	$3.06	$2.35	$2.41	$2.03	$1.80	$1.83	$1.76	$1.33	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	5,461	6,422	7,872	9,389	11,577	13,474	15,273	17,494	18,923	21,342

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.32	$1.16	$1.41	$1.14	$1.12	$1.11	$1.18	$0.99	$0.88	$1.02
Accumulation unit value at end of period	$1.38	$1.32	$1.16	$1.41	$1.14	$1.12	$1.11	$1.18	$0.99	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	2,948	3,292	3,458	3,946	4,474	5,345	5,063	5,763	7,030	7,768

140    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.94	$2.25	$2.45	$2.05	$1.84	$1.92	$1.75	$1.35	$1.18	$1.26
Accumulation unit value at end of period	$3.52	$2.94	$2.25	$2.45	$2.05	$1.84	$1.92	$1.75	$1.35	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	1,313	1,646	2,119	2,789	3,121	3,666	4,010	4,561	4,859	5,638

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.34	$2.70	$2.69	$2.15	$2.02	$2.09	$2.15	$1.44	$1.35	$1.43
Accumulation unit value at end of period	$5.23	$3.34	$2.70	$2.69	$2.15	$2.02	$2.09	$2.15	$1.44	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	2,441	2,690	3,205	3,435	4,468	5,172	5,436	6,304	6,577	7,143

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.22	$1.08	$1.14	$1.06	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.22	$1.08	$1.14	$1.06	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	455	444	355	505	500	537	596	258	—	—
Variable account charges of 1.05% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.30	$1.14	$1.24	$1.10	$1.07	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.30	$1.14	$1.24	$1.10	$1.07	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	271	285	229	271	330	363	210	442	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.62	$1.82	$1.35	$1.38	$1.36	$1.31	$1.07	$0.96	$1.26
Accumulation unit value at end of period	$2.87	$2.08	$1.62	$1.82	$1.35	$1.38	$1.36	$1.31	$1.07	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	561	535	331	698	524	675	700	670	768	1,028

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.46	$2.01	$2.16	$1.84	$1.67	$1.66	$1.54	$1.16	$1.00	$0.95
Accumulation unit value at end of period	$2.49	$2.46	$2.01	$2.16	$1.84	$1.67	$1.66	$1.54	$1.16	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,242	1,542	1,714	1,767	2,135	2,417	2,935	3,853	3,962	3,474

AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.90	$0.78	$1.03	$0.83	$0.84	$0.83	$0.90	$0.74	$0.66	$0.82
Accumulation unit value at end of period	$0.91	$0.90	$0.78	$1.03	$0.83	$0.84	$0.83	$0.90	$0.74	$0.66
Number of accumulation units outstanding at end of period (000 omitted)	3,665	4,211	5,019	6,173	6,781	7,904	8,594	9,681	10,349	12,398

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.54	$2.66	$2.63	$2.02	$1.99	$1.81	$1.61	$1.19	$1.03	$1.08
Accumulation unit value at end of period	$4.73	$3.54	$2.66	$2.63	$2.02	$1.99	$1.81	$1.61	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,219	1,806	1,777	1,803	1,838	1,840	1,175	1,152	1,164	1,157

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.95	$0.79	$0.99	$1.01	$0.72	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.70	$0.95	$0.79	$0.99	$1.01	$0.72	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,581	1,831	2,370	2,743	2,800	2,822	2,720	1,161	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.02	$2.37	$2.75	$2.49	$2.05	$2.11	$1.83	$1.43	$1.24	$1.26
Accumulation unit value at end of period	$3.02	$3.02	$2.37	$2.75	$2.49	$2.05	$2.11	$1.83	$1.43	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1,668	2,329	3,027	3,581	3,904	3,619	3,578	3,799	3,833	3,927

American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.40	$2.55	$2.56	$1.96	$1.90	$1.81	$1.67	$1.23	$1.09	$1.09
Accumulation unit value at end of period	$5.03	$3.40	$2.55	$2.56	$1.96	$1.90	$1.81	$1.67	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	776	1,017	1,195	1,066	1,222	1,439	1,409	1,425	1,616	1,484

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.35	$1.87	$2.09	$1.94	$1.63	$1.72	$1.54	$1.18	$1.04	$1.05
Accumulation unit value at end of period	$2.35	$2.35	$1.87	$2.09	$1.94	$1.63	$1.72	$1.54	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	3,634	5,540	6,638	7,562	9,586	9,282	10,497	10,764	9,195	8,675

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.42	$1.22	$1.33	$1.18	$1.15	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.69	$1.42	$1.22	$1.33	$1.18	$1.15	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,941	2,230	2,949	3,654	3,958	4,113	3,678	2,657	691	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.90	$2.31	$2.26	$1.84	$1.76	$1.86	$1.80	$1.24	$1.05	$1.04
Accumulation unit value at end of period	$4.12	$2.90	$2.31	$2.26	$1.84	$1.76	$1.86	$1.80	$1.24	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	1,024	1,047	1,339	1,330	1,659	1,949	2,025	2,011	1,632	1,354

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    141

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.20	$1.81	$1.94	$1.71	$1.63	$1.62	$1.48	$1.23	$1.09	$1.08
Accumulation unit value at end of period	$2.56	$2.20	$1.81	$1.94	$1.71	$1.63	$1.62	$1.48	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	9,926	9,858	11,173	12,730	13,211	8,802	7,244	6,121	5,159	5,063

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.52	$0.61	$0.60	$0.54	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.55	$0.52	$0.61	$0.60	$0.54	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	319	278	397	228	318	116	45	25	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.10	$1.59	$1.77	$1.48	$1.38	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.53	$2.10	$1.59	$1.77	$1.48	$1.38	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,925	2,269	2,726	3,815	3,489	3,046	1,379	576	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.61	$2.11	$2.22	$1.81	$1.69	$1.70	$1.49	$1.12	$1.00	$0.96
Accumulation unit value at end of period	$2.94	$2.61	$2.11	$2.22	$1.81	$1.69	$1.70	$1.49	$1.12	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,175	1,324	1,436	1,501	1,790	2,057	2,122	1,928	2,295	1,582

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.09	$1.70	$1.83	$1.62	$1.44	$1.50	$1.38	$1.10	$0.97	$1.04
Accumulation unit value at end of period	$2.09	$2.09	$1.70	$1.83	$1.62	$1.44	$1.50	$1.38	$1.10	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	7,335	8,578	10,617	13,382	16,421	18,221	20,996	22,807	23,548	27,856

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$0.99	$1.08	$0.97	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.09	$0.99	$1.08	$0.97	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	743	779	1,008	911	795	479	516	340	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.07	$1.59	$2.05	$1.41	$1.35	$1.50	$1.55	$1.60	$1.34	$1.72
Accumulation unit value at end of period	$2.73	$2.07	$1.59	$2.05	$1.41	$1.35	$1.50	$1.55	$1.60	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	2,638	3,171	3,959	4,668	4,902	5,383	6,050	6,987	7,513	9,013

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.25	$1.14	$1.21	$1.16	$1.18	$1.28	$1.28	$1.40	$1.33	$1.28
Accumulation unit value at end of period	$1.29	$1.25	$1.14	$1.21	$1.16	$1.18	$1.28	$1.28	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	3,295	3,552	3,889	4,794	5,871	7,052	8,207	10,356	13,497	15,817

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$0.99	$0.98	$0.98	$0.99	$1.00	$1.01	$1.02	$1.03	$1.04	$1.05
Accumulation unit value at end of period	$0.98	$0.99	$0.98	$0.98	$0.99	$1.00	$1.01	$1.02	$1.03	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	8,600	5,451	6,763	7,596	9,689	12,323	12,595	17,103	15,607	22,516

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.22	$1.92	$2.02	$1.92	$1.74	$1.78	$1.73	$1.65	$1.44	$1.38
Accumulation unit value at end of period	$2.34	$2.22	$1.92	$2.02	$1.92	$1.74	$1.78	$1.73	$1.65	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	3,671	4,676	5,317	7,594	7,960	8,906	10,199	11,146	11,620	11,121

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.17	$1.88	$1.98	$1.88	$1.71	$1.75	$1.71	$1.64	$1.44	$1.37
Accumulation unit value at end of period	$2.27	$2.17	$1.88	$1.98	$1.88	$1.71	$1.75	$1.71	$1.64	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	3,933	4,903	5,531	7,642	9,848	7,080	8,073	8,334	10,683	10,394

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.57	$1.45	$1.46	$1.43	$1.38	$1.39	$1.33	$1.38	$1.30	$1.23
Accumulation unit value at end of period	$1.74	$1.57	$1.45	$1.46	$1.43	$1.38	$1.39	$1.33	$1.38	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	13,758	13,176	13,721	17,399	19,852	21,448	23,449	28,282	41,230	41,410

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.89	$2.15	$2.27	$1.79	$1.79	$1.66	$1.47	$1.14	$0.96	$1.00
Accumulation unit value at end of period	$3.85	$2.89	$2.15	$2.27	$1.79	$1.79	$1.66	$1.47	$1.14	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,374	1,409	1,692	1,978	2,544	2,989	2,273	2,344	2,338	2,470

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.83	$2.19	$2.32	$1.93	$1.75	$1.76	$1.57	$1.20	$1.05	$1.05
Accumulation unit value at end of period	$3.30	$2.83	$2.19	$2.32	$1.93	$1.75	$1.76	$1.57	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	4,731	5,326	5,762	5,710	6,068	5,707	6,118	5,851	4,407	3,792

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.07	$1.08	$1.07	$1.03	$1.07	$1.07	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.19	$1.13	$1.07	$1.08	$1.07	$1.03	$1.07	$1.07	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	3,543	2,468	2,200	1,956	1,984	937	802	599	110	7

142    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.21	$1.02	$1.09	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.21	$1.02	$1.09	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,878	1,148	965	1,078	1,303	1,164	878	84	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.01	$2.13	$1.75	$1.73	$1.66	$1.57	$1.21	$1.10	$1.30
Accumulation unit value at end of period	$3.59	$2.68	$2.01	$2.13	$1.75	$1.73	$1.66	$1.57	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	790	764	999	1,160	1,301	1,620	1,377	1,716	1,845	2,309

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.51	$1.22	$1.48	$1.17	$1.26	$1.21	$1.34	$1.11	$0.95	$1.10
Accumulation unit value at end of period	$1.63	$1.51	$1.22	$1.48	$1.17	$1.26	$1.21	$1.34	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,783	1,997	2,705	3,478	4,075	2,940	2,202	2,717	2,542	2,968

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.53	$2.02	$2.33	$1.95	$1.65	$1.75	$1.59	$1.16	$0.99	$1.02
Accumulation unit value at end of period	$2.68	$2.53	$2.02	$2.33	$1.95	$1.65	$1.75	$1.59	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,126	2,037	2,133	2,020	1,456	1,722	2,272	1,951	1,309	1,120

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.33	$1.79	$2.09	$1.87	$1.65	$1.76	$1.58	$1.16	$0.99	$1.10
Accumulation unit value at end of period	$2.48	$2.33	$1.79	$2.09	$1.87	$1.65	$1.76	$1.58	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,786	2,154	2,723	3,350	4,286	4,963	5,906	6,339	6,153	8,067

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.14	$1.84	$2.13	$1.92	$1.71	$1.78	$1.70	$1.16	$0.99	$1.10
Accumulation unit value at end of period	$2.31	$2.14	$1.84	$2.13	$1.92	$1.71	$1.78	$1.70	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	506	704	933	1,178	1,374	1,592	1,614	1,597	1,319	1,468

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.24	$1.18	$1.17	$1.15	$1.13	$1.13	$1.08	$1.11	$1.10	$1.10
Accumulation unit value at end of period	$1.29	$1.24	$1.18	$1.17	$1.15	$1.13	$1.13	$1.08	$1.11	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	3,959	2,920	3,057	3,983	5,037	5,249	5,620	6,635	10,948	10,315

Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.49	$0.47	$0.53	$0.53	$0.48	$0.64	$0.79	$0.88	$0.91	$1.06
Accumulation unit value at end of period	$0.48	$0.49	$0.47	$0.53	$0.53	$0.48	$0.64	$0.79	$0.88	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	1,660	1,995	2,677	3,293	3,663	3,939	4,416	4,966	6,077	7,027

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.52	$1.42	$1.44	$1.42	$1.33	$1.36	$1.27	$1.35	$1.30	$1.19
Accumulation unit value at end of period	$1.64	$1.52	$1.42	$1.44	$1.42	$1.33	$1.36	$1.27	$1.35	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	2,834	3,935	4,271	4,676	4,919	5,681	6,539	8,189	11,600	12,795

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.03	$1.24	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.19	$1.03	$1.24	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	472	492	690	822	294	162	129	67	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.75	$1.34	$1.39	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.29	$1.75	$1.34	$1.39	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,650	6,624	8,515	10,686	12,196	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.88	$2.28	$2.56	$2.23	$1.87	$1.89	$1.70	$1.27	$1.09	$1.18
Accumulation unit value at end of period	$3.08	$2.88	$2.28	$2.56	$2.23	$1.87	$1.89	$1.70	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	941	1,302	1,314	1,356	1,192	1,140	872	1,021	1,061	832

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.98	$0.99	$0.99	$1.00	$1.01	$1.02	$1.01	$1.00
Accumulation unit value at end of period	$1.03	$1.00	$0.98	$0.98	$0.99	$0.99	$1.00	$1.01	$1.02	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	4,638	1,710	1,174	595	1,326	609	494	179	323	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$0.93	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.10	$1.05	$0.93	$1.04	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	537	652	709	1,547	1,861	2,009	2,308	2,148	650	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.43	$1.35	$1.37	$1.34	$1.24	$1.26	$1.27	$1.24	$1.16	$1.15
Accumulation unit value at end of period	$1.45	$1.43	$1.35	$1.37	$1.34	$1.24	$1.26	$1.27	$1.24	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	4,802	6,809	9,465	9,838	11,874	12,910	17,715	20,466	16,282	18,777

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    143

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.26	$1.88	$1.76	$1.77	$1.60	$1.24	$1.08	$1.12
Accumulation unit value at end of period	$3.49	$2.71	$2.09	$2.26	$1.88	$1.76	$1.77	$1.60	$1.24	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	10,894	12,787	15,411	17,541	19,993	23,489	25,291	27,057	27,675	29,394

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.44	$2.00	$2.37	$1.99	$1.80	$1.85	$1.76	$1.31	$1.15	$1.31
Accumulation unit value at end of period	$2.85	$2.44	$2.00	$2.37	$1.99	$1.80	$1.85	$1.76	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	5,678	7,877	9,106	10,475	11,433	13,029	14,322	15,544	16,147	18,656

Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.55	$1.23	$1.46	$1.13	$1.21	$1.18	$1.30	$1.01	$0.85	$1.04
Accumulation unit value at end of period	$1.77	$1.55	$1.23	$1.46	$1.13	$1.21	$1.18	$1.30	$1.01	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	1,799	1,758	2,113	2,518	2,832	3,540	3,542	3,821	3,742	4,698

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.07	$1.11	$1.04	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.07	$1.11	$1.04	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,703	11,031	10,273	9,670	7,768	5,987	3,825	1,696	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.25	$1.04	$1.12	$1.03	$1.03	$1.04	$0.91	$0.90	$0.71	$0.77
Accumulation unit value at end of period	$1.17	$1.25	$1.04	$1.12	$1.03	$1.03	$1.04	$0.91	$0.90	$0.71
Number of accumulation units outstanding at end of period (000 omitted)	1,936	2,371	2,702	3,612	4,530	5,128	5,625	5,561	5,431	5,753

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.36	$1.18	$1.25	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.36	$1.18	$1.25	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,194	1,857	1,966	2,483	4,038	4,502	4,057	1,379	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.88	$1.55	$1.72	$1.60	$1.40	$1.48	$1.40	$1.10	$0.98	$1.00
Accumulation unit value at end of period	$1.76	$1.88	$1.55	$1.72	$1.60	$1.40	$1.48	$1.40	$1.10	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	2,685	3,295	3,949	5,037	6,234	7,031	7,839	8,676	9,331	10,509

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.36	$1.89	$2.19	$2.00	$1.55	$1.70	$1.70	$1.26	$1.08	$1.13
Accumulation unit value at end of period	$2.46	$2.36	$1.89	$2.19	$2.00	$1.55	$1.70	$1.70	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1,848	2,246	2,380	2,923	3,403	3,471	3,964	4,556	4,258	5,057

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.86	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.86	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	263	190	213	339	354	376	158	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.56	$2.07	$2.23	$1.82	$1.66	$1.67	$1.45	$1.07	$0.94	$0.92
Accumulation unit value at end of period	$2.98	$2.56	$2.07	$2.23	$1.82	$1.66	$1.67	$1.45	$1.07	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	1,453	2,022	2,433	2,472	2,800	2,981	3,178	3,364	3,355	3,539

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	950	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.39	$1.84	$2.14	$1.59	$1.61	$1.57	$1.55	$1.24	$1.03	$1.14
Accumulation unit value at end of period	$3.01	$2.39	$1.84	$2.14	$1.59	$1.61	$1.57	$1.55	$1.24	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,963	4,260	4,703	4,413	4,439	5,461	5,525	5,861	4,490	4,735

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.62	$1.48	$1.56	$1.49	$1.42	$1.47	$1.45	$1.47	$1.31	$1.32
Accumulation unit value at end of period	$1.65	$1.62	$1.48	$1.56	$1.49	$1.42	$1.47	$1.45	$1.47	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	10,512	12,301	14,110	17,492	20,511	23,923	28,509	34,193	43,699	48,110

Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.28	$0.98	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.44	$1.28	$0.98	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	551	744	804	962	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.53	$2.03	$2.29	$2.03	$1.75	$1.88	$1.70	$1.22	$1.05	$1.09
Accumulation unit value at end of period	$3.00	$2.53	$2.03	$2.29	$2.03	$1.75	$1.88	$1.70	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,036	3,635	4,022	4,511	4,440	4,959	5,186	5,141	4,035	4,137

144    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.42	$1.79	$1.88	$1.50	$1.48	$1.43	$1.34	$0.97	$1.00	—
Accumulation unit value at end of period	$3.40	$2.42	$1.79	$1.88	$1.50	$1.48	$1.43	$1.34	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	562	553	731	730	889	1,188	1,222	1,181	1,396	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.22	$1.08	$1.17	$1.07	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.22	$1.08	$1.17	$1.07	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,040	1,341	2,120	2,180	2,521	1,848	1,664	963	—	—

Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.81	$2.09	$1.80	$1.55	$1.67	$1.55	$1.15	$0.98	$1.01
Accumulation unit value at end of period	$2.19	$2.24	$1.81	$2.09	$1.80	$1.55	$1.67	$1.55	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,672	2,100	2,626	3,262	4,154	4,933	5,547	5,921	6,137	7,166

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.13	$1.73	$1.89	$1.76	$1.56	$1.54	$1.39	$1.07	$0.92	$1.00
Accumulation unit value at end of period	$2.10	$2.13	$1.73	$1.89	$1.76	$1.56	$1.54	$1.39	$1.07	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	1,737	2,086	2,584	3,776	4,368	3,036	3,167	3,211	2,680	1,711

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.94	$2.24	$2.25	$1.97	$2.26	$2.22	$1.88	$1.35	$1.13	$1.10
Accumulation unit value at end of period	$3.32	$2.94	$2.24	$2.25	$1.97	$2.26	$2.22	$1.88	$1.35	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,493	1,694	2,218	2,391	3,099	3,842	3,033	2,553	2,300	2,394

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.83	$1.44	$1.72	$1.42	$1.44	$1.50	$1.51	$1.29	$1.13	$1.22
Accumulation unit value at end of period	$2.06	$1.83	$1.44	$1.72	$1.42	$1.44	$1.50	$1.51	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,187	2,563	3,170	3,869	4,758	5,566	5,715	5,562	5,774	6,515

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.30	$1.08	$1.15	$0.98	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.30	$1.08	$1.15	$0.98	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	559	771	800	849	1,412	2,208	2,516	1,366	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,479	1,452	919	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.02	$1.04	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.10	$1.02	$1.04	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,708	3,551	2,678	3,496	3,588	3,142	1,019	454	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.52	$1.88	$1.96	$1.55	$1.56	$1.50	$1.35	$1.05	$0.90	$0.96
Accumulation unit value at end of period	$3.31	$2.52	$1.88	$1.96	$1.55	$1.56	$1.50	$1.35	$1.05	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	1,231	1,459	1,757	2,340	2,689	2,994	3,088	3,669	4,256	5,118

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.48	$1.27	$1.37	$1.15	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.47	$1.48	$1.27	$1.37	$1.15	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	386	661	725	795	1,051	1,101	963	297	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.78	$1.29	$1.30	$1.02	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.15	$1.78	$1.29	$1.30	$1.02	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,526	1,965	2,229	2,925	3,417	4,032	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.88	$2.33	$2.34	$2.06	$1.88	$2.22	$2.00	$1.68	$1.50	$1.42
Accumulation unit value at end of period	$3.01	$2.88	$2.33	$2.34	$2.06	$1.88	$2.22	$2.00	$1.68	$1.50
Number of accumulation units outstanding at end of period (000 omitted)	3,778	4,408	4,803	5,719	6,921	7,829	9,659	9,699	10,095	10,346

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.31	$2.39	$2.19	$1.59	$1.77	$1.90	$1.89	$1.39	$1.29	$1.41
Accumulation unit value at end of period	$8.26	$3.31	$2.39	$2.19	$1.59	$1.77	$1.90	$1.89	$1.39	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	1,696	1,663	1,601	1,491	1,752	2,334	2,300	2,465	2,512	3,626

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.63	$1.39	$1.53	$1.41	$1.38	$1.42	$1.26	$1.24	$0.96	$1.08
Accumulation unit value at end of period	$1.37	$1.63	$1.39	$1.53	$1.41	$1.38	$1.42	$1.26	$1.24	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,608	1,895	2,350	2,910	3,476	3,841	4,138	4,395	4,276	4,699

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    145

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.47	$1.17	$1.42	$1.13	$1.16	$1.16	$1.21	$1.04	$0.89	$1.02
Accumulation unit value at end of period	$1.64	$1.47	$1.17	$1.42	$1.13	$1.16	$1.16	$1.21	$1.04	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	578	679	832	992	1,252	1,300	1,778	1,851	1,518	1,876

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.57	$2.07	$2.22	$1.90	$1.75	$1.78	$1.63	$1.20	$1.10	$1.14
Accumulation unit value at end of period	$3.03	$2.57	$2.07	$2.22	$1.90	$1.75	$1.78	$1.63	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	478	469	459	504	569	707	918	991	662	668

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.01	$0.89	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$1.01	$0.89	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	164	144	80	96	166	183	22	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.68	$1.52	$1.62	$1.45	$1.30	$1.44	$1.45	$1.46	$1.29	$1.28
Accumulation unit value at end of period	$1.79	$1.68	$1.52	$1.62	$1.45	$1.30	$1.44	$1.45	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	2,816	3,816	4,603	6,179	6,974	7,992	11,029	13,849	16,929	14,599

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.11	$0.99	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.39	$1.20	$1.04	$1.11	$0.99	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	431	479	538	564	527	480	392	493	224	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$1.02	$1.04	$1.00	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.09	$1.02	$1.04	$1.00	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,604	2,140	1,971	2,013	1,041	699	815	882	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.96	$0.95	$0.93	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.92	$0.98	$0.97	$0.96	$0.95	$0.93	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,161	1,588	1,802	2,172	2,279	2,512	1,928	1,370	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.99	$0.72	$0.86	$0.78	$0.53	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.36	$0.99	$0.72	$0.86	$0.78	$0.53	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,092	676	821	965	907	517	383	252	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.99	$1.65	$1.83	$1.55	$1.48	$1.51	$1.44	$1.21	$1.07	$1.12
Accumulation unit value at end of period	$2.26	$1.99	$1.65	$1.83	$1.55	$1.48	$1.51	$1.44	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	13,710	15,316	16,497	18,290	18,084	19,480	18,361	16,913	11,278	9,262

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.99	$1.65	$1.83	$1.56	$1.48	$1.51	$1.45	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.27	$1.99	$1.65	$1.83	$1.56	$1.48	$1.51	$1.45	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	36,888	46,076	57,917	69,853	85,425	101,828	112,722	159,290	166,110	194,646

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.35	$1.23	$1.28	$1.21	$1.18	$1.19	$1.16	$1.13	$1.07	$1.04
Accumulation unit value at end of period	$1.46	$1.35	$1.23	$1.28	$1.21	$1.18	$1.19	$1.16	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16,406	15,132	16,141	21,344	23,627	21,829	23,823	28,495	31,545	19,166

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.35	$1.23	$1.28	$1.21	$1.18	$1.19	$1.16	$1.13	$1.07	$1.04
Accumulation unit value at end of period	$1.46	$1.35	$1.23	$1.28	$1.21	$1.18	$1.19	$1.16	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	73,853	79,227	89,262	104,085	124,787	125,527	143,992	196,119	303,502	278,439

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,883	4,496	4,033	262	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,183	2,661	1,202	109	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	32,435	25,858	14,406	15,898	20,591	9,937	4,342	3,200	—	—

146    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.12	$1.18	$1.07	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.26	$1.12	$1.18	$1.07	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	40,343	39,504	33,260	36,278	43,712	29,217	25,431	10,773	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.41	$1.20	$1.32	$1.13	$1.11	$1.16	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.55	$1.41	$1.20	$1.32	$1.13	$1.11	$1.16	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	271,726	302,669	349,613	376,744	400,705	433,187	406,321	157,403	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.43	$1.24	$1.34	$1.18	$1.15	$1.20	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.56	$1.43	$1.24	$1.34	$1.18	$1.15	$1.20	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	741,832	851,239	962,480	1,043,327	1,125,009	1,170,863	1,200,920	1,100,073	641,242	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.67	$1.45	$1.56	$1.39	$1.34	$1.36	$1.31	$1.19	$1.08	$1.09
Accumulation unit value at end of period	$1.87	$1.67	$1.45	$1.56	$1.39	$1.34	$1.36	$1.31	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	88,135	100,368	114,235	122,374	134,036	137,136	140,189	138,150	112,004	87,051

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.67	$1.46	$1.56	$1.39	$1.34	$1.36	$1.31	$1.19	$1.09	$1.09
Accumulation unit value at end of period	$1.87	$1.67	$1.46	$1.56	$1.39	$1.34	$1.36	$1.31	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	661,399	767,289	887,952	1,041,253	1,199,929	1,312,566	1,397,222	1,507,229	1,536,120	1,602,861

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.83	$1.56	$1.69	$1.47	$1.41	$1.44	$1.38	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.06	$1.83	$1.56	$1.69	$1.47	$1.41	$1.44	$1.38	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	43,657	52,338	59,099	62,034	67,718	74,985	74,633	75,415	60,473	51,157

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.83	$1.56	$1.69	$1.47	$1.41	$1.44	$1.38	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.06	$1.83	$1.56	$1.69	$1.47	$1.41	$1.44	$1.38	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	154,717	191,244	240,802	296,178	356,677	415,513	467,580	667,633	751,540	850,053

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.50	$1.34	$1.41	$1.29	$1.26	$1.27	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.65	$1.50	$1.34	$1.41	$1.29	$1.26	$1.27	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	34,083	35,166	37,996	41,189	46,140	48,963	52,873	54,918	57,975	38,847

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.50	$1.34	$1.41	$1.30	$1.26	$1.28	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.65	$1.50	$1.34	$1.41	$1.30	$1.26	$1.28	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	147,111	167,768	193,217	230,579	271,040	299,616	343,317	413,495	507,074	501,599

Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.15	$1.72	$1.89	$1.59	$1.46	$1.47	$1.33	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$2.48	$2.15	$1.72	$1.89	$1.59	$1.46	$1.47	$1.33	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	955	1,189	1,436	1,910	2,230	2,566	2,943	3,439	3,763	4,460

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.04	$1.72	$2.01	$1.90	$1.53	$1.70	$1.69	$1.26	$1.13	$1.19
Accumulation unit value at end of period	$2.10	$2.04	$1.72	$2.01	$1.90	$1.53	$1.70	$1.69	$1.26	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,089	1,311	1,489	1,882	2,343	2,599	2,933	3,253	3,807	4,661

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.28	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,624	8,120	2,837	955	37	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.42	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	50,905	53,787	43,746	28,319	5,720	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.29	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.29	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,325	30,117	21,321	13,110	3,581	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.18	$1.70	$2.08	$1.58	$1.62	$1.64	$1.73	$1.43	$1.19	$1.41
Accumulation unit value at end of period	$2.47	$2.18	$1.70	$2.08	$1.58	$1.62	$1.64	$1.73	$1.43	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	4,017	4,684	5,803	6,843	7,573	8,671	10,308	11,210	11,330	12,955

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    147

Variable account charges of 1.05% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$2.98	$2.29	$2.35	$1.99	$1.77	$1.80	$1.73	$1.31	$1.10	$1.15
Accumulation unit value at end of period	$3.66	$2.98	$2.29	$2.35	$1.99	$1.77	$1.80	$1.73	$1.31	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	2,974	4,303	5,072	5,686	6,710	7,791	8,590	9,333	9,491	10,675

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.38	$1.12	$1.09	$1.09	$1.16	$0.98	$0.87	$1.01
Accumulation unit value at end of period	$1.34	$1.29	$1.13	$1.38	$1.12	$1.09	$1.09	$1.16	$0.98	$0.87
Number of accumulation units outstanding at end of period (000 omitted)	1,406	1,774	2,114	2,155	2,149	2,611	2,312	2,392	3,014	3,409

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.86	$2.20	$2.39	$2.01	$1.81	$1.88	$1.72	$1.33	$1.17	$1.25
Accumulation unit value at end of period	$3.42	$2.86	$2.20	$2.39	$2.01	$1.81	$1.88	$1.72	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	725	1,234	1,467	1,778	2,084	2,414	2,781	3,268	3,173	4,080

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.25	$2.63	$2.63	$2.11	$1.98	$2.06	$2.12	$1.43	$1.34	$1.42
Accumulation unit value at end of period	$5.08	$3.25	$2.63	$2.63	$2.11	$1.98	$2.06	$2.12	$1.43	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	1,675	1,920	2,191	2,378	2,753	3,351	3,083	4,071	3,925	4,337

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.07	$1.12	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.20	$1.07	$1.12	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	446	500	351	372	243	182	332	259	—	—
Variable account charges of 1.10% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.14	$1.24	$1.10	$1.07	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.29	$1.14	$1.24	$1.10	$1.07	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,419	1,973	1,973	1,557	1,582	1,346	275	112	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.07	$1.61	$1.81	$1.34	$1.37	$1.35	$1.30	$1.07	$0.96	$1.26
Accumulation unit value at end of period	$2.85	$2.07	$1.61	$1.81	$1.34	$1.37	$1.35	$1.30	$1.07	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	331	301	342	329	353	683	718	644	809	922

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.44	$2.00	$2.14	$1.83	$1.66	$1.66	$1.53	$1.15	$0.99	$0.95
Accumulation unit value at end of period	$2.47	$2.44	$2.00	$2.14	$1.83	$1.66	$1.66	$1.53	$1.15	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	728	840	828	826	1,048	1,208	1,376	1,459	1,519	1,717

AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.90	$0.78	$1.02	$0.82	$0.84	$0.83	$0.90	$0.74	$0.65	$0.82
Accumulation unit value at end of period	$0.91	$0.90	$0.78	$1.02	$0.82	$0.84	$0.83	$0.90	$0.74	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	4,212	4,688	5,112	5,524	6,152	6,685	7,038	7,467	8,409	10,020

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.51	$2.64	$2.61	$2.01	$1.98	$1.81	$1.60	$1.18	$1.03	$1.08
Accumulation unit value at end of period	$4.69	$3.51	$2.64	$2.61	$2.01	$1.98	$1.81	$1.60	$1.18	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	4,348	4,138	3,626	2,671	1,952	1,672	1,020	503	408	274

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.94	$0.79	$0.99	$1.01	$0.72	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.70	$0.94	$0.79	$0.99	$1.01	$0.72	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,875	5,750	5,835	6,146	5,317	4,814	3,399	938	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.00	$2.35	$2.73	$2.48	$2.04	$2.10	$1.82	$1.42	$1.24	$1.26
Accumulation unit value at end of period	$3.00	$3.00	$2.35	$2.73	$2.48	$2.04	$2.10	$1.82	$1.42	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1,161	1,385	1,544	1,873	1,928	1,825	1,929	1,987	2,077	2,224

American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.37	$2.54	$2.55	$1.95	$1.89	$1.80	$1.66	$1.23	$1.09	$1.09
Accumulation unit value at end of period	$4.99	$3.37	$2.54	$2.55	$1.95	$1.89	$1.80	$1.66	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	454	501	539	433	491	574	563	598	557	591

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.34	$1.86	$2.08	$1.93	$1.63	$1.71	$1.53	$1.18	$1.04	$1.04
Accumulation unit value at end of period	$2.33	$2.34	$1.86	$2.08	$1.93	$1.63	$1.71	$1.53	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	5,169	5,658	5,742	5,966	5,505	5,302	5,189	4,231	4,117	4,303

148    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.41	$1.21	$1.33	$1.18	$1.15	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.69	$1.41	$1.21	$1.33	$1.18	$1.15	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	5,365	5,821	6,408	7,154	6,181	5,954	4,063	1,896	236	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.89	$2.30	$2.25	$1.83	$1.75	$1.85	$1.80	$1.23	$1.04	$1.04
Accumulation unit value at end of period	$4.09	$2.89	$2.30	$2.25	$1.83	$1.75	$1.85	$1.80	$1.23	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	601	725	769	700	777	885	1,115	1,209	962	782

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.18	$1.80	$1.93	$1.70	$1.62	$1.61	$1.48	$1.23	$1.09	$1.07
Accumulation unit value at end of period	$2.54	$2.18	$1.80	$1.93	$1.70	$1.62	$1.61	$1.48	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	24,531	22,871	23,324	22,960	18,280	10,843	5,150	3,743	2,750	2,998

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.55	$0.51	$0.61	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.55	$0.51	$0.61	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,690	1,807	1,879	1,450	967	618	235	124	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.09	$1.59	$1.77	$1.47	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.52	$2.09	$1.59	$1.77	$1.47	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,237	6,247	6,475	7,256	6,616	4,171	1,820	821	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.59	$2.10	$2.21	$1.80	$1.68	$1.69	$1.48	$1.12	$1.00	$0.96
Accumulation unit value at end of period	$2.92	$2.59	$2.10	$2.21	$1.80	$1.68	$1.69	$1.48	$1.12	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	875	886	892	765	793	916	691	577	593	417

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.69	$1.82	$1.61	$1.43	$1.49	$1.37	$1.09	$0.97	$1.03
Accumulation unit value at end of period	$2.07	$2.08	$1.69	$1.82	$1.61	$1.43	$1.49	$1.37	$1.09	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	6,184	7,067	7,630	8,598	9,787	10,413	12,007	13,069	13,508	15,637

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$0.98	$1.07	$0.97	$0.88	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.09	$0.98	$1.07	$0.97	$0.88	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,132	1,370	1,317	1,331	840	802	669	274	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.05	$1.58	$2.04	$1.40	$1.35	$1.50	$1.55	$1.60	$1.34	$1.71
Accumulation unit value at end of period	$2.71	$2.05	$1.58	$2.04	$1.40	$1.35	$1.50	$1.55	$1.60	$1.34
Number of accumulation units outstanding at end of period (000 omitted)	2,659	3,292	3,738	3,808	4,020	4,426	4,744	4,900	5,246	5,522

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.24	$1.13	$1.21	$1.15	$1.18	$1.27	$1.28	$1.40	$1.33	$1.28
Accumulation unit value at end of period	$1.28	$1.24	$1.13	$1.21	$1.15	$1.18	$1.27	$1.28	$1.40	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,371	1,511	1,585	1,799	2,008	2,372	2,776	3,332	5,795	6,279

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$0.98	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.02	$1.03	$1.05
Accumulation unit value at end of period	$0.97	$0.98	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.02	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	6,656	3,321	3,898	4,337	6,733	6,465	8,060	7,883	8,176	10,906

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.21	$1.91	$2.01	$1.91	$1.73	$1.77	$1.73	$1.65	$1.44	$1.38
Accumulation unit value at end of period	$2.33	$2.21	$1.91	$2.01	$1.91	$1.73	$1.77	$1.73	$1.65	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	1,898	2,179	2,510	3,140	3,446	4,091	4,629	4,680	5,322	5,135

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.15	$1.87	$1.97	$1.87	$1.71	$1.74	$1.70	$1.64	$1.44	$1.37
Accumulation unit value at end of period	$2.25	$2.15	$1.87	$1.97	$1.87	$1.71	$1.74	$1.70	$1.64	$1.44
Number of accumulation units outstanding at end of period (000 omitted)	2,319	2,588	2,836	3,398	3,891	2,871	3,433	4,478	5,369	4,947

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.56	$1.44	$1.46	$1.42	$1.37	$1.38	$1.33	$1.38	$1.29	$1.23
Accumulation unit value at end of period	$1.73	$1.56	$1.44	$1.46	$1.42	$1.37	$1.38	$1.33	$1.38	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	5,804	4,983	4,515	5,770	6,615	7,001	8,289	11,516	18,800	19,814

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.87	$2.14	$2.26	$1.78	$1.78	$1.65	$1.47	$1.14	$0.96	$1.00
Accumulation unit value at end of period	$3.83	$2.87	$2.14	$2.26	$1.78	$1.78	$1.65	$1.47	$1.14	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,031	1,043	1,121	1,047	1,187	1,574	863	923	879	1,062

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    149

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.81	$2.17	$2.31	$1.92	$1.74	$1.75	$1.56	$1.20	$1.05	$1.04
Accumulation unit value at end of period	$3.28	$2.81	$2.17	$2.31	$1.92	$1.74	$1.75	$1.56	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	17,498	17,063	14,556	13,049	10,466	8,407	5,799	2,862	2,240	2,396

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.06	$1.08	$1.07	$1.03	$1.06	$1.07	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.18	$1.13	$1.06	$1.08	$1.07	$1.03	$1.06	$1.07	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	4,579	3,306	2,612	1,891	1,617	2,529	1,414	319	181	60

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.21	$1.02	$1.09	$0.99	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.21	$1.02	$1.09	$0.99	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,503	1,206	868	960	1,349	785	1,068	96	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.66	$1.99	$2.12	$1.74	$1.73	$1.65	$1.56	$1.20	$1.09	$1.30
Accumulation unit value at end of period	$3.56	$2.66	$1.99	$2.12	$1.74	$1.73	$1.65	$1.56	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	533	498	548	546	543	670	565	784	929	1,540

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.50	$1.21	$1.47	$1.17	$1.26	$1.21	$1.34	$1.11	$0.95	$1.10
Accumulation unit value at end of period	$1.62	$1.50	$1.21	$1.47	$1.17	$1.26	$1.21	$1.34	$1.11	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,739	1,948	2,357	2,738	3,179	1,273	991	1,183	1,325	1,620

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.52	$2.01	$2.32	$1.94	$1.64	$1.74	$1.58	$1.16	$0.99	$1.02
Accumulation unit value at end of period	$2.66	$2.52	$2.01	$2.32	$1.94	$1.64	$1.74	$1.58	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	517	631	618	600	585	609	712	656	461	463

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.32	$1.78	$2.08	$1.86	$1.65	$1.75	$1.58	$1.16	$0.99	$1.09
Accumulation unit value at end of period	$2.46	$2.32	$1.78	$2.08	$1.86	$1.65	$1.75	$1.58	$1.16	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1,278	1,560	1,688	1,968	2,217	2,471	2,745	2,886	3,017	3,744

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.13	$1.83	$2.12	$1.91	$1.70	$1.77	$1.69	$1.15	$0.99	$1.09
Accumulation unit value at end of period	$2.30	$2.13	$1.83	$2.12	$1.91	$1.70	$1.77	$1.69	$1.15	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	396	539	568	674	761	875	918	896	781	676

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.24	$1.17	$1.17	$1.14	$1.13	$1.12	$1.07	$1.11	$1.10	$1.10
Accumulation unit value at end of period	$1.28	$1.24	$1.17	$1.17	$1.14	$1.13	$1.12	$1.07	$1.11	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,541	1,614	1,166	1,419	2,193	1,849	2,021	2,507	4,645	5,279

Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.49	$0.46	$0.53	$0.53	$0.48	$0.64	$0.78	$0.88	$0.91	$1.05
Accumulation unit value at end of period	$0.48	$0.49	$0.46	$0.53	$0.53	$0.48	$0.64	$0.78	$0.88	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	1,488	1,770	2,089	2,343	2,838	3,623	3,980	4,239	4,449	5,100

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.51	$1.41	$1.44	$1.42	$1.32	$1.35	$1.26	$1.35	$1.29	$1.19
Accumulation unit value at end of period	$1.63	$1.51	$1.41	$1.44	$1.42	$1.32	$1.35	$1.26	$1.35	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	1,162	1,244	1,394	1,677	1,847	2,104	2,625	3,341	5,553	5,537

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.03	$1.24	$1.01	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.19	$1.03	$1.24	$1.01	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,165	2,226	1,815	1,346	408	253	166	45	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.75	$1.34	$1.39	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.28	$1.75	$1.34	$1.39	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,363	4,939	5,515	6,002	6,553	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.86	$2.26	$2.54	$2.22	$1.86	$1.88	$1.70	$1.26	$1.09	$1.18
Accumulation unit value at end of period	$3.06	$2.86	$2.26	$2.54	$2.22	$1.86	$1.88	$1.70	$1.26	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	799	1,021	1,020	734	610	392	298	303	293	322

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.00	$0.98	$0.98	$0.99	$0.99	$1.00	$1.00	$1.02	$1.01	$1.00
Accumulation unit value at end of period	$1.02	$1.00	$0.98	$0.98	$0.99	$0.99	$1.00	$1.00	$1.02	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	6,262	2,524	1,698	1,492	1,631	924	492	117	89	44

150    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.05	$0.93	$1.03	$0.98	$0.94	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.09	$1.05	$0.93	$1.03	$0.98	$0.94	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	910	1,124	1,029	1,108	1,145	1,306	1,432	1,593	81	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.42	$1.34	$1.36	$1.33	$1.23	$1.26	$1.27	$1.23	$1.16	$1.14
Accumulation unit value at end of period	$1.43	$1.42	$1.34	$1.36	$1.33	$1.23	$1.26	$1.27	$1.23	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	3,089	4,266	5,503	5,818	6,139	7,576	9,450	14,511	10,750	9,888

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.69	$2.07	$2.25	$1.87	$1.75	$1.77	$1.60	$1.23	$1.07	$1.12
Accumulation unit value at end of period	$3.47	$2.69	$2.07	$2.25	$1.87	$1.75	$1.77	$1.60	$1.23	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	18,033	19,013	19,261	18,152	17,607	19,080	17,069	16,550	16,893	19,196

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.42	$1.99	$2.36	$1.98	$1.79	$1.84	$1.75	$1.30	$1.15	$1.31
Accumulation unit value at end of period	$2.83	$2.42	$1.99	$2.36	$1.98	$1.79	$1.84	$1.75	$1.30	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	9,349	10,183	10,467	9,892	9,875	10,508	9,737	9,717	10,305	11,982

Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.54	$1.22	$1.45	$1.13	$1.20	$1.18	$1.30	$1.01	$0.85	$1.04
Accumulation unit value at end of period	$1.75	$1.54	$1.22	$1.45	$1.13	$1.20	$1.18	$1.30	$1.01	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	1,083	1,198	1,356	1,515	1,490	2,011	1,499	1,418	1,463	1,595

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.06	$1.11	$1.04	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.16	$1.06	$1.11	$1.04	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15,305	15,351	12,730	10,110	6,134	4,411	2,620	687	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.25	$1.03	$1.12	$1.02	$1.03	$1.03	$0.91	$0.90	$0.71	$0.76
Accumulation unit value at end of period	$1.17	$1.25	$1.03	$1.12	$1.02	$1.03	$1.03	$0.91	$0.90	$0.71
Number of accumulation units outstanding at end of period (000 omitted)	1,994	2,269	2,445	2,987	3,404	3,776	4,104	4,375	3,691	3,952

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.35	$1.18	$1.24	$1.15	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.35	$1.18	$1.24	$1.15	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,663	9,054	8,041	8,105	7,168	5,696	4,262	778	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.86	$1.54	$1.71	$1.60	$1.39	$1.48	$1.40	$1.10	$0.97	$0.99
Accumulation unit value at end of period	$1.75	$1.86	$1.54	$1.71	$1.60	$1.39	$1.48	$1.40	$1.10	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	3,297	3,741	3,913	4,207	4,466	4,901	5,177	5,271	5,609	6,373

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.35	$1.88	$2.18	$1.99	$1.55	$1.69	$1.70	$1.26	$1.08	$1.13
Accumulation unit value at end of period	$2.44	$2.35	$1.88	$2.18	$1.99	$1.55	$1.69	$1.70	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	3,916	4,077	3,953	3,729	3,512	3,279	3,329	3,110	3,178	3,786

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.93	$0.86	$0.94	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.98	$0.93	$0.86	$0.94	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	753	670	540	622	558	375	70	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.55	$2.06	$2.22	$1.81	$1.65	$1.67	$1.45	$1.06	$0.94	$0.91
Accumulation unit value at end of period	$2.96	$2.55	$2.06	$2.22	$1.81	$1.65	$1.67	$1.45	$1.06	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	650	770	927	767	792	1,001	980	1,064	1,083	1,023

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	908	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.37	$1.83	$2.13	$1.58	$1.60	$1.56	$1.55	$1.23	$1.03	$1.14
Accumulation unit value at end of period	$2.99	$2.37	$1.83	$2.13	$1.58	$1.60	$1.56	$1.55	$1.23	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	4,962	5,323	5,274	4,417	3,560	3,994	3,187	2,734	2,626	2,786

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.61	$1.47	$1.56	$1.48	$1.41	$1.46	$1.44	$1.46	$1.31	$1.31
Accumulation unit value at end of period	$1.64	$1.61	$1.47	$1.56	$1.48	$1.41	$1.46	$1.44	$1.46	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	5,951	6,937	7,515	9,029	10,303	12,175	13,930	17,016	21,536	23,258

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    151

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.28	$0.98	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.44	$1.28	$0.98	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	223	246	344	386	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.52	$2.02	$2.28	$2.02	$1.74	$1.87	$1.69	$1.22	$1.05	$1.08
Accumulation unit value at end of period	$2.98	$2.52	$2.02	$2.28	$2.02	$1.74	$1.87	$1.69	$1.22	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	3,339	3,785	3,907	3,784	3,362	3,050	2,678	2,685	2,726	3,160

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.41	$1.78	$1.88	$1.49	$1.48	$1.43	$1.34	$0.97	$1.00	—
Accumulation unit value at end of period	$3.38	$2.41	$1.78	$1.88	$1.49	$1.48	$1.43	$1.34	$0.97	—
Number of accumulation units outstanding at end of period (000 omitted)	236	309	319	271	248	369	432	438	425	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.16	$1.07	$0.97	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.22	$1.07	$1.16	$1.07	$0.97	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,474	4,577	4,470	5,372	4,742	3,739	3,808	2,661	—	—

Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.80	$2.08	$1.79	$1.55	$1.67	$1.54	$1.15	$0.98	$1.01
Accumulation unit value at end of period	$2.18	$2.23	$1.80	$2.08	$1.79	$1.55	$1.67	$1.54	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,409	1,613	1,770	1,909	2,249	2,546	2,877	3,585	3,976	4,635

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.12	$1.72	$1.89	$1.76	$1.55	$1.54	$1.39	$1.07	$0.91	$1.00
Accumulation unit value at end of period	$2.09	$2.12	$1.72	$1.89	$1.76	$1.55	$1.54	$1.39	$1.07	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	981	1,162	1,533	1,970	2,397	1,631	1,660	1,702	1,562	1,651

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.92	$2.23	$2.24	$1.96	$2.25	$2.21	$1.87	$1.35	$1.13	$1.10
Accumulation unit value at end of period	$3.29	$2.92	$2.23	$2.24	$1.96	$2.25	$2.21	$1.87	$1.35	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,237	1,420	1,662	1,748	1,949	2,703	1,707	1,246	962	1,130

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.82	$1.43	$1.71	$1.41	$1.43	$1.49	$1.50	$1.28	$1.12	$1.22
Accumulation unit value at end of period	$2.05	$1.82	$1.43	$1.71	$1.41	$1.43	$1.49	$1.50	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,326	1,537	1,800	2,075	2,389	2,945	2,805	2,809	3,039	3,450

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.30	$1.08	$1.15	$0.98	$1.02	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.30	$1.08	$1.15	$0.98	$1.02	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,956	2,257	2,603	2,474	3,013	4,414	5,165	1,754	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,722	10,571	6,292	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.01	$1.04	$1.02	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.10	$1.01	$1.04	$1.02	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,785	4,396	3,923	4,839	4,370	2,374	979	299	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.50	$1.87	$1.95	$1.54	$1.56	$1.50	$1.34	$1.05	$0.89	$0.96
Accumulation unit value at end of period	$3.28	$2.50	$1.87	$1.95	$1.54	$1.56	$1.50	$1.34	$1.05	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	2,107	2,247	2,116	1,939	1,956	2,118	2,005	2,391	2,790	3,226

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.47	$1.26	$1.37	$1.15	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.47	$1.47	$1.26	$1.37	$1.15	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,232	1,721	1,854	1,638	1,810	2,427	2,205	389	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.78	$1.29	$1.29	$1.02	$0.98	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.15	$1.78	$1.29	$1.29	$1.02	$0.98	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,952	1,949	2,114	2,208	2,381	2,412	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.86	$2.32	$2.33	$2.05	$1.87	$2.21	$1.99	$1.67	$1.49	$1.42
Accumulation unit value at end of period	$2.99	$2.86	$2.32	$2.33	$2.05	$1.87	$2.21	$1.99	$1.67	$1.49
Number of accumulation units outstanding at end of period (000 omitted)	4,537	4,751	4,854	5,295	5,654	5,455	5,666	5,179	4,763	5,414

152    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.29	$2.38	$2.17	$1.59	$1.76	$1.89	$1.88	$1.38	$1.29	$1.40
Accumulation unit value at end of period	$8.20	$3.29	$2.38	$2.17	$1.59	$1.76	$1.89	$1.88	$1.38	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	2,125	2,042	1,943	1,378	1,322	1,535	1,428	1,412	1,732	2,237

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.62	$1.38	$1.52	$1.41	$1.38	$1.41	$1.25	$1.24	$0.96	$1.08
Accumulation unit value at end of period	$1.36	$1.62	$1.38	$1.52	$1.41	$1.38	$1.41	$1.25	$1.24	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	935	1,037	1,258	1,532	2,140	2,695	2,846	3,090	3,076	3,474

Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.46	$1.16	$1.41	$1.13	$1.16	$1.15	$1.21	$1.04	$0.88	$1.02
Accumulation unit value at end of period	$1.63	$1.46	$1.16	$1.41	$1.13	$1.16	$1.15	$1.21	$1.04	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	775	854	912	921	936	1,079	1,129	1,135	1,263	1,289

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.55	$2.05	$2.21	$1.89	$1.74	$1.77	$1.63	$1.20	$1.09	$1.14
Accumulation unit value at end of period	$3.01	$2.55	$2.05	$2.21	$1.89	$1.74	$1.77	$1.63	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	588	615	488	493	491	525	493	429	473	543

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.01	$0.88	$0.96	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.08	$1.01	$0.88	$0.96	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	648	538	514	505	362	277	70	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.67	$1.51	$1.62	$1.44	$1.29	$1.44	$1.45	$1.46	$1.29	$1.28
Accumulation unit value at end of period	$1.78	$1.67	$1.51	$1.62	$1.44	$1.29	$1.44	$1.45	$1.46	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	2,305	2,562	2,749	3,180	3,154	3,648	5,504	6,989	9,044	8,355

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.20	$1.04	$1.11	$0.98	$0.96	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.38	$1.20	$1.04	$1.11	$0.98	$0.96	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	782	797	699	658	680	654	380	207	90	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$1.01	$1.03	$1.00	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.09	$1.01	$1.03	$1.00	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,937	4,577	3,912	4,577	2,632	1,389	1,099	576	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.97	$0.96	$0.95	$0.93	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.91	$0.97	$0.97	$0.96	$0.95	$0.93	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,105	4,054	4,094	3,922	2,933	2,739	2,694	1,200	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.99	$0.72	$0.86	$0.78	$0.53	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.35	$0.99	$0.72	$0.86	$0.78	$0.53	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,260	7,635	5,342	2,106	1,598	1,361	721	355	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.98	$1.65	$1.82	$1.55	$1.48	$1.51	$1.44	$1.21	$1.07	$1.12
Accumulation unit value at end of period	$2.25	$1.98	$1.65	$1.82	$1.55	$1.48	$1.51	$1.44	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	31,483	35,373	37,619	37,388	37,852	40,657	39,641	37,097	30,798	27,379

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.98	$1.65	$1.82	$1.55	$1.48	$1.51	$1.44	$1.21	$1.08	$1.12
Accumulation unit value at end of period	$2.25	$1.98	$1.65	$1.82	$1.55	$1.48	$1.51	$1.44	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	27,365	31,796	37,158	41,390	47,922	57,650	61,976	97,109	109,832	142,959

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.34	$1.23	$1.28	$1.20	$1.18	$1.19	$1.15	$1.13	$1.07	$1.04
Accumulation unit value at end of period	$1.45	$1.34	$1.23	$1.28	$1.20	$1.18	$1.19	$1.15	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	33,769	21,788	19,571	20,282	22,999	19,512	19,398	24,424	33,352	25,356

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.34	$1.23	$1.28	$1.20	$1.18	$1.19	$1.15	$1.13	$1.07	$1.04
Accumulation unit value at end of period	$1.45	$1.34	$1.23	$1.28	$1.20	$1.18	$1.19	$1.15	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	37,281	31,846	34,013	39,711	50,597	52,520	64,928	107,857	191,955	172,997

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.19	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	27,357	23,765	16,215	3,674	—	—	—	—	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    153

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	42,302	31,288	14,644	3,261	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.07	$1.11	$1.04	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.18	$1.07	$1.11	$1.04	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	129,112	88,836	78,394	78,932	84,132	49,423	29,190	12,422	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.11	$1.18	$1.07	$1.05	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.25	$1.11	$1.18	$1.07	$1.05	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	260,035	259,634	259,404	266,316	281,192	203,172	143,077	60,795	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.31	$1.13	$1.11	$1.16	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.54	$1.40	$1.20	$1.31	$1.13	$1.11	$1.16	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,385,806	1,425,722	1,457,370	1,376,963	1,281,709	1,150,172	795,285	303,834	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.16	$1.24	$1.10	$1.07	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.33	$1.16	$1.24	$1.10	$1.07	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,788,240	1,880,355	1,935,601	1,895,549	1,830,017	1,498,589	1,060,757	459,820	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.66	$1.45	$1.55	$1.38	$1.34	$1.36	$1.31	$1.19	$1.08	$1.09
Accumulation unit value at end of period	$1.86	$1.66	$1.45	$1.55	$1.38	$1.34	$1.36	$1.31	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	258,779	249,018	232,423	231,878	234,086	230,941	221,597	205,380	188,879	158,255

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.67	$1.45	$1.55	$1.39	$1.34	$1.36	$1.31	$1.19	$1.08	$1.09
Accumulation unit value at end of period	$1.86	$1.67	$1.45	$1.55	$1.39	$1.34	$1.36	$1.31	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	432,805	481,057	538,897	601,348	670,062	745,592	820,237	964,702	1,029,788	1,147,869

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.82	$1.55	$1.69	$1.47	$1.41	$1.43	$1.38	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.05	$1.82	$1.55	$1.69	$1.47	$1.41	$1.43	$1.38	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	116,467	124,755	133,681	134,450	135,206	138,540	133,178	135,654	118,429	110,904

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.82	$1.55	$1.69	$1.47	$1.41	$1.44	$1.38	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.05	$1.82	$1.55	$1.69	$1.47	$1.41	$1.44	$1.38	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	85,456	100,628	121,360	142,292	164,597	194,703	218,248	350,986	428,503	553,318

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.49	$1.33	$1.40	$1.29	$1.25	$1.27	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.64	$1.49	$1.33	$1.40	$1.29	$1.25	$1.27	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	71,189	70,164	57,882	55,606	57,950	53,926	50,355	50,123	55,877	48,500

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.50	$1.33	$1.41	$1.29	$1.26	$1.27	$1.23	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.64	$1.50	$1.33	$1.41	$1.29	$1.26	$1.27	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	93,097	103,336	114,508	133,233	161,724	177,375	206,057	275,868	368,244	376,142

Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.13	$1.71	$1.88	$1.58	$1.45	$1.46	$1.32	$1.04	$0.95	$1.00
Accumulation unit value at end of period	$2.46	$2.13	$1.71	$1.88	$1.58	$1.45	$1.46	$1.32	$1.04	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	492	563	684	827	928	1,126	1,320	1,631	1,764	2,094

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.02	$1.71	$2.00	$1.89	$1.52	$1.70	$1.68	$1.26	$1.12	$1.19
Accumulation unit value at end of period	$2.08	$2.02	$1.71	$2.00	$1.89	$1.52	$1.70	$1.68	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	537	613	716	756	877	1,076	1,237	1,526	1,854	2,309

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.22	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	79,184	51,729	22,819	13,765	1,592	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.37	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.42	$1.37	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	443,648	406,725	279,931	163,769	36,430	—	—	—	—	—

154    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.10% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.29	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.29	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	284,483	278,100	209,061	131,449	18,587	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.17	$1.69	$2.07	$1.58	$1.62	$1.63	$1.73	$1.43	$1.19	$1.40
Accumulation unit value at end of period	$2.45	$2.17	$1.69	$2.07	$1.58	$1.62	$1.63	$1.73	$1.43	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	2,956	3,662	4,090	4,156	4,380	4,923	5,399	5,572	5,891	6,758

Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$2.96	$2.28	$2.34	$1.98	$1.76	$1.79	$1.73	$1.30	$1.10	$1.15
Accumulation unit value at end of period	$3.63	$2.96	$2.28	$2.34	$1.98	$1.76	$1.79	$1.73	$1.30	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	2,236	2,565	2,858	3,146	3,468	4,034	4,250	4,824	5,244	5,910

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.28	$1.12	$1.37	$1.11	$1.09	$1.08	$1.16	$0.98	$0.87	$1.01
Accumulation unit value at end of period	$1.33	$1.28	$1.12	$1.37	$1.11	$1.09	$1.08	$1.16	$0.98	$0.87
Number of accumulation units outstanding at end of period (000 omitted)	979	1,015	1,141	1,286	1,209	1,496	1,484	1,596	1,820	1,958

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.84	$2.18	$2.38	$2.00	$1.80	$1.88	$1.72	$1.33	$1.16	$1.24
Accumulation unit value at end of period	$3.40	$2.84	$2.18	$2.38	$2.00	$1.80	$1.88	$1.72	$1.33	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	1,008	1,118	1,310	1,333	1,398	1,592	1,680	1,777	2,194	2,727

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.23	$2.62	$2.61	$2.10	$1.97	$2.05	$2.11	$1.42	$1.33	$1.41
Accumulation unit value at end of period	$5.04	$3.23	$2.62	$2.61	$2.10	$1.97	$2.05	$2.11	$1.42	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	2,607	2,608	2,666	2,114	2,098	2,213	1,782	1,684	1,836	1,868

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.12	$1.05	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.20	$1.06	$1.12	$1.05	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	835	1,070	846	862	475	350	442	234	—	—
Variable account charges of 1.25% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	28	81	56	48	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.03	$1.58	$1.78	$1.32	$1.35	$1.33	$1.29	$1.06	$0.95	$1.25
Accumulation unit value at end of period	$2.79	$2.03	$1.58	$1.78	$1.32	$1.35	$1.33	$1.29	$1.06	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	89	64	83	46	17	16	18	37	42	48

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.39	$1.96	$2.11	$1.80	$1.64	$1.64	$1.52	$1.14	$0.99	$0.94
Accumulation unit value at end of period	$2.42	$2.39	$1.96	$2.11	$1.80	$1.64	$1.64	$1.52	$1.14	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	157	171	119	100	153	166	200	202	247	277

AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.88	$0.76	$1.00	$0.81	$0.83	$0.82	$0.89	$0.73	$0.65	$0.81
Accumulation unit value at end of period	$0.89	$0.88	$0.76	$1.00	$0.81	$0.83	$0.82	$0.89	$0.73	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	447	620	669	709	635	697	817	857	911	1,158

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.44	$2.59	$2.57	$1.97	$1.95	$1.78	$1.59	$1.17	$1.02	$1.07
Accumulation unit value at end of period	$4.59	$3.44	$2.59	$2.57	$1.97	$1.95	$1.78	$1.59	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	209	136	126	108	202	204	75	70	39	17

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.69	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	150	208	305	374	312	297	213	65	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.94	$2.31	$2.69	$2.44	$2.01	$2.07	$1.80	$1.41	$1.23	$1.25
Accumulation unit value at end of period	$2.94	$2.94	$2.31	$2.69	$2.44	$2.01	$2.07	$1.80	$1.41	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	156	187	219	277	276	265	311	302	323	327

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    155

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.31	$2.49	$2.51	$1.92	$1.87	$1.78	$1.64	$1.21	$1.08	$1.09
Accumulation unit value at end of period	$4.88	$3.31	$2.49	$2.51	$1.92	$1.87	$1.78	$1.64	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	135	199	223	182	145	135	124	105	96	96

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.29	$1.83	$2.04	$1.90	$1.60	$1.69	$1.52	$1.17	$1.03	$1.04
Accumulation unit value at end of period	$2.28	$2.29	$1.83	$2.04	$1.90	$1.60	$1.69	$1.52	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	373	533	567	658	735	784	875	941	1,133	1,106

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.66	$1.40	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	147	204	232	271	247	307	367	268	31	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.83	$2.26	$2.21	$1.80	$1.73	$1.83	$1.78	$1.22	$1.04	$1.04
Accumulation unit value at end of period	$4.01	$2.83	$2.26	$2.21	$1.80	$1.73	$1.83	$1.78	$1.22	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	136	132	124	75	76	48	71	69	46	47

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.14	$1.76	$1.90	$1.68	$1.60	$1.59	$1.46	$1.22	$1.08	$1.07
Accumulation unit value at end of period	$2.48	$2.14	$1.76	$1.90	$1.68	$1.60	$1.59	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1,445	1,525	1,879	2,218	2,295	1,730	1,332	1,286	912	953

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	8	8	3	25	3	7	4	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.07	$1.58	$1.76	$1.46	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.49	$2.07	$1.58	$1.76	$1.46	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	155	135	176	141	158	50	25	3	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.54	$2.06	$2.17	$1.77	$1.66	$1.67	$1.46	$1.11	$0.99	$0.95
Accumulation unit value at end of period	$2.86	$2.54	$2.06	$2.17	$1.77	$1.66	$1.67	$1.46	$1.11	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	237	261	324	265	267	302	262	253	251	209

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.03	$1.66	$1.79	$1.58	$1.41	$1.47	$1.36	$1.08	$0.96	$1.03
Accumulation unit value at end of period	$2.03	$2.03	$1.66	$1.79	$1.58	$1.41	$1.47	$1.36	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,026	1,180	1,451	1,611	1,749	1,706	1,947	2,125	2,176	2,480

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$0.97	$1.07	$0.97	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.08	$0.97	$1.07	$0.97	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48	60	126	144	45	49	48	18	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.01	$1.55	$2.00	$1.38	$1.33	$1.48	$1.53	$1.58	$1.33	$1.70
Accumulation unit value at end of period	$2.65	$2.01	$1.55	$2.00	$1.38	$1.33	$1.48	$1.53	$1.58	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	414	499	577	594	568	582	601	628	662	686

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.21	$1.11	$1.19	$1.13	$1.16	$1.26	$1.26	$1.38	$1.32	$1.27
Accumulation unit value at end of period	$1.25	$1.21	$1.11	$1.19	$1.13	$1.16	$1.26	$1.26	$1.38	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	305	292	317	376	436	489	580	711	1,175	1,327

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$0.96	$0.96	$0.96	$0.96	$0.98	$0.99	$1.00	$1.01	$1.03	$1.04
Accumulation unit value at end of period	$0.95	$0.96	$0.96	$0.96	$0.96	$0.98	$0.99	$1.00	$1.01	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,875	1,694	2,252	1,981	2,566	2,643	2,894	3,509	4,019	4,601

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.16	$1.88	$1.98	$1.88	$1.71	$1.75	$1.71	$1.63	$1.43	$1.37
Accumulation unit value at end of period	$2.28	$2.16	$1.88	$1.98	$1.88	$1.71	$1.75	$1.71	$1.63	$1.43
Number of accumulation units outstanding at end of period (000 omitted)	273	360	395	470	567	598	628	622	847	822

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.11	$1.84	$1.94	$1.84	$1.68	$1.72	$1.68	$1.62	$1.43	$1.36
Accumulation unit value at end of period	$2.20	$2.11	$1.84	$1.94	$1.84	$1.68	$1.72	$1.68	$1.62	$1.43
Number of accumulation units outstanding at end of period (000 omitted)	446	526	532	653	767	399	464	532	750	713

156    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.53	$1.42	$1.43	$1.40	$1.35	$1.37	$1.31	$1.36	$1.28	$1.22
Accumulation unit value at end of period	$1.70	$1.53	$1.42	$1.43	$1.40	$1.35	$1.37	$1.31	$1.36	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,307	1,164	744	1,030	1,259	1,483	1,578	1,936	3,269	3,034

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.82	$2.10	$2.22	$1.76	$1.76	$1.63	$1.45	$1.13	$0.95	$0.99
Accumulation unit value at end of period	$3.74	$2.82	$2.10	$2.22	$1.76	$1.76	$1.63	$1.45	$1.13	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	226	206	227	208	221	250	190	183	221	250

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.76	$2.13	$2.27	$1.89	$1.72	$1.73	$1.54	$1.19	$1.04	$1.04
Accumulation unit value at end of period	$3.21	$2.76	$2.13	$2.27	$1.89	$1.72	$1.73	$1.54	$1.19	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	611	616	606	661	497	409	329	302	406	438

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.11	$1.05	$1.06	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.16	$1.11	$1.05	$1.06	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	251	106	206	255	218	110	58	5	5	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	39	12	62	94	149	190	187	27	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.61	$1.96	$2.08	$1.72	$1.70	$1.63	$1.54	$1.19	$1.08	$1.29
Accumulation unit value at end of period	$3.49	$2.61	$1.96	$2.08	$1.72	$1.70	$1.63	$1.54	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	86	83	57	43	45	37	44	48	106	118

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.47	$1.19	$1.44	$1.15	$1.24	$1.19	$1.32	$1.10	$0.94	$1.09
Accumulation unit value at end of period	$1.58	$1.47	$1.19	$1.44	$1.15	$1.24	$1.19	$1.32	$1.10	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	421	470	476	521	546	112	104	136	200	273

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.47	$1.97	$2.28	$1.91	$1.61	$1.72	$1.56	$1.15	$0.98	$1.01
Accumulation unit value at end of period	$2.61	$2.47	$1.97	$2.28	$1.91	$1.61	$1.72	$1.56	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	74	77	62	46	60	59	75	90	127	81

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.27	$1.75	$2.05	$1.83	$1.62	$1.73	$1.56	$1.15	$0.98	$1.09
Accumulation unit value at end of period	$2.41	$2.27	$1.75	$2.05	$1.83	$1.62	$1.73	$1.56	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	88	126	153	165	179	190	232	256	297	403

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.09	$1.80	$2.09	$1.88	$1.67	$1.75	$1.67	$1.14	$0.98	$1.09
Accumulation unit value at end of period	$2.25	$2.09	$1.80	$2.09	$1.88	$1.67	$1.75	$1.67	$1.14	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	36	52	87	79	77	68	61	65	54	59

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.21	$1.15	$1.15	$1.12	$1.11	$1.11	$1.06	$1.10	$1.09	$1.09
Accumulation unit value at end of period	$1.26	$1.21	$1.15	$1.15	$1.12	$1.11	$1.11	$1.06	$1.10	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	270	291	277	302	843	865	678	1,029	1,516	1,823

Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.48	$0.45	$0.52	$0.52	$0.47	$0.63	$0.77	$0.87	$0.90	$1.05
Accumulation unit value at end of period	$0.47	$0.48	$0.45	$0.52	$0.52	$0.47	$0.63	$0.77	$0.87	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	201	217	239	252	282	327	379	504	498	583

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.48	$1.39	$1.41	$1.39	$1.30	$1.34	$1.25	$1.34	$1.28	$1.18
Accumulation unit value at end of period	$1.59	$1.48	$1.39	$1.41	$1.39	$1.30	$1.34	$1.25	$1.34	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	349	385	402	478	511	558	613	683	1,029	1,099

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	46	60	83	56	23	13	12	18	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.74	$1.34	$1.39	$1.06	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.26	$1.74	$1.34	$1.39	$1.06	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	803	978	1,117	1,124	1,251	—	—	—	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    157

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.81	$2.22	$2.50	$2.19	$1.84	$1.86	$1.68	$1.25	$1.08	$1.17
Accumulation unit value at end of period	$2.99	$2.81	$2.22	$2.50	$2.19	$1.84	$1.86	$1.68	$1.25	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	102	118	137	132	134	138	80	80	62	74

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.99	$0.97	$0.97	$0.98	$0.98	$0.99	$1.00	$1.02	$1.01	$1.00
Accumulation unit value at end of period	$1.01	$0.99	$0.97	$0.97	$0.98	$0.98	$0.99	$1.00	$1.02	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	362	153	127	96	159	31	15	—	—	—

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.03	$0.92	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.08	$1.03	$0.92	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	121	146	175	166	179	187	189	143	24	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.39	$1.32	$1.34	$1.31	$1.22	$1.24	$1.25	$1.22	$1.15	$1.14
Accumulation unit value at end of period	$1.40	$1.39	$1.32	$1.34	$1.31	$1.22	$1.24	$1.25	$1.22	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	701	997	1,284	1,315	1,474	1,719	1,905	2,312	1,779	2,005

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.64	$2.04	$2.21	$1.84	$1.73	$1.74	$1.58	$1.22	$1.07	$1.11
Accumulation unit value at end of period	$3.39	$2.64	$2.04	$2.21	$1.84	$1.73	$1.74	$1.58	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	2,146	2,341	2,570	2,805	2,773	2,874	2,898	3,127	2,960	2,966

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.38	$1.95	$2.32	$1.95	$1.76	$1.81	$1.73	$1.29	$1.14	$1.30
Accumulation unit value at end of period	$2.76	$2.38	$1.95	$2.32	$1.95	$1.76	$1.81	$1.73	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	809	950	1,013	1,125	1,239	1,339	1,457	1,636	1,733	1,819

Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.51	$1.20	$1.43	$1.11	$1.19	$1.16	$1.28	$1.00	$0.84	$1.03
Accumulation unit value at end of period	$1.72	$1.51	$1.20	$1.43	$1.11	$1.19	$1.16	$1.28	$1.00	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	219	218	248	274	345	373	289	300	301	320

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,227	1,390	1,693	1,571	1,054	506	549	206	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.21	$1.00	$1.09	$1.00	$1.00	$1.01	$0.89	$0.88	$0.70	$0.75
Accumulation unit value at end of period	$1.13	$1.21	$1.00	$1.09	$1.00	$1.00	$1.01	$0.89	$0.88	$0.70
Number of accumulation units outstanding at end of period (000 omitted)	118	186	265	303	479	559	563	614	557	568

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	238	188	229	313	274	210	441	35	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.84	$1.52	$1.69	$1.58	$1.38	$1.47	$1.39	$1.10	$0.97	$1.00
Accumulation unit value at end of period	$1.73	$1.84	$1.52	$1.69	$1.58	$1.38	$1.47	$1.39	$1.10	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	315	351	429	571	566	673	727	817	855	946

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.85	$2.15	$1.97	$1.53	$1.67	$1.68	$1.25	$1.07	$1.13
Accumulation unit value at end of period	$2.40	$2.31	$1.85	$2.15	$1.97	$1.53	$1.67	$1.68	$1.25	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	162	153	161	174	175	188	232	247	259	295

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.97	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38	24	33	12	28	—	3	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.49	$2.02	$2.18	$1.78	$1.63	$1.65	$1.43	$1.05	$0.93	$0.91
Accumulation unit value at end of period	$2.90	$2.49	$2.02	$2.18	$1.78	$1.63	$1.65	$1.43	$1.05	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	162	187	248	238	258	284	331	374	351	304

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	82	—	—	—	—	—	—	—	—	—

158    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.33	$1.79	$2.10	$1.56	$1.58	$1.54	$1.53	$1.22	$1.02	$1.13
Accumulation unit value at end of period	$2.93	$2.33	$1.79	$2.10	$1.56	$1.58	$1.54	$1.53	$1.22	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	514	580	658	680	802	801	756	828	838	847

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.57	$1.44	$1.53	$1.46	$1.39	$1.44	$1.43	$1.45	$1.30	$1.31
Accumulation unit value at end of period	$1.60	$1.57	$1.44	$1.53	$1.46	$1.39	$1.44	$1.43	$1.45	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	906	1,058	1,261	1,416	1,653	1,859	2,144	3,076	3,703	4,013

Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.27	$0.98	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.27	$0.98	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9	12	39	73	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.47	$1.98	$2.24	$1.99	$1.71	$1.85	$1.68	$1.21	$1.04	$1.08
Accumulation unit value at end of period	$2.91	$2.47	$1.98	$2.24	$1.99	$1.71	$1.85	$1.68	$1.21	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	178	188	238	209	277	336	337	336	340	352

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.38	$1.77	$1.86	$1.48	$1.47	$1.42	$1.33	$0.96	$1.00	—
Accumulation unit value at end of period	$3.34	$2.38	$1.77	$1.86	$1.48	$1.47	$1.42	$1.33	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	138	96	106	89	106	94	88	88	88	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.21	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	77	150	233	237	206	239	223	184	—	—

Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.18	$1.77	$2.04	$1.76	$1.52	$1.64	$1.53	$1.14	$0.97	$1.00
Accumulation unit value at end of period	$2.13	$2.18	$1.77	$2.04	$1.76	$1.52	$1.64	$1.53	$1.14	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	214	246	311	359	430	461	527	593	614	703

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.09	$1.70	$1.87	$1.74	$1.54	$1.53	$1.38	$1.07	$0.91	$1.00
Accumulation unit value at end of period	$2.06	$2.09	$1.70	$1.87	$1.74	$1.54	$1.53	$1.38	$1.07	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	120	138	191	260	294	228	99	85	92	68

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.86	$2.19	$2.20	$1.93	$2.21	$2.18	$1.85	$1.33	$1.12	$1.09
Accumulation unit value at end of period	$3.22	$2.86	$2.19	$2.20	$1.93	$2.21	$2.18	$1.85	$1.33	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	158	129	126	175	183	191	131	115	85	97

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.78	$1.41	$1.68	$1.39	$1.41	$1.47	$1.49	$1.27	$1.11	$1.21
Accumulation unit value at end of period	$2.00	$1.78	$1.41	$1.68	$1.39	$1.41	$1.47	$1.49	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	241	239	307	325	335	381	359	344	313	319

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.28	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	91	116	99	106	100	160	214	436	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	348	362	52	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$1.01	$1.03	$1.01	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.09	$1.01	$1.03	$1.01	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	445	361	226	327	678	515	154	61	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.46	$1.84	$1.92	$1.52	$1.54	$1.48	$1.33	$1.04	$0.89	$0.95
Accumulation unit value at end of period	$3.22	$2.46	$1.84	$1.92	$1.52	$1.54	$1.48	$1.33	$1.04	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	138	226	203	206	234	247	220	240	320	359

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.46	$1.25	$1.36	$1.14	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.46	$1.25	$1.36	$1.14	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	68	111	112	107	132	150	408	267	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    159

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.76	$1.28	$1.29	$1.02	$0.97	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.13	$1.76	$1.28	$1.29	$1.02	$0.97	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	306	401	414	477	606	718	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.80	$2.28	$2.29	$2.02	$1.84	$2.19	$1.97	$1.66	$1.48	$1.41
Accumulation unit value at end of period	$2.93	$2.80	$2.28	$2.29	$2.02	$1.84	$2.19	$1.97	$1.66	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	372	410	472	533	465	405	487	504	486	531

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.23	$2.33	$2.14	$1.56	$1.73	$1.87	$1.86	$1.37	$1.28	$1.39
Accumulation unit value at end of period	$8.03	$3.23	$2.33	$2.14	$1.56	$1.73	$1.87	$1.86	$1.37	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	231	263	294	252	254	234	241	229	221	205

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.58	$1.36	$1.50	$1.38	$1.36	$1.39	$1.24	$1.22	$0.95	$1.07
Accumulation unit value at end of period	$1.33	$1.58	$1.36	$1.50	$1.38	$1.36	$1.39	$1.24	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	161	168	226	251	256	266	279	306	312	356

Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.43	$1.14	$1.39	$1.11	$1.14	$1.14	$1.19	$1.02	$0.88	$1.01
Accumulation unit value at end of period	$1.59	$1.43	$1.14	$1.39	$1.11	$1.14	$1.14	$1.19	$1.02	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	68	73	113	110	86	85	97	94	104	91

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.50	$2.02	$2.17	$1.86	$1.72	$1.75	$1.61	$1.19	$1.08	$1.13
Accumulation unit value at end of period	$2.94	$2.50	$2.02	$2.17	$1.86	$1.72	$1.75	$1.61	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	90	108	53	77	94	107	104	130	118	128

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.00	$0.88	$0.95	$0.91	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.07	$1.00	$0.88	$0.95	$0.91	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	3	3	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.64	$1.48	$1.59	$1.42	$1.27	$1.42	$1.43	$1.45	$1.28	$1.27
Accumulation unit value at end of period	$1.74	$1.64	$1.48	$1.59	$1.42	$1.27	$1.42	$1.43	$1.45	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	462	573	581	718	726	913	1,683	2,030	2,306	2,096

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.18	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.18	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	2	9	28	1	—	2	2	2	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	342	256	71	34	26	26	18	9	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.96	$0.95	$0.94	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.90	$0.96	$0.96	$0.95	$0.94	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	141	163	180	215	254	282	225	135	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.34	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	84	65	133	98	78	67	25	5	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.95	$1.62	$1.80	$1.53	$1.47	$1.49	$1.43	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.22	$1.95	$1.62	$1.80	$1.53	$1.47	$1.49	$1.43	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,954	2,223	2,252	1,825	1,783	1,797	1,578	1,962	1,512	1,375

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.95	$1.63	$1.80	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.22	$1.95	$1.63	$1.80	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,096	3,572	3,884	3,850	4,142	4,286	4,659	4,445	4,233	4,638

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.26	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06	$1.04
Accumulation unit value at end of period	$1.43	$1.32	$1.21	$1.26	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	3,110	2,727	2,255	2,614	3,291	3,828	3,847	3,852	4,741	3,692

160    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.26	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06	$1.04
Accumulation unit value at end of period	$1.43	$1.32	$1.21	$1.26	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,995	3,392	3,987	5,125	6,697	7,405	8,911	11,518	19,722	19,589

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	35	—	15	37	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	49	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.16	$1.05	$1.09	$1.03	$1.01	$1.03	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.16	$1.05	$1.09	$1.03	$1.01	$1.03	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	183	163	131	69	75	1	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.20	$1.07	$1.13	$1.03	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.20	$1.07	$1.13	$1.03	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	35	42	35	11	31	—	204	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.21	$1.04	$1.02	$1.07	$1.03	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.28	$1.10	$1.21	$1.04	$1.02	$1.07	$1.03	—	—
Number of accumulation units outstanding at end of period (000 omitted)	211	257	267	167	108	160	—	—	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.25	$1.09	$1.17	$1.04	$1.02	$1.06	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.25	$1.09	$1.17	$1.04	$1.02	$1.06	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	501	507	547	444	272	125	91	—	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.64	$1.43	$1.53	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.83	$1.64	$1.43	$1.53	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	12,727	12,559	13,001	13,990	15,131	15,649	17,400	18,017	15,675	14,804

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.64	$1.43	$1.53	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.83	$1.64	$1.43	$1.53	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	13,765	15,226	17,471	20,849	25,392	28,829	31,949	37,695	40,536	45,364

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.79	$1.53	$1.67	$1.45	$1.40	$1.43	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.02	$1.79	$1.53	$1.67	$1.45	$1.40	$1.43	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	4,897	6,165	6,989	7,268	7,740	8,379	8,171	8,503	7,743	7,528

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.80	$1.53	$1.67	$1.45	$1.40	$1.43	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.02	$1.80	$1.53	$1.67	$1.45	$1.40	$1.43	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	12,225	13,124	14,690	16,507	17,667	19,413	20,043	19,987	19,791	22,032

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.47	$1.31	$1.39	$1.28	$1.24	$1.26	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.62	$1.47	$1.31	$1.39	$1.28	$1.24	$1.26	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,654	4,293	4,510	4,656	5,138	5,279	6,166	6,354	7,326	6,257

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.16	$1.08	$1.07
Accumulation unit value at end of period	$1.62	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	5,332	6,250	7,587	9,409	10,952	13,639	16,144	18,523	22,396	24,570

Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.09	$1.67	$1.84	$1.55	$1.43	$1.44	$1.31	$1.03	$0.94	$0.99
Accumulation unit value at end of period	$2.41	$2.09	$1.67	$1.84	$1.55	$1.43	$1.44	$1.31	$1.03	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	66	90	111	123	131	161	169	177	173	218

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.98	$1.68	$1.97	$1.86	$1.50	$1.68	$1.66	$1.25	$1.11	$1.18
Accumulation unit value at end of period	$2.04	$1.98	$1.68	$1.97	$1.86	$1.50	$1.68	$1.66	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	61	80	103	126	138	122	141	197	230	322

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    161

Variable account charges of 1.25% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.21	$1.07	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	132	86	59	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.41	$1.36	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	189	173	139	25	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.29	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.29	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	189	278	140	—	—	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.12	$1.65	$2.04	$1.55	$1.59	$1.61	$1.71	$1.41	$1.18	$1.39
Accumulation unit value at end of period	$2.40	$2.12	$1.65	$2.04	$1.55	$1.59	$1.61	$1.71	$1.41	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	376	474	561	584	663	688	663	698	717	782

Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$2.90	$2.24	$2.30	$1.95	$1.73	$1.77	$1.71	$1.29	$1.09	$1.14
Accumulation unit value at end of period	$3.55	$2.90	$2.24	$2.30	$1.95	$1.73	$1.77	$1.71	$1.29	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	350	409	487	563	603	632	696	834	881	928

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.25	$1.10	$1.35	$1.10	$1.07	$1.07	$1.14	$0.97	$0.86	$1.00
Accumulation unit value at end of period	$1.30	$1.25	$1.10	$1.35	$1.10	$1.07	$1.07	$1.14	$0.97	$0.86
Number of accumulation units outstanding at end of period (000 omitted)	168	198	250	289	217	281	252	204	195	219

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.78	$2.14	$2.34	$1.97	$1.77	$1.85	$1.70	$1.32	$1.15	$1.24
Accumulation unit value at end of period	$3.33	$2.78	$2.14	$2.34	$1.97	$1.77	$1.85	$1.70	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	53	58	72	103	113	127	141	185	226	291

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.17	$2.57	$2.57	$2.07	$1.94	$2.02	$2.09	$1.41	$1.32	$1.40
Accumulation unit value at end of period	$4.93	$3.17	$2.57	$2.57	$2.07	$1.94	$2.02	$2.09	$1.41	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	97	113	154	137	163	178	208	253	295	313

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.19	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	26	140	180	71	12	32	8	—	—
Variable account charges of 1.30% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.12	$1.23	$1.09	$1.07	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.28	$1.12	$1.23	$1.09	$1.07	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	724	1,242	1,383	1,259	815	1,024	598	412	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.01	$1.57	$1.77	$1.32	$1.34	$1.33	$1.28	$1.06	$0.95	$1.25
Accumulation unit value at end of period	$2.76	$2.01	$1.57	$1.77	$1.32	$1.34	$1.33	$1.28	$1.06	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	120	98	93	122	131	174	194	213	214	293

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.37	$1.95	$2.09	$1.79	$1.63	$1.63	$1.51	$1.14	$0.98	$0.94
Accumulation unit value at end of period	$2.40	$2.37	$1.95	$2.09	$1.79	$1.63	$1.63	$1.51	$1.14	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	267	236	274	263	353	421	461	512	480	431

AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.87	$0.76	$1.00	$0.81	$0.82	$0.82	$0.88	$0.73	$0.65	$0.81
Accumulation unit value at end of period	$0.88	$0.87	$0.76	$1.00	$0.81	$0.82	$0.82	$0.88	$0.73	$0.65
Number of accumulation units outstanding at end of period (000 omitted)	1,654	1,936	2,222	2,511	2,895	2,994	3,285	3,513	3,914	4,688

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.42	$2.58	$2.55	$1.96	$1.94	$1.78	$1.58	$1.17	$1.02	$1.07
Accumulation unit value at end of period	$4.56	$3.42	$2.58	$2.55	$1.96	$1.94	$1.78	$1.58	$1.17	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,443	2,373	2,019	1,412	1,489	1,486	1,000	814	630	485

162    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.69	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,940	2,017	2,397	2,684	2,792	2,313	1,891	742	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.92	$2.29	$2.67	$2.43	$2.00	$2.06	$1.80	$1.40	$1.22	$1.25
Accumulation unit value at end of period	$2.92	$2.92	$2.29	$2.67	$2.43	$2.00	$2.06	$1.80	$1.40	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	547	770	876	965	1,000	930	986	1,059	1,168	1,278

American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.28	$2.47	$2.49	$1.91	$1.86	$1.77	$1.64	$1.21	$1.08	$1.08
Accumulation unit value at end of period	$4.85	$3.28	$2.47	$2.49	$1.91	$1.86	$1.77	$1.64	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	135	144	199	176	169	168	226	233	312	337

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.28	$1.82	$2.03	$1.89	$1.59	$1.68	$1.51	$1.16	$1.03	$1.03
Accumulation unit value at end of period	$2.27	$2.28	$1.82	$2.03	$1.89	$1.59	$1.68	$1.51	$1.16	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,523	3,154	3,262	3,434	3,493	3,401	3,354	3,201	3,226	2,947

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.66	$1.39	$1.20	$1.31	$1.17	$1.14	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4,484	4,657	4,776	4,420	4,445	3,549	2,594	2,067	295	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.81	$2.25	$2.20	$1.79	$1.72	$1.82	$1.77	$1.22	$1.04	$1.03
Accumulation unit value at end of period	$3.98	$2.81	$2.25	$2.20	$1.79	$1.72	$1.82	$1.77	$1.22	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	264	332	339	294	375	392	540	640	444	337

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.12	$1.75	$1.89	$1.67	$1.59	$1.58	$1.46	$1.21	$1.08	$1.07
Accumulation unit value at end of period	$2.46	$2.12	$1.75	$1.89	$1.67	$1.59	$1.58	$1.46	$1.21	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	14,142	13,547	14,014	12,961	11,038	7,831	4,461	3,300	1,982	2,107

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	570	453	438	440	419	135	20	21	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.06	$1.57	$1.75	$1.46	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.48	$2.06	$1.57	$1.75	$1.46	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,997	2,086	2,261	2,209	1,974	1,507	867	406	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.52	$2.05	$2.16	$1.76	$1.65	$1.66	$1.46	$1.11	$0.98	$0.95
Accumulation unit value at end of period	$2.84	$2.52	$2.05	$2.16	$1.76	$1.65	$1.66	$1.46	$1.11	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	518	480	389	434	528	653	452	325	423	340

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.02	$1.65	$1.78	$1.58	$1.41	$1.46	$1.35	$1.08	$0.96	$1.02
Accumulation unit value at end of period	$2.01	$2.02	$1.65	$1.78	$1.58	$1.41	$1.46	$1.35	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	2,459	2,959	3,385	3,692	4,268	4,803	5,900	6,330	6,495	7,829

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	710	716	705	742	406	412	399	139	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.00	$1.54	$1.99	$1.37	$1.32	$1.47	$1.53	$1.57	$1.32	$1.70
Accumulation unit value at end of period	$2.63	$2.00	$1.54	$1.99	$1.37	$1.32	$1.47	$1.53	$1.57	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	787	967	1,088	1,327	1,441	1,555	1,798	1,981	2,151	2,465

Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.20	$1.10	$1.18	$1.13	$1.16	$1.25	$1.26	$1.38	$1.31	$1.27
Accumulation unit value at end of period	$1.24	$1.20	$1.10	$1.18	$1.13	$1.16	$1.25	$1.26	$1.38	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	1,019	1,125	1,239	1,522	1,765	2,159	2,639	3,322	4,691	5,320

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.95	$0.96	$0.97	$0.98	$1.00	$1.01	$1.02	$1.04
Accumulation unit value at end of period	$0.95	$0.95	$0.95	$0.95	$0.96	$0.97	$0.98	$1.00	$1.01	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,814	1,424	1,247	1,507	1,950	2,535	2,203	3,150	3,834	4,783

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    163

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.15	$1.86	$1.97	$1.87	$1.70	$1.74	$1.70	$1.63	$1.42	$1.36
Accumulation unit value at end of period	$2.26	$2.15	$1.86	$1.97	$1.87	$1.70	$1.74	$1.70	$1.63	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	862	991	1,290	1,782	1,953	2,122	2,643	2,887	3,491	3,685

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.09	$1.83	$1.92	$1.83	$1.67	$1.71	$1.67	$1.61	$1.42	$1.36
Accumulation unit value at end of period	$2.19	$2.09	$1.83	$1.92	$1.83	$1.67	$1.71	$1.67	$1.61	$1.42
Number of accumulation units outstanding at end of period (000 omitted)	1,273	1,460	1,721	2,379	2,759	2,039	2,291	2,726	3,545	3,834

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.52	$1.41	$1.42	$1.39	$1.35	$1.36	$1.31	$1.36	$1.28	$1.22
Accumulation unit value at end of period	$1.68	$1.52	$1.41	$1.42	$1.39	$1.35	$1.36	$1.31	$1.36	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	4,194	3,830	3,703	4,255	4,677	5,083	5,830	7,338	12,205	12,964

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.80	$2.09	$2.20	$1.75	$1.75	$1.62	$1.44	$1.12	$0.95	$0.99
Accumulation unit value at end of period	$3.71	$2.80	$2.09	$2.20	$1.75	$1.75	$1.62	$1.44	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	296	269	348	334	356	489	307	340	357	332

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.74	$2.12	$2.25	$1.88	$1.71	$1.72	$1.54	$1.18	$1.04	$1.03
Accumulation unit value at end of period	$3.19	$2.74	$2.12	$2.25	$1.88	$1.71	$1.72	$1.54	$1.18	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	12,898	11,948	10,544	8,997	6,483	4,885	3,201	2,371	1,317	1,085

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.11	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.15	$1.11	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,371	2,362	2,555	1,491	1,348	741	790	859	471	294

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.19	$1.01	$1.08	$0.99	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	920	566	586	489	778	462	66	8	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.59	$1.94	$2.07	$1.71	$1.69	$1.63	$1.54	$1.19	$1.08	$1.29
Accumulation unit value at end of period	$3.46	$2.59	$1.94	$2.07	$1.71	$1.69	$1.63	$1.54	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	151	124	180	233	264	318	287	320	335	469

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.46	$1.18	$1.44	$1.14	$1.23	$1.19	$1.32	$1.09	$0.94	$1.09
Accumulation unit value at end of period	$1.57	$1.46	$1.18	$1.44	$1.14	$1.23	$1.19	$1.32	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	794	837	1,017	1,151	1,197	565	507	678	781	1,050

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.45	$1.96	$2.27	$1.90	$1.61	$1.71	$1.56	$1.15	$0.98	$1.01
Accumulation unit value at end of period	$2.59	$2.45	$1.96	$2.27	$1.90	$1.61	$1.71	$1.56	$1.15	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	229	245	309	307	318	415	543	606	354	337

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.25	$1.74	$2.03	$1.82	$1.61	$1.72	$1.55	$1.14	$0.98	$1.08
Accumulation unit value at end of period	$2.39	$2.25	$1.74	$2.03	$1.82	$1.61	$1.72	$1.55	$1.14	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	429	646	735	873	1,086	1,226	1,501	1,702	1,798	2,073

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.07	$1.79	$2.07	$1.87	$1.67	$1.74	$1.67	$1.14	$0.98	$1.08
Accumulation unit value at end of period	$2.23	$2.07	$1.79	$2.07	$1.87	$1.67	$1.74	$1.67	$1.14	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	261	324	379	417	420	483	546	582	444	404

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.20	$1.14	$1.14	$1.12	$1.10	$1.10	$1.06	$1.09	$1.09	$1.09
Accumulation unit value at end of period	$1.25	$1.20	$1.14	$1.14	$1.12	$1.10	$1.10	$1.06	$1.09	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,001	1,082	1,049	1,178	1,530	2,031	2,404	2,847	4,567	5,602

Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.47	$0.45	$0.52	$0.52	$0.47	$0.63	$0.77	$0.87	$0.90	$1.04
Accumulation unit value at end of period	$0.46	$0.47	$0.45	$0.52	$0.52	$0.47	$0.63	$0.77	$0.87	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	554	702	800	1,089	1,507	1,504	1,709	1,860	2,201	2,577

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.47	$1.38	$1.40	$1.39	$1.29	$1.33	$1.24	$1.33	$1.28	$1.18
Accumulation unit value at end of period	$1.58	$1.47	$1.38	$1.40	$1.39	$1.29	$1.33	$1.24	$1.33	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,038	1,078	1,276	1,523	1,842	2,139	3,581	4,077	5,536	6,489

164    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.17	$1.02	$1.23	$1.01	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,905	1,513	1,369	1,006	333	146	49	8	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.74	$1.33	$1.38	$1.05	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.26	$1.74	$1.33	$1.38	$1.05	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,586	1,810	2,164	2,432	2,923	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.79	$2.21	$2.48	$2.18	$1.83	$1.85	$1.67	$1.25	$1.08	$1.17
Accumulation unit value at end of period	$2.97	$2.79	$2.21	$2.48	$2.18	$1.83	$1.85	$1.67	$1.25	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	328	421	408	356	232	152	146	136	171	180

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.98	$0.96	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$1.00	$0.98	$0.96	$0.97	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3,062	1,661	1,583	1,341	514	478	223	118	80	38

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.03	$0.91	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.07	$1.03	$0.91	$1.02	$0.97	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	383	538	754	725	838	915	1,276	808	562	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.38	$1.31	$1.33	$1.30	$1.21	$1.24	$1.25	$1.22	$1.15	$1.13
Accumulation unit value at end of period	$1.39	$1.38	$1.31	$1.33	$1.30	$1.21	$1.24	$1.25	$1.22	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,026	3,040	4,191	4,370	5,071	5,699	7,119	9,645	7,197	8,341

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.62	$2.02	$2.20	$1.83	$1.72	$1.74	$1.57	$1.22	$1.06	$1.11
Accumulation unit value at end of period	$3.37	$2.62	$2.02	$2.20	$1.83	$1.72	$1.74	$1.57	$1.22	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	8,173	8,852	9,051	8,887	9,360	9,956	9,348	9,784	10,025	10,542

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.36	$1.94	$2.31	$1.94	$1.75	$1.81	$1.73	$1.29	$1.14	$1.29
Accumulation unit value at end of period	$2.74	$2.36	$1.94	$2.31	$1.94	$1.75	$1.81	$1.73	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	4,204	4,478	4,668	4,675	4,625	5,025	4,931	4,905	4,805	5,555

Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.50	$1.19	$1.42	$1.10	$1.18	$1.16	$1.28	$1.00	$0.84	$1.03
Accumulation unit value at end of period	$1.70	$1.50	$1.19	$1.42	$1.10	$1.18	$1.16	$1.28	$1.00	$0.84
Number of accumulation units outstanding at end of period (000 omitted)	560	557	710	807	731	876	817	878	859	1,077

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.15	$1.05	$1.10	$1.03	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,402	8,228	6,882	4,889	2,497	1,763	1,362	451	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.21	$1.00	$1.09	$1.00	$1.01	$1.02	$0.89	$0.89	$0.70	$0.76
Accumulation unit value at end of period	$1.13	$1.21	$1.00	$1.09	$1.00	$1.01	$1.02	$0.89	$0.89	$0.70
Number of accumulation units outstanding at end of period (000 omitted)	1,280	1,403	1,632	1,985	2,348	2,458	2,649	2,791	2,659	2,525

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,667	2,921	2,776	2,521	1,994	2,676	3,130	1,174	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.81	$1.50	$1.67	$1.56	$1.36	$1.45	$1.37	$1.09	$0.96	$0.99
Accumulation unit value at end of period	$1.70	$1.81	$1.50	$1.67	$1.56	$1.36	$1.45	$1.37	$1.09	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	1,576	2,242	2,425	2,590	2,776	2,964	3,154	3,165	3,381	4,076

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.29	$1.83	$2.13	$1.95	$1.52	$1.66	$1.67	$1.24	$1.06	$1.12
Accumulation unit value at end of period	$2.37	$2.29	$1.83	$2.13	$1.95	$1.52	$1.66	$1.67	$1.24	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,876	1,849	1,895	1,889	1,640	1,709	1,708	1,505	1,730

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.96	$0.91	$0.85	$0.93	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	636	805	655	473	414	292	45	—	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    165

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.48	$2.00	$2.17	$1.77	$1.62	$1.64	$1.43	$1.05	$0.93	$0.91
Accumulation unit value at end of period	$2.88	$2.48	$2.00	$2.17	$1.77	$1.62	$1.64	$1.43	$1.05	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	469	545	609	476	466	582	609	640	601	487

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	294	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.78	$2.08	$1.55	$1.57	$1.53	$1.52	$1.22	$1.02	$1.13
Accumulation unit value at end of period	$2.90	$2.31	$1.78	$2.08	$1.55	$1.57	$1.53	$1.52	$1.22	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,385	2,496	2,684	2,150	2,131	2,386	2,030	1,770	1,487	1,548

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.56	$1.43	$1.52	$1.45	$1.38	$1.44	$1.42	$1.45	$1.29	$1.30
Accumulation unit value at end of period	$1.59	$1.56	$1.43	$1.52	$1.45	$1.38	$1.44	$1.42	$1.45	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	4,344	5,070	5,970	6,634	7,284	8,408	9,595	12,312	17,181	20,543

Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.27	$0.98	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.27	$0.98	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	171	147	179	208	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.45	$1.97	$2.23	$1.98	$1.71	$1.84	$1.67	$1.20	$1.04	$1.07
Accumulation unit value at end of period	$2.89	$2.45	$1.97	$2.23	$1.98	$1.71	$1.84	$1.67	$1.20	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	2,070	2,203	2,374	2,265	1,900	1,813	1,564	1,567	1,572	1,536

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.37	$1.76	$1.86	$1.48	$1.47	$1.42	$1.33	$0.96	$1.00	—
Accumulation unit value at end of period	$3.32	$2.37	$1.76	$1.86	$1.48	$1.47	$1.42	$1.33	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	123	119	129	113	171	347	261	259	213	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.20	$1.06	$1.15	$1.06	$0.97	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,211	4,129	4,146	4,009	3,539	3,171	3,142	2,124	—	—

Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.17	$1.76	$2.03	$1.75	$1.52	$1.64	$1.52	$1.14	$0.97	$1.00
Accumulation unit value at end of period	$2.12	$2.17	$1.76	$2.03	$1.75	$1.52	$1.64	$1.52	$1.14	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	785	828	1,206	1,336	1,608	1,747	1,762	1,957	2,098	2,455

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.08	$1.69	$1.86	$1.74	$1.54	$1.53	$1.38	$1.07	$0.91	$1.00
Accumulation unit value at end of period	$2.05	$2.08	$1.69	$1.86	$1.74	$1.54	$1.53	$1.38	$1.07	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	417	460	658	874	1,092	702	715	741	573	439

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.84	$2.18	$2.19	$1.92	$2.20	$2.17	$1.84	$1.33	$1.12	$1.09
Accumulation unit value at end of period	$3.20	$2.84	$2.18	$2.19	$1.92	$2.20	$2.17	$1.84	$1.33	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	439	451	514	592	689	859	675	577	498	508

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.77	$1.40	$1.67	$1.38	$1.41	$1.46	$1.48	$1.26	$1.11	$1.21
Accumulation unit value at end of period	$1.99	$1.77	$1.40	$1.67	$1.38	$1.41	$1.46	$1.48	$1.26	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	458	593	689	783	889	1,084	1,172	1,187	1,386	1,632

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.28	$1.06	$1.14	$0.98	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.28	$1.06	$1.14	$0.98	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	859	981	923	1,016	1,167	2,474	2,902	1,461	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,939	3,868	1,695	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,481	2,583	2,392	2,156	2,025	1,254	460	199	—	—

166    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.44	$1.83	$1.91	$1.51	$1.53	$1.48	$1.33	$1.03	$0.89	$0.95
Accumulation unit value at end of period	$3.19	$2.44	$1.83	$1.91	$1.51	$1.53	$1.48	$1.33	$1.03	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	1,004	962	885	842	903	956	983	1,287	1,514	1,713

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.45	$1.25	$1.35	$1.14	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.45	$1.25	$1.35	$1.14	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,104	3,361	3,656	1,414	1,413	1,038	810	436	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.76	$1.28	$1.29	$1.02	$0.97	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.12	$1.76	$1.28	$1.29	$1.02	$0.97	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	674	615	727	740	933	1,054	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.79	$2.26	$2.27	$2.01	$1.83	$2.18	$1.96	$1.65	$1.48	$1.41
Accumulation unit value at end of period	$2.90	$2.79	$2.26	$2.27	$2.01	$1.83	$2.18	$1.96	$1.65	$1.48
Number of accumulation units outstanding at end of period (000 omitted)	2,042	2,265	2,090	2,136	2,266	2,660	3,161	3,269	3,682	3,758

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.20	$2.32	$2.13	$1.55	$1.73	$1.86	$1.85	$1.36	$1.27	$1.39
Accumulation unit value at end of period	$7.97	$3.20	$2.32	$2.13	$1.55	$1.73	$1.86	$1.85	$1.36	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,111	1,027	1,026	660	595	774	883	895	1,061	1,364

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.57	$1.35	$1.49	$1.38	$1.35	$1.39	$1.24	$1.22	$0.95	$1.07
Accumulation unit value at end of period	$1.32	$1.57	$1.35	$1.49	$1.38	$1.35	$1.39	$1.24	$1.22	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	423	550	627	779	1,162	1,404	1,528	1,677	1,694	2,093

Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.42	$1.13	$1.38	$1.10	$1.14	$1.13	$1.19	$1.02	$0.87	$1.01
Accumulation unit value at end of period	$1.58	$1.42	$1.13	$1.38	$1.10	$1.14	$1.13	$1.19	$1.02	$0.87
Number of accumulation units outstanding at end of period (000 omitted)	362	478	523	531	500	506	535	486	536	538

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.48	$2.00	$2.16	$1.85	$1.71	$1.74	$1.60	$1.18	$1.08	$1.13
Accumulation unit value at end of period	$2.92	$2.48	$2.00	$2.16	$1.85	$1.71	$1.74	$1.60	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	208	221	128	120	135	154	203	141	125	131

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.00	$0.88	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.07	$1.00	$0.88	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	480	639	578	501	513	362	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.62	$1.47	$1.58	$1.41	$1.27	$1.41	$1.42	$1.44	$1.27	$1.26
Accumulation unit value at end of period	$1.73	$1.62	$1.47	$1.58	$1.41	$1.27	$1.41	$1.42	$1.44	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,470	1,937	2,233	2,473	2,641	2,943	4,408	5,512	6,952	6,150

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.18	$1.02	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.36	$1.18	$1.02	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	500	511	512	520	518	504	351	260	129	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,254	2,749	1,908	1,476	878	672	363	193	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.90	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,310	2,235	1,991	1,687	1,076	1,207	1,278	1,027	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.71	$0.85	$0.78	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.33	$0.97	$0.71	$0.85	$0.78	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,482	1,164	744	664	631	409	287	97	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.20	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	12,580	15,149	16,142	18,357	20,007	19,777	19,143	15,758	11,659	7,924

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    167

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.21	$1.94	$1.62	$1.79	$1.53	$1.46	$1.49	$1.43	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	4,430	5,014	8,432	9,097	10,711	12,830	14,722	23,979	28,894	39,654

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.42	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	20,837	22,144	25,984	26,676	28,787	28,872	29,801	34,450	36,267	23,540

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.42	$1.32	$1.20	$1.26	$1.19	$1.16	$1.18	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	22,041	20,600	20,733	27,062	33,374	33,895	45,861	62,281	100,316	98,218

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,941	3,002	2,225	589	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,602	1,209	1,001	422	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.05	$1.10	$1.03	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.05	$1.10	$1.03	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,679	12,468	10,912	10,329	13,806	9,254	4,516	2,528	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.10	$1.16	$1.06	$1.04	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.24	$1.10	$1.16	$1.06	$1.04	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	32,789	35,282	35,520	35,877	38,216	27,307	17,931	4,067	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.52	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	88,442	98,310	104,138	97,857	98,879	108,570	95,365	31,656	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.22	$1.32	$1.17	$1.14	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.53	$1.40	$1.22	$1.32	$1.17	$1.14	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	262,204	285,021	314,109	331,054	374,569	387,669	382,220	349,573	238,831	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.82	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	135,965	150,607	154,849	156,179	159,881	163,884	166,042	159,138	125,044	89,953

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.82	$1.63	$1.42	$1.53	$1.37	$1.32	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	166,399	188,010	213,955	244,198	272,435	307,752	338,838	384,776	404,133	467,312

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.78	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.01	$1.78	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,792	60,782	66,160	66,683	69,731	74,275	71,301	69,594	55,799	42,475

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.79	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.01	$1.79	$1.52	$1.66	$1.45	$1.39	$1.42	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	26,594	32,145	37,243	42,421	46,508	54,508	63,382	103,309	123,092	158,719

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.47	$1.31	$1.38	$1.27	$1.24	$1.26	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.61	$1.47	$1.31	$1.38	$1.27	$1.24	$1.26	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	47,936	46,586	49,985	53,177	54,241	52,751	51,204	56,872	57,701	40,844

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.47	$1.31	$1.38	$1.28	$1.24	$1.26	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.61	$1.47	$1.31	$1.38	$1.28	$1.24	$1.26	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	53,210	59,568	67,225	78,538	93,075	103,519	120,985	148,675	193,942	209,263

168    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.30% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.07	$1.66	$1.83	$1.54	$1.43	$1.44	$1.30	$1.03	$0.94	$0.99
Accumulation unit value at end of period	$2.39	$2.07	$1.66	$1.83	$1.54	$1.43	$1.44	$1.30	$1.03	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	351	573	600	657	795	858	899	1,057	1,033	1,276

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.97	$1.67	$1.95	$1.85	$1.49	$1.67	$1.66	$1.24	$1.11	$1.18
Accumulation unit value at end of period	$2.02	$1.97	$1.67	$1.95	$1.85	$1.49	$1.67	$1.66	$1.24	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	246	278	304	333	389	443	530	633	880	1,083

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.21	$1.07	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,144	7,498	4,741	2,472	78	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.41	$1.36	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23,315	21,840	17,010	10,230	2,486	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.28	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	24,406	26,679	21,109	13,311	2,374	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.11	$1.64	$2.02	$1.54	$1.58	$1.60	$1.70	$1.41	$1.17	$1.39
Accumulation unit value at end of period	$2.38	$2.11	$1.64	$2.02	$1.54	$1.58	$1.60	$1.70	$1.41	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	737	915	1,221	1,398	1,640	2,288	2,489	2,678	2,922	3,546

Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$2.88	$2.22	$2.29	$1.94	$1.73	$1.76	$1.70	$1.29	$1.09	$1.14
Accumulation unit value at end of period	$3.53	$2.88	$2.22	$2.29	$1.94	$1.73	$1.76	$1.70	$1.29	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	794	882	1,046	1,219	1,422	1,665	1,842	2,163	2,492	2,943

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.34	$1.09	$1.07	$1.06	$1.14	$0.97	$0.86	$1.00
Accumulation unit value at end of period	$1.29	$1.24	$1.09	$1.34	$1.09	$1.07	$1.06	$1.14	$0.97	$0.86
Number of accumulation units outstanding at end of period (000 omitted)	550	609	703	882	778	955	937	986	1,163	1,409

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.76	$2.13	$2.32	$1.95	$1.76	$1.84	$1.69	$1.31	$1.15	$1.23
Accumulation unit value at end of period	$3.30	$2.76	$2.13	$2.32	$1.95	$1.76	$1.84	$1.69	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	589	671	704	810	941	1,040	876	991	1,090	1,313

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.55	$2.55	$2.05	$1.93	$2.02	$2.08	$1.40	$1.32	$1.40
Accumulation unit value at end of period	$4.90	$3.14	$2.55	$2.55	$2.05	$1.93	$2.02	$2.08	$1.40	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	1,061	1,065	1,173	1,008	945	999	947	1,042	969	1,008

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	472	540	709	589	322	265	315	230	—	—
Variable account charges of 1.45% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.11	$1.22	$1.08	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	127	130	104	61	68	125	150	95	—	—

AB VPS Global Thematic Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$1.97	$1.54	$1.74	$1.29	$1.32	$1.31	$1.27	$1.05	$0.94	$1.24
Accumulation unit value at end of period	$2.71	$1.97	$1.54	$1.74	$1.29	$1.32	$1.31	$1.27	$1.05	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	3	17	16	4	4	21	16	33	12	100

AB VPS Growth and Income Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$2.33	$1.91	$2.06	$1.76	$1.61	$1.61	$1.49	$1.13	$0.97	$0.93
Accumulation unit value at end of period	$2.35	$2.33	$1.91	$2.06	$1.76	$1.61	$1.61	$1.49	$1.13	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	55	58	51	54	90	122	158	175	185	157

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    169

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS International Value Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$0.86	$0.74	$0.98	$0.79	$0.81	$0.80	$0.87	$0.72	$0.64	$0.81
Accumulation unit value at end of period	$0.86	$0.86	$0.74	$0.98	$0.79	$0.81	$0.80	$0.87	$0.72	$0.64
Number of accumulation units outstanding at end of period (000 omitted)	208	317	397	370	390	516	583	664	803	1,110

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01	$1.06
Accumulation unit value at end of period	$4.46	$3.35	$2.53	$2.51	$1.93	$1.92	$1.75	$1.56	$1.16	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	355	291	352	307	276	222	125	66	204	65

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.92	$0.78	$0.97	$0.99	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	423	484	567	679	733	612	472	141	—	—

American Century VP Mid Cap Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.86	$2.25	$2.62	$2.39	$1.98	$2.04	$1.78	$1.39	$1.21	$1.24
Accumulation unit value at end of period	$2.85	$2.86	$2.25	$2.62	$2.39	$1.98	$2.04	$1.78	$1.39	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	109	152	175	226	210	215	187	241	294	370

American Century VP Ultra®, Class II (6/26/2006)
Accumulation unit value at beginning of period	$3.22	$2.43	$2.45	$1.88	$1.83	$1.75	$1.62	$1.20	$1.07	$1.08
Accumulation unit value at end of period	$4.74	$3.22	$2.43	$2.45	$1.88	$1.83	$1.75	$1.62	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	347	330	338	346	336	349	79	75	89	78

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02	$1.03
Accumulation unit value at end of period	$2.22	$2.23	$1.78	$1.99	$1.86	$1.57	$1.66	$1.49	$1.15	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	602	630	730	840	807	858	897	960	914	1,036

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.63	$1.37	$1.18	$1.30	$1.16	$1.13	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	1,485	1,513	1,642	1,858	1,785	1,580	1,019	438	37	—

ClearBridge Variable Small Cap Growth Portfolio – Class I (4/27/2007)
Accumulation unit value at beginning of period	$2.76	$2.21	$2.17	$1.77	$1.70	$1.80	$1.75	$1.21	$1.03	$1.03
Accumulation unit value at end of period	$3.90	$2.76	$2.21	$2.17	$1.77	$1.70	$1.80	$1.75	$1.21	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	29	26	29	21	49	74	84	154	110	119

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07	$1.06
Accumulation unit value at end of period	$2.41	$2.08	$1.72	$1.85	$1.64	$1.57	$1.56	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,052	2,714	2,896	2,598	2,667	1,927	1,176	918	518	547

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.50	$0.60	$0.59	$0.54	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	116	134	108	100	27	26	51	49	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.45	$2.04	$1.56	$1.74	$1.45	$1.36	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	687	726	775	767	589	392	218	85	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.47	$2.01	$2.12	$1.73	$1.63	$1.64	$1.44	$1.10	$0.98	$0.94
Accumulation unit value at end of period	$2.77	$2.47	$2.01	$2.12	$1.73	$1.63	$1.64	$1.44	$1.10	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	54	67	66	47	51	128	77	47	40	73

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.98	$1.62	$1.75	$1.55	$1.39	$1.45	$1.34	$1.07	$0.95	$1.02
Accumulation unit value at end of period	$1.97	$1.98	$1.62	$1.75	$1.55	$1.39	$1.45	$1.34	$1.07	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	778	909	1,146	1,189	1,350	1,484	1,758	1,869	1,805	2,178

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.06	$0.96	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	172	192	374	279	233	224	152	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.96	$1.51	$1.95	$1.35	$1.30	$1.45	$1.51	$1.56	$1.31	$1.69
Accumulation unit value at end of period	$2.57	$1.96	$1.51	$1.95	$1.35	$1.30	$1.45	$1.51	$1.56	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	129	198	245	268	277	335	389	506	546	649

170    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Global Strategic Income Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.18	$1.08	$1.16	$1.11	$1.14	$1.23	$1.24	$1.37	$1.30	$1.26
Accumulation unit value at end of period	$1.22	$1.18	$1.08	$1.16	$1.11	$1.14	$1.23	$1.24	$1.37	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	392	384	433	407	466	559	734	972	1,641	2,021

Columbia Variable Portfolio – Government Money Market Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$0.94	$0.93	$0.93	$0.94	$0.96	$0.97	$0.99	$1.00	$1.02	$1.03
Accumulation unit value at end of period	$0.93	$0.94	$0.93	$0.93	$0.94	$0.96	$0.97	$0.99	$1.00	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,317	1,098	1,219	1,062	1,485	1,369	1,800	2,678	3,268	4,106

Columbia Variable Portfolio – High Yield Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.10	$1.83	$1.93	$1.84	$1.67	$1.72	$1.68	$1.61	$1.41	$1.35
Accumulation unit value at end of period	$2.21	$2.10	$1.83	$1.93	$1.84	$1.67	$1.72	$1.68	$1.61	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	859	1,039	1,093	1,226	1,335	1,391	1,521	1,517	1,563	1,554

Columbia Variable Portfolio – Income Opportunities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.05	$1.79	$1.89	$1.80	$1.65	$1.69	$1.65	$1.60	$1.41	$1.35
Accumulation unit value at end of period	$2.14	$2.05	$1.79	$1.89	$1.80	$1.65	$1.69	$1.65	$1.60	$1.41
Number of accumulation units outstanding at end of period (000 omitted)	416	551	570	814	925	620	776	979	1,299	1,249

Columbia Variable Portfolio – Intermediate Bond Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.49	$1.38	$1.40	$1.37	$1.33	$1.34	$1.29	$1.35	$1.27	$1.21
Accumulation unit value at end of period	$1.65	$1.49	$1.38	$1.40	$1.37	$1.33	$1.34	$1.29	$1.35	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	1,233	1,264	1,182	1,495	1,649	1,906	2,355	3,068	5,731	6,538

Columbia Variable Portfolio – Large Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.74	$2.05	$2.17	$1.72	$1.72	$1.60	$1.43	$1.11	$0.94	$0.98
Accumulation unit value at end of period	$3.63	$2.74	$2.05	$2.17	$1.72	$1.72	$1.60	$1.43	$1.11	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	39	35	66	57	68	147	44	133	189	159

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03	$1.03
Accumulation unit value at end of period	$3.12	$2.68	$2.08	$2.22	$1.85	$1.69	$1.70	$1.52	$1.17	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	2,037	2,115	1,839	1,555	1,245	1,113	893	538	502	397

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.14	$1.09	$1.03	$1.05	$1.04	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,573	730	805	599	510	293	285	531	605	129

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.18	$1.00	$1.07	$0.98	$0.97	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	179	214	300	362	401	378	177	88	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.54	$1.91	$2.03	$1.68	$1.67	$1.61	$1.52	$1.18	$1.07	$1.28
Accumulation unit value at end of period	$3.38	$2.54	$1.91	$2.03	$1.68	$1.67	$1.61	$1.52	$1.18	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	40	50	36	38	35	105	85	103	91	83

Columbia Variable Portfolio – Overseas Core Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.43	$1.16	$1.41	$1.12	$1.21	$1.17	$1.30	$1.08	$0.93	$1.08
Accumulation unit value at end of period	$1.54	$1.43	$1.16	$1.41	$1.12	$1.21	$1.17	$1.30	$1.08	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	67	108	129	145	205	113	170	207	250	229

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.92	$2.23	$1.87	$1.58	$1.69	$1.54	$1.13	$0.97	$1.00
Accumulation unit value at end of period	$2.53	$2.40	$1.92	$2.23	$1.87	$1.58	$1.69	$1.54	$1.13	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	65	70	67	63	72	78	103	182	85	72

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.21	$1.71	$2.00	$1.79	$1.59	$1.70	$1.54	$1.13	$0.97	$1.08
Accumulation unit value at end of period	$2.34	$2.21	$1.71	$2.00	$1.79	$1.59	$1.70	$1.54	$1.13	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	101	129	154	164	195	271	275	311	320	426

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.03	$1.75	$2.04	$1.84	$1.64	$1.72	$1.65	$1.13	$0.97	$1.08
Accumulation unit value at end of period	$2.18	$2.03	$1.75	$2.04	$1.84	$1.64	$1.72	$1.65	$1.13	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	18	19	20	23	24	37	60	111	81	71

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.18	$1.12	$1.12	$1.10	$1.09	$1.09	$1.05	$1.08	$1.08	$1.08
Accumulation unit value at end of period	$1.22	$1.18	$1.12	$1.12	$1.10	$1.09	$1.09	$1.05	$1.08	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	518	554	590	715	1,123	1,240	1,316	2,035	3,166	4,378

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    171

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Credit Suisse Trust – Commodity Return Strategy Portfolio (6/26/2006)
Accumulation unit value at beginning of period	$0.47	$0.44	$0.51	$0.51	$0.46	$0.62	$0.76	$0.86	$0.89	$1.04
Accumulation unit value at end of period	$0.45	$0.47	$0.44	$0.51	$0.51	$0.46	$0.62	$0.76	$0.86	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	252	308	302	319	368	425	507	583	800	950

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.44	$1.35	$1.38	$1.36	$1.28	$1.31	$1.23	$1.32	$1.27	$1.17
Accumulation unit value at end of period	$1.55	$1.44	$1.35	$1.38	$1.36	$1.28	$1.31	$1.23	$1.32	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	608	627	708	767	868	861	1,079	1,280	2,237	2,570

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	124	145	110	87	69	19	6	25	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 1) (4/29/2016)
Accumulation unit value at beginning of period	$1.73	$1.33	$1.38	$1.05	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$2.24	$1.73	$1.33	$1.38	$1.05	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	491	541	599	681	772	—	—	—	—	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.73	$2.16	$2.44	$2.14	$1.80	$1.82	$1.65	$1.23	$1.07	$1.16
Accumulation unit value at end of period	$2.90	$2.73	$2.16	$2.44	$2.14	$1.80	$1.82	$1.65	$1.23	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	52	88	83	68	90	69	44	36	22	18

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.98	$0.97	$0.95	$0.95	$0.96	$0.97	$0.98	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	549	400	498	414	441	514	88	51	51	26

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.06	$1.02	$0.90	$1.01	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	106	90	139	173	182	275	203	60	10	—

Eaton Vance VT Floating-Rate Income Fund – Initial Class (6/26/2006)
Accumulation unit value at beginning of period	$1.36	$1.29	$1.31	$1.28	$1.19	$1.22	$1.23	$1.20	$1.14	$1.13
Accumulation unit value at end of period	$1.36	$1.36	$1.29	$1.31	$1.28	$1.19	$1.22	$1.23	$1.20	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,230	1,596	1,931	2,117	2,510	2,759	3,335	4,207	3,372	3,788

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05	$1.10
Accumulation unit value at end of period	$3.30	$2.57	$1.99	$2.16	$1.80	$1.70	$1.71	$1.56	$1.21	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,386	2,261	2,659	2,865	2,838	2,933	2,752	2,772	2,690	2,701

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13	$1.29
Accumulation unit value at end of period	$2.69	$2.31	$1.90	$2.27	$1.91	$1.73	$1.78	$1.71	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	773	832	845	996	1,109	1,119	1,125	988	1,110	1,256

Fidelity ® VIP Overseas Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.47	$1.17	$1.39	$1.09	$1.16	$1.14	$1.27	$0.99	$0.83	$1.02
Accumulation unit value at end of period	$1.67	$1.47	$1.17	$1.39	$1.09	$1.16	$1.14	$1.27	$0.99	$0.83
Number of accumulation units outstanding at end of period (000 omitted)	327	272	292	311	345	333	369	348	292	461

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.04	$1.09	$1.03	$0.96	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,943	2,147	2,101	2,109	1,341	1,024	631	311	—	—

Franklin Global Real Estate VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.18	$0.98	$1.06	$0.98	$0.98	$0.99	$0.88	$0.87	$0.69	$0.74
Accumulation unit value at end of period	$1.10	$1.18	$0.98	$1.06	$0.98	$0.98	$0.99	$0.88	$0.87	$0.69
Number of accumulation units outstanding at end of period (000 omitted)	170	114	125	268	310	337	441	477	371	395

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.32	$1.15	$1.22	$1.13	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,258	1,452	1,502	1,854	1,789	2,141	2,097	361	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96	$0.99
Accumulation unit value at end of period	$1.68	$1.79	$1.48	$1.65	$1.55	$1.35	$1.45	$1.37	$1.08	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	345	363	453	458	472	616	557	626	902	1,011

172    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06	$1.12
Accumulation unit value at end of period	$2.33	$2.24	$1.80	$2.10	$1.92	$1.50	$1.64	$1.66	$1.23	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	239	310	239	211	224	253	281	367	401	462

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.95	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	146	65	56	98	56	57	—	—	—	—

Goldman Sachs VIT U.S. Equity Insights Fund – Institutional Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.97	$2.13	$1.74	$1.59	$1.62	$1.41	$1.04	$0.92	$0.90
Accumulation unit value at end of period	$2.81	$2.43	$1.97	$2.13	$1.74	$1.59	$1.62	$1.41	$1.04	$0.92
Number of accumulation units outstanding at end of period (000 omitted)	59	86	88	77	86	113	138	156	232	143

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund, Series II Shares (4/24/2020)
Accumulation unit value at beginning of period	$1.00	—	—	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.50	—	—	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	136	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01	$1.12
Accumulation unit value at end of period	$2.84	$2.26	$1.75	$2.05	$1.52	$1.55	$1.52	$1.51	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	391	403	411	414	466	608	529	600	520	588

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28	$1.29
Accumulation unit value at end of period	$1.55	$1.53	$1.41	$1.49	$1.43	$1.36	$1.42	$1.41	$1.43	$1.28
Number of accumulation units outstanding at end of period (000 omitted)	1,385	1,532	1,789	2,171	2,464	2,803	3,657	4,997	6,210	7,215

Invesco Oppenheimer V.I. Main Street Fund, Series II Shares (4/28/2017)
Accumulation unit value at beginning of period	$1.27	$0.98	$1.08	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.42	$1.27	$0.98	$1.08	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	125	130	146	148	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03	$1.07
Accumulation unit value at end of period	$2.83	$2.40	$1.93	$2.19	$1.95	$1.68	$1.82	$1.65	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	215	221	276	318	266	328	293	247	249	302

Invesco V.I. American Franchise Fund, Series II Shares (4/27/2012)
Accumulation unit value at beginning of period	$2.34	$1.74	$1.84	$1.47	$1.46	$1.42	$1.33	$0.96	$1.00	—
Accumulation unit value at end of period	$3.28	$2.34	$1.74	$1.84	$1.47	$1.46	$1.42	$1.33	$0.96	—
Number of accumulation units outstanding at end of period (000 omitted)	32	37	39	55	89	86	98	112	113	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.19	$1.05	$1.14	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	704	796	861	925	877	982	764	620	—	—

Invesco V.I. Comstock Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.12	$1.72	$2.00	$1.72	$1.49	$1.62	$1.50	$1.12	$0.96	$0.99
Accumulation unit value at end of period	$2.07	$2.12	$1.72	$2.00	$1.72	$1.49	$1.62	$1.50	$1.12	$0.96
Number of accumulation units outstanding at end of period (000 omitted)	167	200	233	291	301	335	398	442	555	737

Invesco V.I. Diversified Dividend Fund, Series II Shares (4/29/2011)
Accumulation unit value at beginning of period	$2.06	$1.67	$1.84	$1.72	$1.53	$1.52	$1.37	$1.06	$0.91	$1.00
Accumulation unit value at end of period	$2.03	$2.06	$1.67	$1.84	$1.72	$1.53	$1.52	$1.37	$1.06	$0.91
Number of accumulation units outstanding at end of period (000 omitted)	63	107	157	214	248	196	117	295	250	103

Invesco V.I. Health Care Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.78	$2.13	$2.15	$1.89	$2.17	$2.14	$1.82	$1.32	$1.11	$1.08
Accumulation unit value at end of period	$3.13	$2.78	$2.13	$2.15	$1.89	$2.17	$2.14	$1.82	$1.32	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	79	101	96	149	150	196	162	158	108	124

Invesco V.I. International Growth Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.73	$1.37	$1.64	$1.36	$1.39	$1.45	$1.47	$1.25	$1.10	$1.20
Accumulation unit value at end of period	$1.94	$1.73	$1.37	$1.64	$1.36	$1.39	$1.45	$1.47	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	80	120	179	194	238	251	298	256	296	359

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.27	$1.05	$1.13	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	273	299	329	615	637	905	810	713	—	—

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    173

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,326	1,779	385	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.07	$0.99	$1.02	$1.00	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,132	847	858	979	1,280	1,061	416	187	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88	$0.94
Accumulation unit value at end of period	$3.13	$2.40	$1.80	$1.88	$1.49	$1.51	$1.46	$1.31	$1.02	$0.88
Number of accumulation units outstanding at end of period (000 omitted)	311	307	277	304	308	389	282	366	519	591

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.44	$1.24	$1.34	$1.13	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	121	172	123	106	114	201	379	300	—	—

MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class (3/27/2015)
Accumulation unit value at beginning of period	$1.75	$1.27	$1.28	$1.01	$0.97	$1.00	—	—	—	—
Accumulation unit value at end of period	$2.10	$1.75	$1.27	$1.28	$1.01	$0.97	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	169	205	226	265	306	432	—	—	—	—

MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47	$1.40
Accumulation unit value at end of period	$2.84	$2.73	$2.22	$2.23	$1.98	$1.81	$2.15	$1.94	$1.64	$1.47
Number of accumulation units outstanding at end of period (000 omitted)	603	679	662	707	751	867	968	859	903	953

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26	$1.38
Accumulation unit value at end of period	$7.80	$3.14	$2.28	$2.09	$1.53	$1.70	$1.84	$1.83	$1.35	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	135	111	114	89	115	156	219	198	214	203

Morgan Stanley VIF Global Real Estate Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.54	$1.32	$1.46	$1.35	$1.33	$1.37	$1.22	$1.21	$0.94	$1.07
Accumulation unit value at end of period	$1.29	$1.54	$1.32	$1.46	$1.35	$1.33	$1.37	$1.22	$1.21	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	82	171	212	274	288	285	398	470	470	425

Neuberger Berman AMT International Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$1.40	$1.11	$1.36	$1.08	$1.12	$1.12	$1.17	$1.01	$0.87	$1.00
Accumulation unit value at end of period	$1.55	$1.40	$1.11	$1.36	$1.08	$1.12	$1.12	$1.17	$1.01	$0.87
Number of accumulation units outstanding at end of period (000 omitted)	15	16	102	95	32	54	58	75	80	96

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07	$1.12
Accumulation unit value at end of period	$2.86	$2.43	$1.97	$2.12	$1.82	$1.69	$1.72	$1.58	$1.17	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	143	148	40	41	42	47	90	76	26	35

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.05	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	208	193	210	145	128	111	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26	$1.26
Accumulation unit value at end of period	$1.69	$1.59	$1.45	$1.55	$1.39	$1.25	$1.39	$1.41	$1.43	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	404	462	543	664	676	795	1,212	1,857	3,141	2,838

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.34	$1.17	$1.01	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	64	68	95	30	30	30	30	144	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.06	$0.99	$1.02	$0.98	$0.97	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,201	835	577	674	522	459	413	345	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.95	$0.95	$0.94	$0.94	$0.92	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	571	539	524	546	562	683	647	510	—	—

174    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.32	$0.96	$0.70	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	192	145	83	71	64	34	35	18	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.17	$1.91	$1.60	$1.77	$1.51	$1.45	$1.48	$1.42	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,423	3,524	3,964	4,353	4,946	6,341	7,140	5,713	4,970	5,014

Variable Portfolio – Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.92	$1.60	$1.77	$1.51	$1.45	$1.48	$1.43	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.17	$1.92	$1.60	$1.77	$1.51	$1.45	$1.48	$1.43	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	935	981	986	1,035	1,033	1,077	1,261	1,478	1,463	1,618

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.40	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	7,548	5,897	6,480	7,898	9,620	9,116	10,238	16,283	18,372	12,111

Variable Portfolio – Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.04
Accumulation unit value at end of period	$1.40	$1.30	$1.19	$1.24	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5,325	6,392	8,541	10,178	11,918	15,756	18,040	21,050	31,090	32,521

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	77	132	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	443	107	104	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.15	$1.05	$1.09	$1.02	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,887	3,481	3,205	3,360	3,307	2,334	1,046	807	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,707	7,392	8,157	7,704	8,333	7,181	4,376	2,147	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.37	$1.17	$1.29	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,628	9,763	10,599	10,188	11,881	12,098	8,344	2,515	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.51	$1.39	$1.21	$1.31	$1.16	$1.14	$1.18	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	20,484	23,969	25,506	25,611	25,760	25,548	20,925	12,152	5,776	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.79	$1.61	$1.40	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	55,269	59,657	64,786	70,598	72,165	74,996	77,754	79,491	67,842	58,637

Variable Portfolio – Moderate Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.61	$1.41	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.79	$1.61	$1.41	$1.51	$1.35	$1.31	$1.34	$1.29	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	11,622	12,968	15,268	18,555	21,905	25,709	29,311	32,386	32,281	37,613

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08	$1.11
Accumulation unit value at end of period	$1.98	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	17,758	20,474	23,107	25,341	29,087	32,803	34,152	33,555	32,489	29,585

Variable Portfolio – Moderately Aggressive Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08	$1.11
Accumulation unit value at end of period	$1.98	$1.76	$1.50	$1.64	$1.43	$1.38	$1.41	$1.36	$1.19	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	1,749	2,072	2,559	3,067	4,200	5,912	6,871	7,968	7,702	10,729

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    175

Variable account charges of 1.45% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.58	$1.44	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	16,843	18,799	19,875	21,766	23,839	21,997	23,803	26,092	26,691	21,112

Variable Portfolio – Moderately Conservative Portfolio (Class 4) (5/7/2010)
Accumulation unit value at beginning of period	$1.45	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.58	$1.45	$1.29	$1.37	$1.26	$1.23	$1.25	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	10,151	12,409	14,053	15,513	18,633	21,994	25,456	29,448	35,259	38,434

Variable Portfolio – Partners Core Equity Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.03	$1.63	$1.80	$1.52	$1.41	$1.42	$1.29	$1.02	$0.93	$0.98
Accumulation unit value at end of period	$2.34	$2.03	$1.63	$1.80	$1.52	$1.41	$1.42	$1.29	$1.02	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	49	70	96	121	133	137	138	250	270	280

Variable Portfolio – Partners Small Cap Value Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$1.93	$1.63	$1.92	$1.82	$1.47	$1.65	$1.64	$1.23	$1.10	$1.17
Accumulation unit value at end of period	$1.98	$1.93	$1.63	$1.92	$1.82	$1.47	$1.65	$1.64	$1.23	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	91	100	119	141	161	153	207	223	242	374

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.20	$1.06	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,765	1,082	544	358	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.35	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,500	3,145	2,928	1,725	158	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,967	4,614	4,244	3,762	331	—	—	—	—	—

Wanger International (6/26/2006)
Accumulation unit value at beginning of period	$2.07	$1.61	$1.99	$1.52	$1.56	$1.58	$1.68	$1.39	$1.16	$1.38
Accumulation unit value at end of period	$2.33	$2.07	$1.61	$1.99	$1.52	$1.56	$1.58	$1.68	$1.39	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	203	297	333	341	408	437	550	560	585	739

Wanger USA (6/26/2006)
Accumulation unit value at beginning of period	$2.82	$2.18	$2.25	$1.91	$1.70	$1.74	$1.68	$1.28	$1.08	$1.13
Accumulation unit value at end of period	$3.45	$2.82	$2.18	$2.25	$1.91	$1.70	$1.74	$1.68	$1.28	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	216	239	269	302	354	388	446	440	480	636

Wells Fargo VT International Equity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.22	$1.07	$1.31	$1.07	$1.05	$1.05	$1.13	$0.96	$0.85	$1.00
Accumulation unit value at end of period	$1.26	$1.22	$1.07	$1.31	$1.07	$1.05	$1.05	$1.13	$0.96	$0.85
Number of accumulation units outstanding at end of period (000 omitted)	127	151	177	228	243	235	219	221	241	271

Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.23	$2.71	$2.09	$2.28	$1.92	$1.74	$1.82	$1.67	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	64	76	101	132	87	125	173	181	293	534

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31	$1.39
Accumulation unit value at end of period	$4.79	$3.08	$2.50	$2.51	$2.02	$1.90	$1.99	$2.06	$1.39	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	174	154	160	178	194	254	302	301	335	344

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.17	$1.04	$1.10	$1.03	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	288	389	520	518	454	435	268	45	—	—

176    RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

RiverSource RAVA 4 Advantage / RAVA 4 Select / RAVA 4 Access Variable Annuity — Prospectus    177

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1-800-862-7919
S-6503  CH (5/21)
RiverSource Distributors, Inc. (Distributor), Member FINRA. Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.
©2008-2021 RiverSource Life Insurance Company. All rights reserved.

Prospectus
May 1, 2021
RiverSource®
RAVA 5 Advantage® Variable Annuity
RAVA 5 Select® Variable Annuity
RAVA 5 Access® Variable Annuity
(Offered for contract applications signed prior to April 30, 2012)
Individual Flexible Premium Deferred Combination Fixed/Variable Annuities
Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center) ameriprise.com/variableannuities RiverSource Variable Account 10/RiverSource Account MGA
Contracts described in this prospectus were offered for contract applications signed prior to April 30, 2012. New contracts are not currently being offered under this prospectus.
This prospectus contains information that you should know before investing in the RAVA 5 Advantage, RAVA 5 Select, or RAVA 5 Access.The information in this prospectus applies to all contracts unless stated otherwise.
All material terms and conditions of the contracts, including material state variations, are described in this prospectus.
Investment options available under the contracts are listed below:
AB Variable Products Series Fund, Inc.
AB VPS Dynamic Asset Allocation Portfolio (Class B)(1)
AB VPS Large Cap Growth Portfolio (Class B)(1)
ALPS Variable Investment Trust
ALPS | Alerian Energy Infrastructure Portfolio: Class III(1)
American Century Variable Portfolios, Inc.
American Century VP Value, Class II(1)
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund (Class III)(1)
Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)(1)
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Strategic Income Fund (Class 2)(1)
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)
Variable Portfolio - Managed Volatility Growth Fund (Class 2)
Variable Portfolio - Managed Risk Fund (Class 2)
Variable Portfolio - Managed Risk U.S. Fund (Class 2)
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio - Balanced Fund (Class 3)(1)
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)(1)
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)(1)
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)(1)
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)(1)
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)(1)
Columbia Variable Portfolio - Government Money Market Fund (Class 2) (1)
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)(1)

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Columbia Variable Portfolio - Income Opportunities Fund (Class 2)(1)
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2) (1)
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)(1)
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)(1)
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)(1)
Columbia Variable Portfolio - Overseas Core Fund (Class 2)(1)
Columbia Variable Portfolio - Select Large-Cap Value Fund (Class 2)(1)
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - Select Small-Cap Value Fund (Class 2) (1)
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2) (1)
CTIVP® - American Century Diversified Bond Fund (Class 2) (1)
CTIVP® - BlackRock Global Inflation-Protected Securities Fund (Class 2)(1)
CTIVP® - CenterSquare Real Estate Fund (Class 2)(1)
CTIVP® - Loomis Sayles Growth Fund (Class 2)(1)
CTIVP® - MFS® Value Fund (Class 2)(1)
CTIVP® - Morgan Stanley Advantage Fund (Class 2)
CTIVP® - T. Rowe Price Large Cap Value Fund (Class 2)(1)
CTIVP® - TCW Core Plus Bond Fund (Class 2) (1)
CTIVP® - Victory Sycamore Established Value Fund (Class 2) (1)
CTIVP® - Wells Fargo Short Duration Government Fund (Class 2) (1)
CTIVP® - Westfield Mid Cap Growth Fund (Class 2) (1)
Variable Portfolio - Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Conservative Portfolio (Class 2)
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)
Variable Portfolio - Moderate Portfolio (Class 2)
Variable Portfolio - Moderately Aggressive Portfolio (Class 2) (1)
Variable Portfolio - Moderately Conservative Portfolio (Class 2)
Variable Portfolio - Partners Core Bond Fund (Class 2) (1)
Variable Portfolio - Partners Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Core Equity Fund (Class 2)(1)
Variable Portfolio - Partners International Growth Fund (Class 2)(1)
Variable Portfolio - Partners International Value Fund (Class 2)(1)
Variable Portfolio - Partners Small Cap Growth Fund (Class 2) (1)
Variable Portfolio - Partners Small Cap Value Fund (Class 2) (1)
DWS Variable Series II
DWS Alternative Asset Allocation VIP, Class B(1)
Fidelity® Variable Insurance Products — Service Class 2
Fidelity® VIP Contrafund® Portfolio Service Class 2(1)
Fidelity® VIP Mid Cap Portfolio Service Class 2(1)
Fidelity® VIP Strategic Income Portfolio Service Class 2(1)
Franklin® Templeton® Variable Insurance Products Trust — Class 2
Franklin Income VIP Fund - Class 2(1)
Franklin Mutual Shares VIP Fund - Class 2(1)
Franklin Small Cap Value VIP Fund - Class 2(1)
Templeton Global Bond VIP Fund - Class 2(1)
Goldman Sachs Variable Insurance Trust (VIT)
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares(1)
Invesco Variable Insurance Funds
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares(1)
Invesco V.I. Global Fund, Series II Shares(1)
Invesco V.I. Global Strategic Income Fund, Series II Shares(1)
Invesco V.I. Main Street Small Cap Fund, Series II Shares(1)
Ivy Variable Insurance Portfolios
Ivy VIP Asset Strategy(1)
Janus Henderson Series: Service Shares
Janus Henderson Balanced Portfolio: Service Shares(1)
Janus Henderson Flexible Bond Portfolio: Service Shares(1)
Janus Henderson Research Portfolio: Service Shares(1)
Lazard Retirement Series, Inc.
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares(1)
Legg Mason
Western Asset Variable Global High Yield Bond Portfolio Class II(1)
MFS® Variable Insurance TrustSM
MFS® Utilities Series - Service Class(1)
Morgan Stanley Variable Insurance Fund, Inc. (VIF)
Morgan Stanley VIF Discovery Portfolio, Class II Shares(1)

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Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (1)
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)(1)
PIMCO Variable Insurance Trust (VIT)
PIMCO VIT All Asset Portfolio, Advisor Class(1)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class(1)
PIMCO VIT Total Return Portfolio, Advisor Class(1)
VanEck VIP Trust
VanEck VIP Global Gold Fund (Class S Shares)(1)
Wells Fargo Variable Trust
Wells Fargo VT Opportunity Fund - Class 2(1)
Wells Fargo VT Small Cap Growth Fund - Class 2(1)
(1) Not available with certain benefit riders.
Please read the prospectuses carefully and keep them for future reference.
The contracts with SecureSource Stages 2 riders may provide for Rider on certain rider anniversaries. Credits increase the lifetime benefit but may result in higher rider charges that may exceed the benefit from the Rider.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in this contract is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in this contract involves investment risk including the possible loss of principal.
A discussion of risk factors associated with guarantee period account interests under the contract begins on page 11 of the prospectus.
A Statement of Additional Information (SAI), dated the same date as this prospectus, is incorporated by reference into this prospectus. It is filed with the SEC and is available without charge by contacting RiverSource Life at the telephone number and address listed above. The table of contents of the SAI is on the last page of this prospectus. The SEC maintains an Internet site. This prospectus, the SAI and other information about the product are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
The principal underwriter of the Contract is RiverSource Distributors, Inc. The offering of the contract is intended to be continuous.

Prospective purchasers may obtain an application to purchase the contract through agents of authorized selling firms that RiverSource Life and RiverSource Distributors, Inc. have selling agreements with. Authorized selling firms and their agents are appointed by RiverSource Life and are licensed in one or more states as insurance agents/agencies. Only securities broker-dealers registered with the SEC may sell the contract. RiverSource Life has not authorized any person to give any information or to make any representations regarding the contract other than those contained in this prospectus. Do not rely on any such information or representations.
Variable annuities are complex products. The fees and charges, as well as the available features and benefits, of the variable annuity contracts described in this prospectus will be different from other variable annuities offered in the marketplace, including other variable annuities or other types of annuities offered by RiverSource Life. The interest credited, guarantees provided, and credits available, as well as the funds serving as underlying investments and their corresponding expenses, may differ among the variable annuities that are available to you. With the aid of an appropriate financial professional, we encourage you to compare and contrast the variable annuity contracts described in this prospectus with other variable annuities available in the marketplace, including other types of annuities we may offer. This will aid in determining whether purchasing a contract is consistent with your investment objectives, risk tolerance, time horizon, marital status, tax situation, and your unique financial situation and needs. If you select an annuity that includes surrender or other liquidation charges, you should also consider any future needs you may have to access your contract value. The optional benefits and features available with the contracts usually come with additional costs. Consider any additional costs carefully when electing these optional benefits and features.
Effects of COVID-19 Pandemic
The coronavirus disease 2019 (“COVID-19”) public health crisis presents ongoing significant economic and societal disruption and has driven significant volatility in the equity and interest rate markets. Any periods of continued high market volatility, and your individual circumstances (e.g., your selected allocations and the timing of any purchase payments, transfers, or withdrawals), will affect values under your contract. As part of how we maintain our strong financial strength and claims-paying ability, we continue to reserve amounts for our contractual obligations in accordance with significant state solvency regulations. The extent to which the COVID-19 pandemic may impact financial markets, investment performance under your contract, and our financial strength and claims-paying ability will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the

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pandemic and actions taken by governmental authorities, market participants, and other third parties in response to the pandemic.
We have implemented comprehensive strategies to address the operating environment spurred by the pandemic.  To promote the safety and security of our employees and to assure the continuity of our business operations, we have implemented a work from home protocol for virtually all of our employee population, restricted business travel, and provided resources for complying with the guidance from the World Health Organization, the U.S. Centers for Disease Control and government authorities. We have been satisfying elevated customer service volumes and our operations teams have continued to operate successfully and without disruptions in service. Our pandemic strategy is flexible and scalable and takes into consideration that a pandemic could be widespread and may occur in multiple waves, affecting different communities at different times with varying levels of severity. We cannot, however, predict the impact that natural or man-made disasters and catastrophes, including the COVID-19 pandemic, may have over near- or longer-term periods.

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RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    5

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Key Terms
These terms can help you understand details about your contract.
Accumulation unit: A measure of the value of each subaccount prior to the application of amounts to an annuity payment plan.
Annuitant: The person or persons on whose life or life expectancy the annuity payouts are based.
Annuitization start date: The date when annuity payments begin according to the applicable annuity payment plan.
Annuity payouts: An amount paid at regular intervals under one of several plans.
Assumed investment return: The rate of return we assume your investments will earn when we calculate your initial annuity payout amount using the annuity table in your contract. The standard assumed investment return we use is 5% but you may request we substitute an assumed investment return of 3.5%.
Beneficiary: The person you designate to receive benefits in case of your death while the contract is in force.
Close of business: The time the New York Stock Exchange (NYSE) closes (4 p.m. Eastern time unless the NYSE closes earlier).
Code: The Internal Revenue Code of 1986, as amended.
Contingent annuitant: The person who becomes the annuitant when the current annuitant dies prior to the annuitization start date. In the case of joint ownership, one owner must also be the contingent annuitant.
Contract: A deferred annuity contract that permits you to accumulate money for retirement by making one or more purchase payments. It provides for lifetime or other forms of payouts beginning at a specified time in the future.
Contract value: The total value of your contract at any point in time. The contract value is the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account which includes the regular fixed account and the Special DCA fixed account. Amounts you allocate to this account earn interest at rates that we declare periodically.
Funds: Investment options under your contract, also referred to as subaccounts in your contract. Unless your investment options have been restricted under a living benefit rider, you may allocate your purchase payments into shares of any or all of the funds available under your contract.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order”, your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. This information and documentation generally includes your completed request; the contract number; the transaction amount (in dollars); the names of and allocations to and/or from the subaccounts and the fixed account affected by the requested transaction; Social Security Number or Taxpayer Identification Number; and any other information, forms or supporting documentation that we may require. For certain transactions, at our option, we may require the signature of all contract owners for the request to be in good order. With respect to purchase requests, “good order” also generally includes receipt of sufficient payment by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Guarantee Period: The number of successive 12-month periods that a guaranteed interest rate is credited.
Guarantee Period Accounts (GPAs) : A nonunitized separate account to which you may allocate purchase payments or transfer contract value of at least $1,000. These accounts have guaranteed interest rates for guarantee periods we declare when you allocate purchase payments or transfer contract value to a GPA. These guaranteed rates and periods of time may vary by state. Unless an exception applies, transfers or surrenders from a GPA done more than 30 days before the end of the guarantee period will receive a market value adjustment, which may result in a gain or loss of principal.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if any portion of a Guarantee Period Account is surrendered or transferred more than 30 days before the end of its guarantee period.
Owner (you, your): The person or persons identified in the contract as owner(s) of the contract, who has or have the right to control the contract (to decide on investment allocations, transfers, payout options, etc.). Usually, but not always, the owner is also the annuitant. During the owner’s life, the owner is responsible for taxes, regardless of whether he or she receives the contract’s benefits. The owner or any joint owner may be a nonnatural person (e.g. irrevocable trust or corporation) or a revocable trust. If any owner is a nonnatural person or a revocable trust, the annuitant will be deemed to be the owner for contract provisions that are based on the age or life of the owner. When the contract is owned by a revocable trust or irrevocable grantor trust, the annuitant(s) selected must be the grantor(s) of the trust

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to assure compliance with Section 72(s) of the Code. Any contract provisions that are based on the age of the owner will be based on the age of the oldest owner. Any ownership change, including continuation of the contract by your spouse under the spousal continuation provision of the contract, redefines “owner”, “you” and “your”.
Qualified annuity: A contract that you purchase to fund one of the following tax-deferred retirement plans that is subject to applicable federal law and any rules of the plan itself:
•	Individual Retirement Annuities (IRAs) including inherited IRAs under Section 408(b) of the Code
•	Roth IRAs including inherited Roth IRAs under Section 408A of the Code
•	SIMPLE IRAs under Section 408(p) of the Code
•	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code
•	Custodial and investment only accounts maintained for qualified retirement plans under Section 401(a) of the Code
•	Tax-Sheltered Annuities (TSAs) under section 403(b) of the Code
A qualified annuity will not provide any necessary or additional tax deferral if it is used to fund a retirement plan that is already tax-deferred.
All other contracts are considered nonqualified annuities.
Rider: You receive a rider to your contract when you purchase optional benefits. The rider adds the terms of the optional benefit to your contract.
Rider effective date: The date a rider becomes effective as stated in the rider.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of the prospectus.
Surrender value: The amount you are entitled to receive if you make a full surrender from your contract. It is the contract value immediately prior to the surrender, minus any applicable charges, plus any positive or negative market value adjustment.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. We calculate the accumulation unit value of each subaccount on each valuation date. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or surrender request) in good order at our Service Center before the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the accumulation unit value we calculate on the next valuation date. If you make a transaction request by telephone (including by fax), you must have completed your transaction by the close of business in order for us to process it using the accumulation unit value we calculate on that valuation date. If you were not able to complete your transaction before the close of business for any reason, including telephone service interruptions or delays due to high call volume, we will process your transaction using the accumulation unit value we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

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The Contracts in Brief
This prospectus describes three contracts. Each contract has different expenses. RAVA 5 Access does not have surrender charges, but it has the highest mortality and expense risk fees of the three contracts. RAVA 5 Select has a four-year surrender charge schedule and has lower mortality and expense risk fees than RAVA 5 Access. RAVA 5 Advantage offers a choice of a seven-year or a ten-year surrender charge schedule, and has the lowest mortality and expense risk fees of the three contracts. Your financial advisor can help you determine which contract is best suited to your needs based on factors such as your investment goals and how long you intend to keep your contract. The information in this prospectus applies to all contracts unless stated otherwise.
Purpose: The purpose of each contract is to allow you to accumulate money for retirement or a similar long-term goal. You do this by making one or more purchase payments. You may allocate your purchase payments to the GPAs, regular fixed account, subaccounts and/or Special DCA fixed account under the contract; however, you risk losing amounts you invest in the subaccounts of the variable account. These accounts, in turn, may earn returns that increase the value of the contract. If the contract value goes to zero due to underlying fund’s performance or deduction of fees, the contract will no longer be in force and the contract (including any death benefit riders) will terminate. You may be able to purchase an optional benefit to reduce the investment risk you assume under your contract. Beginning at a specified time in the future called the annuitization start date, the contract provides lifetime or other forms of payouts of your contract value (less any applicable premium tax and/or other charges).
Buying a contract: New contracts as described in this prospectus are not currently being offered. However, you have the option of making additional purchase payments in the future, subject to certain limitations. Purchase payment amounts and purchase payment timing may be limited under the terms of your contract and/or pursuant to state requirements. (See “Buying Your Contract”).
It may not have been advantageous for you to purchase one of these contracts in exchange for, or in addition to, an existing annuity or life insurance policy. Generally, you can exchange one annuity for another or for a qualified long-term care policy in a “tax-free” exchange under Section 1035 of the Code. You can also do a partial exchange from one annuity contract to another annuity contract, subject to Internal Revenue Service (IRS) rules. You also generally can exchange a life insurance policy for an annuity. However, before making an exchange, you should compare both contracts carefully because the features and benefits may be different. Fees and charges may be higher or lower on your old contract than on these contracts. You may have to pay a surrender charge when you exchange out of your old contract and a new surrender charge period will begin when you exchange into one of these contracts. If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax on the distribution.
State income taxes may also apply. You should not exchange your old contract for one of these contracts, or buy one of these contracts in addition to your old contract, unless you determine it is in your best interest. (See “Taxes — 1035 Exchanges.”)
•	Tax-deferred retirement plans: Most annuities have a tax-deferred feature. So do many retirement plans under the Code including 403(b) plans. As a result, when you use a qualified annuity to fund a retirement plan that is tax-deferred, your contract will not provide any necessary or additional tax deferral beyond what is provided in that retirement plan. Some employers may permit you to deposit your contributions into other investments such as mutual funds. If such investments are available to you, before enrolling under the contract, you should consider features other than tax deferral that may help you reach your retirement goals. In addition, the Code subjects retirement plans to required withdrawals triggered at age 72.
These mandatory withdrawals are called required minimum distributions (“RMDs”). RMDs may reduce the value of certain death benefits and optional riders (see “Taxes — Qualified Annuities — Required Minimum Distributions”). You should consult your tax advisor before you purchase the contract as a qualified annuity for an explanation of the tax implications to you.
Free look period: The contracts in this prospectus are no longer sold. Generally, all available free look periods have now expired.
Accounts: Generally, you may allocate your purchase payments among the:
•	subaccounts of the variable account, each of which invests in a fund with a particular investment objective. The value of each subaccount varies with the performance of the particular fund in which it invests. We cannot guarantee that the value at the annuitization start date will equal or exceed the total purchase payments you allocate to the subaccounts. (see “The Variable Account and the Funds”)
•	GPAs which earn interest at rates declared when you make an allocation to that account. The required minimum investment in each GPA is $1,000. These accounts may not be available in all states. (see “Guarantee Period Accounts (GPAs)”)
•	regular fixed account, which earns interest at rates that we adjust periodically. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account. For RAVA 5 Access contracts, you cannot select the regular fixed account unless it is included in the investment option you selected under the Portfolio Navigator program (PN program). Under the current PN program, the regular fixed account is not included in the investment options . (see “The Fixed Account”)
•	Special DCA fixed account, which earns interest at rates that we adjust periodically. There are restrictions on how long contract value can remain in this account.

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(see “The Fixed Account — The Special DCA Fixed Account”)
Transfers: Subject to certain restrictions, you currently may redistribute your contract value among the subaccounts without charge at any time until the annuitization start date, and once per contract year among the subaccounts after the annuitization start date. Transfers out of the GPAs done more than 30 days before the end of the guarantee period will be subject to an MVA, unless an exception applies. You may establish automated transfers among the accounts. Transfers into the Special DCA fixed account are not permitted. GPAs and the regular fixed account are subject to special restrictions. (see “Making the Most of Your Contract — Transferring Among Accounts”)
Surrenders: You may surrender all or part of your contract value at any time before the annuitization start date. You also may establish automated partial surrenders. Surrenders may be subject to charges and income taxes (including an IRS penalty that may apply if you surrender prior to your reaching age 59½) and may have other tax consequences. If you have elected the SecureSource Stages 2 rider, please consider carefully when you take surrenders. If you withdraw more than allowed withdrawal amount in a contract year (“excess withdrawal”) under the rider, the guaranteed amounts under the rider will be reduced and for any withdrawal during the Credit Period, you will not receive Annual Credits on the next rider anniversary. Certain other restrictions may apply. (see “Surrenders”)
Benefits in case of death: If you die before the annuitization start date, we will pay the beneficiary an amount based on the applicable death benefit. (see “Benefits in Case of Death — Standard Death Benefit”)
Optional benefits: These contracts have offered optional death benefits and optional living benefits. We have offered SecureSource Stages 2 and Accumulation Protector Benefit riders as optional living benefits. SecureSource Stages 2 riders are guaranteed minimum withdrawal benefits that permit you to withdraw a guaranteed amount from the contract over a period of time, which may include the lifetime of a single person (Single Life) or the lifetime of you and your spouse (Joint Life). SecureSource Stages 2 riders may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not affect your ability to withdraw income over your lifetime. This optional withdrawal benefit may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed under the rider. Accumulation Protector Benefit rider is intended to provide you with a guaranteed contract value at the end of specified Waiting Period regardless of the volatility inherent in the investments in the subaccounts. Accumulation Protector Benefit rider may be appropriate for you if you want a guaranteed contract value at the end of specified Waiting Period. This optional living benefit may not be appropriate for you if you intend to surrender your contract value before the end of the
10-year Waiting Period or take withdrawals during the Waiting Period (which reduces the benefit).
If you selected an optional living benefit, we restrict investment options available to you, which may limit transfers and allocations; may limit the timing, amount and allocation of purchase payments; and may limit the amount of surrenders that can be taken under the optional benefit during a contract year. In addition, the Income Guide program is not available to contracts issued with a living benefit rider.
For more information about living benefits, please see “Optional Benefits — Optional Living Benefits.”
We have offered the following optional death benefits: Return of Purchase Payments (ROPP) Death Benefit, Maximum Anniversary Value (MAV) Death Benefit, 5-year MAV Death Benefit, 5% Accumulation Death Benefit (ADB), Enhanced Death Benefit, Benefit Protector Death Benefit and Benefit Protector Plus Death Benefit. Benefit Protector Death Benefit and Benefit Protector Plus Death Benefit are intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes.
Annuity payouts: You can apply your contract value, after reflecting any adjustments, to an annuity payout plan that begins on the annuitization start date. You may choose from a variety of plans that can help meet your retirement or other income needs. The payout schedule must meet IRS requirements. We can make payouts on a fixed or variable basis, or both. During the annuity payout period, your choices for subaccounts may be limited. The GPAs and the Special DCA fixed account are not available after the annuitization start date. (see “The Annuity Payout Period”)

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Risk Factors
This section discusses risks associated with the Guarantee Period Account (“GPA”) interests offered under the contract (if available).
Interest Rate Risk
Each GPA pays an interest rate declared by us when you make an allocation to that account and is fixed for the guarantee period you choose. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless an exception to the 30-day rule applies, we will apply a Market Value Adjustment (“MVA”) if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We refer to these transactions as “early surrenders.” Because an early surrender may result in a loss of principal due to the MVA, the GPAs provide limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to “early surrenders” from a GPA as described above and in “The Guarantee Period Accounts (GPAs)”. The MVA may be negative, positive or result in no change depending on how the guaranteed interest rate on your GPA compares to the new interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule); otherwise, unless an exception applies, an “early surrender” may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the GPAs are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.

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Expense Summary
The following tables describe the fees and expenses that you will pay when buying, owning and surrendering from these contracts. The first tables describe the fees and expenses that you will pay at the time that you surrender one of these contracts. State premium taxes also may be deducted.
Contract Owner Transaction Expenses
Surrender charges for RAVA 5 Advantage:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
You select either a seven-year or ten-year surrender charge schedule at the time of application.
Seven-year schedule		Ten-year schedule
Number of completed years from date of each purchase payment*	Surrender charge percentage applied to each purchase payment	Number of completed years from date of each purchase payment*	Surrender charge Percentage applied to each purchase payment
0	7%	0	8%
1	7	1	8
2	7	2	8
3	6	3	7
4	5	4	6
5	4	5	5
6	2	6	4
7+	0	7	3
		8	2
		9	1
		10+	0
Surrender charge for RAVA 5 Select:
(Contingent deferred sales load as a percentage of purchase payments surrendered)
Contract Year**	Surrender charge percentage applied to purchase payments
1	7%
2	6
3	5
4	4
5+	0
There are no surrender charges on and after the fourth contract anniversary.
*	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the anniversary of the day each purchase payment was received.
**	According to our current administrative practice, for the purpose of surrender charge calculation, we consider that the year is completed one day prior to the contract anniversary.
Surrender charge for RAVA 5 Access: None
Liquidation charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% if the assumed investment return is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Surrender charge for fixed annuity payouts, if available:
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2

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Number of Completed Years Since Annuitization	Surrender charge percentage
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
Contract administrative charge at full surrender:
Maximum: $50	Current: $30
The next tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
Contract Administrative Charge
Annual contract administrative charge	Maximum: $50	Current: $50*
Annual contract administrative charge if your contract value equals or exceeds $50,000	Maximum: $20	Current: $0
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Annual Variable Account Expenses
(As a percentage of average daily subaccount value)
You must choose a product, a death benefit guarantee and the length of your contract’s surrender charge schedule. The combination you choose determines the mortality and expense risk fees you pay. The table below shows the combinations available to you and their cost.
RAVA 5 Advantage with ten-year surrender charge schedule
Mortality and expense risk fee
Standard Death Benefit	0.85%
ROPP Death Benefit	1.20
MAV Death Benefit	1.10
5-year MAV Death Benefit	0.95
5% Accumulation Death Benefit	1.25
Enhanced Death Benefit	1.30
RAVA 5 Advantage with seven-year surrender charge
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
5% Accumulation Death Benefit	1.35
Enhanced Death Benefit	1.40
RAVA 5 Select
Mortality and expense risk fee
Standard Death Benefit	1.20%
ROPP Death Benefit	1.55
MAV Death Benefit	1.45
5-year MAV Death Benefit	1.30
5% Accumulation Death Benefit	1.60
Enhanced Death Benefit	1.65
RAVA 5 Access
Mortality and expense risk fee
Standard Death Benefit	1.35%
ROPP Death Benefit	1.70
MAV Death Benefit	1.60

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Mortality and expense risk fee
5-year MAV Death Benefit	1.45
5% Accumulation Death Benefit	1.75
Enhanced Death Benefit	1.80
Other Annual Expenses
Optional Death Benefits
If eligible, you may have selected an optional death benefit in addition to the Standard Death Benefit, MAV and 5-year MAV death benefits. The fees apply only if you elected the optional rider.
Benefit Protector Death Benefit rider fee	0.25%
Benefit Protector Plus Death Benefit rider fee	0.40%
(As a percentage of contract value charged annually on the contract anniversary.)
Optional Living Benefits
If eligible, you may have selected one of the following optional living benefits. The fees apply only if you selected one of these benefits. Investment allocation restrictions apply.
Accumulation Protector Benefit® (APB®) rider fee

For applications signed:	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
Prior to 10/04/2010	1.75%	1.25%
10/04/2010 – 11/13/2011	1.75%	1.50%
11/14/2011 and later	1.75%	1.75%
(Charged annually on the contract anniversary as a percentage of contract value or the Minimum Contract Accumulation Value, whichever is greater.)
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	1.75%	1.75%

SecureSource Stages® 2 – Single life rider fee	Maximum: 1.75%	Current: 1.50%(1)
SecureSource Stages® 2 – Joint life rider fee	Maximum: 2.25%	Current: 1.75%(1)
(Charged annually on the contract anniversary as a percentage of contract value or the Benefit Base, whichever is greater.)
(1)	For contract applications signed prior to Nov. 14, 2011, SecureSource Stage 2 – Single life rider current fee is 0.95% and SecureSource Stages 2 – Joint life rider current fee is 1.15% and for contract applications signed Nov. 14, 2011 through Feb. 26, 2012, SecureSource Stages 2 – Single life rider current fee is 1.10% and SecureSource Stages 2 – Joint life rider current fee is 1.35%.
Annual Operating Expenses of the Funds
The next table provides the minimum and maximum total operating expenses charged by the underlying funds that you may pay periodically during the time that you own the contract. The minimum and maximum expenses listed below are based on expenses for the funds’ fiscal year ended December 31, 2020, unless otherwise noted, without taking into account fee waivers and/or expense reimbursements that may apply. More detail concerning each underlying fund’s fees and expenses is contained in each fund’s prospectus.

14    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Minimum and maximum total annual operating expenses for the funds (1)
(Including management, distribution (12b-1) and/or service fees and other expenses)
	Minimum(%)	Maximum(%)
Total expenses before fee waivers and/or expense reimbursements	0.39	2.60
(1)	Total annual fund operating expenses are deducted from amounts that are allocated to the fund. They include management fees and other expenses and may include distribution (12b-1) fees. Other expenses may include service fees that may be used to compensate service providers, including us and our affiliates, for administrative and contract owner services provided on behalf of the fund. The amount of these payments will vary by fund and may be significant. See “The Variable Account and the Funds” for additional information, including potential conflicts of interest these payments may create. Distribution (12b-1) fees are used to finance any activity that is primarily intended to result in the sale of fund shares. Because 12b-1 fees are paid out of fund assets on an ongoing basis, you may pay more if you select subaccounts investing in funds that have adopted 12b-1 plans than if you select subaccounts investing in funds that have not adopted 12b-1 plans. For a more complete description of each fund’s fees and expenses and important disclosure regarding payments the fund and/or its affiliates make, please review the fund’s prospectus and SAI.

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Examples
These examples are intended to help you compare the cost of investing in these contracts with the cost of investing in other variable annuity contracts. These costs include your transaction expenses, contract administrative charges, variable account annual expenses and fund fees and expenses.
These examples assume that you invest $10,000 in the contract for the time periods indicated. These examples also assume that your investment has a 5% return each year.
Maximum Expenses. These examples assume the most expensive combination of contract features and benefits and the maximum fees and expenses of the funds available with living benefit riders* and before fee waivers and/or expense reimbursements. They assume that you select the optional MAV Death Benefit, Benefit Protector Plus and SecureSource Stages 2 — Joint Life rider(1),(2). Although your actual costs may be higher or lower, based on these assumptions your costs would be:
*	Note: Certain funds are not available for contracts with living benefit riders and may have higher fund expenses than the rider fee and associated fund expenses shown here.

	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$1,279	$2,342	$3,360	$6,074	$559	$1,711	$2,908	$6,074
RAVA 5 Advantage
With a seven-year surrender charge schedule	1,199	2,282	3,317	6,158	569	1,741	2,956	6,158
RAVA 5 Select	1,134	2,175	3,073	6,365	594	1,814	3,073	6,365
RAVA 5 Access	610	1,858	3,143	6,487	610	1,858	3,143	6,487
Minimum Expenses. These examples assume the least expensive combination of contract features and benefits and the minimum fees and expenses of any of the funds before fee waivers and/or expense reimbursements. They assume that you have the Standard Death Benefit and do not select any optional benefits(1). Although your actual costs may be higher, based on these assumptions your costs would be:
	If you surrender your contract at the end of the applicable time period:				If you do not surrender your contract or if you select an annuity payout plan at the end of the applicable time period:
	1 year	3 years	5 years	10 years	1 year	3 years	5 years	10 years
RAVA 5 Advantage
With a ten-year surrender charge schedule	$923	$1,240	$1,428	$1,975	$177	$544	$ 928	$1,975
RAVA 5 Advantage
With a seven-year surrender charge schedule	839	1,170	1,381	2,087	187	575	981	2,087
RAVA 5 Select	770	1,046	1,113	2,360	213	653	1,113	2,360
RAVA 5 Access	228	700	1,192	2,521	228	700	1,192	2,521
(1)	In these examples, the contract administrative charge is $50.
(2)	Because these examples are intended to illustrate the most expensive combination of contract features, the maximum annual fee for each optional rider is reflected rather than the fee that is currently being charged.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. YOU SHOULD NOT CONSIDER THESE EXAMPLES AS A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES WILL BE HIGHER OR LOWER THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE CONTRACT VALUE TO ANY OTHER AVAILABLE SUBACCOUNTS.

16    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Condensed Financial Information
You can find unaudited condensed financial information for the subaccounts representing the lowest and highest total annual variable account expense combination for each contract in Appendix G.
Financial Statements
You can find our audited financial statements and the audited financial statements of the divisions, which are comprised of subaccounts, in the SAI. The SAI does not include audited financial statements for divisions that are new and have no activity as of the financial statement date.
The Variable Account and the Funds
The variable account: The variable account was established under Minnesota law on Aug. 23, 1995, and the subaccounts are registered together as a single unit investment trust under the Investment Company Act of 1940 (the 1940 Act). This registration does not involve any supervision of our management or investment practices and policies by the SEC. All obligations arising under the contracts are general obligations of RiverSource Life.
The variable account meets the definition of a separate account under federal securities laws. We credit or charge income, capital gains and capital losses of each subaccount only to that subaccount. State insurance law prohibits us from charging a subaccount with liabilities of any other subaccount or of our general business. The variable account includes other subaccounts that are available under contracts that are not described in this prospectus.
The IRS has issued guidance on investor control but may issue additional guidance in the future. We reserve the right to modify the contract or any investments made under the terms of the contract so that the investor control rules do not apply to treat the contract owner as the owner of the subaccount assets rather than the owner of an annuity contract. If the contract is not treated as an annuity contract for tax purposes, the owner may be subject to current taxation on any current or accumulated income credited to the contract.
We intend to comply with all federal tax laws so that the contract qualifies as an annuity for federal tax purposes. We reserve the right to modify the contract as necessary in order to qualify the contract as an annuity for federal tax purposes.
The Funds: The contracts currently offer subaccounts investing in shares of the funds. For a list of underlying funds with a summary of investment objectives, investment advisers and subadvisers, please see Appendix A.
Investment objectives: The investment managers and advisers cannot guarantee that the funds will meet their investment objectives.
Please read the funds’ prospectuses carefully for facts you should know before investing. These prospectuses are available by contacting us at the address or telephone number listed on the first page of this prospectus.
•	Fund name and management: A fund underlying your contract in which a subaccount invests may have a name, portfolio manager, objectives, strategies and characteristics that are the same or substantially similar to those of a publicly-traded retail mutual fund. Despite these similarities, an underlying fund is not the same as any publicly-traded retail mutual fund. Each underlying fund will have its own unique portfolio holdings, fees, operating expenses and operating results. The results of each underlying fund may differ significantly from any publicly-traded retail mutual fund.
•	Eligible purchasers: All funds are available to serve as the underlying investments for variable annuities and variable life insurance policies. The funds are not available to the public (see “Fund name and management” above). Some funds also are available to serve as investment options for tax-deferred retirement plans. It is possible that in the future for tax, regulatory or other reasons, it may be disadvantageous for variable annuity accounts and variable life insurance accounts and/or tax-deferred retirement plans to invest in the available funds simultaneously. Although we and the funds’ providers do not currently foresee any such disadvantages, the boards of directors or trustees of each fund will monitor events in order to identify any material conflicts between annuity owners, policy owners and tax-deferred retirement plans and to determine what action, if any, should be taken in response to a conflict. If a board were to conclude that it should establish separate fund providers for the variable annuity, variable life insurance and tax-deferred retirement plan accounts, you would not bear any expenses associated with establishing separate funds. Please refer to the funds’ prospectuses for risk disclosure regarding simultaneous investments by variable annuity, variable life insurance and tax-deferred retirement plan accounts. Each fund intends to comply with the diversification requirements under Section 817(h) of the Code.
•	Asset allocation programs may impact fund performance: Asset allocation programs in general may negatively impact the performance of an underlying fund. Even if you do not participate in an asset allocation program, a fund in which your subaccount invests may be impacted if it is included in an asset allocation program. Rebalancing or reallocation under the terms of the asset allocation program may cause a fund to lose money if it must sell large

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amounts of securities to meet a redemption request. These losses can be greater if the fund holds securities that are not as liquid as others; for example, various types of bonds, shares of smaller companies and securities of foreign issuers. A fund may also experience higher expenses because it must sell or buy securities more frequently than it otherwise might in the absence of asset allocation program rebalancing or reallocations. Because asset allocation programs include periodic rebalancing and may also include reallocation, these effects may occur under the asset allocation program we offer (see “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”) or under asset allocation programs used in conjunction with the contracts and plans of other eligible purchasers of the funds.
•	Funds available under the contract: We seek to provide a broad array of underlying funds taking into account the fees and charges imposed by each fund and the contract charges we impose. We select the underlying funds in which the subaccounts initially invest and when there is substitution (see “Substitution of Investments”). We also make all decisions regarding which funds to retain in a contract, which funds to add to a contract and which funds will no longer be offered in a contract. In making these decisions, we may consider various objective and subjective factors. Objective factors include, but are not limited to fund performance, fund expenses, classes of fund shares available, size of the fund and investment objectives and investing style of the fund. Subjective factors include, but are not limited to, investment sub-styles and process, management skill and history at other funds and portfolio concentration and sector weightings. We also consider the levels and types of revenue, including but not limited to expense payments and non-cash compensation a fund, its distributor, investment adviser, subadviser, transfer agent or their affiliates pay us and our affiliates. This revenue includes, but is not limited to compensation for administrative services provided with respect to the fund and support of marketing and distribution expenses incurred with respect to the fund.
•	Money Market fund yield: In low interest rate environments, money market fund yields may decrease to a level where the deduction of fees and charges associated with your contract could result in negative net performance, resulting in a corresponding decrease in your contract value.
•	Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management. We are an affiliate of Ameriprise Financial, Inc., which is the parent company of Columbia Management Investment Advisers, LLC (Columbia Management). Columbia Management acts as investment adviser to several funds of funds, including Portfolio Navigator and Portfolio Stabilizer funds. As such, it retains full discretion over the investment activities and investment decisions of the funds. These funds invest in other registered mutual funds. In providing investment advisory services for the funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions. These competing interests typically arise because Columbia Management Investment Advisers or one of its affiliates serves as the investment adviser to the underlying funds and may provide other services in connection with such underlying funds, and because the compensation we and our affiliates receive for providing these investment advisory and other services varies depending on the underlying fund.
•	Volatility and Volatility Management Risk with the Portfolio Stabilizer funds. Portfolio Stabilizer funds are managed volatility funds that employ a strategy designed to reduce overall volatility and downside risk. These types of funds are available under the contracts and one or more of these funds may be offered in other variable annuity and variable life insurance products offered by us. These funds may also be used in conjunction with guaranteed living benefit and death benefit riders we offer with various annuity contracts, including the contracts.
Conflicts may arise because the manner in which these funds and their strategies are executed by Columbia Management are expected to benefit us by reducing our financial risk and expense in offering guaranteed living benefit and death benefit riders. Managed volatility funds employ a strategy to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. When offered with a guaranteed living benefit, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
While Columbia Management is the investment adviser to the Portfolio Navigator and Portfolio Stabilizer funds, it provides no investment advice to you as to whether an allocation to the funds is appropriate for you. You must decide whether an investment in these funds is right for you. Additional information on the funds, including risks and conflicts of interest, is included in their respective prospectuses. Columbia Management advised fund of funds and managed volatility funds and their investment objectives are in Appendix A.

18    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

•	Revenue we receive from the funds and potential conflicts of interest:
Expenses We May Incur on Behalf of the Funds
When a subaccount invests in a fund, the fund holds a single account in the name of the variable account. As such, the variable account is actually the shareholder of the fund. We, through our variable account, aggregate the transactions of numerous contract owners and submit net purchase and redemption requests to the funds on a daily basis. In addition, we track individual contract owner transactions and provide confirmations, periodic statements, and other required mailings. These costs would normally be borne by the fund, but we incur them instead.
Besides incurring these administrative expenses on behalf of the funds, we also incur distributions expenses in selling our contracts. By extension, the distribution expenses we incur benefit the funds we make available due to contract owner elections to allocate purchase payments to the funds through the subaccounts. In addition, the funds generally incur lower distribution expenses when offered through our variable account in contrast to being sold on a retail basis.
A complete list of why we may receive this revenue, as well as sources of revenue, is described in detail below.
Payments the Funds May Make to Us
We or our affiliates may receive from each of the funds, or their affiliates, compensation including but not limited to expense payments. These payments are designed in part to compensate us for the expenses we may incur on behalf of the funds. In addition to these payments, the funds may compensate us for wholesaling activities or to participate in educational or marketing seminars sponsored by the funds.
We or our affiliates may receive revenue derived from the 12b-1 fees charged by the funds. These fees are deducted from the assets of the funds. This revenue and the amount by which it can vary may create conflicts of interest. The amount, type, and manner in which the revenue from these sources is computed vary by fund.
Conflicts of Interest These Payments May Create
When we determined the charges to impose under the contracts, we took into account anticipated payments from the funds. If we had not taken into account these anticipated payments, the charges under the contract would have been higher. Additionally, the amount of payment we receive from a fund or its affiliate may create an incentive for us to include that fund as an investment option and may influence our decision regarding which funds to include in the variable account as subaccount options for contract owners. Funds that offer lower payments or no payments may also have corresponding expense structures that are lower, resulting in decreased overall fees and expenses to shareholders.
We offer funds managed by our affiliates Columbia Management and Columbia Wanger Asset Management, LLC (Columbia Wanger). We have additional financial incentive to offer our affiliated funds because additional assets held by them generally results in added revenue to us and our parent company, Ameriprise Financial, Inc. Additionally, employees of Ameriprise Financial, Inc. and its affiliates, including our employees, may be separately incented to include the affiliated funds in the products, as employee compensation and business unit operating goals at all levels are tied to the success of the company. Currently, revenue received from our affiliated funds comprises the greatest amount and percentage of revenue we derive from payments made by the funds.
The Amount of Payments We Receive from the Funds
We or our affiliates receive revenue which ranges up to 0.65% of the average daily net assets invested in the funds through this and other contracts we and our affiliates issue.
Why revenues are paid to us: In accordance with applicable laws, regulations and the terms of the agreements under which such revenue is paid, we or our affiliates may receive revenue, including but not limited to expense payments and non-cash compensation, for various purposes:
•	Compensating, training and educating financial advisors who sell the contracts.
•	Granting access to our employees whose job it is to promote sales of the contracts by authorized selling firms and their financial advisors, and granting access to financial advisors of our affiliated selling firms.
•	Activities or services we or our affiliates provide that assist in the promotion and distribution of the contracts including promoting the funds available under the contracts to contract owners, authorized selling firms and financial advisors.
•	Providing sub-transfer agency and shareholder servicing to contract owners.
•	Promoting, including and/or retaining the fund’s investment portfolios as underlying investment options in the contracts.
•	Advertising, printing and mailing sales literature, and printing and distributing prospectuses and reports.
•	Furnishing personal services to contract owners, including education of contract owners regarding the funds, answering routine inquiries regarding a fund, maintaining accounts or providing such other services eligible for service fees as defined under the rules of the Financial Industry Regulatory Authority (FINRA).
•	Subaccounting services, transaction processing, recordkeeping and administration.

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•	Sources of revenue received from affiliated funds: The affiliated funds are managed by Columbia Management or Columbia Wanger. The sources of revenue we receive from these affiliated funds, or from the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We may receive this revenue either in the form of a cash payment or it may be allocated to us.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
•	Sources of revenue received from unaffiliated funds: The unaffiliated funds are not managed by an affiliate of ours. The sources of revenue we receive from these unaffiliated funds, or the funds’ affiliates, may include, but are not necessarily limited to, the following:
•	Assets of the fund’s adviser, sub-adviser, transfer agent, distributor or an affiliate of these. The revenue resulting from these sources may be based either on a percentage of average daily net assets of the fund or on the actual cost of certain services we provide with respect to the fund. We receive this revenue in the form of a cash payment.
•	Compensation paid out of 12b-1 fees that are deducted from fund assets.
The Guarantee Period Accounts (GPAs)
The GPAs may not be available for contracts in some states.
Currently, unless the PN program is in effect, you may allocate purchase payments to one or more of the GPAs with guarantee periods declared by us. These periods of time may vary by state. The required minimum investment in each GPA is $1,000. These accounts are not offered after the annuitization start date.
Each GPA pays an interest rate that is declared when you make an allocation to that account. Interest is credited daily. That interest rate is then fixed for the guarantee period that you chose. We will periodically change the declared interest rate for any future allocations to these accounts, but we will not change the rate paid on money currently in a GPA. The GPA interests under the contracts are registered with the SEC (File No.333-230957). The SEC staff reviews the disclosures in this prospectus on the GPA interests.
The interest rates that we will declare as guaranteed rates in the future are determined by us at our discretion (future rates).
These rates generally will be based on various factors related to future investment earnings. We cannot predict nor can we guarantee what future rates will be.
We hold amounts you allocate to the GPAs in a “nonunitized” separate account. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the GPAs. We own the assets of this separate account as well as any favorable investment performance of those assets. You do not participate in the performance of the assets held in this separate account. We guarantee all benefits relating to your value in the GPAs. This guarantee is based on the continued claims-paying ability of the company’s general account. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
We intend to construct and manage the investment portfolio relating to the separate account in such a way as to minimize the impact of fluctuations in interest rates. We achieve this by constructing a portfolio of assets with a price sensitivity to interest rate changes (i.e., price duration) that is similar to the price duration of the corresponding portfolio of liabilities.
We must invest this portfolio of assets in accordance with requirements established by applicable state laws regarding the nature and quality of investments that life insurance companies may make and the percentage of their assets that they may commit to any particular type of investment. Our investment strategy will incorporate the use of a variety of debt instruments having price durations tending to match the applicable guarantee periods. These instruments include, but are not necessarily limited to, the following:
•	Securities issued by the U.S. government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. government;
•	Debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by any of three nationally recognized rating agencies — Standard & Poor’s, Moody’s Investors Service or Fitch — or are rated in the two highest grades by the National Association of Insurance Commissioners;
•	Debt instruments that are unrated, but which are deemed by RiverSource Life to have an investment quality within the four highest grades;

20    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

•	Other debt instruments which are unrated or rated below investment grade, limited to 15% of assets at the time of purchase; and
•	Real estate mortgages, limited to 30% of portfolio assets at the time of acquisition.
In addition, options and futures contracts on fixed income securities will be used from time to time to achieve and maintain appropriate investment and liquidity characteristics on the overall asset portfolio.
While this information generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal law and Minnesota and other state insurance laws.
Market Value Adjustment (MVA)
We will not apply an MVA to contract value you transfer or surrender out of the GPAs during the 30-day period ending on the last day of the guarantee period. During this 30 day window you may choose to start a new guarantee period of the same length, transfer the contract value from the specified GPA to a GPA of another length, transfer the contract value from the specified GPA to any of the subaccounts or the regular fixed account, or surrender the value from the specified GPA (all subject to applicable surrender and transfer provisions). If we do not receive any instructions by the end of your guarantee period, we will automatically transfer the contract value from the specified GPA into the shortest GPA term offered in your state.
We guarantee the contract value allocated to the GPAs, including interest credited, if you do not make any transfers or surrenders from the GPAs prior to 30 days before the end of the guarantee period (30-day rule). At all other times, and unless one of the exceptions to the 30-day rule described below applies, we will apply an MVA if you surrender or transfer contract value from a GPA or you elect an annuity payout plan while you have contract value invested in a GPA. We will refer to these transactions as “early surrenders.” The application of an MVA may result in either a gain or loss of principal.
The 30-day rule does not apply and no MVA will apply to:
•	amounts surrendered under contract provisions that waive surrender charges for Hospital or Nursing Home Confinement and Terminal Illness Diagnosis; and
•	amounts deducted for fees and charges.
Amounts we pay as death claims will not be reduced by any MVA.
When you request an early surrender, we adjust the early surrender amount by an MVA formula. The early surrender amount reflects the relationship between the guaranteed interest rate you are earning in your current GPA and the interest rate we are crediting on new GPAs that end at the same time as your current GPA.
The MVA is sensitive to changes in current interest rates. The magnitude of any applicable MVA will depend on our current schedule of guaranteed interest rates at the time of the surrender, the time remaining in your guarantee period and your guaranteed interest rate. The MVA is negative, zero or positive depending on how the guaranteed interest rate on your GPA compares to the interest rate of a new GPA for the same number of years as the guarantee period remaining on your GPA. This is summarized in the following table:
If your GPA rate is:	The MVA is:
Less than the new GPA rate + 0.10%	Negative
Equal to the new GPA rate + 0.10%	Zero
Greater than the new GPA rate + 0.10%	Positive
If the MVA is negative, the early surrender amount will be decreased. If the MVA is positive, the early surrender amount will be increased. For the MVA formula and an example, see Appendix B.

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The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including any optional benefits offered under the contract. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account. The fixed account is supported by our general account that we make available under the contract.
The Fixed Account
Amounts allocated to the fixed account are part of our general account. The fixed account includes the regular fixed account and the Special DCA fixed account. We credit interest daily on amounts you allocate to the fixed account at rates we determine from time to time at our discretion. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The guaranteed minimum interest rate on amounts invested in the fixed account will not be lower than state law allows. We back the principal and interest guarantees relating to the fixed account. These guarantees are subject to the creditworthiness and continued claims-paying ability of RiverSource Life.
One year after receipt of each purchase payment or transfer, the rate for the payment or transfer amount, and its accumulated interest, may change. Interest will accrue at revised rates determined by us and at our discretion. These rates may be based on various factors including, but not limited to, the interest rate environment, returns earned on investments backing these annuities, the rates currently in effect for new and existing company annuities, product design, competition, and the company's revenues and expenses. However, the rate will never be less than the fixed account minimum interest rate shown under your contract. Your interest rate for each purchase payment or transfer will never change more frequently than annually.
Because of exemptive and exclusionary provisions, we have not registered interests in the fixed account as securities under the Securities Act of 1933 nor have any of these accounts been registered as investment companies under the Investment Company Act of 1940. Accordingly, neither the fixed account nor any interests in the fixed account are subject to the provisions of these Acts.
The fixed account has not been registered with the SEC. Disclosures regarding the fixed account, however, are subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in a prospectus.
The Regular Fixed Account
For RAVA 5 Advantage and RAVA 5 Select, unless the PN program is in effect, you also may allocate purchase payments or transfer contract value to the regular fixed account. For RAVA 5 Access contracts, you cannot allocate purchase payments or transfer contract value to the regular fixed account unless it is included in the investment option you selected under the PN program. Under the current PN program, the regular fixed account is not included in the investment options. The value of the regular fixed account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. The interest rate we apply to each purchase payment or transfer to the regular fixed account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, but your interest rate for each purchase payment or transfer will never change more frequently than annually. There are restrictions on transfers from this account and may be restrictions on the amount you can allocate to this account (See “Making the Most of Your Contract — Transfer policies”.).
The Special DCA Fixed Account
You may allocate purchase payments to the Special DCA fixed account. You may not transfer contract value to the Special DCA fixed account.
You may allocate your entire purchase payment to the Special DCA fixed account for a term of six or twelve months. We reserve the right to offer shorter or longer terms for the Special DCA fixed account.
In accordance with your investment instructions, we transfer amounts from the Special DCA fixed account to the subaccounts or PN program investment option you select monthly so that, at the end of the Special DCA fixed account term, the balance of the Special DCA fixed account is zero. The amount of each transfer equals the remaining Special

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DCA fixed account value on the date of the transfer divided by the number of remaining transfers in the program. You may not change the amount of transfers. The first Special DCA monthly transfer occurs one day after we receive your payment. You may not use the regular fixed account or any GPA as a destination for the Special DCA monthly transfer.
The value of the Special DCA fixed account increases when we credit interest to the Special DCA fixed account, and decreases when we make monthly transfers from the Special DCA fixed account. When you allocate a purchase payment to the Special DCA fixed account, the interest rates applicable to that purchase payment will be the rates in effect for the Special DCA fixed account term you choose on the date we receive your purchase payment. The applicable interest rate is guaranteed for the length of the term for the Special DCA fixed account term you choose. We credit and compound interest daily based on a 365-day year (366 in a leap year) so as to produce the annual effective rate which we declare. We credit interest only on the declining balance of the Special DCA fixed account; we do not credit interest on amounts that have been transferred from the Special DCA fixed account. As a result, the net effective interest rates we credit will be less than the declared annual effective rates. Generally, we will credit the Special DCA fixed account with interest at the same annual effective rate we apply to the regular fixed account on the date we receive your purchase payment, regardless of the length of the term you select. From time to time, we may credit interest to the Special DCA fixed account at promotional rates that are higher than those we credit to the regular fixed account. We reserve the right to declare different annual effective rates:
•	for the Special DCA fixed account and the regular fixed account; and
•	for the Special DCA fixed accounts with terms of differing length.
Alternatively, you may allocate your purchase payment to any combination of the following which equals one hundred percent of the amount you invest:
•	the Special DCA fixed account for a six month term;
•	the Special DCA fixed account for a twelve month term;
•	the PN program investment option in effect;
•	if no PN program investment option is in effect, to the regular fixed account, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs.
Once you establish a Special DCA fixed account, you cannot allocate additional purchase payments to it. However, you may establish another Special DCA fixed account and allocate new purchase payments to it.
If you participate in the PN program, and you change to a different PN program investment option while a Special DCA fixed account term is in progress, we will allocate transfers from the Special DCA fixed account to your newly-elected PN program investment option.
If your contract permits and you discontinue your participation in the PN program while a Special DCA fixed account term is in progress, we will allocate transfers from your Special DCA fixed account for the remainder of the term to the subaccounts in accordance with your current Special DCA fixed account allocation instructions. If your current Special DCA fixed account allocation instructions include a fund to which allocations are restricted and you do not provide new instructions, we will transfer prorated amounts to the valid portion of your allocation instruction.
You may discontinue any Special DCA fixed account before the end of its term by giving us notice. If you do so, we will transfer the remaining balance of the Special DCA fixed account to the PN program investment option in effect, or if no PN program investment option is in effect, in accordance with your investment instructions to us to the regular fixed account, if available, the GPAs and/or the subaccounts, subject to investment minimums and other restrictions we may impose on investments in the regular fixed account and the GPAs, including but not limited to, any limitations described in this prospectus on transfers (see “Transfer policies”).
Dollar-cost averaging from the Special DCA fixed account does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. For a discussion of how dollar-cost averaging works, see “Making the Most of your Contract — Automated Dollar-Cost Averaging.”
Buying Your Contract
New contracts as described in this prospectus are not currently being offered. We are required by law to obtain personal information from you which we used to verify your identity. If you do not provide this information we reserve the right to refuse to issue your contract or take other steps we deem reasonable. As the owner, you have all rights and may receive all benefits under the contract. You can own a qualified or nonqualified annuity. Generally, you can own a nonqualified annuity in joint tenancy with rights of survivorship only in spousal situations. You cannot own a qualified annuity in joint tenancy. You can buy a contract if you are 90 or younger.
When you applied, you may have selected (if available in your state):
•	GPAs, the regular fixed account(1), subaccounts and/or the Special DCA fixed account in which you want to invest;

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•	how you want to make purchase payments;
•	a beneficiary;
•	under RAVA 5 Advantage, the length of the surrender charge period (seven or ten years);
•	one of the following optional death benefit riders:
–	ROPP Death Benefit (available if you are age 80 or older);
–	MAV Death Benefit;
–	5-Year MAV Death Benefit;
–	5% Accumulation Death Benefit; or
–	Enhanced Death Benefit.
•	One of the following additional optional death benefit riders:
–	Benefit Protector Death Benefit(2); or
–	Benefit Protector Plus Death Benefit(2);
•	one of the following optional living benefit riders:
–	Accumulation Protector Benefit(3); or
–	SecureSource Stages 2.
(1)	For RAVA 5 Access contracts, you cannot select the regular fixed account unless it is included in a PN program investment option you selected. Under the current PN program, the regular fixed account is not included in the investment options.
(2)	Not available with the 5% Accumulation or Enhanced Death Benefits.
(3)	Not available for contract applications signed on or after Feb. 27, 2012.
The contracts provide for allocation of purchase payments to the subaccounts of the variable account, to the GPAs, to the regular fixed account (if available) and/or to the Special DCA fixed account subject to the $1,000 required minimum investment for the GPAs. We currently allow you to allocate the total amount of purchase payment to the regular fixed account for RAVA 5 Advantage and RAVA 5 Select. We reserve the right to limit purchase payment allocations to the regular fixed account at any time on a non-discriminatory basis with notification, subject to state restrictions. You cannot allocate purchase payments to the fixed account for six months following a partial surrender from the fixed account, a lump sum transfer from the regular fixed account, or termination of automated transfers from the Special DCA fixed account prior to the end of the Special DCA fixed account term. For RAVA 5 Access contracts, you cannot allocate purchase payments to the regular fixed account unless it is included in a PN program investment option you selected. Under the current PN program, the regular fixed account is not included in the investment options. (See “Purchase Payments.”)
If your application is complete, we will process it and apply your purchase payment to your investment selections within two business days after we receive it at our Service Center. If we accept your application, we will send you a contract. If your application is not complete, you must give us the information to complete it within five business days. If we cannot accept your application within five business days, we will decline it and return your payment unless you specifically ask us to keep the payment and apply it once your application is complete.
We will credit additional eligible purchase payments you make to your accounts on the valuation date we receive them. If we receive an additional purchase payment at our Service Center before the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the valuation date we received the payment. If we receive an additional purchase payment at our Service Center at or after the close of business, we will credit any portion of that payment allocated to the subaccounts using the accumulation unit value we calculate on the next valuation date after we received the payment.
You may make regular payments to your contract under a scheduled payment plan. Initial purchase payments are $1,000, $2,000 or $10,000 depending on the product and tax qualification (see “Buying Your Contract — Purchase Payments”). Then, to begin the scheduled payment plan, you will complete and send a form and your first scheduled payment plan payment along with your application. There is no charge for the scheduled payment plan. You can stop your scheduled payment plan payments at any time.
Householding and delivery of certain documents
With your prior consent, RiverSource Life and its affiliates may use and combine information concerning accounts owned by members of the same household and provide a single paper or electronic copy of certain documents to that household. This householding of documents may include prospectuses, supplements, annual reports, semiannual reports and proxies. Your authorization remains in effect unless we are notified otherwise. If you wish to continue receiving multiple copies of these documents, you can opt out of householding by calling us at 1.866.273.7429. Multiple mailings will resume within 30 days after we receive your opt out request.

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Purchase Payments
Purchase payment amounts and purchase payment timing may vary by state and be limited under the terms of the contract.
Minimum initial purchase payments
	RAVA 5 Advantage	RAVA 5 Select	RAVA 5 Access
Qualified annuities	$1,000	$2,000	$2,000
Nonqualified annuities	$2,000	$10,000	$10,000
Minimum additional purchase payments
$50
Maximum total purchase payments* (without our approval) based on your age on the effective date of the payment:
For the first year and total: through age 85	$1,000,000
for ages 86 to 90	$100,000
age 91 or older	$0

For each subsequent year: through age 85	$100,000
for ages 86 to 90	$50,000
age 91 or older	$0
*	These limits apply in total to all RiverSource Life annuities you own unless a higher amount applies to your contract. We reserve the right to waive or increase the maximum limit. For qualified annuities, the Code’s limits on annual contributions also apply. Additional purchase payments for inherited IRA contracts cannot be made unless the payment is IRA money inherited from the same decedent.
Additional purchase payment restrictions for contracts with the Accumulation Protector Benefit rider
Additional purchase payments for contracts with the Accumulation Protector Benefit rider are not allowed during the waiting period except for the first 180 days (1) immediately following the effective date and (2) following the last contract anniversary for each elective step up.
Additional purchase payment restrictions for contracts with the SecureSource Stages 2 rider
The riders prohibit additional purchase payments while the rider is effective, if (1) you decline a rider fee increase, or (2) the Annual Lifetime Payment (ALP) is established and your contract value on an anniversary is less than four times the ALP. (For the purpose of this calculation only, the ALP is determined using percentage B, as described under “Optional Living Benefits — SecureSource Stages 2 Riders.”)
Effective Feb. 27, 2012, no additional purchase payments are allowed for contract applications signed prior to Feb. 27, 2012 with SecureSource Stages 2 riders, subject to certain exceptions listed below.
Certain exceptions apply and the following additional purchase payments will be allowed on or after Feb. 27, 2012:
a.	For contracts sold before Feb. 3, 2012, (1) purchase payments received within 90 calendar days from the contract application signed date and (2) Tax Free Exchanges, rollovers, and transfers listed on the annuity application and received within 180 days from the contract application signed date.
b.	For contracts sold Feb. 3, 2012 through Feb. 26, 2012, all purchase payments received within 90 calendar days from the contract application signed date.
c.	Prior and current tax year contributions up to the annual limit set up by the IRS for any qualified annuities. This annual limit applies to IRAs, Roth IRAs and SEP plans.
We reserve the right to change these current rules any time, subject to state restrictions.
How to Make Purchase Payments
1 1 By letter
Send your check along with your name and contract number to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474

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2 2 By scheduled payment plan
We can help you set up a bank authorization.
Limitations on Use of Contracts
If mandated by applicable law, including but not limited to, federal anti-money laundering laws, we may be required to reject a purchase payment. We may also be required to block an owner’s access to contract values and satisfy other statutory obligations. Under these circumstances, we may refuse to implement requests for transfers, surrenders or death benefits until instructions are received from the appropriate governmental authority or court of competent jurisdiction.
The Annuitization Start Date
Annuity payouts begin on the annuitization start date. This means that the contract will be annuitized (converted to a stream of monthly payments). If your contract is annuitized, the contract goes into payout and only the annuity payout provisions continue. You will no longer have access to your contract value. This means that the death benefit and any optional benefits you have elected will end. When we process your application, we will establish the annuitization start date to be the maximum age (or contract anniversary if applicable). You also can change the annuitization start date, provided you send us written instructions at least 30 days before annuity payouts begin.
The annuitization start date must be:
•	no earlier than the 30th day after the contract’s effective date; and no later than
•	the owner’s 95th birthday or the tenth contract anniversary, if later,
•	or such other date as agreed to by us.
Six months prior to your annuitization start date, we will contact you with your options including the option to postpone your annuitization start date to a future date. You can also choose to delay the annuitization of your contract to a date beyond age 95, to the extent allowed by applicable state law and tax laws.
If you do not make an election, annuity payouts using the contract’s default option of annuity payout Plan B — Life Income with 10 years certain will begin on the annuitization start date and your monthly annuity payments will continue for as long as the annuitant lives. If the annuitant does not survive 10 years, we will continue to make payments until 10 years of payments have been made (see “The Annuity Payout Period – Annuity Payout Plans”).
Generally, if you own a qualified annuity (for example, an IRA) and tax laws require that you take distributions from your annuity prior to your annuitization start date, your contract will not be automatically annuitized (subject to state requirements). However, if you choose, you can elect to request annuitization or take partial surrenders to meet your required minimum distributions.
Please see “SecureSource Stages 2 — Other Provisions” section regarding options under this rider at the annuitization start date.
Beneficiary
We will pay to your named beneficiary the death benefit if it becomes payable while the contract is in force and before the annuitization start date. If there is more than one beneficiary we will pay each beneficiary’s designated share when we receive their completed claim. A beneficiary will bear the investment risk of the variable account until we receive the beneficiary’s completed claim. If there is no named beneficiary, then the default provisions of your contract will apply. (See “Benefits in Case of Death” for more about beneficiaries.)
If you select SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
Charges
Contract Administrative Charge
We charge this fee for establishing and maintaining your records. Currently, we deduct $50* from your contract value on your contract anniversary or, if earlier, when the contract is fully surrendered. We prorate this charge among the GPAs, the fixed account and the subaccounts in the same proportion your interest in each account bears to your total contract value.
We will waive this charge when your contract value is $50,000 or more on the current contract anniversary. We reserve the right to charge up to $20 after the first contract anniversary for contracts with contract value of $50,000 or more.

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If you take a full surrender of your contract, we will deduct the charge at the time of surrender regardless of the contract value. This charge does not apply to amounts applied to an annuity payment plan or to the death benefit (other than when deducted from the Full Surrender Value component of the death benefit).
* Prior to May 4, 2020, the annual contract administrative charge was $30.
Mortality and Expense Risk Fee
We charge this fee daily to the subaccounts. The unit values of your subaccounts reflect this fee. These fees cover the mortality and expense risk that we assume. These fees do not apply to the GPAs or the fixed account. We cannot increase these fees.
The mortality and expense risk fee you pay is based on the product you choose, the death benefit guarantee in effect and the surrender charge schedule that applies to your contract and contract year of your contract.
RAVA 5 Advantage with ten-year surrender charge schedule
Mortality and expense risk fee
Standard Death Benefit	0.85%
ROPP Death Benefit(1)	1.20
MAV Death Benefit	1.10
5-year MAV Death Benefit	0.95
5% Accumulation Death Benefit	1.25
Enhanced Death Benefit	1.30
RAVA 5 Advantage with seven-year surrender charge
Mortality and expense risk fee
Standard Death Benefit	0.95%
ROPP Death Benefit(1)	1.30
MAV Death Benefit	1.20
5-year MAV Death Benefit	1.05
5% Accumulation Death Benefit	1.35
Enhanced Death Benefit	1.40
RAVA 5 Select
Mortality and expense risk fee
Standard Death Benefit	1.20%
ROPP Death Benefit(1)	1.55
MAV Death Benefit	1.45
5-year MAV Death Benefit	1.30
5% Accumulation Death Benefit	1.60
Enhanced Death Benefit	1.65
RAVA 5 Access
Mortality and expense risk fee
Standard Death Benefit	1.35%
ROPP Death Benefit(1)	1.70
MAV Death Benefit	1.60
5-year MAV Death Benefit	1.45
5% Accumulation Death Benefit	1.75
Enhanced Death Benefit	1.80
(1)	Only available for purchase as an optional rider for ages 80 or older on the rider effective date.
Mortality risk arises because of our guarantee to pay a death benefit and our guarantee to make annuity payouts according to the terms of the contract, no matter how long a specific owner or annuitant lives and no matter how long our entire group of owners or annuitants live. If, as a group, owners or annuitants outlive the life expectancy we assumed in our actuarial tables, we must take money from our general assets to meet our obligations. If, as a group, owners or annuitants do not live as long as expected, we could profit from the mortality risk fee. We deduct the mortality risk fee from the subaccounts during the annuity payout period even if the annuity payout plan does not involve a life contingency.

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Expense risk arises because we cannot increase the contract administrative charge (except for contracts with contract value of $50,000 or more, where we reserve the right to charge a contract administrative change up to $20 after the first contract anniversary) and this charge may not cover our expenses. We would have to make up any deficit from our general assets. We could profit from the expense risk fee if future expenses are less than expected.
The subaccounts pay us the mortality and expense risk fee they accrued as follows:
•	first, to the extent possible, the subaccounts pay this fee from any dividends distributed from the funds in which they invest;
•	then, if necessary, the funds redeem shares to cover any remaining fees payable.
We may use any profits we realize from the subaccounts’ payment to us of the mortality and expense risk fee for any proper corporate purpose, including, among others, payment of distribution (selling) expenses. We do not expect that the surrender charge for RAVA 5 Advantage or RAVA 5 Select, discussed in the following paragraphs, will cover sales and distribution expenses.
Surrender Charge
If you surrender all or part of your contract before the annuitization start date, we may deduct a surrender charge. For RAVA 5 Advantage, a surrender charge applies if all or part of the surrender amount is from purchase payments we received within seven or ten years before surrender. You select the surrender charge period at the time of your application for the contract. For RAVA 5 Select, a surrender charge applies if you surrender all or part of your contract value in the first four contract years. There is no surrender charge for RAVA 5 Access. The surrender charge percentages that apply to you are shown in your contract.
If you are buying a new contract as an inherited IRA, please consider carefully your surrender charge selection. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution.
You may surrender an amount during any contract year without a surrender charge. We call this amount the total free amount (FA). The FA varies depending on whether your contract includes the SecureSource Stages 2 rider. Contract earnings are defined as contract value (the sum of the contract value in the Regular Fixed Account, contract value in the Special DCA Fixed Account, contract value in the Variable Account, and contract value in the GPAs), less purchase payments not previously surrendered, but not less than zero.
Contract without SecureSource Stages 2 rider
The FA is the greater of:
•	10% of the contract value on the prior contract anniversary, less any prior surrenders taken in the current contract year; or
•	current contract earnings.
During the first contract year, the FA is the greater of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA; or
•	current contract earnings.
Contract with SecureSource Stages 2 rider
The FA is the greatest of:
•	10% of the contract value on the prior contract anniversary less any prior surrenders taken in the current contract year;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
During the first contract year, the FA is the greatest of:
•	10% of all purchase payments applied prior to your surrender request, less any amounts surrendered prior to your surrender request that represent the FA;
•	current contract earnings; or
•	the Remaining Annual Lifetime Payment.
Amounts surrendered in excess of the FA may be subject to a surrender charge as described below.

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Surrender charge under RAVA 5 Advantage:
A surrender charge will apply if the amount you surrender includes any of your prior purchase payments that are still within their surrender charge schedule. To determine whether your surrender includes any of your prior purchase payments that are still within their surrender charge schedule, we surrender amounts from your contract in the following order:
1.	First, we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA. We surrender payments that are considered part of the FA on a first-in, first-out (FIFO) basis.
2.	Next, we surrender purchase payments received that are beyond the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do not assess a surrender charge on these payments.
3.	Finally, we surrender any additional purchase payments received that are still within the surrender charge period shown in your contract. We surrender these payments on a FIFO basis. We do assess a surrender charge on these payments.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
We determine your surrender charge by multiplying each of your payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage (see “Expense Summary”), and then adding the total surrender charges.
Surrender charge under RAVA 5 Select:
A surrender charge will apply if you surrender some or all of your contract value during the first four contract years. The surrender charge amount is determined by multiplying purchase payments surrendered which could be subject to a surrender charge by the applicable surrender charge percentage.
1.	First we surrender the FA. Contract earnings are surrendered first, followed by purchase payments. We do not assess a surrender charge on the FA.
2.	Next, if necessary, we surrender purchase payments. We do assess a surrender charge on these payments during the first four contract years.
The amount of purchase payments surrendered is calculated using a prorated formula based on the percentage of contract value being surrendered. As a result, the amount of purchase payments surrendered may be greater than the amount of contract value surrendered.
Surrender charge under RAVA 5 Access:
There is no surrender charge if you surrender all or part of your contract.
Partial surrenders:
For a partial surrender, we will determine the amount of contract value that needs to be surrendered, which after any surrender charge and any positive or negative market value adjustment, will equal the amount you request.
For an example, see Appendix C.
Waiver of surrender charges
We do not assess surrender charges for:
•	surrenders each year that represent the total free amount for that year;
•	required minimum distributions from a qualified annuity to the extent that they exceed the free amount. The amount on which surrender charges are waived can be no greater than the RMD amount calculated under your specific contract currently in force. Surrender charges for an inherited IRA are only waived for life time RMD amounts, not for a 5 year distribution;
•	amounts applied to an annuity payment plan (Exception: As described below, if you select annuity payout Plan E, and choose later to surrender the value of your remaining annuity payments, we will assess a surrender charge.)
•	surrenders made as a result of one of the “Contingent events” described below to the extent permitted by state law. Waiver of surrender charges for Contingent events will not apply to Tax Free Exchanges, rollovers and transfers to another annuity contract;
•	amounts we refund to you during the free look period; and
•	death benefits.

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Contingent events
•	Surrenders you make if you are confined to a hospital or nursing home and have been for the prior 60 days or confinement began within 30 days following a 60 day confinement period. Such confinement must begin after the contract issue date. Your contract will include this provision when you are under age 76 at contract issue. You must provide us with a letter containing proof satisfactory to us of the confinement as of the date you request the surrender. We must receive your surrender request no later than 91 days after your release from the hospital or nursing home. The amount surrendered must be paid directly to you.
•	Surrenders you make if you are disabled with a medical condition and are diagnosed in the second or later contract years, with reasonable medical certainty, that the disability will result in death within 12 months or less from the date of the diagnosis. You must provide us with a licensed physician’s statement containing the terminal illness diagnosis, the expected date of death and the date the terminal illness was initially diagnosed. The amount surrendered must be paid directly to you.
Liquidation charge under Annuity Payout Plan E — Payouts for a specified period: If you are receiving variable annuity payments under this annuity payout plan, you can choose to surrender those payments. The amount that you can surrender is the present value of any remaining variable payouts. The discount rate we use in the calculation will be 5.17% if the assumed investment return is 3.5% and 6.67% if the assumed investment return is 5%. The liquidation charge equals the present value of the remaining payouts using the assumed investment return minus the present value of the remaining payouts using the discount rate.
Fixed Payouts: Surrender charge under annuity payout plans allowing surrenders of the present value of remaining guaranteed payouts: If you elect an annuity payout plan on a fixed basis and the plan we make available provides a liquidity feature permitting you to surrender any portion of the underlying value of remaining guaranteed payouts, a surrender charge may apply.
A surrender charge will be assessed against the present value of any remaining guaranteed payouts surrendered. The discount rate we use in determining present values varies based on: (1) the contract value originally applied to the fixed annuitization; (2) the remaining years of guaranteed payouts; (3) the annual effective interest rate and periodic payment amount for new immediate annuities of the same duration as the remaining years of guaranteed payouts; and (4) the interest spread (currently 1.50%). If we do not currently offer immediate annuities, we will use rates and values applicable to new annuitizations to determine the discount rate.
Once the discount rate is applied and we have determined the present value of the remaining guaranteed payouts you are surrendering, the present value determined will be multiplied by the surrender charge percentage in the table below and deducted from the present value to determine the net present value you will receive.
Number of Completed Years Since Annuitization	Surrender charge percentage
0	Not applicable*
1	5%
2	4
3	3
4	2
5	1
6 and thereafter	0
*We do not permit surrenders in the first year after annuitization.
We will provide a quoted present value (which includes the deduction of any surrender charge). You must then formally elect, in a form acceptable to us, to receive this value. The remaining guaranteed payouts following surrender will be reduced, possibly to zero.
Other information on charges: Ameriprise Financial, Inc. makes certain custodial services available to some profit sharing, money purchase and target benefit plans funded by our annuities. Fees for these services start at $30 per calendar year per participant. Ameriprise Financial, Inc. will charge a termination fee for owners under age 59½ (fee waived in case of death or disability).
Possible group reductions: In some cases we may incur lower sales and administrative expenses due to the size of the group, the average contribution and the use of group enrollment procedures. In such cases, we may be able to reduce or eliminate certain charges such as the contract administrative and surrender charges. However, we expect this to occur infrequently.

30    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Optional Living Benefit Charges
SecureSource Stages 2 Rider Charge
We deduct an annual charge for this optional feature only if you select it. The current annual rider fees are as follows:
•	SecureSource Stages 2 – Single Life rider, 1.50%(1)
•	SecureSource Stages 2 – Joint Life rider, 1.75(1)
(1)	For contract applications signed prior to Nov. 14, 2011, SecureSource Stages 2 – Single life rider current fee is 0.95% and SecureSource Stages 2 – Joint life rider current fee is 1.15% and for contract applications signed Nov. 14, 2011 through Feb. 26, 2012, SecureSource Stages 2 – Single life rider current fee is 1.10% and SecureSource Stages 2 – Joint life rider current fee is 1.35%.
The charge is based on the greater of the benefit base (BB) (after any applicable Rider Credit is added) or the anniversary contract value, but not more than the maximum BB of $10,000,000.
We deduct the charge from your contract value on your contract anniversary. Remember, since the charge is taken on a contract anniversary all purchase payments received during the preceding calendar year will increase your charge. This is especially important to consider when you make purchase payments near your contract anniversary because the payment amount increases your contract value and will result in an increased rider anniversary charge. We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. We will modify this prorated approach to comply with state regulations where necessary.
Once you elect the SecureSource Stages 2 rider, you may not cancel it (except as described below), and the charge will continue to be deducted until the contract or rider is terminated or until the contract value reduces to zero. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
Currently the SecureSource Stages 2 rider fee does not vary with the PN program investment option selected; however, we reserve the right to vary the rider fee for each investment option. The SecureSource Stages 2 – Single Life rider fee will not exceed a maximum of 1.75%. The SecureSource Stages 2 – Joint Life rider fee will not exceed a maximum of 2.25%.
The following describes how your annual rider fee may increase:
1.	We may increase the annual rider fee at our discretion and on a nondiscriminatory basis. Your annual rider fee will increase if we declare an increase to the fee with written notice 30 days in advance except as described below. The new fee will be in effect on the date we declare in the written notice.
(A)	You can decline this increase and therefore all future fee increases if we receive your written request prior to the date of the fee increase, in which case you permanently relinquish:
(i)	all future annual step-ups, and for the Joint Life rider, spousal continuation step-ups,
(ii)	any ability to make additional purchase payments,
(iii)	any future Rider Credits, and the credit base (CB) will be permanently reset to zero,
(iv)	any increase to the lifetime payment percentage due to changing age bands on subsequent birthdays and rider anniversaries, and
(v)	the ability to change your investment option to one that is more aggressive than your current investment option. Any change to a less aggressive investment option will further limit the investment options available to the then current and less aggressive investment options.
(B)	You can terminate this rider if your annual rider fee after any increase is more than 0.25 percentage points higher that your fee before the increase and if we receive your written request to terminate the rider prior to the date of the fee increase.
2.	Your annual rider fee may increase if you elect to change to a more aggressive investment option than your current investment option and if the new investment option has a higher current annual rider fee. The annual rider fees associated with the available investment option may change at our discretion, however these changes will not apply to this rider unless you change your current investment option to a more aggressive one. The new fee will be in effect on the valuation date we receive your written request to change your investment option. You cannot decline this type of fee increase. To avoid it, you must stay in the same investment option or move to a less aggressive one. Also, this type of fee increase does not allow you to terminate the rider.
If your rider fee increases, on the next contract anniversary, we will calculate an average rider fee, for the preceding contract year only, that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.
The fee does not apply after the annuitization start date.

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Accumulation Protector Benefit Rider Charge
We deduct an annual charge from your contract value on your contract anniversary for this optional feature only if you select it.(1) The charge is calculated by multiplying the annual rider fee by the greater of your contract value or the minimum contract accumulation value on your contract anniversary. See table below for the applicable percentage.
We prorate this charge among all accounts and subaccounts in the same proportion as your interest in each bears to your total contract value. Once you elect the Accumulation Protector Benefit rider, you may not cancel it and the charge will continue to be deducted through the end of the waiting period. If the contract or rider is terminated for any reason, we will deduct the charge, adjusted for the number of calendar days coverage was in place since we last deducted the charge.
We may change the rider fee at our discretion and on a nondiscriminatory basis. The maximum annual rider fee is 1.75%.
The Accumulation Protector Benefit rider fee in effect on your contract after the rider effective date will not change unless you choose the annual elective step-up or elective spousal continuation step-up after we exercised our rights to increase the rider fee; or you change your investment option after we exercised our rights to increase the rider fee or to vary the rider fee for each investment option.
We exercised our right to increase the rider fee upon elective step-up or elective spousal continuation step-up and vary the fee depending on whether your contract value is invested in one of the Portfolio Navigator or Portfolio Stabilizer funds at the time of the elective step-up or spousal continuation step-up. You will pay the fee that is in effect on the valuation date we receive your written request to step-up. Currently, we waive our right to increase the fee for investment option changes. There is no assurance that we will not exercise our right in the future.
If you request an elective step-up (including elective spousal continuation step-up), the fee that will apply to your rider will correspond to the fund in which you are invested at that time, as shown in the table below.
For applications signed:	Maximum annual rider fee	Initial annual rider fee and annual rider fee for elective step-ups before 10/20/2012
Prior to 10/04/2010	1.75%	1.25%
10/04/2010 – 11/13/2011	1.75%	1.50%
11/13/2011 and later	1.75%	1.75%
Current annual rider fees for elective step-up (including elective spousal continuation step-up) requests on/after 10/20/2012 are shown in the table below.
Elective step up date:	If invested in Portfolio Navigator fund at the time of step-up:	If invested in Portfolio Stabilizer fund at the time of step-up:
10/20/2012 – 11/17/2013	1.75%	n/a
11/18/2013 – 10/17/2014	1.75%	1.30%
10/18/2014 – 06/30/2016	1.60%	1.00%
07/01/2016 – 10/15/2018	1.75%	1.30%
10/16/2018 – 12/29/2019	1.40%	1.00%
12/30/2019 – 07/20/2020	1.55%	1.15%
07/21/2020 and later	1.75%	1.75%
If your annual rider fee changes during the contract year, on the next contract anniversary we will calculate an average rider fee that reflects the various different fees that were in effect that year, adjusted for the number of calendar days each fee was in effect.
Subject to the terms of your contract, we reserve the right to further increase the rider fees to the maximum limit provided by your rider and to vary the rider fees based on the fund you select.
The automatic step-up option available under your rider will not impact your rider fee.
Please see the “Optional Living Benefits — Accumulation Protector Benefit Rider” section for a full description and rules applicable to elective and automatic step-up options under your rider.
The charge does not apply after the annuitization start date.
(1)	Accumulation Protector Benefit rider was not available for contract applications signed on or after Feb. 27, 2012.

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Optional Death Benefit Charges
Benefit Protector Rider Charge
We deduct a charge for this optional feature only if you select it. The annual rider fee is 0.25%. The charge is calculated by multiplying the annual rider fee by your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value. We will modify this prorated approach to comply with state regulations when necessary.
If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.
Benefit Protector Plus Rider Charge
We deduct a charge for this optional feature only if you select it. If selected, we deduct an annual rider fee of 0.40%. The charge is calculated by multiplying the annual rider fee by your contract value on your contract anniversary. We prorate this charge among all accounts and subaccounts in the same proportion your interest in each account bears to your total contract value We will modify this prorated approach to comply with state regulations when necessary. If the contract or rider is terminated for any reason except your election to terminate the rider during the 30 day window after certain anniversaries, we will deduct the charge from the contract value adjusted for the number of calendar days coverage was in place during the contract year.
We cannot increase this annual fee after the rider effective date.
Fund Fees and Expenses
There are deductions from and expenses paid out of the assets of the funds that are described in the prospectuses for those funds.
Premium Taxes
Certain state and local governments impose premium taxes on us (up to 3.5%). These taxes depend upon your state of residence or the state in which the contract was issued. Currently, we deduct any applicable premium tax when annuity payouts begin, but we reserve the right to deduct this tax at other times such as when you make purchase payments or when you make a full surrender from your contract.
Valuing Your Investment
We value your accounts as follows:
GPA
We value the amounts you allocate to the GPA directly in dollars. The GPA value equals:
•	the sum of your purchase payments and transfer amounts allocated to the GPA;
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;
•	minus any prorated portion of the contract administrative charge; and
•	minus the prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Benefit Protector Plus Death Benefit;
–	Accumulation Protector Benefit rider; or
–	SecureSource Stages 2 rider.
The Fixed Account
We value the amounts you allocate to the fixed account directly in dollars. The value of the fixed account equals:
•	the sum of your purchase payments allocated to the regular fixed account and the Special DCA fixed account, and transfer amounts to the regular fixed account (including any positive or negative MVA on amounts transferred from the GPAs);
•	plus interest credited;
•	minus the sum of amounts surrendered (including any applicable surrender charges) and amounts transferred out;

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•	minus any prorated portion of the contract administrative charge; and
•	minus any prorated portion of the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Benefit Protector Plus Death Benefit;
–	Accumulation Protector Benefit rider; or
–	SecureSource Stages 2 rider.
Subaccounts
We convert amounts you allocated to the subaccounts into accumulation units. Each time you make a purchase payment or transfer amounts into one of the subaccounts, we credit a certain number of accumulation units to your contract for that subaccount. Conversely, we subtract a certain number of accumulation units from your contract each time you take a partial surrender, transfer amounts out of a subaccount, or we assess a contract administrative charge, a surrender charge or fee for any optional riders with annual charges (if applicable).
The accumulation units are the true measure of investment value in each subaccount during the accumulation period. They are related to, but not the same as, the net asset value of the fund in which the subaccount invests. The dollar value of each accumulation unit can rise or fall daily depending on the variable account expenses, performance of the fund and on certain fund expenses. Here is how we calculate accumulation unit values:
Number of units: to calculate the number of accumulation units for a particular subaccount we divide your investment by the current accumulation unit value.
Accumulation unit value: the current accumulation unit value for each subaccount equals the last value times the subaccount’s current net investment factor.
We determine the net investment factor by:
•	adding the fund’s current net asset value per share, plus the per share amount of any accrued income or capital gain dividends to obtain a current adjusted net asset value per share; then
•	dividing that sum by the previous adjusted net asset value per share; and
•	subtracting the percentage factor representing the mortality and expense risk fee from the result.
Because the net asset value of the fund may fluctuate, the accumulation unit value may increase or decrease. You bear all the investment risk in a subaccount.
Factors that affect subaccount accumulation units: accumulation units may change in two ways — in number and in value.
The number of accumulation units you own may fluctuate due to:
•	additional purchase payments you allocate to the subaccounts;
•	transfers into or out of the subaccounts (including any positive or negative MVA on amounts transferred from the GPAs);
•	partial surrenders;
•	surrender charges;
and a deduction of a prorated portion of:
•	the contract administrative charge; and
•	the charge for any of the following optional benefits you have selected:
–	Benefit Protector Death Benefit;
–	Benefit Protector Plus Death Benefit;
–	Accumulation Protector Benefit rider; or
–	SecureSource Stages 2 rider.
Accumulation unit values will fluctuate due to:
•	changes in fund net asset value;
•	fund dividends distributed to the subaccounts;
•	fund capital gains or losses;
•	fund operating expenses; and/or
•	mortality and expense risk fees.

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Making the Most of Your Contract
Automated Dollar-Cost Averaging
Currently, you can use automated transfers to take advantage of dollar-cost averaging (investing a fixed amount at regular intervals).
For example, you might transfer a set amount monthly from a relatively conservative subaccount to a more aggressive one, or to several others, or from the regular fixed account to one or more subaccounts. You may not set up automated transfers to or from the GPAs or set up an automated transfer to the regular fixed account. You can also obtain the benefits of dollar-cost averaging by setting up regular automatic payments under a scheduled payment plan.
There is no charge for dollar-cost averaging.
This systematic approach can help you benefit from fluctuations in accumulation unit values caused by fluctuations in the market values of the funds. Since you invest the same amount each period, you automatically acquire more units when the market value falls and fewer units when it rises. The potential effect is to lower your average cost per unit.
How dollar-cost averaging works
By investing an equal number of dollars each month		Month	Amount invested	Accumulation unit value	Number of units purchased
		Jan	$100	$20	5.00
		Feb	100	18	5.56
you automatically buy more units when the per unit market price is low		Mar	100	17	5.88
	→	Apr	100	15	6.67
		May	100	16	6.25
		June	100	18	5.56
		July	100	17	5.88
and fewer units when the per unit market price is high.		Aug	100	19	5.26
	→	Sept	100	21	4.76
		Oct	100	20	5.00
You paid an average price of $17.91 per unit over the 10 months, while the average market price actually was $18.10.
Dollar-cost averaging does not guarantee that any subaccount will gain in value nor will it protect against a decline in value if market prices fall. Because dollar-cost averaging involves continuous investing, your success will depend upon your willingness to continue to invest regularly through periods of low price levels. Dollar-cost averaging can be an effective way to help meet your long-term goals. For specific features contact your financial advisor.
Dollar-cost averaging as described in this section is not available when the PN program is in effect. However, subject to certain restrictions, dollar-cost averaging is available through the Special DCA fixed account. See the “Special DCA Fixed Account” and “Portfolio Navigator Program and “Portfolio Stabilizer funds” sections in this prospectus for details.
Asset Rebalancing
You can ask us in writing to automatically rebalance the subaccount portion of your contract value either quarterly, semiannually, or annually. The period you select will start to run on the date we record your request. On the first valuation date of each of these periods, we automatically will rebalance your contract value so that the value in each subaccount matches your current subaccount percentage allocations. These percentage allocations must be in whole numbers. There is no charge for asset rebalancing. The contract value must be at least $2,000.
You can change your percentage allocations or your rebalancing period at any time by contacting us in writing. We will restart the rebalancing period you selected as of the date we record your change. You also can ask us in writing to stop rebalancing your contract value. You must allow 30 days for us to change any instructions that currently are in place. For more information on asset rebalancing, contact your financial advisor.
Different rules apply to asset rebalancing under the Portfolio Navigator program (see "Portfolio Navigator Program and Portfolio Stabilizer Funds" below).

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The Income GuideSM Program
Income Guide is an optional service we currently offer without charge. It does not change or otherwise modify any of the other benefits, features, charges, or terms and conditions associated with your annuity contract. The purpose of the program is to provide reporting and monitoring of withdrawals you take from your annuity. The reporting and monitoring is designed to provide you information that may assist you in considering whether to adapt your withdrawals over time.
For the purpose of Income Guide program, the term “systematic withdrawals” is the same as “automated systematic surrenders”.
The assumptions we used in the program are not customized or individualized to your circumstances. Program participants and their unique individual circumstances will vary from the program assumptions, creating differing results. The simulations we used in connection with the program do not include any contract or underlying fund charge assumptions other than a mortality and expense risk charge of 1.0%. Your contract value may be depleted prior to the end of the program. If you follow the program and make downward adjustments to your withdrawals to remain in the “On Track” status, the amount of your withdrawal can significantly decline over time.
Income Guide is a withdrawal monitoring service. The program establishes what we call a “Prudent Income Amount” which is based on your contract value, age, and the other program assumptions described below. We calculate the Prudent Income Amount daily using the following factors:
(1)	the age of the participant, (the age of the younger participant under the Joint Option);
(2)	the contract value;
(3)	Prudent Income Percentages.
The current Prudent Income Amount is determined by multiplying the current contract value by the current Prudent Income Percentage. The Prudent Income Amount is a hypothetical withdrawal amount with a minimum 90% probability that if taken and no withdrawal adjustments are made, withdrawals at that amount would not deplete the contract value prior to age 95 (age 100 for joint), or 8 years if longer. Please refer to the Prudent Income Amount section below for details on the assumptions we used to create the Prudent Income Percentages and the operation of the Prudent Income Amount.
Income Guide compares the annual total of the monthly systematic withdrawals you have elected to the current Prudent Income Amount we have calculated to determine your current status in the program. The current status provides you information on the current sustainability of your rate of withdrawal by comparing it to the Prudent Income Amount.
The program allows you to elect to have withdrawal income monitored based on one person (the “Single Option”) or two persons (the “Joint Option”). We refer to each person covered under Income Guide as a participant. Income Guide is most effective when you use it in consultation with your financial advisor.
Income Guide is not a guaranteed income option and it is not backed by our general account. If you need income guaranteed for life or another specified period of time, you should not rely on using Income Guide. For guaranteed income options, consider a guaranteed lifetime withdrawal benefit such as our SecureSource Stages 2 rider, annuitization options, or other annuity contracts that provide guaranteed lifetime income riders or benefits.
Any withdrawals you make from your contract may result in surrender charges, taxes and tax penalties. In addition, withdrawals may result in a proportional reduction to the standard death benefit and any optional death benefit you have elected.
As part of the Income Guide program, we provide you with information regarding your withdrawal amount, but we do not determine whether to make adjustments to your withdrawal amount or investment allocation.  You need to decide what changes or adjustments may be right for you, or whether to seek the assistance of a financial advisor in making any decisions, based on the information provided and your given needs and circumstances.
Program Availability
Income Guide is only available if the servicing broker-dealer on your contract is Ameriprise Financial Services, LLC (“AFS”) which is our affiliate and we only currently offer variable annuity contracts through AFS. We may modify or end the availability of Income Guide at any time in our sole discretion. We will notify you 30 days in advance of any changes to Income Guide or if we end the program. Advance notice will not be given for any changes we decide to make to the Prudent Income Percentages.
Income Guide is not available if your contract has a SecureSource Stages 2 or Accumulation Protector Benefit riders.
In addition, in order to enroll in Income Guide, the following eligibility requirements must be met.
(1)	One of the Income Guide participants must be an owner or annuitant under the contract.
(2)	Your contract cannot be a beneficially owned IRA.

36    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

(3)	You cannot be withdrawing substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(4)	If you have a systematic withdrawal program established, you may not elect to set your withdrawal amount net of surrender charges or market value adjustment and the frequency of withdrawal must be set at monthly. You cannot have more than one systematic withdrawal program established at the same time.
(5)	Your contract cannot have any active or deemed loans on it.
(6)	Your contract must have an Ameriprise advisor registered with AFS assigned as the agent of record on your contract.
(7)	All participants covered by the program must be at least age 50 and no older than age 85.
These eligibility requirements apply to any post-enrollment changes you may elect to make, such as changing or adding participants.
Advance notice will not be given for the events listed below that automatically terminate Income Guide.
(1)	You modify your systematic withdrawal program to a frequency other than monthly or you have more than one systematic withdrawal program in effect.
(2)	You take a loan on the contract.
(3)	On any contract anniversary where the participant (for joint, youngest participant) attained the maximum age of 95 in the preceding contract year.
(4)	The death benefit under the contract becomes payable.
(5)	You elect a systematic withdrawal program to take substantially equal periodic payments as defined in the Internal Revenue Code. These payments are calculated in part using your life expectancy and place limits on the ability to increase withdrawals beyond a certain amount without incurring tax consequences.
(6)	AFS is no longer the servicing broker-dealer on your contract.
(7)	Your contract terminates for any reason, including full surrender, the contract value reaches zero, or when you annuitize your entire contract (this does not apply to partial annuitizations which are permitted while you participate in Income Guide).
In the event of a change in ownership, systematic withdrawals are suspended, but you would continue to be enrolled in the Income Guide.
Enrolling in the Income Guide Program
You may elect to enroll in the Income Guide program at any time as long as we continue to offer it and you meet the eligibility requirements of participation. At the time of your enrollment, you will be required to complete an Income Guide Enrollment Form or verbally acknowledge your understanding of the program if we permit enrollment via telephone. In connection with enrollment, you will be asked whether you want the Single Option or Joint Option. You also will be required to provide the birthdate and sex of each participant covered under Income Guide. We use the age provided at enrollment to calculate the Prudent Income Amount.
If you are funding your contract through multiple sources that would involve making more than one initial purchase payment, you should consider waiting to enroll in Income Guide until your contract is fully funded. A large purchase payment not taken into account will result in a lower initial Prudent Income Amount being calculated. If your systematic withdrawal amount is based on all intended payments, then the amount you are withdrawing will be higher than the Prudent Income Amount that is calculated before we receive all intended purchase payments which may affect your Income Guide status.
After enrolling, we will permit you to modify the selected option (Single Option or Joint Option) or to change the participants. Any changes are subject to the conditions stated in the Program Availability section above.
Withdrawal Monitoring and Reporting
Income Guide is designed to assist you and your financial advisor in managing the withdrawal of money out of your annuity contract to provide income. To aid in managing your withdrawals, we currently provide periodic reports to you and your financial advisor. This includes a detailed annual report we provide on each contract anniversary and a brief summary on the consolidated statements you receive either monthly or quarterly from AFS. These reports include an Income Guide status based on the Prudent Income Amount calculated on the date we produce the report. The reporting and the status are designed to provide you information regarding the current sustainability of your current withdrawal amount by comparing it to the current Prudent Income Amount. We provide no other reporting, so you should review your consolidated statement and annual report to see if your status under the program has changed. You also can review your current daily status by logging into your account on amperiprise.com. We reserve the right to modify the reporting we provide under the program at any time and in our sole discretion.

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The table below summarizes the definitions of each status under the program.
Income Guide Status Definitions
Attention Needed	Caution	On Track	More Available
Prudent Income Amount is more than 20% below your current annual withdrawal amount	Prudent Income Amount is from 10.1% to 20% below your current annual withdrawal amount	Prudent Income Amount is from 10% below up to 24.9% above your current annual withdrawal amount	Prudent Income Amount is more than 25% or more above your current annual withdrawal amount
We use descriptive terminology to describe each status. When you are in the On Track status we may refer to your withdrawal rate as “currently sustainable.” When you are in the Caution status, we refer to your withdrawal rate as “near a point where it may not be sustainable.” When you are in the Attention Needed status, we refer to your withdrawal rate as “may not be sustainable.” Finally, if your current withdrawal amount places you in the “More Available” status, we refer to you as having “more options available” because the Prudent Income Amount is at least 25% higher than your current withdrawal amount. These statuses, including the accompanying explanations, are merely descriptive and do not represent a specific level of actual sustainability or probability of your contract value not being depleted. Please note if you are in the “More Available” status and you utilize contract value for other purposes it may create adverse consequences in the future, including increasing the possibility and extent of future status changes and the possibility of running out of money prior to the end of the program.
The following Income Guide statuses are used in our periodic reporting.
Income Guide Status	What the Status Means
Attention Needed	Based on your contract value, it is projected that your withdrawal amount may not be sustainable.
Caution	Based on your contract value, it is projected that your withdrawal amount is near a point where it may not be sustainable.
On Track	Based on your contract value, it is projected that your withdrawal amount is currently sustainable. Please note that the minimum 90% probability assumed in the program only applies to the Prudent Income Amount and not to the “On Track” status which includes a range above and below the current Prudent Income Amount.
More Available	Based on your contract value and withdrawal amount, it is projected there are more options available.
These statuses are not designed to be, nor should they be construed as, investment advice. They are based on a comparison of your current annual withdrawal amount versus the current Prudent Income Amount. They also can aid you in tracking how close your current rate of withdrawal is to the Prudent Income Amount. In the end, your unique financial situation and the advice of your financial advisor should be utilized in assessing your Income Guide status and your utilization of the program as a whole. Please note, the longer you are in the Attention Needed status without adjusting withdrawals the greater the likelihood that you will deplete your contract value.
If you enroll in Income Guide without electing a systematic withdrawal, then no status will be reported, but you will be provided the Prudent Income Amount.
If you completely suspend your withdrawals, we will also no longer report a status. This, however, does not mean that subsequently restarting withdrawals will result in a sustainable rate of withdrawal. When you restart your withdrawals, a current Prudent Income Amount will be compared to your current withdrawal amount to determine a current status. Also, remember that a change in ownership will automatically suspend systematic withdrawals.
Income Guide does not take into account your unique financial situation, including how you allocate your contract value to available investment options and the allocation of your contract value to equities or bonds. Your investment returns, including the deduction of any fund fees and expenses, will differ from program assumptions. In addition, the fees and charges we assumed in calculating values under the program will differ from the actual fees and charges on your contract. This is due in part to the fact that we did not assume certain charges, including the contract administrative charge and optional benefit charges.
The methods, assumptions and simulations we used to develop the Prudent Income Percentages may not be appropriate or correct for a given contract owner. Individual results can vary widely and will impact the frequency of status changes and how often you may want to make adjustments to your withdrawals. You must decide whether to modify withdrawals or take any other action with respect to your contract based on the status we report, and whether to consult with your financial advisor.

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The Prudent Income Amount
We use your current age, contract value, and Prudent Income Percentage to calculate your current Prudent Income Amount. We may modify these factors used to calculate your Prudent Income Amount at any time and in our sole discretion. We, RiverSource Life Insurance Company, solely determined what assumptions to use in deriving the Prudent Income Amount
Since the Prudent Income Amount is calculated daily and fluctuates based on age and current contract value, the program does not guarantee or result in a steady stream of income or provide any type of guaranteed cash value or guaranteed benefit.
The Prudent Income Percentages are derived from a series of random simulations based on the following assumptions:
•	an investment allocation of 50% in equities and 50% in bonds;
•	average annual returns, after the deduction of all fund fees and expenses, of 9.0% on the equity allocation and 4.0% on the bond allocation that grades upward to 6.0% over a ten year period;
•	average portfolio volatility of 9.0%;
•	a 1.0% average annual mortality and expense risk fee being assessed; and
•	taking level withdrawals each month.
The average annual return assumptions of 9.0% for the equity allocation and the 4.0% - 6.0% for the bond allocation are net return assumptions. This means these return assumptions would be after the deduction of all underlying fund fees and expenses. Contract charges other than the 1.0% mortality and expense risk fee, if they apply to you, were not included in the assumptions. This includes the contract administrative charge, surrender charges, and charges associated with optional benefits available under the contract. The “Charges” section of the prospectus provides additional details on the amount and applicability of these charges.
Since these assumptions are not customized to you, your circumstances will differ and the minimum 90% probability of withdrawals lasting for the duration of the program without the need to make any adjustments to the amount of withdrawals may be higher or lower than the probability used in developing the Prudent Income Percentages.
Your results under the program will vary. In general, if you have lower returns, higher volatility, higher fees, or you make additional withdrawals, then the probability of your withdrawal amount being sustainable will be lower than assumed under the program. In contrast, if you have higher returns, lower volatility, lower fees, or make additional purchase payments, then the probability of your withdrawal amount being sustainable will generally be higher than assumed under the program. In addition, if you experience long-term periods where your contract value is continually declining due to deviations from the assumptions mentioned above, you will need to repeatedly decrease the amount of your withdrawal to stay in the “On Track” status. Also, while unlikely, your contract value may be depleted before age 95 even if you follow the program.
It is important to remember that only the age of the participant and the contract value are specific to your contract. All of the factors used in determining the Prudent Income Percentages are general and not individualized or otherwise customized to you, your contract allocation, or any other circumstances specific to you.
The following factors related to your contract experience will impact your Income Guide status and the probability of withdrawals (without adjusting under the program) lasting for the duration of the program:
(1)	the fees, average annual total returns and volatility of the underlying funds you have elected;
(2)	the specific fees of your contract;
(3)	additional purchase payments to the contract;
(4)	withdrawals in addition to the monthly systematic withdrawal;
(5)	partial annuitizations; or
(6)	your actual life expectancy or retirement horizon.
The assumptions were utilized to run a series of random simulations. These simulations were used to establish the Prudent Income Percentages which are based on a level amount of income (without adjusting under the program) that provides a minimum 90% or greater probability of contract value lasting to age 95 (age 100 for joint), or for 8 years, whichever is longer. As with any simulation, your actual experience will be different and our methodology could have an error.
The Prudent Income Percentages change over time based on age. The table below shows the current Prudent Income Percentages utilized. In the case of the Joint Option, the youngest participant’s age is used to determine the Prudent Income Percentages.

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Prudent Income Percentages
Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option	Participant Age	Single Option	Joint Option
50	3.0%	2.5%	66	4.6%	4.1%	81	6.3%	5.8%
51	3.1%	2.6%	67	4.7%	4.2%	82	6.6%	6.1%
52	3.2%	2.7%	68	4.8%	4.3%	83	6.9%	6.4%
53	3.3%	2.8%	69	4.9%	4.4%	84	7.2%	6.7%
54	3.4%	2.9%	70	5.0%	4.5%	85	7.5%	7.0%
55	3.5%	3.0%	71	5.1%	4.6%	86	8.0%	7.5%
56	3.6%	3.1%	72	5.2%	4.7%	87	8.5%	8.0%
57	3.7%	3.2%	73	5.3%	4.8%	88	9.0%	8.5%
58	3.8%	3.3%	74	5.4%	4.9%	89	9.5%	9.0%
59	3.9%	3.4%	75	5.5%	5.0%	90	10.0%	9.5%
60	4.0%	3.5%	76	5.6%	5.1%	91	10.5%	10.0%
61	4.1%	3.6%	77	5.7%	5.2%	92	11.0%	10.5%
62	4.2%	3.7%	78	5.8%	5.3%	93	11.5%	11.0%
63	4.3%	3.8%	79	5.9%	5.4%	94	12.0%	11.5%
64	4.4%	3.9%	80	6.0%	5.5%	95	12.5%	12.0%
65	4.5%	4.0%
The Prudent Income Percentage is multiplied by the contract value to determine the current Prudent Income Amount. The Prudent Income Amount will change over time due to changes in the contract value and the age of the participants covered under the program.
Although the Prudent Income Percentage increases with age, the Prudent Income Amount may not increase over time because a decreasing contract value can more than offset any increase in the Prudent Income Percentage. An increase in the Prudent Income Percentage does not protect against inflation.
Refer to “Example of a Prudent Income Amount Calculation” below to see how the Prudent Income Percentage is used to create a Prudent Income Amount.
By increasing with age, the Prudent Income Percentages result in less contract value being required to be in the “On Track” status. As a result, the Prudent Income Amount is not designed to preserve the level of your contract value. Following the monitoring program, however, including making adjustments to your rate of withdrawal over the life of the program, will increase the likelihood that your contract value will not be exhausted prior to the end of the program.
The assumptions used in determining values under Income Guide including investment and performance, are not tied in any way to your allocation of contract value and its performance. Your actual contract results can vary significantly from the performance we assumed in calculating the Prudent Income Amount.
The Prudent Income Amount is not a guarantee of present or future income and is not intended, nor should it be construed as, any form of investment advice.
If your contract is funding an employer sponsored plan such as a retirement plan established under Section 403(b) or 401(a) of the Code, your ability to begin a systematic withdrawal or to change one may be subject to plan sponsor approval. To determine whether there are any plan based restrictions on Income Guide, contact your plan sponsor.
Example of a Prudent Income Amount Calculation
Below is an example of how Income Guide calculates the Prudent Income Amount and assigns the status of the sustainability of your withdrawals.
At the time of enrollment, assume the following:
(1)	you have elected the Single Option;
(2)	you are age 65;
(3)	your monthly systematic withdrawal amount is $350.00 ($4,200.00 annually); and
(4)	your contract value is $100,000.00.
Using these assumptions when you enroll, to calculate the Prudent Income Amount, the contract value is multiplied by the Prudent Income Percentage, which is 4.5%.
$100,000.00 x 4.5% = $4,500.00

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In this case, the Prudent Income Amount is about 7.1% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume six months after enrollment, you are still age 65 and your contract value is now $95,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$95,000.00 x 4.5% = $4,275.00
In this case, the Prudent Income Amount is about 1.8% above your annual withdrawal amount. This results in being assigned a status of “On Track.”
Let’s assume one year after enrollment, you are now age 66 and your contract value is now $82,000. When you multiply the current contract value by the Prudent Income Percentage you get the following Prudent Income Amount.
$82,000.00 x 4.6% = $3,772.00
In this case, the Prudent Income Amount is about 10.2% below your annual withdrawal amount. This results in being assigned a status of “Caution.”
Potential Benefits of the Income Guide Program
Income Guide can aid you in creating a non-guaranteed stream of income through systematic withdrawals from your contract. This can be beneficial if your need for income is flexible and does not require the guarantees associated with either a guaranteed minimum withdrawal benefit rider or exercising your option to annuitize. Withdrawals in connection with Income Guide may be subject to surrender charges, taxes and tax penalties. In contrast, payments under a guaranteed minimum withdrawal benefit rider or annuitization are not subject to surrender charges. In addition, if you use Income Guide and you have a non-qualified contract you are not receiving any potential benefits of the exclusion ratio associated with annuitization. The exclusion ratio allows you to spread the cost basis of your contract value over time, generally resulting in payments being partially income tax-free while the exclusion ratio is in effect. In contrast, Income Guide systematically withdraws contract value and for non-qualified contracts this results in taxable earnings being considered to be withdrawn first. A financial advisor can help you understand each of the income options available to you.
In cases where your Income Guide status becomes “More Available” there may be opportunities to increase your withdrawal rate, lock-in guaranteed income through partial annuitization, or use a portion of your contract value for other purposes. In consultation with your financial advisor, you can determine whether one or more of these options are right for you. Please keep in mind increases in the amount you withdraw may be subject to additional surrender charges, taxes and tax penalties. In addition, withdrawals will reduce your contract value and will proportionally reduce your standard death benefit and any optional death benefit you have elected. Increases in withdrawals can also have adverse future consequences, including increasing the possibility of future status changes and the possibility of running out of money prior to the end of the program.
Potential Risks of the Income Guide Program
Income Guide, including the Prudent Income Amount, is not a guarantee of income. If your annuity contract value is depleted your contract and any benefits associated with it, including Income Guide, will end without value.
In instances where your contract enters the “Attention Needed” status, even if you take steps to address the status such as lowering withdrawals from your contract, it is possible depending on continued performance of your contract that you could re-enter or remain in the status for an extended period of time. If you do not adjust your withdrawals when you are in the “Attention Needed” status, it could substantially increase the likelihood your contact value will be depleted, especially if you remain in this status for an extended period of time without making any adjustments.
Income Guide does not provide any additional waiver of any applicable surrender charge. This means in cases where your contract is subject to a surrender charge, any amounts withdrawn in excess of the free amount will be assessed a surrender charge, including any instance where you are withdrawing at a level equal to the Prudent Income Amount. For additional information on surrender charges, refer to the “Surrender Charge” subsection of the “Charges” section of this prospectus.
If your contract is issued on a qualified basis, you are subject to certain required minimum distribution rules for federal tax purposes. These rules may require you to take withdrawals out of your annuity that exceed the Prudent Income Amount. If this occurs, taking the required withdrawals may increase the likelihood that you will deplete your annuity contract over time.
If your relationship with your advisor ends, you will no longer receive assistance using the Income Guide service. If your contract continues to be serviced by AFS, but you have ended your relationship with the financial advisor with whom you set up Income Guide, Income Guide will continue, and you should request AFS assign you another advisor to assist you with maximizing the effectiveness of Income Guide. We cannot guarantee that AFS will assign you an advisor that will assist you with Income Guide.

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If you rely on Income Guide for managing your income needs and the service terminates, either because we choose to no longer offer it or a circumstance arises where automatic termination occurs, you may be in a position where you cannot find a means to manage or monitor your income going forward. Remember, in any instance where AFS is no longer the servicing broker-dealer of record for your contract, Income Guide will automatically terminate.
Portfolio Navigator Program (PN Program) and Portfolio Stabilizer Funds
PN Program. You are required to participate in the PN program if your contract includes optional living benefit riders. Under the PN program your contract value is currently allocated to one of five investment options, each of which is a fund of funds which invests in underlying funds in proportions that vary among the funds of funds in light of each fund of funds’ investment objective (“Portfolio Navigator funds”). The PN program is available for nonqualified annuities and for qualified annuities.
The Portfolio Navigator funds. We offer the following Portfolio Navigator funds:
1. Variable Portfolio – Aggressive Portfolio
2. Variable Portfolio – Moderately Aggressive Portfolio
3. Variable Portfolio – Moderate Portfolio
4. Variable Portfolio – Moderately Conservative Portfolio
5. Variable Portfolio – Conservative Portfolio
Each Portfolio Navigator fund is a fund of funds with the investment objective of seeking a high level of total return consistent with a certain level of risk, which it seeks to achieve by investing in various underlying funds. For additional information about the Portfolio Navigator funds’ investment strategies, see the Funds’ prospectus.
Beginning November 18, 2013, if you have selected one of the optional living benefit riders, as an alternative to the Portfolio Navigator funds in the PN program, we have made available to you four new funds, known as Portfolio Stabilizer funds. Prior to June 30, 2014, the Portfolio Stabilizer funds have only been available to contracts where a living benefit rider has been elected. Effective on June 30, 2014, the Portfolio Stabilizer funds became available to all contract owners, regardless of whether a living benefit rider has been elected. Please see “Investing in the Portfolio Stabilizer Funds and the Portfolio Navigator funds” section below for more details about investing in the Portfolio Navigator and Portfolio Stabilizer funds.
The Portfolio Stabilizer funds. The Portfolio Stabilizer funds currently available are:
1. Variable Portfolio – Managed Risk Fund (Class 2)(1)
2. Variable Portfolio – Managed Risk U.S. Fund (Class 2) (1)
3. Variable Portfolio – Managed Volatility Conservative Fund (Class 2)
4. Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2)
5. Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2)
6. Variable Portfolio – Managed Volatility Growth Fund (Class 2)
7. Variable Portfolio – U.S. Flexible Growth Fund (Class 2)(2)
8. Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2)(2)
9. Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2)(2)
(1) Available on or after Sept. 18, 2017.
(2) Available on or after Nov. 14, 2016.
Each Portfolio Stabilizer fund has an investment objective of pursuing total return while seeking to manage the Fund’s exposure to equity market volatility. For additional information about the Portfolio Stabilizer funds’ investment strategies, see the Funds’ prospectuses.
You may choose to remain invested in your current Portfolio Navigator fund, move to a different Portfolio Navigator fund, or move to a Portfolio Stabilizer fund. Your decision should be made based on your own individual investment objectives and financial situation, and in consultation with your financial adviser.
For contracts with a living benefit rider, please note that if you are currently invested in a Portfolio Navigator fund as a part of the PN program and choose to reallocate your contract value to a Portfolio Stabilizer fund, you will no longer have access to any of the Portfolio Navigator funds, but you may change to any other Portfolio Stabilizer funds, subject to the transfer limits applicable to your rider. This restriction will not apply to you if your contract does not have a living benefit rider.

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If your contract does not include one of the optional living benefit riders, you may not participate in the PN Program, but you may choose to allocate your contract value to one or more of the Portfolio Navigator funds without participating in the PN program. You should review any PN program information, including the prospectus for the Portfolio Navigator funds, carefully. Your financial advisor can provide you with additional information and can answer questions you may have on the PN program.
Investing in the Portfolio Stabilizer funds and the Portfolio Navigator funds. You are responsible for determining which investment option is best for you. Currently, the PN program includes five Portfolio Navigator funds with risk profiles ranging from conservative to aggressive in relation to one another. There are nine Portfolio Stabilizer funds currently available. If your contract includes a living benefit rider and you invest in the Portfolio Navigator fund, you may only invest in one Portfolio Navigator fund at a time. If your contract includes a living benefit rider and you invest in Portfolio Stabilizer fund, effective Nov. 14, 2016, you may invest in more than one Portfolio Stabilizer fund at a time. Your financial advisor can help you determine which investment option most closely matches your investing style, based on factors such as your investment goals, your tolerance for risk and how long you intend to invest. There is no guarantee that the investment option you select is appropriate for you based on your investment objectives and/or risk profile. We and Columbia Management are not responsible for your decision to select a certain investment option or your decision to transfer to a different investment option.
If you initially allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and you are invested in the Portfolio Stabilizer funds or in one of the Portfolio Navigator funds, we will make monthly transfers in accordance with your instructions from the Special DCA fixed account, into the investment option or model portfolio you have chosen.
Before you decide to transfer contract value to the Portfolio Stabilizer funds, you and your financial advisor should carefully consider the following:
•	Whether the Portfolio Stabilizer fund meets your personal investment objectives and/or risk tolerance.
•	Whether you would like to continue to invest in a Portfolio Navigator fund. If you decide to transfer your contract value to a Portfolio Stabilizer fund, you permanently lose your ability to invest in any of the Portfolio Navigator funds if you have a living benefit rider. If you decide to no longer invest your contract value in the Portfolio Stabilizer funds, your only option will be to terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	Whether the total expenses associated with an investment in a Portfolio Stabilizer fund is appropriate for you. For total expenses associated with the rider, you should consider not only the variation of the rider fee, but also the variation in fees among the various funds. You should also consider your overall investment objective, as well as how total fees and your selected fund’s investment objective may impact the amount of any step up opportunities in the future.
If your contract includes a living benefit rider, you may request a change to your fund selection up to four times per contract year by written request on an authorized form or by another method agreed to by us. However, an initial transfer from a Portfolio Navigator fund to a Portfolio Stabilizer fund will not count toward the limit of four transfers per year. You may also set up asset rebalancing and change your percentage allocations, but those changes will count towards this four times per year limit.
For all contracts, we also reserve the right to limit the number of changes if required to comply with the written instructions of a fund (see “Market Timing”).
Substitution and modification. We reserve the right to add, remove or substitute funds. We also reserve the right, upon notification to you, to close or restrict any fund. Any change will apply to current allocations and/or to future payments and transfers. If your living benefit rider is terminated, you may remain invested in the Portfolio Stabilizer funds, but you will not be allowed to allocate future purchase payments or make transfers to these funds. Any substitution of funds may be subject to SEC or state insurance departments approval.
We reserve the right to change the terms and conditions of the PN program or to change the availability of the investment options upon written notice to you. This includes but is not limited to the right to:
•	limit your choice of investment options based on the amount of your initial purchase payment;
•	cancel required participation in the program after 30 days written notice;
•	substitute a fund of funds for your model portfolio, if applicable, if permitted under applicable securities law; and
•	discontinue the PN program after 30 days written notice.
Risks and conflicts of interests associated with the Portfolio Navigator funds and Portfolio Stabilizer funds (the Funds). An investment in a Fund involves risk. Principal risks associated with an investment in a Portfolio Navigator fund or Portfolio Stabilizer fund may be found in the relevant Fund’s prospectus. There is no assurance that the Funds will achieve their respective investment objectives. In addition, there is no guarantee that the Fund’s strategy will have its intended effect or that it will work as effectively as is intended.

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It is important to remember that the Portfolio Stabilizer funds are managed volatility funds and employ a strategy designed to reduce overall volatility and downside risk. A successful strategy may result in smaller losses to your contract value when markets are declining and market volatility is high. In turn, a successful strategy may also result in less gain in your contract value during rising markets with higher volatility when compared to funds not employing a managed volatility strategy. Accordingly, although an investment in the Portfolio Stabilizer funds may mitigate declines in your contract value due to declining equity markets, the Funds’ investment strategies may also curb or decrease your contract value during periods of positive performance by the equity markets. There is no guarantee any of the funds’ strategies will be successful. In addition, managed volatility funds may decrease the number and amount of any periodic benefit base increase opportunities. Costs associated with running a managed volatility strategy may also adversely impact the performance of managed volatility funds.
Investing in a Portfolio Navigator fund or Portfolio Stabilizer fund does not guarantee that your contract will increase in value nor will it protect in a decline in value if market prices fall. Depending on future market conditions and considering only the potential return on your investment in the Fund, you might benefit (or benefit more) from selecting alternative investment options.
For more information and a list of the risks associated with investing in the Funds, including volatility and volatility management risk associated with Portfolio Stabilizer funds, please consult the applicable Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Conflicts of interest. In providing investment advisory services for the Funds and the underlying funds in which those funds respectively invest, Columbia Management is, together with its affiliates, including us, subject to competing interests that may influence its decisions.
For additional information regarding the conflicts of interest to which Columbia Management may be subject, see the Funds’ prospectuses and “The Variable Account and the Funds – Risks and Conflicts of Interest with Certain Funds Advised by Columbia Management” section in this prospectus.
Living benefit riders requiring participation in the PN Program or investing in the Portfolio Stabilizer funds:
•	Accumulation Protector Benefit rider: You cannot terminate the Accumulation Protector Benefit rider. As long as the Accumulation Protector Benefit rider is in effect, your contract value must be invested in one of the PN program investment options or in the Portfolio Stabilizer funds. You cannot select the PN program aggressive investment option as your investment option, or transfer to the aggressive investment option while the rider is in effect. The Accumulation Protector Benefit rider automatically ends at the end of the waiting period, and you then have the option to cancel your participation in the PN program. At all other times, if you do not want to invest in any of the PN program investment options or in the Portfolio Stabilizer funds, you must terminate your contract by requesting a full surrender. Surrender charges and tax penalties may apply.
•	SecureSource Stages 2 rider: SecureSource Stages 2 rider requires that your contract value be invested in one of the PN program investment options or in the Portfolio Stabilizer funds for the life of the contract. Subject to state restrictions, we reserve the right to limit the number of investment options from which you can select based on the dollar amount of purchase payments you make. There is no minimum number of investment options that must be offered in connection with the SecureSource Stages 2 rider. Because you cannot terminate the SecureSource Stages 2 rider once you have selected it, you must terminate your contract by requesting a full surrender if you do not want to invest in any of the PN program investment options or any of the Portfolio Stabilizer funds. Surrender charges and tax penalties may apply.
Transferring Among Accounts
The transfer rights discussed in this section do not apply if you have selected one of the optional living benefit riders,unless noted otherwise. For transfer rights involving investment options under optional living benefit riders, please see “Investment Allocation Restrictions for Living Benefit Riders” section.
You may transfer contract value from any one subaccount, GPAs, the regular fixed account and the Special DCA fixed account, to another subaccount before the annuitization start date. For RAVA 5 Advantage and RAVA 5 Select contracts, certain restrictions apply to transfers involving the GPAs and the regular fixed account.You may not transfer contract value to the Special DCA fixed account. You may not transfer contract value from the Special DCA fixed account except as part of automated monthly transfers.
The date your request to transfer will be processed depends on when and how we receive it:
For transfer requests received in writing:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.

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•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
For transfer requests received by phone:
•	If we receive your transfer request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the valuation date we received your transfer request.
•	If we receive your transfer request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the accumulation unit value we calculate on the next valuation date after we received your transfer request.
There is no charge for transfers. Before making a transfer, you should consider the risks involved in changing investments. Transfers out of the GPAs will be subject to an MVA if done more than 30 days before the end of the guarantee period, unless an exception applies.
We may suspend or modify transfer privileges at any time, subject to state regulatory requirements.
For information on transfers after annuity payouts begin, see “Transfer policies” below.
Transfer policies
For RAVA 5 Advantage and RAVA 5 Select
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs and the regular fixed account at any time. However, if you made a transfer from the regular fixed account to the subaccounts or the GPAs, took a partial surrender from the fixed account or terminated automated transfers from the Special DCA fixed account, you may not make a transfer from any subaccount or GPA to the regular fixed account for six months following that transfer, partial surrender or termination.
•	You may transfer contract values from the regular fixed account to the subaccounts or the GPAs once a year on or within 30 days before or after the contract anniversary (except for automated transfers, which can be set up at any time for certain transfer periods subject to certain minimums). Transfers from the regular fixed account are not subject to an MVA. Currently, you may transfer the entire contract value to the regular fixed account. Subject to state restrictions, we reserve the right to limit transfers to the regular fixed account at any time on a non-discriminatory basis with notification. Transfers out of the regular fixed account, including automated transfers, are limited to 30% of regular fixed account value at the beginning of the contract year(1) or $10,000, whichever is greater. Because of this limitation, it may take you several years to transfer all your contract value from the regular fixed account. You should carefully consider whether the regular fixed account meets your investment criteria before you invest. Subject to state restrictions, we reserve the right to change the percentage allowed to be transferred from the regular fixed account at any time on a non-discriminatory basis with notification.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts, the GPAs or the regular fixed account into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the subaccounts, or the PN program investment option in effect. (See “Special DCA Fixed Account.”)
•	After the annuitization start date, you may not make transfers to or from the GPAs or the fixed account, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
(1)	All purchase payments received into the regular fixed account prior to your transfer request are considered your beginning of contract year value during the first contract year.
For RAVA 5 Access
•	Before the annuitization start date, you may transfer contract values between the subaccounts, or from the subaccounts to the GPAs at any time.
•	You may transfer contract values from a GPA any time after 60 days of transfer or payment allocation to the account. Transfers made more than 30 days before the end of the guarantee period will receive an MVA, which may result in a gain or loss of contract value, unless an exception applies (see “The Guarantee Period Accounts (GPAs) — Market Value Adjustment (MVA)”).
•	You may not transfer contract values from the subaccounts or the GPAs into the Special DCA fixed account. However, you may transfer contract values as automated monthly transfers from the Special DCA fixed account to the

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subaccounts or the PN program investment option in effect. (See “Special DCA Fixed Account.”) After the annuitization start date, you may not make transfers to or from the GPAs, but you may make transfers once per contract year among the subaccounts. During the annuity payout period, we reserve the right to limit the number of subaccounts in which you may invest. On the annuitization start date, you must transfer all contract value out of your GPAs and Special DCA fixed account.
Market Timing
Market timing can reduce the value of your investment in the contract. If market timing causes the returns of an underlying fund to suffer, contract value you have allocated to a subaccount that invests in that underlying fund will be lower too. Market timing can cause you, any joint owner of the contract and your beneficiary(ies) under the contract a financial loss.
We seek to prevent market timing. Market timing is frequent or short-term trading activity. We do not accommodate short-term trading activities. Do not buy a contract if you wish to use short-term trading strategies to manage your investment. The market timing policies and procedures described below apply to transfers among the subaccounts within the contract. The underlying funds in which the subaccounts invest have their own market timing policies and procedures. The market timing policies of the underlying funds may be more restrictive than the market timing policies and procedures we apply to transfers among the subaccounts of the contract, and may include redemption fees. We reserve the right to modify our market timing policies and procedures at any time without prior notice to you.
Market timing may hurt the performance of an underlying fund in which a subaccount invests in several ways, including but not necessarily limited to:
•	diluting the value of an investment in an underlying fund in which a subaccount invests;
•	increasing the transaction costs and expenses of an underlying fund in which a subaccount invests; and
•	preventing the investment adviser(s) of an underlying fund in which a subaccount invests from fully investing the assets of the fund in accordance with the fund’s investment objectives.
Funds available as investment options under the contract that invest in securities that trade in overseas securities markets may be at greater risk of loss from market timing, as market timers may seek to take advantage of changes in the values of securities between the close of overseas markets and the close of U.S. markets. Also, the risks of market timing may be greater for underlying funds that invest in securities such as small cap stocks, high yield bonds, or municipal securities, that may be traded infrequently.
In order to help protect you and the underlying funds from the potentially harmful effects of market timing activity, we apply the following market timing policy to discourage frequent transfers of contract value among the subaccounts of the variable account:
We try to distinguish market timing from transfers that we believe are not harmful, such as periodic rebalancing for purposes of an asset allocation, dollar-cost averaging and asset rebalancing program that may be described in this prospectus. There is no set number of transfers that constitutes market timing. Even one transfer in related accounts may be market timing. We seek to restrict the transfer privileges of a contract owner who makes more than three subaccount transfers in any 90 day period. We also reserve the right to refuse any transfer request, if, in our sole judgment, the dollar amount of the transfer request would adversely affect unit values.
If we determine, in our sole judgment, that your transfer activity constitutes market timing, we may modify, restrict or suspend your transfer privileges to the extent permitted by applicable law, which may vary based on the state law that applies to your contract and the terms of your contract. These restrictions or modifications may include, but not be limited to:
•	requiring transfer requests to be submitted only by first-class U.S. mail;
•	not accepting hand-delivered transfer requests or requests made by overnight mail;
•	not accepting telephone or electronic transfer requests;
•	requiring a minimum time period between each transfer;
•	not accepting transfer requests of an agent acting under power of attorney;
•	limiting the dollar amount that you may transfer at any one time;
•	suspending the transfer privilege; or
•	modifying instructions under an automated transfer program to exclude a restricted fund if you do not provide new instructions.
Subject to applicable state law and the terms of each contract, we will apply the policy described above to all contract owners uniformly in all cases. We will notify you in writing after we impose any modification, restriction or suspension of your transfer rights.

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Because we exercise discretion in applying the restrictions described above, we cannot guarantee that we will be able to identify and restrict all market timing activity. In addition, state law and the terms of some contracts may prevent us from stopping certain market timing activity. Market timing activity that we are unable to identify and/or restrict may impact the performance of the underlying funds and may result in lower contract values.
In addition to the market timing policy described above, which applies to transfers among the subaccounts within your contract, you should carefully review the market timing policies and procedures of the underlying funds. The market timing policies and procedures of the underlying funds may be materially different than those we impose on transfers among the subaccounts within your contract and may include mandatory redemption fees as well as other measures to discourage frequent transfers. As an intermediary for the underlying funds, we are required to assist them in applying their market timing policies and procedures to transactions involving the purchase and exchange of fund shares. This assistance may include but not be limited to providing the underlying fund upon request with your Social Security Number, Taxpayer Identification Number or other United States government-issued identifier and the details of your contract transactions involving the underlying fund. An underlying fund, in its sole discretion, may instruct us at any time to prohibit you from making further transfers of contract value to or from the underlying fund, and we must follow this instruction. We reserve the right to administer and collect on behalf of an underlying fund any redemption fee imposed by an underlying fund. Market timing policies and procedures adopted by underlying funds may affect your investment in the contract in several ways, including but not limited to:
•	Each fund may restrict or refuse trading activity that the fund determines, in its sole discretion, represents market timing.
•	Even if we determine that your transfer activity does not constitute market timing under the market timing policies described above which we apply to transfers you make under the contract, it is possible that the underlying fund’s market timing policies and procedures, including instructions we receive from a fund, may require us to reject your transfer request. For example, we will attempt to execute transfers permitted under any asset allocation, dollar-cost averaging and asset rebalancing programs that may be described in this prospectus, we cannot guarantee that an underlying fund’s market timing policies and procedures will do so. Orders we place to purchase fund shares for the variable accounts are subject to acceptance by the fund. We reserve the right to reject without prior notice to you any transfer request if the fund does not accept our order.
•	Each underlying fund is responsible for its own market timing policies, and we cannot guarantee that we will be able to implement specific market timing policies and procedures that a fund has adopted. As a result, a fund’s returns might be adversely affected, and a fund might terminate our right to offer its shares through the variable account.
•	Funds that are available as investment options under the contract may also be offered to other intermediaries who are eligible to purchase and hold shares of the fund, including without limitation, separate accounts of other insurance companies and certain retirement plans. Even if we are able to implement a fund’s market timing policies, we cannot guarantee that other intermediaries purchasing that same fund’s shares will do so, and the returns of that fund could be adversely affected as a result.
For more information about the market timing policies and procedures of an underlying fund, the risks that market timing pose to that fund, and to determine whether an underlying fund has adopted a redemption fee, see that fund’s prospectus.
How to Request a Transfer or Surrender
1 1 By letter
Send your name, contract number, Social Security Number or Taxpayer Identification Number* and signed request for a transfer or surrender to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
Minimum amount
Transfers or surrenders:	$250 or entire account balance**

Maximum amount
Transfers or surrenders:	Contract value or entire account balance
*	Failure to provide your Social Security Number or Taxpayer Identification Number may result in mandatory tax withholding on the taxable portion of the distribution.
**	The contract value after a partial surrender must be at least $500.

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2 2 By automated transfers and automated partial surrenders
Your financial advisor can help you set up automated transfers among your subaccounts, GPAs or regular fixed account (if available) or automated partial surrenders from the GPAs, regular fixed account (if available), Special DCA fixed account or the subaccounts.
You can start or stop this service by written request or other method acceptable to us. You must allow 30 days for us to change any instructions that are currently in place.
•	Automated transfers from the regular fixed account are limited to 30% of the regular fixed account value at the beginning of the contract year or $10,000, whichever is greater.
•	Automated surrenders may be restricted by applicable law under some contracts.
•	You may not make additional systematic payments if automated partial surrenders are in effect.
•	If you have a SecureSource Stages 2 rider or APB rider, you are not allowed to set up automated transfers except in connection with a Special DCA fixed account (see "Special DCA Fixed Account" and "Investment Allocation Restrictions for Living Benefit Riders").
•	Automated partial surrenders may result in income taxes and penalties on all or part of the amount surrendered.
•	The balance in any account from which you make an automated transfer or automated partial surrender must be sufficient to satisfy your instructions. If not, we will suspend your entire automated arrangement until the balance is adequate.
•	If you have a SecureSource Stages 2 rider, you may set up automated partial surrenders up to the benefit available for withdrawal under the rider.

Minimum amount
Transfers or surrenders:	$50

Maximum amount
Transfers or surrenders:	None (except for automated transfers from the regular fixed account)

3 3 By telephone
Call:
1-800-862-7919
Minimum amount
Transfers or surrenders:	$250 or entire account balance

Maximum amount
Transfers:	Contract value or entire account balance
Surrenders:	$100,000
We answer telephone requests promptly, but you may experience delays when the call volume is unusually high. If you are unable to get through, use the mail procedure as an alternative.
We will honor any telephone transfer or surrender requests that we believe are authentic and we will use reasonable procedures to confirm that they are. This includes asking identifying questions and recording calls. As long as we follow the procedures, we (and our affiliates) will not be liable for any loss resulting from fraudulent requests.
Telephone transfers or surrenders are automatically available. You may request that telephone transfers or surrenders not be authorized from your account by writing to us.

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Surrenders
You may surrender all or part of your contract at any time before the annuitization start date by sending us a written request or calling us.
The date your surrender request will be processed depends on when and how we receive it:
For surrender requests received in writing:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
For surrender requests received by phone:
•	If we receive your surrender request at our Service Center in good order before the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the valuation date we received your surrender request.
•	If we receive your surrender request at our Service Center in good order at or after the close of the NYSE (4:00pm Eastern time unless the NYSE closes earlier), we will process your surrender using the accumulation unit value we calculate on the next valuation date after we received your surrender request.
We may ask you to return the contract. You may have to pay a contract administrative charge, surrender charges, or any applicable optional rider charges (see “Charges”) and federal income taxes and penalties. State and local income taxes may also apply. (see “Taxes”) You cannot make surrenders after the annuitization start date except under Plan E (see “The Annuity Payout Period — Annuity Payout Plans”).
Any partial surrender you take under the contract will reduce your contract value. As a result, the value of your death benefit or any optional benefits you have elected also will be reduced. If you have elected a SecureSource Stages 2 rider and your partial surrenders in any contract year exceed the permitted surrender amount under the terms of the rider, your benefits under the rider will be reduced (see “Optional Benefits — Optional Living Benefits”). The first partial surrender request during the 1-year waiting period and any partial surrender request that exceeds the amount allowed under the rider(s) and impacts the guarantees provided, will not be considered in good order until we receive a signed Benefit Impact Acknowledgement form showing the projected effect of the surrender on the rider benefits or a verbal acknowledgement that you understand and accept the impacts that have been explained to you.
In addition, surrenders you are required to take to satisfy the RMDs under the Code may reduce the value of certain death benefits and optional benefits (see “Taxes — Qualified Annuities — Required Minimum Distributions”).
Surrender Policies
If you have a balance in more than one account and you request a partial surrender, we will automatically surrender money from all your subaccounts, Special DCA fixed account, GPAs and/or the regular fixed account in the same proportion as your value in each account correlates to your total contract value, unless requested otherwise. If your contract includes a SecureSource Stages 2 rider you do not have the option to request from which account to surrender. The minimum contract value after partial surrender is $500 (for contracts with a SecureSource series rider, there is no minimum).
Receiving Payment
1 1 By regular or express mail
•	payable to you;
•	mailed to address of record.
NOTE: We will charge you a fee if you request express mail delivery.
2 2 By wire or other form of electronic payment
•	request that payment be wired to your bank;
•	pre-authorization required.

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We may choose to permit you to have checks issued and delivered to an alternate payee or to an address other than your address of record. We may also choose to allow you to direct wires or other electronic payments to accounts owned by a third-party. We may have additional good order requirements that must be met prior to processing requests to make any payments to a party other than the owner or to an address other than the address of record. These requirements will be designed to ensure owner instructions are genuine and to prevent fraud.
Normally, we will send the payment within seven days after receiving your request in good order. However, we may postpone the payment if:
–	the NYSE is closed, except for normal holiday and weekend closings;
–	trading on the NYSE is restricted, according to SEC rules;
–	an emergency, as defined by SEC rules, makes it impractical to sell securities or value the net assets of the accounts; or
–	the SEC permits us to delay payment for the protection of security holders.
We may also postpone payment of the amount attributable to a purchase payment as part of the total surrender amount until cleared from the originating financial institution.
A Special Note on Cybersecurity Risks
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•	the corruption or destruction of data;
•	theft, misuse or dissemination of data to the public, including your information we hold; and
•	denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your contract, your privacy, your ability to conduct transactions on your contract, or your ability to receive timely service from us. There can be no assurance that we, the underlying funds in your contract, or our other business partners will avoid losses affecting your contract due to any successful cyber-attacks or information security breaches.
Changing the Annuitant
If you have a nonqualified annuity and are a natural person (excluding a revocable trust), you may change the annuitant or contingent annuitant if the request is made prior to the annuitization start date and while the existing annuitant or contingent annuitant is living. The change will become binding on us when we receive it. If you and the annuitant are not the same person and the annuitant dies before the annuitization start date, the owner becomes the annuitant unless a contingent annuitant has been previously selected. You may not change the annuitant if you have a qualified annuity or there is non-natural or revocable trust ownership. Joint annuitants are not allowed for contracts with a SecureSource series Single Life rider. For contracts issued in California, if you have the SecureSource Legacy benefit rider an a SecureSource series rider, you may not change the annuitant while this rider is in force (Joint Life: unless a Covered Spouse becomes the owner and annuitant under the spousal continuation provision).
Changing Ownership
You may change ownership of your nonqualified annuity at any time by completing a change of ownership form we approve and sending it to our Service Center. We will honor any change of ownership request received in good order that we believe is authentic, and we will use reasonable procedures to confirm authenticity. If we follow these procedures, we will not take any responsibility for the validity of the change.
If you have a nonqualified annuity, you may incur income tax liability by transferring, assigning or pledging any part of it. (See “Taxes.”)
If you have a qualified annuity, you may not sell, assign, transfer, discount or pledge your contract as collateral for a loan, or as security for the performance of an obligation or for any other purpose except as required or permitted by the Code. However, if the owner is a trust or custodian, or an employer acting in a similar capacity, ownership of the contract may be transferred to the annuitant.

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Please consider carefully whether or not you wish to change ownership of your annuity contract. If you elected any optional contract features or riders and any owner was not an owner before the change, all owners (including any prior owner who is still an owner after the ownership change) will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract. Our current administrative process requires only the new owner to meet the age limitations. We can stop this administrative process at any time.
The death benefit may change due to a change of ownership.
•	The Benefit Protector Plus rider will terminate upon transfer of ownership of the annuity contract.
•	If you have the Benefit Protector rider, if any owner is older than age 75 immediately following the ownership change, the rider will terminate upon change of ownership. If all owners are younger than age 76, the rider continues unless the owner chooses to terminate it during the 30-day window following the effective date of the ownership change. The Benefit Protector death benefit values may be reset (see “Optional Death Benefits — Benefit Protector Death Benefit Rider”).
•	If you elected the ROPP Death Benefit and if any owner is older than age 79 immediately following the ownership change, the ROPP Death Benefit will continue. If all owners are age 79 or younger, the ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
•	If you elected the 5-Year MAV Death Benefit and if any owner is older than age 75 immediately following the ownership change, this rider will terminate and the Standard Death Benefit will apply. If all owners are age 75 or younger, the 5-Year MAV Death Benefit will continue.
•	If you elected the MAV Death Benefit, the 5% Accumulation Death Benefit or the EDB and if any owner is older than age 79 immediately following the ownership change, these riders will terminate and the Standard Death Benefit will apply. If all owners are age 79 or younger, the MAV Death Benefit, 5% Accumulation Death Benefit or EDB will continue.
•	The ROPP Death Benefit, MAV Death Benefit, 5-Year MAV Death Benefit, 5% Accumulation Death Benefit and EDB values may be reset (see “Benefits in the Case of Death”).
•	If the death benefit that applies to your contract changes due to an ownership change, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
For the SecureSource Stages 2 – Single Life rider, an ownership change that would result in a different covered person will terminate the rider, subject to state restrictions. Effective May 1, 2016, you cannot add a joint owner or a joint annuitant.
The SecureSource Stages 2 – Joint Life rider, if selected, only allows transfer of the ownership of the annuity contract between covered spouses or their revocable trust(s). If ownership is transferred from a covered spouse to their revocable trust(s), the annuitant must be one of the covered spouses. No other ownership changes are allowed while this rider is in force, subject to state restrictions.
The Accumulation Protector Benefit rider will continue upon change of ownership. (See “Optional Benefits.”)
Benefits in Case of Death — Standard Death Benefit
We will pay the death benefit to your beneficiary upon your death if you die before the annuitization start date with the contract value greater than zero. If a contract has more than one person as the owner, we will pay benefits upon the first to die of any owner.
If you are age 79 or younger on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of:
•	the contract value after any rider charges have been deducted;
•	the Return of Purchase Payments (ROPP) value; or
•	the Full Surrender Value.
If you are age 80 or older on the date we issue the contract or the date of the most recent covered life change, the beneficiary receives the greater of contract value after any rider charges have been deducted or the Full Surrender Value.
Here are some terms that are used to describe the Standard Death Benefit and optional death benefits:
ROPP Value: is the total purchase payments on the contract issue date. Additional purchase payments will be added to the ROPP value. Adjusted partial surrenders will be subtracted from the ROPP value.
Adjusted partial surrenders

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PS × DB
CV

PS	=	amount by which the contract value is reduced as a result of the partial surrender.
DB	=	the applicable ROPP value, MAV value or 5-year MAV value on the date of (but prior to) the partial surrender.
CV	=	the contract value on the date of (but prior to) the partial surrender.
If you take a partial surrender, the applicable ROPP, MAV, or 5-year MAV value will be reduced proportionally based on the percentage of contract value that is withdrawn. This means that if the contract value is higher than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV Value is reduced by an amount that is less than the dollar amount withdrawn. Conversely, if the contract value is lower than the ROPP, MAV, or 5-year MAV value at the time of a partial surrender, then the ROPP, MAV, or 5-year MAV value is reduced by an amount that is more than the dollar amount withdrawn.
Covered Life Change: is either continuation of the contract by a spouse under the spousal continuation provision, or an ownership change where any owner after the ownership change was not an owner prior to the change.
Full Surrender Value: is the contract value immediately prior to the surrender (immediately prior to payment of a death claim for death benefits) less:
any surrender charge,
pro rata rider charges,
the contract charge, and
plus:
any positive or negative market value adjustment.
For a spouse who continues the contract and is age 79 or younger, we set the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid, but with no reduction for rider charges on riders that remain in force and without regard to the Full Surrender Value.
After a covered life change other than for the spouse who continues the contract, if the prior owner and all current owners are eligible for the ROPP Death Benefit, we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less. If the prior owner was not eligible for the ROPP Death Benefit, but the new owner is eligible, we reset the ROPP value to the contract value after any rider charges have been deducted on the valuation date we receive your request for the ownership change.
Example of standard death benefit calculation when you are age 79 or younger on the contract effective date:
•	You purchase the contract with a payment of $20,000
•	During the second contract year the contract value falls to $18,000, at which point you take a $1,500 partial surrender, leaving a contract value of $16,500.

We calculate the death benefit as follows:
The total purchase payments minus adjustments for partial surrenders:	$20,000
Total purchase payments minus adjusted partial surrenders, calculated as:
$1,500 × $20,000 =	–1,667
$18,000
for a standard death benefit of:	$18,333
since this is greater than your contract value of $16,500
Note, in this case we assume there is not an allocation to a GPA. As a result, there is no possibility of a positive MVA adjustment which could make the Full Surrender Value greater than the contract value component of the death benefit calculation. This is why the example above does not include the Full Surrender Value.
If You Die Before the Annuitization Start Date
When paying the beneficiary, we will process the death claim on the valuation date our death claim requirements are fulfilled. We will determine the contract’s value using the accumulation unit value we calculate on that valuation date. We pay interest, if any, at a rate no less than required by law. We will mail payment to the beneficiary within seven days after our death claim requirements are fulfilled. Death claim requirements generally include due proof of death and will be detailed in the claim materials we send upon notification of death.

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When paying multiple beneficiaries, we will process the death claim of each beneficiary on the valuation date when a beneficiary provides us with complete death claim requirements.  We will determine a beneficiary's proceeds using the accumulation unit value we calculate on that valuation date. The remaining contract value remains invested as was specified at time of death. We pay interest, if any, at a rate no less than required by law. We will mail payment to a beneficiary within seven days after our death claim requirements are fulfilled.
Nonqualified annuities
Spousal continuation: If your spouse is sole primary beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner.
For RAVA5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”).
If your beneficiary is not your spouse, or your spouse does not elect spousal continuation, we will pay the beneficiary in a single sum unless you give us other written instructions. Generally, we must fully distribute the death benefit within five years of your death. However, the beneficiary may receive payouts under any annuity payout plan available under this contract if:
•	the beneficiary elects in writing, and payouts begin, no later than one year after your death, or other date as permitted by the IRS; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy.
Qualified annuities
•	Spouse beneficiary: If you have not elected an annuity payout plan, and if your spouse is the sole primary beneficiary, your spouse may either elect to treat the contract as his/her own (spousal continuation), so long as he or she is eligible to do so, or elect an annuity payout plan or another plan agreed to by us. If your spouse elects a payout option, the payouts must begin no later than the year in which you would have reached age 72. If you attained age 72 at the time of death, payouts must begin no later than Dec. 31 of the year following the year of your death.
Your spouse may elect to assume ownership of the contract with the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). To do this your spouse must, on the date our death claim requirements are fulfilled, give us written instructions to continue the contract as owner. For RAVA 5 Advantage, there will be no surrender charges on the contract from that point forward unless additional purchase payments are made. For RAVA 5 Select, there will be no surrender charges on the contract from that point forward. If you elected any optional contract features or riders, your spouse will be subject to all limitations and/or restrictions of those features or riders just as if they were purchasing a new contract and the values may be reset (see “Optional Living Benefits”, “Optional Death Benefits” and “Benefits in the Case of Death — Standard Death Benefit”). If the death benefit applicable to the contract changes due to spousal continuation, the mortality and expense risk fee may change as well (see “Charges — Mortality and Expense Risk Fee”). If your spouse is the sole beneficiary and elects to treat the contract as his/her own as an inherited IRA, the SecureSource Stages 2 rider will terminate. If you purchased this contract as an inherited IRA and your spouse is the sole beneficiary, he or she can elect to continue this contract as an inherited IRA. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
If you purchased this contract as an inherited IRA and your spouse is not the sole beneficiary, he or she can elect an alternative payment plan for his or her share of the death benefit and all optional death benefits and living benefits will terminate. Your spouse beneficiary must submit the applicable investment options form or the Portfolio Navigator program enrollment form. No additional purchase payments will be accepted. The death benefit payable on the death of the spouse beneficiary is the greater of the contract value after any rider charges have been deducted and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit. Your spouse must follow the schedule of minimum surrenders established based on your life expectancy.
•	Non-spouse beneficiary: If you have not elected an annuity payout plan, and if death occurs on or after Jan. 1, 2020, the beneficiary is required to withdraw his or her entire inherited interest within 10 years of the date of death of the owner unless they qualify as an “eligible designated beneficiary.” Eligible designated beneficiaries may continue to take proceeds out over their life expectancy. Eligible designated beneficiaries include:
•	the surviving spouse;

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•	a lawful child of the owner under the age of majority (remaining amount must be withdrawn within 10 years, once the child reaches the age of majority);
•	disabled within the meaning of Code section 72(m)(7);
•	chronically ill within the meaning of Code section 7702B(c)(2);
•	any other person who is not more than 10 years younger than the owner.
However, non-natural beneficiaries, such as estates and charities, are subject to a five-year rule to distribute the IRA.
We will pay the beneficiary in a single sum unless the beneficiary elects to receive payouts under any payout plan available under this contract and:
•	the beneficiary elects in writing, and payouts begin, no later than one year following the year of your death; and
•	the payout period does not extend beyond the beneficiary’s life or life expectancy for an eligible designated beneficiary. (Payout plans are limited if the beneficiary is not an eligible designated beneficiary.)
•	Spouse and Non-spouse beneficiary: If a beneficiary elects an alternative payment plan which is an inherited IRA, all optional death benefits and living benefits will terminate. The beneficiary must submit the applicable investment options form. No additional purchase payments will be accepted. The death benefit payable on the death of the beneficiary is the greater of the contract value and the Full Surrender Value; the mortality and expense risk fee will be the same as is applicable to the Standard Death Benefit.
•	Annuity payout plan: If you elect an annuity payout plan, the payouts to your beneficiary may continue depending on the annuity payout plan you elect, subject to adjustment to comply with the IRS rules and regulations.
If You Die After the Annuitization Start Date
If you die after the annuitization start date, the amount payable, if any, will depend on the annuity payment plan then in effect. Payments to beneficiaries are subject to adjustment to comply with the IRS rules and regulations.
Death of the owner: If the owner is the annuitant and dies after the annuitization start date, payments cease for lifetime only payment plans. Payments continue to the owner’s beneficiaries for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If the owner is not the annuitant and dies after the annuitization start date, payments continue to the beneficiaries according to the payment plan in effect.
Death of the annuitant or of a beneficiary receiving payments under an annuity payment plan: If the owner is not the annuitant and the annuitant dies after the annuitization start date, payments cease for lifetime payment plans. Payments continue to the owner for the remainder of any guarantee period or for the lifetime of a surviving joint annuitant, if any.
If a beneficiary elects an annuity payment plan as provided under the payment options provision above and dies after payments begin, payments continue to beneficiaries named by the deceased beneficiary as provided under the change of beneficiary provision for the remainder of any guarantee period. (See “Annuity Payout Plans”)
In any event, amounts remaining payable must be paid at least as rapidly as payments were being made at the time of such death.
How we handle contracts under unclaimed property laws
Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of one to five years from either 1) the contract’s maturity date (the latest day on which income payments may begin under the contract) or 2) the date the death benefit is due and payable. If a contract matures or we determine a death benefit is payable, we will use our best efforts to locate you or designated beneficiaries. If we are unable to locate you or a beneficiary, proceeds will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or you last resided, as shown in our books and records, or to our state of domicile. Generally, this surrender of property to the state is commonly referred to as “escheatment”. To avoid escheatment, and ensure an effective process for your beneficiaries, it is important that your personal address and beneficiary designations are up to date, including complete names, date of birth, current addresses and phone numbers, and taxpayer identification numbers for each beneficiary. Updates to your address or beneficiary designations should be sent to our Service Center.
Escheatment may also be required by law if a known beneficiary fails to demand or present an instrument or document to claim the death benefit in a timely manner, creating a presumption of abandonment. If your beneficiary steps forward (with the proper documentation) to claim escheated annuity proceeds, the state is obligated to pay any such proceeds it is holding.
For nonqualified annuities, non-spousal death benefits are generally required to be distributed and taxed within five years from the date of death of the owner/annuitant or the unclaimed death benefits will be presumed abandoned and subject to escheatment.

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Optional Benefits
The assets held in our general account support the guarantees under your contract, including optional death benefits and optional living benefits. To the extent that we are required to pay you amounts in addition to your contract value under these benefits, such amounts will come from our general account assets. You should be aware that our general account is exposed to the risks normally associated with a portfolio of fixed-income securities, including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of insurance and financial products as well, and we also pay our obligations under these products from assets in our general account. Our general account is not segregated or insulated from the claims of our creditors. The financial statements contained in the SAI include a further discussion of the risks inherent within the investments of the general account.
Optional Death Benefits
In addition to the Standard Death Benefit, we also offer the following optional death benefits:
•	ROPP Death Benefit;
•	MAV Death Benefit;
•	5-Year MAV Death Benefit;
•	5% Accumulation Death Benefit;
•	Enhanced Death Benefit;
•	Benefit Protector Death Benefit; and
•	Benefit Protector Plus Death Benefit.
The optional death benefits listed above must be elected at the time you purchase your contract. If it is available in your state and if you are age 75 or younger at contract issue, you can elect any one of the above optional death benefits other than the ROPP death benefit; the MAV, 5% Accumulation and Enhanced are available if you are 79 or younger; you may elect the ROPP Death Benefit if you are age 80 or older. (ROPP is included in the Standard Death Benefit if you are 79 or younger at contract issue.)
Once you elect a death benefit, you cannot change it; however the death benefit that applies to your contract may change due to an ownership change (see “Changing Ownership”) or continuation of the contract by the spouse under the spousal continuation provision.
The death benefit determines the mortality and risk expense fee that is assessed against the subaccounts. We will base the benefit paid on the death benefit coverage in effect on the date of your death.
If available in your state and you are age 80 or older at contract issue, you may select the ROPP death benefit described below at the time you purchase your contract. Be sure to discuss with your financial advisor whether or not this death benefit is appropriate for your situation.
Return of Purchase Payments (ROPP) Death Benefit
The ROPP Death Benefit will pay your beneficiaries no less than your purchase payments, adjusted for surrenders. If you die before the annuitization start date and while this contract is in force, the death benefit will be the greatest of:
1.	the contract value after any rider charges have been deducted,
2.	the ROPP Value, or
3.	the Full Surrender Value.
For a spouse who continues the contract and is age 80 or older, we reset the ROPP value to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If the spouse who continues the contract is age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for the spouse who continues the contract, if any owner is age 80 or older we reset the ROPP value on the valuation date we receive your request for the ownership change to the contract value after any rider charges have been deducted, if the contract value is less.
If all owners are age 79 or younger, the optional ROPP Death Benefit will terminate and the Standard Death Benefit will apply.
If available in your state and you are age 75 or younger at contract issue, you may select one of the death benefits described below at the time you purchase your contract. If available in your state and you are between ages 76-79 at contract issue, you may only select the MAV Death Benefit, 5% Accumulation Death Benefit or Enhanced Death

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Benefit. The death benefits do not provide any additional benefit before the first contract anniversary and may not be appropriate for certain older issue ages because the benefit values may be limited after age 80. Be sure to discuss with your financial advisor whether or not these death benefits are appropriate for your situation.
Maximum Anniversary Value (MAV) Death Benefit
The MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the MAV; or
4.	the Full Surrender Value.
The MAV equals the ROPP value prior to the first contract anniversary. Every contract anniversary prior to the earlier of your 81st birthday or your death, we compare the MAV to the current contract value and we reset the MAV to the higher amount. The MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 79 or younger and continues the contract, we reset the MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 80 or older when the contract is continued, the MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, we reset the MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the MAV on that date, but prior to the reset.
If any owner is age 80 or older at the time of the covered life change, the MAV death benefit will terminate and the Standard Death Benefit will apply.
5-Year Maximum Anniversary Value (5-Year MAV) Death Benefit
The 5-year MAV Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the 5-year MAV; or
4.	the Full Surrender Value.
The 5-year MAV equals the ROPP value prior to the fifth contract anniversary. Every fifth contract anniversary prior to the earlier of your 81st birthday or your death, we compare the 5-year MAV to the current contract value and we reset the 5-Year MAV to the higher amount. The 5-year MAV is increased by any additional purchase payments and reduced by adjusted partial surrenders as described above in the “Benefits in Case of Death — Standard Death Benefit” section.
For a spouse who is age 75 or younger and continues the contract, we reset the 5-Year MAV to the contract value on the date of the continuation after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value). If your spouse is age 76 or older when the contract was continued, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 75 or younger, we reset the 5-Year MAV on the valuation date we receive your request for the ownership change to the lesser of these two values:
(a)	the contract value after any rider charges have been deducted, or
(b)	the 5-Year MAV on that date, but prior to the reset.
If any owner is age 76 or older at the time of the covered life change, the 5-year MAV death benefit will terminate and the Standard Death Benefit will apply.

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5% Accumulation Death Benefit
The 5% Accumulation Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	the contract value after any rider charges have been deducted;
2.	the ROPP value;
3.	the 5% accumulation death benefit floor; or
4.	the Full Surrender Value.
The key terms and provisions of the 5% Accumulation Death Benefit are:
5% Accumulation Death Benefit Floor: is equal to the sum of:
1.	the contract value in the Excluded Accounts (currently, regular fixed account and GPAs), if any, and
2.	the variable account floor.
Protected Account Base (PAB) and Excluded Account Base (EAB): Adjustments to variable account floor require tracking amounts representing purchase payments, not previously surrendered, that are allocated or transferred to the Protected Accounts (currently, subaccounts and the Special DCA fixed account) and Excluded Accounts.
–	PAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Protected Accounts.
–	EAB equals amounts representing purchase payments, not previously surrendered or transferred, that are in the Excluded Accounts.
Variable Account Floor: Variable account floor is PAB increased on contract anniversaries prior to the earlier of your 81st birthday or your death.
Net Transfer: If multiple transfers are made on the same valuation day, they are combined to determine the net amount of contract value being transferred between the Protected Accounts and Excluded Accounts. This net transfer amount is used to adjust the EAB, PAB and variable account floor values.
Establishment of Variable Account Floor, PAB and EAB
On the contract date, 1) variable account floor and PAB are established as your initial purchase payment allocated to the Protected Accounts; and 2) EAB is established as your initial purchase payment allocated to the Excluded Accounts.
Adjustments to Variable Account Floor, PAB and EAB
Variable account floor, PAB and EAB are adjusted by the following:
1.	When an additional purchase payment is made;
(A)	any payment you allocate to the Protected Accounts are added to PAB and to variable account floor, and
(B)	any payment you allocate to the excluded accounts are added to EAB.
2.	When transfers are made to the Protected Accounts from the Excluded Accounts, we increase PAB and variable account floor, and we reduce EAB.
The amount we deduct from EAB and add to PAB and to variable account floor is calculated for each net transfer using the following formula:
a × b	where:
c

a	=	the amount the contract value in the Excluded Accounts is reduced by the net transfer
b	=	EAB on the date of (but prior to) the transfer
c	=	the contract value in the Excluded Accounts on the date of (but prior to) the transfer.
3.	When partial surrenders are made from the Excluded Accounts, we reduce EAB by the same amount as calculated above for transfers from the Excluded Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Excluded Accounts do not increase PAB.
4.	When transfers are made to the Excluded Accounts from the Protected Accounts, we reduce PAB and variable account floor, and increase EAB.

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The amounts we deduct from PAB and variable account floor are calculated for each net transfer using the following formula:
a × b	where:
c

a	=	the amount the contract value in the Protected Accounts is reduced by the net transfer
b	=	the applicable PAB or variable account floor on the date of (but prior to) the transfer
c	=	the contract value in the Protected Accounts on the date of (but prior to) the transfer.
The amount we subtract from PAB is added to EAB.
5.	When partial surrenders are made from the Protected Accounts, we reduce PAB and variable account floor by the same amount as calculated above for transfers from the Protected Accounts, using surrender amounts in place of transfer amounts. Partial surrenders from Protected Accounts do not increase EAB.
6.	After a covered life change for a spouse who continues the contract, variable account floor and PAB are reset to the contract value in the Protected Accounts on the date of continuation. EAB is reset to the contract value in the Excluded Accounts on the date of continuation. The contract value is after any rider charges have been deducted and after any increase to the contract value due to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value).
7.	After a covered life change other than for a spouse who continues the contract, variable account floor, PAB and EAB are reset on the valuation date we receive your written request for the covered life change.
Variable account floor and PAB are reset to the lesser of A or B where:
A	=	the contract value (after any rider charges have been deducted) in the Protected Accounts on that date, and
B	=	Variable account floor on that date (but prior to the reset).
EAB is reset to the lesser of A or B where:
A	=	the contract value (after any rider charges have been deducted) in the Excluded Accounts on that date, and
B	=	EAB on that date (but prior to the reset).
8.	On a contract anniversary when variable account floor is greater than zero:
(A)	On the first contract anniversary, we increase variable account floor by an amount equal to 5%, multiplied by variable account floor as of 60 days after the contract date.
(B)	On each subsequent contract anniversary prior to the earlier of your 81st birthday or your death, we increase variable account floor by 5%, multiplied by the prior contract anniversary’s variable account floor.
(C)	Any variable account floor increase on contract anniversaries does not increase PAB or EAB.
For contracts issued in New Jersey and Washington state, the cap on the variable account floor is 200% of PAB.
For a spouse who is age 79 or younger and continues the contract, the 5% Accumulation Death Benefit will continue and the values may be reset as described above. If your spouse is age 80 or older when the contract is continued, the 5% Accumulation Death Benefit will terminate and the Standard Death Benefit will apply.
After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, the 5% Accumulation Death Benefit will continue and the values may be reset as described above. If any owner is age 80 or older at the time of the covered life change, the 5% Accumulation death benefit will terminate and the Standard Death Benefit will apply.
Enhanced Death Benefit
The Enhanced Death Benefit provides that if you die while the contract is in force and before the annuitization start date, the death benefit will be the greatest of these values:
1.	contract value after any rider charges have been deducted;
2.	the ROPP value as described above;
3.	the MAV as described above;
4.	the 5% accumulation death benefit floor; or
5.	the Full Surrender Value.
For a spouse who is age 79 or younger and continues the contract, the Enhanced Death Benefit will continue and the values may be reset as described above. If your spouse is age 80 or older when the contract is continued, the Enhanced Death Benefit will terminate and the Standard Death Benefit will apply.

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After a covered life change other than for a spouse who continues the contract, if all owners are age 79 or younger, the Enhanced Death Benefit will continue and the values may be reset as described above. If any owner is age 80 or older at the time of the covered life change, the Enhanced Death Benefit will terminate and the Standard Death Benefit will apply.
For an example of how each death benefit is calculated, see Appendix D.
Benefit Protector Death Benefit
The Benefit Protector is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector provides reduced benefits if you are age 70 or older at the rider effective date. The Benefit Protector does not provide any additional benefit before the first rider anniversary.
If this rider is available in your state and you are age 75 or younger at contract issue, you may choose to add the Benefit Protector to your contract. You may not select this rider if you select the Benefit Protector Plus rider, the 5% Accumulation Death Benefit or the Enhanced Death Benefit.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector is appropriate for your situation.
The Benefit Protector provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the applicable death benefit, plus:
•	40% of your earnings at death if you were under age 70 on the rider effective date; or
•	15% of your earnings at death if you were age 70 or older on the rider effective date.
If there has been a covered life change, remaining purchase payments is set as the contract value on the date of the most recent covered life change. Thereafter, remaining purchase payments is increased by the amount of each additional purchase payment and adjusted for each partial surrender.
Earnings at death: Earnings at death is equal to the death benefit that is otherwise payable (without this rider), less remaining purchase payments. We set maximum earnings at death of 250% of purchase payments not previously withdrawn that are one or more years old.  Earnings at death cannot be less than zero.
Terminating the Benefit Protector
•	You may terminate the rider within 30 days after the first rider anniversary.
•	You may terminate the rider within 30 days after any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract or on the annuitization start date.
•	Your spouse may terminate the rider within 30 days following the effective date of the spousal continuation if your spouse is age 75 or younger.
•	You may terminate the rider within 30 days following the effective date of an ownership change if you are age 75 or younger.
•	The rider will terminate for a spousal continuation or ownership change if the spouse or any owner is age 76 or older at the time of the change.
•	The rider will terminate after the death benefit is payable, unless the spouse continues the contract under spousal continuation provision.
•	The rider will terminate when beneficiary elects an alternative payment plan which is an inherited IRA.
If your spouse is the sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner. Your spouse will be subject to all the limitations and restrictions of the rider just as if they were purchasing a new contract and the age of the spouse at the time of the change will be used to determine the earnings at death percentage going forward. If your spouse does not qualify for the rider on the basis of age we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age we will set the contract value equal to the death benefit that would otherwise have been paid (without regard to the Full Surrender Value) and we will substitute this new contract value on the date of death for “remaining purchase payments” used in calculating earnings at death.
After a covered life change other than a spouse that continues the contract, all owners will be subject to all of the limitations and restrictions of the rider just as if they were purchasing a new contract; and the age of all owners at the time of the change will be used to determine the earnings at death percentage going forward. If any owner does not

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qualify for the rider on the basis of age, we will terminate the rider and the Standard Death Benefit will apply. If they do qualify for the rider on the basis of age, we will substitute the contract value on the date of the ownership change for remaining purchase payments used in calculating earnings at death.
For an example, please see Appendix D.
Benefit Protector Plus Death Benefit Rider (Benefit Protector Plus)
The Benefit Protector Plus is intended to provide an additional benefit to your beneficiary to help offset expenses after your death such as funeral expenses or federal and state taxes. This is an optional benefit that you may select for an additional annual charge (see “Charges”). The Benefit Protector Plus provides reduced benefits if you are 70 or older at the rider effective date. It does not provide any additional benefit before the first rider anniversary and it does not provide any benefit beyond what is offered under the Benefit Protector rider during the second rider year. Be sure to discuss with your investment professional whether or not the Benefit Protector Plus is appropriate for your situation.
If this rider is available in your state and you are 75 or younger at contract issue, you may choose to add the Benefit Protector Plus to your contract. You must elect the Benefit Protector Plus at the time you purchase your contract and your rider effective date will be the contract issue date. This rider is only available for transfers, exchanges or rollovers. If this is a non-qualified annuity, the transfers, exchanges or rollovers must be from another annuity or life insurance policy. You may not select this rider if you select the Benefit Protector Rider, 5% Accumulation Death Benefit or the Enhanced Death Benefit.
Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). Since the benefit paid by the rider is determined by the amount of earnings at death, the amount of the benefit paid may be reduced as a result of taking any surrenders including RMDs. Be sure to discuss with your investment professional and tax advisor whether or not the Benefit Protector Plus is appropriate for your situation.
The Benefit Protector Plus provides that if you die after the first rider anniversary, but before the annuitization start date, and while this contract is in force, we will pay the beneficiary:
•	the benefits payable under the Benefit Protector described above, plus:
•	a percentage of purchase payments made within 60 days of contract issue not previously surrendered as follows:

Rider year when death occurs:	Percentage if you are under age 70 on the rider effective date	Percentage if you are 70 or older on the rider effective date
One and Two	0%	0%
Three and Four	10%	3.75%
Five or more	20%	7.5%
Another way to describe the benefits payable under the Benefit Protector Plus rider is as follows:
•	the applicable death benefit plus:

Rider year when death occurs	If you are under age 70 on the rider effective date, add…	If you are age 70 or older on the rider effective date, add…
One	Zero	Zero
Two	40% × earnings at death (see above)	15% × earnings at death
Three and Four	40% × (earnings at death + 25% of initial purchase payment*)	15% × (earnings at death + 25% of initial purchase payment*)
Five or more	40% × (earnings at death + 50% of initial purchase payment*)	15% × (earnings at death + 50% of initial purchase payment*)
*	Initial purchase payments are payments made within 60 days of rider issue not previously surrendered.
Terminating the Benefit Protector Plus
•	You may terminate the rider within 30 days of the first rider anniversary.
•	You may terminate the rider within 30 days of any rider anniversary beginning with the seventh rider anniversary.
•	The rider will terminate when you make a full surrender from the contract, on the annuitization start date, or when the death benefit is payable.
•	The rider will terminate if there is a covered life change.
•	The rider will terminate when a beneficiary elects an alternative payment plan which is an inherited IRA.

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If your spouse is sole beneficiary and you die before the annuitization start date, your spouse may keep the contract as owner with the contract value equal to the death benefit that would otherwise have been paid without regard to the Full Surrender Value. We will then terminate the Benefit Protector Plus (see “Benefits in Case of Death”).
For an example, see Appendix D.
Optional Living Benefits
SecureSource Stages 2 Rider
The SecureSource Stages 2 rider is an optional benefit that you can add to your contract for an additional charge. This benefit is intended to provide to you, after the lifetime benefit is established, a specified withdrawal amount annually for life, even if your contract value is zero, subject to the terms and provisions described in this section. If the lifetime benefit is not established and contract value goes to zero due to a withdrawal, the contract and the rider will terminate. (see “Other provisions – Rules for Surrender”). Additionally, this benefit offers a credit feature to help in low or poor performing markets and a step up feature to lock in contract anniversary gains.
The SecureSource Stages 2 rider may be appropriate for you if you intend to make periodic withdrawals from your annuity contract and wish to ensure that market performance will not adversely affect your ability to withdraw income over your lifetime. This rider may not be appropriate for you if you do not intend to limit withdrawals to the amount allowed in order to receive the full benefits of the rider.
Your benefits under the rider can be reduced if any of the following occurs:
•	If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band as long as rider benefits are payable;
•	If you withdraw more than the allowed withdrawal amount in a contract year, or you take withdrawals before the lifetime benefit is available;
•	If you take a withdrawal and later choose to allocate your contract value to a Portfolio Navigator fund of funds that is more aggressive than the target fund;
•	If the contract value is 20% or more below purchase payments increased by any contract anniversary gains or rider credits and adjusted for withdrawals (see withdrawal adjustment base described below).
The SecureSource Stages 2 rider guarantees that, regardless of investment performance, you may take withdrawals up to the lifetime benefit amount each contract year after the lifetime benefit is established. Your age at the time of the first withdrawal will determine the age band for as long as benefits are payable except as described in the lifetime payment percentage provision.
As long as your total withdrawals during the current year do not exceed the lifetime benefit amount, you will not be assessed a surrender charge. If you withdraw a larger amount, the excess amount will be assessed any applicable surrender charges and benefits will be reduced in accordance with excess withdrawal processing. At any time, you may withdraw any amount up to your entire surrender value, subject to excess withdrawal processing under the rider.
Subject to conditions and limitations, the rider also guarantees that you or your beneficiary will get back purchase payments you have made, increased by annual step-ups, through withdrawals over time. Any amount we pay in excess of your contract value is subject to our financial strength and claims-paying ability.
Subject to conditions and limitations, the lifetime benefit amount can be increased if a rider credit is available or your contract value has increased on a rider anniversary. The principal back guarantee can also be increased if your contract value has increased on a rider anniversary.
Availability
There are two optional SecureSource Stages 2 riders available under your contract:
•	SecureSource Stages 2 — Single Life
•	SecureSource Stages 2 — Joint Life
The information in this section applies to both SecureSource Stages 2 riders, unless otherwise noted.
For the purpose of this rider, the term “withdrawal” has the same meaning as the term “surrender” in the contract or any other riders.
The SecureSource Stages 2 — Single Life rider covers one person. The SecureSource Stages 2 — Joint Life Rider covers two spouses jointly who are named at contract issue. You may elect only the SecureSource Stages 2 — Single Life rider or the SecureSource Stages 2 — Joint Life rider, not both, and you may not switch riders later. You must elect the rider when you purchase your contract. The rider effective date will be the contract issue date.

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The SecureSource Stages 2 rider is an optional benefit that you may select, if approved in your state, for an additional annual charge if:
•	Single Life: you are 85 or younger on the date the contract is issued; or
•	Joint Life: you and your spouse are 85 or younger on the date the contract is issued.
The SecureSource Stages 2 riders are not available under an inherited qualified annuity.
The SecureSource Stages 2 rider guarantees that after the waiting period, regardless of the investment performance of your contract, you will be able to withdraw up to a certain amount each year from the contract before the annuitization start date until:
•	Single Life: death (see “At Death” heading below).
•	Joint Life: the death of the last surviving covered spouse (see “Joint Life only: Covered Spouses” and “At Death” headings below).
Key Terms
The key terms associated with the SecureSource Stages 2 rider are:
Age Bands: Each age band is associated with a two lifetime payment percentages. The covered person (Joint Life: the younger covered spouse) must be at least the youngest age shown in the first age band for the annual lifetime payment to be established. After the annual lifetime payment is established, in addition to your age, other factors determine when you move to a higher age band.
Annual Lifetime Payment (ALP): the lifetime benefit amount available each contract year after the covered person (Joint Life: the younger covered spouse) has reached the youngest age in the first age band. After the waiting period, the annual withdrawal amount guaranteed by the rider can vary each contract year.
Annual Step-Up: an increase in the benefit base and/or the principal back guarantee and a possible increase in the lifetime payment percentage that is available each rider anniversary if your contract value increases, subject to certain conditions.
Benefit Base (BB): used to calculate the annual lifetime payment and the annual rider charge. The BB cannot be withdrawn in a lump sum or annuitized and is not payable as a death benefit.
Credit Base (CB): used to calculate the rider credit. The CB cannot be withdrawn or annuitized and is not payable as a death benefit.
Excess Withdrawal: (1) a withdrawal taken before the annual lifetime payment is established, or (2) a withdrawal that is greater than the remaining annual lifetime payment after the annual lifetime payment is established.
Excess Withdrawal Processing: a reduction in benefits if a withdrawal is taken before the annual lifetime payment is established or if a withdrawal exceeds the remaining annual lifetime payment.
Lifetime Payment Percentage: used to calculate your annual lifetime payment. Two percentages (“percentage A” and “percentage B”) are used for each age band. The difference between percentage A and percentage B is referred to as the income bonus. Percentage B is referred to as the minimum lifetime payment percentage.
Principal Back Guarantee (PBG): a guarantee that total withdrawals will not be less than purchase payments you have made, increased by annual step-ups, as long as there is no excess withdrawal or benefit reset.
Remaining Annual Lifetime Payment (RALP): as you take withdrawals during a contract year, the remaining amount that the rider guarantees will be available for withdrawal that year is reduced. After the annual lifetime payment is established, the RALP is the guaranteed amount that can be withdrawn during the remainder of the current contract year.
Rider Credit: an amount that can be added to the benefit base on each of the first ten contract anniversaries based on a rider credit percentage of 8% for the first anniversary and 6% thereafter, as long as no withdrawals have been taken since the rider effective date and you do not decline any annual rider fee increase. Investment performance and excess withdrawals may reduce or eliminate the benefit of any rider credits. Rider credits may result in higher rider charges that may exceed the benefit from the credits.
Waiting Period: the period of time before you can take a withdrawal without limiting benefits under the rider. If you take any withdrawals during the waiting period, the lifetime benefit amount will be determined using percentage B, the minimum lifetime payment percentage, for the appropriate age band and percentage A, and therefore the income bonus, will not be available as long as rider benefits are payable. The waiting period starts on the rider effective date and ends on the day prior to the first anniversary.
Withdrawal: the amount by which your contract value is reduced as a result of any withdrawal request. It may differ from the amount of your request due to any surrender charge and any market value adjustment.

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Withdrawal Adjustment Base (WAB): one of the components used to determine the lifetime payment percentage after the waiting period. The WAB cannot be withdrawn or annuitized and is not payable as a death benefit.
Important SecureSource Stages 2 Rider Considerations
You should consider whether a SecureSource Stages 2 rider is appropriate for you taking into account the following considerations:
You will begin paying the rider charge as of the rider effective date, even if you do not begin taking withdrawals for many years. It is possible that your contract performance, fees and charges, and withdrawal pattern may be such that your contract value will not be depleted in your lifetime and you will not receive any monetary value under the rider.
•	Lifetime Benefit Limitations: The lifetime benefit is subject to certain limitations, including but not limited to:
Single Life: Once the contract value equals zero, payments are made for as long as the covered person is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the first death of any owner even if the covered person is still living (see “At Death” heading below). This possibility may present itself when there are multiple contract owners — when one of the contract owners dies the lifetime benefit terminates even though other contract owners are still living.
Joint Life: Once the contract value equals zero, payments are made for as long as either covered spouse is living (see “If Contract Value Reduces to Zero” heading below). However, if the contract value is greater than zero, the lifetime benefit terminates at the death of the last surviving covered spouse (see “At Death” heading below).
•	Withdrawals: Please consider carefully when you start taking withdrawals from this rider. If you take any withdrawals during the 1-year waiting period, the lifetime benefit amount will be determined using percentage B for the appropriate age band and percentage A, and therefore income bonus, will not be available as long as rider benefits are payable. Any withdrawals in the first 10 years will terminate any remaining rider credits. Also, if you withdraw more than the allowed withdrawal amount in a contract year or take withdrawals before the lifetime benefit is available (“excess withdrawal”), the guaranteed amounts under the rider will be reduced.
•	Investment Allocation Restriction: You must elect one of the approved investment options. These funds are expected to reduce our financial risks and expenses associated with certain living benefits. Although the funds’ investment strategies may help mitigate declines in your contract value due to declining equity markets, the funds’ investment strategies may also curb your contract value gains during periods of positive performance by the equity markets. Additionally, investment in the funds may decrease the number and amount of any benefit base increase opportunities. (See “The Variable Account and the Funds: Volatility and Volatility Management Risk with the Portfolio Stabilizer funds” section.) We reserve the right to add, remove or substitute approved investment options in the future. This requirement limits your choice of investment options. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to contract owners who do not elect the rider. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds.”) You may allocate purchase payments to the Special DCA fixed account, when available, and we will make monthly transfers into the investment option you have chosen. You may make two elective investment option changes per contract year; we reserve the right to limit elective investment option changes if required to comply with the written instructions of a fund (see “Market Timing”).
•	The following provisions apply to contracts invested in Portfolio Navigator funds:
•	You can allocate your contract value to any available Portfolio Navigator fund during the following times: (1) prior to your first withdrawal and (2) following a benefit reset due to an investment option change as described below but prior to any subsequent withdrawal. During these accumulation phases, you may request to change your investment option to any available investment option.
•	Immediately following a withdrawal your contract value will be reallocated to the target investment option classification if your current investment option is more aggressive than the target investment option classification. This automatic reallocation is not included in the total number of allowed investment option changes per contract year. The target investment option is currently the Moderate investment option. We reserve the right to change the target investment option to an investment option classification that is more aggressive than the Moderate investment option after 30 days written notice.
•	After you have taken a withdrawal and prior to any benefit reset, you are in a withdrawal phase. During withdrawal phases you may request to change your investment option to the target investment option or any investment option that is more conservative than the target investment option without a benefit reset as described below. If

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you are in a withdrawal phase and you choose to allocate your contract value to an investment option that is more aggressive than the target investment option, you will be in the accumulation phase again and your rider benefit will be reset as follows:
1.	the WAB, BB and PBG, will be reset to the contract value, if less than their current amount; and
2.	the ALP and RALP, if available, will be recalculated.
You may request to change your investment option by written request on an authorized form or by another method agreed to by us.
•	Income Guide Program Restriction: Income Guide program is not available to contracts with the SecureSource Stages 2 rider.
•	Non-Cancelable: Once elected, the SecureSource Stages 2 rider may not be cancelled (except as provided under “Rider Termination” heading below) and the charge will continue to be deducted until the contract or rider is terminated or the contract value reduces to zero (described below).
Dissolution of marriage does not terminate the SecureSource Stages 2 — Joint Life rider and will not reduce the fee we charge for this rider. The benefit under the SecureSource Stages 2 — Joint Life rider continues for the covered spouse who is the owner of the contract (or annuitant in the case of nonnatural or revocable trust ownership). The rider will terminate at the death of the contract owner because the original covered spouse will be unable to elect the spousal continuation provision of the contract (see “Joint Life only: Covered Spouses” below).
•	Joint Life: Limitations on Contract Owners, Annuitants and Beneficiaries: Since the joint life benefit will terminate unless the surviving covered spouse continues the contract under the spousal option to continue the contract upon the owner’s death provision, only ownership arrangements that permit such continuation are allowed at rider issue. In general, the covered spouses should be joint owners, or one covered spouse should be the owner and the other covered spouse should be named as the sole primary beneficiary.
You are responsible for establishing ownership arrangements that will allow for spousal continuation.
If you select the SecureSource Stages 2 — Joint Life rider, please consider carefully whether or not you wish to change the beneficiary of your annuity contract. The rider will terminate if the surviving covered spouse cannot utilize the spousal continuation provision of the contract when the death benefit is payable.
•	Limitations on Purchase Payments: We reserve the right to limit the cumulative amount of purchase payments (subject to state restrictions), which may limit your ability to make additional purchase payments to increase your contract value as you may have originally intended. For current purchase payment restrictions, please see “Buying Your Contract —Purchase Payments”.
•	Interaction with Total Free Amount (FA) contract provision: The FA is the amount you are allowed to withdraw from the contract in each contract year without incurring a surrender charge (see “Charges — Surrender Charge”). The FA may be greater than the remaining annual lifetime payment under this rider. Any amount you withdraw under the contract’s FA provision that exceeds the remaining annual lifetime payment is subject to the excess withdrawal processing described below.
You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation because:
•	Tax Considerations for Nonqualified Annuities: Under current federal income tax law, withdrawals under nonqualified annuities, including withdrawals taken from the contract under the terms of the rider, are treated less favorably than amounts received as annuity payments under the contract (see “Taxes — Nonqualified Annuities”). Withdrawals are taxable income to the extent of earnings. Withdrawals of earnings before age 59½ may also incur a 10% IRS early withdrawal penalty. You should consult your tax advisor before you select this optional rider if you have any questions about the use of the rider in your tax situation.
•	Tax Considerations for Qualified Annuities: Qualified annuities have minimum distribution rules that govern the timing and amount of distributions from the annuity contract (see “Taxes — Qualified Annuities — Required Minimum Distributions”). If you have a qualified annuity, you may need to take an RMD during the waiting period the lifetime benefit amount will be determined using percentage B for as long as rider benefits are payable. While the rider permits certain excess withdrawals to be taken for the purpose of satisfying RMD requirements for your contract alone without reducing future benefits guaranteed under the rider, there can be no guarantee that changes in the federal income tax law after the effective date of the rider will not require a larger RMD to be taken, in which case, future guaranteed withdrawals under the rider could be reduced. See Appendix F for additional information.
•	Treatment of non-spousal distributions: Unless you are married your beneficiary will be required to take distributions as a non-spouse which may result in significantly decreasing the value of the rider.
Please note civil unions and domestic partnerships generally are not recognized as marriages for federal tax purposes. For additional information see “Taxes — Other — Spousal status” section of this prospectus.

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Lifetime Benefit Description
Single Life only: Covered Person: the person whose life is used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered person is the oldest contract owner. If any owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered person is the oldest annuitant.
Joint Life only: Covered Spouses: the contract owner and their spouse named on the application for as long as the marriage remains in effect. If any contract owner is a nonnatural person (e.g., an irrevocable trust or corporation) or a revocable trust, the covered spouses are the annuitant and the legally married spouse of the annuitant. After death or dissolution of marriage that leaves only one of the covered spouses as the owner (for non-natural owners, the annuitant), that remaining covered spouse will be used when referring to the younger covered spouse. The covered spouses’ lives are used to determine when the Annual Lifetime Payment is established, and the duration of the ALP payments (see “Annual Lifetime Payment (ALP)” heading below). The covered spouses are established on the rider effective date and cannot be changed. For more details, see “Assignment and Change of Ownership – Joint Life” section below.
Annual Lifetime Payment (ALP): the lifetime benefit amount available for withdrawal each contract year after the Covered Person (Joint life: younger covered spouses) has reached age 50. When the ALP is established and at all times thereafter, the ALP is equal to the BB multiplied by the Lifetime Payment Percentage. Anytime the Lifetime Payment Percentage or the BB changes as described below, the ALP will be recalculated. After the waiting period and when the ALP is established, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year.
If you withdraw less than the ALP in a contract year, the unused portion does not carry over to future contract years.
Single Life: The ALP is established on the later of the rider effective date if the covered person has reached age 50, or the date the covered person’s attained age equals age 50.
Joint Life: The ALP is established on the earliest of the following dates:
•	The rider effective date if the younger covered spouse has already reached age 50.
•	The date the younger covered spouse’s attained age equals age 50.
•	Upon the first death of a covered spouse, then either: (a) the date we receive a written request when the death benefit is not payable and the surviving covered spouse has already reached age 50, (b) the date spousal continuation is effective when the death benefit is payable and the surviving covered spouse has already reached age 50, or (c) the date the surviving covered spouse reaches age 50.
•	Following dissolution of marriage of the covered spouses, then either (a) the date we receive a written request if the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) has already reached age 50, or (b) the date the remaining covered spouse who is the owner (or annuitant in the case of nonnatural or revocable trust ownership) reaches age 50.
Remaining Annual Lifetime Payment (RALP): the Annual Lifetime Payment guaranteed for withdrawal for the remainder of the contract year. The RALP is established at the same time as the ALP. The RALP equals the ALP less all withdrawals in the current contract year, but it will not be less than zero.
Lifetime Payment Percentage: used to calculate the annual lifetime payment. Two percentages are used for a given age band, percentage A or percentage B, depending on the factors described below.
For ages:
•	50-58, percentage A is 4% and percentage B is 3%.
•	59-64, percentage A is 5% and percentage B is 4%.
•	65-79, percentage A is 6% and percentage B is 5%.
•	80 and older, percentage A is 7% and percentage B is 6%.
The age band for the lifetime payment percentage is determined at the following times:
•	When the ALP is established: The age band used to calculate the initial ALP is the percentage for the covered person’s attained age (Joint life: younger covered spouse’s attained age).
•	On the covered person’s subsequent birthdays (Joint life: younger covered spouse’s subsequent birthdays): Except as noted below, if the covered person’s new attained age (Joint life: younger covered spouse’s attained age) is in a higher age band, then the higher age band will be used to determine the appropriate lifetime payment percentage. (However, if you decline any rider fee increase or if a withdrawal has been taken since the ALP was established, then the lifetime payment percentage will not change on subsequent birthdays.)
•	Upon annual step-ups (see “Annual Step-Ups” below).

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•	For the Joint life rider, upon death or change in marital status: In the event of death or dissolution of marriage: (A) If no withdrawal has been taken since the ALP was established and no rider fee increase has been declined, the lifetime payment percentage will be reset based on the Age Band for the remaining covered spouse’s attained age. (B) If the ALP is not established but the remaining covered spouse has reached the youngest age in the first Age Band, the remaining covered spouse’s attained age will be used to determine the age band for the lifetime payment percentage. In the event of remarriage of the covered spouses to each other, the lifetime payment percentage used is the percentage for the younger covered spouse’s attained age.
The following determines whether percentage A or percentage B is used for each applicable age band:
During the waiting period, percentage B will be used. If you take a withdrawal in the waiting period, percentage B will be used and the income bonus will not be available for as long as rider benefits are payable.
If no withdrawal is taken during the waiting period, after the waiting period a comparison of your contract value and the withdrawal adjustment base (WAB) determines whether percentage A or percentage B is used to calculate the ALP unless the percentage is fixed as described below. Market volatility, a prolonged flat, low or down market, rider credits, and the deduction of charges all impact whether you are eligible for percentage A or percentage B.
On each valuation date, if the benefit determining percentage is less than the 20% adjustment threshold, then percentage A is used in calculating your ALP, otherwise percentage B is used. The benefit determining percentage is calculated as follows, but it will not be less than zero:
1	—	(a/b) where:
a	=	Contract value at the end of the prior valuation period
b	=	WAB at the end of the prior valuation period
After the ALP is established and after the waiting period, the first withdrawal taken in each contract year will set and fix the lifetime payment percentage for the remainder of the contract year. Beginning on the next rider anniversary, the lifetime payment percentage can change on each valuation day as described above until a withdrawal is taken in that contract year.
However, at the earliest of (1), (2) or (3) below Percentage A or Percentage B will be set and remain fixed as long as the benefit is payable:
•	if the ALP is established, when your contract value on a rider anniversary is less than two times the benefit base (BB) multiplied by percentage B for your current age band, or
•	when the contract value reduces to zero, or
•	on the date of death (Joint life: remaining covered spouse’s date of death) when a death benefit is payable.
For certain periods of time at our discretion and on a non-discriminatory basis, your lifetime payment percentage may be set by us to percentage A if more favorable to you.
Determination of Adjustments of Benefit Values: Your lifetime benefit values (benefit base (BB), credit base (CB) and withdrawal adjustment base (WAB)) and principal back guarantee (PBG) are determined at the following times and are subject to a maximum amount of $10 million each:
•	On the contract date: The WAB, CB, BB and PBG are set equal to the initial purchase payment.
•	When an additional purchase payment is made: If the WAB and CB are greater than zero, the WAB and CB will be increased by the amount of each additional purchase payment. The BB and PBG will be increased by the amount of each additional purchase payment.
•	When a withdrawal is taken: If the CB is greater than zero, the CB will be permanently reset to zero when the first withdrawal is taken, and there will be no additional rider credits.
(a)	If the first withdrawal is taken during the waiting period, the WAB will be permanently reset to zero. If the first withdrawal is taken after the waiting period, the WAB will be reduced by the “adjustment for withdrawal,” as defined below.
(b)	if the ALP is established and the withdrawal is less than or equal to the RALP, the BB does not change and the PBG is reduced by the amount of the withdrawal, but it will not be less than zero.
(c)	if the ALP is not established, excess withdrawal processing will occur as follows. The BB will be reduced by the “adjustment for withdrawal,” and the PBG will be reduced by the greater of the amount of the withdrawal or the “adjustment for withdrawal,” but it will not be less than zero.

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(d)	If the ALP is established and the withdrawal is greater than the RALP, excess withdrawal processing will occur as follows:
The PBG will be reset to the lesser of:
(i)	the PBG reduced by the amount of the withdrawal, but it will not be less than zero; or
(ii)	the PBG minus the RALP on the date of (but prior to) the withdrawal and further reduced by an amount calculated as follows, but it will not be less than zero:

a x b	where:
c

a	=	the amount of the withdrawal minus the RALP
b	=	the PBG minus the RALP on the date of (but prior to) the withdrawal
c	=	the contract value on the date of (but prior to) the withdrawal minus the RALP
The BB will be reduced by an amount as calculated below:
d x e	where:
f

d	=	the amount of the withdrawal minus the RALP
e	=	the BB on the date of (but prior to) the withdrawal
f	=	the contract value on the date of (but prior to) the withdrawal minus the RALP.
Adjustment for Withdrawal Definition: When the WAB, PBG or BB is reduced by a withdrawal in the same proportion as the contract value is reduced, the proportional amount deducted is the “adjustment for withdrawal.” The “adjustment for withdrawal” is calculated as follows:
g x h	where:
i

g	=	the amount the contract value is reduced by the withdrawal
h	=	the WAB, BB or PGB (as applicable) on the date of (but prior to) the withdrawal
i	=	the contract value on the date of (but prior to) the withdrawal.
Rider Anniversary Processing: The following describes how the WAB, BB and PBG are calculated on rider anniversaries, subject to the maximum amount of $10 million for each, and how the lifetime payment percentage can change on rider anniversaries.
•	The WAB on rider anniversaries: Unless the WAB is permanently reset to zero or you decline any rider fee increase, the WAB (after any rider credit is added) will be increased to the contract value, if the contract value is greater.
•	Rider Credits: If you did not take any withdrawals and you did not decline any rider fee increase, rider credits are available for the first ten contract anniversaries.
On the first anniversary, the rider credit equals the credit base (CB) 180 days following the rider effective date multiplied by 8%. On any subsequent anniversaries, the rider credit equals the CB as of the prior rider anniversary multiplied by 6%. On the first anniversary the BB and WAB will be set to the greater of the current BB, or the BB 180 days following the contract date increased by the rider credit and any additional purchase payments since 180 days following the rider effective date. On any subsequent rider credit dates the BB and WAB will be set to the greater of the current BB, or the BB on the prior anniversary increased by the rider credit and any additional purchase payments since the prior anniversary. If the CB is greater than zero, the CB will be permanently reset to zero on the 10th rider anniversary after any adjustment to the WAB and BB, and there will be no additional rider credits.
•	Annual step ups: Beginning with the first rider anniversary, an annual step-up may be available. If you decline any rider fee increase, future annual step-ups will no longer be available.
The annual step-up will be executed on any rider anniversary where the contract value (after charges are deducted) is greater than the PBG or the BB after any rider credit is added. If an annual step-up is executed, the PBG, BB and lifetime payment percentage will be adjusted as follows: The PBG will be increased to the contract value, if the contract value is greater. The BB (after any rider credit is added) will be increased to the contract value, if the contract value is greater. If the covered person’s attained age (Joint Life: younger covered spouses attained age) on the rider anniversary is in a higher age band and (1) there is an increase to BB due to a step-up or (2) the BB is at the maximum of $10,000,000 so there was no step-up of the BB, then the higher age band will be used to determine the appropriate lifetime payment percentage, regardless of any prior withdrawals.

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Other Provisions
Required Minimum Distributions (RMD): If you are taking RMDs from your contract and your RMD calculated separately for your contract is greater than the Annual Lifetime Payment, the portion of your RMD that exceeds the benefit amount will not be subject to Excess Withdrawal Processing provided that the following conditions are met:
•	The Annual Lifetime Payment is established;
•	The RMD is for your contract alone;
•	The RMD is based on your recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
•	The RMD amount is otherwise based on the requirements of section 401(a) (9), related Code provisions and regulations thereunder that were in effect on the contract date.
RMD rules follow the calendar year which most likely does not coincide with your contract year and therefore may limit when you can take your RMD and not be subject to excess withdrawal processing. If any withdrawal is taken in the waiting period, including RMDs, Percentage B for the applicable age band will be used as long as rider benefits are payable. Any withdrawals taken before the annual lifetime payment is established or withdrawing amounts greater than the remaining annual lifetime payment that do not meet these conditions will result in excess withdrawal processing. The amount in excess of the RALP that is not subject to excess withdrawal processing will be recalculated if the ALP changes due to a lifetime payment percentage changes. See Appendix F for additional information.
Spousal Option to Continue the Contract upon Owner’s Death (Spousal Continuation):
Single Life: If a surviving spouse elects to continue the contract and continues the contract as the new owner under the spousal continuation provision of the contract, the SecureSource Stages 2 — Single Life rider terminates.
Joint Life: If a surviving spouse is a covered spouse and elects the spousal continuation provision of the contract as the new owner, the SecureSource Stages 2 — Joint Life rider also continues. The surviving covered spouse can name a new beneficiary; however, a new covered spouse cannot be added to the rider.
Unless you decline a rider fee increase, at the time of spousal continuation, a step-up may be available. All annual step-up rules (see “Rider Anniversary Processing — Annual Step-Up” heading above) also apply to the spousal continuation step-up except that the RALP will be reduced for any prior withdrawals in that contract year. The WAB, if greater than zero, will be increased to the contract value if the contract value is greater. The spousal continuation step-up is processed on the valuation date spousal continuation is effective.
Rules for Surrender: Minimum contract values following surrender no longer apply to your contract. For withdrawals, the withdrawal will be taken from all accounts and the variable subaccounts in the same proportion as your interest in each bears to the contract value. You cannot specify from which accounts the withdrawal is to be taken.
If your contract value is reduced to zero, the CB, if greater than zero, will be permanently reset to zero, and there will be no additional rider credits. Also, the following will occur:
•	If the ALP is not established and if the contract value is reduced to zero as a result of market performance, fees or charges, then the owner must wait until the ALP would be established, and the ALP will be paid annually until the death of the covered person (Joint Life: both covered spouses).
•	If the ALP is established and if the contract value is reduced to zero as a result of market performance, fees or charges, or as a result of a withdrawal that is less than or equal to the RALP, then the owner will receive the ALP paid annually until the death of the covered person (Joint Life: both covered spouses).
In either case above:
–	These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, We have the right to change the frequency, but no less frequently than annually.
–	We will no longer accept additional purchase payments.
–	No more charges will be collected for the rider.
–	The current ALP is fixed for as long as payments are made.
–	The death benefit becomes the remaining schedule of annual lifetime payments, if any, until total payments to the owner and the beneficiary are equal to the PBG at the time the contract value falls to zero.
–	The amount paid in the current contract year will be reduced for any prior withdrawals in that contract year.
•	If the ALP is not established and if the contract value is reduced to zero as a result of a withdrawal taken before the ALP is established, this rider and the contract will terminate.
•	If the ALP is established and if the contract value is reduced to zero as a result of a withdrawal that is greater than the RALP, this rider and the contract will terminate.

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At Death:
Single Life: If the contract is jointly owned and an owner dies when the contract value is greater than zero, the lifetime benefit for the covered person will cease even if the covered person is still living or if the contract is continued under the spousal continuation option.
Joint Life: If the death benefit becomes payable at the death of a covered spouse, the surviving covered spouse must utilize the spousal continuation option to continue the lifetime benefit. If spousal continuation is not available, the rider terminates. The lifetime benefit ends at the death of the surviving covered spouse.
If the contract value is greater than zero when the death benefit becomes payable, the beneficiary may:
•	elect to take the death benefit under the terms of the contract, or
•	elect to take the principal back guarantee available under this rider, or
•	continue the contract and the SecureSource Stages 2 — Joint Life rider under the spousal continuation option.
For single and joint life, the beneficiary may elect the principal back guarantee under this rider if payments begin no later than one year after your death and the payout period does not extend beyond the beneficiary’s life or life expectancy. If elected, the following will occur:
1.	If the PBG is greater than zero and the ALP is established, the ALP on the date of death will be paid until total payments to the beneficiary are equal to the PBG on the date of death.
2.	If the PBG is greater than zero and the ALP is not established, the BB on the date of death multiplied by the lifetime payment percentage used for the youngest age in the first age band will be paid annually until total payments to the beneficiary are equal to the PBG on the date of death.
In either of the above cases:
•	After the date of death, there will be no additional rider credits or annual step-ups.
•	The lifetime payment percentage used will be set as of the date of death.
•	The amount paid in the current contract year will be reduced for any prior withdrawals in that year.
3.	On the date of death (Joint life: remaining covered spouse’s date of death), if the CB is greater than zero, the CB will be permanently reset to zero, and there will be no additional rider credits.
4.	If the PBG equals zero, the benefit terminates. No further payments are made.
Contract Ownership Change:
Single Life: If allowed by state law, change of ownership is subject to our approval. If there is a change of ownership and the covered person remains the same, the rider continues with no change to any of the rider benefits. If there is a change of ownership and the covered person would be different, the rider terminates. Effective May 1, 2016, you cannot add a joint owner or a joint annuitant.
Joint Life: Ownership changes are only allowed between the covered spouses or their revocable trust(s) and are subject to our approval, if allowed by state law. No other ownership changes are allowed as long as the rider is in force.
Assignment: If allowed by state law, an assignment is subject to our approval.
Annuity Provisions: If your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the SecureSource Stages 2 rider. Under the rider’s payout option, the minimum amount payable shown in Table B, will not apply and you will receive the annual lifetime payment provided by this rider until the later of the death of the covered person (Joint Life: both covered spouses) or depletion of the principal back guarantee. If you choose to receive the ALP, the amount payable each year will be equal to the annual lifetime payment on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. For more information about annuity payment plans, please see “The Annuity Payout Period - Annuity Payout Plans.”
If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the PBG.
Rider Termination
The SecureSource Stages 2 rider cannot be terminated either by you or us except as follows:
•	Single Life: a change of ownership that would result in a different covered person will terminate the rider.
•	Single Life: after the death benefit is payable, the rider will terminate.
•	Single Life: spousal continuation will terminate the rider.

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•	Joint Life: After the death benefit is payable the rider will terminate if anyone other than a covered spouse continues the contract. However, if the covered spouse continues the contract as an inherited IRA or as a beneficiary of a participant in an employer sponsored retirement plan, the rider will terminate.
•	On the annuitization start date, the rider will terminate.
•	You may terminate the rider if your annual rider fee after any increase is more than 0.25 percentage points higher than your fee before the increase. (See “Charges — SecureSource Stages 2 rider charge”).
•	When the contract value is zero and either the annual lifetime payment is not established or a withdrawal in excess of the remaining annual lifetime payment is taken, the rider will terminate.
•	Termination of the contract for any reason will terminate the rider.
For an example, see Appendix E.
Accumulation Protector Benefit Rider
Please note that this rider is not available for sale for contract applications signed on or after Feb. 27, 2012.
The Accumulation Protector Benefit rider is an optional benefit that you may select for an additional charge. It is available for nonqualified annuities and qualified annuities. The Accumulation Protector Benefit rider specifies a waiting period that ends on the benefit date. The current waiting period is 10 years. The Accumulation Protector Benefit rider provides a one-time adjustment to your contract value on the benefit date if your contract value is less than the Minimum Contract Accumulation Value (defined below) on that benefit date. On the benefit date, if the contract value is equal to or greater than the Minimum Contract Accumulation Value, as determined under the Accumulation Protector Benefit rider, the Accumulation Protector Benefit rider ends without value and no benefit is payable.
If the contract value falls to zero as the result of adverse market performance or the deduction of fees and/or charges at any time during the waiting period and before the benefit date, the contract and all riders, including the Accumulation Protector Benefit rider will terminate without value and no benefits will be paid. Exception: if you are still living on the benefit date, we will pay you an amount equal to the Minimum Contract Accumulation Value as determined under the Accumulation Protector Benefit rider on the valuation date your contract value reached zero.
If you are age 80 or younger at contract issue, you may elect the Accumulation Protector Benefit rider at the time you purchase your contract and the rider effective date will be the contract issue date. The Accumulation Protector Benefit rider may not be terminated once you have elected it except as described in the “Terminating the Rider” section below. An additional charge for the Accumulation Protector Benefit rider will be assessed annually during the waiting period. The rider ends when the waiting period expires, no further benefit will be payable, and no further charges for the rider will be deducted. After the waiting period, you have the following options:
•	Continue your contract;
•	Take partial surrenders or make a full surrender; or
•	Annuitize your contract.
The Accumulation Protector Benefit rider may not be purchased with the optional SecureSource Stages 2 rider.
You should consider whether an Accumulation Protector Benefit rider is appropriate for you because:
•	you must invest in one of the approved investment options. This requirement limits your choice of investments. This means you will not be able to allocate contract value to all of the subaccounts, GPAs or the regular fixed account that are available under the contract to other contract owners who do not elect this rider. You may allocate qualifying purchase payments to the Special DCA fixed account, when available (see “The Special DCA Fixed Account”), and we will make monthly transfers into the investment option you have chosen. (See “Making the Most of Your Contract — Portfolio Navigator Program and Portfolio Stabilizer Funds”) In addition, the Income Guide program is not available to you(See “Making the Most of Your Contract — The Income Guide Program);
•	you may not make additional purchase payments to your contract during the waiting period after the first 180 days immediately following the effective date of the Accumulation Protector Benefit rider. Some exceptions apply (see “Additional Purchase Payments with Elective Step-up” below) In addition, we reserve the right to change these additional purchase payment limits, including making further restrictions, upon written notice;
•	if you purchase this contract as a qualified annuity, for example, an IRA, you may need to take partial surrenders from your contract to satisfy the RMDs under the Code. Partial surrenders, including those used to satisfy RMDs, will reduce any potential benefit that the Accumulation Protector Benefit rider provides. You should consult your tax advisor if you have any questions about the use of this rider in your tax situation;
•	if you think you may surrender all of your contract value before you have held your contract with this benefit rider attached for 10 years, or you are considering selecting an annuity payout option within 10 years of the effective date of your contract, you should consider whether this optional benefit is right for you. You must hold the contract a minimum of 10 years from the effective date of the Accumulation Protector Benefit rider, which is the length of the

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waiting period under the Accumulation Protector Benefit rider, in order to receive the benefit, if any, provided by the Accumulation Protector Benefit rider. In some cases, as described below, you may need to hold the contract longer than 10 years in order to qualify for any benefit the Accumulation Protector Benefit rider may provide;
•	the 10 year waiting period under the Accumulation Protector Benefit rider will restart if you exercise the elective step-up option (described below) or your surviving spouse exercises the spousal continuation elective step-up (described below); and
•	the 10 year waiting period under the Accumulation Protector Benefit rider may be restarted if you elect to change your investment option to one that causes the Accumulation Protector Benefit rider fee to increase (see “Waiting Period” below).
Be sure to discuss with your financial advisor whether an Accumulation Protector Benefit rider is appropriate for your situation.
Here are some general terms that are used to describe the operation of the Accumulation Protector Benefit:
Benefit Date: This is the first valuation date immediately following the expiration of the waiting period.
Minimum Contract Accumulation Value (MCAV): An amount calculated under the Accumulation Protector Benefit rider. The contract value will be increased to equal the MCAV on the benefit date if the contract value on the benefit date is less than the MCAV on the benefit date.
Adjustments for Partial Surrenders: The adjustment made for each partial surrender from the contract is equal to the amount derived from multiplying (a) and (b) where:
(a)	is 1 minus the ratio of the contract value on the date of (but immediately after) the partial surrender to the contract value on the date of (but immediately prior to) the partial surrender; and
(b)	is the MCAV on the date of (but immediately prior to) the partial surrender.
Waiting Period: The waiting period for the rider is 10 years. We reserve the right to restart the waiting period on the latest contract anniversary if you change your investment option after we have exercised our rights to increase the rider fee. Waiting period will restart upon elective step-ups and spousal continuation step-ups. Your initial MCAV is equal to your initial purchase payment. It is increased by the amount of any subsequent purchase payments received within the first 180 days that the rider is effective. It is reduced by any adjustments for partial surrenders made during the waiting period.
Automatic Step-up
On each contract anniversary after the effective date of the rider, the MCAV will be set to the greater of:
1.	80% of the contract value on the contract anniversary (after charges are deducted); or
2.	the MCAV immediately prior to the automatic step-up.
The automatic step-up does not create contract value, guarantee the performance of any investment option, or provide a benefit that can be surrendered or paid upon death. Rather, the automatic step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The automatic step-up of the MCAV does not restart the waiting period or increase the fee (although the total charge for the rider may increase).
Elective Step-up Option
Within thirty days following each contract anniversary after the rider effective date, but prior to the benefit date, you may notify us in writing that you wish to exercise the annual elective step-up option. You may exercise this elective step-up option only once per contract year during this 30 day period. If your contract value (after charges are deducted) on the valuation date we receive your written request to step-up is greater than the MCAV on that date, your MCAV will increase to 100% of that contract value.
We may increase the fee for your rider (see “Charges — Accumulation Protector Benefit Rider Charge”). The revised fee would apply to your rider if you exercise the annual elective step-up, your MCAV is increased as a result, and the revised fee is higher than your annual rider fee before the elective step-up. Elective step-ups will also result in a restart of the waiting period as of the most recent contract anniversary.
The elective step-up does not create contract value, guarantee the performance of any investment option or provide any benefit that can be surrendered or paid upon death. Rather the elective step-up is an interim calculation used to arrive at the final MCAV, which is used to determine whether a benefit will be paid under the rider on the benefit date.
The elective step-up option is not available to non-spouse beneficiaries that continue the contract during the waiting period. We have the right to restrict the elective step-up option on inherited IRAs, but we currently allow them. Please consider carefully if an elective step-up is appropriate if you own an inherited IRA because the elective step-up will

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restart the waiting period and the required minimum distributions for an inherited IRA may significantly decrease the future benefit payable under this rider. We reserve the right to restrict the elective step-up option on inherited IRAs in the future.
The elective step-up option is not available if the benefit date would be after the annuitization start date. (see “The Annuitization Start Date” for annuitization start date options)
Additional Purchase Payments with Annual Elective Step-ups
If your MCAV is increased as a result of Elective Step-up, you have 180 days from the latest contract anniversary to make additional purchase payments, if allowed under the base contract. The MCAV will include the amount of any additional purchase payments received during this period.
Spousal Continuation
If a spouse chooses to continue the contract under the spousal continuation provision, the rider will continue as part of the contract. Once, within the thirty days following the date of spousal continuation, the spouse may choose to exercise an elective step-up. The spousal continuation elective step-up is in addition to the annual elective step-up. If the contract value on the valuation date we receive the written request to exercise this option is greater than the MCAV on that date, we will increase the MCAV to that contract value. If the MCAV is increased as a result of the elective step-up and we have increased the fee for the Accumulation Protector Benefit rider, you will pay the fee that is in effect on the valuation date we receive their written request to step-up. In addition, the waiting period will restart as of the most recent contract anniversary.
Change of Ownership or Assignment
Subject to state limitations, a change of ownership or assignment is subject to our approval.
Terminating the Rider
The rider will terminate under the following conditions:
The rider will terminate before the Benefit Date without paying a benefit on the date:
•	you take a full surrender;
•	on the annuitization start date;
•	the contract terminates as a result of the death benefit being paid; or
•	when a beneficiary elects an alternative payment plan which is an inherited IRA.
The rider will terminate on the Benefit Date.
For an example, see Appendix E.
The Annuity Payout Period
As owner of the contract, you have the right to decide how and to whom annuity payouts will be made starting on the annuitization start date. You may select one of the annuity payout plans outlined below, or we may mutually agree on other payout arrangements. We do not deduct surrender charges upon annuitzation but surrender charges may be applied when electing to exercise liquidity features we may make available under certain fixed annuity payout options.
You also decide whether we will make annuity payouts on a fixed or variable basis, or a combination of fixed and variable. The amount available to purchase payouts under the plan you select is the contract value on your annuitization start date after any rider charges have been deducted, plus any positive or negative MVA (less any applicable premium tax). Additionally, we currently allow you to use part of the amount available to purchase payouts, leaving any remaining contract value to accumulate on a tax-deferred basis. Special rules apply for partial annuitization of your annuity contract, see “Taxes — Nonqualified Annuities — Annuity payouts” and “Taxes — Qualified Annuities — Annuity payouts.”
If you select a variable annuity payout, we reserve the right to limit the number of subaccounts in which you may invest. The GPAs and the Special DCA fixed account are not available during this payout period.
Amounts of fixed and variable payouts depend on:
•	the annuity payout plan you select;
•	the annuitant's age and, in most cases, sex;
•	the annuity table in the contract; and
•	the amounts you allocated to the accounts on the annuitization start date.

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In addition, for variable payouts only, amounts depend on the investment performance of the subaccounts you select. These payouts will vary from month to month based on the performance of the funds. Fixed payouts generally remain the same from month to month unless you have elected an option providing for increasing payments or are exercising any available liquidity features we may offer and you have elected.
For information with respect to transfers between accounts after annuity payouts begin, see “Making the Most of Your Contract — Transfer policies.”
Annuity Tables
The annuity tables in your contract (Table A and Table B) show the amount of the monthly payout for each $1,000 of contract value according to the annuitant’s age and, when applicable, the annuitant’s sex. (Where required by law, we will use a unisex table of annuity payout rates.)
Table A shows the amount of the first monthly variable payout assuming that the contract value is invested at the beginning of the annuity payout period and earns a 5% rate of return, which is reinvested and helps to support future payouts. If you ask us at least 30 days before the annuitization start date, we will substitute an annuity Table based on an assumed 3.5% investment return for the 5% Table A in the contract. The assumed investment return affects both the amount of the first payout and the extent to which subsequent payouts increase or decrease. For example, annuity payouts will increase if the investment return is above the assumed investment return and payouts will decrease if the return is below the assumed investment return. Using the 5% assumed interest return results in a higher initial payout, but later payouts will increase more slowly when annuity unit values rise and decrease more rapidly when they decline.
Table B shows the minimum amount of each fixed payout. We declare current payout rates that we use in determining the actual amount of your fixed annuity payout. The current payout rates will equal or exceed the guaranteed payout rates shown in Table B. We will furnish these rates to you upon request.
Annuity Payout Plans
We make available variable annuity payouts where payout amounts may vary based on the performance of the variable account. We may also make fixed annuity payouts available where payments of a fixed amount are made for the period specified in the plan, subject to any surrender we may permit. You may choose any one of these annuity payout plans by giving us written instructions at least 30 days before the annuitization start date:
•	Plan A: Life annuity — no refund: We make monthly payouts until the annuitant's death. Payouts end with the last payout before the annuitant's death. We will not make any further payouts. This means that if the annuitant dies after we made only one monthly payout, we will not make any more payouts.
•	Plan B: Life income with guaranteed period: We make monthly payouts for a guaranteed payout period of five, ten, or 15 years that you elect. This election will determine the length of the payout period in the event if the annuitant dies before the elected period expires. We calculate the guaranteed payout period from the annuitization start date. If the annuitant outlives the elected guaranteed payout period, we will continue to make payouts until the annuitant's death.
•	Plan C: Life annuity — installment refund: We make monthly payouts until the annuitant's death, with our guarantee that payouts will continue for some period of time. We will make payouts for at least the number of months determined by dividing the amount applied under this option by the first monthly payout, whether or not the annuitant is living.
•	Plan D: Joint and last survivor life annuity — no refund: We make monthly payouts while both the annuitant and a joint annuitant are living. If either annuitant dies, we will continue to make monthly payouts at the full amount until the death of the surviving annuitant. Payouts end with the death of the second annuitant.
•	Plan E: Payouts for a specified period: We make monthly payouts for a specific payout period of ten to 30 years that you elect. We will make payouts only for the number of years specified whether the annuitant is living or not. Depending on the selected time period, it is foreseeable that the annuitant can outlive the payout period selected. During the payout period, you can elect to have us determine the present value of any remaining payouts and pay it to you in a lump sum.
For Plan A, if the annuitant dies before the initial payment, no payments will be made. For Plan B, if the annuitant dies before the initial payment, the payments will continue for the guaranteed payout period. For Plan C, if the annuitant dies before the initial payment, the payments will continue for the installment refund period. For Plan D, if both annuitants die before the initial payment, no payments will be made; however, if one annuitant dies before the initial payment, the payments will continue until the death of the surviving annuitant.
In addition to the annuity payout plans described above, we may offer additional payout plans. These plans may include cash refund features providing a guarantee of receiving at least a return of the annuitization amount (less any annuity payments made and any premium tax paid) in the event of the annuitant’s death, term certain installment plans with varying durations, and liquidity features allowing access under certain circumstances to a surrender of the underlying

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value of remaining payments. Terms and conditions of annuity payout plans will be disclosed at the time of election, including any associated fees or charges. It is important to remember that the election and use of liquidity features may either reduce the amount of future payouts you would otherwise receive or result in payouts ceasing.
Utilizing a liquidity feature to surrender the underlying value of remaining payments may result in the assessment of a surrender charge (See “Charges — Surrender charge”) or a 10% IRS penalty tax. (See “Taxes.”).
Annuity payout plan requirements for qualified annuities: If your contract is a qualified annuity, you have the responsibility for electing a payout plan under your contract that complies with applicable law. Your contract describes your payout plan options. The options will meet certain IRS regulations governing RMDs if the payout plan meets the incidental distribution benefit requirements, if any, and the payouts are made:
•	in equal or substantially equal payments over a period not longer than your life expectancy or over the joint life expectancy of you and your designated beneficiary; or
•	over a period certain not longer than your life expectancy or over the life expectancy of you and your designated beneficiary.
For qualified and nonqualified contracts with the SecureSource Stages 2 rider, if your annuitization start date is the maximum annuitization start date, you can choose one of the payout options available under the contract or an alternative fixed annuity payout option available under the rider. Under the rider’s payout option, the minimum amount payable shown in Table B will not apply, and you will receive the ALP provided by this rider until the later of the death of covered person (Joint Life: both covered spouses) or depletion of the PBG. If you choose to receive the ALP, the amount payable each year will be equal to the ALP on the annuitization start date. The amount paid in the current contract year will be reduced for any prior withdrawals in that year. These annualized amounts will be paid in monthly installments. If the monthly payment is less than $100, we have the right to change the frequency, but no less frequently than annually. We may also pay the present remaining value of any payment if the monthly payment is less than $20. The present value will be calculated on the same mortality and interest rate basis used in Table B in the contract If you choose to receive the ALP rather than a payout option available under the contract, all other contract features, rider features and charges terminate after the annuitization start date except for the principal back guarantee.
You must select a payout plan as of the annuitization start date set forth in your contract.
If we do not receive instructions: You must give us written instructions for the annuity payouts at least 30 days before the annuitization start date. If you do not, we will make payouts under Plan B, with 120 monthly payouts guaranteed.
If monthly payouts would be less than $20: We will calculate the amount of monthly payouts at the time amounts are applied to a payout plan. If the calculations show that monthly payouts would be less than $20, we have the right to pay the amount that would otherwise have been applied to a plan to the owner in a lump sum or to change the frequency of the payouts.
Death after annuity payouts begin: If you die after annuity payouts begin, we will pay any amount payable to the beneficiary as provided in the annuity payout plan in effect.
Taxes
Under current law, your contract has a tax-deferral feature. Generally, this means you do not pay income tax until there is a taxable distribution (or deemed distribution) from the contract. We will send a tax information reporting form for any year in which we made a taxable or reportable distribution according to our records.
Nonqualified Annuities
Generally, only the increase in the value of a non-qualified annuity contract over the investment in the contract is taxable. Certain exceptions apply. Federal tax law requires that all nonqualified deferred annuity contracts issued by the same company (and possibly its affiliates) to the same owner during a calendar year be taxed as a single, unified contract when distributions are taken from any one of those contracts.
Annuity payouts: Generally, unlike surrenders described below, the income taxation of annuity payouts is subject to exclusion ratios (for fixed annuity payouts) or annual excludable amounts (for variable annuity payouts). In other words, in most cases, a portion of each payout will be ordinary income and subject to tax, and a portion of each payout will be considered a return of part of your investment in the contract and will not be taxed. All amounts you receive after your investment in the contract is fully recovered will be subject to tax. Under Annuity Payout Plan A: Life annuity — no refund, where the annuitant dies before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the owner for the last taxable year. Under all other annuity payout plans, where the annuity payouts end before your investment in the contract is fully recovered, the remaining portion of the unrecovered investment may be available as a federal income tax deduction to the taxpayer for the tax year in which the payouts end. (See “The Annuity Payout Period — Annuity Payout Plans.”)

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Federal tax law permits taxpayers to annuitize a portion of their nonqualified annuity while leaving the remaining balance to continue to grow tax-deferred. Under the partial annuitization rules, the portion annuitized must be received as an annuity for a period of 10 years or more, or for the lives of one or more individuals. If this requirement is met, the annuitized portion and the tax-deferred balance will generally be treated as two separate contracts for income tax purposes only. If a contract is partially annuitized, the investment in the contract is allocated between the deferred and the annuitized portions on a pro rata basis.
Surrenders: Generally, if you surrender all or part of your nonqualified annuity before the annuitization start date, including surrenders under any optional withdrawal benefit rider, your surrender will be taxed to the extent that the contract value immediately before the surrender exceeds the investment in the contract. Application of surrender charges may alter the manner in which we tax report the surrender. Different rules may apply if you exchange another contract into this contract.
You also may have to pay a 10% IRS penalty for surrenders of taxable income you make before reaching age 59½ unless certain exceptions apply.
Withholding: If you receive taxable income as a result of an annuity payout or surrender, including surrenders under any optional withdrawal benefit rider, we may deduct federal, and in some cases state withholding against the payment. Any withholding represents a prepayment of your income tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, and you have a valid U.S. address, you may be able to elect not to have federal income tax withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above or may allow you to elect withholding. If this should be the case, we may deduct state income tax withholding from the payment.
Federal and state tax withholding rules are subject to change. Annuity payouts and surrenders are subject to the tax withholding rules in effect at the time that they are made, which may differ from the rules described above.
Death benefits to beneficiaries: The death benefit under a nonqualified contract is not exempt from estate (federal or state) taxes. In addition, for income tax purposes, any amount your beneficiary receives that exceeds the remaining investment in the contract is taxable as ordinary income to the beneficiary in the year he or she receives the payments. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).
Net Investment Income Tax (also known as Medicare contribution tax): Effective for taxable years beginning on or after January 1, 2013, certain investment income of high-income individuals (as well as estates and trusts) is subject to a 3.8% net investment income tax (as an addition to income taxes). For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds $200,000 ($250,000 for married filing jointly and surviving spouses; $125,000 for married filing separately) or (2) the taxpayer’s “net investment income.” Net investment income includes taxable income from nonqualified annuities. Annuity holders are advised to consult their tax advisor regarding the possible implications of this additional tax.
Annuities owned by corporations, partnerships or irrevocable trusts: For nonqualified annuities, any annual increase in the value of annuities held by such entities (nonnatural persons) generally will be treated as ordinary income received during that year. However, if the trust was set up for the benefit of a natural person(s) only, the income may generally remain tax-deferred until surrendered or paid out.
Penalties: If you receive amounts from your nonqualified annuity before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty will not apply to any amount received:
•	because of your death or in the event of nonnatural ownership, the death of the annuitant;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments, made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	if it is allocable to an investment before Aug. 14, 1982; or
•	if annuity payouts are made under immediate annuities as defined by the Code.

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Transfer of ownership: Generally, if you transfer ownership of a nonqualified annuity without receiving adequate consideration, the transfer may be taxed as a surrender for federal income tax purposes. If the transfer is a currently taxable event for income tax purposes, the original owner will be taxed on the amount of deferred earnings at the time of the transfer and also may be subject to the 10% IRS penalty discussed earlier. In this case, the new owner’s investment in the contract will be equal to the investment in the contract at the time of the transfer plus any earnings included in the original owner’s taxable income as a result of the transfer. In general, this rule does not apply to transfers between spouses or former spouses. Similar rules apply if you transfer ownership for a full consideration. Please consult your tax advisor for further details.
1035 Exchanges: Section 1035 of the Code permits nontaxable exchanges of certain insurance policies, endowment contracts, annuity contracts and qualified long-term care insurance products, while providing for continued tax deferral of earnings. In addition, Section 1035 permits the carryover of the investment in the contract from the old policy or contract to the new policy or contract. In a 1035 exchange one policy or contract is exchanged for another policy or contract. The following can qualify as nontaxable exchanges: (1) the exchange of a life insurance policy for another life insurance policy or for an endowment, annuity or qualified long-term care insurance contract, (2) the exchange of an endowment contract for an annuity or qualified long-term care insurance contract, or for an endowment contract under which payments will begin no later than payments would have begun under the contract exchanged, (3) the exchange of an annuity contract for another annuity contract or for a qualified long-term care insurance contract, and (4) the exchange of a qualified long-term care insurance contract for a qualified long-term care insurance contract. However, if the life insurance policy has an outstanding loan, there may be tax consequences. Additionally, other tax rules apply. Depending on the issue date of your original policy or contract, there may be tax or other benefits that are given up to gain the benefits of the new policy or contract. Consider whether the features and benefits of the new policy or contract outweigh any tax or other benefits of the old contract.
For a partial exchange of an annuity contract for another annuity contract, the 1035 exchange is generally tax-free. The investment in the original contract and the earnings on the contract will be allocated proportionately between the original and new contracts. However, per IRS Revenue Procedure 2011-38, if surrenders are taken from either contract within the 180-day period following a partial 1035 exchange, the IRS will apply general tax principles to determine the appropriate tax treatment of the exchange and subsequent surrender. As a result, there may be unexpected tax consequences. You should consult your tax advisor before taking any surrender from either contract during the 180-day period following a partial exchange.
Assignment: If you assign or pledge your contract as collateral for a loan, earnings on purchase payments you made after Aug. 13, 1982 will be taxed as a deemed distribution and also may be subject to the 10% penalty as discussed above.
Qualified Annuities
Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions under the contract comply with the law. Qualified annuities have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan’s Summary Plan Description, your IRA disclosure statement, or consult a tax advisor for additional information about the distribution rules applicable to your situation.
When you use your contract to fund a retirement plan or IRA that is already tax-deferred under the Code, the contract will not provide any necessary or additional tax deferral. If your contract is used to fund an employer sponsored plan, your right to benefits may be subject to the terms and conditions of the plan regardless of the terms of the contract.
Annuity payouts: Under a qualified annuity, except a Roth IRA, the entire payout generally is includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such payout to be directly rolled over to another eligible retirement plan such as an IRA. We may permit partial annuitizations of qualified annuity contracts. If we accept partial annuitizations, please remember that your contract will still need to comply with other requirements such as required minimum distributions and the payment of taxes. Prior to considering a partial annuitization on a qualified contract, you should discuss your decision and any implications with your tax adviser. Because we cannot accurately track certain after-tax funding sources, we will generally report any payments on partial annuitizations as ordinary income except in the case of a qualified distribution from a Roth IRA.
Annuity payouts from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period.
Surrenders: Under a qualified annuity, except a Roth IRA, the entire surrender will generally be includable as ordinary income and is subject to tax unless: (1) the contract is an IRA to which you made non-deductible contributions; or (2) you rolled after-tax dollars from a retirement plan into your IRA; or (3) the contract is used to fund a retirement plan and you or your employer have contributed after-tax dollars; or (4) the contract is used to fund a retirement plan and you direct such surrender to be directly rolled over to another eligible retirement plan such as an IRA.

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Surrenders from Roth IRAs: In general, the entire payout from a Roth IRA can be free from income and penalty taxes if you have attained age 59½ and meet the five year holding period or another qualifying event such as death or disability.
Required Minimum Distributions: Retirement plans (except for Roth IRAs) are subject to required surrenders called required minimum distributions (“RMDs”) beginning at age 72. RMDs are based on the fair market value of your contract at year-end divided by the life expectancy factor. Certain death benefits and optional riders may be considered in determining the fair market value of your contract for RMD purposes. This may cause your RMD to be higher. You should consult your tax advisor prior to making a purchase for an explanation of the potential tax implications to you. Inherited IRAs (including inherited Roth IRAs) are subject to special required minimum distribution rules.
Withholding for IRAs, Roth IRAs, SEPs and SIMPLE IRAs: If you receive taxable income as a result of an annuity payout or a surrender, including surrenders under any optional withdrawal benefit rider, we may deduct withholding against the payment. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. As long as you have provided us with a valid Social Security Number or Taxpayer Identification Number, you can elect not to have any withholding occur.
If the payment is part of an annuity payout plan, we generally compute the amount of federal income tax withholding using payroll tables. You may provide us with a statement of how many exemptions to use in calculating the withholding. If the distribution is any other type of payment (such as a partial or full surrender) we compute federal income tax withholding using 10% of the taxable portion.
The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.
Some states also may impose income tax withholding requirements similar to the federal withholding described above. If this should be the case, we may deduct state income tax withholding from the payment.
Withholding for all other qualified annuities: If you receive directly all or part of the contract value from a qualified annuity, mandatory 20% federal income tax withholding (and possibly state income tax withholding) generally will be imposed at the time the payout is made from the plan. Any withholding represents a prepayment of your tax due for the year. You take credit for these amounts on your annual income tax return. This mandatory withholding will not be imposed if instead of receiving the distribution check, you elect to have the distribution rolled over directly to an IRA or another eligible plan. Payments made to a surviving spouse instead of being directly rolled over to an IRA are also subject to mandatory 20% income tax withholding.
In the below situations, the distribution is subject to an optional 10% withholding instead of the mandatory 20% withholding. We will withhold 10% of the distribution amount unless you elect otherwise.
•	the payout is one in a series of substantially equal periodic payouts, made at least annually, over your life or life expectancy (or the joint lives or life expectancies of you and your designated beneficiary) or over a specified period of 10 years or more;
•	the payout is a RMD as defined under the Code;
•	the payout is made on account of an eligible hardship; or
•	the payout is a corrective distribution.
State withholding also may be imposed on taxable distributions.
Penalties: If you receive amounts from your qualified contract before reaching age 59½, you may have to pay a 10% IRS penalty on the amount includable in your ordinary income. However, this penalty generally will not apply to any amount received:
•	because of your death;
•	because you become disabled (as defined in the Code);
•	if the distribution is part of a series of substantially equal periodic payments made at least annually, over your life or life expectancy (or joint lives or life expectancies of you and your beneficiary);
•	to pay certain medical or education expenses (IRAs only); or
•	if the distribution is made from an inherited IRA.
Death benefits to beneficiaries: The entire death benefit generally is taxable as ordinary income to the beneficiary in the year he/she receives the payments from the qualified annuity. If you made non-deductible contributions to a traditional IRA, the portion of any distribution from the contract that represents after-tax contributions is not taxable as ordinary income to your beneficiary. You are responsible for keeping all records tracking your non-deductible contributions to an IRA. Death benefits under a Roth IRA generally are not taxable as ordinary income to the beneficiary if certain distribution requirements are met. (See “Benefits in Case of Death — If You Die Before the Annuitization Start Date”).

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Change of retirement plan type: IRS regulations allow for rollovers of certain retirement plan distributions. In some circumstances, you may be able to have an intra-contract rollover, keeping the same features and conditions. If the annuity contract you have does not support an intra-contract rollover, you are able to request an IRS approved rollover to another annuity contract or other investment product that you choose. If you choose another annuity contract or investment product, you will be subject to new rules, including a new surrender charge schedule for an annuity contract, or other product rules as applicable.
Assignment: You may not assign or pledge your qualified contract as collateral for a loan.
Other
Special considerations if you select any optional rider: As of the date of this prospectus, we believe that charges related to these riders are not subject to current taxation. Therefore, we will not report these charges as partial surrenders from your contract. However, the IRS may determine that these charges should be treated as partial surrenders subject to taxation to the extent of any gain as well as the 10% tax penalty for surrenders before the age of 59½, if applicable, on the taxable portion. We reserve the right to report charges for these riders as partial surrenders if we, as a withholding and reporting agent, believe that we are required to report them. In addition, we will report any benefits attributable to these riders on your death as an annuity death benefit distribution, not as proceeds from life insurance.
Important: Our discussion of federal tax laws is based upon our understanding of current interpretations of these laws. Federal tax laws or current interpretations of them may change. For this reason and because tax consequences are complex and highly individual and cannot always be anticipated, you should consult a tax advisor if you have any questions about taxation of your contract.
RiverSource Life’s tax status: We are taxed as a life insurance company under the Code. For federal income tax purposes, the subaccounts are considered a part of our company, although their operations are treated separately in accounting and financial statements. Investment income is reinvested in the fund in which each subaccount invests and becomes part of that subaccount’s value. This investment income, including realized capital gains, is not subject to any withholding for federal or state income taxes. We reserve the right to make such a charge in the future if there is a change in the tax treatment of variable annuities or in our tax status as we then understand it.
The company includes in its taxable income the net investment income derived from the investment of assets held in its subaccounts because the company is considered the owner of these assets under federal income tax law.  The company may claim certain tax benefits associated with this investment income.  These benefits, which may include foreign tax credits and the corporate dividend received deduction, are not passed on to you since the company is the owner of the assets under federal tax law and is taxed on the investment income generated by the assets.
Tax qualification: We intend that the contract qualify as an annuity for federal income tax purposes. To that end, the provisions of the contract are to be interpreted to ensure or maintain such tax qualification, in spite of any other provisions of the contract. We reserve the right to amend the contract to reflect any clarifications that may be needed or are appropriate to maintain such qualification or to conform the contract to any applicable changes in the tax qualification requirements. We will send you a copy of any amendments.
Spousal status: When it comes to your marital status and the identification and naming of any spouse as a beneficiary or party to your contract, we will rely on the representations you make to us. Based on this reliance, we will issue and administer your contract in accordance with these representations. If you represent that you are married and your representation is incorrect or your marriage is deemed invalid for federal or state law purposes, then the benefits and rights under your contract may be different.
If you have any questions as to the status of your relationship as a marriage, then you should consult an appropriate tax or legal advisor.
Voting Rights
As a contract owner with investments in the subaccounts, you may vote on important fund policies until annuity payouts begin. Once they begin, the person receiving them has voting rights. We will vote fund shares according to the instructions of the person with voting rights.
Before annuity payouts begin, the number of votes you have is determined by applying your percentage interest in each subaccount to the total number of votes allowed to the subaccount.
After annuity payouts begin, the number of votes you have is equal to:
•	the reserve held in each subaccount for your contract; divided by
•	the net asset value of one share of the applicable fund.

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As we make annuity payouts, the reserve for the contract decreases; therefore, the number of votes also will decrease.
We calculate votes separately for each subaccount. We will send notice of shareholders’ meetings, proxy materials and a statement of the number of votes to which the voter is entitled. We are the legal owner of all fund shares and therefore hold all voting rights.  However, to the extent required by law, we will vote the shares of each fund according to instructions we receive from contract owners. We will vote shares for which we have not received instructions and shares that we or our affiliates own in our own names in the same proportion as the votes for which we received instructions. As a result of this proportional voting, in cases when a small number of contract owners vote, their votes will have a greater impact and may even control the outcome.
Substitution of Investments
We may substitute the funds in which the subaccounts invest if:
•	laws or regulations change;
•	the existing funds become unavailable; or
•	in our judgment, the funds no longer are suitable (or no longer the most suitable) for the subaccounts.
If any of these situations occur, we have the right to substitute a fund currently listed in this prospectus (existing fund) for another fund (new fund), provided we obtain any required SEC and state insurance law approval. The new fund may have higher fees and/or operating expenses than the existing fund. Also, the new fund may have investment objectives and policies and/or investment advisers which differ from the existing fund.
We may also:
•	add new subaccounts;
•	combine any two or more subaccounts;
•	transfer assets to and from the subaccounts or the variable account; and
•	eliminate or close any subaccounts.
We will notify you of any substitution or change and obtain your approval if required.
In certain limited circumstances permitted by applicable law, we may amend the contract and take whatever action is necessary and appropriate without your consent or approval. We will obtain any required prior approval of the SEC or state insurance departments before making any substitution or change.
About the Service Providers
Principal Underwriter
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contract. Its offices are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Sales of the Contract
New contracts are not currently being offered.
•	Only securities broker-dealers ("selling firms") registered with the SEC and members of the FINRA may sell the contract.
•	The contracts are continuously offered to the public through authorized selling firms. We and RiverSource Distributors have a sales agreement with the selling firm. The sales agreement authorizes the selling firm to offer the contracts to the public. RiverSource Distributors pays the selling firm (or an affiliated insurance agency) for contracts its financial advisors sell. The selling firm may be required to return sales commissions under certain circumstances including but not limited to when contracts are returned under the free look period.
Payments to Selling Firms
•	We may use compensation plans which vary by selling firm. For example, 7.50% each time a purchase payment is made. We may pay ongoing trail commissions of up to 1.25% of the contract value. We do not pay or withhold payment of commissions based on which investment options you select.
•	We may pay selling firms a temporary additional sales commission of up to 1% of purchase payments for a period of time we select. For example, we may offer to pay a temporary additional sales commission to get selling firms to market a new or enhanced contract or to increase sales during the period.

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•	In addition to commissions, we may, in order to promote sales of the contracts, and as permitted by applicable laws and regulations, pay or provide selling firms with other promotional incentives in cash, credit or other compensation. We generally (but may not) offer these promotional incentives to all selling firms. The terms of such arrangements differ between selling firms. These promotional incentives may include but are not limited to:
•	sponsorship of marketing, educational, due diligence and compliance meetings and conferences we or the selling firm may conduct for financial advisors, including subsidy of travel, meal, lodging, entertainment and other expenses related to these meetings;
•	marketing support related to sales of the contract including for example, the creation of marketing materials, advertising and newsletters;
•	providing service to contract owners; and
•	funding other events sponsored by a selling firm that may encourage the selling firm's financial advisors to sell the contract.
These promotional incentives or reimbursements may be calculated as a percentage of the selling firm’s aggregate, net or anticipated sales and/or total assets attributable to sales of the contract, and/or may be a fixed dollar amount. As noted below this additional compensation may cause the selling firm and its financial advisors to favor the contracts.
Sources of Payments to Selling Firms
We pay the commissions and other compensation described above from our assets. Our assets may include:
•	revenues we receive from fees and expenses that you will pay when buying, owning and surrendering the contract (see "Expense Summary");
•	compensation we or an affiliate receive from the underlying funds in the form of distribution and services fees (see "The Variable Account and the Funds - The funds");
•	compensation we or an affiliate receive from a fund's investment adviser, subadviser, distributor or an affiliate of any of these (see "The Variable Account and the Funds - The funds"); and
•	revenues we receive from other contracts and policies we sell that are not securities and other businesses we conduct.
You do not directly pay the commissions and other compensation described above as the result of a specific charge or deduction under the contract. However, you may pay part or all of the commissions and other compensation described above indirectly through:
•	fees and expenses we collect from contract owners , including surrender charges; and
•	fees and expenses charged by the underlying funds in which the subaccounts you select invest, to the extent we or one of our affiliates receive revenue from the funds or an affiliated person.
Potential Conflicts of Interest
Compensation payment arrangements with selling firms can potentially:
•	give selling firms a heightened financial incentive to sell the contract offered in this prospectus over another investment with lower compensation to the selling firm.
•	cause selling firms to encourage their financial advisors to sell you the contract offered in this prospectus instead of selling you other alternative investments that may result in lower compensation to the selling firm.
•	cause selling firms to grant us access to its financial advisors to promote sales of the contract offered in this prospectus, while denying that access to other firms offering similar contracts or other alternative investments which may pay lower compensation to the selling firm.
Payments to Financial Advisors
•	The selling firm pays its financial advisors. The selling firm decides the compensation and benefits it will pay its financial advisors.
•	To inform yourself of any potential conflicts of interest, ask your financial advisor before you buy how the selling firm and its financial advisors are being compensated and the amount of the compensation that each will receive if you buy the contract.
Service Providers
Our Service Center performs certain administrative services on the contracts and policies we issue. The address and telephone number of our Service Center are listed on the first page of the prospectus. We also have entered into agreements with certain entities to provide the identified services in connection with the contracts and policies we

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issue. The entities engaged by RiverSource Life may change over time. Entities that provided services to RiverSource Life in 2020 are listed in the table below.
Name of Service Provider	Services Provided	Address
Ameriprise Financial, Inc.	Business affairs management and administrative support related to new business and servicing of existing contracts and policies	707 Second Avenue South Minneapolis MN 55402 USA
Ameriprise India Private Limited	Administrative support related to new business and servicing of existing contracts and policies annual report filings	Plot No. 14, Sector 18 Udyog Vihar Gurugram, Haryana – 122 015 India
Sykes Enterprise Incorporated	Administrative support related to e new business and servicing of existing contracts and policies	10 th Floor, Glorietta BPO 1 Office Tower Makati City 1224 Metro Manila Philippines
Issuer
We issue the contracts. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc.
We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies.
Legal Proceedings
Insurance companies have been the subject of increasing regulatory, legislative and judicial scrutiny. Numerous state and federal regulatory agencies have commenced examinations and other inquiries of insurance companies regarding sales and marketing practices (including sales to older consumers and disclosure practices), claims handling, and unclaimed property and escheatment practices and procedures. RiverSource Life has cooperated and will continue to cooperate with the applicable regulators.
RiverSource Life is involved in the normal course of business in a number of other legal and arbitration proceedings concerning matters arising in connection with the conduct of its business activities. RiverSource Life believes that it is not a party to, nor are any of its properties the subject of, any pending legal, arbitration or regulatory investigation, examination or proceeding that is likely to have a material adverse effect on its consolidated financial condition, results of operations or liquidity. Notwithstanding the foregoing, it is possible that the outcome of any current or future legal, arbitration or regulatory proceeding could have a material impact on results of operations in any particular reporting period as the proceedings are resolved.
Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of RiverSource Life or the insurance industry generally.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and

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not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Appendix A: The Funds
may allocate purchase payments and transfers to any or all of the subaccounts of the variable account that invest in shares of the funds listed in the table below. From time to time, certain fund names are changed. When we are notified of a name change, we will make changes so that the new name is properly shown. However, changes may take some period of time to complete. As a result, it is possible you may receive various forms, reports and confirmations that reflect a fund’s prior name.
Investing In	Investment Objective and Policies	Investment Adviser
AB VPS Dynamic Asset Allocation Portfolio (Class B)	Seeks to maximize total return consistent with AllianceBernstein's determination of reasonable risk.	AllianceBernstein L.P.
AB VPS Large Cap Growth Portfolio (Class B)	Seeks long-term growth of capital.	AllianceBernstein L.P.
ALPS | Alerian Energy Infrastructure Portfolio: Class III	The Portfolio seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Midstream Energy Select Index (the "Index").	ALPS Advisors, Inc.
American Century VP Value, Class II	Seeks long-term capital growth. Income is a secondary objective.	American Century Investment Management, Inc.
BlackRock Global Allocation V.I. Fund (Class III)	Seeks high total investment return.	BlackRock Advisors, LLC
Columbia Variable Portfolio - Balanced Fund (Class 3)	Seeks maximum total investment return through a combination of capital growth and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Commodity Strategy Fund (Class 2)	Seeks to provide shareholders with total return.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Contrarian Core Fund (Class 2)	Seeks total return, consisting of long-term capital appreciation and current income.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Disciplined Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Dividend Opportunity Fund (Class 2)	Seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Bond Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Emerging Markets Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Global Strategic Income Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with high total return through income and growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Government Money Market Fund (Class 2)	Seeks to provide shareholders with maximum current income consistent with liquidity and stability of principal.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - High Yield Bond Fund (Class 2)	Seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Columbia Variable Portfolio - Income Opportunities Fund (Class 2)	Seeks to provide shareholders with a high total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Intermediate Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while attempting to conserve the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Large Cap Index Fund (Class 3)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Limited Duration Credit Fund (Class 2)	Seeks to provide shareholders with a level of current income consistent with preservation of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Long Government/Credit Bond Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Overseas Core Fund (Class 2)	Seeks to provide shareholders with capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Mid Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Select Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - Strategic Income Fund (Class 2)	Seeks total return, consisting of current income and capital appreciation.	Columbia Management Investment Advisers, LLC
Columbia Variable Portfolio - U.S. Government Mortgage Fund (Class 2)	Seeks to provide shareholders with current income as its primary objective and, as its secondary objective, preservation of capital.	Columbia Management Investment Advisers, LLC
CTIVP ® - American Century Diversified Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income.	Columbia Management Investment Advisers, LLC, adviser; American Century Investment Management, Inc., subadviser.
CTIVP ® - BlackRock Global Inflation-Protected Securities Fund (Class 2)	Non-diversified fund that seeks to provide shareholders with total return that exceeds the rate of inflation over the long term.	Columbia Management Investment Advisers, LLC, adviser; BlackRock Financial Management, Inc., subadviser; BlackRock International Limited, sub-subadviser.
CTIVP ® - CenterSquare Real Estate Fund (Class 2)	Seeks to provide shareholders with current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; CenterSquare Investment Management LLC, subadviser.

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Investing In	Investment Objective and Policies	Investment Adviser
CTIVP ® - Loomis Sayles Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Loomis, Sayles & Company, L.P., subadviser.
CTIVP ® - MFS® Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Massachusetts Financial Services Company, subadviser.
CTIVP ® - Morgan Stanley Advantage Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Morgan Stanley Investment Management Inc., subadviser.
CTIVP ® - T. Rowe Price Large Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital and income.	Columbia Management Investment Advisers, LLC, adviser; T. Rowe Price Associates, Inc., subadviser.
CTIVP ® - TCW Core Plus Bond Fund (Class 2)	Seeks to provide shareholders with total return through current income and capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; TCW Investment Management Company LLC, subadviser.
CTIVP ® - Victory Sycamore Established Value Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Victory Capital Management Inc., subadviser.
CTIVP ® - Wells Fargo Short Duration Government Fund (Class 2)	Seeks to provide shareholders with current income consistent with capital preservation.	Columbia Management Investment Advisers, LLC, adviser; Wells Capital Management Incorporated, subadviser.
CTIVP ® - Westfield Mid Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Westfield Capital Management Company, L.P., subadviser.
DWS Alternative Asset Allocation VIP, Class B	Seeks capital appreciation.	DWS Investment Management Americas Inc., adviser; RREEF America L.L.C., subadvisor.
Fidelity ® VIP Contrafund® Portfolio Service Class 2	Seeks long-term capital appreciation. Normally invests primarily in common stocks. Invests in securities of companies whose value FMR believes is not fully recognized by the public. Invests in either "growth" stocks or "value" stocks or both. The fund invests in domestic and foreign issuers.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Mid Cap Portfolio Service Class 2	Seeks long-term growth of capital. Normally invests primarily in common stocks. Normally invests at least 80% of assets in securities of companies with medium market capitalizations. May invest in companies with smaller or larger market capitalizations. Invests in domestic and foreign issuers. The Fund invests in either "growth" or "value" common stocks or both.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Fidelity ® VIP Strategic Income Portfolio Service Class 2	Seeks a high level of current income and may also seek capital appreciation.	Fidelity Management & Research Company (FMR) (the Adviser) is the fund's manager.
Franklin Income VIP Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation. Under normal market conditions, the fund invests in a diversified portfolio of equity and debt securities.	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund - Class 2	Seeks capital appreciation, with income as a secondary goal. Under normal market conditions, the fund invests primarily in U.S. and foreign equity securities that the investment manager believes are undervalued.	Franklin Mutual Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Franklin Small Cap Value VIP Fund - Class 2	Seeks long-term total return. Under normal market conditions, the fund invests at least 80% of its net assets in investments of small capitalization companies.	Franklin Mutual Advisers, LLC
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	Seeks long-term growth of capital.	Goldman Sachs Asset Management, L.P.
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares	Seeks total return with a low to moderate correlation to traditional financial market indices.	Invesco Advisers, Inc.
Invesco V.I. Global Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Fund, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Invesco V.I. Global Strategic Income Fund, Series II Shares (previously Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares)	Seeks total return	Invesco Advisers, Inc.
Invesco V.I. Main Street Small Cap Fund®, Series II Shares (previously Invesco Oppenheimer V.I. Main Street Small Cap Fund®, Series II Shares)	Seeks capital appreciation.	Invesco Advisers, Inc.
Ivy VIP Asset Strategy, Class II	Seeks to provide total return.	Ivy Investment Management Company
Janus Henderson Balanced Portfolio: Service Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Flexible Bond Portfolio: Service Shares	Seeks to obtain maximum total return, consistent with preservation of capital.	Janus Capital Management LLC
Janus Henderson Research Portfolio: Service Shares	Seeks long-term growth of capital.	Janus Capital Management LLC
Lazard Retirement Global Dynamic Multi-Asset Portfolio - Service Shares	Seeks long-term capital appreciation.	Lazard Asset Management, LLC
MFS ® Utilities Series - Service Class	Seeks total return.	Massachusetts Financial Services Company
Morgan Stanley VIF Discovery Portfolio, Class II Shares (not available to new investors on or after April 5, 2021)	The Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities.	Morgan Stanley Investment Management Inc.
Neuberger Berman AMT Sustainable Equity Portfolio (Class S)	Seeks long-term growth of capital by investing primarily in securities of companies that meet the Fund's environmental, social and governance (ESG) criteria.	Neuberger Berman Investment Advisers LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S)	Seeks long-term growth of capital and income generation.	Neuberger Berman Investment Advisers LLC
PIMCO VIT All Asset Portfolio, Advisor Class	Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class	Seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.	Pacific Investment Management Company LLC (PIMCO)
PIMCO VIT Total Return Portfolio, Advisor Class	Seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC (PIMCO)
Templeton Global Bond VIP Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration. Under normal market conditions, the fund invests at least 80% of its net assets in debt securities of any maturity.	Franklin Advisers, Inc.
VanEck VIP Global Gold Fund (Class S Shares)	Seeks long-term capital appreciation by investing in common stocks of gold-mining companies. The Fund may take current income into consideration when choosing investments.	Van Eck Associates Corporation
Variable Portfolio - Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with an aggressive level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Risk U.S. Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Managed Volatility Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund’s exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderate Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderate level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Moderately Aggressive Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately aggressive level of risk.	Columbia Management Investment Advisers, LLC

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Investing In	Investment Objective and Policies	Investment Adviser
Variable Portfolio - Moderately Conservative Portfolio (Class 2)	Seeks to provide a high level of total return that is consistent with a moderately conservative level of risk.	Columbia Management Investment Advisers, LLC
Variable Portfolio - Partners Core Bond Fund (Class 2)	Seeks to provide shareholders with a high level of current income while conserving the value of the investment for the longest period of time.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; J.P. Morgan Investment Management Inc. and T. Rowe Price Associates, Inc., subadvisers.
Variable Portfolio - Partners International Core Equity Fund (Class 2)	Seeks to provide shareholders with long-term growth of capital.	Columbia Management Investment Advisers, LLC, adviser; Schroder Investment Management North America Inc. (SIMNA Inc.), together with its affiliate, Schroder Investment Management North America Limited (SIMNA Ltd. and together with SIMNA Inc., Schroders), subadviser.
Variable Portfolio - Partners International Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers LLC, adviser; William Blair Investment Management, LLC and Walter Scott & Partners Limited, subadvisers.
Variable Portfolio - Partners International Value Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Pzena Investment Management, LLC and Thompson, Siegel & Walmsley LLC, subadvisers.
Variable Portfolio - Partners Small Cap Growth Fund (Class 2)	Seeks to provide shareholders with long-term capital growth.	Columbia Management Investment Advisers, LLC, adviser; Scout Investments Inc. and Wells Capital Management Incorporated, subadvisers.
Variable Portfolio - Partners Small Cap Value Fund (Class 2)	Seeks to provide shareholders with long-term capital appreciation.	Columbia Management Investment Advisers, LLC, adviser; Segall Bryant & Hamill, LLC and William Blair Investment Management, LLC, subadvisers; Investment Counselors of Maryland, LLC, subadviser.
Variable Portfolio - U.S. Flexible Conservative Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Variable Portfolio - U.S. Flexible Moderate Growth Fund (Class 2)	Pursues total return while seeking to manage the Fund's exposure to equity market volatility.	Columbia Management Investment Advisers, LLC
Wells Fargo VT Opportunity Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Wells Fargo VT Small Cap Growth Fund - Class 2	Seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC, adviser; Wells Capital Management Inc., sub-adviser.
Western Asset Variable Global High Yield Bond Portfolio - Class II	Seeks to maximize total return.	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, LLC, Western Asset Management Company Limited & Western Asset Management Pte. Ltd., sub-advisors.

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Appendix B: Example — Market Value Adjustment (MVA)
As the examples below demonstrate, the application of an MVA may result in either a gain or a loss of principal. We refer to all of the transactions described below as “early surrenders.” The examples may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account , regular fixed account and the fees and charges that apply to your contract.
Assumptions:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a surrender from your GPA. In other words, there are seven years left in your guarantee period.
Remember that the MVA depends partly on the interest rate of a new GPA for the same number of years as the Guarantee Period remaining on your GPA. In this case, that is seven years.
Example 1: Remember that your GPA is earning 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. We add 0.10% to the 3.5% rate to get 3.6%. Your GPA’s 3.0% rate is less than the 3.6% rate so the MVA will be negative.
Example 2: Remember again that your GPA is earning 3.0%, and assume that new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. We add 0.10% to the 2.5% rate to get 2.6%. In this example, since your GPA’s 3.0% rate is greater than the 2.6% rate, the MVA will be positive. To determine that adjustment precisely, you will have to use the formula described below.
Sample MVA Calculations
The precise MVA formula we apply is as follows:
Early surrender amount	×	[	(1 + i	)	(n/12)	–1	]	=	MVA
1 + j + .001

Where i	=	rate earned in the GPA from which amounts are being transferred or surrendered.
j	=	current rate for a new Guaranteed Period equal to the remaining term in the current Guarantee Period (rounded up to the next year).
n	=	number of months remaining in the current Guarantee Period (rounded up to the next month).
Examples — MVA
Using assumptions similar to those we used in the examples above:
•	You purchase a contract and allocate part of your purchase payment to the ten-year GPA; and
•	we guarantee an interest rate of 3.0% annually for your ten-year Guarantee Period; and
•	after three years, you decide to make a $1,000 surrender from your GPA. In other words, there are seven years left in your guarantee period.
Example 1: You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 3.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	-$39.84
1 + .035 + .001
In this example, the MVA is a negative $39.84.
Example 2:     You request an early surrender of $1,000 from your ten-year GPA earning a guaranteed interest rate of 3.0%. Assume at the time of your surrender new GPAs that we offer with a seven-year Guarantee Period are earning 2.5%. Using the formula above, we determine the MVA as follows:
$1,000	×	[	(1.030)	(84/12)	–1	]	=	$27.61
1 + .025 + .001
In this example, the MVA is a positive $27.61

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Please note that when you allocate your purchase payment to the ten-year GPA and your purchase payment is in its fourth year from receipt at the beginning of the guarantee period, your surrender charge percentage is 7% if you elected RAVA 5 Advantage with the ten-year surrender charge schedule, 6% if you elected RAVA 5 Advantage with the seven-year surrender charge schedule and 4% if you elected RAVA 5 Select. We do not apply MVAs to the amounts we deduct for surrender charges, so we would deduct the surrender charge from your early surrender after we applied the MVA. Also note that when you request an early surrender, we surrender an amount from your GPA that will give you the net amount you requested after we apply the MVA and any applicable surrender charge, unless you request otherwise.
The current interest rate we offer on the GPA will change periodically at our discretion. It is the rate we are then paying on purchase payments, renewals and transfers paid under this class of contracts for guarantee period durations equaling the remaining guarantee period of the GPA to which the formula is being applied.

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Appendix C: Example — Surrender Charges
We determine your surrender charge by multiplying the amount of each purchase payment surrendered which could be subject to a surrender charge by the applicable surrender charge percentage, and then totaling the surrender charges. We calculate the amount of purchase payments surrendered (PPS) as:
PPS	=	PPSC + PPF
PPSC	=	purchase payments surrendered that could be subject to a surrender charge
	=	(PS – FA) / (CV – FA) × (PP – PPF)
PPF	=	purchase payments surrendered that are not subject to a surrender charge
	=	FA – contract earnings, but not less than zero
PP	=	purchase payments not previously surrendered (total purchase payments – PPS from all previous surrenders)
PS	=	amount the contract value is reduced by the surrender
FA	=	total free amount = greater of contract earnings or 10% of prior anniversary’s contract value
CV	=	contract value prior to the surrender
When determining the surrender charge, contract earnings are defined as the contract value, including any positive or negative MVA on amounts being surrendered, less purchase payments not previously surrendered. We determine current contract earnings by looking at the entire contract value, not the earnings of any particular subaccount, GPA, the regular fixed account, the Special DCA fixed account. If the contract value is less than purchase payments received and not previously surrendered, then contract earnings are zero.
The examples below show how the surrender charge for a full and partial surrender is calculated. Each example illustrates the amount of the surrender charge for both a contract that experiences gains and a contract that experiences losses, given the same set of assumptions.
Full surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
	Contract value just prior to surrender:	$60,000.00	$40,000.00
	Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.	Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
	Earnings in the contract:	10,000.00	0.00
	10% of the prior anniversary’s contract value:	5,800.00	4,200.00
	FA (but not less than zero):	10,000.00	4,200.00
Step 3.	Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
	Total free amount (FA):	10,000.00	4,200.00
	Less earnings in the contract:	10,000.00	0.00
	PPF (but not less than zero):	0.00	4,200.00

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			Contract with Gain	Contract with Loss
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	3,500.00	3,206.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(3,500.00)	(3,206.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$56,450.00	$36,734.00
Partial surrender charge calculation — ten-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a ten-year (from the date of each purchase payment) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth year after a purchase payment is 7.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

		Contract with Gain	Contract with Loss
Contract value just prior to surrender:		$60,000.00	$40,000.00
Contract value on prior anniversary:		58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.	First, we determine the amount of earnings available in the contract at the time of surrender as:
	Contract value just prior to surrender (CV):	60,000.00	40,000.00
	Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
	Earnings in the contract (but not less than zero):	10,000.00	0.00

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			Contract with Gain	Contract with Loss
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,376.34	16,062.31
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,376.34	16,062.31
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,376.34	19,375.80
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,376.34	19,375.80
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,376.34	15,175.80
		multiplied by the surrender charge rate:	×7.0%	×7.0%
		surrender charge:	376.34	1,062.31
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,376.34	16,062.31
		Surrender charge:	(376.34)	(1,062.31)
		Net partial surrender proceeds:	$15,000.00	$15,000.00
Full surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you surrender the contract for its total value. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.
We will look at two situations, one where the contract has a gain and another where there is a loss:

	Contract with Gain	Contract with Loss
Contract value just prior to surrender:	$60,000.00	$40,000.00
Contract value on prior anniversary:	58,000.00	42,000.00
We calculate the surrender charge as follows:

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			Contract with Gain	Contract with Loss
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50.000.00	50.000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings.
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender.
		PS:	60,000.00	40,000.00
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	60,000.00	40,000.00
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	50,000.00	50,000.00
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	50,000.00	50,000.00
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	50,000.00	45,800.00
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	2,000.00	1,832.00
Step 7.		The dollar amount you will receive as a result of your full surrender is determined as:
		Contract value surrendered:	60,000.00	40,000.00
		Surrender charge:	(2,000.00)	(1,832.00)
		Contract charge (assessed upon full surrender):	(50.00)	(50.00)
		Net full surrender proceeds:	$57,950.00	$38,118.00
Partial surrender charge calculation — four-year surrender charge schedule:
This is an example of how we calculate the surrender charge on a contract with a four-year (from the contract issue date) surrender charge schedule and the following history:
Assumptions:
•	We receive a single $50,000 purchase payment;
•	During the fourth contract year you request a net partial surrender of $15,000.00. The surrender charge percentage in the fourth contract year is 4.0%; and
•	You have made no prior surrenders.

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We will look at two situations, one where the contract has a gain and another where there is a loss:

			Contract with Gain	Contract with Loss
Contract value just prior to surrender:			$60,000.00	$40,000.00
Contract value on prior anniversary:			58,000.00	42,000.00
We determine the amount of contract value that must be surrendered in order for the net partial surrender proceeds to match the amount requested. We start with an estimate of the amount of contract value to surrender and calculate the resulting surrender charge and net partial surrender proceeds as illustrated below. We then adjust our estimate and repeat until we determine the amount of contract value to surrender that generates the desired net partial surrender proceeds.
We calculate the surrender charge for each estimate as follows:
Step 1.		First, we determine the amount of earnings available in the contract at the time of surrender as:
		Contract value just prior to surrender (CV):	60,000.00	40,000.00
		Less purchase payments received and not previously surrendered (PP):	50,000.00	50,000.00
		Earnings in the contract (but not less than zero):	10,000.00	0.00
Step 2.		Next, we determine the total free amount (FA) available in the contract as the greatest of the following values:
		Earnings in the contract:	10,000.00	0.00
		10% of the prior anniversary’s contract value:	5,800.00	4,200.00
		FA (but not less than zero):	10,000.00	4,200.00
Step 3.		Next we determine PPF, the amount by which the total free amount (FA) exceeds earnings
		Total free amount (FA):	10,000.00	4,200.00
		Less earnings in the contract:	10,000.00	0.00
		PPF (but not less than zero):	0.00	4,200.00
Step 4.		Next we determine PS, the amount by which the contract value is reduced by the surrender
		PS (determined by iterative process described above):	15,208.33	15,582.48
Step 5.		Now we can determine how much of the PP is being surrendered (PPS) as follows:
	PPS	= PPF + PPSC
		= PPF + (PS − FA) / (CV − FA) * (PP − PPF)
		PPF from Step 3 =	0.00	4,200.00
		PS from Step 4 =	15,208.33	15,582.48
		CV from Step 1 =	60,000.00	40,000.00
		FA from Step 2 =	10,000.00	4,200.00
		PP from Step 1 =	50,000.00	50,000.00
		PPS =	5,208.33	18,761.94
Step 6.		We then calculate the surrender charge as a percentage of PPS. Note that for a contract with a loss, PPS may be greater than the amount you request to surrender:
		PPS:	5,208.33	18,761.94
		less PPF:	0.00	4,200.00
		PPSC = amount of PPS subject to a surrender charge:	5,208.33	14,561.94
		multiplied by the surrender charge rate:	×4.0%	×4.0%
		surrender charge:	208.33	582.48
Step 7.		The dollar amount you will receive as a result of your partial surrender is determined as:
		Contract value surrendered:	15,208.33	15,582.48
		Surrender charge:	(208.33)	(582.48)
		Net partial surrender proceeds:	$15,000.00	$15,000.00

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Appendix D: Example — Optional Death Benefits
The purpose of this appendix is to illustrate the operation of various optional death benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, GPAs, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
The examples of the optional death benefits in appendix include partial surrenders to illustrate the effect of partial surrenders on the particular benefit. These examples are intended to show how the optional death benefits operate, and do not take into account whether a particular optional death benefit is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain death benefits to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — ROPP Death Benefit
Assumptions:
•	You purchase the contract with a payment of $20,000; and
•	on the first contract anniversary you make an additional purchase payment of $5,000; and
•	During the second contract year the contract value falls to $22,000 and you take a $1,500 (including surrender charge) partial surrender; and
•	During the third contract year the contract value grows to $23,000.

We calculate the ROPP Death Benefit as follows:
Contract value at death:	$23,000.00
Purchase payments minus adjusted partial surrenders:
Total purchase payments:	$25,000.00
minus adjusted partial surrenders, calculated as:
$1,500 × $25,000 =	–1,704.54
$22,000
for a death benefit of:	$23,295.45
The ROPP Death Benefit, calculated as the greatest of these two values:	$23,295.45
Example — MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the first contract anniversary the contract value grows to $26,000.
•	During the second contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value of $20,500.

We calculate the MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000

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for a death benefit of:	$24,227.27
The MAV Death Benefit, calculated as the greatest of these three values, which is the MAV:	$24,227.27
Example — 5-Year MAV Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000.
•	On the fifth contract anniversary the contract value grows to $26,000.
•	During the sixth contract year the contract value falls to $22,000, at which point you take a $1,500 partial surrender (including surrender charge), leaving a contract value at $20,500.

We calculate the 5-Year MAV death benefit, which is based on the greater of three values, as follows:
1.	Contract value at death:	$20,500.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,704.55
	$22,000
	for a death benefit of:	$23,295.45
3.	The 5-Year MAV immediately preceding the date of death:
	Greatest of your contract anniversary values:	$26,000.00
	plus purchase payments made since the prior anniversary:	+0.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $26,000 =	–1,772.73
	$22,000
	for a death benefit of:	$24,227.27
The 5-Year MAV Death Benefit, calculated as the greatest of these three values, which is the 5-Year MAV:		$24,227.27
Example — Enhanced Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and
•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and
•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of four values, is calculated as follows:
1.	Contract value at death:	$22,800.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The MAV on the anniversary immediately preceding the date of death:
	The MAV on the immediately preceding anniversary:	$25,000.00
	plus purchase payments made since that anniversary:	+0.00
	minus adjusted partial surrenders made since that anniversary, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300

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	for a MAV Death Benefit of:	$23,456.79
4.	The 5% accumulation death benefit floor:
	The variable account floor on the first contract anniversary calculated as: 1.05 × $20,000 =	$21,000.00
	plus amounts allocated to the subaccounts since that anniversary:	+0.00
	minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
	$1,500 × $21,000 =	–1,657.89
	$19,000
	variable account floor benefit:	$19,342.11
	plus the regular fixed account value:	+5,300.00
	5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11
Enhanced Death Benefit, calculated as the greatest of these four values, which is the 5% accumulation death benefit floor:		$24,642.11
Example — 5% Accumulation Death Benefit
Assumptions:
•	You purchase the contract with a payment of $25,000 with $5,000 allocated to the regular fixed account and $20,000 allocated to the subaccounts; and
•	on the first contract anniversary the regular fixed account value is $5,200 and the subaccount value is $17,000. Total contract value is $23,200; and
•	During the second contract year the regular fixed account value is $5,300 and the subaccount value is $19,000. Total contract value is $24,300. You take a $1,500 (including surrender charge) partial surrender all from the subaccounts, leaving the contract value at $22,800.

The death benefit, which is based on the greatest of three values, is calculated as follows:
1.	Contract value at death:	$22,800.00
2.	Purchase payments minus adjusted partial surrenders:
	Total purchase payments:	$25,000.00
	minus adjusted partial surrenders, calculated as:
	$1,500 × $25,000 =	–1,543.21
	$24,300
	for a death benefit of:	$23,456.79
3.	The 5% accumulation death benefit floor:
	The variable account floor on the first contract anniversary, calculated as: 1.05 × $20,000 =	$21,000.00
	plus amounts allocated to the subaccounts since that anniversary:	+0.00
	minus the 5% accumulation death benefit floor adjusted partial surrender from the subaccounts, calculated as:
	$1,500 × $21,000 =	–1,657.89
	$19,000
	variable account floor benefit:	$19,342.11
	plus the regular fixed account value:	+5,300.00
	5% accumulation death benefit floor (value of the regular fixed account and the variable account floor):	$24,642.11
The 5% Accumulation Death Benefit, calculated as the greatest of these three values, which is the 5% accumulation death benefit floor:		$24,642.11
Example — Benefit Protector
Assumptions:
•	You purchase the contract with a payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector.
•	During the first contract year the contract value grows to $105,000. The death benefit equals the standard death benefit, which is the contract value, or $105,000. You have not reached the first contract anniversary so the Benefit Protector does not provide any additional benefit at this time.

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•	On the first contract anniversary the contract value grows to $110,000. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector which equals 40% of earnings at death (MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value. Altogether, we will surrender $50,000 and pay you $47,235. We calculate remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 X $110,000)	=	$57,619
	$105,000
plus the Benefit Protector (40% of earnings at death):
0.40 × ($57,619 – $55,000) =			+1,048
Total death benefit of:			$58,667
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $58,667. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$255,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on the EEB. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector (40% of earnings at death)
0.40 × 2.50 × ($55,000) =	+55,000
Total death benefit of:	$305,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector changes. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector which equals 40% of earnings at death (the standard death benefit amount minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
Total death benefit of:	$308,700

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Example — Benefit Protector Plus
Assumptions:
•	You purchase the contract with an exchange purchase payment of $100,000 and you are under age 70. You select the seven-year surrender charge schedule, the MAV and the Benefit Protector Plus.
•	During the first contract year the contract value grows to $105,000. The death benefit on equals the standard death benefit amount, which is the contract value, or $104,000. You have not reached the first contract anniversary so neither the Benefit Protector Plus Part I nor Part II provides any additional benefit at this time.
•	On the first contract anniversary the contract value grows to $110,000. You have not reached the second contract anniversary so the Benefit Protector Plus Part II does not provide any additional benefit at this time. The death benefit equals:

MAV death benefit amount (contract value):	$110,000
plus the Benefit Protector Plus Part I which equals 40% of earnings at death (the MAV death benefit amount minus remaining purchase payments):
0.40 × ($110,000 – $100,000) =	+4,000
Total death benefit of:	$114,000
•	On the second contract anniversary the contract value falls to $105,000. The death benefit equals:

MAV death benefit amount (maximum anniversary value):	$110,000
plus the Benefit Protector Plus Part I (40% of earnings at death):
0.40 × ($110,000 – $100,000) =	+4,000
plus the Benefit Protector Plus Part II which in the third contract year equals 10% of exchange purchase payments identified at issue and not previously surrendered:
0.10 × $100,000 =	+10,000
Total death benefit of:	$124,000
•	During the third contract year the contract value remains at $105,000 and you request a partial surrender, including the applicable 7% surrender charge, of $50,000. We will surrender $10,500 from your contract value free of charge (10% of your prior anniversary’s contract value). The remainder of the surrender is subject to a 7% surrender charge because your purchase payment is two years old, so we will surrender $39,500 ($36,735 + $2,765 in surrender charges) from your contract value.
Altogether, we will surrender $50,000 and pay you $47,235. We calculate remaining purchase payments as $100,000 – $45,000 = $55,000 (remember that $5,000 of the partial surrender is contract earnings). The death benefit equals:

	MAV death benefit amount (maximum anniversary value adjusted for partial surrenders):
$110,000 –	($50,000 × $110,000) =	$57,619
	$105,000
	plus the Benefit Protector Plus Part I (40% of earnings at death):
	0.40 × ($57,619 – $55,000) =	+1,048
	plus the Benefit Protector Plus Part II which in the third contract year
	equals 10% of exchange purchase payments identified at issue and not previously surrendered:
	0.10 × $55,000 =	+5,500
	Total death benefit of:	$64,167
•	On the third contract anniversary the contract value falls by $40,000. The death benefit remains at $64,167. The reduction in contract value has no effect.
•	On the ninth contract anniversary the contract value grows to a new high of $200,000. Earnings at death reaches its maximum of 250% of remaining purchase payments that are one or more years old. Because we are beyond the fourth contract anniversary the Benefit Protector Plus also reaches its maximum of 20%. The death benefit equals:

MAV death benefit amount (contract value):	$200,000
plus the Benefit Protector Plus Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the Benefit Protector Plus Part II which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000

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Total death benefit of:	$266,000
•	During the tenth contract year you make an additional purchase payment of $50,000 and your contract value grows to $250,500. The new purchase payment is less than one year old and so it has no effect on either the Benefit Protector Plus Part I or Benefit Protector Plus Part II. The death benefit equals:

MAV death benefit amount (contract value):	$250,000
plus the Benefit Protector Plus Part I (40% of earnings at death)
.40 × (2.50 × $55,000) =	+55,000
plus the Benefit Protector Plus Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$316,000
•	During the eleventh contract year the contract value remains $250,500 and the “new” purchase payment is now one year old. The value of the Benefit Protector Plus Part I changes but the value of the Benefit Protector Plus Part II remains constant. The death benefit equals:

MAV death benefit amount (contract value):	$250,500
plus the Benefit Protector Plus Part I which equals 40% of earnings at death (the MAV death benefit minus remaining purchase payments):
0.40 × ($250,500 – $105,000) =	+58,200
plus the Benefit Protector Plus Part II, which after the fourth contract year equals 20% of exchange purchase payments identified at issue and not previously surrendered:
0.20 × $55,000 =	+11,000
Total death benefit of:	$319,700

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Appendix E: Example — Optional Living Benefits
The purpose of this appendix is to illustrate the operation of various optional living benefit riders.
In order to demonstrate these contract riders, an example may show hypothetical contract values. These contract values do not represent past or future performance. Actual contract values may be more or less than those shown and will depend on a number of factors, including but not limited to the investment experience of the subaccounts, Special DCA fixed account, regular fixed account and the fees and charges that apply to your contract.
These examples are intended to show how the optional riders operate, and do not take into account whether a particular optional rider is part of a qualified annuity. Qualified annuities are subject to RMDs at certain ages (see “Taxes — Qualified Annuities — Required Minimum Distributions”) which may require you to take partial surrenders from the contract. If you are considering the addition of certain optional riders to a qualified annuity, you should consult your tax advisor prior to making a purchase for an explanation of the potential tax implication to you.
Example — Accumulation Protector Benefit
The following example shows how the Accumulation Protector Benefit rider works based on hypothetical values. It is not intended to depict investment performance of the contract.
The example assumes:
•	You purchase the contract (with the Accumulation Protector Benefit rider) with a payment of $100,000.
•	You make no additional purchase payments.
•	You do not exercise the elective step-up option.

End of Contract Year	Partial Surrender (beginning of year)	MCAV Adjustment for Partial Surrender	MCAV	Accumulation Benefit Amount	Hypothetical Assumed Contract Value
1	0	0	100,000	0	110,000
2	0	0	115,200	0	128,000
3	0	0	121,500	0	135,000
4	0	0	121,500	0	118,000
5	0	0	121,500	0	100,000
6	2,000	2,430	119,070	0	122,000
7	0	0	126,000	0	140,000
8	0	0	126,000	0	130,000
9	5,000	4,846	121,154	0	110,000
10	0	0	121,154	16,154	105,000
Example — SecureSource Stages 2 Riders
Assumptions:
•	You purchase the contract with a payment of $100,000 and make no additional payments to the contract.
•	You are the sole owner and also the annuitant. You (and your spouse for the joint benefit) are age 61.
•	Annual Step-ups are applied each anniversary when available, where the contract value is greater than the PBG and/or the BB. Applied annual step-ups are indicated in bold.
•	You elect the Moderate fund of funds at issue.

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	BB	WAB	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percent
At Issue	$100,000	NA	$100,000	$100,000	$100,000	0.0%	$100,000	$4,000	$4,000 (1)	4%
1	0	0	98,000	108,000	108,000	9.3%	100,000	5,400	5,400 (2)	5%
2	0	0	105,000	114,000	114,000	7.9%	105,000	5,700	5,700	5%
3	0	0	118,000	120,000	120,000	1.7%	118,000	6,000	6,000	5%
3.5	0	6,000	112,000	120,000	113,898	1.7%	112,000	6,000	0	5%
4	0	0	115,000	120,000	115,000	0.0%	115,000	6,000	6,000	5%
5	0	0	130,000	130,000	130,000	0.0%	130,000	7,800 (3)	7,800 (3)	6% (3)
6	0	0	110,000	130,000	130,000	15.4%	130,000	7,800	7,800	6%
7	0	0	100,000	130,000	130,000	23.1%	130,000	6,500 (4)	6,500 (4)	5% (4)
7.5	0	10,000	90,000	125,134 (5)	117,000	23.1%	118,877 (5)	6,257 (5)	0	5%

102

Contract Duration in Years	Purchase Payments	Partial Withdrawals	Hypothetical Assumed Contract Value	BB	WAB	Benefit Determining Percentage	PBG	ALP	RALP	Lifetime Payment Percent
8	0	0	80,000	125,134	117,000	31.6%	118,877	6,257	6,257	5%
9	0	0	95,000	125,134	117,000	18.8%	118,877	7,508 (4)	7,508 (4)	6% (4)
(1)	The ALP and RALP are based on percentage B until the end of the 1-year waiting period.
(2)	Since no withdrawal was taken, at the end of the 1-year waiting period, the ALP and RALP are recalculated based on percentage A.
(3)	Because the annual step-up increased the BB on the anniversary and the covered person’s (for the joint benefit, younger covered spouse’s) attained age is in a higher age band, the Lifetime Payment Percentage increased.
(4)	The Lifetime Payment Percentage is based on percentage A when the BDP is less than 20% and percentage B when the BDP is greater than or equal to 20%.
(5)	The $10,000 withdrawal is greater than the $6,500 RALP allowed under the rider and therefore excess withdrawal processing is applied. The BB and PBG are reset as described in “Lifetime Benefit Description — Determination of Adjustment of Benefit Values”.

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Appendix F: Additional Required Minimum Distribution (RMD) Disclosure
This appendix describes our current administrative practice for determining the amount of withdrawals in any contract year which an owner may take under the SecureSource Stages 2 rider to satisfy the RMD rules under 401(a)(9) of the Code without application of the excess withdrawal processing described in the rider. We reserve the right to modify this administrative practice at any time upon 30 days’ written notice to you.
For contract holders subject to annual RMD rules under the Section 401(a)(9) of the Code, amounts you withdraw from this contract to satisfy these rules are not subject to excess withdrawal processing under the terms of the rider, subject to the following rules and our current administrative practice:
(1)	Each calendar year, if your Annual Life Expectancy Required Minimum Distribution Amount (ALERMDA) is greater than the ALP.
•	A Lifetime Additional Benefit Amount (LABA) will be set equal to that portion of your ALERMDA that exceeds the value of ALP.
•	The LABA will be reduced by the total of the amount that each withdrawal in the current calendar year exceeds the RALP at the time of each withdrawal, but shall not be reduced to less than zero.
•	Any withdrawals taken in a contract year will count first against and reduce the RALP for that contract year.
•	Once the RALP for the current contract year has been depleted, any additional amounts withdrawn will count against and reduce the LABA. These withdrawals will not be considered excess withdrawals with regard to the ALP as long as they do not exceed the remaining LABA.
•	Once the LABA has been depleted, any additional withdrawal amounts will be considered excess withdrawals with regard to the ALP and will subject the ALP to the excess withdrawal processing described by the SecureSource Stages 2 rider.
The ALERMDA is:
(1)	determined by us each calendar year;
(2)	based on your initial purchase payment and not the entire interest value in the calendar year of contract issue and therefore may not be sufficient to allow you to withdraw your RMD without causing an excess withdrawal;
(3)	based on the value of this contract alone on the date it is determined;
(4)	based on recalculated life expectancy taken from the Uniform Lifetime Table under the Code; and
(5)	based on the company’s understanding and interpretation of the requirements for life expectancy distributions intended to satisfy the required minimum distribution rules under Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder as applicable on the effective date of this prospectus, to:
1.	IRAs under Section 408(b) of the Code;
2.	Roth IRAs under Section 408A of the Code;
3.	Simplified Employee Pension IRA (SEP) plans under Section 408(k) of the Code.
In the future, the requirements under tax law for such distributions may change and the life expectancy amount calculation provided under your SecureSource Stages 2 rider may not be sufficient to satisfy the requirements under the tax law for these types of distributions. In such a situation, amounts withdrawn to satisfy such distribution requirements will exceed your available RALP amount and may result in the reduction of your ALP as described under the excess withdrawal provision of the rider.
In cases where the Code does not allow the life expectancy of a natural person to be used to calculate the required minimum distribution amount (e.g. some ownerships by trusts and charities), we will calculate the life expectancy RMD amount as zero in all years.
Please consult your tax advisor about the impact of these rules prior to purchasing the SecureSource Stages 2 rider..

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Appendix G: Condensed Financial Information (Unaudited)
The following tables give per-unit information about the financial history of each subaccount representing the lowest and highest total annual variable account expense combinations for each contract. The date in which operations commenced in each subaccount is noted in parentheses. The SAI contains tables that give per-unit information about the financial history of each existing subaccount. We have not provided this information for subaccounts that were not available under your contract as of December 31, 2020. You may obtain a copy of the SAI without charge by contacting us at the telephone number or address listed on the first page of the prospectus.
Variable account charges of 0.85% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.15	$1.25	$1.11	$1.08	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.32	$1.15	$1.25	$1.11	$1.08	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	68	134	131	265	534	478	377	215	—	—

AB VPS Large Cap Growth Portfolio (Class B) (6/26/2006)
Accumulation unit value at beginning of period	$3.63	$2.73	$2.69	$2.06	$2.03	$1.85	$1.64	$1.20	$1.05	$1.09
Accumulation unit value at end of period	$4.87	$3.63	$2.73	$2.69	$2.06	$2.03	$1.85	$1.64	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	2,572	3,172	3,262	3,260	3,109	3,015	2,520	1,589	1,870	1,920

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.96	$0.80	$1.00	$1.02	$0.73	$1.18	$1.07	$1.00	—	—
Accumulation unit value at end of period	$0.71	$0.96	$0.80	$1.00	$1.02	$0.73	$1.18	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,026	2,665	3,238	4,089	5,040	4,875	4,584	2,030	—	—

American Century VP Value, Class II (6/26/2006)
Accumulation unit value at beginning of period	$2.42	$1.92	$2.14	$1.99	$1.66	$1.75	$1.56	$1.20	$1.05	$1.05
Accumulation unit value at end of period	$2.42	$2.42	$1.92	$2.14	$1.99	$1.66	$1.75	$1.56	$1.20	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	5,196	7,068	8,602	10,367	12,778	12,126	13,557	13,907	14,115	14,358

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.44	$1.23	$1.34	$1.19	$1.16	$1.18	$1.17	$1.03	$1.00	—
Accumulation unit value at end of period	$1.72	$1.44	$1.23	$1.34	$1.19	$1.16	$1.18	$1.17	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	2,243	2,681	3,697	4,785	6,177	6,544	6,146	4,565	1,275	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.26	$1.85	$1.99	$1.75	$1.66	$1.64	$1.51	$1.25	$1.10	$1.09
Accumulation unit value at end of period	$2.63	$2.26	$1.85	$1.99	$1.75	$1.66	$1.64	$1.51	$1.25	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	14,173	14,627	16,197	18,307	19,374	13,463	10,849	9,898	7,709	7,342

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.56	$0.52	$0.61	$0.61	$0.55	$0.72	$0.93	$1.00	—	—
Accumulation unit value at end of period	$0.54	$0.56	$0.52	$0.61	$0.61	$0.55	$0.72	$0.93	—	—
Number of accumulation units outstanding at end of period (000 omitted)	361	546	542	431	359	205	123	38	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.12	$1.61	$1.79	$1.49	$1.38	$1.36	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.57	$2.12	$1.61	$1.79	$1.49	$1.38	$1.36	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,085	3,414	4,172	5,059	5,443	4,034	2,285	684	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.31	$2.68	$2.81	$2.29	$2.14	$2.14	$1.88	$1.42	$1.26	$1.21
Accumulation unit value at end of period	$3.73	$3.31	$2.68	$2.81	$2.29	$2.14	$2.14	$1.88	$1.42	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	131	158	157	184	190	291	259	133	118	80

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.46	$2.00	$2.15	$1.90	$1.69	$1.75	$1.61	$1.28	$1.14	$1.21
Accumulation unit value at end of period	$2.46	$2.46	$2.00	$2.15	$1.90	$1.69	$1.75	$1.61	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	647	920	928	965	989	971	1,126	1,152	1,085	824

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.00	$1.09	$0.98	$0.89	$0.91	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.11	$1.00	$1.09	$0.98	$0.89	$0.91	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	609	725	1,028	1,130	845	773	895	296	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.48	$1.14	$1.46	$1.00	$0.97	$1.07	$1.11	$1.14	$0.95	$1.22
Accumulation unit value at end of period	$1.95	$1.48	$1.14	$1.46	$1.00	$0.97	$1.07	$1.11	$1.14	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,460	1,596	1,592	1,375	1,276	1,470	1,916	1,819	1,647	1,374

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.02	$0.93	$0.99	$0.94	$0.96	$1.04	$1.04	$1.14	$1.08	$1.04
Accumulation unit value at end of period	$1.05	$1.02	$0.93	$0.99	$0.94	$0.96	$1.04	$1.04	$1.14	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	452	457	474	476	565	750	1,081	1,425	1,533	865

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    105

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.95	$0.94	$0.94	$0.95	$0.96	$0.96	$0.97	$0.98	$0.99	$1.00
Accumulation unit value at end of period	$0.95	$0.95	$0.94	$0.94	$0.95	$0.96	$0.96	$0.97	$0.98	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	3,607	2,069	2,506	699	701	723	676	800	515	2,071

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.75	$1.52	$1.59	$1.51	$1.37	$1.40	$1.36	$1.30	$1.13	$1.08
Accumulation unit value at end of period	$1.85	$1.75	$1.52	$1.59	$1.51	$1.37	$1.40	$1.36	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,651	1,857	2,165	2,430	2,104	2,271	2,439	3,199	3,149	1,786

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.71	$1.48	$1.56	$1.48	$1.35	$1.37	$1.34	$1.28	$1.13	$1.07
Accumulation unit value at end of period	$1.79	$1.71	$1.48	$1.56	$1.48	$1.35	$1.37	$1.34	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	985	1,131	1,128	1,435	1,390	10,299	11,354	12,400	1,012	505

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.21	$1.22	$1.19	$1.15	$1.16	$1.11	$1.14	$1.07	$1.02
Accumulation unit value at end of period	$1.46	$1.31	$1.21	$1.22	$1.19	$1.15	$1.16	$1.11	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	2,829	3,004	2,062	2,035	2,138	2,041	2,170	2,008	3,372	2,062

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.51	$2.62	$2.75	$2.17	$2.17	$2.01	$1.78	$1.38	$1.16	$1.21
Accumulation unit value at end of period	$4.68	$3.51	$2.62	$2.75	$2.17	$2.17	$2.01	$1.78	$1.38	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	435	447	448	455	353	447	341	409	310	401

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (6/26/2006)
Accumulation unit value at beginning of period	$2.91	$2.24	$2.38	$1.98	$1.79	$1.79	$1.59	$1.22	$1.06	$1.06
Accumulation unit value at end of period	$3.40	$2.91	$2.24	$2.38	$1.98	$1.79	$1.79	$1.59	$1.22	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	6,587	7,384	8,176	9,223	9,370	9,639	9,122	8,860	7,379	6,657

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.16	$1.09	$1.10	$1.09	$1.04	$1.08	$1.08	$1.08	$1.02	$1.01
Accumulation unit value at end of period	$1.21	$1.16	$1.09	$1.10	$1.09	$1.04	$1.08	$1.08	$1.08	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,737	2,233	2,649	2,259	2,550	1,798	1,066	633	469	457

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.23	$1.04	$1.10	$1.00	$0.98	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.42	$1.23	$1.04	$1.10	$1.00	$0.98	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,002	641	691	1,236	1,677	1,048	459	82	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.63	$1.97	$2.09	$1.72	$1.70	$1.62	$1.53	$1.18	$1.07	$1.27
Accumulation unit value at end of period	$3.52	$2.63	$1.97	$2.09	$1.72	$1.70	$1.62	$1.53	$1.18	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	406	261	252	217	241	374	173	194	153	91

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.33	$1.61	$1.28	$1.38	$1.32	$1.46	$1.21	$1.04	$1.19
Accumulation unit value at end of period	$1.78	$1.65	$1.33	$1.61	$1.28	$1.38	$1.32	$1.46	$1.21	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	501	506	503	772	906	1,106	322	465	356	349

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.01	$2.40	$2.76	$2.31	$1.95	$2.07	$1.88	$1.37	$1.17	$1.20
Accumulation unit value at end of period	$3.18	$3.01	$2.40	$2.76	$2.31	$1.95	$2.07	$1.88	$1.37	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	249	310	345	398	260	203	282	230	181	197

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.71	$2.09	$2.43	$2.16	$1.92	$2.04	$1.83	$1.34	$1.15	$1.26
Accumulation unit value at end of period	$2.89	$2.71	$2.09	$2.43	$2.16	$1.92	$2.04	$1.83	$1.34	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	228	375	426	436	409	347	390	394	216	222

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.51	$2.15	$2.49	$2.24	$1.99	$2.08	$1.98	$1.35	$1.15	$1.27
Accumulation unit value at end of period	$2.71	$2.51	$2.15	$2.49	$2.24	$1.99	$2.08	$1.98	$1.35	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	193	79	87	82	109	133	109	119	66	67

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.27	$1.17	$1.18	$1.13	$1.04	$1.07	$1.04	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.35	$1.27	$1.17	$1.18	$1.13	$1.04	$1.07	$1.04	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	1,758	2,282	2,231	2,157	1,948	1,502	1,617	1,677	1,807	1,305

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.14	$1.08	$1.07	$1.05	$1.03	$1.03	$0.98	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$1.19	$1.14	$1.08	$1.07	$1.05	$1.03	$1.03	$0.98	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	156	275	269	285	341	332	216	191	369	466

106    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.15	$1.18	$1.14	$1.11	$1.12	$1.07	$1.11	$1.07	$1.00
Accumulation unit value at end of period	$1.34	$1.25	$1.15	$1.18	$1.14	$1.11	$1.12	$1.07	$1.11	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	385	567	637	433	454	505	553	637	795	363

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.23	$1.24	$1.23	$1.14	$1.17	$1.09	$1.16	$1.11	$1.02
Accumulation unit value at end of period	$1.41	$1.31	$1.23	$1.24	$1.23	$1.14	$1.17	$1.09	$1.16	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	406	420	435	448	465	373	403	517	1,263	1,140

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.99	$1.59	$1.70	$1.62	$1.56	$1.60	$1.41	$1.38	$1.07	$1.20
Accumulation unit value at end of period	$1.87	$1.99	$1.59	$1.70	$1.62	$1.56	$1.60	$1.41	$1.38	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	665	790	953	981	900	1,134	1,228	1,088	1,065	707

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.21	$1.04	$1.26	$1.02	$0.99	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.21	$1.04	$1.26	$1.02	$0.99	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	630	784	872	870	571	362	323	217	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.64	$2.79	$2.89	$2.20	$2.10	$1.92	$1.72	$1.34	$1.19	$1.21
Accumulation unit value at end of period	$4.74	$3.64	$2.79	$2.89	$2.20	$2.10	$1.92	$1.72	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	156	125	265	258	263	430	260	209	218	92

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.41	$2.60	$2.65	$2.05	$2.12	$2.02	$1.85	$1.37	$1.22	$1.23
Accumulation unit value at end of period	$4.63	$3.41	$2.60	$2.65	$2.05	$2.12	$2.02	$1.85	$1.37	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	100	93	119	122	137	152	168	170	128	140

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.84	$2.21	$2.48	$2.14	$1.89	$1.93	$1.77	$1.31	$1.14	$1.16
Accumulation unit value at end of period	$2.91	$2.84	$2.21	$2.48	$2.14	$1.89	$1.93	$1.77	$1.31	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	488	498	436	545	450	350	357	403	284	147

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.31	$2.63	$2.59	$1.97	$1.93	$1.83	$1.72	$1.33	$1.20	$1.24
Accumulation unit value at end of period	$5.76	$3.31	$2.63	$2.59	$1.97	$1.93	$1.83	$1.72	$1.33	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	297	281	255	216	213	443	208	263	261	175

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$1.98	$2.20	$1.92	$1.70	$1.87	$1.72	$1.36	$1.20	$1.17
Accumulation unit value at end of period	$2.51	$2.48	$1.98	$2.20	$1.92	$1.70	$1.87	$1.72	$1.36	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	319	230	294	229	273	286	360	379	366	213

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.17	$1.08	$1.09	$1.07	$1.05	$1.06	$1.02	$1.06	$1.05	$1.00
Accumulation unit value at end of period	$1.26	$1.17	$1.08	$1.09	$1.07	$1.05	$1.06	$1.02	$1.06	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	686	597	570	521	461	451	466	508	824	320

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.02	$2.38	$2.68	$2.34	$1.96	$1.97	$1.78	$1.32	$1.14	$1.23
Accumulation unit value at end of period	$3.23	$3.02	$2.38	$2.68	$2.34	$1.96	$1.97	$1.78	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	562	778	821	897	1,126	815	689	669	752	563

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.02	$1.00	$1.00	$1.00	$1.00	$1.01	$1.01	$1.03	$1.02	$1.00
Accumulation unit value at end of period	$1.05	$1.02	$1.00	$1.00	$1.00	$1.00	$1.01	$1.01	$1.03	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1,790	1,081	1,319	1,560	2,597	1,944	613	203	218	67

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.06	$2.17	$2.27	$1.87	$1.82	$1.90	$1.75	$1.38	$1.20	$1.19
Accumulation unit value at end of period	$3.85	$3.06	$2.17	$2.27	$1.87	$1.82	$1.90	$1.75	$1.38	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	254	282	256	308	333	329	313	302	295	206

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.07	$0.94	$1.05	$0.99	$0.95	$1.02	$1.00	$1.00	$1.00	—
Accumulation unit value at end of period	$1.11	$1.07	$0.94	$1.05	$0.99	$0.95	$1.02	$1.00	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	904	1,118	1,417	1,741	2,154	2,399	2,598	2,058	633	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.79	$2.14	$2.31	$1.92	$1.80	$1.80	$1.63	$1.25	$1.09	$1.13
Accumulation unit value at end of period	$3.60	$2.79	$2.14	$2.31	$1.92	$1.80	$1.80	$1.63	$1.25	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	15,736	18,025	22,133	26,837	32,270	37,806	40,726	43,929	46,775	50,040

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    107

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Fidelity ® VIP Mid Cap Portfolio Service Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.51	$2.05	$2.43	$2.03	$1.83	$1.88	$1.79	$1.33	$1.17	$1.32
Accumulation unit value at end of period	$2.93	$2.51	$2.05	$2.43	$2.03	$1.83	$1.88	$1.79	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	12,133	14,537	17,325	20,026	23,677	27,594	31,163	34,636	36,939	41,822

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.08	$1.12	$1.05	$0.98	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.18	$1.08	$1.12	$1.05	$0.98	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,564	9,445	9,152	9,216	7,369	5,619	3,661	1,039	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.19	$1.26	$1.16	$1.02	$1.11	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.37	$1.19	$1.26	$1.16	$1.02	$1.11	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,786	2,707	3,153	3,784	4,129	5,304	6,124	1,815	—	—

Franklin Mutual Shares VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$1.93	$1.59	$1.76	$1.64	$1.42	$1.51	$1.42	$1.12	$0.99	$1.01
Accumulation unit value at end of period	$1.82	$1.93	$1.59	$1.76	$1.64	$1.42	$1.51	$1.42	$1.12	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	4,653	5,927	7,056	8,948	10,419	11,668	13,106	14,378	15,322	16,523

Franklin Small Cap Value VIP Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.43	$1.94	$2.24	$2.05	$1.58	$1.73	$1.73	$1.28	$1.09	$1.14
Accumulation unit value at end of period	$2.53	$2.43	$1.94	$2.24	$2.05	$1.58	$1.73	$1.73	$1.28	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	3,485	4,461	4,930	5,941	7,549	8,036	9,848	10,846	11,090	12,614

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.94	$0.87	$0.95	$0.91	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.99	$0.94	$0.87	$0.95	$0.91	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	251	251	368	242	226	287	109	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.46	$1.88	$2.19	$1.62	$1.64	$1.60	$1.58	$1.25	$1.04	$1.15
Accumulation unit value at end of period	$3.10	$2.46	$1.88	$2.19	$1.62	$1.64	$1.60	$1.58	$1.25	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	5,108	5,603	6,166	6,325	6,917	8,125	7,665	7,968	8,142	8,569

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$1.66	$1.52	$1.60	$1.52	$1.45	$1.49	$1.47	$1.49	$1.33	$1.33
Accumulation unit value at end of period	$1.70	$1.66	$1.52	$1.60	$1.52	$1.45	$1.49	$1.47	$1.49	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	12,397	14,493	17,881	23,133	28,412	33,509	38,596	47,078	57,221	60,624

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (6/26/2006)
Accumulation unit value at beginning of period	$2.60	$2.08	$2.35	$2.08	$1.78	$1.91	$1.73	$1.24	$1.06	$1.10
Accumulation unit value at end of period	$3.09	$2.60	$2.08	$2.35	$2.08	$1.78	$1.91	$1.73	$1.24	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,479	3,124	3,840	4,649	5,030	6,004	6,045	6,265	6,322	6,884

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.35	$1.24	$1.09	$1.18	$1.08	$0.98	$1.03	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	927	1,277	1,960	2,413	2,867	3,207	2,204	1,391	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.09	$1.16	$0.99	$1.03	$1.13	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.49	$1.32	$1.09	$1.16	$0.99	$1.03	$1.13	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	756	878	1,111	1,341	2,088	3,692	4,610	2,674	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.20	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.20	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,088	2,738	1,586	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.03	$1.05	$1.03	$1.01	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.12	$1.03	$1.05	$1.03	$1.01	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,126	3,521	3,736	5,557	6,418	5,433	2,045	776	—	—

Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.58	$1.93	$2.00	$1.58	$1.59	$1.53	$1.37	$1.06	$0.90	$0.97
Accumulation unit value at end of period	$3.40	$2.58	$1.93	$2.00	$1.58	$1.59	$1.53	$1.37	$1.06	$0.90
Number of accumulation units outstanding at end of period (000 omitted)	2,873	3,372	3,986	4,884	6,257	7,268	7,532	9,620	11,784	13,258

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.50	$1.28	$1.38	$1.16	$1.13	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.50	$1.50	$1.28	$1.38	$1.16	$1.13	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	645	820	980	993	1,287	2,469	2,372	370	—	—

108    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
MFS ® Utilities Series – Service Class (6/26/2006)
Accumulation unit value at beginning of period	$2.96	$2.39	$2.39	$2.11	$1.91	$2.26	$2.03	$1.70	$1.52	$1.44
Accumulation unit value at end of period	$3.10	$2.96	$2.39	$2.39	$2.11	$1.91	$2.26	$2.03	$1.70	$1.52
Number of accumulation units outstanding at end of period (000 omitted)	5,599	6,778	8,164	10,276	12,615	14,038	16,754	16,808	17,920	17,962

Morgan Stanley VIF Discovery Portfolio, Class II Shares (6/26/2006)
Accumulation unit value at beginning of period	$3.40	$2.45	$2.24	$1.63	$1.80	$1.93	$1.91	$1.40	$1.31	$1.42
Accumulation unit value at end of period	$8.51	$3.40	$2.45	$2.24	$1.63	$1.80	$1.93	$1.91	$1.40	$1.31
Number of accumulation units outstanding at end of period (000 omitted)	2,156	2,247	2,280	2,138	2,826	3,442	4,069	4,661	5,355	6,756

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (6/26/2006)
Accumulation unit value at beginning of period	$2.64	$2.12	$2.27	$1.94	$1.78	$1.81	$1.66	$1.22	$1.11	$1.15
Accumulation unit value at end of period	$3.12	$2.64	$2.12	$2.27	$1.94	$1.78	$1.81	$1.66	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	740	872	971	1,149	1,427	1,526	1,573	1,512	1,214	1,392

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.02	$0.89	$0.97	$0.91	$0.93	$0.99	$1.00	—	—	—
Accumulation unit value at end of period	$1.10	$1.02	$0.89	$0.97	$0.91	$0.93	$0.99	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	498	507	643	182	193	204	30	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (6/26/2006)
Accumulation unit value at beginning of period	$1.73	$1.56	$1.66	$1.48	$1.32	$1.47	$1.47	$1.48	$1.30	$1.29
Accumulation unit value at end of period	$1.85	$1.73	$1.56	$1.66	$1.48	$1.32	$1.47	$1.47	$1.48	$1.30
Number of accumulation units outstanding at end of period (000 omitted)	4,180	4,942	6,061	7,312	8,757	10,503	14,089	18,682	23,468	20,990

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.22	$1.05	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.41	$1.22	$1.05	$1.13	$1.00	$0.97	$0.98	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	92	85	103	109	117	130	188	286	246	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.10	$1.03	$1.04	$1.01	$0.99	$1.00	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.10	$1.03	$1.04	$1.01	$0.99	$1.00	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,649	1,855	1,838	1,918	1,331	1,028	909	661	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.99	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.93	$0.99	$0.98	$0.97	$0.96	$0.94	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,690	3,426	4,068	4,566	4,819	5,032	4,285	1,816	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$1.00	$0.73	$0.87	$0.79	$0.54	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.00	$0.73	$0.87	$0.79	$0.54	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,099	1,209	1,636	1,937	2,391	2,036	1,692	1,001	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$2.03	$1.68	$1.86	$1.57	$1.50	$1.52	$1.46	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$2.31	$2.03	$1.68	$1.86	$1.57	$1.50	$1.52	$1.46	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	160,334	192,399	225,786	244,681	269,584	294,272	295,390	319,087	288,564	249,264

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.17	$1.14	$1.07	$1.05
Accumulation unit value at end of period	$1.49	$1.38	$1.25	$1.30	$1.22	$1.19	$1.20	$1.17	$1.14	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	111,206	77,610	64,098	75,380	86,023	79,356	86,974	111,142	179,383	124,664

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.12	$0.97	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.20	$1.12	$0.97	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,622	11,793	6,435	670	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.17	$1.00	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.17	$1.00	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,364	6,706	5,881	1,188	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.19	$1.07	$1.11	$1.04	$1.02	$1.04	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	48,708	25,942	24,241	35,598	43,773	24,171	12,021	5,181	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.15	$1.04	$1.02	$1.05	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.23	$1.09	$1.15	$1.04	$1.02	$1.05	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	70,815	68,473	68,517	86,814	113,542	81,580	78,409	21,256	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    109

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.31	$1.12	$1.23	$1.05	$1.03	$1.07	$1.03	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.31	$1.12	$1.23	$1.05	$1.03	$1.07	$1.03	—	—
Number of accumulation units outstanding at end of period (000 omitted)	815,921	911,713	1,084,786	1,220,902	1,345,925	1,475,624	1,431,347	446,881	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (11/18/2013)
Accumulation unit value at beginning of period	$1.28	$1.11	$1.19	$1.05	$1.03	$1.06	$1.02	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.28	$1.11	$1.19	$1.05	$1.03	$1.06	$1.02	—	—
Number of accumulation units outstanding at end of period (000 omitted)	584,874	652,652	746,660	843,569	932,397	993,340	1,003,801	297,687	—	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.70	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09	$1.09
Accumulation unit value at end of period	$1.91	$1.70	$1.48	$1.58	$1.41	$1.36	$1.38	$1.32	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,278,689	1,365,614	1,420,407	1,484,111	1,527,964	1,543,741	1,584,772	1,702,393	1,710,156	1,372,850

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.86	$1.58	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09	$1.11
Accumulation unit value at end of period	$2.11	$1.86	$1.58	$1.72	$1.49	$1.43	$1.45	$1.39	$1.21	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	539,327	648,973	738,737	814,791	891,544	985,364	1,045,332	1,171,461	1,155,594	1,004,346

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.53	$1.36	$1.43	$1.31	$1.27	$1.29	$1.24	$1.17	$1.08	$1.07
Accumulation unit value at end of period	$1.69	$1.53	$1.36	$1.43	$1.31	$1.27	$1.29	$1.24	$1.17	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	186,184	191,966	192,991	212,144	239,388	238,103	258,787	329,279	429,367	310,373

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.22	$1.14	$1.15	$1.12	$1.11	$1.11	$1.07	$1.10	$1.06	$1.01
Accumulation unit value at end of period	$1.31	$1.22	$1.14	$1.15	$1.12	$1.11	$1.11	$1.07	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	401	487	499	574	644	614	603	763	894	695

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.52	$2.01	$2.21	$1.86	$1.71	$1.72	$1.55	$1.22	$1.11	$1.16
Accumulation unit value at end of period	$2.91	$2.52	$2.01	$2.21	$1.86	$1.71	$1.72	$1.55	$1.22	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	141	179	247	259	286	362	335	343	296	219

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.49	$1.27	$1.53	$1.27	$1.32	$1.34	$1.45	$1.21	$1.01	$1.17
Accumulation unit value at end of period	$1.64	$1.49	$1.27	$1.53	$1.27	$1.32	$1.34	$1.45	$1.21	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	216	290	327	301	298	280	213	234	145	82

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.67	$1.33	$1.66	$1.32	$1.38	$1.43	$1.44	$1.22	$1.07	$1.16
Accumulation unit value at end of period	$2.02	$1.67	$1.33	$1.66	$1.32	$1.38	$1.43	$1.44	$1.22	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	611	594	631	649	651	859	722	598	408	382

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.32	$1.18	$1.44	$1.16	$1.08	$1.18	$1.29	$1.09	$0.94	$1.18
Accumulation unit value at end of period	$1.26	$1.32	$1.18	$1.44	$1.16	$1.08	$1.18	$1.29	$1.09	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	483	582	496	711	621	1,114	752	640	350	453

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.52	$2.10	$2.23	$1.90	$1.80	$1.92	$1.94	$1.40	$1.27	$1.29
Accumulation unit value at end of period	$3.46	$2.52	$2.10	$2.23	$1.90	$1.80	$1.92	$1.94	$1.40	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	85	96	96	105	122	135	128	166	154	120

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.12	$1.79	$2.09	$1.97	$1.59	$1.77	$1.75	$1.31	$1.17	$1.23
Accumulation unit value at end of period	$2.19	$2.12	$1.79	$2.09	$1.97	$1.59	$1.77	$1.75	$1.31	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	100	143	136	138	149	169	193	234	212	134

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.23	$1.08	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.29	$1.23	$1.08	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	16,194	11,575	5,404	2,463	488	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.38	$1.16	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.43	$1.38	$1.16	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	91,147	110,984	79,501	25,271	6,764	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.30	$1.12	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.36	$1.30	$1.12	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47,393	52,504	33,609	14,182	3,882	—	—	—	—	—

110    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 0.85% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Wells Fargo VT Opportunity Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$2.94	$2.25	$2.45	$2.05	$1.84	$1.92	$1.75	$1.35	$1.18	$1.26
Accumulation unit value at end of period	$3.52	$2.94	$2.25	$2.45	$2.05	$1.84	$1.92	$1.75	$1.35	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	1,313	1,646	2,119	2,789	3,121	3,666	4,010	4,561	4,859	5,638

Wells Fargo VT Small Cap Growth Fund – Class 2 (6/26/2006)
Accumulation unit value at beginning of period	$3.34	$2.70	$2.69	$2.15	$2.02	$2.09	$2.15	$1.44	$1.35	$1.43
Accumulation unit value at end of period	$5.23	$3.34	$2.70	$2.69	$2.15	$2.02	$2.09	$2.15	$1.44	$1.35
Number of accumulation units outstanding at end of period (000 omitted)	2,441	2,690	3,205	3,435	4,468	5,172	5,436	6,304	6,577	7,143

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.22	$1.08	$1.14	$1.06	$0.92	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.22	$1.08	$1.14	$1.06	$0.92	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	455	444	355	505	500	537	596	258	—	—
Variable account charges of 1.20% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.29	$1.13	$1.23	$1.09	$1.07	$1.10	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,111	1,133	1,199	682	577	504	435	433	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.90	$2.94	$2.90	$2.23	$2.21	$2.02	$1.79	$1.32	$1.15	$1.21
Accumulation unit value at end of period	$5.21	$3.90	$2.94	$2.90	$2.23	$2.21	$2.02	$1.79	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,614	2,358	2,049	1,748	1,439	1,422	954	660	660	250

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.94	$0.79	$0.98	$1.00	$0.72	$1.18	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.69	$0.94	$0.79	$0.98	$1.00	$0.72	$1.18	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,557	3,892	3,975	4,151	3,546	3,236	2,228	543	—	—

American Century VP Value, Class II (2/13/2002)
Accumulation unit value at beginning of period	$3.07	$2.45	$2.73	$2.54	$2.14	$2.26	$2.02	$1.56	$1.38	$1.38
Accumulation unit value at end of period	$3.06	$3.07	$2.45	$2.73	$2.54	$2.14	$2.26	$2.02	$1.56	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	3,139	3,603	3,858	4,171	4,465	4,733	4,750	4,853	4,953	5,339

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.20	$1.32	$1.17	$1.14	$1.17	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.67	$1.40	$1.20	$1.32	$1.17	$1.14	$1.17	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	4,102	4,355	4,558	4,381	4,425	4,355	3,099	1,906	428	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$2.56	$2.11	$2.27	$2.00	$1.91	$1.90	$1.74	$1.45	$1.29	$1.27
Accumulation unit value at end of period	$2.97	$2.56	$2.11	$2.27	$2.00	$1.91	$1.90	$1.74	$1.45	$1.29
Number of accumulation units outstanding at end of period (000 omitted)	11,918	11,684	11,070	10,404	9,620	6,606	4,407	3,681	3,269	3,744

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.53	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	903	728	820	1,020	675	523	355	32	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.07	$1.58	$1.76	$1.47	$1.37	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.50	$2.07	$1.58	$1.76	$1.47	$1.37	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,162	4,948	5,072	5,544	5,240	3,941	1,859	342	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.20	$2.60	$2.74	$2.23	$2.10	$2.11	$1.85	$1.41	$1.25	$1.21
Accumulation unit value at end of period	$3.60	$3.20	$2.60	$2.74	$2.23	$2.10	$2.11	$1.85	$1.41	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,097	1,182	1,138	744	732	705	509	134	80	49

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$1.94	$2.09	$1.86	$1.66	$1.73	$1.59	$1.27	$1.13	$1.21
Accumulation unit value at end of period	$2.37	$2.38	$1.94	$2.09	$1.86	$1.66	$1.73	$1.59	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,877	2,939	2,622	2,889	2,878	2,367	2,401	1,739	1,079	901

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$0.98	$1.07	$0.97	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.08	$0.98	$1.07	$0.97	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	981	1,094	946	1,039	680	523	498	254	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    111

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.43	$1.10	$1.42	$0.98	$0.95	$1.05	$1.09	$1.13	$0.95	$1.22
Accumulation unit value at end of period	$1.88	$1.43	$1.10	$1.42	$0.98	$0.95	$1.05	$1.09	$1.13	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	4,660	4,559	4,514	3,822	2,784	2,778	2,626	2,147	1,444	982

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.98	$0.90	$0.96	$0.92	$0.95	$1.02	$1.03	$1.13	$1.07	$1.04
Accumulation unit value at end of period	$1.02	$0.98	$0.90	$0.96	$0.92	$0.95	$1.02	$1.03	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,597	1,551	1,568	1,392	1,282	1,407	1,544	1,916	2,345	1,777

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.92	$0.92	$0.92	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.91	$0.92	$0.92	$0.92	$0.93	$0.94	$0.95	$0.96	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	14,932	8,604	9,095	3,210	2,489	2,188	4,100	3,841	2,988	3,304

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.69	$1.47	$1.55	$1.48	$1.34	$1.38	$1.34	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.78	$1.69	$1.47	$1.55	$1.48	$1.34	$1.38	$1.34	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	3,543	3,247	3,157	3,432	3,485	3,338	3,308	2,366	2,347	1,717

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.52	$1.44	$1.32	$1.35	$1.32	$1.27	$1.12	$1.07
Accumulation unit value at end of period	$1.72	$1.65	$1.44	$1.52	$1.44	$1.32	$1.35	$1.32	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	2,088	2,412	2,269	2,483	2,280	4,396	4,893	5,110	1,881	1,504

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.26	$1.17	$1.19	$1.16	$1.12	$1.14	$1.09	$1.13	$1.07	$1.02
Accumulation unit value at end of period	$1.40	$1.26	$1.17	$1.19	$1.16	$1.12	$1.14	$1.09	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	4,891	3,545	2,749	2,912	2,637	2,161	2,661	3,597	5,512	3,728

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.40	$2.54	$2.68	$2.12	$2.13	$1.98	$1.76	$1.37	$1.15	$1.21
Accumulation unit value at end of period	$4.51	$3.40	$2.54	$2.68	$2.12	$2.13	$1.98	$1.76	$1.37	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	2,427	2,294	2,357	2,115	1,967	1,957	871	780	441	347

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (2/13/2002)
Accumulation unit value at beginning of period	$3.13	$2.42	$2.57	$2.15	$1.95	$1.96	$1.75	$1.34	$1.18	$1.17
Accumulation unit value at end of period	$3.65	$3.13	$2.42	$2.57	$2.15	$1.95	$1.96	$1.75	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	10,371	11,080	9,042	7,913	6,216	5,727	4,397	3,312	2,590	3,038

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.12	$1.05	$1.07	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02	$1.01
Accumulation unit value at end of period	$1.17	$1.12	$1.05	$1.07	$1.06	$1.02	$1.06	$1.07	$1.07	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	6,147	4,213	3,803	2,772	2,252	1,815	1,789	1,413	1,113	1,220

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.20	$1.02	$1.09	$0.99	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.20	$1.02	$1.09	$0.99	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,115	1,008	709	786	723	494	312	45	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.54	$1.91	$2.03	$1.68	$1.66	$1.60	$1.51	$1.17	$1.06	$1.27
Accumulation unit value at end of period	$3.39	$2.54	$1.91	$2.03	$1.68	$1.66	$1.60	$1.51	$1.17	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,257	1,210	1,065	937	785	832	505	338	175	117

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.60	$1.29	$1.57	$1.25	$1.35	$1.30	$1.44	$1.20	$1.03	$1.19
Accumulation unit value at end of period	$1.72	$1.60	$1.29	$1.57	$1.25	$1.35	$1.30	$1.44	$1.20	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,889	1,968	1,952	1,960	1,984	1,816	845	674	522	263

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.91	$2.33	$2.69	$2.26	$1.91	$2.04	$1.85	$1.36	$1.17	$1.20
Accumulation unit value at end of period	$3.07	$2.91	$2.33	$2.69	$2.26	$1.91	$2.04	$1.85	$1.36	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,159	1,174	1,100	1,032	893	812	762	427	270	204

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.62	$2.02	$2.37	$2.12	$1.88	$2.01	$1.81	$1.33	$1.14	$1.26
Accumulation unit value at end of period	$2.78	$2.62	$2.02	$2.37	$2.12	$1.88	$2.01	$1.81	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,119	1,214	1,216	1,400	1,398	1,396	956	600	271	231

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$2.09	$2.43	$2.19	$1.95	$2.04	$1.96	$1.33	$1.15	$1.27
Accumulation unit value at end of period	$2.61	$2.43	$2.09	$2.43	$2.19	$1.95	$2.04	$1.96	$1.33	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,003	968	1,062	1,153	1,169	1,180	797	659	471	170

112    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.23	$1.13	$1.15	$1.10	$1.02	$1.06	$1.03	$1.05	$0.95	$1.00
Accumulation unit value at end of period	$1.30	$1.23	$1.13	$1.15	$1.10	$1.02	$1.06	$1.03	$1.05	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	7,251	7,011	5,217	5,015	4,464	3,303	2,667	2,602	3,268	2,125

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.05	$1.04	$1.03	$1.01	$1.01	$0.97	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.14	$1.10	$1.05	$1.04	$1.03	$1.01	$1.01	$0.97	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,069	893	852	792	991	852	666	745	881	1,095

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.15	$1.11	$1.09	$1.10	$1.06	$1.10	$1.06	$1.00
Accumulation unit value at end of period	$1.30	$1.21	$1.12	$1.15	$1.11	$1.09	$1.10	$1.06	$1.10	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,657	1,752	1,327	1,328	1,294	1,263	1,122	991	1,384	857

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.26	$1.19	$1.21	$1.20	$1.12	$1.15	$1.07	$1.15	$1.10	$1.02
Accumulation unit value at end of period	$1.36	$1.26	$1.19	$1.21	$1.20	$1.12	$1.15	$1.07	$1.15	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	1,826	2,020	1,561	1,373	1,133	984	1,111	1,311	1,762	1,438

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.92	$1.54	$1.66	$1.59	$1.53	$1.57	$1.40	$1.37	$1.07	$1.19
Accumulation unit value at end of period	$1.80	$1.92	$1.54	$1.66	$1.59	$1.53	$1.57	$1.40	$1.37	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,501	1,590	1,550	1,667	1,920	1,994	1,844	1,528	1,004	667

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.02	$1.23	$1.01	$0.98	$1.04	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.18	$1.02	$1.23	$1.01	$0.98	$1.04	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,056	1,997	1,779	1,306	530	290	86	36	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.52	$2.71	$2.82	$2.15	$2.06	$1.89	$1.70	$1.33	$1.18	$1.21
Accumulation unit value at end of period	$4.57	$3.52	$2.71	$2.82	$2.15	$2.06	$1.89	$1.70	$1.33	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	1,339	1,314	1,339	1,021	744	437	316	247	154	67

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.30	$2.52	$2.59	$2.00	$2.08	$1.99	$1.83	$1.36	$1.21	$1.23
Accumulation unit value at end of period	$4.46	$3.30	$2.52	$2.59	$2.00	$2.08	$1.99	$1.83	$1.36	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	931	944	914	761	699	558	379	198	144	91

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.75	$2.15	$2.42	$2.09	$1.86	$1.90	$1.74	$1.30	$1.14	$1.15
Accumulation unit value at end of period	$2.80	$2.75	$2.15	$2.42	$2.09	$1.86	$1.90	$1.74	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	2,726	2,531	2,406	2,362	2,200	1,518	889	773	565	344

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.20	$2.55	$2.52	$1.93	$1.89	$1.80	$1.70	$1.32	$1.19	$1.24
Accumulation unit value at end of period	$5.55	$3.20	$2.55	$2.52	$1.93	$1.89	$1.80	$1.70	$1.32	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1,372	1,258	1,143	724	611	679	678	574	528	429

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.39	$1.92	$2.15	$1.87	$1.66	$1.84	$1.70	$1.35	$1.20	$1.17
Accumulation unit value at end of period	$2.42	$2.39	$1.92	$2.15	$1.87	$1.66	$1.84	$1.70	$1.35	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,266	1,344	1,154	1,042	932	961	865	752	632	401

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.05	$1.06	$1.04	$1.03	$1.05	$1.01	$1.05	$1.04	$1.00
Accumulation unit value at end of period	$1.21	$1.13	$1.05	$1.06	$1.04	$1.03	$1.05	$1.01	$1.05	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	1,844	923	709	703	620	552	497	502	637	565

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.92	$2.31	$2.61	$2.28	$1.92	$1.94	$1.76	$1.31	$1.13	$1.23
Accumulation unit value at end of period	$3.11	$2.92	$2.31	$2.61	$2.28	$1.92	$1.94	$1.76	$1.31	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,810	2,139	2,013	1,763	1,394	1,007	575	560	544	381

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.99	$0.97	$0.97	$0.98	$0.98	$1.00	$1.00	$1.02	$1.01	$1.00
Accumulation unit value at end of period	$1.01	$0.99	$0.97	$0.97	$0.98	$0.98	$1.00	$1.00	$1.02	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	3,935	1,583	1,423	1,993	1,417	972	618	335	395	320

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.95	$2.11	$2.21	$1.83	$1.79	$1.87	$1.73	$1.37	$1.20	$1.19
Accumulation unit value at end of period	$3.71	$2.95	$2.11	$2.21	$1.83	$1.79	$1.87	$1.73	$1.37	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,057	1,141	1,069	1,270	1,063	1,128	594	356	218	225

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    113

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.04	$0.92	$1.03	$0.97	$0.94	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.08	$1.04	$0.92	$1.03	$0.97	$0.94	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	846	915	1,064	1,129	1,269	1,268	1,159	896	228	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (5/1/2006)
Accumulation unit value at beginning of period	$2.50	$1.92	$2.09	$1.74	$1.63	$1.64	$1.49	$1.15	$1.00	$1.05
Accumulation unit value at end of period	$3.21	$2.50	$1.92	$2.09	$1.74	$1.63	$1.64	$1.49	$1.15	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	9,258	9,782	9,552	10,078	10,461	11,918	10,949	10,325	10,153	11,122

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$4.29	$3.53	$4.19	$3.52	$3.18	$3.27	$3.12	$2.33	$2.05	$2.33
Accumulation unit value at end of period	$5.00	$4.29	$3.53	$4.19	$3.52	$3.18	$3.27	$3.12	$2.33	$2.05
Number of accumulation units outstanding at end of period (000 omitted)	3,764	4,405	4,418	4,805	4,976	5,488	5,341	5,816	6,547	8,022

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.06	$1.10	$1.04	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.16	$1.06	$1.10	$1.04	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	9,712	10,065	7,409	6,336	4,238	3,345	2,973	530	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.34	$1.17	$1.24	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,995	5,083	5,060	4,376	4,296	5,121	4,599	864	—	—

Franklin Mutual Shares VIP Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$2.52	$2.08	$2.32	$2.17	$1.89	$2.01	$1.90	$1.50	$1.33	$1.36
Accumulation unit value at end of period	$2.37	$2.52	$2.08	$2.32	$2.17	$1.89	$2.01	$1.90	$1.50	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,605	1,684	1,948	2,087	2,078	2,317	2,485	2,751	3,107	3,633

Franklin Small Cap Value VIP Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.86	$3.09	$3.59	$3.29	$2.56	$2.79	$2.81	$2.09	$1.78	$1.88
Accumulation unit value at end of period	$4.01	$3.86	$3.09	$3.59	$3.29	$2.56	$2.79	$2.81	$2.09	$1.78
Number of accumulation units outstanding at end of period (000 omitted)	1,669	1,940	1,847	2,091	2,042	2,005	2,092	1,922	2,057	2,496

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	$1.00	—	—	—
Accumulation unit value at end of period	$0.97	$0.92	$0.86	$0.93	$0.90	$0.91	$0.97	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	941	822	602	530	392	337	85	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.02	$2.33	$2.72	$2.02	$2.05	$2.00	$1.98	$1.58	$1.32	$1.46
Accumulation unit value at end of period	$3.80	$3.02	$2.33	$2.72	$2.02	$2.05	$2.00	$1.98	$1.58	$1.32
Number of accumulation units outstanding at end of period (000 omitted)	3,090	3,065	3,124	2,835	2,560	3,117	2,651	2,554	2,440	2,763

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$1.68	$1.53	$1.63	$1.55	$1.48	$1.53	$1.51	$1.54	$1.38	$1.38
Accumulation unit value at end of period	$1.71	$1.68	$1.53	$1.63	$1.55	$1.48	$1.53	$1.51	$1.54	$1.38
Number of accumulation units outstanding at end of period (000 omitted)	4,351	5,069	5,415	6,884	7,596	9,456	11,272	13,581	17,582	20,765

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (2/4/2004)
Accumulation unit value at beginning of period	$3.18	$2.55	$2.89	$2.57	$2.21	$2.38	$2.16	$1.55	$1.33	$1.38
Accumulation unit value at end of period	$3.76	$3.18	$2.55	$2.89	$2.57	$2.21	$2.38	$2.16	$1.55	$1.33
Number of accumulation units outstanding at end of period (000 omitted)	1,965	1,984	2,251	2,294	2,023	1,973	1,628	1,577	1,506	1,679

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.16	$1.07	$0.97	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.21	$1.07	$1.16	$1.07	$0.97	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,349	2,664	2,577	3,205	3,225	3,496	2,734	2,301	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.45	$1.29	$1.07	$1.14	$0.98	$1.02	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	821	843	865	917	1,230	2,299	3,297	1,387	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.35	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	7,017	5,835	3,224	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.09	$1.01	$1.03	$1.01	$1.00	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.09	$1.01	$1.03	$1.01	$1.00	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,838	3,282	3,245	3,672	4,198	2,494	787	243	—	—

114    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Research Portfolio: Service Shares (5/1/2007)
Accumulation unit value at beginning of period	$2.47	$1.85	$1.93	$1.53	$1.54	$1.49	$1.33	$1.04	$0.89	$0.95
Accumulation unit value at end of period	$3.24	$2.47	$1.85	$1.93	$1.53	$1.54	$1.49	$1.33	$1.04	$0.89
Number of accumulation units outstanding at end of period (000 omitted)	1,432	1,516	1,298	936	963	1,036	872	904	1,063	1,400

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.46	$1.26	$1.36	$1.14	$1.12	$1.14	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.46	$1.26	$1.36	$1.14	$1.12	$1.14	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,032	1,273	1,304	1,080	996	839	677	397	—	—

MFS ® Utilities Series – Service Class (2/13/2002)
Accumulation unit value at beginning of period	$4.96	$4.02	$4.04	$3.57	$3.25	$3.86	$3.47	$2.92	$2.61	$2.48
Accumulation unit value at end of period	$5.18	$4.96	$4.02	$4.04	$3.57	$3.25	$3.86	$3.47	$2.92	$2.61
Number of accumulation units outstanding at end of period (000 omitted)	1,698	1,860	1,841	2,062	2,066	2,380	2,670	2,644	2,679	2,928

Morgan Stanley VIF Discovery Portfolio, Class II Shares (5/1/2006)
Accumulation unit value at beginning of period	$2.97	$2.14	$1.96	$1.43	$1.59	$1.71	$1.70	$1.25	$1.17	$1.28
Accumulation unit value at end of period	$7.39	$2.97	$2.14	$1.96	$1.43	$1.59	$1.71	$1.70	$1.25	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	1,718	1,527	1,151	745	647	865	1,012	933	1,242	1,686

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.63	$2.12	$2.28	$1.95	$1.80	$1.84	$1.69	$1.24	$1.14	$1.19
Accumulation unit value at end of period	$3.10	$2.63	$2.12	$2.28	$1.95	$1.80	$1.84	$1.69	$1.24	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	305	415	265	265	192	230	230	158	115	81

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$1.00	$0.88	$0.96	$0.91	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.07	$1.00	$0.88	$0.96	$0.91	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	410	441	411	415	289	373	21	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (5/1/2006)
Accumulation unit value at beginning of period	$1.60	$1.45	$1.56	$1.39	$1.24	$1.39	$1.40	$1.41	$1.25	$1.24
Accumulation unit value at end of period	$1.71	$1.60	$1.45	$1.56	$1.39	$1.24	$1.39	$1.40	$1.41	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,764	2,080	2,306	2,689	3,195	3,992	5,897	7,334	9,642	8,325

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.19	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	$1.00	—
Accumulation unit value at end of period	$1.37	$1.19	$1.03	$1.10	$0.98	$0.95	$0.97	$0.94	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	342	335	324	269	262	370	339	332	233	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.08	$1.01	$1.03	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	4,356	3,114	2,254	1,961	1,423	928	580	264	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.96	$0.95	$0.95	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.91	$0.97	$0.96	$0.95	$0.95	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,238	3,151	2,281	2,297	2,140	2,335	1,820	681	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.77	$1.00	—	—
Accumulation unit value at end of period	$1.34	$0.98	$0.71	$0.86	$0.78	$0.53	$0.71	$0.77	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,975	1,463	1,449	923	695	526	375	184	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07	$1.12
Accumulation unit value at end of period	$2.23	$1.96	$1.63	$1.81	$1.54	$1.47	$1.50	$1.44	$1.20	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	49,831	59,259	67,068	78,567	87,255	100,483	105,357	112,247	95,228	88,245

Variable Portfolio – Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06	$1.04
Accumulation unit value at end of period	$1.44	$1.33	$1.22	$1.27	$1.19	$1.17	$1.18	$1.15	$1.13	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	51,946	39,818	40,482	48,720	59,311	58,818	70,948	106,272	160,513	106,320

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6,836	5,536	2,942	111	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,196	3,162	985	285	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    115

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.17	$1.06	$1.10	$1.03	$1.02	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.17	$1.06	$1.10	$1.03	$1.02	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	26,645	12,880	11,719	10,687	14,633	9,712	9,371	3,637	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.11	$1.17	$1.07	$1.04	$1.08	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.25	$1.11	$1.17	$1.07	$1.04	$1.08	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	38,160	38,633	37,933	40,095	47,465	39,217	33,530	9,694	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.39	$1.19	$1.31	$1.13	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.53	$1.39	$1.19	$1.31	$1.13	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	201,580	214,205	221,885	231,063	234,714	242,820	202,464	52,708	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.41	$1.23	$1.33	$1.17	$1.15	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.54	$1.41	$1.23	$1.33	$1.17	$1.15	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	250,982	270,038	290,652	306,488	322,387	324,682	292,621	141,007	36,030	—

Variable Portfolio – Moderate Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.65	$1.43	$1.54	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08	$1.09
Accumulation unit value at end of period	$1.84	$1.65	$1.43	$1.54	$1.37	$1.33	$1.35	$1.30	$1.18	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	594,330	639,487	687,203	732,837	776,338	817,719	863,442	970,843	983,581	803,653

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.37	$1.20	$1.08	$1.11
Accumulation unit value at end of period	$2.03	$1.80	$1.54	$1.67	$1.46	$1.40	$1.43	$1.37	$1.20	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	169,222	198,212	238,218	284,009	321,871	363,007	395,159	448,743	416,636	380,432

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (5/7/2010)
Accumulation unit value at beginning of period	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.62	$1.48	$1.32	$1.39	$1.28	$1.25	$1.27	$1.22	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	101,633	104,479	109,727	126,804	147,800	157,110	182,170	236,976	315,033	235,332

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.18	$1.10	$1.12	$1.10	$1.09	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.26	$1.18	$1.10	$1.12	$1.10	$1.09	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	988	1,089	1,143	1,062	1,219	969	823	728	1,316	1,006

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.95	$2.15	$1.81	$1.67	$1.69	$1.53	$1.21	$1.11	$1.16
Accumulation unit value at end of period	$2.81	$2.43	$1.95	$2.15	$1.81	$1.67	$1.69	$1.53	$1.21	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	605	660	732	811	885	968	726	424	354	310

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.44	$1.23	$1.49	$1.24	$1.30	$1.32	$1.44	$1.20	$1.01	$1.17
Accumulation unit value at end of period	$1.58	$1.44	$1.23	$1.49	$1.24	$1.30	$1.32	$1.44	$1.20	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	686	569	503	577	608	716	593	347	376	230

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.61	$1.29	$1.61	$1.29	$1.36	$1.41	$1.43	$1.21	$1.07	$1.16
Accumulation unit value at end of period	$1.95	$1.61	$1.29	$1.61	$1.29	$1.36	$1.41	$1.43	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	2,178	2,084	2,338	2,361	2,156	1,988	1,427	944	741	433

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.28	$1.14	$1.40	$1.14	$1.06	$1.17	$1.28	$1.08	$0.94	$1.18
Accumulation unit value at end of period	$1.21	$1.28	$1.14	$1.40	$1.14	$1.06	$1.17	$1.28	$1.08	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	2,277	2,099	1,998	1,546	1,230	1,301	873	929	723	479

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.44	$2.04	$2.17	$1.85	$1.76	$1.89	$1.92	$1.39	$1.27	$1.29
Accumulation unit value at end of period	$3.33	$2.44	$2.04	$2.17	$1.85	$1.76	$1.89	$1.92	$1.39	$1.27
Number of accumulation units outstanding at end of period (000 omitted)	429	538	397	388	318	346	228	272	178	96

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.05	$1.74	$2.04	$1.93	$1.56	$1.74	$1.73	$1.30	$1.16	$1.23
Accumulation unit value at end of period	$2.11	$2.05	$1.74	$2.04	$1.93	$1.56	$1.74	$1.73	$1.30	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	238	279	267	344	355	324	315	238	215	165

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.01	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.27	$1.21	$1.07	$1.11	$1.01	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	8,623	8,661	2,924	1,781	227	—	—	—	—	—

116    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.20% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.15	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.41	$1.36	$1.15	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	44,323	41,911	28,905	19,202	4,033	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.29	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.29	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	33,173	35,067	24,516	13,799	3,724	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.50	$2.69	$2.94	$2.47	$2.23	$2.32	$2.13	$1.65	$1.45	$1.55
Accumulation unit value at end of period	$4.19	$3.50	$2.69	$2.94	$2.47	$2.23	$2.32	$2.13	$1.65	$1.45
Number of accumulation units outstanding at end of period (000 omitted)	837	888	1,019	1,139	1,077	1,223	954	1,074	1,295	1,577

Wells Fargo VT Small Cap Growth Fund – Class 2 (2/13/2002)
Accumulation unit value at beginning of period	$3.73	$3.03	$3.02	$2.43	$2.28	$2.38	$2.46	$1.65	$1.55	$1.65
Accumulation unit value at end of period	$5.82	$3.73	$3.03	$3.02	$2.43	$2.28	$2.38	$2.46	$1.65	$1.55
Number of accumulation units outstanding at end of period (000 omitted)	1,755	1,586	1,463	1,152	1,098	1,391	951	1,040	1,006	1,106

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.12	$1.04	$0.91	$0.99	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.19	$1.06	$1.12	$1.04	$0.91	$0.99	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,009	751	537	493	345	383	293	47	—	—
Variable account charges of 1.35% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.23	$1.09	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.27	$1.12	$1.23	$1.09	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	344	318	236	260	265	258	94	22	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.84	$2.90	$2.87	$2.21	$2.19	$2.00	$1.78	$1.32	$1.15	$1.21
Accumulation unit value at end of period	$5.13	$3.84	$2.90	$2.87	$2.21	$2.19	$2.00	$1.78	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,301	1,577	1,575	1,576	1,200	945	279	113	79	42

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.93	$0.78	$0.98	$1.00	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,809	2,226	2,474	2,683	2,843	2,336	1,358	247	—	—

American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.54	$2.03	$2.27	$2.11	$1.78	$1.88	$1.69	$1.30	$1.15	$1.16
Accumulation unit value at end of period	$2.53	$2.54	$2.03	$2.27	$2.11	$1.78	$1.88	$1.69	$1.30	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,590	1,825	1,910	1,966	1,745	1,422	1,066	679	327	255

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.38	$1.19	$1.31	$1.16	$1.14	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.65	$1.38	$1.19	$1.31	$1.16	$1.14	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	2,852	2,919	3,240	3,371	3,871	3,354	2,259	657	51	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.26	$1.87	$2.01	$1.78	$1.70	$1.69	$1.56	$1.30	$1.15	$1.14
Accumulation unit value at end of period	$2.63	$2.26	$1.87	$2.01	$1.78	$1.70	$1.69	$1.56	$1.30	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	12,064	11,545	11,543	11,715	8,670	3,153	1,206	242	57	69

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.51	$0.60	$0.60	$0.54	$0.72	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	427	372	530	286	188	99	40	16	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.05	$1.57	$1.75	$1.46	$1.36	$1.35	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.47	$2.05	$1.57	$1.75	$1.46	$1.36	$1.35	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,083	3,084	3,193	3,121	2,701	1,988	770	352	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.15	$2.57	$2.71	$2.21	$2.08	$2.10	$1.85	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.54	$3.15	$2.57	$2.71	$2.21	$2.08	$2.10	$1.85	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	1,042	1,204	1,250	1,195	1,250	1,220	437	245	64	10

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    117

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.92	$2.07	$1.84	$1.64	$1.71	$1.58	$1.27	$1.13	$1.21
Accumulation unit value at end of period	$2.33	$2.34	$1.92	$2.07	$1.84	$1.64	$1.71	$1.58	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	2,663	3,101	2,884	2,960	2,551	1,660	1,347	591	136	287

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.13	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	469	729	611	655	351	265	217	61	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.41	$1.09	$1.41	$0.97	$0.94	$1.05	$1.09	$1.12	$0.95	$1.22
Accumulation unit value at end of period	$1.85	$1.41	$1.09	$1.41	$0.97	$0.94	$1.05	$1.09	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	3,521	3,868	3,794	3,748	2,801	1,959	924	565	177	110

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.89	$0.95	$0.91	$0.94	$1.01	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$1.00	$0.97	$0.89	$0.95	$0.91	$0.94	$1.01	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	904	1,184	1,155	1,076	852	658	305	239	241	301

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.91	$0.91	$0.91	$0.92	$0.93	$0.94	$0.95	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.90	$0.91	$0.91	$0.91	$0.92	$0.93	$0.94	$0.95	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	8,886	6,732	7,745	3,791	3,702	4,701	2,792	1,916	306	1,336

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.67	$1.45	$1.53	$1.46	$1.33	$1.37	$1.34	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.75	$1.67	$1.45	$1.53	$1.46	$1.33	$1.37	$1.34	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,934	2,036	2,142	2,549	2,311	2,703	1,899	827	262	294

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.63	$1.42	$1.50	$1.43	$1.31	$1.34	$1.31	$1.27	$1.12	$1.07
Accumulation unit value at end of period	$1.70	$1.63	$1.42	$1.50	$1.43	$1.31	$1.34	$1.31	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	1,108	1,334	1,371	1,496	1,546	1,247	1,019	753	269	155

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.16	$1.17	$1.15	$1.11	$1.13	$1.09	$1.13	$1.07	$1.02
Accumulation unit value at end of period	$1.38	$1.25	$1.16	$1.17	$1.15	$1.11	$1.13	$1.09	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	3,547	2,945	2,453	2,586	2,343	1,204	660	579	903	707

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.35	$2.51	$2.65	$2.10	$2.11	$1.96	$1.75	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.44	$3.35	$2.51	$2.65	$2.10	$2.11	$1.96	$1.75	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,827	1,852	1,908	1,711	1,650	1,278	256	140	45	40

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$3.10	$2.40	$2.56	$2.14	$1.94	$1.95	$1.75	$1.34	$1.18	$1.18
Accumulation unit value at end of period	$3.61	$3.10	$2.40	$2.56	$2.14	$1.94	$1.95	$1.75	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	5,416	5,120	5,151	5,124	3,870	3,022	1,574	558	94	240

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.15	$1.10	$1.04	$1.06	$1.05	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	2,180	2,310	2,000	2,228	2,001	831	795	328	233	483

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.19	$1.01	$1.08	$0.98	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.37	$1.19	$1.01	$1.08	$0.98	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	826	715	596	709	620	815	164	95	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.51	$1.88	$2.01	$1.66	$1.65	$1.59	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.34	$2.51	$1.88	$2.01	$1.66	$1.65	$1.59	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	823	724	742	662	548	820	155	76	19	17

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.27	$1.55	$1.24	$1.34	$1.29	$1.44	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.69	$1.57	$1.27	$1.55	$1.24	$1.34	$1.29	$1.44	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	1,155	1,247	1,261	1,362	1,400	963	250	176	37	25

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.87	$2.30	$2.66	$2.23	$1.89	$2.02	$1.84	$1.36	$1.16	$1.20
Accumulation unit value at end of period	$3.02	$2.87	$2.30	$2.66	$2.23	$1.89	$2.02	$1.84	$1.36	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	914	999	1,001	899	749	659	428	155	15	17

118    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.59	$2.00	$2.34	$2.10	$1.87	$1.99	$1.80	$1.33	$1.14	$1.26
Accumulation unit value at end of period	$2.74	$2.59	$2.00	$2.34	$2.10	$1.87	$1.99	$1.80	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,370	1,498	1,471	1,451	1,127	804	522	141	10	2

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.39	$2.07	$2.40	$2.17	$1.94	$2.03	$1.95	$1.33	$1.15	$1.27
Accumulation unit value at end of period	$2.57	$2.39	$2.07	$2.40	$2.17	$1.94	$2.03	$1.95	$1.33	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1,023	958	878	823	663	406	253	109	59	55

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.22	$1.12	$1.14	$1.09	$1.02	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.28	$1.22	$1.12	$1.14	$1.09	$1.02	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	4,176	4,186	3,448	3,258	2,516	1,832	1,026	762	648	520

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.09	$1.03	$1.03	$1.02	$1.00	$1.01	$0.97	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.12	$1.09	$1.03	$1.03	$1.02	$1.00	$1.01	$0.97	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1,460	1,513	1,259	974	856	547	378	271	587	713

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.19	$1.11	$1.14	$1.10	$1.08	$1.10	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.28	$1.19	$1.11	$1.14	$1.10	$1.08	$1.10	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,016	1,044	1,185	1,307	888	691	329	342	392	239

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.25	$1.17	$1.20	$1.19	$1.11	$1.14	$1.07	$1.15	$1.10	$1.02
Accumulation unit value at end of period	$1.34	$1.25	$1.17	$1.20	$1.19	$1.11	$1.14	$1.07	$1.15	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	678	1,086	1,111	1,175	691	515	277	300	390	359

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.90	$1.52	$1.64	$1.57	$1.52	$1.56	$1.39	$1.37	$1.06	$1.19
Accumulation unit value at end of period	$1.77	$1.90	$1.52	$1.64	$1.57	$1.52	$1.56	$1.39	$1.37	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,231	1,514	1,699	1,813	1,696	1,370	737	364	207	241

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.17	$1.01	$1.23	$1.01	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.17	$1.01	$1.23	$1.01	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	806	784	730	542	266	74	57	30	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.47	$2.67	$2.78	$2.13	$2.04	$1.88	$1.69	$1.33	$1.18	$1.21
Accumulation unit value at end of period	$4.50	$3.47	$2.67	$2.78	$2.13	$2.04	$1.88	$1.69	$1.33	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	687	811	840	806	565	308	197	97	60	24

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.25	$2.49	$2.56	$1.98	$2.06	$1.97	$1.82	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.39	$3.25	$2.49	$2.56	$1.98	$2.06	$1.97	$1.82	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	235	219	238	312	292	242	215	80	6	8

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.71	$2.12	$2.39	$2.07	$1.84	$1.89	$1.74	$1.30	$1.14	$1.15
Accumulation unit value at end of period	$2.76	$2.71	$2.12	$2.39	$2.07	$1.84	$1.89	$1.74	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	1,521	1,567	1,568	1,886	1,649	1,076	640	167	54	58

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.16	$2.52	$2.49	$1.91	$1.88	$1.79	$1.69	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.47	$3.16	$2.52	$2.49	$1.91	$1.88	$1.79	$1.69	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	321	234	255	293	269	195	117	125	121	81

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.36	$1.90	$2.12	$1.86	$1.65	$1.83	$1.69	$1.34	$1.19	$1.17
Accumulation unit value at end of period	$2.39	$2.36	$1.90	$2.12	$1.86	$1.65	$1.83	$1.69	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	688	654	787	858	513	405	358	227	101	28

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.11	$1.04	$1.05	$1.03	$1.03	$1.04	$1.01	$1.04	$1.04	$1.00
Accumulation unit value at end of period	$1.19	$1.11	$1.04	$1.05	$1.03	$1.03	$1.04	$1.01	$1.04	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	1,168	868	537	448	353	235	80	80	89	84

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.88	$2.29	$2.58	$2.26	$1.90	$1.93	$1.75	$1.31	$1.13	$1.23
Accumulation unit value at end of period	$3.07	$2.88	$2.29	$2.58	$2.26	$1.90	$1.93	$1.75	$1.31	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	1,191	1,472	1,524	1,515	1,280	937	329	202	91	149

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    119

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.98	$0.96	$0.96	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$1.00	$0.98	$0.96	$0.96	$0.97	$0.98	$0.99	$1.00	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	2,995	1,407	1,293	938	1,170	1,466	466	273	175	132

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.91	$2.08	$2.19	$1.81	$1.77	$1.85	$1.72	$1.37	$1.19	$1.19
Accumulation unit value at end of period	$3.66	$2.91	$2.08	$2.19	$1.81	$1.77	$1.85	$1.72	$1.37	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	764	934	934	1,022	854	824	301	134	33	23

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.03	$0.91	$1.02	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.07	$1.03	$0.91	$1.02	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	449	534	636	792	875	790	754	349	—	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.83	$2.19	$2.37	$1.98	$1.86	$1.88	$1.71	$1.32	$1.15	$1.20
Accumulation unit value at end of period	$3.64	$2.83	$2.19	$2.37	$1.98	$1.86	$1.88	$1.71	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	4,977	5,040	4,943	5,023	4,065	3,368	2,365	1,060	391	337

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.25	$1.85	$2.20	$1.85	$1.68	$1.73	$1.65	$1.23	$1.09	$1.24
Accumulation unit value at end of period	$2.62	$2.25	$1.85	$2.20	$1.85	$1.68	$1.73	$1.65	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	2,168	2,504	2,517	2,695	2,211	1,870	926	546	299	348

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.15	$1.05	$1.09	$1.03	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.15	$1.05	$1.09	$1.03	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	5,645	5,825	4,566	4,348	2,128	1,631	879	147	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.33	$1.16	$1.23	$1.14	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,153	3,442	3,305	3,497	3,176	2,490	1,901	344	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.05	$1.69	$1.89	$1.77	$1.54	$1.64	$1.56	$1.23	$1.09	$1.12
Accumulation unit value at end of period	$1.92	$2.05	$1.69	$1.89	$1.77	$1.54	$1.64	$1.56	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	456	632	687	776	663	588	361	196	135	99

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.64	$2.12	$2.47	$2.26	$1.76	$1.93	$1.94	$1.44	$1.24	$1.30
Accumulation unit value at end of period	$2.74	$2.64	$2.12	$2.47	$2.26	$1.76	$1.93	$1.94	$1.44	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	1,233	1,391	1,414	1,399	1,235	895	502	205	99	78

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.90	$0.91	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.96	$0.91	$0.85	$0.93	$0.90	$0.91	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	233	261	286	233	167	129	18	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.42	$1.86	$2.18	$1.62	$1.65	$1.61	$1.60	$1.28	$1.07	$1.19
Accumulation unit value at end of period	$3.04	$2.42	$1.86	$2.18	$1.62	$1.65	$1.61	$1.60	$1.28	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	1,960	2,239	2,296	2,087	1,677	1,607	923	632	239	227

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.97	$1.03	$0.99	$0.94	$0.98	$0.97	$1.00	—	—
Accumulation unit value at end of period	$1.08	$1.06	$0.97	$1.03	$0.99	$0.94	$0.98	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	958	1,066	1,157	1,064	776	594	411	187	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.78	$2.23	$2.53	$2.25	$1.94	$2.09	$1.90	$1.37	$1.18	$1.22
Accumulation unit value at end of period	$3.28	$2.78	$2.23	$2.53	$2.25	$1.94	$2.09	$1.90	$1.37	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	874	1,152	1,245	1,193	989	758	353	254	45	81

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.15	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.20	$1.06	$1.15	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,350	1,489	1,457	1,841	1,743	1,275	1,363	866	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.06	$1.14	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.27	$1.06	$1.14	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	597	776	821	823	903	1,703	1,944	950	—	—

120    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,115	2,869	1,890	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.08	$1.00	$1.03	$1.01	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,655	1,488	1,428	1,612	1,548	815	449	64	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$3.00	$2.25	$2.34	$1.86	$1.88	$1.81	$1.63	$1.27	$1.09	$1.17
Accumulation unit value at end of period	$3.92	$3.00	$2.25	$2.34	$1.86	$1.88	$1.81	$1.63	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	337	405	493	561	489	485	112	106	34	36

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.45	$1.24	$1.35	$1.14	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.44	$1.45	$1.24	$1.35	$1.14	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	250	284	359	514	511	426	550	140	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.31	$1.88	$1.89	$1.67	$1.52	$1.81	$1.63	$1.37	$1.23	$1.17
Accumulation unit value at end of period	$2.41	$2.31	$1.88	$1.89	$1.67	$1.52	$1.81	$1.63	$1.37	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	1,165	1,438	1,439	1,585	1,475	1,245	855	330	175	137

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.89	$2.09	$1.92	$1.40	$1.56	$1.68	$1.67	$1.23	$1.15	$1.26
Accumulation unit value at end of period	$7.18	$2.89	$2.09	$1.92	$1.40	$1.56	$1.68	$1.67	$1.23	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	532	431	406	342	315	297	428	253	54	41

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.59	$2.09	$2.25	$1.93	$1.79	$1.82	$1.68	$1.24	$1.13	$1.19
Accumulation unit value at end of period	$3.05	$2.59	$2.09	$2.25	$1.93	$1.79	$1.82	$1.68	$1.24	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	82	65	83	93	72	91	118	59	2	2

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	134	102	74	176	212	198	87	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.36	$1.23	$1.32	$1.18	$1.06	$1.18	$1.19	$1.21	$1.07	$1.06
Accumulation unit value at end of period	$1.45	$1.36	$1.23	$1.32	$1.18	$1.06	$1.18	$1.19	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	492	537	575	611	636	634	648	576	441	482

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.18	$1.02	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.35	$1.18	$1.02	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	217	243	299	294	289	267	220	127	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.07	$1.00	$1.02	$0.99	$0.98	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,965	2,775	2,211	2,185	1,116	866	566	170	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.96	$0.95	$0.95	$0.94	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,131	1,265	1,345	1,479	1,308	1,335	765	176	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.71	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.33	$0.97	$0.71	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,695	1,131	390	495	440	241	146	51	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.01	$1.68	$1.86	$1.58	$1.52	$1.55	$1.49	$1.25	$1.11	$1.16
Accumulation unit value at end of period	$2.28	$2.01	$1.68	$1.86	$1.58	$1.52	$1.55	$1.49	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	8,847	9,572	9,979	9,181	7,251	7,150	5,296	2,833	1,197	1,022

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.32	$1.21	$1.26	$1.19	$1.16	$1.18	$1.15	$1.13	$1.07	$1.05
Accumulation unit value at end of period	$1.42	$1.32	$1.21	$1.26	$1.19	$1.16	$1.18	$1.15	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	9,226	9,119	8,908	9,896	11,501	10,452	10,281	11,471	14,119	11,499

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    121

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.11	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.18	$1.11	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	838	837	342	317	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,698	1,353	784	316	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.05	$1.09	$1.03	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.16	$1.05	$1.09	$1.03	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	13,492	10,379	8,169	9,540	9,308	5,791	4,108	2,818	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.10	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.33	$1.23	$1.10	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	31,319	27,865	29,337	33,959	37,741	29,866	27,101	13,385	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.51	$1.38	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	95,843	104,781	116,191	123,614	127,950	124,538	92,264	39,275	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.40	$1.22	$1.31	$1.16	$1.14	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.52	$1.40	$1.22	$1.31	$1.16	$1.14	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	152,389	166,920	191,571	203,175	210,971	197,103	161,062	80,023	5,866	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.65	$1.44	$1.54	$1.38	$1.34	$1.36	$1.32	$1.20	$1.09	$1.11
Accumulation unit value at end of period	$1.83	$1.65	$1.44	$1.54	$1.38	$1.34	$1.36	$1.32	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	63,563	68,491	74,553	80,144	78,752	75,558	67,268	48,448	30,878	28,107

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.82	$1.55	$1.69	$1.48	$1.42	$1.45	$1.40	$1.22	$1.10	$1.13
Accumulation unit value at end of period	$2.05	$1.82	$1.55	$1.69	$1.48	$1.42	$1.45	$1.40	$1.22	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	28,712	32,675	35,712	36,669	36,374	35,791	28,513	18,700	9,398	9,272

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.47	$1.31	$1.39	$1.28	$1.25	$1.27	$1.23	$1.16	$1.08	$1.08
Accumulation unit value at end of period	$1.61	$1.47	$1.31	$1.39	$1.28	$1.25	$1.27	$1.23	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	19,298	19,872	22,007	23,206	23,340	22,837	20,339	19,853	19,190	14,556

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.17	$1.09	$1.11	$1.09	$1.08	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.24	$1.17	$1.09	$1.11	$1.09	$1.08	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	965	692	852	1,148	1,315	968	217	279	173	167

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.40	$1.93	$2.13	$1.80	$1.66	$1.68	$1.52	$1.21	$1.10	$1.16
Accumulation unit value at end of period	$2.76	$2.40	$1.93	$2.13	$1.80	$1.66	$1.68	$1.52	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	198	251	325	340	323	259	163	122	33	22

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.42	$1.21	$1.48	$1.23	$1.29	$1.31	$1.43	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.55	$1.42	$1.21	$1.48	$1.23	$1.29	$1.31	$1.43	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	503	595	752	867	730	1,073	392	195	23	123

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.59	$1.27	$1.60	$1.28	$1.35	$1.40	$1.42	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.92	$1.59	$1.27	$1.60	$1.28	$1.35	$1.40	$1.42	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1,670	1,797	1,904	1,860	1,472	1,378	451	99	113	237

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.26	$1.13	$1.39	$1.13	$1.06	$1.16	$1.27	$1.08	$0.93	$1.18
Accumulation unit value at end of period	$1.19	$1.26	$1.13	$1.39	$1.13	$1.06	$1.16	$1.27	$1.08	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1,467	1,386	1,293	1,388	1,036	583	322	192	23	123

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.40	$2.01	$2.15	$1.84	$1.75	$1.87	$1.91	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.28	$2.40	$2.01	$2.15	$1.84	$1.75	$1.87	$1.91	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	155	177	193	167	119	136	42	20	7	8

122    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.35% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.02	$1.72	$2.02	$1.91	$1.55	$1.73	$1.72	$1.29	$1.16	$1.23
Accumulation unit value at end of period	$2.08	$2.02	$1.72	$2.02	$1.91	$1.55	$1.73	$1.72	$1.29	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	162	181	138	151	170	184	81	60	41	17

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.07	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.21	$1.07	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3,795	3,642	2,009	1,239	319	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.36	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.36	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18,858	19,020	17,306	14,014	3,170	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.11	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.11	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	11,680	12,979	11,253	8,737	1,154	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.74	$2.11	$2.30	$1.94	$1.75	$1.83	$1.68	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.27	$2.74	$2.11	$2.30	$1.94	$1.75	$1.83	$1.68	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	235	297	301	328	245	222	81	52	33	12

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.86	$2.32	$2.32	$1.87	$1.76	$1.84	$1.90	$1.28	$1.20	$1.28
Accumulation unit value at end of period	$4.45	$2.86	$2.32	$2.32	$1.87	$1.76	$1.84	$1.90	$1.28	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	1,394	1,355	1,427	1,227	1,062	887	458	263	57	56

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.25	$1.18	$1.05	$1.11	$1.04	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	264	293	329	430	226	189	139	26	—	—
Variable account charges of 1.40% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.12	$1.22	$1.08	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.31	$1.27	$1.12	$1.22	$1.08	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.83	$2.89	$2.86	$2.20	$2.18	$2.00	$1.78	$1.32	$1.15	$1.21
Accumulation unit value at end of period	$5.10	$3.83	$2.89	$2.86	$2.20	$2.18	$2.00	$1.78	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	52	58	50	51	46	59	47	34	24	10

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.92	$0.78	$0.97	$1.00	$0.72	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.68	$0.92	$0.78	$0.97	$1.00	$0.72	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	126	201	219	220	269	295	170	—	—

American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.53	$2.02	$2.26	$2.11	$1.78	$1.88	$1.69	$1.30	$1.15	$1.16
Accumulation unit value at end of period	$2.51	$2.53	$2.02	$2.26	$2.11	$1.78	$1.88	$1.69	$1.30	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	51	83	100	98	97	157	173	166	154	49

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.38	$1.19	$1.30	$1.16	$1.14	$1.16	$1.16	$1.03	$1.00	—
Accumulation unit value at end of period	$1.64	$1.38	$1.19	$1.30	$1.16	$1.14	$1.16	$1.16	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	476	476	477	610	510	485	524	534	149	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.25	$1.86	$2.01	$1.78	$1.69	$1.69	$1.55	$1.30	$1.15	$1.14
Accumulation unit value at end of period	$2.61	$2.25	$1.86	$2.01	$1.78	$1.69	$1.69	$1.55	$1.30	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	488	697	610	677	718	608	483	434	177	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.54	$0.51	$0.60	$0.60	$0.54	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.52	$0.54	$0.51	$0.60	$0.60	$0.54	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    123

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.05	$1.56	$1.74	$1.46	$1.36	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.46	$2.05	$1.56	$1.74	$1.46	$1.36	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	133	161	166	186	197	424	358	23	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.14	$2.56	$2.70	$2.21	$2.08	$2.09	$1.84	$1.40	$1.25	$1.20
Accumulation unit value at end of period	$3.53	$3.14	$2.56	$2.70	$2.21	$2.08	$2.09	$1.84	$1.40	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	23	27	24	40	46	51	47	30	4	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.33	$1.91	$2.06	$1.83	$1.64	$1.71	$1.58	$1.27	$1.13	$1.21
Accumulation unit value at end of period	$2.32	$2.33	$1.91	$2.06	$1.83	$1.64	$1.71	$1.58	$1.27	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	242	433	470	457	450	520	549	555	165	26

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.13	$1.07	$0.97	$1.06	$0.96	$0.88	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	18	21	14	8	8	23	23	51	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.40	$1.08	$1.40	$0.97	$0.94	$1.05	$1.09	$1.12	$0.95	$1.22
Accumulation unit value at end of period	$1.84	$1.40	$1.08	$1.40	$0.97	$0.94	$1.05	$1.09	$1.12	$0.95
Number of accumulation units outstanding at end of period (000 omitted)	129	262	280	283	288	341	401	435	217	131

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.88	$0.95	$0.91	$0.94	$1.01	$1.02	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$1.00	$0.97	$0.88	$0.95	$0.91	$0.94	$1.01	$1.02	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	277	322	334	355	338	386	382	409	225	86

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.90	$0.90	$0.90	$0.91	$0.93	$0.94	$0.95	$0.97	$0.98	$0.99
Accumulation unit value at end of period	$0.89	$0.90	$0.90	$0.90	$0.91	$0.93	$0.94	$0.95	$0.97	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	1,511	489	775	1,170	488	739	446	466	234	219

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.66	$1.45	$1.53	$1.46	$1.33	$1.36	$1.34	$1.28	$1.12	$1.08
Accumulation unit value at end of period	$1.74	$1.66	$1.45	$1.53	$1.46	$1.33	$1.36	$1.34	$1.28	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	182	217	221	283	316	317	459	449	288	93

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.62	$1.42	$1.49	$1.43	$1.31	$1.34	$1.31	$1.27	$1.12	$1.07
Accumulation unit value at end of period	$1.69	$1.62	$1.42	$1.49	$1.43	$1.31	$1.34	$1.31	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	210	379	404	476	480	530	593	698	185	49

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.15	$1.17	$1.14	$1.11	$1.13	$1.09	$1.13	$1.07	$1.01
Accumulation unit value at end of period	$1.37	$1.24	$1.15	$1.17	$1.14	$1.11	$1.13	$1.09	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	832	790	715	674	632	447	633	868	511	46

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.34	$2.50	$2.64	$2.10	$2.10	$1.96	$1.74	$1.36	$1.15	$1.21
Accumulation unit value at end of period	$4.42	$3.34	$2.50	$2.64	$2.10	$2.10	$1.96	$1.74	$1.36	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	53	61	64	63	45	79	51	115	112	24

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$3.09	$2.39	$2.55	$2.13	$1.94	$1.95	$1.74	$1.34	$1.18	$1.18
Accumulation unit value at end of period	$3.59	$3.09	$2.39	$2.55	$2.13	$1.94	$1.95	$1.74	$1.34	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	528	493	363	361	448	280	324	235	335	1

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.10	$1.04	$1.05	$1.05	$1.01	$1.05	$1.06	$1.06	$1.02	$1.01
Accumulation unit value at end of period	$1.14	$1.10	$1.04	$1.05	$1.05	$1.01	$1.05	$1.06	$1.06	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	261	248	296	347	286	338	371	610	191	—

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.18	$1.00	$1.08	$0.98	$0.97	$0.99	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.36	$1.18	$1.00	$1.08	$0.98	$0.97	$0.99	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	51	57	67	57	57	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.50	$1.88	$2.00	$1.66	$1.65	$1.58	$1.50	$1.16	$1.06	$1.27
Accumulation unit value at end of period	$3.32	$2.50	$1.88	$2.00	$1.66	$1.65	$1.58	$1.50	$1.16	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	76	60	65	87	73	50	62	59	49	7

124    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.57	$1.27	$1.55	$1.23	$1.34	$1.29	$1.43	$1.19	$1.03	$1.19
Accumulation unit value at end of period	$1.68	$1.57	$1.27	$1.55	$1.23	$1.34	$1.29	$1.43	$1.19	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	99	125	146	140	153	99	54	45	42	23

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.85	$2.29	$2.65	$2.23	$1.89	$2.02	$1.84	$1.36	$1.16	$1.20
Accumulation unit value at end of period	$3.01	$2.85	$2.29	$2.65	$2.23	$1.89	$2.02	$1.84	$1.36	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	78	86	91	52	57	76	85	54	43	9

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.58	$1.99	$2.33	$2.09	$1.86	$1.99	$1.80	$1.33	$1.14	$1.26
Accumulation unit value at end of period	$2.72	$2.58	$1.99	$2.33	$2.09	$1.86	$1.99	$1.80	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	95	102	114	140	139	141	133	107	33	9

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.38	$2.06	$2.39	$2.17	$1.93	$2.03	$1.94	$1.33	$1.14	$1.27
Accumulation unit value at end of period	$2.56	$2.38	$2.06	$2.39	$2.17	$1.93	$2.03	$1.94	$1.33	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	39	48	47	66	64	68	72	63	60	27

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.21	$1.12	$1.14	$1.09	$1.02	$1.05	$1.03	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.28	$1.21	$1.12	$1.14	$1.09	$1.02	$1.05	$1.03	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	685	777	706	666	669	412	498	618	454	148

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.08	$1.03	$1.03	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$1.12	$1.08	$1.03	$1.03	$1.01	$1.00	$1.00	$0.96	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	17	103	103	86	88	21	106	119	12	6

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.19	$1.10	$1.13	$1.10	$1.08	$1.09	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.27	$1.19	$1.10	$1.13	$1.10	$1.08	$1.09	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5	18	18	22	33	78	89	92	85	24

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.24	$1.17	$1.19	$1.18	$1.11	$1.14	$1.07	$1.15	$1.10	$1.02
Accumulation unit value at end of period	$1.33	$1.24	$1.17	$1.19	$1.18	$1.11	$1.14	$1.07	$1.15	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	76	74	83	108	95	171	244	230	291	25

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.89	$1.52	$1.63	$1.57	$1.52	$1.56	$1.39	$1.37	$1.06	$1.19
Accumulation unit value at end of period	$1.77	$1.89	$1.52	$1.63	$1.57	$1.52	$1.56	$1.39	$1.37	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	54	85	110	156	224	243	274	214	174	75

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.19	$1.16	$1.01	$1.22	$1.00	$0.98	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	20	21	14	19	18	6	5	5	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.45	$2.66	$2.77	$2.12	$2.04	$1.87	$1.69	$1.32	$1.18	$1.21
Accumulation unit value at end of period	$4.48	$3.45	$2.66	$2.77	$2.12	$2.04	$1.87	$1.69	$1.32	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	7	9	11	9	8	54	55	55	44	—

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.24	$2.48	$2.55	$1.98	$2.06	$1.97	$1.81	$1.35	$1.21	$1.23
Accumulation unit value at end of period	$4.37	$3.24	$2.48	$2.55	$1.98	$2.06	$1.97	$1.81	$1.35	$1.21
Number of accumulation units outstanding at end of period (000 omitted)	39	60	65	76	77	78	67	65	52	32

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.70	$2.11	$2.38	$2.06	$1.84	$1.88	$1.73	$1.30	$1.13	$1.15
Accumulation unit value at end of period	$2.75	$2.70	$2.11	$2.38	$2.06	$1.84	$1.88	$1.73	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	123	185	191	171	201	193	130	138	166	39

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.14	$2.51	$2.48	$1.90	$1.87	$1.79	$1.69	$1.31	$1.19	$1.24
Accumulation unit value at end of period	$5.44	$3.14	$2.51	$2.48	$1.90	$1.87	$1.79	$1.69	$1.31	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	106	130	100	114	120	77	88	90	72	35

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.35	$1.89	$2.12	$1.85	$1.65	$1.82	$1.69	$1.34	$1.19	$1.17
Accumulation unit value at end of period	$2.37	$2.35	$1.89	$2.12	$1.85	$1.65	$1.82	$1.69	$1.34	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	138	214	234	245	256	259	251	303	150	15

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    125

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.11	$1.03	$1.05	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04	$1.00
Accumulation unit value at end of period	$1.19	$1.11	$1.03	$1.05	$1.03	$1.02	$1.04	$1.00	$1.04	$1.04
Number of accumulation units outstanding at end of period (000 omitted)	403	325	286	194	188	202	227	364	108	11

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.87	$2.28	$2.57	$2.26	$1.90	$1.93	$1.74	$1.30	$1.13	$1.23
Accumulation unit value at end of period	$3.05	$2.87	$2.28	$2.57	$2.26	$1.90	$1.93	$1.74	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	17	37	37	49	32	41	9	8	7	2

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.97	$0.95	$0.96	$0.97	$0.97	$0.99	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.99	$0.97	$0.95	$0.96	$0.97	$0.97	$0.99	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	88	109	108	74	73	72	76	72	11	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.90	$2.07	$2.18	$1.80	$1.77	$1.85	$1.72	$1.37	$1.19	$1.19
Accumulation unit value at end of period	$3.64	$2.90	$2.07	$2.18	$1.80	$1.77	$1.85	$1.72	$1.37	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	108	108	113	98	129	129	103	154	122	1

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.02	$0.91	$1.02	$0.96	$0.93	$1.01	$0.99	$1.00	$1.00	—
Accumulation unit value at end of period	$1.06	$1.02	$0.91	$1.02	$0.96	$0.93	$1.01	$0.99	$1.00	—
Number of accumulation units outstanding at end of period (000 omitted)	173	178	190	206	211	269	279	177	80	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.82	$2.18	$2.37	$1.97	$1.86	$1.88	$1.70	$1.32	$1.15	$1.20
Accumulation unit value at end of period	$3.62	$2.82	$2.18	$2.37	$1.97	$1.86	$1.88	$1.70	$1.32	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	541	474	495	510	526	589	665	579	341	164

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.24	$1.84	$2.19	$1.85	$1.67	$1.72	$1.65	$1.23	$1.09	$1.24
Accumulation unit value at end of period	$2.60	$2.24	$1.84	$2.19	$1.85	$1.67	$1.72	$1.65	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	242	282	298	318	315	292	275	232	128	20

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.05	$1.09	$1.03	$0.97	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.14	$1.05	$1.09	$1.03	$0.97	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	283	240	187	203	170	126	164	118	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.32	$1.16	$1.23	$1.13	$1.01	$1.10	$1.07	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.32	$1.16	$1.23	$1.13	$1.01	$1.10	$1.07	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2	131	174	210	158	365	328	110	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.04	$1.69	$1.88	$1.76	$1.54	$1.64	$1.55	$1.23	$1.09	$1.12
Accumulation unit value at end of period	$1.91	$2.04	$1.69	$1.88	$1.76	$1.54	$1.64	$1.55	$1.23	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	3	3	3	35	41	41	39	30

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.63	$2.11	$2.46	$2.25	$1.76	$1.92	$1.94	$1.44	$1.24	$1.30
Accumulation unit value at end of period	$2.73	$2.63	$2.11	$2.46	$2.25	$1.76	$1.92	$1.94	$1.44	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	165	143	150	159	159	153	140	73	19	18

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.96	$0.91	$0.85	$0.93	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	17	14	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.41	$1.86	$2.17	$1.62	$1.64	$1.61	$1.60	$1.28	$1.07	$1.19
Accumulation unit value at end of period	$3.02	$2.41	$1.86	$2.17	$1.62	$1.64	$1.61	$1.60	$1.28	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	71	71	60	65	42	161	89	102	59	46

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.97	$1.03	$0.98	$0.94	$0.98	$0.97	$1.00	—	—
Accumulation unit value at end of period	$1.07	$1.06	$0.97	$1.03	$0.98	$0.94	$0.98	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.76	$2.22	$2.52	$2.24	$1.93	$2.09	$1.90	$1.37	$1.18	$1.22
Accumulation unit value at end of period	$3.26	$2.76	$2.22	$2.52	$2.24	$1.93	$2.09	$1.90	$1.37	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	77	85	95	111	100	95	88	63	43	1

126    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.05	$1.15	$1.06	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.20	$1.05	$1.15	$1.06	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	113	140	140	263	122	115	155	165	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.27	$1.06	$1.13	$0.97	$1.01	$1.12	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.27	$1.06	$1.13	$0.97	$1.01	$1.12	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	36	131	187	205	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.34	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	343	342	41	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$1.01	$1.00	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.07	$1.00	$1.02	$1.01	$1.00	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	362	262	296	169	202	110	16	2	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.98	$2.24	$2.33	$1.86	$1.88	$1.81	$1.63	$1.27	$1.09	$1.17
Accumulation unit value at end of period	$3.90	$2.98	$2.24	$2.33	$1.86	$1.88	$1.81	$1.63	$1.27	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	24	6	2	4	4	4	4	4	—	9

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.44	$1.24	$1.35	$1.13	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.43	$1.44	$1.24	$1.35	$1.13	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	8	—	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.30	$1.87	$1.88	$1.66	$1.52	$1.81	$1.63	$1.37	$1.23	$1.17
Accumulation unit value at end of period	$2.39	$2.30	$1.87	$1.88	$1.66	$1.52	$1.81	$1.63	$1.37	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	269	300	344	403	433	478	480	450	215	69

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.88	$2.08	$1.91	$1.40	$1.56	$1.68	$1.67	$1.23	$1.15	$1.26
Accumulation unit value at end of period	$7.15	$2.88	$2.08	$1.91	$1.40	$1.56	$1.68	$1.67	$1.23	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	106	67	62	51	51	56	41	44	35	32

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.58	$2.08	$2.25	$1.93	$1.78	$1.82	$1.68	$1.24	$1.13	$1.19
Accumulation unit value at end of period	$3.03	$2.58	$2.08	$2.25	$1.93	$1.78	$1.82	$1.68	$1.24	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	11	—	—	9

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.06	$0.99	$0.87	$0.95	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	22	21	21	21	5	19	5	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.35	$1.23	$1.32	$1.18	$1.06	$1.18	$1.19	$1.21	$1.07	$1.06
Accumulation unit value at end of period	$1.44	$1.35	$1.23	$1.32	$1.18	$1.06	$1.18	$1.19	$1.21	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	74	74	75	84	84	88	667	768	184	57

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.17	$1.02	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.35	$1.17	$1.02	$1.09	$0.97	$0.95	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	218	218	222	238	238	300	317	326	124	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$1.00	$1.02	$0.99	$0.97	$0.99	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.14	$1.06	$1.00	$1.02	$0.99	$0.97	$0.99	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	62	66	14	17	—	—	—	—	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.95	$0.94	$0.94	$0.93	$0.98	$0.98	$1.00	—	—
Accumulation unit value at end of period	$0.89	$0.95	$0.95	$0.94	$0.94	$0.93	$0.98	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	21	27	27	36	36	42	18	14	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.97	$0.71	$0.85	$0.77	$0.53	$0.71	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.32	$0.97	$0.71	$0.85	$0.77	$0.53	$0.71	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	23	6	6	6	24	21	21	15	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    127

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.00	$1.67	$1.85	$1.58	$1.51	$1.55	$1.48	$1.25	$1.11	$1.16
Accumulation unit value at end of period	$2.27	$2.00	$1.67	$1.85	$1.58	$1.51	$1.55	$1.48	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	3,809	3,949	4,350	4,857	5,323	5,427	5,453	5,797	4,222	1,906

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.31	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.13	$1.07	$1.05
Accumulation unit value at end of period	$1.41	$1.31	$1.20	$1.26	$1.19	$1.16	$1.18	$1.15	$1.13	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	4,854	4,813	7,304	7,861	9,441	9,804	9,525	11,122	12,192	4,424

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.97	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.17	$1.10	$0.97	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	134	134	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.16	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	407	424	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.05	$1.09	$1.03	$1.01	$1.04	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.23	$1.16	$1.05	$1.09	$1.03	$1.01	$1.04	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,234	1,625	1,311	1,483	865	579	261	275	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.23	$1.09	$1.16	$1.06	$1.04	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,021	925	1,028	1,145	1,226	461	180	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.37	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.51	$1.37	$1.18	$1.30	$1.12	$1.10	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	2,976	3,488	3,585	3,536	4,106	4,202	2,418	604	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.39	$1.22	$1.31	$1.16	$1.14	$1.19	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.52	$1.39	$1.22	$1.31	$1.16	$1.14	$1.19	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	19,555	21,320	23,925	27,618	29,984	32,218	35,582	35,461	24,797	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.64	$1.43	$1.54	$1.38	$1.33	$1.36	$1.31	$1.20	$1.09	$1.11
Accumulation unit value at end of period	$1.82	$1.64	$1.43	$1.54	$1.38	$1.33	$1.36	$1.31	$1.20	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	35,305	37,674	39,433	44,645	48,268	49,765	50,758	53,838	45,726	22,126

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.81	$1.55	$1.69	$1.47	$1.42	$1.45	$1.40	$1.22	$1.10	$1.13
Accumulation unit value at end of period	$2.04	$1.81	$1.55	$1.69	$1.47	$1.42	$1.45	$1.40	$1.22	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	9,459	11,036	13,405	14,395	15,499	17,937	20,357	22,020	13,969	11,746

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.46	$1.31	$1.38	$1.28	$1.24	$1.26	$1.22	$1.16	$1.08	$1.08
Accumulation unit value at end of period	$1.60	$1.46	$1.31	$1.38	$1.28	$1.24	$1.26	$1.22	$1.16	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	10,937	12,528	14,331	16,510	17,248	17,752	19,324	20,160	19,211	9,784

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.16	$1.09	$1.10	$1.08	$1.08	$1.08	$1.05	$1.09	$1.06	$1.00
Accumulation unit value at end of period	$1.24	$1.16	$1.09	$1.10	$1.08	$1.08	$1.08	$1.05	$1.09	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	73	80	81	130	143	129	157	175	130	35

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.39	$1.92	$2.12	$1.79	$1.66	$1.68	$1.52	$1.20	$1.10	$1.16
Accumulation unit value at end of period	$2.75	$2.39	$1.92	$2.12	$1.79	$1.66	$1.68	$1.52	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	205	240	258	254	243	293	246	244	48	22

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.41	$1.21	$1.47	$1.22	$1.28	$1.31	$1.43	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.54	$1.41	$1.21	$1.47	$1.22	$1.28	$1.31	$1.43	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	15	15	18	15	15	26	26	26	27	4

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.58	$1.27	$1.59	$1.27	$1.34	$1.40	$1.42	$1.21	$1.06	$1.16
Accumulation unit value at end of period	$1.91	$1.58	$1.27	$1.59	$1.27	$1.34	$1.40	$1.42	$1.21	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	71	307	305	314	325	310	271	177	27	32

128    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.40% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.26	$1.13	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.19	$1.26	$1.13	$1.38	$1.12	$1.05	$1.15	$1.27	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	58	54	53	53	19	13	38	48	42	11

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.39	$2.01	$2.14	$1.83	$1.75	$1.87	$1.90	$1.38	$1.26	$1.29
Accumulation unit value at end of period	$3.27	$2.39	$2.01	$2.14	$1.83	$1.75	$1.87	$1.90	$1.38	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	—	3	3	10	17	18	13	12	13	13

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.01	$1.71	$2.01	$1.91	$1.54	$1.73	$1.72	$1.29	$1.16	$1.23
Accumulation unit value at end of period	$2.07	$2.01	$1.71	$2.01	$1.91	$1.54	$1.73	$1.72	$1.29	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	14	13	18	19	20	26	75	49	15

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.21	$1.06	$1.11	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.26	$1.21	$1.06	$1.11	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	371	125	70	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.35	$1.14	$1.21	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.40	$1.35	$1.14	$1.21	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	878	804	1,678	1,162	1,041	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.28	$1.10	$1.16	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.28	$1.10	$1.16	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,434	1,657	2,165	960	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.73	$2.10	$2.30	$1.93	$1.75	$1.83	$1.68	$1.30	$1.14	$1.23
Accumulation unit value at end of period	$3.25	$2.73	$2.10	$2.30	$1.93	$1.75	$1.83	$1.68	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	54	61	68	89	78	84	72	72	52	24

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.84	$2.31	$2.31	$1.86	$1.75	$1.83	$1.89	$1.28	$1.20	$1.28
Accumulation unit value at end of period	$4.43	$2.84	$2.31	$2.31	$1.86	$1.75	$1.83	$1.89	$1.28	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	70	66	65	63	65	66	42	37	21	11

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.05	$1.11	$1.03	$0.91	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.24	$1.18	$1.05	$1.11	$1.03	$0.91	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	138	138	114	—	—
Variable account charges of 1.65% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.10	$1.21	$1.07	$1.06	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.25	$1.10	$1.21	$1.07	$1.06	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	76	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.74	$2.83	$2.81	$2.17	$2.15	$1.98	$1.76	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$4.97	$3.74	$2.83	$2.81	$2.17	$2.15	$1.98	$1.76	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	1	2	3	3	4	16	6	7	8	—

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.91	$0.77	$0.96	$0.99	$0.71	$1.17	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.67	$0.91	$0.77	$0.96	$0.99	$0.71	$1.17	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	43	40	77	172	132	107	59	5	—	—

American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.47	$1.98	$2.22	$2.07	$1.75	$1.86	$1.67	$1.29	$1.15	$1.16
Accumulation unit value at end of period	$2.45	$2.47	$1.98	$2.22	$2.07	$1.75	$1.86	$1.67	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	11	47	56	46	80	115	122	152	137	10

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.17	$1.28	$1.15	$1.13	$1.16	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.61	$1.35	$1.17	$1.28	$1.15	$1.13	$1.16	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	74	77	130	166	123	191	108	94	39	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    129

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.20	$1.82	$1.97	$1.75	$1.67	$1.67	$1.54	$1.29	$1.15	$1.14
Accumulation unit value at end of period	$2.55	$2.20	$1.82	$1.97	$1.75	$1.67	$1.67	$1.54	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	416	425	416	249	300	54	58	67	9	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.53	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.51	$0.53	$0.50	$0.59	$0.59	$0.53	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	12	12	18	7	7	7	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$2.01	$1.54	$1.72	$1.44	$1.35	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.42	$2.01	$1.54	$1.72	$1.44	$1.35	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	37	37	43	62	46	22	9	—	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.07	$2.51	$2.65	$2.17	$2.05	$2.07	$1.83	$1.39	$1.24	$1.20
Accumulation unit value at end of period	$3.43	$3.07	$2.51	$2.65	$2.17	$2.05	$2.07	$1.83	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	13	14	14	15	28	28	36	31	9	9

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.28	$1.87	$2.02	$1.80	$1.62	$1.69	$1.57	$1.26	$1.12	$1.20
Accumulation unit value at end of period	$2.26	$2.28	$1.87	$2.02	$1.80	$1.62	$1.69	$1.57	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	41	38	47	60	69	71	68	114	67	84

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.95	$1.05	$0.95	$0.87	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.11	$1.05	$0.95	$1.05	$0.95	$0.87	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14	35	30	40	10	—	—	8	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.37	$1.06	$1.38	$0.95	$0.93	$1.03	$1.08	$1.12	$0.94	$1.21
Accumulation unit value at end of period	$1.80	$1.37	$1.06	$1.38	$0.95	$0.93	$1.03	$1.08	$1.12	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	48	105	215	231	178	173	165	197	172	125

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.87	$0.93	$0.90	$0.92	$1.00	$1.01	$1.12	$1.07	$1.04
Accumulation unit value at end of period	$0.97	$0.94	$0.87	$0.93	$0.90	$0.92	$1.00	$1.01	$1.12	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	17	38	53	50	59	112	133	176	221	48

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.88	$0.88	$0.89	$0.90	$0.91	$0.93	$0.94	$0.96	$0.98	$0.99
Accumulation unit value at end of period	$0.87	$0.88	$0.88	$0.89	$0.90	$0.91	$0.93	$0.94	$0.96	$0.98
Number of accumulation units outstanding at end of period (000 omitted)	231	162	70	89	461	157	73	128	57	277

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.62	$1.42	$1.50	$1.44	$1.31	$1.35	$1.32	$1.27	$1.12	$1.08
Accumulation unit value at end of period	$1.70	$1.62	$1.42	$1.50	$1.44	$1.31	$1.35	$1.32	$1.27	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	42	42	44	48	59	105	117	127	184	154

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.58	$1.39	$1.47	$1.40	$1.29	$1.33	$1.30	$1.26	$1.12	$1.07
Accumulation unit value at end of period	$1.65	$1.58	$1.39	$1.47	$1.40	$1.29	$1.33	$1.30	$1.26	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	36	55	77	104	145	151	176	216	85	48

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.13	$1.15	$1.13	$1.10	$1.11	$1.08	$1.12	$1.06	$1.01
Accumulation unit value at end of period	$1.34	$1.21	$1.13	$1.15	$1.13	$1.10	$1.11	$1.08	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	67	338	609	210	206	284	338	376	530	72

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.26	$2.44	$2.59	$2.06	$2.07	$1.94	$1.73	$1.35	$1.15	$1.20
Accumulation unit value at end of period	$4.31	$3.26	$2.44	$2.59	$2.06	$2.07	$1.94	$1.73	$1.35	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	28	28	30	36	29	33	30	55	23	9

Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$3.01	$2.34	$2.50	$2.09	$1.91	$1.93	$1.73	$1.33	$1.17	$1.17
Accumulation unit value at end of period	$3.50	$3.01	$2.34	$2.50	$2.09	$1.91	$1.93	$1.73	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	47	64	137	109	21	569	22	74	15	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.07	$1.01	$1.03	$1.03	$1.00	$1.04	$1.05	$1.06	$1.01	$1.01
Accumulation unit value at end of period	$1.11	$1.07	$1.01	$1.03	$1.03	$1.00	$1.04	$1.05	$1.06	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	70	69	57	91	184	314	349	304	232	122

130    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.16	$0.99	$1.06	$0.97	$0.96	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.34	$1.16	$0.99	$1.06	$0.97	$0.96	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.44	$1.84	$1.97	$1.63	$1.62	$1.57	$1.49	$1.15	$1.06	$1.27
Accumulation unit value at end of period	$3.24	$2.44	$1.84	$1.97	$1.63	$1.62	$1.57	$1.49	$1.15	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	5	—	—	11	11	17	17	46	17	17

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.53	$1.24	$1.52	$1.21	$1.32	$1.28	$1.42	$1.18	$1.02	$1.19
Accumulation unit value at end of period	$1.64	$1.53	$1.24	$1.52	$1.21	$1.32	$1.28	$1.42	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	20	67	68	70	75	70	61	67	43	20

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.79	$2.24	$2.60	$2.19	$1.86	$2.00	$1.82	$1.35	$1.16	$1.20
Accumulation unit value at end of period	$2.93	$2.79	$2.24	$2.60	$2.19	$1.86	$2.00	$1.82	$1.35	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	5	27	27	29	41	43	44	45	10	7

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.52	$1.95	$2.29	$2.06	$1.84	$1.97	$1.78	$1.32	$1.13	$1.26
Accumulation unit value at end of period	$2.65	$2.52	$1.95	$2.29	$2.06	$1.84	$1.97	$1.78	$1.32	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	20	32	33	48	50	60	58	56	37	22

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.33	$2.01	$2.35	$2.13	$1.91	$2.00	$1.93	$1.32	$1.14	$1.27
Accumulation unit value at end of period	$2.49	$2.33	$2.01	$2.35	$2.13	$1.91	$2.00	$1.93	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	5	6	6	14	28	22	23	46	23	20

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.19	$1.10	$1.12	$1.08	$1.00	$1.04	$1.02	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.25	$1.19	$1.10	$1.12	$1.08	$1.00	$1.04	$1.02	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	133	133	124	194	179	183	87	146	180	102

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.06	$1.01	$1.01	$1.00	$0.99	$0.99	$0.96	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.09	$1.06	$1.01	$1.01	$1.00	$0.99	$0.99	$0.96	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	63	63	62	74	107	133	133	37	45	1

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.16	$1.08	$1.11	$1.08	$1.06	$1.08	$1.04	$1.09	$1.05	$1.00
Accumulation unit value at end of period	$1.24	$1.16	$1.08	$1.11	$1.08	$1.06	$1.08	$1.04	$1.09	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	44	50	28	17	43	65	85	108	101	7

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.15	$1.17	$1.16	$1.09	$1.13	$1.06	$1.14	$1.10	$1.01
Accumulation unit value at end of period	$1.30	$1.21	$1.15	$1.17	$1.16	$1.09	$1.13	$1.06	$1.14	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	29	29	29	44	32	30	33	67	205	43

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.84	$1.49	$1.60	$1.54	$1.50	$1.54	$1.38	$1.36	$1.06	$1.19
Accumulation unit value at end of period	$1.72	$1.84	$1.49	$1.60	$1.54	$1.50	$1.54	$1.38	$1.36	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	18	44	48	63	67	77	72	63	56	13

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.14	$1.00	$1.21	$0.99	$0.97	$1.03	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.14	$1.00	$1.21	$0.99	$0.97	$1.03	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	13	14	14	14	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.37	$2.61	$2.72	$2.09	$2.01	$1.85	$1.68	$1.32	$1.18	$1.21
Accumulation unit value at end of period	$4.36	$3.37	$2.61	$2.72	$2.09	$2.01	$1.85	$1.68	$1.32	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	33	34	34	31	27	36	38	55	26	18

CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.16	$2.43	$2.50	$1.94	$2.03	$1.95	$1.80	$1.34	$1.20	$1.23
Accumulation unit value at end of period	$4.25	$3.16	$2.43	$2.50	$1.94	$2.03	$1.95	$1.80	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	7	7	8	8	11	11	11	23	9	8

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.63	$2.07	$2.34	$2.03	$1.81	$1.86	$1.72	$1.29	$1.13	$1.15
Accumulation unit value at end of period	$2.68	$2.63	$2.07	$2.34	$2.03	$1.81	$1.86	$1.72	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	57	58	98	100	68	79	86	67	28	12

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    131

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.07	$2.46	$2.44	$1.87	$1.85	$1.77	$1.68	$1.30	$1.18	$1.23
Accumulation unit value at end of period	$5.30	$3.07	$2.46	$2.44	$1.87	$1.85	$1.77	$1.68	$1.30	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	5	5	—	—	4	4	5	8	4	1

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.30	$1.85	$2.08	$1.82	$1.62	$1.80	$1.67	$1.33	$1.19	$1.17
Accumulation unit value at end of period	$2.31	$2.30	$1.85	$2.08	$1.82	$1.62	$1.80	$1.67	$1.33	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	17	18	22	23	25	26	28	32	33	19

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.08	$1.01	$1.03	$1.01	$1.01	$1.03	$1.00	$1.04	$1.03	$1.00
Accumulation unit value at end of period	$1.15	$1.08	$1.01	$1.03	$1.01	$1.01	$1.03	$1.00	$1.04	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	18	18	5	5	6	5	4	56	58	3

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.80	$2.23	$2.52	$2.22	$1.87	$1.90	$1.73	$1.30	$1.13	$1.23
Accumulation unit value at end of period	$2.97	$2.80	$2.23	$2.52	$2.22	$1.87	$1.90	$1.73	$1.30	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	53	60	64	69	58	66	55	59	72	51

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.95	$0.93	$0.94	$0.95	$0.96	$0.98	$0.99	$1.01	$1.01	$1.00
Accumulation unit value at end of period	$0.97	$0.95	$0.93	$0.94	$0.95	$0.96	$0.98	$0.99	$1.01	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	75	81	67	67	66	7	66	52	189	—

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.83	$2.03	$2.14	$1.78	$1.75	$1.83	$1.71	$1.36	$1.19	$1.19
Accumulation unit value at end of period	$3.54	$2.83	$2.03	$2.14	$1.78	$1.75	$1.83	$1.71	$1.36	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	1	5	5	8	9	17	6	7	3	1

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$1.00	$0.89	$1.00	$0.95	$0.92	$1.00	$0.99	$0.99	$1.00	—
Accumulation unit value at end of period	$1.04	$1.00	$0.89	$1.00	$0.95	$0.92	$1.00	$0.99	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	6	23	23	22	21	20	28	37	16	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.75	$2.13	$2.32	$1.94	$1.83	$1.85	$1.69	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$3.53	$2.75	$2.13	$2.32	$1.94	$1.83	$1.85	$1.69	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	66	80	90	144	181	188	186	206	190	62

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.19	$1.80	$2.15	$1.82	$1.65	$1.70	$1.63	$1.22	$1.09	$1.24
Accumulation unit value at end of period	$2.54	$2.19	$1.80	$2.15	$1.82	$1.65	$1.70	$1.63	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	39	41	40	46	72	97	103	121	130	29

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.12	$1.03	$1.08	$1.02	$0.96	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.18	$1.12	$1.03	$1.08	$1.02	$0.96	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	79	97	220	181	—	—	—	—	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.30	$1.14	$1.21	$1.12	$1.00	$1.10	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.29	$1.30	$1.14	$1.21	$1.12	$1.00	$1.10	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	47	80	126	121	66	75	60	59	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$1.99	$1.65	$1.85	$1.73	$1.52	$1.62	$1.54	$1.22	$1.09	$1.12
Accumulation unit value at end of period	$1.86	$1.99	$1.65	$1.85	$1.73	$1.52	$1.62	$1.54	$1.22	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	7	8	9	21	29	44	46	50	43	17

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.57	$2.07	$2.41	$2.22	$1.73	$1.90	$1.92	$1.43	$1.23	$1.30
Accumulation unit value at end of period	$2.66	$2.57	$2.07	$2.41	$2.22	$1.73	$1.90	$1.92	$1.43	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	15	19	20	14	15	15	17	42	25	7

Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.90	$0.84	$0.92	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.94	$0.90	$0.84	$0.92	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14	14	—	10	10	4	4	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.35	$1.82	$2.13	$1.59	$1.62	$1.59	$1.58	$1.27	$1.07	$1.18
Accumulation unit value at end of period	$2.94	$2.35	$1.82	$2.13	$1.59	$1.62	$1.59	$1.58	$1.27	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	38	40	40	43	51	47	43	43	24	31

132    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.95	$1.02	$0.97	$0.93	$0.97	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.05	$1.04	$0.95	$1.02	$0.97	$0.93	$0.97	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	12	31	44	31	11	6	—	—	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.70	$2.18	$2.47	$2.21	$1.91	$2.06	$1.88	$1.36	$1.17	$1.22
Accumulation unit value at end of period	$3.18	$2.70	$2.18	$2.47	$2.21	$1.91	$2.06	$1.88	$1.36	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	22	27	20	20	9	11	12	11	8	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.18	$1.04	$1.13	$1.05	$0.96	$1.02	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.18	$1.04	$1.13	$1.05	$0.96	$1.02	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	50	73	140	168	63	63	93	15	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.25	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	$1.00	—	—
Accumulation unit value at end of period	$1.40	$1.25	$1.04	$1.12	$0.96	$1.00	$1.11	$1.20	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	3	17	18	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.19	$0.99	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.33	$1.19	$0.99	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	328	328	328	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.06	$0.98	$1.01	$1.00	$0.99	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.15	$1.06	$0.98	$1.01	$1.00	$0.99	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	64	64	40	57	56	9	4	—	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.91	$2.19	$2.29	$1.83	$1.85	$1.79	$1.61	$1.26	$1.09	$1.17
Accumulation unit value at end of period	$3.80	$2.91	$2.19	$2.29	$1.83	$1.85	$1.79	$1.61	$1.26	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	27	2	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.42	$1.22	$1.33	$1.12	$1.11	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.41	$1.42	$1.22	$1.33	$1.12	$1.11	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	45	63	229	—	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.24	$1.83	$1.84	$1.64	$1.50	$1.78	$1.61	$1.36	$1.23	$1.17
Accumulation unit value at end of period	$2.33	$2.24	$1.83	$1.84	$1.64	$1.50	$1.78	$1.61	$1.36	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	47	45	50	68	74	86	114	137	125	63

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.81	$2.04	$1.88	$1.38	$1.53	$1.66	$1.66	$1.23	$1.15	$1.26
Accumulation unit value at end of period	$6.96	$2.81	$2.04	$1.88	$1.38	$1.53	$1.66	$1.66	$1.23	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3	8	15	11	7	7	12	18	14	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.52	$2.04	$2.20	$1.90	$1.76	$1.80	$1.66	$1.23	$1.13	$1.18
Accumulation unit value at end of period	$2.96	$2.52	$2.04	$2.20	$1.90	$1.76	$1.80	$1.66	$1.23	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	106	109	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.98	$0.86	$0.94	$0.90	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.04	$0.98	$0.86	$0.94	$0.90	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.32	$1.20	$1.29	$1.16	$1.04	$1.17	$1.18	$1.20	$1.06	$1.06
Accumulation unit value at end of period	$1.40	$1.32	$1.20	$1.29	$1.16	$1.04	$1.17	$1.18	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	55	64	82	79	120	167	234	236	331	159

PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.15	$1.00	$1.08	$0.96	$0.94	$0.96	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.32	$1.15	$1.00	$1.08	$0.96	$0.94	$0.96	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	21	27	27	28	92	127	162	173	121	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.98	$1.01	$0.98	$0.97	$0.98	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.12	$1.05	$0.98	$1.01	$0.98	$0.97	$0.98	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	17	—	130	143	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    133

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.94	$0.93	$0.93	$0.92	$0.98	$0.97	$1.00	—	—
Accumulation unit value at end of period	$0.87	$0.94	$0.94	$0.93	$0.93	$0.92	$0.98	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	14	14	—	53	51	27	—	—	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.95	$0.70	$0.84	$0.77	$0.53	$0.70	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.30	$0.95	$0.70	$0.84	$0.77	$0.53	$0.70	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	12	15	7	7	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.95	$1.63	$1.82	$1.55	$1.49	$1.53	$1.47	$1.24	$1.11	$1.16
Accumulation unit value at end of period	$2.21	$1.95	$1.63	$1.82	$1.55	$1.49	$1.53	$1.47	$1.24	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	1,818	1,877	2,198	2,356	2,526	3,408	3,856	3,725	2,508	2,115

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.28	$1.18	$1.23	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06	$1.05
Accumulation unit value at end of period	$1.38	$1.28	$1.18	$1.23	$1.17	$1.15	$1.17	$1.14	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	2,394	2,395	2,318	3,499	3,569	3,503	5,271	7,706	8,419	4,761

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.10	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.10	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.03	$1.08	$1.02	$1.00	$1.03	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.21	$1.14	$1.03	$1.08	$1.02	$1.00	$1.03	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	3	3	181	181	3	3	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.21	$1.08	$1.15	$1.05	$1.03	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.30	$1.21	$1.08	$1.15	$1.05	$1.03	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	70	72	73	294	319	467	469	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.35	$1.16	$1.28	$1.11	$1.09	$1.15	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.48	$1.35	$1.16	$1.28	$1.11	$1.09	$1.15	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,294	1,129	1,479	951	1,601	1,447	1,291	395	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.37	$1.20	$1.29	$1.15	$1.13	$1.18	$1.14	$1.02	$1.00	—
Accumulation unit value at end of period	$1.48	$1.37	$1.20	$1.29	$1.15	$1.13	$1.18	$1.14	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	2,555	2,785	3,467	3,630	4,213	4,933	4,621	3,802	1,865	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.60	$1.40	$1.51	$1.35	$1.32	$1.35	$1.30	$1.19	$1.09	$1.10
Accumulation unit value at end of period	$1.78	$1.60	$1.40	$1.51	$1.35	$1.32	$1.35	$1.30	$1.19	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	14,219	16,143	17,691	18,633	22,431	23,431	26,340	26,063	27,190	23,508

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.77	$1.51	$1.66	$1.45	$1.40	$1.43	$1.39	$1.21	$1.10	$1.13
Accumulation unit value at end of period	$1.98	$1.77	$1.51	$1.66	$1.45	$1.40	$1.43	$1.39	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	3,564	4,326	5,443	6,551	8,536	10,146	9,617	10,786	9,749	7,580

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.43	$1.28	$1.36	$1.26	$1.23	$1.25	$1.21	$1.15	$1.08	$1.07
Accumulation unit value at end of period	$1.56	$1.43	$1.28	$1.36	$1.26	$1.23	$1.25	$1.21	$1.15	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	5,065	4,499	5,080	6,459	7,366	6,822	7,810	9,673	8,976	5,698

Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.13	$1.06	$1.08	$1.07	$1.06	$1.07	$1.04	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.20	$1.13	$1.06	$1.08	$1.07	$1.06	$1.07	$1.04	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	14	24	24	29	64	72	92	102	85	—

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.33	$1.88	$2.08	$1.76	$1.63	$1.66	$1.51	$1.20	$1.10	$1.16
Accumulation unit value at end of period	$2.68	$2.33	$1.88	$2.08	$1.76	$1.63	$1.66	$1.51	$1.20	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	4	4	8	9	9	9	5	6	52	32

134    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.65% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.38	$1.18	$1.44	$1.20	$1.27	$1.29	$1.42	$1.19	$1.00	$1.17
Accumulation unit value at end of period	$1.51	$1.38	$1.18	$1.44	$1.20	$1.27	$1.29	$1.42	$1.19	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	10	10	—	—	—	—	—	—	6	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.54	$1.24	$1.56	$1.25	$1.32	$1.38	$1.40	$1.20	$1.06	$1.16
Accumulation unit value at end of period	$1.86	$1.54	$1.24	$1.56	$1.25	$1.32	$1.38	$1.40	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	23	24	41	42	38	80	33	25	14	8

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.23	$1.10	$1.36	$1.10	$1.04	$1.14	$1.26	$1.07	$0.93	$1.18
Accumulation unit value at end of period	$1.16	$1.23	$1.10	$1.36	$1.10	$1.04	$1.14	$1.26	$1.07	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	10	10	21	31	32	23	8	6	39	33

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.34	$1.96	$2.10	$1.80	$1.72	$1.85	$1.89	$1.37	$1.26	$1.29
Accumulation unit value at end of period	$3.18	$2.34	$1.96	$2.10	$1.80	$1.72	$1.85	$1.89	$1.37	$1.26
Number of accumulation units outstanding at end of period (000 omitted)	10	6	6	6	6	6	6	1	1	1

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.97	$1.67	$1.97	$1.87	$1.52	$1.71	$1.70	$1.29	$1.15	$1.23
Accumulation unit value at end of period	$2.01	$1.97	$1.67	$1.97	$1.87	$1.52	$1.71	$1.70	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	8	16	9	2

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.20	$1.06	$1.10	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.25	$1.20	$1.06	$1.10	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	100	104	2	—	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.34	$1.14	$1.20	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.39	$1.34	$1.14	$1.20	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	1,254	1,390	1,046	1,220	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.27	$1.10	$1.15	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.32	$1.27	$1.10	$1.15	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	585	668	360	130	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.66	$2.06	$2.25	$1.90	$1.72	$1.81	$1.66	$1.29	$1.14	$1.23
Accumulation unit value at end of period	$3.17	$2.66	$2.06	$2.25	$1.90	$1.72	$1.81	$1.66	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	17	17	18	19	60	82	105	131	132	27

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.78	$2.26	$2.27	$1.83	$1.73	$1.81	$1.88	$1.27	$1.20	$1.28
Accumulation unit value at end of period	$4.31	$2.78	$2.26	$2.27	$1.83	$1.73	$1.81	$1.88	$1.27	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	7	7	8	10	15	25	26	35	33	7

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.03	$1.09	$1.02	$0.90	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.22	$1.16	$1.03	$1.09	$1.02	$0.90	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	10	12	9	9	9	8	—	—
Variable account charges of 1.80% of the daily net assets of the variable account.
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
AB VPS Dynamic Asset Allocation Portfolio (Class B) (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.09	$1.20	$1.07	$1.05	$1.08	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.27	$1.24	$1.09	$1.20	$1.07	$1.05	$1.08	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

AB VPS Large Cap Growth Portfolio (Class B) (7/19/2010)
Accumulation unit value at beginning of period	$3.68	$2.79	$2.78	$2.15	$2.14	$1.96	$1.76	$1.30	$1.14	$1.20
Accumulation unit value at end of period	$4.89	$3.68	$2.79	$2.78	$2.15	$2.14	$1.96	$1.76	$1.30	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	12	10	10	11	10	10	—	—	—	13

ALPS/Alerian Energy Infrastructure Portfolio: Class III (4/30/2013)
Accumulation unit value at beginning of period	$0.90	$0.76	$0.96	$0.98	$0.71	$1.16	$1.06	$1.00	—	—
Accumulation unit value at end of period	$0.66	$0.90	$0.76	$0.96	$0.98	$0.71	$1.16	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	48	48	48	48	50	55	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    135

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
American Century VP Value, Class II (7/19/2010)
Accumulation unit value at beginning of period	$2.43	$1.95	$2.19	$2.05	$1.74	$1.84	$1.66	$1.29	$1.15	$1.16
Accumulation unit value at end of period	$2.41	$2.43	$1.95	$2.19	$2.05	$1.74	$1.84	$1.66	$1.29	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	17	17	17	18	36	36	37	60	6	6

BlackRock Global Allocation V.I. Fund (Class III) (4/30/2012)
Accumulation unit value at beginning of period	$1.34	$1.16	$1.27	$1.14	$1.12	$1.15	$1.15	$1.02	$1.00	—
Accumulation unit value at end of period	$1.59	$1.34	$1.16	$1.27	$1.14	$1.12	$1.15	$1.15	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	67	74	88	89	56	44	—

Columbia Variable Portfolio – Balanced Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.17	$1.80	$1.95	$1.73	$1.66	$1.66	$1.53	$1.28	$1.14	$1.14
Accumulation unit value at end of period	$2.51	$2.17	$1.80	$1.95	$1.73	$1.66	$1.66	$1.53	$1.28	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	26	21	73	165	229	68	104	152	—	—

Columbia Variable Portfolio – Commodity Strategy Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$0.52	$0.49	$0.59	$0.59	$0.53	$0.71	$0.92	$1.00	—	—
Accumulation unit value at end of period	$0.51	$0.52	$0.49	$0.59	$0.59	$0.53	$0.71	$0.92	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Contrarian Core Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.99	$1.53	$1.71	$1.43	$1.35	$1.34	$1.21	$1.00	—	—
Accumulation unit value at end of period	$2.39	$1.99	$1.53	$1.71	$1.43	$1.35	$1.34	$1.21	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	25	25	6	—	—	—

Columbia Variable Portfolio – Disciplined Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.02	$2.47	$2.62	$2.15	$2.03	$2.05	$1.82	$1.39	$1.24	$1.20
Accumulation unit value at end of period	$3.38	$3.02	$2.47	$2.62	$2.15	$2.03	$2.05	$1.82	$1.39	$1.24
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	3	3	—	—

Columbia Variable Portfolio – Dividend Opportunity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.25	$1.85	$2.00	$1.79	$1.60	$1.68	$1.56	$1.25	$1.12	$1.20
Accumulation unit value at end of period	$2.23	$2.25	$1.85	$2.00	$1.79	$1.60	$1.68	$1.56	$1.25	$1.12
Number of accumulation units outstanding at end of period (000 omitted)	4	4	20	20	61	48	88	96	28	6

Columbia Variable Portfolio – Emerging Markets Bond Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.94	$1.04	$0.95	$0.87	$0.90	$0.90	$1.00	—	—
Accumulation unit value at end of period	$1.09	$1.04	$0.94	$1.04	$0.95	$0.87	$0.90	$0.90	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Emerging Markets Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.35	$1.05	$1.36	$0.94	$0.92	$1.03	$1.07	$1.11	$0.94	$1.21
Accumulation unit value at end of period	$1.77	$1.35	$1.05	$1.36	$0.94	$0.92	$1.03	$1.07	$1.11	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	7	7	19	64	14	14	15	20	7	4

Columbia Variable Portfolio – Global Strategic Income Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.93	$0.85	$0.92	$0.89	$0.92	$0.99	$1.01	$1.11	$1.06	$1.04
Accumulation unit value at end of period	$0.96	$0.93	$0.85	$0.92	$0.89	$0.92	$0.99	$1.01	$1.11	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	6	6	8	8	8	8	62	66	11	7

Columbia Variable Portfolio – Government Money Market Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.87	$0.87	$0.88	$0.89	$0.91	$0.92	$0.94	$0.96	$0.97	$0.99
Accumulation unit value at end of period	$0.86	$0.87	$0.87	$0.88	$0.89	$0.91	$0.92	$0.94	$0.96	$0.97
Number of accumulation units outstanding at end of period (000 omitted)	16	16	27	3	9	22	42	59	27	8

Columbia Variable Portfolio – High Yield Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.60	$1.40	$1.48	$1.42	$1.30	$1.34	$1.32	$1.27	$1.11	$1.08
Accumulation unit value at end of period	$1.67	$1.60	$1.40	$1.48	$1.42	$1.30	$1.34	$1.32	$1.27	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	16	16	17	40	17	23	73	72	19	14

Columbia Variable Portfolio – Income Opportunities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.56	$1.37	$1.45	$1.39	$1.28	$1.32	$1.29	$1.25	$1.11	$1.07
Accumulation unit value at end of period	$1.62	$1.56	$1.37	$1.45	$1.39	$1.28	$1.32	$1.29	$1.25	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	25	25	25	32	5	5	9	50	—	—

Columbia Variable Portfolio – Intermediate Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.20	$1.12	$1.14	$1.12	$1.09	$1.11	$1.07	$1.12	$1.06	$1.01
Accumulation unit value at end of period	$1.32	$1.20	$1.12	$1.14	$1.12	$1.09	$1.11	$1.07	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	249	249	2	13	14	15	58	75	147	26

Columbia Variable Portfolio – Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.21	$2.41	$2.56	$2.04	$2.06	$1.93	$1.72	$1.35	$1.14	$1.20
Accumulation unit value at end of period	$4.24	$3.21	$2.41	$2.56	$2.04	$2.06	$1.93	$1.72	$1.35	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	3	3	3	3	3	3	3	3	—	—

136    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Columbia Variable Portfolio – Large Cap Index Fund (Class 3) (7/19/2010)
Accumulation unit value at beginning of period	$2.97	$2.31	$2.47	$2.07	$1.89	$1.91	$1.72	$1.33	$1.17	$1.17
Accumulation unit value at end of period	$3.44	$2.97	$2.31	$2.47	$2.07	$1.89	$1.91	$1.72	$1.33	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	—	—	6	5	5	3	2	1	—	—

Columbia Variable Portfolio – Limited Duration Credit Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.06	$1.00	$1.02	$1.02	$0.99	$1.03	$1.05	$1.05	$1.01	$1.01
Accumulation unit value at end of period	$1.10	$1.06	$1.00	$1.02	$1.02	$0.99	$1.03	$1.05	$1.05	$1.01
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	29	73	9	5

Columbia Variable Portfolio – Long Government/Credit Bond Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.15	$0.98	$1.06	$0.97	$0.96	$0.98	$0.95	$1.00	—	—
Accumulation unit value at end of period	$1.32	$1.15	$0.98	$1.06	$0.97	$0.96	$0.98	$0.95	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.40	$1.81	$1.94	$1.61	$1.61	$1.56	$1.48	$1.15	$1.05	$1.27
Accumulation unit value at end of period	$3.19	$2.40	$1.81	$1.94	$1.61	$1.61	$1.56	$1.48	$1.15	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Columbia Variable Portfolio – Overseas Core Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.51	$1.23	$1.50	$1.20	$1.31	$1.27	$1.41	$1.18	$1.02	$1.19
Accumulation unit value at end of period	$1.61	$1.51	$1.23	$1.50	$1.20	$1.31	$1.27	$1.41	$1.18	$1.02
Number of accumulation units outstanding at end of period (000 omitted)	1	1	10	8	7	—	—	25	23	—

Columbia Variable Portfolio – Select Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.75	$2.21	$2.57	$2.17	$1.85	$1.98	$1.82	$1.34	$1.16	$1.20
Accumulation unit value at end of period	$2.88	$2.75	$2.21	$2.57	$2.17	$1.85	$1.98	$1.82	$1.34	$1.16
Number of accumulation units outstanding at end of period (000 omitted)	—	—	41	68	68	78	74	59	—	—

Columbia Variable Portfolio – Select Mid Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$1.92	$2.27	$2.04	$1.82	$1.95	$1.77	$1.31	$1.13	$1.26
Accumulation unit value at end of period	$2.61	$2.48	$1.92	$2.27	$2.04	$1.82	$1.95	$1.77	$1.31	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	28	28	50	55	57	60	20	—

Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.29	$1.99	$2.32	$2.11	$1.89	$1.99	$1.92	$1.32	$1.14	$1.27
Accumulation unit value at end of period	$2.45	$2.29	$1.99	$2.32	$2.11	$1.89	$1.99	$1.92	$1.32	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	7	30	32	35	23	15	15	—

Columbia Variable Portfolio – Strategic Income Fund (Class 2) (4/29/2011)
Accumulation unit value at beginning of period	$1.17	$1.08	$1.11	$1.07	$1.00	$1.03	$1.02	$1.04	$0.94	$1.00
Accumulation unit value at end of period	$1.23	$1.17	$1.08	$1.11	$1.07	$1.00	$1.03	$1.02	$1.04	$0.94
Number of accumulation units outstanding at end of period (000 omitted)	11	17	17	17	18	18	19	23	8	1

Columbia Variable Portfolio – U.S. Government Mortgage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.04	$1.00	$1.00	$0.99	$0.98	$0.99	$0.95	$0.99	$0.99	$1.00
Accumulation unit value at end of period	$1.07	$1.04	$1.00	$1.00	$0.99	$0.98	$0.99	$0.95	$0.99	$0.99
Number of accumulation units outstanding at end of period (000 omitted)	1	1	7	8	11	3	3	3	395	31

CTIVP ® – American Century Diversified Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.15	$1.07	$1.10	$1.07	$1.05	$1.07	$1.03	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.22	$1.15	$1.07	$1.10	$1.07	$1.05	$1.07	$1.03	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	1	2	15	24	16	26	3	7	6	—

CTIVP ® – BlackRock Global Inflation-Protected Securities Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.20	$1.13	$1.16	$1.15	$1.08	$1.12	$1.05	$1.13	$1.09	$1.01
Accumulation unit value at end of period	$1.28	$1.20	$1.13	$1.16	$1.15	$1.08	$1.12	$1.05	$1.13	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1	1	21	37	38	40	21	23	24	18

CTIVP ® – CenterSquare Real Estate Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.82	$1.47	$1.59	$1.53	$1.48	$1.53	$1.37	$1.35	$1.06	$1.19
Accumulation unit value at end of period	$1.69	$1.82	$1.47	$1.59	$1.53	$1.48	$1.53	$1.37	$1.35	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	1	1	9	10	7	5	15	35	4	1

CTIVP ® – Lazard International Equity Advantage Fund (Class 2) (4/30/2013)
Accumulation unit value at beginning of period	$1.13	$0.99	$1.20	$0.99	$0.97	$1.02	$1.05	$1.00	—	—
Accumulation unit value at end of period	$1.16	$1.13	$0.99	$1.20	$0.99	$0.97	$1.02	$1.05	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	48	—	—	—	—	—	—

CTIVP ® – Loomis Sayles Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.32	$2.57	$2.69	$2.07	$1.99	$1.84	$1.67	$1.31	$1.17	$1.21
Accumulation unit value at end of period	$4.30	$3.32	$2.57	$2.69	$2.07	$1.99	$1.84	$1.67	$1.31	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	1	1	2	18	1	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    137

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
CTIVP ® – Los Angeles Capital Large Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.12	$2.40	$2.47	$1.93	$2.01	$1.94	$1.79	$1.34	$1.20	$1.23
Accumulation unit value at end of period	$4.19	$3.12	$2.40	$2.47	$1.93	$2.01	$1.94	$1.79	$1.34	$1.20
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	41	45	—	—

CTIVP ® – MFS® Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.60	$2.04	$2.31	$2.01	$1.80	$1.85	$1.71	$1.28	$1.13	$1.15
Accumulation unit value at end of period	$2.63	$2.60	$2.04	$2.31	$2.01	$1.80	$1.85	$1.71	$1.28	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	18	18	23	1	—	—

CTIVP ® – Morgan Stanley Advantage Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$3.03	$2.43	$2.41	$1.86	$1.83	$1.75	$1.67	$1.30	$1.18	$1.23
Accumulation unit value at end of period	$5.22	$3.03	$2.43	$2.41	$1.86	$1.83	$1.75	$1.67	$1.30	$1.18
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	20	20	21	43	24	5

CTIVP ® – T. Rowe Price Large Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.26	$1.83	$2.05	$1.80	$1.61	$1.79	$1.66	$1.33	$1.19	$1.17
Accumulation unit value at end of period	$2.28	$2.26	$1.83	$2.05	$1.80	$1.61	$1.79	$1.66	$1.33	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

CTIVP ® – TCW Core Plus Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.07	$1.00	$1.02	$1.01	$1.00	$1.02	$0.99	$1.03	$1.03	$1.00
Accumulation unit value at end of period	$1.14	$1.07	$1.00	$1.02	$1.01	$1.00	$1.02	$0.99	$1.03	$1.03
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	23	25	27	29	31	33	—

CTIVP ® – Victory Sycamore Established Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.76	$2.20	$2.50	$2.20	$1.86	$1.89	$1.72	$1.29	$1.13	$1.23
Accumulation unit value at end of period	$2.93	$2.76	$2.20	$2.50	$2.20	$1.86	$1.89	$1.72	$1.29	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	20	20	18	—	—	—	—	—

CTIVP ® – Wells Fargo Short Duration Government Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$0.94	$0.92	$0.93	$0.94	$0.95	$0.97	$0.98	$1.00	$1.00	$1.00
Accumulation unit value at end of period	$0.95	$0.94	$0.92	$0.93	$0.94	$0.95	$0.97	$0.98	$1.00	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	11	11	12	12	12	12	18	23	12	7

CTIVP ® – Westfield Mid Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.79	$2.01	$2.12	$1.76	$1.73	$1.82	$1.70	$1.35	$1.19	$1.19
Accumulation unit value at end of period	$3.49	$2.79	$2.01	$2.12	$1.76	$1.73	$1.82	$1.70	$1.35	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	21	50	54	—	4

DWS Alternative Asset Allocation VIP, Class B (4/30/2012)
Accumulation unit value at beginning of period	$0.99	$0.88	$0.99	$0.94	$0.92	$1.00	$0.98	$0.99	$1.00	—
Accumulation unit value at end of period	$1.03	$0.99	$0.88	$0.99	$0.94	$0.92	$1.00	$0.98	$0.99	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	80	80	—	—

Fidelity ® VIP ContrafundSM Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.71	$2.11	$2.30	$1.92	$1.82	$1.84	$1.68	$1.31	$1.15	$1.20
Accumulation unit value at end of period	$3.47	$2.71	$2.11	$2.30	$1.92	$1.82	$1.84	$1.68	$1.31	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	4	4	5	22	43	47	63	53	19	—

Fidelity ® VIP Mid Cap Portfolio Service Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.16	$1.78	$2.13	$1.80	$1.64	$1.69	$1.63	$1.22	$1.08	$1.24
Accumulation unit value at end of period	$2.50	$2.16	$1.78	$2.13	$1.80	$1.64	$1.69	$1.63	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	9	9	29	27	31	49	30	7

Fidelity ® VIP Strategic Income Portfolio Service Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.11	$1.02	$1.07	$1.01	$0.96	$0.99	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.17	$1.11	$1.02	$1.07	$1.01	$0.96	$0.99	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	6	25	—	—	—

Franklin Income VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$1.29	$1.13	$1.20	$1.12	$1.00	$1.09	$1.06	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.29	$1.13	$1.20	$1.12	$1.00	$1.09	$1.06	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	20	40	47	96	25	—	—

Franklin Mutual Shares VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$1.96	$1.63	$1.83	$1.72	$1.50	$1.61	$1.53	$1.22	$1.08	$1.12
Accumulation unit value at end of period	$1.83	$1.96	$1.63	$1.83	$1.72	$1.50	$1.61	$1.53	$1.22	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	—	—	28	28	50	50	109	114	21	—

Franklin Small Cap Value VIP Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.53	$2.04	$2.39	$2.20	$1.72	$1.89	$1.91	$1.43	$1.23	$1.30
Accumulation unit value at end of period	$2.62	$2.53	$2.04	$2.39	$2.20	$1.72	$1.89	$1.91	$1.43	$1.23
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	4	3	3	2

138    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Shares (6/30/2014)
Accumulation unit value at beginning of period	$0.89	$0.83	$0.91	$0.89	$0.90	$0.96	$1.00	—	—	—
Accumulation unit value at end of period	$0.93	$0.89	$0.83	$0.91	$0.89	$0.90	$0.96	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Invesco Oppenheimer V.I. Global Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.32	$1.80	$2.11	$1.58	$1.61	$1.58	$1.58	$1.26	$1.06	$1.18
Accumulation unit value at end of period	$2.90	$2.32	$1.80	$2.11	$1.58	$1.61	$1.58	$1.58	$1.26	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	14	14	29	29	29	29	—	—	1	10

Invesco Oppenheimer V.I. Global Strategic Income Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.04	$1.03	$0.95	$1.01	$0.97	$0.93	$0.97	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	134	—	—

Invesco Oppenheimer V.I. Main Street Small Cap Fund, Series II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.66	$2.15	$2.44	$2.18	$1.89	$2.05	$1.87	$1.35	$1.17	$1.22
Accumulation unit value at end of period	$3.13	$2.66	$2.15	$2.44	$2.18	$1.89	$2.05	$1.87	$1.35	$1.17
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	1	1	2	17	3	—

Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.16	$1.03	$1.13	$1.04	$0.95	$1.01	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.26	$1.16	$1.03	$1.13	$1.04	$0.95	$1.01	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	26	26	26	26	—	—

Ivy VIP Asset Strategy, Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.24	$1.03	$1.11	$0.96	$1.00	$1.11	$1.19	$1.00	—	—
Accumulation unit value at end of period	$1.38	$1.24	$1.03	$1.11	$0.96	$1.00	$1.11	$1.19	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	70	78	—	—

Janus Henderson VIT Balanced Portfolio: Service Shares (4/27/2018)
Accumulation unit value at beginning of period	$1.18	$0.98	$1.00	—	—	—	—	—	—	—
Accumulation unit value at end of period	$1.32	$1.18	$0.98	—	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	6	6	6	—	—	—	—	—	—	—

Janus Henderson VIT Flexible Bond Portfolio: Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.05	$0.97	$1.01	$0.99	$0.99	$1.00	$0.98	$1.00	—	—
Accumulation unit value at end of period	$1.13	$1.05	$0.97	$1.01	$0.99	$0.99	$1.00	$0.98	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	30	26	35	42	47	—	—

Janus Henderson VIT Research Portfolio: Service Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.87	$2.16	$2.26	$1.81	$1.84	$1.78	$1.61	$1.26	$1.08	$1.17
Accumulation unit value at end of period	$3.74	$2.87	$2.16	$2.26	$1.81	$1.84	$1.78	$1.61	$1.26	$1.08
Number of accumulation units outstanding at end of period (000 omitted)	4	4	4	5	4	4	4	4	—	—

Lazard Retirement Global Dynamic Multi-Asset Portfolio – Service Shares (4/29/2013)
Accumulation unit value at beginning of period	$1.40	$1.21	$1.32	$1.12	$1.10	$1.13	$1.12	$1.00	—	—
Accumulation unit value at end of period	$1.39	$1.40	$1.21	$1.32	$1.12	$1.10	$1.13	$1.12	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	38	39	50	49	—	—	—

MFS ® Utilities Series – Service Class (7/19/2010)
Accumulation unit value at beginning of period	$2.21	$1.81	$1.82	$1.62	$1.48	$1.77	$1.61	$1.36	$1.22	$1.17
Accumulation unit value at end of period	$2.30	$2.21	$1.81	$1.82	$1.62	$1.48	$1.77	$1.61	$1.36	$1.22
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	33	46	49	43	38	19	—

Morgan Stanley VIF Discovery Portfolio, Class II Shares (7/19/2010)
Accumulation unit value at beginning of period	$2.77	$2.01	$1.86	$1.36	$1.52	$1.65	$1.65	$1.22	$1.15	$1.26
Accumulation unit value at end of period	$6.85	$2.77	$2.01	$1.86	$1.36	$1.52	$1.65	$1.65	$1.22	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	38	42	50	27	1	—	—

Neuberger Berman AMT Sustainable Equity Portfolio (Class S) (7/19/2010)
Accumulation unit value at beginning of period	$2.48	$2.01	$2.18	$1.88	$1.74	$1.79	$1.65	$1.22	$1.13	$1.18
Accumulation unit value at end of period	$2.91	$2.48	$2.01	$2.18	$1.88	$1.74	$1.79	$1.65	$1.22	$1.13
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	15	15	19	23	—	—	—

Neuberger Berman AMT U.S. Equity Index PutWrite Strategy Portfolio (Class S) (6/30/2014)
Accumulation unit value at beginning of period	$0.97	$0.86	$0.94	$0.89	$0.92	$0.98	$1.00	—	—	—
Accumulation unit value at end of period	$1.03	$0.97	$0.86	$0.94	$0.89	$0.92	$0.98	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	11	12	13	14	—	—	—

PIMCO VIT All Asset Portfolio, Advisor Class (7/19/2010)
Accumulation unit value at beginning of period	$1.30	$1.19	$1.28	$1.15	$1.03	$1.16	$1.17	$1.19	$1.06	$1.06
Accumulation unit value at end of period	$1.38	$1.30	$1.19	$1.28	$1.15	$1.03	$1.16	$1.17	$1.19	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	16	—	5	5	—	133	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    139

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
PIMCO VIT Global Managed Asset Allocation Portfolio, Advisor Class (4/30/2012)
Accumulation unit value at beginning of period	$1.14	$0.99	$1.07	$0.95	$0.93	$0.95	$0.93	$1.03	$1.00	—
Accumulation unit value at end of period	$1.30	$1.14	$0.99	$1.07	$0.95	$0.93	$0.95	$0.93	$1.03	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

PIMCO VIT Total Return Portfolio, Advisor Class (4/29/2013)
Accumulation unit value at beginning of period	$1.04	$0.97	$1.00	$0.97	$0.96	$0.98	$0.96	$1.00	—	—
Accumulation unit value at end of period	$1.10	$1.04	$0.97	$1.00	$0.97	$0.96	$0.98	$0.96	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Templeton Global Bond VIP Fund – Class 2 (4/29/2013)
Accumulation unit value at beginning of period	$0.93	$0.93	$0.93	$0.93	$0.92	$0.97	$0.97	$1.00	—	—
Accumulation unit value at end of period	$0.86	$0.93	$0.93	$0.93	$0.93	$0.92	$0.97	$0.97	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	33	30	37	40	—	—	—

VanEck VIP Global Gold Fund (Class S Shares) (4/29/2013)
Accumulation unit value at beginning of period	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	$1.00	—	—
Accumulation unit value at end of period	$1.28	$0.94	$0.69	$0.83	$0.76	$0.52	$0.70	$0.76	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	5	5	2	—	—	—	—	—

Variable Portfolio – Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.93	$1.61	$1.80	$1.54	$1.48	$1.52	$1.46	$1.23	$1.11	$1.16
Accumulation unit value at end of period	$2.18	$1.93	$1.61	$1.80	$1.54	$1.48	$1.52	$1.46	$1.23	$1.11
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	57	81	82	9

Variable Portfolio – Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.26	$1.16	$1.22	$1.15	$1.14	$1.16	$1.13	$1.12	$1.06	$1.05
Accumulation unit value at end of period	$1.36	$1.26	$1.16	$1.22	$1.15	$1.14	$1.16	$1.13	$1.12	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	780	757	1,033	1,112	1,670	1,748	1,743	1,789	1,213	494

Variable Portfolio – Managed Risk Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.09	$0.96	$1.03	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.16	$1.09	$0.96	$1.03	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	15	15	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Risk U.S. Fund (Class 2) (9/18/2017)
Accumulation unit value at beginning of period	$1.15	$0.99	$1.04	$1.00	—	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.15	$0.99	$1.04	—	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.13	$1.03	$1.07	$1.01	$1.00	$1.03	$1.00	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.13	$1.03	$1.07	$1.01	$1.00	$1.03	$1.00	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Conservative Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.20	$1.07	$1.14	$1.04	$1.03	$1.07	$1.04	$1.00	—	—
Accumulation unit value at end of period	$1.28	$1.20	$1.07	$1.14	$1.04	$1.03	$1.07	$1.04	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	221	16	26	26	—	—	—	—

Variable Portfolio – Managed Volatility Growth Fund (Class 2) (4/29/2013)
Accumulation unit value at beginning of period	$1.34	$1.15	$1.27	$1.10	$1.09	$1.14	$1.11	$1.00	—	—
Accumulation unit value at end of period	$1.46	$1.34	$1.15	$1.27	$1.10	$1.09	$1.14	$1.11	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

Variable Portfolio – Managed Volatility Moderate Growth Fund (Class 2) (4/30/2012)
Accumulation unit value at beginning of period	$1.35	$1.18	$1.28	$1.14	$1.12	$1.17	$1.14	$1.02	$1.00	—
Accumulation unit value at end of period	$1.46	$1.35	$1.18	$1.28	$1.14	$1.12	$1.17	$1.14	$1.02	—
Number of accumulation units outstanding at end of period (000 omitted)	21	203	9	9	79	102	63	66	10	—

Variable Portfolio – Moderate Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.58	$1.38	$1.49	$1.34	$1.31	$1.34	$1.30	$1.18	$1.09	$1.10
Accumulation unit value at end of period	$1.75	$1.58	$1.38	$1.49	$1.34	$1.31	$1.34	$1.30	$1.18	$1.09
Number of accumulation units outstanding at end of period (000 omitted)	1,169	942	1,194	736	721	1,582	1,703	1,885	1,235	430

Variable Portfolio – Moderately Aggressive Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.74	$1.49	$1.64	$1.43	$1.39	$1.42	$1.38	$1.21	$1.10	$1.13
Accumulation unit value at end of period	$1.95	$1.74	$1.49	$1.64	$1.43	$1.39	$1.42	$1.38	$1.21	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	16	318	347	389	423	423	629	698	572	177

Variable Portfolio – Moderately Conservative Portfolio (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.41	$1.26	$1.34	$1.24	$1.22	$1.24	$1.21	$1.15	$1.07	$1.07
Accumulation unit value at end of period	$1.54	$1.41	$1.26	$1.34	$1.24	$1.22	$1.24	$1.21	$1.15	$1.07
Number of accumulation units outstanding at end of period (000 omitted)	595	539	567	1,655	1,603	1,639	1,671	2,005	1,751	745

140    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

Variable account charges of 1.80% of the daily net assets of the variable account. (continued)
Year ended December 31,	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011
Variable Portfolio – Partners Core Bond Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.12	$1.05	$1.07	$1.06	$1.05	$1.07	$1.03	$1.08	$1.05	$1.00
Accumulation unit value at end of period	$1.18	$1.12	$1.05	$1.07	$1.06	$1.05	$1.07	$1.03	$1.08	$1.05
Number of accumulation units outstanding at end of period (000 omitted)	—	—	2	2	2	3	9	62	22	21

Variable Portfolio – Partners Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.30	$1.86	$2.06	$1.74	$1.62	$1.65	$1.50	$1.19	$1.10	$1.16
Accumulation unit value at end of period	$2.64	$2.30	$1.86	$2.06	$1.74	$1.62	$1.65	$1.50	$1.19	$1.10
Number of accumulation units outstanding at end of period (000 omitted)	7	7	31	31	31	31	43	47	—	—

Variable Portfolio – Partners International Core Equity Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.36	$1.17	$1.43	$1.19	$1.26	$1.29	$1.41	$1.18	$1.00	$1.17
Accumulation unit value at end of period	$1.48	$1.36	$1.17	$1.43	$1.19	$1.26	$1.29	$1.41	$1.18	$1.00
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	—	1	—	—	—	—	—

Variable Portfolio – Partners International Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.52	$1.23	$1.54	$1.24	$1.31	$1.37	$1.40	$1.20	$1.06	$1.16
Accumulation unit value at end of period	$1.83	$1.52	$1.23	$1.54	$1.24	$1.31	$1.37	$1.40	$1.20	$1.06
Number of accumulation units outstanding at end of period (000 omitted)	—	1	1	21	23	27	35	10	10	9

Variable Portfolio – Partners International Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.21	$1.09	$1.34	$1.09	$1.03	$1.13	$1.25	$1.06	$0.93	$1.18
Accumulation unit value at end of period	$1.14	$1.21	$1.09	$1.34	$1.09	$1.03	$1.13	$1.25	$1.06	$0.93
Number of accumulation units outstanding at end of period (000 omitted)	1	1	1	—	1	1	4	—	1	—

Variable Portfolio – Partners Small Cap Growth Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$2.30	$1.94	$2.08	$1.78	$1.71	$1.84	$1.88	$1.37	$1.25	$1.29
Accumulation unit value at end of period	$3.13	$2.30	$1.94	$2.08	$1.78	$1.71	$1.84	$1.88	$1.37	$1.25
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	13	13	—	—

Variable Portfolio – Partners Small Cap Value Fund (Class 2) (7/19/2010)
Accumulation unit value at beginning of period	$1.94	$1.65	$1.95	$1.86	$1.51	$1.70	$1.69	$1.28	$1.15	$1.23
Accumulation unit value at end of period	$1.98	$1.94	$1.65	$1.95	$1.86	$1.51	$1.70	$1.69	$1.28	$1.15
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	4	4	4

Variable Portfolio – U.S. Flexible Conservative Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.19	$1.06	$1.10	$1.00	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.24	$1.19	$1.06	$1.10	$1.00	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	19	19	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.34	$1.13	$1.20	$1.03	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.38	$1.34	$1.13	$1.20	$1.03	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	50	53	44	47	—	—	—	—	—	—

Variable Portfolio – U.S. Flexible Moderate Growth Fund (Class 2) (11/14/2016)
Accumulation unit value at beginning of period	$1.26	$1.09	$1.15	$1.02	$1.00	—	—	—	—	—
Accumulation unit value at end of period	$1.31	$1.26	$1.09	$1.15	$1.02	—	—	—	—	—
Number of accumulation units outstanding at end of period (000 omitted)	13	13	18	18	—	—	—	—	—	—

Wells Fargo VT Opportunity Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.62	$2.03	$2.23	$1.88	$1.71	$1.80	$1.66	$1.29	$1.14	$1.23
Accumulation unit value at end of period	$3.12	$2.62	$2.03	$2.23	$1.88	$1.71	$1.80	$1.66	$1.29	$1.14
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	1	—	—	2	24	6	6

Wells Fargo VT Small Cap Growth Fund – Class 2 (7/19/2010)
Accumulation unit value at beginning of period	$2.74	$2.23	$2.24	$1.82	$1.72	$1.80	$1.87	$1.27	$1.19	$1.27
Accumulation unit value at end of period	$4.24	$2.74	$2.23	$2.24	$1.82	$1.72	$1.80	$1.87	$1.27	$1.19
Number of accumulation units outstanding at end of period (000 omitted)	—	—	24	25	24	24	26	40	15	1

Western Asset Variable Global High Yield Bond Portfolio – Class II (4/29/2013)
Accumulation unit value at beginning of period	$1.14	$1.02	$1.09	$1.02	$0.90	$0.98	$1.01	$1.00	—	—
Accumulation unit value at end of period	$1.20	$1.14	$1.02	$1.09	$1.02	$0.90	$0.98	$1.01	—	—
Number of accumulation units outstanding at end of period (000 omitted)	—	—	—	—	—	—	—	—	—	—

RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus    141

Table of Contents of the Statement of Additional Information
Calculating Annuity Payouts	p. 3
Rating Agencies	p. 4
Principal Underwriter	p. 4
Service Providers	p. 4
Custodian	p. 5
Independent Registered Public Accounting Firm	p. 5
Condensed Financial Information (Unaudited)	p. 6
Financial Statements

142    RiverSource RAVA 5 Advantage / RAVA 5 Select / RAVA 5 Access Variable Annuity — Prospectus

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